Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-148403-2

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 29, 2008)

Banc of America Funding Corporation Depositor	Banc of America Funding 2008–R3 Trust Issuing Entity
Banc of America Securities LLC Sponsor

$43,619,615 (Approximate)
Mortgage Certificate-Backed Certificates, Series 2008-R3
Principal and/or interest payable monthly, beginning in January 2009

You should carefully consider the “Risk Factors” beginning on page S-19 of this prospectus supplement.
None of the Offered Certificates, the Mortgage Certificates or the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality.
The Offered Certificates represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.
This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.  Please read both documents carefully to understand the risks associated with these investments.

The Issuing Entity will Issue —
•  Three groups consisting of thirteen classes of Certificates, including three classes of exchangeable certificates.
    •  The classes of Offered Certificates are listed in the table on page S-6.
    The Assets of the Issuing Entity will Consist Primarily of —
    •  All or a portion of three classes of previously issued senior mortgage pass-through certificates, each of which represents a senior interest in a pool of mortgage loans.
Credit Enhancement will Consist of —
    •  The credit enhancement provided to each underlying senior mortgage pass-through certificate as described in this prospectus supplement.
    •  Subordination of the Super Senior Support Certificates to the related Super Senior Certificates for the allocation of losses.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors.  The anticipated delivery date for the Offered Certificates is December 30, 2008.  Total proceeds to the Depositor for the Offered Certificates will be approximately 84.939% of the initial class balance of the Offered Certificates, plus accrued interest, if applicable, before deducting expenses payable by the Depositor.

Banc of America Securities LLC

December 29, 2008

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS	S-4
SUMMARY OF TERMS	S-7
RISK FACTORS	S-19
General	S-19
Recent Developments in the Residential Mortgage Market	S-19
The Ratings on the Mortgage Certificates Have Been Downgraded	S-20
Modifications of the Mortgage Loans May Affect the Yields of the Offered Certificates	S-20
Governmental Actions May Affect Foreclosures	S-21
Variability in Yield and Weighted Average Life	S-21
Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment	S-22
Alternative Underwriting Standards May Increase Risk of Loss	S-23
The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans	S-23
Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield	S-23
There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage Loans	S-24
Inclusion of Mortgage Loans that have been Delinquent in the Past May Increase Risk of Loss	S-24
Credit Scores May Not Accurately Predict the Likelihood of Default	S-24
Decrement Tables Are Based Upon Assumptions and Models	S-24
There Is a Risk that Interest Payments on the Mortgage Certificates May Be Insufficient to Pay Interest on Your Certificates	S-25
Risks Related to Exchangeable REMIC Certificates and Exchangeable Certificates	S-25
Subordination of Super Senior Support Certificates Increases Risk of Loss	S-25
Limited Obligations	S-25
Limited Liquidity	S-26
Geographic Concentrations May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disaster	S-26
Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment	S-26
Rights of Beneficial Owners May Be Limited by Book-Entry System	S-27
United States Military Operations May Increase Risk of Relief Act Shortfalls	S-27
THE MORTGAGE CERTIFICATES	S-27
THE MORTGAGE POOL	S-28
Compensation and Payment of Expenses	S-32
THE UNDERLYING ORIGINATOR	S-33
MORTGAGE LOAN UNDERWRITING STANDARDS	S-34
SERVICING OF MORTGAGE LOANS	S-40
Bank of America’s Servicing Experience and Procedures	S-41
THE UNDERLYING SPONSOR	S-44
THE SPONSOR	S-44
STATIC POOL INFORMATION	S-44
THE UNDERLYING DEPOSITOR	S-45
THE DEPOSITOR	S-45
THE UNDERLYING ISSUING ENTITIES	S-45
THE ISSUING ENTITY	S-46
THE TRUST AGREEMENT	S-46
Establishment of the Issuing Entity	S-46
The Trustee	S-47
Collections	S-48
Certificate Account	S-48
Termination of the Trust; Optional Termination	S-48
Resignation, Removal and Replacement of the Trustee	S-49
Modification of the Trust Agreement	S-49
Actions of the Trustee and Voting Rights	S-50
Governing Law	S-50
THE TRUSTEE	S-50
Compensation and Payment of Expenses of the Trustee	S-51
DESCRIPTION OF CERTIFICATES	S-51
Denominations and Form	S-51
Distributions	S-51
Exchangeable REMIC Certificates and Exchangeable Certificates	S-52
Interest	S-53
Principal	S-55
Allocation of Losses	S-56
PREPAYMENT AND YIELD CONSIDERATIONS	S-56
Assumptions Relating to Tables	S-57
Weighted Average Lives of the Offered Certificates	S-58
USE OF PROCEEDS	S-59
FEDERAL INCOME TAX CONSEQUENCES	S-59
Regular Interests	S-59
Exchangeable Certificates	S-60
Backup Withholding and Reporting Requirements	S-60
STATE, LOCAL OR FOREIGN TAXES	S-61
ERISA CONSIDERATIONS	S-61
REPORTS TO CERTIFICATEHOLDERS	S-62
METHOD OF DISTRIBUTION	S-62

S-2

LEGAL MATTERS	S-63
CERTIFICATE RATINGS	S-63
INDEX TO DEFINED TERMS	S-64
Appendix A: Mortgage Loan Data	A-1
Appendix B: Mortgage Certificates Offering Documents	B-1
Appendix C: Underlying Distribution Date Statements for 2008	C-1
Appendix D: Decrement Tables	D-1
Appendix E: Available Combinations of Exchangeable REMIC Certificates and Exchangeable Certificates	E-1
Appendix F: Mortgage Certificate Cashflow Assumptions	F-1

S-3

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The Offered Certificates are described in two separate documents that progressively provide more detail:  (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices and describes the specific terms of your Certificates.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the Depositor or from the underwriter.

Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information.  The “Table of Contents” in this prospectus supplement and the “Table of Contents” in the prospectus provide the locations of these captions.  The “Index to Defined Terms” beginning on page S-64 of this prospectus supplement and the “Index of Defined Terms” beginning on page 138 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents.  Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

Banc of America Funding Corporation’s principal offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 683-3996.

S-4

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b)           it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement and accompanying prospectus, if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United Kingdom, (2) have professional experience in matters relating to investments or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”).  This prospectus supplement and accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates, including the Offered Certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Offered Certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

S-5

THE SERIES 2008-R3 CERTIFICATES

		Pass-Through Rate			Initial Rating of Certificate(3)
Class	Initial Class Balance (1)		Principal Type(2)	Interest Type(2)	Fitch

Offered Certificates

Class 1-A-1	$18,944,013	5.500%	Super Senior, Sequential Pay, Accretion Directed, Exchangeable REMIC	Fixed Rate	AAA
Class 1-A-2	$947,201	5.500%	Super Senior/Super Senior Support, Sequential Pay, Accretion Directed, Exchangeable REMIC	Fixed Rate	AAA
Class 1-A-4	$19,891,214	5.500%	Super Senior, Sequential Pay, Accretion Directed, Exchangeable	Fixed Rate	AAA
Class 2-A-1	$6,218,921	5.500%	Super Senior, Sequential Pay, Accretion Directed, Exchangeable REMIC	Fixed Rate	AAA
Class 2-A-2	$761,818	5.500%	Super Senior/Super Senior Support, Sequential Pay, Accretion Directed, Exchangeable REMIC	Fixed Rate	AAA
Class 2-A-4	$6,980,739	5.500%	Super Senior, Sequential Pay, Accretion Directed, Exchangeable	Fixed Rate	AAA
Class 3-A-1	$15,459,381	6.000%	Super Senior, Sequential Pay, Accretion Directed, Exchangeable REMIC	Fixed Rate	AAA
Class 3-A-2	$1,288,281	6.000%	Super Senior/Super Senior Support, Sequential Pay, Accretion Directed, Exchangeable REMIC	Fixed Rate	AAA
Class 3-A-4	$16,747,662	6.000%	Super Senior, Sequential Pay, Accretion Directed, Exchangeable	Fixed Rate	AAA

Non-Offered Certificates

Class 1-A-3	$1,157,690	5.500%	Super Senior Support, Sequential Pay	Accrual, Fixed Rate	None
Class 1-A-R	N/A	N/A	Residual	N/A	None
Class 2-A-3	$792,913	5.500%	Super Senior Support, Sequential Pay	Accrual, Fixed Rate	None
Class 3-A-3	$9,017,973	6.000%	Super Senior Support, Sequential Pay	Accrual, Fixed Rate	None

____________________

(1)
Approximate.  The initial class balances of the Offered Certificates may vary by a total of plus or minus 5%.  The initial class balance for a class of Exchangeable REMIC Certificates or Exchangeable Certificates represents the approximate maximum initial class balance of such class.  The maximum initial class balance of a class of Exchangeable REMIC Certificates represents the initial class balance of such class prior to any exchanges.  The maximum initial class balance of a class of Exchangeable Certificates represents the maximum class balance of such class that could be issued in an exchange.

(2)	See “Description of Certificates—Categories of Classes of Certificates” in the prospectus for a description of these principal and interest types.

(3)	The Offered Certificates will not be issued unless they receive at least the ratings set forth in this table. See “Certificate Ratings” in this prospectus supplement.

S-6

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement.  It does not contain all of the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates, you should read this entire prospectus supplement, including the appendices, and the prospectus carefully.

Title of Series:	Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2008-R3

Depositor:	Banc of America Funding Corporation

Issuing Entity:	Banc of America Funding 2008-R3 Trust

Sponsor:	Banc of America Securities LLC

Trustee:	Wells Fargo Bank, N.A.

Underlying Depositor:	Banc of America Mortgage Securities, Inc.

Underlying Servicer:	Bank of America, National Association

Underlying Originator:	Bank of America, National Association

Underlying Sponsor:	Bank of America, National Association

Underlying Trustee:	Wells Fargo Bank, N.A.

Distribution Date:	The 25th day of each month (or, if not a business day, the next business day) beginning January 26, 2009

Closing Date:	On or about December 30, 2008

Cut-off Date:	December 1, 2008

Record Date:	The last business day of the month preceding the month of a Distribution Date
_____________________________

The Transaction Parties

On the Closing Date, the Sponsor will sell the Mortgage Certificates to the Depositor, who will in turn deposit them into a New York common law trust, which is the Issuing Entity.  The Issuing Entity will be formed by a trust agreement, to be dated the Closing Date, between the Depositor and the Trustee.  The Trustee will calculate distributions and other information regarding the Certificates.

The transfers of the Mortgage Certificates from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates are illustrated below:

S-7

Offered Certificates

A summary table of the initial class balances, maximum initial class balances, principal types, pass-through rates, interest types and ratings of the Certificates offered by this prospectus supplement is set forth in the table on page S-6.

Classifications of Classes of Certificates
Offered Certificates:	1-A-1, 1-A-2, 1-A-4, 2-A-1, 2-A-2, 2-A-4, 3-A-1, 3-A-2 and 3-A-4
Non-Offered Certificates:	1-A-3, 1-A-R, 2-A-3 and 3-A-3
P&I Certificates:	1-A-1, 1-A-2, 1-A-3, 1-A-4, 2-A-1, 2-A-2, 2-A-3, 2-A-4, 3-A-1, 3-A-2, 3-A-3 and 3-A-4
Group 1 P&I Certificates:	1-A-1, 1-A-2, 1-A-3 and 1-A-4
Group 2 P&I Certificates:	2-A-1, 2-A-2, 2-A-3 and 2-A-4
Group 3 P&I Certificates:	3-A-1, 3-A-2, 3-A-3 and 3-A-4
Super Senior Certificates:	1-A-1, 1-A-2, 1-A-4, 2-A-1, 2-A-2, 2-A-4, 3-A-1, 3-A-2 and 3-A-4
Super Senior Support Certificates:	1-A-2, 1-A-3, 2-A-2, 2-A-3, 3-A-2 and 3-A-3
Accrual Certificates:	1-A-3, 2-A-3 and 3-A-3
Accretion Directed Certificates:	1-A-1, 1-A-2, 1-A-4, 2-A-1, 2-A-2, 2-A-4, 3-A-1, 3-A-2 and 3-A-4
Residual Certificate:	1-A-R
Exchangeable REMIC Certificates:	1-A-1, 1-A-2, 2-A-1, 2-A-2, 3-A-1 and 3-A-2
Exchangeable Certificates:	1-A-4, 2-A-4 and 3-A-4

The Certificates are divided into three groups (each, a “Group”) and consist of the thirteen classes of Certificates set forth in the table above.  The Certificates will represent the entire beneficial ownership interest in the BAFC 2008-R3 Trust (the “Trust” or the “Issuing Entity”), to be established under a trust agreement dated the Closing Date (the “Trust Agreement”) between the Depositor and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Only the Class 1-A-1, Class 1-A-2, Class 1-A-4, Class 2-A-1, Class 2-A-2, Class 2-A-4, Class 3-A-1, Class 3-A-2 and Class 3-A-4 Certificates are offered by this prospectus supplement.

S-8

The Class 1-A-3, Class 1-A-R, Class 2-A-3 and Class 3-A-3 Certificates are not offered by this prospectus supplement.

Information provided about Non-Offered Certificates is included in this prospectus supplement to aid your understanding of the Offered Certificates.

A combination of classes of Exchangeable REMIC Certificates may be exchanged for a class of Exchangeable Certificates in the related combination and vice versa.  The three combinations of classes of Certificates that are exchangeable for one another are described in further detail in Appendix E to this prospectus supplement.  See also “Description of Certificates—Exchangeable REMIC Certificates and Exchangeable Certificates” in this prospectus supplement and in the prospectus for a detailed description of the Exchangeable REMIC Certificates and Exchangeable Certificates, exchange procedures and fees.

Trust Assets

The assets of the Trust (the “Trust Assets”) will consist primarily of all or a portion of the following three previously issued senior mortgage pass-through certificates:

(1)
an approximate 25.43161% Percentage Interest of Banc of America Mortgage Trust 2005-3, Class 2-A-2 Certificates (the “Group 1 Mortgage Certificates”), which was previously issued by the Banc of America Mortgage Trust 2005-3 (the “BOAMS Transaction”);

(2)
an approximate 41.12671% Percentage Interest of Banc of America Alternative Loan Trust 2005-11, Class 1-CB-4 Certificates (the “Group 2 Mortgage Certificates”), which was previously issued by the Banc of America Alternative Loan Trust 2005-11 (the “BOALT 2005-11 Transaction”); and

(3)
a 100% Percentage Interest of Banc of America Alternative Loan Trust 2006-9, Class A-1 Certificates (the “Group 3 Mortgage Certificates” and together with the Group 1 Mortgage Certificates and the Group 2 Mortgage Certificates, the “Mortgage Certificates”), which was previously issued by the Banc of America Alternative Loan Trust 2006-9 (the “BOALT 2006-9 Transaction” and together with the BOAMS Transaction and the BOALT 2005-11 Transaction, the “Underlying Transactions”).

The Mortgage Certificates each represent all or a portion of one class of three separate series (each, a “Series”) of mortgage pass-through certificates.  Each Mortgage Certificate represents an ownership interest in a trust (each, an “Underlying Trust”) which consists of a pool (each, a “Mortgage Pool”) of fully-amortizing, fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage loans underlying the Group 1 Mortgage Certificates are referred to herein as the “Group 1 Mortgage Loans,” the mortgage loans underlying the Group 2 Mortgage Certificates are referred to herein as the “Group 2 Mortgage Loans” and the mortgage loans underlying the Group 3 Mortgage Certificates are referred to herein as the “Group 3 Mortgage Loans.”  The Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans (each, a “Loan Group” are referred to herein collectively as the “Mortgage Loans”  The tables in Appendix A set forth certain characteristics of the Mortgage Loans as of the Cut-off Date.

Underlying Transactions

BOAMS Transaction

The Group 1 Mortgage Certificates were issued pursuant to a pooling and servicing agreement, dated March 30, 2005 (the “BOAMS Pooling Agreement”), among the Underlying Depositor, the Underlying Servicer and the Underlying Trustee.  The Group 1 Mortgage Certificates are described in a prospectus dated February 22, 2005 and a prospectus supplement dated March 28, 2005 (collectively, the “BOAMS Prospectus” and, together with the BOAMS Pooling Agreement, the “BOAMS Mortgage Certificates Offering Documents”).

BOALT 2005-11 Transaction

The Group 2 Mortgage Certificates were issued pursuant to a pooling and servicing agreement, dated November 29, 2005 (the “BOALT 2005-11 Pooling Agreement”), among the Underlying Depositor, the

S-9

Underlying Servicer and the Underlying Trustee.  The Group 2 Mortgage Certificates are described in a prospectus dated November 22, 2005 and a prospectus supplement dated November 29, 2005 (collectively, the “BOALT 2005-11 Prospectus” and, together with the BOALT 2005-11 Pooling Agreement, the “BOALT 2005-11 Mortgage Certificates Offering Documents”).

BOALT 2006-9 Transaction

The Group 3 Mortgage Certificates were issued pursuant to a pooling and servicing agreement, dated December 28, 2006 (the “BOALT 2006-9 Pooling Agreement” and together with the BOAMS Pooling Agreement and the BOALT 2005-11 Pooling Agreement, the “Underlying Pooling Agreements”), among the Underlying Depositor, the Underlying Servicer and the Underlying Trustee.  The Group 3 Mortgage Certificates are described in a prospectus dated December 27, 2006 and a prospectus supplement dated December 27, 2006 (collectively, the “BOALT 2006-9 Prospectus” and, together with the BOALT 2006-9 Pooling Agreement, the “BOALT 2006-9 Mortgage Certificates Offering Documents”).

The BOAMS Prospectus, the BOALT 2005-11 Prospectus and the BOALT 2006-9 Prospectus are collectively referred to herein as the “Underlying Prospectuses.”  The BOAMS Mortgage Certificates Offering Documents, the BOALT 2005-11 Mortgage Certificates Offering Documents and the BOALT 2006-9 Mortgage Certificates Offering Documents are collectively referred to herein as the “Mortgage Certificates Offering Documents.”  The Mortgage Certificates Offering Documents are attached as Appendix B hereto.

Mortgage Pool

General

All of the Mortgage Loans are fixed-rate mortgage loans secured by first liens on one- to four-family properties.  All of the Mortgage Loans were originated by the Underlying Originator.

BOAMS Transaction

The mortgage loans in the BOAMS Transaction are divided into two loan groups (“BOAMS Loan Group 1” and “BOAMS Loan Group 2”).  The Group 1 Mortgage Certificates are backed by BOAMS Loan Group 2.  The Group 1 Mortgage Certificates do not represent an interest in BOAMS Loan Group 1.

The Depositor expects the Group 1 Mortgage Loans to have the following approximate characteristics as of the Cut-off Date:

Selected Group 1 Mortgage Loan Data as of December 1, 2008

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	624	—
Aggregate Unpaid Principal Balance	$144,009,728.79	—
Unpaid Principal Balance	$17,820.36 to $341,183.83	$230,784.82(1)
Mortgage Interest Rates	5.750% to 6.125%	5.826%
Servicing Fee Rate	0.250%	—
Remaining Terms to Stated Maturity	252 to 314 months	313 months
Original Term	300 to 360 months	359 months
Loan Age	46 to 49 months	46 months
Original Loan-to-Value Ratio	16.06% to 95.00%	67.81%
Debt-to-Income Ratio(2)	7.30% to 64.80%	36.82%
Credit Scores	620 to 842	740
Latest Maturity Date	2/1/2035	—
Percentage of Mortgage Loans Underwritten Using “Alternative-A” Standards(3)	0.00%	—
Percentage of Interest Only Mortgage Loans(3)	0.00%	—
Percentage of Mortgage Loans Secured by Investor Properties(3)	0.00%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance(3):
California	35.38%	—
Florida	11.44%	—
Maximum Single Zip Code Concentration(3)	0.66%	—

(1)	The balance shown is the average unpaid principal balance of the Group 1 Mortgage Loans.
(2)	Excluding the Group 1 Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(3)	As a percentage of the unpaid principal balance of the Group 1 Mortgage Loans.

S-10

Additional information on the Group 1 Mortgage Loans appears under “The Mortgage Pool” in this prospectus supplement and in the tables in Appendix A.

BOALT 2005-11 Transaction

The mortgage loans in the BOALT 2005-11 Transaction are divided into four loan groups (“BOALT 2005-11 Loan Group 1,” “BOALT 2005-11 Loan Group 2,” “BOALT 2005-11 Loan Group 3” and “BOALT 2005-11 Loan Group 4”).

The Group 2 Mortgage Certificates are backed primarily by BOALT 2005-11 Loan Group 1.  Under certain circumstances, certain principal payments on the mortgage loans in BOALT 2005-11 Loan Group 2, BOALT 2005-11 Loan Group 3 and BOALT 2005-11 Loan Group 4 otherwise distributable to certain certificates subordinate to the Group 2 Mortgage Certificates may be allocated to the Group 2 Mortgage Certificates.

The Depositor expects the Group 2 Mortgage Loans to have the following approximate characteristics as of the Cut-off Date:

Selected Group 2 Mortgage Loan Data as of December 1, 2008

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	972	—
Aggregate Unpaid Principal Balance	$149,905,676.03	—
Unpaid Principal Balance	$19,693.95 to $622,981.10	$154,223.95(1)
Mortgage Interest Rates	4.875% to 6.125%	5.897%
Servicing Fee Rate	0.250%	—
Remaining Terms to Stated Maturity	202 to 323 months	322 months
Original Term	240 to 360 months	359 months
Loan Age	37 to 45 months	38 months
Original Loan-to-Value Ratio	10.03% to 103.00%	72.27%
Debt-to-Income Ratio(2)	2.05% to 78.50%	36.33%
Credit Scores(3)	619 to 832	741
Latest Maturity Date	11/1/2035	—
Percentage of Mortgage Loans Underwritten Using “Alternative-A” Standards(4)	21.69%	—
Percentage of Interest Only Mortgage Loans(4)	0.00%	—
Percentage of Mortgage Loans Secured by Investor Properties(4)	46.09%	—
Percentage of Mortgage Loans with BPP(4)	4.62%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance(4):
California	20.62%	—
Florida	10.34%	—
Texas	7.26%	—
North Carolina	5.65%	—
Maximum Single Zip Code Concentration(4)	0.66%	—

(1)	The balance shown is the average unpaid principal balance of the Group 2 Mortgage Loans.
(2)	Excluding the Group 2 Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(3)	Excluding the Group 2 Mortgage Loans for which Credit Scores are not available.
(4)	As a percentage of the unpaid principal balance of the Group 2 Mortgage Loans.

Additional information on the Group 2 Mortgage Loans appears under “The Mortgage Pool” in this prospectus supplement and in the tables in Appendix A.

BOALT 2006-9 Transaction

The mortgage loans in the BOALT 2006-9 Transaction are divided into two loan groups (“BOALT 2006-9 Loan Group 1” and “BOALT 2006-9 Loan Group 2”).

The Group 3 Mortgage Certificates are Component Certificates, as described in the prospectus under “Description of Certificates—Categories of Classes of Certificates.” One component of the Group 3 Mortgage Certificates is backed by BOALT 2006-9 Loan Group 1 and the other component is backed by BOALT 2006-9 Loan Group 2.

The Depositor expects the Group 3 Mortgage Loans to have the following approximate characteristics as of the Cut-off Date:

S-11

Selected Group 3 Mortgage Loan Data as of December 1, 2008

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	1,690	—
Aggregate Unpaid Principal Balance	$266,128,676.03	—
Unpaid Principal Balance	$5,527.57 to $2,029,804.85	$157,472.59(1)
Mortgage Interest Rates	5.500% to 8.125%	6.808%
Servicing Fee Rate	0.250%	—
Remaining Terms to Stated Maturity	214 to 336 months	334 months
Original Term	240 to 360 months	359 months
Loan Age	24 to 29 months	25 months
Original Loan-to-Value Ratio	14.08% to 103.00%	75.53%
Debt-to-Income Ratio(2)	0.51% to 69.10%	36.27%
Credit Scores(3)	604 to 834	712
Latest Maturity Date	12/1/2036	—
Percentage of Mortgage Loans Underwritten Using “Alternative-A” Standards(4)	38.31%	—
Percentage of Interest Only Mortgage Loans(4)	2.12%	—
Percentage of Mortgage Loans Secured by Investor Properties(4)	30.69%	—
Percentage of Mortgage Loans with BPP(4)	8.89%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance(4):
Florida	18.27%	—
California	15.46%	—
Texas	8.67%	—
North Carolina	5.20%	—
Maximum Single Zip Code Concentration(4)	0.76%	—

(1)	The balance shown is the average unpaid principal balance of the Group 3 Mortgage Loans.
(2)	Excluding the Group 3 Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(3)	Excluding the Group 3 Mortgage Loans for which Credit Scores are not available.
(4)	As a percentage of the unpaid principal balance of the Group 3 Mortgage Loans.

Additional information on the Group 3 Mortgage Loans appears under “The Mortgage Pool” in this prospectus supplement and in the tables in Appendix A.

The characteristics of any group of Mortgage Loans may change because Mortgage Loans may be removed because of repurchases by the Underlying Depositor for breaches of representations or failure to deliver required documents.  See “The Pooling Agreement—Repurchases of Mortgage Loans” in each Underlying Prospectus for a discussion of the circumstances under which the Underlying Depositor is required to repurchase Mortgage Loans. These changes may affect the weighted average lives and yields to maturity of the related Offered Certificates.

Compensation and Payment of Expenses of Transaction Parties

The Trustee will receive a fee for its services to the Trust.  The Trustee’s fee will consist of an amount agreed to between the Sponsor and the Trustee and paid by the Sponsor from its own funds and not from the Trust Assets.  Certain unanticipated Trust expenses such as fees and expenses of a successor trustee, taxes, if any, imposed on any REMIC created hereunder and indemnity payments, if any, owed to the Trustee will be paid by the Trustee from interest distributions on the Mortgage Certificates prior to distributions of interest or principal on the Offered Certificates.

See “The Trust Agreement—Compensation and Payment of Expenses of the Trustee” in this prospectus supplement for more information about fees and expenses of the Trustee.

BOAMS Transaction

The servicing fees and the trustee fees for the Group 1 Mortgage Loans are payable out of interest payments on the Group 1 Mortgage Loans, prior to any distributions to the related certificateholders.  The servicing fees accrue on the Group 1 Mortgage Loans at a rate of 0.250% per annum.  In addition to the servicing fees, the Underlying Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the Group 1 Mortgage Loans, (ii) net income from investment of funds relating to the Group 1 Mortgage Loans in the servicer custodial account for the BOAMS Transaction and (iii) any foreclosure profits from the liquidation of Group 1 Mortgage Loans.  The trustee fees accrue on the Group 1 Mortgage Loans at a rate of 0.0045% per annum.  In addition to the trustee fees, the Underlying Trustee is entitled to receive all net income from the investment of funds relating to the Group 1 Mortgage Loans in the certificate account for the BOAMS Transaction.

S-12

See “The Pooling and Servicing Agreement—Compensation and Payment of Expenses of the Servicer and the Trustee” in the BOAMS Prospectus and “The Mortgage Pool—Compensation and Payment of Expenses—BOAMS Transaction” in this prospectus supplement for more information about the fees and expenses of the parties to the BOAMS Transaction.

BOALT 2005-11 Transaction

The servicing fees and the trustee fees for the Group 2 Mortgage Loans are payable out of interest payments on the Group 2 Mortgage Loans, prior to any distributions to the related certificateholders.  The servicing fees accrue on the Group 2 Mortgage Loans at a rate of 0.250% per annum.  In addition to the servicing fees, the Underlying Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the Group 2 Mortgage Loans, (ii) net income from investment of funds relating to the Group 2 Mortgage Loans in the servicer custodial account for the BOALT 2005-11 Transaction and (iii) any foreclosure profits from the liquidation of Group 2 Mortgage Loans.  The trustee fees accrue on the Group 2 Mortgage Loans at a rate of 0.0045% per annum.  In addition to the trustee fees, the Underlying Trustee is entitled to receive all net income from the investment of funds relating to the Group 2 Mortgage Loans in the certificate account for the BOALT 2005-11 Transaction.

See “The Pooling and Servicing Agreement—Compensation and Payment of Expenses of the Servicer and the Trustee” in the BOALT 2005-11 Prospectus and “The Mortgage Pool—Compensation and Payment of Expenses—BOALT 2005-11 Transaction” in this prospectus supplement for more information about the fees and expenses of the parties to the BOALT 2005-11 Transaction.

BOALT 2006-9 Transaction

The servicing fees and the trustee fees for the Group 3 Mortgage Loans are payable out of interest payments on the Group 3 Mortgage Loans, prior to any distributions to the related certificateholders.  The servicing fees accrue on the Group 3 Mortgage Loans at a rate of 0.250% per annum.  In addition to the servicing fees, the Underlying Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the Group 3 Mortgage Loans, (ii) net income from investment of funds relating to the Group 3 Mortgage Loans in the servicer custodial account for the BOALT 2006-9 Transaction and (iii) any foreclosure profits from the liquidation of Group 3 Mortgage Loans.  The trustee fees accrue on the Group 3 Mortgage Loans at a rate of 0.0075% per annum.  In addition to the trustee fees, the Underlying Trustee is entitled to receive all net income from the investment of funds relating to the Group 3 Mortgage Loans in the certificate account for the BOALT 2006-9 Transaction.

See “The Pooling and Servicing Agreement—Compensation and Payment of Expenses of the Servicer and the Trustee” in the BOALT 2006-9 Prospectus and “The Mortgage Pool—Compensation and Payment of Expenses—BOALT 2006-9 Transaction” in this prospectus supplement for more information about the fees and expenses of the parties to the BOALT 2006-9 Transaction.

Optional Termination

A Call Right Holder will have the option to purchase the Mortgage Certificate underlying a Group, subject to certain conditions described under “The Trust Agreement—Termination of the Trust; Optional Termination” in this prospectus supplement.  This option can be exercised when the certificate balance of the Mortgage Certificate relating to a Group is less than 10% of its certificate balance as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.  A “Call Right Holder” is a certificateholder who, as of the related Record Date, owns in the aggregate Certificates evidencing greater than 50% of aggregate class balance of the outstanding Certificates in a Group.  If a Call Right Holder exercises its right to purchase the Mortgage Certificate underlying a Group, the P&I Certificates in such Group outstanding at that time will be retired earlier than would otherwise be the case.

The Underlying Depositor will have the option to purchase all the Group 1 Mortgage Loans and any properties that were acquired in satisfaction of any of the Group 1 Mortgage Loans, subject to certain conditions described in the related Mortgage Certificates Offering Documents.  This option can be exercised when the aggregate stated principal balance of the Group 1 Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Group 1 Mortgage Loans as of March 1, 2005.  If the Underlying Depositor exercises its right to

S-13

repurchase all of the Group 1 Mortgage Loans, the Group 1 Mortgage Certificates and therefore the Group 1 P&I Certificates will be retired earlier than would otherwise be the case.

The Underlying Depositor will have the option to purchase all the mortgage loans in the BOALT 2005-11 Transaction (including the Group 2 Mortgage Loans) and any properties that were acquired in satisfaction of any of the mortgage loans in the BOALT 2005-11 Transaction, subject to certain conditions described in the related Mortgage Certificates Offering Documents.  This option can be exercised when the aggregate stated principal balance of the mortgage loans in the BOALT 2005-11 Transaction is less than 10% of the aggregate unpaid principal balance of the mortgage loans in the BOALT 2005-11 Transaction as of November 1, 2005.  If the Underlying Depositor exercises its right to repurchase all of the mortgage loans in the BOALT 2005-11 Transaction, the Group 2 Mortgage Certificates and therefore the Group 2 P&I Certificates will be retired earlier than would otherwise be the case.

The Underlying Depositor will have the option to purchase all the mortgage loans in the BOALT 2006-9 Transaction (including the Group 3 Mortgage Loans) and any properties that were acquired in satisfaction of any of the mortgage loans in the BOALT 2006-9 Transaction, subject to certain conditions described in the related Mortgage Certificates Offering Documents.  This option can be exercised when the aggregate stated principal balance of the Mortgage Loans in the BOALT 2006-9 Transaction is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans in the BOALT 2006-9 Transaction as of December 1, 2006.  If the Underlying Depositor exercises its right to repurchase all of the mortgage loans in the BOALT 2006-9 Transaction, the Group 3 Mortgage Certificates and therefore the Group 3 P&I Certificates will be retired earlier than would otherwise be the case.

See “The Trust Agreement—Termination of the Trust; Optional Termination” and “Payment and Yield Considerations” in this prospectus supplement and “The Pooling and Servicing Agreement—Termination; Repurchase of Mortgage Loans and Mortgage Certificates” in the prospectus.

Final Scheduled Distribution Date

The final scheduled distribution date for (i) the Group 1 P&I Certificates will be the Distribution Date in March 2035, (ii) the Group 2 P&I Certificates will be the Distribution Date in December 2035 and (iii) the Group 3 P&I Certificates will be the Distribution Date in January 2037.  The final scheduled distribution date represents the latest final scheduled distribution date for the related Mortgage Certificates.  The actual final payment on your Certificates could occur earlier or later than the designated final scheduled distribution date.

Denominations and Form

The Offered Certificates will be issuable in book-entry form only in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.  The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

Distributions on the Certificates

Distributions on the Offered Certificates will be made on each Distribution Date, which is the same date as the related underlying distribution date (the “Mortgage Certificate Distribution Date”), from amounts received by the Trustee on the related Mortgage Certificates since the preceding Distribution Date (or since the Closing Date, in the case of the first Distribution Date).  All of the distributions described herein are subject to the limitations set forth in this prospectus supplement under “Description of Certificates—Interest” and “—Principal.”

The source of the distributions to holders of the Certificates is more fully described under “Description of Certificates” in this prospectus supplement.  The amount of interest and principal distributions on each class of P&I Certificates is more fully described under “Description of Certificates—Interest” and “—Principal” in this prospectus supplement.

Distributions or losses allocated to a class of Exchangeable REMIC Certificates will be calculated assuming no exchanges have ever occurred.  If exchanges of all or a portion of a class of Exchangeable REMIC Certificates have occurred, a class of Exchangeable Certificates will be entitled to receive its proportionate share of distributions allocated to the related Exchangeable REMIC Certificates and will be allocated its proportionate share of realized losses allocated to such Exchangeable REMIC Certificates.

S-14

Interest Distributions on the Certificates

On each Distribution Date, amounts received by the Trustee in respect of interest on each Mortgage Certificate will be allocated among the P&I Certificates (other than the Exchangeable Certificates) of the related Group as described under “Description of Certificates—Distributions” and “—Interest” in this prospectus supplement.  This amount could be less than one-twelfth of the pass-through rate for each class of P&I Certificates (as described in the table on page S-6 of this prospectus supplement) multiplied by the class balance on the Distribution Date if the related Mortgage Certificate is allocated interest shortfalls arising from the timing of prepayments on the related Mortgage Loans, interest limitations applicable to certain military or similar personnel or interest losses.  See “Description of the Certificates—Interest” in the related Underlying Prospectus.  In addition, any Extraordinary Trust Expenses will reduce the amount of interest distributed on the Offered Certificates as set forth under “Description of Certificates—Interest” in this prospectus supplement.

The Class 1-A-3, Class 2-A-3 and Class 3-A-3 Certificates, which are not offered by this prospectus supplement, are Accrual Certificates.  Prior to the applicable Accretion Termination Date, interest will accrue on these classes of Certificates, but will not be distributed as interest to such classes.  Prior to such time, an amount equal to the accrued and unpaid interest on a class of Accrual Certificates will be added to the class balance thereof and distributed to the related classes of Accretion Directed Certificates as described under “Description of Certificates—Principal” in this prospectus supplement.

Principal Distributions on the Certificates

On each Distribution Date, amounts received by the Trustee in respect of principal on each Mortgage Certificate will be allocated to the P&I Certificates (other than the Exchangeable Certificates) of the related Group in the order of priority described under “Description of Certificates—Principal” in this prospectus supplement.

Exchangeable REMIC Certificates and Exchangeable Certificates

In the event Exchangeable REMIC Certificates are exchanged for related Exchangeable Certificates, the class balance of, amount of interest and principal distributable on, and Realized Loss Shortfalls, interest shortfalls and Extraordinary Trust Expenses allocated to, the Exchangeable Certificates will equal the aggregate class balance of, and the amounts that would have been distributed on or allocated to, such Exchangeable REMIC Certificates if such exchange had not occurred.

The class of Exchangeable Certificates in a combination will be entitled to the principal distributions and principal losses that would have been otherwise distributed on or allocated to the related Exchangeable REMIC Certificates.  Appendix E shows the combinations of the Exchangeable REMIC Certificates and Exchangeable Certificates.  See “Description of Certificates—Exchangeable REMIC Certificates and Exchangeable Certificates” in this prospectus supplement and in the prospectus for a description of Exchangeable REMIC Certificates and Exchangeable Certificates and exchange procedures and fees.

Credit Support for the Offered Certificates

Other than as described below, the Trust does not include any credit enhancement mechanisms for the Offered Certificates.  The only credit enhancement available to the Offered Certificates consists of the credit enhancement provided to each Mortgage Certificate by certain subordinate certificates of the related Series, shifting interests in prepayments and other unscheduled principal collections on the related mortgage loans in the manner described in the Mortgage Certificates Offering Documents, cross-collateralization (with respect to the BOALT 2005-11 Transaction) and, in the case of the BOALT 2006-9 Transaction, credit enhancement provided by super senior support certificates.

Subordination

In addition to issuing the Mortgage Certificates, each Underlying Trust issued six subordinate classes of certificates that are subordinated to the related Mortgage Certificates.  These subordinate certificates provide credit enhancement to the related Mortgage Certificates and to other senior certificates of the same Series as described in the related Underlying Prospectus under the heading “Description of the Certificates—Priority of Distributions,” “—Principal” and “—Allocation of Losses.”  This credit enhancement to each class of Mortgage Certificates is generally provided by the allocation of realized losses to the applicable subordinate certificates of the related Series

S-15

until the class balances of such certificates are reduced to zero.  However, these subordinated certificates provide only limited protection against certain interest shortfalls and losses.  After the class balances of the applicable subordinate certificates of the related Series are reduced to zero, any realized losses will be allocated to the related Mortgage Certificate pro rata with certain other senior certificates of such Series, unless, in the case of the BOALT 2006-9 Transaction, such losses are allocated to the related super senior support certificates.

Shifting Interest in Prepayments

Additional credit enhancement for the Mortgage Certificates is provided by the allocation, subject to certain exceptions, of a portion of principal prepayments and certain liquidation proceeds on the related mortgage loans to certain senior certificates (including the Mortgage Certificates) entitled to distributions of principal for the first five years after the related closing date for an Underlying Transaction and the disproportionately greater allocation of prepayments to these senior certificates (including the Mortgage Certificates) over the following four years.  This disproportionate allocation of prepayments and certain liquidation proceeds will accelerate the amortization of those senior certificates relative to the amortization of the related subordinate certificates.  As a result, the credit support percentage for those senior certificates should be maintained and may be increased during the first nine years of each Underlying Transaction.  See the related Underlying Prospectuses under the heading “Description of the Certificates—Principal.”

Cross-Collateralization

With respect to the BOALT 2005-11 Transaction, under certain circumstances, certain principal payments on the mortgage loans in a loan group or loan groups of the BOALT 2005-11 Transaction that are otherwise distributable to the subordinate certificates supporting certain senior certificates (including the Group 2 Mortgage Certificates) may be allocated to certain senior certificates (including the Group 2 Mortgage Certificates).  See the BOALT 2005-11 Underlying Prospectus under the heading “Description of the Certificates—Cross-Collateralization.”

Super Senior Support Certificates

After the related subordinate certificates are no longer outstanding, any principal losses allocated to the Group 3 Certificates will be borne by the related class of super senior support certificates, for so long as such class of super senior support certificates is outstanding.  See “Description of the Certificates—Allocation of Losses” in the BOALT 2006-9 Prospectus.

Credit Enhancement in this Transaction

Additional credit support is provided for the Offered Certificates, which are all Super Senior Certificates, by the allocation of any Realized Loss Shortfalls, interest shortfalls and Extraordinary Trust Expenses to the related Super Senior Support Certificates for so long as such Super Senior Certificates are outstanding.  See “Description of Certificates—Allocation of Losses” in this prospectus supplement.

Prepayment and Yield Considerations

The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the related Mortgage Loans, the allocation of interest and principal collections to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and realized losses and the allocation of realized losses to the Mortgage Certificates.

Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal.  Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates.  Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

See “Prepayment and Yield Considerations” in this prospectus supplement and in the prospectus.

S-16

Weighted Average Lives (in years)(1)

	PSA
Class	0%	100%	200%	300%	500%
1-A-1	11.26	4.62	2.53	1.67	0.95
1-A-2	11.26	4.62	2.53	1.67	0.95
1-A-4	11.26	4.62	2.53	1.67	0.95
2-A-1	3.46	3.19	3.19	3.19	2.09
2-A-2	3.46	3.19	3.19	3.19	2.09
2-A-4	3.46	3.19	3.19	3.19	2.09
3-A-1	7.27	3.60	2.30	1.66	1.04
3-A-2	7.27	3.60	2.30	1.66	1.04
3-A-4	7.27	3.60	2.30	1.66	1.04

_________________
(1)
Determined as described under “Prepayment and Yield Considerations—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.  Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

(2)	“PSA” is the Prepayment Standard Assumption, which is described under “Prepayment and Yield Considerations—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of certain assets specified in the Trust Agreement) as one or more separate “real estate mortgage investment conduits” (each, a “REMIC”).

•
The Offered Certificates (other than the Exchangeable Certificates) will each constitute a “regular interest” in a REMIC and generally will be treated as a debt instrument for federal income tax purposes.

•	The Class 1-A-R Certificate will constitute the sole “residual interest” in each REMIC.

Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for Exchangeable Certificates” in the prospectus for a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates.

The Offered Certificates, because of their respective issue prices, are expected to be issued with original issue discount for federal income tax purposes.  If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for Exchangeable Certificates” in the prospectus for a discussion of original issue discount with respect to the Exchangeable Certificates.

For federal income tax purposes, the arrangement under which the Exchangeable Certificates are created will be classified as one or more grantor trusts and the Exchangeable Certificates will represent beneficial ownership of an interest in the related Exchangeable REMIC Certificates, each of which represents a regular interest in a REMIC for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

S-17

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates.  You are encouraged to consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

The Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or “SMMEA,” so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of or using assets of any employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any federal, state or local law which is substantially similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

Subject to the considerations and conditions described under “ERISA Considerations” in this prospectus supplement, plans may be able to purchase the Offered Certificates.  A fiduciary of a plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Affiliations

Bank of America, National Association, which is the Underlying Servicer, the Underlying Originator and the sponsor of each Underlying Transaction, is the direct parent of the Depositor and the Underlying Depositor and is an affiliate of the Sponsor and the Underwriter.  There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

Wells Fargo Bank, N.A., which is the Trustee and the Underlying Trustee, serves or has served within the past several years as loan file custodian for various mortgage loans owned by the Underlying Originator and its affiliates and anticipates that one or more of those mortgage loans may be included in the Underlying Trusts.  The terms of the custodial agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the residential mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

S-18

RISK FACTORS

General

In order to understand the structure and characteristics of the Offered Certificates, and the potential merits and risks of an investment in the Offered Certificates, potential investors must review and be familiar with the related Mortgage Certificates Offering Documents, which are attached hereto as Appendix B, including the “Risk Factors” therein.  In particular, the following information will be found in the Mortgage Certificates Offering Documents:  a description of the Mortgage Loans as of the closing date of the related Underlying Transaction, a description of the Underlying Servicer’s obligations with respect to each Underlying Transaction, the priority of distributions and of the application of funds as among the various classes of certificates issued by each Underlying Trust, the method of calculating interest and principal distributions on such classes, and the method of calculating and the allocation of losses, shortfalls and similar items among such classes.

It should be noted that there may have been changes in facts and circumstances since the dates of the Mortgage Certificates Offering Documents, including changes in prepayment rates, prevailing interest rates and other economic factors, which may limit the usefulness of, and may be directly contrary to the assumptions used in preparing the information set forth in, such documents.  Certain updated information regarding the Mortgage Certificates and the Mortgage Loans is contained in the Underlying Distribution Date Statements attached hereto as Appendix C and certain updated information regarding the Mortgage Loans is contained in the mortgage loan tables in Appendix A.

In addition to the foregoing, it should be noted that:

•
The risk factors discussed below and under the heading “Risk Factors” in the prospectus describe the material risks of an investment in the Offered Certificates and should be carefully considered by all potential investors.

•	The Offered Certificates are not suitable investments for all investors.

•
The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

Recent Developments in the Residential Mortgage Market

During the last eighteen months, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the Offered Certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in the past few years, and may continue to increase, particularly in the “Alternative-A” and subprime sectors.  In addition, in the past eighteen months housing prices and appraisal values in many states have declined, often severely, after extended periods of significant appreciation, and housing inventory for sale has increased.  As residential real estate values generally or in a particular geographic area decline or fail to increase, many borrowers have little or no equity in their mortgaged properties, hindering their ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties, and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Mortgage lenders have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue

S-19

to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers.  The continued use or further adjustment of these loan programs and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally.  The general decline in housing prices may have left some mortgagors with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing.  The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue.

In response to these events, federal, state and local authorities have proposed new legislation, rules and regulations relating to the origination and servicing of mortgage loans.  If enacted, these initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs.

You should consider that the general market conditions and resulting legislative and regulatory initiatives discussed above may affect the performance of the Mortgage Loans and may adversely affect the yield on the Offered Certificates.

The Ratings on the Mortgage Certificates Have Been Downgraded

The ratings of the Group 2 Mortgage Certificates and Group 3 Mortgage Certificates were downgraded by Fitch from “AAA” to “BBB” on December 18, 2008 and December 17, 2008, respectively.  The ratings from Moody’s Investors Service, Inc. on the Group 2 Mortgage Certificates and Group 3 Mortgage Certificates remain at “Aaa” as of the date of this prospectus supplement.  There can be no assurance that Fitch’s ratings on the Group 2 Mortgage Certificates and Group 3 Mortgage Certificates will not be downgraded further, that Fitch will not downgrade the ratings on the Offered Certificates at any time after issuance or that the other ratings of the Mortgage Certificates will not be downgraded by any other rating agency in the future.

Modifications of the Mortgage Loans May Affect the Yields of the Offered Certificates

In response to increased delinquencies and losses with respect to mortgage loans, many servicers, including the Underlying Servicer, are modifying or contemplating modifying the terms of mortgage loans.  Investors in the Offered Certificates should consider the importance of the Underlying Servicer’s role in maximizing collections for each Underlying Trust and the impediments the Underlying Servicer may encounter when servicing an increasing number of delinquent or defaulted Mortgage Loans.  In some cases, the inability of the Underlying Servicer to timely modify the terms of a delinquent or defaulted Mortgage Loan may reduce and/or delay amounts available for distribution to the related Mortgage Certificates.

The Underlying Servicer’s ability to modify delinquent or defaulted Mortgage Loans may be limited due to the difficulty in contacting at-risk borrowers or creating modifications that are acceptable to both the Underlying Servicer and the affected borrowers.  In addition, the Underlying Servicer may not be able to individually address the needs of each borrower if it is forced to confront an overwhelming number of requests for modifications.

If the terms of a Mortgage Loan are modified, changes in the terms of such Mortgage Loan may include the capitalization of past due payments, lowering of the interest rate, extension of the maturity date, the forgiveness of past due principal and/or interest payments, or other modifications, any of which will reduce and/or delay payment of the amount owed to the related Underlying Trust by the related borrower or delay the receipt of payments from such borrower.

Investors should consider that any of the various possible modifications of the terms of a Mortgage Loan that is in default or as to which default is reasonably foreseeable may, even if beneficial to the related Underlying Trust in the aggregate, adversely affect some certificates from such Underlying Trust.  In determining whether a particular loan modification should be made, the Underlying Servicer will not consider the interests of individual classes of certificates.

S-20

Governmental Actions May Affect Foreclosures

The federal government, state governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure.  In addition, numerous laws, regulations and rules relating to mortgage loans generally, and foreclosure actions particularly, have been proposed recently by federal, state and local governmental authorities.  If enacted, these laws, regulations and rules may provide new defenses to foreclosure, insulate the Underlying Servicer from liability for modification of loans without regard to the terms of the Underlying Pooling Agreements or may result in delays in the foreclosure process, reduced payments by borrowers, limitations on upward adjustment of mortgage interest rates, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and reductions in the distributions to be made to certificateholders.  Several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether.  Certificateholders will bear the risk that future regulatory and legal developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value. In addition, the effect on the Certificates will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties related to the Mortgage Loans.

In addition, proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences.  Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Variability in Yield and Weighted Average Life

The yields to investors in the Offered Certificates will be sensitive to, among other things, the rate and timing of principal payments on the Mortgage Certificates and the amount of interest payments on such Mortgage Certificates.  The rate of distributions of principal and the yield to maturity on the Offered Certificates will be directly related to the distributions that are made on the Mortgage Certificates which, in turn, will depend primarily on (i) the amount and timing of payments borrowers make on the Mortgage Loans, (ii) liquidations due to defaults, casualties, condemnations and repurchases by the Underlying Depositor and (iii) the priority of distributions among such Mortgage Certificates and other certificates of the related Underlying Transaction.  Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time.

The rate of principal payments on the Mortgage Loans will be affected by the following:

•	the amortization schedules of the Mortgage Loans;

•	the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

•	liquidations of the properties that secure defaulted Mortgage Loans;

•	repurchases of Mortgage Loans as a result of defective documentation or breaches of representations or warranties;

•	the exercise of due-on-sale clauses by the Underlying Servicer in connection with transfers of mortgaged properties;

•
the optional repurchase of the Mortgage Loans in each Underlying Transaction by the Underlying Depositor, which would cause the early retirement of the related Mortgage Certificates, or the optional purchase of the Mortgage Certificates underlying a Group by a Call Right Holder, which would cause the early retirement of the Certificates in such Group, each as described under “The Trust Agreement—Termination; Optional Termination” herein.

S-21

•	general and targeted solicitations for refinancing by mortgage originators.

The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

•	If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase due to refinancings.

•	Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

If you are purchasing Offered Certificates at a discount, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate slower than you expected, your yield will be lower than you expected.  See “Prepayment and Yield Considerations” herein for a more detailed description of the factors affecting yield on the Offered Certificates.

If you are purchasing Offered Certificates at a premium, you should consider the risk that if principal payments on the related Mortgage Loans occur at a rate faster than you expected, your yield may be lower than you expected.  See “Prepayment and Yield Considerations” herein for a more detailed description of the factors affecting yield on the Offered Certificates.

The aggregate amount of distributions on the Offered Certificates and the rate and timing of payments in respect of principal and interest on the Offered Certificates will be affected by the rate, severity and timing of losses on the Mortgage Loans related to the Mortgage Certificates.  If the actual rate or severity of losses experienced on the Mortgage Loans exceeds the rate or severity of such losses thereon assumed by an investor, the actual yield on the Offered Certificates may be lower than anticipated (and under some circumstances may be negative).

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the applicable Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

In response to rising delinquencies and defaults with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria, particularly for loans originated under alternative guidelines and subprime mortgage loans.  This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans.  The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies and losses on the Mortgage Loans.

The Depositor makes no representation as to the anticipated rate or timing of payments, the rate, timing or severity of losses on the Mortgage Loans, the anticipated weighted average lives or the anticipated yield of the Offered Certificates.

Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment

Certain of the Mortgage Loans have an initial interest only period of up to fifteen years after the date of origination.  The tables under the heading “Summary of Terms—The Mortgage Pool” list the approximate percentage of Mortgage Loans in each Loan Group (by aggregate Stated Principal Balance as of the Cut-off Date) with an interest only period.  During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan.  In addition, the principal balance of the Mortgage Loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period.  Accordingly, no principal payments will be distributed to the related Mortgage Certificates from these Mortgage Loans during their interest only period except in the case of a prepayment.

S-22

After the initial interest only period, payments on a Mortgage Loan with an interest only period will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest.  The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related Mortgage Loan.  In underwriting Mortgage Loans with interest only periods, the Underlying Originator generally did not consider the ability of mortgagors to make payments of principal at the end of the interest only period.  Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments.  In addition, in default situations losses may be greater on these Mortgage Loans because they do not amortize during the related interest only period.  Losses, to the extent not covered by credit enhancement, will be allocated to the related Mortgage Certificates.

The performance of mortgage loans with an initial interest only period may be significantly different from mortgage loans that amortize from origination.  In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

Alternative Underwriting Standards May Increase Risk of Loss

The tables under the heading “Summary of Terms—The Mortgage Pool” list the approximate percentage of Mortgage Loans in each Loan Group (by aggregate Stated Principal Balance as of the Cut-off Date) originated using the Underlying Originator’s “alternative” or “modified” underwriting standards.

These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the Underlying Originator.  For example, certain of the Mortgage Loans were originated with less than standard documentation or with higher maximum loan-to-value ratios.  Accordingly, the Mortgage Loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the Underlying Originator’s general underwriting standards.  See “Mortgage Loan Underwriting Standards” and “Prepayment and Yield Considerations” in this prospectus supplement.

The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans

The tables under the heading “Summary of Terms—The Mortgage Pool” list the approximate percentage of Mortgage Loans in each Loan Group (by aggregate Stated Principal Balance as of the Cut-off Date) secured by investor properties.

An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home.  Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home.  In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources.  Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Underlying Servicer (because the Underlying Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the related Mortgage Certificates.  The Underlying Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the Mortgage Loan.  Because of the priorities of distributions, shortfalls resulting from delinquencies that are not covered by advances or available credit enhancement will be borne first by the related subordinate certificates (in reverse order of payment priority) and then by the related senior certificates of the Series.

S-23

There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage Loans

At the time of origination of certain of the Mortgage Loans, a lender other than the Underlying Originator may have originated a second lien mortgage loan.  Mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them.  This may be due to changes in the mortgagor’s debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors.  You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Inclusion of Mortgage Loans that have been Delinquent in the Past May Increase Risk of Loss

Although all of the Mortgage Loans were current as of the related cut-off date for each Underlying Transaction, certain of the Mortgage Loans are currently delinquent or have been delinquent once or more since the related closing date of such Underlying Transaction.  A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.  See the tables in Appendix A for more information on the delinquency status of the Mortgage Loans.

Credit Scores May Not Accurately Predict the Likelihood of Default

The Underlying Originator generally used credit scores as part of its underwriting processes for the Mortgage Loans.  The tables in Appendix A to this prospectus supplement show credit scores for the mortgagors obtained at the time of origination of their Mortgage Loans.  A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower.  Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower’s current credit score or the actual performance of any Mortgage Loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

Decrement Tables Are Based Upon Assumptions and Models

The decrement tables set forth in Appendix D to this prospectus supplement have been prepared on the basis of the modeling assumptions described under “Prepayment and Yield Considerations—Assumptions Relating to Tables.”  There will likely be discrepancies between the characteristics of the actual Mortgage Loans related to each Group and the characteristics of the assumed mortgage loans used in preparing the related decrement tables.  Any such discrepancy may have an effect upon the percentages of initial class balances or maximum initial class balances outstanding set forth in the decrement tables (and the weighted average lives on the Offered Certificates).  In addition, to the extent that the Mortgage Loans related to each Group have characteristics that differ from those assumed in preparing the related decrement tables, the class balance or maximum class balance of the Offered Certificates could be reduced to zero earlier or later than indicated by the related decrement tables.

The models used in this prospectus supplement for prepayments also do not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans contained in the Underlying Trusts.  It is highly unlikely that the Mortgage Loans related to each Group will prepay at any of the rates specified.  The assumed percentages of PSA are for illustrative purposes only.  For a description of PSA, see “Prepayment and Yield Considerations” in this prospectus supplement.  The actual rates of prepayment of the Mortgage Loans related to each Group may not correspond to any of the assumptions made in this prospectus supplement.  For these reasons, the weighted average lives of the Offered Certificates may differ from the weighted average lives shown in the tables on page S-17 of this prospectus supplement and in Appendix D to this prospectus supplement.

S-24

There Is a Risk that Interest Payments on the Mortgage Certificates May Be Insufficient to Pay Interest on Your Certificates

On any Mortgage Certificate Distribution Date, even in the absence of losses on the Mortgage Loans related to each Mortgage Certificate, the Mortgage Certificates may receive less than a full month’s interest on their certificate balances due to the allocation of interest shortfalls arising from the timing of full or partial principal prepayments of the related Mortgage Loans, delinquencies on the related Mortgage Loans that are not advanced by the Underlying Servicer as required by the applicable Underlying Pooling Agreement, forgiveness or deferral of all or a portion of the mortgagor’s monthly interest payment as a consequence of the operation of the Servicemembers Civil Relief Act, or other current or future federal or state laws of a similar nature, or as otherwise contemplated by the Mortgage Certificates Offering Documents, each to the extent not covered by the credit enhancement in the related Underlying Transaction.  In addition, certain Extraordinary Trust Expenses, such as fees and expenses of a successor trustee, taxes, if any, of the REMICs and indemnity payments, if any, owed to the Trustee will be allocated to the Offered Certificates as set forth under “Description of Certificates—Interest” in this prospectus supplement.

See “Description of Certificates—Interest” and “—Allocation of Losses” in this prospectus supplement.

Risks Related to Exchangeable REMIC Certificates and Exchangeable Certificates

The characteristics of the Exchangeable Certificates in any combination will reflect the characteristics of the related Exchangeable REMIC Certificates, in the aggregate, in the combination.  You should consider a number of factors that will limit your ability to exchange Exchangeable REMIC Certificates for related Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own Certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Appendix E;

•
A certificateholder that does not own the Certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates because the needed Certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange;

•	The certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges; and

•	Only the combinations listed on Appendix E are permitted.

Subordination of Super Senior Support Certificates Increases Risk of Loss

Holders of the Super Senior Support Certificates should consider the risk that certain losses realized on the Mortgage Certificates that are allocated to the related class of Super Senior Certificates will be borne by your class of Super Senior Support Certificates (unless another class of Super Senior Support Certificates bear such losses), for so long as your class of Super Senior Support Certificates is outstanding.

See “Description of Certificates—Allocation of Losses” in this prospectus supplement.

Limited Obligations

Neither the Offered Certificates nor the Mortgage Certificates will represent interests in or obligations of the Depositor, the Sponsor, the Trustee or any of their affiliates.  None of the Certificates, the Mortgage Certificates or the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, the Depositor,

S-25

the Trustee, the Sponsor or any of their affiliates.  The Mortgage Certificates will be the sole source of payments on the Offered Certificates.

Limited Liquidity

The Underwriter does not intend to make a market for purchase and sale of the Offered Certificates after their initial issuance.  There is no assurance that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates.  As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

The secondary market for mortgage-backed securities and mortgage loans is experiencing significantly reduced liquidity, particularly for subprime and second-lien mortgage loans and mortgage loans originated under alternative guidelines (and securities backed by these mortgage loans).  The federal government has taken a variety of actions to improve the liquidity of the secondary market for mortgage-backed securities.  If these actions are discontinued, the secondary market for mortgage-backed securities could become more illiquid.  Illiquidity can have a severely adverse effect on the prices of Certificates that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  Illiquidity may also result from legal or regulatory changes or from the adoption or change of accounting rules, which may affect the Certificates generally or specific types of Certificates.  See “Risk Factors—Limited Liquidity for Certificates May Affect Your Ability to Resell Certificates” in the prospectus.

Geographic Concentrations May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disaster

At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally.  In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values.  Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.  Any concentration of mortgaged properties in a state or region may present unique risk considerations.  The table in Appendix A lists the concentrations of mortgaged properties in each Loan Group (by aggregate Stated Principal Balance as of the Cut-off Date).

Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the Mortgage Loans.  Any losses may adversely affect the yield to maturity of the related Offered Certificates.

Further, the concentration of the Mortgage Loans in one or more states would have a disproportionate effect on certificateholders if governmental authorities in any of those states take action against the Underlying Servicer or take action affecting foreclosure that impairs the ability of the Underlying Servicer to realize on those Mortgage Loans.

Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment

In the past two years, delinquencies and defaults on mortgage loans generally have increased and may continue to increase in the future.  In addition, there has been a proliferation in recent years of affordability products that provide for lower initial payments and/or little or no downpayment.  As property values decline or stabilize after many years of robust gains and housing inventory for sale increases, it is likely that these negative performance trends will continue and may increase, especially as borrowers face increasing payments on adjustable rate and interest only mortgage loans in an environment of increasingly restrictive lending standards.  As residential real estate values have generally declined since the issuance of the Mortgage Certificates, the loan-to-value ratios shown in the tables in Appendix A to this prospectus supplement might not be a reliable indicator of the rates of

S-26

delinquencies, foreclosures and losses that could occur on the Mortgage Loans.  If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to approach or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than anticipated or higher than experienced to date in securitizations involving the Underlying Depositor.

In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.  These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment.

Rights of Beneficial Owners May Be Limited by Book-Entry System

All of the Offered Certificates are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company.

Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants.  As a result:

•
your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your certificates; and

•	under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Trustee to DTC, and not directly to you.

For a more detailed discussion of the Book-Entry Certificates, see “Description of Certificates—Book-entry Form” in the prospectus.

United States Military Operations May Increase Risk of Relief Act Shortfalls

As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply.  This may result in interest shortfalls on the Mortgage Loans which will be borne by all classes of certificates of each Series.  Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations.  See “Description of Certificates—Distributions” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar Laws” in the prospectus.

THE MORTGAGE CERTIFICATES

After the distributions on the Mortgage Certificates in December 2008, the Mortgage Certificates had the following characteristics:

Mortgage Certificate	Issue Date	Pass-Through Rate	Ratings at Issuance(1)	Current Ratings(1)	Principal Balance at Issuance	Current Principal Balance	Principal Type	Interest Type
BOAMS 2005-3 Class 2-A-2	March 28, 2005	5.500%	AAA by Fitch Aaa by Moody’s	AAA by Fitch Aaa by Moody’s	$42,100,000	$21,048,904	Senior, Sequential Pay	Fixed Rate
BOALT 2005-11 Class 1-CB-4	November 29, 2005	5.500%	AAA by Fitch Aaa by Moody’s	BBB by Fitch Aaa by Moody’s	$11,024,016	$7,773,652	Senior, Sequential Pay	Fixed Rate
BOALT 2006-9 Class A-1	December 28, 2006	(2)	AAA by Fitch Aaa by Moody’s	BBB by Fitch Aaa by Moody’s	$33,000,000	$25,765,635	Super Senior, Component	Fixed Rate
_______________________

(1)           “Fitch” means Fitch Ratings and “Moody’s means Moody’s Investors Service, Inc.

(2)           The BOALT 2006-9 Class A-1 Certificates are deemed for purposes of distributions of principal and interest to consist of two components, each of which has a pass-through rate of 6.000%.  The components are not severable.  See “Description of the Certificates—Interest” and “—Principal” in the BOALT 2006-9 Prospectus.

S-27

The Trust will be entitled to receive all of the distributions on the Mortgage Certificates made after the December 2008 Mortgage Certificate Distribution Date.  Distributions of principal and interest on the Mortgage Certificates will be made on each Distribution Date.  On the Closing Date, the Sponsor will sell the Mortgage Certificates to the Depositor, who will, in turn, convey the Mortgage Certificates to the Trustee on behalf of the Trust pursuant to the Trust Agreement.  The Trustee will hold the Mortgage Certificates on behalf of the Trust through the book-entry facilities of DTC.

For a further description of the Mortgage Certificates, see “Description of the Certificates” in the Mortgage Certificates Offering Documents attached hereto as Appendix B.

THE MORTGAGE POOL

The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the characteristics of the Mortgage Loans as of the close of business on the Cut-off Date.  The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date.  The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Loans as they will be constituted on the Closing Date.  Unless the context requires otherwise, references below and in Appendix A to percentages of the Mortgage Loans in a Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date.

The tables in Appendix A summarize certain characteristics of the Mortgage Loans as of the Cut-off Date.  Information with respect to the Mortgage Loans as of each related underlying cut-off date can be found in the related Underlying Prospectus.  Investors are cautioned, however, that changes to the composition of the Mortgage Loans have occurred since the dates of each Underlying Prospectus and investors should therefore rely primarily on the information in Appendix A to this prospectus supplement for a more accurate description of the Mortgage Loans as of the Cut-off Date.

The “Stated Principal Balance” of a Mortgage Loan means, as to any due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

As used in this prospectus supplement, a “Deficient Valuation” occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court.  In addition, certain other modifications of the terms of a Mortgage

S-28

Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan.  However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the Underlying Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Underlying Servicer without giving effect to any Debt Service Reduction.

The Mortgage Loans will have scheduled monthly payments of interest and, except for those with initial interest only periods (which Mortgage Loans will have no scheduled payments of principal during such initial interest only period), principal due on the first day of each month.

The “Loan-to-Value Ratio” of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property, as established by an appraisal (or in certain cases, an automated valuation model or tax assessed value) obtained by the Underlying Originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such mortgaged property.  In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the Underlying Originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination.  For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal (or automated valuation model or tax assessed value) obtained in connection with the origination of the replacement loan.  The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.  For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the “Original Loan-to-Value Ratios” table in Appendix A to this prospectus supplement.  Certain of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% may be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac.  No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%.  Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

The Underlying Originator used Credit Scores as part of its origination processes.  “Credit Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit-worthiness.  Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).  The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default.  A Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower.  Neither the Depositor nor the Sponsor makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

S-29

Group 1 Mortgage Loans

The Group 1 Mortgage Loans in the aggregate have the characteristics set forth in the table under “Summary of Terms—Mortgage Pool—BOAMS Transaction.”

The Group 1 Mortgage Loans were either (i) originated by the Underlying Originator or (ii) purchased by the Underlying Originator from various entities that either originated the Group 1 Mortgage Loans or acquired the Group 1 Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.  For a description of the underwriting standards generally applicable to the Group 1 Mortgage Loans, see “Mortgage Loan Underwriting Standards” in this prospectus supplement.

As of the Cut-off Date, approximately 3.42% of the Group 1 Mortgage Loans were delinquent and approximately 2.98% of the Group 1 Mortgage Loans have been more than 30 days delinquent more than once during the preceding twelve months. See the applicable table in Appendix A for more information on the delinquency status of the Group 1 Mortgage Loans.

Approximately 78.26% of the Group 1 Mortgage Loans were originated under the Accelerated Processing Programs.  Mortgage loans in the foregoing programs are subject to less stringent documentation requirements.  Approximately 0.62% of the Group 1 Mortgage Loans were originated under the Accelerated Processing Programs of All-Ready Home and Rate Reduction Refinance.  See “Mortgage Loan Underwriting Standards” in this prospectus supplement.

The tables in Appendix A to this prospectus supplement set forth certain statistical information with respect to the Group 1 Mortgage Loans.  Due to rounding, the percentages shown may not total 100.00%.

Group 2 Mortgage Loans

The Group 2 Mortgage Loans in the aggregate have the characteristics set forth in the table under “Summary of Terms—Mortgage Pool—BOALT 2005-11 Transaction.”

The Group 2 Mortgage Loans were either (i) originated by the Underlying Originator or (ii) purchased by the Underlying Originator from various entities that either originated the Group 2 Mortgage Loans or acquired the Group 2 Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.  For a description of the underwriting standards generally applicable to the Group 2 Mortgage Loans, see “Mortgage Loan Underwriting Standards” in this prospectus supplement.

As of the Cut-off Date, approximately 6.36% Group 2 Mortgage Loans were delinquent and approximately 3.05% of the Group 2 Mortgage Loans have been more than 30 days delinquent more than once during the preceding twelve months. See the applicable table in Appendix A for more information on the delinquency status of the Group 2 Mortgage Loans.

Approximately 4.62% of the Group 2 Mortgage Loans are subject to the provisions of the Borrowers Protection Plan®, which provides for the cancellation of certain monthly payments of principal and interest upon the disability or involuntary unemployment of the mortgagor or provides for the cancellation of the unpaid principal balance of the Group 2 Mortgage Loan in the event of the accidental death of the mortgagor.  The Underlying Originator will be obligated, under the related mortgage loan purchase agreement, to pay to the BOALT 2005-11 Transaction an amount equal to any amount so cancelled.  Such payments by the Underlying Originator will be treated for purposes of distributions to the related certificateholders as scheduled monthly payments of principal and interest in the case of cancelled monthly payments or as full prepayments in the case of cancelled unpaid principal balances.  See “Mortgage Loan Underwriting Standards” for more information about the Underlying Originator’s Borrowers Protection Plan®.

As of the Cut-off Date, approximately 0.83% of the Group 2 Mortgage Loans are secured by leases on real property meeting the requirements of the BOALT 2005-11 Prospectus and the BOALT 2005-11 Pooling Agreement.  See “The Trust Estates—Mortgage Loans” in the BOALT 2005-11 Prospectus.

S-30

Approximately 21.69% of the Group 2 Mortgage Loans were originated using the Underlying Originator’s “Alternative A” underwriting guidelines in effect at the time of origination.  See “Risk Factors—Alternative Underwriting Standards May Increase Risk of Loss” and “Mortgage Loan Underwriting Standards—Alternative Underwriting Standards” in this prospectus supplement.

Approximately 58.95% of the Group 2 Mortgage Loans have been originated under the Accelerated Processing Programs.  Mortgage loans in the Accelerated Processing Programs are subject to less stringent documentation requirements.  None of the Group 2 Mortgage Loans were originated under the Accelerated Processing Programs of All-Ready Homes and Rate Reduction Refinance.  See “Mortgage Loan Underwriting Standards” in this prospectus supplement.

The tables in Appendix A to this prospectus supplement set forth certain statistical information with respect to the Group 2 Mortgage Loans.  Due to rounding, the percentages shown may not total 100.00%.

Group 3 Mortgage Loans

The Group 3 Mortgage Loans in the aggregate have the characteristics set forth in the table under “Summary of Terms—Mortgage Pool—BOALT 2006-9 Transaction.”

The Group 3 Mortgage Loans were originated by the Underlying Originator.  For a description of the underwriting standards generally applicable to the Group 3 Mortgage Loans, see “Mortgage Loan Underwriting Standards” in this prospectus supplement.

As of the Cut-off Date, approximately 14.98% of the Group 3 Mortgage Loans were delinquent and 10.19% of the Group 3 Mortgage Loans has been more than 30 days delinquent more than once during the preceding twelve months. See the applicable table in Appendix A for more information on the delinquency status of the Group 3 Mortgage Loans.

Approximately 8.89% of the Group 3 Mortgage Loans are subject to the provisions of the Borrowers Protection Plan®, which provides for the cancellation of certain monthly payments of principal and interest upon the disability or involuntary unemployment of the mortgagor or provides for the cancellation of the unpaid principal balance of the Group 3 Mortgage Loan in the event of the accidental death of the mortgagor.  The Underlying Originator will be obligated, under the related mortgage loan purchase agreement, to pay to the related Underlying Trust an amount equal to any amount so cancelled.  Such payments by the Underlying Originator will be treated for purposes of distributions to the related certificateholders as scheduled monthly payments of principal and interest in the case of cancelled monthly payments or as full prepayments in the case of cancelled unpaid principal balances.  See “Mortgage Loan Underwriting Standards” for more information about the Underlying Originator’s Borrowers Protection Plan®.

As of the Cut-off Date, approximately 0.58% of the Group 3 Mortgage Loans are secured by leases on real property meeting the requirements of the BOALT 2006-9 Prospectus and the BOALT 2006-9 Pooling Agreement.  See “The Trust Estates—Mortgage Loans” in the BOALT 2006-9 Prospectus.

Approximately 38.31% of the Group 3 Mortgage Loans were originated using the Underlying Originator’s “Alternative A” underwriting guidelines in effect at the time of origination.  See “Risk Factors—Alternative Underwriting Standards May Increase Risk of Loss” and “Mortgage Loan Underwriting Standards—Alternative Underwriting Standards” in this prospectus supplement.

Approximately 56.31% of the Group 3 Mortgage Loans have been originated under the Accelerated Processing Programs.  Mortgage loans in the Accelerated Processing Programs are subject to less stringent documentation requirements.  Approximately 0.53% of the Group 3 Mortgage Loans were originated under the Accelerated Processing Programs of All-Ready Homes and Rate Reduction Refinance.  See “Mortgage Loan Underwriting Standards” in this prospectus supplement.

S-31

The tables in Appendix A to this prospectus supplement set forth certain statistical information with respect to the Group 3 Mortgage Loans.  Due to rounding, the percentages shown may not total 100.00%.

Compensation and Payment of Expenses

BOAMS Transaction

The servicing fees and the trustee fees for the Group 1 Mortgage Loans are payable out of interest payments on the Group 1 Mortgage Loans, prior to any distributions to the related certificateholders.  The servicing fees accrue on the Stated Principal Balance of each Group 1 Mortgage Loan as of the due date in the month preceding the month of the related Mortgage Certificate Distribution Date at a rate of 0.250% per annum.  In addition to the servicing fees, the Underlying Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the Group 1 Mortgage Loans, (ii) net income from investment of funds relating to the Group 1 Mortgage Loans in the servicer custodial account for the BOAMS Transaction and (iii) any foreclosure profits from the liquidation of Group 1 Mortgage Loans.  The Underlying Servicer is obligated to pay certain ongoing expenses associated with the BOAMS Transaction and incurred by the Underlying Servicer in connection with its responsibilities under the BOAMS Pooling Agreement.  Those amounts will be paid by the Underlying Servicer out of its servicing compensation.  The trustee fees accrue on the Stated Principal Balance of each Group 1 Mortgage Loan as of the due date in the month preceding the month of the related Mortgage Certificate Distribution Date at a rate of 0.0045% per annum.  In addition to the trustee fees, the Underlying Trustee is entitled to receive all net income from the investment of funds relating to the Group 1 Mortgage Loans in the certificate account for the BOAMS Transaction.  In addition to its compensation, the Underlying Trustee is entitled to be reimbursed from and indemnified by the BOAMS Transaction for certain expenses incurred by the Underlying Trustee in connection with its responsibilities under the BOAMS Pooling Agreement.

See “The Pooling and Servicing Agreement—Compensation and Payment of Expenses of the Servicer and the Trustee” in the BOAMS Prospectus for more information about fees and expenses of the parties to the BOAMS Transaction.

BOALT 2005-11 Transaction

The servicing fees and the trustee fees for the Group 2 Mortgage Loans are payable out of interest payments on the Group 2 Mortgage Loans, prior to any distributions to the related certificateholders.  The servicing fees accrue on the Stated Principal Balance of each Group 2 Mortgage Loan as of the due date in the month preceding the month of the related Mortgage Certificate Distribution Date at a rate of 0.250% per annum.  In addition to the servicing fees, the Underlying Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the Group 2 Mortgage Loans, (ii) net income from investment of funds relating to the Group 2 Mortgage Loans in the servicer custodial account relating to the BOALT 2005-11 Transaction and (iii) any foreclosure profits from the liquidation of Group 2 Mortgage Loans.  The Underlying Servicer is obligated to pay certain ongoing expenses associated with the BOALT 2005-11 Transaction and incurred by the Underlying Servicer in connection with its responsibilities under the BOALT 2005-11 Pooling Agreement.  Those amounts will be paid by the Underlying Servicer out of its servicing compensation.  The trustee fees accrue on the Stated Principal Balance of each Group 2 Mortgage Loan as of the due date in the month preceding the month of the related Mortgage Certificate Distribution Date at a rate of 0.0045% per annum.  In addition to the trustee fees, the Underlying Trustee is entitled to receive all net income from the investment of funds relating to the Group 2 Mortgage Loans in the certificate account for the BOALT 2005-11 Transaction.  In addition to its compensation, the Underlying Trustee is entitled to be reimbursed from and indemnified by the BOALT 2005-11 Underlying Transaction for certain expenses incurred by the Underlying Trustee in connection with its responsibilities under the BOALT 2005-11 Pooling Agreement.

See “The Pooling and Servicing Agreement—Compensation and Payment of Expenses of the Servicer and the Trustee” in the BOALT 2005-11 Prospectus for more information about fees and expenses of the parties to the BOALT 2005-11 Transaction.

S-32

BOALT 2006-9 Transaction

The servicing fees and the trustee fees for the Group 3 Mortgage Loans are payable out of interest payments on the Group 3 Mortgage Loans, prior to any distributions to the related certificateholders.  The servicing fees accrue on the Stated Principal Balance of each Group 3 Mortgage Loan as of the due date in the month preceding the month of the related Mortgage Certificate Distribution Date at a rate of 0.250% per annum.  In addition to the servicing fees, the Underlying Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the Group 3 Mortgage Loans, (ii) net income from investment of funds relating to the Group 3 Mortgage Loans in the servicer custodial account relating to the BOALT 2006-9 Transaction and (iii) any foreclosure profits from the liquidation of Group 3 Mortgage Loans.  The Underlying Servicer is obligated to pay certain ongoing expenses associated with the BOALT 2006-9 Transaction and incurred by the Underlying Servicer in connection with its responsibilities under the BOALT 2006-9 Pooling Agreement.  Those amounts will be paid by the Underlying Servicer out of its servicing compensation.  The trustee fees accrue on the Stated Principal Balance of each Group 3 Mortgage Loan as of the due date in the month preceding the month of the related Mortgage Certificate Distribution Date at a rate of 0.0075% per annum.  In addition to the trustee fees, the Underlying Trustee is entitled to receive all net income from the investment of funds relating to the Group 3 Mortgage Loans in the certificate account for the BOALT 2009-9 Transaction.  In addition to its compensation, the Underlying Trustee is entitled to be reimbursed from and indemnified by the BOALT 2006-9 Underlying Transaction for certain expenses incurred by the Underlying Trustee in connection with its responsibilities under the BOALT 2006-9 Pooling Agreement.

See “The Pooling Agreement—Compensation and Payment of Expenses of the Transaction Parties” in the BOALT 2006-9 Prospectus for more information about fees and expenses of the parties to the BOALT 2006-9 Transaction.

THE UNDERLYING ORIGINATOR

Bank of America, National Association (“Bank of America”) has been originating mortgage loans in excess of 25 years.

Bank of America originates mortgage loans (i) directly to consumers; (ii) indirectly through brokers; and (iii) through other loan originators.  Bank of America’s direct-to-consumer originations include mortgage loans made to:

•	customers applying for a mortgage at one of Bank of America’s banking center locations;

•	customers applying for a Bank of America mortgage via telephone;

•	customers applying for a mortgage utilizing Bank of America’s internet site; and

•	customers applying for a mortgage with one of Bank of America’s retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

Bank of America also originates loans indirectly through its wholesale channel where:

•	the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

•	applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

S-33

The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in trusts similar to the underlying issuing entities, which were originated by Bank of America during the periods indicated:

	Twelve-Months Ended December 31,				Three-Months Ended September 30,
	2004	2005	2006	2007	2008
By Number	454,683	394,942	371,079	430,886	237,003
By Aggregate Principal Balance (in billions)	$87.5	$86.8	$85.5	$103.9	$56.6

MORTGAGE LOAN UNDERWRITING STANDARDS

The Underlying Depositor purchased the Mortgage Loans from Bank of America, as the sponsor of each Underlying Transaction.  The Mortgage Loans were either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America’s general underwriting standards set forth below under “—General Underwriting Standards” or (ii) Bank of America’s alternative underwriting standards set forth below under “—Alternative Underwriting Standards.”

The underwriting standards used by mortgage loan originators are intended to evaluate the mortgagor’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The following paragraphs describe Bank of America’s underwriting standards.

General Underwriting Standards

The Application and Use of Credit Scoring.  Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor’s credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan.  During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history with merchants and lenders and any record of bankruptcy or prior foreclosure.  This credit information may be obtained from either a single credit repository or from up to three credit repositories.  The credit bureau inquiry also includes a request for the applicant’s Credit Score.  If the credit bureaus cannot generate a Credit Score due to insufficient information about an applicant, Bank of America will consider proof of an applicant’s alternative credit history, such as a history of consistent rent and utility payments.

In addition to a Credit Score, Bank of America may obtain a Custom Mortgage Score.  In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit Score.  The “Custom Mortgage Score” was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application.  The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party.  The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus.  The credit bureau used depends on the geographic location of the applicant’s residence at the time of application.  Bank of America may evaluate a prospective borrower’s creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or (iii) a combination of a Credit Score and a Custom Mortgage Score.

Underwriting Evaluation by Automated Underwriting Decision Engine or Manual Underwriter.  Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s Product and Policy Guides (the “Product Guides”).  These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants’ repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan.  The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

S-34

Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction.  The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions.  Alternatively, it may be an external decision engine such as Fannie Mae’s Desktop Underwriter® or Freddie Mac’s Loan Prospector®.  If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria.  The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

Desktop Underwriter® is an automated underwriting system developed by Fannie Mae for conventional conforming loans. Desktop Underwriter® indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file.  Bank of America utilizes Fannie Mae’s Custom Desktop Underwriter® which allows Bank of America’s conditions and policies to display on a customized findings report specific to it.

Loan Prospector® is an automated underwriting system developed by Freddie Mac for conventional conforming loans. Loan Prospector® indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied.  As part of the underwriting evaluation, the loan-to-value ratio is calculated.  The “loan-to-value ratio” is the percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property.  In addition to evaluating the loan-to-value ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant’s credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant’s debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying.  If there are multiple applicants on a loan transaction, Bank of America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction.  The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines.  Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually.  A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

As part of the underwriting evaluation, the applicant’s “Debt-to-Income Ratio” is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income.  Bank of America’s Debt-to-Income Ratio guidelines are based on the loan instrument, loan term, Credit Score, loan-to-value ratio, property type, and occupancy characteristics of the subject loan transaction.  Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

S-35

For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process.  This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America’s behalf, make initial determinations as to the consistency of loans with established underwriting guidelines.  The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America’s.  Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met.  In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

Certain of the mortgage loans may have been purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements.  The contractual agreements may provide the commitment by Bank of America to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller.  Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America.

Loans with Secondary Financing.  First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan.  First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage.  The secondary financing may or may not be provided by Bank of America.  The Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing.  The “Total Loan-to-Value Ratio” is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property.  The “Combined Loan-to-Value Ratio” is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property.  A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines.  Some applicants request a first lien mortgage loan with a loan-to-value ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with loan-to-value ratios exceeding 80%.

Documentation.  In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

Under Bank of America’s standard documentation process (the “Standard Documentation Process”) the following verifications are required: a salaried applicant’s income is verified by either having the applicant provide copies of the previous year’s federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant’s employer.  A verification of employment form asks the employer to report the applicant’s length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future.  A self-employed applicant is required to provide copies of tax returns for the prior two years.  Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii) determining electronically that these funds are on deposit with Bank of America, (iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant’s financial institution to complete a verification of deposit form detailing asset information.  Asset verifications are not required on refinance transactions.

S-36

If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least three references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

In order to qualify for Bank of America’s general underwriting standards, applicants must be willing to have the income and assets stated on their application verified.  Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in “—Alternative Underwriting Standards” below.  While the applicants under Bank of America’s general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant’s credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction.  Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various “Accelerated Processing Programs” such as:  (i) Rapid; (ii) PaperSaver® (also known as Threshold and/or Rapid Plus); (iii) Stated Income, Stated Asset; (iv) All-Ready Home; (v) Mortgage Rewards; (vi) No Ratio; (vii) Stated Income or (viii) No Income No Asset.

Under Bank of America’s “Rapid” documentation program, if the applicant meets the Total Loan-to-Value Ratio and Credit Score requirements, only the most recent year-to-date pay stub, W-2 or a verification of employment is required for income verification (if salaried).  A signed IRS Form 4506-T (Request for Transcript of Tax Returns) and the last two Federal Income Tax Returns (Form 1040) with all schedules or, depending upon the program requirements, the first two pages of the most recent tax return of a self-employed applicant, is required for income verification.  Documentation for asset verification is necessary only for those assets needed for down payment, closing costs and the reserve requirements on purchase transactions and may be required for certain refinance transactions.

Under Bank of America’s “PaperSaver®” documentation program, verification of the applicant's stated income and stated assets is not requested (with the exception of self-employed applicants who are required to sign the IRS form 4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratio and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver® documentation. The PaperSaver® documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

Under Bank of America’s “Stated Income, Stated Asset” documentation program, income or asset verifications are not requested from applicants if they meet the Total Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program.  Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America’s quality assurance audit.

Bank of America may originate new mortgage loans under its “All-Ready Home” mortgage refinance program or its “Mortgage Rewards” refinance program.  Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer.  Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than twelve months).  In addition, Bank of America typically requires a drive-by appraisal rather than an interior inspection appraisal.  Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score).  Mortgage Loans initially included in the Issuing Entity may have been the subject of a refinancing described above.  To the extent a borrower becomes eligible for the All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in the Issuing Entity, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan.  See “Prepayment and Yield Considerations—Weighed Average Life of the Offered Certificates.”

For a description of the No Ratio, Stated Income and No Income No Asset programs, see “—Alternative Underwriting Standards” below.

In addition, mortgage applications evaluated by Desktop Underwriter® or Loan Prospector® follow the Standard Documentation Process unless the applicant’s credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

S-37

Collateral Valuation.  Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan.  This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value, (iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America.  An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property.  A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property.  These factors are established for each county by a third party vendor.  A tax assessed value also does not entail any physical inspection of the subject property.  A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property.  A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser.  An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property.  Bank of America utilizes the automated valuation models of several vendors.  An automated valuation model does not entail any physical inspection of the subject property.  In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate.  The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations.  Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisals cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property.  EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978.  Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a “hold harmless” letter to the lender.  Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value.  Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

Certain states have “anti-deficiency” laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” in the prospectus.  The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

Flood Determinations and Hazard Insurance.  Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone.  If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements.  Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval.  This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

S-38

Mortgage Insurance and Title.  Mortgage loans originated with loan-to-value ratios in excess of 80% may be covered by primary mortgage insurance.  Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead.  If required, the title insurance policy may include environmental protection lien endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made.  See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Mortgage loans on refinance transactions generally do not contain title insurance policies.  Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy.  A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

Borrowers Protection Plan®.  Bank of America’s Borrowers Protection Plan® (“BPP”) is a debt-cancellation contract between the borrower and Bank of America.  This optional plan can cancel a borrower’s monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled.  Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident.  While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance.  Bank of America will be obligated to pay to the Issuing Entity any amounts cancelled due to BPP on a Mortgage Loan.

The following three protection options are available in a BPP contract: (i) disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

The benefit period ranges from six to twelve months.  A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage (i.e., any two of the borrowers named in the mortgage note).

BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs.  The term of protection is the lesser of the loan term and ten years.  Upon expiration, BPP is discontinued and the monthly BPP fee is no longer assessed.  If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date.  BPP is optional and the borrower’s choice regarding BPP is not considered when evaluating the loan request.  The borrower must select the BPP plan prior to loan closing.

Alternative Underwriting Standards

In addition to the general underwriting standards described above under “—General Underwriting Standards,” Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

Bank of America’s “Stated Income Program” provides applicants the ability to request that income stated on the loan application not be verified.  The Debt-to-Income Ratio calculation used by the underwriter to evaluate the applicant’s capacity for the loan is based on income the applicant discloses on the application.  Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible.  The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program.  A verbal verification of employment confirming the applicant’s date of employment, job status and title is required.  While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

S-39

Bank of America’s “No Ratio Loan Program” provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt-to-Income Ratio calculation.  Under this program, the applicant does not state his or her income at the time of loan application.  The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work.  A verbal verification of employment information provided in the application, without reference to income, takes place under this program.  While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

Bank of America’s “No Income No Asset Program” provides applicants with a minimum Credit Score and steady employment the ability to obtain mortgage loans with no income verification, Debt-to-Income Ratio calculation or asset verification.  Under this program, the applicant does not state his or her income or assets at the time of loan application.  The applicant must evidence stable employment, defined as a minimum of two years in the same line of work.  A verbal verification of employment information provided in the application, without reference to income, takes place under this program.

Bank of America’s “100% LTV Program” provides applicants the ability to obtain a mortgage loan with no down payment.  The 100% LTV Program is only available if the primary borrower has a minimum Credit Score.  The 100% LTV Program also permits loan-to-value ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property).  Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “97% LTV Program” provides applicants with the opportunity to obtain low down payment mortgage loans.  This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant’s own funds.  The 97% LTV Program is only available if the primary borrower has a minimum Credit Score.  The 97% LTV Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only.  This program is available on purchase and rate or term refinance transactions.  Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “Condominium Hotel Loan Program” provides applicants the ability to purchase a unit in a condominium hotel.  The Condominium Hotel Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home.  The Condominium Hotel Loan Program is only available if the primary borrower has a minimum Credit Score.  Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions.  Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “Non-Resident Alien Loan Program” provides financing to non-resident aliens to purchase or refinance second home properties within the United States.  Applicants without a United States credit history must document an acceptable credit history within their primary country of origin.  Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “80/20 Program” provides applicants with an 80% Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20% Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%.  By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction.  The 80/20 Program is only available if the primary borrower has a minimum Credit Score.  Bank of America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender.  Under this program, Bank of America uses the Standard Documentation Process.

SERVICING OF MORTGAGE LOANS

Bank of America (in its capacity as Underlying Servicer for each Underlying Transaction), currently services the Mortgage Loans pursuant to the Underlying Pooling Agreements.

S-40

The Underlying Servicer may perform any of its obligations under each Underlying Pooling Agreement through one or more subservicers.  Despite the existence of subservicing arrangements, the Underlying Servicer will be liable for its servicing duties and obligations under each Underlying Pooling Agreement as if the Underlying Servicer alone were servicing the related Mortgage Loans.

Bank of America’s Servicing Experience and Procedures

General

Bank of America has been servicing consumer mortgage loans in excess of 25 years.  The table below sets forth information about Bank of America’s portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

First Lien Mortgage Loans	As of December 31, 2005	As of December 31, 2006	As of December 31, 2007	As of September 30, 2008
By Number	2,227,378	2,524,364	2,454,131	2,512,159
By Aggregate Unpaid Principal Balance (in billions)	$296.8	$344.0	$391.2	$413.9

Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac.  In addition to servicing certain mortgages securitized by the Underlying Depositor, the Depositor and their affiliates, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry.  This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America’s different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan.  In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility.  The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans.  Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures have been generally consistent for the last three years in all material respects.  The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

Bank of America may perform any of its obligations under the Bank of America Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Bank of America may engage third-party vendors to provide technology or process efficiencies.  Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC.  Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to the Issuer.  Those situations include, without limitation, situations where a mortgagor has sold or transferred the mortgaged property, where there has been damage to the mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy.  The following is a description of Bank of America’s policies and procedures to respond to each of these situations.

S-41

Property Damage

Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance.  This vendor generally performs the following tasks: (i) insurance customer service, (ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing.  The vendor tracks and reports its activities by directly accessing Bank of America’s servicing system which reports Bank of America employees actively monitor.

Collections and Loss Mitigation

Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure.  Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s).  All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America’s collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring.  Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines.  The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer’s location.  Each caller in the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor’s current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option.  Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations.  Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

Bank of America grants a grace period of fifteen days after the due date in which a borrower can make a monthly payment without incurring a penalty or late charge.  In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the due date.  For example, a mortgage loan with a due date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the due date at the expiration of a grace period, if applicable.  There may be situations, based on the customer or account circumstances, where a late fee could be waived.  Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

Direct mail contact efforts occur during the various stages of delinquency.  Generally a courtesy notice is sent to customers after the due date and expiration of any grace period.  General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate.  More specifically, customer contact is generally made as follows:  (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency, Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current) within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a “breach letter,” that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting

S-42

properties for which a monthly payment is delinquent.  Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition.  If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit’s own contact efforts.  Delinquent mortgage loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure.  Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property.  Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds.  Payment plans are monitored according to the plan due dates.

During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible.  This may occur due to the borrower’s inability to bear the payment plan or failure to adhere to the payment plan.  Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

Bankruptcy

When a mortgagor files for bankruptcy, Bank of America’s options for recovery are more limited.  Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including:  (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court.  Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings.  The vendor is either a law firm or retains a law firm from a pre-approved list of law firms.  After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system’s bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices.  Bank of America’s bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief.  Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

Foreclosure

Bank of America delegates to a vendor initial responsibility for activities related to foreclosure.  Once Bank of America’s collections department approves a foreclosure, it places a stop on the mortgage loan and refers the matter to the foreclosure vendor.  The foreclosure vendor performs the following services:  (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the mortgaged property; (d) obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure mortgage loans.  Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor’s processing of loans in the foreclosure process.

S-43

THE UNDERLYING SPONSOR

The Underlying Sponsor, Bank of America, is an indirect wholly-owned subsidiary of Bank of America Corporation.  Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

See “The Sponsor,” “The Mortgage Loan Programs,” “Servicing of the Mortgage Loans” and “The Pooling Agreement” in the BOALT 2006-9 Prospectus for more information about Bank of America as Underlying Sponsor for all of the Underlying Transactions, its securitization programs and its material roles and duties in those Underlying Transactions.

THE SPONSOR

The Sponsor, Banc of America Securities LLC, a Delaware limited liability company, is an indirect wholly-owned subsidiary of Bank of America Corporation and an affiliate of the Depositor, the Underlying Depositor, the Underlying Originator and the Underlying Servicer.  The Sponsor’s executive offices are located at One Bryant Park, New York, New York  10036. The Sponsor is also the underwriter of this transaction and the underwriter of each Underlying Transaction.  The Sponsor will sell the Mortgage Certificates to the Depositor pursuant to a Mortgage Certificate Purchase Agreement, to be dated the Closing Date.  The Sponsor is a registered broker-dealer and, as such, is in the business of purchasing, selling and underwriting securities, including mortgage-backed securities. The Sponsor underwrites, sells and purchases mortgage-backed securities that have been issued by its affiliates and third parties.  Although the Sponsor has extensive experience in structuring securitizations for its affiliates and for third parties, it generally is its practice not to act as the sponsor of securitizations.  As Sponsor, Banc of America Securities LLC was primarily responsible for structuring this transaction and selecting the Mortgage Certificates.  Its only obligation will be to sell the Mortgage Certificates to the Depositor, make limited representations regarding the Mortgage Certificates and cure breaches of those representations or repurchase the affected Mortgage Certificates.

STATIC POOL INFORMATION

Information concerning the Underlying Depositor’s prior residential mortgage loan securitizations involving both fixed-rate first lien mortgage loans underwritten in accordance with the Underlying Originator’s general underwriting standards described above under “Mortgage Loan Underwriting Standards—General Underwriting Standards” and first lien mortgage loans underwritten in accordance with the Underlying Originator’s alternative underwriting standards described above under “Mortgage Loan Underwriting Standards—Alternative Underwriting Standards,” including the Underlying Transactions, is available on the internet at http://corp.bankofamerica.com/public/regulationab/bafc/index.jsp.  On this website, you can view summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement.  Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Underlying Originator’s control, such as rising housing prices, low interest rates and a proliferation of affordability products.  Therefore, the

S-44

performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans underlying the Mortgage Certificates to be included in the Issuing Entity.

In addition, on this website, you can view summary pool information as of the applicable cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date for Loan Group 1 and Loan Group 2, in addition to the information provided on this website for the BOAMS Transaction and the BOALT 2005-11 Transaction in the aggregate.  No additional static pool data is provided for Loan Group 3 other than the static pool data for the BOALT 2006-9 Transaction.

The static pool data referred to above will not form a part of this prospectus supplement, the accompanying prospectus or the Depositor’s registration statement to the extent that the static pool data relates to: prior securitized pools of the Underlying Depositor that do not include the Mortgage Loans and that were established before January 1, 2006; or in the case of information regarding the Mortgage Loans, information about those Mortgage Loans for periods before January 1, 2006.

THE UNDERLYING DEPOSITOR

The Underlying Depositor was incorporated in the State of Delaware on November 26, 2002 under the name “BA Residential Securities, Inc.” and filed a Certificate of Amendment of Certificate of Incorporation changing its name to “Banc of America Mortgage Securities, Inc.” on December 4, 2002.  The Underlying Depositor is a direct, wholly-owned subsidiary of the Underlying Sponsor.  It is not expected that the Underlying Depositor will have any business operations other than offering mortgage pass-through certificates and related activities. The Underlying Depositor has limited obligations and rights under the Underlying Pooling Agreements, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties or, in the circumstances described under “The Trust Agreement—Termination of the Trust; Optional Termination,” repurchasing Mortgage Loans.

The Underlying Depositor maintains its principal executive office at 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255.  Its telephone number is 704-387-8239.

THE DEPOSITOR

The Depositor, Banc of America Funding Corporation, is an indirect subsidiary of Bank of America Corporation.

See “The Depositor,” “Mortgage Purchase Program” and “The Pooling and Servicing Agreement” in the prospectus for more information about the Depositor and its material roles and duties in this securitization.

THE UNDERLYING ISSUING ENTITIES

The underlying issuing entities are New York common law trusts, each formed on the applicable closing date for the related Underlying Transaction.  Each underlying issuing entity has no officers or directors and no activities or continuing duties other than to hold the assets underlying the related certificates and to issue such certificates.  The fiscal year end of each underlying issuing entity is December 31 of each year.

Each underlying issuing entity is administered by the Underlying Trustee pursuant to the terms of the related Underlying Pooling Agreement as described under “The Pooling Agreement” in the related Underlying Prospectus.  The Underlying Trustee, on behalf of each underlying issuing entity, is, prior to an event of default under the related Underlying Pooling Agreement, only permitted to take the actions specifically provided in such Underlying Pooling Agreement.  Under each Underlying Pooling Agreement, the Underlying Trustee on behalf of each underlying issuing entity will not have the power to issue additional certificates representing interests in such underlying issuing entity, borrow money on behalf of such underlying issuing entity or make loans from the assets of such underlying issuing entity to any person or entity.

S-45

Each underlying issuing entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of federal bankruptcy laws.  Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not an underlying issuing entity would be considered a “business trust.”  In addition, in the event of bankruptcy of the Underlying Sponsor, the Underlying Depositor or any other party to an Underlying Transaction, it is not anticipated that the related trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party.  See “Risk Factors—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans” in the BOALT 2006-9 Prospectus.

THE ISSUING ENTITY

The issuing entity will be a New York common law trust (the “Issuing Entity”), formed on the Closing Date pursuant to the Trust Agreement.  The Mortgage Certificates will be deposited by the Depositor into the Issuing Entity under the Trust Agreement as described below under “The Trust Agreement—Establishment of the Issuing Entity.”  The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates.  The fiscal year end of the Issuing Entity will be December 31 of each year.  As of the date of this prospectus supplement, the market prices of the Group 1 Mortgage Certificates, the Group 2 Mortgage Certificates and the Group 3 Mortgage Certificates were estimated to be approximately 83%, 73% and 57%, respectively, of their certificate balances, based on the mid-point of bid and asking prices for the Mortgage Certificates and similar mortgage certificates.

The Issuing Entity will be administered by the Trustee pursuant to the terms of the Trust Agreement as described under “The Trust Agreement” in this prospectus supplement.  The Trustee, on behalf of the Issuing Entity, is, prior to an event of default under the Trust Agreement, only permitted to take the actions specifically provided in the Trust Agreement.  Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of federal bankruptcy laws.  Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a “business trust.”  In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party.  See “Risk Factors—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans” in the prospectus.

THE TRUST AGREEMENT

The Certificates will be issued pursuant to the Trust Agreement, between the Depositor and the Trustee, to be dated the Closing Date.

The following summaries describe certain provisions of the Trust Agreement.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement.  The Depositor plans to file a final copy of the Trust Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

Establishment of the Issuing Entity

The Issuing Entity will be established under the laws of the State of New York.  The Issuing Entity will be administered by the Trustee pursuant to the terms of the Trust Agreement, and will be created solely for the purpose of holding the Mortgage Certificates, issuing the Certificates evidencing interests in the Issuing Entity and carrying out related activities.  It will not have any other purpose or activity.

S-46

Concurrently with the execution and delivery of the Trust Agreement, the Depositor will convey the Mortgage Certificates to the Trustee, without recourse.  The Trustee, on behalf of the Issuing Entity, will accept the Mortgage Certificates and issue the Certificates to or upon the order of the Depositor.  The Certificates will evidence the entire beneficial ownership in the Issuing Entity.

On the Closing Date, the Depositor, in addition to making certain other limited representations and warranties, will represent in the Trust Agreement that the Mortgage Certificates were acquired free of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest.  Within 90 days of its discovery or its receipt of notice of a breach of these representations and warranties, the Depositor is required to cure such breach in all material respects or to repurchase the affected Mortgage Certificate from the Trustee at a price equal to the sum of (i) the certificate balance of such Mortgage Certificate as of the next Distribution Date (before giving affect to distributions on and losses allocated to the Mortgage Certificates on the related Mortgage Certificate Distribution Date), (ii) one month’s interest on such certificate balance of such Mortgage Certificate at the applicable pass-through rate for such Mortgage Certificate and (iii) any Extraordinary Trust Expenses as of such date of repurchase (the “Repurchase Price”).  The purchase price for any repurchased Mortgage Certificates shall be deposited by the Trustee in the Certificate Account.  This cure or repurchase obligation of the Depositor constitutes the sole remedy available to the holders of Certificates or to the Trustee on behalf of the Certificateholders.

Pursuant to the Trust Agreement, the Trustee will hold the Mortgage Certificates for the benefit of Certificateholders in book-entry form (the “Book-Entry Mortgage Certificates”) through the facilities of the Depository.  If, for any reason, any of the Book-Entry Mortgage Certificates no longer may be held in book-entry form, they will thereafter be held by the Trustee in fully registered, certificated form.

The Trustee

Pursuant to the Trust Agreement, the Trustee will act on behalf of the Certificateholders in connection with the administration of the Trust.  The primary responsibility of the Trustee with respect to payments on the Mortgage Certificates will be to distribute all such payments received to the appropriate Certificateholders, without making any other deductions other than for certain taxes and other extraordinary expenses, none of which are expected.  The Trustee also will maintain the register for the Certificates, perform tax reporting and compliance for the Trust and administer exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates.  The account established for the Certificates will be an account separate from the general assets of the Trustee, and the payments received by the Trustee will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it, except as otherwise described below.  The Trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any of the assets of the Issuing Entity to any person except as permitted by the Trust Agreement.

The Trust Agreement provides for indemnification of the Trustee by the Issuing Entity for any loss or liability incurred by the Trustee in connection with the performance by the Trustee of its duties and obligations arising under the Trust Agreement and the exercise by the Trustee of the rights and powers conferred upon it by the Trust Agreement, other than any loss or liability resulting from the Trustee’s own willful malfeasance, bad faith, negligence or reckless disregard of its duties.  Any such indemnification would reduce the amounts available for distributions to Certificateholders.

The Trustee will not be obligated to appear in, prosecute or defend any legal action in respect of the Issuing Entity (other than with respect to collections on the Mortgage Certificates, as described below) unless the Trustee has been instructed to do so by the holders of Certificates entitled to at least 66-2/3% of the aggregate voting rights of all Certificates and is indemnified by such holders for its fees and expenses.

The Trustee will prepare and file annual or other informational reports or tax returns for the Issuing Entity as required to be furnished to the Certificateholders or filed for or with respect to the Issuing Entity under any applicable federal, state or local tax law.

S-47

Collections

The Trustee will use all reasonable efforts to collect all payments due with respect to the Mortgage Certificates and will, consistent with such efforts, follow the procedures described in the following paragraph.  Pending distributions to Certificateholders, the Trustee will hold such collections uninvested.

If the Trustee has not received a distribution with respect to the Mortgage Certificates of a Group by the first Business Day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificates, the Trustee will be required to notify the affected Certificateholders, request such payment as promptly as possible in accordance with the law and will take such legal action as directed by the holders of the affected Certificates entitled to at least 51% of the aggregate voting rights of all Certificates of the Group; provided, however, that in the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will be required to notify the Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the affected Certificateholders.  In the event any such indemnity is provided to the Trustee, the Trustee shall take such action as shall be directed by the holders of Certificates entitled to at least 51% of the aggregate voting rights of all Certificates of the affected Group.

Certificate Account

All distributions on the Mortgage Certificates will be remitted to a segregated trust account (the “Certificate Account”) to be established by the Trustee under the Trust Agreement on the Closing Date.  Amounts on deposit in the Certificate Account will remain uninvested.

Termination of the Trust; Optional Termination

The Issuing Entity will terminate upon receipt by the Trustee and distribution to the Certificateholders of all amounts payable on the Certificates.  Any remaining assets of the Issuing Entity not required for the payment of distributions on the Certificates or amounts owed to the Trustee will be distributed on the Class 1-A-R Certificate.  Any such remaining assets are expected to be negligible.

A Call-Right Holder will have the option to purchase the Mortgage Certificate underlying a Group when the certificate balance of such Mortgage Certificate is less than 10% of the certificate balance thereof as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distributions as described below under “Description of Certificates—Interest” and “—Principal.”

The Underlying Depositor will have the option to purchase all the Group 1 Mortgage Loans and any properties that were acquired in satisfaction of any of the Group 1 Mortgage Loans, subject to certain conditions described in the related Mortgage Certificates Offering Documents.  This option can be exercised when the aggregate stated principal balance of the Group 1 Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Group 1 Mortgage Loans as of March 1, 2005.  If the Underlying Depositor exercises its right to repurchase all of the Group 1 Mortgage Loans, the Group 1 Mortgage Certificates and therefore the Group 1 P&I Certificates will be retired earlier than would otherwise be the case.

The Underlying Depositor will have the option to purchase all the mortgage loans in the BOALT 2005-11 Transaction (including the Group 2 Mortgage Loans) and any properties that were acquired in satisfaction of any of the mortgage loans in the BOALT 2005-11 Transaction, subject to certain conditions described in the related Mortgage Certificates Offering Documents.  This option can be exercised when the aggregate stated principal balance of the mortgage loans in the BOALT 2005-11 Transaction is less than 10% of the aggregate unpaid principal balance of the mortgage loans in the BOALT 2005-11 Transaction as of November 1, 2005.  If the Underlying Depositor exercises its right to repurchase all of the mortgage loans in the BOALT 2005-11

S-48

Transaction, the Group 2 Mortgage Certificates and therefore the Group 2 P&I Certificates will be retired earlier than would otherwise be the case.

The Underlying Depositor will have the option to purchase all the mortgage loans in the BOALT 2006-9 Transaction (including the Group 3 Mortgage Loans) and any properties that were acquired in satisfaction of any of the mortgage loans in the BOALT 2006-9 Transaction, subject to certain conditions described in the related Mortgage Certificates Offering Documents.  This option can be exercised when the aggregate stated principal balance of the Mortgage Loans in the BOALT 2006-9 Transaction is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans in the BOALT 2006-9 Transaction as of December 1, 2006.  If the Underlying Depositor exercises its right to repurchase all of the mortgage loans in the BOALT 2006-9 Transaction, the Group 3 Mortgage Certificates and therefore the Group 3 P&I Certificates will be retired earlier than would otherwise be the case.

See “Payment and Yield Considerations” in this prospectus supplement and “The Pooling and Servicing Agreement—Termination; Repurchase of Mortgage Loans and Mortgage Certificates” in the prospectus.

Resignation, Removal and Replacement of the Trustee

The Depositor or the holders of 66-2/3% in interest of any class of the Certificates may remove the Trustee with cause and appoint a successor trustee at any time.  In addition, the Trustee may resign as trustee of the Trust at any time, in which event the Depositor will be requested to appoint a successor trustee.  If no successor trustee is so appointed and accepts appointment within thirty days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.  Such resignation or removal will not take effect until a successor trustee is appointed and has assumed the duties of the Trustee as set forth in the Trust Agreement.

Modification of the Trust Agreement

The Trustee and the Depositor may amend the Trust Agreement without the consent of any Certificateholder to cure any ambiguity or mistake, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement, to address certain other matters arising under the Trust Agreement (so long as such amendment does not adversely affect in any material respect the interests of any Certificateholder or the ratings of the Certificates) or to preserve the status of any REMIC created pursuant to the Trust Agreement.

The Trust Agreement may otherwise be amended with the consent of the holders of Certificates evidencing a Percentage Interest of not less than 66-2/3% of each affected class for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or modifying in any manner the rights of the holder of the Certificates, provided that, the Trust Agreement may not be amended to:

(i)	reduce the amount of, or delay the timing of, any amount required to be distributed on any Certificate, without the consent of the holder of such Certificate;
(ii)	permit the removal of the Trustee without cause; or
(iii)	reduce the percentage of Certificateholders of each affected class whose consent is required for any amendment;
without consent of holders of all Certificates then outstanding.

Notwithstanding the foregoing, the Trust Agreement may not be amended unless the Trustee has been furnished with an opinion of counsel to the effect that such amendment is permitted under the Trust Agreement and such amendment will not subject any REMIC or grantor trust created under the Trust Agreement to United States federal income tax or cause any such REMIC to fail to qualify as a REMIC for United States federal income tax

S-49

purposes or cause any grantor trust created under the Trust Agreement to fail to qualify as a grantor trust for United States federal income tax purposes at any time that any Certificates are outstanding.

Actions of the Trustee and Voting Rights

Any consent, vote, waiver or like action to be taken by the Trustee with respect to the Mortgage Certificates, including voting on any proposals affecting the Mortgage Certificates, will be taken in accordance with the instructions of a vote of Certificateholders of the related Group.

The voting rights exercisable by the Trustee on behalf of the Issuing Entity under the Trust Agreement with respect to any proposals affecting the Mortgage Certificates will be allocated to the Certificates without regard to class.  The Trustee will cast its vote in accordance with the instructions given by those Certificateholders who hold a majority of the outstanding principal amount of the Certificates from whom instructions are received (whether or not such Certificateholders hold a majority of all outstanding Certificates).

In the event that all or a portion of a combination of classes of Exchangeable REMIC Certificates in any REMIC Combination is exchanged for a proportionate portion of the class of Exchangeable Certificates in the related Exchangeable Combination, the class of such Exchangeable Certificates will be entitled to a proportionate share of the voting rights allocated to the classes of Exchangeable REMIC Certificates in the related REMIC Combination.

The “Percentage Interest” of a Certificate of a class is the percentage obtained by dividing the initial certificate balance (or the portion of the maximum initial class balance represented by such Certificate in the case of the Exchangeable Certificates and the Exchangeable REMIC Certificates) of such Certificate by the initial class balance (or the maximum initial class balance in the case of the Exchangeable Certificates and the Exchangeable REMIC Certificates) of such class.

Governing Law

The Certificates and the Trust Agreement will be governed by the laws of the State of New York.

THE TRUSTEE

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee (in such capacity, the “Trustee”) under the Trust Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $609 billion in assets and 160,500 employees as of June 30, 2008, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor and the Underwriter may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains its principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 (together, the “Corporate Trust Office”).

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of June 30, 2008, Wells Fargo Bank was acting as trustee on approximately 1,730 series of residential mortgage-backed securities with an aggregate principal balance of approximately $325,838,000,000.

S-50

Under the terms of the Trust Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports and exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates.  As Trustee, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax and information returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of June 30, 2008, Wells Fargo Bank was acting as securities administrator with respect to more than $1,057,666,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Underlying Trusts.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

See “The Pooling and Servicing Agreement—The Trustee” in the prospectus for more information about the Trustee and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Trust Agreement.

Compensation and Payment of Expenses of the Trustee

The Trustee will receive a fee for its services to the Issuing Entity.  The Trustee’s fee will consist of an amount agreed to between the Sponsor and the Trustee and paid by the Sponsor from its own funds and not from the Trust Assets.  Certain unanticipated expenses such as fees and expenses of a successor trustee, taxes, if any, imposed on any REMIC created under the Trust Agreement and indemnity payments, if any, owed to the Trustee will be paid by the Trustee from interest distributions on the Mortgage Certificates prior to distributions of interest or principal on the Offered Certificates.

DESCRIPTION OF CERTIFICATES

The Certificates will consist of (i) the nine classes of Offered Certificates listed in the table on page S-6 of this prospectus supplement and (ii)  the Class 1-A-3, Class 1-A-R, Class 2-A-3 and Class 3-A-3 Certificates, which are not offered by this prospectus supplement.

Each Certificate (other than the Exchangeable Certificates) will represent a beneficial ownership interest in the Issuing Entity as described herein.

Denominations and Form

The Offered Certificates will be issuable in book-entry form only (the “Book-Entry Certificates”) in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.  The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

Distributions

Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date.  Distributions allocated to a class of Exchangeable REMIC Certificates will be calculated assuming no exchanges have occurred.  If exchanges of all or a portion of a class of Exchangeable REMIC Certificates have occurred, a class of Exchangeable Certificates will be entitled to receive its proportionate share of distributions allocated to the related Exchangeable REMIC Certificates.

S-51

Distributions on each Distribution Date will be made by the Trustee (to the extent of funds available therefor) by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities; provided, however, such account must be specified in writing at least five Business Days prior to the related Distribution Date.  In addition, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee in Minnesota.  If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under “Description of Certificates—Book-entry Form” in the prospectus.

Interest will accrue on each class of Offered Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an “Accrual Period”).  The initial Accrual Period will be deemed to have commenced on December 1, 2008.  Interest which accrues on each class of Offered Certificates during an Accrual Period will be calculated on the assumption that distributions in reduction of the class balances thereof on the Distribution Date in that Accrual Period are made on the first day of that Accrual Period.  Calculations of interest for each Accrual Period will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

The “class balance” of a class of Certificates (other than the Exchangeable Certificates) at any time will equal its initial class balance or, in the case of a class of Exchangeable REMIC Certificates, the maximum initial class balance set forth in the table on page S-6 of this prospectus supplement less (i) all distributions of principal made to such class (or, in the case of a class of Exchangeable REMIC Certificates, distributed in reduction of the class balance of such class and any related class of Exchangeable Certificates) and (ii) losses allocated to such class (or, in the case of a class of Exchangeable REMIC Certificates, losses allocated to the class balance of such class and any related class of Exchangeable Certificates) as described under “Description of Certificates—Allocation of Losses” plus (iii) in the case of a class of Accrual Certificates, the Accrual Distribution Amount previously added to the class balance of such class of Certificates as described above plus (iv) such class’ pro rata share of any recoveries allocated to the related Mortgage Certificate for previous Mortgage Certificate Distribution Dates.

Because Exchangeable Certificates receive distributions of interest and principal and are allocated losses based on distributions and losses allocated to the related Exchangeable REMIC Certificates, a class of Exchangeable Certificates has no “class balance” as such term is defined in this prospectus supplement.  However, the holder of an Exchangeable Certificate can calculate a class balance of its Certificate as described under “—Exchangeable REMIC Certificates and Exchangeable Certificates” below for the purpose of calculating interest distributable on its Exchangeable Certificates on any Distribution Date (before the allocation of any interest losses or shortfalls).

The “Final Scheduled Distribution Date” for (i) the Group 1 P&I Certificates will be the Distribution Date in March 2035, (ii) the Group 2 P&I Certificates will be the Distribution Date in December 2035 and (iii) the Group 3 P&I Certificates will be the Distribution Date in January 2037.  The Final Scheduled Distribution Date represents the latest final scheduled distribution date for the related Mortgage Certificates.  The actual final payment on your Certificates could occur earlier or later than the designated Final Scheduled Distribution Date.

Exchangeable REMIC Certificates and Exchangeable Certificates

General

The holder of each class of Exchangeable REMIC Certificates in any Combination shown in Appendix E (a “REMIC Combination”) may exchange all or part of each class of Exchangeable REMIC Certificates for a proportionate interest in the class of related Exchangeable Certificates in the related Combination as shown in Appendix E (an “Exchangeable Combination”) provided such holder owns the necessary Exchangeable REMIC Certificates to make the exchange.  The holder of the class of Exchangeable Certificates in an Exchangeable Combination may also exchange all or part of such class of Exchangeable Certificates for a proportionate interest in the classes of Exchangeable REMIC Certificates in the related REMIC Combination provided such holder owns the necessary Exchangeable Certificates to make the exchange.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and Exchangeable Certificates that are outstanding at any given time, and the outstanding class balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  The class balance of an Exchangeable Certificate on any date will be

S-52

the product of the maximum class balance of the class on such date, as reported by the Trustee, and the Percentage Interest in the class evidenced by that Certificate.  Exchangeable REMIC Certificates and Exchangeable Certificates in any Combination may be exchanged only in the proportions set forth in Appendix E for such Combination.

The “maximum class balance” represents the portion of the maximum initial class balance that would be outstanding on any date assuming all exchanges had been made on the Closing Date.

Holders of Exchangeable Certificates in any Exchangeable Combination will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination.  With respect to any Distribution Date, the aggregate amount of principal and interest distributable to, and amount of principal and interest losses and interest shortfalls on, the Exchangeable Certificates in any Exchangeable Combination on such Distribution Date will be identical to the aggregate amount of principal and interest distributable to, and amount of principal and interest losses and interest shortfalls on, all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date.

Procedures

If a certificateholder wishes to exchange its Exchangeable REMIC Certificates or Exchangeable Certificates, the certificateholder must notify the Trustee by e-mail at ctsspgexchanges@wellsfargo.com no later than two business days before the proposed exchange date.  The exchange date can be any business day other than the first or last business day of the month, subject to the Trustee’s approval.  In addition, the certificateholder must provide notice on the certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, the outstanding class balance and the maximum initial class balance of the Certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date.  After receiving such notice, the Trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee.  The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.

The Certificates to be exchanged must be in the correct exchange proportions.  The Trustee will verify the proposed proportions to ensure that the principal and interest entitlements of the Certificates received equal the entitlements of the Certificates surrendered.  If there is an error, the exchange will not occur until such error is corrected.  Unless rejected for error, the notice of exchange will become irrevocable on the second business day before the proposed exchange date.

In connection with each exchange, the certificateholder must pay the Trustee a fee equal to $5,000.

The Trustee will make the first distribution on an Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest

The pass-through rate for each class of Offered Certificates for each Distribution Date is as set forth in the table on page S-6 of this prospectus supplement.

The interest entitlement for a class of Exchangeable REMIC Certificates will be calculated assuming no exchanges have ever occurred.  If exchanges of all or a portion of a class of Exchangeable REMIC Certificates included in a REMIC Combination have occurred, the class of Exchangeable Certificates included in the related Exchangeable Combination will be entitled to receive its proportionate share of distributions of interest allocated to such Exchangeable REMIC Certificates.

On each Distribution Date, the amount available for distributions in respect of interest on the P&I Certificates of each Group will be the aggregate amount received by the Trustee since the preceding Distribution Date (or since the Closing Date, in the case of the first Distribution Date) as interest on the related Mortgage Certificate, the interest portion of the Repurchase Price received by the Trustee in connection with any repurchase of

S-53

such Mortgage Certificate and the interest portion of the amount received by the Trustee in connection with the optional purchase of such Mortgage Certificate by the applicable Call Right Holder (such net amount for each Group, the “Mortgage Certificate Interest Distribution Amount).

On each Distribution Date, each class of P&I Certificates (other than the Exchangeable Certificates) will be entitled to receive from the Mortgage Certificate Interest Distribution Amount an amount allocable to interest (as to each such class, the “Interest Distribution Amount”) with respect to the related Accrual Period. The Interest Distribution Amount for any class of P&I Certificates (other than the Exchangeable Certificates) will equal (A) the sum of (i) interest at the applicable pass-through rate on the related class balance immediately prior to that Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date (less any Net Interest Shortfalls (as defined in the Underlying Prospectuses) allocated to such class of P&I Certificates as set forth in the following paragraph) exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed (“Unpaid Interest Amounts”) minus (B) such class’ pro rata share of Extraordinary Trust Expenses. On each Distribution Date, the payment of the Interest Distribution Amount will not exceed, and will be paid solely from, the Mortgage Certificate Interest Distribution Amount for the related Accrual Period.

If the interest entitlement for a Mortgage Certificate is reduced as provided in the applicable Underlying Pooling Agreement, the interest entitlements of the related P&I Certificates for the corresponding Accrual Period will be reduced proportionately.  A reduction in such interest entitlement may result from Net Interest Shortfalls (as defined in the Underlying Prospectuses). See “Description of the Certificates—Interest” in the Underlying Prospectus Supplements.

In the event that, on a particular Distribution Date, the Mortgage Certificate Interest Distribution Amount for a Group is not sufficient to make a full distribution of the interest entitlement on the related classes of P&I Certificates, interest will be distributed on each class of Certificates (other than the Exchangeable Certificates) pro rata based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of Certificates will be entitled to receive on the next Distribution Date.  Any Unpaid Interest Amount so carried forward will not bear interest.  Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for a class of Accrual Certificates will accrue on such class, but will not be distributed as interest to such class.  Prior to such time, an amount equal to the accrued and unpaid interest on a class of Accrual Certificates will be added to the class balance thereof and distributed to the related classes of Accretion Directed Certificates as described under “—Principal” below.

To the extent the amount to be distributed in respect of interest on a class of Super Senior Certificates is less than the amount calculated for such class pursuant to clause (A)(i) of the definition of “Interest Distribution Amount,” such shortfall shall be redirected from the amount of interest otherwise distributable on the related class of Super Senior Support Certificates.  See “—Allocation of Losses” in this prospectus supplement.

The “Accretion Termination Date for (i) the Class 1-A-1 and Class 1-A-2 Certificates will be the Distribution Date following the Distribution Date on which the class balances of the Class 1-A-1 and Class 1-A-2 Certificates have been reduced to zero, (ii) for the Class 2-A-1 and the Class 2-A-2 Certificates will be the Distribution Date following the Distribution Date on which the class balances of the Class 2-A-1 and Class 2-A-2 Certificates have been reduced to zero and (iii) for the Class 3-A-1 and the Class 3-A-2 Certificates will be the Distribution Date following the Distribution Date on which the class balances of the Class 3-A-1 and Class 3-A-2 Certificates have been reduced to zero.

Interest distributions on any class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

“Extraordinary Trust Expenses” means certain unanticipated expenses of the Issuing Entity such as fees and expense of a successor trustee, taxes, if any, imposed on any REMIC created under the Trust Agreement and indemnity payments, if any, owed to the Trustee.

S-54

Extraordinary Trust Expenses will be paid from interest distributions on the Mortgage Certificates by the Trustee prior to distributions of interest or principal on the Offered Certificates.

Principal

On each Distribution Date, distributions of principal will be made from the Mortgage Certificate Principal Distribution Amount to the extent described below.  The “Mortgage Certificate Principal Distribution Amount for each Distribution Date and each Group will be equal to the aggregate amount received by the Trustee since the preceding Distribution Date (or since the Closing Date, in the case of the first Distribution Date) as principal on the related Mortgage Certificates, the principal portion of the Repurchase Price received by the Trustee in connection with any repurchase by the Depositor of the related Mortgage Certificate as a result of the breach by the Depositor of its limited representation and warranties under the Trust Agreement and the principal portion of the amount received by the Trustee in connection with the optional purchase of the related Mortgage Certificate by the applicable Call Right Holder.  The principal distributions distributed on any class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

In the event that all or a portion of the classes of Exchangeable REMIC Certificates are exchanged for a proportionate portion of the class of Exchangeable Certificates in a related Exchangeable Combination, such class of Exchangeable Certificates will be entitled to a proportionate share of the principal distributions otherwise payable on the classes of Exchangeable REMIC Certificates in the order of priority assigned to such classes of Exchangeable REMIC Certificates.

On each Distribution Date occurring prior to the applicable Accretion Termination Date, the Trustee will distribute the Accrual Distribution Amount for (i) the Class 1-A-3 Certificates to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their class balances have been reduced to zero, (ii) the Class 2-A-3 Certificates to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their class balances have been reduced to zero and (iii) the Class 3-A-3 Certificates to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their class balances have been reduced to zero.

On each Distribution Date, the Trustee will distribute the Mortgage Certificate Principal Distribution Amount for the Group 1 P&I Certificates as follows:

first, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their class balances have been reduced to zero; and

second, to the Class 1-A-3 Certificates until their class balance has been reduced to zero.

On each Distribution Date, the Trustee will distribute the Mortgage Certificate Principal Distribution Amount for the Group 2 P&I Certificates as follows:

first, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their class balances have been reduced to zero until its class balance has been reduced to zero; and

second, to the Class 2-A-3 Certificates until their class balance has been reduced to zero.

On each Distribution Date, the Trustee will distribute the Mortgage Certificate Principal Distribution Amount for the Group 3 P&I Certificates as follows:

first, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their class balances have been reduced to zero until its class balance has been reduced to zero; and

second, to the Class 3-A-3 Certificates until their class balance has been reduced to zero.

S-55

The “Accrual Distribution Amount” with respect to any Distribution Date and the Class 1-A-3, Class 2-A-3 or Class 3-A-3 Certificates, as the case may be, will be equal to the amounts allocated but not currently distributable to such class in respect of interest.

Allocation of Losses

If, after giving effect to the above distributions of principal, the aggregate class balance of the Group 1 P&I Certificates exceeds the aggregate certificate balance of the Group 1 Mortgage Certificates, such excess (a “Group 1 Realized Loss Shortfall”) will be allocated pro rata to the Group 1 P&I Certificates; provided, however, any such amounts allocated to the Class 1-A-1 and Class 1-A-2 Certificates will be borne by the Class 1-A-3 Certificates for so long as the Class 1-A-3 Certificates are outstanding; provided, further, after the Class 1-A-3 Certificates are no longer outstanding, any such amounts allocated to the Class 1-A-1 Certificates will be borne by the Class 1-A-2 Certificates for so long as the Class 1-A-2 Certificates are outstanding.

If, after giving effect to the above distributions of principal, the aggregate class balance of the Group 2 P&I Certificates exceeds the aggregate certificate balance of the Group 1 Mortgage Certificates, such excess (a “Group 2 Realized Loss Shortfall”) will be allocated pro rata to the Group 2 P&I Certificates; provided, however, any such amounts allocated to the Class 2-A-1 and Class 2-A-2 Certificates will be borne by the Class 2-A-3 Certificates for so long as the Class 2-A-3 Certificates are outstanding; provided, further, after the Class 2-A-3 Certificates are no longer outstanding, any such amounts allocated to the Class 2-A-1 Certificates will be borne by the Class 2-A-2 Certificates for so long as the Class 2-A-2 Certificates are outstanding.

If, after giving effect to the above distributions of principal, the aggregate class balance of the Group 3 P&I Certificates exceeds the aggregate certificate balance of the Group 3 Mortgage Certificates, such excess (a “Group 3 Realized Loss Shortfall” and together with the Group 1 Realized Loss Shortfall and the Group 2 Realized Loss Shortfall, a “Realized Loss Shortfall”) will be allocated pro rata to the Group 3 P&I Certificates; provided, however, any such amounts allocated to the Class 3-A-1 and Class 3-A-2 Certificates will be borne by the Class 3-A-3 Certificates for so long as the Class 3-A-3 Certificates are outstanding; provided, further, after the Class 3-A-3 Certificates are no longer outstanding, any such amounts allocated to the Class 3-A-1 Certificates will be borne by the Class 3-A-2 Certificates for so long as the Class 3-A-2 Certificates are outstanding.

Any such reduction to the class balance of a class of P&I Certificates will result in a permanent loss of the right to receive distributions to which the holders of such class of Certificates otherwise would have been entitled in the absence of such a reduction.  Any reduction to the class balance of a class of P&I Certificates as a result of the allocation of Realized Loss Shortfalls will result in a future reduction of interest distributions, because interest at the applicable pass-through rate will be accruing on a smaller class balance.

After the class balance of any class has been reduced to zero, such class will not be entitled to any further distributions of principal or interest.

To the extent the interest to be distributed on a class of Super Senior Certificates is less than the amount calculated pursuant to clause (A)(i) of the definition of “Interest Distribution Amount,” the amount of such shortfall shall be subtracted from the interest to be distributed on the related class of Super Senior Support Certificates and allocated to such class of Super Senior Certificates in the same manner as Realized Loss Shortfalls are allocated.

PREPAYMENT AND YIELD CONSIDERATIONS

The yields and weighted average lives of the Offered Certificates will be affected by, among other things, the price paid for the Offered Certificates and the rate and timing of principal payments and the amount of interest payments on the Offered Certificates.  Payments on the Offered Certificates will be affected by the rate, timing and amount of distributions on the related Mortgage Certificates, which will in turn be affected by, among other things, the rate and timing of payments (including prepayments) on the related Mortgage Loans (which generally may be prepaid in full or in part at any time), the rate, timing and severity of losses on the related Mortgage Loans allocable to such Mortgage Certificates and the manner in which payments and losses on the related Mortgage Loans are allocated among the various classes of certificates in the related Underlying Transaction.  Investors should carefully

S-56

consider the associated risks discussed under “Risk Factors” in each Underlying Prospectus and in this prospectus supplement.

Since the rate of payment (including prepayments) of principal on the related Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the final payment on the Offered Certificates may be earlier, and could be substantially earlier, than the applicable Final Scheduled Distribution Date.  In the event of significant delinquencies, foreclosures or losses, the final distribution on a class of Offered Certificates also could occur later than the applicable Final Scheduled Distribution Date.  In addition to all of the Mortgage Certificates being subject to optional termination provisions, a Call Right Holder may exercise its option to purchase the Mortgage Certificate in a Group, which could cause the final payment on the related Offered Certificates to be substantially earlier than the Final Scheduled Distribution Date.

See “Prepayment and Yield Considerations” in each Underlying Prospectus for more information.

Assumptions Relating to Tables

The tables set forth in Appendix D (the “Decrement Tables”) have been prepared on the basis of the assumptions set forth below (the “Modeling Assumptions”).

The Decrement Tables with respect to the Certificates have been prepared on the basis of the following Modeling Assumptions:

(a)           the Mortgage Certificates pay in accordance with the cashflow assumptions in Appendix F;

(b)           the Mortgage Loans prepay at the indicated percentages of PSA;

(c)           the initial class balances and pass-through rates for the Offered Certificates are as set forth or described in the table on page S-6 of this prospectus supplement and for purposes of the Decrement Tables, references to the initial class balances for Exchangeable REMIC Certificates and Exchangeable Certificates refer to the maximum initial class balances set forth in the table on page S-6 of this prospectus supplement;

(d)           there are no Net Interest Shortfalls (as defined in the Underlying Prospectuses) on the Mortgage Certificates or defaults or delinquencies with respect to the Mortgage Loans;

(e)           scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on January 2009;

(f)           prepayments are received, together with a 30 days’ interest thereon, on the last day of each month beginning in December 2008;

(g)           distributions in respect of the Mortgage Certificates are made as described in the Mortgage Certificates Offering Documents;

(h)           no optional termination of any Underlying Trust occurs and no Call Right Holder exercises its right to purchase a Mortgage Certificate;

(i)           the Certificates are issued on December 30, 2008; and

(j)           cash payments on the Certificates are received on the 25th day of each month beginning in January 2009 in accordance with the priorities and amounts described in this prospectus supplement under “Description of Certificates.”

S-57

Weighted Average Lives of the Offered Certificates

Weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its class balance (or maximum initial class balances in the case of the Exchangeable REMIC Certificates and Exchangeable Certificates) is distributed to investors.  The weighted average lives of the Offered Certificates will be influenced by, among other factors, the rate at which principal is paid on the related Mortgage Certificates (which will be influenced by, among other factors, the rate at which principal is paid on the applicable Mortgage Loans).  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments, including payments as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the related Underlying Pooling Agreement.  In general, the Mortgage Loans may be prepaid at any time.  The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class.  Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates.  For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the Decrement Tables set forth in Appendix D to this prospectus supplement.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this prospectus supplement is the Prepayment Standard Assumption (“PSA”) which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans.  A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month.

As used in the Decrement Tables set forth in Appendix D, “0% PSA” assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, “300% PSA” assumes prepayment rates equal to 300% of PSA, and so forth.  PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor is not aware of any existing statistics that provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The Decrement Tables set forth in Appendix D to this prospectus supplement have been prepared on the basis of the Modeling Assumptions described above under “—Assumptions Relating to Tables.”  There will likely be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the Decrement Tables.  Any such discrepancy may have an effect upon the percentages of initial class balances (or maximum initial class balances in the case of the Exchangeable REMIC Certificates and Exchangeable Certificates) outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates).  In addition, to the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the Decrement Tables, the class balance balances (or maximum initial class balances in the case of the Exchangeable REMIC Certificates and Exchangeable Certificates) of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

It is not likely that (i) all of the Mortgage Loans will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of PSA until maturity.  In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster reductions of the class balances than indicated in the Decrement Tables at the various percentages of PSA specified.

Based upon the Modeling Assumptions, the Decrement Tables in Appendix D indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance (or maximum initial class balance in the case of an Exchangeable REMIC Certificate or Exchangeable

S-58

Certificate) of each class that would be outstanding after each of the dates shown at various constant percentages of PSA.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase of the Mortgage Certificates from the Sponsor.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of certain assets specified in the Trust Agreement) as one or more separate “real estate mortgage investment conduits” (each, a “REMIC”) for federal income tax purposes under the Code.

•
Each class of Offered Certificates (other than the Exchangeable Certificates) will constitute a “regular interest” in a REMIC and generally will be treated as a debt instrument for federal income tax purposes.  The Offered Certificates (other than the Exchangeable Certificates) are “Regular Interests” for purposes of the following discussion.

•	The Class 1-A-R Certificate will be designated as the sole class of “residual interests” in each REMIC.

Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the Trust Agreement, the Mortgage Certificates Offering Documents and the other transaction documents, (ii) the current and continuing characterization of each of the Mortgage Certificates as a REMIC regular interest (or as a certificate representing ownership of two REMIC regular interests in the case of the Group 3 Mortgage Certificates) in the related underlying REMICs and (iii) the making of appropriate REMIC elections, for United States federal income tax purposes, each REMIC elected pursuant to the Trust Agreement will qualify as a separate REMIC within the meaning of Section 860D of the Code.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Regular Interests

The Regular Interests generally will be treated as debt instruments issued by a REMIC for federal income tax purposes.  Income on the Regular Interests must be reported under an accrual method of accounting.  Holders of Regular Interests that are Super Senior Support Certificates must take into account their full interest entitlement, even if such amount are in whole or in part distributed to the Regular Interests that are Super Senior Certificates.  See “Federal Income Tax Consequences—Federal Income Tax Consequences of Exchangeable Certificates” in the prospectus for a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates.

The Regular Interests, because of their respective issue prices, are expected to be treated for federal income tax purposes as having been issued with original issue discount.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the Prospectus.  See “Federal Income Tax Consequences—Federal Income Tax Consequences of Exchangeable Certificates” in the prospectus for a discussion of original issue discount with respect to the Exchangeable Certificates.  Certain Regular Interests may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of such a Regular Interest will be treated as holding a Regular Interest with amortizable bond premium will depend on such holder’s purchase price and the distributions remaining to be made on such Regular Interest at the time of its acquisition by such holder.  Holders of a Regular Interest should consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  For purposes of determining the amount and the rate of accrual of original issue discount and market discount, it is assumed that there will be prepayments on the Mortgage Loans at a

S-59

rate equal to 300% PSA.  No representation is made as to the actual rate at which the Mortgage Loans or Mortgage Certificates will be prepaid.

The Regular Interests will be treated as regular interests in a REMIC under Section 860G of the Code.  Accordingly, to the extent described in the prospectus:

•	the Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code;

•	the Regular Interests will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code;

•	interest on the Regular Interests will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(b) of the Code; and

•	such Regular Interests will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the prospectus.

Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (each, an “Exchange Pool”) will be classified as one or more grantor trusts under subpart E, part I of subchapter J of the Code.  The interests in the class of Exchangeable REMIC Certificates that has been exchanged for the class of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the related Exchange Pool, and each class of Exchangeable Certificates will represent beneficial ownership of an interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates, which represent regular interests in a REMIC for federal income tax purposes.  For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see “Federal Income Tax Consequences—Federal Income Tax Consequences for Exchangeable Certificates” in the prospectus.  For purposes of that discussion, the Exchangeable Certificates are Composite Certificates.

The exchange of an Exchangeable Certificate for the related Exchangeable REMIC Certificates as described herein under “Description of Certificates―Exchangeable REMIC Certificates and Exchangeable Certificates” will not be a taxable exchange.  Rather, the investor will be treated as owning the same combination of proportional interests in the related Exchangeable REMIC Certificates as such investor was treated as owning prior to the exchange.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for Exchangeable Certificates” in the prospectus.

Backup Withholding and Reporting Requirements

Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” in the prospectus.

The Trustee, on behalf of the Issuing Entity, will be required to report annually to the IRS and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents).  As long as the only certificateholder of record of the Offered

S-60

Certificates is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee.  The Trustee, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Reporting Requirements” in the prospectus.

All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

STATE, LOCAL OR FOREIGN TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, locality or foreign country.  Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

A fiduciary or other person acting on behalf of or investing assets of any employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Code (collectively, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.  See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations or investments that meet the conditions and requirements of the Exemption.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The Exemption may cover the acquisition and holding of the Offered Certificates by the Plans to which it applies provided that all conditions of the Exemption will be met.  Whether an Offered Certificate qualifies for relief under the Exemption may depend upon whether each of the Mortgage Certificates satisfy the conditions of an administrative exemption that is substantially similar to the Exemption.  Each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented by virtue of its acquisition and holding of such Certificate or interest therein that either (i) it is not a Plan or a person acting on behalf of, or using assets of, a Plan or (ii) it is an accredited investor with the meaning of the Exemption.

The rating of a Certificate may change.  If a class of Offered Certificates is no longer rated at least BBB- (or its equivalent), Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, such Offered Certificate that is no longer rated at least BBB- (or its equivalent) may not be transferred unless the transferee delivers to the Trustee (i) a representation letter in the form specified in the Trust Agreement stating that (a) it is not, and is not acting on behalf of, a Plan or using the assets of a Plan to effect such purchase or (b) such transferee is an insurance company (I) that is an accredited investor within the meaning of the Exemption and (II) that is using funds from an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) 60 Fed. Reg. 35925 (July 12, 1995)) to purchase such Offered Certificates and the purchase and holding of such Offered Certificates are covered under sections I and III of PTCE 95-60 or (ii) an opinion of counsel in form and substance satisfactory to the Trustee to the effect that the purchase or holding of such Offered Certificate by or on behalf of such Plan or using assets of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an

S-61

expense of the Trustee or the Depositor.  Each person who acquires any such Offered Certificate or interest therein will be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person has provided such representation letter or opinion of counsel referred to in the preceding sentence to the Trustee.

Government plans and church plans or any person acting on behalf of, or with assets of, such a plan, while not subject to the provisions of Title I of ERISA or section 4975 of the Code may be subject to federal, state or local laws that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”).  Accordingly, a person considering investing in the Offered Certificates on behalf of a government plan or a church plan should consult with legal advisors regarding the requirements of any Similar Law.

Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any certificate to a Plan or a person acting on behalf of or using assets of a Plan is in no respect a representation by the Depositor, the Trustee or the Sponsor that such investment or the Mortgage Certificates meet all of the relevant legal requirements with respect to the Exemption, any substantially similar administrative exemption or investments by Plans generally or any particular plan, or that this investment is appropriate for Plans generally or any particular Plan.

REPORTS TO CERTIFICATEHOLDERS

The Trustee will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Certificates and certain other information as set forth in the Trust Agreement, required under Item 1121 of Regulation AB (17 C.F.R. § 229.1121), as described under “Description of Certificates—Reports to Certificateholders” in the prospectus.  In addition, the Trustee will furnish to the Depositor, the compliance statements, assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. §§ 229.1122 and 229.1123) detailed under “Servicing of the Mortgage Loans—Evidence as to Compliance” in the prospectus.

Copies of these statements and reports will be filed on Form 10-D and 10-K, as applicable, with the Securities and Exchange Commission through its IDEA system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Trustee will make the statement described in the prospectus under “Description of Certificates—Reports to Certificateholders” available to certificateholders and the other parties to the Trust Agreement via the Trustee’s internet website.  The Trustee will also make the Periodic Reports described in the prospectus under “Where You Can Find More Information” relating to the Issuing Entity available through its website promptly after they are filed with the Securities and Exchange Commission (which may or may not be the same day).  The Trustee’s internet website will initially be located at “www.ctslink.com.”  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (866) 846-4526.  Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Banc of America Securities LLC (the “Underwriter”), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.  Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 84.939% of the initial class balance of

S-62

those Certificates plus accrued interest, if applicable, before deducting expenses estimated at approximately $320,550 payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  For purposes of the Securities Act of 1933, as amended, the Issuing Entity, the Depositor, the Sponsor and the Underwriter may each be considered an underwriter of the Mortgage Certificates. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters, and the difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so.  There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriter is an affiliate of the Depositor and the Sponsor and is a registered broker/dealer.  Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

LEGAL MATTERS

The validity of and certain federal income tax matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

CERTIFICATE RATINGS

At their issuance, each class of Offered Certificates is required to receive from Fitch Ratings (“Fitch”) at least the rating set forth in the table on page S-6 of this prospectus supplement

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Trust Agreement.

Fitch’s ratings take into consideration the credit quality of the Mortgage Certificates, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Certificates is adequate to make payments required under the Offered Certificates.  Fitch’s ratings on the Offered Certificates do not, however, constitute statements regarding the frequency of prepayments on the Mortgage Loans or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than Fitch.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Fitch.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency

In addition, Fitch will monitor the applicable initial ratings of the Offered Certificates for so long as such Offered Certificates remain outstanding.

S-63

INDEX TO DEFINED TERMS

Accretion Directed Certificates	S-8
Accretion Termination Date	S-54
Accrual Certificates	S-8
Accrual Distribution Amount	S-56
Accrual Period	S-52
Bank of America	S-33
BOALT 2005-11 Loan Group 1	S-11
BOALT 2005-11 Loan Group 2	S-11
BOALT 2005-11 Loan Group 3	S-11
BOALT 2005-11 Loan Group 4	S-11
BOALT 2005-11 Mortgage Certificates Offering Documents	S-10
BOALT 2005-11 Pooling Agreement	S-9
BOALT 2005-11 Prospectus	S-10
BOALT 2005-11 Transaction	S-9
BOALT 2006-9 Loan Group 1	S-11
BOALT 2006-9 Loan Group 2	S-11
BOALT 2006-9 Mortgage Certificates Offering Documents	S-10
BOALT 2006-9 Pooling Agreement	S-10
BOALT 2006-9 Prospectus	S-10
BOALT 2006-9 Transaction	S-9
BOAMS Loan Group 1	S-10
BOAMS Loan Group 2	S-10
BOAMS Mortgage Certificates Offering Documents	S-9
BOAMS Pooling Agreement	S-9
BOAMS Prospectus	S-9
BOAMS Transaction	S-9
Book-Entry Certificates	S-51
Book-Entry Mortgage Certificates	S-47
BPP	S-39
Call Right Holder	S-13
Certificate Account	S-48
class balance	S-52
Closing Date	S-7
Code	S-18
Corporate Trust Office	S-50
Credit Scores	S-29
Cut-off Date	S-7
Debt Service Reduction	S-29
Decrement Tables	S-57
Deficient Valuation	S-28
Distribution Date	S-7
ERISA	S-18
Exchange Pool	S-60
Exchangeable Certificates	S-8
Exchangeable Combination	S-52
Exchangeable REMIC Certificates	S-8
Exemption	S-61
Extraordinary Trust Expenses	S-54
Final Scheduled Distribution Date	S-52
Fitch	S-63
Group	S-8
Group 1 Mortgage Certificates	S-9
Group 1 Mortgage Loans	S-9
Group 1 P& I Certificates	S-8
Group 1 Realized Loss Shortfall	S-56
Group 2 Mortgage Certificates	S-9
Group 2 Mortgage Loans	S-9
Group 2 P&I Certificates	S-8
Group 2 Realized Loss Shortfall	S-56
Group 3 Mortgage Certificates	S-9
Group 3 Mortgage Loans	S-9
Group 3 P&I Certificates	S-8
Group 3 Realized Loss Shortfall	S-56
Interest Distribution Amount	S-54
Issuing Entity	S-8
Loan Group	S-9
Loan-to-Value Ratio	S-29
maximum class balance	S-53
Modeling Assumptions	S-57
Mortgage Certificate Distribution Date	S-14
Mortgage Certificate Interest Distribution Amount	S-54
Mortgage Certificate Principal Distribution Amount	S-55
Mortgage Certificates	S-9
Mortgage Certificates Offering Documents	S-10
Mortgage Loans	S-9
Mortgage Pool	S-9
Non-Offered Certificates	S-8
Offered Certificates	S-8
P&I Certificates	S-8
Percentage Interest	S-50
Plan	S-61
PSA	S-58
PTCE 95-60	S-61
Realized Loss Shortfall	S-56
Record Date	S-7
Regular Interests	S-59
Relevant Implementation Date	S-5
Relevant Member State	S-5
Relevant Persons	S-5
REMIC	S-17
REMIC Combination	S-52
Repurchase Price	S-47
Residual Certificate	S-8
Series	S-9
Similar Law	S-62
SMMEA	S-18
Stated Principal Balance	S-28
Super Senior Certificates	S-8
Super Senior Support Certificates	S-8
Trust	S-8
Trust Agreement	S-8

S-64

Trust Assets	S-9
Trustee	S-8
Underlying Depositor	S-7
Underlying Originator	S-7
Underlying Pooling Agreements	S-10
Underlying Prospectuses	S-10
Underlying Servicer	S-7
Underlying Sponsor	S-7
Underlying Transactions	S-9
Underlying Trust	S-9
Underlying Trustee	S-7
Underwriter	S-62
Unpaid Interest Amounts	S-54
Wells Fargo Bank	S-50

S-65

APPENDIX A

Mortgage Loan Data

Group 1 Mortgage Loans

The following tables set forth certain characteristics of the Group 1 Mortgage Loans as of the Cut-off Date.

Occupancy of Mortgaged Properties of the Group 1 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	577	$134,125,978.44	93.14%	$232,454.04	739	67.47%
Second Home	47	9,883,750.35	6.86	210,292.56	754	72.39
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

(1)	Based solely on representations of the mortgagor at the time of origination of the Group 1 Mortgage Loans.

Property Types of the Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	450	$103,943,313.19	72.18%	$230,985.14	738	67.10%
PUD Detach	94	22,495,609.95	15.62	239,315.00	744	70.00
Condominium	46	10,561,597.48	7.33	229,599.95	747	67.62
PUD Attach	18	3,866,479.66	2.68	214,804.43	741	76.21
2-Family	10	2,015,419.03	1.40	201,541.90	759	67.13
3-Family	3	604,625.82	0.42	201,541.94	727	58.47
Townhouse	2	363,711.13	0.25	181,855.57	750	66.26
4-Family	1	158,972.53	0.11	158,972.53	791	80.00
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

Mortgage Loan Purpose of the Group 1 Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	229	$51,039,162.00	35.44%	$222,878.44	749	74.81%
Refinance-Cashout	201	48,245,794.63	33.50	240,028.83	738	61.96
Refinance-Rate/Term	194	44,724,772.16	31.06	230,540.06	731	66.14
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

Geographical Distribution of the Mortgaged Properties of the Group 1 Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Arizona	16	$3,112,817.70	2.16%	$194,551.11	732	75.01%
Arkansas	2	324,353.82	0.23	162,176.91	742	80.00
California	198	50,954,226.68	35.38	257,344.58	746	59.69
Colorado	7	2,051,785.32	1.42	293,112.19	754	71.94
Connecticut	12	2,478,693.03	1.72	206,557.75	757	65.15
Delaware	2	630,579.44	0.44	315,289.72	793	72.19
District of Columbia	2	476,595.45	0.33	238,297.73	755	73.44
Florida	78	16,480,413.55	11.44	211,287.35	734	74.13
Georgia	13	2,686,833.63	1.87	206,679.51	735	82.05
Illinois	34	7,031,398.13	4.88	206,805.83	725	73.12
Indiana	2	467,017.93	0.32	233,508.97	726	66.12
Iowa	3	505,263.64	0.35	168,421.21	731	81.53
Kansas	5	911,873.54	0.63	182,374.71	732	75.18
Kentucky	3	639,849.32	0.44	213,283.11	721	77.83
Maine	4	694,204.23	0.48	173,551.06	701	67.78
Maryland	23	5,900,005.59	4.10	256,521.98	728	68.90
Massachusetts	26	6,194,546.30	4.30	238,251.78	730	71.38
Michigan	7	1,382,974.16	0.96	197,567.74	734	79.96
Minnesota	4	820,660.40	0.57	205,165.10	735	76.55
Missouri	9	1,985,340.42	1.38	220,593.38	743	74.71
Montana	2	429,592.57	0.30	214,796.29	728	71.18
Nevada	11	2,392,672.70	1.66	217,515.70	736	68.36
New Hampshire	6	1,115,904.95	0.77	185,984.16	712	67.79
New Jersey	10	2,275,746.60	1.58	227,574.66	763	63.57
New Mexico	4	988,256.78	0.69	247,064.20	739	59.18
New York	17	4,171,740.16	2.90	245,396.48	741	70.44
North Carolina	15	3,563,373.76	2.47	237,558.25	746	71.90
North Dakota	1	147,431.76	0.10	147,431.76	704	91.81
Ohio	3	630,116.81	0.44	210,038.94	713	73.07
Oklahoma	3	903,318.64	0.63	301,106.21	766	66.59
Oregon	7	1,473,548.47	1.02	210,506.92	748	78.50
Pennsylvania	8	1,531,326.71	1.06	191,415.84	725	82.66
Rhode Island	3	567,325.49	0.39	189,108.50	746	52.57
South Carolina	11	2,337,754.89	1.62	212,523.17	726	68.80
Tennessee	10	2,187,754.65	1.52	218,775.47	736	71.57
Texas	18	3,647,885.86	2.53	202,660.33	723	77.97
Vermont	5	981,807.71	0.68	196,361.54	721	74.78
Virginia	20	4,643,026.61	3.22	232,151.33	761	63.99
Washington	8	1,841,385.49	1.28	230,173.19	767	74.75
Wisconsin	12	2,450,325.90	1.70	204,193.83	722	76.01
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

(1)	As of the Cut-off Date, no more than approximately 0.66% of the Group 1 Mortgage Loans are secured by mortgaged properties in any one five-digit postal zip code.

Amortization Type of the Group 1 Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio
Fully Amortizing	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

Prepayment Penalty Term of the Group 1 Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio
N/A	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

Current Mortgage Loan Principal Balances of the Group 1 Mortgage Loans

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 50,000	1	$17,820.36	0.01%	$17,820.36	653	79.63%
50,001 - 100,000	3	235,819.86	0.16	78,606.62	806	72.48
100,001 - 150,000	33	4,678,129.75	3.25	141,761.51	730	73.18
150,001 - 200,000	219	38,480,136.39	26.72	175,708.39	738	68.80
200,001 - 250,000	137	30,714,904.65	21.33	224,196.38	734	68.94
250,001 - 300,000	97	26,410,979.80	18.34	272,278.14	737	68.29
300,001 - 350,000	134	43,471,937.98	30.19	324,417.45	748	65.24
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

Original Loan-To-Value Ratios of the Group 1 Mortgage Loans

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
15.01 - 20.00	2	$617,485.96	0.43%	$308,742.98	785	17.61%
25.01 - 30.00	14	3,330,746.15	2.31	237,910.44	752	27.79
30.01 - 35.00	11	2,698,923.96	1.87	245,356.72	765	32.87
35.01 - 40.00	19	4,297,668.32	2.98	226,193.07	757	37.16
40.01 - 45.00	17	3,974,303.35	2.76	233,782.55	748	42.92
45.01 - 50.00	21	4,890,342.23	3.40	232,873.44	747	47.02
50.01 - 55.00	32	7,864,725.85	5.46	245,772.68	757	52.04
55.01 - 60.00	45	11,020,084.14	7.65	244,890.76	755	57.79
60.01 - 65.00	51	12,241,234.63	8.50	240,024.21	740	63.14
65.01 - 70.00	72	16,617,433.44	11.54	230,797.69	718	67.74
70.01 - 75.00	66	15,158,663.04	10.53	229,676.71	735	73.39
75.01 - 80.00	228	52,203,727.12	36.25	228,963.72	738	79.30
80.01 - 85.00	6	1,218,239.91	0.85	203,039.99	749	83.20
85.01 - 90.00	22	4,636,291.81	3.22	210,740.54	742	88.51
90.01 - 95.00	18	3,239,858.88	2.25	179,992.16	708	93.98
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

Net Mortgage Interest Rates of the Group 1 Mortgage Loans

Net Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance	% of Cut-off Date Principal Balance	Average Stated Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.251 - 5.500	308	$71,687,322.33	49.78%	$232,751.05	739	68.13%
5.501 - 5.750	305	69,888,596.18	48.53	229,142.94	741	67.40
5.751 - 6.000	11	2,433,810.28	1.69	221,255.48	736	70.04
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

Credit Scores of Mortgagors of the Group 1 Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
601 - 620	1	$224,305.25	0.16%	$224,305.25	620	74.06%
621 - 640	16	3,670,044.13	2.55	229,377.76	630	72.73
641 - 660	19	4,212,232.99	2.92	221,696.47	651	67.88
661 - 680	41	9,255,523.14	6.43	225,744.47	671	66.34
681 - 700	74	16,804,864.39	11.67	227,092.76	691	73.50
701 - 720	65	14,933,123.03	10.37	229,740.35	710	68.58
721 - 740	77	17,160,927.08	11.92	222,869.18	730	68.19
741 - 760	100	22,969,633.18	15.95	229,696.33	751	69.90
761 - 780	88	20,353,111.27	14.13	231,285.36	771	66.64
781 - 800	96	23,310,839.55	16.19	242,821.25	790	66.31
801 - 820	40	9,590,437.37	6.66	239,760.93	808	60.85
821 - 840	6	1,335,178.97	0.93	222,529.83	828	41.05
841 - 860	1	189,508.44	0.13	189,508.44	842	35.71
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

Current Mortgage Interest Rates of the Group 1 Mortgage Loans

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501 - 5.750	308	$71,687,322.33	49.78%	$232,751.05	739	68.13%
5.751 - 6.000	305	69,888,596.18	48.53	229,142.94	741	67.40
6.001 - 6.250	11	2,433,810.28	1.69	221,255.48	736	70.04
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

Documentation Types of the Group 1 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio
Reduced Documentation	485	$112,705,390.23	78.26%	$232,382.25	748	66.72%
Full Documentation	139	31,304,338.56	21.74	225,211.07	709	71.75
Total:	624	$144,009,728.79	100.00%	$230,784.82	740	67.81%

Delinquency Status of the Group 1 Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance
Less than or equal to 29 days	601	$138,901,767.79	96.45%
30-59 days	11	2,578,394.72	1.79
60-89 days	3	683,654.34	0.47
90-119 days	1	269,254.24	0.19
120 days and greater	5	892,621.77	0.62
Bankruptcy	1	189,253.08	0.13
Foreclosure	1	329,260.17	0.23
REO	1	165,522.68	0.11
Total:	624	$144,009,728.79	100.00%

Historical Delinquency (Past Twelve Months) of the Group 1 Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance
0	584	$134,450,247.05	93.36%
1	20	5,264,343.11	3.66
2	7	1,513,156.94	1.05
3	5	1,063,313.23	0.74
4	2	386,278.92	0.27
5	3	576,763.95	0.40
10	2	570,107.26	0.40
11	1	185,518.33	0.13
Total:	624	$144,009,728.79	100.00%

Group 2 Mortgage Loans

The following tables set forth certain characteristics of the Group 2 Mortgage Loans as of the Cut-off Date.

Occupancy of Mortgaged Properties of the Group 2 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	496	$76,700,707.02	51.17%	$154,638.52	734	78.76%
Investor Property	449	69,096,295.76	46.09	153,889.30	750	64.85
Second Home	27	4,108,673.25	2.74	152,173.08	735	75.91
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

(1)	Based solely on representations of the mortgagor at the time of origination of the Group 2 Mortgage Loans.

Property Types of the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	604	$87,418,955.94	58.32%	$144,733.37	739	73.23%
PUD Detach	102	18,048,328.20	12.04	176,944.39	735	76.53
Condo Low-Rise (less than 5 stories)	90	13,682,670.80	9.13	152,029.68	743	70.53
2-Family	67	10,427,856.44	6.96	155,639.65	748	69.40
PUD Attach	32	4,587,804.41	3.06	143,368.89	752	74.88
Condo High-Rise (9 stories or more)	25	4,503,392.13	3.00	180,135.69	737	68.92
4-Family	19	4,444,172.76	2.96	233,903.83	761	55.23
3-Family	15	3,784,903.72	2.52	252,326.91	747	63.56
Townhouse	15	2,272,907.33	1.52	151,527.16	751	74.70
Condotel	3	734,684.30	0.49	244,894.77	776	72.03
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

Mortgage Loan Purpose of the Group 2 Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	654	$95,662,340.39	63.82%	$146,272.69	744	77.82%
Refinance-Cashout	224	38,974,722.69	26.00	173,994.30	736	62.56
Refinance-Rate/Term	94	15,268,612.95	10.19	162,432.05	735	62.33
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

Geographical Distribution of the Mortgaged Properties of the Group 2 Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	3	$610,254.21	0.41%	$203,418.07	802	89.64%
Arizona	19	3,313,789.77	2.21	174,409.99	737	76.22
Arkansas	11	1,030,705.47	0.69	93,700.50	720	79.02
California	149	30,916,018.01	20.62	207,490.05	749	57.49
Colorado	20	2,881,279.49	1.92	144,063.97	747	77.15
Connecticut	6	871,089.97	0.58	145,181.66	727	69.47
District of Columbia	3	566,885.35	0.38	188,961.78	720	60.41
Florida	103	15,501,254.88	10.34	150,497.62	741	77.52
Georgia	39	5,555,429.36	3.71	142,446.91	735	78.57
Hawaii	18	4,831,007.67	3.22	268,389.31	750	62.36
Idaho	4	473,927.81	0.32	118,481.95	767	78.14
Illinois	14	2,718,825.69	1.81	194,201.84	729	77.42
Indiana	9	1,226,490.00	0.82	136,276.67	731	79.08
Iowa	13	1,368,610.18	0.91	105,277.71	763	77.85
Kansas	10	1,025,804.07	0.68	102,580.41	708	81.17
Kentucky	5	486,589.53	0.32	97,317.91	733	77.91
Louisiana	2	205,170.74	0.14	102,585.37	769	80.00
Maine	1	118,954.77	0.08	118,954.77	726	40.41
Maryland	18	3,323,632.37	2.22	184,646.24	740	77.97
Massachusetts	15	3,271,972.53	2.18	218,131.50	743	72.03
Michigan	14	2,163,579.15	1.44	154,541.37	740	77.99
Minnesota	10	1,487,862.34	0.99	148,786.23	748	80.00
Missouri	19	1,810,219.01	1.21	95,274.68	743	78.51
Montana	3	401,969.76	0.27	133,989.92	758	72.18
Nebraska	1	101,689.28	0.07	101,689.28	744	80.00
Nevada	16	2,349,900.40	1.57	146,868.78	723	63.94
New Hampshire	2	562,088.51	0.37	281,044.26	747	74.91
New Jersey	10	2,316,504.85	1.55	231,650.49	728	72.56
New Mexico	9	1,405,355.25	0.94	156,150.58	759	75.15
New York	20	3,739,896.21	2.49	186,994.81	747	74.34
North Carolina	70	8,468,888.59	5.65	120,984.12	728	79.09

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
North Dakota	1	129,829.23	0.09	129,829.23	699	80.00
Ohio	9	1,110,743.97	0.74	123,416.00	728	78.01
Oklahoma	8	916,398.48	0.61	114,549.81	712	82.59
Oregon	17	2,706,808.86	1.81	159,224.05	725	73.20
Pennsylvania	22	2,387,997.73	1.59	108,545.35	722	82.25
Rhode Island	5	912,621.69	0.61	182,524.34	759	59.47
South Carolina	50	7,325,379.13	4.89	146,507.58	743	76.25
Tennessee	23	2,817,559.63	1.88	122,502.59	733	78.54
Texas	102	10,883,563.07	7.26	106,701.60	739	80.29
Utah	8	1,047,502.81	0.70	130,937.85	759	74.25
Vermont	6	979,244.05	0.65	163,207.34	737	78.11
Virginia	42	6,963,263.32	4.65	165,791.98	739	74.36
Washington	30	4,698,539.79	3.13	156,617.99	744	74.04
West Virginia	1	229,081.44	0.15	229,081.44	749	75.00
Wisconsin	12	1,691,497.61	1.13	140,958.13	766	76.67
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

(1)	As of the Cut-off Date, no more than approximately 0.66% of the Group 2 Mortgage Loans are secured by mortgaged properties in any one five-digit postal zip code.

Amortization Type of the Group 2 Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan- to-Value Ratio
Fully Amortizing	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

Prepayment Penalty Term of the Group 2 Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan- to-Value Ratio
N/A	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

Current Mortgage Loan Principal Balances of the Group 2 Mortgage Loans

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 50,000	28	$1,167,669.81	0.78%	$41,702.49	728	74.28%
50,001 - 100,000	250	20,056,071.34	13.38	80,224.29	744	73.01
100,001 - 150,000	313	38,974,812.76	26.00	124,520.17	741	73.92
150,001 - 200,000	158	27,468,439.61	18.32	173,850.88	744	71.51
200,001 - 250,000	95	21,229,252.46	14.16	223,465.82	744	72.69
250,001 - 300,000	55	15,122,061.98	10.09	274,946.58	726	72.09
300,001 - 350,000	58	18,947,160.64	12.64	326,675.18	739	70.81
350,001 - 400,000	3	1,130,193.78	0.75	376,731.26	731	68.36
400,001 - 450,000	5	2,107,104.56	1.41	421,420.91	762	62.62
450,001 - 500,000	1	471,723.56	0.31	471,723.56	756	60.37
500,001 - 550,000	5	2,608,204.43	1.74	521,640.89	759	70.88
600,001 - 650,000	1	622,981.10	0.42	622,981.10	791	65.00
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

Original Loan-To-Value Ratios of the Group 2 Mortgage Loans

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01 - 15.00	4	$406,861.06	0.27%	$101,715.27	800	12.10%
15.01 - 20.00	3	227,188.83	0.15	75,729.61	791	19.22
20.01 - 25.00	10	1,509,289.15	1.01	150,928.92	758	22.81
25.01 - 30.00	6	1,015,526.92	0.68	169,254.49	727	27.74
30.01 - 35.00	17	2,472,652.16	1.65	145,450.13	762	32.96
35.01 - 40.00	18	2,580,121.34	1.72	143,340.07	759	36.74
40.01 - 45.00	22	3,186,968.75	2.13	144,862.22	740	42.27
45.01 - 50.00	21	3,442,328.33	2.30	163,920.40	752	46.90
50.01 - 55.00	24	4,506,820.49	3.01	187,784.19	769	52.96
55.01 - 60.00	32	6,172,682.74	4.12	192,896.34	740	57.96
60.01 - 65.00	38	7,383,510.72	4.93	194,302.91	740	62.81
65.01 - 70.00	71	11,917,080.71	7.95	167,846.21	727	68.48
70.01 - 75.00	82	14,891,862.47	9.93	181,608.08	744	73.73
75.01 - 80.00	554	80,819,257.37	53.91	145,883.14	741	79.88
80.01 - 85.00	5	1,082,605.35	0.72	216,521.07	677	82.43
85.01 - 90.00	30	3,367,738.30	2.25	112,257.94	746	89.77
90.01 - 95.00	26	3,859,519.27	2.57	148,443.05	712	93.84
95.01 - 100.00	7	880,757.54	0.59	125,822.51	746	98.84
100.01 or greater	2	182,904.53	0.12	91,452.27	727	102.32
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

Net Mortgage Interest Rates of the Group 2 Mortgage Loans

Net Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance	% of Cut-off Date Principal Balance	Average Stated Principal Balance	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
4.501 - 4.750	2	$290,399.23	0.19%	$145,199.62	706	66.32%
4.751 - 5.000	5	928,504.32	0.62	185,700.86	772	61.00
5.001 - 5.250	51	8,744,822.94	5.83	171,467.12	752	66.01
5.251 - 5.500	181	26,945,225.38	17.97	148,868.65	738	75.13
5.501 - 5.750	531	82,814,522.60	55.24	155,959.55	740	72.12
5.751 - 6.000	202	30,182,201.56	20.13	149,416.84	742	72.34
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

Credit Scores of Mortgagors of the Group 2 Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
N/A	2	$457,352.16	0.31%	$228,676.08	N/A	80.00%
601 - 620	1	215,538.15	0.14	215,538.15	619	80.00
621 - 640	6	854,472.59	0.57	142,412.10	627	71.51
641 - 660	19	2,293,450.83	1.53	120,707.94	652	68.01
661 - 680	32	5,420,754.46	3.62	169,398.58	672	74.51
681 - 700	117	17,903,426.49	11.94	153,020.74	691	75.45
701 - 720	144	22,083,741.78	14.73	153,359.32	711	75.14
721 - 740	154	23,337,001.35	15.57	151,538.97	730	72.08
741 - 760	144	23,854,634.05	15.91	165,657.18	752	71.21
761 - 780	171	26,754,715.12	17.85	156,460.32	771	72.57
781 - 800	125	18,021,293.44	12.02	144,170.35	790	68.86
801 - 820	50	7,654,932.49	5.11	153,098.65	808	69.79
821 - 840	7	1,054,363.12	0.70	150,623.30	825	48.34
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

Current Mortgage Interest Rates of the Group 2 Mortgage Loans

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
4.751 - 5.000	2	$290,399.23	0.19%	$145,199.62	706	66.32%
5.001 - 5.250	5	928,504.32	0.62	185,700.86	772	61.00
5.251 - 5.500	51	8,744,822.94	5.83	171,467.12	752	66.01
5.501 - 5.750	181	26,945,225.38	17.97	148,868.65	738	75.13
5.751 - 6.000	531	82,814,522.60	55.24	155,959.55	740	72.12
6.001 - 6.250	202	30,182,201.56	20.13	149,416.84	742	72.34
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

Documentation Types of the Group 2 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan- to-Value Ratio
Reduced Documentation	531	$88,373,335.32	58.95%	$166,428.13	742	71.46%
Full Documentation	441	61,532,340.71	41.05	139,529.12	739	73.43
Total:	972	$149,905,676.03	100.00%	$154,223.95	741	72.27%

Delinquency Status of the Group 2 Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance
Less than or equal to 29 days	915	$140,184,599.80	93.52%
30-59 days	15	2,254,594.23	1.50
60-89 days	8	1,483,248.50	0.99
90-119 days	4	511,481.28	0.34
120 days and greater	11	1,876,074.51	1.25
Bankruptcy	4	739,906.32	0.49
Foreclosure	12	2,486,188.58	1.66
REO	3	369,582.81	0.25
Total:	972	$149,905,676.03	100.00%

Historical Delinquency (Past Twelve Months) of the Group 2 Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance
0	905	$139,474,600.10	93.04%
1	36	5,855,094.55	3.91
2	7	1,003,693.85	0.67
3	4	556,702.31	0.37
4	5	969,426.49	0.65
5	3	480,327.36	0.32
6	2	303,707.16	0.20
7	2	308,492.58	0.21
8	2	158,614.78	0.11
9	1	145,591.84	0.10
10	2	266,554.17	0.18
11	1	252,724.68	0.17
12	2	130,146.16	0.09
Total:	972	$149,905,676.03	100.00%

 Group 3 Mortgage Loans

The following tables set forth certain characteristics of the Group 3 Mortgage Loans as of the Cut-off Date.

Occupancy of Mortgaged Properties of the Group 3 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	894	$169,004,441.34	63.50%	$189,043.00	704	77.20%
Investor Property	708	81,664,731.69	30.69	115,345.67	727	72.35
Second Home	88	15,459,503.00	5.81	175,676.17	717	74.06
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

(1)	Based solely on representations of the mortgagor at the time of origination of the Group 3 Mortgage Loans.

Property Types of the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	1,134	$174,703,554.58	65.65%	$154,059.57	709	75.39%
PUD Detach	150	27,535,158.39	10.35	183,567.72	717	78.97
Condo Low-Rise (less than 5 stories)	151	19,488,775.88	7.32	129,064.74	723	75.24
2-Family	93	15,454,267.71	5.81	166,174.92	706	73.62
Condo High-Rise (9 stories or more)	30	6,421,775.59	2.41	214,059.19	709	72.37
4-Family	25	5,518,101.88	2.07	220,724.08	720	65.41
PUD Attach	39	4,854,794.09	1.82	124,481.90	725	78.02
3-Family	17	4,645,419.67	1.75	273,259.98	726	76.31
Townhouse	27	3,769,867.78	1.42	139,624.73	711	79.31
Condotel	24	3,736,960.46	1.40	155,706.69	742	78.75
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

Mortgage Loan Purpose of the Group 3 Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	1,024	$150,059,835.21	56.39%	$146,542.81	722	79.88%
Refinance-Cashout	506	88,914,641.70	33.41	175,720.64	699	69.72
Refinance-Rate/Term	160	27,154,199.12	10.20	169,713.74	701	70.55
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

Geographical Distribution of the Mortgaged Properties of the Group 3 Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	2	$133,212.78	0.05%	$66,606.39	760	80.00%
Arizona	43	7,906,092.98	2.97	183,862.63	699	73.27
Arkansas	15	1,569,483.91	0.59	104,632.26	699	81.49
California	149	41,137,903.23	15.46	276,093.31	711	66.24
Colorado	13	1,834,301.10	0.69	141,100.08	736	73.34
Connecticut	15	2,399,963.08	0.90	159,997.54	708	83.03
District of Columbia	6	1,272,062.24	0.48	212,010.37	723	80.72
Florida	282	48,634,192.90	18.27	172,461.68	710	74.40
Georgia	101	12,825,673.61	4.82	126,986.87	703	81.82
Hawaii	9	1,429,710.41	0.54	158,856.71	744	70.65
Idaho	15	1,264,315.74	0.48	84,287.72	727	73.05
Illinois	46	6,828,037.18	2.57	148,435.59	714	78.04
Indiana	8	547,601.99	0.21	68,450.25	691	79.52
Iowa	10	964,821.43	0.36	96,482.14	695	77.75
Kansas	23	2,186,557.07	0.82	95,067.70	743	80.19
Kentucky	3	309,941.17	0.12	103,313.72	696	68.43
Louisiana	2	75,037.71	0.03	37,518.86	736	80.00
Maine	8	1,134,779.00	0.43	141,847.38	725	73.91
Maryland	53	8,659,519.36	3.25	163,387.16	694	77.03
Massachusetts	17	4,516,068.94	1.70	265,651.11	723	73.18
Michigan	15	2,695,406.03	1.01	179,693.74	708	77.02
Minnesota	12	2,060,400.19	0.77	171,700.02	714	79.78
Mississippi	1	117,234.87	0.04	117,234.87	717	80.00
Missouri	50	7,573,286.66	2.85	151,465.73	689	79.90
Montana	1	106,695.89	0.04	106,695.89	802	80.00
Nebraska	5	448,525.35	0.17	89,705.07	770	84.93
Nevada	17	3,163,721.52	1.19	186,101.27	712	73.56
New Hampshire	2	324,317.61	0.12	162,158.81	752	80.00
New Jersey	32	9,454,976.63	3.55	295,468.02	702	76.65

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
New Mexico	16	1,952,315.99	0.73	122,019.75	724	72.85
New York	54	11,260,239.76	4.23	208,522.96	701	74.66
North Carolina	122	13,839,037.35	5.20	113,434.73	715	78.69
North Dakota	1	136,204.18	0.05	136,204.18	799	79.95
Ohio	12	1,021,602.54	0.38	85,133.55	714	80.09
Oklahoma	34	2,976,955.35	1.12	87,557.51	714	83.11
Oregon	18	3,819,839.00	1.44	212,213.28	730	76.08
Pennsylvania	38	5,841,182.14	2.19	153,715.32	714	79.20
Rhode Island	5	775,218.98	0.29	155,043.80	717	75.28
South Carolina	63	8,261,736.29	3.10	131,138.67	710	77.57
Tennessee	33	3,306,136.56	1.24	100,185.96	720	76.24
Texas	211	23,080,160.70	8.67	109,384.65	718	81.62
Utah	7	952,486.18	0.36	136,069.45	771	78.01
Vermont	7	1,076,470.75	0.40	153,781.54	713	73.17
Virginia	55	7,017,699.71	2.64	127,594.54	735	74.87
Washington	37	6,284,444.09	2.36	169,849.84	727	77.99
West Virginia	2	171,684.49	0.06	85,842.25	659	65.46
Wisconsin	20	2,781,421.39	1.05	139,071.07	701	82.10
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

(1)	As of the Cut-off Date, no more than approximately 0.76% of the Group 3 Mortgage Loans are secured by mortgaged properties in any one five-digit postal zip code.

Amortization Type of the Group 3 Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan- to-Value Ratio
Fully Amortizing	1,667	$260,492,149.49	97.88%	$156,264.04	711	75.61%
Interest Only Period- Ten Years	22	4,838,356.56	1.82	219,925.30	730	76.67
Interest Only Period- Fifteen Years	1	798,169.98	0.30	798,169.98	734	43.57
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

Prepayment Penalty Term of the Group 3 Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan- to-Value Ratio
N/A	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

Current Mortgage Loan Principal Balances of the Group 3 Mortgage Loans

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 50,000	132	$4,895,235.55	1.84%	$37,085.12	722	76.92%
50,001 - 100,000	494	38,128,917.25	14.33	77,184.04	718	75.07
100,001 - 150,000	463	56,732,101.25	21.32	122,531.54	716	76.61
150,001 - 200,000	227	39,307,277.90	14.77	173,159.81	706	77.23
200,001 - 250,000	136	30,566,093.47	11.49	224,750.69	712	75.70
250,001 - 300,000	79	21,690,307.23	8.15	274,560.85	712	77.81
300,001 - 350,000	52	16,732,982.87	6.29	321,788.13	704	76.67
350,001 - 400,000	35	13,068,626.17	4.91	373,389.32	717	76.38
400,001 - 450,000	22	9,277,458.67	3.49	421,702.67	710	70.29
450,001 - 500,000	12	5,741,592.21	2.16	478,466.02	711	72.84
500,001 - 550,000	10	5,145,926.61	1.93	514,592.66	718	74.26
550,001 - 600,000	4	2,265,159.47	0.85	566,289.87	702	78.49
600,001 - 650,000	2	1,252,175.74	0.47	626,087.87	668	59.67
650,001 - 700,000	5	3,375,928.36	1.27	675,185.67	699	76.67
700,001 - 750,000	2	1,436,914.80	0.54	718,457.40	723	64.82
750,001 - 800,000	4	3,164,288.50	1.19	791,072.13	680	69.01
850,001 - 900,000	4	3,468,777.68	1.30	867,194.42	692	71.82
950,001 - 1,000,000	2	1,951,692.96	0.73	975,846.48	698	68.87
1,000,001 - 1,500,000	3	3,999,325.20	1.50	1,333,108.40	712	70.92
1,500,001 - 2,000,000	1	1,898,089.29	0.71	1,898,089.29	805	48.61
2,000,001 - 2,500,000	1	2,029,804.85	0.76	2,029,804.85	665	80.00
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

 Original Loan-To-Value Ratios of the Group 3 Mortgage Loans

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01 - 15.00	3	$202,535.97	0.08%	$67,511.99	750	14.28%
15.01 - 20.00	3	231,365.56	0.09	77,121.85	744	18.64
20.01 - 25.00	4	188,712.37	0.07	47,178.09	753	21.90
25.01 - 30.00	9	878,701.02	0.33	97,633.45	731	27.59
30.01 - 35.00	13	1,795,881.14	0.67	138,144.70	733	32.46
35.01 - 40.00	24	3,275,278.38	1.23	136,469.93	721	37.45
40.01 - 45.00	29	4,671,125.51	1.76	161,073.29	715	42.95
45.01 - 50.00	34	6,374,777.82	2.40	187,493.47	738	48.40
50.01 - 55.00	43	7,681,002.58	2.89	178,627.97	695	53.33
55.01 - 60.00	40	7,742,082.44	2.91	193,552.06	710	58.23
60.01 - 65.00	44	7,519,602.21	2.83	170,900.05	712	62.69
65.01 - 70.00	113	19,708,945.01	7.41	174,415.44	699	68.51
70.01 - 75.00	147	29,910,553.49	11.24	203,473.15	713	73.77
75.01 - 80.00	847	133,434,480.25	50.14	157,537.76	718	79.68
80.01 - 85.00	43	5,660,227.64	2.13	131,633.20	693	84.27
85.01 - 90.00	184	22,499,018.72	8.45	122,277.28	697	89.56
90.01 - 95.00	101	13,227,129.78	4.97	130,961.68	684	94.43
95.01 - 100.00	5	772,836.91	0.29	154,567.38	736	100.00
100.01 or greater	4	354,419.23	0.13	88,604.81	754	102.71
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

Net Mortgage Interest Rates of the Group 3 Mortgage Loans

Net Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance	% of Cut-off Date Principal Balance	Average Stated Principal Balance	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001 - 5.250	1	$135,701.08	0.05%	$135,701.08	669	80.00%
5.251 - 5.500	5	1,842,405.78	0.69	368,481.16	758	74.85
5.501 - 5.750	40	5,682,974.24	2.14	142,074.36	711	69.98
5.751 - 6.000	94	14,953,755.21	5.62	159,082.50	716	75.06
6.001 - 6.250	352	60,533,582.32	22.75	171,970.40	717	75.45
6.251 - 6.500	361	55,555,796.57	20.88	153,894.17	712	75.83
6.501 - 6.750	393	65,064,837.20	24.45	165,559.38	712	74.91
6.751 - 7.000	204	30,720,187.55	11.54	150,589.15	703	76.18
7.001 - 7.250	158	19,530,490.81	7.34	123,610.70	710	76.82
7.251 - 7.500	38	6,566,869.70	2.47	172,812.36	693	74.14
7.501 - 7.750	43	4,658,054.15	1.75	108,326.84	702	82.33
7.751 - 8.000	1	884,021.42	0.33	884,021.42	671	75.00
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

Credit Scores of Mortgagors of the Group 3 Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
N/A	10	$2,086,798.35	0.78%	$208,679.84	N/A	76.89%
601 - 620	12	1,364,503.65	0.51	113,708.64	610	63.09
621 - 640	90	14,907,145.83	5.60	165,634.95	632	75.99
641 - 660	134	22,424,507.18	8.43	167,347.07	651	77.22
661 - 680	227	40,071,570.68	15.06	176,526.74	671	77.53
681 - 700	275	44,423,018.15	16.69	161,538.25	690	75.67
701 - 720	199	31,444,765.85	11.82	158,013.90	711	75.15
721 - 740	189	26,645,596.43	10.01	140,981.99	731	75.28
741 - 760	198	30,375,022.26	11.41	153,409.20	751	74.84
761 - 780	193	29,744,923.34	11.18	154,118.77	770	75.63
781 - 800	112	15,051,905.80	5.66	134,392.02	789	73.63
801 - 820	48	7,346,351.36	2.76	153,048.99	807	68.57
821 - 840	3	242,567.15	0.09	80,855.72	831	73.59
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

Current Mortgage Interest Rates of the Group 3 Mortgage Loans

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan-to-Value Ratio
5.251 - 5.500	1	$135,701.08	0.05%	$135,701.08	669	80.00%
5.501 - 5.750	5	1,842,405.78	0.69	368,481.16	758	74.85
5.751 - 6.000	40	5,682,974.24	2.14	142,074.36	711	69.98
6.001 - 6.250	94	14,953,755.21	5.62	159,082.50	716	75.06
6.251 - 6.500	352	60,533,582.32	22.75	171,970.40	717	75.45
6.501 - 6.750	361	55,555,796.57	20.88	153,894.17	712	75.83
6.751 - 7.000	393	65,064,837.20	24.45	165,559.38	712	74.91
7.001 - 7.250	204	30,720,187.55	11.54	150,589.15	703	76.18
7.251 - 7.500	158	19,530,490.81	7.34	123,610.70	710	76.82
7.501 - 7.750	38	6,566,869.70	2.47	172,812.36	693	74.14
7.751 - 8.000	43	4,658,054.15	1.75	108,326.84	702	82.33
8.001 - 8.250	1	884,021.42	0.33	884,021.42	671	75.00
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

Documentation Types of the Group 3 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Weighted Average Original Loan- to-Value Ratio
Reduced Documentation	995	$164,883,102.17	61.96%	$165,711.66	716	73.31%
Full Documentation	695	101,245,573.86	38.04	145,677.08	705	79.14
Total:	1,690	$266,128,676.03	100.00%	$157,472.59	712	75.53%

Delinquency Status of the Group 3 Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance
Less than or equal to 29 days	1,471	$226,038,525.43	84.94%
30-59 days	69	11,165,029.95	4.20
60-89 days	30	4,901,042.53	1.84
90-119 days	21	4,442,592.22	1.67
120 days and greater	49	10,615,595.32	3.99
Bankruptcy	7	780,158.74	0.29
Foreclosure	28	4,502,805.78	1.69
REO	15	3,682,926.06	1.38
Total:	1,690	$266,128,676.03	100.00%

Historical Delinquency (Past Twelve Months) of the Group 3 Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance
0	1,454	$224,951,913.03	84.53%
1	82	14,070,237.86	5.29
2	44	7,707,297.65	2.90
3	26	4,560,201.09	1.71
4	21	4,484,048.88	1.68
5	16	3,275,984.42	1.23
6	18	2,506,064.62	0.94
7	5	443,899.76	0.17
8	11	1,811,258.10	0.68
9	4	675,128.68	0.25
10	6	1,251,607.19	0.47
11	3	391,034.75	0.15
Total:	1,690	$266,128,676.03	100.00%

APPENDIX B

Mortgage Certificates Offering Documents

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 22, 2005)

Banc of America Mortgage Securities, Inc.
Depositor
Bank of America, N.A.
Seller and Servicer
$593,087,671
(Approximate)

Mortgage Pass-Through Certificates, Series 2005-3
Principal and interest payable monthly, commencing in April 2005
You should carefully consider the risk factors beginning on page S-18 of this prospectus supplement.

Neither the Offered Certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The Offered Certificates will represent interests in the Trust only and will not represent interests in or obligations of Banc of America Mortgage Securities, Inc. or any other entity.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

The Trust will Issue—

•	Two groups consisting of forty classes of Senior Certificates.

•
Two groups consisting of twelve classes of Class B Certificates. Each group of Class B Certificates is subordinated to, and provides credit enhancement for, the corresponding group of Senior Certificates described herein. Each class of Class B Certificates is also subordinated to each class of Class B Certificates within its group, if any, with a lower number.

The classes of Offered Certificates are listed under the heading “Offered Certificates” in the table beginning on page S-4.

The yield to maturity of the interest only certificates and the principal only certificates will be particularly sensitive to the rate of principal payments on certain mortgage loans, as more fully described in this prospectus supplement. If you are purchasing the principal only certificates you should consider the risk that a slower than anticipated rate of principal payments on the applicable mortgage loans may result in an actual yield that is lower than your expected yield. If you are purchasing the interest only certificates you should consider the risk that a faster than anticipated rate of principal payments on the applicable mortgage loans may result in an actual yield that is lower than your expected yield and could result in a loss of all or part of your initial investment.

The weighted average lives of the Class 1-A-10, Class 1-A-11 and Class 1-A-14 Certificates, which are special retail certificates that are also companion certificates, will be extremely sensitive to the rate of principal payments on the mortgage loans in the related loan group.

The Assets of the Trust will Include—

•	Two loan groups of fully amortizing, one- to four-family, residential first mortgage loans, substantially all of which have original terms to stated maturity of approximately 20 to 30 years.
Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The Offered Certificates are expected to be issued on or about March 30, 2005. Total proceeds to the Depositor for the Offered Certificates will be approximately 101.080% of the initial principal balance of the Offered Certificates, before deducting expenses payable by the Depositor.

Banc of America Securities LLC

March 28, 2005

Important Notice About Information Presented in this Prospectus Supplement and the Prospectus	S-3
Summary of Terms	S-6
Risk Factors	S-18
The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates	S-18
There is a Risk that Interest Payments on the Mortgage Loans May be Insufficient to Pay Interest on Your Certificates	S-19
Special Retail Certificates that are Companion Certificates May be Highly Volatile	S-20
Distributions of Principal to the Special Retail Certificates	S-20
Certificates May Not Be Appropriate For Individual Investors	S-21
Subordination of Super Senior Support and Class B Certificates Increases Risk of Loss	S-21
Limited Source of Payments — No Recourse to Depositor, Seller, Servicer or Trustee	S-22
Limited Liquidity	S-22
Geographic Concentration May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disasters	S-22
Rights of Beneficial Owners May Be Limited by Book-Entry System	S-23
Tax Consequences of the Residual Certificate	S-23
United States Military Operations May Increase Risk of Relief Act Shortfalls	S-24
The Mortgage Pool	S-25
Group 1 Mortgage Loan Data	S-27
Group 2 Mortgage Loan Data	S-32
Bank of America, N.A.	S-37
Servicing of Mortgage Loans	S-37
Foreclosure and Delinquency Experience of Bank of America	S-37
The Pooling and Servicing Agreement	S-37
Assignment of Mortgage Loans	S-38
Repurchases of Mortgage Loans	S-38
Optional Repurchases of Certain Mortgage Loans	S-39
Payments on Mortgage Loans; Accounts	S-39
Compensation and Payment of Expenses of the Servicer and the Trustee	S-39
Compensating Interest	S-40
Advances	S-41

Optional Termination	S-41
Special Servicing Agreements	S-42
The Trustee	S-42
Voting Rights	S-42
Description of the Certificates	S-44
Denominations and Form	S-44
Book-Entry Certificates	S-45
Distributions	S-49
Pool Distribution Amount	S-49
Priority of Distributions	S-50
Interest	S-50
LIBOR	S-53
Principal	S-54
Distributions in Reduction of the Special Retail Certificates	S-64
Allocation of Losses	S-68
Restrictions on Transfer of the Class 1-A-R Certificate	S-71
Prepayment and Yield Considerations	S-74
Prepayment Considerations and Risks	S-74
Assumptions Relating to Tables	S-77
Weighted Average Lives of the Offered Certificates	S-78
Yield on the Inverse Floating Rate Certificates	S-94
Yield on the Class 1-A-7 Certificates	S-95
Yield on the Class 1-A-IO and Class 2-A-IO Certificates	S-96
Yield on the Class 30-PO Certificates	S-97
Yield on the Class 1-A-R Certificate	S-98
Yield on the Subordinate Certificates	S-99
Yield Considerations with Respect to the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates	S-100
Use of Proceeds	S-104
Federal Income Tax Consequences	S-104
Regular Certificates	S-104
Residual Certificate	S-105
Backup Withholding and Reporting Requirements	S-105
State Taxes	S-106
ERISA Considerations	S-106
Method of Distribution	S-107
Legal Matters	S-107
Certificate Ratings	S-108
Index of Significant Prospectus Supplement Definitions	S-109
Appendix A—Principal Balance Schedules	A-1
Appendix B—Global Clearance, Settlement and Tax Documentation Procedures	B-1

S-2

Important Notice About Information Presented
in this Prospectus Supplement and the Prospectus

The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying Prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this Prospectus Supplement, which describes the specific terms of your Certificates and may differ from information in the Prospectus.

If the description of the terms of your Certificates varies between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

Cross-references are included in this Prospectus Supplement and the Prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the Prospectus provide the locations of these captions.

The Index of Significant Prospectus Supplement Definitions beginning on page S-109 of this Prospectus Supplement and the Index of Significant Definitions beginning on page 118 of the Prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this Prospectus Supplement and that do not have obvious meanings are defined in the Prospectus.

Banc of America Mortgage Securities, Inc.’s principal offices are located at 201 North Tryon Street, Charlotte, North Carolina 28255 and its phone number is (704) 387-8239.

__________________

This Prospectus Supplement and the accompanying Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings “Risk Factors” and “Prepayment and Yield Considerations.” Forward-looking statements are also found in other places throughout this Prospectus Supplement and the Prospectus, and may be identified by, among other things, accompanying language such as “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the Depositor’s control. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

S-3

THE SERIES 2005-3 CERTIFICATES

Class or Component _____________________	Initial Class Balance or Component Balance(1) __________	Pass-Through Rate ______	Principal Types(2) ____________________	Interest Types(2) _______________	Initial Rating of Certificates(3) ___________
					Fitch ______	Moody’s _______
Offered Certificates
Class 1-A-1	$14,420,000	5.500%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-2	$125,000	5.500%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-3	$2,100,000	5.500%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-4	$680,000	5.500%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-5	$3,256,500	5.500%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-6	$4,550,000	(4)	Senior, Companion	Floating Rate	AAA	Aaa
Class 1-A-7	(5)	5.500%	Senior, Notional Amount	Fixed Rate, Interest Only	AAA	Aaa
Class 1-A-8	$1,410,000	(6)	Senior, Companion	Inverse Floating Rate	AAA	Aaa
Class 1-A-9	$2,200,000	(7)	Senior, Companion	Inverse Floating Rate	AAA	Aaa
Class 1-A-10	$4,000,000	5.500%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-11	$2,373,000	5.500%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-12	$5,000,000	5.250%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-13	$1,000,000	7.000%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-14	$1,000,000	5.250%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-15	$10,000,000	5.500%	Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 1-A-16	$4,800,000	5.500%	Senior, Targeted Amortization	Fixed Rate	AAA	Aaa
Class 1-A-17	$3,200,000	5.500%	Senior, Companion	Fixed Rate	AAA	Aaa
Class 1-A-18	$10,000,000	5.000%	Senior, Planned Amortization	Fixed Rate	AAA	Aaa
Class 1-A-19	$30,231,000	5.250%	Senior, Planned Amortization	Fixed Rate	AAA	Aaa
Class 1-A-20	$29,264,000	5.500%	Senior, Planned Amortization	Fixed Rate	AAA	Aaa
Class 1-A-21	$22,137,000	5.500%	Super Senior, Planned Amortization	Fixed Rate	AAA	Aaa
Class 1-A-22	$1,314,000	5.500%	Super Senior Support, Planned Amortization	Fixed Rate	AAA	Aa1
Class 1-A-23	$1,307,000	5.500%	Senior, Planned Amortization	Fixed Rate	AAA	Aaa
Class 1-A-24	$20,866,500	5.500%	Super Senior, Lockout	Fixed Rate	AAA	Aaa
Class 1-A-25	$40,000,000	5.500%	Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 1-A-26	$50,000,000	5.500%	Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 1-A-27	$28,565,000	5.500%	Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 1-A-28	$5,709,000	5.500%	Senior, Sequential Pay	Accrual, Fixed Rate	AAA	Aaa
Class 1-A-29	$15,275,000	5.500%	Senior, Accretion Directed, Sequential Pay	Fixed Rate	AAA	Aaa
Class 1-A-30	$1,098,000	5.500%	Super Senior Support, Lockout	Fixed Rate	AAA	Aa1
Class 1-A-31	$38,134,000	5.500%	Super Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 1-A-32	$1,548,000	5.500%	Super Senior Support, Sequential Pay	Fixed Rate	AAA	Aa1
Class 1-A-R	$100	5.500%	Senior, Sequential Pay	Fixed Rate	AAA	None
Class 1-A-IO	(5)	5.500%	Senior, Notional Amount	Fixed Rate, Interest Only	AAA	Aaa
Class 2-A-1	$21,583,000	5.500%	Super Senior, Lockout	Fixed Rate	AAA	Aaa
Class 2-A-2	$165,542,000	5.500%	Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 2-A-3	$31,907,000	5.500%	Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 2-A-4	$1,136,000	5.500%	Super Senior Support, Lockout	Fixed Rate	AAA	Aa1
Class 2-A-IO	(5)	5.500%	Senior, Notional Amount	Fixed Rate, Interest Only	AAA	Aaa
Class 30-PO	(8)	(8)	Senior, Component	Principal Only	AAA	Aaa
Class 1-B-1	$6,640,000	5.500%	Subordinated	Fixed Rate	AA	None
Class 1-B-2	$1,844,000	5.500%	Subordinated	Fixed Rate	A	None
Class 1-B-3	$1,107,000	5.500%	Subordinated	Fixed Rate	BBB	None
Class 2-B-1	$3,749,000	5.500%	Subordinated	Fixed Rate	AA	None
Class 2-B-2	$1,363,000	5.500%	Subordinated	Fixed Rate	A	None
Class 2-B-3	$682,000	5.500%	Subordinated	Fixed Rate	BBB	None

Components
Class 1-30-PO	$1,884,219	(9)	Ratio Strip	Principal Only	N/A	N/A
Class 2-30-PO	$87,352	(9)	Ratio Strip	Principal Only	N/A	N/A

Non-Offered Certificates
Class 1-B-4	$738,000	5.500%	Subordinated	Fixed Rate	BB	None
Class 1-B-5	$553,000	5.500%	Subordinated	Fixed Rate	B	None
Class 1-B-6	$553,883	5.500%	Subordinated	Fixed Rate	None	None
Class 2-B-4	$454,000	5.500%	Subordinated	Fixed Rate	BB	None
Class 2-B-5	$341,000	5.500%	Subordinated	Fixed Rate	B	None
Class 2-B-6	$340,955	5.500%	Subordinated	Fixed Rate	None	None
_____________________
S-4

(1)	Approximate. The initial class balance of the Offered Certificates may vary by a total of plus or minus 5%.

(2)
See “Description of the Certificates — Categories of Classes of Certificates” in the Prospectus for a description of these principal and interest types and see “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this Prospectus Supplement for a description of the effects of subordination.

(3)	See “Certificate Ratings” in this Prospectus Supplement.

(4)
During the initial Interest Accrual Period, interest will accrue on the Class 1-A-6 Certificates at the rate of 3.920% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-6 Certificates at a per annum rate equal to (i) 1.200% plus (ii) the arithmetic mean of the London interbank offered rate quotations for one-month U.S. dollar deposits (“LIBOR”) determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 1.200% and a maximum rate of 7.000%. See “Description of the Certificates—Interest” in this Prospectus Supplement.

(5)
The Class 1-A-7, Class 1-A-IO and Class 2-A-IO Certificates are Interest Only Certificates, have no class balance and will bear interest on their notional amounts (initially approximately $2,283,227, $4,615,366 and $3,368,235, respectively) as described in the prospectus supplement under “Description of the Certificates—Interest.”

(6)
During the initial Interest Accrual Period, interest will accrue on the Class 1-A-8 Certificates at the rate of 8.13333332% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-8 Certificates at a per annum rate equal to (i) 12.66666666% minus (ii) the product of 1.66666667 and LIBOR determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 3.000% and a maximum rate of 12.66666666%. See “Description of the Certificates—Interest” in this Prospectus Supplement.

(7)
During the initial Interest Accrual Period, interest will accrue on the Class 1-A-9 Certificates at the rate of 7.080% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-9 Certificates at a per annum rate equal to (i) 9.800% minus (ii) LIBOR determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 4.000% and a maximum rate of 9.800%. See “Description of the Certificates—Interest” in this Prospectus Supplement.

(8)
The Class 30-PO Certificates are Principal Only Certificates and will be deemed for purposes of distributions of principal to consist of two Components as described in the table. The Components of a class are not severable. The initial class balance of the Class 30-PO Certificates will be approximately $1,971,571.

(9)	The Class 1-30-PO and Class 2-30-PO Components are Principal Only Components and will not be entitled to distributions in respect of interest.

S-5

SUMMARY OF TERMS

This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the Offered Certificates, you should read this entire Prospectus Supplement and the Prospectus carefully.

Title of Series:	Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-3 (the “Certificates”)
Depositor:	Banc of America Mortgage Securities, Inc.
Issuer:	Banc of America Mortgage Trust 2005-3 (the “Trust”)
Seller:	Bank of America, N.A.

Servicer:	Bank of America, N.A.
Trustee:	Wells Fargo Bank, N.A.
Distribution Date:	The 25th day of each month (or, if not a business day, the next business day) beginning April 25, 2005
Closing Date:	On or about March 30, 2005
Cut-off Date:	March 1, 2005
Record Date:	The last business day of the month preceding a Distribution Date
_______________________________________

The Certificates

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated the Closing Date (the “Pooling Agreement”), among the Depositor, the Servicer and the Trustee. A summary chart of the initial class balances, initial notional amounts, principal types, pass-through rates, interest types and ratings of the Certificates is set forth beginning on page S-4.

The Certificates represent all of the beneficial ownership interest in the Trust.

Classifications of Classes of Certificates

Offered Certificates:
1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 1-A-7, 1-A-8, 1-A-9, 1-A-10, 1-A-11, 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-16, 1-A-17, 1-A-18, 1-A-19,
1-A-20, 1-A-21, 1-A-22, 1-A-23, 1-A-24, 1-A-25, 1-A-26, 1-A-27, 1-A-28, 1-A-29, 1-A-30, 1-A-31, 1-A-32, 1-A-R, 1-A-IO, 2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-IO, 30-PO, 1-B-1, 1-B-2, 1-B-3, 2-B-1, 2-B-2 and 2-B-3

Non-Offered Certificates:	1-B-4, 1-B-5, 1-B-6, 2-B-4, 2-B-5 and 2-B-6
Senior Certificates:
1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 1-A-7, 1-A-8, 1-A-9, 1-A-10, 1-A-11, 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-16, 1-A-17, 1-A-18, 1-A-19,
1-A-20, 1-A-21, 1-A-22, 1-A-23, 1-A-24, 1-A-25, 1-A-26, 1-A-27, 1-A-28, 1-A-29, 1-A-30, 1-A-31, 1-A-32, 1-A-R, 1-A-IO, 2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-IO and 30-PO

Subordinate Certificates:	1-B-1, 1-B-2, 1-B-3, 1-B-4, 1-B-5, 1-B-6, 2-B-1, 2- B-2, 2-B-3, 2-B-4, 2-B-5 and 2-B-6
Class B Certificates:	1-B-1, 1-B-2, 1-B-3, 1-B-4, 1-B-5, 1-B-6, 2-B-1, 2-B-2, 2-B-3, 2-B-4, 2-B-5 and 2-B-6
Group 1 Senior Certificates and Component:
Classes: 1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 1-A-7, 1-A-8, 1-A-9, 1-A-10, 1-A-11, 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-16, 1-A-17, 1-A-18, 1-A-19, 1-A-20, 1-A-21, 1-A-22, 1-A-23, 1-A-24, 1-A-25, 1-A-26, 1-A-27, 1-A-28, 1-A-29, 1-A-30, 1-A-31, 1-A-32, 1-A-R and 1-A-IO
Component: 1-30-PO

S-6

Group 2 Senior Certificates and Component:	Classes: 2-A-1, 2-A-2, 2-A-3, 2-A-4 and 2-A-IO Component: 2-30-PO
Class 1-B Certificates:	1-B-1, 1-B-2, 1-B-3, 1-B-4, 1-B-5 and 1-B-6
Class 2-B Certificates:	2-B-1, 2-B-2, 2-B-3, 2-B-4, 2-B-5 and 2-B-6
Component Certificates:	30-PO
Components:	1-30-PO and 2-30-PO
PO Components:	1-30-PO and 2-30-PO
Floating Rate Certificates:	1-A-6
Inverse Floating Rate Certificates:	1-A-8 and 1-A-9
Interest Only Certificates:	1-A-7, 1-A-IO and 2-A-IO
PAC Certificates:	1-A-18, 1-A-19, 1-A-20, 1-A-21, 1-A-22 and 1-A-23
TAC Certificates:	1-A-16
Companion Certificates:	1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 1-A-8, 1-A-9, 1-A-10, 1-A-11, 1-A-12, 1-A-13, 1-A-14 and 1-A-17
Principal Only Certificates:	30-PO
Accrual Certificates:	1-A-28
Accretion Directed Certificates:	1-A-29
Lockout Certificates:	1-A-24, 1-A-30, 2-A-1 and 2-A-4
Residual Certificate:	1-A-R
Special Retail Certificates:	1-A-10, 1-A-11 and 1-A-14
Super Senior Certificates:	1-A-21, 1-A-24, 1-A-31 and 2-A-1
Super Senior Support Certificates:	1-A-22, 1-A-30, 1-A-32 and 2-A-4

The Certificates and Components are divided into two groups (each, a “Group”). The Group 1 Senior Certificates, Class 1-30-PO Component and Class 1-B Certificates form “Group 1” and the Group 2 Senior Certificates, Class 2-30-PO Component and Class 2-B Certificates form “Group 2.”

The Certificates and Component in Group 1 will represent interests solely in the Group 1 Mortgage Loans. The Certificates and Component in Group 2 will represent interests solely in the Group 2 Mortgage Loans.

The Class B Certificates of a Group are subordinated to the Senior Certificates and Component of such Group and the Class B Certificates of a Group with higher numerical designations are subordinated to the Class B Certificates of such Group with lower numerical designations for distributions of principal and interest and for allocations of losses on the Mortgage Loans in the related Loan Group.

Only the Senior Certificates and the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates are being offered by this Prospectus Supplement.

The Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates are not offered by this Prospectus Supplement.

S-7

Information provided with respect to the non-offered Certificates is included solely to aid your understanding of the Offered Certificates.

Mortgage Pool

The “Mortgage Pool” will consist of two loan groups (“Loan Group 1” and “Loan Group 2” and each a “Loan Group”). The mortgage loans in each Loan Group consist of fixed- rate, conventional, fully-amortizing mortgage loans (the “Group 1 Mortgage Loans” and the “Group 2 Mortgage Loans” and, collectively, the “Mortgage Loans”) secured by first liens on one- to four-family properties. All of the Mortgage Loans were originated or acquired by Bank of America, N.A., which is an affiliate of the Depositor and Banc of America Securities LLC.

The Depositor expects the Mortgage Loans to have the following approximate characteristics:

Selected Group 1 Mortgage Loan Data as of March 1, 2005

	Range or Total	Weighted Average
Number of Group 1 Mortgage Loans	683	—
Aggregate Unpaid Principal Balance	$368,883,203.28	—
Unpaid Principal Balance	$358,893.48 to $1,500,000.00	$540,093(1)
Interest Rate	5.125% to 7.250%	5.795%
Administrative Fee Rate	0.2545%	—
Remaining Terms to Stated Maturity	238 to 360 months	358 months
Original Term	240 to 360 months	360 months
Number of Months Since Origination	0 to 4 months	1 month
Original Loan-to-Value Ratio	15.38% to 90.00%	68.11%
Credit Scores	621 to 827	743
Latest Maturity Date	March 1, 2035	—
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
California	49.90%
New York	5.33%
Illinois	5.30%

Maximum Single Zip Code Concentration	0.97%	—

(1)  The balance shown is the average unpaid principal balance of the Group 1 Mortgage Loans.

S-8

Selected Group 2 Mortgage Loan Data as of March 1, 2005

	Range or Total	Weighted Average
Number of Group 2 Mortgage Loans	919	—
Aggregate Unpaid Principal Balance	$227,185,307.39	—
Unpaid Principal Balance	$101,105.51 to $359,300.43	$247,209(1)
Interest Rate	5.750% to 6.125%	5.834%
Administrative Fee Rate	0.2545%	—
Remaining Terms to Stated Maturity	297 to 359 months	358 months
Original Term	300 to 360 months	359 months
Number of Months Since Origination	1 to 4 months	1 month
Original Loan-to-Value Ratio	10.00% to 95.00%	67.74%
Credit Scores	620 to 842	735
Latest Maturity Date	February 1, 2035	—
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
California	37.16%
Florida	10.73%
Illinois	5.07%

Maximum Single Zip Code Concentration	0.55%	—

(1)  The balance shown is the average unpaid principal balance of the Group 2 Mortgage Loans.

The characteristics of the Loan Groups may change because:

•   Prior to the issuance of the Certificates, the Depositor may remove Mortgage Loans from a Loan Group. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in a Loan Group prior to the Closing Date.

•   After the issuance of the Certificates, Mortgage Loans in a Loan Group may be removed from the Trust because of repurchases by the Depositor for breaches of representations or failure to deliver required documents. Under certain circumstances, the Depositor may instead make substitutions for defective Mortgage Loans.

These removals and/or substitutions may result in changes in the Loan Group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related Offered Certificates.

Additional information on each Loan Group appears under “The Mortgage Pool” in this Prospectus Supplement.

Optional Termination

At its option, the Depositor may, subject to certain conditions, purchase all remaining Group 1 Mortgage Loans in the Trust and effect early retirement of the Certificates and Component of Group 1 on any Distribution Date on which the aggregate Stated Principal Balance of the Group 1 Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Group 1 Mortgage Loans as of the Cut-off Date.

At its option, the Depositor may, subject to certain conditions, purchase all remaining Group 2 Mortgage Loans in the Trust and effect early retirement of the Certificates and Component of Group 2 on any Distribution Date on which the aggregate Stated Principal Balance of the Group 2 Mortgage Loans is less than 1% of the initial aggregate unpaid principal balance of the Group 2 Mortgage Loans as of the Cut-off Date.

S-9

See “The Pooling and Servicing Agreement — Optional Termination” in this Prospectus Supplement.

If the Depositor exercises its right to repurchase the applicable Mortgage Loans, the related Certificates and Component outstanding at that time will be retired earlier than would otherwise be the case.

See “Prepayment and Yield Considerations” in this Prospectus Supplement.

Priority of Distributions

Distributions to each Group will be made on each Distribution Date from the Pool Distribution Amount for the related Loan Group in the following order of priority:

•	First, to the Trustee an amount in payment for its services for such Distribution Date;

•	Second, to the classes of Senior Certificates of the related Group entitled to receive distributions of interest, to pay interest;

•
Third, to the classes of Senior Certificates and Component of the related Group entitled to receive distributions of principal, as set forth in this Prospectus Supplement under “Description of the Certificates — Principal,” to pay principal;

•
Fourth, to the PO Component of the related Group to pay any applicable PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the related Subordinated Certificates;

•
Fifth, subject to any payment of PO Deferred Amounts, to each class of Subordinate Certificates of a Group, first to pay interest and then to pay principal in the order of the numerical class designations, beginning with the Class 1-B-1 or Class 2-B-1 Certificates, as applicable; and

•	Sixth, to the Class 1-A-R Certificate, any remaining amounts in the Upper-Tier REMIC and Lower-Tier REMICs.

All of the distributions described above are subject to the limitations set forth in this Prospectus Supplement under “Description of the Certificates — Interest” and “— Principal.”

If you are purchasing Class 1-A-28 Certificates, you will not receive current interest distributions with respect to your Class 1-A-28 Certificates until the Accretion Termination Date. Prior to the Accretion Termination Date, interest which would otherwise be distributed on your Class 1-A-28 Certificates will be distributed instead as principal to the holders of certain Senior Certificates of the same Group as described under “Description of the Certificates — Principal” in this Prospectus Supplement. Any interest not distributed on your Class 1-A-28 Certificates as described in this paragraph will be added to the class balance of your Class 1-A-28 Certificates. See “Description of the Certificates — Principal” in this Prospectus Supplement.

Interest Distributions

The amount of interest that will accrue on each interest bearing class of Offered Certificates during each interest accrual period is equal to:

•
one-twelfth of the pass-through rate for such class (as set forth or described in the table beginning on page S-4) multiplied by the class balance or notional amount of such class on the Distribution Date, minus

S-10

•
the amount allocated to such class of certain interest shortfalls arising from the timing of prepayments on the related Mortgage Loans, interest rate limitations applicable to certain military or similar personnel and interest losses allocated to such class, as described under “The Pooling and Servicing Agreement — Compensating Interest” and “Description of the Certificates — Interest” in this Prospectus Supplement.

The Class 30-PO Certificates are Principal Only Certificates and are not entitled to distributions of interest.

See “Description of the Certificates — Distributions” and “— Interest” in this Prospectus Supplement.

Principal Distributions

On each Distribution Date, principal distributions to the Certificates will be made in the order and priority described under “Description of the Certificates — Priority of Distributions” in this Prospectus Supplement.

The Class 1-A-7, Class 1-A-IO and Class 2-A-IO Certificates are Interest Only Certificates and are not entitled to distributions of principal.

Distribution on the Class 1-A-10, Class 1-A-11 and Class 1-A-14 Certificates

If you are purchasing a Class 1-A-10, Class 1-A-11 or Class 1-A-14 Certificate (the “Special Retail Certificates”), you should consider the fact that the timing of principal distributions on these classes is dependent on both:

•	the priority of the class to receive distributions of principal relative to other classes of Certificates, and

•	the special procedures for allocation of principal among the holders of each class of Special Retail Certificates.

As described under “Description of the Certificates — Distributions in Reduction of the Special Retail Certificates” in this Prospectus Supplement, if you own a Special Retail Certificate you or your heirs may request that your Certificate be repaid on a particular date. These requests will be paid in the following priority:

•	Representatives of deceased holders will be paid first (up to a limit of approximately $100,000 per holder) out of principal distributions on the entire class, and

•	Living holders will be paid second (up to a limit of approximately $10,000 per holder) out of principal distributions on the entire class.

Whether a Special Retail Certificate will be paid in full on a requested date is highly uncertain. Principal distributions on a class of Special Retail Certificates may not be sufficient to satisfy all requested distributions. Conversely, principal distributions may exceed requests, in which case the excess amounts will be distributed by random lot. Because of these procedures, you may not receive distributions when requested or you may receive distributions even when you have not made requests for distributions.

S-11

Credit Support

Credit support for the Offered Certificates of each Group is provided by subordination as follows:

Subordination of Class 1-B Certificates (1)

Priority of Payment	Group 1 Senior (Credit Support 3.10%)	Order of Loss Allocation
Class 1-B-1 (Credit Support 1.30%)
Class 1-B-2 (Credit Support 0.80%)
Class 1-B-3 (Credit Support 0.50%)
Class 1-B-4 (Credit Support 0.30%)
Class 1-B-5 (Credit Support 0.15%)
Class 1-B-6 (Credit Support 0.00%)

Subordination of Class 2-B Certificates (1)

Priority of Payment	Group 2 Senior (Credit Support 3.05%)	Order of Loss Allocation
Class 2-B-1 (Credit Support 1.40%)
Class 2-B-2 (Credit Support 0.80%)
Class 2-B-3 (Credit Support 0.50%)
Class 2-B-4 (Credit Support 0.30%)
Class 2-B-5 (Credit Support 0.15%)
Class 2-B-6 (Credit Support 0.00%)

__________________
(1)
The credit support percentage set forth in this chart shows the initial balance of the classes of Class B Certificates subordinate to a class or classes as a percentage of the initial Pool Principal Balance of the related Loan Group.

S-12

See “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this Prospectus Supplement.

After the related Class B Certificates are no longer outstanding, any principal losses allocated to the Super Senior Certificates will be borne by the Super Senior Support Certificates, for so long as the Super Senior Support Certificates are outstanding.

Shifting Interest in Prepayments

Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentages of principal prepayments on the Mortgage Loans in a Loan Group to the Senior Certificates of the related Group (but not the PO Component of such Group) for the first five years and the disproportionately greater allocation of prepayments to such Senior Certificates over the following four years. The disproportionate allocation of the applicable Non-PO Percentages of prepayments on the Mortgage Loans in a Loan Group will accelerate the amortization of those Senior Certificates relative to the amortization of the related Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates of a Group should be maintained and may be increased during the first nine years.

See “Description of the Certificates — Principal” in this Prospectus Supplement.

Prepayment and Yield Considerations

The yield to maturity on your Offered Certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the applicable Mortgage Loans in the related Loan Group or Loan Groups. As a result, your yield may fluctuate significantly.

•
In general, if you purchased your Offered Certificate at a premium or if you purchased a Class 1-A-7, Class 1-A-IO or Class 2-A-IO Certificate (each of which has no principal balance) and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

•
Conversely, if you purchased your Offered Certificate at a discount, especially a Class 30-PO Certificate, and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

Because each PO Component represents only the right to receive a portion of the principal received with respect to the Mortgage Loans in the related Loan Group with Net Mortgage Interest Rates as of the Cut-off Date lower than 5.500% for Loan Group 1 and Loan Group 2 (the “Discount Mortgage Loans”), the yield to maturity on the Class 30-PO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the Discount Mortgage Loans in either Loan Group.

Because the interest accrued on each Distribution Date on the Class 1-A-IO and Class 2-A-IO Certificates will be based on the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group which are not Discount Mortgage Loans (the “Premium Mortgage Loans”) multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans in the related Loan Group minus 5.500% and the denominator of which is equal to 5.500%, the yield to maturity on the Class 1-A-IO and Class 2-A-IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Premium

S-13

Mortgage Loans in the related Loan Group, particularly the Premium Mortgage Loans with higher mortgage interest rates.

Because each class of Super Senior Support Certificates will bear principal losses allocated to the related class of Super Senior Certificates, as well as their own shares of such losses, once the related Class B Certificates are no longer outstanding, the yield to maturity of such class of Super Senior Support Certificates will be more sensitive to the amount and timing of losses on the Mortgage Loans in the related Loan Group than the related class of Super Senior Certificates. See “Description of the Certificates — Allocation of Losses” in this Prospectus Supplement.

The yield to maturity on the Floating Rate Certificates will be sensitive to changes in the rate of LIBOR. The yield to maturity on the Inverse Floating Rate Certificates will be extremely sensitive to changes in the rate of LIBOR and increases in LIBOR may result in a lower yield than you expected or a negative yield.

The yield to maturity of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the Mortgage Loans in the related Loan Group due to the fact that, once the total balance of the more junior classes of Certificates in the Group has been reduced to zero, all losses on the related Loan Group will be allocated to the Class 1-B-3, Class 1-B-2 and Class 1-B-1 Certificates or the Class 2-B-3, Class 2-B-2 and Class 2-B-1 Certificates, as the case may be, in that order, until the balance of each class has been reduced to zero.

Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

See “Prepayment and Yield Considerations” in this Prospectus Supplement and in the Prospectus.

S-14

Weighted Average Life (in years)(1)

	PSA(2) _______________________________
Class ________	0% ____	100% ____	300% ____	500% ____	800% ____
1-A-1	26.68	18.11	2.87	1.64	1.17
1-A-2	29.17	26.08	8.07	2.72	1.89
1-A-3	29.41	27.19	11.06	2.85	1.95
1-A-4	29.55	27.90	13.08	2.90	1.99
1-A-5	29.75	28.98	18.19	3.04	2.04
1-A-6	26.68	18.11	2.87	1.64	1.17
1-A-7	8.17	2.86	2.54	2.42	1.99
1-A-8	26.68	18.11	2.87	1.64	1.17
1-A-9	26.68	18.11	2.87	1.64	1.17
1-A-10(3)	26.68	18.11	2.87	1.64	1.17
1-A-11(3)	29.17	26.08	8.07	2.72	1.89
1-A-12	26.68	18.11	2.87	1.64	1.17
1-A-13	26.68	18.11	2.87	1.64	1.17
1-A-14(3)	26.68	18.11	2.87	1.64	1.17
1-A-15	28.67	24.07	11.74	5.78	3.70
1-A-16	25.70	15.40	3.36	2.01	1.45
1-A-17	28.15	22.17	2.13	1.10	0.74
1-A-18	8.17	2.86	2.54	2.42	1.99
1-A-19	8.17	2.86	2.54	2.42	1.99
1-A-20	17.49	6.95	5.99	4.54	3.13
1-A-21	22.17	11.52	10.90	7.63	4.64
1-A-22	22.17	11.52	10.90	7.63	4.64
1-A-23	24.33	21.46	21.46	15.45	6.97
1-A-24	20.89	15.63	11.04	9.01	5.27
1-A-25	14.35	5.68	2.70	1.99	1.53
1-A-26	15.98	6.99	3.15	2.26	1.71
1-A-27	25.84	15.99	6.29	4.06	2.86
1-A-28	28.67	24.83	14.73	6.68	4.07
1-A-29	14.39	13.92	8.00	4.93	3.38
1-A-30	20.89	15.63	11.04	9.01	5.27
1-A-31	14.35	5.68	2.70	1.99	1.53
1-A-32	14.35	5.68	2.70	1.99	1.53
1-A-R	0.07	0.07	0.07	0.07	0.07
1-A-IO	19.20	11.27	5.64	3.77	2.61
2-A-1	20.90	15.64	11.04	9.03	5.28
2-A-2	16.99	7.99	3.50	2.45	1.82
2-A-3	28.68	24.14	11.81	5.80	3.70
2-A-4	20.90	15.64	11.04	9.03	5.28
2-A-IO	19.12	11.22	5.61	3.75	2.58
30-PO	18.88	11.15	5.64	3.79	2.63
1-B-1	19.07	14.37	10.27	8.62	7.31
1-B-2	19.07	14.37	10.27	8.62	7.31
1-B-3	19.07	14.37	10.27	8.62	7.31
2-B-1	19.09	14.38	10.28	8.62	7.32
2-B-2	19.09	14.38	10.28	8.62	7.32
2-B-3	19.09	14.38	10.28	8.62	7.32
_______________
(1)
Determined as described under “Prepayment and Yield Considerations — Weighted Average Lives of the Offered Certificates” in this Prospectus Supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

(2)	“PSA” is the Prepayment Standard Assumption which is described under “Prepayment and Yield Considerations — Weighted Average Lives of the Offered Certificates” in this Prospectus Supplement.

(3)
The weighted average life of a class of Special Retail Certificates applies to such class as a whole. Because of the special procedures for allocating principal distributions to holders within a class of Special Retail Certificates, the weighted average life of an individual certificate may vary from the weighted average life of the class as a whole.

The weighted average lives of the Companion Certificates will be particularly sensitive to the rate of prepayments on the Group 1 Mortgage Loans.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat the Trust as three separate “real estate mortgage investment conduits” (the “Upper Tier REMIC,” the “Group 1 Lower-Tier REMIC” and the

S-15

“Group 2 Lower-Tier REMIC” and each, a “REMIC”; the Group 1 Lower-Tier REMIC and the Group 2 Lower-Tier REMIC are sometimes referred to collectively as the “Lower-Tier REMICs”).

•
The Offered Certificates (other than the Class 1-A-R and Class 30-PO Certificates) and each PO Component will constitute “regular interests” in the Upper-Tier REMIC and will be treated as debt instruments for federal income tax purposes.

•	The Class 1-A-R Certificate will constitute the sole class of “residual interest” in each of the Upper-Tier REMIC, the Group 1 Lower-Tier REMIC and the Group 2 Lower-Tier REMIC.

Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

The Interest Only Certificates, Principal Only Certificates and Accrual Certificates will, and certain other classes may, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

The holder of the Class 1-A-R Certificate will be required to report as ordinary income or loss the net income or the net loss of the Upper-Tier REMIC and the Lower-Tier REMICs, and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance. Under current law, the holder of the Class 1-A-R Certificate must account separately for its interest in each REMIC, and may not offset income from one REMIC with deductions from another REMIC.

See “Federal Income Tax Consequences” in this Prospectus Supplement and in the Prospectus.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

•
The offered Senior Certificates and the Class 1-B-1 and Class 2-B-1 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

•	The Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates will not constitute “mortgage related securities” under SMMEA.

See “Legal Investment” in the Prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an “IRA”), subject to the Employee Retirement Income Security

S-16

Act of 1974, as amended (“ERISA”), the Internal Revenue Code of 1986, as amended (the “Code”), or any federal, state or local law (“Similar Law”) which is similar to ERISA or the Code (collectively, a “Plan”), you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

Subject to the considerations and conditions described under “ERISA Considerations” in this Prospectus Supplement, it is expected that the Offered Certificates (other than the Class 1-A-R Certificate) may be purchased by Plans. The Class 1-A-R Certificate may not be acquired by Plans.

See “ERISA Considerations” in this Prospectus Supplement and in the Prospectus.

S-17

RISK FACTORS

•	The Offered Certificates are not suitable investments for all investors.

•
The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

•	You should carefully consider the risk factors discussed below in addition to the other information contained in this Prospectus Supplement and the Prospectus.

The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield
on the Offered Certificates

The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to (i) the rate of payments of principal on the applicable Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on such Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time without penalty.

The rate of principal payments on the Mortgage Loans mainly will be affected by the following:

•	the amortization schedules of the Mortgage Loans;

•	the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

•	liquidations of the properties that secure defaulted Mortgage Loans;

•	repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations or warranties;

•	purchases by the Depositor of certain delinquent Mortgage Loans; and

•	the optional repurchase of all the Mortgage Loans in a Loan Group by the Depositor to effect an early retirement of the related Certificates and Component.

For a more detailed discussion of these factors, see “The Pooling and Servicing Agreement — Repurchases of Mortgage Loans,” “— Optional Repurchases of Certain Mortgage Loans” and “—Optional Termination” and “Prepayment and Yield Considerations” in this Prospectus Supplement and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans to the Trustee” and “— Termination; Optional Purchase of Mortgage Loans” and “Prepayment and Yield Considerations” in the Prospectus.

The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

•	If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase due to refinancings.

•	Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

S-18

Mortgage originators (including Bank of America, N.A.) make general and targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

If you are purchasing Offered Certificates at a discount, and specifically if you are purchasing the Class 30-PO Certificates, you should consider the risk that if principal payments on the applicable Mortgage Loans, or, in the case of the Class 30-PO Certificates, the Discount Mortgage Loans in either Loan Group, occur at a rate slower than you expected, your yield will be lower than you expected. See “Prepayment and Yield Considerations—Yield on the Class 30-PO Certificates” in this Prospectus Supplement for a more detailed description of risks associated with the purchase of the Class 30-PO Certificates, including the table demonstrating the particular sensitivity of the Class 30-PO Certificates to the rate of prepayments.

If you are purchasing Offered Certificates at a premium, or are purchasing a Class 1-A-7, Class 1-A-IO or Class 2-A-IO Certificate (each of which has no principal balance), you should consider the risk that if principal payments on the Mortgage Loans in the related Loan Group or, in the case of the Class 1-A-IO and Class 2-A-IO Certificates, the Premium Mortgage Loans in the related Loan Group, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Class 1-A-7, Class 1-A-IO or Class 2-A-IO Certificates, you should consider the risk that a rapid rate of principal payments on the applicable Mortgage Loans in the related Loan Group could result in your failure to recover your initial investment. See “Prepayment and Yield Considerations —Yield on the Class 1-A-7 Certificates” and “—Yield on the Class 1-A-IO and Class 2-A-IO Certificates” in this Prospectus Supplement for a more detailed description of risks associated with the purchase of the Class 1-A-7, Class 1-A-IO or Class 2-A-IO Certificates, including tables demonstrating the particular sensitivities of the Class 1-A-7, Class 1-A-IO or Class 2-A-IO Certificates to the rate of prepayments on the applicable Mortgage Loans in the related Loan Group.

If you are purchasing the Inverse Floating Rate Certificates, you should also consider the risk that a high rate of LIBOR may result in a lower actual yield than you expected or a negative yield. See “Prepayment and Yield Considerations—Yield on the Inverse Floating Rate Certificates” in this Prospectus Supplement for a more detailed description of the risks associated with the purchase of the Inverse Floating Rate Certificates, including tables demonstrating the particular sensitivities of the Inverse Floating Rate Certificates to the rate of prepayments on the applicable Mortgage Loans and LIBOR.

See “Summary of Terms—Prepayment and Yield Considerations” and “Prepayment and Yield Considerations” in this Prospectus Supplement.

There is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the applicable Mortgage Loans, but only up to the amount of Compensating Interest for such Distribution Date as described herein under “The Pooling and Servicing Agreement—Compensating Interest.” To the extent these shortfalls from the Mortgage Loans are not covered by the amount of Compensating Interest, they will be allocated pro rata to the related

S-19

classes of interest-bearing Certificates as described herein under “Description of the Certificates—Interest.”

Special Retail Certificates that are Companion Certificates May Be Highly Volatile

The Class 1-A-10, Class 1-A-11 and Class 1-A-14 Certificates, which are Special Retail Certificates, are also Companion Certificates. As Companion Certificates, the amount distributable on any Distribution Date as principal to the Class 1-A-10, Class 1-A-11 or Class 1-A-14 Certificates as a class and the weighted average life of the Class 1-A-10, Class 1-A-11 or Class 1-A-14 Certificates as a class will be extremely sensitive to prepayments on the related Mortgage Loans.

Companion Certificates have been designed to stabilize PAC Certificates. If principal payments on the Mortgage Loans in Loan Group 1 fall below a certain level for a Distribution Date, the Companion Certificates will receive no distributions of principal and if principal payments on the Mortgage Loans in Loan Group 1 exceed a certain level for a Distribution Date they will be paid in full before the PAC Certificates receive more than certain prescribed amounts. This makes the amount of principal which the Class 1-A-10, Class 1-A-11 or Class 1-A-14 Certificates will receive on any Distribution Date and the weighted average life of each such class as a whole highly volatile. See “Description of the Certificates — Principal — Principal Payment Characteristics of the PAC Certificates and the Companion Certificates” and “Prepayment and Yield Considerations — Weighted Average Lives of the Offered Certificates” in this Prospectus Supplement.

Distributions of Principal to the Special Retail Certificates

Although, as described herein, there can be no assurance as to the rate at which principal distributions will be made on any class of Offered Certificates, the Special Retail Certificates, in particular, may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions. If you own Special Retail Certificates, funds available for distributions of principal may not be sufficient to permit the distributions you request within any specific period of time after your request. During periods in which prevailing interest rates are generally higher than the pass-through rate for a class of Special Retail Certificates, greater numbers of beneficial owners may request distributions of principal in respect of such class of Special Retail Certificates to take advantage of higher interest rates. During such periods there may, however, be a concurrent reduction in the rate of prepayments of the related Mortgage Loans, thus limiting the funds available for such distributions.

In addition, because of the random lot procedure for distributing principal, you may receive a principal distribution on your Special Retail Certificates on a Distribution Date (even if you have not requested such a distribution) if the amount available for distribution in respect of principal on such Distribution Date on your class of Special Retail Certificates exceeds the aggregate amount requested for distribution of principal by all holders of such class of Special Retail Certificates. It is more likely that amounts will be distributed by random lot during the periods of the relatively low interest rates and, correspondingly, higher prepayment rates. Under such circumstances you may have difficulty reinvesting these principal distributions at rates as high as the pass-through rate of your Certificates or your expected yield.

S-20

Certificates May Not Be Appropriate For Individual Investors

If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of Offered Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

•
if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans in the related Loan Group or Loan Groups;

•
the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans in the related Loan Group or Loan Groups and the priority of principal distributions among the classes of Certificates, and as such, the Offered Certificates and, in particular, the Special Retail Certificates, may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•
you may not be able to reinvest amounts distributed in respect of principal on your Certificates which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

•	a secondary market for the Offered Certificates may not develop or provide you with liquidity of investment; and

•	you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

If you are an individual investor considering the purchase of an Offered Certificate, you should also carefully consider the other risk factors discussed in this Prospectus Supplement and the special considerations discussed under the headings “Summary of Terms — Prepayment and Yield Considerations” and “Prepayment and Yield Considerations” in this Prospectus Supplement and “Prepayment and Yield Considerations” in the Prospectus.

Subordination of Super Senior Support and Class B Certificates Increases Risk of Loss

If you purchase Class B Certificates of a Group, you are more likely to suffer losses as a result of losses or delinquencies on the applicable Mortgage Loans than are holders of the Senior Certificates and Component of such Group.

•
The rights of each class of Class B Certificates of a Group to receive distributions of interest and principal are subordinated to the rights of the Senior Certificates and Component in such Group and each class of Class B Certificates of such Group with a lower numerical designation. For example, the Class 1-B-2 Certificates will not receive principal or interest on a Distribution Date until the Senior Certificates and Class 1-30-PO Component and Class 1-B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

•
The Non-PO Percentage of losses that are realized on the Mortgage Loans in a Loan Group will be allocated first to the Class 1-B-6 or Class 2-B-6 Certificates, as appropriate, then to the Class 1-B-5 or Class 2-B-5 Certificates and so on, in reverse of the numerical order of the applicable Class B Certificates until the outstanding balances of those classes have been reduced to zero.

•
The Class 1-30-PO Component will be entitled to reimbursement for certain losses allocated to it from amounts otherwise distributable as principal on the Class 1-B Certificates, in reverse numerical order. The Class 2-30-PO Component will be entitled to reimbursement for certain losses

S-21

allocated to it from amounts otherwise distributable as principal on the Class 2-B Certificates, in reverse numerical order.

If you purchase a class of Super Senior Support Certificates, you should consider the risk that after the related Class B Certificates are no longer outstanding, the principal portion of losses realized on the Mortgage Loans in the related Loan Group that are allocated to the related class of Super Senior Certificates will be borne by your class of Super Senior Support Certificates, rather than the related class of Super Senior Certificates, for so long as your class of Super Senior Support Certificates is outstanding. See “Description of the Certificates — Allocation of Losses” in this Prospectus Supplement.

For a more detailed description of the subordination feature of the Class B Certificates, see “Description of the Certificates — Allocation of Losses” in this Prospectus Supplement.

Limited Source of Payments – No Recourse to Depositor, Seller Servicer or Trustee

Proceeds of the Mortgage Loans will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor with respect to certain breaches of its representations and warranties, and limited obligations of the Servicer with respect to its servicing obligations.

Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates.

Limited Liquidity

The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Companion, Interest Only, Inverse Floating Rate, Principal Only, Subordinated or Super Senior Support Certificates) will experience illiquidity.

Geographic Concentration May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disasters

At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, certain states have experienced natural disasters, including earthquakes, fires, floods

S-22

and hurricanes, which may adversely affect property values. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the tables entitled “Distribution of the Mortgaged Properties” under the heading “The Mortgage Pool” in this Prospectus Supplement for a listing of the locations and concentrations of Mortgaged Properties.

Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans of a Loan Group, may result in losses on such Mortgage Loans. Any losses may adversely affect the yield to maturity of the related Offered Certificates.

See “The Mortgage Pool” in this Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans.

Rights of Beneficial Owners May Be Limited by Book-Entry System

All of the Offered Certificates, other than the Class 1-A-R Certificate, are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company. Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

•   your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

• under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Trustee to DTC, and not directly to you.

For a more detailed discussion of the Book-Entry Certificates, see “Description of the Certificates —Book-Entry Certificates” in this Prospectus Supplement.

Tax Consequences of the Residual Certificate

• The Class 1-A-R Certificate will be the sole “residual interest” in the Upper-Tier REMIC and the Lower-Tier REMICs, respectively, for federal income tax purposes.

•   The holder of the Class 1-A-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

• Under current law, the holder of the Class 1-A-R Certificate must account separately for its interest in each REMIC, and may not offset income from one REMIC with deductions from another REMIC.

•   Treasury regulations require a seller of the Class 1-A-R Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for “safe harbor” protection from possible disregard of such a transfer.

•   Due to its tax consequences, the Class 1-A-R Certificate will be subject to restrictions on transfer that may affect its liquidity. In addition, the Class 1-A-R Certificate may not be acquired by Plans.

S-23

See “Description of the Certificates — Restrictions on Transfer of the Class 1-A-R Certificate,” “Prepayment and Yield Considerations — Yield on the Class 1-A-R Certificate,” “ERISA Considerations” and “Federal Income Tax Consequences” in this Prospectus Supplement.

United States Military Operations May Increase Risk of Relief Act Shortfalls

In response to the previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan in the Trust, the interest rate limitation of Servicemembers Civil Relief Act and any comparable state law, will apply. This may result in interest shortfalls on the Mortgage Loans, which will be borne by the related classes of interest-bearing Certificates as described herein. The Depositor has not taken any action to determine whether any of the Mortgage Loans would be affected by such interest rate limitation. See “Description of the Certificates — Interest” in this Prospectus Supplement and “Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act and Similar Laws” in the Prospectus.

S-24

THE MORTGAGE POOL

The following descriptions of the Mortgage Loans and the Mortgaged Properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this Prospectus Supplement is representative of the characteristics of the Loan Groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans in a Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date.

The Trust will consist primarily of a pool (the “Mortgage Pool”) of fixed-rate, conventional, fully-amortizing mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties. The Mortgage Loans have been divided into two loan groups (“Loan Group 1” and “Loan Group 2” and each a “Loan Group”). The Mortgage Loans in Loan Group 1 will consist of mortgage loans substantially all of which have original terms to maturity of approximately 20 to 30 years and are referred to as the “Group 1 Mortgage Loans.” The Mortgage Loans in Loan Group 2 will consist of mortgage loans substantially all of which have original terms to maturity of approximately 25 to 30 years and are referred to as the “Group 2 Mortgage Loans.” Borrowers may prepay their Mortgage Loans at any time without penalty. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. The Mortgage Loans will have scheduled monthly payments of interest and principal due on the first day of each month. Each Mortgage Loan bears interest at a fixed rate.

The Mortgage Pool consists of Mortgage Loans either (i) originated by the Seller or (ii) purchased by the Seller from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities. For a description of the underwriting standards generally applicable to the Mortgage Loans, see “The Mortgage Loan Programs — Mortgage Loan Underwriting —Bank of America General Underwriting Standards” in the Prospectus. The Mortgage Loans will be sold by the Seller to the Depositor on the Closing Date pursuant to a mortgage loan purchase agreement between the Seller and the Depositor (the “Mortgage Loan Purchase Agreement”). The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the Seller for breaches of representations and warranties made by the Depositor with respect to the Mortgage Loans in the Pooling Agreement and for the failure to deliver documentation with respect to the Mortgage Loans under the Pooling Agreement.

As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months. As of the Cut-off Date, approximately 0.13% of the Group 1 Mortgage Loans and none of the Group 2 Mortgage Loans were Buy-Down Loans subject to Buy-Down Funds. See “The Trust Estates — Mortgage Loans — Buy-Down Loans” in the Prospectus.

Approximately 69.88% of the Group 1 Mortgage Loans and approximately 77.57% of the Group 2 Mortgage Loans have been originated under the Accelerated Processing Programs. Mortgage Loans in the foregoing programs are subject to less stringent documentation requirements. See “The Mortgage Loan Programs — Mortgage Loan Underwriting — Bank of America General Underwriting Standards” in the Prospectus. Approximately 0.54% of the Group 1 Mortgage Loans and approximately 0.95% of the

S-25

Group 2 Mortgage Loans were originated under the Accelerated Processing Programs of All-Ready Home and Rate Reduction Refinance. See “The Mortgage Loan Programs — Mortgage Loan Underwriting — Bank of America General Underwriting Standards” in the Prospectus.

As of the Cut-off Date, no Mortgage Loan will have a Loan-to-Value Ratio of more than 95.00%. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the “Original Loan-to-Value Ratios” tables below. Subject to minor exceptions permitted in the Seller’s discretion, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% generally will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”). No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the percentage equal to (i) the principal balance of the related Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination of the Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the Mortgaged Property. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

S-26

Group 1 Mortgage Loan Data

The following tables set forth certain characteristics of the Group 1 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

	All Group 1 Mortgage Loans ____________	Group 1 Discount Mortgage Loans ___________	Group 1 Premium Mortgage Loans _____________
Number of Mortgage Loans	683	416	267
Aggregate Stated Principal Balance(1)	$368,883,203	$231,589,319	$137,293,884
Range of Original Terms to Stated Maturity	240 to 360 months	240 to 360 months	240 to 360 months
Range of Stated Principal Balances(1)	$358,893 to $1,500,000	$359,615 to $1,498,434	$358,893 to $1,500,000
Average Stated Principal Balance(1)	$540,093	$556,705	$514,209
Latest Stated Maturity Date	March 1, 2035	March 1, 2035	March 1, 2035
Range of Mortgage Interest Rates	5.125% to 7.250%	5.125% to 5.750%	5.875% to 7.250%
Weighted Average Mortgage Interest Rate(1)	5.795%	5.710%	5.939%
Range of Remaining Terms to Stated Maturity	238 to 360 months	240 to 360 months	238 to 360 months
Weighted Average Remaining Term to Stated Maturity(1)	358 months	359 months	358 months
Range of Original Loan-to-Value Ratios	15.38% to 90.00%	15.38% to 90.00%	32.00% to 90.00%
Weighted Average Original Loan-to-Value Ratio(1)	68.11%	67.55%	69.04%
Mortgage Loans Originated Under the Accelerated Processing Programs(1):	69.88%	74.72%	61.72%
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Stated Principal Balance(1)
California	49.90%	47.05%	54.71%
New York	5.33%	*	6.29%
Illinois	5.30%	6.61%	*
Florida	*	*	5.41%
_______________________
(1)	Approximate.

*	Less than 5% of the aggregate Stated Principal Balance.

S-27

Occupancy of Mortgaged Properties(1)

Occupancy ___________	Number of Group 1 Mortgage Loans _____________	Aggregate Stated Principal Balance as of Cut-off Date _______________	% of Group 1 Cut-off Date Pool Principal Balance _____________
Primary Residence	617	$330,833,988.42	89.69%
Second Home	66	38,049,214.86	10.31
Total	683	$368,883,203.28	100.00%
_________________
(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 1 Mortgage Loan.

Property Types

Property Type _____________	Number of Group 1 Mortgage Loans ___________	Aggregate Stated Principal Balance as of Cut-off Date _____________	% of Group 1 Cut-off Date Pool Principal Balance ______________
Single Family Residence	480	$260,876,604.25	70.72%
PUD-Detached	126	66,074,629.87	17.91
Condominium	58	31,125,259.08	8.44
2-Family	7	4,686,523.49	1.27
PUD-Attached	6	2,685,276.80	0.73
Cooperative	3	1,622,909.79	0.44
3-Family	2	1,300,000.00	0.35
Townhouse	1	512,000.00	0.14
Total	683	$368,883,203.28	100.00%

Mortgage Loan Purposes

Purpose ____________	Number of Group 1 Mortgage Loans ____________	Aggregate Stated Principal Balance as of Cut-off Date ____________	% of Group 1 Cut-off Date Pool Principal Balance ____________
Purchase	264	$145,698,960.63	39.50%
Refinance—Rate/Term	243	137,366,854.69	37.24
Refinance—Cashout	176	85,817,387.96	23.26
Total	683	$368,883,203.28	100.00%

S-28

Geographical Distribution of the Mortgaged Properties(1)

Geographic Area _____________	Number of Group 1 Mortgage Loans _________	Aggregate Stated Principal Balance as of Cut-off Date _____________	% of Group 1 Cut-off Date Pool Principal Balance _____________
Arizona	6	$3,096,656.69	0.84%
California	331	184,072,785.89	49.90
Colorado	14	8,133,714.47	2.20
Connecticut	5	2,826,619.49	0.77
Delaware	2	1,272,800.00	0.35
District of Columbia	12	6,220,950.41	1.69
Florida	34	17,491,016.35	4.74
Georgia	13	6,358,108.63	1.72
Hawaii	1	632,000.00	0.17
Idaho	1	449,130.58	0.12
Illinois	34	19,561,508.91	5.30
Indiana	3	1,670,573.64	0.45
Kansas	2	1,139,399.15	0.31
Maryland	27	12,705,504.34	3.44
Massachusetts	14	7,125,482.83	1.93
Michigan	1	454,524.95	0.12
Minnesota	6	2,708,707.13	0.73
Missouri	3	1,858,084.68	0.50
Montana	2	939,041.61	0.25
Nevada	11	5,299,123.69	1.44
New Hampshire	1	649,383.25	0.18
New Jersey	15	8,480,985.96	2.30
New Mexico	6	3,072,912.96	0.83
New York	34	19,643,226.39	5.33
North Carolina	12	6,109,204.13	1.66
Oklahoma	3	1,458,418.27	0.40
Oregon	5	2,370,580.60	0.64
Pennsylvania	6	3,234,612.34	0.88
South Carolina	12	5,911,912.68	1.60
Tennessee	3	1,654,197.85	0.45
Texas	16	8,513,678.62	2.31
Utah	5	3,271,371.07	0.89
Vermont	1	499,514.02	0.14
Virginia	30	14,612,556.68	3.96
Washington	10	4,516,398.81	1.22
Wisconsin	2	868,516.21	0.24
Total	683	$368,883,203.28	100.00%

_______________
(1)	As of the Cut-off Date, no more than approximately 0.97% of the Group 1 Mortgage Loans are expected to be secured by Mortgaged Properties in any one five-digit postal zip code.

S-29

Current Mortgage Loan Principal Balances(1)

Current Mortgage Loan Principal Balances _____________________________________	Number of Group 1 Mortgage Loans _________________	Aggregate Stated Principal Balance as of Cut-off Date ________________________________________	% of Group 1 Cut-off Date Pool Principal Balance ________________
$350,000.01 to $400,000.00	123	$47,110,271.30	12.77%
$400,000.01 to $450,000.00	148	63,002,669.63	17.08
$450,000.01 to $500,000.00	104	49,853,536.06	13.51
$500,000.01 to $550,000.00	79	41,641,022.70	11.29
$550,000.01 to $600,000.00	68	39,460,948.26	10.70
$600,000.01 to $650,000.00	46	29,052,851.97	7.88
$650,000.01 to $700,000.00	30	20,405,225.13	5.53
$700,000.01 to $750,000.00	21	15,382,385.44	4.17
$750,000.01 to $800,000.00	13	10,103,804.77	2.74
$800,000.01 to $850,000.00	2	1,666,915.89	0.45
$850,000.01 to $900,000.00	3	2,680,060.34	0.73
$900,000.01 to $950,000.00	9	8,372,235.88	2.27
$950,000.01 to $1,000,000.00	25	24,781,739.18	6.72
$1,000,000.01 to $1,500,000.00	12	15,369,536.73	4.17
Total	683	$368,883,203.28	100.00%

______________
(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 1 Mortgage Loans is expected to be approximately $540,093.

Original Loan-to-Value Ratios(1)

Original Loan-to-Value Ratios _____________________	Number of Group 1 Mortgage Loans ____________________	Aggregate Stated Principal Balance as of Cut-off Date ______________________________________	% of Group 1 Cut-off Date Pool Principal Balance __________________
15.01% to 20.00%	2	$866,012.61	0.23%
20.01% to 25.00%	2	823,853.11	0.22
25.01% to 30.00%	3	2,417,102.91	0.66
30.01% to 35.00%	10	5,390,123.37	1.46
35.01% to 40.00%	12	5,869,933.76	1.59
40.01% to 45.00%	16	10,891,060.21	2.95
45.01% to 50.00%	29	16,844,867.42	4.57
50.01% to 55.00%	37	20,938,330.71	5.68
55.01% to 60.00%	48	29,005,235.00	7.86
60.01% to 65.00%	47	25,776,609.98	6.99
65.01% to 70.00%	98	53,046,638.21	14.38
70.01% to 75.00%	90	49,103,576.44	13.31
75.01% to 80.00%	282	144,933,574.79	39.29
80.01% to 85.00%	1	500,000.00	0.14
85.01% to 90.00%	6	2,476,284.76	0.67
Total	683	$368,883,203.28	100.00%

_______________
(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans is expected to be approximately 68.11%.

S-30

Mortgage Interest Rates(1)

Mortgage Interest Rates __________________	Number of Group 1 Mortgage Loans ________________	Aggregate Stated Principal Balance as of Cut-off Date ________________________________________	% of Group 1 Cut-off Date Pool Principal Balance ___________________
5.001% to 5.250%	5	$2,350,583.04	0.64%
5.251% to 5.500%	26	13,404,696.96	3.63
5.501% to 5.750%	385	215,834,039.29	58.51
5.751% to 6.000%	239	120,962,019.01	32.79
6.001% to 6.250%	21	11,149,728.78	3.02
6.251% to 6.500%	6	4,803,833.36	1.30
7.001% to 7.250%	1	378,302.84	0.10
Total	683	$368,883,203.28	100.00%

________________
(1)	As of the Cut-off Date, the weighted average mortgage interest rate of the Group 1 Mortgage Loans is expected to be approximately 5.795% per annum.

Remaining Terms(1)

Remaining Terms ______________	Number of Group 1 Mortgage Loans _____________	Aggregate Stated Principal Balance as of Cut-off Date _________________________________________	% of Group 1 Cut-off Date Pool Principal Balance ______________
221 to 240 months	2	$758,326.53	0.21%
281 to 300 months	2	870,653.17	0.24
301 to 320 months	1	418,000.00	0.11
341 to 360 months	678	366,836,223.58	99.45
Total	683	$368,883,203.28	100.00%

______________
(1)	As of the Cut-off Date, the weighted average remaining term of the Group 1 Mortgage Loans is expected to be approximately 358 months.

Credit Scores of Mortgagors(1)

Credit Scores _____________	Number of Group 1 Mortgage Loans _________________	Aggregate Stated Principal Balance as of Cut-off Date _________________________________________	% of Group 1 Cut-off Date Pool Principal Balance ________________
801 to 850	27	$14,177,848.98	3.84%
751 to 800	313	172,880,098.97	46.87
701 to 750	212	114,611,801.10	31.07
651 to 700	109	57,258,532.91	15.52
601 to 650	22	9,954,921.32	2.70
Total	683	$368,883,203.28	100.00%

___________________________
(1)	The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

S-31

Group 2 Mortgage Loan Data

The following tables set forth certain characteristics of the Group 2 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

	All Group 2 Mortgage Loans __________________	Group 2 Discount Mortgage Loans ____________	Group 2 Premium Mortgage Loans ____________
Number of Mortgage Loans	919	426	493
Aggregate Stated Principal Balance(1)	$227,185,307	$106,764,003	$120,421,304
Original Terms to Stated Maturity	300 to 360 months	300 to 360 months	300 to 360 months
Range of Stated Principal Balances(1)	$101,106 to $359,300	$149,991 to $359,275	$101,106 to $359,300
Average Stated Principal Balance(1)	$247,209	$250,620	$244,262
Latest Stated Maturity Date	February 1, 2035	February 1, 2035	February 1, 2035
Range of Mortgage Interest Rates	5.750% to 6.125%	5.750%	5.875% to 6.125%
Weighted Average Mortgage Interest Rate(1)	5.834%	5.750%	5.908%
Range of Remaining Terms to Stated Maturity	297 to 359 months	299 to 359 months	297 to 359 months
Weighted Average Remaining Term to Stated Maturity(1)	358 months	359 months	358 months
Range of Original Loan-to-Value Ratios	10.00% to 95.00%	10.00% to 95.00%	20.23% to 95.00%
Weighted Average Original Loan-to-Value Ratio(1)	67.74%	68.18%	67.36%
Mortgage Loans Originated Under the Accelerated Processing Programs(1)	77.57%	80.00%	75.42%
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Stated Principal Balance
California	37.16%	37.15%	37.16%
Florida	10.73%	10.22%	11.19%
Illinois	5.07%	6.58%	*
Virginia	*	*	5.93%
Maryland	*	*	5.09%

________________
(1)	Approximate.

*	Less than 5% of the aggregate Stated Principal Balance.

S-32

Occupancy of Mortgaged Properties(1)

Occupancy _______________	Number of Group 2 Mortgage Loans ___________________	Aggregate Stated Principal Balance as of Cut-off Date ______________________________________	% of Group 2 Cut-off Date Pool Principal Balance __________________
Primary Residence	856	$212,564,606.50	93.56%
Second Home	63	14,620,700.89	6.44
Total	919	$227,185,307.39	100.00%

_______________
(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 2 Mortgage Loan.

Property Types

Property Type ___________________	Number of Group 2 Mortgage Loans ___________________	Aggregate Stated Principal Balance as of Cut-off Date _____________________________________	% of Group 2 Cut-off Date Pool Principal Balance __________________
Single Family Residence	672	$165,625,461.21	72.90%
PUD-Detached	134	34,126,241.14	15.02
Condominium	59	14,429,746.66	6.35
PUD-Attached	33	8,051,208.05	3.54
2-Family	14	3,439,246.98	1.51
3-Family	4	962,291.13	0.42
Townhouse	2	383,455.64	0.17
4-Family	1	167,656.58	0.07
Total	919	$227,185,307.39	100.00%

Mortgage Loan Purposes

Purpose ________________	Number of Group 2 Mortgage Loans __________________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________________	% of Group 2 Cut-off Date Pool Principal Balance __________________
Refinance—Cashout	314	$80,227,371.95	35.31%
Purchase	321	77,354,122.09	34.05
Refinance—Rate/Term	284	69,603,813.35	30.64
Total	919	$227,185,307.39	100.00%

S-33

Geographical Distribution of Mortgaged Properties(1)

Geographic Area _______________	Number of Group 2 Mortgage Loans __________________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________________	% of Group 2 Cut-off Date Pool Principal Balance ________________
Arizona	20	$4,104,714.61	1.81%
Arkansas	2	342,362.17	0.15
California	307	84,414,403.90	37.16
Colorado	12	3,755,009.32	1.65
Connecticut	18	4,083,645.74	1.80
Delaware	2	680,678.81	0.30
District of Columbia	2	503,154.86	0.22
Florida	112	24,387,620.41	10.73
Georgia	16	3,340,357.78	1.47
Hawaii	1	183,812.40	0.08
Illinois	49	11,511,995.25	5.07
Indiana	4	1,032,920.42	0.45
Iowa	4	806,064.00	0.35
Kansas	6	1,151,149.17	0.51
Kentucky	3	675,304.30	0.30
Maine	5	983,279.42	0.43
Maryland	39	9,998,429.23	4.40
Massachusetts	34	8,571,551.93	3.77
Michigan	9	1,922,289.96	0.85
Minnesota	4	869,795.20	0.38
Missouri	11	2,928,532.69	1.29
Montana	3	621,394.54	0.27
Nevada	19	4,376,942.27	1.93
New Hampshire	7	1,352,131.37	0.60
New Jersey	14	3,373,605.75	1.48
New Mexico	4	1,175,342.84	0.52
New York	20	5,266,916.95	2.32
North Carolina	27	6,559,713.00	2.89
North Dakota	1	162,334.32	0.07
Ohio	5	990,016.93	0.44
Oklahoma	3	957,852.24	0.42
Oregon	8	1,739,976.93	0.77
Pennsylvania	9	1,845,611.25	0.81
Rhode Island	6	1,329,050.35	0.59
South Carolina	14	3,073,251.12	1.35
South Dakota	1	159,832.95	0.07
Tennessee	12	2,843,710.74	1.25
Texas	26	6,007,826.74	2.64
Utah	3	733,543.70	0.32
Vermont	5	1,038,905.84	0.46
Virginia	39	10,140,696.56	4.46
Washington	14	3,259,013.74	1.43
Wisconsin	19	3,930,565.69	1.73
Total	919	$227,185,307.39	100.00%

______________
(1)	As of the Cut-off Date, no more than approximately 0.55% of the Group 2 Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

S-34

Current Mortgage Loan Principal Balances(1)

Current Mortgage Loan Principal Balances _________________________________________	Number of Group 2 Mortgage Loans ________________	Aggregate Stated Principal Balance as of Cut-off Date _________________________________	% of Group 2 Cut-off Date Pool Principal Balance _________________
$100,000.01 to $150,000.00	3	$399,947.66	0.18%
$150,000.01 to $200,000.00	309	54,567,105.07	24.02
$200,000.01 to $250,000.00	211	47,561,655.24	20.94
$250,000.01 to $300,000.00	154	42,549,670.41	18.73
$300,000.01 to $350,000.00	169	56,036,119.59	24.67
$350,000.01 to $400,000.00	73	26,070,809.42	11.48
Total	919	$227,185,307.39	100.00%

_______________
(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 2 Mortgage Loans is expected to be approximately $247,209.

Original Loan-to-Value Ratios(1)

Original Loan-to-Value Ratios _______________________________	Number of Group 2 Mortgage Loans __________________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________________	% of Group 2 Cut-off Date Pool Principal Balance _________________
5.01% to 10.00%	1	$299,686.78	0.13%
15.01% to 20.00%	2	651,768.79	0.29
20.01% to 25.00%	3	590,162.56	0.26
25.01% to 30.00%	17	4,214,927.71	1.86
30.01% to 35.00%	14	3,597,457.38	1.58
35.01% to 40.00%	29	7,137,595.52	3.14
40.01% to 45.00%	28	6,999,390.98	3.08
45.01% to 50.00%	27	6,916,136.23	3.04
50.01% to 55.00%	42	11,464,837.57	5.05
55.01% to 60.00%	69	18,072,377.86	7.95
60.01% to 65.00%	81	20,642,690.86	9.09
65.01% to 70.00%	118	29,473,312.42	12.97
70.01% to 75.00%	100	25,011,528.35	11.01
75.01% to 80.00%	324	78,417,450.91	34.52
80.01% to 85.00%	7	1,563,736.65	0.69
85.01% to 90.00%	28	6,039,633.18	2.66
90.01% to 95.00%	29	6,092,613.64	2.68
Total	919	$227,185,307.39	100.00%

_______________
(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 2 Mortgage Loans is expected to be approximately 67.74%.

S-35

Mortgage Interest Rates(1)

Mortgage Interest Rates ___________________	Number of Group 2 Mortgage Loans __________________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________	% of Group 2 Cut-off Date Pool Principal Balance _________________
5.501% to 5.750%	426	$106,764,003.20	46.99%
5.751% to 6.000%	468	114,663,290.57	50.47
6.001% to 6.250%	25	5,758,013.62	2.53
Total	919	$227,185,307.39	100.00%

_________________
(1)	As of the Cut-off Date, the weighted average mortgage interest rate of the Group 2 Mortgage Loans is expected to be approximately 5.834% per annum.

Remaining Terms(1)

Remaining Terms _______________	Number of Group 2 Mortgage Loans __________________	Aggregate Stated Principal Balance as of Cut-off Date _____________________________________	% of Group 2 Cut-off Date Pool Principal Balance __________________
281 to 300 months	9	$2,130,758.66	0.94%
341 to 360 months	910	225,054,548.73	99.06
Total	919	$227,185,307.39	100.00%

___________________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans is expected to be approximately 358 months.

Credit Scores of Mortgagors(1)

Credit Scores ____________________	Number of Group 2 Mortgage Loans ________________	Aggregate Stated Principal Balance as of Cut-off Date _____________________________________	% of Group 2 Cut-off Date Pool Principal Balance ______________
801 to 850	54	$13,830,957.09	6.09%
751 to 800	329	83,098,013.35	36.58
701 to 750	294	71,071,244.26	31.28
651 to 700	192	46,838,608.66	20.62
601 to 650	50	12,346,484.03	5.43
Total	919	$227,185,307.39	100.00%

____________________
(1)	The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

S-36

BANK OF AMERICA, N.A.

Bank of America, N.A. (“Bank of America”) is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general commercial banking business, offering a wide range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, FNMA and FHLMC.

SERVICING OF MORTGAGE LOANS

All of the Mortgage Loans will be serviced by Bank of America (in its capacity as servicer, the “Servicer”) in accordance with the terms of the Pooling Agreement. The Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling Agreement as if the Servicer alone were servicing the Mortgage Loans. See “The Pooling and Servicing Agreement” in the Prospectus.

Foreclosure and Delinquency Experience
of Bank of America

Certain information concerning recent delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain mortgage loans originated at bank branches of Bank of America is set forth in the table under “Foreclosure and Delinquency Experience of Bank of America” in the Prospectus. There can be no assurance that the delinquency and foreclosure experience set forth in the table will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust.

THE POOLING AND SERVICING AGREEMENT

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated the Closing Date (the “Pooling Agreement”), among the Depositor, the Servicer and the Trustee. The Prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See “The Pooling and Servicing Agreement” in the Prospectus.

The following summaries do not purport to be complete and are subject to the provisions of the Pooling Agreement which are incorporated by reference. The Depositor plans to file a final copy of the

S-37

Pooling Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

Assignment of Mortgage Loans

In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the “Mortgage File”):

•
the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Seller certifying that the related original Mortgage Note has been lost;

•
the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);

•	except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and

•	if applicable, any riders or modifications to such Mortgage Note and Mortgage.

Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded except in states where recordation is required by either rating agency to obtain the initial ratings on the Certificates described under “Certificate Ratings” in this Prospectus Supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller, or (ii) with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee. With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing.

Repurchases of Mortgage Loans

If any portion of the Mortgage File is not delivered to the Trustee or if a Mortgage Loan breaches any of the representations made by the Depositor in the Pooling Agreement in any material respect and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required on the Distribution Date in the month following the expiration of the 90-day period either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate, or (ii) to substitute an Eligible Substitute Mortgage Loan; provided however, such substitution generally is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a “Deleted Mortgage Loan.” In the case of the breach of the representation made by the

S-38

Depositor that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Depositor will be required to pay any costs or damages incurred by the Trust as a result of a violation of such laws.

An “Eligible Substitute Mortgage Loan” generally will:

•
have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller and held for distribution to the certificateholders on the related Distribution Date (a “Substitution Adjustment Amount”));

•	have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

•	have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

•	comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

Optional Repurchases of Certain Mortgage Loans

The Depositor, in its sole discretion, may repurchase from the Trust:

•	any Mortgage Loan that is at least 180 days delinquent; and

•	any Mortgage Loan as to which the originator or prior owner of such Mortgage Loan has breached a representation or warranty to the Seller regarding the characteristics of such Mortgage Loan.

Any such repurchase will be at the Purchase Price.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, the Servicer will establish an account (the “Servicer Custodial Account”), which will be maintained as a separate trust account by the Servicer in trust for the benefit of certificateholders. Funds credited to the Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Servicer Custodial Account the Pool Distribution Amount for each Loan Group and will deposit such amounts in an account established and maintained with the Trustee on behalf of certificateholders (the “Certificate Account”). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Trustee in certain eligible investments, as described in the Pooling Agreement.

Compensation and Payment of Expenses of the Servicer and the Trustee

The Administrative Fees with respect to a Loan Group are payable out of the interest payments received on each Mortgage Loan in the related Loan Group. The “Administrative Fees” consist of (a)

S-39

servicing compensation payable to the Servicer in respect of its servicing activities (the “Servicing Fee”) and (b) fees paid to the Trustee. The Administrative Fees will accrue on the Stated Principal Balance of each Mortgage Loan as of the due date in the month preceding the month of the related Distribution Date at a rate (the “Administrative Fee Rate”) equal to the sum of the Servicing Fee Rate for such Mortgage Loan and the Trustee Fee Rate. The “Trustee Fee Rate” will be 0.0045% per annum. The “Servicing Fee Rate” with respect to each Mortgage Loan will be 0.250% per annum.

The “Servicing Compensation” to the Servicer will equal the sum of (i) the Servicing Fee, (ii) any Ancillary Income, (iii) net income from the investment of funds in the Servicer Custodial Account and (iv) Foreclosure Profits (as defined in the Prospectus under “Description of the Certificates — Distributions to Certificateholders”).

“Ancillary Income” includes all late payment fees, assumption fees, and other similar charges.

The Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the Servicer out of its Servicing Compensation. The amount of the Servicer’s Servicing Compensation is subject to adjustment with respect to prepaid Mortgage Loans, as described below under “— Compensating Interest.”

The Trustee is also entitled to receive all investment income earned on amounts on deposit in the Certificate Account. In addition to its compensation, the Trustee is entitled to be reimbursed from and indemnified by the Trust for certain expenses incurred by the Trustee in connection with its responsibilities under the Pooling Agreement.

Compensating Interest

When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to the Servicer for any month and Loan Group will be reduced (but not below zero) by an amount equal to the lesser of (i) the Prepayment Interest Shortfall for such Distribution Date and Loan Group and (ii) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the due date in the month preceding the month of such Distribution Date (such amount with respect to each Loan Group, the “Compensating Interest”).

The “Prepayment Interest Shortfall” with respect to each Loan Group is equal to the difference between (x) 30 days’ interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on the Mortgage Loans in such Loan Group minus (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

Any Prepayment Interest Shortfalls as a result of prepayments on the Mortgage Loans in a Loan Group in excess of the amount of the Compensating Interest for such Loan Group for a month will reduce the amount of interest available to be distributed on the Senior Certificates and the Class B Certificates of

S-40

the related Group from what would have been the case in the absence of such Prepayment Interest Shortfalls. See “Description of the Certificates — Interest” in this Prospectus Supplement.

Advances

Subject to the following limitations, the Servicer will be required to advance (any such advance, an “Advance”) prior to each Distribution Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans and which were delinquent on the related Determination Date. Advances by the Servicer will be made from its own funds or funds in the Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. An “REO Property” is a Mortgaged Property that has been acquired by the Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the “Determination Date” will be the sixteenth day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a required Advance will constitute an event of default and the Trustee (if it succeeds to the obligations of the Servicer under the Pooling Agreement) or the successor servicer will be obligated to make the Advance, in accordance with the terms of the Pooling Agreement.

Optional Termination

The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in “The Pooling and Servicing Agreement — Termination; Optional Purchase of Mortgage Loans” in the Prospectus. In addition, on any Distribution Date on which (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans is less than 10% of the aggregate unpaid principal balance of such Mortgage Loans as of the Cut-off Date or (ii) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans is less than 1% of the aggregate unpaid principal balance of such Mortgage Loans as of the Cut-off Date, the Depositor will have the option to purchase all applicable Mortgage Loans and any related Trust property. These percentages may be reduced through an amendment to the Pooling Agreement under the circumstances described below. The purchase price will generally be equal to the sum of (a) the Stated Principal Balances of the applicable Mortgage Loans and (b) the fair market value of any REO Properties relating to the applicable Mortgage Loans held by the Trust together with the amount of any unpaid interest shortfalls on the Certificates of the related Group and one month’s interest on the Stated Principal Balance of each applicable Mortgage Loan. However, for so long as the Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the Depositor may exercise its purchase option only if the aggregate fair market value of the applicable Mortgage Loans and REO Properties relating to the applicable Mortgage Loans is greater than or equal to the purchase price described in the preceding sentence.

S-41

Distributions in respect of an optional purchase described above will be paid to related certificateholders in order of their priority of distribution as described below under “Description of the Certificates — Priority of Distributions.” The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

The Pooling Agreement may be amended without the consent of certificateholders in order to reduce the percentages of the initial balances of the Loan Groups at which the Depositor will have the option to purchase all the related remaining Mortgage Loans, if such reduction is considered necessary by the Depositor, as evidenced by an officer’s certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by the Depositor as a sale for accounting purposes.

In no event will the Trust created by the Pooling Agreement continue beyond the later of (a) the repurchases described above, if it results in the Trust no longer owning any Mortgage Loans, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Trust. The termination of the Trust or the repurchase by the Depositor of all the Mortgage Loans of a Loan Group will be effected in a manner consistent with applicable federal income tax regulations and the status of the Trust as three separate REMICs.

Special Servicing Agreements

The Pooling Agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Class B Certificates or of a class of securities representing interests in one or more classes of Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

The Trustee

Wells Fargo Bank, N.A., a national banking association (“Wells Fargo”) will be the Trustee under the Pooling Agreement. Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and the office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 (together, the “Corporate Trust Office”). The telephone number of the Trustee is (800) 344-5128. The Depositor, the Seller and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located.

Voting Rights

Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

•
96% of all voting rights will be allocated among the holders of the Senior Certificates (other than the Class 1-A-7, Class 1-A-IO, Class 2-A-IO and Class 1-A-R Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 1-A-7 Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 1-A-IO Certificates.

S-42

•	1% of all voting rights will be allocated to the holders of the Class 2-A-IO Certificates.

•	1% of all voting rights will be allocated to the holder of the Class 1-A-R Certificate.

The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

The “Percentage Interest” of a Certificate of a class (other than a class of Special Retail Certificates) is the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the initial class balance (or initial notional amount) of such class. The Percentage Interest of a class of Special Retail Certificates is the percentage obtained by dividing the current principal balance of such Certificate by the current class balance of such class.

S-43

DESCRIPTION OF THE CERTIFICATES

The Certificates will consist of (i) the forty-six classes of Offered Certificates listed in the table beginning on page S-4 of this Prospectus Supplement and (ii) the Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates, which are not offered by this Prospectus Supplement.

The Class 30-PO Certificates are divided into two Principal Only Components for purposes of distributing principal: the Class 1-30-PO Component and the Class 2-30-PO Component. The Components are not severable.

The Certificates and Components are divided into two Groups.

The Group 1 Senior Certificates and Component in the aggregate will evidence an initial beneficial ownership interest of approximately 96.90% in Loan Group 1 and the Class 1-B Certificates will evidence the remaining undivided interest in Loan Group 1. The Group 2 Senior Certificates and Component in the aggregate will evidence an initial beneficial ownership interest of approximately 96.95% in Loan Group 2 and the Class 2-B Certificates will evidence the remaining undivided interest in Loan Group 2. The Class 30-PO Certificates are Principal Only Certificates and are not entitled to distributions in respect of interest. The Class 1-A-7, Class 1-A-IO and Class 2-A-IO Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

The “Final Scheduled Maturity Date” for the Group 1 Senior Certificates, Class 30-PO Certificates and Class 1-B Certificates will be April 25, 2035. The Final Scheduled Maturity Date for the Group 2 Senior Certificates and Class 2-B Certificates will be March 25, 2035. The Final Scheduled Maturity Date represents the Distribution Date in the month following the latest maturity date of any applicable Mortgage Loan in the related Loan Group. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Maturity Date.

Denominations and Form

The Offered Certificates (other than the Class 1-A-R Certificate) will be issuable in book-entry form only (the “Book-Entry Certificates”). The Class 1-A-R Certificate will be issued in definitive, fully-registered form (such form, the “Definitive Certificates”). The following table sets forth the original Certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

S-44

Form and Denominations of Offered Certificates

Class _______	Original Certificate Form _____________	Minimum Denomination ___________	Incremental Denomination ___________
Classes: 1-A-15, 1-A-18, 1-A-19, 1-A-20, 1-A-21, 1-A-22, 1-A-23, 1-A-24, 1-A-25, 1-A-26, 1-A-27, 1-A-28, 1-A-29, 1-A-30, 1-A-31, 1-A-32, 2-A-1, 2-A-2, 2-A-3 and 2-A-4	Book-Entry	$1,000	$1
Classes: 1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5(1), 1-A-6, 1-A-8, 1-A-9, 1-A-10, 1-A-11, 1-A-12, 1-A-13, 1-A-14, 1-A-16 and 1-A-17	Book Entry	$1,000	$1,000
Class: 1-A-R	Definitive	$100	N/A
Classes: 1-A-7(2), 1-A-IO(2) and 2-A-IO(2)	Book-Entry	$1,000,000	$1
Classes: 30-PO, 1-B-1, 1-B-2, 1-B-3, 2-B-1, 2-B-2 and 2-B-3	Book-Entry	$25,000	$1

_______________
(1)	In order to aggregate the initial class balance, one certificate will be issued in an incremental denomination of less than that shown.

(2)	Denomination expressed in initial notional amount.

Book-Entry Certificates

Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such Certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream or Euroclear (in Europe) if they are participants of such systems (the “Participants”), or indirectly through organizations which are participants in such systems (the “Indirect Participants”). Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interest in the Book-Entry Certificates in minimum denominations of $1,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures

S-45

creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” and “—Backup Withholding” in the Prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Appendix B to this Prospectus Supplement.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

S-46

DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

Clearstream International (“Clearstream”), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque centrale du Luxembourg, which supervises Luxembourg banks.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

The Euroclear System (“Euroclear”) was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance

S-47

accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” and“—Backup Withholding” in the Prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of the Special Retail Certificates, the circumstances, described under “Distributions in Reduction of the Special Retail Certificates—Pro Rata Distributions” have occurred.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue

S-48

Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

Distributions

Distributions on the Certificates will be made by the Trustee on the 25th day of each month (or, if not a business day, the next business day), commencing in April 2005 (each, a “Distribution Date”), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the “Record Date”).

Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee in Minnesota. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under “— Book-Entry Certificates.”

Pool Distribution Amount

The “Pool Distribution Amount” for each Loan Group with respect to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans in such Loan Group and will be equal to the sum of:

(i)    all scheduled installments of interest (net of the related Servicing Fee) and principal due on the Mortgage Loans in such Loan Group on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof and any Compensating Interest allocable to the Mortgage Loans in such Loan Group;

(ii)    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Loan Group, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Loan Group, by foreclosure or otherwise (collectively, “Liquidation Proceeds”), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

S-49

(iii)    all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date; and

(iv)    amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Trust as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement.

The Pool Distribution Amounts will not include any amounts constituting Servicing Compensation.

Priority of Distributions

The aggregate amount available for distribution to each Group on each Distribution Date will be the Pool Distribution Amount for the related Loan Group.

On each Distribution Date, the Pool Distribution Amount for each Loan Group will be allocated in the following order of priority (the “Pool Distribution Amount Allocation”):

(i)    to the Trustee an amount in payment for its services with respect to the related Loan Group for such Distribution Date;

(ii)    to each class of Senior Certificates of such Group entitled to receive distributions of interest to pay interest, but until the Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class 1-A-28 Certificates will be distributed instead as principal to certain Senior Certificates of Group 1 as described below under “—Principal”;

(iii)    pro rata (a) to the PO Component of such Group, based on the applicable PO Principal Amount, and (b) to the classes of Senior Certificates of such Group entitled to receive distributions of principal, based on the applicable Senior Principal Distribution Amount, as described below under “— Principal,” to pay principal;

(iv)    to the applicable PO Component, to pay any applicable Class PO Deferred Amounts to such Component, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinate Certificates of the related Group; and

(v) to each class of Subordinate Certificates of such Group, first to pay interest and then to pay principal in order of their numerical class designations, beginning with the Class 1-B-1 Certificates or Class 2-B-1 Certificates, as the case may be.

   The Class 1-A-R Certificate will be entitled to any remaining amounts in the Upper-Tier REMIC and Lower-Tier REMICs, subject to the limitations set forth below under “— Interest” and “— Principal.”

Interest

The pass-through rate for each class of interest-bearing Offered Certificates for each Distribution Date is as set forth or described in the table beginning on page S-4 of this Prospectus Supplement.

On each Distribution Date, to the extent of the applicable Pool Distribution Amount, each class of interest-bearing Certificates will be entitled to receive interest (as to each such class, the “Interest Distribution Amount”) with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual

S-50

Period at the applicable pass-through rate on the related class balance or notional amount and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates (including, prior to the Accretion Termination Date, any amounts accrued as interest on the Class 1-A-28 Certificates but distributed instead as principal to certain Senior Certificates of Group 1) and not subsequently distributed.

The Class 30-PO Certificates are Principal Only Certificates and will not bear interest.

The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Certificates of a Group will be reduced by the amount of Net Interest Shortfalls for the related Loan Group for such Distribution Date. With respect to any Distribution Date, the “Net Interest Shortfall” for a Loan Group is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan in such Loan Group as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls for such Loan Group. Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated pro rata among all classes of interest-bearing Certificates of the related Group based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A “Relief Act Reduction” is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. See “Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act and Similar Laws” in the Prospectus. With respect to any Distribution Date, the “Non-Supported Interest Shortfall” for a Loan Group is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date exceeds the applicable Compensating Interest for such period.

Allocations of the interest portion of Realized Losses on the Mortgage Loans in a Loan Group first to the Subordinate Certificates of the related Group in reverse numerical order will result from the priority of distributions first to the Senior Certificates and Component of such Group and then to the classes of Subordinate Certificates of such Group in numerical order of the applicable Pool Distribution Amount as described above under “— Priority of Distributions.” After the applicable Senior Credit Support Depletion Date, the interest-bearing Senior Certificates of a Group will bear the interest portion of any Realized Losses pro rata based on interest accrued.

Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related class balance or notional amount with respect to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

If on a particular Distribution Date, the applicable Pool Distribution Amount applied in the order described above under “— Priority of Distributions” is not sufficient to make a full distribution of the Interest Distribution Amount for each class entitled to distributions therefrom, interest will be distributed on each class of such Group of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class, on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in a Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

Interest will accrue on each class of interest-bearing Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an

S-51

“Interest Accrual Period”). The initial Interest Accrual Period will be deemed to have commenced on March 1, 2005. Interest which accrues on each class of Certificates during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balances thereof on the Distribution Date in that Interest Accrual Period are made on the first day of the Regular Interest Accrual Period.

The Class 1-A-7 Certificates are Interest Only Certificates and have no class balance. The “Class 1-A-7 Notional Amount” with respect to each Distribution Date and the Class 1-A-7 Certificates will be equal to the sum of (i) approximately 9.0909090909% of the class balance of the Class 1-A-18 Certificates and (ii) approximately 4.5454545455% of the class balance of the Class 1-A-19 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balances of the Class 1-A-18 and Class 1-A-19 Certificates will result in a proportional reduction in the Class 1-A-7 Notional Amount. See “—Principal” and “—Allocation of Losses” in this Prospectus Supplement. The Class 1-A-7 Notional Amount with respect to the first Distribution Date will be approximately $2,283,227.

The Class 1-A-IO Certificates are Interest Only Certificates and have no class balance. The “Class 1-A-IO Notional Amount” with respect to each Distribution Date and the Class 1-A-IO Certificates will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 1 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus 5.500% and (b) the denominator of which is equal to 5.500%. The Class 1-A-IO Notional Amount with respect to the first Distribution Date will be approximately $4,615,366.

The Class 2-A-IO Certificates are Interest Only Certificates and have no class balance. The “Class 2-A-IO Notional Amount” with respect to each Distribution Date and the Class 2-A-IO Certificates will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus 5.500% and (b) the denominator of which is equal to 5.500%. The Class 2-A-IO Notional Amount with respect to the first Distribution Date will be approximately $3,368,235.

The “class balance” of a class of Certificates (other than the Class 30-PO Certificates) at any time will equal (a) its initial class balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under “—Allocation of Losses” below, plus (b) in the case of the Class 1-A-28 Certificates, the Class 1-A-28 Accrual Distribution Amount, as described under “—Principal” below, previously added to the class balance of the Class 1-A-28 Certificates.

The principal balance of a PO Component at any time will equal its initial principal balance less (i) all distributions of principal made with respect to such Component and (ii) losses allocated to such Component as described under “—Allocation of Losses” below. The class balance of the Class 30-PO Certificates will equal the sum of the principal balances of the PO Components.

Prior to the Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for the Class 1-A-28 Certificates will accrue on such class, but such amount will not be distributed

S-52

as interest to such class. Prior to such time, an amount equal to the accrued and unpaid interest on such class will be added to the class balance thereof and distributed as described under “—Principal—Senior Principal Distribution Amount” below.

The “Accretion Termination Date” for the Class 1-A-28 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the class balance of the Class 1-A-29 Certificates has been reduced to zero or (ii) the Senior Credit Support Depletion Date for Group 1.

After the applicable Senior Credit Support Depletion Date, for so long as a class of Super Senior Support Certificates is outstanding, the amount that would have reduced the class balance of the related class of Super Senior Certificates as a result of the adjustments described under “—Allocation of Losses” will instead reduce the class balance of the related class of Super Senior Support Certificates. As a result, after the applicable Senior Credit Support Depletion Date, such class of Super Senior Support Certificates will bear the principal portion of all Realized Losses allocable to the related class of Super Senior Certificates for so long as such class of Super Senior Support Certificates is outstanding. For a description of the Super Senior and Super Senior Support Certificates see “—Allocation of Losses.”

LIBOR

The Floating Rate and Inverse Floating Rate Certificates will bear interest at their respective pass-through rates, which are each based on LIBOR determined by the Trustee as described below. The Trustee will determine LIBOR and the respective pass-through rates for the Floating Rate and Inverse Floating Rate Certificates for each Interest Accrual Period (after the first Interest Accrual Period) on the second London business day prior to the day on which such Interest Accrual Period commences (each, a “LIBOR Determination Date”).

On each LIBOR Determination Date, the Trustee will determine LIBOR for the succeeding Interest Accrual Period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein “Telerate page 3750” means the display designated as page 3750 on the Moneyline Telerate Service.

If on any LIBOR Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The “Reserve Interest Rate” will be the rate per annum which the Trustee determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of  1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

If on any LIBOR Determination Date the Trustee is required, but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Interest Accrual

S-53

Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date for which the Trustee is required to determine LIBOR, 2.72% with respect to the Class 1-A-6, Class 1-A-8 and Class 1-A-9 Certificates.

The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Floating Rate and Inverse Floating Rate Certificates for the Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (301) 815-6600.

Principal

On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount to the extent described below and in accordance with the priorities set forth under “— Priority of Distributions” above. The principal distributions distributed to a class (other than a class of Special Retail Certificates) on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests. Distributions of principal on a class of Special Retail Certificates will be allocated among the holders of each such class as described under “—Distributions in Reduction of the Special Retail Certificates.” The Class 1-A-7, Class 1-A-IO and Class 2-A-IO Certificates are Interest Only Certificates and are not entitled to distributions of principal.

All payments and other amounts received in respect of principal of the Group 1 Mortgage Loans will be allocated between (i) the Group 1 Senior Certificates and the Class 1-B Certificates and (ii) the Class 1-30-PO Component, in each case based upon the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts. All payments and other amounts received in respect of principal of the Group 2 Mortgage Loans will be allocated between (i) the Group 2 Senior Certificates and the Class 2-B Certificates and (ii) the Class 2-30-PO Component, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

The “Non-PO Percentage” with respect to any Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 5.500% (each such Mortgage Loan, a “Group 1 Discount Mortgage Loan”) will be equal to the Net Mortgage Interest Rate as of the Cut-off Date divided by 5.500%. The Non-PO Percentage with respect to any Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 5.500% (each such Mortgage Loan, a “Group 1 Premium Mortgage Loan”) will be 100%.

The “Non-PO Percentage” with respect to any Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 5.500% (each such Mortgage Loan, a “Group 2 Discount Mortgage Loan”) will be equal to the Net Mortgage Interest Rate as of the Cut-off Date divided by 5.500%. The Non-PO Percentage with respect to any Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 5.500% (each such Mortgage Loan, a “Group 2 Premium Mortgage Loan”) will be 100%.

The “PO Percentage” with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO Percentage with respect to any Premium Mortgage Loan will be 0%.

The “Net Mortgage Interest Rate” of a Mortgage Loan is the excess of its mortgage interest rate over the the applicable Administrative Fee Rate.

S-54

The “Class 1-A-28 Accrual Distribution Amount” with respect to any Distribution Date will be equal to amounts allocated but not currently distributable to the Class 1-A-28 Certificates in respect of interest in respect of clause (ii) of the definition of Pool Distribution Amount Allocation.

Non-PO Principal Amount

On each Distribution Date, the Non-PO Principal Amount for a Loan Group will be distributed (i) as principal of the Senior Certificates of the related Group in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the Subordinate Certificates of the related Group in an amount up to the Subordinate Principal Distribution Amount for such Loan Group. The Non-PO Principal Amount for a Loan Group will not be distributed to the PO Component of the related Group.

The “Non-PO Principal Amount” for any Distribution Date and any Loan Group will equal the sum of the applicable Non-PO Percentage of:

(a)    all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related Due Date;

(b)    the principal portion of the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to the Pooling Agreement as of that Distribution Date;

(c)    any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan in such Loan Group received with respect to that Distribution Date;

(d)    any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

(e)    with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any Foreclosure Profits) allocable to principal received with respect to that Mortgage Loan; and

(f)    all partial and full principal prepayments on the Mortgage Loans in such Loan Group by mortgagors received during the calendar month preceding the month of that Distribution Date.

The amounts described in clauses (a) through (d) are referred to as “Scheduled Principal Payments.” The amounts described in clauses (e) and (f) are referred to as “Unscheduled Principal Payments.”

Senior Principal Distribution Amount

With respect to the Group 1 Senior Certificates:

I. On each Distribution Date occurring prior to the Accretion Termination Date, the Class 1-A-28 Accrual Distribution Amount will be allocated, sequentially, as follows:

first, to the Class 1-A-29 Certificates, until their class balance has been reduced to zero; and

second, to the Class 1-A-28 Certificates, until their class balance has been reduced to zero.

II. On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 1 remaining after payment of funds due to the Trustee and distributions of interest

S-55

on the Group 1 Senior Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for Loan Group 1 and the denominator of which is the sum of the PO Principal Amount for Loan Group 1 and the Senior Principal Distribution Amount for Loan Group 1, will be distributed as principal, sequentially, as follows:

first, to the Class 1-A-R Certificate, until its class balance has been reduced to zero;

second, concurrently, as follows:

(a) approximately 40.60250926%, sequentially, as follows:

(i) up to the PAC Principal Amount for such Distribution Date, sequentially, as follows:

(A) concurrently, to the Class l-A-18 and Class 1-A-19 Certificates, pro rata, until their class balances have been reduced to zero;

(B) to the Class 1-A-20 Certificates, until their class balance has been reduced to zero;

(C) concurrently, to the Class 1-A-21 and Class 1-A-22 Certificates, pro rata, until their class balances have been reduced to zero;

(D) to the Class 1-A-23 Certificates, until their class balance has been reduced to zero;

(ii) concurrently, as follows:

(A) approximately 80.759980760%, concurrently, to the Class 1-A-1, Class 1-A-6, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-12, Class 1-A-13 and Class 1-A-14 Certificates, pro rata, until their class balances have been reduced to zero;

(B) approximately 19.24001924%, sequentially, as follows:

(1) to the Class 1-A-16 Certificates, up to the TAC Principal Amount for such Distribution Date, until their class balance has been reduced to zero;

(2) to the Class 1-A-17 Certificates, until their class balance has been reduced to zero;

(3) to the Class 1-A-16 Certificates, until their class balance has been reduced to zero;

(iii) concurrently, to the Class 1-A-2 and Class 1-A-11 Certificates, pro rata, until their class balances have been reduced to zero;

(iv) sequentially, to the Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their class balances have been reduced to zero;

(v) sequentially, as follows:

(A) concurrently, to the Class 1-A-18 and Class 1-A-19 Certificates, pro rata, until their class balances have been reduced to zero;

(B) to the Class 1-A-20 Certificates, until their class balance has been reduced to zero;

(C) concurrently, to the Class 1-A-21 and Class 1-A-22 Certificates, pro rata, until their class balances have been reduced to zero;

(D) to the Class 1-A-23 Certificates, until their class balance has been reduced to zero;

S-56

(b) approximately 59.39749074%, sequentially, as follows:

(i) concurrently, to the Class 1-A-24 and Class 1-A-30 Certificates, pro rata, up to the Group 1 Priority Amount for such Distribution Date, until their class balances have been reduced to zero;

(ii) concurrently, until the class balances of the Class 1-A-25, Class 1-A-31 and Class 1-A-32 Certificates have been reduced to zero, as follows:

(A) approximately 65.3085382416%, concurrently, to the Class 1-A-25, Class 1-A-31 and Class 1-A-32 Certificates, pro rata;

(B) approximately 34.6914617584% to the Class 1-A-26 Certificates;

(iii) concurrently, until the class balance of the Class 1-A-26 Certificates has been reduced to zero;

(A) approximately 34.6914617584% to the Class 1-A-26 Certificates;

(B) approximately 65.3085382416% to the Class 1-A-27 Certificates;

(iv) to the Class 1-A-27 Certificates, until their class balance has been reduced to zero;

(v) concurrently, as follows:

(A) approximately 32.2747224374% to the Class 1-A-15 Certificates, until their class balance has been reduced to zero;

(B) approximately 67.7252775626%, sequentially, to the Class 1-A-29 and Class 1-A-28 Certificates, in that order; and

(vi) concurrently, to the Class 1-A-24 and Class 1-A-30 Certificates, pro rata, until their class balances have been reduced to zero.

With respect to the Group 2 Senior Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 2 remaining after payment of funds due to the Trustee and distributions of interest on the Group 2 Senior Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for Loan Group 2 and the denominator of which is the sum of the PO Principal Amount for Loan Group 2 and the Senior Principal Distribution Amount for Loan Group 2, will be distributed as principal, sequentially, as follows:

first, concurrently, to the Class 2-A-1 and Class 2-A-4 Certificates, pro rata, up to the Group 2 Priority Amount for such Distribution Date, until their class balances have been reduced to zero;

second, sequentially, to the Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their class balances have been reduced to zero; and

third, concurrently, to the Class 2-A-1 and Class 2-A-4 Certificates, pro rata, until their class balances have been reduced to zero.

S-57

The preceding distribution priorities for a Group will not apply on any Distribution Date on or after the applicable Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Certificates of such Group will be distributed, concurrently, as principal of the classes of Senior Certificates of such Group, pro rata, in accordance with their respective class balances immediately prior to that Distribution Date.

The “Senior Credit Support Depletion Date” for a Group is the date on which the aggregate class balance of the Subordinate Certificates of such Group has been reduced to zero.

The “Senior Principal Distribution Amount” for a Loan Group for any Distribution Date will equal the sum of:

(a)    the Senior Percentage for such Loan Group of the applicable Non-PO Percentage of the Scheduled Principal Payments for that Distribution Date; and

(b)    the Senior Prepayment Percentage for such Loan Group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for that Distribution Date.

“Stated Principal Balance” means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

The “Pool Principal Balance” for a Loan Group with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

The “Pool Principal Balance (Non-PO Portion)” for a Loan Group with respect to any Distribution Date equals the sum of the product, for each Mortgage Loan in such Loan Group, of the Non-PO Percentage of such Mortgage Loan multiplied by its Stated Principal Balance on the due date in the month preceding the month of such Distribution Date.

The “Senior Percentage” for a Loan Group for any Distribution Date will equal (i) the aggregate class balance of the Senior Certificates of the related Group (but not the PO Component of such Group), divided by (ii) the Pool Principal Balance (Non-PO Portion) of such Loan Group. The principal balance of the PO Component will not be used in the calculation of the Senior Percentage of the related Loan Group.

The “Subordinate Percentage” for a Loan Group for any Distribution Date will equal 100% minus the Senior Percentage for such Loan Group for such date.

As of the Cut-off Date, the Senior Percentage and the Subordinate Percentage for Loan Group 1 are expected to be approximately 96.8839% and 3.1161%, respectively, and the Senior Percentage and the Subordinate Percentage for Loan Group 2 are expected to be approximately 96.9485% and 3.0515%, respectively.

S-58

The “Senior Prepayment Percentage” for a Loan Group for any Distribution Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In ____________________________	Senior Prepayment Percentage ___________________________
April 2005 through March 2010	100%;
April 2010 through March 2011	the applicable Senior Percentage, plus 70% of the applicable Subordinate Percentage;
April 2011 through March 2012	the applicable Senior Percentage, plus 60% of the applicable Subordinate Percentage;
April 2012 through March 2013	the applicable Senior Percentage, plus 40% of the applicable Subordinate Percentage;
April 2013 through March 2014	the applicable Senior Percentage, plus 20% of the applicable Subordinate Percentage; and
April 2014 and thereafter	the applicable Senior Percentage;

provided, however, that (A) if on any Distribution Date the Senior Percentage for a Loan Group exceeds such percentage as of the Closing Date, the Senior Prepayment Percentage for such Loan Group for such Distribution Date will equal 100%.

No decrease in the Senior Prepayment Percentage for a Loan Group will occur, however, if as of any Distribution Date as to which any such decrease applied (i) the outstanding principal balance of all Mortgage Loans in such Loan Group (including, for this purpose, any Mortgage Loans in such Loan Group in foreclosure, any REO Property in such Loan Group and any Mortgage Loan in such Loan Group for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the Subordinate Certificates of the related Group is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Loan Group exceed the percentages of the aggregate class balance of the Subordinate Certificates of such Group as of the Closing Date (for each Group, the “Original Subordinate Principal Balance”) indicated below:

Distribution Date Occurring In ____________________________	Percentage of Original Subordinate Principal Balance ______________
April 2010 through March 2011	30%
April 2011 through March 2012	35%
April 2012 through March 2013	40%
April 2013 through March 2014	45%
April 2014 and thereafter	50%

This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates of a Group while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group, increasing the relative interest in the applicable Pool Principal Balance evidenced by the Class 1-B Certificates or the Class 2-B Certificates, as the case may be. Increasing the respective interest of such Subordinate Certificates relative to that of the applicable Senior Certificates is intended to preserve the availability of the subordination provided by such Subordinate Certificates.

The “Subordinate Prepayment Percentage” for a Loan Group as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

If on any Distribution Date the allocation to any class of Senior Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with

S-59

the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

PAC Principal Amounts and TAC Principal Amounts

As used above, the “PAC Principal Amount” for any Distribution Date and for the Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22 and Class 1-A-23 Certificates (the “PAC Certificates” or “PAC Group”) means the amount, if any, that would reduce the aggregate class balance of such group to the balance shown in the applicable table set forth in Appendix A to this Prospectus Supplement with respect to such Distribution Date.

As used above, the “TAC Principal Amount” for any Distribution and the Class 1-A-16 Certificates means the amount, if any, that would reduce the class balance of the Class 1-A-16 Certificate ( the “TAC Certificates”) to the balance shown in the applicable table set forth in Appendix A to this Prospectus Supplement with respect to such Distribution Date.

Principal Payment Characteristics of the PAC Certificates, the TAC Certificates and the Companion Certificates

The balances of the PAC Group and the TAC Certificates set forth in the tables in Appendix A to this Prospectus Supplement were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the balances of the PAC Group and the TAC Certificates would be reduced to the balances indicated in the tables set forth in Appendix A to this Prospectus Supplement for each Distribution Date if prepayments on the Group 1 Mortgage Loans occur (i) at a constant rate between approximately 125% PSA and approximately 350% PSA for the PAC Group and (ii) at a constant rate of approximately 200% PSA for the TAC Certificates. It is highly unlikely, however, that the Group 1 Mortgage Loans will prepay at a constant rate until maturity or that all the Group 1 Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. Therefore, there can be no assurance that the balances of the PAC Group and the TAC Certificates after the payment of principal on any Distribution Date will be equal to the balances for such Distribution Date specified in the tables set forth in Appendix A to this Prospectus Supplement.

The weighted average lives of the PAC Certificates and TAC Certificates will vary under different prepayment scenarios. If principal prepayments on the Group 1 Mortgage Loans occur at a constant rate that is slower than approximately 125% PSA for the PAC Group or approximately 200% PSA for the TAC Certificates, the amount available to make principal payments to the PAC Group or the TAC Certificates may be insufficient to reduce the PAC Group’s or the TAC Certificates’ balance to their respective planned or targeted balances for such Distribution Date. The weighted average lives of the PAC Certificates and TAC Certificates may therefore be extended. If such principal prepayments on the Group 1 Mortgage Loans occur at a constant rate that is faster than approximately 350% PSA for the PAC Group or approximately 200% PSA for the TAC Certificates, the weighted average lives of the PAC Certificates and TAC Certificates may be shortened.

Because all amounts available for principal payments on any Distribution Date will be distributed to holders on such Distribution Date, the ability to distribute the PAC Principal Amount or the TAC Principal Amount on any Distribution Date will not be enhanced by the averaging of high and low principal

S-60

prepayment rates on the Group 1 Mortgage Loans over several Distribution Dates, as might be the case if any principal payments were held for future applications and not distributed monthly.

The extent to which the planned and targeted balances are achieved and the sensitivity of the PAC Certificates and TAC Certificates to principal prepayments on the Group 1 Mortgage Loans will depend in part on the period of time during which the classes which support the PAC Certificates and TAC Certificates remain outstanding. The TAC Certificates and the Companion Certificates support the PAC Group. The Class 1-A-17 Certificates, which are a class of Companion Certificates, also support the TAC Certificates. On each Distribution Date, after the PAC Group has received its PAC Principal Amount or the TAC Certificates have received their TAC Principal Amount for such Distribution Date, no further principal payments will be made to the PAC Group or TAC Certificates until the class balances of the class or classes supporting the PAC Group or TAC Certificates have been reduced to zero. This support is intended to decrease the likelihood that the balance of the PAC Group will be reduced below its planned balance on a given Distribution Date or that the balance of the TAC Certificates will be reduced below their targeted balance on a given Distribution Date. Once the applicable classes that provide support are no longer outstanding, the PAC Certificates and TAC Certificates, if outstanding, will become more sensitive to the rate of prepayments on the Group 1 Mortgage Loans, as such classes will receive principal payments that otherwise would have been distributable to the classes which supported them.

The weighted average lives of the Companion Certificates will be extremely sensitive to the rate of principal payments on the Group 1 Mortgage Loans.

There can be no assurance that the balance of the PAC Group or the TAC Certificates, after payment of principal on any Distribution Date, will equal the balances for such Distribution Date specified in the tables set forth in Appendix A to this Prospectus Supplement.

Priority Amount

On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 1, to the extent funds are available, an amount up to the Group 1 Priority Amount for such Distribution Date, will be distributed as principal to the Class 1-A-24 and Class 1-A-30 Certificates in accordance with the priorities described above under “—Senior Principal Distribution Amount.” On each Distribution Date prior to the Senior Credit Depletion Date for Group 2, to the extent funds are available, an amount up to the Group 2 Priority Amount for such Distribution Date, will be distributed as principal to the Class 2-A-1 and Class 2-A-4 Certificates in accordance with the priorities described above under “—Senior Principal Distribution Amount.”

The “Group 1 Priority Amount” for any Distribution Date will be equal to the lesser of (i) the sum of the class balances of the Class 1-A-24 and Class 1-A-30 Certificates and (ii) the product of (a) the Non-PO Principal Amount for Loan Group 1, (b) the Shift Percentage and (c) the Group 1 Priority Percentage.

The “Group 2 Priority Amount” for any Distribution Date will be equal to the lesser of (i) the sum of the class balances of the Class 2-A-1 and Class 2-A-4 Certificates and (ii) the product of (a) the Non-PO Principal Amount for Loan Group 2, (b) the Shift Percentage and (c) the Group 2 Priority Percentage.

The “Group 1 Priority Percentage” for any Distribution Date will equal (i) the sum of the class balances of the Class 1-A-24 and Class 1-A-30 Certificates immediately prior to such Distribution Date divided by (ii) the Pool Principal Balance (Non-PO Portion) for Loan Group 1.

S-61

The “Group 2 Priority Percentage” for any Distribution Date will equal (i) the sum of the class balances of the Class 2-A-1 and Class 2-A-4 Certificates immediately prior to such Distribution Date divided by (ii) the Pool Principal Balance (Non-PO Portion) for Loan Group 2.

The “Shift Percentage” for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring In ___________________________	Shift Percentage _________
April 2005 through March 2010	0%
April 2010 through March 2011	30%
April 2011 through March 2012	40%
April 2012 through March 2013	60%
April 2013 through March 2014	80%
April 2014 and thereafter	100%

Class PO Principal Distribution Amount

On each Distribution Date, distributions of principal to the PO Component for the related Group will be made in an amount with respect to each Group (the “Class PO Principal Distribution Amount”) equal to the lesser of:

(a)    the applicable PO Principal Amount for the related Loan Group for such Distribution Date; and

(b)    the product of (1) the Pool Distribution Amount for the related Loan Group remaining after distribution of funds due to the Trustee and interest on the Senior Certificates and (2) a fraction, the numerator of which is the PO Principal Amount for such Loan Group and the denominator of which is the sum of the PO Principal Amount for such Loan Group and the Senior Principal Distribution Amount for such Loan Group.

The “PO Principal Amount” for any Distribution Date and any Loan Group will equal the sum of the applicable PO Percentage of:

(a)    all monthly payments of principal due on each Discount Mortgage Loan in such Loan Group on the related Due Date;

(b)    the principal portion of the Purchase Price of each Discount Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to the Pooling Agreement as of such Distribution Date;

(c)    any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan in such Loan Group that was a Discount Mortgage Loan received with respect to such Distribution Date;

(d)    any Liquidation Proceeds allocable to recoveries of principal of Discount Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date;

(e)    with respect to each Discount Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (other than any Foreclosure Profits) allocable to principal received with respect to such Discount Mortgage Loan; and

(f)    all partial and full principal prepayments by mortgagors on Discount Mortgage Loans in such Loan Group received during the calendar month preceding such Distribution Date.

S-62

Subordinate Principal Distribution Amount

On each Distribution Date, each class of Subordinate Certificates of a Group that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the Subordinate Certificates of such Group that are entitled to receive a principal distribution) of the Subordinate Principal Distribution Amount for the related Loan Group, to the extent that the remaining Pool Distribution Amount for such Loan Group is sufficient therefor. With respect to each class of Subordinate Certificates of a Group, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of Subordinate Certificates of such Group junior to such class will be entitled to receive a principal distribution.

Distributions of principal on the Subordinate Certificates of a Group that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates of such Group, in the order of their numerical class designations, beginning with the Class 1-B-1 Certificates or the Class 2-B-1 Certificates, as the case may be, until each such class has received its respective pro rata share for the Distribution Date. However, the PO Deferred Amounts will be paid to the Class 1-30-PO Component from amounts otherwise payable as principal to the Class 1-B Certificates and the PO Deferred Amounts will be paid to the Class 2-30-PO Component from amounts otherwise distributable as principal to the Class 2-B Certificates beginning with the amounts otherwise distributable as principal to the class of Subordinate Certificates of such Group with the highest numerical designation.

The “Fractional Interest” with respect to any Distribution Date and each class of Subordinate Certificates of a Group will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of Subordinate Certificates of such Group that have higher numerical class designations than such class, divided by (ii) the Pool Principal Balance (Non-PO Portion) for the related Loan Group for such Distribution Date.

The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:

Class 1-B Certificates
Class 1-B-1	1.31%
Class 1-B-2	0.80%
Class 1-B-3	0.50%
Class 1-B-4	0.30%
Class 1-B-5	0.15%
Class 1-B-6	0.00%

Class 2-B Certificates
Class 2-B-1	1.40%
Class 2-B-2	0.80%
Class 2-B-3	0.50%
Class 2-B-4	0.30%
Class 2-B-5	0.15%
Class 2-B-6	0.00%

The “Subordinate Principal Distribution Amount” for a Loan Group for any Distribution Date will equal the sum of:

(a) the Subordinate Percentage for such Loan Group of the applicable Non-PO Percentage of the Scheduled Principal Payments for such Distribution Date; and

S-63

(b) the Subordinate Prepayment Percentage for such Loan Group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for such Distribution Date.

Residual Certificate

The Class 1-A-R Certificate will remain outstanding for so long as the Trust exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R Certificate will be entitled to receive any Pool Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates and Component of the related Group, (ii) PO Deferred Amounts on the PO Component of the related Group and (iii) interest and principal on the applicable Subordinate Certificates of the related Group, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Distributions in Reduction of the Special Retail Certificates

As to distributions of principal among holders of the Class 1-A-10, Class 1-A-11 and Class 1-A-14 Certificates (the “Special Retail Certificates”), except as set forth below under “— Pro Rata Distributions,” Deceased Holders (as defined below) will be entitled to first priority (up to a limit of approximately $100,000, as described below) and beneficial owners other than Deceased Holders (“Living Holders”) will be entitled to second priority (up to a limit of approximately $10,000, as described below). Beneficial owners of each class of the Special Retail Certificates have the right to request that distributions of principal be made with respect to their Special Retail Certificates on each Distribution Date on which distributions of principal are made with respect to that class. All such requested distributions are subject to the priorities described below under “— Priority of Requested Distributions” and to the limitations (i) that they be made only in lots equal to $1,000 of initial class balance and (ii) that aggregate distributions on each class of the Special Retail Certificates on a Distribution Date will (a) not exceed the portion of the Senior Principal Distribution Amount for Group 1 allocated to that class on that Distribution Date (plus, any amounts available from the applicable Rounding Account, as described below). To the extent that amounts available for distributions of principal on any class of Special Retail Certificates on any Distribution Date exceed the aggregate requests by Deceased Holders and Living Holders of that class for principal distributions applicable to that Distribution Date, those excess amounts will be distributed to the beneficial owners of that class by random lot, as described below under “— Mandatory Distributions of Principal on the Special Retail Certificates.”

On each Distribution Date, except as set forth below under “— Pro Rata Distributions,” on which amounts are available for distribution of principal on a class of Special Retail Certificates, the aggregate amount allocable to those distributions will be rounded upward, as necessary, to equal an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth in this discussion. Rounding will be accomplished on the first Distribution Date on which distributions of principal on such class of Special Retail Certificates are made, by withdrawing, from a non-interest bearing account to be established on the Closing Date for such class of Special Retail Certificates with a $999.99 deposit by the Underwriter (for each class, a “Rounding Account”), the amount of funds, if any, needed to round the amounts otherwise available for distributions to such class upward to the next higher integral multiple of $1,000. On each succeeding Distribution Date on which distributions of principal on such class of Special Retail Certificates are to be made, the aggregate amount allocable to that class will be applied first to repay any funds withdrawn from the applicable Rounding Account on the prior Distribution Date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another

S-64

withdrawal from the applicable Rounding Account and distributed as principal on that class. This process will continue on succeeding Distribution Dates with respect to each class of Special Retail Certificates until its class balance has been reduced to zero. Thus, the aggregate distribution made in reduction of the class balance of each class of Special Retail Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on that Distribution Date. Under no circumstances will the sum of all distributions of principal on any class of Special Retail Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

A beneficial owner of a Special Retail Certificate who has submitted a request for a principal distribution may not receive a distribution at any particular time after its request, since there can be no assurance that funds will be available for making principal distributions on the applicable class of Special Retail Certificates on any particular Distribution Date. Even if funds are available, those distributions with respect to the Special Retail Certificates owned by any particular beneficial owner may not be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that on any Distribution Date on which the funds available for distribution of principal on a class of Special Retail Certificates exceed the aggregate amount of distributions requested by beneficial owners of the class, any particular beneficial owner will not receive a principal distribution from such excess funds even if such beneficial owner has not submitted a request for distribution. Thus, the timing of distributions of principal with respect to any particular Special Retail Certificate is highly uncertain, and such distributions may be made earlier or later than the date that may be desired by a beneficial owner.

Investors in the Special Retail Certificates should note that, based on the Modeling Assumptions and a prepayment rate of 300% PSA, no distributions of principal are expected to be made on the classes of Special Retail Certificates until the Distributions Dates specified in the following table.

Class ________	Distribution Date ____________________
Class 1-A-10	April 25, 2005
Class 1-A-11	September 25, 2011
Class 1-A-14	April 25, 2005

Priority of Requested Distributions

Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under “— Procedure for Requesting Distributions,” beneficial owners of the Special Retail Certificates have the right to request that distributions of principal on their Special Retail Certificates be made. On each Distribution Date, except as set forth below under “— Pro Rata Distributions,” on which distributions of principal on a class of the Special Retail Certificates are made, priority of payment on that class will be given to beneficial owners for whom principal payment requests are in effect. For each class of Special Retail Certificates, DTC will honor requests in the following order of priority:

First, DTC will honor requests submitted on behalf of Deceased Holders in the order of their receipt by DTC, until those requests have been honored in an amount up to $100,000 for each requesting Deceased Holder; and

Second, DTC will honor requests submitted on behalf of Living Holders in the order of their receipt by DTC, until those requests have been honored in an amount up to $10,000 for each requesting Living Holder.

S-65

Thereafter, DTC will honor requests submitted on behalf of each Deceased Holder as provided in step First up to a second $100,000 and requests submitted on behalf of each Living Holder as provided in step Second up to a second $10,000. This sequence of priorities will be repeated until all principal payment requests for a class of Special Retail Certificates have been honored to the extent of amounts available in reduction of that class. In no event will distributions to a class of Special Retail Certificates exceed the amount of principal available for distribution to the such class of Special Retail Certificates on such Distribution Date. See “— Principal” above. In no event will the beneficial owner of a Special Retail Certificate receive a distribution of principal in an amount greater than the principal balance of its Special Retail Certificate.

If the amount of principal available for payment on a class of Special Retail Certificates on a given Distribution Date is insufficient to honor all requests with respect to such class, such requests will be honored on succeeding Distribution Dates as principal becomes available. A Special Retail Certificate principal payment request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. That priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month.

Procedure for Requesting Distributions

A beneficial owner may request that distributions of principal on such beneficial owner’s Special Retail Certificates be made on a Distribution Date by delivering a written request therefor to the Participant or Indirect Participant that maintains such beneficial owner’s account in the Special Retail Certificates so that the request for such distribution is received on or before the Record Date for such Distribution Date. In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the Participant under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Participant and, if not honored, will lose their priority and must be rerequested. The Participant will in turn make the request of DTC (or, in the case of an Indirect Participant, such Indirect Participant must notify the related Participant of such request, and the Participant will make the request of DTC) on DTC’s participant terminal system. Upon receipt of such request, DTC will date and time stamp such request and forward such request to the Trustee. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Depositor, the Servicer or the Trustee will be liable for any delay by DTC, any Participant or any Indirect Participant in the delivery of requests for distributions. Requests for distributions of principal received by DTC after the Record Date for such Distribution Date and requests for distributions of principal received in a timely manner but not accepted with respect to a given Distribution Date, will be treated as requests for distributions of principal on the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a Special Retail Certificate submitted by a beneficial owner of a Special Retail Certificate will be held by the DTC until such request has been accepted or has been withdrawn in writing, in the manner set forth below. The principal amount covered by such request will continue to bear interest at the related pass-through rate through the last calendar date of the month preceding the month of the Distribution Date.

With respect to Special Retail Certificates for which beneficial owners have requested distributions on a particular Distribution Date on which distributions of principal on the applicable class of Special Retail Certificates are being made, DTC will notify the Participants prior to such Distribution Date whether, and

S-66

the extent to which, such requests for distributions on the Special Retail Certificates have been accepted. Participants and Indirect Participants holding Special Retail Certificates are required to forward such notices to the beneficial owners of such Certificates. Requested distributions on Special Retail Certificates entitled to such distributions will be due and payable on the applicable Distribution Date and will cease to bear interest after the last calendar date of the month preceding the month of such Distribution Date.

Any beneficial owner of a Special Retail Certificate that has requested a distribution may withdraw such request by so notifying in writing the Participant or Indirect Participant that maintains such beneficial owner’s account. The Participant will make the request of DTC on DTC’s participant terminal system. In the event that such account is maintained by an Indirect Participant, such Indirect Participant must notify the related Participant, which in turn must make the request of DTC on DTC’s participant terminal system. If such notice of withdrawal of a request for distribution has not been received by the DTC on or before the Record Date for the Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on the applicable class of Special Retail Certificates on the applicable Distribution Date.

Mandatory Distributions of Principal on the Special Retail Certificates

If the amount available for principal distributions on a class of Special Retail Certificates on a Distribution Date exceeds the aggregate amount of distribution requests for that class which have been received by DTC on or before the applicable Record Date, additional Special Retail Certificates of such class in lots equal to $1,000 will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the procedures of the Participants and Indirect Participants, which may or may not be by random lot. Investors in the Special Retail Certificates should ask Participants or Indirect Participants which allocation procedures they use. Participants and Indirect Participants holding Special Retail Certificates selected for mandatory distributions of principal are required to provide notice of such mandatory distributions to the affected beneficial owners.

Deceased Holders

A “Deceased Holder” is a beneficial owner of a Special Retail Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Participant a certified copy of the death certificate and any additional evidence of death satisfactory to the Participant and any tax waivers requested by the Participant. Special Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Special Retail Certificates so owned will be eligible for priority with respect to distributions of principal, subject to the limitations described herein. Special Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary’s interest therein, but in no event will a trust’s beneficiaries collectively be deemed to be beneficial owners of a number of Special Retail Certificates greater than the number of Special Retail Certificates of which the trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Special Retail Certificates beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Special Retail Certificate will be deemed to be the death of the beneficial owner of the Special Retail Certificate regardless of the registration of the ownership, if the beneficial ownership interest can be

S-67

established to the satisfaction of the Participant. Beneficial interests will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer, or otherwise dispose of a Special Retail Certificate and the right to receive the proceeds therefrom, as well as interest payments and distributions in reduction of principal balance with respect thereto. As used in this Prospectus Supplement, a request for a distribution of principal of a Special Retail Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

Pro Rata Distributions

On each Distribution Date on and after the date on which any Realized Loss would decrease the class balance of a class of Special Retail Certificates, distributions of principal on the affected class of Special Retail Certificates will be made pro rata among the holders of such class of Special Retail Certificates and will not be rounded up to an integral multiple of $1,000 or made in integral multiples of $1,000 nor will distributions be made pursuant to requested distributions or mandatory random lot distributions. If pro rata distributions cannot be made through the facilities of DTC, the Special Retail Certificates will be withdrawn from the facilities of DTC and Definitive Certificates will be issued to the beneficial owners of those Certificates.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan in a Loan Group will be allocated to the PO Component of the related Group until the principal balance is reduced to zero. Such allocation will be effected on each Distribution Date by reducing the principal balance of the PO Component of such Group, if and to the extent that such principal balance (after taking into account the amount of all distributions to be made to such Group on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for the related Loan Group for such Distribution Date. The amount of any such Realized Loss allocated to a PO Component will be treated as a “PO Deferred Amount.” To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount for Loan Group 1, in the case of the Class 1-30-PO Component or to the Subordinate Principal Distribution Amount for Loan Group 2, in the case of the Class 2-30-PO Component, PO Deferred Amounts for the Class 1-30-PO or Class 2-30-PO Components will be paid on the Class 1-30-PO or Class 2-30-PO Component, as applicable, prior to distributions of principal on the Subordinate Certificates of such Group. Payments of the PO Deferred Amounts will be made from the principal payable to the applicable Subordinate Certificates of such Group beginning with the principal payable to the class of applicable Subordinate Certificates of such Group with the highest numerical class designation. Any distribution in respect of unpaid PO Deferred Amounts for a PO Component will not further reduce the principal balance of such PO Component. The PO Deferred Amounts will not bear interest. The class balance of the class of Class 1-B Certificates, in the case of the Class 1-30-PO Component, and the Class 2-B Certificates, in the case of the Class 2-30-PO Component, then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of PO Deferred Amounts for the applicable PO Component. Any excess of these PO Deferred Amounts over the class balance of that class will be allocated to the next most subordinate class of Class 1-B Certificates or Class 2-B Certificates, as applicable, to reduce its class balance and so on, as necessary.

S-68

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the Mortgage Loans in a Loan Group will be allocated first to the Subordinate Certificates of the related Group, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the Senior Certificates of such Group (but not the PO Component of such Group) pro rata based on their respective class balances or, in the case of the Class 1-A-28 Certificates, their initial class balance, if lower.

Such allocation will be effected for Loan Group 1 on each such Distribution Date by reducing the class balance of the class of Class 1-B Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of the Group 1 Senior Certificates (but not the Class 1-30-PO Component) and the Class 1-B Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for such Distribution Date for Loan Group 1.

In addition, such allocation will be effected for Loan Group 2 on each such Distribution Date by reducing the class balance of the class of Class 2-B Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of the Group 2 Senior Certificates (but not the Class 2-30-PO Component) and the Class 2-B Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for such Distribution Date for Loan Group 2.

After the applicable Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the class balances of all classes of Senior Certificates (but not the principal balance of the PO Component) of each related Group then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for the related Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates (but not the PO Component) of such Group pro rata based on their respective class balances or, in the case of the Class 1-A-28 Certificates, their initial class balance, if lower.

After the applicable Senior Credit Support Depletion Date, the class balance of a class of the Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph, but also by the portion allocated to the related class of Super Senior Certificates indicated in the following table.

The related classes of Super Senior and Super Senior Support Certificates are as follows:

Super Senior Classes __________________	Super Senior Support Classes ____________________
1-A-21	1-A-22
1-A-24	1-A-30
1-A-31	1-A-32
2-A-1	2-A-4

In the event an amount is received with respect to a Mortgage Loan in a Loan Group as to which a Realized Loss had previously been allocated to a class of Certificates (a “Recovery”), such Recovery will be distributed to the PO Component of the related Group in an amount equal to the applicable PO Percentage of such Recovery, provided that the aggregate amount distributed to any such Component in respect of Recoveries on any Distribution Date will not exceed the related PO Deferred Amount. The

S-69

remaining portion of any Recovery will be distributed to the Senior Certificates of the related Group and the then-outstanding related Class B Certificates in the same manner as Liquidation Proceeds are distributed.

In general, a “Realized Loss” means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

“Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions or Deficient Valuations. As used in this Prospectus Supplement, a “Deficient Valuation” occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Servicer without giving effect to any Debt Service Reduction.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable Liquidation Proceeds have been received.

With respect to any Distribution Date, the “Adjusted Pool Amount” for a Loan Group will equal the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

With respect to any Distribution Date, the “Adjusted Pool Amount (PO Portion)” for a Loan Group will equal the sum as to each Mortgage Loan outstanding in such Loan Group at the Cut-off Date of the product of (A) the PO Percentage for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.

With respect to any Distribution Date, the “Adjusted Pool Amount (Non-PO Portion)” for a Loan Group will equal the difference between the Adjusted Pool Amount for such Loan Group and the Adjusted Pool Amount (PO Portion) for such Loan Group.

S-70

Restrictions on Transfer of the
Class 1-A-R Certificate

The Class 1-A-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an “electing large partnership” (as defined in the Prospectus)) with respect to the Class 1-A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

The Pooling Agreement will provide that no legal or beneficial interest in the Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

•
the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

•	the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due, (d) will not cause income from the Class 1-A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of itself or of any other person, and (e) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

Treasury regulations applicable to REMICs (the “REMIC Regulations”) disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable

S-71

income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the Class 1-A-R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the Class 1-A-R Certificate is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling Agreement will require the transferee of a Class 1-A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the applicable REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

(a)	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

(b) (i)	the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

(ii)	the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer; and

(iii)
the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computations in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The Pooling Agreement will not require that transfers of the Class 1-A-R Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. A holder of the Class 1-A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

S-72

In addition, the Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

•
such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI; or

•
the transferee delivers to both the transferor and the Trustee an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates” in the Prospectus.

The Class 1-A-R Certificate may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

See “ERISA Considerations” in this Prospectus Supplement and in the Prospectus.

S-73

PREPAYMENT AND YIELD CONSIDERATIONS

Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates and PO Component of the related Group. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans of a Loan Group not so advanced will be borne first by the Subordinate Certificates of the related Group (in the reverse order of their numerical designations), and then by the Senior Certificates and PO Component of such Group.

Net Interest Shortfalls for a Loan Group will adversely affect the yields on the Senior Certificates and the Subordinate Certificates of the related Group. In addition, losses generally will be borne by the Subordinate Certificates of a Group, as described in this Prospectus Supplement under “Description of the Certificates — Allocation of Losses.” The yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage Loans in the related Loan Group.

The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 25th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

Because principal payments on the Mortgage Loans in a Loan Group will be distributed currently on the Certificates and PO Component of the related Group, the rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the applicable Mortgage Loans in the related Loan Group or Loan Groups. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See “Prepayment and Yield Considerations” in the Prospectus.

The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

•
In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

•	Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

S-74

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, particularly a Principal Only Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans in the related Loan Group or Loan Groups will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium or in the case of the Interest Only Certificates (which have no principal balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans in the related Loan Group (particularly, in the case of the Class 1-A-IO and Class 2-A-IO Certificates, the Premium Mortgage Loans in the related Loan Group with higher mortgage interest rates) will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement, including any optional repurchase of all of the Mortgage Loans in a Loan Group by the Depositor. See “The Pooling and Servicing Agreement — Optional Termination” in this Prospectus Supplement for a description of the Depositor’s option to repurchase all of the Mortgage Loans in a Loan Group when the aggregate Stated Principal Balance of the Group 1 Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Group 1 Mortgage Loans as of the Cut-off Date or the aggregate Stated Principal Balance of the Group 2 Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Group 2 Mortgage Loans as of the Cut-off Date. The Depositor may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

All of the Mortgage Loans will include “due-on-sale” clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, the Servicer will enforce “due-on-sale” clauses to the extent permitted by applicable law. However, the Servicer will not take any action in relation to the enforcement of any “due-on-sale” provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See “Prepayment and Yield Considerations” in the Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such “due-on-sale” provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the related classes of the Offered Certificates.

As described in this Prospectus Supplement under “Description of the Certificates — Principal,” the Senior Prepayment Percentage for a Loan Group of the applicable Non-PO Percentage of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of Senior Certificates (but not the PO Component) of such Group then entitled to receive principal prepayment distributions. This may result in all (or a

S-75

disproportionate percentage) of those principal prepayments being distributed to the Senior Certificates (but not the PO Component) of such Group and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Class 1-B Certificates or Class 2-B Certificates, as applicable, during the periods of time described in the definition of “Senior Prepayment Percentage.”

Investors in the Class 1-A-6 Certificates should also understand that if LIBOR is greater than or equal to 5.800% per annum, the pass-through rate will remain at its maximum rate of 7.000% per annum. Investors in the Floating Rate Certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields. Conversely, investors in the Inverse Floating Rate Certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields or may be negative. Investors in the Class 1-A-8 Certificates should also understand that if LIBOR is greater than or equal to 5.800% per annum, the Class 1-A-8 Certificates will accrue interest at the minimum rate of 3.000% per annum. Investors in the Class 1-A-9 Certificates should also understand that if LIBOR is greater than or equal to 5.800% per annum, the Class 1-A-9 Certificates will accrue interest at the minimum rate of 4.000% per annum. See “—Yield on the Inverse Floating Rate Certificates” below.

Investors in the Floating Rate and Inverse Floating Rate Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors’ expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Floating Rate or Inverse Floating Rate Certificate.

As described herein under “Description of the Certificates—Principal,” unless the class balances of the Class 1-A-15, Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-31 and Class 1-A-32 Certificates have been reduced to zero, the Class 1-A-24 and Class 1-A-30 Certificates will not be entitled to any distributions of principal for five years following the Closing Date, and during the next five years the percentage of principal allocated to the Class 1-A-24 and Class 1-A-30 Certificates will gradually increase and unless the class balances of the Class 2-A-2 and Class 2-A-3 Certificates have been reduced to zero, the Class 2-A-1 and Class 2-A-4 Certificates will not be entitled to any distributions of principal for five years following the Closing Date, and during the next five years the percentage of principal allocated to the Class 2-A-1 and Class 2-A-4 Certificates will gradually increase.

S-76

Assumptions Relating to Tables

The tables beginning on page S-80 (the “Decrement Tables”) have been prepared on the basis of the following assumptions (the “Modeling Assumptions”):

(a)    each Loan Group consists of the hypothetical mortgage loans having the following characteristics:

	Unpaid Principal Balance ________________	Mortgage Interest Rate _______________	Remaining Term (Months) _______________	Age (Months) ______________
Loan Group 1	$1,391,110.68	5.1250000000%	359	1
	$959,472.36	5.2500000000%	360	0
	$1,737,492.84	5.3750000000%	359	1
	$11,667,204.12	5.5000000000%	356	0
	$35,228,115.59	5.6250000000%	359	1
	$180,605,923.70	5.7500000000%	359	1
	$102,437,049.54	5.8750000000%	358	1
	$18,524,969.47	6.0000000000%	359	1
	$5,673,932.18	6.1250000000%	354	1
	$5,475,796.60	6.2500000000%	359	1
	$3,755,921.36	6.3750000000%	359	1
	$1,047,912.00	6.5000000000%	359	1
	$378,302.84	7.2500000000%	357	3

Loan Group 2	$106,764,003.20	5.7500000000%	359	1
	$94,063,089.67	5.8750000000%	358	1
	$20,600,200.90	6.0000000000%	358	2
	$5,758,013.62	6.1250000000%	358	2

(b)    the initial class balances, notional amounts and pass-through rates for the Offered Certificates are as set forth or described in the table beginning on page S-4;

(c)    there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d)    scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on April 1, 2005;

(e)    prepayments are received, together with a 30 days’ interest thereon, on the last day of each month beginning in March 2005;

(f)    the Mortgage Loans prepay at the indicated percentages of PSA;

(g)    optional repurchase of all of the Mortgage Loans in a Loan Group by the Depositor does not occur;

(h)    no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(i)    the Certificates are issued on the Closing Date;

(j)    cash payments on the Certificates are received on the 25th day of each month beginning in April 2005 in accordance with the priorities and amounts described in this Prospectus Supplement under “Description of the Certificates”; and

(k)    the Administrative Fee Rate is 0.2545% for each Mortgage Loan.

S-77

Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

Weighted Average Lives of the Offered Certificates

Weighted average life of a class of Offered Certificates (other than the Interest Only Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. With respect to the Class 1-A-7 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of the class balances of the Class 1-A-18 and Class 1-A-19 Certificates is distributed to investors. With respect to the Class 1-A-IO Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until the date on which the aggregate Stated Principal Balance of the Premium Mortgage Loans in Loan Group 1 as of the due date in the month preceding the month of such Distribution Date has been reduced to zero. With respect to the Class 2-A-IO Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until the date on which the aggregate Stated Principal Balance of the Premium Mortgage Loans in Loan Group 2 as of the due date in the month preceding the month of such Distribution Date has been reduced to zero. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the applicable Mortgage Loans in the related Loan Group is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “prepayments” includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the Decrement Tables set forth below.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the Prepayment Standard Assumption (“PSA”), which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, “0% PSA” assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, “300% PSA” assumes prepayment rates equal to 300% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

S-78

The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under “— Assumptions Relating to Tables.” There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amount, in the case of the Interest Only Certificates) outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the following Decrement Tables, the class balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a Loan Group will prepay at the indicated percentage of PSA until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans in a Loan Group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances or notional amount than indicated in the Decrement Tables at the various percentages of PSA specified.

Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance or notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of PSA.

S-79

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-1, Class 1-A-6, Class 1-A-8, Class 1-A-9, Class 1-A-10(1), Class 1-A-12, Class 1-A-13 and Class 1-A-14(1) __________________________________________					Class 1-A-2 and Class 1-A-11(1) ___________________________________________
Distribution Date _____________	0% ____	100% ____	300% ____	500% ____	800% ____	0% ____	100% ____	300% ____	500% ____	800% ____
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	91	80	64	100	100	100	100	100
March 25, 2007	100	100	68	34	0	100	100	100	100	0
March 25, 2008	100	100	42	0	0	100	100	100	0	0
March 25, 2009	100	100	22	0	0	100	100	100	0	0
March 25, 2010	100	100	9	0	0	100	100	100	0	0
March 25, 2011	100	100	2	0	0	100	100	100	0	0
March 25, 2012	100	100	0	0	0	100	100	79	0	0
March 25, 2013	100	100	0	0	0	100	100	52	0	0
March 25, 2014	100	100	0	0	0	100	100	21	0	0
March 25, 2015	100	100	0	0	0	100	100	0	0	0
March 25, 2016	100	100	0	0	0	100	100	0	0	0
March 25, 2017	100	97	0	0	0	100	100	0	0	0
March 25, 2018	100	89	0	0	0	100	100	0	0	0
March 25, 2019	100	81	0	0	0	100	100	0	0	0
March 25, 2020	100	73	0	0	0	100	100	0	0	0
March 25, 2021	100	65	0	0	0	100	100	0	0	0
March 25, 2022	100	57	0	0	0	100	100	0	0	0
March 25, 2023	100	49	0	0	0	100	100	0	0	0
March 25, 2024	100	41	0	0	0	100	100	0	0	0
March 25, 2025	100	34	0	0	0	100	100	0	0	0
March 25, 2026	100	27	0	0	0	100	100	0	0	0
March 25, 2027	100	20	0	0	0	100	100	0	0	0
March 25, 2028	100	14	0	0	0	100	100	0	0	0
March 25, 2029	100	8	0	0	0	100	100	0	0	0
March 25, 2030	83	3	0	0	0	100	100	0	0	0
March 25, 2031	64	0	0	0	0	100	54	0	0	0
March 25, 2032	44	0	0	0	0	100	0	0	0	0
March 25, 2033	23	0	0	0	0	100	0	0	0	0
March 25, 2034	*	0	0	0	0	100	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	26.68	18.11	2.87	1.64	1.17	29.17	26.08	8.07	2.72	1.89

________________
(1)
The weighted average lives shown for the Class 1-A-10, Class 1-A-11 and Class 1-A-14 Certificates apply to such class taken as a whole. As a result of the distribution priorities and allocations described herein, the weighted average life of a Class 1-A-10, Class 1-A-11 or Class 1-A-14 Certificate beneficially owned by an investor may vary significantly from the weighted average life of the class taken as a whole.

(2)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

S-80

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-3 __________________________________________					Class 1-A-4 ___________________________________________
Distribution Date __________________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% _____	300% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	100	100	100	100	100	100	100	100
March 25, 2007	100	100	100	100	0	100	100	100	100	0
March 25, 2008	100	100	100	0	0	100	100	100	0	0
March 25, 2009	100	100	100	0	0	100	100	100	0	0
March 25, 2010	100	100	100	0	0	100	100	100	0	0
March 25, 2011	100	100	100	0	0	100	100	100	0	0
March 25, 2012	100	100	100	0	0	100	100	100	0	0
March 25, 2013	100	100	100	0	0	100	100	100	0	0
March 25, 2014	100	100	100	0	0	100	100	100	0	0
March 25, 2015	100	100	87	0	0	100	100	100	0	0
March 25, 2016	100	100	50	0	0	100	100	100	0	0
March 25, 2017	100	100	16	0	0	100	100	100	0	0
March 25, 2018	100	100	0	0	0	100	100	54	0	0
March 25, 2019	100	100	0	0	0	100	100	0	0	0
March 25, 2020	100	100	0	0	0	100	100	0	0	0
March 25, 2021	100	100	0	0	0	100	100	0	0	0
March 25, 2022	100	100	0	0	0	100	100	0	0	0
March 25, 2023	100	100	0	0	0	100	100	0	0	0
March 25, 2024	100	100	0	0	0	100	100	0	0	0
March 25, 2025	100	100	0	0	0	100	100	0	0	0
March 25, 2026	100	100	0	0	0	100	100	0	0	0
March 25, 2027	100	100	0	0	0	100	100	0	0	0
March 25, 2028	100	100	0	0	0	100	100	0	0	0
March 25, 2029	100	100	0	0	0	100	100	0	0	0
March 25, 2030	100	100	0	0	0	100	100	0	0	0
March 25, 2031	100	100	0	0	0	100	100	0	0	0
March 25, 2032	100	65	0	0	0	100	100	0	0	0
March 25, 2033	100	0	0	0	0	100	14	0	0	0
March 25, 2034	100	0	0	0	0	100	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.41	27.19	11.06	2.85	1.95	29.55	27.90	13.08	2.90	1.99

____________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

S-81

Percentage of Initial Class Balance(1) Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-5 ___________________________________________					Class 1-A-7, Class 1-A-18 and Class 1-A-19 _________________________________________
Distribution Date ____________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% _____	125% _____	300% _____	350% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	100	100	100	95	90	89	89	89	89	89
March 25, 2007	100	100	100	100	67	90	71	67	67	67	67	67
March 25, 2008	100	100	100	54	0	85	47	38	38	38	38	0
March 25, 2009	100	100	100	0	0	80	23	10	10	10	0	0
March 25, 2010	100	100	100	0	0	74	1	0	0	0	0	0
March 25, 2011	100	100	100	0	0	68	0	0	0	0	0	0
March 25, 2012	100	100	100	0	0	61	0	0	0	0	0	0
March 25, 2013	100	100	100	0	0	54	0	0	0	0	0	0
March 25, 2014	100	100	100	0	0	47	0	0	0	0	0	0
March 25, 2015	100	100	100	0	0	39	0	0	0	0	0	0
March 25, 2016	100	100	100	0	0	31	0	0	0	0	0	0
March 25, 2017	100	100	100	0	0	22	0	0	0	0	0	0
March 25, 2018	100	100	100	0	0	13	0	0	0	0	0	0
March 25, 2019	100	100	93	0	0	3	0	0	0	0	0	0
March 25, 2020	100	100	78	0	0	0	0	0	0	0	0	0
March 25, 2021	100	100	64	0	0	0	0	0	0	0	0	0
March 25, 2022	100	100	52	0	0	0	0	0	0	0	0	0
March 25, 2023	100	100	42	0	0	0	0	0	0	0	0	0
March 25, 2024	100	100	34	0	0	0	0	0	0	0	0	0
March 25, 2025	100	100	27	0	0	0	0	0	0	0	0	0
March 25, 2026	100	100	21	0	0	0	0	0	0	0	0	0
March 25, 2027	100	100	16	0	0	0	0	0	0	0	0	0
March 25, 2028	100	100	12	0	0	0	0	0	0	0	0	0
March 25, 2029	100	100	9	0	0	0	0	0	0	0	0	0
March 25, 2030	100	100	7	0	0	0	0	0	0	0	0	0
March 25, 2031	100	100	4	0	0	0	0	0	0	0	0	0
March 25, 2032	100	100	3	0	0	0	0	0	0	0	0	0
March 25, 2033	100	100	2	0	0	0	0	0	0	0	0	0
March 25, 2034	100	47	1	0	0	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	29.75	28.98	18.19	3.04	2.04	8.17	2.86	2.54	2.54	2.54	2.42	1.99

____________________
(1)	With respect to the Class 1-A-7 Certificates, percentages are expressed as percentages of the initial notional amount.

(2)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

S-82

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-15 ________________________________________					Class 1-A-16 ________________________________________________
Distribution Date _______________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% _____	200% _____	300% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	100	100	100	100	100	93	93	93	93
March 25, 2007	100	100	100	100	100	100	100	77	77	56	0
March 25, 2008	100	100	100	100	100	100	100	57	57	0	0
March 25, 2009	100	100	100	100	19	100	100	41	37	0	0
March 25, 2010	100	100	100	77	0	100	100	29	16	0	0
March 25, 2011	100	100	100	34	0	100	100	21	3	0	0
March 25, 2012	100	100	100	10	0	100	100	15	0	0	0
March 25, 2013	100	100	90	0	0	100	100	10	0	0	0
March 25, 2014	100	100	70	0	0	100	100	3	0	0	0
March 25, 2015	100	100	56	0	0	100	100	0	0	0	0
March 25, 2016	100	100	44	0	0	100	100	0	0	0	0
March 25, 2017	100	100	35	0	0	100	95	0	0	0	0
March 25, 2018	100	100	28	0	0	100	82	0	0	0	0
March 25, 2019	100	100	22	0	0	100	69	0	0	0	0
March 25, 2020	100	100	17	0	0	100	55	0	0	0	0
March 25, 2021	100	100	14	0	0	100	41	0	0	0	0
March 25, 2022	100	100	11	0	0	100	28	0	0	0	0
March 25, 2023	100	100	8	0	0	100	15	0	0	0	0
March 25, 2024	100	100	6	0	0	100	2	0	0	0	0
March 25, 2025	100	92	5	0	0	100	0	0	0	0	0
March 25, 2026	100	80	4	0	0	100	0	0	0	0	0
March 25, 2027	100	68	3	0	0	100	0	0	0	0	0
March 25, 2028	100	58	2	0	0	100	0	0	0	0	0
March 25, 2029	100	48	1	0	0	100	0	0	0	0	0
March 25, 2030	100	38	1	0	0	72	0	0	0	0	0
March 25, 2031	100	29	1	0	0	40	0	0	0	0	0
March 25, 2032	100	21	*	0	0	7	0	0	0	0	0
March 25, 2033	75	13	*	0	0	0	0	0	0	0	0
March 25, 2034	36	6	*	0	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.67	24.07	11.74	5.78	3.70	25.70	15.40	3.98	3.36	2.01	1.45

_______________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

S-83

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-17 ________________________________________					Class 1-A-20 _____________________________________________________________
Distribution Date ____________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% _____	125% _____	300% _____	350% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	87	60	19	100	100	100	100	100	100	100
March 25, 2007	100	100	55	0	0	100	100	100	100	100	100	100
March 25, 2008	100	100	19	0	0	100	100	100	100	100	100	57
March 25, 2009	100	100	0	0	0	100	100	100	100	100	78	0
March 25, 2010	100	100	0	0	0	100	100	79	79	79	23	0
March 25, 2011	100	100	0	0	0	100	73	48	48	48	0	0
March 25, 2012	100	100	0	0	0	100	47	19	19	19	0	0
March 25, 2013	100	100	0	0	0	100	22	0	0	0	0	0
March 25, 2014	100	100	0	0	0	100	0	0	0	0	0	0
March 25, 2015	100	100	0	0	0	100	0	0	0	0	0	0
March 25, 2016	100	100	0	0	0	100	0	0	0	0	0	0
March 25, 2017	100	100	0	0	0	100	0	0	0	0	0	0
March 25, 2018	100	100	0	0	0	100	0	0	0	0	0	0
March 25, 2019	100	100	0	0	0	100	0	0	0	0	0	0
March 25, 2020	100	100	0	0	0	90	0	0	0	0	0	0
March 25, 2021	100	100	0	0	0	75	0	0	0	0	0	0
March 25, 2022	100	100	0	0	0	59	0	0	0	0	0	0
March 25, 2023	100	100	0	0	0	42	0	0	0	0	0	0
March 25, 2024	100	100	0	0	0	24	0	0	0	0	0	0
March 25, 2025	100	85	0	0	0	5	0	0	0	0	0	0
March 25, 2026	100	67	0	0	0	0	0	0	0	0	0	0
March 25, 2027	100	51	0	0	0	0	0	0	0	0	0	0
March 25, 2028	100	35	0	0	0	0	0	0	0	0	0	0
March 25, 2029	100	20	0	0	0	0	0	0	0	0	0	0
March 25, 2030	100	6	0	0	0	0	0	0	0	0	0	0
March 25, 2031	100	0	0	0	0	0	0	0	0	0	0	0
March 25, 2032	100	0	0	0	0	0	0	0	0	0	0	0
March 25, 2033	57	0	0	0	0	0	0	0	0	0	0	0
March 25, 2034	1	0	0	0	0	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.15	22.17	2.13	1.10	0.74	17.49	6.95	5.99	5.99	5.99	4.54	3.13

_____________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

S-84

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-21 and Class 1-A-22 ________________________________________________							Class 1-A-23 _____________________________________________________
Distribution Date ____________	0% _____	100% _____	125% _____	300% _____	350% _____	500% _____	800% _____	0% _____	100% _____	125% _____	300% _____	350% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 25, 2007	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100	76	100	100	100	100	100	100	100
March 25, 2010	100	100	100	100	100	100	27	100	100	100	100	100	100	100
March 25, 2011	100	100	100	100	100	83	6	100	100	100	100	100	100	100
March 25, 2012	100	100	100	100	100	52	0	100	100	100	100	100	100	37
March 25, 2013	100	100	93	93	93	33	0	100	100	100	100	100	100	0
March 25, 2014	100	99	70	70	70	20	0	100	100	100	100	100	100	0
March 25, 2015	100	72	52	52	52	12	0	100	100	100	100	100	100	0
March 25, 2016	100	47	39	39	39	6	0	100	100	100	100	100	100	0
March 25, 2017	100	29	29	29	29	2	0	100	100	100	100	100	100	0
March 25, 2018	100	21	21	21	21	0	0	100	100	100	100	100	98	0
March 25, 2019	100	14	14	14	14	0	0	100	100	100	100	100	66	0
March 25, 2020	100	10	10	10	10	0	0	100	100	100	100	100	44	0
March 25, 2021	100	6	6	6	6	0	0	100	100	100	100	100	30	0
March 25, 2022	100	3	3	3	3	0	0	100	100	100	100	100	20	0
March 25, 2023	100	1	1	1	1	0	0	100	100	100	100	100	13	0
March 25, 2024	100	0	0	0	0	0	0	100	85	85	85	85	9	0
March 25, 2025	100	0	0	0	0	0	0	100	63	63	63	63	6	0
March 25, 2026	81	0	0	0	0	0	0	100	46	46	46	46	4	0
March 25, 2027	55	0	0	0	0	0	0	100	33	33	33	33	2	0
March 25, 2028	26	0	0	0	0	0	0	100	23	23	23	23	1	0
March 25, 2029	0	0	0	0	0	0	0	37	16	16	16	16	1	0
March 25, 2030	0	0	0	0	0	0	0	11	11	11	11	11	1	0
March 25, 2031	0	0	0	0	0	0	0	7	7	7	7	7	*	0
March 25, 2032	0	0	0	0	0	0	0	4	4	4	4	4	*	0
March 25, 2033	0	0	0	0	0	0	0	2	2	2	2	2	*	0
March 25, 2034	0	0	0	0	0	0	0	1	1	1	1	1	*	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.17	11.52	10.90	10.90	10.90	7.63	4.64	24.33	21.46	21.46	21.46	21.46	15.45	6.97

______________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

S-85

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-24 and Class 1-A-30 _______________________________________					Class 1-A-25, Class 1-A-31 and Class 1-A-32 _________________________________________
Distribution Date ________________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% _____	300% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	100	100	100	98	95	90	84	76
March 25, 2007	100	100	100	100	100	95	86	68	51	26
March 25, 2008	100	100	100	100	100	93	74	41	12	0
March 25, 2009	100	100	100	100	100	90	63	18	0	0
March 25, 2010	100	100	100	100	51	87	52	0	0	0
March 25, 2011	99	98	94	89	18	85	43	0	0	0
March 25, 2012	99	94	86	77	3	82	34	0	0	0
March 25, 2013	97	90	75	60	0	78	26	0	0	0
March 25, 2014	96	84	63	40	0	75	19	0	0	0
March 25, 2015	93	77	50	27	0	72	13	0	0	0
March 25, 2016	91	70	40	19	0	68	7	0	0	0
March 25, 2017	88	64	32	13	0	65	2	0	0	0
March 25, 2018	85	58	25	9	0	61	0	0	0	0
March 25, 2019	82	53	20	6	0	57	0	0	0	0
March 25, 2020	79	48	16	4	0	52	0	0	0	0
March 25, 2021	75	43	12	3	0	48	0	0	0	0
March 25, 2022	72	38	10	2	0	43	0	0	0	0
March 25, 2023	68	34	7	1	0	37	0	0	0	0
March 25, 2024	64	30	6	1	0	32	0	0	0	0
March 25, 2025	59	26	4	*	0	26	0	0	0	0
March 25, 2026	55	23	3	*	0	20	0	0	0	0
March 25, 2027	50	20	2	*	0	13	0	0	0	0
March 25, 2028	45	17	2	*	0	6	0	0	0	0
March 25, 2029	39	14	1	*	0	0	0	0	0	0
March 25, 2030	34	11	1	*	0	0	0	0	0	0
March 25, 2031	27	8	1	*	0	0	0	0	0	0
March 25, 2032	21	6	*	*	0	0	0	0	0	0
March 25, 2033	14	4	*	*	0	0	0	0	0	0
March 25, 2034	7	2	*	*	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	20.89	15.63	11.04	9.01	5.27	14.35	5.68	2.70	1.99	1.53

___________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

S-86

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-26 __________________________________________					Class 1-A-27 _____________________________________
Distribution Date __________________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% _____	300% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2006	98	96	91	87	80	100	100	100	100	100
March 25, 2007	96	88	73	58	38	100	100	100	100	100
March 25, 2008	94	78	50	25	0	100	100	100	100	27
March 25, 2009	92	69	30	2	0	100	100	100	55	0
March 25, 2010	89	60	15	0	0	100	100	98	0	0
March 25, 2011	87	52	3	0	0	100	100	60	0	0
March 25, 2012	84	44	0	0	0	100	100	21	0	0
March 25, 2013	82	38	0	0	0	100	100	0	0	0
March 25, 2014	79	32	0	0	0	100	100	0	0	0
March 25, 2015	76	26	0	0	0	100	100	0	0	0
March 25, 2016	73	21	0	0	0	100	100	0	0	0
March 25, 2017	70	17	0	0	0	100	100	0	0	0
March 25, 2018	67	12	0	0	0	100	90	0	0	0
March 25, 2019	63	8	0	0	0	100	77	0	0	0
March 25, 2020	60	4	0	0	0	100	64	0	0	0
March 25, 2021	56	1	0	0	0	100	52	0	0	0
March 25, 2022	51	0	0	0	0	100	37	0	0	0
March 25, 2023	47	0	0	0	0	100	21	0	0	0
March 25, 2024	42	0	0	0	0	100	6	0	0	0
March 25, 2025	37	0	0	0	0	100	0	0	0	0
March 25, 2026	32	0	0	0	0	100	0	0	0	0
March 25, 2027	26	0	0	0	0	100	0	0	0	0
March 25, 2028	20	0	0	0	0	100	0	0	0	0
March 25, 2029	14	0	0	0	0	96	0	0	0	0
March 25, 2030	7	0	0	0	0	74	0	0	0	0
March 25, 2031	*	0	0	0	0	51	0	0	0	0
March 25, 2032	0	0	0	0	0	13	0	0	0	0
March 25, 2033	0	0	0	0	0	0	0	0	0	0
March 25, 2034	0	0	0	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	15.98	6.99	3.15	2.26	1.71	25.84	15.99	6.29	4.06	2.86

___________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

S-87

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-28 ____________________________________________					Class 1-A-29 _______________________________________
Distribution Date ______________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% ______	300% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2006	106	106	106	106	106	98	98	98	98	98
March 25, 2007	112	112	112	112	112	96	96	96	96	96
March 25, 2008	118	118	118	118	118	93	93	93	93	93
March 25, 2009	125	125	125	125	71	91	91	91	91	0
March 25, 2010	132	132	132	132	0	88	88	88	57	0
March 25, 2011	139	139	139	126	0	85	85	85	0	0
March 25, 2012	147	147	147	35	0	82	82	82	0	0
March 25, 2013	155	155	155	0	0	79	79	66	0	0
March 25, 2014	164	164	164	0	0	76	76	35	0	0
March 25, 2015	173	173	173	0	0	73	73	12	0	0
March 25, 2016	183	183	163	0	0	69	69	0	0	0
March 25, 2017	193	193	130	0	0	65	65	0	0	0
March 25, 2018	204	204	103	0	0	61	61	0	0	0
March 25, 2019	216	216	81	0	0	57	57	0	0	0
March 25, 2020	228	228	64	0	0	52	52	0	0	0
March 25, 2021	241	241	50	0	0	47	47	0	0	0
March 25, 2022	254	254	39	0	0	42	42	0	0	0
March 25, 2023	269	269	30	0	0	37	37	0	0	0
March 25, 2024	284	284	23	0	0	31	31	0	0	0
March 25, 2025	300	300	18	0	0	25	14	0	0	0
March 25, 2026	317	294	14	0	0	19	0	0	0	0
March 25, 2027	334	251	10	0	0	12	0	0	0	0
March 25, 2028	353	212	7	0	0	5	0	0	0	0
March 25, 2029	368	175	5	0	0	0	0	0	0	0
March 25, 2030	368	140	4	0	0	0	0	0	0	0
March 25, 2031	368	108	3	0	0	0	0	0	0	0
March 25, 2032	368	77	2	0	0	0	0	0	0	0
March 25, 2033	277	49	1	0	0	0	0	0	0	0
March 25, 2034	133	22	*	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.67	24.83	14.73	6.68	4.07	14.39	13.92	8.00	4.93	3.38

____________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

S-88

Percentage of Initial Class Balance(1) Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-R ____________________________________					Class 1-A-IO __________________________________________
Distribution Date ________________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% _____	300% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2006	0	0	0	0	0	99	97	94	91	87
March 25, 2007	0	0	0	0	0	97	92	82	72	59
March 25, 2008	0	0	0	0	0	96	86	67	51	31
March 25, 2009	0	0	0	0	0	95	79	54	35	16
March 25, 2010	0	0	0	0	0	93	73	43	24	8
March 25, 2011	0	0	0	0	0	91	68	35	16	4
March 25, 2012	0	0	0	0	0	90	62	28	11	2
March 25, 2013	0	0	0	0	0	88	57	23	8	1
March 25, 2014	0	0	0	0	0	86	53	18	5	1
March 25, 2015	0	0	0	0	0	84	48	14	4	*
March 25, 2016	0	0	0	0	0	81	44	12	2	*
March 25, 2017	0	0	0	0	0	79	40	9	2	*
March 25, 2018	0	0	0	0	0	76	37	7	1	*
March 25, 2019	0	0	0	0	0	74	33	6	1	*
March 25, 2020	0	0	0	0	0	71	30	5	1	*
March 25, 2021	0	0	0	0	0	68	27	4	*	*
March 25, 2022	0	0	0	0	0	65	24	3	*	*
March 25, 2023	0	0	0	0	0	61	22	2	*	*
March 25, 2024	0	0	0	0	0	58	19	2	*	*
March 25, 2025	0	0	0	0	0	54	17	1	*	*
March 25, 2026	0	0	0	0	0	50	14	1	*	*
March 25, 2027	0	0	0	0	0	45	12	1	*	*
March 25, 2028	0	0	0	0	0	41	10	1	*	*
March 25, 2029	0	0	0	0	0	36	9	*	*	*
March 25, 2030	0	0	0	0	0	30	7	*	*	*
March 25, 2031	0	0	0	0	0	25	5	*	*	*
March 25, 2032	0	0	0	0	0	19	4	*	*	*
March 25, 2033	0	0	0	0	0	13	2	*	*	*
March 25, 2034	0	0	0	0	0	6	1	*	*	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	0.07	0.07	0.07	0.07	0.07	19.20	11.27	5.64	3.77	2.61

____________________
(1)	With respect to the Class 1-A-IO Certificates, percentages are expressed as percentages of the initial notional amount.

(2)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

*	Less than 0.5%, but greater than zero.

S-89

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 2-A-1 and Class 2-A-4 ______________________________________					Class 2-A-2 ________________________________________
Distribution Date ________________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% _____	300% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	100	100	100	98	96	92	88	82
March 25, 2007	100	100	100	100	100	96	89	75	62	43
March 25, 2008	100	100	100	100	100	95	80	54	32	5
March 25, 2009	100	100	100	100	100	93	72	37	11	0
March 25, 2010	100	100	100	100	52	90	63	23	0	0
March 25, 2011	99	98	94	89	18	88	56	12	0	0
March 25, 2012	99	94	86	77	3	86	49	4	0	0
March 25, 2013	97	90	75	60	0	84	43	0	0	0
March 25, 2014	96	84	63	40	0	81	38	0	0	0
March 25, 2015	93	77	50	27	0	79	33	0	0	0
March 25, 2016	91	70	40	19	0	76	29	0	0	0
March 25, 2017	88	64	32	13	0	73	24	0	0	0
March 25, 2018	85	58	25	9	0	70	20	0	0	0
March 25, 2019	82	53	20	6	0	67	17	0	0	0
March 25, 2020	79	48	16	4	0	63	13	0	0	0
March 25, 2021	75	43	12	3	0	60	10	0	0	0
March 25, 2022	72	38	10	2	0	56	7	0	0	0
March 25, 2023	68	34	8	1	0	52	4	0	0	0
March 25, 2024	64	30	6	1	0	48	1	0	0	0
March 25, 2025	59	26	4	*	0	43	0	0	0	0
March 25, 2026	55	23	3	*	0	38	0	0	0	0
March 25, 2027	50	20	2	*	0	33	0	0	0	0
March 25, 2028	45	17	2	*	0	28	0	0	0	0
March 25, 2029	39	14	1	*	0	22	0	0	0	0
March 25, 2030	34	11	1	*	0	16	0	0	0	0
March 25, 2031	27	8	1	*	0	10	0	0	0	0
March 25, 2032	21	6	*	*	0	3	0	0	0	0
March 25, 2033	14	4	*	*	0	0	0	0	0	0
March 25, 2034	7	2	*	*	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	20.90	15.64	11.04	9.03	5.28	16.99	7.99	3.50	2.45	1.82

____________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

S-90

Percentage of Initial Class Balance(1) Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 2-A-3 _____________________________________					Class 2-A-IO _______________________________________
Distribution Date _________________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% _____	300% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2006	100	100	100	100	100	99	97	94	91	86
March 25, 2007	100	100	100	100	100	97	92	82	72	58
March 25, 2008	100	100	100	100	100	96	85	66	50	30
March 25, 2009	100	100	100	100	20	94	79	54	34	15
March 25, 2010	100	100	100	78	0	93	73	43	24	8
March 25, 2011	100	100	100	35	0	91	67	35	16	4
March 25, 2012	100	100	100	10	0	89	62	28	11	2
March 25, 2013	100	100	92	0	0	88	57	22	8	1
March 25, 2014	100	100	71	0	0	85	52	18	5	1
March 25, 2015	100	100	57	0	0	83	48	14	4	*
March 25, 2016	100	100	45	0	0	81	44	11	2	*
March 25, 2017	100	100	36	0	0	79	40	9	2	*
March 25, 2018	100	100	29	0	0	76	36	7	1	*
March 25, 2019	100	100	23	0	0	73	33	6	1	*
March 25, 2020	100	100	18	0	0	71	30	5	1	*
March 25, 2021	100	100	14	0	0	67	27	4	*	*
March 25, 2022	100	100	11	0	0	64	24	3	*	*
March 25, 2023	100	100	8	0	0	61	21	2	*	*
March 25, 2024	100	100	7	0	0	57	19	2	*	*
March 25, 2025	100	94	5	0	0	53	17	1	*	*
March 25, 2026	100	81	4	0	0	49	14	1	*	*
March 25, 2027	100	69	3	0	0	45	12	1	*	*
March 25, 2028	100	59	2	0	0	40	10	1	*	*
March 25, 2029	100	48	1	0	0	35	9	*	*	*
March 25, 2030	100	39	1	0	0	30	7	*	*	*
March 25, 2031	100	30	1	0	0	24	5	*	*	*
March 25, 2032	100	21	*	0	0	19	4	*	*	*
March 25, 2033	76	13	*	0	0	12	2	*	*	*
March 25, 2034	37	6	*	0	0	6	1	*	*	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	28.68	24.14	11.81	5.80	3.70	19.12	11.22	5.61	3.75	2.58

____________________
(1)	With respect to the Class 2-A-IO Certificates, percentages are expressed as percentages of the initial notional amount.

(2)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

*	Less than 0.5%, but greater than zero.

S-91

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 30-PO _____________________________________					Class 1-B-1, Class 1-B-2 and Class 1-B-3 ______________________________________
Distribution Date _________________	0% _____	100% _____	300% _____	500% _____	800% _____	0% _____	100% _____	300% _____	500% _____	800% _____
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2006	99	97	94	91	87	99	99	99	99	99
March 25, 2007	97	92	82	73	59	97	97	97	97	97
March 25, 2008	96	85	67	51	31	96	96	96	96	96
March 25, 2009	94	79	54	35	16	94	94	94	94	94
March 25, 2010	92	73	43	24	8	93	93	93	93	93
March 25, 2011	91	67	35	17	4	91	89	86	82	75
March 25, 2012	89	62	28	11	2	89	85	78	70	57
March 25, 2013	87	57	22	8	1	87	81	68	55	34
March 25, 2014	85	52	18	5	1	85	75	56	40	17
March 25, 2015	82	48	14	4	*	83	69	45	28	9
March 25, 2016	80	44	11	2	*	81	63	36	19	4
March 25, 2017	78	40	9	2	*	78	57	29	13	2
March 25, 2018	75	36	7	1	*	76	52	23	9	1
March 25, 2019	72	33	6	1	*	73	47	18	6	1
March 25, 2020	69	29	4	1	*	70	43	14	4	*
March 25, 2021	66	26	4	*	*	67	38	11	3	*
March 25, 2022	63	24	3	*	*	64	34	9	2	*
March 25, 2023	59	21	2	*	*	60	30	7	1	*
March 25, 2024	56	19	2	*	*	57	27	5	1	*
March 25, 2025	52	16	1	*	*	53	24	4	*	*
March 25, 2026	48	14	1	*	*	49	20	3	*	*
March 25, 2027	44	12	1	*	*	45	17	2	*	*
March 25, 2028	39	10	1	*	*	40	15	2	*	*
March 25, 2029	34	8	*	*	*	35	12	1	*	*
March 25, 2030	29	7	*	*	*	30	10	1	*	*
March 25, 2031	24	5	*	*	*	24	7	1	*	*
March 25, 2032	18	4	*	*	*	19	5	*	*	*
March 25, 2033	12	2	*	*	*	13	3	*	*	*
March 25, 2034	6	1	*	*	0	6	2	*	*	*
March 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	18.88	11.15	5.64	3.79	2.63	19.07	14.37	10.27	8.62	7.31

________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

S-92

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PSA Set Forth Below:

	Class 2-B-1, Class 2-B-2 and Class 2-B-3 ____________________________________
Distribution Date _____________________	0% _______	100% _______	300% _______	500% _______	800% _______
Initial Percentage	100	100	100	100	100
March 25, 2006	99	99	99	99	99
March 25, 2007	97	97	97	97	97
March 25, 2008	96	96	96	96	96
March 25, 2009	94	94	94	94	94
March 25, 2010	93	93	93	93	93
March 25, 2011	91	89	86	82	75
March 25, 2012	89	85	78	70	57
March 25, 2013	87	81	68	55	35
March 25, 2014	85	75	56	41	18
March 25, 2015	83	69	45	28	9
March 25, 2016	81	63	36	19	5
March 25, 2017	78	57	29	13	2
March 25, 2018	76	52	23	9	1
March 25, 2019	73	47	18	6	1
March 25, 2020	70	43	14	4	*
March 25, 2021	67	38	11	3	*
March 25, 2022	64	34	9	2	*
March 25, 2023	61	30	7	1	*
March 25, 2024	57	27	5	1	*
March 25, 2025	53	24	4	*	*
March 25, 2026	49	20	3	*	*
March 25, 2027	45	18	2	*	*
March 25, 2028	40	15	2	*	*
March 25, 2029	35	12	1	*	*
March 25, 2030	30	10	1	*	*
March 25, 2031	24	8	1	*	*
March 25, 2032	19	5	*	*	*
March 25, 2033	13	3	*	*	*
March 25, 2034	6	2	*	*	*
March 25, 2035	0	0	0	0	0
Weighted Average Life (in years)(1)	19.09	14.38	10.28	8.62	7.32

_______________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

S-93

Yield on the Inverse Floating Rate Certificates

The significance of the effects of prepayment on the applicable Mortgage Loans and changes in LIBOR on the Inverse Floating Rate Certificates is illustrated in the following tables which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of the Inverse Floating Rate Certificates under different constant percentages of PSA and rates of LIBOR. The yields of such Certificates set forth in the following tables were calculated using the Modeling Assumptions and the additional assumptions that (i) on the first LIBOR Determination Date and on each LIBOR Determination Date thereafter, LIBOR will be as indicated and (ii) the Class 1-A-8 and Class 1-A-9 Certificates are purchased on the Closing Date at assumed purchase prices equal to 98.00% and 98.25% of their respective initial class balances, plus, accrued interest from March 1, 2005 to (but not including) the Closing Date.

As indicated in the following tables, the yield to investors in the Inverse Floating Rate Certificates will be extremely sensitive to changes in the rate of LIBOR. Increases in LIBOR may have a negative effect on the yield to investors in Inverse Floating Rate Certificates.

It is not likely that the applicable Mortgage Loans will prepay at a constant rate until maturity, that all of the applicable Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the applicable Mortgage Loans will prepay at any of the rates shown in the tables below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of an Inverse Floating Rate Certificate and there can be no assurance that your pre-tax yield on the Inverse Floating Rate Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. Each investor must make its own decision as to the appropriate interest rate assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

Sensitivity of the Class 1-A-8 Certificates to Changes in LIBOR
(Pre-Tax Yields to Maturity)

	Percentage of PSA _____________________________________________________________
LIBOR ___________	0% ______	100% ______	300% ______	500% ______	800% ______
0.00000%	13.17%	13.18%	13.53%	13.84%	14.14%
1.72000%	10.15	10.17	10.59	10.95	11.30
2.72000%	8.41	8.44	8.89	9.28	9.65
3.72000%	6.68	6.71	7.19	7.61	8.02
4.72000%	4.96	4.99	5.51	5.96	6.39
5.80000% and above	3.12	3.15	3.70	4.18	4.65

S-94

Sensitivity of the Class 1-A-9 Certificates to Changes in LIBOR
(Pre-Tax Yields to Maturity)

	Percentage of PSA ___________________________________________________________________
LIBOR _______________	0% _______	100% _______	300% _______	500% _______	800% _______
0.00000%	10.12%	10.14%	10.48%	10.77%	11.05%
1.72000%	8.33	8.35	8.72	9.05	9.36
2.72000%	7.30	7.32	7.71	8.05	8.38
3.72000%	6.26	6.29	6.70	7.06	7.40
4.72000%	5.23	5.26	5.69	6.07	6.43
5.80000% and above	4.13	4.15	4.61	5.00	5.38

The yields set forth in the preceding tables were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Inverse Floating Rate Certificates would cause that discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Inverse Floating Rate Certificates indicated above plus, accrued interest from March 1, 2005 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Inverse Floating Rate Certificates and consequently does not purport to reflect the return on any investment in the Inverse Floating Rate Certificates when such reinvestment rates are considered.

Yield on the Class 1-A-7 Certificates

The Class 1-A-7 Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

The significance of the effects of prepayments on the Class 1-A-7 Certificates is illustrated in the following table, which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 1-A-7 Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that (i) the Class 1-A-7 Certificates are purchased on the Closing Date at an assumed purchase price equal to 11.00% of their initial notional amount, plus, accrued interest from March 1, 2005 to (but not including) the Closing Date and (ii) that the notional amount for the Class 1-A-7 Certificates applicable to the Distribution Date in April 2005 will be approximately $2,283,227.

As indicated in the following table, investors in the Class 1-A-7 Certificates, which are Interest Only Certificates and have no class balance, should consider carefully the risk that a rapid rate of prepayment on the applicable Mortgage Loans could result in the failure of investors in the Class 1-A-7 Certificates to fully recover their initial investment.

It is not likely that the applicable Mortgage Loans will prepay at a constant rate until maturity, that all of the applicable Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the applicable Mortgage Loans will prepay at any of the rates shown in the tables below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 1-A-7 Certificate and there can be no assurance that your pre-tax yields on the Class 1-A-7 Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 1-A-7 Certificate.

S-95

Sensitivity of the Class 1-A-7 Certificates to the Prepayments
(Pre-Tax Yields to Maturity)

	Percentage of PSA ________________________________________________________________
	0% ______	100% ______	300% ______	500% ______	800% ______
Class 1-A-7	46.38%	20.81%	14.35%	11.54%	(3.49)%

The yields set forth in the preceding table were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 1-A-7 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Class 1-A-7 Certificates indicated above plus, accrued interest from March 1, 2005 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class 1-A-7 Certificates and consequently does not purport to reflect the return on any investment in the Class 1-A-7 Certificates when such reinvestment rates are considered.

Yield on the Class 1-A-IO and Class 2-A-IO Certificates

The Class 1-A-IO and Class 2-A-IO Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

The significance of the effects of prepayments on the Premium Mortgage Loans in the related Loan Group on the Class 1-A-IO and Class 2-A-IO Certificates is illustrated in the following tables, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 1-A-IO and Class 2-A-IO Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class 1-A-IO and Class 2-A-IO Certificates are purchased on the Closing Date at assumed purchase prices equal to 16.3611% and 17.0898% of their initial notional amounts, respectively, plus, in each case, accrued interest from March 1, 2005 to (but not including) the Closing Date and that the initial notional amounts of the Class 1-A-IO and Class 2-A-IO Certificates applicable to the Distribution Date in April 2005 will be approximately $4,615,366 and $3,368,235, respectively.

As indicated in the following tables, because interest accrued on each Distribution Date on the Class 1-A-IO and Class 2-A-IO Certificates is based on the aggregate of the Stated Principal Balances of the Premium Mortgage Loans in the related Loan Group multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans in the related Loan Group minus 5.500% with respect to the Class 1-A-IO Certificates and 5.500% with respect to the Class 2-A-IO Certificates and the denominator of which is equal to 5.500% with respect to the Class 1-A-IO Certificates and 5.500% with respect to the Class 2-A-IO Certificates, the yield to maturity on the Class 1-A-IO and Class 2-A-IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Premium Mortgage Loans in the related Loan Group.

The Premium Mortgage Loans in each Loan Group will have higher Mortgage Interest Rates than the other Mortgage Loans in such Loan Group. In general, mortgage loans with higher mortgage interest rates may tend to experience faster rates of prepayment in respect of principal than mortgage loans with lower mortgage interest rates in response to changes in market interest rates. As a result, the Premium Mortgage Loans in each Loan Group may prepay at a faster rate than the other Mortgage Loans in such Loan Group, resulting in a lower yield on the Class 1-A-IO and Class 2-A-IO Certificates than would be the case if the

S-96

Premium Mortgage Loans in each Loan Group prepaid at the same rate as the other Mortgage Loans in each Loan Group.

An investor in the Class 1-A-IO and Class 2-A-IO Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.

It is not likely that the applicable Mortgage Loans in each Loan Group will prepay at a constant rate until maturity, that all of the applicable Mortgage Loans in each Loan Group will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the applicable Mortgage Loans in each Loan Group will prepay at any of the rates shown in the tables below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 1-A-IO and Class 2-A-IO Certificate and your pre-tax yield on the Class 1-A-IO and Class 2-A-IO Certificates will likely not correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 1-A-IO or Class 2-A-IO Certificate.

Sensitivity of the Class 1-A-IO Certificates to Prepayments (Pre-Tax Yields to Maturity)
	Percentage of PSA _________________________________________________________________
	0% _______	100% _______	300% _______	500% _______	800% _______
Class 1-A-IO Certificates	33.43%	28.54%	18.55%	8.26%	(7.71)%

Sensitivity of the Class 2-A-IO Certificates to Prepayments (Pre-Tax Yields to Maturity)
	Percentage of PSA _______________________________________________________________
	0% ______	100% ______	300% ______	500% ______	800% ______
Class 2-A-IO Certificates	31.82%	26.85%	16.69%	6.20%	(10.14)%

The yields set forth in the preceding tables were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 1-A-IO and Class 2-A-IO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class 1-A-IO and Class 2-A-IO Certificates indicated above plus in each case accrued interest from March 1, 2005 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class 1-A-IO and Class 2-A-IO Certificates and consequently does not purport to reflect the return on any investment in the Class 1-A-IO and Class 2-A-IO Certificates when such reinvestment rates are considered.

Yield on the Class 30-PO Certificates

The Class 30-PO Certificates are Principal Only Certificates and, as such, will not be entitled to receive distributions of interest in respect of the Mortgage Loans. As a result, the Class 30-PO Certificates will be offered at a substantial discount to their original class balances.

The significance of the effects of prepayments on the Class 30-PO Certificates is illustrated in the following tables which show the pre-tax yields (on a corporate bond equivalent basis) to the holders of

S-97

Class 30-PO Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class 30-PO Certificates are purchased on the Closing Date at assumed purchase price equal to 71.6842% of their initial class balance.

As indicated in the following tables, because the Class 30-PO Certificates represent the right to receive only a portion of the principal received with respect to the Discount Mortgage Loans in either Loan Group, the yield to maturity on the Class 30-PO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Discount Mortgage Loans in either Loan Group.

It is not likely that the applicable Discount Mortgage Loans will prepay at a constant rate until maturity, that all of the applicable Discount Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the applicable Discount Mortgage Loans will prepay at any of the rates shown in the tables below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by holders of the Class 30-PO Certificates and there can be no assurance that your pre-tax yield on your Class 30-PO Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 30-PO Certificate.

Sensitivity of the Class 30-PO Certificates to Prepayments
(Pre-Tax Yields to Maturity)

	Percentage of PSA ________________________________________________________
	0% ______	100% ______	300% ______	500% ______	800% ______
Class 30-PO Certificates	1.83%	3.28%	6.65%	9.81%	13.98%

The yields set forth in the preceding table were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 30-PO Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase prices of the Class 30-PO Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class 30-PO Certificates and consequently does not purport to reflect the return on any investment in the Class 30-PO Certificates when such reinvestment rates are considered.

Yield on the Class 1-A-R Certificate

The after-tax rate of return to the holder of the Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Class 1-A-R Certificate, you may have tax liabilities during the early years of the REMICs’ term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

S-98

If you own the Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 1-A-R Certificate on your after-tax rate of return. See “Federal Income Tax Consequences” in this Prospectus Supplement and in the Prospectus.

Yield on the Subordinate Certificates

The weighted average life of, and the yield to maturity on, the Class 1-B Certificates and the Class 2-B Certificates in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Loan Group. If the actual rate and severity of losses on the Mortgage Loans in the related Loan Group is higher than those you assumed, the actual yield to maturity of your Class 1-B Certificate or Class 2-B Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans in the related Loan Group will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. The Non-PO Percentage of Realized Losses on the Mortgage Loans in a Loan Group will be allocated to reduce the balance of the applicable class of Class 1-B Certificates or Class 2-B Certificates (as described in this Prospectus Supplement under “Description of the Certificates — Allocation of Losses”), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Class 1-B Certificates or Class 2-B Certificates will result in a reduction in the balance of the class of Class 1-B Certificates or Class 2-B Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate balance of all classes of the Group 1 Senior Certificates and the Class 1-B Certificates, with respect to the Class 1-B Certificates, and the Group 2 Senior Certificates and the Class 2-B Certificates, with respect to the Class 2-B Certificates, following all distributions on a Distribution Date, exceeds the Adjusted Pool Amount (Non-PO Portion) of Loan Group 1 with respect to the Class 1-B Certificates or the Adjusted Pool Amount (Non-PO Portion) of Loan Group 2 with respect to the Class 2-B Certificates. As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Class 1-B Certificates or Class 2-B Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates of Group 1 or the Senior Certificates of Group 2, as the case may be, Net Interest Shortfalls for the related Loan Group, other cash shortfalls in the Pool Distribution Amount for the related Loan Group and distribution of funds to holders of the Class 30-PO Certificates in respect of the applicable PO Component otherwise available for distribution on the Class 1-B Certificates or Class 2-B Certificates to the extent of reimbursement for PO Deferred Amounts. See “Description of the Certificates — Allocation of Losses” in this Prospectus Supplement.

If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates of a Group is less than its original Fractional Interest, distributions on the Subordinate Certificates of such Group will be allocated solely to that class and all other classes of Subordinate Certificates of such Group with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the classes of such Group junior to that class and reducing the weighted average lives of the classes of Subordinate Certificates of such Group receiving such distributions. Accelerating the amortization of the classes of Subordinate Certificates of a Group with lower numerical class designations relative to the other classes of Subordinate Certificates of such Group is intended to preserve the availability of the subordination provided by those other classes.

S-99

Yield Considerations with Respect to the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates

Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption (“SDA”), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, “0% SDA” assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the Liquidated Mortgage Loans in Loan Group 1 and Loan Group 2, as indicated in the tables below (referred to as a “Loss Severity Percentage”), will occur at the time of liquidation and (ii) the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 97.50%, 93.50%, 97.25% and 93.00%, in each case, of their initial class balance plus accrued interest from March 1, 2005 to (but not including) the Closing Date.

It is highly unlikely that the Mortgage Loans of a Loan Group will have the precise characteristics referred to in this Prospectus Supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and PSA and the Loss Severity Percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of a Loan Group may not correspond to any of the assumptions made in this Prospectus Supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices set forth above of the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates, plus, in each case, accrued interest from March 1, 2005 to (but not

S-100

including) the Closing Date. In all cases, monthly rates were then converted to the semi-annual corporate bond equivalent yields shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates when reinvestment rates are considered.

Sensitivity of Pre-Tax Yields to Maturity of the Class 1-B-2
Certificates to Prepayments and Realized Losses

	Loss Severity Percentage ________	Percentage of PSA ___________________________________________________________________
Percentage of SDA ___________		0% _____	100% ______	300% _____	500% _____	800% _____
0%	0%	5.76%	5.80%	5.86%	5.90%	5.94%
50%	25%	5.73	5.81	5.86	5.90	5.94
50%	50%	4.31	5.76	5.86	5.90	5.94
75%	25%	5.73	5.79	5.86	5.90	5.94
75%	50%	(24.32)	0.68	5.86	5.90	5.94
100%	25%	4.41	5.76	5.86	5.90	5.94
100%	50%	(39.55)	(32.79)	1.21	5.90	5.94
150%	25%	(23.60)	0.97	5.87	5.90	5.94
150%	50%	(60.19)	(55.86)	(43.61)	(3.47)	5.93

Sensitivity of Pre-Tax Yields to Maturity of the Class 1-B-3
Certificates to Prepayments and Realized Losses

	Loss Severity Percentage ______	Percentage of PSA __________________________________________________
Percentage of SDA ____________		0% _____	100% _____	300% _____	500% _____	800% _____
0%	0%	6.16%	6.27%	6.44%	6.54%	6.67%
50%	25%	6.04	6.20	6.45	6.55	6.67
50%	50%	(28.05)	(2.31)	6.06	6.55	6.67
75%	25%	1.15	4.89	6.45	6.55	6.67
75%	50%	(48.21)	(43.09)	(6.27)	4.70	6.66
100%	25%	(27.72)	(1.85)	6.15	6.55	6.67
100%	50%	(63.21)	(59.26)	(48.41)	(6.87)	6.66
150%	25%	(47.95)	(42.77)	(5.58)	4.87	6.67
150%	50%	(84.99)	(82.51)	(76.18)	(66.78)	(8.20)

S-101

Sensitivity of Pre-Tax Yields to Maturity of the Class 2-B-2
Certificates to Prepayments and Realized Losses

	Loss Severity Percentage ________	Percentage of PSA _______________________________________________
Percentage of SDA _____________		0% ______	100% ______	300% _______	500% ______	800% ______
0%	0%	5.79%	5.83%	5.89%	5.93%	5.98%
50%	25%	5.76	5.84	5.90	5.94	5.98
50%	50%	4.58	5.79	5.90	5.94	5.98
75%	25%	5.75	5.83	5.90	5.94	5.98
75%	50%	(14.95)	1.79	5.90	5.94	5.98
100%	25%	4.66	5.79	5.90	5.94	5.98
100%	50%	(36.97)	(29.07)	1.87	5.94	5.98
150%	25%	(12.40)	1.99	5.90	5.94	5.98
150%	50%	(57.60)	(53.00)	(39.03)	(1.29)	5.98

Sensitivity of Pre-Tax Yields to Maturity of the Class 2-B-3 Certificates to Prepayments and Realized Losses
	Loss Severity Percentage ________	Percentage of PSA ________________________________________________
Percentage of SDA ____________		0% _______	100% ______	300% _______	500% _______	800% ______
0%	0%	6.21%	6.33%	6.51%	6.63%	6.76%
50%	25%	6.08	6.26	6.52	6.63	6.76
50%	50%	(28.05)	(2.32)	6.12	6.63	6.76
75%	25%	1.17	4.92	6.52	6.63	6.76
75%	50%	(48.29)	(43.14)	(6.27)	4.77	6.76
100%	25%	(27.73)	(1.85)	6.22	6.63	6.76
100%	50%	(63.34)	(59.36)	(48.49)	(6.84)	6.76
150%	25%	(48.02)	(42.83)	(5.58)	4.94	6.76
150%	50%	85.25)	(82.75)	(76.40)	(66.95)	(8.31)

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Group 1 Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Group 1 Mortgage Loans as of the Cut-off Date.

Aggregate Realized Losses for Loan Group 1

_________________________________________________	Loss Severity Percentage ________	Percentage of PSA _________________________________________________
Percentage of SDA _________________		0% ______	100% ______	300% ______	500% ______	800% _______
50%	25%	0.48%	0.38%	0.26%	0.18%	0.12%
50%	50%	0.96	0.76	0.51	0.37	0.24
75%	25%	0.72	0.57	0.38	0.27	0.18
75%	50%	1.43	1.14	0.77	0.55	0.35
100%	25%	0.95	0.75	0.51	0.36	0.24
100%	50%	1.90	1.51	1.02	0.73	0.47
150%	25%	1.41	1.12	0.76	0.54	0.35
150%	50%	2.83	2.25	1.52	1.09	0.70

S-102

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Group 2 Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Group 2 Mortgage Loans as of the Cut-off Date.

Aggregate Realized Losses for Loan Group 2

	Loss Severity Percentage _______	Percentage of PSA ________________________________________________
Percentage of SDA _____________		0% _______	100% _______	300% ______	500% ______	800% ______
50%	25%	0.48%	0.38%	0.26%	0.18%	0.12%
50%	50%	0.96	0.76	0.51	0.37	0.24
75%	25%	0.72	0.57	0.38	0.27	0.18
75%	50%	1.43	1.14	0.77	0.55	0.35
100%	25%	0.95	0.76	0.51	0.36	0.24
100%	50%	1.90	1.51	1.02	0.73	0.47
150%	25%	1.41	1.12	0.76	0.54	0.35
150%	50%	2.83	2.25	1.52	1.09	0.70

You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class 1-B-2, Class 1-B-3, Class 2-B-2 or Class 2-B-3 Certificates, you should fully consider the risk that Realized Losses on the Mortgage Loans in the related Loan Group could result in the failure to fully recover your investments.

S-103

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat the Trust as three separate “real estate mortgage investment conduits” (the “Upper Tier REMIC,” the “Group 1 Lower-Tier REMIC” and the “Group 2 Lower-Tier REMIC” and each, a “REMIC”) for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). The Group 1 Lower-Tier REMIC and the Group 2 Lower-Tier REMIC are sometimes referred to collectively as the “Lower-Tier REMICs”.

•
The Certificates (other than the Class 1-A-R and Class 30-PO Certificates) and each PO Component will be designated as “regular interests” in the Upper-Tier REMIC. All the Certificates (other than the Class 1-A-R Certificate) are “Regular Certificates” for purposes of the following discussion.

•	The Class 1-A-R Certificate will be designated as the sole class of “residual interest” in the Upper-Tier REMIC, the Group 1 Lower-Tier REMIC and the Group 2 Lower-Tier REMIC, respectively.

See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates” in the Prospectus.

Regular Certificates

The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

Although not free from doubt, the Class 30-PO Certificates should be treated as a single debt instrument having the cash flows equal to the cash flows of the Components. The Interest Only Certificates, Principal Only Certificates and Accrual Certificates will, and the other classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount” in the Prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Premium” in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Group 1 Mortgage Loans and Group 2 Mortgage Loans at a rate equal to 300% PSA. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

S-104

The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the Prospectus:

•	the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

•	the Regular Certificates will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code; and

•	interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Status of REMIC Certificates” in the Prospectus.

Residual Certificate

If you hold the Class 1-A-R Certificate, you must include the taxable income or loss of each of the Upper-Tier REMIC and the Lower-Tier REMICs in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as “excess inclusion” income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the related REMIC. Additionally, under current law, you must account separately for your interest in each of the Upper-Tier REMIC, the Group 1 Lower-Tier REMIC and the Group 2 Lower-Tier REMIC, and may not offset income from one REMIC with deductions from another REMIC.

You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificate discussed in the Prospectus and should consult your tax advisors with respect to those consequences. See “Federal Income Tax Consequences” in the Prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Class 1-A-R Certificate will be treated as a “noneconomic” residual interest and “tax avoidance potential” residual interest. See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Noneconomic Residual Interests,” “— Foreign Investors” and “— Mark to Market Regulations” in the Prospectus. Additionally, for information regarding Prohibited Transactions, see “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxes That May Be Imposed on the REMIC Pool — Prohibited Transactions” in the Prospectus.

Backup Withholding and Reporting Requirements

Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding at a rate of 28% (increasing to 31% after 2010) with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See “Federal Income Tax Consequences —Federal Income Tax Consequences for REMIC Certificates — Backup Withholding” in the Prospectus.

The Trustee will be required to report annually to the Internal Revenue Service (the “IRS”), and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on

S-105

the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only “certificateholder” of record of the Offered Certificates (other than the Class 1-A-R Certificate) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports.) See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Reporting Requirements” in the Prospectus.

All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

STATE TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an “IRA”), subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any federal, state or local law (“Similar Law”) which is similar to ERISA or the Code (collectively, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See “ERISA Considerations” in the Prospectus.

The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations — Administrative Exemptions — Individual Administrative Exemptions” in the Prospectus.

The Exemption may cover the acquisition and holding of the Offered Certificates (other than the Class 1-A-R Certificate) by the Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

S-106

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTE 83-1 described under “ERISA Considerations” in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The Class 1-A-R Certificate may not be purchased by or transferred to a Plan or a person acting on behalf of or investing assets of a Plan. See “Description of the Certificates — Restrictions on Transfer of the Class 1-A-R Certificate” in this Prospectus Supplement.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”) among the Depositor, Banc of America Securities LLC (the “Underwriter”), and Bank of America, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 101.080% of the initial balance of those Certificates, before deducting expenses estimated at approximately $409,254 payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriter is an affiliate of the Depositor, the Seller and the Servicer, and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter. This Prospectus Supplement and the Prospectus may be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions.

LEGAL MATTERS

The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the Depositor and Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

S-107

CERTIFICATE RATINGS

At their issuance, each class of Offered Certificates is required to receive from Moody’s Investors Service, Inc. (Moody’s) and Fitch Ratings (“Fitch”) at least the rating set forth in the table beginning on page S-4 of this Prospectus Supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling Agreement.

Moody’s and Fitch’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. Moody’s and Fitch’s ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

Moody’s and Fitch’s ratings do not address the possibility that, because the Interest Only Certificates are extremely sensitive to principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment. Moody’s and Fitch’s ratings on the Principal Only Certificates only address the return of the principal balance of such Certificates and do not address the possibility that a slower than anticipated rate of prepayments may adversely affect the yield to investors. Fitch’s ratings on a Residual Certificate does not address the likelihood of a return to investors other than to the extent of the principal balance and interest at the pass-through rate thereon.

The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than Moody’s and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Moody’s and Fitch.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

S-108

INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

Page _____
Accretion Directed Certificates	S-7
Accretion Termination Date	S-53
Accrual Certificates	S-7
Adjusted Pool Amount	S-70
Adjusted Pool Amount (Non-PO Portion)	S-70
Adjusted Pool Amount (PO Portion)	S-70
Administrative Fee Rate	S-40
Administrative Fees	S-39
Advance	S-41
Ancillary Income	S-40
Bank of America	S-37
Bankruptcy Losses	S-70
BBA	S-53
beneficial owner	S-45
Book-Entry Certificates	S-44
Certificate Account	S-39
Certificateholder	S-45
Certificate Owners	S-45
Certificates	S-6
Class 1-A-7 Notional Amount	S-52
Class 1-A-28 Accrual Distribution Amount	S-55
Class 1-A-IO Notional Amount	S-52
Class 2-A-IO Notional Amount	S-52
Class PO Principal Distribution Amount	S-62
Class B Certificates	S-6
class balance	S-52
Clearstream	S-47
Clearstream Participants	S-47
Closing Date	S-6
Code	S-17
Compensating Interest	S-40
Components	S-7
Corporate Trust Office	S-42
Cut-off Date	S-6
Debt Service Reduction	S-70
Deceased Holder	S-67
Decrement Tables	S-77
Deficient Valuation	S-70
Definitive Certificates	S-44
Deleted Mortgage Loan	S-38
Depositor	S-6
Determination Date	S-41
Discount Mortgage Loans	S-13
Distribution Date	S-49
DTC	S-45

S-109

Page ____
Eligible Substitute Mortgage Loan	S-39
ERISA	S-17
Euroclear	S-47
Euroclear Operator	S-47
Euroclear Participants	S-47
European Depositaries	S-45
Exemption	S-106
FHLMC	S-26
Final Scheduled Maturity Date	S-44
Financial Intermediary	S-45
Fitch	S-108
Floating Rate Certificate	S-7
FNMA	S-26
Fractional Interest	S-63
Global Securities	B-1
Group	S-7
Group 1	S-7
Group 1 Mortgage Loans	S-8
Group 1 Discount Mortgage Loan	S-54
Group 1 Lower-Tier REMIC	S-15
Group 1 Premium Mortgage Loan	S-54
Group 1 Priority Amount	S-61
Group 1 Priority Percentage	S-61
Group 1 Senior Certificates and Component	S-6
Group 2	S-7
Group 2 Discount Mortgage Loan	S-54
Group 2 Lower-Tier REMIC	S-16
Group 2 Mortgage Loans	S-8
Group 2 Premium Mortgage Loan	S-54
Group 2 Priority Amount	S-61
Group 2 Priority Percentage	S-61
Group 2 Senior Certificates and Component	S-7
Indirect Participants	S-45
Interest Accrual Period	S-52
Interest Distribution Amount	S-50
Interest Only Certificates	S-7
Interest Settlement Rate	S-53
Inverse Floating Rate Certificates	S-7
IRA	S-16
IRS	S-105
Issuer	S-6
LIBOR	S-5
LIBOR Determination Date	S-53
Liquidated Mortgage Loan	S-70
Liquidation Proceeds	S-49
Living Holders	S-64
Loan Group	S-8

S-110

Page ____
Loan Group 1	S-8
Loan Group 2	S-8
Loan-to-Value Ratio	S-26
Lockout Certificates	S-7
Loss Severity Percentage	S-100
Lower-Tier REMIC	S-16
MERS	S-38
Modeling Assumptions	S-77
Moody’s	S-108
Mortgage File	S-38
Mortgage Loan Purchase Agreement	S-25
Mortgage Loans	S-8
Mortgage Pool	S-8
Net Interest Shortfall	S-51
Net Mortgage Interest Rate	S-54
Non-Offered Certificates	S-6
Non-PO Percentage	S-54
Non-PO Principal Amount	S-55
Non-Supported Interest Shortfall	S-51
Offered Certificates	S-6
Original Subordinate Principal Balance	S-59
PAC Certificates	S-60
PAC Group	S-60
PAC Principal Amount	S-60
Participants	S-45
Percentage Interest	S-43
Plan	S-17
Pool Distribution Amount	S-49
Pool Distribution Amount Allocation	S-50
Pool Principal Balance	S-58
Pool Principal Balance (Non-PO Portion)	S-58
Pooling Agreement	S-37
PO Components	S-7
PO Deferred Amount	S-68
PO Percentage	S-54
PO Principal Amount	S-62
Premium Mortgage Loans	S-13
Prepayment Interest Shortfall	S-40
Principal Only Certificates	S-7
PSA	S-78
Purchase Price	S-38
Realized Loss	S-70
Record Date	S-49
Recovery	S-69
Regular Certificates	S-104
Relevant Depositary	S-45
Relief Act Reduction	S-51
REMIC	S-16

S-111

Page ____
REMIC Regulations	S-71
REO Property	S-41
Reserve Interest Rate	S-53
Residual Certificates	S-7
Rounding Account	S-64
Rules	S-46
Scheduled Principal Payments	S-55
SDA	S-100
Seller	S-6
Senior Certificates	S-6
Senior Credit Support Depletion Date	S-58
Senior Percentage	S-58
Senior Prepayment Percentage	S-59
Senior Principal Distribution Amount	S-58
Servicer	S-37
Servicer Custodial Account	S-39
Servicing Compensation	S-40
Servicing Fee	S-40
Servicing Fee Rate	S-40
Similar Law	S-17
Shift Percentage	S-62
SMMEA	S-16
Special Retail Certificates	S-11
Stated Principal Balance	S-58
Subordinate Certificates	S-6
Subordinate Percentage	S-58
Subordinate Prepayment Percentage	S-59
Subordinate Principal Distribution Amount	S-63
Substitution Adjustment Amount	S-39
Super Senior Certificates	S-7
Super Senior Support Certificates	S-7
TAC Certificates	S-60
TAC Principal Amount	S-60
Telerate page 3750	S-53
Terms and Conditions	S-47
Trust	S-6
Trustee	S-6
Trustee Fee Rate	S-40
Underwriter	S-107
Underwriting Agreement	S-107
Unscheduled Principal Payments	S-55
Upper-Tier REMIC	S-104
U.S. Person	S-73
Wells Fargo	S-42
Withholding Regulations	B-4

S-112

Appendix A

	Principal Balance Schedules ____________________________
Payment Date _______________	PAC Group ________________	TAC Certificates ____________
Initial Balance	$94,253,000.00	$4,800,000.00
April 25, 2005	94,041,100.31	4,792,907.70
May 25, 2005	93,797,443.75	4,782,212.33
June 25, 2005	93,522,146.50	4,767,919.17
July 25, 2005	93,215,304.53	4,750,039.46
August 25, 2005	92,877,034.20	4,728,590.43
September 25, 2005	92,507,472.21	4,703,595.29
October 25, 2005	92,106,775.56	4,675,083.24
November 25, 2005	91,675,121.46	4,643,089.45
December 25, 2005	91,212,707.26	4,607,655.03
January 25, 2006	90,719,750.26	4,568,826.99
February 25, 2006	90,196,487.67	4,526,658.15
March 25, 2006	89,643,176.32	4,481,207.14
April 25, 2006	89,060,092.60	4,432,538.25
May 25, 2006	88,447,532.15	4,380,721.36
June 25, 2006	87,805,809.68	4,325,831.85
July 25, 2006	87,135,258.71	4,267,950.47
August 25, 2006	86,436,231.31	4,207,163.20
September 25, 2006	85,709,097.79	4,143,561.10
October 25, 2006	84,954,246.37	4,077,240.21
November 25, 2006	84,172,082.92	4,008,301.30
December 25, 2006	83,363,030.52	3,936,849.76
January 25, 2007	82,527,529.14	3,862,995.39
February 25, 2007	81,666,035.24	3,786,852.20
March 25, 2007	80,779,021.38	3,708,538.20
April 25, 2007	79,866,975.75	3,628,175.19
May 25, 2007	78,930,401.76	3,545,888.54
June 25, 2007	77,969,817.60	3,461,806.94
July 25, 2007	76,985,786.15	3,376,065.55
August 25, 2007	75,978,853.03	3,288,798.81
September 25, 2007	74,977,809.08	3,203,268.39
October 25, 2007	73,983,581.05	3,119,558.98
November 25, 2007	72,996,124.65	3,037,645.04
December 25, 2007	72,015,395.87	2,957,501.29
January 25, 2008	71,041,351.01	2,879,102.78
February 25, 2008	70,073,946.63	2,802,424.86
March 25, 2008	69,113,139.58	2,727,443.19
April 25, 2008	68,158,887.01	2,654,133.72
May 25, 2008	67,211,146.32	2,582,472.69
June 25, 2008	66,269,875.22	2,512,436.64
July 25, 2008	65,335,031.67	2,444,002.39
August 25, 2008	64,406,573.92	2,377,147.05
September 25, 2008	63,484,460.48	2,311,848.01
October 25, 2008	62,568,650.15	2,248,082.93
November 25, 2008	61,659,101.97	2,185,829.76
December 25, 2008	60,755,775.28	2,125,066.71
January 25, 2009	59,858,629.67	2,065,772.26
February 25, 2009	58,967,624.98	2,007,925.16

A-1

	Principal Balance Schedules _________________________________
Payment Date _______________	PAC Group _____________	TAC Certificates ______________
March 25, 2009	$58,082,721.34	$1,951,504.42
April 25, 2009	57,203,879.13	1,896,489.30
May 25, 2009	56,331,058.98	1,842,859.33
June 25, 2009	55,464,221.78	1,790,594.29
July 25, 2009	54,603,328.69	1,739,674.20
August 25, 2009	53,748,341.11	1,690,079.35
September 25, 2009	52,899,220.68	1,641,790.24
October 25, 2009	52,055,929.33	1,594,787.65
November 25, 2009	51,218,429.20	1,549,052.57
December 25, 2009	50,386,682.70	1,504,566.25
January 25, 2010	49,560,652.48	1,461,310.14
February 25, 2010	48,740,301.43	1,419,265.96
March 25, 2010	47,925,592.68	1,378,415.63
April 25, 2010	47,124,843.98	1,339,764.09
May 25, 2010	46,329,623.11	1,302,262.60
June 25, 2010	45,539,893.84	1,265,893.81
July 25, 2010	44,755,620.18	1,230,640.53
August 25, 2010	43,976,766.39	1,196,485.83
September 25, 2010	43,203,296.94	1,163,412.97
October 25, 2010	42,435,176.54	1,131,405.43
November 25, 2010	41,672,370.13	1,100,446.89
December 25, 2010	40,914,842.88	1,070,521.24
January 25, 2011	40,162,560.20	1,041,612.58
February 25, 2011	39,415,487.69	1,013,705.19
March 25, 2011	38,673,591.20	986,783.57
April 25, 2011	37,939,506.67	961,146.85
May 25, 2011	37,210,509.71	936,460.63
June 25, 2011	36,486,566.87	912,710.03
July 25, 2011	35,767,644.93	889,880.34
August 25, 2011	35,053,710.85	867,957.04
September 25, 2011	34,344,731.83	846,925.81
October 25, 2011	33,640,675.29	826,772.50
November 25, 2011	32,941,508.83	807,483.14
December 25, 2011	32,247,200.30	789,043.95
January 25, 2012	31,557,717.74	771,441.31
February 25, 2012	30,873,029.38	754,661.79
March 25, 2012	30,193,103.70	738,692.12
April 25, 2012	29,526,557.84	723,397.50
May 25, 2012	28,874,155.37	707,048.09
June 25, 2012	28,235,604.31	689,681.51
July 25, 2012	27,610,618.59	671,334.47
August 25, 2012	26,998,917.93	652,042.77
September 25, 2012	26,400,227.75	631,841.30
October 25, 2012	25,814,279.03	610,764.08
November 25, 2012	25,240,808.22	588,844.27
December 25, 2012	24,679,557.09	566,114.20
January 25, 2013	24,130,272.70	542,605.35
February 25, 2013	23,592,707.19	518,348.45
March 25, 2013	23,066,617.79	493,373.40
April 25, 2013	22,563,369.09	466,874.61

A-2

	Principal Balance Schedules ________________________________
Payment Date ______________	PAC Group ________________	TAC Certificates _____________
May 25, 2013	$22,070,765.88	$439,758.40
June 25, 2013	21,588,587.82	412,051.22
July 25, 2013	21,116,619.08	383,778.84
August 25, 2013	20,654,648.23	354,966.34
September 25, 2013	20,202,468.14	325,638.15
October 25, 2013	19,759,875.92	295,818.04
November 25, 2013	19,326,672.79	265,529.17
December 25, 2013	18,902,664.06	234,794.07
January 25, 2014	18,487,658.98	203,634.69
February 25, 2014	18,081,470.71	172,072.36
March 25, 2014	17,683,916.22	140,127.87
April 25, 2014	17,304,201.73	107,247.76
May 25, 2014	16,932,399.22	74,067.37
June 25, 2014	16,568,347.03	40,604.30
July 25, 2014	16,211,886.80	6,875.61
August 25, 2014	15,862,863.32	0.00
September 25, 2014	15,521,124.53	0.00
October 25, 2014	15,186,521.45	0.00
November 25, 2014	14,858,908.08	0.00
December 25, 2014	14,538,141.38	0.00
January 25, 2015	14,224,081.20	0.00
February 25, 2015	13,916,590.19	0.00
March 25, 2015	13,615,533.82	0.00
April 25, 2015	13,320,780.24	0.00
May 25, 2015	13,032,200.28	0.00
June 25, 2015	12,749,667.36	0.00
July 25, 2015	12,473,057.49	0.00
August 25, 2015	12,202,249.15	0.00
September 25, 2015	11,937,123.31	0.00
October 25, 2015	11,677,563.32	0.00
November 25, 2015	11,423,454.90	0.00
December 25, 2015	11,174,686.09	0.00
January 25, 2016	10,931,147.17	0.00
February 25, 2016	10,692,730.66	0.00
March 25, 2016	10,459,331.27	0.00
April 25, 2016	10,230,845.79	0.00
May 25, 2016	10,007,173.16	0.00
June 25, 2016	9,788,214.33	0.00
July 25, 2016	9,573,872.26	0.00
August 25, 2016	9,364,051.90	0.00
September 25, 2016	9,158,660.08	0.00
October 25, 2016	8,957,605.57	0.00
November 25, 2016	8,760,798.97	0.00
December 25, 2016	8,568,152.67	0.00
January 25, 2017	8,379,580.87	0.00
February 25, 2017	8,194,999.49	0.00
March 25, 2017	8,014,326.18	0.00
April 25, 2017	7,837,480.23	0.00
May 25, 2017	7,664,382.59	0.00
June 25, 2017	7,494,955.81	0.00

A-3

	Principal Balance Schedules _____________________________
Payment Date ______________	PAC Group ___________	TAC Certificates ____________
July 25, 2017	$7,329,124.02	$0.00
August 25, 2017	7,166,812.88	0.00
September 25, 2017	7,007,949.57	0.00
October 25, 2017	6,852,462.74	0.00
November 25, 2017	6,700,282.51	0.00
December 25, 2017	6,551,340.39	0.00
January 25, 2018	6,405,569.32	0.00
February 25, 2018	6,262,903.58	0.00
March 25, 2018	6,123,278.79	0.00
April 25, 2018	5,986,631.88	0.00
May 25, 2018	5,852,901.09	0.00
June 25, 2018	5,722,025.89	0.00
July 25, 2018	5,593,946.98	0.00
August 25, 2018	5,468,606.29	0.00
September 25, 2018	5,345,946.92	0.00
October 25, 2018	5,225,913.14	0.00
November 25, 2018	5,108,450.34	0.00
December 25, 2018	4,993,505.05	0.00
January 25, 2019	4,881,024.85	0.00
February 25, 2019	4,770,958.45	0.00
March 25, 2019	4,663,255.54	0.00
April 25, 2019	4,557,866.90	0.00
May 25, 2019	4,454,744.26	0.00
June 25, 2019	4,353,840.39	0.00
July 25, 2019	4,255,108.98	0.00
August 25, 2019	4,158,504.68	0.00
September 25, 2019	4,063,983.10	0.00
October 25, 2019	3,971,500.70	0.00
November 25, 2019	3,881,014.88	0.00
December 25, 2019	3,792,483.90	0.00
January 25, 2020	3,705,866.85	0.00
February 25, 2020	3,621,123.69	0.00
March 25, 2020	3,538,215.18	0.00
April 25, 2020	3,457,102.91	0.00
May 25, 2020	3,377,749.21	0.00
June 25, 2020	3,300,117.23	0.00
July 25, 2020	3,224,170.86	0.00
August 25, 2020	3,149,874.72	0.00
September 25, 2020	3,077,194.17	0.00
October 25, 2020	3,006,095.27	0.00
November 25, 2020	2,936,544.79	0.00
December 25, 2020	2,868,510.17	0.00
January 25, 2021	2,801,959.53	0.00
February 25, 2021	2,736,861.64	0.00
March 25, 2021	2,673,185.91	0.00
April 25, 2021	2,610,902.38	0.00
May 25, 2021	2,549,981.72	0.00
June 25, 2021	2,490,395.18	0.00
July 25, 2021	2,432,114.62	0.00
August 25, 2021	2,375,112.47	0.00

A-4

	Principal Balance Schedules ___________________________________
Payment Date __________________	PAC Group _____________	TAC Certificates _____________
September 25, 2021	$2,319,361.74	$0.00
October 25, 2021	2,264,835.99	0.00
November 25, 2021	2,211,509.31	0.00
December 25, 2021	2,159,356.35	0.00
January 25, 2022	2,108,352.27	0.00
February 25, 2022	2,058,472.74	0.00
March 25, 2022	2,009,693.94	0.00
April 25, 2022	1,961,992.53	0.00
May 25, 2022	1,915,345.68	0.00
June 25, 2022	1,869,730.99	0.00
July 25, 2022	1,825,126.56	0.00
August 25, 2022	1,781,510.93	0.00
September 25, 2022	1,738,863.07	0.00
October 25, 2022	1,697,162.41	0.00
November 25, 2022	1,656,388.79	0.00
December 25, 2022	1,616,522.47	0.00
January 25, 2023	1,577,544.13	0.00
February 25, 2023	1,539,434.83	0.00
March 25, 2023	1,502,176.05	0.00
April 25, 2023	1,465,749.62	0.00
May 25, 2023	1,430,137.77	0.00
June 25, 2023	1,395,323.10	0.00
July 25, 2023	1,361,288.57	0.00
August 25, 2023	1,328,017.48	0.00
September 25, 2023	1,295,493.49	0.00
October 25, 2023	1,263,700.60	0.00
November 25, 2023	1,232,623.14	0.00
December 25, 2023	1,202,245.76	0.00
January 25, 2024	1,172,553.45	0.00
February 25, 2024	1,143,531.48	0.00
March 25, 2024	1,115,165.46	0.00
April 25, 2024	1,087,441.28	0.00
May 25, 2024	1,060,345.12	0.00
June 25, 2024	1,033,863.48	0.00
July 25, 2024	1,007,983.09	0.00
August 25, 2024	982,691.02	0.00
September 25, 2024	957,974.55	0.00
October 25, 2024	933,821.26	0.00
November 25, 2024	910,218.99	0.00
December 25, 2024	887,155.83	0.00
January 25, 2025	864,620.10	0.00
February 25, 2025	842,600.39	0.00
March 25, 2025	821,085.51	0.00
April 25, 2025	800,064.53	0.00
May 25, 2025	779,526.73	0.00
June 25, 2025	759,461.61	0.00
July 25, 2025	739,858.90	0.00
August 25, 2025	720,708.55	0.00
September 25, 2025	702,000.71	0.00
October 25, 2025	683,725.75	0.00

A-5

	Principal Balance Schedules _______________________
Payment Date ______________	PAC Group _____________	TAC Certificates _____________
November 25, 2025	$665,874.22	$0.00
December 25, 2025	648,436.90	0.00
January 25, 2026	631,404.73	0.00
February 25, 2026	614,768.87	0.00
March 25, 2026	598,520.66	0.00
April 25, 2026	582,651.60	0.00
May 25, 2026	567,153.40	0.00
June 25, 2026	552,017.93	0.00
July 25, 2026	537,237.22	0.00
August 25, 2026	522,803.50	0.00
September 25, 2026	508,709.13	0.00
October 25, 2026	494,946.66	0.00
November 25, 2026	481,508.77	0.00
December 25, 2026	468,388.31	0.00
January 25, 2027	455,578.30	0.00
February 25, 2027	443,071.87	0.00
March 25, 2027	430,862.32	0.00
April 25, 2027	418,943.08	0.00
May 25, 2027	407,307.74	0.00
June 25, 2027	395,949.99	0.00
July 25, 2027	384,863.70	0.00
August 25, 2027	374,042.84	0.00
September 25, 2027	363,481.50	0.00
October 25, 2027	353,173.92	0.00
November 25, 2027	343,114.45	0.00
December 25, 2027	333,297.57	0.00
January 25, 2028	323,717.87	0.00
February 25, 2028	314,370.05	0.00
March 25, 2028	305,248.93	0.00
April 25, 2028	296,349.45	0.00
May 25, 2028	287,666.63	0.00
June 25, 2028	279,195.63	0.00
July 25, 2028	270,931.69	0.00
August 25, 2028	262,870.16	0.00
September 25, 2028	255,006.50	0.00
October 25, 2028	247,336.25	0.00
November 25, 2028	239,855.05	0.00
December 25, 2028	232,558.63	0.00
January 25, 2029	225,442.83	0.00
February 25, 2029	218,503.57	0.00
March 25, 2029	211,736.85	0.00
April 25, 2029	205,138.75	0.00
May 25, 2029	198,705.46	0.00
June 25, 2029	192,433.23	0.00
July 25, 2029	186,318.41	0.00
August 25, 2029	180,357.40	0.00
September 25, 2029	174,546.70	0.00
October 25, 2029	168,882.89	0.00
November 25, 2029	163,362.61	0.00
December 25, 2029	157,982.58	0.00

A-6

	Principal Balance Schedules ___________________________
Payment Date _________________	PAC Group _____________	TAC Certificates _____________
January 25, 2030	$152,739.57	$0.00
February 25, 2030	147,630.46	0.00
March 25, 2030	142,652.17	0.00
April 25, 2030	137,801.69	0.00
May 25, 2030	133,076.08	0.00
June 25, 2030	128,472.45	0.00
July 25, 2030	123,988.01	0.00
August 25, 2030	119,619.98	0.00
September 25, 2030	115,365.68	0.00
October 25, 2030	111,222.48	0.00
November 25, 2030	107,187.78	0.00
December 25, 2030	103,259.08	0.00
January 25, 2031	99,433.91	0.00
February 25, 2031	95,709.84	0.00
March 25, 2031	92,084.53	0.00
April 25, 2031	88,555.67	0.00
May 25, 2031	85,120.99	0.00
June 25, 2031	81,778.29	0.00
July 25, 2031	78,525.42	0.00
August 25, 2031	75,360.25	0.00
September 25, 2031	72,280.72	0.00
October 25, 2031	69,284.81	0.00
November 25, 2031	66,370.55	0.00
December 25, 2031	63,536.01	0.00
January 25, 2032	60,779.29	0.00
February 25, 2032	58,098.54	0.00
March 25, 2032	55,491.97	0.00
April 25, 2032	52,957.80	0.00
May 25, 2032	50,494.31	0.00
June 25, 2032	48,099.80	0.00
July 25, 2032	45,772.63	0.00
August 25, 2032	43,511.18	0.00
September 25, 2032	41,313.86	0.00
October 25, 2032	39,179.14	0.00
November 25, 2032	37,105.51	0.00
December 25, 2032	35,091.49	0.00
January 25, 2033	33,135.64	0.00
February 25, 2033	31,236.54	0.00
March 25, 2033	29,392.82	0.00
April 25, 2033	27,603.12	0.00
May 25, 2033	25,866.14	0.00
June 25, 2033	24,180.58	0.00
July 25, 2033	22,545.18	0.00
August 25, 2033	20,958.71	0.00
September 25, 2033	19,419.96	0.00
October 25, 2033	17,927.77	0.00
November 25, 2033	16,480.97	0.00
December 25, 2033	15,078.46	0.00
January 25, 2034	13,719.11	0.00
February 25, 2034	12,401.88	0.00

A-7

	Principal Balance Schedules _______________________________
Payment Date ________________	PAC Group __________	TAC Certificates ____________
March 25, 2034	$11,125.69	$0.00
April 25, 2034	9,889.54	0.00
May 25, 2034	8,692.41	0.00
June 25, 2034	7,533.33	0.00
July 25, 2034	6,411.33	0.00
August 25, 2034	5,325.49	0.00
September 25, 2034	4,274.89	0.00
October 25, 2034	3,273.95	0.00
November 25, 2034	2,305.95	0.00
December 25, 2034	1,397.53	0.00
January 25, 2035	520.49	0.00
February 25, 2035	0.00	0.00

A-8

Appendix B

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates (other than the Class 1-A-R Certificate) will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same–day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

B-1

Trading between DTC Participants.    Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.    When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

B-2

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)  borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)  borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).    Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed

B-3

Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).    A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).    Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.    The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

Final withholding regulations (the “Withholding Regulations”) affect the documentation required from non-U.S. Persons. The Withholding Regulations replace a number of prior tax certification forms with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

B-4

Banc of America Mortgage Securities, Inc.
Depositor

Mortgage Pass-Through Certificates
(Issuable in Series by separate Trusts)

___________________________

You should carefully consider the risk factors beginning on page 11 of this prospectus.

Neither the certificates of any series nor the related underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The certificates of each series will represent interests in the related Trust only and will not represent interests in or obligations of the Depositor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Trust—

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	will own—

•	a pool or pools of fixed or adjustable interest rate, conventional mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; and

•	other assets described in this prospectus and the accompanying prospectus supplement.

Each Pool of Mortgage Loans—

•	will be sold to the related Trust by the Depositor, who will have in turn purchased them from affiliated or unaffiliated sellers;

•	will be underwritten to such standards as described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by servicers affiliated or unaffiliated with the Depositor.

Each Series of Certificates—

•	will represent interests in the related Trust;

•
may provide credit support by “subordinating” certain classes to other classes of certificates; any subordinated classes will be entitled to payment subject to the payment of more senior classes and may bear losses before more senior classes;

•	may be entitled to one or more of the other types of credit support described in this prospectus; and

•	will be paid only from the assets of the related Trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

___________________________

The date of this Prospectus is February 22, 2005.

PROSPECTUS

Page ____
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT	5
SUMMARY OF PROSPECTUS	6
RISK FACTORS	11
Limited Liquidity	11
Limited Assets for Payment of Certificates	11
Credit Enhancement is Limited in Amount and Coverage	11
Real Estate Market Conditions Affect Mortgage Loan Performance	12
Geographic Concentration May Increase Risk of Loss	12
General Economic Conditions May Increase Risk of Loss	13
Yield is Sensitive to Rate of Principal Prepayment	13
Bankruptcy of the Depositor or a Seller May Delay or Reduce Collections on Mortgage Loans	14
Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment	14
Cash Flow Agreements are Subject to Counterparty Risk	15
Consumer Protection Laws May Limit Remedies	15
THE TRUST ESTATES	16
General	16
Mortgage Loans	16
Fixed Rate Loans	18
Adjustable Rate Loans	18
Net 5 Loans	19
Graduated Payment Loans	19
Subsidy Loans	19
Buy-Down Loans	20
Balloon Loans	20
Pledged Asset Mortgage Loans	21
THE DEPOSITOR	21
THE MORTGAGE LOAN PROGRAMS	21
Mortgage Loan Underwriting	21
General	21
Bank of America General Underwriting Standards	24

Page ____
Bank of America Alternative Underwriting Standards	26
Representations and Warranties	27
DESCRIPTION OF THE CERTIFICATES	28
General	28
Definitive Form	29
Book-Entry Form	30
Distributions to Certificateholders	32
General	32
Distributions of Interest	33
Distributions of Principal	34
Categories of Classes of Certificates	35
Other Credit Enhancement	39
Limited Guarantee	39
Financial Guaranty Insurance Policy or Surety Bond	40
Letter of Credit	40
Pool Insurance Policy	40
Special Hazard Insurance Policy	40
Mortgagor Bankruptcy Bond	40
Reserve Fund	40
Cross Support	40
Cash Flow Agreements	41
PREPAYMENT AND YIELD CONSIDERATIONS	41
Pass-Through Rates	41
Scheduled Delays in Distributions	42
Effect of Principal Prepayments	42
Weighted Average Life of Certificates	42
SERVICING OF THE MORTGAGE LOANS	44
The Master Servicer	44
The Servicers	45
Foreclosure and Delinquency Experience of Bank of America	46
Payments on Mortgage Loans	46
Periodic Advances and Limitations Thereon	49
Collection and Other Servicing Procedures	50
Enforcement of “Due-on-Sale Clauses”; Realization Upon Defaulted Mortgage Loans	51
Insurance Policies	53
Fixed Retained Yield, Servicing Compensation and Payment of Expenses	54
Evidence as to Compliance	55

2

Page ____
CERTAIN MATTERS REGARDING THE MASTER SERVICER	56
THE POOLING AND SERVICING AGREEMENT	57
Assignment of Mortgage Loans to the Trustee	57
Optional Purchases	59
Reports to Certificateholders	59
List of Certificateholders	60
Events of Default	60
Rights Upon Event of Default	61
Amendment	62
Termination; Optional Purchase of Mortgage Loans	63
The Trustee	63
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	64
General	64
Foreclosure	64
Foreclosure on Shares of Cooperatives	65
Rights of Redemption	66
Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders	67
Forfeiture for Drug, RICO and Money Laundering Violations	69
Homeowners Protection Act of 1998	70
Texas Home Equity Loans	70
Servicemembers Civil Relief Act and Similar Laws	70
Environmental Considerations	71
“Due-on-Sale” Clauses	73
Applicability of Usury Laws	74
Enforceability of Certain Provisions	75
CERTAIN REGULATORY MATTERS	75
FEDERAL INCOME TAX CONSEQUENCES	76
Federal Income Tax Consequences for REMIC Certificates	77
General	77
Status of REMIC Certificates	77
Qualification as a REMIC	78
Taxation of Regular Certificates	79
General	79
Original Issue Discount	80
Acquisition Premium	82
Variable Rate Regular Certificates	82
Market Discount	84
Premium	85
Election to Treat All Interest Under the Constant Yield Method	85

Page ____
Treatment of Losses	85
Sale or Exchange of Regular Certificates	86
Taxation of Residual Certificates	87
Taxation of REMIC Income	87
Basis and Losses	88
Treatment of Certain Items of REMIC Income and Expense	89
Limitations on Offset or Exemption of REMIC Income	90
Tax-Related Restrictions on Transfer of Residual Certificates	91
Sale or Exchange of a Residual Certificate	94
Mark to Market Regulations	95
Taxes That May Be Imposed on the REMIC Pool	95
Prohibited Transactions	95
Contributions to the REMIC Pool After the Startup Day	95
Net Income from Foreclosure Property	95
Liquidation of the REMIC Pool	96
Administrative Matters	96
Limitations on Deduction of Certain Expenses	96
Taxation of Certain Foreign Investors	97
Regular Certificates	97
Residual Certificates	97
Backup Withholding	98
Reporting Requirements	98
Reportable Transactions	99
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	100
General	100
Tax Status	100
Premium and Discount	101
Premium	101
Original Issue Discount	101
Market Discount	102
Recharacterization of Servicing Fees	102
Sale or Exchange of Certificates	103
Stripped Certificates	103
General	103
Status of Stripped Certificates	104
Taxation of Stripped Certificates	105
Reporting Requirements and Backup Withholding	106
Taxation of Certain Foreign Investors	107
Reportable Transactions	107

3

Page ____
ERISA CONSIDERATIONS	107
General	107
Certain Requirements Under ERISA and the Code	108
General	108
Parties in Interest/Disqualified Persons	108
Delegation of Fiduciary Duty	108
Applicability to Non-ERISA Plans	109
Administrative Exemptions	109
Individual Administrative Exemptions	109
PTE 83-1	111
Non-ERISA Plans and Exempt Plans	111
Unrelated Business Taxable Income—Residual Certificates	112

Page ____
LEGAL INVESTMENT	112
PLAN OF DISTRIBUTION	114
USE OF PROCEEDS	115
LEGAL MATTERS	115
RATING	116
REPORTS TO CERTIFICATEHOLDERS	116
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	116
WHERE YOU CAN FIND MORE INFORMATION	116
INDEX OF SIGNIFICANT DEFINITIONS	118

4

Important Notice About Information Presented
in this Prospectus and the Prospectus Supplement

Information is provided to you about the Certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular Series of Certificates, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Certificates, including:

•	the principal balances and/or interest rates of each Class;

•	the timing and priority of interest and principal payments;

•	statistical and other information about the Mortgage Loans;

•	information about credit enhancement, if any, for each Class;

•	the ratings for each Class; and

•	the method for selling the Certificates.

If the terms of a particular Series of Certificates vary between this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The Certificates are not being offered in any state where the offer is not permitted. The Depositor does not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption “Index of Significant Definitions” beginning on page 118 in this Prospectus.

_________________

5

SUMMARY OF PROSPECTUS

•
This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a Series of Certificates, please read this entire document and the accompanying Prospectus Supplement carefully.

•
This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the Certificates and is qualified by the full description of these calculations, cash flows and other information in this Prospectus and the accompanying Prospectus Supplement.

RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer

Each series (each, a “Series”) of certificates (the “Certificates”) will be issued by a separate trust (a “Trust” and the assets owned by such Trust, a “Trust Estate”). Each Trust will be formed pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, one or more Servicers and/or the Master Servicer and the Trustee specified in the applicable Prospectus Supplement.

Depositor

With respect to each Trust Estate, Banc of America Mortgage Securities, Inc. (the “Depositor”) will acquire the Mortgage Loans from affiliated or unaffiliated mortgage loan originators or sellers (each, a “Seller”) and will transfer the Mortgage Loans to the Trust. The Depositor is a direct, wholly-owned subsidiary of Bank of America, N.A.

Servicer(s)

One or more entities affiliated or unaffiliated with the Depositor specified in the applicable Prospectus Supplement (each, a “Servicer”) will service the Mortgage Loans in each Trust. Each Servicer will perform certain servicing functions with respect to the Mortgage Loans serviced by it pursuant to the related Pooling and Servicing Agreement or a related servicing agreement (each, an “Underlying Servicing Agreement”).

Master Servicer

To the extent specified in the related Prospectus Supplement, if there is more than one Servicer of the Mortgage Loans related to a Series or the sole Servicer is not an affiliate of the Depositor, a master servicer, affiliated or unaffiliated with the Depositor, (the “Master Servicer”) may be appointed to supervise the Servicers. In addition, the Master Servicer will generally be required to make Periodic Advances with respect to the Mortgage Loans in each Trust Estate if the related Servicer fails to make a required Periodic Advance.

THE MORTGAGE LOANS

Each Trust will own the related Mortgage Loans (other than the Fixed Retained Yield described in this Prospectus, if any) and certain other related property, as specified in the applicable Prospectus Supplement.

The Mortgage Loans in each Trust Estate:

•  will be conventional, fixed or adjustable interest rate, mortgage loans secured by first liens on some or all of the following types of property, to the extent set forth in the applicable Prospectus Supplement: (i) one-family attached or detached residences,

6

(ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, (vi) units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and (viii) shares issued by private non-profit housing corporations and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives’ buildings.

• will have been acquired by the Depositor, either directly or indirectly through an affiliate from the Sellers;

• will have been originated by mortgage loan originators which are either affiliated or unaffiliated with the Depositor; and

• will have been underwritten to the standards specified herein or in the applicable Prospectus Supplement.

See “The Trust Estates” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

You should refer to the applicable Prospectus Supplement for the precise characteristics or expected characteristics of the Mortgage Loans and a description of the other property, if any, included in a particular Trust Estate.

DISTRIBUTIONS ON THE CERTIFICATES

Each Series of Certificates will include one or more classes (each, a “Class”). A Class of Certificates will be entitled, to the extent of funds available, to either:

• principal and interest payments in respect of the related Mortgage Loans;

• principal distributions, with no interest distributions;
• interest distributions, with no principal distributions; or

• such other distributions as are described in the applicable Prospectus Supplement.

Interest Distributions

With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of their mortgage interest rates (net of servicing fees and certain other amounts as described in this Prospectus or in the applicable Prospectus Supplement), will be passed through to holders of the related Classes of Certificates in accordance with the particular terms of each such Class of Certificates. The terms of each Class of Certificates will be described in the related Prospectus Supplement. See “Description of the Certificates—Distributions to Certificateholders—Distributions of Interest.”

Except as otherwise specified in the applicable Prospectus Supplement, interest will accrue at the pass-through rate for each Class indicated in the applicable Prospectus Supplement (each, a “Pass-Through Rate”) on its outstanding principal balance or notional amount.

Principal Distributions

With respect to a Series of Certificates, principal payments (including prepayments) on the related Mortgage Loans will be passed through to holders of the related Certificates or otherwise applied in accordance with the related Pooling and Servicing Agreement on each Distribution Date. Distributions in reduction of principal balance will be allocated among the Classes of Certificates of a Series in the manner specified in the applicable Prospectus Supplement. See “Description of the Certificates—Distributions to Certificateholders—Distributions of Principal.”

7

Distribution Dates

Distributions on the Certificates will generally be made on the 25th day (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month following the month in which the applicable Cut-Off Date occurs (each, a “Distribution Date”). The “Cut-Off Date” for each Series will be the date specified in the applicable Prospectus Supplement.

If so specified in the applicable Prospectus Supplement, distributions on Certificates may be made on a different day of each month or may be made quarterly, or semi-annually, on the dates specified in such Prospectus Supplement.

Record Dates

Distributions will be made on each Distribution Date to Certificateholders of record at the close of business on (unless a different date is specified in the applicable Prospectus Supplement) the last business day of the month preceding the month in which such Distribution Date occurs (each, a “Record Date”).

CREDIT ENHANCEMENT

Subordination

A Series of Certificates may include one or more Classes of senior certificates (the “Senior Certificates”) and one or more Classes of subordinated certificates (the “Subordinated Certificates”). The rights of the holders of Subordinated Certificates of a Series to receive distributions will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent and in the manner specified in the applicable Prospectus Supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the Senior Certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related Mortgage Loans and to protect them from losses. This protection will be effected by:

•  the preferential right of the Senior Certificateholders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distributions on such date;

• the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates; and/or

• the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the underlying Mortgage Loans.

Other Types of Credit Enhancement

If so specified in the applicable Prospectus Supplement, the Certificates of any Series, or any one or more Classes of a Series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

• limited guarantee • financial guaranty insurance policy • surety bond • letter of credit	• mortgage pool insurance policy • reserve fund • cross-support

Any credit support will be described in the applicable Prospectus Supplement.

See “Description of the Certificates—Other Credit Enhancement.”

PERIODIC ADVANCES ON DELINQUENT PAYMENTS

In the event that a payment on a Mortgage Loan is delinquent, the Servicer of the Mortgage

8

Loan will be obligated to make cash advances (“Periodic Advances”) to the Servicer Custodial Account or the Certificate Account if the Servicer determines that it will be able to recover such amounts from future payments and collections on such Mortgage Loan. A Servicer who makes Periodic Advances will be reimbursed for such Periodic Advances as described in this Prospectus and in the applicable Prospectus Supplement. In certain circumstances, the Master Servicer or Trustee will be required to make Periodic Advances upon a Servicer default.

See “Servicing of the Mortgage Loans—Periodic Advances and Limitations Thereon.”

FORMS OF CERTIFICATES

The Certificates will be issued either:

• in book-entry form (“Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”); or

• in fully-registered, certificated form (“Definitive Certificates”).

If you own Book-Entry Certificates, you will not receive a physical certificate representing your ownership interest in such Book-Entry Certificates, except under extraordinary circumstances which are discussed in “Description of the Certificates—Definitive Form” in this Prospectus. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to Book-Entry Certificates may generally only be exercised through DTC and its participating organizations.

See “Description of the Certificates—Book-Entry Form.”
OPTIONAL PURCHASE OF ALL MORTGAGE LOANS

If so specified in the Prospectus Supplement with respect to a Series, all, but not less than all, of the Mortgage Loans in the related Trust and any property acquired with respect to such Mortgage Loans may be purchased by the Depositor or such other party as is specified in the applicable Prospectus Supplement. Any such purchase must be made in the manner and at the price specified in such Prospectus Supplement.

If an election is made to treat the related Trust Estate (or one or more segregated pools of assets in the Trust Estate) as a “real estate mortgage investment conduit” (a “REMIC”), any such purchase will be effected only pursuant to a “qualified liquidation,” as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

Exercise of the right of purchase will effect the early retirement of the Certificates of that Series.

See “Prepayment and Yield Considerations.”

ERISA LIMITATIONS

If you are a fiduciary of any employee benefit plan or another type of retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or similar law, you should carefully review with your legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.

Certain Classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Depositor, any Servicers or the Master Servicer to additional obligations.

9

See “ERISA Considerations.”

TAX STATUS

The treatment of the Certificates for federal income tax purposes will depend on:

• whether a REMIC election is made with respect to a Series of Certificates; and

• if a REMIC election is made, whether the Certificates are Regular Interests or Residual Interests.

See “Federal Income Tax Consequences.”

LEGAL INVESTMENT

The applicable Prospectus Supplement will specify whether the Class or Classes of Certificates offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such Certificates constitute legal investments for you.
See “Legal Investment” in this Prospectus and “Summary of Terms—Legal Investment” in the applicable Prospectus Supplement.

RATING

Certificates of any Series will not be offered pursuant to this Prospectus and a Prospectus Supplement unless each offered Class is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a “Rating Agency”).

• A security rating is not a recommendation to buy, sell or hold the Certificates of any Series and is subject to revision or withdrawal at any time by the assigning rating agency.

• Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your Certificates.

10

RISK FACTORS

Investors should consider, among other things, the following description of the material risks associated with the purchase of Certificates.

Limited Liquidity

The liquidity of your Certificates may be limited. You should consider that:

•  a secondary market for the Certificates of any Series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the Certificates of any Series;

•  the Prospectus Supplement for any Series of Certificates may indicate that an underwriter intends to establish a secondary market in such Certificates, but no underwriter will be obligated to do so; and

• unless specified in the applicable Prospectus Supplement, the Certificates will not be listed on any securities exchange.

Limited Assets for Payment of Certificates

Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement:

• Mortgage Loans included in the related Trust Estate will be the sole source of payments on the Certificates of a Series;

•  the Certificates of any Series will not represent an interest in or obligation of the Depositor, the Trustee or any of their affiliates, except for the Depositor’s limited obligations with respect to certain breaches of its representations and warranties and, to the extent an affiliate of the Depositor acts as such, its obligations as a Servicer or Master Servicer, if applicable; and

•  neither the Certificates of any Series nor the related Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, the Depositor, the Trustee, any of their affiliates or any other person.

Consequently, in the event that payments on the Mortgage Loans underlying your Series of Certificates are insufficient or otherwise unavailable to make all payments required on your Certificates, there will be no recourse to the Depositor, the Trustee or any of their affiliates or, except as specified in the applicable Prospectus Supplement, any other entity.

Credit Enhancement is Limited in Amount and Coverage

With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to in this Prospectus, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross-support; and any combination of the preceding types of credit enhancement. See “Description of the Certificates—Other Credit Enhancement.”

Regardless of the form of credit enhancement provided:

• the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

11

•	may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses; and

•
all or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the Servicer or the Master Servicer, if each applicable Rating Agency indicates that the then-current ratings will not be adversely affected.

If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes).

The rating of any Class of Certificates by a Rating Agency may be lowered following its issuance as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis.

Neither the Depositor nor any of its affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Class of Certificates.

See “Description of the Certificates—Other Credit Enhancement.”

Real Estate Market Conditions Affect Mortgage Loan Performance

An investment in securities such as the Certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor’s financial condition. There is no assurance that the values of the Mortgaged Properties securing the Mortgage Loans underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans.

If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans contained in a particular Trust Estate and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in a Servicer’s servicing portfolio.

If losses on Mortgage Loans underlying a Series are not covered by credit enhancement, Certificateholders of the Series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See “The Trusts Estates—Mortgage Loans” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

Geographic Concentration May Increase Risk of Loss

The Mortgage Loans underlying certain Series of Certificates may be concentrated in certain regions. Such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although Mortgaged Properties located in certain identified flood zones will

12

be required to be covered, to the maximum extent available, by flood insurance, as described under “Servicing of the Mortgage Loans—Insurance Policies,” no Mortgaged Properties will otherwise be required to be insured against earthquake damage or any other loss not covered by Standard Hazard Insurance Policies, as described under “Servicing of the Mortgage Loans—Insurance Policies.”

See “The Mortgage Pool” in the related Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans underlying the Certificates of any Series. See also “The Mortgage Loan Programs—Mortgage Loan Underwriting” and “Prepayment and Yield Considerations—Weighted Average Life of Certificates.”

General Economic Conditions May Increase Risk of Loss

Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See “The Mortgage Loan Programs—Mortgage Loan Underwriting” and “Prepayment and Yield Considerations—Weighted Average Life of Certificates.” If such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Trust Estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See “The Trust Estates—Mortgage Loans” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

Yield is Sensitive to Rate of Principal Prepayment

The yield on the Certificates of each Series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular:

•
the yield on Classes of Certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related Mortgage Loans; and

•	the yield on certain Classes of Certificates may be relatively more sensitive to the rate of prepayment of specified Mortgage Loans than other Classes of Certificates.

The rate of prepayments on Mortgage loans is influenced by a number of factors, including:

•	prevailing mortgage market interest rates;

•	local and national economic conditions;

•	homeowner mobility; and

•	the ability of the borrower to obtain refinancing.

In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not

13

covered by aggregate Servicing Fees or other mechanisms specified in the applicable Prospectus Supplement. Your yield will be also adversely affected to the extent that losses on the Mortgage Loans in the related Trust Estate are allocated to your Certificates and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust. Classes of Certificates identified in the applicable Prospectus Supplement as Subordinated Certificates are more likely to be affected by delinquencies and losses than other Classes of Certificates.

See “Prepayment and Yield Considerations.”

Bankruptcy of the Depositor or a Seller May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws (the “Insolvency Laws”) prohibit the Depositor from filing a voluntary application for relief under the Insolvency Laws. However, the transactions contemplated hereby and by the related Prospectus Supplement will be structured such that the voluntary or involuntary application for relief under the Insolvency Laws by the Depositor is unlikely and such filings by a Seller which is an affiliate of the Depositor from whom the Depositor acquires the Mortgage Loans should not result in consolidation of the assets and liabilities of the Depositor with those of such Seller. These steps include the creation of the Depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the Depositor’s business and restrictions on the ability of the Depositor to commence voluntary or involuntary cases or proceedings under the Insolvency Laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be consolidated with those of such Seller.

Each Seller will transfer its related Mortgage Loans to the Depositor and the Depositor will transfer the Mortgage Loans to the related Trust Estate. If a Seller were to become a debtor in a bankruptcy case, a creditor or trustee (or the debtor itself) may take the position that the contribution or transfer of the Mortgage Loans by the Seller to the Depositor should be characterized as a pledge of such Mortgage Loans to secure a borrowing of such debtor, with the result that the Depositor is deemed to be a creditor of such Seller, secured by a pledge of the applicable Mortgage Loans. If such an attempt were successful, delays in payments of collections on the Mortgage Loans could occur or reductions in the amount of such payments could result, or such a trustee in bankruptcy could elect to accelerate payment of the obligation to the Depositor and liquidate the Mortgage Loans.

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Since transactions in the Classes of Book-Entry Certificates of any Series generally can be effected only through DTC, DTC Participants and Indirect DTC Participants:

•
your ability to pledge Book-Entry Certificates to someone who does not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate;

•
you may experience delays in your receipt of payments on Book-Entry Certificates because distributions will be made by the Trustee, or a Paying Agent on behalf of the Trustee, to Cede, as nominee for DTC; and

•
the liquidity of Book-Entry Certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates.

See “Description of the Certificates—Book-Entry Form.”

14

Cash Flow Agreements are Subject to Counterparty Risk

The assets of a Trust Estate may, if specified in the related Prospectus Supplement, include agreements, such as interest rate swap, cap, floor or similar agreements (each, a “Cash Flow Agreement”), which will require the provider of such instrument (the “Counterparty”) to make payments to the Trust Estate under the circumstances described in the Prospectus Supplement. If payments on the Certificates of the related Series depend in part on payments to be received under a Cash Flow Agreement, the ability of the Trust Estate to make payments on the Certificates will be subject to the credit risk of the Counterparty. The Prospectus Supplement for a Series of Certificates will describe any mechanism, such as the payment of “breakage fees,” which may exist to facilitate replacement of a Cash Flow Agreement upon the default or credit impairment of the related Counterparty. However, there can be no assurance that any such mechanism will result in the ability of the Master Servicer to obtain a replacement Cash Flow Agreement.

Consumer Protection Laws May Limit Remedies

There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

• regulate interest rates and other charges;

• require certain disclosures;

• require licensing of mortgage loan originators;

• require the lender to provide credit counseling and/or make affirmative determinations regarding the borrower’s ability to repay the mortgage loan;

• prohibit discriminatory lending practices;

• limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

• regulate the use of consumer credit information; and

• regulate debt collection practices.

Violation of certain provisions of these laws, policies and principles:

• may limit a Servicer’s ability to collect all or part of the principal of or interest on the Mortgage Loans;

• may entitle the borrower to a refund of amounts previously paid; and

• could subject a Servicer to damages and administrative sanctions.

The Seller of the Mortgage Loans to the Depositor will generally be required to repurchase any Mortgage Loan which, at the time of origination, did not comply with federal and state laws and regulations. Such remedy, however, may not be adequate to fully compensate the related Trust Estate. See “The Mortgage Loan Programs—Representations and Warranties.”

See “Certain Legal Aspects of the Mortgage Loans.”

In addition, certain of the Mortgage Loans secured by Mortgaged Properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. There are also similar risks involved in servicing such Mortgage Loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the Mortgage Loan.

See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders,” “—Texas Home Equity Loans” and “—Homeowners Protection Act of 1998.”

15

THE TRUST ESTATES

General

The Trust Estate for each Series of Certificates will consist primarily of mortgage loans (the “Mortgage Loans”) evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or other instruments creating first liens (the “Mortgages”) on some or all of the following eight types of property (as so secured, the “Mortgaged Properties”), to the extent set forth in the applicable Prospectus Supplement: (i) one-family attached or detached residences, (ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, (vi) units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and (viii) shares issued by private non-profit housing corporations (“cooperatives”) and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives’ buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor’s interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee’s sale or deed in lieu of foreclosure or trustee’s sale, (iv) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any reserve fund or funds, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement and (vi) such other assets of the kind described herein as may be specified in the applicable Prospectus Supplement. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See “Servicing of the Mortgage Loans—Fixed Retained Yield, Servicing Compensation and Payment of Expenses.”

Mortgage Loans

The Mortgage Loans will have been acquired by the Depositor from affiliates of the Depositor or unaffiliated mortgage loan originators or sellers (each, a “Seller”). The Mortgage Loans will have been originated by affiliated or unaffiliated mortgage loan originators. Each Mortgage Loan will have been underwritten either to the standards set forth herein or to such other standards set forth in the applicable Prospectus Supplement. See “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia.

If specified in the applicable Prospectus Supplement, the Mortgage Loans may be secured by leases on real property under circumstances that the applicable Seller determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located thereon. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area where the Mortgaged Property is located, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii) assignment of the lease without the lessor’s consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee’s name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections.

16

No lease will contain provisions which (i) provide for termination upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

The Prospectus Supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property. The Prospectus Supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of loan-to-value ratios at the time of origination of such Mortgage Loans and the range of principal balances at origination of such Mortgage Loans.

A Mortgage Loan will generally provide for level monthly installments (except, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable Mortgage Interest Rate times the unpaid principal balance, with the remainder of such payment applied to principal (an “Actuarial Mortgage Loan”). No adjustment is made if payment on an Actuarial Mortgage Loan is made earlier or later than the Due Date, although the mortgagor may be subject to a late payment charge. If so specified in the applicable Prospectus Supplement, some Mortgage Loans may provide for payments that are allocated to principal and interest according to the daily simple interest method (each, a “Simple Interest Mortgage Loan”). A Simple Interest Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. The next scheduled payment, however, will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. Accordingly, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding three paragraphs may be presented in the Prospectus Supplement for a Series as ranges in

17

which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Commission within 15 days of the initial issuance of the related Series.

The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a “Due Date”) but may, if so specified in the applicable Prospectus Supplement, have payments due on a different day of each month and will be of one of the following types of mortgage loans:

a.  Fixed Rate Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, fully-amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. If specified in the applicable Prospectus Supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Depositor or another party to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

b.  Adjustable Rate Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain adjustable-rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related Mortgage Interest Rate which generally adjusts initially either one, three or six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage Note (the “Note Margin”) and an index. The applicable Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the adjustable-rate Mortgage Loans in the related Trust Estate. The applicable Prospectus Supplement will also indicate any periodic or lifetime limitations on the adjustment of any Mortgage Interest Rate.

If specified in the applicable Prospectus Supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, the Depositor or another party will generally be required to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

If so specified in the applicable Prospectus Supplement, a Trust Estate may contain adjustable-rate Mortgage Loans which have Mortgage Interest Rates that generally adjust monthly or may adjust at other intervals as specified in the applicable Prospectus Supplement. The scheduled monthly payment will be adjusted as and when described in the applicable Prospectus Supplement (at intervals which may be different from those at which the Mortgage Interest Rate is adjusted) to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis. Increases in the scheduled monthly payment may be subject to certain limitations, as specified in the applicable Prospectus Supplement, which may result in negative amortization of principal. If an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to

18

exceed the current scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable (“Deferred Interest”) will be added to the principal balance of such Mortgage Loan.

c.  Net 5 Loans.     If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans having an original term to maturity of not more than 30 years with a Mortgage Interest Rate which adjusts initially five years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and index, and providing for monthly payments of interest only prior to the date of the initial Mortgage Interest Rate adjustment and monthly payments of principal and interest thereafter sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity (“Net 5 Loans”).

d.  Graduated Payment Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, graduated-payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Interest Rate on such Mortgage Loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating such graduated payment features may include (i) “Graduated Pay Mortgage Loans,” pursuant to which amounts constituting Deferred Interest are added to the principal balances of such Mortgage Loans, (ii) “Tiered Payment Mortgage Loans,” pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) “Growing Equity Mortgage Loans,” for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

e.  Subsidy Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements (“Subsidy Loans”) pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment (“Subsidy Payments”) being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account (“Subsidy Account”) by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full
Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer

19

than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to such Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

Generally, employers may terminate subsidy programs in the event of (i) the mortgagor’s death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the “due-on-sale” clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the new loan will not be included in the Trust Estate. See “Prepayment and Yield Considerations.” In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor’s reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by certain Sellers in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

f.  Buy-Down Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans (“Buy-Down Loans”) pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the applicable Prospectus Supplement, placed in a custodial account (the “Buy-Down Fund”) by the related Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, by virtue of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

g.  Balloon Loans.     If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity (“Balloon Loans”) that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the “Balloon Period”). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the

20

Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See “Prepayment and Yield Considerations” herein.

h. Pledged Asset Mortgage Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate mortgage loans having original terms to stated maturity of not more than 30 years which are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower); which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor (any such loans, “Pledged Asset Mortgage Loans,” and any such collateral, “Additional Collateral”). Generally, the amount of such Additional Collateral will not exceed 30% of the amount of such loan, and the requirement to maintain Additional Collateral will terminate when the principal amount of the loan is paid down to a predetermined amount.

A Trust Estate may also include other types of first-lien, residential Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

THE DEPOSITOR

Banc of America Mortgage Securities, Inc. (the “Depositor”) was incorporated in the State of Delaware on November 26, 2002 under the name BA Residential Securities, Inc. and filed a Certificate of Amendment of Certificate of Incorporation changing its name to “Banc of America Mortgage Securities, Inc.” on December 4, 2002. The Depositor is a wholly-owned subsidiary of Bank of America, N.A. (“Bank of America”). It is not expected that the Depositor will have any business operations other than offering Certificates and related activities.

The Depositor maintains its principal executive office at 201 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is 704-387-8239.

THE MORTGAGE LOAN PROGRAMS

Mortgage Loan Underwriting

The Depositor will purchase the Mortgage Loans, either directly or through its affiliates, from Sellers. The Sellers may be affiliated or unaffiliated with the Depositor and may include its direct parent, Bank of America. The Mortgage Loans will have been underwritten in accordance with one or more of the following: (i) the underwriting standards set forth below under “— General,” (ii) Bank of America’s general underwriting standards set forth below under “— Bank of America General Underwriting Standards,” (iii) Bank of America’s alternative underwriting standards set forth below under “—Bank of America Alternative Underwriting Standards”or (iv) the underwriting standards set forth in the applicable Prospectus Supplement.

General

The underwriting guidelines described below are applied by Sellers other than Bank of America and are intended to evaluate the mortgagor’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The underwriting guidelines are applied in a standard procedure which is intended to comply with applicable federal and state laws and regulations. With respect to the underwriting guidelines described below, as well as any other underwriting guidelines that may be applicable to the Mortgage Loans, such underwriting standards generally include a set of specific criteria

21

pursuant to which the underwriting evaluation is made. However, the application of such underwriting guidelines does not imply that each specific criteria was satisfied individually. A Seller will have considered a Mortgage Loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. A Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

Initially, a prospective mortgagor is required to complete an application designed to provide pertinent information on the prospective borrower, the property to be financed, and the type of loan desired. As part of the description of the prospective mortgagor’s financial condition, the applicant is required to provide current information describing income, as well as an authorization to apply for a credit report which summarizes the applicant’s credit history with merchants and lenders and any record of bankruptcy. If required by product guidelines, an employment verification is obtained either from the applicant’s employer wherein the employer reports the length of employment with that organization, the current salary and an indication as to whether it is expected that the applicant will continue such employment in the future or through analysis of copies of federal withholding (IRS W-2) forms and/or current payroll earnings statements of the applicant. If a prospective mortgagor is self-employed, the applicant may be required to submit copies of signed tax returns. If required by the product guidelines, the applicant is required to authorize deposit verification at all financial institutions where the applicant has accounts. A Seller may, as part of its overall evaluation of the applicant’s creditworthiness, use a credit scoring system or mortgage scoring system to evaluate in a statistical manner the expected performance of a Mortgage Loan based on the pertinent credit information concerning the applicant provided through national credit bureaus, certain other information provided by the applicant and an assessment of specific mortgage loan characteristics, including loan-to-value ratio and type of loan product.

Certain Sellers may use an automated process to assist in making credit decisions on certain mortgage loans. A prospective borrower’s credit history is assigned a score based on standard criteria designed to predict the possibility of a default by the prospective borrower on a mortgage loan. An application from a prospective borrower whose score indicates a high probability of default will receive scrutiny from an underwriter who may override a decision based on the credit score. An application from a prospective borrower whose score indicates a lower probability of default is subject to less stringent underwriting guidelines and documentation standards to verify the information in the application.

In addition, certain Sellers may maintain alternative underwriting guidelines for certain qualifying Mortgage Loans underwritten through an underwriting program (“Limited or Reduced Documentation Guidelines”) designed to streamline the loan underwriting process. Certain reduced loan documentation programs may not require income, employment or asset verifications. Generally, in order to be eligible for a reduced loan documentation program, the Mortgaged Property must have a loan-to-value ratio which supports the amount of the Mortgage Loan and the mortgagor must have a good credit history. Eligibility for such program may be determined by use of a credit scoring model.

Once the credit report and any applicable employment and deposit documentation are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and to meet other financial obligations and monthly living expenses.

22

To determine the adequacy of the Mortgaged Property as collateral, generally an appraisal is made of each property considered for financing. The appraisal is conducted by either a staff appraiser of the applicable Seller or an independent appraiser. The appraisal is based on various factors including the appraiser’s estimate of values, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the property. The collateral valuation of the property may also be established by an automated valuation model or be based on the tax assessed value.

Appraisers may be required by a Seller to note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. Properties with contaminated water or septic may be ineligible for financing by certain originators. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a “hold harmless” letter to the lender.

If required, the title insurance policy may include Environmental Protection Lien Endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.”

With respect to certain mortgage loans, the underwriting of such mortgage loans may be based on data obtained by parties, other than the applicable Seller, that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by a Seller to process loans on its behalf, or independent contractors hired by such Seller to perform underwriting services on its behalf make initial determinations as to the consistency of loans with such Seller’s underwriting guidelines. The underwriting of mortgage loans acquired by a Seller pursuant to a delegated underwriting arrangement with a correspondent may not be reviewed prior to acquisition of the mortgage loan by such Seller although the mortgage loan file may be reviewed by such Seller to confirm that certain documents are included in the file. Instead, such Seller may rely on (i) the correspondent’s representations that such mortgage loan was underwritten in accordance with such Seller’s underwriting standards and (ii) a post-purchase review of a sampling of all mortgage loans acquired from such originator. In addition, in order to be eligible to sell mortgage loans to such Seller pursuant to a delegated underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

Certain states where the Mortgaged Properties securing the Mortgage Notes are located are “anti-deficiency” states where, in general, lenders providing credit on one-to-four-family properties must look solely to the property for repayment in the event of foreclosure, see “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders.” The underwriting guidelines in all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

Mortgage Loans originated with Loan-to-Value Ratios in excess of 80% may be covered by primary mortgage insurance. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator prior to origination or an automated valuation model or tax assessed value (if permitted within program guidelines as an appraisal alternative),

23

or (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property may be determined by reference to an appraisal obtained in connection with the origination of the replacement loan.

Certain of the Mortgage Loans may be purchased by the Depositor either directly or through an affiliate in negotiated transactions, and such negotiated transactions may be governed by contractual agreements. The contractual agreements with Sellers may provide the commitment by the Depositor or an affiliate to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the Seller. Many of the contractual agreements allow the delegation of all underwriting functions to the Seller, who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by the Depositor or its affiliate. In the event such standards differ naturally from those set forth above, the related Prospectus Supplement will describe such standards.

Bank of America General
Underwriting Standards

Each mortgage loan underwritten by Bank of America under its general underwriting standards is underwritten in accordance with guidelines established in the Bank of America’s Product and Policy Guides (the “Product Guides”). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants’ repayment ability, credit standing and assets available for downpayment, closing costs and cash reserves. Additionally, guidelines are established regarding the adequacy of the property as collateral for the loan requested. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

The use of standardized underwriting guidelines does not imply that each specific criterion was satisfied individually. Bank of America will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. Even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the underwriting guidelines.

The real estate lending processes for one- to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after Bank of America has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower’s financial condition, Bank of America generally requires a description of income and obtains a credit report, which summarizes the prospective borrower’s credit history with merchants and lenders and any public records, such as bankruptcy. If required by product guidelines, an employment verification providing current and historical income information and/or a telephonic employment confirmation is obtained. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed

24

prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

Bank of America may, as part of its overall evaluation of a prospective borrower’s creditworthiness, use Credit Scores or a combination of Credit Scores and Mortgage Scores. “Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. A “Mortgage Score” takes into account not only a borrower’s credit history but also uses statistics to predict how the majority of loans with common characteristics in a broad group of the population will perform in the future. The Mortgage Score used by Bank of America will either have been developed by Bank of America or by a third party and approved by Bank of America. Some mortgage loans originated by Bank of America may have no Credit Score or Mortgage Score or have a Credit Score that Bank of America believes, as a result of other factors, is not predictive of a borrower’s capacity and willingness to pay. In those cases, Bank of America will obtain an alternative credit history that has at least three credit references, one of which is housing related. A prospective borrower with (1) a higher Credit Score or (2) a higher Credit Score and Mortgage Score, which, in either event, indicates a more favorable credit history, is eligible for one of Bank of America’s accelerated processing programs (the “Accelerated Processing Programs”). Loans in the Accelerated Processing Programs (which include, among others, the All-Ready Home and Rate Reduction Refinance programs described below) are subject to less stringent documentation requirements.

Once the credit report and any applicable employment and deposit documentation are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (ii) to meet other financial obligations and monthly living expenses.

To determine the adequacy of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. In certain instances the appraisal may be conducted by an employee of Bank of America or an affiliate. The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. If the loan is a refinance of a loan currently serviced by Bank of America, or carries a conforming loan amount, the collateral valuation of the property may be established by an automated valuation or the tax assessed value.

Mortgage loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to FNMA or FHLMC, or if the related mortgaged property is located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance will be obtained instead. Notwithstanding the foregoing, certain mortgage loans that are not purchase money mortgage loans or that have principal balances less than certain specified amounts may not be covered by title insurance policies, although title searches are performed in connection with the origination of such mortgage loans. The Depositor will represent and warrant to the Trustee of any Trust Estate that the Mortgaged Property related to each Mortgage Loan (including each Mortgage Loan for which a title search is performed in lieu of obtaining a title insurance policy) is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, subject to certain limited exceptions. However, in the event that a lien senior to the lien of the Mortgage related to a Mortgage Loan for which a title search is performed in lieu of obtaining a title

25

insurance policy is found to exist, the sole recourse of the Trustee will be against the Depositor for breach of its representation and warranty. The Trustee will not have recourse against any title insurance company or other party.

Certain states where the mortgaged properties securing the mortgage loans are located are “anti-deficiency” states, where, in general, lenders providing credit on one-to-four family properties must look solely to the property for repayment in the event of foreclosure. See “Certain Legal Aspects of the Mortgage Loans — Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” in this Prospectus. Bank of America’s underwriting guidelines in all states (including anti-deficiency states) require that the value of the mortgaged property being financed currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

Bank of America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a Loan-to-Value Ratio exceeding 80% and a combined loan-to-value ratio exceeding 95%. The underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance and loan amount limit. Secondary financing by a lender other than Bank of America is not prohibited but the terms of such financing are subject to review by Bank of America and may not be as stringent as the Bank of America’s underwriting guidelines for secondary financing.

Bank of America may originate new mortgage loans under its “All-Ready Home” mortgage refinance program. Under this program, a borrower whose mortgage loan is serviced by Bank of America may be eligible for a reduced documentation refinancing if the borrower’s mortgage loan has had no delinquent payments in the previous twelve months and the only change is to the mortgage interest rate or term of the mortgage loan. In addition, under its “Rate Reduction Refinance” program, Bank of America may offer to refinance a mortgage loan to reduce the mortgage interest rate and/or change the amortization schedule for a borrower who has indicated an interest in refinancing or who has requested payoff information, through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, provided the borrower has had no delinquent mortgage loan payments in the previous twelve months. In such cases, Bank of America will not apply any significant borrower credit or property underwriting standards. Mortgage Loans initially included in the Trust Estate for a particular Series may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for such a refinancing after his or her Mortgage Loan has been included in a particular Trust Estate, such Mortgage Loan could be refinanced resulting in a prepayment of such Mortgage Loan. See “Prepayment and Yield Considerations—Weighed Average Life of Certificates.”

Bank of America Alternative
Underwriting Standards

In addition to the general underwriting standards described above under “—Bank of America General Underwriting Standards,” Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which are Accelerated Processing Programs.

Bank of America’s “Stated Income Program” provides applicants with a strong credit and asset base the ability to obtain home loans with no income verification and a debt-to-income ratio calculation based on income the applicant discloses on the application. Under the Stated Income Program, applicants who

26

have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants who have demonstrated a high regard for their financial obligations as evidenced by a minimum Credit Score. Salaried and self-employed applicants must have a minimum of two years of continuous employment with the same employer or in the same line of work. A verbal verification of employment confirming the applicant’s date of employment, job status and title is required.

Bank of America’s “No Ratio Loan Program” provides applicants with a strong credit and asset base ability to obtain home loans with no income verification or debt-to-income ratio calculation. Under this program, the borrower does not state his income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the borrower must continue to provide documentation of his assets used for down payment, closing costs, and reserves.

Bank of America’s “100% LTV Program” provides applicants with a consistent, responsible regard for their financial obligations, as evidenced by a minimum Credit Score, the ability to obtain a home loan with no down payment. The 100% LTV Program also permits Loan-to-Value Ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America verifies income, assets and employment.

In addition, Bank of America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a Loan-to-Value Ratio exceeding 80% and a combined loan-to-value ratio exceeding 100%. The alternative underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance and loan amount limit.

Representations and Warranties

In connection with the transfer of the Mortgage Loans related to any Series by the Depositor to the Trust Estate, the Depositor will generally make certain representations and warranties regarding the Mortgage Loans. If so indicated in the applicable Prospectus Supplement, the Depositor may, rather than itself making representations and warranties, cause the representations and warranties made by the Seller in connection with its sale of Mortgage Loans to the Depositor or to another affiliate of the Depositor to be assigned to the Trust Estate. In such cases, the Seller’s representations and warranties may have been made as of a date prior to the date of execution of the Pooling and Servicing Agreement. Such representations and warranties (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be: (i) the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein; (ii) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Depositor is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same; (iii) to the knowledge of the representing party, no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense; (iv) the Mortgage Loan (a) is covered by a title insurance policy, (b) a title search has been done showing no lien, subject to certain limited exceptions, senior to the first lien of the Mortgage or (c) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily

27

rendered in such jurisdiction in lieu of title insurance is instead received; (v) subject to certain limited exceptions, the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property; (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; (vii) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date; and (viii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with.

No representations or warranties are made by the Depositor or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on such Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.”

See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee” for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties. In addition to those remedies, in the case of a breach of the representation that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Depositor (or other party making such representation) will be required to pay any costs or damages incurred by the Trust as a result of the violation of such laws.

DESCRIPTION OF THE CERTIFICATES

General

Each Series of Certificates will include one or more Classes. Any Class of Certificates may consist of two or more non-severable components, each of which may exhibit any of the principal or interest payment characteristics described herein with respect to a Class of Certificates. A Series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable Prospectus Supplement.

Each Series of Certificates will be issued on the date specified in the applicable Prospectus Supplement (the “Closing Date”) pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) among the Depositor, the Servicer(s) (or, if applicable, the Master Servicer), and the Trustee named in the applicable Prospectus Supplement. An illustrative form of Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part. The following summaries describe material provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries are subject to, and are qualified by reference to, the further material provisions of the Pooling and Servicing Agreement for each specific Series of Certificates, as described in the applicable Prospectus Supplement. Wherever particular sections or defined terms of the Pooling and

28

Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the form of Pooling and Servicing Agreement filed as an exhibit to the registration statement.

Distributions to holders of Certificates (the “Certificateholders”) of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto (which in the case of Book-Entry Certificates will be Cede as nominee for DTC) as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Trustee or the Paying Agent acting on behalf of the Trustee shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent “regular interests” within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the “Regular Certificates”) and one Class of Certificates with respect to each REMIC that will be designated as the “residual interest” within the meaning of Code Section 860G(a)(2) (the “Residual Certificates”) representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See “Federal Income Tax Consequences.”

The Depositor may sell certain Classes of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a Prospectus Supplement relating to such Subordinated Certificates, the Depositor may offer one or more Classes of the Subordinated Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

Definitive Form

Certificates of a Series that are issued in fully-registered, certificated form are referred to herein as “Definitive Certificates.” Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

In the event that an election is made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the “residual interest” thereof will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any “residual interest” may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an

29

agent (including a broker, nominee or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates.”

Book-Entry Form

Each Class of the Book-Entry Certificates of a Series initially will be represented by one or more physical certificates registered in the name of Cede & Co. (“Cede”), as nominee of DTC, which will be the “holder” or “Certificateholder” of such Certificates, as such terms are used herein. No person acquiring an interest in a Book-Entry Certificate (a “Beneficial Owner”) will be entitled to receive a Definitive Certificate representing such person’s interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the Prospectus Supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect DTC Participants”).

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all

30

distributions of principal and interest from the Trustee, or a Paying Agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, any Servicer, or the Master Servicer or any Paying Agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a Paying Agent on behalf of the Trustee, to Cede, as nominee for DTC.

DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

None of the Depositor, any Servicer, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if DTC advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee is unable to locate a qualified successor or under such other circumstances as described in the related Prospectus Supplement.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

31

Distributions to Certificateholders

General.    On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate’s Percentage Interest of the portion of the Pool Distribution Amount allocated to such Class. Generally, the undivided percentage interest (the “Percentage Interest”) represented by any Certificate of a Class in distributions to such Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Class.

In general, the funds available for distribution to Certificateholders of a Series of Certificates with respect to each Distribution Date for such Series (the “Pool Distribution Amount”) will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the related Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the related Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

(a)  amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

(b)  that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

(c)  those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, (iii) the applicable Master Servicing Fee, if any, (iv) the Trustee Fee and (v) any other amounts described in the applicable Prospectus Supplement;

(d)  all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

(e)  all proceeds (including Liquidation Proceeds other than, in certain cases as specified in the applicable Prospectus Supplement, Liquidation Proceeds which were received prior to the related Servicer’s determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming (“Partial Liquidation Proceeds”)) of any Mortgage Loans, or property acquired in respect thereof, that were liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, which proceeds were received on or after the Due Date occurring in the month in which such Distribution Date occurs and all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds received by the related Servicer on or after the Determination Date (or, with respect to any such amount, and if specified in the applicable Prospectus Supplement, the Due Date) occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

(f)  that portion of Liquidation Proceeds which represents any unpaid Servicing Fees, Master Servicing Fee or any Trustee Fee to which the related Servicer, the Trustee or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

(g)  if an election has been made to treat the applicable Trust Estate as a REMIC, any Liquidation Profits with respect to such Distribution Date;

32

(h)  all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Master Servicer or such Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

(i)  all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the related Servicer is entitled to retain pursuant to the applicable Underlying Servicing Agreement or applicable Pooling and Servicing Agreement;

(j)  reinvestment earnings on payments received in respect of the Mortgage Loans; and

(k)  any recovery of an amount in respect of principal which had previously been allocated as a realized loss to such Series of Certificates.

The applicable Prospectus Supplement for a Series will describe any variation in the calculation of the Pool Distribution Amount for such Series.

“Foreclosure Profits” with respect to a Distribution Date and a liquidated Mortgage Loan will be the excess of the amount by which net Liquidation Proceeds on such liquidated Mortgage Loan exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.

Distributions of Interest.    With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Net Mortgage Interest Rates thereof, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. The “Net Mortgage Interest Rate” for each Mortgage Loan in a given period will equal the mortgage interest rate for such Mortgage Loan in such period, as specified in the related Mortgage Note (the “Mortgage Interest Rate”), less the portion thereof, if any, not contained in the Trust Estate (the “Fixed Retained Yield”), and less amounts payable to the Servicer for servicing the Mortgage Loan (the “Servicing Fee”), the fee payable to the Master Servicer, if any (the “Master Servicing Fee”), the fee payable to the Trustee (the “Trustee Fee”) and any related expenses specified in the applicable Prospectus Supplement.

Interest will accrue on the principal balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the Pass-Through Rate for such Class indicated in the applicable Prospectus Supplement (which may be a fixed rate or an adjustable rate) from the date and for the periods specified in such Prospectus Supplement. To the extent the Pool Distribution Amount is available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class that provides for interest that accrues, but is not currently payable, referred to hereinafter as “Accrual Certificates”) will be distributable on the Distribution Dates specified in the applicable Prospectus Supplement until the principal balance (or notional amount) of such Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the principal balance of such Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in such Prospectus Supplement and, prior to such time, or in the absence of such circumstances, the principal balance of such Class will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding principal balance as so adjusted.

33

Distributions of Principal.    The principal balance of any Class of Certificates entitled to distributions of principal will generally be the original principal balance of such Class specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and any losses on the related Mortgage Loans allocated to such Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of a Series of Certificates representing interests in a Trust Estate containing adjustable-rate Mortgage Loans, increased by any Deferred Interest allocable to such Class. The principal balance of a Class of Certificates generally represents the maximum specified dollar amount (exclusive of any interest that may accrue on such Class to which the holder thereof is entitled from the cash flow on the related Mortgage Loans at such time) and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Class. Certificates with no principal balance will not receive distributions in respect of principal. The applicable Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

If so provided in the applicable Prospectus Supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of such payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal prepayments or other unscheduled receipts or recoveries in respect of principal to such Class or Classes of Senior Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Estate. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

The protection afforded to the holders of Senior Certificates of a Series of Certificates for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or (iii) by the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the related Mortgage Loans.

Losses realized on liquidated Mortgage Loans (other than, if specified in the applicable Prospectus Supplement, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as

34

described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled before any corresponding reduction is made in respect of the Senior Certificate.

A “Special Hazard Loss” is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein under “Servicing of the Mortgage Loans—Insurance Policies.” A “Fraud Loss” is a loss on a liquidated Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. A “Bankruptcy Loss” is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable Prospectus Supplement (the “Special Hazard Loss Amount”) are “Excess Special Hazard Losses.” Fraud Losses in excess of the amount specified in the applicable Prospectus Supplement (the “Fraud Loss Amount”) are “Excess Fraud Losses.” Bankruptcy losses in excess of the amount specified in the applicable Prospectus Supplement (the “Bankruptcy Loss Amount”) are “Excess Bankruptcy Losses.” Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Certificates. An allocation of a loss on a “pro rata basis” among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

Since the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount for a Series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Certificates of such Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month.

The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

Categories of Classes of Certificates

The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the Prospectus Supplement.

35

PRINCIPAL TYPES

Categories of Classes	Definitions

Accretion Directed
Certificates
A Class of Certificates that receives principal payments from amounts that would otherwise be distributed as interest on specified Accrual Certificates. Such principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Loans for the related Series.

Companion Certificates (also sometimes referred to as “Support Certificates”)
A Class of Certificates that is entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Certificates, Targeted Amortization Certificates and/or Scheduled Amortization Certificates.

Component Certificates
A Class of Certificates consisting of two or more specified components (each, a “Component”), as described in the applicable Prospectus Supplement. The Components of a Class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

Lockout Certificates
A Class of Senior Certificates that is designed not to participate in or to participate to a limited extent in (i.e., to be “locked out” of ), for a specified period, the receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the Classes of Senior Certificates of such Series as a group pursuant to a “shifting interest” structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the senior Classes as a group. A Class of Lockout Certificates will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions of principal prepayments and/or scheduled principal prepayments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a “lockout” structure will be distributed in reduction of the Principal Balances of other Senior Certificates. Lockout Certificates are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Certificates	A Class of Certificates having no principal balance and bearing interest on the related notional amount. The notional amount is a hypothetical balance used for calculating interest distributions.

36

Pass-Through Certificates
A Class of Senior Certificates that is entitled to receive a specified percentage of the principal payments that are distributable to the Senior Certificates or applicable group of Senior Certificates (other than any Ratio Strip Certificates) in the aggregate on a Distribution Date and that is not designated as a Class of Sequential Pay Certificates.

Planned Amortization Certificates (also sometimes referred to as “PAC Certificates”)
A Class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the “structuring range” for a Class of Planned Amortization Certificates. The Classes of Planned Amortization Certificates in any Series may be subdivided into different categories (e.g., Planned Amortization I Certificates (“PAC I Certificates”), Planned Amortization II Certificates (“PAC II Certificates”) and so forth) derived using different structuring ranges and/or payment priorities. A Class of PAC Certificates is designed to provide protection against prepayments occurring at a constant rate within the structuring range.

Ratio Strip Certificates	A Class of Certificates that is entitled to receive a constant proportion, or “ratio strip,” of the principal payments on the underlying Mortgage Loans.

Scheduled Amortization
Certificates
A Class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Class of Planned Amortization Certificates or Targeted Amortization Certificates. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the “structuring range” for a Class of Scheduled Amortization Certificates and such range generally is narrower than that for a Class of Planned Amortization Certificates. Typically, the Companion Certificates for the applicable Series of Certificates generally will represent a smaller percentage of a Class of Scheduled Amortization Certificates than the Companion Certificates generally would represent in relation to a Class of Planned Amortization Certificates or Targeted Amortization Certificates. A Class of Scheduled Amortization Certificates is generally less sensitive to prepayments than a Class of Companion Certificates, but more sensitive than a Class of Planned Amortization Certificates or Targeted Amortization Certificates.

37

Senior Certificates	A Class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Certificates.

Sequential Pay Certificates
Classes of Certificates that are entitled to receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A Class of Sequential Pay Certificates may receive principal payments concurrently with one or more other Classes of Sequential Pay Certificates.

Subordinated Certificates
A Class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date only after the Senior Certificates and Classes of Subordinated Certificates with higher priority of distributions have received their full principal and interest entitlements.

Super Senior Certificates
A Class of Senior Certificates that will not bear its share of certain losses after the Classes of Subordinated Certificates are no longer outstanding for so long as one or more specified Classes of Senior Certificates are outstanding.

Super Senior Support Certificates	A Class of Senior Certificates that bears certain losses allocated to one or more Classes of Super Senior Certificates.

Targeted Amortization Certificates (also sometimes referred to as “TAC Certificates”)
A Class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A Class of TAC Certificates is designed to provide some protection against prepayments at a rate exceeding the assumed constant prepayment rate used to derive such Class’s principal balance schedule.

INTEREST TYPES

Categories of Class	Definitions

Accrual Certificates
A Class of Certificates that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until the Class of Accrual Certificates is retired.

38

Fixed Rate Certificates	A Class of Certificates with an interest rate that is fixed throughout the life of the Class.

Floating Rate Certificates	A Class of Certificates with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Interest Only Certificates
A Class of Certificates that is entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest Only Certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of Interest due on a Class of Interest Only Certificates that is not entitled to any distributions in respect of principal.

Inverse Floating Rate Certificates
A Class of Certificates with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Class of Floating Rate Certificates.

Principal Only Certificates	A Class of Certificates that does not bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon Certificates
A Class of Certificates with a fixed interest rate that is reduced to a lower fixed rate after a specified period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.

Variable Rate Certificates	A Class of Certificates with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Other Credit Enhancement

In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

Limited Guarantee.    If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

39

Financial Guaranty Insurance Policy or Surety Bond.    If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

Letter of Credit.    Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

Pool Insurance Policy.    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in the applicable Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

Special Hazard Insurance Policy.    If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

Mortgagor Bankruptcy Bond.    If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the applicable Prospectus Supplement. The principal terms of any such coverage will be set forth in the Prospectus Supplement.

Reserve Fund.    If so specified in the applicable Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by the establishment of one or more reserve funds (each, a “Reserve Fund”) for such Series.

The Reserve Fund for a Series may be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the applicable Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the applicable Prospectus Supplement, to which the certain Classes of Certificates would otherwise be entitled or (iii) in such other manner as may be specified in the applicable Prospectus Supplement.

Cross Support.    If specified in the applicable Prospectus Supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of

40

Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinated Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the Mortgage Loans in which such Class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which such Class has no interest. The applicable Prospectus Supplement for a Series that includes a cross support feature will describe the specific operation of any such cross support feature.

Cash Flow Agreements

If specified in the Prospectus Supplement, the Trust Estate may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series of Certificates will be invested at a specified rate. The Trust Estate may also include certain other agreements, such as interest rate exchange or swap agreements, interest rate cap or floor agreements, or similar agreements provided to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a “Cash Flow Agreement”), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series of Certificates. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates

Any Class of Certificates of a Series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or Net 5 Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See “The Trust Estates.” The Prospectus Supplement for a Series will also specify the initial Pass-Through Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate is fixed or is variable.

The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the index specified in the applicable Prospectus Supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

41

Scheduled Delays in Distributions

At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or, if such day is not a business day, the first business day following the 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable Prospectus Supplement).

Effect of Principal Prepayments

When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Pooling and Servicing Agreement and/or Underlying Servicing Agreements relating to a Series may provide, to the extent specified in the applicable Prospectus Supplement, that with respect to certain principal prepayments received, the applicable Servicer or the Master Servicer will be obligated, on or before each Distribution Date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to such Distribution Date resulting from such principal prepayments by mortgagors and (ii) all or a portion of the Servicer’s or the Master Servicer’s, as applicable, servicing compensation for such Distribution Date specified in the applicable Prospectus Supplement. No comparable interest shortfall coverage will be provided by the Servicer or the Master Servicer with respect to liquidations of any Mortgage Loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements.

A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

Weighted Average Life of Certificates

The Mortgage Loans may be prepaid in full or in part at any time. The Mortgage Loans generally will not provide for a prepayment penalty but may so provide if indicated in the related Prospectus Supplement. Fixed-rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series of Certificates may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate principal balance of each Class that would be outstanding on specified

42

Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the applicable Prospectus Supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors’ housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors’ net equity in the properties securing the mortgage loans, including the use of second or “home equity” mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in mortgage interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements will require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See “Servicing of the Mortgage Loans—Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—“Due-On-Sale” Clauses” for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

At the request of a borrower, a Servicer, including Bank of America, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new mortgage loan secured by a mortgage on the same property. Upon such refinancing, the new mortgage loan will not be included in the Trust Estate. A borrower may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer, including Bank of America, may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, or may encourage the assumption of defaulted Mortgage Loans by creditworthy borrowers.

Provided that a borrower has been current in his or her mortgage loan payment obligations in the previous twelve months, Bank of America may agree to refinance a mortgage loan in order to reduce the

43

borrower’s mortgage interest rate or change the term of the mortgage loan through a reduced documentation refinancing. In addition, in the case of certain borrowers who have indicated an interest in refinancing or who have requested payoff information, Bank of America may refinance the existing mortgage loan through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, with minimal new borrower credit or property underwriting standards. Any such refinancing will have the same effect as a prepayment in full of the related mortgage loan. See “The Mortgage Loan Programs—Mortgage Loan Underwriting—Bank of America General Underwriting Standards.” The streamlined procedures, minimal borrower cost and minimal underwriting standards associated with Bank of America’s refinancing programs may result in an increase in the number of mortgage loans eligible for refinancing and a narrowing of the mortgage interest rate differential that may otherwise need to exist before a refinancing is practical and economical for the borrower. These factors, together with generally increased borrower sophistication regarding the benefits of refinancing, may also result in a significant increase in the rate of prepayments on the Mortgage Loans.

The Depositor will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will permit, but not require, the Depositor, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee” and “—Optional Purchases.” In addition, if so specified in the applicable Prospectus Supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a “qualified liquidation,” as defined in Code Section 860F(a)(4)(A). See “The Pooling and Servicing Agreement—Termination; Optional Purchase of Mortgage Loans.”

SERVICING OF THE MORTGAGE LOANS

The following includes a summary of the material provisions of the form of Pooling and Servicing Agreement that has been filed as an exhibit to the registration statement of which this Prospectus forms a part. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement.

The Master Servicer

In the event that there is more than one Servicer with respect to the Mortgage Loans related to a Series or the sole Servicer is not an affiliate of the Depositor, a master servicer may act as the Master Servicer with respect to such Series of Certificates. The Master Servicer may be affiliated or unaffiliated with the Depositor. The Master Servicer generally will be responsible under each Pooling and Servicing Agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) preparation of periodic reports to the Trustee with respect to the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described

44

below under “—The Servicers” and (v) making advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under the heading “—Periodic Advances and Limitations Thereon,” if such amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable Pooling and Servicing Agreement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor’s performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See “Certain Matters Regarding the Master Servicer.”

The Servicers

With respect to any Series, one or more Servicers, including Bank of America, will provide certain customary servicing functions with respect to the Mortgage Loans pursuant to the related Pooling and Servicing Agreement or separate Underlying Servicing Agreements with the Depositor or an affiliate thereof. Such Servicers are expected to be the Sellers of the Mortgage Loans or affiliates of such Sellers. The rights of the Depositor or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for the benefit of Certificateholders of such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

Each Servicer generally will be approved by Fannie Mae (“FNMA”) or The Federal Home Loan Mortgage Corporation (“FHLMC”) as a servicer of mortgage loans.

The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. The servicing obligations of a Servicer may be delegated to another person as provided in the Pooling and Servicing Agreement or Underlying Servicing Agreement.

The Trustee, or if so provided in the applicable Pooling and Servicing Agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. The Master Servicer’s obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of such Mortgage Loan.

45

If Bank of America is not the sole Servicer, the Prospectus Supplement relating to such a Series of Certificates will contain information concerning recent delinquency, foreclosure and loan loss experience on the mortgage loans in any other Servicer’s servicing portfolio to the extent such information is material and reasonably available to the Depositor.

Foreclosure and Delinquency Experience of Bank of America

The following table summarizes the delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain mortgage loans originated at bank branches of Bank of America.

The portfolio of mortgage loans serviced by Bank of America includes both fixed and adjustable interest rate mortgage loans, including “buydown” mortgage loans, loans with balances conforming to FHLMC’s and FNMA’s limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Mortgage Loans in any Series. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans in a Series.

Bank of America, N.A
Delinquency and Foreclosure Experience on Mortgage Loans

	At December 31, 2004 ____________________		At December 31, 2003 ___________________		At December 31, 2002 __________________
	Number/ % of Mortgage Loans _______	Outstanding Principal Amount (In Millions) __________	Number/ % of Mortgage Loans ______	Outstanding Principal Amount (In Millions) __________	Number/ % of Mortgage Loans ________	Outstanding Principal Amount (In Millions) __________
Total Portfolio	1,300,762	$194,743.4	1,229,050	$174,777.5	1,202,522	$168,063.2
Delinquencies*
One Installment delinquent	16,251	$1,802.3	20,406	$2,219.3	25,415	$2,971.5
Percent Delinquent	1.2%	0.9%	1.7%	1.3%	2.1%	1.8%
Two Installments delinquent	4,224	$428.3	5,399	$549.9	5,952	$625.2
Percent Delinquent	0.3%	0.2%	0.4%	0.3%	0.5%	0.4%
Three or more installments delinquent	4,935	$484.0	6,294	$615.8	6,373	$649.5
Percent Delinquent	0.4%	0.2%	0.5%	0.4%	0.5%	0.4%
In Foreclosure	4,296	$399.2	5,449	$548.2	5,855	$590.1
Percent in Foreclosure	0.3%	0.2%	0.4%	0.3%	0.5%	0.4%
Delinquent and in Foreclosure	29,706	$3,113.8	37,548	$3,933.2	43,595	$4,836.4
Percent Delinquent and in Foreclosure**	2.3%	1.6%	3.1%	2.3%	3.6%	2.9%

________________
*
A mortgage loan is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

Payments on Mortgage Loans

The Trustee for each Series will establish and maintain a separate trust account in the name of the Trustee (the “Certificate Account”). Each such account must be maintained with a depository institution (the “Depository”) either (i) whose long-term debt obligations (or, in the case of a Depository which is

46

part of a holding company structure, the long-term debt obligations of such parent holding company) are, at the time of any deposit therein rated in at least one of the two highest rating categories by the Rating Agency or Rating Agencies rating the Certificates of such Series, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or one or more segregated pools of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the “FDIC”), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

Pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreements, if any, with respect to a Series, each Servicer will be required to establish and maintain one or more accounts (collectively, the “Servicer Custodial Account”) into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (such acceptable account, an “Eligible Custodial Account”) and limited to funds held with respect to a particular Series, unless the Pooling and Servicing Agreement or the Underlying Servicing Agreement specifies that a Servicer may establish an account which is an eligible account to serve as a unitary Servicer Custodial Account both for such Series and for other Series of Certificates as well as other Mortgage Loans serviced by such Servicer.

Each Servicer will be required to deposit in the Certificate Account for each Series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but received on or prior thereto. Each Servicer will be required, not later than the 24th calendar day of each month or such earlier day as may be specified in the Pooling and Servicing Agreement or the applicable Underlying Servicing Agreement (the “Remittance Date”), to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the “Master Servicer Custodial Account”) or, if there is no Master Servicer, to remit to the Trustee for deposit in the Certificate Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than
(a) payments due on or before the Cut-Off Date and (b) amounts held for future distribution):

(i)  all payments on account of principal, including prepayments, and interest;

(ii)  all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law (“Liquidation Proceeds”) less, to the extent permitted under the applicable Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

(iii)  all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Underlying Servicing Agreement;

47

(iv)  all Periodic Advances made by the Servicer;

(v)  all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

(vi)  all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement or the Underlying Servicing Agreement; and

(vii)  all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

Notwithstanding the foregoing, if at any time the sums in (a) any Servicer Custodial Account, other than any Eligible Custodial Account, exceed $100,000 or (b) any such Servicer Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Trustee, each Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Master Servicer Custodial Account or the Certificate Account.

Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited in such account.

The Master Servicer or Trustee will deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee, as applicable, in the event of a Servicer default not later than the Distribution Date on which such amounts are required to be distributed. All other amounts deposited in the Master Servicer Custodial Account (other than Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable Pooling and Servicing Agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the Certificate Account not later than the business day preceding the applicable Distribution Date. On each Distribution Date, the Trustee will withdraw from the Certificate Account and remit to Certificateholders all amounts allocable to the Pool Distribution Amount for such Distribution Date.

If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a Series any amount not required to be deposited therein, the Trustee may at any time withdraw such amount from such account for itself or for remittance to such Servicer or the Master Servicer, as applicable. Funds on deposit in the Certificate Account may be invested in certain investments acceptable to the Rating Agencies (“Eligible Investments”) maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on “prohibited transactions” imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. All income and gain realized from any such investment will generally be for the account of the Trustee as additional compensation and all losses from any such investment will be deposited by the Trustee out of its own funds to the Certificate Account immediately as realized.

48

The Trustee is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer or Master Servicer reimbursements by the Trustee, only to the extent funds in the respective Servicer Custodial Account or Master Servicer Custodial Account are not sufficient therefor):

(i)  to reimburse the Master Servicer, itself or any Servicer for Advances;

(ii)  to reimburse any Servicer for liquidation expenses and for amounts expended by the Master Servicer or any Servicer, as applicable, in connection with the restoration of damaged property;

(iii)  to pay to the Master Servicer the applicable Master Servicing Fee and any other amounts constituting additional master servicing compensation, to pay itself the applicable Trustee Fee, to pay any other fees described in the applicable Prospectus Supplement; and to pay to the owner thereof any Fixed Retained Yield;

(iv)  to reimburse the Master Servicer or any Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to the Master Servicer or the Servicer, as applicable;

(v)  to pay to the Depositor, a Servicer or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by a Servicer or the Master Servicer all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

(vi)  to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

(vii)  to pay to the Master Servicer, the Servicer and itself from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master Servicing Fee, Servicing Fees or Trustee Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

(viii)  to withdraw from the Certificate Account any amount deposited in such account that was not required to be deposited therein; and

(ix)  to clear and terminate the Certificate Account.

The Trustee will be authorized to appoint a paying agent (the “Paying Agent”) to make distributions, as agent for the Trustee, to Certificateholders of a Series. If the Paying Agent for a Series is not the Trustee for such Series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by any such Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

The Trustee will cause any Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement.

Periodic Advances and Limitations Thereon

Generally each Servicer will be required to make (i) Periodic Advances to cover delinquent payments of principal and interest on such Mortgage Loan and (ii) other advances of cash (“Other Advances” and,

49

collectively with Periodic Advances, “Advances”) to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys’ fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer or the Trustee may, in each case if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Master Servicer or Trustee fails to make a required advance.

The advance obligation of the Master Servicer and Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers, the Master Servicer or Trustee, as the case may be, must be deposited into the applicable Servicer Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series. However, none of the Master Servicer, the Trustee, any Servicer or any other person will, except as specified in the applicable Prospectus Supplement with respect to credit enhancement described therein, insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

Each Servicer will be required by the related Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement or the Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or such longer period to

50

which the Master Servicer and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

Under each Underlying Servicing Agreement or the Pooling and Servicing Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, an “Escrow Account”) in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate such account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Enforcement of “Due-on-Sale Clauses”; Realization Upon Defaulted Mortgage Loans

With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or Pooling and Servicing Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer’s judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer, if applicable, has not obtained the Master Servicer’s consent to such exercise. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each

51

Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer’s judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan. Any such modification will be made only upon the determination by the Servicer and, if applicable, the Master Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. See also “The Pooling and Servicing Agreement—Optional Purchases,” with respect to the Seller’s right to repurchase Mortgage Loans that are in default, or as to which default is reasonably foreseeable. Further, a Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.” If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

With respect to a Trust Estate (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or

52

reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Master Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Estate acquired such property (or such shorter period as is provided in the applicable Underlying Servicing Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on “prohibited transactions” imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See “Federal Income Tax Consequences.”

Insurance Policies

Each Servicer will generally be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a “Standard Hazard Insurance Policy”). Such Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property plus liability insurance and, if applicable, flood insurance as described below. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by the applicable Servicer.

The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

53

In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC with a generally acceptable insurance carrier.

Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate and is retained by the Depositor or a Seller. The Prospectus Supplement for a Series will describe the Fixed Retained Yield, if any, with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. If the Seller retaining the Fixed Retained Yield is a Servicer, such Servicer may deduct the Fixed Retained Yield from mortgagor payments as received or deposit such payments in the Servicer Custodial Account or Certificate Account for such Series and then request the Master Servicer or the Trustee to withdraw the Fixed Retained Yield from the Master Servicer Custodial Account or the Certificate Account for remittance to such Servicer. In the case of any Fixed Retained Yield with respect to other Mortgage Loans, serviced by the Master Servicer or the Trustee will make withdrawals from the Master Servicer Custodial Account or the Certificate Account for the purpose of remittances to the Owner of the Fixed Retained Yield. Notwithstanding the foregoing, with respect to any payment of interest received relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will bear a ratable share of such interest shortfall.

For each Series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Underlying Servicing Agreement, or the Pooling and Servicing Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Servicer Custodial Account for such Series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Servicer Custodial Account or request the Master Servicer or the Trustee to withdraw from the Master Servicer Custodial Account or the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts. The Servicing Fee or the range of Servicing Fees with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement.

54

Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, Liquidation Profits or otherwise will be retained by the Servicers.

Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate.

As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that such fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

Each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, an Officer’s Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer’s knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer’s Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by such Servicer pursuant to such Pooling and Servicing Agreement or Underlying Servicing Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Underlying Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

The Master Servicer will deliver annually to the Trustee, on or before the date specified in the applicable Pooling and Servicing Agreement, an Officer’s Certificate stating that such officer has received, with respect to each Servicer, the Officer’s Certificate and accountant’s statement described in the preceding paragraph, and, that on the basis of such officer’s review of such information, each Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

55

CERTAIN MATTERS REGARDING THE MASTER SERVICER

In the event there is a Master Servicer with respect to a Series of Certificates, such Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series without the consent of the Trustee, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer’s obligations and duties under the Pooling and Servicing Agreement. If the Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agreement, it may appoint another institution to so act as described under “The Pooling and Servicing Agreement—Rights Upon Event of Default” below.

The Pooling and Servicing Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated first to the Subordinated Certificate of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for FNMA or FHLMC.

56

The Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that, if the Master Servicer desires to be released from its obligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency’s rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

THE POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans to the Trustee

The Depositor will have acquired the Mortgage Loans included in each Trust Estate pursuant to one or more agreements (each, a “Sale Agreement”). In connection with the conveyance of the Mortgage Loans to the Depositor, a Seller will (i) agree to deliver to the Depositor all of the documents which the Depositor is required to deliver to the Trustee; (ii) make certain representations and warranties to the Depositor which will be the basis of certain of the Depositor’s representations and warranties to the Trustee or assign the representations and warranties made by the originator of the Mortgage Loans; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of the originator of the Mortgage Loans) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with the representations and warranties the Seller has made to the Depositor and the breach of such representations and warranties materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, if the Seller cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Depositor’s performance of its limited obligation to repurchase or substitute for Mortgage Loans. See “The Mortgage Loan Programs—Representations and Warranties” above. To the extent specified in the related Prospectus Supplement, the applicable Seller or other entity specified therein rather than the Depositor will have the limited obligation to repurchase or substitute for Mortgage Loans.

At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee for the benefit of the Certificateholders, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See “Servicing of the Mortgage Loans—Fixed Retained Yield, Servicing Compensation and Payment

57

of Expenses.” The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee or, if indicated in the applicable Prospectus Supplement, to a custodian; provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Depositor to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, or another affiliate that sold the Mortgage Loan to the Depositor, or the originator of such Mortgage Loan. Notwithstanding the foregoing, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the applicable Servicers will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee or custodian will hold such documents in trust for the benefit of Certificateholders of the related Series and will review such documents within 90 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Depositor or other representing party is in breach of any of its representations and warranties, and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Depositor or other entity specified in the related Prospectus Supplement cannot deliver such document or cure such defect or breach within 90 days after written notice thereof, the Depositor or other entity specified in the related Prospectus Supplement will, within 90 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury (“Treasury Regulations”) shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Depositor or other representing party made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Depositor or other entity specified in the related Prospectus Supplement will deposit in the Certificate Account, an amount equal to the excess

58

of (i) the unpaid principal balance of the Mortgage Loan for which it is being substituted (the “Removed Mortgage Loan”), over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Removed Mortgage Loan. In no event will any substitute Mortgage Loan have (i) an unpaid principal balance greater than the scheduled principal balance calculated in accordance with the amortization schedule (the “Scheduled Principal Balance”) of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Removed Mortgage Loan), or (ii) a term greater than, a Mortgage Interest Rate less than, a Mortgage Interest Rate more than two percent per annum greater than or a loan-to-value ratio greater than, the Removed Mortgage Loan. If substitution is to be made for an adjustable-rate Mortgage Loan, the substitute Mortgage Loan will have (i) an unpaid principal balance no greater than the Scheduled Principal Balance of the Removed Mortgage Loan (after giving effect to the scheduled principal payment due in the month of substitution on the Removed Mortgage Loan), (ii) a loan-to-value ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Removed Mortgage Loan, and (iii) will bear interest based on the same index, margin and frequency of adjustment as the Removed Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Depositor’s or other representing entity’s representations and warranties.

If no custodian is named in the related Pooling and Servicing Agreement, the Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. Any custodian so appointed will keep and review such documents as the Trustee’s agent under a custodial agreement.

Optional Purchases

Subject to the provisions of the applicable Pooling and Servicing Agreement, the Depositor or the Master Servicer may, at such party’s option, repurchase (i) any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Depositor’s or the Master Servicer’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, up to the limit, if any, specified in such Pooling and Servicing Agreement and (ii) any Mortgage Loan as to which the originator of such Mortgage Loan breached a representation or warranty to a Seller regarding the characteristics of such Mortgage Loan, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

Reports to Certificateholders

Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Trustee will prepare and include with each distribution to Certificateholders of record of such Series a statement setting forth the following information, if applicable:

(i)  the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

(ii)  the amount of servicing compensation with respect to the related Trust Estate and such other customary information as is required to enable Certificateholders to prepare their tax returns;

59

(iii)  the amount by which the Servicing Fee or Master Servicing Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

(iv)  the aggregate amount of any Periodic Advances by the Servicer, the Master Servicer or the Trustee included in the amounts actually distributed to the Certificateholders;

(v)  to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement:

(a)  the amounts so distributed under any such form of credit enhancement on the applicable Distribution Date; and

(b)  the amount of coverage remaining under any such form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

(vi)  in the case of a Class of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

(vii)  the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

(viii)  the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer and/or the Trustee that such Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

(ix)  the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year such information as required by the Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to prepare and sign the federal and applicable state and local income tax returns of the REMIC. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Administrative Matters.”

List of Certificateholders

The Pooling and Servicing Agreement for each Series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of such Series to any group of five or more Certificateholders who advise the Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates.

Events of Default

Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer or, if a Servicer has executed the Pooling and Servicing Agreement, such Servicer, to make a required deposit which continues unremedied for five days; (ii) any failure by the Master Servicer or a Servicer that has executed the Pooling and Servicing Agreement duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement

60

which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or such Servicer by the Trustee, or to the Master Servicer or such Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates (“Voting Interests”) aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master Servicer or a Servicer that has executed the Pooling and Servicing Agreement indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 51% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Master Servicer or a Servicer executing the Pooling and Servicing Agreement, under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Master Servicer’s or such Servicer’s right to recovery of the aggregate Servicing Fees or Master Servicing Fees, as applicable, due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Master Servicer or such Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or such Servicer under the Pooling and Servicing Agreement and will be entitled to monthly compensation not to exceed the aggregate fees together with the other compensation to which the Master Servicer or such Servicer is entitled under the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer or such Servicer, under the provisions of the Pooling and Servicing Agreement; provided however, that until such a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or such Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Master Servicer or such Servicer as described above. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate fees, together with the other compensation to which the Master Servicer or such Servicer, is entitled under the Pooling and Servicing Agreement, and the Master Servicer or such Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the Pooling and Servicing Agreement.

During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder of a Series, solely by virtue of such holder’s status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with

61

respect to the Pooling and Servicing Agreement, unless (i) such holder previously has given to the Trustee for such Series written notice of default and (ii) the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

Each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision of the Pooling and Servicing Agreement or the related Prospectus Supplement, (iii) if a REMIC election has been made, to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) if a REMIC election has been made, to add to, modify or eliminate any provisions therein restricting transfers of Residual Certificates to certain disqualified organizations described below under “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates,” (vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes of Certificates initially retained by the Depositor or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series provided that such action will not be considered to adversely affect in any material respect the interests of the Certificateholders and no opinion of counsel will be required if each Rating Agency rating the Certificates states in writing that such action will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificate, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class, or (iii) reduce the aforesaid percentage of Certificates of any Class, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such affected Class then outstanding. Notwithstanding the foregoing, the Trustee will

62

not consent to any such amendment if such amendment would subject the Trust Estate (or any segregated pool of assets therein) to tax or, if a REMIC election has been made, cause the Trust Estate (or any segregated pool of assets therein) to fail to qualify as a REMIC.

Termination; Optional Purchase of Mortgage Loans

The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination.

If so provided in the applicable Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Depositor or such other party as is specified in the applicable Prospectus Supplement, to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time and price specified in such Prospectus Supplement. In the event that such party has caused the related Trust Estate (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to either (a) a “clean up call” as defined in Treasury Regulations Section 1.860G-2(j) or (b) a “qualified liquidation” as defined in Code Section 860F(a)(4)(A). Any qualified liquidation will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage, not exceeding 10%, of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the applicable Prospectus Supplement. A clean up call will result in the early retirement of one or more Classes of Certificates as specified in the related Prospectus Supplement.

The Trustee

The Trustee under each Pooling and Servicing Agreement (the “Trustee”) will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or any of its affiliates.

The Trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) monitoring the amounts on deposit in various trust accounts; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) preparation of federal and applicable state and local tax and information returns; (iv) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any Series; and (vi) making Periodic Advances on the Mortgage Loans to the limited extent described under “Servicing of the Mortgage Loans—Periodic Advances and Limitations Thereon,” if such amounts are not advanced by a Servicer or the Master Servicer.

63

The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 50% of the Voting Interests in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, must have a combined capital and surplus of at least $50,000,000, or be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee’s and any such successor trustee’s separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, as amended, and will be subject to supervision or examination by federal or state authorities.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

The Mortgage Loans will be secured by either first mortgages, first deeds of trust or similar security devices creating a first lien, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary

64

parties defendant. When the mortgagee’s right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” below.

Foreclosure on Shares of Cooperatives

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such

65

tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” below.

Rights of Redemption

In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed

66

of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

A Servicer generally will not be required under the Pooling and Servicing Agreement or applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in” (i.e., bid up to the amount of the debt) at the sale of the asset. See “—Foreclosure.” A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her

67

debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor’s principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender’s security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor’s residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor’s principal residence and by collateral that is not “inextricably bound” to the real property, such as appliances, machinery, or furniture.

The general protection for mortgages secured only by the debtor’s principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor’s Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

68

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Bankruptcy reform legislation that was passed by the Senate on September 23, 1998 would have amended the Bankruptcy Code (such amendment, the “TILA Amendment”) to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill and the conference report did not have a similar provision, and Congress adjourned from its last session without acting on the proposed legislation. However, such legislation may be reintroduced in the current session. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the depositor, and the depositor would be obligated to repurchase such Mortgage Loan as described herein.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

69

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there can be no assurance that such a defense will be successful.

Homeowners Protection Act of 1998

The Homeowners Protection Act of 1998 (“HOPA”) provides for certain disclosure and termination requirements for primary mortgage insurance (“PMI”). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney’s fees.

Texas Home Equity Loans

Generally, any “cash-out” refinance or other non-purchase money transaction (except for certain rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the “Texas Home Equity Laws”). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act and Similar Laws

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s Mortgage Loan, including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest,

70

the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection substantially similar to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens
(“Superliens”). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of such property, which may lead to losses on the related Series of Certificates.

Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended (“CERCLA”), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action (“Cleanup Costs”) if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

71

The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator,” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence such decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

On September 30, 1996 the President signed into law (the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more clearly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified certain activities that would not constitute “participation in

72

management” or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated no such evaluations were required, nor were any such evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to: the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See “The Mortgage Loan Programs—Representations and Warranties” and “Servicing of the Mortgage Loans—Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Mortgage Loans” above.

“Due-on-Sale” Clauses

The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) which purports to preempt state laws which prohibit the enforcement of “due-on-sale” clauses by providing among other matters, that “due-on-sale” clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. “Due-on-sale” clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (“OTS”), as successor to the Federal Home Loan Bank Board (“FHLBB”), which preempt state law restrictions on the enforcement of such clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully

73

enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn Act created a limited exemption from its general rule of enforceability for “due-on-sale” clauses in certain mortgage loans (“Window Period Loans”) which were originated by non-federal lenders and made or assumed in certain states (“Window Period States”) during the period, prior to October 15, 1982, in which that state prohibited the enforcement of “due-on-sale” clauses by constitutional provision, statute or statewide court decision (the “Window Period”). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of “due-on-sale” clauses in Window Period Loans, “due-on-sale” clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of “due-on-sale” clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a “due-on-sale” clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See “Prepayment and Yield Considerations.”

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

74

The Depositor or other entity specified in the related Prospectus Supplement will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee.”

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

CERTAIN REGULATORY MATTERS

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the OCC, have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America is a Servicer and/or a Seller for a Series and the OCC, which has primary regulatory authority over Bank of America, were to find that any obligation of Bank of America under the related Pooling and Servicing Agreement, Underlying Servicing Agreement or other agreement or any activity of Bank of America constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing

75

fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the Depositor does not believe that the OCC would consider, with respect to any Series, (i) provisions relating to Bank of America acting as a Servicer under the related Pooling and Servicing Agreement or any Underlying Servicing Agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America or (iii) any other obligation of Bank of America under the related Pooling and Servicing Agreement, Underlying Servicing Agreement or other contractual agreement under which the Depositor may purchase Mortgage Loans from Bank of America, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America to rescind or amend any such agreement, distributions on Certificates of the related Series could be delayed or reduced.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a “holder” or “Certificateholder” in this discussion generally mean the Beneficial Owner of a Certificate.

76

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more Classes of “Regular Certificates” and one Class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in its opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to “REMIC” or “REMIC Pool” herein shall be deemed to refer to each such REMIC Pool.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment.

Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting “loans ... . . secured by an interest in real property which is .. . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute “Government securities” within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

77

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a “defective obligation” within a two-year period thereafter. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to

78

prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

79

Original Issue Discount

Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended, (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a “Non-Pro Rata Certificate”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such

80

Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in

81

the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed

82

funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis

83

original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed-rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. A purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations

84

implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

Treatment of Losses

Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated

85

Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have

86

accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Holders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related Series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in

87

reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed- rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return. In addition, a Residual Holder’s taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under “—Taxation of REMIC Income,” the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC

88

Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense” and “Market Discount” below regarding the basis of Mortgage Loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

It is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations. However, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Trustee makes no representation as to the specific method that the Trustee will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Market Discount.    The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under “—Taxation of Regular Certificates—Market Discount.”

89

Premium.    Generally, if the basis of the REMIC Pool in the Mortgage Loans exceed their unpaid principal balances, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is

90

determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

For taxable years beginning on or after January 1, 1998, if an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity),

91

any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Depositor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests.    The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (x) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (y) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic

92

residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

(a)	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

(1)	the present value of any consideration given to the transferee to acquire the residual interest;

(2)	the present value of the expected future distributions on the residual interest; and

(3)	the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

(b) (1)
the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(2)	the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirement for a safe harbor transfer; and

(3)
the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under “—Disqualified Organizations.” Unless otherwise indicated in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Certificates meet requirement (iv) above. Consequently, such transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a Series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S.

93

Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder’s Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

94

Mark to Market Regulations

The Internal Revenue Service has issued final regulations (the “Mark to Market Regulations”) under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a Class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property

95

other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. A Servicer or the Master Servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit a Servicer or the Master Servicer, as applicable, to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and

96

limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person, and the Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with the appropriate Internal Revenue Service form establishing the applicability of either of these two exemptions. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term “Non-U.S. Person” means any person who is not a U.S. Person.

Final Treasury regulations (the “Withholding Regulations”) provide for a new series of withholding certificates and require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the Withholding Regulations.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual

97

Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder’s federal income tax liability. The Withholding Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

The Internal Revenue Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require

98

that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

Reportable Transactions

Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for “reportable transactions.” Prospective investors should consult their tax advisors concerning any possible tax return disclosure obligation with respect to the Certificates.

99

Federal Income Tax Consequences for Certificates as to
Which No REMIC Election Is Made

General

In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as “Stripped Certificates,” the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder’s method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status

Cadwalader, Wickersham & Taft LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

(i)  A Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans .. . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

100

(ii)  A Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

(iii)  A Certificate owned by a REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder’s investment for federal income tax purposes.

Premium and Discount

Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

Premium

The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder’s interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser” rates on the Mortgage Loans. See “—Stripped Certificates” below regarding original issue discount on Stripped Certificates.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no

101

prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

Market Discount

Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the Mortgage Loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the Internal Revenue Service’s approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of

102

trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder’s cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as “Stripped Certificates.” The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see “—Recharacterization of Servicing Fees” above), and (iii) a Class of Certificates issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each Mortgage

103

Loan, including the Stripped Certificate’s allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under “—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made—General,” subject to the limitation described therein.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Seller has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Seller that Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A), “obligation[s] . . . principally secured by an interest in real property” within the meaning of Code Section

104

860G(a)(3)(A), and “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See “—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount.     Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “ Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under

105

“—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Trustee will also file such original issue

106

discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Taxation of Certain Foreign Investors

To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons (“foreign persons”) generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after
July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

Reportable Transactions

Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for “reportable transactions.” Prospective investors should consult their tax advisors concerning any possible tax return disclosure obligation with respect to the Certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to such employee benefit plans and arrangements. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as “ERISA Plans.” An individual retirement account established under Code Section 408 (an “IRA”) is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant’s employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, “Non-ERISA Plans”), are not considered ERISA Plans, but such Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, “Exempt Plans”) are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but such Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as “Benefit Plans.”

107

Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA or the Code, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

Certain Requirements Under ERISA and the Code

General

In accordance with ERISA’s general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in “Prepayment and Yield Considerations” herein.

Parties in Interest/Disqualified Persons

Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). The Depositor, the Master Servicer, any Servicer or the Trustee or certain affiliates thereof might be considered or might become “parties in interest” or “disqualified persons” with respect to an ERISA Plan. If so, the acquisition or holding of Certificates by or on behalf of such ERISA Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company’s separate or general accounts where assets in such accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Depositor, any Servicer, the Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the ERISA Plan.

Delegation of Fiduciary Duty

Further, if the assets included in a Trust Estate were deemed to constitute assets of an ERISA Plan, it is possible that an ERISA Plan’s investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term “plan assets.”

108

The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a Certificate) in such an entity.

Certain exceptions are provided in the Regulations whereby an investing ERISA Plan’s assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of all classes of equity interests are held by “benefit plan investors,” which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include “plan assets” by reason of benefit plan investments in such entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Applicability to Non-ERISA Plans

Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to “disqualified persons,” prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans. However, the administrative exemptions discussed below are not applicable to Non-ERISA Plans.

Administrative Exemptions

Individual Administrative Exemptions.

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative prohibited transaction exemptions (each, an “Underwriter’s Exemption”) which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter’s Exemption might be applicable to a Series of Certificates, the applicable Prospectus Supplement will refer to such possibility.

Among the conditions that must be satisfied for an Underwriter’s Exemption to apply are the following:

(1)  The acquisition of Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s length transaction with an unrelated party.

(2)  The Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”).

(3)  The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter.

109

(4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith.

(5)  The ERISA Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Trust Estate must also meet the following requirements:

(i)  the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

(ii)  certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the ERISA Plan’s acquisition of the Certificates; and

(iii)  certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Certificates.

If the conditions to an Underwriter’s Exemption are met, whether or not an ERISA Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by ERISA Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Moreover, an Underwriter’s Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the ERISA Plan’s investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

An Underwriter’s Exemption does not apply to ERISA Plans sponsored by the Depositor, the underwriter specified in the applicable Prospectus Supplement, the Master Servicer, the Trustee, any Servicer, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the “Restricted Group”).

110

PTE 83-1

Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts (“PTE 83-1”) permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan’s assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA or the Code.

The term “mortgage pool pass-through certificate” is defined in PTE 83-1 as “a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor.” It appears that, for purposes of PTE 83-1, the term “mortgage pool pass-through certificate” would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

PTE 83-1 sets forth “general conditions” and “specific conditions” to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Non-ERISA Plans and Exempt Plans

Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. Therefore, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of such investment under the Code or other applicable law.

111

Unrelated Business Taxable Income—Residual Certificates

The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Benefit Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511 through 515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.” In addition, prior to the transfer of a Residual Certificate, the Trustee or the Depositor may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that such transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a Benefit Plan or any other employee benefit plan or arrangement consult with their counsel regarding the consequences under ERISA, the Code or other applicable law of their acquisition and ownership of Certificates.

The sale of Certificates to a Benefit Plan or any other employee benefit plan or arrangement is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

LEGAL INVESTMENT

If so specified in the related Prospectus Supplement, certain Classes of Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only Classes of Certificates offered pursuant to this Prospectus and the related Prospectus Supplement which will qualify as “mortgage related securities” will be those that (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those Classes of Certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent

112

that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information) certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA. The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703 which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R § 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivative Activities” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the Certificates, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not

113

limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain Classes of the Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

1.  By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable Prospectus Supplement;

2.  By placements by the Depositor with investors through dealers; and

3.  By direct placements by the Depositor with investors.

If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates

114

will be obligated to purchase all such Certificates if any are purchased. The Depositor, and, if specified in the applicable Prospectus Supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

Banc of America Securities LLC (“Banc of America Securities”) is an affiliate of the Depositor. This Prospectus may be used by Banc of America Securities, to the extent required, in connection with market making transactions in Certificates. Banc of America Securities may act as a principal or agent in such transactions.

The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates of such Series.

Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser’s offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

USE OF PROCEEDS

The net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans represented by the Certificates of such Series.

LEGAL MATTERS

Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

115

RATING

It is a condition to the issuance of the Certificates of any Series offered pursuant to this Prospectus and a Prospectus Supplement that they be rated in one of the four highest categories by at least one Rating Agency.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

REPORTS TO CERTIFICATEHOLDERS

The Trustee will prepare and forward to the Certificateholders of each Series statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable Prospectus Supplement for such Series. No information contained in such reports will have been examined or reported upon by an independent public accountant. See “The Pooling and Servicing Agreement—Reports to Certificateholders.” In addition, each Servicer for each Series will furnish to the Trustee an annual statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Underlying Servicing Agreement and/or other similar agreements. See “Servicing of the Mortgage Loans—Evidence as to Compliance.” Copies of the statements provided to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Depositor to “incorporate by reference” information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Depositor files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus Supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Certificates offered hereby (including market making transactions by Banc of America Securities, an affiliate of the Depositor and the Servicer, with respect to such Series of Certificates, unless such transactions are exempt from the registration provisions of the Securities Act).

As a recipient of this Prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Depositor at 201 North Tryon Street, Charlotte, North Carolina 28255, Attention: Senior Vice President, telephone number (704) 387-8239.

WHERE YOU CAN FIND MORE INFORMATION

The Depositor filed a registration statement relating to the Certificates with the Securities and Exchange Commission (“SEC” or the “Commission”). This Prospectus is part of the registration statement, but the registration statement includes additional information.

116

Copies of the registration statement and any other materials the Depositor files with the Commission may be read and copied at the Commission’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Information concerning the operation of the Commission’s Public Reference Room may be obtained by calling the Commission at (800)SEC-0330. The Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this Prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Banc of America Mortgage Securities, Inc., 201 North Tryon Street, Charlotte, North Carolina 28255, Attention: Senior Vice President, telephone number (704) 387-8239.

117

INDEX OF SIGNIFICANT DEFINITIONS

PROSPECTUS

1
100% LTV Program	27
1986 Act	79
1998 Policy Statement	113
A
Accelerated Processing Programs	25
Accretion Directed Certificates	36
Accrual Certificates	33
Actuarial Mortgage Loan	17
Additional Collateral	21
Advances	50
All-Ready Home	26
ALTA	25
Asset Conservation Act	72
B
Balloon Loans	20
Balloon Period	20
Banc of America Securities	115
Bank of America	21
Bankruptcy Code	67
Bankruptcy Loss	35
Bankruptcy Loss Amount	35
Beneficial Owner	30
Benefit Plans	107
Book-Entry Certificates	9
Buy-Down Fund	20
Buy-Down Loans	20
C
Cash Flow Agreement	15
Cede	30
CERCLA	71
Certificate Account	46
Certificateholders	29
Certificates	6
Class	7
Cleanup Costs	71
Closing Date	28
Code	9
Commission	116
Companion Certificates	36
Component	36
Component Certificates	36
cooperatives	16
Counterparty	15
Credit Scores	25
Cut-Off Date	8

D
Deferred Interest	19
Definitive Certificates	29
Department	109
Depositor	21
Depository	46
Disqualified Organization	91
Distribution Date	8
DTC	9
DTC Participants	30
Due Date	18
Due-on-sale	73
E
EDGAR	117
electing large partnership	92
Eligible Custodial Account	47
Eligible Investments	48
ERISA	107
ERISA Plans	107
Escrow Account	51
Excess Bankruptcy Losses	35
Excess Fraud Losses	35
Excess Special Hazard Losses	35
Exempt Plans	107
F
FDIC	47
FFIEC	113
FHLBB	73
FHLMC	45
Fitch	109
Fixed Rate Certificates	39
Fixed Retained Yield	33
Floating Rate Certificates	39
FNMA	45
Foreclosure Profits	33
foreign persons	107
Fraud Loss	35
Fraud Loss Amount	35
G
Garn Act	73

118

Graduated Pay Mortgage Loans	19
Growing Equity Mortgage Loans	19
H
HOPA	70
I
Indirect DTC Participants	30
Insolvency Laws	14
Interest Only Certificates	39
Inverse Floating Rate Certificates	39
IRA	107
L
Limited or Reduced Documentation Guidelines	22
Liquidation Proceeds	47
Loan-to-Value Ratio	23
Lockout Certificates	36
M
Mark to Market Regulations	95
Master Servicer	6
Master Servicer Custodial Account	47
Master Servicing Fee	33
MERS	58
Moody’s	109
Mortgage Interest Rate	33
Mortgage Loans	16
Mortgage Notes	16
Mortgaged Properties	16
Mortgages	16
Mortgage Score	25
N
NCUA	113
Net 5 Loans	19
Net Mortgage Interest Rate	33
Non-ERISA Plans	107
Non-Pro Rata Certificate	80
Non-SMMEA Certificate	112
Non-U.S. Person	97
No Ratio Loan Program	27
Note Margin	18
Notional Amount Certificates	36
O
OCC	113
OID Regulations	80
original issue discount	80

Other Advances	49
OTS	73
P
PAC Certificates	37
PAC I Certificates	37
PAC II Certificates	37
Partial Liquidation Proceeds	32
Pass-Through Certificates	37
Pass-Through Entity	92
Pass-Through Rate	7
Paying Agent	49
PCBs	71
Percentage Interest	32
Periodic Advances	9
Planned Amortization Certificates	37
Pledged Asset Mortgage Loans	21
PMI	70
Pool Distribution Amount	32
Pooling and Servicing Agreement	28
Prepayment Assumption	81
Principal Only Certificates	39
Product Guides	24
PTE 83-1	111
R
Rate Reduction Refinance	26
Rating Agency	10
Ratio Strip Certificates	37
RCRA	72
Record Date	8
Regular Certificateholder	79
Regular Certificates	77
Regulations	109
Relief Act	70
REMIC	77
REMIC Certificates	77
REMIC Pool	77
REMIC Regulations	76
Remittance Date	47
Removed Mortgage Loan	59
Reserve Fund	40
Residual Certificates	77
Residual Holders	87
Restricted Group	110
Rules	30
S
S&P	109
Sale Agreement	57

119

Scheduled Amortization Certificates	37
Scheduled Principal Balance	59
SEC	116
Securities Act	110
Seller	16
Senior Certificates	38
Sequential Pay Certificates	38
Series	6
Servicer	6
Servicer Custodial Account	47
Servicing Fee	33
Simple Interest Mortgage Loan	17
SMMEA	112
Special Hazard Loss	35
Special Hazard Loss Amount	35
Standard Hazard Insurance Policy	53
Startup Day	78
Stated Income Program	26
Step Coupon Certificates	39
Stripped Certificateholder	105
Stripped Certificates	103
Subordinated Certificates	38
Subsidy Account	19
Subsidy Loans	19
Subsidy Payments	19
Superliens	71
Super Senior Certificates	38
Super Senior Support Certificates	38
Support Certificates	36

T
TAC Certificates	38
Targeted Amortization Certificates	38
Texas Home Equity Laws	70
Tiered Payment Mortgage Loans	19
TILA Amendment	69
Title V	74
Treasury Regulations	58
Trust	6
Trust Estate	6
Trustee	63
Trustee Fee	33
U
UCC	66
Underlying Servicing Agreement	6
Underwriter’s Exemption	109
U.S. Person	94
UST	72
V
Variable Rate Certificates	39
Voting Interests	61
W
Window Period	74
Window Period Loans	74
Window Period States	74
Withholding Regulations	97

120

Banc of America Mortgage Securities, Inc.
Depositor

Bank of America, N.A.
Seller and Servicer

$593,087,671

(Approximate)

Mortgage Pass-Through
Certificates, Series 2005-3

_______________________

PROSPECTUS SUPPLEMENT

________________________

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a Prospectus Supplement and Prospectus until ninety days following the date of this Prospectus Supplement.

Banc of America Securities LLC

March 28, 2005

================================================================================

                   BANC OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                             BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                             WELLS FARGO BANK, N.A.,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                              Dated March 30, 2005

                              --------------------

                       Mortgage Pass-Through Certificates

                                  Series 2005-3

================================================================================

________________________________________________________________________________

PRELIMINARY STATEMENT

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01      Defined Terms
Section 1.02      Interest Calculations

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01      Conveyance of Mortgage Loans
Section 2.02      Acceptance by the Trustee of the Mortgage Loans
Section 2.03      Representations, Warranties and Covenants of the Servicer
Section 2.04      Representations and Warranties of the Depositor as to the
                       Mortgage Loans
Section 2.05      Designation of Interests in the REMICs
Section 2.06      Designation of Start-up Day
Section 2.07      REMIC Certificate Maturity Date
Section 2.08      Execution and Delivery of Certificates

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01      Servicer to Service Mortgage Loans
Section 3.02      Subservicing; Enforcement of the Obligations of Servicer
Section 3.03      Fidelity Bond; Errors and Omissions Insurance
Section 3.04      Access to Certain Documentation
Section 3.05      Maintenance of Primary Insurance Policy; Claims;
                       Collections of BPP Mortgage Loan Payments
Section 3.06      Rights of the Depositor and the Trustee in Respect of the
                       Servicer
Section 3.07      Trustee to Act as Servicer
Section 3.08      Collection of Mortgage Loan Payments; Servicer Custodial
                       Account; and Certificate Account
Section 3.09      Collection of Taxes, Assessments and Similar Items;
                       Escrow Accounts
Section 3.10      Access to Certain Documentation and Information Regarding
                       the Mortgage Loans
Section 3.11      Permitted Withdrawals from the Servicer Custodial Account
                       and Certificate Account
Section 3.12    Maintenance of Hazard Insurance
Section 3.13    Enforcement of Due-On-Sale Clauses; Assumption Agreements
Section 3.14    Realization Upon Defaulted Mortgage Loans; REO Property
Section 3.15    Trustee to Cooperate; Release of Mortgage Files
Section 3.16    Documents, Records and Funds in Possession of the
            Servicer to be Held for the Trustee
Section 3.17    Servicing Compensation
Section 3.18    Annual Statement as to Compliance
Section 3.19    Annual Independent Public Accountants’ Servicing
         Statement; Financial Statements
Section 3.20    Advances
Section 3.21    Modifications, Waivers, Amendments and Consents
Section 3.22    Reports to the Securities and Exchange Commission

Section 3.23    Maintenance of the Rounding Accounts; Collections
            Thereunder
Section 3.24    Buy-Down Account; Application of Buy-Down Funds

                                   ARTICLE IV

                             SERVICER’S CERTIFICATE

Section 4.01    Servicer’s Certificate

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01    Distributions
Section 5.02    Priorities of Distributions
Section 5.03    Allocation of Losses
Section 5.04    Statements to Certificateholders
Section 5.05    Tax Returns and Reports to Certificateholders
Section 5.06    Tax Matters Person
Section 5.07    Rights of the Tax Matters Person in Respect of the Trustee
Section 5.08    REMIC Related Covenants
Section 5.09    Principal Distributions on the Special Retail Certificates
Section 5.10    Determination of LIBOR

                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01    The Certificates
Section 6.02    Registration of Transfer and Exchange of Certificates
Section 6.03    Mutilated, Destroyed, Lost or Stolen Certificates
Section 6.04    Persons Deemed Owners

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01    Respective Liabilities of the Depositor and the Servicer
Section 7.02    Merger or Consolidation of the Depositor or the Servicer
Section 7.03    Limitation on Liability of the Depositor, the Servicer
                     and Others
Section 7.04    Depositor and Servicer Not to Resign

                                  ARTICLE VIII

                                     DEFAULT

Section 8.01    Events of Default
Section 8.02    Remedies of Trustee
Section 8.03    Directions by Certificateholders and Duties of Trustee
             During Event of Default
Section 8.04    Action upon Certain Failures of the Servicer and upon
            Event of Default
Section 8.05    Trustee to Act; Appointment of Successor
Section 8.06    Notification to Certificateholders

                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01    Duties of Trustee
Section 9.02    Certain Matters Affecting the Trustee
Section 9.03    Trustee Not Liable for Certificates or Mortgage Loans
Section 9.04    Trustee May Own Certificates
Section 9.05    Eligibility Requirements for Trustee
Section 9.06    Resignation and Removal of Trustee
Section 9.07    Successor Trustee
Section 9.08    Merger or Consolidation of Trustee
Section 9.09    Appointment of Co-Trustee or Separate Trustee
Section 9.10    Authenticating Agents
Section 9.11    Trustee’s Fees and Expenses
Section 9.12    Appointment of Custodian
Section 9.13    Paying Agents
Section 9.14    Limitation of Liability
Section 9.15    Trustee May Enforce Claims Without Possession of
            Certificates
Section 9.16    Suits for Enforcement
Section 9.17    Waiver of Bond Requirement
Section 9.18    Waiver of Inventory, Accounting and Appraisal Requirement

                                    ARTICLE X

                                   TERMINATION

Section 10.01    Termination upon Purchase by the Depositor or Liquidation
              of All Mortgage Loans
Section 10.02    Additional Termination Requirements

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01    Amendment
Section 11.02    Recordation of Agreement
Section 11.03    Limitation on Rights of Certificateholders
Section 11.04    Governing Law
Section 11.05    Notices
Section 11.06    Severability of Provisions
Section 11.07    Certificates Nonassessable and Fully Paid
Section 11.08    Access to List of Certificateholders
Section 11.09    Recharacterization

EXHIBITS

Exhibit A-1-A-1  -  Form of Face of Class 1-A-1 Certificate
Exhibit A-1-A-2  -  Form of Face of Class 1-A-2 Certificate
Exhibit A-1-A-3  -  Form of Face of Class 1-A-3 Certificate
Exhibit A-1-A-4  -  Form of Face of Class 1-A-4 Certificate
Exhibit A-1-A-5  -  Form of Face of Class 1-A-5 Certificate
Exhibit A-1-A-6  -  Form of Face of Class 1-A-6 Certificate
Exhibit A-1-A-7  -  Form of Face of Class 1-A-7 Certificate
Exhibit A-1-A-8  -  Form of Face of Class 1-A-8 Certificate
Exhibit A-1-A-9  -  Form of Face of Class 1-A-9 Certificate
Exhibit A-1-A-10 -  Form of Face of Class 1-A-10 Certificate
Exhibit A-1-A-11 -  Form of Face of Class 1-A-11 Certificate
Exhibit A-1-A-12 -  Form of Face of Class 1-A-12 Certificate
Exhibit A-1-A-13 -  Form of Face of Class 1-A-13 Certificate
Exhibit A-1-A-15 -  Form of Face of Class 1-A-15 Certificate
Exhibit A-1-A-16 -  Form of Face of Class 1-A-16 Certificate
Exhibit A-1-A-17 -  Form of Face of Class 1-A-17 Certificate

Exhibit A-1-A-18 -  Form of Face of Class 1-A-18 Certificate
Exhibit A-1-A-19 -  Form of Face of Class 1-A-19 Certificate
Exhibit A-1-A-20 -  Form of Face of Class 1-A-20 Certificate
Exhibit A-1-A-21 -  Form of Face of Class 1-A-21 Certificate
Exhibit A-1-A-22 -  Form of Face of Class 1-A-22 Certificate
Exhibit A-1-A-23 -  Form of Face of Class 1-A-23 Certificate
Exhibit A-1-A-24 -  Form of Face of Class 1-A-24 Certificate
Exhibit A-1-A-25 -  Form of Face of Class 1-A-25 Certificate
Exhibit A-1-A-26 -  Form of Face of Class 1-A-26 Certificate
Exhibit A-1-A-27 -  Form of Face of Class 1-A-27 Certificate
Exhibit A-1-A-28 -  Form of Face of Class 1-A-28 Certificate
Exhibit A-1-A-29 -  Form of Face of Class 1-A-29 Certificate
Exhibit A-1-A-30 -  Form of Face of Class 1-A-30 Certificate
Exhibit A-1-A-31 -  Form of Face of Class 1-A-31 Certificate
Exhibit A-1-A-32 -  Form of Face of Class 1-A-32 Certificate
Exhibit A-1-A-R  -  Form of Face of Class 1-A-R Certificate
Exhibit A-1-A-IO -  Form of Face of Class 1-A-IO Certificate
Exhibit A-2-A-1  -  Form of Face of Class 2-A-1 Certificate
Exhibit A-2-A-2  -  Form of Face of Class 2-A-2 Certificate
Exhibit A-2-A-3  -  Form of Face of Class 2-A-3 Certificate
Exhibit A-2-A-4  -  Form of Face of Class 2-A-4 Certificate
Exhibit A-2-A-IO -  Form of Face of Class 2-A-IO Certificate
Exhibit A-30-PO  -  Form of Face of Class 30-PO Certificate
Exhibit B-1-B-1  -  Form of Face of Class 1-B-1 Certificate
Exhibit B-1-B-2  -  Form of Face of Class 1-B-2 Certificate
Exhibit B-1-B-3  -  Form of Face of Class 1-B-3 Certificate
Exhibit B-1-B-4  -  Form of Face of Class 1-B-4 Certificate
Exhibit B-1-B-5  -  Form of Face of Class 1-B-5 Certificate
Exhibit B-1-B-6  -  Form of Face of Class 1-B-6 Certificate
Exhibit B-2-B-1  -  Form of Face of Class 2-B-1 Certificate
Exhibit B-2-B-2  -  Form of Face of Class 2-B-2 Certificate
Exhibit B-2-B-3  -  Form of Face of Class 2-B-3 Certificate
Exhibit B-2-B-4  -  Form of Face of Class 2-B-4 Certificate
Exhibit B-2-B-5  -  Form of Face of Class 2-B-5 Certificate
Exhibit B-2-B-6  -  Form of Face of Class 2-B-6 Certificate
Exhibit C        -  Form of Reverse of all Certificates
Exhibit D-1      -  Mortgage Loan Schedule (Loan Group 1)
Exhibit D-2      -  Mortgage Loan Schedule (Loan Group 2)
Exhibit E        -  Request for Release of Documents
Exhibit F        -  Form of Certification of Establishment of Account
Exhibit G-1      -  Form of Transferor’s Certificate
Exhibit G-2A     -  Form 1 of Transferee’s Certificate
Exhibit G-2B     -  Form 2 of Transferee’s Certificate
Exhibit H        -  Form of Transferee Representation Letter for ERISA
                    Restricted Certificates
Exhibit I        -  Form of Affidavit Regarding Transfer of the Residual
                    Certificate
Exhibit J        -  Contents of Servicing File
Exhibit K        -  Form of Special Servicing Agreement
Exhibit L        -  List of Recordation States
Exhibit M        -  Form of Initial Certification
Exhibit N        -  Form of Final Certification
Exhibit O        -  Form of Sarbanes-Oxley Certification
Exhibit P        -  Form of Trustee’s Certification
Exhibit Q        -  PAC Principal Balance Table
Exhibit R        -  TAC Principal Balance Table

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated March 30, 2005, is
Exhibit A-1-A-18 -  Form of Face of Class 1-A-18 Certificate
hereby executed by and among BANC OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"),
BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and WELLS FARGO BANK, N.A., as trustee (together with its permitted successors and assigns, the "Trustee").

                         W I T N E S S E T H  T H A T:

            In consideration of the mutual agreements herein contained, the
Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the
Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC," "Group 1 Lower-Tier REMIC" and the
"Group 2 Lower-Tier REMIC" and each, a "REMIC"; the Group 1 Lower-Tier REMIC and
Group 2 Lower-Tier REMIC are sometimes referred to collectively as the
"Lower-Tier REMICs"). The Class A Certificates (other than the Class 1-A-R and
Class 30-PO Certificates) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC. The Class 1-30-PO Component and Class
2-30-PO Component (each a "PO Component" or "Component") shall also constitute
"regular interests" in the Upper-Tier REMIC. The Uncertificated Lower-Tier
Interests shall constitute the "regular interests" in the Lower-Tier REMICs, as detailed in the definition of "Uncertificated Lower-Tier Interest." The Class
R-L1 Interest shall constitute the "residual interest" in the Group 1 Lower-Tier
REMIC. The Class R-L2 Interest shall constitute the "residual interest" in the
Group 2 Lower-Tier REMIC. The Class R-U Interest shall constitute the "residual interest" in the Upper-Tier REMIC. The Class 1-A-R Certificate shall represent ownership of the Class R-L1 Interest, the Class R-L2 Interest and the Class R-U
Interest. The Certificates and the Uncertificated Lower-Tier Interests will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date. The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of
Certificates shall be issuable

                                                                                                                                 Integral
                                      Initial Class                  Pass-                                        Multiples in
                           Certificate Balance or         Through              Minimum          Excess of
   Classes(1)            Notional Amount              Rate           Denomination        Minimum
--------------------       ----------------------            ---------             --------------           --------------

Class 1-A-1                     $14,420,000.00              5.500%               $1,000             $1,000
Class 1-A-2                          $125,000.00              5.500%               $1,000             $1,000
Class 1-A-3                       $2,100,000.00              5.500%               $1,000             $1,000
Class 1-A-4                          $680,000.00              5.500%               $1,000             $1,000
Class 1-A-5                       $3,256,500.00              5.500%               $1,000             $1,000(2)
Class 1-A-6                       $4,550,000.00                (3)                     $1,000             $1,000
Class 1-A-7                       $2,283,227.00              5.500%        $1,000,000                 $1
Class 1-A-8                       $1,410,000.00               (4)                      $1,000             $1,000
Class 1-A-9                       $2,200,000.00               (5)                      $1,000             $1,000
Class 1-A-10                     $4,000,000.00              5.500%               $1,000             $1,000
Class 1-A-11                     $2,373,000.00              5.500%               $1,000             $1,000
Class 1-A-12                     $6,000,000.00              5.250%               $1,000             $1,000
Class 1-A-13                     $1,000,000.00              7.000%               $1,000             $1,000
Class 1-A-15                   $10,000,000.00              5.500%               $1,000                 $1

Class 1-A-16                     $4,800,000.00              5.500%               $1,000             $1,000
Class 1-A-17                     $3,200,000.00              5.500%               $1,000             $1,000
Class 1-A-18                   $10,000,000.00              5.000%               $1,000                 $1
Class 1-A-19                   $30,231,000.00              5.250%               $1,000                 $1
Class 1-A-20                   $29,264,000.00              5.500%               $1,000                 $1
Class 1-A-21                   $22,137,000.00              5.500%               $1,000                 $1
Class 1-A-22                     $1,314,000.00              5.500%               $1,000                 $1
Class 1-A-23                     $1,307,000.00              5.500%               $1,000                 $1
Class 1-A-24                   $20,866,500.00              5.500%               $1,000                 $1
Class 1-A-25                   $40,000,000.00              5.500%               $1,000                 $1
Class 1-A-26                   $50,000,000.00              5.500%               $1,000                 $1
Class 1-A-27                   $28,565,000.00              5.500%               $1,000                 $1
Class 1-A-28                     $5,709,000.00              5.500%               $1,000                 $1
Class 1-A-29                   $15,275,000.00              5.500%               $1,000                 $1
Class 1-A-30                     $1,098,000.00              5.500%               $1,000                 $1
Class 1-A-31                   $38,134,000.00              5.500%               $1,000                 $1
Class 1-A-32                     $1,548,000.00              5.500%               $1,000                 $1
Class 1-A-R                                $100.00              5.500%                  $100                N/A
Class 1-A-IO                    $4,615,366.00              5.500%        $1,000,000                 $1
Class 2-A-1                    $21,583,000.00              5.500%               $1,000                 $1
Class 2-A-2                  $165,542,000.00              5.500%               $1,000                 $1
Class 2-A-3                    $31,907,000.00              5.500%               $1,000                 $1
Class 2-A-4                      $1,136,000.00              5.500%               $1,000                 $1
Class 2-A-IO                   $3,368,235.00              5.500%         $1,000,000                 $1
Class 30-PO                              (6)                          (6)                   $25,000                 $1
Class 1-B-1                      $6,640,000.00              5.500%              $25,000                 $1
Class 1-B-2                      $1,844,000.00              5.500%              $25,000                 $1
Class 1-B-3                      $1,107,000.00              5.500%              $25,000                 $1
Class 1-B-4                         $738,000.00              5.500%              $25,000                 $1
Class 1-B-5                         $553,000.00              5.500%              $25,000                 $1
Class 1-B-6                         $553,883.00              5.500%              $25,000                 $1
Class 2-B-1                      $3,749,000.00              5.500%              $25,000                 $1
Class 2-B-2                      $1,363,000.00              5.500%              $25,000                 $1
Class 2-B-3                         $682,000.00              5.500%              $25,000                 $1
Class 2-B-4                         $454,000.00              5.500%              $25,000                 $1
Class 2-B-5                         $341,000.00              5.500%              $25,000                 $1
Class 2-B-6                         $340,955.00              5.500%              $25,000                 $1

                                                                                                                                   Integral
                                                                             Pass-                                            Multiples
                                   Initial Component        Through           Minimum             In Excess
   Components                     Balance                 Rate           Denomination          Of Minimum
--------------------        ----------------------          ---------             --------------             --------------
Class 1-30-PO                 $1,884,219.00              (6)                 $25,000                 $1
Class 2-30-PO                      $87,352.00              (6)                 $25,000                 $1

(1)   There are no Class 1-A-14 Certificates.

(2)   In order to aggregate the initial Class Certificate Balance, one
      Certificate of such Class will be issued in an integral multiple of less than $1,000.

(3)   During the initial Interest Accrual Period, interest will accrue on the
      Class 1-A-6 Certificates at the rate of 3.920% per annum. During each
      Interest Accrual Period thereafter, interest will accrue on the Class
      1-A-6 Certificates at a per annum rate equal to (i) 1.200% plus (ii)
      LIBOR, subject to a minimum rate of 1.200% and a maximum rate of 7.000%.

(4)   During the initial Interest Accrual Period, interest will accrue on the
      Class 1-A-8 Certificates at the rate of 8.13333332% per annum. During each
      Interest Accrual Period thereafter, interest will accrue on the Class
      1-A-8 Certificates at a per annum rate equal to (i) 12.66666666% minus
      (ii) the product of 1.66666667 and LIBOR, subject to a minimum rate of
      3.000% and a maximum rate of 12.66666666%.

(5)   During the initial Interest Accrual Period, interest will accrue on the
      Class 1-A-9 Certificates at the rate of 7.080% per annum. During each
      Interest Accrual Period thereafter, interest will accrue on the Class
      1-A-9 Certificates at a per annum rate equal to (i) 9.800% minus (ii)
      LIBOR, subject to a minimum rate of 4.000% and a maximum rate of 9.800%.

(6)   The Class 30-PO Certificates will be deemed for purposes of the distribution of principal to consist of two components described in the table. The Components are not severable.

(7)   The Class 1-30-PO and Class 2-30-PO Components will be principal-only
      Components and will not bear interest.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accretion Termination Date: The earlier to occur of (A) the
Distribution Date following the Distribution Date on which the Class Certificate
Balance of the Class 1-A-29 Certificates has been reduced to zero or (B) the
Senior Credit Support Depletion Date for Group 1.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month’s interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate on the applicable Class
Certificate Balance or Notional Amount.

            Adjusted Pool Amount: With respect to any Distribution Date and Loan
Group, the Cut-off Date Pool Principal Balance of the Mortgage Loans in such
Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments,
Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to
Holders of the Certificates on such Distribution Date and all prior Distribution
Dates and (ii) the principal portion of all Realized Losses (other than Debt
Service Reductions) incurred on the Mortgage Loans in such Loan Group from the
Cut-off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (Non-PO Portion): With respect to any
Distribution Date and Loan Group, the difference between the Adjusted Pool
Amount and the Adjusted Pool Amount (PO Portion).

            Adjusted Pool Amount (PO Portion): With respect to any Distribution
Date and Loan Group, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans of such Loan Group: the product of (i) the PO
Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-off
Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan
(including, without limitation, amounts received as Monthly Payments, Periodic
Advances, Principal Prepayments, Liquidation Proceeds and Substitution
Adjustment Amounts) and distributed to Holders of the Certificates on such
Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such
Mortgage Loan from the Cut-off Date through the end of the month preceding such
Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date and
Loan Group, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i)
Principal Prepayments and Liquidation Proceeds received or made on the Mortgage
Loans in such Loan Group in the month of such Distribution Date and (ii)
payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related
Due Date.

            Ancillary Income: All prepayment premiums (if any), assumption fees, late payment charges and all other ancillary income and fees with respect to the
Mortgage Loans.

            Appraised Value: With respect to any Mortgaged Property, either (i)
the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related
Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor’s obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents: As defined in Section 9.10.

            Bank of America: Bank of America, N.A., a national banking association, or its successor in interest.

            Book-Entry Certificate: Any Class of Certificates other than the
Physical Certificates.

            BPP Mortgage Loan: Any Mortgage Loan which includes a Borrowers
Protection Plan(R) addendum to the related Mortgage Note whereby Bank of America agrees to cancel (i) certain payments of principal and interest on such Mortgage
Loan for up to twelve months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of the Mortgage Loan upon the accidental death of the Mortgagor; provided that such Borrowers
Protection Plan(R) has not been terminated in accordance with its terms.

            BPP Mortgage Loan Payment: With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total Covered Amount, if any, payable by Bank of
America pursuant to Section 5 of the Mortgage Loan Purchase Agreement.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii)
a day on which banking institutions in the State of North Carolina, the State of
New York, the State of Minnesota, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Buy-Down Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.24.

            Buy-Down Agreement: An agreement governing the application of
Buy-Down Funds with respect to a Buy-Down Mortgage Loan.

            Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor’s monthly payment during the initial years of a Buy-Down Mortgage Loan.

            Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided from Buy-Down Funds.

            Calculated Principal Distribution: As defined in Section 5.03(d).

            Certificate: Any of the Banc of America Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 2005-3 that are issued pursuant to this Agreement.

            Certificate Account: The Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered holders of Banc of America Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 2005-3." The Certificate Account
shall be deemed to consist of three sub-accounts; one for each Group and a third sub-account referred to herein as the Upper-Tier Certificate Sub-Account. Funds in the Certificate Account shall be held in trust for the Holders of the
Certificates of such Group for the uses and purposes set forth in this
Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage
Interest of such Certificate and the Class Certificate Balance of the Class of
Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the
Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section
6.02.

            Certificate Registrar: The registrar appointed pursuant to Section
6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Certification: As defined in Section 3.22(b).

            Class: As to the Certificates, the Class 1-A-1, Class 1-A-2, Class

1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class
1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-15,
Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class
1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26,
Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class
1-A-32, Class 1-A-R, Class 1-A-IO, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
2-A-4, Class 2-A-IO, Class 30-PO, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class
1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class
2-B-4, Class 2-B-5 and Class 2-B-6, as the case may be.

            Class 1-A-7 Notional Amount: As to any Distribution Date and the
Class 1-A-7 Certificates, the sum of (i) 9.0909090909% of the Class Certificate
Balance of the Class 1-A-18 Certificates and (ii) 4.5454545455% of the Class
Certificate Balance of the Class 1-A-19 Certificates.

            Class 1-A-21 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the amount, if any, by which the Class Certificate Balance of the Class 1-A-21 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section
5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 1-A-22 Loss Allocation Amount: With respect to any
Distribution Date after the Senior Credit Support Depletion Date for Group 1, the lesser of (a) the Class Certificate Balance of the Class 1-A-22 Certificates
with respect to such Distribution Date prior to any reduction for the Class
1-A-22 Loss Allocation Amount and (b) the Class 1-A-21 Loss Amount with respect to such Distribution Date.

            Class 1-A-24 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the amount, if any, by which the Class Certificate Balance of the Class 1-A-24 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section
5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 1-A-28 Accrual Distribution Amount: For any Distribution Date
and the Class 1-A-28 Certificates prior to the Accretion Termination Date, an amount with respect to such Class equal to the sum of (i) the amount allocated but not currently distributable as interest to such Class pursuant to Section
5.02(a)(ii) that is attributable to clause (i) of the definition of "Interest
Distribution Amount," and (ii) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(ii) that is attributable to clause (ii) of the definition of "Interest Distribution Amount."

            Class 1-A-30 Loss Allocation Amount: With respect to any
Distribution Date after the Senior Credit Support Depletion Date for Group 1, the lesser of (a) the Class Certificate Balance of the Class 1-A-30 Certificates
with respect to such Distribution Date prior to any reduction for the Class
1-A-30 Loss Allocation Amount and (b) the Class 1-A-24 Loss Amount with respect to such Distribution Date.

            Class 1-A-31 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the amount, if any, by which the Class Certificate Balance of the Class 1-A-31 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section
5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 1-A-32 Loss Allocation Amount: With respect to any
Distribution Date after the Senior Credit Support Depletion Date for Group 1, the lesser of (a) the Class Certificate Balance of the Class 1-A-32 Certificates
with respect to such Distribution Date prior to any reduction for the Class
1-A-32 Loss Allocation Amount and (b) the Class 1-A-31 Loss Amount with respect to such Distribution Date.

            Class 1-A-IO Notional Amount: As to any Distribution Date and the
Class 1-A-IO Certificates, the product of (i) the aggregate Stated Principal
Balance of the Group 1 Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest
Rates of the Group 1 Premium Mortgage Loans (based on the Stated Principal
Balances of the Group 1 Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 5.500% and (b) the denominator of which is equal to 5.500%.

            Class 1-B Certificates: The Class 1-B-1, Class 1-B-2, Class 1-B-3,
Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates.

            Class 2-A-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the amount, if any, by which the Class Certificate Balance of the Class 2-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section
5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 2-A-4 Loss Allocation Amount: With respect to any Distribution
Date after the Senior Credit Support Depletion Date for Group 2, the lesser of
(a) the Class Certificate Balance of the Class 2-A-4 Certificates with respect to such Distribution Date prior to any reduction for the Class 2-A-4 Loss
Allocation Amount and (b) the Class 2-A-1 Loss Amount with respect to such
Distribution Date.

            Class 2-A-IO Notional Amount: As to any Distribution Date and the
Class 2-A-IO Certificates, the product of (i) the aggregate Stated Principal
Balance of the Group 2 Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest
Rates of the Group 2 Premium Mortgage Loans (based on the Stated Principal
Balances of the Group 2 Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 5.500% and (b) the denominator of which is equal to 5.500%.

            Class 2-B Certificates: The Class 2-B-1, Class 2-B-2, Class 2-B-3,
Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Class Certificate Balance: With respect to any Class (other than the
Class 1-A-7, Class 1-A-IO, Class 2-A-IO and Class 30-PO Certificates) and any
date of determination, subject to Section 5.03(f), the Initial Class Certificate
Balance of such Class (plus, in the case of the Class 1-A-28 Certificates, any
Class 1-A-28 Accrual Distribution Amounts previously added thereto) minus (A)
the sum of (i) all distributions of principal made with respect thereto
(including in the case of any Class of Class 1-B or Class 2-B Certificates, any
principal otherwise payable to such Class of Class 1-B or Class 2-B Certificates used to pay any PO Deferred Amounts), (ii) all other reductions in Class
Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and
(iii) in the case of the Class 1-A-22, Class 1-A-30, Class 1-A-32 and Class
2-A-4 Certificates, any reduction allocated thereto pursuant to Section 5.03(e)
plus (B) the sum of (x) all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (y) in the case of the Class
1-A-22, Class 1-A-30, Class 1-A-32 and Class 2-A-4 Certificates, any increases allocated thereto pursuant to Section 5.03(e). The Class 1-A-7, Class 1-A-IO and
Class 2-A-IO Certificates are Interest-Only Certificates and have no Class
Certificate Balance. The Class Certificate Balance of the Class 30-PO
Certificates as of any date of determination shall equal the sum of the
Component Balances of the PO Components.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class (or, in the case of the Class 1-A-28
Certificates prior to the Accretion Termination Date, the amount included in the
Class 1-A-28 Accrual Distribution Amount pursuant to clause (i) of the definition thereof, but not distributed as interest on the Class 1-A-28
Certificates) on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class IO Certificates: Either the Class 1-A-IO or Class 2-A-IO
Certificates.

            Class Unpaid Interest Shortfall: As to any Distribution Date and
each interest-bearing Class, the amount by which the aggregate Class Interest
Shortfalls for such Class (or, in the case of the Class 1-A-28 Certificates prior to the Accretion Termination Date, the amount included in the Class 1-A-28
Accrual Distribution Amount pursuant to clause (ii) of the definition thereof, but not distributed as interest on the Class 1-A-28 Certificates) on prior
Distribution Dates exceeds the amount of interest actually distributed on such
Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: March 30, 2005.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: With respect to any Distribution Date and
Loan Group, the least of (a) the aggregate Servicing Fee for such Distribution
Date and Loan Group (before giving effect to any reduction pursuant to Section
3.17), (b) the Prepayment Interest Shortfall for such Distribution Date and Loan
Group and (c) one-twelfth of 0.25% of the Pool Stated Principal Balance of the
Loan Group.

            Component: As defined in the Preliminary Statement.

            Component Balance: With respect to any PO Component and any date of determination, the Initial Component Balance of such Component minus the sum of
(i) all distributions of principal made with respect thereto and (ii) all reductions in Component Balance previously allocated thereto pursuant to Section
5.03(b).

            Co-op Shares: Shares issued by private non-profit housing
corporations.

            Corporate Trust Office: The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: Corporate Trust Services - BOAMS 2005-3, and for
certificate transfer purposes is located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BOAMS
2005-3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

            Corresponding Upper-Tier Class, Classes or Component: As to the
following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier
Class, Classes or Component, as follows:

                                                                              Corresponding Upper-Tier Class, Classes or
   Uncertificated Lower-Tier Interest*                                        Component
-------------------------------------------------                     -----------------------------------------------

Class 1-A-L1 Interest                Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                                              1-A-4, Class 1-A-5, Class 1-A-10, Class
                                                      1-A-11, Class 1-A-15, Class 1-A-16, Class
                                                                                      1-A-17, Class 1-A-20, Class 1-A-21,  Class
                                                                                      1-A-22, Class 1-A-23, Class 1-A-24, Class
                                                                                      1-A-25, Class 1-A-26, Class 1-A-27, Class
                                                                                      1-A-28, Class 1-A-29, Class 1-A-30, Class
                                                                                      1-A-31 and Class 1-A-32 Certificates
                                                                                      Class 1-A-6, Class 1-A-8 and Class 1-A-9
Class 1-A-L6 Interest                                                Certificates
Class 1-A-L12 Interest                                              Class 1-A-12 Certificates
Class 1-A-L13 Interest                                              Class 1-A-13 Certificates
                                                                                     Class 1-A-7, Class 1-A-18 and Class 1-A-19
Class 1-A-L18 Interest                                              Certificates
Class 1-A-LUR Interest                                            Class 1-A-R Certificate
Class 1-A-LIO Interest                                             Class 1-A-IO Certificates
Class 1-A-LPO Interest                                            Class 1-30-PO Component
                                                                                     Class 2-A-1, Class 2-A-2, Class 2-A-3
Class 2-A-L1 Interest                                                 and Class 2-A-4 Certificates
Class 2-A-LIO Interest                                             Class 2-A-IO Certificates
Class 2-A-LPO Interest                                            Class 2-30-PO Component
Class 1-B-L1 Interest                                                Class 1-B-1 Certificates
Class 1-B-L2 Interest                                                Class 1-B-2 Certificates
Class 1-B-L3 Interest                                                Class 1-B-3 Certificates
Class 1-B-L4 Interest                                                Class 1-B-4 Certificates
Class 1-B-L5 Interest                                                Class 1-B-5 Certificates
Class 1-B-L6 Interest                                                Class 1-B-6 Certificates
Class 2-B-L1 Interest                                                Class 2-B-1 Certificates
Class 2-B-L2 Interest                                                Class 2-B-2 Certificates
Class 2-B-L3 Interest                                                Class 2-B-3 Certificates
Class 2-B-L4 Interest                                                Class 2-B-4 Certificates
Class 2-B-L5 Interest                                                Class 2-B-5 Certificates
Class 2-B-L6 Interest                                                Class 2-B-6 Certificates

* Uncertificated Lower-Tier Interests beginning with the numeral "1" will be assets of the Group 1 Lower-Tier REMIC. Uncertificated Lower-Tier Interests
beginning with the numeral "2" will be assets of the Group 2 Lower-Tier REMIC.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the
Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-off Date: March 1, 2005.

            Cut-off Date Pool Principal Balance: For each Loan Group, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such
Loan Group, which is $368,883,203.28 for Loan Group 1 and $227,185,307.39 for
Loan Group 2.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any
Determination Date, the excess of (i) the Monthly Payment due on the related Due
Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such
Due Date by the Mortgagor as established by a court of competent jurisdiction
(pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy
Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Deceased Holder: A Certificate Owner of a Special Retail Certificate
who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee and the
Depository Participant a certified copy of the death certificate and any additional evidence of death satisfactory to the Trustee and the Depository
Participant and any tax waivers requested by the Trustee and the Depository
Participant.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Section 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination
Date, the excess of (i) the then outstanding indebtedness under such Mortgage
Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the
Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Banc of America Mortgage Securities, Inc., a
Delaware corporation, or its successor in interest, as depositor of the Trust
Estate.

            Depository: The Depository Trust Company, the nominee of which is
Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the
month of the related Distribution Date or, if such 16th day is not a Business
Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Group 1 Discount Mortgage Loan or Group
2 Discount Mortgage Loan.

            Distribution Date: The 25th day of each month beginning in April
2005 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company)
have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of
Counsel delivered to the Trustee and to each Rating Agency, the
Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Bank of America.

            ERISA: The Employee Retirement Income Security Act of 1974, as
amended.

            ERISA Restricted Certificates: Any Class 1-B-4, Class 1-B-5, Class
1-B-6, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificate.

            Escrow Account: As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments,
Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Events of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage
Loan received in the calendar month in which such Mortgage Loan became a
Liquidated Mortgage Loan, net of any amounts previously reimbursed to the

Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such
Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement
Act of 1989, as amended.

            Fitch: Fitch Ratings, or any successor thereto.

            FNMA: Fannie Mae, or any successor thereto.

            Form 10-K: As defined in Section 3.22(a).

            Fractional Interest: As defined in Section 5.02(d).

            Group: Either of Group 1 or Group 2.

            Group 1: The Group 1 Senior Certificates, Class 1-30-PO Component
and Class 1-B Certificates.

            Group 1 Discount Mortgage Loan: A Group 1 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is less than 5.500% per annum.

            Group 1 Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 1 Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account with respect to the Group 1
Mortgage Loans (other than amounts held in respect of the Upper-Tier Certificate
Sub-Account), the insurance policies, if any, relating to a Group 1 Mortgage
Loan and property which secured a Group 1 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

            Group 1 Premium Mortgage Loan: A Group 1 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is equal to or greater than
5.500% per annum.

            Group 1 Priority Amount: As to any Distribution Date, the lesser of
(i) the sum of the Class Certificate Balances of the Class 1-A-24 and Class
1-A-30 Certificates and (ii) the product of (a) the Non-PO Principal Amount for

Loan Group 1, (b) the Shift Percentage and (c) the Group 1 Priority Percentage.

            Group 1 Priority Percentage: As to any Distribution Date, the
percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the sum of the Class Certificate Balances of the Class
1-A-24 and Class 1-A-30 Certificates immediately prior to such date and the denominator of which is the Pool Stated Principal Balance (Non-PO Portion) for
Loan Group 1.

            Group 1 Senior Certificates: Class 1-A-1, Class 1-A-2, Class 1-A-3,
Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9,
Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-15, Class
1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21,
Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26, Class
1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32,
Class 1-A-R and Class 1-A-IO Certificates.

            Group 2: The Group 2 Senior Certificates, Class 2-30-PO Component
and the Class 2-B Certificates.

            Group 2 Discount Mortgage Loan: A Group 2 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is less than 5.500% per annum.

            Group 2 Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 2 Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account with respect to the Group 2
Mortgage Loans (other than amounts held in respect of the Upper-Tier Certificate
Sub-Account), the insurance policies, if any, relating to a Group 2 Mortgage
Loan and property which secured a Group 2 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

            Group 2 Premium Mortgage Loan: A Group 2 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is equal to or greater than
5.500% per annum.

            Group 2 Priority Amount: As to any Distribution Date, the lesser of
(i) the sum of the Class Certificate Balances of the Class 2-A-1 and Class 2-A-4
Certificates and (ii) the product of (a) the Non-PO Principal Amount for Loan
Group 1, (b) the Shift Percentage and (c) the Group 2 Priority Percentage.

            Group 2 Priority Percentage: As to any Distribution Date, the
percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the sum of the Class Certificate Balances of the Class
2-A-1 and Class 2-A-4 Certificates immediately prior to such date and the denominator of which is the Pool Stated Principal Balance (Non-PO Portion) for
Loan Group 2.

            Group 2 Senior Certificates: Class 2-A-1, Class 2-A-2, Class 2-A-3,
Class 2-A-4 and Class 2-A-IO Certificates.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Indirect Depository Participant: A broker, dealer, bank or other financial institution or other Person maintaining a custodial relationship with a Depository Participant.

            Initial Class Certificate Balance: As to each Class of Certificates
(other than the Class 1-A-7, Class 1-A-IO, Class 2-A-IO and 30-PO Certificates),
the Class Certificate Balance set forth in the Preliminary Statement. Class
1-A-7, Class 1-A-IO and Class 2-A-IO Certificates are Interest-Only Certificates
and have no Initial Class Certificate Balance. The Initial Class Certificate
Balance of the Class 30-PO Certificates is the sum of the Initial Component
Balances for the Class 1-30-PO and Class 2-30-PO Components.

            Initial Component Balance: As to each PO Component, the Component
Balance set forth in the Preliminary Statement.

            Initial Notional Amount: As to each Class of Interest-Only
Certificates, the Notional Amount set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the
Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any
Insurance Policy, in each case other than any amount included in such Insurance
Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class 30-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to, but not including, the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest- bearing Class, the sum of (i) the Accrued Certificate Interest,
subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid
Interest Shortfall for such Class.

            Interest-Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class 1-A-7,
Class 1-A-IO and Class 2-A-IO Certificates are the only Classes of Interest-Only
Certificates.

            Interest Settlement Rate: As defined in Section 5.09.

            LIBOR: As to any Distribution Date, the arithmetic mean of the
London Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Trustee in accordance with Section 5.09.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England or the City of New
York.

            LIBOR Certificates: Any of the Class 1-A-6, Class 1-A-8 or Class
1-A-9 Certificates.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the
Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such
Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted
Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a
Mortgaged Property and any other proceeds received in connection with an REO
Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Living Holder: A Certificate Owner of a Special Retail Certificate
other than a Deceased Holder.

            Loan Group: Either of Loan Group 1 or Loan Group 2.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 1 Senior Percentage: With respect to any Distribution
Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Group 1 Senior Certificates (but not
the PO Component) immediately prior to such Distribution Date by the Pool Stated
Principal Balance (Non-PO Portion) of Loan Group 1 with respect to such
Distribution Date.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan Group 2 Senior Percentage: With respect to any Distribution
Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Group 2 Senior Certificates (but not
the PO Component) immediately prior to such Distribution Date by the Pool Stated
Principal Balance (Non-PO Portion) of Loan Group 2 with respect to such
Distribution Date.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 5.02(a).

            Lower-Tier REMICs: The Group 1 Lower-Tier REMIC and the Group 2
Lower-Tier REMIC.

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Covered Amount: As defined in the Mortgage Loan Purchase
Agreement.

            Monthly Form 8-K: As defined in Section 3.22(a).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt
Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan or the Monthly Covered Amount representing such scheduled monthly payment.

            Moody’s: Moody’s Investors Service, Inc., or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage
Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase
Agreement, dated March 30, 2005, between Bank of America, as seller, and the
Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage
Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1 and
Exhibit D-2, setting forth the following information with respect to each
Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the
date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off
Date; (x) the paid-through date; (xi) the original principal amount of the
Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii)
a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; (xv) the Appraised Value; and (xvi) the closing date of such Mortgage Loan. With respect to the Mortgage Loans in the aggregate, the
Mortgage Loan Schedule shall set forth the following information, as of the
Cut-off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average
Mortgage Interest Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan
Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage
Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution
Date, such Mortgage Loan’s Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by (i)
the Servicing Fee Rate and (ii) the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction
(expressed as a percentage), the numerator of which is the Net Mortgage Interest
Rate as of the Cut-off Date of such Discount Mortgage Loan and the denominator of which is 5.500% for each Group 1 Discount Mortgage Loan and Group 2 Discount
Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan,
100%.

            Non-PO Principal Amount: As to any Distribution Date and Loan Group,
the sum of (i) the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the
Depositor pursuant to this Agreement as of such Distribution Date, (c) any
Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any
Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date; and (ii) the Non-PO Recovery for such Distribution Date.

            Non-PO Recovery: As to any Distribution Date and Loan Group, the
amount of all Recoveries received with respect to such Loan Group during the calendar month preceding the month of such Distribution Date less the PO
Recovery with respect to such Loan Group for such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the
amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds
Compensating Interest for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notional Amount: With respect to: (i) the Class 1-A-7 Certificates and any date of determination, the Class 1-A-7 Notional Amount, (ii) the Class
1-A-IO Certificates and any date of determination, the Class 1-A-IO Notional
Amount and (iii) the Class 2-A-IO Certificates and any date of determination, the Class 2-A-IO Notional Amount.

            OCC: The Office of the Comptroller of the Currency.

            Offered Certificates: The Senior Certificates, Class 1-B-1, Class
1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates.

            Officer’s Certificate: A certificate signed by the Chairman of the
Board, Vice Chairman of the Board, President or a Vice President and by the
Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries, or any other duly authorized officer of the Depositor or the
Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the
Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as three separate REMICs or compliance with the REMIC Provisions must be an opinion of
Independent counsel.

            Original Fractional Interest: With respect to each of the following
Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                Class 1-B-1                       1.31%
                Class 1-B-2                       0.80%
                Class 1-B-3                       0.50%
                Class 1-B-4                       0.30%
                Class 1-B-5                       0.15%
                Class 1-B-6                       0.00%
                Class 2-B-1                       1.40%
                Class 2-B-2                       0.80%
                Class 2-B-3                       0.50%
                Class 2-B-4                       0.30%
                Class 2-B-5                       0.15%
                Class 2-B-6                       0.00%

            Original Subordinate Certificate Balance: $11,435,883.00 for the
Class 1-B Certificates and $6,929,955.00 for the Class 2-B Certificates.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Section 2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            PAC Group: The Class 1-A-18, Class 1-A-19, Class 1-A-20, Class
1-A-21, Class 1-A-22 and Class 1-A-23 Certificates.

            PAC Principal Amount: As to any Distribution Date and the PAC Group,
the amount, if any, that would reduce the aggregate Class Certificate Balance of the PAC Group to the balance shown in the table set forth in Exhibit Q with respect to such Distribution Date.

            Pass-Through Rate: As to each Class of interest-bearing
Certificates, the per annum rate set forth or described in the Preliminary
Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate (other than a Special

Retail Certificate), the percentage obtained by dividing the initial Certificate
Balance of such Certificate (or the initial notional amount for Class 1-A-7,
Class 1-A-IO and Class 2-A-IO Certificates) by the Initial Class Certificate
Balance or initial notional amount, as applicable, of the Class of which such
Certificate is a part. With respect to a Special Retail Certificate, the percentage obtained by dividing the current Certificate Balance of each such
Certificate by the current Class Certificate Balance of the Class of which such
Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the
Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable
Advance if advanced.

            Permitted Investments: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the
      United States, FHLMC, FNMA or any agency or instrumentality of the United
      States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i)
      maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "P-1" by Moody’s and "F-1" by Fitch;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’
      acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United
      States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "P-1" by Moody’s and "F-1" by Fitch;

            (iv) commercial paper (having original maturities of not more than
      365 days) of any corporation incorporated under the laws of the United
      States or any state thereof which is rated not lower than "P-1" by Moody’s and "F-1" by Fitch;

            (v) investments in money market funds (including funds of the
      Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated "Aaa" by Moody’s and "AAA" by Fitch (if rated by Fitch) or otherwise approved in writing by each Rating Agency;
      and

            (vi) other obligations or securities that are acceptable to each
      Rating Agency and, as evidenced by an Opinion of Counsel obtained by the
      Servicer, will not affect the qualification of any REMIC created hereunder as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers’ cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person with respect to whom the income on a
Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person, and (vi) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-A-R, Class 1-B-4, Class 1-B-5,
Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            PO Component: As defined in the Preliminary Statement.

            PO Deferred Amount: As to any Distribution Date and each PO
Component, the sum of the amounts by which the Component Balance of such PO
Component will be reduced on such Distribution Date or has been reduced on prior
Distribution Dates as a result of Section 5.03(b) less the sum of (a) the PO
Recoveries with respect to the Related Loan Group for prior Distribution Dates and (b) the amounts distributed to such PO Component pursuant to Section
5.02(a)(iii) on prior Distribution Dates.

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the
Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a
Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date and Loan Group, the
sum of the applicable PO Percentage of (a) the principal portion of each Monthly
Payment due on each Mortgage Loan in such Loan Group on the related Due Date,
(b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage
Loan in such Loan Group that was repurchased by the Depositor pursuant to this
Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount
in connection with any Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet
Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan

Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds
(excluding Excess Proceeds) allocable to principal received with respect to such
Mortgage Loan during the calendar month preceding the month of such Distribution
Date with respect to such Mortgage Loan and (f) all Principal Prepayments received on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            PO Recovery: As to any Distribution Date and Loan Group, the lesser of (a) the PO Deferred Amount for the PO Component of the Related Group for such
Distribution Date and (b) an amount equal to the sum as to each Mortgage Loan in such Loan Group as to which there has been a Recovery received during the calendar month preceding the month of such Distribution Date, of the product of
(x) the PO Percentage with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan.

            Pool Distribution Amount: As to any Distribution Date and Loan
Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the
Servicing Fee) and the principal portion of any Monthly Payment on a Mortgage
Loan in such Loan Group due on the Due Date in the month in which such
Distribution Date occurs and which is received prior to the related
Determination Date (or in the case of any Monthly Covered Amount, the related
Remittance Date) and (B) all Periodic Advances and payments of Compensating
Interest allocable to such Loan Group in respect of such Loan Group and
Distribution Date deposited to the Servicer Custodial Account pursuant to
Section 3.08(b)(vii); (ii) all Liquidation Proceeds received on the Mortgage
Loans in such Loan Group during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all
Principal Prepayments (other than Total Covered Amounts) received on the
Mortgage Loans in such Loan Group during the month preceding the month of such
Distribution Date and deposited to the Servicer Custodial Account pursuant to
Section 3.08(b)(i) during such period and all Total Covered Amounts received and deposited in the Servicer Custodial Account by the related Remittance Date; (iv)
in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts
deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); (v)
any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (ix) in respect of such Distribution Date and such Loan Group; (vi) any Reimbursement Amount required to be included pursuant to Section 5.02(a); and (vii) any Non-PO Recovery with respect to such
Distribution Date over (b) any (i) amounts permitted to be withdrawn from the
Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of
Section 3.11(a) in respect of such Loan Group and (ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of
Section 3.11(b) in respect of such Loan Group.

            Pool Stated Principal Balance: As to any Distribution Date and Loan
Group, the aggregate Stated Principal Balances of all Mortgage Loans in such
Loan Group that were Outstanding Mortgage Loans immediately following the Due
Date in the month preceding the month in which such Distribution Date occurs.

            Pool Stated Principal Balance (Non-PO Portion): As to any
Distribution Date and Loan Group, the sum for each Mortgage Loan in such Loan
Group of the product of (a) the Non-PO Percentage of such Mortgage Loan and (b)
the Stated Principal Balance of such Mortgage Loan that was an Outstanding
Mortgage Loan immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Premium Mortgage Loan: Any Group 1 Premium Mortgage Loan or Group 2
Premium Mortgage Loan.

            Prepayment Interest Shortfall: As to any Distribution Date and each
Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month’s interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class 30-PO
Certificates are the only Principal Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment including the principal portion of any
Total Covered Amount.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class 1-B-4, Class 1-B-5, Class 1-B-6,
Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Class
1-B Certificates or Class 2-B Certificates, as applicable, that is not a
Restricted Class, the portion of the Subordinate Principal Distribution Amounts allocable to such Class, equal to the product of the Subordinate Principal
Distribution Amounts for the Class 1-B Certificates or Class 2-B Certificates,
as the case may be, for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Class 1-B Certificates
or Class 2-B Certificates, as applicable, that are not Restricted Classes. The
Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rate Determination Date: As to any Class of LIBOR Certificates, the
second LIBOR Business Day prior to the beginning of the applicable Interest
Accrual Period for such Class and such Distribution Date.

            Rating Agency: Each of Fitch and Moody’s. If either such
organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable
Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the
Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related
Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient
Valuation. With respect to each Mortgage Loan that has become the subject of a
Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a
Business Day, the preceding Business Day) preceding the month of the related
Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such
Mortgage Loan being determined to be a Liquidated Mortgage Loan.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Reimbursement Amount: As defined in Section 2.04.

            Related Group: For Loan Group 1, Group 1; and for Loan
Group 2, Group 2.

            Related Loan Group: For Group 1, Loan Group 1; and for Group 2, Loan
Group 2.

            Relief Act: The Servicemembers Civil Relief Act, as it may be
amended from time to time.

            Relief Act Reduction: With respect to any Distribution Date, for any
Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. The Rounding Account will not be an asset of any REMIC.

            REMIC Certificate Maturity Date: The "latest possible maturity date"
of the Regular Certificates and the Components as that term is defined in
Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern
time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the
Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this
Agreement in respect of such Mortgage Loan.

            Residual Certificate: The Class 1-A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior
Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            Rounding Account: As defined in Section 3.23.

            Rounding Amount: As defined in Section 3.23.

            Seller: Bank of America, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan
Purchase Agreement.

            Senior Certificates: Any of the Group 1 Senior Certificates, Group 2
Senior Certificates and Class 30-PO Certificates.

            Senior Credit Support Depletion Date: As to each Group, the date on which the aggregate Class Certificate Balance of the Subordinate Certificates of
such Group is reduced to zero.

            Senior Percentage: With respect to any Distribution Date and Loan
Group, the percentage, carried six places rounded up, obtained by dividing (i)
the aggregate Class Certificate Balance of the Senior Certificates of the
Related Group immediately prior to such Distribution Date, by (ii) the Pool
Stated Principal Balance (Non-PO Portion) of such Loan Group immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date and Loan

Group during the five years beginning on the first Distribution Date, 100%. The
Senior Prepayment Percentage for any Loan Group for any Distribution Date
occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Loan Group plus 70% of the
Subordinate Percentage for such Loan Group for such Distribution Date; for any
Distribution Date in the second year thereafter, the Senior Percentage for such
Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such
Distribution Date; for any Distribution Date in the third year thereafter, the
Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and
for any Distribution Date in the fifth or later years thereafter, the Senior
Percentage for such Loan Group for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for such Loan Group exceeds the initial Senior Percentage for such Loan Group, in which case the Senior
Prepayment Percentage for such Loan Group for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior
Prepayment Percentage for such Loan Group will occur unless both of the Senior
Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date
and Loan Group, the sum of (i) the Senior Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i) (a) through
(d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the Senior Prepayment Percentage for such Loan Group of
(1) the applicable Non-PO Percentage of the amounts described in clauses (i) (e)
and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO
Principal Amount" for such Distribution Date and Loan Group.

            Senior Step Down Conditions: As of any Distribution Date and Loan
Group as to which any decrease in the Senior Prepayment Percentage for such Loan
Group applies, (i) the outstanding principal balance of all Mortgage Loans in such Loan Group (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate
Balance of the Subordinate Certificates of such Group is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Loan Group as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance for the related
Group set forth below:

                                                                              Percentage of
                                                                       Original Subordinate
              Distribution Date Occurring         Certificate Balance
        --------------------------------------                  --------------------
        April 2010 through March 2011                     30%
        April 2011 through March 2012                     35%
        April 2012 through March 2013                     40%
        April 2013 through March 2014                     45%
        April 2014 and thereafter                               50%

            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m.,
Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or
Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer Custodial Account Reinvestment Income: For each
Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Servicer
Custodial Account.

            Servicer’s Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any
REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Compensation: With respect to each Distribution Date, the sum of (i) the aggregate Servicing Fee for such Distribution Date subject to reduction as provided in Section 3.17, (ii) any Ancillary Income, (iii) Excess
Proceeds for the preceding month and (iv) the Servicer Custodial Account
Reinvestment Income for such Distribution Date.

            Servicing Fee: With respect to each Mortgage Loan and Distribution
Date, the amount of the fee payable to the Servicer, which shall, for such
Distribution Date, be equal to one-twelfth of the product of the Servicing Fee
Rate with respect to such Mortgage Loan and the Stated Principal Balance of such
Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer’s right to receive the
Servicing Fee is limited to, and payable solely from, the interest portion
(including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly
Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.250% per annum.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the
Servicer, as such list may from time to time be amended.

            Servicing Transfer Costs: All reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the

Trustee to service the Mortgage Loans properly and effectively.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

              Distribution Date Occurring In            Shift Percentage
         --------------------------------------                      --------------------
         April 2005 through March 2010                        0%
         April 2010 through March 2011                       30%
         April 2011 through March 2012                       40%
         April 2012 through March 2013                       60%
         April 2013 through March 2014                       80%
         April 2014 and thereafter                                100%

            Similar Law: As defined in Section 6.02(e).

            Special Retail Certificates: The Class 1-A-10 and Class 1-A-11
Certificates.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient
Valuation.

            Subordinate Certificates: The Class 1-B and Class 2-B Certificates.

            Subordinate Percentage: As of any Distribution Date and Loan Group,
100% minus the Senior Percentage for such Loan Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and
Loan Group, 100% minus the Senior Prepayment Percentage for such Loan Group for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any
Distribution Date and Loan Group, an amount equal to the sum of (i) the
Subordinate Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i) (a) through (d) of the definition of
"Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the
Subordinate Prepayment Percentage of (1) the applicable Non-PO Percentage of the amounts described in clauses (i) (e) and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution
Date and Loan Group.

            Subservicer: Any Person with which the Servicer has entered into a
Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing)
between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a
Defective Mortgage Loan which must, on the date of such substitution (i) have a
Stated Principal Balance, after deduction of the principal portion of the
Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage
Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective
Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v)
comply with each Mortgage Loan representation and warranty set forth in this
Agreement relating to the Defective Mortgage Loan. More than one Substitute
Mortgage Loan may be substituted for a Defective Mortgage Loan if such
Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            TAC Certificates:  The Class 1-A-16 Certificates.

            TAC Principal Amount: As to any Distribution Date and the TAC
Certificates, the amount, if any, that would reduce Class Certificate Balance of the TAC Certificates to the balance shown in the table set forth in Exhibit S with respect to such Distribution Date.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation
ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Telerate page 3750: As defined in Section 5.09.

            Termination Date: The Distribution Date on which the final distribution in respect of a Group will be made pursuant to a purchase by the
Depositor of the Related Loan Group and the REO Properties related to such Loan
Group pursuant to Section 10.01. The Termination Date for a Group may coincide with the Final Distribution Date for the Trust.

            Total Covered Amount: As defined in the Mortgage Loan Purchase
Agreement.

            Treasury Regulations: The final and temporary regulations
promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the
Certificate Account, in accordance with this Agreement, REO Property, the
Primary Insurance Policies, any other Required Insurance Policy, the right to receive any BPP Mortgage Loan Payment, amounts in the Rounding Accounts and the right to receive amounts, if any, payable on behalf of any Mortgagor from the
Buy-Down Account relating to any Buy-Down Mortgage Loan. The Buy-Down Account shall not be part of the Trust Estate.

            Trustee: Wells Fargo Bank, N.A., and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated
Principal Balance of the Mortgage Loans in the Related Loan Group immediately following the Due Date in the month preceding the month in which such
Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0045% per annum.

            Uncertificated Lower-Tier Interest: A regular interest in either the
Group 1 Lower-Tier REMIC or the Group 2 Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. The Class 1-A-L1 Interest, Class 1-A-L6
Interest, Class 1-A-L12 Interest, Class 1-A-L13 Interest, Class 1-A-L18
Interest, Class 1-A-LUR Interest, Class 1-A-LIO Interest, Class 1-A-LPO
Interest, Class 1-B-L1 Interest, Class 1-B-L2 Interest, Class 1-B-L3 Interest,
Class 1-B-L4 Interest, Class 1-B-L5 Interest and Class 1-B-L6 Interest are the
regular interests in the Group 1 Lower-Tier REMIC. The Class 2-A-L1 Interest,
Class 2-A-LIO Interest, Class 2-A-LPO Interest, Class 2-B-L1 Interest, Class
2-B-L2 Interest, Class 2-B-L3 Interest, Class 2-B-L4 Interest, Class 2-B-L5
Interest and Class 2-B-L6 Interest are the regular interests in the Group 2
Lower-Tier REMIC.

            Underwriting Guidelines: The underwriting guidelines of Bank of
America.

            Upper-Tier Certificate: Any one of the Senior Certificates (other than the Class 1-A-R and Class 30-PO Certificates) and each PO Component and the
Class 1-B and Class 2-B Certificates.

            Upper-Tier Certificate Sub-Account: The sub-account of the
Certificate Account designated by the Trustee pursuant to Section 3.08(f).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be deemed to be held in the Upper-Tier
Certificate Sub-Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury
Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury
Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-A-7 Certificates, (b) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate, (d) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-A-IO Certificates, (e) 1% of all Voting
Rights shall be allocated to the Holders of the Class 2-A-IO Certificates and
(f) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor,
concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. In addition, the Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, the Depositor’s rights to receive any
BPP Mortgage Loan Payment. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership
Act, effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act,
effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices
Act, effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act,
effective January 1, 2005.

            (b) In connection with such transfer and assignment, the Depositor shall deliver or cause to be delivered to the Trustee, for the benefit of the
Certificateholders, the following documents or instruments with respect to each
Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of Wells Fargo Bank,
      N.A., as trustee for the holders of the Banc of America Mortgage
      Securities, Inc. Mortgage Pass-Through Certificates, Series 2005-3,
      without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Wells Fargo Bank, N.A., as trustee for the holders of the Banc of America Mortgage Securities, Inc., Mortgage
      Pass-Through Certificates, Series 2005-3" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of
      Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates);
      provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and

      provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its
      designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto, (B) a title search showing no lien (other than standard exceptions of the type described in Section 2.04
      (viii)) on the Mortgaged Property senior to the lien of the Mortgage or
      (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

            (vi) the original of any guarantee executed in connection with the
      Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for
            recordation).

provided, however, that on the Closing Date, with respect to item (iii), the
Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D)
the lender’s title policy, if any (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if any has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such
Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the
Officer’s Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the
Servicer to the Trustee or the Custodian on the Trustee’s behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the
Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall
(except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor’s expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an
Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee’s interest in the related Mortgage Loan against the claim of any subsequent transferee of such
Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of
Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date. Set forth on
Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The
Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee’s behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section
3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans.
Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage
Files, and that it will hold such other assets as are included in the Trust
Estate, in trust for the exclusive use and benefit of all present and future
Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause the Custodian to deliver to the Depositor, the Trustee and the Servicer a certification in the form of Exhibit M hereto (the "Initial
Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession, and shall deliver to the Depositor, the Trustee and the
Servicer a certification in the form of Exhibit N hereto (the "Final
Certification") to the effect that, as to each Mortgage Loan listed in the
Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b).

            If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the
Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee’s or the Custodian’s review of the
Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan
Schedule based solely upon the review of items (i) and (xi) in the definition of
Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b)
purchase such Mortgage Loan from the Trustee at the Repurchase Price for such
Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage
Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the
Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the
Determination Date for such month. Monthly Payments due with respect to any such
Substitute Mortgage Loan in the month of substitution shall not be part of the
Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly
Payment due for such month on any Defective Mortgage Loan for which the
Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage
Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute
Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required
Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the
Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor’s direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee’s interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more
Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount
(if any) by which the aggregate principal balance of all such Substitute
Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such
Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such
Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the
Servicer Custodial Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer’s possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or opinion of counsel has been provided in lieu of a title policy for any Mortgage Loan, the
Trustee shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan and shall not be deemed to have certified that the content of such title search or opinion of counsel is sufficient to meet the requirements of Section 2.01(b)(v).

            Section 2.03 Representations, Warranties and Covenants of the
Servicer. The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the
      United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this
      Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized.
      This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or creditors of national banks and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the
      Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this
      Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this
      Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to
the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing
Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the
      Primary Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan
      Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the
      Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary
      Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage
      Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal
      Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
      Administration is in effect which policy conforms to the requirements of
      FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the
      Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the
      Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged
      Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged
      Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the
      Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage
      have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the
      Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.
      All costs, fees and expenses incurred in making or closing the Mortgage
      Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor’s knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii) (A) the Mortgage Loan is covered by an ALTA lender’s title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, (B) a title search has been done showing no lien (other than the exceptions contained in
      (viii)(A) and (B) above) on the related Mortgaged Property senior to the lien of the Mortgage or (C) in the case of any Mortgage Loan secured by a
      Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received. For each Mortgage Loan covered by a title insurance policy (x)
      the Depositor is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and (y) no claims have been made under such lender’s title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

            (xiv) There is no default, breach, violation or event of
      acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related
      Mortgage.

            (xvi) All improvements which were considered in determining the
      Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged
      Property.

            (xvii) The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of
      Housing and Urban Development pursuant to sections 203 and 211 of the
      National Housing Act.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed.
      The Mortgage Loans are 10 to 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor’s knowledge, threatened for the total or partial condemnation of the
      Mortgaged Property. The Mortgaged Property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the
      Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor’s knowledge, following the date of origination of the Mortgage Loan, the
      Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

            (xxi) Other than any Borrowers Protection Plan(R) addendum to the
      Mortgage Note of a BPP Mortgage Loan, the Mortgage Note and Mortgage are
      on forms acceptable to FNMA or FHLMC.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged
      Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) Each appraisal of the related Mortgaged Property, is in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the
      Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no
      Mortgage Loan has a shared appreciation or other contingent interest feature, and no more than 0.13% and 0.00% (by Cut-off Date Principal
      Balance) of the Group 1 and Group 2 Mortgage Loans, respectively, are
      Buy-Down Mortgage Loans.

            (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Primary Insurance Policy to which any Mortgage Loan is subject will be issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the
      Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until
      Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The
      Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor’s knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix) The Assignment of Mortgage (except with respect to any
      Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-off Date.

            (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment
      contemplated herein, the Depositor was the sole owner and holder of the
      Mortgage Loans. The Mortgage Loans were not assigned or pledged by the
      Depositor and the Depositor had good and marketable title thereto, and the
      Depositor had full right to transfer and sell the Mortgage Loans to the
      Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the
      Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b)
      allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the
      Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the
      Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxviii) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            (xxxix) With respect to each Mortgage where a lost note affidavit has been as delivered to the Trustee in place of the related Mortgage
      Note, the related Mortgage Note is no longer in existence.

            (xl) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged
Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged
Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage
Files to the Trustee or the Custodian and shall inure to the benefit of the
Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the
Mortgage Loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the
Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. In addition to the foregoing, if a breach of the representation set forth in clause (vi) of this Section 2.04 occurs as a result of a violation of an applicable predatory or abusive lending law, the Depositor shall reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"). The Repurchase Price of any repurchase described in this paragraph, the Substitution Adjustment Amount, if any, and any
Reimbursement Amount shall be deposited in the Servicer Custodial Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Depositor to repurchase or substitute for any
Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor
hereby designates the Classes of Senior Certificates (other than the Class 1-A-R and Class 30-PO Certificates) and each Component and the Classes of Class 1-B and Class 2-B Certificates as "regular interests" and the Class R-U Interest as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates (i) the Class 1-A-L1 Interest, Class 1-A-L6 Interest, Class
1-A-L12 Interest, Class 1-A-L13 Interest, Class 1-A-L18 Interest, Class 1-A-LUR
Interest, Class 1-A-LIO Interest, Class 1-A-LPO Interest, Class 1-B-L1 Interest,
Class 1-B-L2 Interest, Class 1-B-L3 Interest, Class 1-B-L4 Interest, Class
1-B-L5 Interest and Class 1-B-L6 Interest as classes of "regular interests" and the Class R-L1 Interest as the single class of "residual interest" in the Group
1 Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively and (ii) the Class 2-A-L1 Interest, Class 2-A-LIO Interest, Class

2-A-LPO Interest, Class 2-B-L1 Interest, Class 2-B-L2 Interest, Class 2-B-L3
Interest, Class 2-B-L4 Interest, Class 2-B-L5 Interest and Class 2-B-L6 Interest
as classes of "regular interests" and the Class R-L2 Interest as the single class of "residual interest" in the Group 2 Lower-Tier REMIC for the purposes of
Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC, Group 1
Lower-Tier REMIC and Group 2 Lower-Tier REMIC within the meaning of Section
860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and the
Group 1 Lower-Tier REMIC is April 25, 2035. The "latest possible maturity date"
of the regular interests in the Group 2 Lower-Tier REMIC is March 25, 2035.

            Section 2.08 Execution and Delivery of Certificates. The Trustee (i)
acknowledges the issuance of and hereby declares that it holds the
Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and the
Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans and Uncertificated Lower-Tier
Interests, together with all other assets included in the definition of "Trust
Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the
Mortgage Loans, all in accordance with the terms of this Agreement, Customary
Servicing Procedures, applicable law and the terms of the Mortgage Notes and
Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the
Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage
Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any
Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the
Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the
Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the
Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged
Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the
Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11.
The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the
Certificateholders, be added to the Stated Principal Balances of the related
Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the
Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of
Servicer. (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related
Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder.
Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the
Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this
Agreement without diminution of such obligation or liability by virtue of such
Subservicing Agreements or arrangements or by virtue of indemnification from the
Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing
Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the
Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the
Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee’s or successor Servicer’s option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The
Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer’s personnel, any employees of outside firms that provide data processing services for the
Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers’ & Servicers’ Guide,
as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation. The Servicer shall provide to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Insurance Policy; Claims;
Collections of BPP Mortgage Loan Payments. (a) With respect to each Mortgage
Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value
Ratio as may be required by law, the Servicer shall, without any cost to the
Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80%
or such other Loan-to-Value Ratio as may be required by law. If such Primary

Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA or FHLMC, the Servicer shall notify the
Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary
Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable
Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section
3.13, the Servicer shall promptly notify the insurer under the related Primary
Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance
Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the
Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage
Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            (b) The Servicer shall take all actions necessary to collect, on behalf of the Trust, any BPP Mortgage Loan Payments required to be made to the
Trust pursuant to the Mortgage Loan Purchase Agreement.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of
the Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the
Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07.

The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the
Trustee shall not be (a) liable for losses of the Servicer pursuant to Section
3.12 or any acts or omissions of the predecessor Servicer hereunder, (b)
obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Sections 7.02 and 8.05. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing
Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the
Subservicing Agreement had been assigned to the assuming party except that the
Servicer shall not be relieved of any liability or obligations under any such
Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of such predecessor Servicer, deliver to the assuming party all documents and records relating to each Subservicing
Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Servicer (or the Trust if the predecessor Servicer is unable to fulfill its obligations hereunder) for all
Servicing Transfer Costs.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer
Custodial Account; and Certificate Account. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a
Mortgage Loan it services and (ii) extend the due dates for payments due on a
Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the
Cut-off Date. In the event of any such arrangement, the Servicer shall make
Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage,

Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial
Account. The Servicer shall deposit or cause to be deposited into the Servicer
Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date)
and the following amounts required to be deposited hereunder with respect to the
Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with
      Customary Servicing Procedures or (3) required to be deposited to an
      Escrow Account pursuant to Section 3.09(a), and other than any Excess
      Proceeds and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14;

            (vi) all Repurchase Prices, all Substitution Adjustment Amounts and
      all Reimbursement Amounts, to the extent received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any Compensating Interest;

            (viii) any Recoveries;

            (ix) any Buy-Down Funds required to be deposited pursuant to Section
      3.24; and

            (x) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial
Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer
Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others; provided, however, that such commingling of funds shall not be permitted at any time during which Fitch’s senior long-term unsecured debt rating of Bank of America is below "A". Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this
Section 3.08. All funds required to be deposited in the Servicer Custodial
Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the
Certificateholders, the Certificate Account, which shall be deemed to consist of three sub-accounts. The Trustee shall, promptly upon receipt, deposit in the
Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the
      Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the
Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer’s Certificate to the
Trustee which describes the amounts deposited in error in the Certificate
Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate
Account at the direction of the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the
Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer, in the case of the Servicer Custodial Account, or the
Trustee, in the case of the Certificate Account, in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such
Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such
Remittance Date) and (ii) in the case of the Certificate Account, the Business
Day next preceding the Distribution Date (except that if such Permitted
Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date)
and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Servicer Custodial Account Reinvestment
Income shall be for the benefit of the Servicer as part of its Servicing
Compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein.
The amount of any losses realized in the Servicer Custodial Account or the
Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer
Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the
Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            (f) The Trustee shall designate the Upper-Tier Certificate
Sub-Account as a sub-account of the Certificate Account. On each Distribution
Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of a Loan Group by the Depositor), the Trustee shall, from funds available on deposit in the Certificate Account, be deemed to deposit into the Upper-Tier Certificate Sub-Account, the Lower-Tier
Distribution Amount.

            Section 3.09 Collection of Taxes, Assessments and Similar Items;
Escrow Accounts. (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow
Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "Bank of America, N.A., in trust for registered holders of Banc of America Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 2005-3 and various Mortgagors." The
Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or
FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all
Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or
PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the
Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii)
to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the
Mortgagor), (viii) to the extent permitted under the terms of the related
Mortgage Note and applicable law, to pay late fees with respect to any Monthly
Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the

Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of
Primary Insurance Policy premiums and fire and hazard insurance coverage. The
Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the
Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the
Servicer, will be recoverable by the Servicer out of Insurance Proceeds,
Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information
Regarding the Mortgage Loans. The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such
Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such
Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial
Account and Certificate Account. (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the Servicing Compensation to which it is entitled pursuant to Section
      3.17;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) (including amounts received in respect of BPP Mortgage Loan Payments for such Mortgage Loan) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii)
      being limited to amounts received on the Mortgage Loans in the same Loan
      Group as the Mortgage Loan(s) in respect of which such Nonrecoverable
      Advance was made;

            (iv) to reimburse the Servicer for Insured Expenses from the related

      Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or
      REO Property that has been purchased pursuant to Section 2.02, 2.04 or
      3.14(b), all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial
      Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). The Servicer shall keep and maintain such separate accounting for each Loan Group. Prior to making any withdrawal from the Servicer Custodial
Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an
Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and
identifying the related Mortgage Loan(s) and their respective portions of such
Nonrecoverable Advance.

            (b) The Trustee shall be deemed to withdraw funds from the applicable Certificate Account sub-accounts to deposit the Lower-Tier
Distribution Amount into the Upper-Tier Certificate Sub-Account and for distributions to Certificateholders in the manner specified in this Agreement.
In addition, the Trustee may from time to time make withdrawals from the
Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account and any other amounts (other than the Trustee Fee) due it under this Agreement for the related Distribution Date;

            (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 10.01.

            (c) On each Distribution Date, funds on deposit in the Certificate
Account and deemed to be on deposit in the Upper-Tier Certificate Sub-Account shall be used to make payments on the Regular Certificates, the Class 30-PO
Certificates and the Class 1-A-R Certificate as provided in Sections 5.01 and
5.02. The Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the
Mortgagor or loss payee of any coinsurance clause under the policy. If the
Mortgaged Property is in an area identified in the Federal Register by the
Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies
(other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the
Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section
3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO
Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related
Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption
Agreements. (a) Except as otherwise provided in this Section 3.13, when any
Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the
Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any
Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy.
Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related
Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement)
by the applicable Required Insurance Policies. The Servicer, subject to Section
3.13(b), is also authorized with the prior approval of the insurers under any
Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged
Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the
Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the
Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person.
In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the
Servicer in accordance with its underwriting standards as then in effect.
Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the
Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian)
the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional Servicing Compensation.
Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the
Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO
Property. (a) Subject to Section 3.21, the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged
Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class 1-B
Certificates, a Class of Class 2-B Certificates or a holder of a class of securities representing interests in the Class 1-B Certificates or Class 2-B
Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency’s acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to
Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.
Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any
Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan
(respecting which it shall have priority for purposes of withdrawals from the
Servicer Custodial Account). Any such expenditures shall constitute Servicing
Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage
Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the
Certificateholders, or its nominee, on behalf of the Certificateholders. The
Trustee’s name shall be placed on the title to such REO Property solely as the
Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the
Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the
Certificateholders for the period prior to the sale of such REO Property. The
Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the
Trustee to comply with the reporting requirements of the REMIC Provisions;

provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO
Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by
Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged
Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A)
the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on any of the Upper-Tier REMIC or the Lower-Tier REMICs or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates or related Uncertificated Lower-Tier Interests are outstanding, or (B) the Trustee
(at the Servicer’s expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition
Period in the manner contemplated by Section 856(e)(3) of the Code. If such an
Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under
Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed
Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans
(solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:
first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed
Periodic Advances and to reimburse the Servicer Custodial Account for any
Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage
Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed)
on the Mortgage Loan or related REO Property, at the Mortgage Interest Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess
Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional Servicing Compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage
Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if (a)
in the Depositor’s judgment, the default is not likely to be cured by the
Mortgagor and (b) such Mortgage Loan is 180 days or more delinquent or (ii) any
Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the Mortgage
Loan Purchase Agreement the Seller requests the Depositor to repurchase and to sell to the Seller to facilitate the exercise of the Seller’s rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such
Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage
Loan being repurchased.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files. Upon
the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the
Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven
Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer’s direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any
Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the
Custodian) of a Request for Release signed by a Servicing Officer, release the

Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial
Account, in which case the Servicer shall deliver to the Trustee or the
Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the
Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the
Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the
Servicer to be Held for the Trustee. The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the
Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any
Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.
The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial
Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the
Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this
Agreement.

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial
Account an amount equal to the Servicing Fee for such Distribution Date;

provided, however, that the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans in a Loan Group shall be reduced (but not below zero) by an amount equal to the Compensating Interest for such Loan Group.

            Any additional Servicing Compensation shall be retained by the
Servicer to the extent not required to be deposited in the Servicer Custodial
Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Section 3.18 Annual Statement as to Compliance. Commencing in the
calendar year following the date of this Agreement, the Servicer shall deliver to the Trustee and each Rating Agency on or before the 30th day (or if not a
Business Day, the immediately preceding Business Day) preceding the latest day in each year on which an annual report on Form 10-K may be timely filed with the
Securities and Exchange Commission (without regard to any extension), an
Officer’s Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision, and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants’ Servicing
Statement; Financial Statements. Commencing in the calendar year following the date of this Agreement, the Servicer shall, at its own expense, on or before the
30th day (or if not a Business Day, the immediately preceding Business Day)
preceding the latest day in each year on which an annual report on Form 10-K may be timely filed with the Securities and Exchange Commission (without regard to any extension), cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the
Servicer’s overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage
Bankers, stating such firm’s conclusions relating thereto.

            Section 3.20 Advances. The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the
Advance and/or (b) make an appropriate entry in its records relating to the
Servicer Custodial Account that any portion of the Amount Held for Future
Distribution with respect to a Loan Group in the Servicer Custodial Account has
been used by the Servicer in discharge of its obligation to make any such
Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next
Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the
Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make
Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such
Mortgage Loan. The Servicer shall inform the Trustee of the amount of the
Periodic Advance to be made by the Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer
Advance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a
Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents. (a)
Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan;

            (ii) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (iii) in the Servicer’s judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iv) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in the case of clauses (ii) through (iv) above, (A) such Mortgage Loan is 90 days or more past due or (B) the Servicer delivers to the Trustee an
Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of any of the Upper-Tier REMIC or the Lower-Tier REMICs and, in any case, such modification, waiver, forbearance or amendment is reasonably likely, in the Servicer’s judgment, to produce a greater recovery with respect to such Mortgage Loan than would liquidation.
Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer’s judgment is subject to imminent default.

            (c) [Reserved]

            (d) The Servicer may, as a condition to granting any request by a
Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer’s discretion pursuant to the Mortgage
Loan and is permitted by the terms of this Agreement, require that such
Mortgagor pay to the Servicer, as additional Servicing Compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the
Servicer, which amount shall be retained by the Servicer as additional Servicing
Compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver,

forbearance or amendment, promptly (and in any event within ten Business Days)
following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission. (a)
The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying its reporting requirements under the
Exchange Act. Without limiting the generality of the foregoing, the Trustee shall prepare on behalf of the Trust any monthly Current Reports on Form 8-K
(each, a "Monthly Form 8-K") (or other comparable form) and Annual Reports on
Form 10-K (each, a "Form 10-K") customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange
Commission thereunder, and the Trustee shall sign (other than any Form 10-K) and file (via the Securities and Exchange Commission’s Electronic Data Gathering and
Retrieval System) such forms on behalf of the Trust. The Servicer shall sign any
Form 10-K.

            (b) Each Monthly Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the monthly statement to
Certificateholders delivered pursuant to Section 5.04(b) (each, a "Distribution
Date Statement") for such Distribution Date as an exhibit thereto. Prior to
March 30th of each year (or such earlier date as may be required by the Exchange
Act and the rules and regulations of the Securities and Exchange Commission)
commencing in the calendar year following the date of this Agreement, the
Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations. Such Form
10-K shall include as exhibits the Servicer’s annual statement of compliance described under Section 3.18 and the accountant’s report described under Section
3.19, in each case, to the extent they have been timely delivered to the
Trustee. If they are not so timely delivered, the Trustee shall file an amended
Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form
10-K shall also include a certification in the form attached hereto as Exhibit O
(the "Certification"), which shall be signed by a senior officer of the Servicer in charge of the servicing function. The Servicer shall deliver the
Certification to the Trustee three (3) Business Days prior to the latest date on which the Form 10-K may be timely filed. The Trustee, the Depositor and the
Servicer shall reasonably cooperate to enable the Securities and Exchange
Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.22, to be conducted or allocated in a different manner.

            (c) Prior to the latest date on which the Form 10-K may be timely filed each year, the Trustee shall sign and deliver to the Servicer a certification (in the form attached hereto as Exhibit P) for the benefit of the
Servicer and its officers, directors and Affiliates (provided, however, that the
Trustee shall not undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K). In addition, the Trustee shall indemnify and hold harmless the Servicer and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the

Trustee pursuant to this Section 3.22(c), any breach of the Trustee’s obligations under this Section 3.22(c) or the Trustee’s negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicer and its officers, directors and affiliates, then the Trustee agrees that it shall contribute to the amount paid or payable by the Servicer, its officers, directors or affiliates as a result of the losses, claims, damages or liabilities of the Servicer, its officers, directors or affiliates in such proportion as is appropriate to reflect the relative fault of the Servicer and its officers, directors and affiliates on the one hand and the Trustee on the other in connection with a breach of the Trustee’s obligations under this
Section 3.22(c) or the Trustee’s negligence, bad faith or willful misconduct in connection therewith. The Servicer hereby acknowledges and agrees that the
Depositor and the Trustee are relying on the Servicer’s performance of its obligations under Sections 3.18 and 3.19 in order to perform their respective obligations under this Section 3.22.

            (d) Upon any filing with the Securities and Exchange Commission, the
Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (e) The obligations set forth in paragraphs (a) through (d) of this
Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K or 10-K pursuant to paragraph (b) of this
Section. Upon request of the Depositor, the Trustee shall prepare, execute and file with the Securities and Exchange Commission a Form 15 Suspension
Notification with respect to the Trust, and thereafter there shall be no further obligations under paragraphs (a) through (d) of this Section commencing with the fiscal year in which the Form 15 is filed (other than the obligations to be performed in such fiscal year that relate back to the prior fiscal year).

            Section 3.23 Maintenance of the Rounding Accounts; Collections
Thereunder On or prior to the Closing Date, the Trustee shall establish two separate accounts (each, a "Rounding Account") with respect to each Class of
Special Retail Certificates, and Banc of America Securities LLC shall deposit
$999.99 into each Rounding Account. The Trustee shall maintain such accounts to provide, if needed, the applicable Rounding Amount (defined below) on any
Distribution Date.

            If, on any Distribution Date, the Trustee determines that amounts are available out of (i) the Pool Distribution Amount for Loan Group 1 (after giving effect to the repayment of any funds withdrawn from the related Rounding
Account on prior Distribution Dates which have not been repaid) for distributions of principal on the Class 1-A-10 and Class 1-A-11 Certificates, and the aggregate amount allocable to such distributions of principal is not an amount equal to an integral multiple of $1,000, the Trustee shall withdraw from the related Rounding Account an amount which, when added to the amount allocable to such distributions of principal, would be an integral multiple of $1,000 (the
"Rounding Amount"). On each Distribution Date prior to the date on which any
Realized Loss would decrease the Class Certificate Balance of the Class 1-A-10 and Class 1-A-11 Certificates, with respect to which the Trustee determines that amounts are available out of the Pool Distribution Amount for Loan Group 1 for
distributions of principal on the Class 1-A-10 and Class 1-A-11 Certificates, the aggregate amount allocable to such Certificates will be applied first to repay any funds withdrawn from the related Rounding Account on prior
Distribution Dates which have not been repaid.

            Any amounts withdrawn by the Trustee from the Rounding Accounts shall be deposited in the Certificate Account for distribution to the Holders of the Special Retail Certificates as described in the preceding paragraph.

            On or promptly after the date on which any Realized Loss would decrease the Class Certificate Balance of the Class 1-A-10 or Class 1-A-11
Certificates or the Class Certificate Balance thereof is reduced to zero, the
Trustee shall remit to Banc of America Securities LLC any amounts remaining in the Rounding Account relating to the Class 1-A-10 or Class 1-A-11 Certificates.

            Amounts on deposit in a Rounding Account shall not be invested.

            Each Rounding Account established hereunder, to the extent that it constitutes a "reserve fund" for purposes of the REMIC Provisions, shall be an
"outside reserve fund" as defined in Section 1.860G-2(h) of the Treasury
Regulations, and in that regard (A) each Rounding Account shall be an outside reserve fund and not an asset of any of the Upper-Tier REMIC, Group 1 Lower-Tier
REMIC or Group 2 Lower-Tier REMIC, (B) each Rounding Account shall be owned for federal tax purposes by Banc of America Securities LLC and Banc of America
Securities LLC shall report all amounts of income, deduction, gain or loss accruing therefrom, and (C) amounts transferred by the Lower-Tier REMICs to a
Rounding Account shall be treated for all federal tax purposes as distributed by the Lower-Tier REMICs to Banc of America Securities LLC.

            Section 3.24 Buy-Down Account; Application of Buy-Down Funds. In
addition to the Servicer Custodial Account, if any of the Mortgage Loans are
Buy-Down Mortgage Loans, the Servicer shall establish and maintain a Buy-Down
Account, which is not part of the Trust Estate, and shall deposit therein all
Buy-Down Funds not later than the Business Day following the day of receipt and posting by the Servicer. The Servicer shall keep and maintain a separate account for each Buy-Down Mortgage Loan for the purpose of accounting for deposits to and withdrawals from the Buy-Down Account. The Servicer shall invest the funds in the Buy-Down Account in investments which are Permitted Investments. All income and gain realized from any such investment, to the extent not required by the applicable Buy-Down Agreements to be applied to pay interest on the related
Buy-Down Mortgage Loans, shall be for the benefit of the Servicer. The amount of any losses incurred in respect of such investments shall be deposited in the
Buy-Down Account by the Servicer out of its own funds immediately as realized.

            With respect to each Buy-Down Mortgage Loan, on the Business Day next following receipt of the Mortgagor’s required monthly payment under the related Buy-Down Agreement, the Servicer shall withdraw from the Buy-Down
Account and deposit in immediately available funds in the Servicer Custodial
Account an amount which, when added to such Mortgagor’s payment, will equal the full monthly payment due under the related Mortgage Note.

            Upon termination of a Buy-Down Agreement, no further Buy-Down Funds relating thereto shall be deposited into the Servicer Custodial Account, and the
Servicer may withdraw the related Buy-Down Funds which remain in the Buy-Down
Account and distribute such funds as provided by such Buy-Down Agreement.

                                   ARTICLE IV

                         SERVICER’S CERTIFICATE

            Section 4.01 Servicer’s Certificate. Each month, not later than
12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer’s Certificate (in substance and format mutually acceptable to the Servicer and the Trustee)
certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The
Trustee may conclusively rely upon the information contained in a Servicer’s
Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer’s Certificate, the Trustee shall distribute or be deemed to distribute, as applicable, out of the Certificate Account or the
Upper-Tier Certificate Sub-Account, as applicable (to the extent funds are available therein), to each Certificateholder of record on the related Record
Date (other than as provided in Section 10.01 respecting the final distribution)
(a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate or Class
30-PO Certificate, by wire transfer or by such other means of payment as such
Certificateholder and the Trustee shall agree upon, such Certificateholder’s
Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02;
provided, however, that distributions of principal to the Special Retail
Certificates shall be made as described in Section 5.09.

            None of the Holders of any Class of Certificates, the Depositor, the
Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions. (a) On each Distribution
Date, based solely on the information contained in the Servicer’s Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amount payable to the Trustee pursuant to Section
3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution
Amount for each Loan Group, in an amount as specified in written notice received by the Trustee from the Servicer no later than the Business Day following the related Determination Date, and shall apply such funds (or be deemed to apply such funds, as applicable), first to the payment to itself of the amount payable with respect to such Loan Group pursuant to Section 3.11(b)(i) and then to distributions in respect of the Uncertificated Lower-Tier Interests as specified in this Section 5.02(a) and the Class 1-A-R Certificate. Distributions shall be made on the Certificates in the following order of priority and to the extent of such funds, paying Group 1 solely from the Pool Distribution Amount for Loan
Group 1 and paying Group 2 solely from the Pool Distribution Amount for Loan
Group 2, in the following order of priority and to the extent of such funds:

            (i) to each Class of interest-bearing Senior Certificates of such
      Group, pro rata, an amount allocable to interest equal to the Interest
      Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution
      Amount, that would have been distributed in the absence of such shortfall;
      provided, however, that until the Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class 1-A-28
      Certificates will instead be distributed in reduction of the Class
      Certificate Balances of the Classes of Certificates specified in Section
      5.02(b)(i);

            (ii) concurrently (a) to the Senior Certificates of such Group and
      (b) to the PO Component of such Group, pro rata, based on their respective
      Senior Principal Distribution Amount and PO Principal Amount, (A) to the

      Senior Certificates of such Group), in an aggregate amount up to the
      Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B)
      to the PO Component of such Group in an aggregate amount up to the PO
      Principal Amount for such Group;

            (iii) to each PO Component, any PO Deferred Amount (after giving effect to the distribution to such PO Component of the PO Recovery for the
      Related Loan Group), up to the Subordinate Principal Distribution Amount
      for the Related Loan Group for such Distribution Date from amounts otherwise distributable first to the Class 1-B-6 Certificates or Class
      2-B-6 Certificates, as the case may be, pursuant to clause (iv)(L) below, second to the Class 1-B-5 Certificates or Class 2-B-5 Certificates, as the
      case may be, pursuant to clause (iv)(J) below, third to the Class 1-B-4
      Certificates or Class 2-B-4 Certificates, as the case may be, pursuant to clause (iv)(H) below, fourth to the Class 1-B-3 Certificates or Class
      2-B-3 Certificates, as the case may be, pursuant to clause (iv)(F) below, fifth to the Class 1-B-2 Certificates or Class 2-B-2 Certificates, as the
      case may be, pursuant to clause (iv)(D) below and finally to the Class
      1-B-1 Certificates or Class 2-B-1 Certificates, as the case may be, pursuant to clause (iv)(B) below;

            (iv) to each Class of Class 1-B Certificates or Class 2-B
      Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class 1-B-1 Certificates or Class 2-B-1
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such
            Distribution Date;

                  (B) to the Class 1-B-1 Certificates or Class 2-B-1
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the related PO
            Component pursuant to clause (iii) above until the Class Certificate
            Balance thereof has been reduced to zero;

                  (C) to the Class 1-B-2 Certificates or Class 2-B-2
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such
            Distribution Date;

                  (D) to the Class 1-B-2 Certificates or Class 2-B-2
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the related PO
            Component pursuant to clause (iii) above until the Class Certificate
            Balance thereof has been reduced to zero;

                  (E) to the Class 1-B-3 Certificates or Class 2-B-3
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such
            Distribution Date;

                  (F) to the Class 1-B-3 Certificates or Class 2-B-3
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the related PO
            Component pursuant to clause (iii) above until the Class Certificate
            Balance thereof has been reduced to zero;

                  (G) to the Class 1-B-4 Certificates or Class 2-B-4
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such
            Distribution Date;

                  (H) to the Class 1-B-4 Certificates or Class 2-B-4
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the related PO
            Component pursuant to clause (iii) above until the Class Certificate
            Balance thereof has been reduced to zero;

                  (I) to the Class 1-B-5 Certificates or Class 2-B-5
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such
            Distribution Date;

                  (J) to the Class 1-B-5 Certificates or Class 2-B-5
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the related PO
            Component pursuant to clause (iii) above until the Class Certificate
            Balance thereof has been reduced to zero;

                  (K) to the Class 1-B-6 Certificates or Class 2-B-6
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such
            Distribution Date; and

                  (L) to the Class 1-B-6 Certificates or Class 2-B-6
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the related PO
            Component pursuant to clause (iii) above until the Class Certificate
            Balance thereof has been reduced to zero; and

            (v) to the Holder of the Class 1-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Sub-Account and any remaining Pool
Distribution Amounts.

            No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of
"Interest Distribution Amount" after its Class Certificate Balance or Notional
Amount has been reduced to zero.

            For any Group and on any Distribution Date, amounts distributed in respect of the PO Deferred Amounts (including the distribution of the PO
Recoveries) will not reduce the Component Balance of the applicable PO
Component.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount" and second with respect to the amount payable pursuant to clause (ii) of such definitions.

            On each Distribution Date, the Trustee shall distribute any
Reimbursement Amount sequentially to the Classes of Certificates then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement

Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group.

            On each Distribution Date, the Trustee shall distribute any PO
Recovery for Loan Group 1 to the Class 1-30-PO Component. On each Distribution
Date, the Trustee shall distribute any PO Recovery for Loan Group 2 to the Class
2-30-PO Component.

            On each Distribution Date, each Uncertificated Lower-Tier Interest
(other than the Class 1-A-LIO Interest and Class 2-A-LIO Interest) shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes or Component as provided herein. On each Distribution Date, each Uncertificated
Lower-Tier Interest (other than the Class 1-A-LPO Interest and Class 2-A-LPO
Interest) shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the
Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the
"Lower-Tier Distribution Amount."

            As of any date, the principal balance or notional amount of each
Uncertificated Lower-Tier Interest equals the aggregate of the Class Certificate
Balances or Notional Amounts of the respective Corresponding Upper-Tier Class,
Classes or Component. The initial principal balance or notional amount of each
Uncertificated Lower-Tier Interest equals the aggregate of the Initial Class
Certificate Balances or Initial Notional Amounts of the respective Corresponding
Upper-Tier Class, Classes or Component.

            The pass-through rate with respect to the Class 1-A-L1 Interest,
Class 1-A-L6 Interest, Class 1-A-L18 Interest and Class 1-A-LUR Interest shall be 5.500% per annum. The pass-through rate with respect to the Class 1-A-L12
Interest shall be 5.250%. The pass-through rate with respect to the Class
1-A-L13 Interest shall be 7.000%. The pass-through rate with respect to the
Class 2-A-L1 Interest shall be 5.500% per annum. The pass-through rate with respect to the Class 1-A-LIO Interest shall be a per annum rate equal to the
Pass-Through Rate of the Class 1-A-IO Certificates. The pass-through rate with respect to the Class 2-A-LIO Interest shall be a per annum rate equal to the
Pass-Through Rate of the Class 2-A-IO Certificates. The pass-through rate with respect to the Class 1-B-L1 Interest, Class 1-B-L2 Interest, Class 1-B-L3
Interest, Class 1-B-L4 Interest, Class 1-B-L5 Interest and Class 1-B-L6 Interest
shall be 5.500% per annum. The pass-through rate with respect to the Class
2-B-L1 Interest, Class 2-B-L2 Interest, Class 2-B-L3 Interest, Class 2-B-L4
Interest, Class 2-B-L5 Interest and Class 2-B-L6 Interest shall be 5.500% per annum.

            The Class 1-30-LPO Interest and the Class 2-30-LPO Interest are
principal-only interests and are not entitled to distributions of interest.

(b) (i) With respect to the Group 1 Senior Certificates:

            I. On each Distribution Date occurring prior to the Accretion
      Termination Date, the Class 1-A-28 Accrual Distribution Amount will be allocated, sequentially, as follows:

                  first, to the Class 1-A-29 Certificates, until their Class
            Certificate Balance has been reduced to zero; and

                  second, to the Class 1-A-28 Certificates, until their Class
            Certificate Balance has been reduced to zero.

            II. On each Distribution Date prior to the Senior Credit Support
      Depletion Date for Group 1, the amount distributable to the Group 1 Senior
      Certificates pursuant to Section 5.02(a)(iii) for such Distribution Date, will be distributed, sequentially, as follows:

            first, to the Class 1-A-R Certificate, until its Class Certificate
      Balance has been reduced to zero;

            second, concurrently, as follows:

            (a) 40.60250926%, sequentially, as follows:

            (i) up to the PAC Principal Amount for such Distribution Date, sequentially, as follows:

            (A) concurrently, to the Class 1-A-18 and Class 1-A-19 Certificates,
      pro rata, until their Class Certificate Balances have been reduced to zero;

            (B) to the Class 1-A-20 Certificates, until their Class Certificate
      Balance has been reduced to zero;

            (C) concurrently, to the Class 1-A-21 and Class 1-A-22 Certificates,
      pro rata, until their Class Certificate Balances have been reduced to zero;

            (D) to the Class 1-A-23 Certificates, until their Class Certificate
      Balance has been reduced to zero;

            (ii) concurrently, as follows:

            (A) 80.759980760%, concurrently, to the Class 1-A-1, Class 1-A-6,
      Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-12 and Class 1-A-13
      Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

            (B) 19.24001924%, sequentially, as follows:

            (1) to the Class 1-A-16 Certificates, up to the TAC Principal Amount
      for such Distribution Date, until their Class Certificate Balance has been reduced to zero;

            (2) to the Class 1-A-17 Certificates, until their Class Certificate
      Balance has been reduced to zero;

            (3) to the Class 1-A-16 Certificates, until their Class Certificate
      Balance has been reduced to zero;

            (iii) concurrently, to the Class 1-A-2 and Class 1-A-11
      Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

            (iv) sequentially, to the Class 1-A-3, Class 1-A-4 and Class 1-A-5
      Certificates, in that order, until their Class Certificate Balances have been reduced to zero;

            (v) sequentially, as follows:

            (A) concurrently, to the Class 1-A-18 and Class 1-A-19 Certificates,
      pro rata, until their Class Certificate Balances have been reduced to zero;

            (B) to the Class 1-A-20 Certificates, until their Class Certificate
      Balance has been reduced to zero;

            (C) concurrently, to the Class 1-A-21 and Class 1-A-22 Certificates,
      pro rata, until their Class Certificate Balances have been reduced to zero;

            (D) to the Class 1-A-23 Certificates, until their Class Certificate
      Balance has been reduced to zero;

            (b) 59.39749074%, sequentially, as follows:

            (i) concurrently, to the Class 1-A-24 and Class 1-A-30 Certificates,
      pro rata, up to the Group 1 Priority Amount for such Distribution Date, until their Class Certificate Balances have been reduced to zero;

            (ii) concurrently, until the Class Certificate Balances of the Class
      1-A-25, Class 1-A-31 and Class 1-A-32 Certificates have been reduced to zero, as follows:

            (A) 65.3085382416%, concurrently, to the Class 1-A-25, Class 1-A-31 and Class 1-A-32 Certificates, pro rata;

            (B) 34.6914617584% to the Class 1-A-26 Certificates;

            (iii) concurrently, until the Class Certificate Balance of the Class
      1-A-26 Certificates has been reduced to zero;

            (A) 34.6914617584% to the Class 1-A-26 Certificates;

            (B) 65.3085382416% to the Class 1-A-27 Certificates;

            (iv) to the Class 1-A-27 Certificates, until their Class Certificate
      Balance has been reduced to zero;

            (v) concurrently, as follows:

            (A) 32.2747224374% to the Class 1-A-15 Certificates, until their
      Class Certificate Balance has been reduced to zero;

            (B) 67.7252775626%, sequentially, to the Class 1-A-29 and Class
      1-A-28 Certificates, in that order;

            (vi) concurrently, to the Class 1-A-24 and Class 1-A-30
      Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

                  (ii) With respect to the Group 2 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support
      Depletion Date for Group 2, the amount distributable to the Group 2 Senior
      Certificates pursuant to Section 5.02(a)(iii) for such Distribution Date, will be distributed, sequentially, as follows:

            first, concurrently, to the Class 2-A-1 and Class 2-A-4
      Certificates, pro rata, up to the Group 2 Priority Amount for such
      Distribution Date, until their Class Certificate Balances have been reduced to zero;

            second, sequentially, to the Class 2-A-2 and Class 2-A-3
      Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

            third, concurrently, to the Class 2-A-1 and Class 2-A-4
      Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

            On each Distribution Date on or after the applicable Senior Credit
Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Senior Certificates of the
Related Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the
Class Certificate Balances thereof are reduced to zero.

            The Class 1-A-7, Class 1-A-IO and Class 2-A-IO Certificates are
Interest-Only Certificates and are not entitled to distributions in respect of principal.

            (c) On each Distribution Date, Accrued Certificate Interest for each
Class of Senior Certificates and Subordinate Certificates of a Group for such
Distribution Date shall be reduced by such Class’ pro rata share, based on such
Class’ Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported
Interest Shortfalls for the Related Loan Group, (B) on and after the Senior
Credit Support Depletion Date for such Group, any other Realized Loss on the
Mortgage Loans in the Related Loan Group allocable to interest and (C) Relief
Act Reductions incurred on the Mortgage Loans in the Related Loan Group during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section
5.02(a)(iv), if with respect to any Class of Subordinate Certificates of a Group on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate
Certificates of such Group which have a higher numerical Class designation than such Class, divided by (ii) the Pool Stated Principal Balance (Non-PO Portion)
of the Related Loan Group immediately prior to such Distribution Date (for each
Group, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of
Subordinate Certificates of such Group junior to such Class (for each Group, the
"Restricted Classes") and the Class Certificate Balances of the Restricted
Classes of such Group will not be used in determining the Pro Rata Share for the
Subordinate Certificates that are not Restricted Classes. If the aggregate Class
Certificate Balances of the Subordinate Certificates of such Group that are not
Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Restricted Classes of such Group in order of their respective numerical Class designations
(beginning with the Class of Restricted Certificates of such Group then outstanding with the lowest numerical Class designation).

            Section 5.03 Allocation of Losses. (a) On or prior to each
Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient
Valuation or a Debt Service Reduction, (2) of the amount of such loss or
Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group.
Based on such information, the Trustee shall determine the total amount of
Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the
Certificates by a reduction in the Class Certificate Balances of the designated

Classes pursuant to the operation of Section 5.03(b).

            (b) The Component Balance of the PO Component of each Group shall be reduced on each Distribution Date by the amount, if any, by which the Component
Balance of such PO Component (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for the Related Loan Group for such
Distribution Date.

            The Class Certificate Balance of the Class 1-B Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of
Group 1 Senior Certificates and Class 1-B Certificates (but not the Component
Balance of the Class 1-30-PO Component) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of the PO Deferred
Amounts on such Distribution Date) equals the Adjusted Pool Amount (Non-PO
Portion) for Loan Group 1 for such Distribution Date.

            The Class Certificate Balance of the Class of Class 2-B Certificates
then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Group 2 Senior Certificates and Class 2-B Certificates (but not the Component
Balance of the Class 2-30-PO Component) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of the PO Deferred
Amounts on such Distribution Date) equals the Adjusted Pool Amount (Non-PO
Portion) for Loan Group 2 for such Distribution Date.

            After the applicable Senior Credit Support Depletion Date, the Class
Certificate Balances of the Senior Certificates of each Group in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal on such Distribution
Date) equals the Adjusted Pool Amount (Non-PO Portion) for the Related Loan
Group for such Distribution Date.

            Any such reduction or increase shall be allocated among the Senior
Certificates of such Group, based on the Class Certificate Balances immediately prior to such Distribution Date or, in the case of the Class 1-A-28
Certificates, the Initial Class Certificate Balance, if lower, until the Class
Certificate Balances thereof have been reduced to zero.

            (c) Any reduction or increase in the Class Certificate Balance of a
Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage
Interests.

            (d) The calculation of the amount to be distributed as principal to any Class of Subordinate Certificates with respect to a Distribution Date (the
"Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Subordinate Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinate Certificates of
a Group is greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the Classes of Subordinate
Certificates then outstanding of such Group (beginning with the Class of
Subordinate Certificates of such Group then outstanding with the lowest numerical designation) until the respective Class Certificate Balance of each such Class is reduced to zero and then to the Senior Certificates of such Group, pro rata, on the basis of their respective Class Certificate Balances.

            (e) After the Senior Credit Support Depletion Date for Group 1, on
any Distribution Date on which the Class 1-A-22 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-A-22
Certificates will be reduced by the Class 1-A-22 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class
1-A-21 Certificates will not be reduced by the Class 1-A-22 Loss Allocation
Amount. Notwithstanding the foregoing, on any Distribution Date in which the
Class 1-A-21 Loss Amount exceeds the Class Certificate Balance of the Class
1-A-22 Certificates prior to any reduction for the Class 1-A-22 Loss Allocation
Amount, such excess will be distributed in reduction of the Class Certificate
Balance of the Class 1-A-21 Certificates. After the Senior Credit Support
Depletion Date for Group 1, on any Distribution Date on which the Class 1-A-30
Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-A-30 Certificates will be reduced by the Class 1-A-30 Loss
Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate
Balance of the Class 1-A-24 Certificates will not be reduced by the Class 1-A-30
Loss Allocation Amount. Notwithstanding the foregoing, on any Distribution Date in which the Class 1-A-24 Loss Amount exceeds the Class Certificate Balance of the Class 1-A-30 Certificates prior to any reduction for the Class 1-A-30 Loss
Allocation Amount, such excess will be distributed in reduction of the Class
Certificate Balance of the Class 1-A-24 Certificates. After the Senior Credit
Support Depletion Date for Group 1, on any Distribution Date on which the Class
1-A-32 Loss Allocation Amount is greater than zero, the Class Certificate
Balance of the Class 1-A-32 Certificates will be reduced by the Class 1-A-32
Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class
Certificate Balance of the Class 1-A-31 Certificates will not be reduced by the
Class 1-A-32 Loss Allocation Amount. Notwithstanding the foregoing, on any
Distribution Date in which the Class 1-A-31 Loss Amount exceeds the Class
Certificate Balance of the Class 1-A-32 Certificates prior to any reduction for the Class 1-A-32 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 1-A-31 Certificates.

            Any increase in the Class Certificate Balances allocated to the
Class 1-A-21, Class 1-A-24 and Class 1-31 Certificates pursuant to Section
5.03(b) will instead increase the Class Certificate Balances of the Class
1-A-22, Class 1-A-24 and Class 1-A-32 Certificates, respectively.

            After the Senior Credit Support Depletion Date for Group 2, on any
Distribution Date on which the Class 2-A-4 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 2-A-4 Certificates will be reduced by the Class 2-A-4 Loss Allocation Amount and, notwithstanding Section
5.03(b), the Class Certificate Balance of the Class 2-A-1 Certificates will not be reduced by the Class 2-A-4 Loss Allocation Amount. Notwithstanding the
foregoing, on any Distribution Date in which the Class 2-A-1 Loss Amount exceeds the Class Certificate Balance of the Class 2-A-4 Certificates prior to any reduction for the Class 2-A-4 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 2-A-1
Certificates.

            Any increase in the Class Certificate Balance allocated to the Class
2-A-1 Certificates pursuant to Section 5.03(b) will instead increase the Class
Certificate Balance of the Class 2-A-4 Certificates.

            (f) Notwithstanding any other provision of this Section 5.03, no
Class Certificate Balance of a Class will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class
Certificate Balance (plus, in the case of the Class 1-A-28 Certificates, any

________________________________________________________________________________

Class 1-A-28 Accrual Distribution Amounts previously added to the Class
Certificate Balance) less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates (excluding in the case of any Class of Class B Certificates any principal otherwise payable to such Class of Class B Certificates but used to pay any PO Deferred Amount).

            (g) With respect to any Distribution Date, the principal portion of
Realized Losses and recoveries attributable to previously allocated Realized
Losses allocated pursuant to this Section 5.03 will be allocated to each
Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes or Component as provided above.

            (h) With respect to any Distribution Date, the interest portion of
Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            Section 5.04 Statements to Certificateholders. (a) Prior to the
Distribution Date in each month, based upon the information provided to the
Trustee on the Servicer’s Certificates delivered to the Trustee pursuant to
Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) for each Loan Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) for each Loan Group, the amount allocable to interest, the
      Class 1-A-28 Accrual Distribution Amount, any Class Unpaid Interest
      Shortfall included in such distribution, and any remaining Class Unpaid
      Interest Shortfall after giving effect to such distribution and the Class
      1-A-28 Accrual Distribution Amount;

            (iii) if the distribution to the Holders of such Class of
      Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution
      Date;

            (v) for each Loan Group, the Pool Stated Principal Balance for the following Distribution Date;

               for each Loan Group, the Senior  Percentage and the Subordinate
      Percentage  for the  following  Distribution  Date and the Total  Senior
      Percentage  and  Aggregate  Subordinate  Percentage  for  the  following
      Distribution Date;

            (vi) the amount of the Servicing Fee paid to or retained by the
      Servicer with respect to each Loan Group and such Distribution Date;

            (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (viii) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of
      Periodic Advances outstanding as of the close of business on such

      Distribution Date;

            (ix) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution
      Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (x) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xi) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xii) for each Group, the Senior Prepayment Percentage and the
      Subordinate Prepayment Percentage for the following Distribution Date;

            (xiii) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month and for each Group, any PO
      Deferred Amounts for such Distribution Date;

            (xiv) the Class 1-A-7 Notional Amount, the Class 1-A-IO Notional
      Amount and the Class 2-A-IO Notional Amount; and

            (xv) for each Loan Group, the amount of total Recoveries, the PO
      Recovery and the Non-PO Recovery.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer’s Certificate, shall make available to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i) and
(ii) of Section 5.04(a), the amounts shall be expressed as a dollar amount per
Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the
Depositor, the information contained in the statement described in Section
5.04(a) for such Distribution Date.

            The Trustee will make the monthly statement to Certificateholders
(and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Trustee’s Internet website. The Trustee’s
Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such
Person, a statement containing the information set forth in clauses (i), (ii)
and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.
Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the
Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury
Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury
Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC
Provisions including, but not limited to, (i) information to be reported to the
Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual
Certificate by the Trustee), (ii) information to be provided to the Holders of
Certificates with respect to amounts which should be included as interest and original issue discount in such Holders’ gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each
REMIC’s assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code;
provided, however, that in setting forth the percentage of such assets of each
REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor’s initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC
Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders. (a) For
federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby.
Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury
Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2005, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury
Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner"
under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the
Class 1-A-R Certificate is hereby designated as the Tax Matters Person for the
Upper-Tier REMIC and each Lower-Tier REMIC. By its acceptance of the Class 1-A-R
Certificate such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC and the
Lower-Tier REMICs.

            Section 5.07 Rights of the Tax Matters Person in Respect of the
Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee’s services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the
Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC and the
Lower-Tier REMICs as REMICs and avoid the imposition of tax on any REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any
"interests" in any REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the PO Components, the Residual Certificate and the Uncertificated Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to any REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of any REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            (f) Neither the Servicer nor the Trustee shall engage in a
"prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs
(b), (c) and (d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any REMIC created hereunder and will not disqualify any
REMIC created hereunder; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

            Section 5.09 Principal Distributions on the Special Retail
Certificates. Prior to the date on which (a) with respect to the Class 1-A-10 and Class 1-A-11 Certificates, any Realized Loss would decrease the Class
Certificate Balance of such Certificates, distributions in reduction of the
Class Certificate Balance of such Class of Special Retail Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of Special Retail Certificates of each such
Class and at the request of Living Holders of Special Retail Certificates of each such Class or by mandatory distributions, pursuant to Section 5.09(a) and
Section 5.09(d). On or after the date on which any Realized Loss would decrease the Class Certificate Balance of such Certificates Special Retail Certificates, distributions in reduction of the Class Certificate Balance of such Class of
Special Retail Certificates will be made on a pro rata basis pursuant to Section
5.09(e).

            (a) Except as set forth in Section 5.09(e), on each Distribution
Date on which principal distributions to any Class of the Special Retail
Certificates are made, such distributions will be made in the following priority:

            (i) first, to requesting Deceased Holders of such Class, in the order in which such requests are received by the Depository, but not exceeding an aggregate amount of $100,000 for each requesting Deceased
      Holder; and

            (ii) second, to requesting Living Holders of such Class, in the order in which such requests are received by the Depository, but not exceeding an aggregate amount of $10,000 for each requesting Living
      Holder.

            Thereafter, distributions will be made, with respect to such Class of Special Retail Certificates, as provided in clauses (i) and (ii) above, up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated until all requests for principal distributions by Deceased Holders and
Living Holders of such Class have been honored, to the extent of amounts available for principal distributions to the Holders of such Class.

            All requests for principal distributions to Special Retail
Certificates will be accepted in accordance with the provisions set forth in
Section 5.09(c). Requests for principal distributions that are received by the

Depository after the related Record Date and requests for principal distributions received in a timely manner but not accepted with respect to any
Distribution Date, will be treated as requests for principal distributions to the Special Retail Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 5.09(c). Such requests that are not withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Certificate Owner of the related
Special Retail Certificate, all in accordance with the procedures of the
Depository and the Trustee. Upon the transfer of beneficial ownership of any
Special Retail Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee on or before the Record Date for such Distribution Date of notification of such withdrawal in the manner set forth in Section 5.09(c) on the Depository’s "participant terminal system."

            Distributions in reduction of the Class Certificate Balance of any
Class of Special Retail Certificates will be applied in an amount equal to the portion of the Senior Principal Distribution Amount for Group 1 allocable to such Class pursuant to Section 5.02 plus any amounts available for distribution from the applicable Rounding Account established as provided in Section 3.23, provided that, subject to 5.09(e), the aggregate distribution of principal to such Class on any Distribution Date shall be made in an integral multiple of
$1,000.

            To the extent that the portion of the Senior Principal Distribution
Amount for Group 1 allocable to any Class of Special Retail Certificates on any
Distribution Date exceeds the aggregate Certificate Balance of Special Retail
Certificates of such Class with respect to which principal distribution requests have been received, principal distributions in reduction of the Class
Certificate Balance of such Class will be made by mandatory distribution pursuant to Section 5.09(d).

            (b) A Special Retail Certificate shall be deemed to be held by a
Deceased Holder for purposes of this Section 5.09 if the death of the
Certificate Owner thereof is deemed to have occurred. Special Retail
Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner.
The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Certificate Owner. Special Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary’s beneficial interest therein, but in no event will a trust’s beneficiaries collectively be deemed to be Certificate Owners of a number of Special Retail Certificates greater than the number of Special Retail Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Certificate Owner of the Special Retail Certificates beneficially owned by the trust to the extent of such beneficiary’s beneficial interest in such trust.
The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of an individual who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Special Retail Certificate will be deemed to be the death of the Certificate Owner of such Special Retail Certificate regardless of the registration of ownership, if such beneficial ownership interest can be established to the satisfaction of the Depository Participant.
Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Special Retail Certificate and the right to receive the proceeds therefrom, as well as interest and principal distributions, as applicable, payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased
Certificate Owner. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 5.09(c) in establishing the eligibility of any
Certificate Owner to receive the priority accorded Deceased Holders in Section
5.09(a).

            (c) Requests for principal distributions to the Certificate Owner of any Special Retail Certificate must be made by delivering a written request therefor to the Depository Participant or Indirect Depository Participant that maintains the account evidencing such Certificate Owner’s interest in such
Certificate. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Depository Participant under separate cover. The Depository Participant should in turn make the request of the Depository (or, in the case of an
Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant of such request, which Depository
Participant should make the request on the Depository’s participant terminal system). The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Depositor, the Servicer or the
Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Depository, a Depository Participant or any Indirect Depository Participant.

            Subject to the priorities described in Section 5.09(a) above, the
Depository will honor requests for distributions in the order of their receipt.
The Depository shall determine which requests should be honored on each
Distribution Date and the Trustee shall notify the Depository as to the portion of the applicable Senior Principal Distribution Amount (together with any amounts available for distribution from the related Rounding Account) to be distributed to the Special Retail Certificates by mandatory distribution pursuant to Section 5.09(d). Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this Section 5.09. The exact procedures to be followed by the
Trustee and the Depository for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the
Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters will be final and binding on all affected Persons.

            Special Retail Certificates that have been accepted for a
distribution shall be due and payable on the applicable Distribution Date. Such
Certificates shall cease to bear interest after the last day of the calendar month preceding the month in which such Distribution Date occurs.

            Any Certificate Owner of a Special Retail Certificate that has requested a principal distribution may withdraw its request by so notifying in writing the Depository Participant or Indirect Depository Participant that maintains such Certificate Owner’s account. If such account is maintained by an
Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant which in turn must make the request of the Depository or on the Depository’s participant terminal system. If such notice of withdrawal of a request for distribution has not been received by the
Depository on or before the Record Date for the next Distribution Date, the previously made request for a principal distribution will be irrevocable with respect to the making of principal distributions on such Distribution Date.

            If any requests for principal distributions are rejected by the
Depository for failure to comply with the requirements of this Section 5.09, the
Depository shall return such request to the appropriate Depository Participant with an explanation as to the reason for such rejection.

            (d) If principal distributions to be made to any Class of Special
Retail Certificates on a Distribution Date exceed the aggregate amount of principal distribution requests for such Class which have been received on or before the applicable Record Date, as provided in Section 5.09(a) above, additional Special Retail Certificates of such Class will be selected to receive mandatory principal distributions in lots equal to $1,000 in accordance with the then-applicable random lot procedures of the Depository, and the then-applicable procedures of the Depository Participants and Indirect Depository Participants
representing the Certificate Owners (which procedures may or may not be by random lot). The Trustee shall notify the Depository of the aggregate amount of the mandatory principal distribution to be made on the next Distribution Date.
The Depository shall then allocate such aggregate amount among the Depository
Participants on a random lot basis. Each Depository Participant and, in turn, each Indirect Depository Participant will then select, in accordance with its own procedures, Special Retail Certificates of such Class from among those held in its accounts to receive mandatory principal distributions, such that the total amount of principal distributed to the Special Retail Certificates of such
Class so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Indirect Depository Participant by its related Depository Participant, as the case may be. Depository Participants and Indirect Depository Participants
that hold Special Retail Certificates of such Class selected for mandatory principal distributions are required to provide notice of such mandatory distributions to the affected Certificate Owners.

            (e) Notwithstanding any provisions herein to the contrary, on each
Distribution Date with respect to the Class 1-A-10 and Class 1-A-11 Certificates on and after the date on which any Realized Loss would decrease the Class
Certificate Balances of such Certificates distributions in reduction of the
Class Certificate Balance of each such Class of Special Retail Certificates will be made pro rata among the Certificate Owners of such Class of Special Retail
Certificates and will not be made in integral multiples of $1,000 or pursuant to requests for distribution as permitted by Section 5.09(a) or by mandatory distributions as provided for by Section 5.09(d).

            (f) In the event that the pro rata distributions described in
Section 5.09(e) cannot be made through the facilities of the Depository, the
Special Retail Certificates of the affected Class will be withdrawn by the
Trustee at the direction of the Depository from the facilities of the Depository and Definitive Certificates will be issued to replace such withdrawn Book-Entry
Certificates pursuant to Section 6.02(c)(iii). An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balance of the Special Retail Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Special Retail
Certificates, with the provisions of this Section 5.09.

            Section 5.10 Determination of LIBOR. On each Rate Determination Date for a Class of LIBOR Certificates, the Trustee shall determine LIBOR for the applicable Distribution Date on the basis of the British Bankers’ Association
("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate
Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Moneyline Telerate Service.

            If on any Rate Determination Date for a Class of LIBOR Certificates,
the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous Rate
Determination Date for such Class of LIBOR Certificates or (y) the Reserve
Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the
Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the
Trustee are quoting, on the relevant Rate Determination Date, to the principal
London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date for a Class of LIBOR Certificates,
the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable
Distribution Date will be LIBOR as determined on the previous Rate Determination
Date for such Class of LIBOR Certificates, or, in the case of the first Rate
Determination Date for which the Trustee is required to determine LIBOR, 2.72%.

            The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the rates of interest applicable to each of the LIBOR
Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or
Holders of LIBOR Certificates who place a telephone call to the Trustee at (301)
815-6600 and make a request therefor.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates
and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-A-1, A-1-A-2, A-1-A-3, A-1-A-4, A-1-A-5, A-1-A-6, A-1-A-7,
A-1-A-8, A-1-A-9, A-1-A-10, A-1-A-11, A-1-A-12, A-1-A-13, A-1-A-15, A-1-A-16,
A-1-A-17, A-1-A-18, A-1-A-19, A-1-A-20, A-1-A-21, A-1-A-22, A-1-A-23, A-1-A-24,
A-1-A-25, A-1-A-26, A-1-A-27, A-1-A-28, A-1-A-29, A-1-A-30, A-1-A-31, A-1-A-32,
A-1-A-R, A-1-A-IO, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-A-IO, A-30-PO,
B-1-B-1, B-1-B-2, B-1-B-3, B-1-B-4, B-1-B-5, B-1-B-6, B-2-B-1, B-2-B-2, B-2-B-3,
B-2-B-4, B-2-B-5, B-2-B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be authenticated and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Classes of
Certificates shall be available to investors in the minimum denominations of initial Certificate Balance or initial notional amount and the integral multiples in excess thereof set forth in the Preliminary Statement. The Senior
Certificates (other than the Class 1-A-R Certificate) and the Class 1-B-1, Class
1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository’s instructions on behalf of the
Depository to, and deposited with, the Certificate Custodian, and all other
Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such

Certificates or did not hold such offices or positions at the date of such
Certificate. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate
Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate
Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the
Book-Entry Certificates shall at all times remain registered in the name of the
Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the
Depository shall maintain book-entry records with respect to the Certificate
Owners and with respect to ownership and transfers of such Book-Entry
Certificates; (C) ownership and transfers of registration of the Book-Entry
Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E)
the Trustee shall deal with the Depository as the representative of the
Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository
Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate
Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the
      Depository Participant or brokerage firm representing such Certificate
      Owner. Each Depository Participant shall only transfer Book-Entry
      Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

            (iii) If (A) the Depository advises the Trustee in writing that the
      Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Trustee or the Depositor is unable to locate a qualified successor or (B) upon the occurrence of the events specified in Section 5.09(f), the Trustee shall notify all Certificate
      Owners in the case of (A) or the Certificate Owners of the Special Retail
      Certificates in the case of (B), through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered
      Certificates (the "Definitive Certificates") to such Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of
      Certificates by the Depository (or by the Certificate Custodian, if it
      holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the
      Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of
      Definitive Certificates. Upon the issuance of Definitive Certificates, the
      Trustee shall recognize the Holders of the Definitive Certificates as
      Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the
Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of
Counsel shall not be an expense of the Trustee or the Depositor and (ii) the
Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit
G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the
Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the
Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the
Trustee and the Servicer to the effect that the purchase or holding of such

ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or Similar Law and will not subject the Trustee, the
Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a
Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an
Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or
Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the
Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect
Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such
Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual
Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a
      Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a
      Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual
      Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership
      Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the
      Trustee has actual knowledge that the proposed transferee is not a
      Permitted Transferee, no transfer of any Ownership Interest in a Residual

      Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such
      Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual
      Certificate, then the prior Holder of such Residual Certificate that is a
      Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The
      Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual
      Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any
      Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal
      Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If

(a) any mutilated Certificate is surrendered to the Certificate Registrar or the
Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the
Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage
Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a
Certificate for registration of transfer, the Depositor, the Servicer, the
Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the
Certificate Registrar or any agent of the Servicer, the Trustee or the
Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the
Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the
Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the
Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer
and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this
Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the
Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the
Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the
provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the
Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer’s responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events
("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer
Custodial Account in the amount and manner provided herein so as to enable the
Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the
Depositor and the Trustee by the Holders of Certificates evidencing Voting
Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the
Servicer, or for the winding up or liquidation of the Servicer’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case (other than the Event of Default described in clause (e) hereof), so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the
Servicer, terminate all of the rights and obligations of the Servicer under this
Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the
Advance which the Servicer failed to make. On or after the receipt by the
Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the
Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the
Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to each Rating Agency. All costs and expenses (including attorneys’
fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as
Servicer pursuant to this Section 8.01 shall be paid by the predecessor
Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the
Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any
Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any
Event of Default.

-            Section 8.03 Directions by Certificateholders and Duties of Trustee
During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each
Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this
Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the
Certificateholders, unless such Certificateholders shall have offered to the
Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an
Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon
Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor. (a) Within 90
days after the time the Servicer receives a notice of termination pursuant to
Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07.
Notwithstanding the foregoing (i) the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances, (ii) the Trustee in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii)
under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the
Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given.
Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this
Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above.
The Trustee and such successor shall take such action, consistent with this
Agreement, as shall be necessary to effectuate any such succession. All
Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor
Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate.

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i)
a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any
termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of
Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a
      Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of
      Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default
      (other than a default in payment to the Trustee) specified in clauses (a)
      and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
      (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the
      Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds

      (including, without limitation, the making of any Advance as successor
      Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee. Except as
otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s
      Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
      nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by
      Holders of Certificates of any Class evidencing, as to such Class,
      Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans.
The recitals contained herein and in the Certificates (other than the execution of, and the authentication of, the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any
Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).
The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the
Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder
(other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property;
the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the
Depositor or the Servicer with any warranty or representation made under this
Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor
Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor
Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s review of the
Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee
hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any
State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and at least
"A2" by Moody’s or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates.
The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section
9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at
any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all
Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the
Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor
Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this
Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee.
Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged
Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust
Estate, or any part thereof, and, subject to the other provision of this Section
9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Initially, the
Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the
Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an
Authenticating Agent. Each Authenticating Agent must be acceptable to the
Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation or banking association into which any Authenticating
Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any
time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor
Authenticating Agent, shall give written notice of such appointment to the
Servicer and shall mail notice of such appointment to all Certificateholders.
Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent.

            Section 9.11 Trustee’s Fees and Expenses. The Trustee, as
compensation for its activities hereunder, shall be entitled to receive on each
Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (a)
incurred in connection with any claim or legal action relating to (i) this
Agreement, (ii) the Certificates, or (iii) the performance of any of the
Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee’s duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any ERISA Restricted
Certificate or Residual Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s gross negligence, bad faith or willful misconduct, the Trust shall reimburse the
Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii);
provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the
Servicer, appoint one or more Custodians to hold all or a portion of the
Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article
IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more
Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the
Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the
Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this
Agreement to a distribution by the Trustee or the furnishing of a statement to
Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent.
Each Paying Agent shall provide to the Trustee such information concerning the
Certificate Account as the Trustee shall request from time to time. Each Paying
Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United
States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any
Paying Agent, shall continue to be the Paying Agent, provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the
Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the
Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the
Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of
Certificates. All rights of action and claims under this Agreement or the
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the
Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal
Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or
Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee
created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the later of (i) the purchase by the
Depositor of all Group I Mortgage Loans and all related REO Property or (ii) the purchase by the Depositor of all Group 2 Mortgage Loans and all related REO
Property or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the
United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to purchase all of the Mortgage Loans in a Loan Group is conditioned upon (A) in the case of Loan Group 1, the aggregate
Stated Principal Balance of the Group 1 Mortgage Loans as of the related
Termination Date being less than 10% of the Cut-off Date Pool Principal Balance or, in the case of Loan Group 2, the aggregate Stated Principal Balance of the
Group 2 Mortgage Loans as of the related Termination Date being less than 1% of the Cut-off Date Pool Principal Balance and (B) the sum of clauses (i) and (ii)
of the succeeding paragraph being less than or equal to the aggregate fair market value of the Mortgage Loans in such Loan Group (other than any Mortgage
Loan as to which REO Property has been acquired) and the REO Properties relating to such Mortgage Loans; provided, however, that this clause (B) shall not apply to any purchase by the Depositor if, at the time of the purchase, the Depositor is no longer subject to regulation by the Office of the Comptroller of the
Currency, the FDIC, the Federal Reserve or the OTS. Fair market value for purposes of this paragraph and the succeeding paragraph will be determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to
Certificateholders pursuant to the fifth paragraph of this Article X. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            The purchase price for the Mortgage Loans of a Loan Group purchased by the Depositor as set forth above will be equal to the sum of (i) 100% of the
Stated Principal Balance of each Mortgage Loan in such Loan Group (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below), (ii) the fair market value of such REO Property relating to such Mortgage Loans, plus any Class
Unpaid Interest Shortfall for any Class of Certificates of the Related Group as
well as one month’s interest at the related Mortgage Interest Rate on the Stated
Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which
REO Property has been acquired) in such Loan Group and (iii) any Reimbursement
Amount owed to the Trust pursuant to Section 2.04 with respect to such Loan
Group.

            Notice of any termination, specifying the Termination Date or Final
Distribution Date, as applicable, (which shall be a date that would otherwise be a Distribution Date) upon which the applicable Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of a Loan Group) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Termination Date or Final Distribution Date, as
applicable, upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the
Trustee therein designated, (2) the amount of any such final payment and (3)
that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the office or agency of the Trustee therein specified. If the
Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the related Termination Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the
Certificate Account on the Termination Date equal to the purchase price for the related assets of the Loan Group computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates of the Related Group and the Class 30-PO Certificates with respect to the PO
Component of the Related Group pursuant to the next succeeding paragraph. Not less than five (5) Business Days prior to any Termination Date or the Final
Distribution Date, the Trustee shall notify the Depositor of the amount of any related unpaid Reimbursement Amount owed to the Trust and the Depositor shall deposit such amount in the Certificate Account not later than the Business Day preceding the Final Distribution Date.

            Upon presentation and surrender of the applicable Certificates, the
Trustee shall cause to be distributed to Certificateholders of each applicable
Class, in the order set forth in Section 5.02 hereof, on the Termination Date or
Final Distribution Date, as applicable, and in proportion to their respective
Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each applicable Class of Certificates, the Class

Certificate Balance thereof, or, in the case of the Class 30-PO Certificates and a Termination Date, the applicable Component Principal Balance, plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the applicable PO Deferred Amount with respect to the applicable PO Component, and
(II) as to the Class 1-A-R Certificate, the amounts, if any, which remain on deposit (or are deemed to remain on deposit) in the Upper-Tier Certificate
Sub-Account and the Certificate Account, respectively (other than the amounts retained to meet claims) after application pursuant to clause (I) above. An amount shall be distributed in respect of interest and principal to the
Uncertificated Lower-Tier Interests in the same manner as principal and interest are distributed to the Uncertificated Lower-Tier Interests, as provided in
Section 5.02.

            Notwithstanding anything in this Section 10.01 to the contrary, with respect to any Termination Date which is not the Final Distribution Date, the
Certificateholders of the Class 30-PO Certificates need not surrender their
Certificates to receive payment with respect to the PO Component of the Group as to which the Termination Date relates and payment shall be made on the Class
30-PO Certificates with respect to such PO Component as provided in Section 5.01 hereof.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the
Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of a Loan
Group) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining
Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements. (a) If the
Depositor exercises a purchase option as provided in Section 10.01 such that no
Certificates remain outstanding, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an
Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a
REMIC at any time that any related Certificates or Uncertificated Lower-Tier
Interests are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

            (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC and/or the applicable
      Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMICs, as applicable.

            (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMICs as REMICs at all times that any
Certificates or related Uncertificated Lower-Tier Interests are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a)
the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account (and deemed deposits into the
Upper-Tier Certificate Sub-Account), provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class 1-B-1
Certificates, the Class 1-B-2 Certificates, the Class 1-B-3 Certificates, the
Class 1-B-4 Certificates, the Class 1-B-5 Certificates, the Class 2-B-1
Certificates, the Class 2-B-2 Certificates, the Class 2-B-3 Certificates, the
Class 2-B-4 Certificates or the Class 2-B-5 Certificates, as evidenced by a letter from each Rating Agency rating such Certificates to such effect, and (v)
to reduce the percentage of the Cut-off Date Pool Principal Balance of a Loan
Group at which the Depositor will have the option to purchase all the remaining
Mortgage Loans of such Loan Group in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an
Officer’s Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by
the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this
Agreement, provided that such action shall not, as evidenced by an Opinion of
Counsel, adversely affect in any material respect the interests of any
Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no
Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the
Depositor, the Servicer and the Trustee, with the consent of the Holders of
Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates;
provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Upper-Tier REMIC or the
Lower-Tier REMICs as REMICs and notice of the conclusion expressed in such
Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Upper-Tier REMIC or the
Lower-Tier REMICs as REMICs.

            Promptly after the execution of any such amendment or consent the
Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting
Rights, but only upon direction of the Trustee accompanied by an Opinion of
Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE
CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES
OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Banc of
America Mortgage Securities, Inc., 201 North Tryon Street, Charlotte, North
Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in
the case of the Servicer, Bank of America, N.A., 475 Crosspointe Parkway,
Getzville, New York 14068-9000, Attention: Servicing Manager, with a copy to:
Bank of America, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255,
Attention: General Counsel and Chief Financial Officer, (c) in the case of the
Trustee, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046,
Attention: BOAMS, Series 2005-3, and for overnight delivery purposes, Wells
Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: BOAMS, Series 2005-3, with a copy to Wells Fargo Bank, N.A., Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: BOAMS, Series
2005-3, (d) in the case of Moody’s, Moody’s Investors Service, Inc., 99 Church
Street, New York, New York 10007, Attn: Residential Mortgage Monitoring Group
and (e) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York,
New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a
Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the
intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate
Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the
Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other
Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business
Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the
Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants’ request, the Trustee shall promptly request from the
Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate
Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the
Depositor’s right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                       BANC OF AMERICA MORTGAGE
                                         SECURITIES, INC.,
                                         as Depositor

                                       By:
                                          ------------------------------------
                                          Name:   Judy Lowman
                                          Title:  Vice President

                                       BANK OF AMERICA, N.A.,
                                          as Servicer

                                       By:
                                          ------------------------------------
                                          Name:   Richard G. Gibson
                                          Title:  Senior Vice President

                                       WELLS FARGO BANK, N.A.,
                                          as Trustee

                                       By:
                                          ------------------------------------
                                          Name:   Leigh Taylor
                                          Title:  Assistant Vice President

STATE OF MINNESOTA      )
                                                   )  ss.:
COUNTY OF HENNEPIN      )

            On the 30th day of March, 2005, before me, a notary public in and for the State of Minnesota, personally appeared Leigh Taylor, known to me who, being by me duly sworn, did depose and say that he is an Assistant Vice
President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                                                         --------------------------------------------
                                                                                     Notary Public

                [SEAL]

My commission expires:

---------------------------------------

STATE OF GEORGIA           )
                                                  )  ss.:
COUNTY OF FORSYTH       )

            On the 30th day of March, 2005, before me, a notary public in and for the State of Georgia, personally appeared Judy Lowman, known to me who, being by me duly sworn, did depose and say that she is a Vice President of Banc of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.

                                                                  -------------------------------------------
                                                                               Notary Public

                [SEAL]

My commission expires:

---------------------------------------

STATE OF NORTH CAROLINA       )
                                                                )  ss.:
COUNTY OF MECKLENBURG         )

            On the 30th day of March, 2005, before me, a notary public in and for the State of North Carolina, personally appeared Richard G. Gibson, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice
President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                                             ------------------------------------------
                                                                        Notary Public

                [SEAL]

My commission expires:

---------------------------------------

                                                        EXHIBIT A-1-A-1

                        [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

                      BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                          Class 1-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                       Class 1-A-1

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $14,420,000.00

Pass-Through Rate:          5.500%

CUSIP No.:                         05949A 2C 3

ISIN No.:                           US05949A2C32

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                                EXHIBIT A-1-A-2

                    [FORM OF FACE OF CLASS 1-A-2 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 1-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                        BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                     Class 1-A-2

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $125,000.00

Pass-Through Rate:          5.500%

CUSIP No.:                         05949A 2D 1

ISIN No.:                            US05949A2D15

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                             EXHIBIT A-1-A-3

                    [FORM OF FACE OF CLASS 1-A-3 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 1-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                          BANC OF AMERICA MORTGAGE SECURITIES, INC.
                            Mortgage Pass-Through Certificates, Series 2005-3
                                                         Class 1-A-3

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,100,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                           05949A 2E 9

ISIN No.:                              US05949A2E97

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                              EXHIBIT A-1-A-4

                    [FORM OF FACE OF CLASS 1-A-4 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                Class 1-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                      BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                     Class 1-A-4

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $680,000.00

Pass-Through Rate:          5.500%

CUSIP No.:                        05949A 2F 6

ISIN No.:                          US05949A2F62

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                       EXHIBIT A-1-A-5

                    [FORM OF FACE OF CLASS 1-A-5 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-3
                                              Class 1-A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                     BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                            Class 1-A-5

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,256,500.00

Pass-Through Rate:           5.500%

CUSIP No.:                         05949A 2G 4

ISIN No.:                           US05949A2G46

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                             EXHIBIT A-1-A-6

                    [FORM OF FACE OF CLASS 1-A-6 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                    Mortgage Pass-Through Certificates, Series 2005-3
                                             Class 1-A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                            Class 1-A-6

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $4,550,000.00

Pass-Through Rate:           Floating

CUSIP No.:                          05949A 2H 2

ISIN No.:                             US05949A2H29

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                                  EXHIBIT A-1-A-7

                    [FORM OF FACE OF CLASS 1-A-7 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                   Class 1-A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT
SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                              Class 1-A-7

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):             $

Initial Notional
Amount of this Class:         $2,283,227.00

Pass-Through Rate:            5.500%

CUSIP No.:                          05949A 2J 8

ISIN No.:                            US05949A2J84

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this
Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage
Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and Servicing
Agreement"), among the Depositor, Bank of America, N.A., as servicer (the
"Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 1-A-7 Certificate is not entitled to any distributions with respect to principal.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                           EXHIBIT A-1-A-8

                    [FORM OF FACE OF CLASS 1-A-8 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                   Class 1-A-8

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                    Mortgage Pass-Through Certificates, Series 2005-3
                                                      Class 1-A-8

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,410,000.00

Pass-Through Rate:           Inverse Floating

CUSIP No.:                          05949A 2K 5

ISIN No.:                            US05949A2K57

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                 EXHIBIT A-1-A-9

                   [FORM OF FACE OF CLASS 1-A-9 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                Class 1-A-9

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 1-A-9

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,200,000.00

Pass-Through Rate:            Inverse Floating

CUSIP No.:                           05949A 2L 3

ISIN No.:                             US05949A2L31

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                          EXHIBIT A-1-A-10

                   [FORM OF FACE OF CLASS 1-A-10 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                    Class 1-A-10

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                         Class 1-A-10

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $4,000,000.00

Pass-Through Rate:          5.500%

CUSIP No.:                         05949A 2M 1

ISIN No.:                            US05949A2M14

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the current
Certificate Balance of this Certificate by the current Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by
Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was
created pursuant to a Pooling and Servicing Agreement, dated March 30, 2005 (the
"Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the
"Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT A-1-A-11

                   [FORM OF FACE OF CLASS 1-A-11 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 1-A-11

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 1-A-11

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,373,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 2N 9

ISIN No.:                             US05949A2N96

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the current
Certificate Balance of this Certificate by the current Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by
Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was
created pursuant to a Pooling and Servicing Agreement, dated March 30, 2005 (the
"Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the
"Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT A-1-A-12

                   [FORM OF FACE OF CLASS 1-A-12 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 1-A-12

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                      Class 1-A-12

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,000,000.00

Pass-Through Rate:           5.250%

CUSIP No.:                          05949A 2P 4

ISIN No.:                             US05949A2P45

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT A-1-A-13

                   [FORM OF FACE OF CLASS 1-A-13 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                     Class 1-A-13

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                    Mortgage Pass-Through Certificates, Series 2005-3
                                           Class 1-A-13

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,000,000.00

Pass-Through Rate:           7.000%

CUSIP No.:                          05949A 2Q 2

ISIN No.:                            US05949A2Q28

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                         EXHIBIT A-1-A-14

                   [FORM OF FACE OF CLASS 1-A-14 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                Class 1-A-14

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 1-A-14

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,000,000.00

Pass-Through Rate:           5.250%

CUSIP No.:                          05949A 2R 0

ISIN No.:                             US05949A2R01

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the current
Certificate Balance of this Certificate by the current Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by
Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was
created pursuant to a Pooling and Servicing Agreement, dated March 30, 2005 (the
"Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the
"Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                            EXHIBIT A-1-A-15

                   [FORM OF FACE OF CLASS 1-A-15 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 1-A-15

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                              Class 1-A-15

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $10,000,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 2S 8

ISIN No.:                            US05949A2S83

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                         EXHIBIT A-1-A-16

                   [FORM OF FACE OF CLASS 1-A-16 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 1-A-16

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                     Class 1-A-16

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $4,800,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                           05949A 2T 6

ISIN No.:                             US05949A2T66

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                         EXHIBIT A-1-A-17

                   [FORM OF FACE OF CLASS 1-A-17 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 1-A-17

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                    Class 1-A-17

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,200,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                         05949A 2U 3

ISIN No.:                             US05949A2U30

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                          EXHIBIT A-1-A-18

                   [FORM OF FACE OF CLASS 1-A-18 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                      Class 1-A-18

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-3
                                  Class 1-A-18

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $10,000,000.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949A 2V 1

ISIN No.:                     US05949A2V13

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                                   EXHIBIT A-1-A-19

                   [FORM OF FACE OF CLASS 1-A-19 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 1-A-19

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                              Class 1-A-19

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate Balance of
this Certificate
("Denomination"):             $

Initial Class Certificate Balance
 of this Class:                      $30,231,000.00

Pass-Through Rate:           5.250%

CUSIP No.:                          05949A 2W 9

ISIN No.:                             US05949A2W95

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT A-1-A-20

                   [FORM OF FACE OF CLASS 1-A-20 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 1-A-20

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                Class 1-A-20

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate Balance of
this Certificate
("Denomination"):             $

Initial Class Certificate Balance
 of this Class:                    $29,264,000.00

Pass-Through Rate:         5.500%

CUSIP No.:                        05949A 2X 7

ISIN No.:                           US05949A2X78

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                           EXHIBIT A-1-A-21

                   [FORM OF FACE OF CLASS 1-A-21 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                             Class 1-A-21

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                            Class 1-A-21

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $22,137,000.00

Pass-Through Rate:          5.500%

CUSIP No.:                         05949A 2Y 5

ISIN No.:                            US05949A2Y51

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                EXHIBIT A-1-A-22

                   [FORM OF FACE OF CLASS 1-A-22 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                           Class 1-A-22

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE FOR GROUP 1, THE PRINCIPAL
PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 1-A-21 CERTIFICATES WILL BE
BORNE BY THE CLASS 1-A-22 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                             Class 1-A-22

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,314,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 2Z 2

ISIN No.:                             US05949A2Z27

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                             EXHIBIT A-1-A-23

                   [FORM OF FACE OF CLASS 1-A-23 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 1-A-23

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                            Class 1-A-23

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,307,000.00

Pass-Through Rate:          5.500%

CUSIP No.:                         05949A 3A 6

ISIN No.:                           US05949A3A66

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                         EXHIBIT A-1-A-24

                   [FORM OF FACE OF CLASS 1-A-24 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                        Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 1-A-24

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                          Class 1-A-24

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $20,866,500.00

Pass-Through Rate:           5.500%

CUSIP No.:                         05949A 3B 4

ISIN No.:                            US05949A3B40

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                            EXHIBIT A-1-A-25

                   [FORM OF FACE OF CLASS 1-A-25 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                    Class 1-A-25

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 1-A-25

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $40,000,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                          05949A 3C 2

ISIN No.:                            US05949A3C23

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT A-1-A-26

                   [FORM OF FACE OF CLASS 1-A-26 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                    Class 1-A-26

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                     Class 1-A-26

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $50,000,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                         05949A 3D 0

ISIN No.:                           US05949A3D06

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                            EXHIBIT A-1-A-27

                   [FORM OF FACE OF CLASS 1-A-27 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 1-A-27

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                            Class 1-A-27

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $28,565,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 3E 8

ISIN No.:                             US05949A3E88

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                            EXHIBIT A-1-A-28

                   [FORM OF FACE OF CLASS 1-A-28 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                   Class 1-A-28

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE
CERTIFICATE BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID
INTEREST IS ADDED TO THE CERTIFICATE BALANCE OF THIS CERTIFICATE AND BECAUSE
REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN, THE
OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MORE OR LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                    Class 1-A-28

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,709,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                          05949A 3F 5

ISIN No.:                             US05949A3F53

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT A-1-A-29

                   [FORM OF FACE OF CLASS 1-A-29 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 1-A-29

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 1-A-29

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $15,275,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 3G 3

ISIN No.:                            US05949A3G37

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT A-1-A-30

                   [FORM OF FACE OF CLASS 1-A-30 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                    Mortgage Pass-Through Certificates, Series 2005-3
                                             Class 1-A-30

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE FOR GROUP 1, THE PRINCIPAL
PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 1-A-24 CERTIFICATES WILL BE
BORNE BY THE CLASS 1-A-30 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 1-A-30

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,098,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                          05949A 3H 1

ISIN No.:                            US05949A3H10

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT A-1-A-31

                   [FORM OF FACE OF CLASS 1-A-31 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 1-A-31

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 1-A-31

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $38,134,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                          05949A 3J 7

ISIN No.:                             US05949A3J75

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                         EXHIBIT A-1-A-32

                   [FORM OF FACE OF CLASS 1-A-32 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                     Class 1-A-32

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE FOR GROUP 1, THE PRINCIPAL
PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 1-A-31 CERTIFICATES WILL BE
BORNE BY THE CLASS 1-A-32 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                   Class 1-A-32

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,548,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                         05949A 3K 4

ISIN No.:                           US05949A3K49

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                         EXHIBIT A-1-A-R

                    [FORM OF FACE OF CLASS 1-A-R CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                           Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS
ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR
TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF
OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER
RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY
ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF
SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN
THE PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                             Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the
Certificate of the above-referenced Class with respect to a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            5.500%

CUSIP No.:                         05949A 3L 2

ISIN No.       :                     US05949A3L22

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage
Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the applicable sub-account of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class

1-A-R Certificate are expressly subject to the following provisions: (i) each
Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted
Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a
Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v)
this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual
Certificate in connection with the conduct of a trade or business within the
United States and furnishes the transferor and the Trustee with an effective
Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the
Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section
860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT A-1-A-IO

                   [FORM OF FACE OF CLASS 1-A-IO CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                Class 1-A-IO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT
SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                    Mortgage Pass-Through Certificates, Series 2005-3
                                         Class 1-A-IO

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):             $

Initial Notional

Amount of this Class:         $4,615,366.00

Pass-Through Rate:            5.500%

CUSIP No.:                           05949A 3M 0

ISIN No.:                              US05949A3M05

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this
Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage
Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and Servicing
Agreement"), among the Depositor, Bank of America, N.A., as servicer (the
"Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 1-A-IO Certificate is not entitled to any distributions with respect to principal.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                            EXHIBIT A-2-A-1

                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                           Class 2-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                Class 2-A-1

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $21,583,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                          05949A 3N 8

ISIN No.:                             US05949A3N87

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                          EXHIBIT A-2-A-1

                    [FORM OF FACE OF CLASS 2-A-2 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                     Class 2-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 2-A-2

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $165,542,000.00

Pass-Through Rate:          5.500%

CUSIP No.:                         05949A 3P 3

ISIN No.:                            US05949A3P36

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                              EXHIBIT A-2-A-3

                    [FORM OF FACE OF CLASS 2-A-3 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                   Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 2-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                    Mortgage Pass-Through Certificates, Series 2005-3
                                              Class 2-A-3

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $31,907,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 3Q 1

ISIN No.:                             US05949A3Q19

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                                EXHIBIT A-2-A-4

                    [FORM OF FACE OF CLASS 2-A-4 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                      Class 2-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE FOR GROUP 2, THE PRINCIPAL
PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 2-A-1 CERTIFICATES WILL BE
BORNE BY THE CLASS 2-A-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                           Class 2-A-4

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,136,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 3R 9

ISIN No.:                            US05949A3R91

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                       EXHIBIT A-2-A-IO

                   [FORM OF FACE OF CLASS 2-A-IO CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                            Class 2-A-IO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT
SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 2-A-IO

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):             $

Initial Notional

Amount of this Class:         $3,368,235.00

Pass-Through Rate:            5.500%

CUSIP No.:                           05949A 3S 7

ISIN No.:                             US05949A3S74

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this
Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage
Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and Servicing
Agreement"), among the Depositor, Bank of America, N.A., as servicer (the
"Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 2-A-IO Certificate is not entitled to any distributions with respect to principal.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                              EXHIBIT A-30-PO

                    [FORM OF FACE OF CLASS 30-PO CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 30-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE
IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 30-PO

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,971,571.00

CUSIP No.:                         05949A 3T 5

ISIN No.:                            US05949A3T57

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      For the purposes of determining distributions in reduction of Class
Certificate Balance, the Class 30-PO Certificates will be deemed to consist of two components which are not severable (each, a "Component").

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class 30-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                           EXHIBIT B-1-B-1

                    [FORM OF FACE OF CLASS 1-B-1 CERTIFICATE]

                   BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                       Class 1-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR
CERTIFICATES AND CLASS 1-30-PO COMPONENT AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                    Mortgage Pass-Through Certificates, Series 2005-3
                                                    Class 1-B-1

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $6,640,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                          05949A 3U 2

ISIN No.:                             US05949A3U21

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                         EXHIBIT B-1-B-2

                    [FORM OF FACE OF CLASS 1-B-2 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                   Mortgage Pass-Through Certificates, Series 2005-3
                                                     Class 1-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR
CERTIFICATES AND THE CLASS 1-30-PO COMPONENT AND THE CLASS 1-B-1 CERTIFICATES AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                   Class 1-B-2

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,844,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                          05949A 3V 0

ISIN No.:                             US05949A3V04

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT B-1-B-3

                    [FORM OF FACE OF CLASS 1-B-3 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 1-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR
CERTIFICATES AND THE CLASS 1-30-PO COMPONENT AND THE CLASS 1-B-1 AND CLASS 1-B-2
CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 1-B-3

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,107,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                         05949A 3W 8

ISIN No.:                           US05949A3W86

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT B-1-B-4

                    [FORM OF FACE OF CLASS 1-B-4 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                   Class 1-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR
CERTIFICATES AND THE CLASS 1-30-PO COMPONENT AND THE CLASS 1-B-1, CLASS 1-B-2
AND CLASS 1-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING

AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                   Class 1-B-4

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $738,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                          05949A 4A 5

ISIN No.:                           US05949A4A57

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel

(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sellers, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT B-1-B-5

                    [FORM OF FACE OF CLASS 1-B-5 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 1-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR
CERTIFICATES AND THE CLASS 1-30-PO COMPONENT AND THE CLASS 1-B-1, CLASS 1-B-2,
CLASS 1-B-3 AND CLASS 1-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING

AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                    Mortgage Pass-Through Certificates, Series 2005-3
                                                  Class 1-B-5

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $553,000.00

Pass-Through Rate:          5.500%

CUSIP No.:                         05949A 4B 3

ISIN No.:                            US05949A4B31

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel

(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sellers, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                          EXHIBIT B-1-B-6

                    [FORM OF FACE OF CLASS 1-B-6 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 1-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR
CERTIFICATES AND THE CLASS 1-30-PO COMPONENT AND THE CLASS 1-B-1, CLASS 1-B-2,
CLASS 1-B-3, CLASS 1-B-4 AND CLASS 1-B-5 CERTIFICATES AS DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING

AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 1-B-6

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $553,883.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 4C 1

ISIN No.:                             US05949A4C14

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel

(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sellers, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                          EXHIBIT B-2-B-1

                    [FORM OF FACE OF CLASS 2-B-1 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                               Class 2-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR
CERTIFICATES AND THE CLASS 2-30-PO COMPONENT AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                Class 2-B-1

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,749,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 3X 6

ISIN No.:                             US05949A3X69

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                            EXHIBIT B-2-B-2

                    [FORM OF FACE OF CLASS 2-B-2 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                              Class 2-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR
CERTIFICATES AND THE CLASS 2-30-PO COMPONENT AND THE CLASS 2-B-1 CERTIFICATES AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                   Class 2-B-2

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,363,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 3Y 4

ISIN No.:                             US05949A3Y43

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                                EXHIBIT B-2-B-3

                    [FORM OF FACE OF CLASS 2-B-3 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                    Mortgage Pass-Through Certificates, Series 2005-3
                                                    Class 2-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR
CERTIFICATES AND THE CLASS 2-30-PO COMPONENT AND THE CLASS 2-B-1 AND CLASS 2-B-2
CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 2-B-3

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $682,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 3Z 1

ISIN No.:                             US05949A3Z18

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                        EXHIBIT B-2-B-4

                    [FORM OF FACE OF CLASS 2-B-4 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                            Class 2-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR
CERTIFICATES AND THE CLASS 2-30-PO COMPONENT AND THE CLASS 2-B-1, CLASS 2-B-2
AND CLASS 2-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING

AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                Class 2-B-4

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                        March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $454,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                         05949A 4D 9

ISIN No.:                            US05949A4D96

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel

(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sellers, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                           EXHIBIT B-2-B-5

                    [FORM OF FACE OF CLASS 2-B-5 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                     Class 2-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR
CERTIFICATES AND THE CLASS 2-30-PO COMPONENT AND THE CLASS 2-B-1, CLASS 2-B-2,
CLASS 2-B-3 AND CLASS 2-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING

AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                   Class 2-B-5

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $341,000.00

Pass-Through Rate:           5.500%

CUSIP No.:                          05949A 4E 7

ISIN No.:                             US05949A4E79

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel

(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sellers, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                         EXHIBIT B-2-B-6

                    [FORM OF FACE OF CLASS 2-B-6 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                     Mortgage Pass-Through Certificates, Series 2005-3
                                                     Class 2-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR
CERTIFICATES AND THE CLASS 2-30-PO COMPONENT AND THE CLASS 2-B-1, CLASS 2-B-2,
CLASS 2-B-3, CLASS 2-B-4 AND CLASS 2-B-5 CERTIFICATES AS DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING

AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates, Series 2005-3
                                                 Class 2-B-6

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                       March 1, 2005

First Distribution Date:      April 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $340,955.00

Pass-Through Rate:           5.500%

CUSIP No.:                         05949A 4F 4

ISIN No.:                            US05949A4F45

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated March 30, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel

(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sellers, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                  *     *     *

                                              EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                             Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Banc of America Mortgage Securities, Inc. Mortgage Pass-Through
Certificates, of the Series specified on the face hereof (collectively, the
"Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing
Agreement or, except as expressly provided in the Pooling and Servicing
Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing
Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and
Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution
Date.

      On each Distribution Date, the Trustee shall distribute out of the
Certificate Account to each Certificateholder of record on the related Record
Date (other than respecting the final distribution) (a) by check mailed to such
Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder’s Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing
Agreement; provided, however, that in the case of the Class 1-A-10, Class 1-A-11 and Class 1-A-14 Certificates, distributions of principal to which such Classes are entitled will be made to the Holders of such Classes as described in Section
5.09 of the Pooling and Servicing Agreement. The final distribution on each
Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the
Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the
Pooling and Servicing Agreement. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future

Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the
Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate
Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and
any agent of the Depositor, the Servicer, the Certificate Registrar or the
Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which (i) the aggregate Stated Principal
Balance of the Group 1 Mortgage Loans is less than 10% of the aggregate Cut-off
Date Principal Balance of such Mortgage Loans or (ii) the aggregate Stated
Principal Balance of the Group 2 Mortgage Loans is less than 1% of the aggregate
Cut-off Date Principal Balance of such Mortgage Loans, the Depositor will have the option to repurchase, in whole, from the Trust all applicable Mortgage Loans and all property acquired in respect of such Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. The percentages of the initial balances of the Loan Groups at which the Depositor will have the option to repurchase all of the remaining Mortgage Loans of such Loan Group may be reduced by an amendment to the Pooling and Servicing Agreement without
Certificateholder consent under certain conditions set forth in the Pooling and
Servicing Agreement. The obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the latest of the repurchase by the
Depositor of all remaining Mortgage Loans and property as described above, the maturity or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing

Agreement shall have the meaning assigned in the Pooling and Servicing
Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                    WELLS FARGO BANK, N.A.,
                                    as Trustee

                                    By__________________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the Pooling and Servicing
Agreement referenced herein.

                                    WELLS FARGO BANK, N.A.,
                                    as Trustee

                                    By__________________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to
_______________________

      This information is provided by ________________ , the assignee named above, or , as its agent.

                                                     EXHIBIT D-1

                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE

                                                  EXHIBIT D-2

                       LOAN GROUP 2 MORTGAGE LOAN SCHEDULE

                                                 EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                                    [date]

To:   Wells Fargo Bank, N.A.
         1015 10th Avenue, S.E.
         Minneapolis, Minnesota 55414-0031
         Attn:  Inventory Control (BoAMS 2005-3)

      Re:   The Pooling and Servicing Agreement dated March 30, 2005, among Banc of America Mortgage Securities, Inc., as Depositor, Bank of America,
              N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
---------------------------------

Mortgagor Name, Address & Zip Code:
-----------------------------------------------------

Reason for Requesting Documents (check one)
------------------------------------------------------------

____  1.    Mortgage Paid in Full

____  2.    Foreclosure

____  3.    Substitution

____  4.    Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________

                                       By: _____________________________________
                                              (authorized signer of Bank of
                                              America, N.A.)

                                       Issuer:__________________________________
                                       Address:_________________________________
                                       _________________________________________

                                       Date:____________________________________

Custodian
--------------

Wells Fargo Bank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

__________________________________  _______________
Signature   Date

Documents returned to Custodian:

__________________________________  _______________
Custodian   Date

                                                       EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                                       [Date]

      [_______________] hereby certifies that it has established a [__________]
Account pursuant to Section [________] of the Pooling and Servicing Agreement,
dated March 30, 2005, among Banc of America Mortgage Securities, Inc., as
Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as
Trustee.

                               [_______________],

                               By: _____________________________________________
                               Name: ___________________________________________
                               Title: ____________________________________________

                                                EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                             [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoAMS 2005-3

      Re:   Banc of America Mortgage Securities, Inc., Mortgage Pass-Through
               Certificates, Series 2005-3, Class ___, having an initial aggregate
               Certificate Balance as of March 30, 2005 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated March 30, 2005, among Banc of America Mortgage Securities,
Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank,
N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Trustee, that:

            1. The Transferor is the lawful owner of the Transferred
      Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a)
      offered, transferred, pledged, sold or otherwise disposed of any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the
      Transferred Certificates under the Securities Act of 1933, as amended (the
      "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred
      Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By:_________________________________________

                                    Name:_____________________________________
                                    Title:______________________________________

                                          EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                               [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoAMS 2005-3

      Re:   Banc of America Mortgage  Securities,  Inc.,  Mortgage
              Pass-Through  Certificates,  Series 2005-3, Class ___,
              having an initial aggregate  Certificate Balance as of
              March 30, 2005 of $[_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated March 30, 2005, among Banc of America Mortgage
Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells
Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified
      Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
      under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
      Transferred Certificates for its own account or for the account of another
      Qualified Institutional Buyer, and understands that such Transferred
      Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
      Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the
      Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the
      Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:______________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    __________________________________________
                                    (Nominee)

                                     By:______________________________________
                                     Name:____________________________________
                                     Title:_____________________________________

                                                                                                    ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                   [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [__________________] (the
"Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis
$______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year
(such amount being calculated in accordance with Rule 144A) and (ii) the
Transferee satisfies the criteria in the category marked below.

      ___   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
            Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
            Code of 1986.

      ___   Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the
            District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least
            $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
            Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least
            $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
            Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
            territory or the District of Columbia.

      ___   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
            1974.

      ___   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.
For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction.
However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No                 Transferred Certificates only for the
                                            Transferee’s own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee’s purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:________________________________________
                                    Date:________________________________________

----------------------------
(1) Transferee must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Transferee is a dealer, and, in that case,
Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                                                          ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                    [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [_________________] (the
"Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A ("Rule 144A") under the Securities Act of 1933, as amended, because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of
Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____  The Transferee owned and/or invested on a discretionary basis
            $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with
            Rule 144A).

      ____  The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the
            Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No                 Transferred Certificates only for the
                                            Transferee’s own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    ____________________________________________
                                    Print Name of Transferee or Adviser

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:________________________________________

                                    IF AN ADVISER:

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                    Date:________________________________________

                                              EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                               [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoAMS 2005-3

      Re:   Banc of America Mortgage Securities, Inc., Mortgage Pass-Through
            Certificates, Series 2005-3, Class ___, having an initial aggregate
            Certificate Principal Balance as of March 30, 2005 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated
March 30, 2005, among Banc of America Mortgage Securities, Inc., as Depositor,
Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the
Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as
Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing
Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a
Private Certificate between or among the Depositor, the Sellers, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
      AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE
      WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A
      TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT
      AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING
      AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON
      BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN
      INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
      SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF
      1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW
      ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A
      "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF
      ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE
      MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A
      REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE,
      STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN
      OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT
      IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS
      CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS
      DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
      ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES
      AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT
      PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR
      AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE
      SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND
      LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT
      HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60
      APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
      TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR
      HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT
      CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE
      MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT
      SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN
      ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH
      PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE
      DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION
      LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE
      PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO
      IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
      AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION
      OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO
      RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred

Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through
(e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred
Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a)
the Depositor, (b) the Transferred Certificates and distributions thereon, (c)
nature, performance and servicing of the Mortgage Loans., (d) the Pooling and
Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred
Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the
Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:________________________________________
                                    Date:________________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:________________________________________

                                                EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoAMS 2005-3

      Re:   Banc of America Mortgage Securities, Inc., Mortgage Pass-Through
            Certificates, Series 2005-3, Class ___, having an initial aggregate
            Certificate Principal Balance as of March 30, 2005 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated
March 30, 2005, among Banc of America Mortgage Securities, Inc., as Depositor,
Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as
Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal
Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a
"Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE
95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account’s reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE
95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:________________________________________
                                    Date:________________________________________

                                                EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                            Banc of America Mortgage Securities, Inc.
                             Mortgage Pass-Through Certificates,
                                                 Series 2005-3

STATE OF               )
                                  ) ss:
COUNTY OF           )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class [1-A-R] Certificate (the
"Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated March 30, 2005, (the "Agreement"), relating to the above-referenced
Series, by and among Banc of America Mortgage Securities, Inc., as depositor
(the "Depositor"), Bank of America, N.A., as servicer, and Wells Fargo Bank,
N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the
Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not
Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted
Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership"
under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another
Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the
Agreement and understands the legal consequences of the acquisition of the
Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the
Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted
Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual
Certificate.

      9. The taxpayer identification number of the Transferee’s nominee is
___________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a
"noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

      13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections
1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

      14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the
Transferee is not acting on behalf of such a plan or arrangement.

                                   *    *    *

      IN WITNESS  WHEREOF,  the  Transferee  has caused this  instrument to be executed on its behalf,  pursuant to authority of its Board of  Directors,  by its duly authorized officer this _____ day of ________________, ____.

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                       Name:
                                       Title:

      Personally appeared before me the above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the
Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of _______________________,
____

                                    ____________________________________________
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    ______________, ____

                                                   ATTACHMENT A

                                                                to

    AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                  1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

[ ]   The consideration paid to the Transferee to acquire the Residual
      Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections
      1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the
      Code and the compounding period used by the Transferee.

                                       OR

[ ]   The transfer of the Residual Certificate complies with U.S. Treasury
      Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i)   the Transferee is an "eligible corporation," as defined in U.S.
            Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

      (ii)  at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury
            Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv)  the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee)
            that it has determined in good faith; and

      (v)   in the event of any transfer of the Residual Certificate by the
            Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee’s purchase of the Residual Certificate.

                                                  EXHIBIT J

                     CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6.    Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9.    Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10.   Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12.   If applicable, termite report, structural engineer’s report, water potability and septic certification.

13.   Sales Contract, if applicable.

14.   The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the
      Agreement.

15.   Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                                   EXHIBIT K

                       FORM OF SPECIAL SERVICING AGREEMENT

      This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer")
and ___________________ (the "Loss Mitigation Advisor").

                              PRELIMINARY STATEMENT

      _________________ (the "Purchaser") is the holder of the entire interest in Banc of America Mortgage Securities, Inc.; Mortgage Pass-Through
Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class
B Certificates were issued pursuant to a Pooling and Servicing Agreement dated
___________________among Banc of America Mortgage Securities, Inc., as depositor
(the "Depositor"), the Servicer, and Wells Fargo Bank, N.A., as Trustee.

      The Purchaser has requested the Servicer to engage the Loss Mitigation
Advisor, at the Purchaser’s expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The
Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                         ARTICLE I

                                       DEFINITIONS

            Section 1.01. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee’s sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

      Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage
Loan.

      Loss Mitigation Advisor: ______________.

      Purchaser: _______________________, or the holder of record of the Class B
Certificates.

      Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

            Section 1.02. Definitions Incorporated by Reference.

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01. Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and
Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation
Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each
      Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such
      Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor’s choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the
      Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage
      Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any
      Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the
      Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor’s questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer
      (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the
      Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the
      Servicer’s recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the
      Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

      (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage
Loan identified in a report under subsection 2.01 (a)(i), (a)(ii), (a)(iii) or
(a)(iv) which has been given to the Loss Mitigation Advisor; provided that the
Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

      (c) In addition to the foregoing, the Servicer shall provide to the Loss
Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

      (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

            Section 2.02. Loss Mitigation Advisor’s Recommendations With Respect
to Defaulted Loans.

      (a) All parties to this Agreement acknowledge that the Loss Mitigation
Advisor’s advice is made in the form of recommendations, and that the Loss
Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor’s recommendation, accept or reject it, in the Servicer’s sole discretion, subject to the standards of the
Servicer to protect the interest of the Certificateholders set forth in the
Pooling and Servicing Agreement.

      (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation
Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

      (c) Within two (2) business days of receipt of a notice of a proposed
Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss
Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor’s recommendation may take the form of concurring with the proposed Short Payoff, recommending against such
Short Payoff, with a justification provided, or proposing a counteroffer.

      (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor’s recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

            Section 2.03. Termination.

      (a) With respect to all Mortgage Loans included in a trust fund, the
Servicer’s obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B
Certificates have been reduced to zero.

      (b) The Loss Mitigation Advisor’s responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor
shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

      (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.

                                             ARTICLE III

                            MISCELLANEOUS PROVISIONS

      Section 3.01. Amendment.

      This Agreement may be amended from time to time by the Servicer and the
Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss
Mitigation Advisor.

      Section 3.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 3.03. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 3.04. Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

      (a) in the case of the Servicer,

             Bank of America, N.A.
             201 North Tryon Street
             Charlotte, North Carolina  28255
             Attn: Secondary Marketing with a copy to the General Counsel or such  other  address  as may  hereafter  be  furnished  in  writing  by the
Servicer,

      (b) in the case of the Loss Mitigation Advisor,

              _______________________

      (c) in the case of the Purchaser:

              _______________________

      Section 3.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this
Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 3.06. Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

      Section 3.07. Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 3.08. Confidentiality.

      The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation
Advisor except to the extent required by law, regulation or court order.

      The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer.
The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this
Agreement and at any time thereafter, without the prior written consent of the
Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this
Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

      Section 3.09. Independent Contractor.

      In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation
Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State
Unemployment or Insurance Laws or Workmen’s Compensation Laws, or otherwise. The
Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss
Mitigation Advisor in the performance of this Agreement. The Loss Mitigation
Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

            IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor
have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          Bank of America, N.A.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:__________________________________

                                          Loss Mitigation Advisor

                                          ___________________

                                          By:___________________________________
                                          Name:
                                          Title:

                  PURCHASER’S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor’s recommendation, as described in Section 2.02(a) hereof and confirming to the
Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between
Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii)
Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing
Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.

                                       Purchaser

                                       By:________________________________

                                       Name:______________________________

                                       Title:_______________________________

                                            EXHIBIT L

                           LIST OF RECORDATION STATES

                                               Florida

                                            Maryland

                                                  EXHIBIT M

                  FORM OF INITIAL CERTIFICATION OF THE TRUSTEE

                                              March 30, 2005

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: BOAMS 2005-A

Banc of America Mortgage Securities, Inc.
Secondary Marketing
201 North Tryon Street, 5th Floor
Charlotte, North Carolina  28225
NC1-022-0510
Attn: Jerald Jubulis

Bank of America, N.A.
Secondary Marketing
201 North Tryon Street, 5th Floor
Charlotte, North Carolina  28225
NC1-022-0510
Attn: Jerald Jubulis

    Re:   Banc of America Mortgage Securities, Inc., Mortgage Pass-Through
            Certificates, Series 2005-3, issued pursuant to a Pooling and
            Servicing Agreement, dated March 30, 2005, among Banc of America
            Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as
            Servicer, and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the
undersigned, as Trustee, hereby certifies that, except as specified in any list of exceptions attached hereto, either (i) it has received the original Mortgage
Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule or (ii) if such original Mortgage Note has been lost, a copy of such original
Mortgage Note, together with a lost note affidavit.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and
Servicing Agreement in connection with this Initial Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage
Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK,
                                     NATIONAL ASSOCIATION,
                                     as Trustee

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _______________________________________

                                              EXHIBIT N

                     FORM OF FINAL CERTIFICATION OF THE TRUSTEE

                                        [__________ __, ____]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: BOAMS 2005-A

Banc of America Mortgage Securities, Inc.
Secondary Marketing
201 North Tryon Street, 5th Floor
Charlotte, North Carolina  28225
NC1-022-0510
Attn: Jerald Jubulis

Bank of America, N.A.
Secondary Marketing
201 North Tryon Street, 5th Floor
Charlotte, North Carolina  28225
NC1-022-0510
Attn: Jerald Jubulis

    Re:   Banc of America Mortgage Securities, Inc., Mortgage Pass-Through
            Certificates, Series 2005-3, issued pursuant to a Pooling and
            Servicing Agreement, dated March 30, 2005, among Banc of America
            Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as
            Servicer, and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the
undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and
Servicing Agreement.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and
Servicing Agreement in connection with this Final Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage
Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK, N.A.,
                                     as Trustee

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _______________________________________

                                           EXHIBIT O

                      Form of Sarbanes-Oxley Certification

                   Banc of America Mortgage Securities, Inc.

                       Mortgage Pass-Through Certificates,

                                       Series 2005-3

            I, [________], a [_____________] of Bank of America, N.A. (the
"Servicer"), certify that:

1.    I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K’s containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the Banc of America
      Mortgage 2005-3 Trust (the "Trust");

2.    Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.    Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and
      Servicing Agreement, dated March 30, 2005 (the "Agreement"), among Banc of
      America Mortgage Securities, Inc., as depositor, Bank of America, N.A., as servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), for inclusion in these reports is included in these reports;

4.    I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Agreement;

5.    The reports disclose all significant deficiencies relating to the
      Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant after conducting a review in compliance with the Uniform Single Attestation Program for
      Mortgage Bankers or similar procedure as set forth in the Agreement that is included in these reports; and

6.    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Wells
      Fargo Bank, N.A.

                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT P

       Form of Certification to be Provided by the Trustee to the Servicer

                         Banc of America Mortgage Securities, Inc.
                           Mortgage Pass-Through Certificates,
                                          Series 2005-3

            The Trustee hereby certifies to the Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10-K for the calendar year
[___] and the Monthly Form 8-K’s containing the Distribution Date Statements filed in respect of periods included in the year covered by such annual report;

      2. Based on my knowledge, the distribution information in the Distribution
Date Statements contained in the Monthly Form 8-K’s included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

      3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and
Servicing Agreement, dated March 30, 2005, among Banc of America Mortgage
Securities, Inc., as depositor, Bank of America, N.A., as servicer, and Wells
Fargo Bank, N.A., as trustee, for inclusion in these reports is included in these reports.

                                       WELLS FARGO BANK, N.A.
                                         as Trustee

                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT Q

                           PAC PRINCIPAL BALANCE TABLE

Payment Date                                                      Group
-----------------                                                        --------
Initial Balance                                            $ 94,253,000.00
April 25, 2005                                             $ 94,041,100.31
May 25, 2005                                              $ 93,797,443.75
June 25, 2005                                              $ 93,522,146.50
July 25, 2005                                               $ 93,215,304.53
August 25, 2005                                         $ 92,877,034.20
September 25, 2005                                    $ 92,507,472.21
October 25, 2005                                        $ 92,106,775.56
November 25, 2005                                    $ 91,675,121.46
December 25, 2005                                     $ 91,212,707.26
January 25, 2006                                         $ 90,719,750.26
February 25, 2006                                       $ 90,196,487.67
March 25, 2006                                           $ 89,643,176.32
April 25, 2006                                              $ 89,060,092.60
May 25, 2006                                               $ 88,447,532.15
June 25, 2006                                               $ 87,805,809.68
July 25, 2006                                                $ 87,135,258.71
August 25, 2006                                          $ 86,436,231.31
September 25, 2006                                     $ 85,709,097.79
October 25, 2006                                         $ 84,954,246.37
November 25, 2006                                     $ 84,172,082.92
December 25, 2006                                      $ 83,363,030.52
January 25, 2007                                          $ 82,527,529.14
February 25, 2007                                        $ 81,666,035.24
March 25, 2007                                            $ 80,779,021.38
April 25, 2007                                               $ 79,866,975.75
May 25, 2007                                               $ 78,930,401.76
June 25, 2007                                               $ 77,969,817.60
July 25, 2007                                                $ 76,985,786.15
August 25, 2007                                          $ 75,978,853.03
September 25, 2007                                     $ 74,977,809.08
October 25, 2007                                         $ 73,983,581.05
November 25, 2007                                     $ 72,996,124.65
December 25, 2007                                      $ 72,015,395.87
January 25, 2008                                          $ 71,041,351.01
February 25, 2008                                        $ 70,073,946.63
March 25, 2008                                            $ 69,113,139.58
April 25, 2008                                               $ 68,158,887.01
May 25, 2008                                               $ 67,211,146.32
June 25, 2008                                               $ 66,269,875.22
July 25, 2008                                                $ 65,335,031.67
August 25, 2008                                          $ 64,406,573.92
September 25, 2008                                     $ 63,484,460.48
October 25, 2008                                         $ 62,568,650.15
November 25, 2008                                     $ 61,659,101.97
December 25, 2008                                      $ 60,755,775.28
January 25, 2009                                          $ 59,858,629.67
February 25, 2009                                        $ 58,967,624.98
March 25, 2009                                            $ 58,082,721.34
April 25, 2009                                               $ 57,203,879.13
May 25, 2009                                                $ 56,331,058.98
June 25, 2009                                                $ 55,464,221.78
July 25, 2009                                                 $ 54,603,328.69
August 25, 2009                                           $ 53,748,341.11
September 25, 2009                                      $ 52,899,220.68

October 25, 2009             $ 52,055,929.33
November 25, 2009             $ 51,218,429.20
December 25, 2009                                      $ 50,386,682.70
January 25, 2010                                          $ 49,560,652.48
February 25, 2010                                       $ 48,740,301.43
March 25, 2010                                            $ 47,925,592.68
April 25, 2010                                              $ 47,124,843.98
May 25, 2010                                               $ 46,329,623.11
June 25, 2010                                               $ 45,539,893.84
July 25, 2010                                                $ 44,755,620.18
August 25, 2010                                          $ 43,976,766.39
September 25, 2010                                     $ 43,203,296.94
October 25, 2010                                         $ 42,435,176.54
November 25, 2010                                     $ 41,672,370.13
December 25, 2010                                     $ 40,914,842.88
January 25, 2011                                         $ 40,162,560.20
February 25, 2011                                       $ 39,415,487.69
March 25, 2011                                            $ 38,673,591.20
April 25, 2011                                              $ 37,939,506.67
May 25, 2011                                               $ 37,210,509.71
June 25, 2011                                               $ 36,486,566.87
July 25, 2011                                                $ 35,767,644.93
August 25, 2011                                         $ 35,053,710.85
September 25, 2011                                    $ 34,344,731.83
October 25, 2011                                         $ 33,640,675.29
November 25, 2011                                     $ 32,941,508.83
December 25, 2011                                     $ 32,247,200.30
January 25, 2012                                         $ 31,557,717.74
February 25, 2012                                       $ 30,873,029.38
March 25, 2012                                           $ 30,193,103.70
April 25, 2012                                              $ 29,526,557.84
May 25, 2012                                               $ 28,874,155.37
June 25, 2012                                               $ 28,235,604.31
July 25, 2012                                                $ 27,610,618.59
August 25, 2012                                         $ 26,998,917.93
September 25, 2012                                    $ 26,400,227.75
October 25, 2012                                         $ 25,814,279.03
November 25, 2012                                     $ 25,240,808.22
December 25, 2012                                     $ 24,679,557.09
January 25, 2013                                         $ 24,130,272.70
February 25, 2013                                       $ 23,592,707.19
March 25, 2013                                           $ 23,066,617.79
April 25, 2013                                              $ 22,563,369.09
May 25, 2013                                               $ 22,070,765.88
June 25, 2013                                               $ 21,588,587.82
July 25, 2013                                                $ 21,116,619.08
August 25, 2013                                         $ 20,654,648.23
September 25, 2013                                    $ 20,202,468.14
October 25, 2013                                         $ 19,759,875.92
November 25, 2013                                     $ 19,326,672.79
December 25, 2013                                     $ 18,902,664.06
January 25, 2014                                         $ 18,487,658.98
February 25, 2014                                       $ 18,081,470.71
March 25, 2014                                           $ 17,683,916.22
April 25, 2014                                              $ 17,304,201.73
May 25, 2014                                               $ 16,932,399.22
June 25, 2014                                               $ 16,568,347.03
July 25, 2014                                                $ 16,211,886.80
August 25, 2014                                          $ 15,862,863.32
September 25, 2014                                     $ 15,521,124.53
October 25, 2014                                         $ 15,186,521.45

November 25, 2014                                     $ 14,858,908.08
December 25, 2014                                      $ 14,538,141.38
January 25, 2015                                          $ 14,224,081.20
February 25, 2015                                        $ 13,916,590.19
March 25, 2015                                            $ 13,615,533.82
April 25, 2015                                              $ 13,320,780.24
May 25, 2015                                               $ 13,032,200.28
June 25, 2015                                               $ 12,749,667.36
July 25, 2015                                                $ 12,473,057.49
August 25, 2015                                          $ 12,202,249.15
September 25, 2015                                     $ 11,937,123.31
October 25, 2015                                         $ 11,677,563.32
November 25, 2015                                     $ 11,423,454.90
December 25, 2015                                      $ 11,174,686.09
January 25, 2016                                          $ 10,931,147.17
February 25, 2016                                        $ 10,692,730.66
March 25, 2016                                            $ 10,459,331.27
April 25, 2016                                              $ 10,230,845.79
May 25, 2016                                               $ 10,007,173.16
June 25, 2016                                               $  9,788,214.33
July 25, 2016                                                $  9,573,872.26
August 25, 2016                                         $  9,364,051.90
September 25, 2016                                    $  9,158,660.08
October 25, 2016                                         $  8,957,605.57
November 25, 2016                                     $  8,760,798.97
December 25, 2016                                      $  8,568,152.67
January 25, 2017                                         $  8,379,580.87
February l 25, 2017                                     $  8,194,999.49
March 25, 2017                                           $  8,014,326.18
April 25, 2017                                              $  7,837,480.23
May 25, 2017                                              $  7,664,382.59
June 25, 2017                                               $  7,494,955.81
July 25, 2017                                                $  7,329,124.02
August 25, 2017                                         $  7,166,812.88
September 25, 2017                                    $  7,007,949.57
October 25, 2017                                         $  6,852,462.74
November 25, 2017                                     $  6,700,282.51
December 25, 2017                                      $  6,551,340.39
January 25, 2018                                         $  6,405,569.32
February 25, 2018                                       $  6,262,903.58
March 25, 2018                                            $  6,123,278.79
April 25, 2018                                              $  5,986,631.88
May 25, 2018                                               $  5,852,901.09
June 25, 2018                                               $  5,722,025.89
July 25, 2018                                                $  5,593,946.98
August 25, 2018                                          $  5,468,606.29
September 25, 2018                                     $  5,345,946.92
October 25, 2018                                         $  5,225,913.14
November 25, 2018                                     $  5,108,450.34
December 25, 2018                                     $  4,993,505.05
January 25, 2019                                         $  4,881,024.85
April 25, 2019                                              $  4,770,958.45
March 25, 2019                                           $  4,663,255.54
February 25, 2019                                       $  4,557,866.90
May 25, 2019                                               $  4,454,744.26
June 25, 2019                                               $  4,353,840.39
July 25, 2019                                                $  4,255,108.98
August 25, 2019                                         $  4,158,504.68
September 25, 2019                                     $  4,063,983.10
October 25, 2019                                         $  3,971,500.70
November 25, 2019                                     $  3,881,014.88

December 25, 2019                                      $  3,792,483.90
January 25, 2020                                          $  3,705,866.85
February 25, 2020                                        $  3,621,123.69
March 25, 2020                                            $  3,538,215.18
April 25, 2020                                               $  3,457,102.91
May 25, 2020                                               $  3,377,749.21
June 25, 2020                                               $  3,300,117.23
July 25, 2020                                                $  3,224,170.86
August 25, 2020                                          $  3,149,874.72
September 25, 2020                                     $  3,077,194.17
October 25, 2020                                         $  3,006,095.27
November 25, 2020                                     $  2,936,544.79
December 25, 2020                                      $  2,868,510.17
January 25, 2021                                          $  2,801,959.53
February 25, 2021                                        $  2,736,861.64
March 25, 2021                                            $  2,673,185.91
April 25, 2021                                              $  2,610,902.38
May 25, 2021                                               $  2,549,981.72
June 25, 2021                                               $  2,490,395.18
July 25, 2021                                                $  2,432,114.62
August 25, 2021                                          $  2,375,112.47
September 25, 2021                                     $  2,319,361.74
October 25, 2021                                         $  2,264,835.99
November 25, 2021                                     $  2,211,509.31
December 25, 2021                                      $  2,159,356.35
January 25, 2022                                         $  2,108,352.27
February 25, 2022                                       $  2,058,472.74
March 25, 2022                                            $  2,009,693.94
April 25, 2022                                              $  1,961,992.53
May 25, 2022                                               $  1,915,345.68
June 25, 2022                                               $  1,869,730.99
July 25, 2022                                                $  1,825,126.56
August 25, 2022                                          $  1,781,510.93
September 25, 2022                                     $  1,738,863.07
October 25, 2022                                         $  1,697,162.41
November 25, 2022                                     $  1,656,388.79
December 25, 2022                                      $  1,616,522.47
January 25, 2023                                          $  1,577,544.13
February 25, 2023                                        $  1,539,434.83
March 25, 2023                                            $  1,502,176.05
April 25, 2023                                              $  1,465,749.62
May 25, 2023                                               $  1,430,137.77
June 25, 2023                                               $  1,395,323.10
July 25, 2023                                                $  1,361,288.57
August 25, 2023                                          $  1,328,017.48
September 25, 2023                                     $  1,295,493.49
October 25, 2023                                         $  1,263,700.60
November 25, 2023                                     $  1,232,623.14
December 25, 2023                                      $  1,202,245.76
January 25, 2024                                          $  1,172,553.45
February 25, 2024                                        $  1,143,531.48
March 25, 2024                                            $  1,115,165.46
April 25, 2024                                               $  1,087,441.28
May 25, 2024                                               $  1,060,345.12
June 25, 2024                                               $  1,033,863.48
July 25, 2024                                                $  1,007,983.09
August 25, 2024                                          $    982,691.02
September 25, 2024                                     $    957,974.55
October 25, 2024                                         $    933,821.26
November 25, 2024                                     $    910,218.99
December 25, 2024                                      $    887,155.83

January 25, 2025                                          $    864,620.10
February 25, 2025                                        $    842,600.39
March 25, 2025                                            $    821,085.51
April 25, 2025                                              $    800,064.53
May 25, 2025                                               $    779,526.73
June 25, 2025                                               $    759,461.61
July 25, 2025                                                $    739,858.90
August 25, 2025                                          $    720,708.55
September 25, 2025                                     $    702,000.71
October 25, 2025                                         $    683,725.75
November 25, 2025                                     $    665,874.22
December 25, 2025                                      $    648,436.90
January 25, 2026                                          $    631,404.73
February 25, 2026                                        $    614,768.87
March 25, 2026                                            $    598,520.66
April 25, 2026                                               $    582,651.60
May 25, 2026                                               $    567,153.40
June 25, 2026                                               $    552,017.93
July 25, 2026                                                $    537,237.22
August 25, 2026                                          $    522,803.50
September 25, 2026                                     $    508,709.13
October 25, 2026                                         $    494,946.66
November 25, 2026                                     $    481,508.77
December 25, 2026                                      $    468,388.31
January 25, 2027                                          $    455,578.30
February 25, 2027                                        $    443,071.87
March 25, 2027                                            $    430,862.32
April 25, 2027                                              $    418,943.08
May 25, 2027                                               $    407,307.74
June 25, 2027                                               $    395,949.99
July 25, 2027                                                $    384,863.70
August 25, 2027                                          $    374,042.84
September 25, 2027                                     $    363,481.50
October 25, 2027                                         $    353,173.92
November 25, 2027                                     $    343,114.45
December 25, 2027                                      $    333,297.57
January 25, 2028                                         $    323,717.87
February 25, 2028                                       $    314,370.05
March 25, 2028                                           $    305,248.93
April 25, 2028                                              $    296,349.45
May 25, 2028                                               $    287,666.63
June 25, 2028                                               $    279,195.63
July 25, 2028                                                $    270,931.69
August 25, 2028                                          $    262,870.16
September 25, 2028                                     $    255,006.50
October 25, 2028                                         $    247,336.25
November 25, 2028                                     $    239,855.05
December 25, 2028                                      $    232,558.63
January 25, 2029                                          $    225,442.83
February 25, 2029                                        $    218,503.57
March 25, 2029                                            $    211,736.85
April 25, 2029                                               $    205,138.75
May 25, 2029                                                $    198,705.46
June 25, 2029                                                $    192,433.23
July 25, 2029                                                 $    186,318.41
August 25, 2029                                          $    180,357.40
September 25, 2029                                     $    174,546.70
October 25, 2029                                         $    168,882.89
November 25, 2029                                     $    163,362.61
December 25, 2029                                      $    157,982.58
January 25, 2030                                         $    152,739.57

February 25, 2030                                        $    147,630.46
March 25, 2030                                            $    142,652.17
April 25, 2030                                              $    137,801.69
May 25, 2030                                               $    133,076.08
June 25, 2030                                               $    128,472.45
July 25, 2030                                                $    123,988.01
August 25, 2030                                          $    119,619.98
September 25, 2030                                     $    115,365.68
October 25, 2030                                         $    111,222.48
November 25, 2030                                     $    107,187.78
December 25, 2030                                      $    103,259.08
January 25, 2031                                          $     99,433.91
February 25, 2031                                        $     95,709.84
March 25, 2031                                            $     92,084.53
April 25, 2031                                               $     88,555.67
May 25, 2031                                               $     85,120.99
June 25, 2031                                               $     81,778.29
July 25, 2031                                                $     78,525.42
August 25, 2031                                          $     75,360.25
September 25, 2031                                     $     72,280.72
October 25, 2031                                         $     69,284.81
November 25, 2031                                     $     66,370.55
December 25, 2031                                      $     63,536.01
January 25, 2032                                         $     60,779.29
February 25, 2032                                       $     58,098.54
March 25, 2032                                            $     55,491.97
April 25, 2032                                               $     52,957.80
May 25, 2032                                               $     50,494.31
June 25, 2032                                               $     48,099.80
July 25, 2032                                                $     45,772.63
August 25, 2032                                          $     43,511.18
September 25, 2032                                     $     41,313.86
October 25, 2032                                         $     39,179.14
November 25, 2032                                     $     37,105.51
December 25, 2032                                      $     35,091.49
January 25, 2033                                          $     33,135.64
February 25, 2033                                        $     31,236.54
March 25, 2033                                            $     29,392.82
April 25, 2033                                               $     27,603.12
May 25, 2033                                                $     25,866.14
June 25, 2033                                               $     24,180.58
July 25, 2033                                                $     22,545.18
August 25, 2033                                          $     20,958.71
September 25, 2033                                     $     19,419.96
October 25, 2033                                         $     17,927.77
November 25, 2033                                     $     16,480.97
December 25, 2033                                      $     15,078.46
January 25, 2034                                         $     13,719.11
February 25, 2034                                       $     12,401.88
March 25, 2034                                            $     11,125.69
April 25, 2034                                              $      9,889.54
May 25, 2034                                               $      8,692.41
June 25, 2034                                               $      7,533.33
July 25, 2034                                                $      6,411.33
August 25, 2034                                          $      5,325.49
September 25, 2034                                     $      4,274.89
October 25, 2034                                         $      3,273.95
November 25, 2034                                     $      2,305.95
December 25, 2034                                      $      1,397.53
January 25, 2035                                          $        520.49
February 25, 2035                                        $          0.00

                                    EXHIBIT R

                         TAC PRINCIPAL BALANCE TABLE

                                                                             TAC
Payment Date                                                  Certificates
-------------------                                                  ------------

Initial Balance                                             $  4,800,000.00
April 25, 2005                                              $  4,792,907.70
May 25, 2005                                               $  4,782,212.33
June 25, 2005                                               $  4,767,919.17
July 25, 2005                                                $  4,750,039.46
August 25, 2005                                          $  4,728,590.43
September 25, 2005                                     $  4,703,595.29
October 25, 2005                                         $  4,675,083.24
November 25, 2005                                     $  4,643,089.45
December 25, 2005                                      $  4,607,655.03
January 25, 2006                                          $  4,568,826.99
February 25, 2006                                        $  4,526,658.15
March 25, 2006                                            $  4,481,207.14
April 25, 2006                                              $  4,432,538.25
May 25, 2006                                               $  4,380,721.36
June 25, 2006                                               $  4,325,831.85
July 25, 2006                                                $  4,267,950.47
August 25, 2006                                          $  4,207,163.20
September 25, 2006                                     $  4,143,561.10
October 25, 2006                                         $  4,077,240.21
November 25, 2006                                     $  4,008,301.30
December 25, 2006                                      $  3,936,849.76
January 25, 2007                                          $  3,862,995.39
February 25, 2007                                        $  3,786,852.20
March 25, 2007                                            $  3,708,538.20
April 25, 2007                                               $  3,628,175.19
May 25, 2007                                                $  3,545,888.54
June 25, 2007                                                $  3,461,806.94
July 25, 2007                                                 $  3,376,065.55
August 25, 2007                                           $  3,288,798.81
September 25, 2007                                      $  3,203,268.39
October 25, 2007                                           $  3,119,558.98
November 25, 2007                                       $  3,037,645.04
December 25, 2007                                        $  2,957,501.29
January 25, 2008                                           $  2,879,102.78
February 25, 2008                                         $  2,802,424.86
March 25, 2008                                             $  2,727,443.19
April 25, 2008                                               $  2,654,133.72
May 25, 2008                                                $  2,582,472.69
June 25, 2008                                                $  2,512,436.64
July 25, 2008                                                 $  2,444,002.39
August 25, 2008                                           $  2,377,147.05
September 25, 2008                                      $  2,311,848.01
October 25, 2008                                          $  2,248,082.93
November 25, 2008                                      $  2,185,829.76
December 25, 2008                                       $  2,125,066.71
January 25, 2009                                           $  2,065,772.26
February 25, 2009                                         $  2,007,925.16
March 25, 2009                                             $  1,951,504.42
April 25, 2009                                               $  1,896,489.30
May 25, 2009                                                $  1,842,859.33
June 25, 2009                                                $  1,790,594.29
July 25, 2009                                                 $  1,739,674.20
August 25, 2009                                          $  1,690,079.35

September 25, 2009                                     $  1,641,790.24
October 25, 2009                                          $  1,594,787.65
November 25, 2009                                      $  1,549,052.57
December 25, 2009                                       $  1,504,566.25
January 25, 2010                                          $  1,461,310.14
February 25, 2010                                        $  1,419,265.96
March 25, 2010                                            $  1,378,415.63
April 25, 2010                                               $  1,339,764.09
May 25, 2010                                               $  1,302,262.60
June 25, 2010                                               $  1,265,893.81
July 25, 2010                                                $  1,230,640.53
August 25, 2010                                          $  1,196,485.83
September 25, 2010                                     $  1,163,412.97
October 25, 2010                                         $  1,131,405.43
November 25, 2010                                     $  1,100,446.89
December 25, 2010                                      $  1,070,521.24
January 25, 2011                                          $  1,041,612.58
February 25, 2011                                        $  1,013,705.19
March 25, 2011                                            $    986,783.57
April 25, 2011                                               $    961,146.85
May 25, 2011                                               $    936,460.63
June 25, 2011                                               $    912,710.03
July 25, 2011                                                $    889,880.34
August 25, 2011                                          $    867,957.04
September 25, 2011                                     $    846,925.81
October 25, 2011                                         $    826,772.50
November 25, 2011                                     $    807,483.14
December 25, 2011                                      $    789,043.95
January 25, 2012                                          $    771,441.31
February 25, 2012                                        $    754,661.79
March 25, 2012                                            $    738,692.12
April 25, 2012                                               $    723,397.50
May 25, 2012                                                $    707,048.09
June 25, 2012                                                $    689,681.51
July 25, 2012                                                 $    671,334.47
August 25, 2012                                          $    652,042.77
September 25, 2012                                     $    631,841.30
October 25, 2012                                         $    610,764.08
November 25, 2012                                     $    588,844.27
December 25, 2012                                      $    566,114.20
January 25, 2013                                          $    542,605.35
February 25, 2013                                        $    518,348.45
March 25, 2013                                            $    493,373.40
April 25, 2013                                               $    466,874.61
May 25, 2013                                                $    439,758.40
June 25, 2013                                                $    412,051.22
July 25, 2013                                                 $    383,778.84
August 25, 2013                                           $    354,966.34
September 25, 2013                                      $    325,638.15
October 25, 2013                                           $    295,818.04
November 25, 2013                                       $    265,529.17
December 25, 2013                                       $    234,794.07
January 25, 2014                                           $    203,634.69
February 25, 2014                                         $    172,072.36
March 25, 2014                                             $    140,127.87
April 25, 2014                                                $    107,247.76
May 25, 2014                                                $     74,067.37
June 25, 2014                                                $     40,604.30
July 25, 2014                                                 $      6,875.61
August 25, 2014                                           $            -

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 22, 2005)

Banc of America Mortgage Securities, Inc.
Depositor
Bank of America, N.A.
Seller and Servicer
$438,108,222
(Approximate)

Banc of America Alternative Loan Trust 2005-11

Mortgage Pass-Through Certificates, Series 2005-11
Principal and interest payable monthly, commencing in December 2005
You should carefully consider the risk factors beginning on page S-18 of this prospectus supplement.

Neither the Offered Certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The Offered Certificates will represent interests in the Trust only and will not represent interests in or obligations of Banc of America Mortgage Securities, Inc. or any other entity.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

The Trust will Issue—
•	Four groups consisting of twenty-one classes of Senior Certificates.

•
Six classes of Class B Certificates all of which are subordinated to, and provide credit enhancement for, the Senior Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates, if any, with a lower number.

The classes of Offered Certificates are listed under the heading “Offered Certificates” in the table beginning on page S-4.

The yield to maturity of the interest only certificates and the principal only certificates will be particularly sensitive to the rate of principal payments on certain mortgage loans, as more fully described in this prospectus supplement. If you are purchasing the principal only certificates you should consider the risk that a slower than anticipated rate of principal payments on the applicable mortgage loans may result in an actual yield that is lower than your expected yield. If you are purchasing the interest only certificates you should consider the risk that a faster than anticipated rate of principal payments on the applicable mortgage loans may result in an actual yield that is lower than your expected yield and could result in a loss of all or part of your initial investment.

The Assets of the Trust will Include—
•	Four loan groups of fully amortizing, one- to four-family, residential first mortgage loans, substantially all of which have original terms to stated maturity of approximately 20 to 30 years.
Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The Offered Certificates are expected to be issued on or about
November 29, 2005. Total proceeds to the Depositor for the Offered Certificates will be approximately 99.257% of the initial principal balance of the Offered Certificates, before deducting expenses payable by the Depositor.

Banc of America Securities LLC

November 29, 2005

Important Notice About Information Presented in this Prospectus Supplement and the Prospectus	S-3
Summary of Terms	S-6
Risk Factors	S-18
The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates	S-18
There is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates	S-19
Certificates May Not Be Appropriate For Individual Investors	S-20
Subordination of Super Senior Support Certificates and Class B Certificates Increases Risk of Loss	S-20
Class B Certificates Provide Subordination for All Groups	S-21
Alternative Underwriting Standards May Increase Risk of Loss	S-21
The Rate of Default on Mortgage Loans that are Secured by Investor Properties May be Higher than on Other Mortgage Loans	S-22
Limited Source of Payments — No Recourse to Depositor, Seller, Servicer or Trustee	S-22
Limited Liquidity	S-22
Geographic Concentration May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disasters	S-23
Storms May Adversely Affect Holders of the Offered Certificates	S-23
Rights of Beneficial Owners May Be Limited by Book-Entry System	S-24
The Class 1-CB-1 and Class 4-A-1 Certificates are Subject to Counterparty Risk	S-24
The Class 1-CB-1 and Class 4-A-1 Certificates May Not Receive Amounts Expected from the Yield Maintenance Agreements	S-24
Tax Consequences of the Residual Certificate	S-25
United States Military Operations May Increase Risk of Relief Act Shortfalls	S-25
The Mortgage Pool	S-26
Group 1 Mortgage Loan Data	S-29
Group 2 Mortgage Loan Data	S-34
Group 3 Mortgage Loan Data	S-39
Group 4 Mortgage Loan Data	S-44
Aggregate Mortgage Loan Data	S-49
Bank of America, N.A.	S-55
Servicing of Mortgage Loans	S-55
Foreclosure and Delinquency Experience of Bank of America	S-55
The Pooling and Servicing Agreement	S-56
Assignment of Mortgage Loans	S-56
Repurchases of Mortgage Loans	S-56
Payments on Mortgage Loans; Accounts	S-57

Compensation and Payment of Expenses of the Servicer and the Trustee	S-57
Compensating Interest	S-58
Advances	S-59
Optional Termination	S-59
Special Servicing Agreements	S-60
The Trustee	S-60
Voting Rights	S-60
Description of the Certificates	S-61
Denominations and Form	S-61
Book-Entry Certificates	S-62
Distributions	S-66
Pool Distribution Amount	S-66
Priority of Distributions	S-67
Interest	S-68
LIBOR	S-71
The Yield Maintenance Agreements	S-72
The Reserve Funds	S-73
Principal	S-74
Cross-Collateralization	S-83
Allocation of Losses	S-84
Restrictions on Transfer of the Class 1-CB-R Certificate	S-87
Restrictions on Transfer of the Class 1-CB-6, Class 1-CB-7 and Class B Certificates	S-90
Prepayment and Yield Considerations	S-91
Prepayment Considerations and Risks	S-91
Assumptions Relating to Tables	S-94
Weighted Average Lives of the Offered Certificates	S-95
Yield on the Inverse Floating Rate Certificates	S-106
Yield on the Class CB-IO and Class 4-IO Certificates	S-107
Yield on the Class CB-PO and Class 4-PO Certificates	S-109
Yield on the Class 1-CB-R Certificate	S-110
Yield on the Subordinate Certificates	S-110
Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates	S-111
Use of Proceeds	S-114
Federal Income Tax Consequences	S-114
Regular Certificates	S-114
Residual Certificate	S-115
Taxation of the Class 1-CB-1 and Class 4-A-1 Certificates	S-116
Backup Withholding and Reporting Requirements	S-117
State Taxes	S-117
ERISA Considerations	S-118
Method of Distribution	S-119
Legal Matters	S-119
Certificate Ratings	S-120
Index of Significant Prospectus Supplement Definitions	S-121
Annex I—Global Clearance, Settlement and Tax Documentation Procedures	A-1
Annex II—Yield Maintenance Agreement Notional Amounts	B-1

Important Notice About Information Presented
in this Prospectus Supplement and the Prospectus

The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying Prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this Prospectus Supplement, which describes the specific terms of your Certificates and may differ from information in the Prospectus.

If the description of the terms of your Certificates varies between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

Cross-references are included in this Prospectus Supplement and the Prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the Prospectus provide the locations of these captions.

The Index of Significant Prospectus Supplement Definitions beginning on page S-121 of this Prospectus Supplement and the Index of Significant Definitions beginning on page 119 of the Prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this Prospectus Supplement and that do not have obvious meanings are defined in the Prospectus.

Banc of America Mortgage Securities, Inc.’s principal offices are located at 201 North Tryon Street, Charlotte, North Carolina 28255 and its phone number is (704) 387-8239.

___________________

This Prospectus Supplement and the accompanying Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward- looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings “Risk Factors” and “Prepayment and Yield Considerations.” Forward-looking statements are also found in other places throughout this Prospectus Supplement and the Prospectus, and may be identified by, among other things, accompanying language such as “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the Depositor’s control. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

THE SERIES 2005-11 CERTIFICATES

Class ___________	Initial Class Balance or Component Balance(1) ________	Pass-Through Rate ________	Principal Types(2) _____________	Interest Types(2) ___________	Initial Rating of Certificates(3) ___________
					Fitch _____	Moody’s ______
Offered Certificates
Class 1-CB-1	$97,727,000	(4)	Super Senior, Accretion Directed, Sequential Pay	Floating Rate	AAA	Aaa
Class 1-CB-2	(5)	(6)	Senior, Notional Amount	Inverse Floating Rate, Interest Only	AAA	Aaa
Class 1-CB-3	$36,188,000	5.500%	Super Senior, Lockout	Fixed Rate	AAA	Aaa
Class 1-CB-4	$26,805,000	5.500%	Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 1-CB-5	$7,647,000	5.500%	Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 1-CB-6	$9,011,000	5.500%	Super Senior Support, Accretion Directed, Sequential Pay	Fixed Rate	AAA	Aa1
Class 1-CB-7	$1,527,000	5.500%	Super Senior Support, Lockout	Fixed Rate	AAA	Aa1
Class 1-CB-8	$1,075,000	5.500%	Senior, Sequential Pay	Accrual, Fixed Rate	AAA	Aaa
Class 1-CB-R	$100	5.500%	Senior, Sequential Pay	Fixed Rate	AAA	None
Class 2-CB-1	$86,674,000	6.000%	Senior, Pass-Through	Fixed Rate	AAA	Aaa
Class 3-CB-1	$51,972,000	6.000%	Senior, Pass-Through	Fixed Rate	AAA	Aaa
Class CB-IO	(7)	(7)	Senior, Component	Interest Only	AAA	Aaa
Class CB-PO	(8)	(8)	Senior, Component	Principal Only	AAA	Aaa
Class 4-A-1	$57,538,000	(9)	Senior, Sequential Pay	Floating Rate	AAA	Aaa
Class 4-A-2	(5)	(10)	Senior, Notional Amount	Inverse Floating Rate, Interest Only	AAA	Aaa
Class 4-A-3	$20,911,000	5.750%	Super Senior, Lockout	Fixed Rate	AAA	Aaa
Class 4-A-4	$883,000	5.750%	Super Senior Support, Lockout	Fixed Rate	AAA	Aa1
Class 4-A-5	$19,749,000	5.750%	Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 4-A-6	$4,068,000	5.750%	Senior, Sequential Pay	Fixed Rate	AAA	Aaa
Class 4-IO	(5)	5.500%	Senior, Notional Amount	Interest Only	AAA	Aaa
Class 4-PO	$1,409,203	(11)	Senior, Ratio Strip	Principal Only	AAA	Aaa
Class B-1	$7,518,000	(12)	Subordinated	Variable Rate	AA	None
Class B-2	$3,757,000	(12)	Subordinated	Variable Rate	A	A2
Class B-3	$2,653,000	(12)	Subordinated	Variable Rate	BBB	Baa2
Component
Class 1-CB-IO	(13)	5.500%	Notional Amount	Fixed Rate, Interest Only	N/A	N/A
Class 2-CB-IO	(13)	5.500%	Notional Amount	Fixed Rate, Interest Only	N/A	N/A
Class 3-CB-IO	(13)	5.500%	Notional Amount	Fixed Rate, Interest Only	N/A	N/A
Class 1-CB-PO	$957,445	(14)	Ratio Strip	Principal Only	N/A	N/A
Class 2-CB-PO	$17,609	(14)	Ratio Strip	Principal Only	N/A	N/A
Class 3-CB-PO	$20,863	(14)	Ratio Strip	Principal Only	N/A	N/A
Non-Offered Certificates
Class B-4	$1,326,000	(12)	Subordinated	Variable Rate	BB	None
Class B-5	$1,327,000	(12)	Subordinated	Variable Rate	B	None
Class B-6	$1,326,290	(12)	Subordinated	Variable Rate	None	None

________________
(1)	Approximate. The initial class balance of the Offered Certificates may vary by a total of plus or minus 5%.

(2)
See “Description of the Certificates — Categories of Classes of Certificates” in the Prospectus for a description of these principal and interest types and see “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this Prospectus Supplement for a description of the effects of subordination.

(3)	See “Certificate Ratings” in this Prospectus Supplement.

(4)
During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class 1-CB-1 Certificates at the rate of 4.68375% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class 1-CB-1 Certificates at a per annum rate equal to (i) 0.490% plus (ii) the arithmetic mean of the London interbank offered rate quotations for one-month U.S. dollar deposits (“LIBOR”), determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 0.490% and a maximum rate of 5.500%. In addition, under certain circumstances, the Class 1-CB-1 Certificates will be entitled to amounts received under the Class 1-CB-1 Yield Maintenance Agreement. See “Description of the Certificates—Interest” and “—Yield Maintenance Agreements” in this Prospectus Supplement.

(5)
The Class 1-CB-2, Class 4-A-2 and Class 4-IO Certificates are Interest Only Certificates, have no class balances and will bear interest on their notional amounts (initially approximately $97,727,000, $57,538,000 and $3,433,480, respectively) as described in this Prospectus Supplement under “Description of the Certificates—Interest.”

(6)
During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class 1-CB-2 Certificates at the rate of 0.81625% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class 1-CB-2 Certificates at a per annum rate equal to (i) 5.010% minus (ii) LIBOR, determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 0.000% and a maximum rate of 5.010%. See “Description of the Certificates—Interest” in this Prospectus Supplement.

(7)
The Class CB-IO Certificates are Interest Only Certificates and will be deemed for purposes of distributions of interest to consist of three Components: the Class 1-CB-IO, Class 2-CB-IO and Class 3-CB-IO Components. The Components of a class are not severable. The initial notional amount of the Class CB-IO Certificates will be approximately $10,663,081.

(8)
The Class CB-PO Certificates are Principal Only Certificates and will be deemed for purposes of distributions of principal to consist of three Components: the Class 1-CB-PO, Class 2-CB-PO and Class 3-CB-PO Components. The Components of a class are not severable. The initial class balance of the Class CB-PO Certificates will be approximately $995,918.

(9)
During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class 4-A-1 Certificates at the rate of 4.79000% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class 4-A-1 Certificates at a per annum rate equal to (i) 0.650% plus (ii) LIBOR, determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 0.650% and a maximum rate of 5.750%. In addition, under certain circumstances, the Class 4-A-1 Certificates will be entitled to amounts received under the Class 4-A-1 Yield Maintenance Agreement. See “Description of the Certificates — Interest” and “— Yield Maintenance Agreements” in this Prospectus Supplement.

(10)
During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class 4-A-2 Certificates at the rate of 0.96000% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class 4-A-2 Certificates at a per annum rate equal to (i) 5.100% minus (ii) LIBOR, determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 0.000% and a maximum rate of 5.100%. See “Description of the Certificates — Interest” in this Prospectus Supplement.

(11)	The Class 4-PO Certificates are Principal Only Certificates and will not be entitled to distributions in respect of interest.

(12)
Interest will accrue on the Class B Certificates for each Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of (i) with respect to Loan Group 1, 5.500%, (ii) with respect to Loan Group 2, 6.000%, (iii) with respect to Loan Group 3, 6.000% and (iv) with respect to Loan Group 4, 5.750%. For the initial Distribution Date in December 2005, this rate is expected to be approximately 5.72511% per annum.

(13)
The Class 1-CB-IO, Class 2-CB-IO and Class 3-CB-IO Components are Interest Only Components, have no principal balance and will bear interest on their notional amounts (initially approximately $6,005,282, $3,283,602 and $1,374,195, respectively) as described in this Prospectus Supplement under “Description of the Certificates — Interest.”

(14)	The Class 1-CB-PO, Class 2-CB-PO and Class 3-CB-PO Components are Principal Only Components and will not be entitled to distributions in respect of interest.

SUMMARY OF TERMS

This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the Offered Certificates, you should read this entire Prospectus Supplement and the Prospectus carefully.

Title of Series:	Banc of America Alternative Loan Trust 2005-11, Mortgage Pass-Through Certificates, Series 2005-11 (the “Certificates”)
Depositor:	Banc of America Mortgage Securities, Inc.
Issuer:	Banc of America Alternative Loan Trust 2005-11 (the “Trust”)
Seller:	Bank of America, N.A.

Servicer:	Bank of America, N.A.
Trustee:	Wells Fargo Bank, N.A.
Distribution Date:	The 25th day of each month (or, if not a business day, the next business day) beginning December 27, 2005
Closing Date:	On or about November 29, 2005
Cut-off Date:	November 1, 2005
Record Date:	The last business day of the month preceding a Distribution Date

The Certificates

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated the Closing Date (the “Pooling Agreement”), among the Depositor, the Servicer and the Trustee. A summary chart of the initial class balances, initial component balances, initial notional amounts, principal types, pass-through rates, interest types and ratings of the Certificates is set forth in the table beginning on page S-4.

The Certificates represent all of the beneficial ownership interest in the Trust.

Classifications of Classes of Certificates
Offered Certificates:	1-CB-1, 1-CB-2, 1-CB-3, 1-CB-4, 1-CB-5, 1-CB-6, 1-CB-7, 1-CB-8, 1-CB-R, 2-CB-1, 3-CB-1, CB-IO, CB-PO, 4-A-1, 4-A-2, 4-A-3, 4-A-4, 4-A-5, 4-A-6, 4-IO, 4-PO, B-1, B-2 and B-3
Non-Offered Certificates:	B-4, B-5 and B-6
Senior Certificates:	1-CB-1, 1-CB-2, 1-CB-3, 1-CB-4, 1-CB-5, 1-CB-6, 1-CB-7, 1-CB-8, 1-CB-R, 2-CB-1, 3-CB-1, CB-IO, CB-PO, 4-A-1, 4-A-2, 4-A-3, 4-A-4, 4-A-5, 4-A-6, 4-IO and 4-PO
Subordinate Certificates:	B-1, B-2, B-3, B-4, B-5 and B-6
Class B Certificates:	B-1, B-2, B-3, B-4, B-5 and B-6
Group 1 Senior Certificates and Components:	Classes: 1-CB-1, 1-CB-2, 1-CB-3, 1-CB-4, 1-CB-5, 1-CB-6, 1-CB-7 1-C-8 and 1-CB-R Components: 1-CB-IO and 1-CB-PO
Group 2 Senior Certificates and Components:	Class: 2-CB-1 Components: 2-CB-IO and 2-CB-PO
Group 3 Senior Certificates and Components:	Class: 3-CB-1 Components: 3-CB-IO and 3-CB-PO
Group 4 Senior Certificates:	Class: 4-A-1, 4-A-2, 4-A-3, 4-A-4, 4-A-5, 4-A-6, 4-IO and 4-PO
Component Certificates:	CB-IO and CB-PO
Components:	1-CB-IO, 2-CB-IO, 3-CB-IO, 1-CB-PO, 2-CB-PO and 3-CB-PO
Class CB-PO Components:	1-CB-PO, 2-CB-PO and 3-CB-PO
PO Components:	1-CB-PO, 2-CB-PO and 3-CB-PO

IO Components:	1-CB-IO, 2-CB-IO and 3-CB-IO
Floating Rate Certificates:	1-CB-1 and 4-A-1
Inverse Floating Rate Certificates:	1-CB-2 and 4-A-2
Interest Only Certificates:	1-CB-2, CB-IO, 4-A-2 and 4-IO
Principal Only Certificates:	CB-PO and 4-PO
Accrual Certificates:	1-CB-8
Accretion Directed Certificates:	1-CB-1 and 1-CB-6
Lockout Certificates:	1-CB-3, 1-CB-7, 4-A-3 and 4-A-4
Residual Certificate:	1-CB-R
Super Senior Certificates:	1-CB-1, 1-CB-3 and 4-A-3
Super Senior Support Certificates:	1-CB-6, 1-CB-7 and 4-A-4

The Senior Certificates are divided into four groups (each, a “Group”). The Group 1 Senior Certificates and Components form “Group 1,” the Group 2 Senior Certificates and Components form “Group 2,” the Group 3 Senior Certificates and Components form “Group 3” and the Group 4 Senior Certificates form “Group 4.”

Except to the extent of cross-collateralization payments and payments of Class PO Deferred Amounts described herein, the Group 1 Senior Certificates and Components will represent interests solely in the Group 1 Mortgage Loans, the Group 2 Senior Certificates and Components will represent interests solely in the Group 2 Mortgage Loans, the Group 3 Senior Certificates and Components will represent interests solely in the Group 3 Mortgage Loans and the Group 4 Senior Certificates will represent interests solely in the Group 4 Mortgage Loans. The Class B Certificates will represent interests in the Mortgage Loans of all Loan Groups.

The Class B Certificates are subordinated to the Senior Certificates for distributions of principal and interest and for allocations of losses on the Mortgage Loans in all Loan Groups and the Class B Certificates with higher numerical designations are subordinated to the Class B Certificates with lower numerical designations for distributions of principal and interest and for allocations of losses on the Mortgage Loans in all Loan Groups.

Only the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are being offered by this Prospectus Supplement.

The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this Prospectus Supplement. Information provided with respect to the non-offered Certificates is included solely to aid your understanding of the Offered Certificates.

Mortgage Pool

The “Mortgage Pool” will consist of four loan groups (“Loan Group 1,” “Loan Group 2,” “Loan Group 3” and “Loan Group 4” and each a “Loan Group”). The mortgage loans in each Loan Group consist of fixed-rate, conventional, fully-amortizing mortgage loans (the “Group 1 Mortgage Loans,” the “Group 2 Mortgage Loans,” the “Group 3 Mortgage Loans” and the “Group 4 Mortgage Loans” and, collectively, the “Mortgage Loans”) secured by first liens on one- to four-family properties. All of the Mortgage Loans were originated or acquired by Bank of America, N.A., which is an affiliate of the Depositor and the Underwriter. In addition, certain of the Mortgage Loans were originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of Bank of America, N.A. See “Risk Factors — Alternative Underwriting Standards May Increase Risk of Loss” in this Prospectus Supplements.

The Depositor expects the Mortgage Loans to have the following approximate characteristics:

Selected Group 1 Mortgage Loan Data as of November 1, 2005

	Range or Total	Weighted Average
Number of Group 1 Mortgage Loans	1,176	—
Aggregate Unpaid Principal Balance	$188,575,751.16	—
Unpaid Principal Balance	$20,548.00 to $649,352.92	$160,353.53(1)
Interest Rate	4.875% to 6.125%	5.902%
Administrative Fee Rate	0.2545%	—
Remaining Terms to Stated Maturity	239 to 360 months	359 months
Original Term	240 to 360 months	359 months
Number of Months Since Origination	0 to 8 months	1 month
Original Loan-to-Value Ratio	10.03% to 103.00%	72.68%
Credit Scores	619 to 832	741
Latest Maturity Date	November 1, 2035	—
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
California	18.86%
Florida	10.62%
Texas	7.88%
North Carolina	6.30%
Maximum Single Zip Code Concentration	0.54%	—

(1)  The balance shown is the average unpaid principal balance of the Group 1 Mortgage Loans.

Selected Group 2 Mortgage Loan Data as of November 1, 2005

	Range or Total	Weighted Average
Number of Group 2 Mortgage Loans	697	—
Aggregate Unpaid Principal Balance	$90,351,364.12	—
Unpaid Principal Balance	$11,989.66 to $550,000.00	$129,628.93(1)
Interest Rate	6.250% to 7.500%	6.453%
Administrative Fee Rate	0.2545%	—
Remaining Terms to Stated Maturity	240 to 360 months	359 months
Original Term	240 to 360 months	360 months
Number of Months Since Origination	0 to 4 months	1 month
Original Loan-to-Value Ratio	9.78% to 95.00%	70.61%
Credit Scores	604 to 837	735
Latest Maturity Date	November 1, 2035	—
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
Florida	24.86%
California	22.26%
Maximum Single Zip Code Concentration	0.61%	—

(1)  The balance shown is the average unpaid principal balance of the Group 2 Mortgage Loans.

Selected Group 3 Mortgage Loan Data as of November 1, 2005

	Range or Total	Weighted Average
Number of Group 3 Mortgage Loans	346	—
Aggregate Unpaid Principal Balance	$54,188,333.45	—
Unpaid Principal Balance	$25,600.00 to $590,000.00	$156,613.68(1)
Interest Rate	6.250% to 7.000%	6.392%
Administrative Fee Rate	0.2545%	—
Remaining Terms to Stated Maturity	357 to 360 months	359 months
Original Term	360 months	360 months
Number of Months Since Origination	0 to 3 months	1 month
Original Loan-to-Value Ratio	18.45% to 103.00%	77.16%
Credit Scores	630 to 837	728
Latest Maturity Date	November 1, 2035	—
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
Florida	18.30%
California	12.66%
Texas	6.71%
Massachusetts	5.76%
New York	5.45%
Maximum Single Zip Code Concentration	1.37%	—

(1)  The balance shown is the average unpaid principal balance of the Group 3 Mortgage Loans.

Selected Group 4 Mortgage Loan Data as of November 1, 2005

	Range or Total	Weighted Average
Number of Group 4 Mortgage Loans	192	—
Aggregate Unpaid Principal Balance	$108,972,064.03	—
Unpaid Principal Balance	$364,300.26 to $1,800,000.00	$567,562.83(1)
Interest Rate	5.250% to 7.375%	6.103%
Administrative Fee Rate	0.2545%	—
Remaining Terms to Stated Maturity	356 to 360 months	359 months
Original Term	360 months	360 months
Number of Months Since Origination	0 to 4 months	1 month
Original Loan-to-Value Ratio	22.22% to 95.00%	70.91%
Credit Scores	624 to 816	738
Latest Maturity Date	November 1, 2035	—
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
California	50.25%
Florida	10.05%
Maximum Single Zip Code Concentration	1.74%	—

(1)  The balance shown is the average unpaid principal balance of the Group 4 Mortgage Loans.

Selected Aggregate Mortgage Loan Data as of November 1, 2005

	Range or Total	Weighted Average
Number of Mortgage Loans	2,411	—
Aggregate Unpaid Principal Balance	$442,087,512.76	—
Unpaid Principal Balance	$11,989.66 to $1,800,000.00	$183,362.72(1)
Interest Rate	4.875% to 7.500%	6.124%
Administrative Fee Rate	0.2545%	—
Remaining Terms to Stated Maturity	239 to 360 months	359 months
Original Term	240 to 360 months	360 months
Number of Months Since Origination	0 to 8 months	1 month
Original Loan-to-Value Ratio	9.78% to 103.00%	72.37%
Credit Scores	604 to 837	737
Latest Maturity Date	November 1, 2035	—
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
California	26.53%
Florida	14.33%
Texas	5.24%
Maximum Single Zip Code Concentration	0.49%	—

(1)  The balance shown is the average unpaid principal balance of all Mortgage Loans.

The characteristics of the Loan Groups may change because:

•   Prior to the issuance of the Certificates, the Depositor may remove Mortgage Loans from a Loan Group. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in a Loan Group prior to the Closing Date.

•   After the issuance of the Certificates, Mortgage Loans in a Loan Group may be removed from the Trust because of repurchases by the Depositor for breaches of representations or failure to deliver required documents. Under certain circumstances, the Depositor may instead make substitutions for defective Mortgage Loans.

These removals and/or substitutions may result in changes in the Loan Group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related Offered Certificates.

Additional information on the Mortgage Pool and each Loan Group appears under “The Mortgage Pool” in this Prospectus Supplement.

Optional Termination

At its option, the Depositor may, subject to certain conditions, purchase all remaining Mortgage Loans in the Trust and effect early retirement of the Certificates on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date.

See “The Pooling and Servicing Agreement — Optional Termination” in this Prospectus Supplement.

If the Depositor exercises its right to repurchase all of the Mortgage Loans, the Certificates outstanding at that time will be retired earlier than would otherwise be the case.

See “Prepayment and Yield Considerations” in this Prospectus Supplement.

Priority of Distributions

Distributions (i) to each Group will be made on each Distribution Date from the Pool Distribution Amount for the related Loan Group and (ii) to the Class B Certificates will be made on each Distribution Date from the Pool Distribution Amounts for all Loan Groups in the following order of priority:

•	First, to the Trustee an amount in payment for its services for such Distribution Date;

•	Second, to the classes of Senior Certificates and IO Component, if any, of the related Group entitled to receive distributions of interest, to pay interest;

•
Third, to the classes of Senior Certificates and the PO Component, if any, of the related Group entitled to receive distributions of principal, as set forth in this Prospectus Supplement under “Description of the Certificates — Principal,” to pay principal;

•
Fourth, to the Class 4-PO Certificates and the PO Component, if any, of the related Group to pay any applicable Class PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Class B Certificates;

•
Fifth, subject to any payments described under “Description of the Certificates — Cross-Collateralization,” to each class of Class B Certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class B-1 Certificates; and

•	Sixth, to the Class 1-CB-R Certificate, any remaining amounts.

All of the distributions described above are subject to the limitations set forth in this Prospectus Supplement under “Description of the Certificates — Interest” and “— Principal.”

If you are purchasing Class 1-CB-8 Certificates, you will not receive current interest distributions with respect to your Class 1-CB-8 Certificates until the Accretion Termination Date. Prior to the Accretion Termination Date, interest which would otherwise be distributed on your Class 1-CB-8 Certificates will be distributed instead as principal to the holders of certain Senior Certificates of the same Group as described under “Description of the Certificates — Principal” in this Prospectus Supplement. Any interest not distributed on your Class 1-CB-8 Certificates as described in this paragraph will be added to the principal balance of your Class 1-CB-8 Certificates. See “Description of the Certificates — Principal” in this Prospectus Supplement.

Under certain circumstances described in this Prospectus Supplement, distributions that would otherwise be made on the Subordinate Certificates may be made on the Senior Certificates and IO Component of one or more Groups. See “Description of the Certificates — Cross-Collateralization” in this Prospectus Supplement.

Interest Distributions

The amount of interest that will accrue on each interest-bearing class of Offered Certificates or, in the case of the Class CB-IO Certificates, each applicable Component, during each interest accrual period is equal to:

•
one-twelfth of the pass-through rate for such class or Component (as set forth or described in the table beginning on page S-4) multiplied by the principal balance or notional amount of such class or Component on the Distribution Date, minus

•
the amount allocated to such class or Component of certain interest shortfalls arising from the timing of prepayments on the Mortgage Loans, interest rate limitations applicable to certain military or similar personnel and interest losses allocated to such class or Component, as described under “The Pooling and Servicing Agreement — Compensating Interest” and “Description of the Certificates — Interest” in this Prospectus Supplement.

The Class CB-PO and Class 4-PO Certificates are Principal Only Certificates and are not entitled to distributions of interest.

See “Description of the Certificates — Distributions” and “— Interest” in this Prospectus Supplement.

Principal Distributions

On each Distribution Date, principal distributions to the Certificates will be made in the order and priority described under “Description of the Certificates — Priority of Distributions” in this Prospectus Supplement.

The Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO Certificates are Interest Only Certificates and are not entitled to distributions of principal.

Credit Support

Credit support for the Offered Certificates is provided by subordination as follows:

Priority of Payment	Senior Certificates (Credit Support 4.05%)	Order of Loss Allocation
Class B-1 (Credit Support 2.35%)
Class B-2 (Credit Support 1.50%)
Class B-3 (Credit Support 0.90%)
Class B-4 (Credit Support 0.60%)
Class B-5 (Credit Support 0.30%)
Class B-6 (Credit Support 0.00%)

_________________
(1)
The credit support percentage set forth in this chart shows the initial balance of the classes of Class B Certificates subordinate to a class or classes as a percentage of the initial aggregate Pool Principal Balance of the Loan Groups.

See “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this Prospectus Supplement.

Under certain circumstances, certain principal payments on the Mortgage Loans in a Loan Group otherwise distributable to the Class B Certificates may be allocated to one or more unrelated Groups of Senior Certificates and IO Components, if any, (but not the PO Component of such unrelated Groups or the Class 4-PO Certificates) as discussed in “Description of the Certificates — Cross-Collateralization” in this Prospectus Supplement.

After the Class B Certificates are no longer outstanding, any principal losses allocated to a class of Super Senior Certificates will be borne by the related class of Super Senior Support Certificates, for so long as such class of Super Senior Support Certificates is outstanding.

Shifting Interest in Prepayments

Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentages of principal prepayments on the Mortgage Loans in a Loan Group to the Senior Certificates of the related Group (but not the PO Component of such Group or the Class 4-PO Certificates) for the first five years and the disproportionately greater allocation of prepayments to such Senior Certificates over the following four years. The disproportionate allocation of the applicable Non-PO Percentages of prepayments on the Mortgage Loans in a Loan Group will accelerate the amortization of those Senior Certificates relative to the amortization of the Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates of a Group should be maintained and may be increased during the first nine years.

See “Description of the Certificates — Principal” in this Prospectus Supplement.

Yield Maintenance Agreements

The Trustee, on behalf of the Trust, will enter into two separate Yield Maintenance Agreements with Bank of America, N.A., as Counterparty. For any Distribution Date (other than the Distribution Date in December 2005) prior to and including the Distribution Date in May 2024, with respect to the Class 1-CB-1 Yield Maintenance Agreement, or March 2021, with respect to the Class 4-A-1 Yield Maintenance Agreement, if LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.01% per annum, with respect to the Class 1-CB-1 Yield Maintenance Agreement, or 5.10%, with respect to the Class 4-A-1 Yield Maintenance Agreement, the Counterparty will be obligated to pay to the Trustee, for deposit into the related Reserve Fund, an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and 9.01% (with respect to the Class 1-CB-1 Yield Maintenance Agreement) and 8.85% (with respect to the Class 4-A-1 Yield Maintenance Agreement) exceeds (ii) 5.01%, with respect to the Class 1-CB-1 Yield Maintenance Agreement, or 5.10%, with respect to the Class 4-A-1 Yield Maintenance Agreement, (b) the related notional amount as set forth for such Distribution Date in the applicable table in Annex II and (c) one-twelfth. The amount in the related Reserve Fund will be used to make certain payments to the Class 1-CB-1 and Class 4-A-1 Certificates, as applicable, on such Distribution Date as described in this Prospectus Supplement under “Description of the Certificates—The Reserve Funds.”

See “Description of the Certificates — The Yield Maintenance Agreement” in this Prospectus Supplement.

Prepayment and Yield Considerations

The yield to maturity on your Offered Certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the applicable Mortgage Loans in the related Loan Group or Loan Groups. As a result, your yield may fluctuate significantly.

•
In general, if you purchased your Offered Certificate at a premium or if you purchased a Class 1-CB-2, Class CB-IO, Class 4-A-2 or Class 4-IO Certificate (each of which has no principal balance) and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

•
Conversely, if you purchased your Offered Certificate at a discount or if you purchased a Class CB-PO or Class 4-PO Certificate and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

Because the Class 4-PO Certificates and each PO Component represent only the right to receive a portion of the principal received with respect to the Mortgage Loans in the related Loan Group with Net Mortgage Interest Rates as of the Cut-off Date lower than 5.500% for Loan Group 1, 6.000% for Loan Group 2, 6.000% for Loan Group 3 and 5.750% for Loan Group 4 (the “Discount Mortgage Loans”), the yield to maturity on the Class CB-PO and Class 4-PO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the Discount Mortgage Loans in the applicable Loan Group or Loan Groups.

Because the interest accrued on each Distribution Date on the Class 4-IO Certificates and each IO Component will be based on the aggregate Stated Principal Balances of the Mortgage Loans in the related Loan Group that are not Discount Mortgage Loans (the “Premium Mortgage Loans”) multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans in the related Loan Group minus 5.500% for Loan Group 1, 6.000% for Loan Group 2, 6.000% for Loan Group 3 and 5.750% for Loan Group 4 and the denominator of which is equal to 5.500% for each Loan Group, the yield to maturity on the Class CB-IO and Class 4-IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Premium Mortgage Loans in the applicable Loan Group or Loan Groups, particularly the Premium Mortgage Loans with higher mortgage interest rates.

Because each class of Super Senior Support Certificates will bear principal losses allocated to the related class of Super Senior Certificates, as well as their own shares of such losses, once the Class B Certificates are no longer outstanding, the yield to maturity of a class of Super Senior Support Certificates will be more sensitive to the amount and timing of losses on the Mortgage Loans in the related Loan Group than the related class of Super Senior Certificates. See “Description of the Certificates — Allocation of Losses” in this Prospectus Supplement.

The yield to maturity on the Floating Rate Certificates will be sensitive to changes in the rate of LIBOR. The yield to maturity on the Inverse Floating Rate Certificates will be extremely sensitive to changes in the rate of LIBOR. In the case of the Inverse Floating Rate Certificates, increases in LIBOR may result in a lower yield than you expected or a negative yield. In particular, if you are purchasing an Inverse Floating Rate Certificate that is also an Interest Only Certificate, you should consider the risk that you may fail to recover your initial investment.

The yield to maturity of the Class B-1, Class B-2 and Class B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the Mortgage Loans due to the fact that, once the total balance of the more junior classes of Class B Certificates have been reduced to zero, all losses will be allocated to the Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

See “Prepayment and Yield Considerations” in this Prospectus Supplement and in the Prospectus.

Weighted Average Life (in years)(1)

	PPC(2) _______________________________________
Class _____	0% _____	50% _____	100% _____	150% _____	200% _____
1-CB-1	21.90	5.38	2.00	1.34	1.02
1-CB-2	21.90	5.38	2.00	1.34	1.02
1-CB-3	20.95	13.55	10.09	6.37	4.33
1-CB-4	5.44	5.26	3.90	2.78	2.13
1-CB-5	12.18	11.99	6.36	3.93	2.88
1-CB-6	21.90	5.38	2.00	1.34	1.02
1-CB-7	20.95	13.55	10.09	6.37	4.33
1-CB-8	29.65	25.53	4.52	2.84	2.07
1-CB-R	0.07	0.07	0.07	0.07	0.07
2-CB-1	19.51	7.73	4.21	2.74	1.97
3-CB-1	19.48	7.72	4.21	2.74	1.97
CB-IO	19.41	7.91	4.44	2.98	2.20
CB-PO	18.89	7.79	4.40	2.96	2.19
4-A-1	22.12	4.67	1.87	1.26	0.96
4-A-2	22.12	4.67	1.87	1.26	0.96
4-A-3	21.05	13.58	10.09	6.36	4.32
4-A-4	21.05	13.58	10.09	6.36	4.32
4-A-5	7.04	6.75	4.01	2.78	2.10
4-A-6	29.59	23.16	6.37	3.94	2.88
4-IO	19.61	7.95	4.45	2.99	2.21
4-PO	19.04	7.83	4.43	2.98	2.21
B-1	19.28	12.60	9.96	8.66	7.75
B-2	19.32	12.60	9.96	8.66	7.75
B-3	19.32	12.60	9.96	8.66	7.75

________________
(1)
Determined as described under “Prepayment and Yield Considerations — Weighted Average Lives of the Offered Certificates” in this Prospectus Supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

(2)	“PPC” is the Prepayment Curve that is described under “Prepayment and Yield Considerations — Weighted Average Lives of the Offered Certificates” in this Prospectus Supplement.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat the Trust as three separate “real estate mortgage investment conduits” (the “Upper-Tier REMIC,” the “Middle-Tier REMIC” and the “Lower-Tier REMIC” and each a “REMIC”).

•
The Offered Certificates (other than the Class CB-IO, Class CB-PO and Class 1-CB-R Certificates) and each Component will constitute “regular interests” in the Upper-Tier REMIC and will be treated as debt instruments for federal income tax purposes.

•	The Class 1-CB-R Certificate will constitute the sole class of “residual interest” in the Upper-Tier REMIC, Middle-Tier REMIC and Lower-Tier REMIC.

Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

The Class 1-CB-2, Class 1-CB-8, Class CB-IO, Class 4-A-2, Class 4-IO, Class CB-PO and Class 4-PO Certificates will, and certain other classes may, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

Beneficial owners of the Class 1-CB-1 and Class 4-A-1 Certificates will be treated as owning two assets, the corresponding REMIC regular interest and the right to receive payments from the related Reserve Fund, and will be required to account separately for each of these assets for federal income tax purposes.

The holder of the Class 1-CB-R Certificate will be required to report as ordinary income or loss the net income or the net loss of the Upper-Tier REMIC, Middle-Tier REMIC and Lower-Tier REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-CB-R Certificate other than the distribution of its class balance and interest on that balance.

See “Federal Income Tax Consequences” in this Prospectus Supplement and in the Prospectus.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

•
The offered Senior Certificates and the Class B-1 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

•	The Class B-2 and Class B-3 Certificates will not constitute “mortgage related securities” under SMMEA.

See “Legal Investment” in the Prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an “IRA”), subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Internal Revenue Code of 1986, as amended (the “Code”), or any federal, state or local law (“Similar Law”) that is similar to ERISA or the Code (collectively, a “Plan”), you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

Subject to the considerations and conditions described under “ERISA Considerations” in this Prospectus Supplement, it is expected that the offered Senior Certificates (other than the Class 1-CB-6, Class 1-CB-7 and Class 1-CB-R Certificates) may be purchased by Plans. The Class 1-CB-R Certificate may not be acquired by Plans and the Class 1-CB-6 and Class 1-CB-7 Certificates and the offered Class B Certificates may not be acquired by Plans except under certain conditions.

See “ERISA Considerations” in this Prospectus Supplement and in the Prospectus.

RISK FACTORS

•	The Offered Certificates are not suitable investments for all investors.

•
The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

•	You should carefully consider the risk factors discussed below in addition to the other information contained in this Prospectus Supplement and the Prospectus.

The Rate of Principal Payments on the
Mortgage Loans Will Affect the Yield
on the Offered Certificates

The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to (i) the rate of payments of principal on the applicable Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on such Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time without penalty.

The rate of principal payments on the Mortgage Loans mainly will be affected by the following:

•	the amortization schedules of the Mortgage Loans;

•	the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

•	liquidations of the properties that secure defaulted Mortgage Loans;

•	repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations or warranties; and

•	the optional repurchase of all the Mortgage Loans by the Depositor to effect a termination of the Trust.

For a more detailed discussion of these factors, see “The Pooling and Servicing Agreement — Repurchases of Mortgage Loans” and “—Optional Termination” and “Prepayment and Yield Considerations” in this Prospectus Supplement and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans to the Trustee” and “— Termination; Optional Purchase of Mortgage Loans” and “Prepayment and Yield Considerations” in the Prospectus.

The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic and other factors, but depends greatly on the level of mortgage interest rates:

•	If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase due to refinancings.

•	Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

Mortgage originators (including Bank of America) make general and targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

If you are purchasing Offered Certificates at a discount, and specifically if you are purchasing the Class CB-PO or Class 4-PO Certificates, you should consider the risk that if principal payments on the applicable Mortgage Loans, or, in the case of the Class CB-PO or Class 4-PO Certificates, the Discount Mortgage Loans in the related Loan Group or Loan Groups, occur at a rate slower than you expected, your yield will be lower than you expected. See “Prepayment and Yield Considerations—Yield on the Class CB-PO and Class 4-PO Certificates” in this Prospectus Supplement for a more detailed description of risks associated with the purchase of the Class CB-PO and Class 4-PO Certificates, including the tables demonstrating the particular sensitivities of the Class CB-PO and Class 4-PO Certificates to the rate of prepayments on the applicable Mortgage Loans in the related Loan Group or Loan Groups.

If you are purchasing Offered Certificates at a premium, or are purchasing a Class 1-CB-2, Class CB-IO, Class 4-A-2 or Class 4-IO Certificate (each of which has no principal balance), you should consider the risk that if principal payments on the Mortgage Loans in the related Loan Group or Loan Groups or, in the case of the Class CB-IO and Class 4-IO Certificates, the Premium Mortgage Loans in the related Loan Group or Loan Groups, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Class 1-CB-2, Class CB-IO, Class 4-A-2 or Class 4-IO Certificates, you should consider the risk that a rapid rate of principal payments on the applicable Mortgage Loans in the related Loan Group or Loan Groups could result in your failure to recover your initial investment. See “Prepayment and Yield Considerations — Yield on the Inverse Floating Rate Certificates” and “— Yield on the Class CB-IO and Class 4-IO Certificates” in this Prospectus Supplement for a more detailed description of risks associated with the purchase of the Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO Certificates, including tables demonstrating the particular sensitivities of the Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO Certificates to the rate of prepayments on the applicable Mortgage Loans in the related Loan Group or Loan Groups.

If you are purchasing the Inverse Floating Rate Certificates, you should also consider the risk that a high rate of LIBOR may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that you may fail to recover your initial investment. See “Prepayment and Yield Considerations — Yield on the Inverse Floating Rate Certificates” in this Prospectus Supplement for a more detailed description of the risks associated with the purchase of the Inverse Floating Rate Certificates, including a table demonstrating the particular sensitivity of the Inverse Floating Rate Certificates to the rate of prepayments on the Group 1 and Group 4 Mortgage Loans, as applicable, and to the rate of LIBOR.

See “Summary of Terms — Prepayment and Yield Considerations” and “Prepayment and Yield Considerations” in this Prospectus Supplement.

There is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the applicable Mortgage Loans, but only up to the amount of Compensating Interest for such Distribution Date as described herein under “ The Pooling and Servicing Agreement—Compensating Interest.” To the extent these shortfalls from the Mortgage Loans are not covered by the amount of Compensating Interest, they will be allocated pro rata to the interest-bearing classes of Certificates and Components as described herein under “Description of the Certificates—Interest.”

Certificates May Not Be Appropriate For Individual Investors

If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of Offered Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

•
if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans in the related Loan Group or Loan Groups;

•
the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans in the related Loan Group or Loan Groups and the priority of principal distributions among the classes of Certificates, and as such, the Offered Certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•
you may not be able to reinvest amounts distributed in respect of principal on your Certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

•	a secondary market for the Offered Certificates may not develop or provide you with liquidity of investment; and

•	you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

If you are an individual investor considering the purchase of an Offered Certificate, you should also carefully consider the other risk factors discussed in this Prospectus Supplement and the special considerations discussed under the headings “Summary of Terms — Prepayment and Yield Considerations” and “Prepayment and Yield Considerations” in this Prospectus Supplement and “Prepayment and Yield Considerations” in the Prospectus.

Subordination of Super Senior Support Certificates and Class B Certificates Increases Risk of Loss

If you purchase Class B Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the applicable Mortgage Loans than are holders of the Senior Certificates.

•
The rights of each class of Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior Certificates and each class of Class B Certificates with a lower numerical designation. For example, the Class B-2 Certificates will not receive principal or interest on a Distribution Date until the Senior Certificates and Class B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

•
The Non-PO Percentage of losses that are realized on the Mortgage Loans will be allocated first to the Class B-6 Certificates then to the Class B-5 Certificates and so on, in reverse of the numerical order of the Class B Certificates until the outstanding balances of those classes have been reduced to zero.

•
The PO Components and the Class 4-PO Certificates will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable as principal on the Class B Certificates in reverse numerical order regardless of the Loan Group from which such payments are received.

If you purchase a class of Super Senior Support Certificates, you should consider the risk that after the Class B Certificates are no longer outstanding, the principal portion of losses realized on the Mortgage Loans in the related Loan Group that are allocated to the related class of Super Senior Certificates will be borne by your class of Super Senior Support Certificates, rather than the related class of Super Senior Certificates, for so long as your class of Super Senior Support Certificates is outstanding. See “Description of the Certificates — Allocation of Losses” in this Prospectus Supplement.

For a more detailed description of the subordination feature of the Class B Certificates, see “Description of the Certificates — Allocation of Losses” in this Prospectus Supplement.

Class B Certificates Provide Subordination for All Groups

Because the Class B Certificates provide credit support for all Groups, the outstanding balances of the Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one Loan Group. Therefore, Realized Losses on the Mortgage Loans in one Loan Group will reduce the subordination provided by the Class B Certificates to the other Groups of Senior Certificates and Components and increase the likelihood that Realized Losses may be allocated to such other Groups. See “Description of the Certificates — Allocation of Losses” herein.

Under certain circumstances principal otherwise payable to the Class B Certificates will be paid to the Senior Certificates (but not the Class CB-PO and Class 4-PO Certificates) and interest-bearing Components as described under “Description of the Certificates  — Cross-Collateralization” in this Prospectus Supplement.

Alternative Underwriting Standards May Increase Risk of Loss

As of the Cut-off Date, approximately 21.93% of the Group 1 Mortgage Loans, approximately 14.84% of the Group 2 Mortgage Loans, approximately 49.39% of the Group 3 Mortgage Loans, approximately 66.17% of the Group 4 Mortgage Loans and approximately 34.75% of all of the Mortgage Loans (by aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group or Loan Groups as of the Cut-off Date) will have been originated using Bank of America’s “Alternative A” underwriting guidelines. These underwriting guidelines are different from and, in certain respects, less stringent than the general underwriting guidelines employed by Bank of America. For example, certain of the Mortgage Loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. See “The Mortgage Loan Programs — Mortgage Loan Underwriting — Bank of America Alternative Underwriting Standards” in the Prospectus. Accordingly, the Mortgage Loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using Bank of America’s general underwriting standards. See “Prepayment and Yield Considerations” herein.

The Rate of Default on Mortgage Loans that are Secured by Investor Properties May be Higher than on Other Mortgage Loans

As of the Cut-off Date, approximately 44.52% of the Group 1 Mortgage Loans, approximately 94.17% of the Group 2 Mortgage Loans, none of the Group 3 Mortgage Loans, approximately 9.40% of the Group 4 Mortgage Loans and approximately 40.55% of all of the Mortgage Loans (by aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group or Loan Groups as of the Cut- off Date) are expected to be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the Mortgage Loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the Mortgage Loan.

Limited Source of Payments – No
Recourse to Depositor, Seller,
Servicer or Trustee

Proceeds of the Mortgage Loans (and the Yield Maintenance Agreements with respect to the Class 1-CB-1 and Class 4-A-1 Certificates) will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor with respect to certain breaches of its representations and warranties, and limited obligations of the Servicer with respect to its servicing obligations.

Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans (and the Yield Maintenance Agreements with respect to the Class 1-CB-1 and Class 4-A-1 Certificates) are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates.

Limited Liquidity

The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Inverse Floating Rate, Interest Only, Principal Only, Super Senior Support or Subordinate Certificates) will experience illiquidity.

Geographic Concentration May
Increase Risk of Loss Due to
Adverse Economic Conditions or
Natural Disasters

At various times, certain geographic regions will experience weaker economic conditions or might experience weaker housing markets or inflated housing prices. In addition, certain states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any concentration of Mortgaged Properties in a state or region may present unique risk considerations. See the tables entitled “Geographic Distribution of the Mortgaged Properties” under the heading “The Mortgage Pool” in this Prospectus Supplement for a listing of the locations and concentrations of Mortgaged Properties.

Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans of a Loan Group, may result in delinquencies and losses on such Mortgage Loans. Any losses may adversely affect the yield to maturity of the related Offered Certificates.

See “The Mortgage Pool” in this Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans.

Storms May Adversely Affect Holders
of the Offered Certificates

Mortgaged Properties located in Louisiana, Alabama, Mississippi, Florida, Texas and certain other states may have sustained damage as a result of Hurricanes Katrina, Rita, Wilma and other recent hurricanes and tropical storms or may sustain damage in the future from hurricanes or tropical storms. The concentration of Mortgaged Properties by state and geographic areas are identified under the tables entitled “Geographic Distribution of the Mortgaged Properties” under the heading “The Mortgage Pool” in this Prospectus Supplement. In addition, even if a Mortgaged Property is undamaged, a borrower’s ability to make payments on the related Mortgage Loan may be affected as the result of interruption or loss of employment due to destruction of businesses in the affected areas or forced evacuations. Furthermore, as a result of these evacuations some borrowers may be reluctant or unable to make payments on their Mortgage Loans while prevented from occupying their Mortgaged Properties. None of the Depositor, the Servicer or the Trustee has determined whether any of the Mortgaged Properties has been damaged by any storm or whether a borrower has been otherwise adversely affected. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected regions has not occurred or that losses or delinquencies resulting from such storms will not occur.

Under the Pooling Agreement, the Depositor will represent that, as of the Closing Date, each Mortgaged Property is in good repair and is undamaged so as not to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended. In the event of a breach of such representation with respect to a Mortgaged Property, which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase such Mortgage Loan or substitute a Mortgage Loan meeting the requirements of the Pooling Agreement. See “The Pooling and Servicing Agreement—Repurchase of Mortgage Loans” in the Prospectus Supplement. Any such repurchases will have the same effect as prepayments of the affected Mortgage Loans.

Any repurchases of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and therefore may adversely affect the yields on any Offered Certificates which are purchased at a premium or any Interest Only Certificates.

Losses resulting from delinquencies and defaults on Mortgage Loans as a consequence of Hurricanes Katrina, Rita or Wilma or other storms, other than as a consequence of damage to the Mortgaged Properties incurred before the Closing Date, will be borne by the Certificates.

Rights of Beneficial Owners May
Be Limited by Book-Entry System

All of the Offered Certificates, other than the Class 1-CB-R Certificate, are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company. Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

•   your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

• under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Trustee to DTC, and not directly to you.

For a more detailed discussion of the Book-Entry Certificates, see “Description of the Certificates —Book-Entry Certificates” in this Prospectus Supplement.

The Class 1-CB-1 and Class 4-A-1 Certificates are Subject to Counterparty Risk

The Trustee on behalf of the Trust will enter into Yield Maintenance Agreements with Bank of America, N.A., as Counterparty, for the benefit of the Class 1-CB-1 and Class 4-A-1 Certificates. The Yield Maintenance Agreements will require the Counterparty to make certain payments in the circumstances set forth herein under “Description of the Certificates—The Yield Maintenance Agreements.” To the extent that payments on the Class 1-CB-1 or Class 4-A-1 Certificates depend in part on payments to be received by the Trustee under the related Yield Maintenance Agreement, the ability of the Trustee to make such payments on such Certificates will be subject to the credit risk of the Counterparty.

The Class 1-CB-1 and Class 4-A-1 Certificates May Not Receive Amounts Expected from the Yield Maintenance Agreements

The related Yield Maintenance Amount for any Distribution Date is based on the related notional amount (as set forth in Annex II), which decreases for each Distribution Date during the life of the related Yield Maintenance Agreement. The notional amounts specified in Annex II for each Distribution Date were derived by using an assumed prepayment rate of approximately 65% PPC, with respect to the Class 1-CB-1 Yield Maintenance Agreement, and 60% PPC, with respect to the Class 4-A-1 Yield Maintenance Agreement. The actual rate of prepayment on the Mortgage Loans is likely to differ from the rates assumed. If prepayments on the Mortgage Loans occur at a rate slower than the rates used in determining the notional amounts specified in Annex II, the class balance of the Class 1-CB-1 or the Class 4-A-1 Certificates, as applicable, will be greater than the related notional amount for a Distribution Date. For any Distribution Date on which the notional amount is lower than the actual class balance of the Class 1-CB-1 Certificates, the Class 1-CB-1 Yield Maintenance Amount will be greater than the payment the Counterparty is required to make under the Class 1-CB-1 Yield Maintenance Agreement for such Distribution Date and therefore, a holder of a Class 1-CB-1 Certificate may not receive its full Class 1-CB-1 Yield Maintenance Amount for such Distribution Date. For any Distribution Date on which the notional amount is lower than the actual class balance of the Class 4-A-1 Certificates, the Class 4-A-1 Yield Maintenance Amount will be greater than the payment the Counterparty is required to make under the Class 4-A-1 Yield Maintenance Agreement for such Distribution Date and therefore, a holder of a Class 4-A-1 Certificate may not receive its full Class 4-A-1 Yield Maintenance Amount for such Distribution Date. However, to the extent that a holder of a Class 1-CB-1 or Class 4-A-1 Certificate does not receive the Class 1-CB-1 Yield Maintenance Amount or Class 4-A-1 Yield Maintenance Amount, as applicable, for a Distribution Date, such Yield Maintenance Amount Shortfall may be paid to the related class of Certificates from amounts in the related Reserve Fund on future Distribution Dates, to the extent funds are available therefor. See “Description of the Certificates — The Reserve Funds” herein.

Tax Consequences of the Residual Certificate

• The Class 1-CB-R Certificate will be the sole “residual interest” in the Upper-Tier REMIC, Middle-Tier REMIC and Lower-Tier REMIC for federal income tax purposes.

•   The holder of the Class 1-CB-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class 1-CB-R Certificate other than the distribution of its class balance and interest on that balance.

• Under current law, the holder of the Class 1-CB-R Certificate must account separately for its interest in each REMIC, and may not offset income from one REMIC with deductions from another REMIC.

•   Treasury regulations require a seller of the Class 1-CB-R Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for “safe harbor” protection from possible disregard of such a transfer.

•   Due to its tax consequences, the Class 1-CB-R Certificate will be subject to restrictions on transfer that may affect its liquidity. In addition, the Class 1-CB-R Certificate may not be acquired by Plans.

See “Description of the Certificates — Restrictions on Transfer of the Class 1-CB-R Certificate,” “Prepayment and Yield Considerations — Yield on the Class 1-CB-R Certificate,” “ERISA Considerations” and “Federal Income Tax Consequences” in this Prospectus Supplement.

United States Military Operations May Increase Risk
of Relief Act Shortfalls

As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan in the Trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. This may result in interest shortfalls on the Mortgage Loans, which will be borne by the interest-bearing classes of Certificates and Components as described herein. The Depositor has not taken any action to determine whether any of the Mortgage Loans would be affected by such interest rate limitation. See “Description of the Certificates — Interest” in this Prospectus Supplement and “Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act and Similar Laws” in the Prospectus.

THE MORTGAGE POOL

The following descriptions of the Mortgage Loans and the Mortgaged Properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this Prospectus Supplement is representative of the characteristics of the Loan Groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans in a Loan Group and references below to percentages of all Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group or in all Loan Groups as of the Cut-off Date.

The Trust will consist primarily of a pool (the “Mortgage Pool”) of fixed-rate, conventional, fully-amortizing mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties. The Mortgage Loans have been divided into four loan groups (“Loan Group 1,” “Loan Group 2,” “Loan Group 3” and “Loan Group 4” and each a “Loan Group”). The Mortgage Loans in Loan Group 1 will consist of mortgage loans substantially all of which have original terms to maturity of approximately 20 to 30 years and whose principal balances at origination were less than or equal to the balances set forth in the table below and are referred to as the “Group 1 Mortgage Loans.” The Mortgage Loans in Loan Group 2 will consist of mortgage loans substantially all of which have original terms to maturity of approximately 20 to 30 years and whose principal balances at origination were less than or equal to the balances set forth in the table below and are referred to as the “Group 2 Mortgage Loans.” The Mortgage Loans in Loan Group 3 will consist of mortgage loans substantially all of which have original terms to maturity of approximately 30 years and whose principal balances at origination were less than or equal to the balances set forth in the table below and are referred to as the “Group 3 Mortgage Loans.” The Mortgage Loans in Loan Group 4 will consist of mortgage loans substantially all of which have original terms to maturity of approximately 30 years and are referred to as the “Group 4 Mortgage Loans.” Borrowers may prepay their Mortgage Loans at any time without penalty. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. The Mortgage Loans will have scheduled monthly payments of interest and principal due on the first day of each month. Each Mortgage Loan bears interest at a fixed rate.

Loan Group 1, Loan Group 2 and Loan Group 3
Principal Balances at Origination

Mortgage Loans ___________	Contiguous United States _________	Alaska and Hawaii ________
One-Family	$359,650	$539,475
Two-Family	$460,400	$690,600
Three-Family	$556,500	$834,750
Four-Family	$691,600	$1,037,400

The Mortgage Pool consists of Mortgage Loans either (i) originated by the Seller or (ii) purchased by the Seller from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities. For a description of the underwriting standards generally applicable to the Mortgage Loans, see “The Mortgage Loan Programs — Mortgage Loan Underwriting — Bank of America General Underwriting Standards” and “— Bank of

America Alternative Underwriting Standards” in the Prospectus. The Mortgage Loans will be sold by the Seller to the Depositor on the Closing Date pursuant to a mortgage loan purchase agreement between the Seller and the Depositor (the “Mortgage Loan Purchase Agreement”). The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the Seller for breaches of representations and warranties made by the Depositor with respect to the Mortgage Loans in the Pooling Agreement and for the failure to deliver documentation with respect to the Mortgage Loans under the Pooling Agreement.

As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months. As of the Cut-off Date, none of the Mortgage Loans were Buy-Down Loans subject to Buy-Down Funds. See “The Trust Estates—Mortgage Loans—Buy-Down Loans” in the Prospectus.

Approximately 4.87% of the Group 1 Mortgage Loans, approximately 3.21% of the Group 2 Mortgage Loans, approximately 13.48% of the Group 3 Mortgage Loans, approximately 1.35% of the Group 4 Mortgage Loans and approximately 4.72% of all the Mortgage Loans are subject to the provisions of the Borrowers Protection Plan®, which provides for the cancellation of certain monthly payments of principal and interest upon the disability or involuntary unemployment of the mortgagor or provides for the cancellation of the unpaid principal balance of the Mortgage Loan in the event of the accidental death of the mortgagor. Bank of America will be obligated, under the Mortgage Loan Purchase Agreement, to pay to the Trust an amount equal to any amount so cancelled. Such payments by Bank of America will be treated for purposes of distributions to Certificateholders as scheduled monthly payments of principal and interest in the case of cancelled monthly payments or as full prepayments in the case of cancelled unpaid principal balances.

As of the Cut-off Date, approximately 0.69% of the Group 1 Mortgage Loans, approximately 0.29% of the Group 2 Mortgage Loans, approximately 0.20% of the Group 3 Mortgage Loans, approximately 0.53% of the Group 4 Mortgage Loans and approximately 0.51% of all of the Mortgage Loans are secured by leases on real property meeting the requirements of the Prospectus and the Pooling Agreement. See “The Trust Estates — Mortgage Loans” in the Prospectus.

Approximately 21.93% of the Group 1 Mortgage Loans, approximately 14.84% of the Group 2 Mortgage Loans, approximately 49.39% of the Group 3 Mortgage Loans, approximately 66.17% of the Group 4 Mortgage Loans and approximately 34.75% of all of the Mortgage Loans were originated using Bank of America’s “Alternative A” underwriting guidelines. See “Risk Factors — Alternative Underwriting Standards May Increase Risk of Loss” in this Prospectus Supplement and “The Mortgage Loan Programs — Mortgage Loan Underwriting — Bank of America Alternative Underwriting Standards” in the Prospectus.

Approximately 59.45% of the Group 1 Mortgage Loans, approximately 74.50% of the Group 2 Mortgage Loans, approximately 59.63% of the Group 3 Mortgage Loans, approximately 70.85% of the Group 4 Mortgage Loans and approximately 65.36% of all of the Mortgage Loans have been originated under the Accelerated Processing Programs. Mortgage Loans in the Accelerated Processing Programs are subject to less stringent documentation requirements. None of the Group 1 Mortgage Loans, approximately 4.75% of the Group 2 Mortgage Loans, none of the Group 3 Mortgage Loans, none of the Group 4 Mortgage Loans and approximately 0.97% of all of the Mortgage Loans were originated under the Accelerated Processing Programs of All-Ready Homes and Rate Reduction Refinance. See “The Mortgage Loan Programs — Mortgage Loan Underwriting — Bank of America General Underwriting Standards” and “— Bank of America Alternative Underwriting Standards” in the Prospectus.

As of the Cut-off Date, no Mortgage Loan will have a Loan-to-Value Ratio of more than 103.00%. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the “Original Loan-to-Value Ratios” tables below. Subject to minor exceptions permitted in the Seller’s discretion, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% generally will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”). No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the percentage equal to (i) the principal balance of the related Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination of the Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the Mortgaged Property. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

Group 1 Mortgage Loan Data

The following tables set forth certain characteristics of the Group 1 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

	All Group 1 Mortgage Loans _______________	Group 1 Discount Mortgage Loans ________________	Group 1 Premium Mortgage Loans _______________
Number of Mortgage Loans	1,176	284	892
Aggregate Stated Principal Balance(1)	$188,575,751	$46,496,656	$142,079,095
Range of Original Terms to Stated Maturity	240 to 360 months	240 to 360 months	240 to 360 months
Range of Stated Principal Balances(1)	$20,548 to $649,353	$30,400 to $532,500	$20,548 to $649,353
Average Stated Principal Balance(1)	$160,354	$163,721	$159,281
Latest Stated Maturity Date	November 1, 2035	November 1, 2035	November 1, 2035
Range of Mortgage Interest Rates	4.875% to 6.125%	4.875% to 5.750%	5.875% to 6.125%
Weighted Average Mortgage Interest Rate(1)	5.902%	5.641%	5.987%
Range of Remaining Terms to Stated Maturity	239 to 360 months	240 to 360 months	239 to 360 months
Weighted Average Remaining Term to Stated Maturity(1)	359 months	359 months	359 months
Range of Original Loan-to-Value Ratios	10.03% to 103.00%	10.53% to 100.00%	10.03% to 103.00%
Weighted Average Original Loan-to-Value Ratio(1)	72.68%	73.34%	72.47%
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Stated Principal Balance(1)
California	18.86%	16.08%	19.77%
Florida	10.62%	7.05%	11.80%
Texas	7.88%	11.33%	6.75%
North Carolina	6.30%	11.28%	*
Hawaii	*	6.59%	*
South Carolina	*	6.41%	*
Virginia	*	*	5.47%

_______________________
(1)	Approximate.

*	Less than 5% of the aggregate Stated Principal Balance.

Occupancy of Mortgaged Properties(1)

Occupancy _______________	Number of Group 1 Mortgage Loans _________________	Aggregate Stated Principal Balance as of Cut-off Date ______________________________________	% of Group 1 Cut-off Date Pool Principal Balance ________________
Primary Residence	619	$99,447,317.94	52.74%
Investor Property	526	83,953,614.70	44.52
Second Home	31	5,174,818.52	2.74
Total	1,176	$188,575,751.16	100.00%

_______________
(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 1 Mortgage Loan.

Property Types

Property Type _____________	Number of Group 1 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ____________________________________	% of Group 1 Cut-off Date Pool Principal Balance _________________
Single Family Residence	737	$112,094,771.13	59.44%
PUD-Detached	127	23,320,675.70	12.37
Condominium	132	21,174,075.45	11.23
2-Family	79	12,777,284.43	6.78
4-Family	24	5,340,464.06	2.83
PUD-Attached	35	5,175,534.36	2.74
3-Family	19	4,892,366.25	2.59
Townhouse	20	3,034,189.61	1.61
Condotel	3	766,390.17	0.41
Total	1,176	$188,575,751.16	100.00%

Mortgage Loan Purposes

Purpose ___________	Number of Group 1 Mortgage Loans _________________	Aggregate Stated Principal Balance as of Cut-off Date ________________________________________	% of Group 1 Cut-off Date Pool Principal Balance ____________________
Purchase	792	$120,649,814.40	63.98%
Refinance—Cashout	269	48,540,242.77	25.74
Refinance—Rate/Term	115	19,385,693.99	10.28
Total	1,176	$188,575,751.16	100.00%

Geographic Distribution of the Mortgaged Properties(1)

Geographic Area _______________	Number of Group 1 Mortgage Loans _________	Aggregate Stated Principal Balance as of Cut-off Date ______________________________________	% of Group 1 Cut-off Date Pool Principal Balance __________________
Alabama	3	$645,170.83	0.34%
Arizona	25	4,490,740.38	2.38
Arkansas	13	1,409,506.16	0.75
California	167	35,558,538.82	18.86
Colorado	22	3,282,228.92	1.74
Connecticut	8	1,194,570.00	0.63
District of Columbia	4	912,973.50	0.48
Florida	128	20,036,034.06	10.62
Georgia	43	6,342,276.98	3.36
Hawaii	19	5,214,215.07	2.77
Idaho	8	1,100,650.26	0.58
Illinois	16	3,255,293.79	1.73
Indiana	10	1,433,922.52	0.76
Iowa	15	1,847,280.60	0.98
Kansas	10	1,073,491.03	0.57
Kentucky	7	724,298.53	0.38
Louisiana	3	277,723.85	0.15
Maine	2	238,791.71	0.13
Maryland	29	5,636,987.61	2.99
Massachusetts	19	4,487,515.22	2.38
Michigan	16	2,385,866.99	1.27
Minnesota	15	2,514,898.30	1.33
Mississippi	1	160,000.00	0.08
Missouri	27	2,629,294.23	1.39
Montana	3	420,800.00	0.22
Nebraska	2	269,717.46	0.14
Nevada	16	2,465,513.71	1.31
New Hampshire	2	585,490.91	0.31
New Jersey	11	2,565,009.17	1.36
New Mexico	11	1,731,747.20	0.92
New York	22	4,298,926.87	2.28
North Carolina	90	11,874,314.09	6.30
North Dakota	1	135,578.30	0.07
Ohio	10	1,408,455.09	0.75
Oklahoma	9	1,108,797.88	0.59
Oregon	20	3,204,694.85	1.70
Pennsylvania	28	3,405,795.03	1.81
Rhode Island	5	955,431.17	0.51
South Carolina	60	9,223,614.96	4.89
Tennessee	29	3,410,023.19	1.81
Texas	127	14,862,132.44	7.88
Utah	10	1,405,717.24	0.75
Vermont	7	1,145,928.36	0.61
Virginia	51	8,980,943.65	4.76
Washington	36	5,851,836.76	3.10
West Virginia	1	241,265.28	0.13
Wisconsin	15	2,171,748.19	1.15
Total	1,176	$188,575,751.16	100.00%

_________________
(1)	As of the Cut-off Date, no more than approximately 0.54% of the Group 1 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances(1)

Current Mortgage Loan Principal Balances ______________________________	Number of Group 1 Mortgage Loans _________________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________	% of Group 1 Cut-off Date Pool Principal Balance ________________
$0.01 to $50,000.00	26	$1,095,706.94	0.58%
$50,000.01 to $100,000.00	260	20,926,976.55	11.10
$100,000.01 to $150,000.00	394	48,996,863.69	25.98
$150,000.01 to $200,000.00	206	35,839,710.38	19.01
$200,000.01 to $250,000.00	118	26,363,633.12	13.98
$250,000.01 to $300,000.00	77	21,073,431.10	11.18
$300,000.01 to $350,000.00	58	19,119,535.76	10.14
$350,000.01 to $400,000.00	25	9,083,008.33	4.82
$400,000.01 to $450,000.00	3	1,296,319.64	0.69
$450,000.01 to $500,000.00	3	1,407,907.80	0.75
$500,000.01 to $550,000.00	3	1,610,862.42	0.85
$550,000.01 to $600,000.00	2	1,112,442.51	0.59
$600,000.01 to $650,000.00	1	649,352.92	0.34
Total	1,176	$188,575,751.16	100.00%

________________
(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 1 Mortgage Loans is expected to be approximately $160,354.

Original Loan-to-Value Ratios(1)

Original Loan-to-Value Ratios _____________________	Number of Group 1 Mortgage Loans _________________	Aggregate Stated Principal Balance as of Cut-off Date ________________________________________	% of Group 1 Cut-off Date Pool Principal Balance ________________
10.01% to 15.00%	4	$442,487.72	0.23%
15.01% to 20.00%	5	500,014.18	0.27
20.01% to 25.00%	12	1,805,855.26	0.96
25.01% to 30.00%	6	1,064,995.01	0.56
30.01% to 35.00%	18	2,722,895.69	1.44
35.01% to 40.00%	21	3,024,164.09	1.60
40.01% to 45.00%	23	3,454,869.96	1.83
45.01% to 50.00%	26	4,323,076.69	2.29
50.01% to 55.00%	28	5,430,519.42	2.88
55.01% to 60.00%	37	7,467,108.25	3.96
60.01% to 65.00%	43	8,684,989.37	4.61
65.01% to 70.00%	89	15,284,436.72	8.11
70.01% to 75.00%	104	19,355,410.72	10.26
75.01% to 80.00%	675	103,075,441.27	54.66
80.01% to 85.00%	7	1,470,780.40	0.78
85.01% to 90.00%	35	4,024,694.49	2.13
90.01% to 95.00%	31	4,946,887.63	2.62
95.01% to 100.00%	9	1,157,081.16	0.61
100.01% to 103.00%	3	340,043.13	0.18
Total	1,176	$188,575,751.16	100.00%

_________________
(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans is expected to be approximately 72.68%.

Mortgage Interest Rates(1)

Mortgage Interest Rates __________________	Number of Group 1 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ________________________________________	% of Group 1 Cut-off Date Pool Principal Balance ___________________
4.751% to 5.000%	2	$312,611.75	0.17%
5.001% to 5.250%	7	1,241,247.15	0.66
5.251% to 5.500%	57	10,263,776.25	5.44
5.501% to 5.750%	218	34,679,020.68	18.39
5.751% to 6.000%	632	100,808,546.00	53.46
6.001% to 6.250%	260	41,270,549.33	21.89
Total	1,176	$188,575,751.16	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average mortgage interest rate of the Group 1 Mortgage Loans is expected to be approximately 5.902% per annum.

Remaining Terms(1)

Remaining Terms __________________	Number of Group 1 Mortgage Loans ___________________	Aggregate Stated Principal Balance as of Cut-off Date _______________________________________	% of Group 1 Cut-off Date Pool Principal Balance ____________________
221 to 240 months	6	$766,938.78	0.41%
281 to 300 months	4	586,072.09	0.31
341 to 360 months	1,166	187,222,740.29	99.28
Total	1,176	$188,575,751.16	100.00%

_________________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans is expected to be approximately 359 months.

Credit Scoring of Mortgagors(1)

Credit Scores _______________	Number of Group 1 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date _____________________________________	% of Group 1 Cut-off Date Pool Principal Balance __________________
801 to 850	66	$10,768,512.71	5.71%
751 to 800	450	72,357,275.83	38.37
701 to 750	446	71,282,123.29	37.80
651 to 700	187	30,384,231.01	16.11
601 to 650	25	3,304,097.71	1.75
Not Scored	2	479,510.61	0.25
Total	1,176	$188,575,751.16	100.00%
_______________
(1)	The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

Group 2 Mortgage Loan Data

The following tables set forth certain characteristics of the Group 2 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

	All Group 2 Mortgage Loans _______________	Group 2 Discount Mortgage Loans _______________	Group 2 Premium Mortgage Loans _______________
Number of Mortgage Loans	697	150	547
Aggregate Stated Principal Balance(1)	$90,351,364	$23,479,802	$66,871,562
Range of Original Terms to Stated Maturity	240 to 360 months	300 to 360 months	240 to 360 months
Range of Stated Principal Balances(1)	$11,990 to $550,000	$19,900 to $548,000	$11,990 to $550,000
Average Stated Principal Balance(1)	$129,629	$156,532	$122,251
Latest Stated Maturity Date	November 1, 2035	November 1, 2035	November 1, 2035
Range of Mortgage Interest Rates	6.250% to 7.500%	6.250%	6.375% to 7.500%
Weighted Average Mortgage Interest Rate(1)	6.453%	6.250%	6.525%
Range of Remaining Terms to Stated Maturity	240 to 360 months	299 to 360 months	240 to 360 months
Weighted Average Remaining Term to Stated Maturity(1)	359 months	359 months	359 months
Range of Original Loan-to-Value Ratios	9.78% to 95.00%	28.89% to 95.00%	9.78% to 90.00%
Weighted Average Original Loan-to-Value Ratio(1)	70.61%	67.18%	71.82%
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Stated Principal Balance(1)
Florida	24.86%	16.02%	27.96%
California	22.26%	32.68%	18.60%
Washington	*	5.40%	*
Arizona	*	5.32%	*
_______________
(1)	Approximate.

*	Less than 5% of the aggregate Stated Principal Balance.

Occupancy of Mortgaged Properties(1)

Occupancy _______________	Number of Group 2 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ________________________________	% of Group 2 Cut-off Date Pool Principal Balance _______________
Investor Property	658	$85,086,660.42	94.17%
Second Home	39	5,264,703.70	5.83
Total	697	$90,351,364.12	100.00%
_______________
(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 2 Mortgage Loan.

Property Types

Property Type _______________	Number of Group 2 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ____________________________________	% of Group 2 Cut-off Date Pool Principal Balance _________________
Single Family Residence	435	$52,101,861.71	57.67%
Condominium	90	11,803,478.86	13.06
2-Family	77	10,476,623.49	11.60
PUD-Detached	34	5,765,345.05	6.38
PUD-Attached	24	3,294,024.95	3.65
4-Family	11	3,027,233.69	3.35
3-Family	12	2,513,346.75	2.78
Townhouse	14	1,369,449.62	1.52
Total	697	$90,351,364.12	100.00%

Mortgage Loan Purposes

Purpose _______________	Number of Group 2 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________	% of Group 2 Cut-off Date Pool Principal Balance _______________
Purchase	367	$44,042,960.96	48.75%
Refinance—Cashout	220	32,833,597.21	36.34
Refinance—Rate/Term	110	13,474,805.95	14.91
Total	697	$90,351,364.12	100.00%

Geographic Distribution of the Mortgaged Properties(1)

Geographic Area _______________	Number of Group 2 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ____________________________________		% of Group 2 Cut-off Date Pool Principal Balance _______________
Alabama	1		$286,740.54	0.32%
Arizona	25		3,654,366.29	4.04
Arkansas	12		835,064.20	0.92
California	94		20,113,825.22	22.26
Colorado	12		1,623,993.31	1.80
Connecticut	3		556,420.00	0.62
District of Columbia	4		943,267.40	1.04
Florida	165		22,459,825.09	24.86
Georgia	22		2,264,401.57	2.51
Hawaii	2		538,911.97	0.60
Idaho	4		475,526.55	0.53
Illinois	13		1,625,231.54	1.80
Indiana	5		336,084.75	0.37
Iowa	4		394,429.12	0.44
Kansas	8		511,683.85	0.57
Kentucky	2		219,600.00	0.24
Maine	3		446,439.54	0.49
Maryland	26		2,930,060.50	3.24
Massachusetts	4		786,773.44	0.87
Michigan	9		738,509.25	0.82
Minnesota	1		172,204.45	0.19
Mississippi	1		28,800.00	0.03
Missouri	19		1,484,425.18	1.64
Nevada	14		2,266,118.10	2.51
New Hampshire	2		283,742.06	0.31
New Jersey	12		1,820,008.01	2.01
New Mexico	4		370,777.30	0.41
New York	12		1,082,789.75	1.20
North Carolina	26		2,593,524.91	2.87
Ohio	2		207,032.19	0.23
Oklahoma	13		825,322.76	0.91
Oregon	20		2,433,249.49	2.69
Pennsylvania	16		1,237,132.20	1.37
Rhode Island	2		288,730.08	0.32
South Carolina	23		2,216,811.95	2.45
Tennessee	7		518,095.49	0.57
Texas	46		3,799,896.42	4.21
Utah	3		298,986.20	0.33
Vermont	3		340,700.00	0.38
Virginia	28		3,063,688.53	3.39
Washington	16		2,283,660.87	2.53
Wisconsin	9		994,514.05	1.10
	_______________	__________________	____________________	_______________
Total	697		$90,351,364.12	100.00%
	_______________	_______________	____________________	_______________
_______________
(1)	As of the Cut-off Date, no more than approximately 0.61% of the Group 2 Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances(1)

Current Mortgage Loan Principal Balances _______________	Number of Group 2 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ______________________________		% of Group 2 Cut-off Date Pool Principal Balance _______________
$0.01 to $50,000.00	67		$2,550,212.98	2.82%
$50,000.01 to $100,000.00	245		18,146,580.63	20.08
$100,000.01 to $150,000.00	170		21,106,332.04	23.36
$150,000.01 to $200,000.00	103		17,934,117.60	19.85
$200,000.01 to $250,000.00	52		11,680,495.19	12.93
$250,000.01 to $300,000.00	31		8,512,843.71	9.42
$300,000.01 to $350,000.00	19		6,111,254.88	6.76
$350,000.01 to $400,000.00	6		2,137,534.64	2.37
$500,000.01 to $550,000.00	4		2,171,992.45	2.40
	_______________	_______________	_________________	_______________
Total	697		$90,351,364.12	100.00%
	_______________	_______________	_________________	_______________
_______________
(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 2 Mortgage Loans is expected to be approximately $129,629.

Original Loan-to-Value Ratios(1)

Original Loan-to-Value Ratios _______________	Number of Group 2 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date __________________________________		% of Group 2 Cut-off Date Pool Principal Balance _______________
5.01% to 10.00%	1		$29,974.17	0.03%
10.01% to 15.00%	2		151,971.26	0.17
15.01% to 20.00%	2		123,572.49	0.14
20.01% to 25.00%	3		325,215.81	0.36
25.01% to 30.00%	9		984,557.91	1.09
30.01% to 35.00%	10		1,254,982.80	1.39
35.01% to 40.00%	12		1,468,318.60	1.63
40.01% to 45.00%	19		2,422,104.75	2.68
45.01% to 50.00%	19		3,154,822.36	3.49
50.01% to 55.00%	20		3,971,531.25	4.40
55.01% to 60.00%	25		4,016,340.27	4.45
60.01% to 65.00%	39		6,378,266.89	7.06
65.01% to 70.00%	102		14,293,620.30	15.82
70.01% to 75.00%	63		9,493,885.30	10.51
75.01% to 80.00%	284		33,512,941.80	37.09
80.01% to 85.00%	9		1,002,186.23	1.11
85.01% to 90.00%	76		7,711,075.12	8.53
90.01% to 95.00%	2		55,996.81	0.06
	_______________	_______________	___________________	_______________
Total	697		$90,351,364.12	100.00%
	_______________	_______________	___________________	_______________
_____________
(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 2 Mortgage Loans is expected to be approximately 70.61%.

Mortgage Interest Rates(1)

Mortgage Interest Rates _______________	Number of Group 2 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________		% of Group 2 Cut-off Date Pool Principal Balance __________________
6.001% to 6.250%	150		$23,479,801.72	25.99%
6.251% to 6.500%	350		45,300,707.05	50.14
6.501% to 6.750%	146		15,468,414.47	17.12
6.751% to 7.000%	43		4,674,577.22	5.17
7.001% to 7.250%	7		1,327,863.66	1.47
7.251% to 7.500%	1		100,000.00	0.11
	_______________	_______________	___________________	_______________
Total	697		$90,351,364.12	100.00%
	_______________	_______________	___________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average mortgage interest rate of the Group 2 Mortgage Loans is expected to be approximately 6.453% per annum.

Remaining Terms(1)

Remaining Terms _______________	Number of Group 2 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ______________________________________		% of Group 2 Cut-off Date Pool Principal Balance _______________
221 to 240 months	1		$127,500.00	0.14%
281 to 300 months	4		418,704.54	0.46
341 to 360 months	692		89,805,159.58	99.40
	_______________	_______________	___________________	_______________
Total	697		$90,351,364.12	100.00%
	_______________	_______________	___________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans is expected to be approximately 359 months.

Credit Scores of Mortgagors(1)

Credit Scores _______________	Number of Group 2 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ______________________________________		% of Group 2 Cut-off Date Pool Principal Balance _______________
801 to 850	36		$4,611,689.16	5.10%
751 to 800	245		32,463,296.13	35.93
701 to 750	239		31,100,361.51	34.42
651 to 700	142		18,326,523.80	20.28
601 to 650	30		3,002,390.71	3.32
Not Scored	5		847,102.81	0.94
	_______________	_______________	___________________	_______________
Total	697		$90,351,364.12	100.00%
	_______________	_______________	___________________	_______________
_______________
(1)	The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

Group 3 Mortgage Loan Data

The following tables set forth certain characteristics of the Group 3 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

	All Group 3 Mortgage Loans _______________	Group 3 Discount Mortgage Loans _______________	Group 3 Premium Mortgage Loans _______________
Number of Mortgage Loans	346	170	176
Aggregate Stated Principal Balance(1)	$54,188,333	$27,818,043	$26,370,291
Original Term to Stated Maturity	360 months	360 months	360 months
Range of Stated Principal Balances(1)	$25,600 to $590,000	$29,972 to $459,564	$25,600 to $590,000
Average Stated Principal Balance(1)	$156,614	$163,636	$149,831
Latest Stated Maturity Date	November 1, 2035	November 1, 2035	November 1, 2035
Range of Current Mortgage Interest Rates	6.250% to 7.000%	6.250%	6.375% to 7.000%
Weighted Average Current Mortgage Interest Rate(1)	6.392%	6.250%	6.541%
Range of Remaining Terms to Stated Maturity	357 to 360 months	357 to 360 months	358 to 360 months
Weighted Average Remaining Term to Stated Maturity(1)	359 months	359 months	359 months
Range of Original Loan-to-Value Ratios(1)	18.45% to 103.00%	31.45% to 103.00%	18.45% to 103.00%
Weighted Average Original Loan-to-Value Ratio(1)	77.16%	78.24%	76.01%
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Stated Principal Balance(1)
Florida	18.30%	12.40%	24.52%
California	12.66%	9.80%	15.69%
Texas	6.71%	9.00%	*
Massachusetts	5.76%	7.93%	*
New York	5.45%	7.10%	*
New Jersey	*	*	5.83%
_______________
(1)	Approximate.

*	Less than 5% of the aggregate Stated Principal Balance.

Occupancy of Mortgaged Properties(1)

Occupancy _______________	Number of Group 3 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date __________________________________		% of Group 3 Cut-off Date Pool Principal Balance __________________
Primary Residence	346		$54,188,333.45	100.00%
	_______________	_______________	___________________	_______________
Total	346		$54,188,333.45	100.00%
	_______________	_______________	___________________	_______________
_______________
(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 3 Mortgage Loan.

Property Types

Property Type _______________	Number of Group 3 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________		% of Group 3 Cut-off Date Pool Principal Balance _______________
Single Family Residence	257		$37,584,595.76	69.36%
Condominium	35		5,258,287.35	9.70
PUD-Detached	27		4,901,059.69	9.04
2-Family	11		3,392,201.83	6.26
PUD-Attached	7		977,469.18	1.80
3-Family	4		942,114.68	1.74
4-Family	1		590,000.00	1.09
Townhouse	4		542,604.96	1.00
	_______________	_______________	__________________	_______________
Total	346		$54,188,333.45	100.00%
	_______________	_______________	_______________	_______________

Mortgage Loan Purposes

Purpose _______________	Number of Group 3 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date __________________________________		% of Group 3 Cut-off Date Pool Principal Balance _______________
Purchase	268		$38,711,005.37	71.44%
Refinance—Cashout	56		12,037,206.06	22.21
Refinance—Rate/Term	22		3,440,122.02	6.35
	_______________	_______________	__________________	_______________
Total	346		$54,188,333.45	100.00%
	_______________	_______________	__________________	_______________

Geographic Distribution of the Mortgaged Properties(1)

Geographic Area _______________	Number of Group 3 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________		% of Group 3 Cut-off Date Pool Principal Balance _______________
Arizona	7		$1,075,080.26	1.98%
Arkansas	2		320,506.20	0.59
California	25		6,862,618.37	12.66
Colorado	3		433,421.60	0.80
Connecticut	4		708,143.25	1.31
District of Columbia	1		274,139.64	0.51
Florida	55		9,915,952.24	18.30
Georgia	9		1,136,471.37	2.10
Idaho	2		220,313.25	0.41
Illinois	14		1,819,912.77	3.36
Indiana	3		326,093.43	0.60
Iowa	3		228,192.27	0.42
Kansas	13		1,010,640.64	1.87
Louisiana	2		294,126.45	0.54
Maine	3		504,390.08	0.93
Maryland	5		733,625.60	1.35
Massachusetts	13		3,119,855.29	5.76
Michigan	10		1,224,328.63	2.26
Minnesota	4		680,873.33	1.26
Mississippi	1		162,550.00	0.30
Missouri	17		1,572,565.25	2.90
Nebraska	1		138,674.51	0.26
Nevada	6		1,093,376.16	2.02
New Hampshire	3		561,048.51	1.04
New Jersey	9		2,382,961.24	4.40
New Mexico	4		371,056.37	0.68
New York	12		2,952,540.97	5.45
North Carolina	16		1,999,239.07	3.69
Ohio	4		353,790.70	0.65
Oklahoma	3		250,488.28	0.46
Oregon	6		992,855.62	1.83
Pennsylvania	11		1,318,677.44	2.43
Rhode Island	1		223,787.46	0.41
South Carolina	5		429,016.48	0.79
Tennessee	6		758,611.31	1.40
Texas	33		3,635,359.24	6.71
Vermont	1		103,901.32	0.19
Virginia	10		1,685,616.16	3.11
Washington	7		811,215.84	1.50
West Virginia	1		67,404.01	0.12
Wisconsin	11		1,434,912.84	2.65
	_______________	_______________	___________________	_______________
Total	346		$54,188,333.45	100.00%
	_______________	_______________	___________________	_______________
_______________
(1)	As of the Cut-off Date, no more than approximately 1.37% of the Group 3 Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances(1)

Current Mortgage Loan Principal Balances _______________	Number of Group 3 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date __________________________________		% of Group 3 Cut-off Date Pool Principal Balance _______________
$0.01 to $50,000.00	15		$531,609.71	0.98%
$50,000.01 to $100,000.00	91		7,038,373.02	12.99
$100,000.01 to $150,000.00	92		11,590,613.67	21.39
$150,000.01 to $200,000.00	63		10,976,437.03	20.26
$200,000.01 to $250,000.00	28		6,219,112.26	11.48
$250,000.01 to $300,000.00	33		9,217,029.34	17.01
$300,000.01 to $350,000.00	13		4,171,987.63	7.70
$350,000.01 to $400,000.00	8		2,976,003.88	5.49
$400,000.01 to $450,000.00	1		417,603.38	0.77
$450,000.01 to $500,000.00	1		459,563.53	0.85
$550,000.01 to $600,000.00	1		590,000.00	1.09
	_______________	_______________	__________________	_______________
Total	346		$54,188,333.45	100.00%
	_______________	_______________	__________________	_______________
_______________
(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 3 Mortgage Loans is expected to be approximately $156,614.

Original Loan-to-Value Ratios(1)

Original Loan-to-Value Ratios _______________	Number of Group 3 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________		% of Group 3 Cut-off Date Pool Principal Balance _______________
15.01% to 20.00%	1		$95,000.00	0.18%
25.01% to 30.00%	1		140,875.60	0.26
30.01% to 35.00%	3		509,374.28	0.94
35.01% to 40.00%	2		162,800.00	0.30
40.01% to 45.00%	1		190,200.00	0.35
45.01% to 50.00%	4		930,188.78	1.72
50.01% to 55.00%	1		54,900.29	0.10
55.01% to 60.00%	6		1,565,323.96	2.89
60.01% to 65.00%	8		1,626,807.03	3.00
65.01% to 70.00%	13		3,076,597.91	5.68
70.01% to 75.00%	10		2,528,447.84	4.67
75.01% to 80.00%	266		39,759,181.60	73.37
80.01% to 85.00%	1		209,578.50	0.39
85.01% to 90.00%	9		1,347,319.26	2.49
90.01% to 95.00%	2		294,719.64	0.54
95.01% to 100.00%	9		770,783.33	1.42
100.01% to 103.00%	9		926,235.43	1.71
	_______________	_______________	__________________	_______________
Total	346		$54,188,333.45	100.00%
	_______________	_______________	__________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 3 Mortgage Loans is expected to be approximately 77.16%.

Mortgage Interest Rates(1)

Mortgage Interest Rates _______________	Number of Group 3 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________		% of Group 3 Cut-off Date Pool Principal Balance _______________
6.001% to 6.250%	170		$27,818,042.70	51.34%
6.251% to 6.500%	123		16,739,422.78	30.89
6.501% to 6.750%	38		6,893,315.84	12.72
6.751% to 7.000%	15		2,737,552.13	5.05
	_______________	_______________	__________________	_______________
Total	346		$54,188,333.45	100.00%
	_______________	_______________	__________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average mortgage interest rate of the Group 3 Mortgage Loans is expected to be approximately 6.392% per annum.

Remaining Terms(1)

Remaining Terms _______________	Number of Group 3 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ____________________________________		% of Group 3 Cut-off Date Pool Principal Balance _______________
341 to 360 months	346		$54,188,333.45	100.00%
	_______________	_______________	__________________	_______________
Total	346		$54,188,333.45	100.00%
	_______________	_______________	__________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans is expected to be approximately 359 months.

Credit Scoring of Mortgagors(1)

Credit Scores _______________	Number of Group 3 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________		% of Group 3 Cut-off Date Pool Principal Balance _______________
801 to 850	13		$1,713,792.63	3.16%
751 to 800	81		11,814,094.79	21.80
701 to 750	164		26,616,049.55	49.12
651 to 700	83		13,438,563.51	24.80
601 to 650	5		605,832.97	1.12
	_______________	_______________	__________________	_______________
Total	346		$54,188,333.45	100.00%
	_______________	_______________	__________________	_______________
_______________
(1)	The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

Group 4 Mortgage Loan Data

The following tables set forth certain characteristics of the Group 4 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

	All Group 4 Mortgage Loans _______________	Group 4 Discount Mortgage Loans _______________	Group 4 Premium Mortgage Loans _______________
Number of Mortgage Loans	192	89	103
Aggregate Stated Principal Balance(1)	$108,972,064	$54,060,652	$54,911,412
Range of Original Terms to Stated Maturity	360 months	360 months	360 months
Range of Stated Principal Balances(1)	$364,300 to $1,800,000	$365,127 to $1,800,000	$364,300 to $1,398,734
Average Stated Principal Balance(1)	$567,563	$607,423	$533,121
Latest Stated Maturity Date	November 1, 2035	November 1, 2035	November 1, 2035
Range of Mortgage Interest Rates	5.250% to 7.375%	5.250% to 6.000%	6.125% to 7.375%
Weighted Average Mortgage Interest Rate(1)	6.103%	5.855%	6.348%
Range of Remaining Terms to Stated Maturity	356 to 360 months	357 to 360 months	356 to 360 months
Weighted Average Remaining Term to Stated Maturity(1)	359 months	359 months	359 months
Range of Original Loan-to-Value Ratios	22.22% to 95.00%	22.22% to 81.12%	34.89% to 95.00%
Weighted Average Original Loan-to-Value Ratio(1)	70.91%	71.72%	70.12%
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Stated Principal Balance(1)
California	50.25%	58.18%	42.46%
Florida	10.05%	10.07%	10.03%
New York	*	6.95%	*
Maryland	*	5.09%	*
Illinois	*	*	5.04%
_______________
(1)	Approximate.

*	Less than 5% of the aggregate Stated Principal Balance.

Occupancy of Mortgaged Properties(1)

Occupancy _______________	Number of Group 4 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date __________________________________		% of Group 4 Cut-off Date Pool Principal Balance _______________
Primary Residence	155		$89,573,353.30	82.20%
Investor Property	21		10,243,015.86	9.40
Second Home	16		9,155,694.87	8.40
	_______________	_______________	__________________	_______________
Total	192		$108,972,064.03	100.00%
	_______________	_______________	__________________	_______________
_______________
(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 4 Mortgage Loan.

Property Types

Property Type _______________	Number of Group 4 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date __________________________________		% of Group 4 Cut-off Date Pool Principal Balance _______________
Single Family Residence	133		$76,970,087.78	70.63%
PUD-Detached	33		18,769,699.15	17.22
2-Family	9		5,327,841.58	4.89
Condominium	11		5,200,479.11	4.77
PUD-Attached	4		1,716,997.30	1.58
3-Family	1		613,930.84	0.56
Townhouse	1		373,028.27	0.34
	_______________	_______________	__________________	_______________
Total	192		$108,972,064.03	100.00%
	_______________	_______________	__________________	_______________

Mortgage Loan Purposes

Purpose _______________	Number of Group 4 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________		% of Group 4 Cut-off Date Pool Principal Balance _______________
Purchase	103		$55,836,285.65	51.24%
Refinance—Cashout	60		33,990,178.78	31.19
Refinance—Rate/Term	29		19,145,599.60	17.57
	_______________	_______________	__________________	_______________
Total	192		$108,972,064.03	100.00%
	_______________	_______________	__________________	_______________

Geographic Distribution of the Mortgaged Properties(1)

Geographic Area _______________	Number of Group 4 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ____________________________________		% of Group 4 Cut-off Date Pool Principal Balance _______________
Arizona	5		$3,099,701.48	2.84%
California	90		54,763,584.65	50.25
Colorado	4		2,064,219.77	1.89
Delaware	1		500,000.00	0.46
District of Columbia	1		568,470.13	0.52
Florida	21		10,949,638.22	10.05
Georgia	2		965,070.56	0.89
Idaho	1		1,196,200.00	1.10
Illinois	5		3,889,736.49	3.57
Iowa	1		499,490.23	0.46
Maryland	10		5,303,704.00	4.87
Massachusetts	3		1,284,864.63	1.18
Minnesota	1		499,536.90	0.46
Missouri	3		1,545,584.33	1.42
Nevada	5		2,042,039.19	1.87
New Hampshire	1		416,000.00	0.38
New Jersey	5		2,517,235.32	2.31
New York	9		4,615,320.58	4.24
North Carolina	2		911,000.14	0.84
Oklahoma	1		417,973.42	0.38
Oregon	4		1,755,424.93	1.61
Pennsylvania	1		728,000.00	0.67
South Carolina	1		446,575.87	0.41
Tennessee	1		368,297.92	0.34
Texas	2		871,239.86	0.80
Vermont	3		2,210,825.73	2.03
Virginia	5		2,593,154.28	2.38
Washington	3		1,537,557.00	1.41
West Virginia	1		411,618.40	0.38
	_______________	_______________	____________________	_______________
Total	192		$108,972,064.03	100.00%
	_______________	_______________	____________________	_______________
_______________
(1)	As of the Cut-off Date, no more than approximately 1.74% of the Group 4 Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances(1)

Current Mortgage Loan Principal Balances _______________	Number of Group 4 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ______________________________		% of Group 4 Cut-off Date Pool Principal Balance _______________
$350,000.01 to $400,000.00	39		$14,913,109.90	13.69%
$400,000.01 to $450,000.00	28		11,949,385.67	10.97
$450,000.01 to $500,000.00	42		20,065,939.03	18.41
$500,000.01 to $550,000.00	12		6,325,042.28	5.80
$550,000.01 to $600,000.00	20		11,657,303.10	10.70
$600,000.01 to $650,000.00	17		10,630,699.60	9.76
$650,000.01 to $700,000.00	6		4,099,744.09	3.76
$700,000.01 to $750,000.00	4		2,962,271.05	2.72
$750,000.01 to $800,000.00	2		1,572,184.36	1.44
$800,000.01 to $850,000.00	2		1,668,236.21	1.53
$850,000.01 to $900,000.00	4		3,524,799.77	3.23
$950,000.01 to $1,000,000.00	2		1,999,950.00	1.84
$1,000,000.01 to $1,500,000.00	13		15,803,398.97	14.50
$1,500,000.01 to $2,000,000.00	1		1,800,000.00	1.65
	_______________	_______________	_________________	_______________
Total	192		$108,972,064.03	100.00%
	_______________	_______________	_________________	_______________
_______________
(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 4 Mortgage Loans is expected to be approximately $567,563.

Original Loan-to-Value Ratios(1)

Original Loan-to-Value Ratios _______________	Number of Group 4 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date __________________________________		% of Group 4 Cut-off Date Pool Principal Balance _______________
20.01% to 25.00%	1		$399,601.79	0.37%
30.01% to 35.00%	1		565,894.99	0.52
35.01% to 40.00%	2		954,518.88	0.88
40.01% to 45.00%	2		1,742,019.07	1.60
45.01% to 50.00%	5		3,379,129.98	3.10
50.01% to 55.00%	6		3,458,200.57	3.17
55.01% to 60.00%	13		8,308,162.04	7.62
60.01% to 65.00%	19		9,229,843.35	8.47
65.01% to 70.00%	22		15,419,673.34	14.15
70.01% to 75.00%	34		20,417,849.32	18.74
75.01% to 80.00%	84		43,549,076.42	39.96
80.01% to 85.00%	1		579,394.44	0.53
85.01% to 90.00%	1		593,449.84	0.54
90.01% to 95.00%	1		375,250.00	0.34
	_______________	_______________	__________________	_______________
Total	192		$108,972,064.03	100.00%
	_______________	_______________	__________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 4 Mortgage Loans is expected to be approximately 70.91%.

Mortgage Interest Rates(1)

Mortgage Interest Rates _______________	Number of Group 4 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date _____________________________________		% of Group 4 Cut-off Date Pool Principal Balance _______________
5.001% to 5.250%	1		$1,124,000.00	1.03%
5.251% to 5.500%	3		2,894,343.26	2.66
5.501% to 5.750%	13		8,362,485.03	7.67
5.751% to 6.000%	72		41,679,823.34	38.25
6.001% to 6.250%	60		33,307,125.58	30.56
6.251% to 6.500%	27		13,693,501.69	12.57
6.501% to 6.750%	7		3,592,353.81	3.30
6.751% to 7.000%	3		1,418,119.70	1.30
7.001% to 7.250%	2		1,077,799.49	0.99
7.251% to 7.500%	4		1,822,512.13	1.67
	_______________	_______________	____________________	_______________
Total	192		$108,972,064.03	100.00%
	_______________	_______________	____________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average mortgage interest rate of the Group 4 Mortgage Loans is expected to be approximately 6.103% per annum.

Remaining Terms(1)

Remaining Terms _______________	Number of Group 4 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date _____________________________________		% of Group 4 Cut-off Date Pool Principal Balance _______________
341 to 360 months	192		$108,972,064.03	100.00%
	_______________	_______________	____________________	_______________
Total	192		$108,972,064.03	100.00%
	_______________	_______________	____________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 4 Mortgage Loans is expected to be approximately 359 months.

Credit Scoring of Mortgagors(1)

Credit Scores _______________	Number of Group 4 Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________		% of Group 4 Cut-off Date Pool Principal Balance _______________
801 to 850	7		$4,866,276.69	4.47%
751 to 800	67		40,194,927.66	36.89
701 to 750	75		40,422,698.93	37.09
651 to 700	37		19,719,278.96	18.10
601 to 650	2		1,227,603.88	1.13
Not Scored	4		2,541,277.91	2.33
	_______________	_______________	___________________	_______________
Total	192		$108,972,064.03	100.00%
	_______________	_______________	___________________	_______________
_______________
(1)	The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

Aggregate Mortgage Loan Data

The following tables set forth certain characteristics of all the Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

	All Mortgage Loans _______________	All Discount Mortgage Loans _______________	All Premium Mortgage Loans _______________
Number of Mortgage Loans	2,411	693	1,718
Aggregate Stated Principal Balance(1)	$442,087,513	$151,855,152	$290,232,361
Range of Original Terms to Stated Maturity	240 to 360 months	240 to 360 months	240 to 360 months
Range of Stated Principal Balances(1)	$11,990 to $1,800,000	$19,900 to $1,800,000	$11,990 to $1,398,734
Average Stated Principal Balance(1)	$183,363	$219,127	$168,936
Latest Stated Maturity Date	November 1, 2035	November 1, 2035	November 1, 2035
Range of Mortgage Interest Rates	4.875% to 7.500%	4.875% to 6.250%	5.875% to 7.500%
Weighted Average Mortgage Interest Rate(1)	6.124%	5.923%	6.230%
Range of Remaining Terms to Stated Maturity	239 to 360 months	240 to 360 months	239 to 360 months
Weighted Average Remaining Term to Stated Maturity(1)	359 months	359 months	359 months
Range of Original Loan-to-Value Ratios	9.78% to 103.00%	10.53% to 103.00%	9.78% to 103.00%
Weighted Average Original Loan-to-Value Ratio(1)	72.37%	72.71%	72.20%
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Stated Principal Balance(1)
California	26.53%	32.48%	23.42%
Florida	14.33%	10.49%	16.34%
Texas	5.24%	5.47%	5.12%
_______________
(1)	Approximate.

*	Less than 5% of the aggregate Stated Principal Balance.

Occupancy of Mortgaged Properties(1)

Occupancy _______________	Number of Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________		% of Cut-off Date Pool Principal Balance _______________
Primary Residence	1,120		$243,209,004.69	55.01%
Investor Property	1,205		179,283,290.98	40.55
Second Home	86		19,595,217.09	4.43
	_______________	_______________	___________________	_______________
Total	2,411		$442,087,512.76	100.00%
	_______________	_______________	___________________	_______________
_______________
(1)	Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

Property Types

Property Type _______________	Number of Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ____________________________________		% of Cut-off Date Pool Principal Balance _______________
Single Family Residence	1,562		$278,751,316.38	63.05%
PUD-Detached	221		52,756,779.59	11.93
Condominium	268		43,436,320.77	9.83
2-Family	176		31,973,951.33	7.23
PUD-Attached	70		11,164,025.79	2.53
3-Family	36		8,961,758.52	2.03
4-Family	36		8,957,697.75	2.03
Townhouse	39		5,319,272.46	1.20
Condotel	3		766,390.17	0.17
	_______________	_______________	___________________	_______________
Total	2,411		$442,087,512.76	100.00%
	_______________	_______________	___________________	_______________

Mortgage Loan Purposes

Purpose _______________	Number of Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ________________________________________		% of Cut-off Date Pool Principal Balance _______________
Purchase	1,530		$259,240,066.38	58.64%
Refinance—Cashout	605		127,401,224.82	28.82
Refinance—Rate/Term	276		55,446,221.56	12.54
	_______________	_______________	___________________	_______________
Total	2,411		$442,087,512.76	100.00%
	_______________	_______________	___________________	_______________

Geographic Distribution of the Mortgaged Properties(1)

Geographic Area _______________	Number of Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ____________________________________		% of Cut-off Date Pool Principal Balance _______________
Alabama	4		$931,911.37	0.21%
Arizona	62		12,319,888.41	2.79
Arkansas	27		2,565,076.56	0.58
California	376		117,298,567.06	26.53
Colorado	41		7,403,863.60	1.67
Connecticut	15		2,459,133.25	0.56
Delaware	1		500,000.00	0.11
District of Columbia	10		2,698,850.67	0.61
Florida	369		63,361,449.61	14.33
Georgia	76		10,708,220.48	2.42
Hawaii	21		5,753,127.04	1.30
Idaho	15		2,992,690.06	0.68
Illinois	48		10,590,174.59	2.40
Indiana	18		2,096,100.70	0.47
Iowa	23		2,969,392.22	0.67
Kansas	31		2,595,815.52	0.59
Kentucky	9		943,898.53	0.21
Louisiana	5		571,850.30	0.13
Maine	8		1,189,621.33	0.27
Maryland	70		14,604,377.71	3.30
Massachusetts	39		9,679,008.58	2.19
Michigan	35		4,348,704.87	0.98
Minnesota	21		3,867,512.98	0.87
Mississippi	3		351,350.00	0.08
Missouri	66		7,231,868.99	1.64
Montana	3		420,800.00	0.10
Nebraska	3		408,391.97	0.09
Nevada	41		7,867,047.16	1.78
New Hampshire	8		1,846,281.48	0.42
New Jersey	37		9,285,213.74	2.10
New Mexico	19		2,473,580.87	0.56
New York	55		12,949,578.17	2.93
North Carolina	134		17,378,078.21	3.93
North Dakota	1		135,578.30	0.03
Ohio	16		1,969,277.98	0.45
Oklahoma	26		2,602,582.34	0.59
Oregon	50		8,386,224.89	1.90
Pennsylvania	56		6,689,604.67	1.51
Rhode Island	8		1,467,948.71	0.33
South Carolina	89		12,316,019.26	2.79
Tennessee	43		5,055,027.91	1.14
Texas	208		23,168,627.96	5.24
Utah	13		1,704,703.44	0.39
Vermont	14		3,801,355.41	0.86
Virginia	94		16,323,402.62	3.69
Washington	62		10,484,270.47	2.37
West Virginia	3		720,287.69	0.16
Wisconsin	35		4,601,175.08	1.04
	_______________	_______________	__________________	_______________
Total	2,411		$442,087,512.76	100.00%
	_______________	_______________	__________________	_______________
_______________
(1)	As of the Cut-off Date, no more than approximately 0.49% of the Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances(1)

Current Mortgage Loan Principal Balances _______________	Number of Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date _______________________________		% of Cut-off Date Pool Principal Balance _______________
$0.01 to $50,000.00	108		$4,177,529.63	0.94%
$50,000.01 to $100,000.00	596		46,111,930.20	10.43
$100,000.01 to $150,000.00	656		81,693,809.40	18.48
$150,000.01 to $200,000.00	372		64,750,265.01	14.65
$200,000.01 to $250,000.00	198		44,263,240.57	10.01
$250,000.01 to $300,000.00	141		38,803,304.15	8.78
$300,000.01 to $350,000.00	90		29,402,778.27	6.65
$350,000.01 to $400,000.00	78		29,109,656.75	6.58
$400,000.01 to $450,000.00	32		13,663,308.69	3.09
$450,000.01 to $500,000.00	46		21,933,410.36	4.96
$500,000.01 to $550,000.00	19		10,107,897.15	2.29
$550,000.01 to $600,000.00	23		13,359,745.61	3.02
$600,000.01 to $650,000.00	18		11,280,052.52	2.55
$650,000.01 to $700,000.00	6		4,099,744.09	0.93
$700,000.01 to $750,000.00	4		2,962,271.05	0.67
$750,000.01 to $800,000.00	2		1,572,184.36	0.36
$800,000.01 to $850,000.00	2		1,668,236.21	0.38
$850,000.01 to $900,000.00	4		3,524,799.77	0.80
$950,000.01 to $1,000,000.00	2		1,999,950.00	0.45
$1,000,000.01 to $1,500,000.00	13		15,803,398.97	3.57
$1,500,000.01 to $2,000,000.00	1		1,800,000.00	0.41
	_______________	_______________	_________________	_______________
Total	2,411		$442,087,512.76	100.00%
	_______________	_______________	_________________	_______________
_______________
(1)	As of the Cut-off Date, the average outstanding principal balance of the Mortgage Loans is expected to be approximately $183,363.

Original Loan-to-Value Ratios(1)

Original Loan-to-Value Ratios _______________	Number of Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date _____________________________________		% of Cut-off Date Pool Principal Balance _______________
5.01% to 10.00%	1		$29,974.17	0.01%
10.01% to 15.00%	6		594,458.98	0.13
15.01% to 20.00%	8		718,586.67	0.16
20.01% to 25.00%	16		2,530,672.86	0.57
25.01% to 30.00%	16		2,190,428.52	0.50
30.01% to 35.00%	32		5,053,147.76	1.14
35.01% to 40.00%	37		5,609,801.57	1.27
40.01% to 45.00%	45		7,809,193.78	1.77
45.01% to 50.00%	54		11,787,217.81	2.67
50.01% to 55.00%	55		12,915,151.53	2.92
55.01% to 60.00%	81		21,356,934.52	4.83
60.01% to 65.00%	109		25,919,906.64	5.86
65.01% to 70.00%	226		48,074,328.27	10.87
70.01% to 75.00%	211		51,795,593.18	11.72
75.01% to 80.00%	1,309		219,896,641.09	49.74
80.01% to 85.00%	18		3,261,939.57	0.74
85.01% to 90.00%	121		13,676,538.71	3.09
90.01% to 95.00%	36		5,672,854.08	1.28
95.01% to 100.00%	18		1,927,864.49	0.44
100.01% to 103.00%	12		1,266,278.56	0.29
	_______________	_______________	_____________________	_______________
Total	2,411		$442,087,512.76	100.00%
	_______________	_______________	_____________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 72.37%.

Mortgage Interest Rates(1)

Mortgage Interest Rates _______________	Number of Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date _____________________________________		% of Cut-off Date Pool Principal Balance _______________
4.751% to 5.000%	2		$312,611.75	0.07%
5.001% to 5.250%	8		2,365,247.15	0.54
5.251% to 5.500%	60		13,158,119.51	2.98
5.501% to 5.750%	231		43,041,505.71	9.74
5.751% to 6.000%	704		142,488,369.34	32.23
6.001% to 6.250%	640		125,875,519.33	28.47
6.251% to 6.500%	500		75,733,631.52	17.13
6.501% to 6.750%	191		25,954,084.12	5.87
6.751% to 7.000%	61		8,830,249.05	2.00
7.001% to 7.250%	9		2,405,663.15	0.54
7.251% to 7.500%	5		1,922,512.13	0.43
	_______________	_______________	_____________________	_______________
Total	2,411		$442,087,512.76	100.00%
	_______________	_______________	_____________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average mortgage interest rate of the Mortgage Loans is expected to be approximately 6.124% per annum.

Remaining Terms(1)

Remaining Terms _______________	Number of Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date ___________________________________		% of Cut-off Date Pool Principal Balance _______________
221 to 240 months	7		$894,438.78	0.20%
281 to 300 months	8		1,004,776.63	0.23
341 to 360 months	2,396		440,188,297.35	99.57
	_______________	_______________	_____________________	_______________
Total	2,411		$442,087,512.76	100.00%
	_______________	_______________	_____________________	_______________
_______________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans is expected to be approximately 359 months.

Credit Scoring of Mortgagors(1)

Credit Scores _______________	Number of Mortgage Loans _______________	Aggregate Stated Principal Balance as of Cut-off Date _____________________________________		% of Cut-off Date Pool Principal Balance _______________
801 to 850	122		$21,960,271.19	4.97%
751 to 800	843		156,829,594.41	35.47
701 to 750	924		169,421,233.28	38.32
651 to 700	449		81,868,597.28	18.52
601 to 650	62		8,139,925.27	1.84
Not Scored	11		3,867,891.33	0.87
	_______________	_______________	_____________________	_______________
Total	2,411		$442,087,512.76	100.00%
	_______________	_______________	_____________________	_______________
_______________
(1)	The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

BANK OF AMERICA, N.A.

Bank of America, N.A. (“Bank of America”) is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general commercial banking business, offering a wide range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, FNMA and FHLMC.

SERVICING OF MORTGAGE LOANS

All of the Mortgage Loans will be serviced by Bank of America (in its capacity as servicer, the “Servicer”) in accordance with the terms of the Pooling Agreement. The Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling Agreement as if the Servicer alone were servicing the Mortgage Loans. See “The Pooling and Servicing Agreement” in the Prospectus.

Foreclosure and Delinquency Experience
of Bank of America

Certain information concerning recent delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain mortgage loans originated at bank branches of Bank of America is set forth in the table under “Foreclosure and Delinquency Experience of Bank of America” in the Prospectus. There can be no assurance that the delinquency and foreclosure experience set forth in the table will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust.

THE POOLING AND SERVICING AGREEMENT

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated the Closing Date (the “Pooling Agreement”), among the Depositor, the Servicer and the Trustee. The Prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See “The Pooling and Servicing Agreement” in the Prospectus.

The following summaries do not purport to be complete and are subject to the provisions of the Pooling Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

Assignment of Mortgage Loans

In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the “Mortgage File”):

•
the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Seller certifying that the related original Mortgage Note has been lost;

•
the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);

•	except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and

•	if applicable, any riders or modifications to such Mortgage Note and Mortgage.

Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded except in states where recordation is required by either rating agency to obtain the initial ratings on the Certificates described under “Certificate Ratings” in this Prospectus Supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller, or (ii) with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee. With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing.

Repurchases of Mortgage Loans

If any portion of the Mortgage File is not delivered to the Trustee or if a Mortgage Loan breaches any of the representations made by the Depositor in the Pooling Agreement and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required on the Distribution Date in the month following the expiration of the 90-day period either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate, or (ii) to substitute an Eligible Substitute Mortgage Loan; provided however, such substitution generally is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a “Deleted Mortgage Loan.” Generally, unless a representation is breached in a material respect no repurchase or substitution is required. In the case of the breach of the representation made by the Depositor that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Depositor will be required to pay any costs or damages incurred by the Trust as a result of a violation of such laws.

An “Eligible Substitute Mortgage Loan” generally will:

•
have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller and held for distribution to the certificateholders on the related Distribution Date (a “Substitution Adjustment Amount”));

•	have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

•	have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

•	comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, the Servicer will establish an account (the “Servicer Custodial Account”), which will be maintained as a separate trust account by the Servicer in trust for the benefit of certificateholders. Funds credited to the Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Servicer Custodial Account the Pool Distribution Amount for each Loan Group and will deposit such amounts in an account established and maintained with the Trustee on behalf of certificateholders (the “Certificate Account”). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Trustee in certain eligible investments, as described in the Pooling Agreement.

Compensation and Payment of Expenses of the Servicer and the Trustee

The Administrative Fees with respect to a Loan Group are payable out of the interest payments received on each Mortgage Loan in the related Loan Group. The “Administrative Fees” consist of (a) servicing compensation payable to the Servicer in respect of its servicing activities (the “Servicing

Fee”) and (b) fees paid to the Trustee. The Administrative Fees will accrue on the Stated Principal Balance of each Mortgage Loan as of the due date in the month preceding the month of the related Distribution Date at a rate (the “Administrative Fee Rate”) equal to the sum of the Servicing Fee Rate for such Mortgage Loan and the Trustee Fee Rate. The “Trustee Fee Rate” will be 0.0045% per annum. The “Servicing Fee Rate” with respect to each Mortgage Loan will be 0.2500% per annum.

The “Servicing Compensation” to the Servicer will equal the sum of (i) the Servicing Fee, (ii) any Ancillary Income, (iii) net income from the investment of funds in the Servicer Custodial Account and (iv) Foreclosure Profits (as defined in the Prospectus under “Description of the Certificates — Distributions to Certificateholders”).

“Ancillary Income” includes all late payment fees, assumption fees, prepayment premiums (if any) and other similar charges.

The Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the Servicer out of its Servicing Compensation. The amount of the Servicer’s Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under “— Compensating Interest.”

The Trustee is also entitled to receive all investment income earned on amounts on deposit in the Certificate Account. In addition to its compensation, the Trustee is entitled to be reimbursed from and indemnified by the Trust for certain expenses incurred by the Trustee in connection with its responsibilities under the Pooling Agreement.

Compensating Interest

When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to the Servicer for any month will be reduced (but not below zero) by an amount equal to the lesser of (i) the Prepayment Interest Shortfall for such Distribution Date and (ii) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month preceding the month of such Distribution Date (such amount, the “Compensating Interest”).

The “Prepayment Interest Shortfall” is equal to the difference between (x) 30 days’ interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on the Mortgage Loans minus (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

Any Prepayment Interest Shortfalls as a result of prepayments on the Mortgage Loans in excess of the amount of the Compensating Interest for a month will reduce the amount of interest available to be distributed on the interest-bearing Senior Certificates and Components and the Class B Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls. See “Description of the Certificates — Interest” in this Prospectus Supplement.

Advances

Subject to the following limitations, the Servicer will be required to advance (any such advance, an “Advance”) prior to each Distribution Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans and which were delinquent on the related Determination Date. Advances by the Servicer will be made from its own funds or funds in the Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. An “REO Property” is a Mortgaged Property that has been acquired by the Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the “Determination Date” will be the sixteenth day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a required Advance will constitute an event of default and the Trustee (if it succeeds to the obligations of the Servicer under the Pooling Agreement) or the successor servicer will be obligated to make the Advance, in accordance with the terms of the Pooling Agreement.

Optional Termination

The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in “The Pooling and Servicing Agreement — Termination; Optional Purchase of Mortgage Loans” in the Prospectus. In addition, the Depositor will have the option to purchase all remaining Mortgage Loans and other assets in the Trust when the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date on which the purchase proceeds are to be distributed is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date. This percentage may be reduced through an amendment to the Pooling Agreement under the circumstances described below. The purchase price will generally be equal to the sum of (a) the unpaid principal balances of the Mortgage Loans and (b) the fair market value of any REO Properties held by the Trust together with the amount of any unpaid interest shortfalls on the Certificates and one month’s interest on the unpaid principal balance of each Mortgage Loan. However, for so long as the Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the Depositor may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence.

Distributions in respect of an optional purchase described above will be paid to certificateholders in order of their priority of distribution as described below under “Description of the Certificates — Priority of Distributions.” The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

The Pooling Agreement may be amended without the consent of certificateholders in order to reduce the percentage of the initial balance of the Mortgage Pool at which the Depositor will have the option to purchase all the remaining Mortgage Loans, if such reduction is considered necessary by the Depositor, as evidenced by an officer’s certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by the Depositor as a sale for accounting purposes.

In no event will the Trust created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, if it results in the Trust no longer owning any Mortgage Loans, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Trust. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust.

Special Servicing Agreements

The Pooling Agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Class B Certificates or of a class of securities representing interests in one or more classes of Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

The Trustee

Wells Fargo Bank, N.A., a national banking association (“Wells Fargo”) will be the Trustee under the Pooling Agreement. Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and the office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 (together, the “Corporate Trust Office”). The telephone number of the Trustee is (800) 344-5128. The Depositor, the Seller and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located.

Voting Rights

Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

•
95% of all voting rights will be allocated among the holders of the Senior Certificates (other than the Class 1-CB-2, Class CB-IO, Class 4-A-2, Class 4-IO and Class 1-CB-R Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 1-CB-2 Certificates.

•	1% of all voting rights will be allocated to the holders of the Class CB-IO Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 4-A-2 Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 4-IO Certificates.

•	1% of all voting rights will be allocated to the holder of the Class 1-CB-R Certificate.

The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

The “Percentage Interest” of a Certificate of a class is the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the initial class balance (or initial notional amount) of such class.

DESCRIPTION OF THE CERTIFICATES

The Certificates will consist of (i) the twenty-four classes of Offered Certificates listed in the table beginning on page S-4 of this Prospectus Supplement and (ii) the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this Prospectus Supplement.

The Class CB-PO Certificates are divided into three Principal Only Components for purposes of distributing principal: the Class 1-CB-PO Component, the Class 2-CB-PO Component and the Class 3-CB-PO Component. The Components are not severable.

The Class CB-IO Certificates are divided into three Interest Only Components for purposes of distributing interest: the Class 1-CB-IO Component, the Class 2-CB-IO Component and the Class 3-CB-IO Component. The Components are not severable.

The Senior Certificates and Components are divided into four Groups.

The Group 1 Senior Certificates and Components in the aggregate will evidence an initial beneficial ownership interest of approximately 95.95% in Loan Group 1. The Group 2 Senior Certificates and Components in the aggregate will evidence an initial beneficial ownership interest of approximately 95.95% in Loan Group 2. The Group 3 Senior Certificates and Components in the aggregate will evidence an initial beneficial ownership interest of approximately 95.95% in Loan Group 3. The Group 4 Senior Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 95.95% in Loan Group 4. The Class B Certificates in the aggregate will evidence the remaining initial beneficial ownership interest in each Loan Group. The Class CB-PO and Class 4-PO Certificates are Principal Only Certificates and are not entitled to distributions in respect of interest. The Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

The “Final Scheduled Maturity Date” for the Certificates will be the Distribution Date in December 2035. The Final Scheduled Maturity Date represents the Distribution Date in the month following the latest maturity date of any Mortgage Loan in the related Loan Group or Loan Groups. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Maturity Date.

Denominations and Form

The Offered Certificates (other than the Class 1-CB-R Certificate) will be issuable in book-entry form only (the “Book-Entry Certificates”). The Class 1-CB-R Certificate will be issued in definitive, fully-registered form (such form, the “Definitive Certificates”). The following table sets forth the original Certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

Form and Denominations of Offered Certificates

Class ________	Original Certificate Form ____________	Minimum Denomination __________	Incremental Denomination ____________
Classes 1-CB-1, 1-CB-3, 1-CB-4, 1-CB-5, 1-CB-6, 1-CB-7, 1-CB-8, 2-CB-1, 3-CB-1, 4-A-1, 4-A-3, 4-A-4, 4-A-5 and 4-A-6	Book-Entry	$1,000	$1
Class 1-CB-R	Definitive	$100	N/A
Classes 1-CB-2(1), CB-IO(1), 4-A-2(1) and 4-IO(1)	Book-Entry	$1,000,000	$1
Classes CB-PO, 4-PO, B-1, B-2 and B-3	Book-Entry	$25,000	$1

___________________
(1)	Denomination expressed in initial notional amount.

Book-Entry Certificates

Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such Certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream or Euroclear (in Europe) if they are participants of such systems (the “Participants”), or indirectly through organizations that are participants in such systems (the “Indirect Participants”). Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Except as described below, no person acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors” and “— Backup Withholding” in the Prospectus and “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to this Prospectus Supplement.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

Clearstream International (“Clearstream”), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque centrale du Luxembourg, which supervises Luxembourg banks.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

The Euroclear System (“Euroclear”) was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC

Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors” and “— Backup Withholding” in the Prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor.

Upon the occurrence of the event described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

Distributions

Distributions on the Certificates will be made by the Trustee on the 25th day of each month (or, if not a business day, the next business day), commencing in December 2005 (each, a “Distribution Date”), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the “Record Date”).

Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee in Minnesota. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under “— Book-Entry Certificates.”

Pool Distribution Amount

The “Pool Distribution Amount” for each Loan Group with respect to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans in such Loan Group and will be equal to the sum of:

(i)    all scheduled installments of interest (net of the related Servicing Fee) and principal due on the Mortgage Loans in such Loan Group on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof and any Compensating Interest allocable to the Mortgage Loans in such Loan Group;

(ii)    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Loan Group, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Loan Group, by foreclosure or otherwise (collectively, “Liquidation Proceeds”), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

(iii)    all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date; and

(iv)    amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Trust as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement.

The Pool Distribution Amounts will not include any amounts constituting Servicing Compensation.

Priority of Distributions

The aggregate amount available for distribution to the Group 1 Senior Certificates and Components on each Distribution Date (except to the extent of cross-collateralization payments and applicable Class PO Deferred Amounts) will be the Pool Distribution Amount for Loan Group 1. The aggregate amount available for distribution to the Group 2 Senior Certificates and Components on each Distribution Date (except to the extent of cross-collateralization payments and applicable Class PO Deferred Amounts) will be the Pool Distribution Amount for Loan Group 2. The aggregate amount available for distribution to the Group 3 Senior Certificates and Components on each Distribution Date (except to the extent of cross-collateralization payments and applicable Class PO Deferred Amounts) will be the Pool Distribution Amount for Loan Group 3. The aggregate amount available for distribution to the Group 4 Senior Certificates on each Distribution Date (except to the extent of cross-collateralization payments and applicable Class PO Deferred Amounts) will be the Pool Distribution Amount for Loan Group 4. The Class B Certificates will be entitled to distributions from the Pool Distribution Amounts for all Loan Groups.

On each Distribution Date, the Pool Distribution Amount or Amounts for each Loan Group or Loan Groups will be allocated in the following order of priority (the “Pool Distribution Amount Allocation”):

(a)    with respect to each Group of Senior Certificates and Components from the applicable Pool Distribution Amount for the related Loan Group, as follows:

(i)    to the Trustee an amount in payment for its services with respect to the related Loan Group for such Distribution Date;

(ii)    to each class of Senior Certificates and IO Component, if any, of such Group based on their respective Interest Distribution Amount, to pay interest, but until the Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class 1-CB-8 Certificates will be distributed instead as principal to certain Senior Certificates of Group 1 as described below under “— Principal”;

(iii)    pro rata (a) in the case of Group 1, Group 2 and Group 3, to the PO Component of such Group and in the case of Group 4, to the Class 4-PO Certificates, based on the applicable PO Principal Amount, and (b) to the classes of Senior Certificates of such Group (but not the Class 4-PO Certificates) entitled to receive distributions of principal, based on the applicable Senior Principal Distribution Amount, as described below under “— Principal,” to pay principal;

(iv)     in the case of Group 1, Group 2 and Group 3, to the PO Component of such Group and in the case of Group 4, to the Class 4-PO Certificates, to pay any applicable Class PO Deferred Amounts to such Components or Certificates, but only from amounts that would otherwise be distributable on such Distribution Date as principal to the Class B Certificates; and

(b)    to the Class B Certificates, from the Pool Distribution Amounts for all Loan Groups, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the Class B-1 Certificates.

   The Class 1-CB-R Certificate will be entitled to any remaining amounts in the Upper-Tier REMIC, Middle-Tier REMIC and Lower-Tier REMIC subject to the limitations set forth below under “— Interest” and “— Principal.”

Certain amounts otherwise distributable on the Class B Certificates may be used to pay certain classes of Senior Certificates and IO Components as described under “Description of the Certificates — Cross-Collateralization” herein.

Interest

The pass-through rate for each class of interest-bearing Offered Certificates (other than the Class CB-IO Certificates) and each IO Component for each Distribution Date is as set forth or described in the table beginning on page S-4 of this Prospectus Supplement.

On each Distribution Date, to the extent of the applicable Pool Distribution Amount or Amounts, each class of interest-bearing Certificates (other than the Class CB-IO Certificates) and each IO Component will be entitled to receive interest (as to each such class and Component, the “Interest Distribution Amount”) with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Certificates or IO Component will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class balance or notional amount and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

The Class CB-PO and Class 4-PO Certificates are Principal Only Certificates and will not bear interest.

The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of interest-bearing Senior Certificates (other than the Class CB-IO Certificates) and Class B Certificates and each IO Component will be reduced by the amount of Net Interest Shortfalls (regardless of which Loan Group the shortfall is attributable to) for such Distribution Date. With respect to any Distribution Date, the “Net Interest Shortfall” is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of interest-bearing Senior Certificates (other than the Class CB-IO Certificates) and Class B Certificates and each IO Component, based on the amount of interest accrued on each such class of Certificates or Component on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A “Relief Act Reduction” is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. See “Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act and Similar Laws” in the Prospectus. With respect to any Distribution Date, the “Non-Supported Interest Shortfall” is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of such Distribution Date exceeds the Compensating Interest for such period.

Allocations of the interest portion of Realized Losses on the Mortgage Loans in a Loan Group first to the Class B Certificates in reverse numerical order will result from the priority of distributions first to the Senior Certificates and Components of the related Group and then to the classes of Class B Certificates, in numerical order of the applicable Pool Distribution Amount as described above under “— Priority of Distributions.” After the Senior Credit Support Depletion Date, the interest-bearing Senior Certificates and Component of a Group will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group pro rata based on the interest entitlement described in clause (i) of the applicable Interest Distribution Amount.

Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates or Component on the basis of the related class balance or notional amount immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

If on a particular Distribution Date, the applicable Pool Distribution Amount or Amounts applied in the order described above under “— Priority of Distributions” is not sufficient to make a full distribution of the Interest Distribution Amount for each class or Component entitled to distributions therefrom, interest will be distributed on each class and Component of equal priority pro rata based on the Interest Distribution Amount the class or Component would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class or Component on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in a Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

Under certain circumstances, the unpaid interest amounts of interest-bearing Senior Certificates and Component of a Group will be payable from amounts otherwise distributable as principal on the Class B Certificates in reverse order of numerical designation. See “— Cross-Collateralization” in this Prospectus Supplement.

Interest will accrue on each class of interest-bearing Certificates (other than the Class 1-CB-1, Class 1-CB-2, Class CB-IO, Class 4-A-1 and Class 4-A-2 Certificates) and each IO Component during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a “Regular Interest Accrual Period”). The initial Regular Interest Accrual Period will be deemed to have commenced on November 1, 2005. Interest which accrues on each class of Certificates during a Regular Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balances thereof on the Distribution Date in that Regular Interest Accrual Period are made on the first day of the Regular Interest Accrual Period. Interest will accrue on the Class 1-CB-1, Class 1-CB-2, Class 4-A-1 and Class 4-A-2 Certificates during each one-month period commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each, a “LIBOR Based Interest Accrual Period” and, together with a Regular Interest Accrual Period, an “Interest Accrual Period”). The initial LIBOR Based Interest Accrual Period will be deemed to have commenced on November 25, 2005.

The Class 1-CB-IO Component, Class 2-CB-IO Component and Class 3-CB-IO Component are Interest Only Components and have no principal balance. The Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO Certificates are Interest Only Certificates and have no class balance.

The “Class 1-CB-2 Notional Amount” with respect to each Distribution Date and the Class 1-CB-2 Certificates will be equal to the class balance of the Class 1-CB-1 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 1-CB-1 Certificates will result in a proportional reduction in the Class 1-CB-2 Notional Amount. See “— Principal” and “— Allocation of Losses” in this Prospectus Supplement. The Class 1-CB-2 Notional Amount with respect to the first Distribution Date will be approximately $97,727,000.

The “Class 1-CB-IO Notional Amount” with respect to each Distribution Date and the Class 1-CB-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the due date in the month preceding the month of such

Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 1 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus 5.500% and (b) the denominator of which is equal to 5.500%. The Class 1-CB-IO Notional Amount with respect to the first Distribution Date will be approximately $6,005,282.

The “Class 2-CB-IO Notional Amount” with respect to each Distribution Date and the Class 2-CB-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus 6.000% and (b) the denominator of which is equal to 5.500%. The Class 2-CB-IO Notional Amount with respect to the first Distribution Date will be approximately $3,283,602.

The “Class 3-CB-IO Notional Amount” with respect to each Distribution Date and the Class 3-CB-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 3 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 3 Premium Mortgages Loans (based on the Stated Principal Balances of the Group 3 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus 6.000% and (b) the denominator of which is equal to 5.500%. The Class 3-CB-IO Notional Amount with respect to the first Distribution Date will be approximately $1,374,195.

The notional amount of the Class CB-IO Certificates is equal to the sum of the Class 1-CB-IO Notional Amount, Class 2-CB-IO Notional Amount and Class 3-CB-IO Notional Amount.

The “Class 4-A-2 Notional Amount” with respect to each Distribution Date and the Class 4-A-2 Certificates will be equal to the class balance of the Class 4-A-1 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 4-A-1 Certificates will result in a proportional reduction in the Class 4-A-2 Notional Amount. See “— Principal” and “— Allocation of Losses” in this Prospectus Supplement. The Class 4-A-2 Notional Amount with respect to the first Distribution Date will be approximately $57,538,000.

The “Class 4-IO Notional Amount” with respect to each Distribution Date and the Class 4-IO Certificates will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 4 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 4 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus 5.750% and (b) the denominator of which is equal to 5.500%. The Class 4-IO Notional Amount with respect to the first Distribution Date will be approximately $3,433,480.

The “class balance” of a class of Certificates (other than the Class CB-PO Certificates) at any time will equal (a) its initial class balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under “— Allocation of Losses” below, plus (b) in the case of the Class 1-CB-8 Certificates, the Class 1-CB-8 Accrual Distribution Amount, as described under “— Principal” below, previously added to the class balance of the Class 1-CB-8 Certificates.

The principal balance of a Class CB-PO Component at any time will equal its initial principal balance less (i) all distributions of principal made with respect to such Component and (ii) losses allocated to such Component as described under “— Allocation of Losses” below. The class balance of the Class CB-PO Certificates will equal the sum of the principal balances of the Class CB-PO Components.

Prior to the Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for the Class 1-CB-8 Certificates will accrue on such class, but such amount will not be distributed as interest to such class. Prior to such time, an amount equal to the accrued and unpaid interest on such class will be added to the class balance thereof and distributed as described under “— Principal — Senior Principal Distribution Amount” below.

The “Accretion Termination Date” for the Class 1-CB-8 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the class balances of the Class 1-CB-1 and Class 1-CB-6 Certificates have been reduced to zero or (ii) the Senior Credit Support Depletion Date.

After the Senior Credit Support Depletion Date, for so long as a class of Super Senior Support Certificates is outstanding, the amount that would have reduced the class balance of the related class of Super Senior Certificates as a result of the adjustments described under “ — Allocation of Losses” will instead reduce the class balance of the related class of Super Senior Support Certificates. As a result, after the Senior Credit Support Depletion Date, a class of Super Senior Support Certificates will bear the principal portion of all Realized Losses allocable to the related class of Super Senior Certificates for so long as such class of Super Senior Support Certificates is outstanding. For a description of the Super Senior and Super Senior Support Certificates see “ — Allocation of Losses.”

LIBOR

The Floating Rate and Inverse Floating Rate Certificates will bear interest at their respective pass-through rates, which are each based on LIBOR determined by the Trustee as described below. The Trustee will determine LIBOR and the respective pass-through rates for the Floating Rate and Inverse Floating Rate Certificates for each Interest Accrual Period (after the first Interest Accrual Period) on the second London business day prior to the day on which such Interest Accrual Period commences (each, a “LIBOR Determination Date”).

On each LIBOR Determination Date, the Trustee will determine LIBOR for the succeeding Interest Accrual Period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein “Telerate page 3750” means the display designated as page 3750 on the Moneyline Telerate Service.

If on any LIBOR Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The “Reserve Interest Rate” will be the rate per annum which the Trustee determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

If on any LIBOR Determination Date the Trustee is required, but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date for which the Trustee is required to determine LIBOR, 4.19375% with respect to the Class 1-CB-1 and Class 1-CB-2 Certificates and 4.14000% with respect to the Class 4-A-1 and Class 4-A-2 Certificates.

The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Floating Rate and Inverse Floating Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (301) 815-6600.

The Yield Maintenance Agreements

The Trustee, on behalf of the Trust, will enter into (i) a yield maintenance agreement with Bank of America, N.A., as counterparty (the “Counterparty”), which will be primarily for the benefit of the Class 1-CB-1 Certificates (the “Class 1-CB-1 Yield Maintenance Agreement”) and (ii) a yield maintenance agreement with the Counterparty, which will be primarily for the benefit of the Class 4-A-1 Certificates (the “Class 4-A-1 Yield Maintenance Agreement,” and together with the Class 1-CB-1 Yield Maintenance Agreement, the “Yield Maintenance Agreements”).

With respect to the Class 1-CB-1 Yield Maintenance Agreement for any Distribution Date (other than the Distribution Date in December 2005) prior to and including the Distribution Date in May 2024, if LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.01% per annum, the Counterparty will be obligated to pay to the Trustee, for deposit into the Class 1-CB-1 Reserve Fund, the Class 1-CB-1 Yield Maintenance Agreement Payment. The “Class 1-CB-1 Yield Maintenance Agreement Payment” for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and 9.01% exceeds (ii) 5.01%, (b) the notional amount set forth for such Distribution Date in the applicable table in Annex II and (c) one-twelfth. The Counterparty is required to make any Class 1-CB-1 Yield Maintenance Agreement Payment on the second business day preceding the related Distribution Date.

With respect to the Class 4-A-1 Yield Maintenance Agreement for any Distribution Date (other than the Distribution Date in December 2005) prior to and including the Distribution Date in March 2021, if LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.10% per annum, the Counterparty will be obligated to pay to the Trustee, for deposit into the Class 4-A-1 Reserve Fund, the Class 4-A-1 Yield Maintenance Agreement Payment. The “Class 4-A-1 Yield Maintenance Agreement Payment” for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and 8.85% exceeds (ii) 5.10%, (b) the notional amount set forth for such Distribution Date in the applicable table in Annex II and (c) one-twelfth. The Counterparty is required to make any Class 4-A-1 Yield Maintenance Agreement Payment on the second business day preceding the related Distribution Date. The Class 1-CB-1 Yield Maintenance Agreement Payment and the Class 4-A-1 Yield Maintenance Agreement Payment may each be referred to as a “Yield Maintenance Agreement Payment.”

For each Distribution Date prior to and including the Distribution Date in May 2024, any Class 1-CB-1 Yield Maintenance Agreement Payment received by the Trustee will be used to pay the Class 1-CB-1 Yield Maintenance Amount to the Class 1-CB-1 Certificates and on any Distribution Date prior to and including the Distribution Date in March 2021, any Class 4-A-1 Yield Maintenance Agreement Payment received by the Trustee will be used to pay the Class 4-A-1 Yield Maintenance Amount to the Class 4-A-1 Certificates, as described below under “— The Reserve Funds.” Amounts received on the Yield Maintenance Agreements will not be available to make distributions on any class of Certificates other than the Class 1-CB-1 and Class 4-A-1 Certificates, as applicable.

The Yield Maintenance Agreements will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Counterparty are limited to those specifically set forth in the applicable Yield Maintenance Agreement. The Class 1-CB-1 and Class 4-A-1 Certificates do not represent obligations of the Counterparty. The holders of the Class 1-CB-1 and Class 4-A-1 Certificates are not parties to or beneficiaries under the applicable Yield Maintenance Agreement and will not have any right to proceed directly against the Counterparty in respect of its obligations under the applicable Yield Maintenance Agreement.

For a general description of Bank of America, N.A., see “Bank of America, N.A.” herein. As of the date of this Prospectus Supplement, the long-term senior unsecured debt of Bank of America, N.A. was assigned ratings of “Aa1” by Moody’s, “AA” by Standard and Poor’s, a division of The McGraw-Hill Companies, Inc., and “AA-” by Fitch.

The Reserve Funds

Pursuant to the Pooling Agreement, the Trustee will establish (i) a separate trust account (the “Class 1-CB-1 Reserve Fund”) for deposit of any Class 1-CB-1 Yield Maintenance Agreement Payments that it may receive under the Class 1-CB-1 Yield Maintenance Agreement and (ii) a separate trust account (the “Class 4-A-1 Reserve Fund”) for deposit of any Class 4-A-1 Yield Maintenance Agreement Payments that it may receive under the Class 4-A-1 Yield Maintenance Agreement. The Class 1-CB-1 Reserve Fund and Class 4-A-1 Reserve Fund may each be referred to as a “Reserve Fund.” Each Reserve Fund is part of the Trust Fund and will not be an asset of any REMIC.

On or before each Distribution Date, the Trustee will deposit in the applicable Reserve Fund any Class 1-CB-1 Yield Maintenance Agreement Payment or Class 4-A-1 Yield Maintenance Agreement Payment for the related Interest Accrual Period. Such Class 1-CB-1 Yield Maintenance Agreement Payment or Class 4-A-1 Yield Maintenance Agreement Payment received on or before a Distribution Date, along with the amount of any Excess Funds in the applicable Reserve Fund, will be distributed to the Class 1-CB-1 and Class 4-A-1 Certificates, as applicable, in an amount up to the Yield Maintenance Amount for such class for such Distribution Date.

If the sum of the Class 1-CB-1 Yield Maintenance Agreement Payment and any Excess Funds in the Class 1-CB-1 Reserve Fund is less than the Class 1-CB-1 Yield Maintenance Amount for a Distribution Date (such shortfall, a “Class 1-CB-1 Yield Maintenance Amount Shortfall”), the Class 1-CB-1 Certificates will not receive an amount equal to the Class 1-CB-1 Yield Maintenance Amount on such Distribution Date. However, on future Distribution Dates, if the sum of the Class 1-CB-1 Yield Maintenance Agreement Payment and any Excess Funds in the Class 1-CB-1 Reserve Fund exceeds the Class 1-CB-1 Yield Maintenance Amount for such Distribution Date, such excess will be used to pay any Class 1-CB-1 Yield Maintenance Amount Shortfalls outstanding from prior Distribution Dates. The Class 1-CB-1 Certificates will not be entitled to any interest on a Class 1-CB-1 Yield Maintenance Amount Shortfall. Any amounts remaining in the Class 1-CB-1 Reserve Fund on the date on which the class balance of the Class 1-CB-1 Certificates is reduced to zero (after the payment of the Class 1-CB-1 Yield

Maintenance Amount for such date and the amount of any Class 1-CB-1 Yield Maintenance Amount Shortfalls from previous Distribution Dates not yet paid), will be distributed to Banc of America Securities LLC, as provided in the Pooling Agreement.

If the sum of the Class 4-A-1 Yield Maintenance Agreement Payment and any Excess Funds in the Class 4-A-1 Reserve Fund is less than the Class 4-A-1 Yield Maintenance Amount for a Distribution Date (such shortfall, a “Class 4-A-1 Yield Maintenance Amount Shortfall”), the Class 4-A-1 Certificates will not receive an amount equal to the Class 4-A-1 Yield Maintenance Amount on such Distribution Date. However, on future Distribution Dates, if the sum of the Class 4-A-1 Yield Maintenance Agreement Payment and any Excess Funds in the Class 4-A-1 Reserve Fund exceeds the Class 4-A-1 Yield Maintenance Amount for such Distribution Date, such excess will be used to pay any Class 4-A-1 Yield Maintenance Amount Shortfalls outstanding from prior Distribution Dates. The Class 4-A-1 Certificates will not be entitled to any interest on a Class 4-A-1 Yield Maintenance Amount Shortfall. Any amounts remaining in the Class 4-A-1 Reserve Fund on the date on which the class balance of the Class 4-A-1 Certificates is reduced to zero (after the payment of the Class 4-A-1 Yield Maintenance Amount for such date and the amount of any Class 4-A-1 Yield Maintenance Amount Shortfalls from previous Distribution Dates not yet paid), will be distributed to Banc of America Securities LLC, as provided in the Pooling Agreement. A Class 1-CB-1 Yield Maintenance Amount Shortfall and a Class 4-A-1 Yield Maintenance Amount Shortfall may each be referred to as a “Yield Maintenance Amount Shortfall.”

For any Distribution Date (other than the Distribution Date in December 2005) prior to and including the Distribution Date in May 2024 for which LIBOR exceeds 5.01%, the “Class 1-CB-1 Yield Maintenance Amount” will be an amount equal to the product of (a) the class balance of the Class 1-CB-1 Certificates immediately prior to such Distribution Date, (b) the excess of (i) the lesser of (x) LIBOR and (y) 9.01% over (ii) 5.01% and (c) one-twelfth. For any Distribution Date (other than the Distribution Date in December 2005) prior to and including the Distribution Date in March 2021 for which LIBOR exceeds 5.10%, the “Class 4-A-1 Yield Maintenance Amount” will be an amount equal to the product of (a) the class balance of the Class 4-A-1 Certificates immediately prior to such Distribution Date, (b) the excess of (i) the lesser of (x) LIBOR and (y) 8.85% over (ii) 5.10% and (c) one-twelfth. The Class 1-CB-1 Yield Maintenance Amount and the Class 4-A-1 Yield Maintenance Amount are each referred to herein as a “Yield Maintenance Amount.”

“Excess Funds” with respect to (a) the Class 1-CB-1 Reserve Fund and for any Distribution Date will equal the amount by which the sum of the Class 1-CB-1 Yield Maintenance Agreement Payments for prior Distribution Dates exceeds the sum of the amounts actually paid from the Class 1-CB-1 Reserve Fund with respect to the Class 1-CB-1 Yield Maintenance Amounts for such prior Distribution Dates and the Class 1-CB-1 Yield Maintenance Amount Shortfalls for such prior Distribution Dates and (b) the Class 4-A-1 Reserve Fund and for any Distribution Date will equal the amount by which the sum of the Class 4-A-1 Yield Maintenance Agreement Payments for prior Distribution Dates exceeds the sum of the amounts actually paid from the Class 4-A-1 Reserve Fund with respect to the Class 4-A-1 Yield Maintenance Amounts for such prior Distribution Dates and the Class 4-A-1 Yield Maintenance Amount Shortfalls for such prior Distribution Dates.

Principal

On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under “— Priority of Distributions” above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests. The Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO Certificates are Interest Only Certificates and are not entitled to distributions of principal.

All payments and other amounts received in respect of principal of the Mortgage Loans in a Loan Group will be allocated between (i) the Senior Certificates of the related Group (other than the Class 4-PO Certificates) and the Class B Certificates and (ii) the PO Component in the case of Group 1, Group 2 and Group 3, and the Class 4-PO Certificates, in the case of Group 4, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

The “Non-PO Percentage” with respect to any Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 5.500% (each such Mortgage Loan, a “Group 1 Discount Mortgage Loan”) will be equal to the Net Mortgage Interest Rate as of the Cut-off Date divided by 5.500%. The Non-PO Percentage with respect to any Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 5.500% (each such Mortgage Loan, a “Group 1 Premium Mortgage Loan”) will be 100%.

The “Non-PO Percentage” with respect to any Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 6.000% (each such Mortgage Loan, a “Group 2 Discount Mortgage Loan”) will be equal to the Net Mortgage Interest Rate as of the Cut-off Date divided by 6.000%. The Non-PO Percentage with respect to any Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 6.000% (each such Mortgage Loan, a “Group 2 Premium Mortgage Loan”) will be 100%.

The “Non-PO Percentage” with respect to any Group 3 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 6.000% (each such Mortgage Loan, a “Group 3 Discount Mortgage Loan”) will be equal to the Net Mortgage Interest Rate as of the Cut-off Date divided by 6.000%. The Non-PO Percentage with respect to any Group 3 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 6.000% (each such Mortgage Loan, a “Group 3 Premium Mortgage Loan”) will be 100%.

The “Non-PO Percentage” with respect to any Group 4 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 5.750% (each such Mortgage Loan, a “Group 4 Discount Mortgage Loan” and, together with the Group 1 Discount Mortgage Loans, the Group 2 Discount Mortgage Loans and the Group 3 Discount Mortgage Loans, the “Discount Mortgage Loans”) will be equal to the Net Mortgage Interest Rate as of the Cut-off Date divided by 5.750%. The Non-PO Percentage with respect to any Group 4 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater that or equal to 5.750% (each such Mortgage Loan, a “Group 4 Premium Mortgage Loan” and, together with the Group 1 Premium Mortgage Loans, the Group 2 Premium Mortgage Loans and the Group 3 Premium Mortgage Loans, the “Premium Mortgage Loans”) will be 100%.

The “PO Percentage” with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO Percentage with respect to any Premium Mortgage Loan will be 0%.

The “Group Subordinate Amount” for any Distribution Date and Loan Group is equal to the excess of the Pool Principal Balance (Non-PO Portion) for such Loan Group over the aggregate class balance of the Senior Certificates (but not the Class 4-PO Certificates or the PO Component) of such Group immediately prior to such date.

The “Net Mortgage Interest Rate” of a Mortgage Loan is the excess of its mortgage interest rate over the applicable Administrative Fee Rate.

The “Class 1-CB-8 Accrual Distribution Amount” with respect to any Distribution Date will be equal to amounts allocated but not currently distributable to the Class 1-CB-8 Certificates in respect of interest in respect of clause (a)(ii) of the definition of Pool Distribution Amount Allocation.

Non-PO Principal Amount

On each Distribution Date, the Non-PO Principal Amount for a Loan Group will be distributed (i) as principal of the Senior Certificates (other than the Class 4-PO Certificates) of the related Group in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the Class B Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan Group. The Non-PO Principal Amount for a Loan Group will not be distributed to the Class 4-PO Certificates or the PO Component of the related Group.

The “Non-PO Principal Amount” for any Distribution Date and any Loan Group will equal the sum of the applicable Non-PO Percentage of:

(a)    all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related Due Date;

(b)    the principal portion of the Purchase Price (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to the Pooling Agreement during the calendar month preceding the month of that Distribution Date;

(c)    any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) in connection with a Deleted Mortgage Loan in such Loan Group received during the calendar month preceding the month of that Distribution Date;

(d)    any Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances, if any) allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

(e)    with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any Foreclosure Profits and net of unreimbursed expenses and unreimbursed Advances, if any) allocable to principal received with respect to that Mortgage Loan; and

(f)    all partial and full principal prepayments on the Mortgage Loans in such Loan Group by mortgagors received during the calendar month preceding the month of that Distribution Date.

The amounts described in clauses (a) through (d) are referred to as “Scheduled Principal Payments.” The amounts described in clauses (e) and (f) are referred to as “Unscheduled Principal Payments.”

Senior Principal Distribution Amount

With respect to the Group 1 Senior Certificates:

I. On each Distribution Date occurring prior to the Accretion Termination Date, the Class 1-CB-8 Accrual Distribution Amount will be allocated, sequentially, as follows:

first, concurrently, to the Class 1-CB-1 and Class 1-CB-6 Certificates, pro rata, until their class balances have been reduced to zero; and

second, to the Class 1-CB-8 Certificates, until their class balance has been reduced to zero.

II. On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 1 remaining after payment of funds due to the Trustee and distributions of interest on the Group 1 Senior Certificates and the Class 1-CB-IO Component and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for Loan Group 1 and the denominator of which is the sum of the PO Principal Amount for Loan Group 1 and the Senior Principal Distribution Amount for Loan Group 1, will be distributed as principal, sequentially, as follows:

first, to the Class 1-CB-R Certificate, until its class balance has been reduced to zero;

second, concurrently, to the Class 1-CB-3 and Class 1-CB-7 Certificates, pro rata, up to the Group 1 Priority Amount for such Distribution Date, until their class balances have been reduced to zero;

third, $1,000, sequentially, as follows:

(a)	concurrently, to the Class 1-CB-1 and Class 1-CB-6 Certificates, pro rata, until their class balances have been reduced to zero; and

(b)	to the Class 1-CB-8 Certificates, until their class balance has been reduced to zero;

fourth, $213,602.40, sequentially, to the Class 1-CB-4 and Class 1-CB-5 Certificates, in that order, until their class balances have been reduced to zero;

fifth, concurrently, to the Class 1-CB-1 and Class 1-CB-6 Certificates, pro rata, until their class balances have been reduced to zero;

sixth, to the Class 1-CB-8 Certificates, until their class balance has been reduced to zero;

seventh, sequentially, to the Class 1-CB-4 and Class 1-CB-5 Certificates, in that order, until their class balances have been reduced to zero; and

eighth, concurrently, to the Class 1-CB-3 and Class 1-CB-7 Certificates, pro rata, until their class balances have been reduced to zero.

With respect to the Group 2 Senior Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 2 remaining after payment of funds due to the Trustee and distributions of interest on the Group 2 Senior Certificates and the Class 2-CB-IO Component and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for Loan Group 2 and the denominator of which is the sum of the PO Principal Amount for Loan Group 2 and the Senior Principal Distribution Amount for Loan Group 2 will be distributed as principal to the Class 2-CB-1 Certificates until their class balance has been reduced to zero.

With respect to the Group 3 Senior Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 3 remaining after payment of funds due to the Trustee and distributions of interest on the Group 3 Senior Certificates and the Class 3-CB-IO Component and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for Loan Group 3 and the denominator of which is the sum of the PO Principal Amount for Loan Group 3 and the Senior Principal Distribution Amount for Loan Group 3, will be distributed as principal to the Class 3-CB-1 Certificates until their class balance has been reduced to zero.

With respect to the Group 4 Senior Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 4 remaining after payment of funds due to the Trustee and distributions of interest on the Group 4 Senior Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for Loan Group 4 and the denominator of which is the sum of the PO Principal Amount for Loan Group 4 and the Senior Principal Distribution Amount for Loan Group 4, will be distributed as principal, sequentially, as follows:

first, concurrently, to the Class 4-A-3 and Class 4-A-4 Certificates, pro rata, up to the Group 4 Priority Amount for such Distribution Date, until their class balances have been reduced to zero;

second, $1,000, to the Class 4-A-1 Certificates, until their class balance has been reduced to zero;

third, $122,443.80, to the Class 4-A-5 Certificates, until their class balance has been reduced to zero;

fourth, sequentially, to the Class 4-A-1 and Class 4-A-5 Certificates, in that order, until their class balances have been reduced to zero;

fifth, to the Class 4-A-6 Certificates, until their class balance has been reduced to zero; and

sixth, concurrently, to the Class 4-A-3 and Class 4-A-4 Certificates, pro rata, until their class balances have been reduced to zero.

The preceding distribution priorities for a Group will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Certificates (other than the Class 4-PO Certificates) of such Group will be distributed, concurrently, as principal of the classes of Senior Certificates of such Group pro rata in accordance with their respective class balances immediately prior to that Distribution Date.

The “Senior Credit Support Depletion Date” is the date on which the aggregate class balance of the Class B Certificates has been reduced to zero.

The “Senior Principal Distribution Amount” for a Loan Group for any Distribution Date will equal the sum of:

(a)    the Senior Percentage for such Loan Group of the applicable Non-PO Percentage of the Scheduled Principal Payments for that Distribution Date; and

(b)    the Senior Prepayment Percentage for such Loan Group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for that Distribution Date.

“Stated Principal Balance” means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

The “Pool Principal Balance” for a Loan Group with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

The “Pool Principal Balance (Non-PO Portion)” for a Loan Group with respect to any Distribution Date equals the sum of the product, for each Mortgage Loan in such Loan Group, of the Non-PO Percentage of such Mortgage Loan multiplied by its Stated Principal Balance on the due date in the month preceding the month of such Distribution Date.

The “Senior Percentage” for a Loan Group for any Distribution Date will equal (i) the aggregate class balance of the Senior Certificates of the related Group (but not the related PO Component and the Class 4-PO Certificates), divided by (ii) the Pool Principal Balance (Non-PO Portion) of such Loan Group. The principal balance of the PO Component of a Group and the class balance of the Class 4-PO Certificates will not be used in the calculation of the Senior Percentage of the related Loan Group.

The “Subordinate Percentage” for a Loan Group for any Distribution Date will equal 100% minus the Senior Percentage for such Loan Group for such date.

As of the Cut-off Date, the Senior Percentage and the Subordinate Percentage for Loan Group 1 are expected to be approximately 95.9289% and 4.0711%, respectively, the Senior Percentage and the Subordinate Percentage for Loan Group 2 are expected to be approximately 95.9486% and 4.0514%, respectively, the Senior Percentage and the Subordinate Percentage for Loan Group 3 are expected to be approximately 95.9469% and 4.0531%, respectively and the Senior Percentage and the Subordinate Percentage for Loan Group 4 are expected to be approximately 95.8965% and 4.1035%, respectively.

The “Senior Prepayment Percentage” for a Loan Group for any Distribution Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In ________________________	Senior Prepayment Percentage _________________________________________
December 2005 through November 2010	100%;
December 2010 through November 2011	the applicable Senior Percentage, plus 70% of the applicable Subordinate Percentage;
December 2011 through November 2012	the applicable Senior Percentage, plus 60% of the applicable Subordinate Percentage;
December 2012 through November 2013	the applicable Senior Percentage, plus 40% of the applicable Subordinate Percentage;
December 2013 through November 2014	the applicable Senior Percentage, plus 20% of the applicable Subordinate Percentage; and
December 2014 and thereafter	the applicable Senior Percentage;

provided, however, that (A) if on any Distribution Date the percentage equal to (x) the sum of the class balances of the Senior Certificates (but not the Class CB-PO and Class 4-PO Certificates) divided by (y) the aggregate Pool Principal Balance (Non-PO Portion) for all Loan Groups (such percentage the “Total Senior Percentage”) exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentages for each Loan Group for such Distribution Date will equal 100%.

No decrease in the Senior Prepayment Percentages for the Loan Groups will occur if the following occurs as of any Distribution Date as to which any such decrease applied with respect to the Mortgage Loans in the aggregate: (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the Class B Certificates, is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate balance of the Class B Certificates as of the Closing Date (the “Original Subordinate Principal Balance”) indicated below:

Distribution Date Occurring In ________________________	Percentage of Original Subordinate Principal Balance __________
December 2010 through November 2011	30%
December 2011 through November 2012	35%
December 2012 through November 2013	40%
December 2013 through November 2014	45%
December 2014 and thereafter	50%

This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class 4-PO Certificates) of a Group while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group, increasing the relative interest in the applicable Pool Principal Balance evidenced by the Class B Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the applicable Senior Certificates is intended to preserve the availability of the subordination provided by such Subordinate Certificates.

The “Subordinate Prepayment Percentage” for a Loan Group as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

If on any Distribution Date the allocation to any class of Senior Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

Priority Amounts

On each Distribution Date prior to the Senior Credit Support Depletion Date, the Pool Distribution Amount for Loan Group 1, to the extent available, up to the Group 1 Priority Amount for such Distribution Date, will be distributed as principal to the Class 1-CB-3 and Class 1-CB-7 Certificates and on each Distribution Date prior to the Senior Credit Support Depletion Date, the Pool Distribution Amount for Loan Group 4, to the extent available, up to the Group 4 Priority Amount for such Distribution Date, will be distributed as principal to the Class 4-A-3 and Class 4-A-4 Certificates in accordance with the priorities described above under “Senior Principal Distribution Amount.”

The “Group 1 Priority Amount” for any Distribution Date will equal the lesser of (i) the sum of the class balances of the Class 1-CB-3 and Class 1-CB-7 Certificates and (ii) the product of (a) the Shift Percentage, (b) the Group 1 Priority Percentage and (c) the Non-PO Principal Amount for Loan Group 1.

The “Group 4 Priority Amount” for any Distribution Date will equal the lesser of (i) the sum of the class balances of the Class 4-A-3 and Class 4-A-4 Certificates and (ii) the product of (a) the Shift Percentage, (b) the Group 4 Priority Percentage and (c) the Non-PO Principal Amount for Loan Group 4.

The “Group 1 Priority Percentage” for any Distribution Date will equal (i) the sum of the class balances of the Class 1-CB-3 and Class 1-CB-7 Certificates divided by (ii) the Pool Principal Balance (Non-PO Portion) for Loan Group 1.

The “Group 4 Priority Percentage” for any Distribution Date will equal (i) the sum of the class balances of the Class 4-A-3 and Class 4-A-4 Certificates divided by (ii) the Pool Principal Balance (Non-PO Portion) for Loan Group 4.

The “Shift Percentage” for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring in ___________________	Shift Percentage ______
December 2005 through November 2010	0%
December 2010 through November 2011	30%
December 2011 through November 2012	40%
December 2012 through November 2013	60%
December 2013 through November 2014	80%
December 2014 and thereafter	100%

Class PO Principal Distribution Amount

On each Distribution Date, distributions of principal to the PO Component for the related Group, in the case of Group 1, Group 2 and Group 3, and the Class 4-PO Certificates in the case of Group 4, will be made in an amount with respect to each Group (the “Class PO Principal Distribution Amount”) equal to the lesser of:

(a)    the applicable PO Principal Amount for the related Loan Group for such Distribution Date; and

(b)    the product of (1) the Pool Distribution Amount for the related Loan Group remaining after distribution of funds due to the Trustee and interest on the Senior Certificates and IO Component, if any, and (2) a fraction, the numerator of which is the PO Principal Amount for such Loan Group and the denominator of which is the sum of the PO Principal Amount for such Loan Group and the Senior Principal Distribution Amount for such Loan Group.

The “PO Principal Amount” for any Distribution Date and any Loan Group will equal the sum of the applicable PO Percentage of:

(a)    all monthly payments of principal due on each Discount Mortgage Loan in such Loan Group on the related Due Date;

(b)    the principal portion of the Purchase Price (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) of each Discount Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to the Pooling Agreement during the calendar month preceding the month of such Distribution Date;

(c)    any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) in connection with a Deleted Mortgage Loan in such Loan Group that was a Discount Mortgage Loan received during the calendar month preceding the month of such Distribution Date;

(d)    any Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances, if any) allocable to recoveries of principal of Discount Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date;

(e)    with respect to each Discount Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (other than any Foreclosure Profits and net of unreimbursed expenses and unreimbursed Advances, if any) allocable to principal received with respect to such Discount Mortgage Loan; and

(f)    all partial and full principal prepayments by mortgagors on Discount Mortgage Loans in such Loan Group received during the calendar month preceding such Distribution Date.

Subordinate Principal Distribution Amount

On each Distribution Date, each class of Class B Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the Class B Certificates that are entitled to receive a principal distribution) of the Subordinate Principal Distribution Amounts, to the extent that the remaining Pool Distribution Amounts for all Loan Groups are sufficient therefor. With respect to each class of Class B Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of the Class B Certificates junior to such class will be entitled to receive a principal distribution.

Distributions of principal on the Class B Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Class B Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates until each such class has received its respective pro rata share for the Distribution Date. However, the Class PO Deferred Amounts will be paid to the Class CB-PO Components and the Class 4-PO Certificates from amounts otherwise distributable as principal to the Class B Certificates, beginning with the amounts otherwise distributable as principal to the class of Class B Certificates with the highest numerical designation.

The “Fractional Interest” with respect to any Distribution Date and each class of Class B Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of Class B Certificates that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal Balance (Non-PO Portion).

The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:

Class B-1	2.36%
Class B-2	1.51%
Class B-3	0.91%
Class B-4	0.60%
Class B-5	0.30%
Class B-6	0.00%

The “Subordinate Principal Distribution Amount” for a Loan Group for any Distribution Date will equal the sum of:

(a) the Subordinate Percentage for such Loan Group of the applicable Non-PO Percentage of the Scheduled Principal Payments for such Distribution Date; and

(b) the Subordinate Prepayment Percentage for such Loan Group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for such Distribution Date.

Residual Certificate

The Residual Certificate will remain outstanding for so long as the Trust exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-CB-R Certificate will be entitled to receive any Pool Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates and Components of the related Group, (ii) Class PO Deferred Amounts on, in the case of Group 1, Group 2 and Group 3, the PO Components of the related Group, and in the case of Group 4, the Class 4-PO Certificates and (iii) interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization

On each Distribution Date prior to the Senior Credit Support Depletion Date, but on or after the date on which the class balances of the Senior Certificates of a Group (not including the class balance of the Class 4-PO Certificates or the principal balance of the applicable PO Component) have been reduced to zero, amounts otherwise distributable as principal payments with respect to the related Loan Group on the Class B Certificates will be paid as principal to the remaining classes of Senior Certificates (but not the Class 4-PO Certificates or the Class CB-PO Components) together with the Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group under “— Principal — Senior Principal Distribution Amount,” provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans (including, for this purpose, any Mortgage Loan in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Class B Certificates is greater than or equal to 50%. If the Senior Certificates of two or more Groups (not including the Class 4-PO Certificates or the applicable PO Components) remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate class balance of the Senior Certificates of each such Group. The “Aggregate Subordinate Percentage” for any Distribution Date will be the percentage equal to the aggregate class balance of the Class B Certificates divided by the aggregate Pool Principal Balance (Non-PO Portion).

In addition, if on any Distribution Date, after giving effect to the preceding paragraph, the aggregate class balance of the Senior Certificates of a Group (but not the Class 4-PO Certificates or the PO Component for such Group) after giving effect to distributions to be made on such Distribution Date is greater than the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group (any such Group, the “Undercollateralized Group” and any such excess, the “Undercollateralized Amount”), all amounts otherwise distributable as principal on the Class B Certificates, in reverse order of their numerical designations will be paid as principal to the Senior Certificates (but not the Class 4-PO Certificates or the applicable PO Component) of the Undercollateralized Group together with the Senior Principal Distribution Amount in accordance with the priorities set forth under “— Principal — Senior Principal Distribution Amount,” until the aggregate class balance of the Senior Certificates (but not the Class 4-PO Certificates or the applicable PO Component) of the Undercollateralized Group equals the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group. If two or more Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate class balance of the Senior Certificates of each such Group (not including the class balance of the Class 4-PO Certificates) exceeds the Pool Principal Balance (Non-PO Portion) of the related Loan Group.

Also, the amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Undercollateralized Group, including the IO Component of such Group, if any, in accordance with clause (a)(ii) in the definition of “Pool Distribution Amount Allocation” prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Class B Certificates, in reverse order of their numerical designations.

The Class PO Deferred Amounts for the Class 4-PO Certificates and the Class CB-PO Components will be paid from amounts otherwise distributable as principal on the Class B Certificates before any payments are made pursuant to the preceding paragraphs.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan in a Loan Group will be allocated to the applicable PO Component, in the case of Group 1, Group 2 and Group 3, and to the Class 4-PO Certificates, in the case of Group 4, until the principal balance or class balance is reduced to zero. Such allocation will be effected on each Distribution Date by reducing the principal balance of the PO Component of each Group, in the case of Group 1, Group 2 and Group 3, and the class balance of the Class 4-PO Certificates, in the case of Group 4, if and to the extent that such principal balance (after taking into account the amount of all distributions to be made to such Group on such Distribution Date) exceeds the related Adjusted Pool Amount (PO Portion) for the related Loan Group for such Distribution Date. The amount of any such Realized Loss allocated to a PO Component or the Class 4-PO Certificates will be treated as a “Class PO Deferred Amount.” To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amounts, the Class PO Deferred Amounts for the PO Component of a Group or the Class 4-PO Certificates will be paid on such PO Component or class prior to distributions of principal on the Class B Certificates. Payments of the Class PO Deferred Amounts will be made from the principal payable to the Subordinate Certificates beginning with the principal payable to the class of Subordinate Certificates with the highest numerical class designation. Any distribution in respect of unpaid Class PO Deferred Amounts for a PO Component or the Class 4-PO Certificates will not further reduce the principal balance or class balance of such PO Component or class. The Class PO Deferred Amounts will not bear interest. The class balance of the class of Class B Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts for the PO Components or the Class 4-PO Certificates. Any excess of these Class PO Deferred Amounts over the class balance of that class will be allocated to the next most subordinate class of Class B Certificates to reduce its class balance and so on, as necessary.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the Class B Certificates in the reverse order of their numerical class designations (beginning with the class of Class B Certificates then outstanding with the highest numerical class designation), in each case until the class balance of such class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Group (but not the Class 4-PO Certificates or the applicable PO Component) pro rata based on their respective class balances or, in the case of the Class 1-CB-8 Certificates, their initial class balance, if lower.

Such allocation will be effected on each such Distribution Date by reducing the class balance of the class of Class B Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of Senior Certificates (but not the Class CB-PO and Class 4-PO Certificates) and the Class B Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Amounts (Non-PO Portion) for such Distribution Date for all Loan Groups.

After the Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the class balances of all classes of Senior Certificates (but not the class balance of the Class 4-PO Certificates or the principal balance of the PO Component) of a Group then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for the related Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates (but not the Class 4-PO Certificates or the PO Component) of such Group pro rata based on their respective class balances or, in the case of the Class 1-CB-8 Certificates, their initial class balance, if lower.

Realized Losses allocated to the Class 1-CB-1 and Class 4-A-1 Certificates will reduce the Class 1-CB-2 and Class 4-A-2 Notional Amounts, respectively.

After the Senior Credit Support Depletion Date, the class balance of a class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph, but also by the portion allocated to the related class of Super Senior Certificates indicated in the following table.

The related classes of Super Senior and Super Senior Support Certificates are as follows:

Super Senior Classes ______________	Super Senior Support Classes ________________
1-CB-1	1-CB-6
1-CB-3	1-CB-7
4-A-3	4-A-4

In the event an amount is received with respect to a Mortgage Loan in a Loan Group as to which a Realized Loss had previously been allocated to a class of Certificates (a “Recovery”), such Recovery will be distributed to the related PO Component, with respect to Group 1, Group 2 and Group 3, and the Class 4-PO Certificates, with respect to Group 4, in an amount equal to the applicable PO Percentage of such Recovery provided that the aggregate amount distributed to any such Component in respect of Recoveries on any Distribution Date will not exceed the related Class PO Deferred Amount. The remaining portion of any Recovery will be distributed to the Senior Certificates of the related Group (but not the Class 4-PO Certificates) and the then-outstanding Class B Certificates in the same manner as Liquidation Proceeds are distributed.

In general, a “Realized Loss” means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

“Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions or Deficient Valuations. As used in this Prospectus Supplement, a “Deficient Valuation” occurs when a bankruptcy court establishes the value of a Mortgaged Property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Servicer without giving effect to any Debt Service Reduction.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable Liquidation Proceeds have been received.

With respect to any Distribution Date, the “Adjusted Pool Amount” for a Loan Group will equal the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

With respect to any Distribution Date, the “Adjusted Pool Amount (PO Portion)” for a Loan Group will equal the sum as to each Mortgage Loan outstanding in such Loan Group as of the Cut-off Date of the product of (A) the PO Percentage for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.

With respect to any Distribution Date, the “Adjusted Pool Amount (Non-PO Portion)” for a Loan Group will equal the difference between the Adjusted Pool Amount for such Loan Group and the Adjusted Pool Amount (PO Portion) for such Loan Group.

Restrictions on Transfer of the
Class 1-CB-R Certificate

The Class 1-CB-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an “electing large partnership” (as defined in the Prospectus)) with respect to the Class 1-CB-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

The Pooling Agreement will provide that no legal or beneficial interest in the Class 1-CB-R Certificate may be transferred to or registered in the name of any person unless:

•
the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-CB-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

•	the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-CB-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class 1-CB-R Certificate as such taxes become due, (d) will not cause income from the Class 1-CB-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of itself or of any other person, and (e) will not transfer the Class 1-CB-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

Treasury regulations applicable to REMICs (the “REMIC Regulations”) disregard certain transfers of a Residual Certificate, in which case the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the Class 1-CB-R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the Class 1-CB-R Certificate is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling Agreement will require the transferee of the Class 1-CB-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the applicable REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

(a)	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

(b) (i)	the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

(ii)	the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer; and

(iii)
the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computations in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The Pooling Agreement will not require that transfers of the Class 1-CB-R Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Class 1-CB-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

In addition, the Class 1-CB-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

•
such person holds the Class 1-CB-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI; or

•
the transferee delivers to both the transferor and the Trustee an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-CB-R Certificate will not be disregarded for federal income tax purposes.

The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates” in the Prospectus.

The Class 1-CB-R Certificate may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

See “ERISA Considerations” in this Prospectus Supplement and in the Prospectus.

Restrictions on Transfer of the Class 1-CB-6, Class 1-CB-7 and Class B Certificates

Under current law the purchase and holding of the Class 1-CB-6, Class 1-CB-7 or Class B Certificates by or on behalf of a Plan may result in “prohibited transactions” within the meaning of ERISA, Section 4975 of the Code or Similar Law. Transfer of the Class 1-CB-6, Class 1-CB-7 or Class B Certificates will not be made unless the transferee delivers to the Trustee either:

(a) a representation letter, in form and substance satisfactory to the Trustee, stating that:

(1) it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase; or

(2) if it is an insurance company, that the source of funds used to purchase the Class 1-CB-6, Class 1-CB-7 or Class B Certificates is an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”), 60 Fed. Reg. 35925 (July 12, 1995)), that there is no Plan with respect to which the amount of such general account’s reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and that all Plans that have an interest in such general account are Plans to which PTE 95-60 applies; or

(b)    an opinion of counsel, in form and substance satisfactory to the Trustee and the Servicer, to the effect that the purchase or holding of the Class 1-CB-6, Class 1-CB-7 or Class B Certificates by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA. Section 4975 of the Code or Similar Law and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement.

The Class 1-CB-6, Class 1-CB-7 and Class B Certificates will contain a legend describing these restrictions on transfer. Any transferee of a Class 1-CB-6, Class 1-CB-7 or Class B Certificate that does not comply with either clause (a) or clause (b) above will be deemed to have made the representation described in clause (a) above.

The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

See “ERISA Considerations” in this Prospectus Supplement and in the Prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS

Delinquencies on the Mortgage Loans in the related Loan Group or Loan Groups which are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related Group, the Class CB-IO and Class CB-PO Certificates and the Class B Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans of a Loan Group not so advanced will be borne first by the Class B Certificates (in the reverse order of their numerical designations), and then by the Senior Certificates, IO Component, if any, and PO Component, if any, of the related Group.

Net Interest Shortfalls will adversely affect the yields on the Senior Certificates and the Class B Certificates. In addition, losses generally will be borne by the Class B Certificates as described in this Prospectus Supplement under “Description of the Certificates — Allocation of Losses.” The yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage Loans in the related Loan Group or Loan Groups.

The effective yields to investors (other than with respect to the Class 1-CB-1, Class 1-CB-2, Class 4-A-1 and Class 4-A-2 Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 25th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

Because principal payments on the Mortgage Loans in a Loan Group will be distributed currently on the Senior Certificates and the PO Component of the related Group and the Class B Certificates, the rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the applicable Mortgage Loans in the related Loan Group or Loan Groups. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See “Prepayment and Yield Considerations” in the Prospectus.

The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

•
In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

•	Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, particularly a Principal Only Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group or Loan Groups, or on the Discount Mortgage Loans in the related Loan Group or Loan Groups in the case of the Class CB-PO or Class 4-PO Certificates, as the case may be, will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium or in the case of the Interest Only Certificates (each of which has no principal balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group (or the Premium Mortgage Loans in the related Loan Group or Loan Groups in the case of the Class CB-IO and Class 4-IO Certificates, particularly those Premium Mortgage Loans with higher mortgage interest rates) will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement including any optional termination of the Trust Fund by the Depositor. See “The Pooling and Servicing Agreement — Optional Termination” in this Prospectus Supplement for a description of the Depositor’s option to repurchase the Mortgage Loans when the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date. The Depositor may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates and the Components of the related Group.

All of the Mortgage Loans will include “due-on-sale” clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, the Servicer will enforce “due-on-sale” clauses to the extent permitted by applicable law. However, the Servicer will not take any action in relation to the enforcement of any “due-on-sale” provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See “Prepayment and Yield Considerations” in the Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such “due-on-sale” provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the related classes of the Offered Certificates.

As described in this Prospectus Supplement under “Description of the Certificates — Principal,” the Senior Prepayment Percentage for a Loan Group of the applicable Non-PO Percentage of principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of Senior Certificates (but not the Class 4-PO Certificates or the PO Component) of such Group then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Senior Certificates (but not the Class 4-PO Certificates or the PO Component) of such Group and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Class B Certificates during the periods of time described in the definition of “Senior Prepayment Percentage.”

Investors in the Class 1-CB-1 and Class 4-A-1 Certificates should also understand that if LIBOR is greater than or equal to 5.01% and 5.10% per annum, respectively, the pass-through rates will remain at their maximum rate of 5.50% and 5.75% per annum, respectively. However, to minimize the effect of the pass-through rates for the Floating Rate Certificates being subject to the applicable maximum rate, the Class 1-CB-1 and Class 4-A-1 Certificates will receive amounts payable under the related Yield Maintenance Agreement. See “Description of the Certificates — The Yield Maintenance Agreement.” Investors in the Floating Rate Certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields. Conversely, investors in the Inverse Floating Rate Certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields or may be negative. Investors in the Class 1-CB-2 and Class 4-A-2 Certificates should understand that if LIBOR is greater than or equal to 5.01% and 5.10% per annum, respectively, the Class 1-CB-2 and Class 4-A-2 Certificates will accrue interest at the minimum rate of 0.00% per annum. See “— Yield on the Inverse Floating Rate Certificates” below.

Investors in the Floating Rate and Inverse Floating Rate Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors’ expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Floating Rate or Inverse Floating Rate Certificate.

As described in this Prospectus Supplement under “Description of the Certificates — Principal,” unless the class balances of the other Group 1 Senior Certificates have been reduced to zero, the Class 1-CB-3 and Class 1-CB-7 Certificates will not be entitled to any distributions of principal for five years following the Closing Date, and during the next five years the percentage of principal allocated to the Class 1-CB-3 and Class 1-CB-7 Certificates will gradually increase.

As described in this Prospectus Supplement under “Description of the Certificates — Principal,” unless the class balances of the other Group 4 Senior Certificates (other than the Class 4-PO Certificates) have been reduced to zero, the Class 4-A-3 and Class 4-A-4 Certificates will not be entitled to any distributions of principal for five years following the Closing Date, and during the next five years the percentage of principal allocated to the Class 4-A-3 and Class 4-A-4 Certificates will gradually increase.

Assumptions Relating to Tables

The tables beginning on page S-97 (the “Decrement Tables”) have been prepared on the basis of the following assumptions (the “Modeling Assumptions”):

(a)    each Loan Group consists of the hypothetical mortgage loans having the following characteristics:

	Unpaid Principal Balance ___________________	Mortgage Interest Rate ________________	Remaining Term (Months) _________	Age (Months) ________
Loan Group 1	$312,611.75	4.8750000000%	359	1
	$1,241,247.15	5.2500000000%	359	1
	$3,915,235.22	5.3750000000%	359	1
	$6,348,541.03	5.5000000000%	359	1
	$8,857,654.37	5.6250000000%	359	1
	$25,821,366.31	5.7500000000%	359	1
	$56,081,450.79	5.8750000000%	358	1
	$44,727,095.21	6.0000000000%	359	1
	$41,270,549.33	6.1250000000%	359	1

Loan Group 2	$23,479,801.72	6.2500000000%	359	1
	$30,606,387.37	6.3750000000%	359	1
	$14,694,319.68	6.5000000000%	359	1
	$9,723,878.78	6.6250000000%	359	1
	$5,744,535.69	6.7500000000%	358	1
	$4,563,060.53	6.8750000000%	359	1
	$111,516.69	7.0000000000%	359	1
	$366,227.14	7.1250000000%	359	1
	$961,636.52	7.2500000000%	359	1
	$100,000.00	7.5000000000%	360	0

Loan Group 3	$27,818,042.70	6.2500000000%	359	1
	$10,034,122.05	6.3750000000%	359	1
	$6,705,300.73	6.5000000000%	359	1
	$4,349,412.35	6.6250000000%	359	1
	$2,543,903.49	6.7500000000%	359	1
	$1,679,935.76	6.8750000000%	359	1
	$1,057,616.37	7.0000000000%	360	0

Loan Group 4	$1,124,000.00	5.2500000000%	360	0
	$1,800,000.00	5.3750000000%	360	0
	$1,094,343.26	5.5000000000%	359	1
	$2,392,801.57	5.6250000000%	360	0
	$5,969,683.46	5.7500000000%	359	1
	$23,638,040.16	5.8750000000%	359	1
	$18,041,783.18	6.0000000000%	359	1
	$20,077,778.39	6.1250000000%	359	1
	$13,229,347.19	6.2500000000%	359	1
	$9,411,422.14	6.3750000000%	359	1
	$4,282,079.55	6.5000000000%	359	1
	$1,243,901.56	6.6250000000%	359	1
	$2,348,452.25	6.7500000000%	359	1
	$868,119.70	6.8750000000%	359	1
	$550,000.00	7.0000000000%	360	0
	$461,780.42	7.1250000000%	359	1
	$616,019.07	7.2500000000%	359	1
	$1,822,512.13	7.3750000000%	359	1

(b)    the initial balances, notional amounts and pass-through rates for the Offered Certificates and Components are as set forth or described in the table beginning on page S-4;

(c)    there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d)    scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on December 1, 2005;

(e)    prepayments are received, together with a 30 days’ interest thereon, on the last day of each month beginning in November 2005;

(f)    the Mortgage Loans prepay at the indicated percentages of PPC;

(g)    optional termination of the Trust does not occur;

(h)    no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(i)    the Certificates are issued on the Closing Date;

(j)    cash payments on the Certificates are received on the 25th day of each month beginning in December 2005 in accordance with the priorities and amounts described in this Prospectus Supplement under “Description of the Certificates;”

(k)    the Administrative Fee Rate is 0.2545% for each Mortgage Loan; and

(l)    LIBOR used to determine the pass-through rates of the Class 1-CB-1 and Class 1-CB-2 Certificates remains constant at 4.19375% and LIBOR used to determine the pass-through rates of the Class 4-A-1 and Class 4-A-2 Certificates remains constant at 4.14000%.

Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

Weighted Average Lives of the Offered Certificates

Weighted average life of a class of Offered Certificates (other than the Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. With respect to the Class 1-CB-2 and Class 4-A-2 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of the class balance of the Class 1-CB-1 or Class 4-A-1 Certificates, respectively, is distributed to investors. With respect to the Class CB-IO and Class 4-IO Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until the date on which the aggregate of the Stated Principal Balances of the Premium Mortgage Loans in the related Loan Group or Loan Groups have been reduced to zero. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related Loan Group or Loan Groups is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “prepayments” includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PPC, see the Decrement Tables set forth below.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the Prepayment Curve (“PPC”), which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% PPC assumes a prepayment rate of 8.00% CPR in the first month of the life of the mortgage loans and an increase of approximately 1.09090909% CPR in each month thereafter until 20.00% CPR is reached in the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% PPC assumes a constant prepayment rate of 20.00% CPR each month. “Constant Prepayment Rate” or “CPR” represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. Neither PPC nor CPR purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under “— Assumptions Relating to Tables.” There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amount, in the case of the Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO Certificates) outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the following Decrement Tables, the class balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a Loan Group will prepay at the indicated percentage of PPC until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans in a Loan Group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances or notional amount than indicated in the Decrement Tables at the various percentages of PPC specified.

Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance or notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of the PPC.

Percentage of Initial Class Balance(1) Outstanding
at the Respective Percentages of PPC Set Forth Below:

	Class 1-CB-1, Class 1-CB-2 and Class 1-CB-6 _________________________________					Class 1-CB-3 and Class 1-CB-7 ____________________________________________
Distribution Date ______________	0% ______	50% ______	100% ______	150% ______	200% ______	0% ______	50% ______	100% ______	150% ______	200% ______
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 25, 2006	100	87	74	61	47	100	100	100	100	100
November 25, 2007	100	72	45	22	1	100	100	100	100	100
November 25, 2008	100	58	23	0	0	100	100	100	100	100
November 25, 2009	100	46	6	0	0	100	100	100	100	52
November 25, 2010	99	35	0	0	0	100	100	100	67	23
November 25, 2011	99	28	0	0	0	99	96	93	42	9
November 25, 2012	98	22	0	0	0	99	92	84	26	2
November 25, 2013	98	18	0	0	0	97	85	64	17	0
November 25, 2014	98	16	0	0	0	96	77	50	11	0
November 25, 2015	97	14	0	0	0	93	67	39	7	0
November 25, 2016	96	14	0	0	0	91	59	30	5	0
November 25, 2017	96	13	0	0	0	88	51	23	3	0
November 25, 2018	95	13	0	0	0	85	45	18	2	0
November 25, 2019	93	12	0	0	0	82	39	14	2	0
November 25, 2020	89	10	0	0	0	79	34	11	1	0
November 25, 2021	85	8	0	0	0	75	29	8	1	0
November 25, 2022	80	6	0	0	0	72	25	6	*	0
November 25, 2023	76	5	0	0	0	68	21	5	*	0
November 25, 2024	71	4	0	0	0	64	18	4	*	0
November 25, 2025	66	2	0	0	0	60	15	3	*	0
November 25, 2026	60	1	0	0	0	55	12	2	*	0
November 25, 2027	55	*	0	0	0	50	10	1	*	0
November 25, 2028	48	0	0	0	0	45	8	1	*	0
November 25, 2029	42	0	0	0	0	40	7	1	*	0
November 25, 2030	35	0	0	0	0	34	5	*	*	0
November 25, 2031	28	0	0	0	0	28	4	*	*	0
November 25, 2032	20	0	0	0	0	21	3	*	*	0
November 25, 2033	12	0	0	0	0	14	2	*	*	0
November 25, 2034	3	0	0	0	0	7	1	*	*	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	21.90	5.38	2.00	1.34	1.02	20.95	13.55	10.09	6.37	4.33

_______________
(1)	With respect to the Class 1-CB-2 Certificates, percentages are expressed as percentages of the initial notional amount.

(2)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PPC Set Forth Below:

	Class 1-CB-4 ___________________________________					Class 1-CB-5 _______________________________________
Distribution Date ___________________	0% ______	50% ______	100% ______	150% ______	200% ______	0% ______	50% ______	100% ______	150% ______	200% ______
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 25, 2006	92	90	90	90	90	100	100	100	100	100
November 25, 2007	83	81	81	81	81	100	100	100	100	100
November 25, 2008	73	71	71	58	0	100	100	100	100	1
November 25, 2009	64	62	62	0	0	100	100	100	27	0
November 25, 2010	54	52	30	0	0	100	100	100	0	0
November 25, 2011	45	43	0	0	0	100	100	78	0	0
November 25, 2012	35	33	0	0	0	100	100	0	0	0
November 25, 2013	25	23	0	0	0	100	100	0	0	0
November 25, 2014	16	14	0	0	0	100	100	0	0	0
November 25, 2015	6	4	0	0	0	100	100	0	0	0
November 25, 2016	0	0	0	0	0	88	82	0	0	0
November 25, 2017	0	0	0	0	0	55	48	0	0	0
November 25, 2018	0	0	0	0	0	21	15	0	0	0
November 25, 2019	0	0	0	0	0	0	0	0	0	0
November 25, 2020	0	0	0	0	0	0	0	0	0	0
November 25, 2021	0	0	0	0	0	0	0	0	0	0
November 25, 2022	0	0	0	0	0	0	0	0	0	0
November 25, 2023	0	0	0	0	0	0	0	0	0	0
November 25, 2024	0	0	0	0	0	0	0	0	0	0
November 25, 2025	0	0	0	0	0	0	0	0	0	0
November 25, 2026	0	0	0	0	0	0	0	0	0	0
November 25, 2027	0	0	0	0	0	0	0	0	0	0
November 25, 2028	0	0	0	0	0	0	0	0	0	0
November 25, 2029	0	0	0	0	0	0	0	0	0	0
November 25, 2030	0	0	0	0	0	0	0	0	0	0
November 25, 2031	0	0	0	0	0	0	0	0	0	0
November 25, 2032	0	0	0	0	0	0	0	0	0	0
November 25, 2033	0	0	0	0	0	0	0	0	0	0
November 25, 2034	0	0	0	0	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	5.44	5.26	3.90	2.78	2.13	12.18	11.99	6.36	3.93	2.88

________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PPC Set Forth Below:

	Class 1-CB-8 __________________________________					Class 1-CB-R ________________________________________
Distribution Date ________________	0% ______	50% ______	100% ______	150% ______	200% ______	0% ______	50% ______	100% ______	150% ______	200% ______
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 25, 2006	106	106	106	106	106	0	0	0	0	0
November 25, 2007	112	112	112	112	112	0	0	0	0	0
November 25, 2008	118	118	118	0	0	0	0	0	0	0
November 25, 2009	125	125	125	0	0	0	0	0	0	0
November 25, 2010	132	132	0	0	0	0	0	0	0	0
November 25, 2011	139	139	0	0	0	0	0	0	0	0
November 25, 2012	147	147	0	0	0	0	0	0	0	0
November 25, 2013	155	155	0	0	0	0	0	0	0	0
November 25, 2014	164	164	0	0	0	0	0	0	0	0
November 25, 2015	173	173	0	0	0	0	0	0	0	0
November 25, 2016	183	183	0	0	0	0	0	0	0	0
November 25, 2017	193	193	0	0	0	0	0	0	0	0
November 25, 2018	204	204	0	0	0	0	0	0	0	0
November 25, 2019	216	216	0	0	0	0	0	0	0	0
November 25, 2020	228	228	0	0	0	0	0	0	0	0
November 25, 2021	241	241	0	0	0	0	0	0	0	0
November 25, 2022	254	254	0	0	0	0	0	0	0	0
November 25, 2023	269	269	0	0	0	0	0	0	0	0
November 25, 2024	284	284	0	0	0	0	0	0	0	0
November 25, 2025	300	300	0	0	0	0	0	0	0	0
November 25, 2026	317	317	0	0	0	0	0	0	0	0
November 25, 2027	334	334	0	0	0	0	0	0	0	0
November 25, 2028	353	298	0	0	0	0	0	0	0	0
November 25, 2029	373	236	0	0	0	0	0	0	0	0
November 25, 2030	394	181	0	0	0	0	0	0	0	0
November 25, 2031	417	133	0	0	0	0	0	0	0	0
November 25, 2032	440	92	0	0	0	0	0	0	0	0
November 25, 2033	465	56	0	0	0	0	0	0	0	0
November 25, 2034	491	24	0	0	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.65	25.53	4.52	2.84	2.07	0.07	0.07	0.07	0.07	0.07

__________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PPC Set Forth Below:

	Class 2-CB-1 __________________________________________					Class 3-CB-1 ___________________________________________
Distribution Date ________________	0% ______	50% ______	100% ______	150% ______	200% ______	0% ______	50% ______	100% ______	150% ______	200% ______
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 25, 2006	99	91	83	75	68	99	91	83	76	68
November 25, 2007	98	81	65	51	38	98	81	65	51	38
November 25, 2008	96	71	51	34	21	96	71	51	34	21
November 25, 2009	95	63	39	22	11	95	63	39	22	11
November 25, 2010	94	55	30	14	5	93	55	30	14	5
November 25, 2011	92	49	23	9	2	92	49	23	9	2
November 25, 2012	90	43	18	6	*	90	43	18	6	*
November 25, 2013	88	38	14	4	0	88	37	14	4	0
November 25, 2014	87	33	11	2	0	86	33	11	2	0
November 25, 2015	85	29	8	2	0	84	29	8	2	0
November 25, 2016	82	25	6	1	0	82	25	6	1	0
November 25, 2017	80	22	5	1	0	80	22	5	1	0
November 25, 2018	78	19	4	*	0	77	19	4	*	0
November 25, 2019	75	17	3	*	0	75	17	3	*	0
November 25, 2020	72	15	2	*	0	72	15	2	*	0
November 25, 2021	69	13	2	*	0	69	13	2	*	0
November 25, 2022	66	11	1	*	0	66	11	1	*	0
November 25, 2023	63	9	1	*	0	63	9	1	*	0
November 25, 2024	59	8	1	*	0	59	8	1	*	0
November 25, 2025	55	7	1	*	0	55	7	1	*	0
November 25, 2026	51	5	*	*	0	51	5	*	*	0
November 25, 2027	47	5	*	*	0	47	5	*	*	0
November 25, 2028	42	4	*	*	0	42	4	*	*	0
November 25, 2029	37	3	*	*	0	37	3	*	*	0
November 25, 2030	32	2	*	*	0	32	2	*	*	0
November 25, 2031	26	2	*	*	0	26	2	*	*	0
November 25, 2032	20	1	*	*	0	20	1	*	*	0
November 25, 2033	14	1	*	*	0	14	1	*	*	0
November 25, 2034	7	*	*	*	0	7	*	*	*	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	19.51	7.73	4.21	2.74	1.97	19.48	7.72	4.21	2.74	1.97

___________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance(1) Outstanding
at the Respective Percentages of PPC Set Forth Below:

	Class CB-IO _________________________________________					Class CB-PO _________________________________________
Distribution Date ________________	0% ______	50% ______	100% ______	150% ______	200% ______	0% ______	50% ______	100% ______	150% ______	200% ______
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 25, 2006	99	91	84	76	69	99	91	84	76	69
November 25, 2007	98	81	66	53	41	97	81	66	53	41
November 25, 2008	96	72	52	36	24	96	72	52	36	24
November 25, 2009	95	64	41	25	14	94	63	41	25	14
November 25, 2010	93	57	32	17	8	92	56	32	17	8
November 25, 2011	92	50	26	12	5	91	49	25	12	5
November 25, 2012	90	44	20	8	3	89	44	20	8	3
November 25, 2013	88	39	16	6	2	87	38	15	6	2
November 25, 2014	86	34	12	4	1	85	34	12	4	1
November 25, 2015	84	30	10	3	1	82	30	9	3	1
November 25, 2016	82	26	7	2	*	80	26	7	2	*
November 25, 2017	80	23	6	1	*	78	22	6	1	*
November 25, 2018	77	20	5	1	*	75	20	4	1	*
November 25, 2019	75	18	3	1	*	72	17	3	1	*
November 25, 2020	72	15	3	*	*	69	15	3	*	*
November 25, 2021	69	13	2	*	*	66	13	2	*	*
November 25, 2022	66	11	2	*	*	63	11	2	*	*
November 25, 2023	62	10	1	*	*	59	9	1	*	*
November 25, 2024	59	8	1	*	*	56	8	1	*	*
November 25, 2025	55	7	1	*	*	52	6	1	*	*
November 25, 2026	51	6	*	*	*	48	5	*	*	*
November 25, 2027	46	5	*	*	*	44	4	*	*	*
November 25, 2028	42	4	*	*	*	39	4	*	*	*
November 25, 2029	37	3	*	*	*	34	3	*	*	*
November 25, 2030	31	2	*	*	*	29	2	*	*	*
November 25, 2031	26	2	*	*	*	24	2	*	*	*
November 25, 2032	20	1	*	*	*	18	1	*	*	*
November 25, 2033	13	1	*	*	*	12	1	*	*	*
November 25, 2034	7	*	*	*	*	6	*	*	*	*
November 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	19.41	7.91	4.44	2.98	2.20	18.89	7.79	4.40	2.96	2.19

________________
(1)	With respect to the Class CB-IO Certificates, percentages are expressed as percentages of initial notional amount.

(2)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance(1) Outstanding
at the Respective Percentages of PPC Set Forth Below:

	Class 4-A-1 and Class 4-A-2 _________________________________________					Class 4-A-3 and Class 4-A-4 __________________________________________
Distribution Date _________________	0% ______	50% ______	100% ______	150% ______	200% ______	0% ______	50% ______	100% ______	150% ______	200% ______
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 25, 2006	100	87	73	59	44	100	100	100	100	100
November 25, 2007	100	70	42	17	0	100	100	100	100	100
November 25, 2008	100	56	19	0	0	100	100	100	100	100
November 25, 2009	100	43	1	0	0	100	100	100	100	51
November 25, 2010	100	32	0	0	0	100	100	100	67	23
November 25, 2011	99	24	0	0	0	99	96	93	42	9
November 25, 2012	99	18	0	0	0	99	92	83	26	2
November 25, 2013	99	14	0	0	0	97	85	64	16	0
November 25, 2014	99	11	0	0	0	96	77	50	11	0
November 25, 2015	98	10	0	0	0	93	67	39	7	0
November 25, 2016	98	9	0	0	0	91	59	30	5	0
November 25, 2017	97	9	0	0	0	88	52	23	3	0
November 25, 2018	96	9	0	0	0	85	45	18	2	0
November 25, 2019	94	8	0	0	0	82	39	14	2	0
November 25, 2020	91	6	0	0	0	79	34	11	1	0
November 25, 2021	86	4	0	0	0	76	29	8	1	0
November 25, 2022	82	3	0	0	0	72	25	6	*	0
November 25, 2023	77	1	0	0	0	69	21	5	*	0
November 25, 2024	72	0	0	0	0	65	18	4	*	0
November 25, 2025	67	0	0	0	0	60	15	3	*	0
November 25, 2026	61	0	0	0	0	56	13	2	*	0
November 25, 2027	56	0	0	0	0	51	10	1	*	0
November 25, 2028	49	0	0	0	0	46	8	1	*	0
November 25, 2029	42	0	0	0	0	40	7	1	*	0
November 25, 2030	35	0	0	0	0	34	5	1	*	0
November 25, 2031	28	0	0	0	0	28	4	*	*	0
November 25, 2032	20	0	0	0	0	22	3	*	*	0
November 25, 2033	11	0	0	0	0	15	2	*	*	0
November 25, 2034	2	0	0	0	0	7	1	*	*	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	22.12	4.67	1.87	1.26	0.96	21.05	13.58	10.09	6.36	4.32

_________________
(1)	With respect to the Class 4-A-2 Certificates, percentages are expressed as percentages of the initial notional amount.

(2)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PPC Set Forth Below:

	Class 4-A-5 __________________________________________					Class 4-A-6 ______________________________________
Distribution Date ________________	0% ______	50% ______	100% ______	150% ______	200% ______	0% ______	50% ______	100% ______	150% ______	200% ______
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 25, 2006	94	93	93	93	93	100	100	100	100	100
November 25, 2007	87	85	85	85	69	100	100	100	100	100
November 25, 2008	80	78	78	46	0	100	100	100	100	0
November 25, 2009	73	70	70	0	0	100	100	100	26	0
November 25, 2010	65	63	25	0	0	100	100	100	0	0
November 25, 2011	58	55	0	0	0	100	100	82	0	0
November 25, 2012	50	48	0	0	0	100	100	0	0	0
November 25, 2013	43	40	0	0	0	100	100	0	0	0
November 25, 2014	35	33	0	0	0	100	100	0	0	0
November 25, 2015	28	26	0	0	0	100	100	0	0	0
November 25, 2016	20	18	0	0	0	100	100	0	0	0
November 25, 2017	13	11	0	0	0	100	100	0	0	0
November 25, 2018	6	3	0	0	0	100	100	0	0	0
November 25, 2019	0	0	0	0	0	100	100	0	0	0
November 25, 2020	0	0	0	0	0	100	100	0	0	0
November 25, 2021	0	0	0	0	0	100	100	0	0	0
November 25, 2022	0	0	0	0	0	100	100	0	0	0
November 25, 2023	0	0	0	0	0	100	100	0	0	0
November 25, 2024	0	0	0	0	0	100	98	0	0	0
November 25, 2025	0	0	0	0	0	100	83	0	0	0
November 25, 2026	0	0	0	0	0	100	69	0	0	0
November 25, 2027	0	0	0	0	0	100	57	0	0	0
November 25, 2028	0	0	0	0	0	100	46	0	0	0
November 25, 2029	0	0	0	0	0	100	36	0	0	0
November 25, 2030	0	0	0	0	0	100	28	0	0	0
November 25, 2031	0	0	0	0	0	100	21	0	0	0
November 25, 2032	0	0	0	0	0	100	14	0	0	0
November 25, 2033	0	0	0	0	0	100	9	0	0	0
November 25, 2034	0	0	0	0	0	100	4	0	0	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	7.04	6.75	4.01	2.78	2.10	29.59	23.16	6.37	3.94	2.88

___________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

Percentage of Initial Class Balance(1) Outstanding
at the Respective Percentages of PPC Set Forth Below:

	Class 4-IO __________________________________________					Class 4-PO ___________________________________________
Distribution Date ___________________	0% ______	50% ______	100% ______	150% ______	200% ______	0% ______	50% ______	100% ______	150% ______	200% ______
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 25, 2006	99	91	84	76	69	99	91	84	77	69
November 25, 2007	98	81	66	53	41	97	81	66	53	41
November 25, 2008	96	72	52	37	24	96	72	52	37	24
November 25, 2009	95	64	41	25	14	94	64	41	25	14
November 25, 2010	94	57	33	17	8	93	56	32	17	8
November 25, 2011	92	50	26	12	5	91	50	25	12	5
November 25, 2012	91	44	20	8	3	89	44	20	8	3
November 25, 2013	89	39	16	6	2	87	39	16	6	2
November 25, 2014	87	35	12	4	1	85	34	12	4	1
November 25, 2015	85	30	10	3	1	83	30	9	3	1
November 25, 2016	83	27	8	2	*	81	26	7	2	*
November 25, 2017	80	23	6	1	*	78	23	6	1	*
November 25, 2018	78	20	5	1	*	76	20	4	1	*
November 25, 2019	75	18	4	1	*	73	17	3	1	*
November 25, 2020	73	15	3	*	*	70	15	3	*	*
November 25, 2021	70	13	2	*	*	67	13	2	*	*
November 25, 2022	67	11	2	*	*	64	11	2	*	*
November 25, 2023	63	10	1	*	*	60	9	1	*	*
November 25, 2024	60	8	1	*	*	57	8	1	*	*
November 25, 2025	56	7	1	*	*	53	7	1	*	*
November 25, 2026	52	6	1	*	*	49	5	*	*	*
November 25, 2027	47	5	*	*	*	44	4	*	*	*
November 25, 2028	43	4	*	*	*	40	4	*	*	*
November 25, 2029	38	3	*	*	*	35	3	*	*	*
November 25, 2030	32	2	*	*	*	30	2	*	*	*
November 25, 2031	26	2	*	*	*	24	2	*	*	*
November 25, 2032	20	1	*	*	*	19	1	*	*	*
November 25, 2033	14	1	*	*	*	13	1	*	*	*
November 25, 2034	7	*	*	*	*	6	*	*	*	*
November 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	19.61	7.95	4.45	2.99	2.21	19.04	7.83	4.43	2.98	2.21

_________________
(1)	With respect to the Class 4-IO Certificates, percentages are expressed as percentages of initial notional amount.

(2)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding
at the Respective Percentages of PPC Set Forth Below:

	Class B-1 __________________________________________					Class B-2 and Class B-3 ____________________________________________
Distribution Date _________________	0% ______	50% ______	100% ______	150% ______	200% ______	0% ______	50% ______	100% ______	150% ______	200% _______
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 25, 2006	99	99	99	99	99	99	99	99	99	99
November 25, 2007	97	98	98	98	98	98	98	98	98	98
November 25, 2008	96	96	96	96	96	96	96	96	96	96
November 25, 2009	95	95	95	95	95	95	95	95	95	95
November 25, 2010	93	93	93	93	93	93	93	93	93	93
November 25, 2011	91	89	86	82	79	92	89	86	82	79
November 25, 2012	90	83	77	70	63	90	83	77	70	63
November 25, 2013	88	77	66	55	42	88	77	66	55	42
November 25, 2014	86	69	54	41	25	86	69	54	41	25
November 25, 2015	84	61	42	28	14	84	61	42	28	14
November 25, 2016	82	53	33	19	8	82	53	33	19	8
November 25, 2017	79	46	25	13	5	79	46	25	13	5
November 25, 2018	77	40	20	9	3	77	40	20	9	3
November 25, 2019	74	35	15	6	2	74	35	15	6	2
November 25, 2020	71	30	12	4	1	71	30	12	4	1
November 25, 2021	68	26	9	3	1	68	26	9	3	1
November 25, 2022	65	22	7	2	*	65	22	7	2	*
November 25, 2023	62	19	5	1	*	62	19	5	1	*
November 25, 2024	58	16	4	1	*	58	16	4	1	*
November 25, 2025	54	14	3	1	*	54	14	3	1	*
November 25, 2026	50	11	2	*	*	50	11	2	*	*
November 25, 2027	46	9	2	*	*	46	9	2	*	*
November 25, 2028	41	8	1	*	*	41	8	1	*	*
November 25, 2029	36	6	1	*	*	36	6	1	*	*
November 25, 2030	31	5	1	*	*	31	5	1	*	*
November 25, 2031	25	3	*	*	*	25	3	*	*	*
November 25, 2032	19	2	*	*	*	19	2	*	*	*
November 25, 2033	13	1	*	*	*	13	1	*	*	*
November 25, 2034	6	1	*	*	*	6	1	*	*	*
November 25, 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	19.28	12.60	9.96	8.66	7.75	19.32	12.60	9.96	8.66	7.75

__________________
(1)
The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

*	Less than 0.5%, but greater than zero.

Yield on the Inverse Floating Rate Certificates

The significance of the effects of prepayment on the applicable Mortgage Loans and changes in LIBOR on the Inverse Floating Rate Certificates is illustrated in the following tables, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of the Inverse Floating Rate Certificates under different constant percentages of PPC and rates of LIBOR. The yields of such Certificates set forth in the following tables were calculated using the Modeling Assumptions (other than assumption (l) after the initial Interest Accrual Period) and the additional assumptions that (i) on the first LIBOR Determination Date and on each LIBOR Determination Date thereafter, LIBOR will be as indicated in the following table, (ii) the Class 1-CB-2 and Class 4-A-2 Certificates are purchased on the Closing Date at assumed purchase prices equal to 0.86% and 0.78%, respectively, of their initial notional amounts, plus accrued interest from November 25, 2005 to (but not including) the Closing Date and (iii) the initial notional amounts for the Class 1-CB-2 and Class 4-A-2 Certificates applicable to the Distribution Date in December 2005 will be approximately $97,727,000 and $57,538,000, respectively.

As indicated in the following tables, the yield to investors in the Inverse Floating Rate Certificates will be extremely sensitive to changes in the rate of LIBOR. Increases in LIBOR may have a negative effect on the yield to investors in Inverse Floating Rate Certificates. In addition, investors in the Inverse Floating Rate Certificates, which are also Interest Only Certificates, should consider the risk that a rapid rate of repayment on the applicable Mortgage Loans or a high level of LIBOR could result in a failure of such investors to fully recover their initial investment.

It is not likely that the applicable Mortgage Loans will prepay at a constant rate until maturity, that all of the applicable Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the applicable Mortgage Loans will prepay at any of the rates shown in the table below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of an Inverse Floating Rate Certificate and there can be no assurance that your pre-tax yield on the Inverse Floating Rate Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. Each investor must make its own decision as to the appropriate interest rate assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

Sensitivity of the Class 1-CB-2 Certificates to Changes in LIBOR
(Pre-Tax Yields to Maturity)

	Percentage of PPC ________________________________________________________________________
LIBOR _____________	0% _______	50% ______	100% ______	150% ______	200% ______
0.00000%	1,211.15%	1,153.68%	1,091.41%	1,025.57%	955.52%
1.01000%	862.78	816.48	766.04	712.20	654.37
2.01000%	573.35	536.50	495.92	451.85	403.92
3.01000%	335.51	306.48	273.65	236.77	196.32
4.01000%	145.59	122.49	93.62	59.60	23.93
5.01000% and above	**	**	**	**	**

_________________
**	Pre-tax yield to maturity is less than approximately (99.99)%

Sensitivity of the Class 4-A-2 Certificates to Changes in LIBOR
(Pre-Tax Yields to Maturity)

	Percentage of PPC _______________________________________________________________________
LIBOR _________________	0% ______	50% ______	100% ______	150% ______	200% ______
0.00000%	1,486.93%	1,417.74%	1,342.18%	1,262.50%	1,178.00%
1.10000%	1,021.58	967.77	908.69	845.76	778.40
2.10000%	672.71	630.66	584.03	533.54	478.88
3.10000%	389.44	357.06	320.22	279.04	234.19
4.10000%	166.86	141.73	110.30	73.60	35.57
5.10000% and above	**	**	**	**	**

___________________
**	Pre-tax yield to maturity is less than approximately (99.99)%

The yields set forth in the preceding tables were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Inverse Floating Rate Certificates would cause that discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Inverse Floating Rate Certificates indicated above, plus accrued interest from November 25, 2005 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Inverse Floating Rate Certificates and consequently does not purport to reflect the return on any investment in the Inverse Floating Rate Certificates when such reinvestment rates are considered.

Yield on the Class CB-IO and Class 4-IO Certificates

The Class CB-IO and Class 4-IO Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

The significance of the effects of prepayments on the Premium Mortgage Loans, is illustrated in the following tables, which show the pre-tax yields (on a corporate bond equivalent basis) to the holders of Class CB-IO and Class 4-IO Certificates under different constant percentages of PPC. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class CB-IO and Class 4-IO Certificates are purchased on the Closing Date at assumed purchase prices equal to 20.50% and 17.50%, respectively, of their initial notional amounts, plus accrued interest from November 1, 2005 to (but not including) the Closing Date and that the initial notional amounts for the Class CB-IO and Class 4-IO Certificates applicable to the Distribution Date in December 2005 will be approximately $10,663,081 and $3,433,480, respectively.

The interest accrued on each Distribution Date on the Class CB-IO Certificates is based on the interest accrued on such Distribution Date on three Components: the Class 1-CB-IO Component, the Class 2-CB-IO Component and the Class 3-CB-IO Component. Because the interest accrued on the Class 1-CB-IO Component, the Class 2-CB-IO Component and the Class 3-CB-IO Component is based on the aggregate of the Stated Principal Balances of the Premium Mortgage Loans in the related Loan Group multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans in the related Loan Group minus 5.500%, with respect to the Class 1-CB-IO Component and 6.000% with respect to the Class 2-CB-IO Component and the Class 3-CB-IO Component, and the denominator of which is equal to 5.500%, with respect to the Class 1-CB-IO Component, the Class 2-CB-IO Component and the Class 3-CB-IO Component, the yield to maturity on the Class CB-IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on such Premium Mortgage Loans in the related Loan Groups.

As indicated in the following tables, because interest accrued on each Distribution Date on the Class 4-IO Certificates is based on the aggregate of the Stated Principal Balances of the Premium Mortgage Loans in Loan Group 4 multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans in Loan Group 4 minus 5.750% and the denominator of which is equal to 5.500%, the yield to maturity on the Class 4-IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Premium Mortgage Loans in Loan Group 4.

The Premium Mortgage Loans in each Loan Group will have higher Mortgage Interest Rates than the other Mortgage Loans in such Loan Group. In general, mortgage loans with higher mortgage interest rates may tend to experience faster rates of prepayment in respect of principal than mortgage loans with lower mortgage interest rates in response to changes in market interest rates. As a result, the Premium Mortgage Loans in each Loan Group may prepay at a faster rate than the other Mortgage Loans in such Loan Group, resulting in a lower yield on the Class CB-IO and Class 4-IO Certificates than would be the case if the Premium Mortgage Loans in a Loan Group prepaid at the same rate as the other Mortgage Loans in such Loan Group. An investor in the Class CB-IO or Class 4-IO Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.

It is not likely that the applicable Mortgage Loans in each Loan Group will prepay at a constant rate until maturity, that all of the applicable Mortgage Loans in each Loan Group will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the applicable Mortgage Loans in each Loan Group will prepay at any of the rates shown in the tables below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class CB-IO or Class 4-IO Certificate and your pre-tax yield on the Class CB-IO and Class 4-IO Certificates will likely not correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class CB-IO or Class 4-IO Certificate.

Sensitivity of the Class CB-IO Certificates to Prepayments
(Pre-Tax Yields to Maturity)

	Percentage of PPC ________________________________________________________
	0% _____	50% _____	100% _____	150% _____	200% _____
Class CB-IO Certificates	26.05%	15.39%	4.16%	(7.76)%	(20.51)%

Sensitivity of the Class 4-IO Certificates to Prepayments (Pre-Tax Yields to Maturity)
	Percentage of PPC ___________________________________________________________
	0% ______	50% ______	100% ______	150% ______	200% ______
Class 4-IO Certificates	31.18%	20.42%	9.09%	(2.94)%	(15.79)%

The yields set forth in the preceding tables were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class CB-IO and Class 4-IO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class CB-IO and Class 4-IO Certificates indicated above plus accrued interest from November 1, 2005 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class CB-IO and Class 4-IO Certificates and consequently does not purport to reflect the return on any investment in the Class CB-IO and Class 4-IO Certificates when such reinvestment rates are considered.

Yield on the Class CB-PO and Class 4-PO Certificates

The Class CB-PO and Class 4-PO Certificates are Principal Only Certificates and, as such, will not be entitled to receive distributions of interest in respect of the Mortgage Loans. As a result, the Class CB-PO and Class 4-PO Certificates will be offered at a substantial discount to their original class balance.

The significance of the effects of prepayments on the Class CB-PO and Class 4-PO Certificates is illustrated in the following tables which show the pre-tax yields (on a corporate bond equivalent basis) to the holders of Class CB-PO and Class 4-PO Certificates under different constant percentages of PPC. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class CB-PO and Class 4-PO Certificates are purchased on the Closing Date at assumed purchase prices equal to 65.50% and 67.50%, respectively, of their initial class balances.

As indicated in the following tables, because the Class CB-PO and Class 4-PO Certificates represent the right to receive only a portion of the principal received with respect to the Discount Mortgage Loans in the related Loan Group or Loan Groups, the yield to maturity on the Class CB-PO and Class 4-PO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Discount Mortgage Loans in the related Loan Group or Loan Groups.

It is not likely that the Discount Mortgage Loans in each Loan Group will prepay at a constant rate until maturity, that all of the Discount Mortgage Loans in each Loan Group will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans in each Loan Group will prepay at any of the rates shown in the tables below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by holders of the Class CB-PO and Class 4-PO Certificates and there can be no assurance that your pre-tax yield on your Class CB-PO and Class 4-PO Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class CB-PO or Class 4-PO Certificate.

Sensitivity of the Class CB-PO Certificates to Prepayments
(Pre-Tax Yields to Maturity)

	Percentage of PPC _____________________________________________________
	0% ______	50% ______	100% ______	150% ______	200% ______
Class CB-PO Certificates	2.35%	6.48%	11.86%	17.73%	24.02%

Sensitivity of the Class 4-PO Certificates to Prepayments (Pre-Tax Yields to Maturity)
	Percentage of PPC ___________________________________________________________
	0% ______	50% ______	100% ______	150% ______	200% ______
Class 4-PO Certificates	2.16%	5.90%	10.77%	16.06%	21.70%

The yields set forth in the preceding tables were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class CB-PO and Class 4-PO Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase prices of the Class CB-PO and Class 4-PO Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class CB-PO and Class 4-PO Certificates and consequently does not purport to reflect the return on any investment in the Class CB-PO and Class 4-PO Certificates when such reinvestment rates are considered.

Yield on the Class 1-CB-R Certificate

The after-tax rate of return to the holder of the Class 1-CB-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Class 1-CB-R Certificate, you may have tax liabilities during the early years of the REMICs’ term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-CB-R Certificate may substantially exceed the present value of expected distributions on your Class 1-CB-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 1-CB-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-CB-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

If you own the Class 1-CB-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 1-CB-R Certificate on your after-tax rate of return. See “Federal Income Tax Consequences” in this Prospectus Supplement and in the Prospectus.

Yield on the Subordinate Certificates

The weighted average life of, and the yield to maturity on, the Class B Certificates in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Class B Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. The Non-PO Percentage of Realized Losses on the Mortgage Loans will be allocated to reduce the balance of the applicable class of Class B Certificates (as described in this Prospectus Supplement under “Description of the Certificates — Allocation of Losses”), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Class B Certificates will result in a reduction in the balance of the class of Class B Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate balance of all classes of the Senior Certificates of all Groups (but not the Class CB-PO and Class 4-PO Certificates) and the Class B Certificates following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the aggregate Adjusted Pool Amount (Non-PO Portion). As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Class B Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates (but not to Class CB-PO and Class 4-PO Certificates), Net Interest Shortfalls, other cash shortfalls in the Pool Distribution Amounts, distribution of funds to holders of the Class CB-PO Certificates in respect of the Class CB-PO Components and the Class 4-PO Certificates otherwise available for distribution on the Class B Certificates to the extent of reimbursement for Class PO Deferred Amounts and distribution of funds to the Senior Certificates (but not the Class CB-PO and Class 4-PO Certificates) as a result of cross-collateralization otherwise available for distribution on the Class B Certificates. See “Description of the Certificates —Allocation of Losses” in this Prospectus Supplement.

If on any Distribution Date, the Fractional Interest for any class of Class B Certificates is less than its original Fractional Interest, principal distributions on the Class B Certificates will be allocated solely to that class and all other classes of Class B Certificates with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the classes junior to that class and reducing the weighted average lives of the classes of Class B Certificates receiving such distributions. Accelerating the amortization of the classes of Class B Certificates with lower numerical class designations relative to the other classes of Class B Certificates is intended to preserve the availability of the subordination provided by those other classes.

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption (“SDA”), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, “0% SDA” assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the Liquidated Mortgage Loans as indicated in the tables below (referred to as a “Loss Severity Percentage”), will occur at the time of liquidation and (ii) the Class B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 94.75% and 90.25%, in each case, of their class balance plus accrued interest from November 1, 2005 to (but not including) the Closing Date.

It is highly unlikely that the Mortgage Loans of a Loan Group will have the precise characteristics referred to in this Prospectus Supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and PPC and the Loss Severity Percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of a Loan Group may not correspond to any of the assumptions made in this Prospectus Supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices set forth above of the Class B-2 and Class B-3 Certificates plus in each case accrued interest from November 1, 2005 to (but not including) the Closing Date. In all cases, monthly rates were then converted to the semi-annual corporate bond equivalent yields shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when reinvestment rates are considered.

Sensitivity of Pre-Tax Yields to Maturity of the Class B-2
Certificates to Prepayments and Realized Losses

	Loss Severity Percentage ________	Percentage of PPC ____________________________________________________________________
Percentage of SDA ___________		0% _____	50% _____	100% _____	150%	200% _____
0%	0%	6.27%	6.41%	6.50%	6.57%	6.63%
75%	25%	6.21	6.42	6.50	6.57	6.63
75%	50%	6.18	6.43	6.51	6.57	6.63
100%	25%	6.20	6.42	6.50	6.57	6.63
100%	50%	3.66	6.44	6.51	6.57	6.63
150%	25%	6.18	6.43	6.51	6.57	6.63
150%	50%	(27.80)	3.56	6.51	6.58	6.63
200%	25%	3.95	6.44	6.51	6.57	6.63
200%	50%	(42.01)	(24.57)	5.23	6.57	6.63

Sensitivity of Pre-Tax Yields to Maturity of the Class B-3 Certificates to Prepayments and Realized Losses
	Loss Severity Percentage _______	Percentage of PPC ________________________________________________________
Percentage of SDA __________________		0% _____	50% _____	100% _____	150% _____	200% _____
0%	0%	6.74%	7.02%	7.21%	7.34%	7.46%
75%	25%	6.58	7.04	7.21	7.34	7.46
75%	50%	(1.75)	6.77	7.21	7.34	7.46
100%	25%	6.31	7.05	7.21	7.34	7.46
100%	50%	(30.14)	2.38	7.22	7.35	7.46
150%	25%	(0.94)	6.88	7.21	7.34	7.46
150%	50%	(50.00)	(36.30)	0.52	7.35	7.45
200%	25%	(29.58)	2.66	7.23	7.35	7.46
200%	50%	(65.08)	(53.64)	(35.44)	2.94	7.45

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

Aggregate Realized Losses

Percentage of SDA _____________	Loss Severity Percentage ________	Percentage of PPC ________________________________________________
		0% ______	50% ______	100% _____	150% _____	200% _____
75%	25%	0.72%	0.45%	0.30%	0.21%	0.14%
75%	50%	1.44	0.91	0.60	0.41	0.29
100%	25%	0.96	0.60	0.40	0.27	0.19
100%	50%	1.91	1.21	0.80	0.55	0.38
150%	25%	1.42	0.90	0.60	0.41	0.28
150%	50%	2.84	1.80	1.20	0.82	0.57
200%	25%	1.88	1.19	0.79	0.54	0.38
200%	50%	3.75	2.38	1.59	1.09	0.75

You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans in the related Loan Group or Loan Groups could result in the failure to fully recover your investments.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat the Trust as three separate “real estate mortgage investment conduits” (the “Upper-Tier REMIC,” “Middle-Tier REMIC” and “Lower-Tier REMIC” and each a “REMIC”) for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”).

•
The Certificates (other than the Class CB-IO, Class CB-PO and Class 1-CB-R Certificates) and each Component will be designated as “regular interests” in the Upper-Tier REMIC. All the Certificates (other than the Class 1-CB-R Certificate) are “Regular Certificates” for purposes of the following discussion.

•	The Class 1-CB-R Certificate will be designated as the sole class of “residual interests” in each of the Upper-Tier REMIC, Middle-Tier REMIC and Lower-Tier REMIC, respectively.

See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates” in the Prospectus.

Regular Certificates

The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

Although not free from doubt, the Class CB-IO and Class CB-PO Certificates should be each treated in the aggregate as one debt instrument having the cash flows equal to the cash flows of the related Components. The Class 1-CB-2, Class 1-CB-8, Class CB-IO, Class 4-A-2, Class 4-IO, Class CB-PO and Class 4-PO Certificates will, and the other classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount” in the Prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences —  Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Premium” in the Prospectus.

For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans in each Loan Group at a rate equal to 100% PPC. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the Prospectus:

•	the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

•	the Regular Certificates will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code; and

•	interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

The Class 1-CB-1 and Class 4-A-1 Certificates, to the extent that they represent the right to receive payments from the related Reserve Fund, will not qualify for the foregoing treatments. Consequently, the Class 1-CB-1 and Class 4-A-1 Certificates will not be suitable assets for a REMIC.

See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Status of REMIC Certificates” in the Prospectus.

Residual Certificate

If you hold the Class 1-CB-R Certificate, you must include the taxable income or loss of each REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-CB-R Certificate may be treated as “excess inclusion” income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the REMICs. Under current law, the holder of the Class 1-CB-R Certificate must account separately for its interest in each of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC, and may not offset income from one REMIC with deductions from another REMIC.

You should consider carefully the tax consequences of any investment in the Class 1-CB-R Certificate discussed in the Prospectus and should consult your tax advisors with respect to those consequences. See “Federal Income Tax Consequences” in the Prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Class 1-CB-R Certificate will be treated as a “noneconomic” residual interest and “tax avoidance potential” residual interest. See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Noneconomic Residual Interests,” “— Foreign Investors” and “— Mark to Market Regulations” in the Prospectus. Additionally, for information regarding Prohibited Transactions, see “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxes That May Be Imposed on the REMIC Pool —Prohibited Transactions” in the Prospectus.

Taxation of the Class 1-CB-1 and Class 4-A-1 Certificates

General

The portion of the Class 1-CB-1 and Class 4-A-1 Certificates representing the REMIC regular interest will be treated as discussed above under “—Regular Certificates.” In addition, the holder of a Class 1-CB-1 or Class 4-A-1 Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment from the related Reserve Fund on the date it purchases its Certificates. The right to receive such payments (referred to as the “Basis Risk Arrangement”) are beneficially owned by holders of the Class 1-CB-1 and Class 4-A-1 Certificates in the portion of the Trust, exclusive of the REMICs, which is treated as a grantor trust federal income tax purposes. The Internal Revenue Service (the “IRS”) has issued final regulations under Section 446 of the Code relating to notional principal contracts (the “Swap Regulations”).

In general, the holders of the Class 1-CB-1 and Class 4-A-1 Certificates must allocate the price they pay for the Class 1-CB-1 and Class 4-A-1 Certificates between their REMIC regular interest and the Basis Risk Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid by holders of the Class 1-CB-1 and Class 4-A-1 Certificates. A holder of a Class 1-CB-1 or Class 4-A-1 Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of the Class 1-CB-1 or Class 4-A-1 Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under a Basis Risk Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such deduction and should consult their tax advisors prior to investing in the Class 1-CB-1 or Class 4-A-1 Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class 1-CB-1 or Class 4-A-1 Certificate that is considered to be allocated to rights under the Basis Risk Arrangement would be considered a “termination payment” under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations as described below.

Termination Payments

Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner’s rights under the Basis Risk Arrangement in connection with the sale or exchange of a Class 1-CB-1 or Class 4-A-1 Certificate would be considered a “termination payment” under the Swap Regulations allocable to the Class 1-CB-1 or Class 4-A-1 Certificate. A holder of a Class 1-CB-1 or Class 4-A-1 Certificate will have gain or loss from such a termination of the Basis Risk Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Basis Risk Arrangement.

Gain or loss realized upon the termination of a Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Backup Withholding and Reporting Requirements

Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding at a rate of 28% (increasing to 31% after 2010) with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Backup Withholding” in the Prospectus.

The Trustee will be required to report annually to the IRS, and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only “certificateholder” of record of the Offered Certificates (other than the Class 1-CB-R Certificate) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports.) See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Reporting Requirements” in the Prospectus.

All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

STATE TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an “IRA”), subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any federal, state or local law (“Similar Law”) which is similar to ERISA or the Code (collectively, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See “ERISA Considerations” in the Prospectus.

The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations — Administrative Exemptions — Individual Administrative Exemptions” in the Prospectus.

The Exemption may cover the acquisition and holding of the offered Senior Certificates (other than the Class 1-CB-6, Class 1-CB-7 and Class 1-CB-R Certificates) by the Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on more than 5% of the initial balance of the Mortgage Pool.

Because (i) the Class B Certificates are subordinated to the Senior Certificates and because some of the Mortgage Loans have Loan-to-Value Ratios in excess of 100% and (ii) after the Class B Certificates are no longer outstanding, the Class 1-CB-6 Certificates are subordinated to the Class 1-CB-1 Certificates with respect to principal losses and the Class 1-CB-7 Certificates are subordinated to the Class 1-CB-3 Certificates with respect to principal losses and because some of the Group 1 Mortgage Loans have Loan-to-Value Ratios in excess of 100%, none of the Class 1-CB-6 Certificates, Class 1-CB-7 Certificates or Class B Certificates may be transferred unless the transferee has delivered (i) a representation letter to the Trustee stating that either the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or, subject to the conditions described in this Prospectus Supplement, the source of funds used to purchase the Class 1-CB-6, Class 1-CB-7 or Class B Certificates is an “insurance company general account” or (ii) an opinion of counsel and such other documentation as described in this Prospectus Supplement under “Description of the Certificates — Restrictions on Transfer of the Class 1-CB-6, Class 1-CB-7 and Class B Certificates.” Any transferee of a Class 1-CB-6, Class 1-CB-7 or Class B Certificate that does not comply with either clause (i) or clause (ii) of the preceding sentence will be deemed to have made one of the representations described in clause (i) of the preceding sentence.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTE 83-1 described under “ERISA Considerations” in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The Class 1-CB-R Certificate may not be purchased by or transferred to a Plan or a person acting on behalf of or investing assets of a Plan. See “Description of the Certificates — Restrictions on Transfer of the Class 1-CB-R Certificate” in this Prospectus Supplement.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”) among the Depositor, Banc of America Securities LLC (the “Underwriter”), and Bank of America, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 99.257% of the initial balance of those Certificates, before deducting expenses estimated at approximately $433,446 payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriter is an affiliate of the Depositor, the Seller and the Servicer, and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

LEGAL MATTERS

The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the Depositor and Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

CERTIFICATE RATINGS

At their issuance, each class of Offered Certificates is required to receive from Moody’s Investors Service, Inc. (Moody’s) and Fitch Ratings (“Fitch”) at least the rating set forth in the table beginning on page S-4 of this Prospectus Supplement.

Moody’s and Fitch’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. Moody’s and Fitch’s ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

Moody’s and Fitch’s ratings do not address the possibility that, because the Interest Only Certificates are extremely sensitive to principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment. Moody’s and Fitch’s ratings on the Principal Only Certificates only address the return of the principal balance of such Certificates and do not address the possibility that a slower than anticipated rate of prepayments may adversely affect the yield to investors. Fitch’s rating on the Residual Certificate does not address the likelihood of a return to investors other than to the extent of the principal balance and interest at the pass-through rate thereon. In addition, Moody’s and Fitch’s ratings do not address the payment of any Yield Maintenance Amounts.

The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than Moody’s and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Moody’s and Fitch.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

Page ____
Accretion Directed Certificates	S-7
Accretion Termination Date	S-71
Accrual Certificates	S-7
Adjusted Pool Amount	S-86
Adjusted Pool Amount (Non-PO Portion)	S-86
Adjusted Pool Amount (PO Portion)	S-86
Administrative Fee Rate	S-58
Administrative Fees	S-57
Advance	S-59
Aggregate Subordinate Percentage	S-83
Ancillary Income	S-58
Bank of America	S-55
Bankruptcy Losses	S-86
Basis Risk Arrangement	S-116
BBA	S-71
beneficial owner	S-62
Book-Entry Certificates	S-61
Cap Premium	S-116
Certificate Account	S-57
Certificate Owners	S-62
Certificateholder	S-62
Certificates	S-6
Class 1-CB-IO Notional Amount	S-69
Class 2-CB-IO Notional Amount	S-70
Class 3-CB-IO Notional Amount	S-70
Class 1-CB-1 Reserve Fund	S-73
Class 1-CB-1 Yield Maintenance Agreement	S-72
Class 1-CB-1 Yield Maintenance Agreement Payment	S-72
Class 1-CB-1 Yield Maintenance Amount	S-74
Class 1-CB-1 Yield Maintenance Amount Shortfall	S-73
Class 1-CB-2 Notional Amount	S-69
Class 1-CB-8 Accrual Distribution Amount	S-76
Class 4-A-1 Reserve Fund	S-73
Class 4-A-1 Yield Maintenance Agreement	S-72
Class 4-A-1 Yield Maintenance Agreement Payment	S-72
Class 4-A-1 Yield Maintenance Amount	S-74
Class 4-A-1 Yield Maintenance Amount Shortfall	S-74
Class 4-A-2 Notional Amount	S-70
Class 4-IO Notional Amount	S-70
Class B Certificates	S-6
class balance	S-70
Class CB-PO Components	S-6
Class PO Deferred Amount	S-84
Class PO Principal Distribution Amount	S-81
Clearstream	S-64
Clearstream Participants	S-64
Closing Date	S-6
Code	S-17
Compensating Interest	S-58

Page ____
Component Certificates	S-6
Components	S-6
Constant Prepayment Rate	S-96
Corporate Trust Office	S-60
Counterparty	S-72
CPR	S-96
Cut-off Date	S-6
Debt Service Reduction	S-86
Decrement Tables	S-94
Deficient Valuation	S-86
Definitive Certificates	S-61
Deleted Mortgage Loan	S-57
Depositor	S-6
Determination Date	S-59
Discount Mortgage Loans	S-14
Distribution Date	S-66
DTC	S-62
Eligible Substitute Mortgage Loan	S-57
ERISA	S-17
Euroclear	S-64
Euroclear Operator	S-64
Euroclear Participants	S-64
European Depositaries	S-62
Excess Funds	S-74
Exemption	S-118
FHLMC	S-28
Final Scheduled Maturity Date	S-61
Financial Intermediary	S-62
Fitch	S-120
Floating Rate Certificates	S-7
FNMA	S-28
Fractional Interest	S-82
Global Securities	A-1
Group	S-7
Group 1	S-7
Group 1 Discount Mortgage Loan	S-75
Group 1 Mortgage Loans	S-8
Group 1 Premium Mortgage Loan	S-75
Group 1 Priority Amount	S-81
Group 1 Priority Percentage	S-81
Group 1 Senior Certificates and Components	S-6
Group 2	S-7
Group 2 Discount Mortgage Loans	S-75
Group 2 Mortgage Loans	S-8
Group 2 Premium Mortgage Loan	S-75
Group 2 Senior Certificates and Components	S-6
Group 3	S-7
Group 3 Discount Mortgage Loan	S-75
Group 3 Mortgage Loans	S-8
Group 3 Premium Mortgage Loan	S-75
Group 3 Senior Certificates and Components	S-6

Page ____
Group 4	S-7
Group 4 Discount Mortgage Loan	S-75
Group 4 Mortgage Loans	S-8
Group 4 Premium Mortgage Loan	S-75
Group 4 Priority Amount	S-81
Group 4 Priority Percentage	S-81
Group 4 Senior Certificates	S-6
Group Subordinate Amount	S-75
Indirect Participants	S-62
Interest Accrual Period	S-69
Interest Distribution Amount	S-68
Interest Only Certificates	S-7
Interest Settlement Rate	S-71
Inverse Floating Rate Certificates	S-7
IO Components	S-7
IRA	S-17
IRS	S-116
Issuer	S-6
LIBOR	S-4
LIBOR Based Interest Accrual Period	S-69
LIBOR Determination Date	S-71
Liquidated Mortgage Loan	S-86
Liquidation Proceeds	S-66
Loan Group	S-8
Loan Group 1	S-8
Loan Group 2	S-8
Loan Group 3	S-8
Loan Group 4	S-8
Loan-to-Value Ratio	S-28
Lockout Certificates	S-7
Loss Severity Percentage	S-111
Lower-Tier REMIC	S-16
MERS	S-56
Middle-Tier REMIC	S-16
Modeling Assumptions	S-94
Moody’s	S-120
Mortgage File	S-56
Mortgage Loan Purchase Agreement	S-27
Mortgage Loans	S-8
Mortgage Pool	S-8
Net Interest Shortfall	S-68
Net Mortgage Interest Rate	S-76
Non-Offered Certificates	S-6
Non-PO Percentage	S-75
Non-PO Principal Amount	S-76
Nonqualified Intermediary	A-4
Non-Supported Interest Shortfall	S-68
Non-U.S. Holder	A-3
Offered Certificates	S-6
Original Subordinate Principal Balance	S-80
Participants	S-62

Page ____
Percentage Interest	S-60
Plan	S-17
Pool Distribution Amount	S-66
Pool Distribution Amount Allocation	S-67
Pool Principal Balance	S-79
Pool Principal Balance (Non-PO Portion)	S-79
Pooling Agreement	S-6
PO Components	S-6
PO Percentage	S-75
PO Principal Amount	S-81
PPC	S-96
Premium Mortgage Loans	S-14
Prepayment Interest Shortfall	S-58
Principal Only Certificates	S-7
PTE 95-60	S-90
Purchase Price	S-57
Qualified Intermediary	A-4
Realized Loss	S-86
Record Date	S-66
Recovery	S-85
Regular Certificates	S-114
Regular Interest Accrual Period	S-69
Relevant Depositary	S-62
Relief Act Reduction	S-68
REMIC	S-16
REMIC Regulations	S-87
REO Property	S-59
Reserve Fund	S-73
Reserve Interest Rate	S-71
Residual Certificate	S-7
Rules	S-62
Scheduled Principal Payments	S-76
SDA	S-111
Seller	S-6
Senior Certificates	S-6
Senior Credit Support Depletion Date	S-78
Senior Percentage	S-79
Senior Prepayment Percentage	S-79
Senior Principal Distribution Amount	S-78
Servicer	S-6
Servicer Custodial Account	S-57
Servicing Compensation	S-58
Servicing Fee	S-57
Servicing Fee Rate	S-58
Shift Percentage	S-81
Similar Law	S-17
SMMEA	S-17
Stated Principal Balance	S-79
Subordinate Certificates	S-6
Subordinate Percentage	S-79
Subordinate Prepayment Percentage	S-80

Page ____
Subordinate Principal Distribution Amount	S-83
Substitution Adjustment Amount	S-57
Super Senior Certificates	S-7
Super Senior Support Certificates	S-7
Swap Regulations	S-116
Telerate page 3750	S-71
Terms and Conditions	S-64
Total Senior Percentage	S-80
Trust	S-6
Trustee	S-6
Trustee Fee Rate	S-58
Undercollateralized Amount	S-84
Undercollateralized Group	S-84
Underwriter	S-119
Underwriting Agreement	S-119
Unscheduled Principal Payments	S-76
Upper-Tier REMIC	S-16
U.S. Person	S-89
U.S. Withholding Agent	A-3
Wells Fargo	S-60
Yield Maintenance Agreements	S-72
Yield Maintenance Agreement Payment	S-72
Yield Maintenance Amount	S-74
Yield Maintenance Amount Shortfall	S-74

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates (other than the Class 1-CB-R Certificate) will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

A-1

Trading between DTC Participants.    Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.    When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

A-2

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)  borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)  borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Holder”) holding Global Securities through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s Global Securities, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. Withholding Agent”) establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

1.  from a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

A-3

2.  from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder’s income from the Global Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.  from a Non-U.S. Holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.  from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of Global Securities):

(1)  if the intermediary is a “qualified intermediary” within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “Qualified Intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(a)
stating the name, permanent residence address and employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

(b)	certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(c)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(d)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(2)  if the intermediary is not a qualified intermediary (a “Nonqualified Intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(a)	stating the name and permanent residence address of the Nonqualified Intermediary and the country under the laws of which the Nonqualified Intermediary is created, incorporated or governed,

(b)	certifying that the Nonqualified Intermediary is not acting for its own account,

(c)
certifying that the Nonqualified Intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such Nonqualified Intermediary’s beneficial owners, and

(d)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

A-4

5.  from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Global Securities, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. Persons, holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

(a)	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S. Holder;

(b)	provides a duly completed and executed IRS Form W-9, if the Holder is a U.S. Person; or

(c)	can be treated as a “exempt recipient” within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are Non-U.S. Holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

A-5

ANNEX II

Yield Maintenance Agreement Notional Amounts

Distribution Date _________________	Class 1-CB-1 Yield Maintenance Agreement Notional Amount _______________	Class 4-A-1 Yield Maintenance Agreement Notional Amount ____________
December 25, 2005	$97,727,000	$57,538,000
January 25, 2006	$96,882,368	$57,058,157
February 25, 2006	$95,935,397	$56,519,559
March 25, 2006	$94,887,413	$55,922,911
April 25, 2006	$93,739,932	$55,269,017
May 25, 2006	$92,494,659	$54,558,781
June 25, 2006	$91,153,481	$53,793,205
July 25, 2006	$89,718,466	$52,973,384
August 25, 2006	$88,191,859	$52,100,511
September 25, 2006	$86,576,078	$51,175,868
October 25, 2006	$84,873,707	$50,200,826
November 25, 2006	$83,087,492	$49,176,844
December 25, 2006	$81,324,503	$48,162,593
January 25, 2007	$79,585,375	$47,160,997
February 25, 2007	$77,869,824	$46,171,921
March 25, 2007	$76,177,573	$45,195,228
April 25, 2007	$74,508,345	$44,230,784
May 25, 2007	$72,861,866	$43,278,458
June 25, 2007	$71,237,868	$42,338,117
July 25, 2007	$69,636,084	$41,409,633
August 25, 2007	$68,056,250	$40,492,877
September 25, 2007	$66,498,107	$39,587,722
October 25, 2007	$64,961,397	$38,694,043
November 25, 2007	$63,445,867	$37,811,716
December 25, 2007	$61,951,264	$36,940,617
January 25, 2008	$60,477,342	$36,080,625
February 25, 2008	$59,023,853	$35,231,620
March 25, 2008	$57,590,557	$34,393,483
April 25, 2008	$56,177,214	$33,566,097
May 25, 2008	$54,783,586	$32,749,344
June 25, 2008	$53,409,440	$31,943,110
July 25, 2008	$52,054,545	$31,147,282
August 25, 2008	$50,718,671	$30,361,745
September 25, 2008	$49,401,594	$29,586,390
October 25, 2008	$48,103,089	$28,821,104
November 25, 2008	$46,822,937	$28,065,781
December 25, 2008	$45,560,920	$27,320,311
January 25, 2009	$44,316,821	$26,584,588
February 25, 2009	$43,090,429	$25,858,506
March 25, 2009	$41,881,532	$25,141,962
April 25, 2009	$40,689,923	$24,434,850
May 25, 2009	$39,515,396	$23,737,070
June 25, 2009	$38,357,749	$23,048,521
July 25, 2009	$37,216,780	$22,369,101
August 25, 2009	$36,092,291	$21,698,713
September 25, 2009	$34,984,087	$21,037,258

Distribution Date ________________	Class 1-CB-1 Yield Maintenance Agreement Notional Amount _______________	Class 4-A-1 Yield Maintenance Agreement Notional Amount ______________
October 25, 2009	$33,891,973	$20,384,640
November 25, 2009	$32,815,758	$19,740,763
December 25, 2009	$31,755,253	$19,105,531
January 25, 2010	$30,710,272	$18,478,852
February 25, 2010	$29,680,628	$17,860,633
March 25, 2010	$28,666,141	$17,250,782
April 25, 2010	$27,666,628	$16,649,207
May 25, 2010	$26,681,913	$16,055,821
June 25, 2010	$25,711,819	$15,470,532
July 25, 2010	$24,756,171	$14,893,255
August 25, 2010	$23,814,798	$14,323,902
September 25, 2010	$22,887,530	$13,762,386
October 25, 2010	$21,974,198	$13,208,624
November 25, 2010	$21,074,637	$12,662,530
December 25, 2010	$20,188,682	$12,124,023
January 25, 2011	$19,472,986	$11,686,363
February 25, 2011	$18,770,006	$11,255,813
March 25, 2011	$18,079,585	$10,832,293
April 25, 2011	$17,401,569	$10,415,724
May 25, 2011	$16,735,805	$10,006,028
June 25, 2011	$16,082,141	$9,603,128
July 25, 2011	$15,440,429	$9,206,948
August 25, 2011	$14,810,521	$8,817,412
September 25, 2011	$14,192,270	$8,434,446
October 25, 2011	$13,585,534	$8,057,976
November 25, 2011	$12,990,170	$7,687,929
December 25, 2011	$12,406,037	$7,324,233
January 25, 2012	$11,883,165	$6,996,789
February 25, 2012	$11,370,808	$6,675,311
March 25, 2012	$10,868,832	$6,359,730
April 25, 2012	$10,377,105	$6,049,979
May 25, 2012	$9,895,499	$5,745,991
June 25, 2012	$9,423,883	$5,447,698
July 25, 2012	$8,962,132	$5,155,037
August 25, 2012	$8,510,121	$4,867,941
September 25, 2012	$8,067,725	$4,586,346
October 25, 2012	$7,634,821	$4,310,190
November 25, 2012	$7,211,290	$4,039,409
December 25, 2012	$6,797,012	$3,773,941
January 25, 2013	$6,486,698	$3,570,655
February 25, 2013	$6,184,195	$3,371,892
March 25, 2013	$5,889,398	$3,177,597
April 25, 2013	$5,602,203	$2,987,714
May 25, 2013	$5,322,510	$2,802,192
June 25, 2013	$5,050,216	$2,620,977
July 25, 2013	$4,785,222	$2,444,016
August 25, 2013	$4,527,431	$2,271,258
September 25, 2013	$4,276,744	$2,102,652
October 25, 2013	$4,033,067	$1,938,147

Distribution Date ________________	Class 1-CB-1 Yield Maintenance Agreement Notional Amount _______________	Class 4-A-1 Yield Maintenance Agreement Notional Amount _______________
November 25, 2013	$3,796,304	$1,777,693
December 25, 2013	$3,566,363	$1,621,241
January 25, 2014	$3,429,991	$1,521,263
February 25, 2014	$3,298,686	$1,424,315
March 25, 2014	$3,172,377	$1,330,356
April 25, 2014	$3,050,997	$1,239,351
May 25, 2014	$2,934,475	$1,151,263
June 25, 2014	$2,822,744	$1,066,054
July 25, 2014	$2,715,738	$983,690
August 25, 2014	$2,613,390	$904,133
September 25, 2014	$2,515,636	$827,350
October 25, 2014	$2,422,411	$753,306
November 25, 2014	$2,333,652	$681,965
December 25, 2014	$2,249,296	$613,294
January 25, 2015	$2,240,969	$594,298
February 25, 2015	$2,232,608	$576,882
March 25, 2015	$2,224,213	$561,030
April 25, 2015	$2,215,784	$546,724
May 25, 2015	$2,207,320	$533,948
June 25, 2015	$2,198,821	$522,683
July 25, 2015	$2,190,288	$512,915
August 25, 2015	$2,181,720	$504,626
September 25, 2015	$2,173,117	$497,800
October 25, 2015	$2,164,479	$492,420
November 25, 2015	$2,155,805	$488,471
December 25, 2015	$2,147,096	$485,938
January 25, 2016	$2,138,351	$484,803
February 25, 2016	$2,129,570	$483,803
March 25, 2016	$2,120,753	$482,803
April 25, 2016	$2,111,900	$481,803
May 25, 2016	$2,103,011	$480,803
June 25, 2016	$2,094,085	$479,803
July 25, 2016	$2,085,122	$478,803
August 25, 2016	$2,076,123	$477,803
September 25, 2016	$2,067,086	$476,803
October 25, 2016	$2,058,013	$475,803
November 25, 2016	$2,048,902	$474,803
December 25, 2016	$2,039,753	$473,803
January 25, 2017	$2,030,567	$472,803
February 25, 2017	$2,021,343	$471,803
March 25, 2017	$2,012,080	$470,803
April 25, 2017	$2,002,780	$469,803
May 25, 2017	$1,993,441	$468,803
June 25, 2017	$1,984,063	$467,803
July 25, 2017	$1,974,647	$466,803
August 25, 2017	$1,965,192	$465,803
September 25, 2017	$1,955,698	$464,803
October 25, 2017	$1,946,164	$463,803
November 25, 2017	$1,936,591	$462,803

Distribution Date _________________	Class 1-CB-1 Yield Maintenance Agreement Notional Amount _____________	Class 4-A-1 Yield Maintenance Agreement Notional Amount _____________
December 25, 2017	$1,926,978	$461,803
January 25, 2018	$1,917,326	$460,803
February 25, 2018	$1,907,633	$459,803
March 25, 2018	$1,897,900	$458,803
April 25, 2018	$1,888,127	$457,803
May 25, 2018	$1,878,313	$456,803
June 25, 2018	$1,868,458	$455,803
July 25, 2018	$1,858,563	$454,803
August 25, 2018	$1,848,626	$453,803
September 25, 2018	$1,838,648	$452,803
October 25, 2018	$1,828,629	$451,803
November 25, 2018	$1,818,568	$450,803
December 25, 2018	$1,808,465	$449,803
January 25, 2019	$1,798,319	$448,803
February 25, 2019	$1,788,132	$447,803
March 25, 2019	$1,777,902	$446,803
April 25, 2019	$1,767,629	$445,803
May 25, 2019	$1,757,314	$444,803
June 25, 2019	$1,746,955	$443,803
July 25, 2019	$1,736,553	$442,803
August 25, 2019	$1,726,108	$441,803
September 25, 2019	$1,715,619	$440,803
October 25, 2019	$1,705,087	$439,803
November 25, 2019	$1,694,510	$438,803
December 25, 2019	$1,683,889	$437,803
January 25, 2020	$1,673,223	$436,803
February 25, 2020	$1,662,513	$435,803
March 25, 2020	$1,651,758	$434,803
April 25, 2020	$1,640,958	$433,803
May 25, 2020	$1,630,112	$432,803
June 25, 2020	$1,619,221	$431,803
July 25, 2020	$1,608,284	$430,803
August 25, 2020	$1,597,302	$429,803
September 25, 2020	$1,586,273	$373,121
October 25, 2020	$1,575,198	$311,768
November 25, 2020	$1,564,077	$251,146
December 25, 2020	$1,552,908	$191,248
January 25, 2021	$1,541,693	$132,064
February 25, 2021	$1,530,431	$73,588
March 25, 2021	$1,519,121	$15,810
April 25, 2021	$1,507,763	—
May 25, 2021	$1,496,358	—
June 25, 2021	$1,484,904	—
July 25, 2021	$1,473,403	—
August 25, 2021	$1,461,853	—
September 25, 2021	$1,450,254	—
October 25, 2021	$1,438,606	—
November 25, 2021	$1,426,909	—
December 25, 2021	$1,415,162	—

Distribution Date _______________	Class 1-CB-1 Yield Maintenance Agreement Notional Amount _______________	Class 4-A-1 Yield Maintenance Agreement Notional Amount _____________
January 25, 2022	$1,403,366	—
February 25, 2022	$1,391,521	—
March 25, 2022	$1,379,625	—
April 25, 2022	$1,367,678	—
May 25, 2022	$1,355,682	—
June 25, 2022	$1,343,634	—
July 25, 2022	$1,331,535	—
August 25, 2022	$1,319,386	—
September 25, 2022	$1,307,184	—
October 25, 2022	$1,268,985	—
November 25, 2022	$1,198,540	—
December 25, 2022	$1,128,830	—
January 25, 2023	$1,059,844	—
February 25, 2023	$991,573	—
March 25, 2023	$924,006	—
April 25, 2023	$857,135	—
May 25, 2023	$790,949	—
June 25, 2023	$725,439	—
July 25, 2023	$660,596	—
August 25, 2023	$596,410	—
September 25, 2023	$532,873	—
October 25, 2023	$469,975	—
November 25, 2023	$407,707	—
December 25, 2023	$346,061	—
January 25, 2024	$285,028	—
February 25, 2024	$224,599	—
March 25, 2024	$164,766	—
April 25, 2024	$105,521	—
May 25, 2024	$46,854	—

Banc of America Mortgage Securities, Inc.
Depositor

Mortgage Pass-Through Certificates
(Issuable in Series by separate Trusts)

___________________

You should carefully consider the risk factors beginning on page 11 of this prospectus.

Neither the certificates of any series nor the related underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The certificates of each series will represent interests in the related Trust only and will not represent interests in or obligations of the Depositor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Trust—

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	will own—

•	a pool or pools of fixed or adjustable interest rate, conventional mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; and

•	other assets described in this prospectus and the accompanying prospectus supplement.

Each Pool of Mortgage Loans—

•	will be sold to the related Trust by the Depositor, who will have in turn purchased them from affiliated or unaffiliated sellers;

•	will be underwritten to such standards as described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by servicers affiliated or unaffiliated with the Depositor.

Each Series of Certificates—

•	will represent interests in the related Trust;

•
may provide credit support by “subordinating” certain classes to other classes of certificates; any subordinated classes will be entitled to payment subject to the payment of more senior classes and may bear losses before more senior classes;

•	may be entitled to one or more of the other types of credit support described in this prospectus; and

•	will be paid only from the assets of the related Trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

_______________________

The date of this Prospectus is November 22, 2005.

PROSPECTUS

Page _____
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT	5
SUMMARY OF PROSPECTUS	6
RISK FACTORS	11
Limited Liquidity	11
Limited Assets for Payment of Certificates	11
Credit Enhancement is Limited in Amount and Coverage	11
Real Estate Market Conditions Affect Mortgage Loan Performance	12
Geographic Concentration May Increase Risk of Loss	12
General Economic Conditions May Increase Risk of Loss	13
Yield is Sensitive to Rate of Principal Prepayment	13
Bankruptcy of the Depositor or a Seller May Delay or Reduce Collections on Mortgage Loans	14
Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment	14
Cash Flow Agreements are Subject to Counterparty Risk	15
Consumer Protection Laws May Limit Remedies	15
THE TRUST ESTATES	16
General	16
Mortgage Loans	16
Fixed Rate Loans	18
Adjustable Rate Loans	18
Net 5 Loans	19
Graduated Payment Loans	19
Subsidy Loans	19
Buy-Down Loans	20
Balloon Loans	20
Pledged Asset Mortgage Loans	21
THE DEPOSITOR	21
THE MORTGAGE LOAN PROGRAMS	21
Mortgage Loan Underwriting	21
General	21
Bank of America General Underwriting Standards	24

Page ____
Bank of America Alternative Underwriting Standards	26
Representations and Warranties	27
DESCRIPTION OF THE CERTIFICATES	28
General	28
Definitive Form	29
Book-Entry Form	30
Distributions to Certificateholders	32
General	32
Distributions of Interest	33
Distributions of Principal	34
Categories of Classes of Certificates	35
Other Credit Enhancement	39
Limited Guarantee	39
Financial Guaranty Insurance Policy or Surety Bond	40
Letter of Credit	40
Pool Insurance Policy	40
Special Hazard Insurance Policy	40
Mortgagor Bankruptcy Bond	40
Reserve Fund	40
Cross Support	40
Cash Flow Agreements	41
PREPAYMENT AND YIELD CONSIDERATIONS	41
Pass-Through Rates	41
Scheduled Delays in Distributions	42
Effect of Principal Prepayments	42
Weighted Average Life of Certificates	42
SERVICING OF THE MORTGAGE LOANS	44
The Master Servicer	44
The Servicers	45
Foreclosure and Delinquency Experience of Bank of America	46
Payments on Mortgage Loans	47
Periodic Advances and Limitations Thereon	50
Collection and Other Servicing Procedures	51
Enforcement of “Due-on-Sale Clauses”; Realization Upon Defaulted Mortgage Loans	52
Insurance Policies	53
Fixed Retained Yield, Servicing Compensation and Payment of Expenses	54
Evidence as to Compliance	56

2

Page _____
CERTAIN MATTERS REGARDING THE MASTER SERVICER	56
THE POOLING AND SERVICING AGREEMENT	58
Assignment of Mortgage Loans to the Trustee	58
Reports to Certificateholders	60
List of Certificateholders	61
Events of Default	61
Rights Upon Event of Default	61
Amendment	62
Termination; Optional Purchase of Mortgage Loans	63
The Trustee	63
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	64
General	64
Foreclosure	65
Foreclosure on Shares of Cooperatives	66
Leaseholds	67
Rights of Redemption	67
Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders	67
Forfeiture for Drug, RICO and Money Laundering Violations	70
Homeowners Protection Act of 1998	70
Texas Home Equity Loans	71
Servicemembers Civil Relief Act and Similar Laws	71
Environmental Considerations	72
“Due-on-Sale” Clauses	74
Applicability of Usury Laws	75
Enforceability of Certain Provisions	75
CERTAIN REGULATORY MATTERS	76
FEDERAL INCOME TAX CONSEQUENCES	77
Federal Income Tax Consequences for REMIC Certificates	77
General	77
Status of REMIC Certificates	77
Qualification as a REMIC	78
Taxation of Regular Certificates	80
General	80
Original Issue Discount	80
Acquisition Premium	83
Variable Rate Regular Certificates	83
Market Discount	84
Premium	85
Election to Treat All Interest Under the Constant Yield Method	85
Treatment of Losses	86

Page ____
Sale or Exchange of Regular Certificates	87
Taxation of Residual Certificates	87
Taxation of REMIC Income	87
Basis and Losses	88
Treatment of Certain Items of REMIC Income and Expense	89
Limitations on Offset or Exemption of REMIC Income	90
Tax-Related Restrictions on Transfer of Residual Certificates	91
Sale or Exchange of a Residual Certificate	94
Mark to Market Regulations	95
Taxes That May Be Imposed on the REMIC Pool	95
Prohibited Transactions	95
Contributions to the REMIC Pool After the Startup Day	96
Net Income from Foreclosure Property	96
Liquidation of the REMIC Pool	96
Administrative Matters	96
Limitations on Deduction of Certain Expenses	96
Taxation of Certain Foreign Investors	97
Regular Certificates	97
Residual Certificates	98
Backup Withholding	98
Reporting Requirements	99
Reportable Transactions	99
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	99
General	99
Tax Status	100
Premium and Discount	101
Premium	101
Original Issue Discount	101
Market Discount	101
Recharacterization of Servicing Fees	102
Sale or Exchange of Certificates	102
Stripped Certificates	103
General	103
Status of Stripped Certificates	104
Taxation of Stripped Certificates	104
Reporting Requirements and Backup Withholding	106
Taxation of Certain Foreign Investors	106
Reportable Transactions	107

3

Page ____
ERISA CONSIDERATIONS	107
General	107
Certain Requirements Under ERISA and the Code	107
General	107
Parties in Interest/Disqualified Persons	108
Delegation of Fiduciary Duty	108
Applicability to Non-ERISA Plans	108
Administrative Exemptions	109
Individual Administrative Exemptions	109
PTE 83-1	110
Non-ERISA Plans and Exempt Plans	111
Unrelated Business Taxable Income—Residual Certificates	111

Page ____
LEGAL INVESTMENT	113
PLAN OF DISTRIBUTION	115
USE OF PROCEEDS	116
LEGAL MATTERS	116
RATING	116
REPORTS TO CERTIFICATEHOLDERS	117
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	117
WHERE YOU CAN FIND MORE INFORMATION	118
INDEX OF SIGNIFICANT DEFINITIONS	119

4

Important Notice About Information Presented
in this Prospectus and the Prospectus Supplement

Information is provided to you about the Certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular Series of Certificates, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Certificates, including:

•	the principal balances and/or interest rates of each Class;

•	the timing and priority of interest and principal payments;

•	statistical and other information about the Mortgage Loans;

•	information about credit enhancement, if any, for each Class;

•	the ratings for each Class; and

•	the method for selling the Certificates.

If the terms of a particular Series of Certificates vary between this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The Certificates are not being offered in any state where the offer is not permitted. The Depositor does not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption “Index of Significant Definitions” beginning on page 119 in this Prospectus.

________________________

5

SUMMARY OF PROSPECTUS

•
This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a Series of Certificates, please read this entire document and the accompanying Prospectus Supplement carefully.

•
This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the Certificates and is qualified by the full description of these calculations, cash flows and other information in this Prospectus and the accompanying Prospectus Supplement.

RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer

Each series (each, a “Series”) of certificates (the “Certificates”) will be issued by a separate trust (a “Trust” and the assets owned by such Trust, a “Trust Estate”). Each Trust will be formed pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, one or more Servicers and/or the Master Servicer and the Trustee specified in the applicable Prospectus Supplement.

Depositor

With respect to each Trust Estate, Banc of America Mortgage Securities, Inc. (the “Depositor”) will acquire the Mortgage Loans from affiliated or unaffiliated mortgage loan originators or sellers (each, a “Seller”) and will transfer the Mortgage Loans to the Trust. The Depositor is a direct, wholly-owned subsidiary of Bank of America, N.A.

Servicer(s)

One or more entities affiliated or unaffiliated with the Depositor specified in the applicable Prospectus Supplement (each, a “Servicer”) will service the Mortgage Loans in each Trust. Each Servicer will perform certain servicing functions with respect to the Mortgage Loans serviced by it pursuant to the related Pooling and Servicing Agreement or a related servicing agreement (each, an “Underlying Servicing Agreement”).

Master Servicer

To the extent specified in the related Prospectus Supplement, if there is more than one Servicer of the Mortgage Loans related to a Series or the sole Servicer is not an affiliate of the Depositor, a master servicer, affiliated or unaffiliated with the Depositor, (the “Master Servicer”) may be appointed to supervise the Servicers. In addition, the Master Servicer will generally be required to make Periodic Advances with respect to the Mortgage Loans in each Trust Estate if the related Servicer fails to make a required Periodic Advance.

THE MORTGAGE LOANS

Each Trust will own the related Mortgage Loans (other than the Fixed Retained Yield described in this Prospectus, if any) and certain other related property, as specified in the applicable Prospectus Supplement.

The Mortgage Loans in each Trust Estate:

•  will be conventional, fixed or adjustable interest rate, mortgage loans secured by first liens on some or all of the following types of property, to the extent set forth in the applicable Prospectus Supplement: (i) one-family attached or detached residences,

6

(ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, (vi) units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and (viii) shares issued by private non-profit housing corporations and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives’ buildings.

• will have been acquired by the Depositor, either directly or indirectly through an affiliate from the Sellers;

• will have been originated by mortgage loan originators which are either affiliated or unaffiliated with the Depositor; and

• will have been underwritten to the standards specified herein or in the applicable Prospectus Supplement.

See “The Trust Estates” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

You should refer to the applicable Prospectus Supplement for the precise characteristics or expected characteristics of the Mortgage Loans and a description of the other property, if any, included in a particular Trust Estate.

DISTRIBUTIONS ON THE CERTIFICATES

Each Series of Certificates will include one or more classes (each, a “Class”). A Class of Certificates will be entitled, to the extent of funds available, to either:

• principal and interest payments in respect of the related Mortgage Loans;

• principal distributions, with no interest distributions;

• interest distributions, with no principal distributions; or

• such other distributions as are described in the applicable Prospectus Supplement.

Interest Distributions

With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of their mortgage interest rates (net of servicing fees and certain other amounts as described in this Prospectus or in the applicable Prospectus Supplement), will be passed through to holders of the related Classes of Certificates in accordance with the particular terms of each such Class of Certificates. The terms of each Class of Certificates will be described in the related Prospectus Supplement. See “Description of the Certificates—Distributions to Certificateholders—Distributions of Interest.”

Except as otherwise specified in the applicable Prospectus Supplement, interest will accrue at the pass-through rate for each Class indicated in the applicable Prospectus Supplement (each, a “Pass-Through Rate”) on its outstanding principal balance or notional amount.

Principal Distributions

With respect to a Series of Certificates, principal payments (including prepayments) on the related Mortgage Loans will be passed through to holders of the related Certificates or otherwise applied in accordance with the related Pooling and Servicing Agreement on each Distribution Date. Distributions in reduction of principal balance will be allocated among the Classes of Certificates of a Series in the manner specified in the applicable Prospectus Supplement. See “Description of the Certificates—Distributions to Certificateholders—Distributions of Principal.”

7

Distribution Dates

Distributions on the Certificates will generally be made on the 25th day (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month following the month in which the applicable Cut-Off Date occurs (each, a “Distribution Date”). The “Cut-Off Date” for each Series will be the date specified in the applicable Prospectus Supplement.

If so specified in the applicable Prospectus Supplement, distributions on Certificates may be made on a different day of each month or may be made quarterly, or semi-annually, on the dates specified in such Prospectus Supplement.

Record Dates

Distributions will be made on each Distribution Date to Certificateholders of record at the close of business on (unless a different date is specified in the applicable Prospectus Supplement) the last business day of the month preceding the month in which such Distribution Date occurs (each, a “Record Date”).

CREDIT ENHANCEMENT

Subordination

A Series of Certificates may include one or more Classes of senior certificates (the “Senior Certificates”) and one or more Classes of subordinated certificates (the “Subordinated Certificates”). The rights of the holders of Subordinated Certificates of a Series to receive distributions will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent and in the manner specified in the applicable Prospectus Supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the Senior Certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related Mortgage Loans and to protect them from losses. This protection will be effected by:

•  the preferential right of the Senior Certificateholders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distributions on such date;

• the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates; and/or

• the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the underlying Mortgage Loans.

Other Types of Credit Enhancement

If so specified in the applicable Prospectus Supplement, the Certificates of any Series, or any one or more Classes of a Series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

• limited guarantee • financial guaranty insurance policy • surety bond • letter of credit	• mortgage pool insurance policy • reserve fund • cross-support

Any credit support will be described in the applicable Prospectus Supplement.

See “Description of the Certificates—Other Credit Enhancement.”

PERIODIC ADVANCES ON DELINQUENT PAYMENTS

In the event that a payment on a Mortgage Loan is delinquent, the Servicer of the Mortgage

8

Loan will be obligated to make cash advances (“Periodic Advances”) to the Servicer Custodial Account or the Certificate Account if the Servicer determines that it will be able to recover such amounts from future payments and collections on such Mortgage Loan. A Servicer who makes Periodic Advances will be reimbursed for such Periodic Advances as described in this Prospectus and in the applicable Prospectus Supplement. In certain circumstances, the Master Servicer or Trustee will be required to make Periodic Advances upon a Servicer default.

See “Servicing of the Mortgage Loans—Periodic Advances and Limitations Thereon.”

FORMS OF CERTIFICATES

The Certificates will be issued either:

• in book-entry form (“Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”); or

• in fully-registered, certificated form (“Definitive Certificates”).

If you own Book-Entry Certificates, you will not receive a physical certificate representing your ownership interest in such Book-Entry Certificates, except under extraordinary circumstances which are discussed in “Description of the Certificates—Definitive Form” in this Prospectus. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to Book-Entry Certificates may generally only be exercised through DTC and its participating organizations.

See “Description of the Certificates—Book-Entry Form.”

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS

If so specified in the Prospectus Supplement with respect to a Series, all, but not less than all, of the Mortgage Loans in the related Trust and any property acquired with respect to such Mortgage Loans may be purchased by the Depositor or such other party as is specified in the applicable Prospectus Supplement. Any such purchase must be made in the manner and at the price specified in such Prospectus Supplement.

If an election is made to treat the related Trust Estate (or one or more segregated pools of assets in the Trust Estate) as a “real estate mortgage investment conduit” (a “REMIC”), any such purchase will be effected only pursuant to a “qualified liquidation,” as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

Exercise of the right of purchase will effect the early retirement of the Certificates of that Series.

See “Prepayment and Yield Considerations.”

ERISA LIMITATIONS

If you are a fiduciary of any employee benefit plan or another type of retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or similar law, you should carefully review with your legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.

Certain Classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Depositor, any Servicers or the Master Servicer to additional obligations.

9

See “ERISA Considerations.”

TAX STATUS

The treatment of the Certificates for federal income tax purposes will depend on:

• whether a REMIC election is made with respect to a Series of Certificates; and

• if a REMIC election is made, whether the Certificates are Regular Interests or Residual Interests.

See “Federal Income Tax Consequences.”

LEGAL INVESTMENT

The applicable Prospectus Supplement will specify whether the Class or Classes of Certificates offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such Certificates constitute legal investments for you.

See “Legal Investment” in this Prospectus and “Summary of Terms—Legal Investment” in the applicable Prospectus Supplement.

RATING

Certificates of any Series will not be offered pursuant to this Prospectus and a Prospectus Supplement unless each offered Class is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a “Rating Agency”).

• A security rating is not a recommendation to buy, sell or hold the Certificates of any Series and is subject to revision or withdrawal at any time by the assigning rating agency.

• Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your Certificates.

10

RISK FACTORS

Investors should consider, among other things, the following description of the material risks associated with the purchase of Certificates.

Limited Liquidity

The liquidity of your Certificates may be limited. You should consider that:

•  a secondary market for the Certificates of any Series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the Certificates of any Series;

•  the Prospectus Supplement for any Series of Certificates may indicate that an underwriter intends to establish a secondary market in such Certificates, but no underwriter will be obligated to do so; and

• unless specified in the applicable Prospectus Supplement, the Certificates will not be listed on any securities exchange.

Limited Assets for Payment of Certificates

Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement:

• Mortgage Loans included in the related Trust Estate will be the sole source of payments on the Certificates of a Series;

•  the Certificates of any Series will not represent an interest in or obligation of the Depositor, the Trustee or any of their affiliates, except for the Depositor’s limited obligations with respect to certain breaches of its representations and warranties and, to the extent an affiliate of the Depositor acts as such, its obligations as a Servicer or Master Servicer, if applicable; and

•  neither the Certificates of any Series nor the related Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, the Depositor, the Trustee, any of their affiliates or any other person.

Consequently, in the event that payments on the Mortgage Loans underlying your Series of Certificates are insufficient or otherwise unavailable to make all payments required on your Certificates, there will be no recourse to the Depositor, the Trustee or any of their affiliates or, except as specified in the applicable Prospectus Supplement, any other entity.

Credit Enhancement is Limited in Amount and Coverage

With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to in this Prospectus, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross-support; and any combination of the preceding types of credit enhancement. See “Description of the Certificates—Other Credit Enhancement.”

Regardless of the form of credit enhancement provided:

• the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

11

•	may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes).

The rating of any Class of Certificates by a Rating Agency may be lowered following its issuance as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis.

Neither the Depositor nor any of its affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Class of Certificates.

See “Description of the Certificates—Other Credit Enhancement.”

Real Estate Market Conditions Affect Mortgage Loan Performance

An investment in securities such as the Certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor’s financial condition. There is no assurance that the values of the Mortgaged Properties securing the Mortgage Loans underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans.

If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans contained in a particular Trust Estate and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in a Servicer’s servicing portfolio.

If losses on Mortgage Loans underlying a Series are not covered by credit enhancement, Certificateholders of the Series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See “The Trusts Estates—Mortgage Loans” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

Geographic Concentration May Increase Risk of Loss

The Mortgage Loans underlying certain Series of Certificates may be concentrated in certain regions. Such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under “Servicing of the Mortgage Loans—Insurance Policies,” no Mortgaged Properties will otherwise be

12

required to be insured against earthquake damage or any other loss not covered by Standard Hazard Insurance Policies, as described under “Servicing of the Mortgage Loans—Insurance Policies.”

See “The Mortgage Pool” in the related Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans underlying the Certificates of any Series. See also “The Mortgage Loan Programs—Mortgage Loan Underwriting” and “Prepayment and Yield Considerations—Weighted Average Life of Certificates.”

General Economic Conditions May Increase Risk of Loss

Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See “The Mortgage Loan Programs—Mortgage Loan Underwriting” and “Prepayment and Yield Considerations—Weighted Average Life of Certificates.” If such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Trust Estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See “The Trust Estates—Mortgage Loans” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

Yield is Sensitive to Rate of Principal Prepayment

The yield on the Certificates of each Series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular:

•
the yield on Classes of Certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related Mortgage Loans; and

•	the yield on certain Classes of Certificates may be relatively more sensitive to the rate of prepayment of specified Mortgage Loans than other Classes of Certificates.

The rate of prepayments on Mortgage loans is influenced by a number of factors, including:

•	prevailing mortgage market interest rates;

•	local and national economic conditions;

•	homeowner mobility; and

•	the ability of the borrower to obtain refinancing.

In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not

13

covered by aggregate Servicing Fees or other mechanisms specified in the applicable Prospectus Supplement. Your yield will be also adversely affected to the extent that losses on the Mortgage Loans in the related Trust Estate are allocated to your Certificates and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust. Classes of Certificates identified in the applicable Prospectus Supplement as Subordinated Certificates are more likely to be affected by delinquencies and losses than other Classes of Certificates.

See “Prepayment and Yield Considerations.”

Bankruptcy of the Depositor or a Seller May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws (the “Insolvency Laws”) prohibit the Depositor from filing a voluntary application for relief under the Insolvency Laws. However, the transactions contemplated hereby and by the related Prospectus Supplement will be structured such that the voluntary or involuntary application for relief under the Insolvency Laws by the Depositor is unlikely and such filings by a Seller which is an affiliate of the Depositor from whom the Depositor acquires the Mortgage Loans should not result in consolidation of the assets and liabilities of the Depositor with those of such Seller. These steps include the creation of the Depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the Depositor’s business and restrictions on the ability of the Depositor to commence voluntary or involuntary cases or proceedings under the Insolvency Laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be consolidated with those of such Seller.

Each Seller will transfer its related Mortgage Loans to the Depositor and the Depositor will transfer the Mortgage Loans to the related Trust Estate. If a Seller were to become a debtor in a bankruptcy case, a creditor or trustee (or the debtor itself) may take the position that the contribution or transfer of the Mortgage Loans by the Seller to the Depositor should be characterized as a pledge of such Mortgage Loans to secure a borrowing of such debtor, with the result that the Depositor is deemed to be a creditor of such Seller, secured by a pledge of the applicable Mortgage Loans. If such an attempt were successful, delays in payments of collections on the Mortgage Loans could occur or reductions in the amount of such payments could result, or such a trustee in bankruptcy could elect to accelerate payment of the obligation to the Depositor and liquidate the Mortgage Loans.

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Since transactions in the Classes of Book-Entry Certificates of any Series generally can be effected only through DTC, DTC Participants and Indirect DTC Participants:

•
your ability to pledge Book-Entry Certificates to someone who does not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate; and

•
you may experience delays in your receipt of payments on Book-Entry Certificates because distributions will be made by the Trustee, or a Paying Agent on behalf of the Trustee, to Cede, as nominee for DTC.

See “Description of the Certificates—Book-Entry Form.”

14

Cash Flow Agreements are Subject to Counterparty Risk

The assets of a Trust Estate may, if specified in the related Prospectus Supplement, include agreements, such as interest rate swap, cap, floor or similar agreements (each, a “Cash Flow Agreement”), which will require the provider of such instrument (the “Counterparty”) to make payments to the Trust Estate under the circumstances described in the Prospectus Supplement. If payments on the Certificates of the related Series depend in part on payments to be received under a Cash Flow Agreement, the ability of the Trust Estate to make payments on the Certificates will be subject to the credit risk of the Counterparty. The Prospectus Supplement for a Series of Certificates will describe any mechanism, such as the payment of “breakage fees,” which may exist to facilitate replacement of a Cash Flow Agreement upon the default or credit impairment of the related Counterparty. However, there can be no assurance that any such mechanism will result in the ability of the Master Servicer to obtain a replacement Cash Flow Agreement.

Consumer Protection Laws May Limit Remedies

There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

• regulate interest rates and other charges;

• require certain disclosures;

• require licensing of mortgage loan originators;

• require the lender to provide credit counseling and/or make affirmative determinations regarding the borrower’s ability to repay the mortgage loan;

• prohibit discriminatory lending practices;

• limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

• regulate the use of consumer credit information; and

• regulate debt collection practices.

Violation of certain provisions of these laws, policies and principles:

• may limit a Servicer’s ability to collect all or part of the principal of or interest on the Mortgage Loans;

• may entitle the borrower to a refund of amounts previously paid; and

• could subject a Servicer to damages and administrative sanctions.

The Seller of the Mortgage Loans to the Depositor will generally be required to repurchase any Mortgage Loan which, at the time of origination, did not comply with federal and state laws and regulations. Such remedy, however, may not be adequate to fully compensate the related Trust Estate. See “The Mortgage Loan Programs—Representations and Warranties.”

See “Certain Legal Aspects of the Mortgage Loans.”

In addition, certain of the Mortgage Loans secured by Mortgaged Properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. There are also similar risks involved in servicing such Mortgage Loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the Mortgage Loan.

See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders,” “—Texas Home Equity Loans” and “—Homeowners Protection Act of 1998.”

15

THE TRUST ESTATES

General

The Trust Estate for each Series of Certificates will consist primarily of mortgage loans (the “Mortgage Loans”) evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or other instruments creating first liens (the “Mortgages”) on some or all of the following eight types of property (as so secured, the “Mortgaged Properties”), to the extent set forth in the applicable Prospectus Supplement: (i) one-family attached or detached residences, (ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, (vi) units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and (viii) shares issued by private non-profit housing corporations (“cooperatives”) and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives’ buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor’s interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee’s sale or deed in lieu of foreclosure or trustee’s sale, (iv) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any reserve fund or funds, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement and (vi) such other assets of the kind described herein as may be specified in the applicable Prospectus Supplement. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See “Servicing of the Mortgage Loans—Fixed Retained Yield, Servicing Compensation and Payment of Expenses.”

Mortgage Loans

The Mortgage Loans will have been acquired by the Depositor from affiliates of the Depositor or unaffiliated mortgage loan originators or sellers (each, a “Seller”). The Mortgage Loans will have been originated by affiliated or unaffiliated mortgage loan originators. Each Mortgage Loan will have been underwritten either to the standards set forth herein or to such other standards set forth in the applicable Prospectus Supplement. See “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia.

If specified in the applicable Prospectus Supplement, the Mortgage Loans may be secured by leases on real property under circumstances that the applicable Seller determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located thereon. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area where the Mortgaged Property is located, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii) assignment of the lease without the lessor’s consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee’s name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections.

16

No lease will contain provisions which (i) provide for termination upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

The Prospectus Supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property. The Prospectus Supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of loan-to-value ratios at the time of origination of such Mortgage Loans and the range of principal balances at origination of such Mortgage Loans.

A Mortgage Loan will generally provide for level monthly installments (except, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable Mortgage Interest Rate times the unpaid principal balance, with the remainder of such payment applied to principal (an “Actuarial Mortgage Loan”). No adjustment is made if payment on an Actuarial Mortgage Loan is made earlier or later than the Due Date, although the mortgagor may be subject to a late payment charge. If so specified in the applicable Prospectus Supplement, some Mortgage Loans may provide for payments that are allocated to principal and interest according to the daily simple interest method (each, a “Simple Interest Mortgage Loan”). A Simple Interest Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. The next scheduled payment, however, will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. Accordingly, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding three paragraphs may be presented in the Prospectus Supplement for a Series as ranges in

17

which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Commission within four business days of the initial issuance of the related Series.

The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a “Due Date”) but may, if so specified in the applicable Prospectus Supplement, have payments due on a different day of each month and will be of one of the following types of mortgage loans:

a.  Fixed Rate Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, fully-amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. If specified in the applicable Prospectus Supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Depositor or another party to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

b.  Adjustable Rate Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain adjustable-rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related Mortgage Interest Rate which generally adjusts initially either one, three or six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage Note (the “Note Margin”) and an index. The applicable Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the adjustable-rate Mortgage Loans in the related Trust Estate. The applicable Prospectus Supplement will also indicate any periodic or lifetime limitations on the adjustment of any Mortgage Interest Rate.

If specified in the applicable Prospectus Supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, the Depositor or another party will generally be required to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

If so specified in the applicable Prospectus Supplement, a Trust Estate may contain adjustable-rate Mortgage Loans which have Mortgage Interest Rates that generally adjust monthly or may adjust at other intervals as specified in the applicable Prospectus Supplement. The scheduled monthly payment will be adjusted as and when described in the applicable Prospectus Supplement (at intervals which may be different from those at which the Mortgage Interest Rate is adjusted) to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis. Increases in the scheduled monthly payment may be subject to certain limitations, as specified in the applicable Prospectus Supplement, which may result in negative amortization of principal. If an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to

18

exceed the current scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable (“Deferred Interest”) will be added to the principal balance of such Mortgage Loan.

c.  Net 5 Loans.     If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans having an original term to maturity of not more than 30 years with a Mortgage Interest Rate which adjusts initially five years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and index, and providing for monthly payments of interest only prior to the date of the initial Mortgage Interest Rate adjustment and monthly payments of principal and interest thereafter sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity (“Net 5 Loans”).

d.  Graduated Payment Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, graduated-payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Interest Rate on such Mortgage Loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating such graduated payment features may include (i) “Graduated Pay Mortgage Loans,” pursuant to which amounts constituting Deferred Interest are added to the principal balances of such Mortgage Loans, (ii) “Tiered Payment Mortgage Loans,” pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) “Growing Equity Mortgage Loans,” for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

e.  Subsidy Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements (“Subsidy Loans”) pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment (“Subsidy Payments”) being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account (“Subsidy Account”) by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full
Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer

19

than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to such Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

Generally, employers may terminate subsidy programs in the event of (i) the mortgagor’s death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the “due-on-sale” clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the new loan will not be included in the Trust Estate. See “Prepayment and Yield Considerations.” In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor’s reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by certain Sellers in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

f.  Buy-Down Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans (“Buy-Down Loans”) pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the applicable Prospectus Supplement, placed in a custodial account (the “Buy-Down Fund”) by the related Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, by virtue of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

g.  Balloon Loans.     If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity (“Balloon Loans”) that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the “Balloon Period”). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the

20

Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See “Prepayment and Yield Considerations” herein.

h. Pledged Asset Mortgage Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate mortgage loans having original terms to stated maturity of not more than 30 years which are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower); which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor (any such loans, “Pledged Asset Mortgage Loans,” and any such collateral, “Additional Collateral”). Generally, the amount of such Additional Collateral will not exceed 30% of the amount of such loan, and the requirement to maintain Additional Collateral will terminate when the principal amount of the loan is paid down to a predetermined amount.

A Trust Estate may also include other types of first-lien, residential Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

THE DEPOSITOR

Banc of America Mortgage Securities, Inc. (the “Depositor”) was incorporated in the State of Delaware on November 26, 2002 under the name BA Residential Securities, Inc. and filed a Certificate of Amendment of Certificate of Incorporation changing its name to “Banc of America Mortgage Securities, Inc.” on December 4, 2002. The Depositor is a wholly-owned subsidiary of Bank of America, N.A. (“Bank of America”). It is not expected that the Depositor will have any business operations other than offering Certificates and related activities.

The Depositor maintains its principal executive office at 201 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is 704-387-8239.

THE MORTGAGE LOAN PROGRAMS

Mortgage Loan Underwriting

The Depositor will purchase the Mortgage Loans, either directly or through its affiliates, from Sellers. The Sellers may be affiliated or unaffiliated with the Depositor and may include its direct parent, Bank of America. The Mortgage Loans will have been underwritten in accordance with one or more of the following: (i) the underwriting standards set forth below under “— General,” (ii) Bank of America’s general underwriting standards set forth below under “— Bank of America General Underwriting Standards,” (iii) Bank of America’s alternative underwriting standards set forth below under “—Bank of America Alternative Underwriting Standards”or (iv) the underwriting standards set forth in the applicable Prospectus Supplement.

General

The underwriting guidelines described below are applied by Sellers other than Bank of America and are intended to evaluate the mortgagor’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The underwriting guidelines are applied in a standard procedure which is intended to comply with applicable federal and state laws and regulations. With respect to the underwriting guidelines described below, as well as any other underwriting guidelines that may be applicable to the Mortgage Loans, such underwriting standards generally include a set of specific criteria

21

pursuant to which the underwriting evaluation is made. However, the application of such underwriting guidelines does not imply that each specific criteria was satisfied individually. A Seller will have considered a Mortgage Loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. A Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

Initially, a prospective mortgagor is required to complete an application designed to provide pertinent information on the prospective borrower, the property to be financed, and the type of loan desired. As part of the description of the prospective mortgagor’s financial condition, the applicant is required to provide current information describing income, as well as an authorization to apply for a credit report which summarizes the applicant’s credit history with merchants and lenders and any record of bankruptcy. If required by product guidelines, an employment verification is obtained either from the applicant’s employer wherein the employer reports the length of employment with that organization, the current salary and an indication as to whether it is expected that the applicant will continue such employment in the future or through analysis of copies of federal withholding (IRS W-2) forms and/or current payroll earnings statements of the applicant. If a prospective mortgagor is self-employed, the applicant may be required to submit copies of signed tax returns. If required by the product guidelines, the applicant is required to authorize deposit verification at all financial institutions where the applicant has accounts. A Seller may, as part of its overall evaluation of the applicant’s creditworthiness, use a credit scoring system or mortgage scoring system to evaluate in a statistical manner the expected performance of a Mortgage Loan based on the pertinent credit information concerning the applicant provided through national credit bureaus, certain other information provided by the applicant and an assessment of specific mortgage loan characteristics, including loan-to-value ratio and type of loan product.

Certain Sellers may use an automated process to assist in making credit decisions on certain mortgage loans. A prospective borrower’s credit history is assigned a score based on standard criteria designed to predict the possibility of a default by the prospective borrower on a mortgage loan. An application from a prospective borrower whose score indicates a high probability of default will receive scrutiny from an underwriter who may override a decision based on the credit score. An application from a prospective borrower whose score indicates a lower probability of default is subject to less stringent underwriting guidelines and documentation standards to verify the information in the application.

In addition, certain Sellers may maintain alternative underwriting guidelines for certain qualifying Mortgage Loans underwritten through an underwriting program (“Limited or Reduced Documentation Guidelines”) designed to streamline the loan underwriting process. Certain reduced loan documentation programs may not require income, employment or asset verifications. Generally, in order to be eligible for a reduced loan documentation program, the Mortgaged Property must have a loan-to-value ratio which supports the amount of the Mortgage Loan and the mortgagor must have a good credit history. Eligibility for such program may be determined by use of a credit scoring model.

Once the credit report and any applicable employment and deposit documentation are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and to meet other financial obligations and monthly living expenses.

22

To determine the adequacy of the Mortgaged Property as collateral, generally an appraisal is made of each property considered for financing. The appraisal is conducted by either a staff appraiser of the applicable Seller or an independent appraiser. The appraisal is based on various factors including the appraiser’s estimate of values, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the property. The collateral valuation of the property may also be established by an automated valuation model or be based on the tax assessed value.

Appraisers may be required by a Seller to note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. Properties with contaminated water or septic may be ineligible for financing by certain originators. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a “hold harmless” letter to the lender.

If required, the title insurance policy may include Environmental Protection Lien Endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.”

With respect to certain mortgage loans, the underwriting of such mortgage loans may be based on data obtained by parties, other than the applicable Seller, that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by a Seller to process loans on its behalf, or independent contractors hired by such Seller to perform underwriting services on its behalf make initial determinations as to the consistency of loans with such Seller’s underwriting guidelines. The underwriting of mortgage loans acquired by a Seller pursuant to a delegated underwriting arrangement with a correspondent may not be reviewed prior to acquisition of the mortgage loan by such Seller although the mortgage loan file may be reviewed by such Seller to confirm that certain documents are included in the file. Instead, such Seller may rely on (i) the correspondent’s representations that such mortgage loan was underwritten in accordance with such Seller’s underwriting standards and (ii) a post-purchase review of a sampling of all mortgage loans acquired from such originator. In addition, in order to be eligible to sell mortgage loans to such Seller pursuant to a delegated underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

Certain states where the Mortgaged Properties securing the Mortgage Notes are located are “anti-deficiency” states where, in general, lenders providing credit on one-to-four-family properties must look solely to the property for repayment in the event of foreclosure, see “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders.” The underwriting guidelines in all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

Mortgage Loans originated with Loan-to-Value Ratios in excess of 80% may be covered by primary mortgage insurance. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator prior to origination or an automated valuation model or tax assessed value (if permitted within program guidelines as an appraisal alternative),

23

or (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property may be determined by reference to an appraisal obtained in connection with the origination of the replacement loan.

Certain of the Mortgage Loans may be purchased by the Depositor either directly or through an affiliate in negotiated transactions, and such negotiated transactions may be governed by contractual agreements. The contractual agreements with Sellers may provide the commitment by the Depositor or an affiliate to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the Seller. Many of the contractual agreements allow the delegation of all underwriting functions to the Seller, who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by the Depositor or its affiliate. In the event such standards differ naturally from those set forth above, the related Prospectus Supplement will describe such standards.

Bank of America General
Underwriting Standards

Each mortgage loan underwritten by Bank of America under its general underwriting standards is underwritten in accordance with guidelines established in the Bank of America’s Product and Policy Guides (the “Product Guides”). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants’ repayment ability, credit standing and assets available for downpayment, closing costs and cash reserves. Additionally, guidelines are established regarding the adequacy of the property as collateral for the loan requested. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

The use of standardized underwriting guidelines does not imply that each specific criterion was satisfied individually. Bank of America will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. Even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the underwriting guidelines.

The real estate lending processes for one- to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after Bank of America has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower’s financial condition, Bank of America generally requires a description of income and obtains a credit report, which summarizes the prospective borrower’s credit history with merchants and lenders and any public records, such as bankruptcy. If required by product guidelines, an employment verification providing current and historical income information and/or a telephonic employment confirmation is obtained. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed

24

prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

Bank of America may, as part of its overall evaluation of a prospective borrower’s creditworthiness, use Credit Scores or a combination of Credit Scores and Mortgage Scores. “Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. A “Mortgage Score” takes into account not only a borrower’s credit history but also uses statistics to predict how the majority of loans with common characteristics in a broad group of the population will perform in the future. The Mortgage Score used by Bank of America will either have been developed by Bank of America or by a third party and approved by Bank of America. Some mortgage loans originated by Bank of America may have no Credit Score or Mortgage Score or have a Credit Score that Bank of America believes, as a result of other factors, is not predictive of a borrower’s capacity and willingness to pay. In those cases, Bank of America will obtain an alternative credit history that has at least three credit references, one of which is housing related. A prospective borrower with (1) a higher Credit Score or (2) a higher Credit Score and Mortgage Score, which, in either event, indicates a more favorable credit history, is eligible for one of Bank of America’s accelerated processing programs (the “Accelerated Processing Programs”). Loans in the Accelerated Processing Programs (which include, among others, the All-Ready Home and Rate Reduction Refinance programs described below) are subject to less stringent documentation requirements.

Once the credit report and any applicable employment and deposit documentation are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (ii) to meet other financial obligations and monthly living expenses.

To determine the adequacy of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. In certain instances the appraisal may be conducted by an employee of Bank of America or an affiliate. The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. If the loan is a refinance of a loan currently serviced by Bank of America, or carries a conforming loan amount, the collateral valuation of the property may be established by an automated valuation or the tax assessed value.

Mortgage loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to FNMA or FHLMC, or if the related mortgaged property is located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance will be obtained instead. Notwithstanding the foregoing, certain mortgage loans that are not purchase money mortgage loans or that have principal balances less than certain specified amounts may not be covered by title insurance policies, although title searches are performed in connection with the origination of such mortgage loans. The Depositor will represent and warrant to the Trustee of any Trust Estate that the Mortgaged Property related to each Mortgage Loan (including each Mortgage Loan for which a title search is performed in lieu of obtaining a title insurance policy) is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, subject to certain limited exceptions. However, in the event that a lien senior to the lien of the Mortgage related to a Mortgage Loan for which a title search is performed in lieu of obtaining a title

25

insurance policy is found to exist, the sole recourse of the Trustee will be against the Depositor for breach of its representation and warranty. The Trustee will not have recourse against any title insurance company or other party.

Certain states where the mortgaged properties securing the mortgage loans are located are “anti-deficiency” states, where, in general, lenders providing credit on one-to-four family properties must look solely to the property for repayment in the event of foreclosure. See “Certain Legal Aspects of the Mortgage Loans — Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” in this Prospectus. Bank of America’s underwriting guidelines in all states (including anti-deficiency states) require that the value of the mortgaged property being financed currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

Bank of America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a Loan-to-Value Ratio exceeding 80% and a combined loan-to-value ratio exceeding 95%. The underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance and loan amount limit. Secondary financing by a lender other than Bank of America is not prohibited but the terms of such financing are subject to review by Bank of America and may not be as stringent as the Bank of America’s underwriting guidelines for secondary financing.

Bank of America may originate new mortgage loans under its “All-Ready Home” mortgage refinance program. Under this program, a borrower whose mortgage loan is serviced by Bank of America may be eligible for a reduced documentation refinancing if the borrower’s mortgage loan has had no delinquent payments in the previous twelve months and the only change is to the mortgage interest rate or term of the mortgage loan. In addition, under its “Rate Reduction Refinance” program, Bank of America may offer to refinance a mortgage loan to reduce the mortgage interest rate and/or change the amortization schedule for a borrower who has indicated an interest in refinancing or who has requested payoff information, through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, provided the borrower has had no delinquent mortgage loan payments in the previous twelve months. In such cases, Bank of America will not apply any significant borrower credit or property underwriting standards. Mortgage Loans initially included in the Trust Estate for a particular Series may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for such a refinancing after his or her Mortgage Loan has been included in a particular Trust Estate, such Mortgage Loan could be refinanced resulting in a prepayment of such Mortgage Loan. See “Prepayment and Yield Considerations—Weighed Average Life of Certificates.”

Bank of America Alternative
Underwriting Standards

In addition to the general underwriting standards described above under “—Bank of America General Underwriting Standards,” Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which are Accelerated Processing Programs.

Bank of America’s “Stated Income Program” provides applicants with a strong credit and asset base the ability to obtain home loans with no income verification and a debt-to-income ratio calculation based on income the applicant discloses on the application. Under the Stated Income Program, applicants who

26

have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants who have demonstrated a high regard for their financial obligations as evidenced by a minimum Credit Score. Salaried and self-employed applicants must have a minimum of two years of continuous employment with the same employer or in the same line of work. A verbal verification of employment confirming the applicant’s date of employment, job status and title is required.

Bank of America’s “No Ratio Loan Program” provides applicants with a strong credit and asset base ability to obtain home loans with no income verification or debt-to-income ratio calculation. Under this program, the borrower does not state his income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the borrower must continue to provide documentation of his assets used for down payment, closing costs, and reserves.

Bank of America’s “100% LTV Program” provides applicants with a consistent, responsible regard for their financial obligations, as evidenced by a minimum Credit Score, the ability to obtain a home loan with no down payment. The 100% LTV Program also permits Loan-to-Value Ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America verifies income, assets and employment.

In addition, Bank of America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a Loan-to-Value Ratio exceeding 80% and a combined loan-to-value ratio exceeding 100%. The alternative underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance and loan amount limit.

Representations and Warranties

In connection with the transfer of the Mortgage Loans related to any Series by the Depositor to the Trust Estate, the Depositor will generally make certain representations and warranties regarding the Mortgage Loans. If so indicated in the applicable Prospectus Supplement, the Depositor may, rather than itself making representations and warranties, cause the representations and warranties made by the Seller in connection with its sale of Mortgage Loans to the Depositor or to another affiliate of the Depositor to be assigned to the Trust Estate. In such cases, the Seller’s representations and warranties may have been made as of a date prior to the date of execution of the Pooling and Servicing Agreement. Such representations and warranties (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be: (i) the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein; (ii) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Depositor is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same; (iii) to the knowledge of the representing party, no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense; (iv) (a) the Mortgage Loan is covered by a title insurance policy, (b) a title search has been done showing no lien, subject to certain limited exceptions, senior to the first lien of the Mortgage or (c) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily

27

rendered in such jurisdiction in lieu of title insurance is instead received; (v) subject to certain limited exceptions, the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property; (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; (vii) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date; and (viii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with.

No representations or warranties are made by the Depositor or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on such Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.”

See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee” for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties. In addition to those remedies, in the case of a breach of the representation that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Depositor (or other party making such representation) will be required to pay any costs or damages incurred by the Trust as a result of the violation of such laws.

DESCRIPTION OF THE CERTIFICATES

General

Each Series of Certificates will include one or more Classes. Any Class of Certificates may consist of two or more non-severable components, each of which may exhibit any of the principal or interest payment characteristics described herein with respect to a Class of Certificates. A Series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable Prospectus Supplement.

Each Series of Certificates will be issued on the date specified in the applicable Prospectus Supplement (the “Closing Date”) pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) among the Depositor, the Servicer(s) (or, if applicable, the Master Servicer), and the Trustee named in the applicable Prospectus Supplement. An illustrative form of Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part. The following summaries describe material provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries are subject to, and are qualified by reference to, the further material provisions of the Pooling and Servicing Agreement for each specific Series of Certificates, as described in the applicable Prospectus Supplement. Wherever particular sections or defined terms of the Pooling and

28

Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the form of Pooling and Servicing Agreement filed as an exhibit to the registration statement.

Distributions to holders of Certificates (the “Certificateholders”) of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto (which in the case of Book-Entry Certificates will be Cede as nominee for DTC) as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Trustee or the Paying Agent acting on behalf of the Trustee shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent “regular interests” within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the “Regular Certificates”) and one Class of Certificates with respect to each REMIC that will be designated as the “residual interest” within the meaning of Code Section 860G(a)(2) (the “Residual Certificates”) representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See “Federal Income Tax Consequences.”

The Depositor may sell certain Classes of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a Prospectus Supplement relating to such Subordinated Certificates, the Depositor may offer one or more Classes of the Subordinated Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

Definitive Form

Certificates of a Series that are issued in fully-registered, certificated form are referred to herein as “Definitive Certificates.” Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

In the event that an election is made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the “residual interest” thereof will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any “residual interest” may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an

29

agent (including a broker, nominee or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates.”

Book-Entry Form

Each Class of the Book-Entry Certificates of a Series initially will be represented by one or more physical certificates registered in the name of Cede & Co. (“Cede”), as nominee of DTC, which will be the “holder” or “Certificateholder” of such Certificates, as such terms are used herein. No person acquiring an interest in a Book-Entry Certificate (a “Beneficial Owner”) will be entitled to receive a Definitive Certificate representing such person’s interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the Prospectus Supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect DTC Participants”).

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all

30

distributions of principal and interest from the Trustee, or a Paying Agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, any Servicer, or the Master Servicer or any Paying Agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a Paying Agent on behalf of the Trustee, to Cede, as nominee for DTC.

DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

None of the Depositor, any Servicer, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if DTC advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee is unable to locate a qualified successor or under such other circumstances as described in the related Prospectus Supplement.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

31

Distributions to Certificateholders

General.    On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate’s Percentage Interest of the portion of the Pool Distribution Amount allocated to such Class. Generally, the undivided percentage interest (the “Percentage Interest”) represented by any Certificate of a Class in distributions to such Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Class.

In general, the funds available for distribution to Certificateholders of a Series of Certificates with respect to each Distribution Date for such Series (the “Pool Distribution Amount”) will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the related Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the related Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

(a)  amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

(b)  that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

(c)  those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, (iii) the applicable Master Servicing Fee, if any, (iv) the Trustee Fee and (v) any other amounts described in the applicable Prospectus Supplement;

(d)  all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

(e)  all proceeds (including Liquidation Proceeds other than, in certain cases as specified in the applicable Prospectus Supplement, Liquidation Proceeds which were received prior to the related Servicer’s determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming (“Partial Liquidation Proceeds”)) of any Mortgage Loans, or property acquired in respect thereof, that were liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, which proceeds were received on or after the Due Date occurring in the month in which such Distribution Date occurs and all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds received by the related Servicer on or after the Determination Date (or, with respect to any such amount, and if specified in the applicable Prospectus Supplement, the Due Date) occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

(f)  that portion of Liquidation Proceeds which represents any unpaid Servicing Fees, Master Servicing Fee or any Trustee Fee to which the related Servicer, the Trustee or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

(g)  if an election has been made to treat the applicable Trust Estate as a REMIC, any Foreclosure Profits with respect to such Distribution Date;

32

(h)  all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Master Servicer or such Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

(i)  all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the related Servicer is entitled to retain pursuant to the applicable Underlying Servicing Agreement or applicable Pooling and Servicing Agreement;

(j)  reinvestment earnings on payments received in respect of the Mortgage Loans; and

(k)  any recovery of an amount in respect of principal which had previously been allocated as a realized loss to such Series of Certificates.

The applicable Prospectus Supplement for a Series will describe any variation in the calculation of the Pool Distribution Amount for such Series.

“Foreclosure Profits” with respect to a Distribution Date and a liquidated Mortgage Loan will be the excess of the amount by which net Liquidation Proceeds on such liquidated Mortgage Loan exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.

Distributions of Interest.    With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Net Mortgage Interest Rates thereof, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. The “Net Mortgage Interest Rate” for each Mortgage Loan in a given period will equal the mortgage interest rate for such Mortgage Loan in such period, as specified in the related Mortgage Note (the “Mortgage Interest Rate”), less the portion thereof, if any, not contained in the Trust Estate (the “Fixed Retained Yield”), and less amounts payable to the Servicer for servicing the Mortgage Loan (the “Servicing Fee”), the fee payable to the Master Servicer, if any (the “Master Servicing Fee”), the fee payable to the Trustee (the “Trustee Fee”) and any related expenses specified in the applicable Prospectus Supplement.

Interest will accrue on the principal balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the Pass-Through Rate for such Class indicated in the applicable Prospectus Supplement (which may be a fixed rate or an adjustable rate) from the date and for the periods specified in such Prospectus Supplement. To the extent the Pool Distribution Amount is available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class that provides for interest that accrues, but is not currently payable, referred to hereinafter as “Accrual Certificates”) will be distributable on the Distribution Dates specified in the applicable Prospectus Supplement until the principal balance (or notional amount) of such Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the principal balance of such Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in such Prospectus Supplement and, prior to such time, or in the absence of such circumstances, the principal balance of such Class will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding principal balance as so adjusted.

33

Distributions of Principal.    The principal balance of any Class of Certificates entitled to distributions of principal will generally be the original principal balance of such Class specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and any losses on the related Mortgage Loans allocated to such Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of a Series of Certificates representing interests in a Trust Estate containing adjustable-rate Mortgage Loans, increased by any Deferred Interest allocable to such Class. The principal balance of a Class of Certificates generally represents the maximum specified dollar amount (exclusive of any interest that may accrue on such Class to which the holder thereof is entitled from the cash flow on the related Mortgage Loans at such time) and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Class. Certificates with no principal balance will not receive distributions in respect of principal. The applicable Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

If so provided in the applicable Prospectus Supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of such payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal prepayments or other unscheduled receipts or recoveries in respect of principal to such Class or Classes of Senior Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Estate. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

The protection afforded to the holders of Senior Certificates of a Series of Certificates for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or (iii) by the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the related Mortgage Loans.

Losses realized on liquidated Mortgage Loans (other than, if specified in the applicable Prospectus Supplement, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as

34

described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled before any corresponding reduction is made in respect of the Senior Certificate.

A “Special Hazard Loss” is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein under “Servicing of the Mortgage Loans—Insurance Policies.” A “Fraud Loss” is a loss on a liquidated Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. A “Bankruptcy Loss” is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable Prospectus Supplement (the “Special Hazard Loss Amount”) are “Excess Special Hazard Losses.” Fraud Losses in excess of the amount specified in the applicable Prospectus Supplement (the “Fraud Loss Amount”) are “Excess Fraud Losses.” Bankruptcy losses in excess of the amount specified in the applicable Prospectus Supplement (the “Bankruptcy Loss Amount”) are “Excess Bankruptcy Losses.” Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Certificates. An allocation of a loss on a “pro rata basis” among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

Since the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount for a Series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Certificates of such Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month.

The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

Categories of Classes of Certificates

The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the Prospectus Supplement.

35

PRINCIPAL TYPES

Categories of Classes	Definitions

Accretion Directed
Certificates
A Class of Certificates that receives principal payments from amounts that would otherwise be distributed as interest on specified Accrual Certificates. Such principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Loans for the related Series.

Companion Certificates (also sometimes referred to as “Support Certificates”)
A Class of Certificates that is entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Certificates, Targeted Amortization Certificates and/or Scheduled Amortization Certificates.

Component Certificates
A Class of Certificates consisting of two or more specified components (each, a “Component”), as described in the applicable Prospectus Supplement. The Components of a Class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

Lockout Certificates
A Class of Senior Certificates that is designed not to participate in or to participate to a limited extent in (i.e., to be “locked out” of ), for a specified period, the receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the Classes of Senior Certificates of such Series as a group pursuant to a “shifting interest” structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the senior Classes as a group. A Class of Lockout Certificates will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions of principal prepayments and/or scheduled principal prepayments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a “lockout” structure will be distributed in reduction of the Principal Balances of other Senior Certificates. Lockout Certificates are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Certificates	A Class of Certificates having no principal balance and bearing interest on the related notional amount. The notional amount is a hypothetical balance used for calculating interest distributions.

36

Pass-Through Certificates
A Class of Senior Certificates that is entitled to receive a specified percentage of the principal payments that are distributable to the Senior Certificates or applicable group of Senior Certificates (other than any Ratio Strip Certificates) in the aggregate on a Distribution Date and that is not designated as a Class of Sequential Pay Certificates.

Planned Amortization Certificates (also sometimes referred to as “PAC Certificates”)
A Class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the “structuring range” for a Class of Planned Amortization Certificates. The Classes of Planned Amortization Certificates in any Series may be subdivided into different categories (e.g., Planned Amortization I Certificates (“PAC I Certificates”), Planned Amortization II Certificates (“PAC II Certificates”) and so forth) derived using different structuring ranges and/or payment priorities. A Class of PAC Certificates is designed to provide protection against prepayments occurring at a constant rate within the structuring range.

Ratio Strip Certificates	A Class of Certificates that is entitled to receive a constant proportion, or “ratio strip,” of the principal payments on the underlying Mortgage Loans.

Scheduled Amortization
Certificates
A Class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Class of Planned Amortization Certificates or Targeted Amortization Certificates. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the “structuring range” for a Class of Scheduled Amortization Certificates and such range generally is narrower than that for a Class of Planned Amortization Certificates. Typically, the Companion Certificates for the applicable Series of Certificates generally will represent a smaller percentage of a Class of Scheduled Amortization Certificates than the Companion Certificates generally would represent in relation to a Class of Planned Amortization Certificates or Targeted Amortization Certificates. A Class of Scheduled Amortization Certificates is generally less sensitive to prepayments than a Class of Companion Certificates, but more sensitive than a Class of Planned Amortization Certificates or Targeted Amortization Certificates.

37

Senior Certificates	A Class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Certificates.

Sequential Pay Certificates
Classes of Certificates that are entitled to receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A Class of Sequential Pay Certificates may receive principal payments concurrently with one or more other Classes of Sequential Pay Certificates.

Subordinated Certificates
A Class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date only after the Senior Certificates and Classes of Subordinated Certificates with higher priority of distributions have received their full principal and interest entitlements.

Super Senior Certificates
A Class of Senior Certificates that will not bear its share of certain losses after the Classes of Subordinated Certificates are no longer outstanding for so long as one or more specified Classes of Senior Certificates are outstanding.

Super Senior Support Certificates	A Class of Senior Certificates that bears certain losses allocated to one or more Classes of Super Senior Certificates.

Targeted Amortization Certificates (also sometimes referred to as “TAC Certificates”)
A Class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A Class of TAC Certificates is designed to provide some protection against prepayments at a rate exceeding the assumed constant prepayment rate used to derive such Class’s principal balance schedule.

INTEREST TYPES

Categories of Class	Definitions

Accrual Certificates
A Class of Certificates that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until the Class of Accrual Certificates is retired.

38

Fixed Rate Certificates	A Class of Certificates with an interest rate that is fixed throughout the life of the Class.

Floating Rate Certificates	A Class of Certificates with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Interest Only Certificates
A Class of Certificates that is entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest Only Certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of Interest due on a Class of Interest Only Certificates that is not entitled to any distributions in respect of principal.

Inverse Floating Rate Certificates
A Class of Certificates with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Class of Floating Rate Certificates.

Principal Only Certificates	A Class of Certificates that does not bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon Certificates
A Class of Certificates with a fixed interest rate that is reduced to a lower fixed rate after a specified period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.

Variable Rate Certificates	A Class of Certificates with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Other Credit Enhancement

In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

Limited Guarantee.    If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

39

Financial Guaranty Insurance Policy or Surety Bond.    If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

Letter of Credit.    Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

Pool Insurance Policy.    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in the applicable Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

Special Hazard Insurance Policy.    If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

Mortgagor Bankruptcy Bond.    If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the applicable Prospectus Supplement. The principal terms of any such coverage will be set forth in the Prospectus Supplement.

Reserve Fund.    If so specified in the applicable Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by the establishment of one or more reserve funds (each, a “Reserve Fund”) for such Series.

The Reserve Fund for a Series may be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the applicable Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the applicable Prospectus Supplement, to which the certain Classes of Certificates would otherwise be entitled or (iii) in such other manner as may be specified in the applicable Prospectus Supplement.

Cross Support.    If specified in the applicable Prospectus Supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of

40

Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinated Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the Mortgage Loans in which such Class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which such Class has no interest. The applicable Prospectus Supplement for a Series that includes a cross support feature will describe the specific operation of any such cross support feature.

Cash Flow Agreements

If specified in the Prospectus Supplement, the Trust Estate may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series of Certificates will be invested at a specified rate. The Trust Estate may also include certain other agreements, such as interest rate exchange or swap agreements, interest rate cap or floor agreements, or similar agreements provided to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a “Cash Flow Agreement”), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series of Certificates. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates

Any Class of Certificates of a Series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or Net 5 Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See “The Trust Estates.” The Prospectus Supplement for a Series will also specify the initial Pass-Through Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate is fixed or is variable.

The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the index specified in the applicable Prospectus Supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

41

Scheduled Delays in Distributions

At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or, if such day is not a business day, the first business day following the 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable Prospectus Supplement).

Effect of Principal Prepayments

When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Pooling and Servicing Agreement and/or Underlying Servicing Agreements relating to a Series may provide, to the extent specified in the applicable Prospectus Supplement, that with respect to certain principal prepayments received, the applicable Servicer or the Master Servicer will be obligated, on or before each Distribution Date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to such Distribution Date resulting from such principal prepayments by mortgagors and (ii) all or a portion of the Servicer’s or the Master Servicer’s, as applicable, servicing compensation for such Distribution Date specified in the applicable Prospectus Supplement. No comparable interest shortfall coverage will be provided by the Servicer or the Master Servicer with respect to liquidations of any Mortgage Loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements.

A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

Weighted Average Life of Certificates

The Mortgage Loans may be prepaid in full or in part at any time. The Mortgage Loans generally will not provide for a prepayment penalty but may so provide if indicated in the related Prospectus Supplement. Fixed-rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series of Certificates may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate principal balance of each Class that would be outstanding on specified

42

Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the applicable Prospectus Supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors’ housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors’ net equity in the properties securing the mortgage loans, including the use of second or “home equity” mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in mortgage interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements will require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See “Servicing of the Mortgage Loans—Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—“Due-On-Sale” Clauses” for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

At the request of a borrower, a Servicer, including Bank of America, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new mortgage loan secured by a mortgage on the same property. Upon such refinancing, the new mortgage loan will not be included in the Trust Estate. A borrower may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer, including Bank of America, may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, or may encourage the assumption of defaulted Mortgage Loans by creditworthy borrowers.

Provided that a borrower has been current in his or her mortgage loan payment obligations in the previous twelve months, Bank of America may agree to refinance a mortgage loan in order to reduce the

43

borrower’s mortgage interest rate or change the term of the mortgage loan through a reduced documentation refinancing. In addition, in the case of certain borrowers who have indicated an interest in refinancing or who have requested payoff information, Bank of America may refinance the existing mortgage loan through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, with minimal new borrower credit or property underwriting standards. Any such refinancing will have the same effect as a prepayment in full of the related mortgage loan. See “The Mortgage Loan Programs—Mortgage Loan Underwriting—Bank of America General Underwriting Standards.” The streamlined procedures, minimal borrower cost and minimal underwriting standards associated with Bank of America’s refinancing programs may result in an increase in the number of mortgage loans eligible for refinancing and a narrowing of the mortgage interest rate differential that may otherwise need to exist before a refinancing is practical and economical for the borrower. These factors, together with generally increased borrower sophistication regarding the benefits of refinancing, may also result in a significant increase in the rate of prepayments on the Mortgage Loans.

The Depositor will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee” and “—Optional Purchases.” In addition, if so specified in the applicable Prospectus Supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a “qualified liquidation,” as defined in Code Section 860F(a)(4)(A). See “The Pooling and Servicing Agreement—Termination; Optional Purchase of Mortgage Loans.”

SERVICING OF THE MORTGAGE LOANS

The following includes a summary of the material provisions of the form of Pooling and Servicing Agreement that has been filed as an exhibit to the registration statement of which this Prospectus forms a part. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement.

The Master Servicer

In the event that there is more than one Servicer with respect to the Mortgage Loans related to a Series or the sole Servicer is not an affiliate of the Depositor, a master servicer may act as the Master Servicer with respect to such Series of Certificates. The Master Servicer may be affiliated or unaffiliated with the Depositor. The Master Servicer generally will be responsible under each Pooling and Servicing Agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) preparation of periodic reports to the Trustee with respect to the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described

44

below under “—The Servicers” and (v) making advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under the heading “—Periodic Advances and Limitations Thereon,” if such amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable Pooling and Servicing Agreement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor’s performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See “Certain Matters Regarding the Master Servicer.”

The Servicers

With respect to any Series, one or more Servicers, including Bank of America, will provide certain customary servicing functions with respect to the Mortgage Loans pursuant to the related Pooling and Servicing Agreement or separate Underlying Servicing Agreements with the Depositor or an affiliate thereof. Such Servicers are expected to be the Sellers of the Mortgage Loans or affiliates of such Sellers. The rights of the Depositor or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for the benefit of Certificateholders of such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

Each Servicer generally will be approved by Fannie Mae (“FNMA”) or The Federal Home Loan Mortgage Corporation (“FHLMC”) as a servicer of mortgage loans.

The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. The servicing obligations of a Servicer may be delegated to another person as provided in the Pooling and Servicing Agreement or Underlying Servicing Agreement.

The Trustee, or if so provided in the applicable Pooling and Servicing Agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. The Master Servicer’s obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of such Mortgage Loan.

45

The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling Agreement for each Series; provided that, if the Servicer desires to be released from its obligations under the Pooling Agreement, (i) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser is satisfactory to the Trustee for the Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling Agreement from and after the date of the agreement; and (iii) each applicable Rating Agency’s rating of any Certificates for the Series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the Certificates would not be placed on credit review status by any Rating Agency. The Servicer will be released from its obligations under the Pooling Agreement upon the assignment and delegation of its duties and obligations, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

If Bank of America is not the sole Servicer, the Prospectus Supplement relating to such a Series of Certificates will contain information concerning recent delinquency, foreclosure and loan loss experience on the mortgage loans in any other Servicer’s servicing portfolio to the extent such information is material and reasonably available to the Depositor.

Foreclosure and Delinquency Experience of Bank of America

The following table summarizes the delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain mortgage loans originated at bank branches of Bank of America.

The portfolio of mortgage loans serviced by Bank of America includes both fixed and adjustable interest rate mortgage loans, including “buydown” mortgage loans, loans with balances conforming to FHLMC’s and FNMA’s limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Mortgage Loans in any Series. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans in a Series.

46

Bank of America, N.A
Delinquency and Foreclosure Experience on Mortgage Loans

	At September 30, 2005 _________________		At December 31, 2004 _________________		At December 31, 2003 _______________
	Number/ % of Mortgage Loans ________	Outstanding Principal Amount (In Millions) _________	Number/ % of Mortgage Loans ______	Outstanding Principal Amount (In Millions) _________	Number/ % of Mortgage Loans ______	Outstanding Principal Amount (In Millions) _________
Total Portfolio	1,356,316	$214,901.0	1,300,762	$194,743.4	1,229,050	$174,777.5
Delinquencies*
One Installment delinquent	16,345	$1,927.5	16,251	$1,802.3	20,406	$2,219.3
Percent Delinquent	1.2%	0.9%	1.2%	0.9%	1.7%	1.3%
Two Installments delinquent	4,186	$445.2	4,224	$428.3	5,399	$549.9
Percent Delinquent	0.3%	0.2%	0.3%	0.2%	0.4%	0.3%
Three or more installments delinquent	4,488	$449.0	4,935	$484.0	6,294	$615.8
Percent Delinquent	0.3%	0.2%	0.4%	0.2%	0.5%	0.4%
In Foreclosure	3,333	$297.2	4,296	$399.2	5,449	$548.2
Percent in Foreclosure	0.2%	0.1%	0.3%	0.2%	0.4%	0.3%
Delinquent and in Foreclosure	28,352	$3,118.8	29,706	$3,113.8	37,548	$3,933.2
Percent Delinquent and in Foreclosure**	2.1%	1.5%	2.3%	1.6%	3.1%	2.3%

_____________________
*
A mortgage loan is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

Payments on Mortgage Loans

The Trustee for each Series will establish and maintain a separate trust account in the name of the Trustee (the “Certificate Account”). Each such account must be maintained with a depository institution (the “Depository”) either (i) whose long-term debt obligations (or, in the case of a Depository which is part of a holding company structure, the long-term debt obligations of such parent holding company) are, at the time of any deposit therein rated in at least one of the two highest rating categories by the Rating Agency or Rating Agencies rating the Certificates of such Series, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or one or more segregated pools of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the “FDIC”), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

Pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreements, if any, with respect to a Series, each Servicer will be required to establish and maintain one or more accounts (collectively, the “Servicer Custodial Account”) into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (such acceptable account, an “Eligible Custodial Account”) and limited to funds held with respect to a particular Series, unless the Pooling and Servicing Agreement or the Underlying Servicing Agreement specifies that a Servicer may establish an account which is an eligible account to serve as a unitary Servicer Custodial Account both for such Series and for other Series of Certificates as well as other Mortgage Loans serviced by such Servicer.

47

Each Servicer will be required to deposit in the Certificate Account for each Series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but received on or prior thereto. Each Servicer will be required, not later than the 24th calendar day of each month or such earlier day as may be specified in the Pooling and Servicing Agreement or the applicable Underlying Servicing Agreement (the “Remittance Date”), to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the “Master Servicer Custodial Account”) or, if there is no Master Servicer, to remit to the Trustee for deposit in the Certificate Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than
(a) payments due on or before the Cut-Off Date and (b) amounts held for future distribution):

(i)  all payments on account of principal, including prepayments, and interest;

(ii)  all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law (“Liquidation Proceeds”) less, to the extent permitted under the applicable Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

(iii)  all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Underlying Servicing Agreement;

(iv)  all Periodic Advances made by the Servicer;

(v)  all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

(vi)  all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement or the Underlying Servicing Agreement; and

(vii)  all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

Notwithstanding the foregoing, if at any time the sums in (a) any Servicer Custodial Account, other than any Eligible Custodial Account, exceed $100,000 or (b) any such Servicer Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Trustee, each Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Master Servicer Custodial Account or the Certificate Account.

Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited in such account.

48

The Master Servicer or Trustee will deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee, as applicable, in the event of a Servicer default not later than the Distribution Date on which such amounts are required to be distributed. All other amounts deposited in the Master Servicer Custodial Account (other than Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable Pooling and Servicing Agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the Certificate Account not later than the business day preceding the applicable Distribution Date. On each Distribution Date, the Trustee will withdraw from the Certificate Account and remit to Certificateholders all amounts allocable to the Pool Distribution Amount for such Distribution Date.

If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a Series any amount not required to be deposited therein, the Trustee may at any time withdraw such amount from such account for itself or for remittance to such Servicer or the Master Servicer, as applicable. Funds on deposit in the Certificate Account may be invested in certain investments acceptable to the Rating Agencies (“Eligible Investments”) maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on “prohibited transactions” imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. All income and gain realized from any such investment will generally be for the account of the Trustee as additional compensation and all losses from any such investment will be deposited by the Trustee out of its own funds to the Certificate Account immediately as realized.

The Trustee is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer or Master Servicer reimbursements by the Trustee, only to the extent funds in the respective Servicer Custodial Account or Master Servicer Custodial Account are not sufficient therefor):

(i)  to reimburse the Master Servicer, itself or any Servicer for Advances;

(ii)  to reimburse any Servicer for liquidation expenses and for amounts expended by the Master Servicer or any Servicer, as applicable, in connection with the restoration of damaged property;

(iii)  to pay to the Master Servicer the applicable Master Servicing Fee and any other amounts constituting additional master servicing compensation, to pay itself the applicable Trustee Fee, to pay any other fees described in the applicable Prospectus Supplement; and to pay to the owner thereof any Fixed Retained Yield;

(iv)  to reimburse the Master Servicer or any Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to the Master Servicer or the Servicer, as applicable;

(v)  to pay to the Depositor, a Servicer or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by a Servicer or the Master Servicer all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

49

(vi)  to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

(vii)  to pay to the Master Servicer, the Servicer and itself from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master Servicing Fee, Servicing Fees or Trustee Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

(viii)  to withdraw from the Certificate Account any amount deposited in such account that was not required to be deposited therein; and

(ix)  to clear and terminate the Certificate Account.

The Trustee will be authorized to appoint a paying agent (the “Paying Agent”) to make distributions, as agent for the Trustee, to Certificateholders of a Series. If the Paying Agent for a Series is not the Trustee for such Series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by any such Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

The Trustee will cause any Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement.

Periodic Advances and Limitations Thereon

Generally each Servicer will be required to make (i) Periodic Advances to cover delinquent payments of principal and interest on such Mortgage Loan and (ii) other advances of cash (“Other Advances” and, collectively with Periodic Advances, “Advances”) to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys’ fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer or the Trustee may, in each case if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Master Servicer or Trustee fails to make a required advance.

The advance obligation of the Master Servicer and Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers, the Master Servicer or Trustee, as the case may be, must be deposited into the applicable Servicer Custodial

50

Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series. However, none of the Master Servicer, the Trustee, any Servicer or any other person will, except as specified in the applicable Prospectus Supplement with respect to credit enhancement described therein, insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

Each Servicer will be required by the related Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement or the Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or such longer period to which the Master Servicer and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

Under each Underlying Servicing Agreement or the Pooling and Servicing Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, an “Escrow Account”) in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate such account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

51

Enforcement of “Due-on-Sale Clauses”; Realization Upon Defaulted Mortgage Loans

With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or Pooling and Servicing Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer’s judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer, if applicable, has not obtained the Master Servicer’s consent to such exercise. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer’s judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan. Further, a Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds

52

or any applicable insurance policy in respect of such Mortgage Loan. In the event that Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.” If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

With respect to a Trust Estate (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Master Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Estate acquired such property (or such shorter period as is provided in the applicable Underlying Servicing Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on “prohibited transactions” imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See “Federal Income Tax Consequences.”

Insurance Policies

Each Servicer will generally be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged

53

Property underlying such Mortgage Loan against loss by fire, with extended coverage (a “Standard Hazard Insurance Policy”). Such Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property plus liability insurance and, if applicable, flood insurance as described below. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by the applicable Servicer.

The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC with a generally acceptable insurance carrier.

Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate and is retained by the Depositor or a Seller. The Prospectus Supplement for a Series will describe the Fixed Retained Yield, if any, with respect

54

to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. If the Seller retaining the Fixed Retained Yield is a Servicer, such Servicer may deduct the Fixed Retained Yield from mortgagor payments as received or deposit such payments in the Servicer Custodial Account or Certificate Account for such Series and then request the Master Servicer or the Trustee to withdraw the Fixed Retained Yield from the Master Servicer Custodial Account or the Certificate Account for remittance to such Servicer. In the case of any Fixed Retained Yield with respect to other Mortgage Loans, serviced by the Master Servicer or the Trustee will make withdrawals from the Master Servicer Custodial Account or the Certificate Account for the purpose of remittances to the Owner of the Fixed Retained Yield. Notwithstanding the foregoing, with respect to any payment of interest received relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will bear a ratable share of such interest shortfall.

For each Series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Underlying Servicing Agreement, or the Pooling and Servicing Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Servicer Custodial Account for such Series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Servicer Custodial Account or request the Master Servicer or the Trustee to withdraw from the Master Servicer Custodial Account or the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts. The Servicing Fee or the range of Servicing Fees with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, Liquidation Profits or otherwise will be retained by the Servicers.

Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate.

As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that such fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

55

Evidence as to Compliance

Each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, an Officer’s Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer’s knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer’s Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by such Servicer pursuant to such Pooling and Servicing Agreement or Underlying Servicing Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Underlying Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

The Master Servicer will deliver annually to the Trustee, on or before the date specified in the applicable Pooling and Servicing Agreement, an Officer’s Certificate stating that such officer has received, with respect to each Servicer, the Officer’s Certificate and accountant’s statement described in the preceding paragraph, and, that on the basis of such officer’s review of such information, each Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

In the event there is a Master Servicer with respect to a Series of Certificates, such Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series without the consent of the Trustee, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer’s obligations and duties under the Pooling and Servicing Agreement. If the Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agreement, it may appoint another institution to so act as described under “The Pooling and Servicing Agreement—Rights Upon Event of Default” below.

The Pooling and Servicing Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad

56

faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated first to the Subordinated Certificate of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for FNMA or FHLMC.

The Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that, if the Master Servicer desires to be released from its obligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency’s rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

57

THE POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans to the Trustee

The Depositor will have acquired the Mortgage Loans included in each Trust Estate pursuant to one or more agreements (each, a “Sale Agreement”). In connection with the conveyance of the Mortgage Loans to the Depositor, a Seller will (i) agree to deliver to the Depositor all of the documents which the Depositor is required to deliver to the Trustee; (ii) make certain representations and warranties to the Depositor which will be the basis of certain of the Depositor’s representations and warranties to the Trustee or assign the representations and warranties made by the originator of the Mortgage Loans; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of the originator of the Mortgage Loans) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with the representations and warranties the Seller has made to the Depositor and the breach of such representations and warranties materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, if the Seller cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Depositor’s performance of its limited obligation to repurchase or substitute for Mortgage Loans. See “The Mortgage Loan Programs—Representations and Warranties” above. To the extent specified in the related Prospectus Supplement, the applicable Seller or other entity specified therein rather than the Depositor will have the limited obligation to repurchase or substitute for Mortgage Loans.

At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee for the benefit of the Certificateholders, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See “Servicing of the Mortgage Loans—Fixed Retained Yield, Servicing Compensation and Payment of Expenses.” The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee or, if indicated in the applicable Prospectus Supplement, to a custodian; provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Depositor to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, or another affiliate that sold the Mortgage Loan to the Depositor, or the originator of such Mortgage Loan. Notwithstanding the foregoing, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc.

58

(“MERS”) or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the applicable Servicers will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee or custodian will hold such documents in trust for the benefit of Certificateholders of the related Series and will review such documents within 90 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Depositor or other representing party is in breach of any of its representations and warranties, and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Depositor or other entity specified in the related Prospectus Supplement cannot deliver such document or cure such defect or breach within 90 days after written notice thereof, the Depositor or other entity specified in the related Prospectus Supplement will, within 90 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury (“Treasury Regulations”) shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Depositor or other representing party made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Depositor or other entity specified in the related Prospectus Supplement will deposit in the Certificate Account, an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan for which it is being substituted (the “Removed Mortgage Loan”), over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Removed Mortgage Loan. In no event will any substitute Mortgage Loan have (i) an unpaid principal balance greater than the scheduled principal balance calculated in accordance with the amortization schedule (the “Scheduled Principal Balance”) of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Removed Mortgage Loan), or (ii) a term greater than, a Mortgage Interest Rate less than, a Mortgage Interest Rate more than two percent per annum greater than or a loan-to-value ratio greater than, the Removed Mortgage Loan. If substitution is to be made for an adjustable-rate Mortgage Loan, the substitute Mortgage Loan will have (i) an unpaid principal balance no greater than the Scheduled Principal Balance of the Removed Mortgage Loan (after giving effect to the scheduled principal payment due in the month of substitution on the Removed Mortgage Loan), (ii) a loan-to-value ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Removed Mortgage Loan, and (iii) will bear interest based on the same index, margin and frequency of adjustment as the Removed Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Depositor’s or other representing entity’s representations and warranties.

If no custodian is named in the related Pooling and Servicing Agreement, the Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans

59

and to conduct the review of such documents described above. Any custodian so appointed will keep and review such documents as the Trustee’s agent under a custodial agreement.

Reports to Certificateholders

Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Trustee will prepare and include with each distribution to Certificateholders of record of such Series a statement setting forth the following information, if applicable:

(i)  the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

(ii)  the amount of servicing compensation with respect to the related Trust Estate and such other customary information as is required to enable Certificateholders to prepare their tax returns;

(iii)  the amount by which the Servicing Fee or Master Servicing Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

(iv)  the aggregate amount of any Periodic Advances by the Servicer, the Master Servicer or the Trustee included in the amounts actually distributed to the Certificateholders;

(v)  to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement:

(a)  the amounts so distributed under any such form of credit enhancement on the applicable Distribution Date; and

(b)  the amount of coverage remaining under any such form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

(vi)  in the case of a Class of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

(vii)  the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

(viii)  the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer and/or the Trustee that such Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

(ix)  the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year such information as required by the Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to prepare and sign the federal and applicable state and local income tax returns of the REMIC. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Administrative Matters.”

60

List of Certificateholders

The Pooling and Servicing Agreement for each Series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of such Series to any group of five or more Certificateholders who advise the Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates.

Events of Default

Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer or, if a Servicer has executed the Pooling and Servicing Agreement, such Servicer, to make a required deposit which continues unremedied for five days; (ii) any failure by the Master Servicer or a Servicer that has executed the Pooling and Servicing Agreement duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or such Servicer by the Trustee, or to the Master Servicer or such Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates (“Voting Interests”) aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master Servicer or a Servicer that has executed the Pooling and Servicing Agreement indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 51% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Master Servicer or a Servicer executing the Pooling and Servicing Agreement, under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Master Servicer’s or such Servicer’s right to recovery of the aggregate Servicing Fees or Master Servicing Fees, as applicable, due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Master Servicer or such Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or such Servicer under the Pooling and Servicing Agreement and will be entitled to monthly compensation not to exceed the aggregate fees together with the other compensation to which the Master Servicer or such Servicer is entitled under the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer or such Servicer, under the provisions of the Pooling and Servicing Agreement; provided however, that until such a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or such Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Master Servicer or such Servicer as described above. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate fees, together with the other compensation to which the Master Servicer or such Servicer, is entitled under the Pooling and Servicing Agreement, and the Master Servicer or such Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the Pooling and Servicing Agreement.

61

During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder of a Series, solely by virtue of such holder’s status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless (i) such holder previously has given to the Trustee for such Series written notice of default and (ii) the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

Each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision of the Pooling and Servicing Agreement or the related Prospectus Supplement, (iii) if a REMIC election has been made, to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) if a REMIC election has been made, to add to, modify or eliminate any provisions therein restricting transfers of Residual Certificates to certain disqualified organizations described below under “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates,” (vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes of Certificates initially retained by the Depositor or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series provided that such action will not be considered to adversely affect in any material respect the interests of the Certificateholders and no opinion of counsel will be required if each Rating Agency rating the Certificates states in writing that such action will not result in the

62

downgrading or withdrawal of the ratings then assigned to the Certificates. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificate, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class, or (iii) reduce the aforesaid percentage of Certificates of any Class, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such affected Class then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or any segregated pool of assets therein) to tax or, if a REMIC election has been made, cause the Trust Estate (or any segregated pool of assets therein) to fail to qualify as a REMIC.

Termination; Optional Purchase of Mortgage Loans

The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination.

If so provided in the applicable Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Depositor or such other party as is specified in the applicable Prospectus Supplement, to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time and price specified in such Prospectus Supplement. In the event that such party has caused the related Trust Estate (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to either (a) a “clean up call” as defined in Treasury Regulations Section 1.860G-2(j) or (b) a “qualified liquidation” as defined in Code Section 860F(a)(4)(A). Any qualified liquidation will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage, not exceeding 10%, of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the applicable Prospectus Supplement. A clean up call will result in the early retirement of one or more Classes of Certificates as specified in the related Prospectus Supplement.

The Trustee

The Trustee under each Pooling and Servicing Agreement (the “Trustee”) will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or any of its affiliates.

63

The Trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) monitoring the amounts on deposit in various trust accounts; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) preparation of federal and applicable state and local tax and information returns; (iv) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any Series; and (vi) making Periodic Advances on the Mortgage Loans to the limited extent described under “Servicing of the Mortgage Loans—Periodic Advances and Limitations Thereon,” if such amounts are not advanced by a Servicer or the Master Servicer.

The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 50% of the Voting Interests in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, must have a combined capital and surplus of at least $50,000,000, or be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee’s and any such successor trustee’s separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, as amended, and will be subject to supervision or examination by federal or state authorities.

Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related Trust. Notwithstanding the foregoing, if the predecessor has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

The Mortgage Loans will be secured by either first mortgages, first deeds of trust or similar security devices creating a first lien, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured

64

by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of

65

ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” below.

Foreclosure on Shares of Cooperatives

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the

66

surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” below.

Leaseholds

Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceeding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the United States Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Rights of Redemption

In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or

67

mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

A Servicer generally will not be required under the Pooling and Servicing Agreement or applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in” (i.e., bid up to the amount of the debt) at the sale of the asset. See “—Foreclosure.” A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor’s principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender’s security interest may be reduced to the then-current value of the property as determined by the court if the value is less than

68

the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor’s residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor’s principal residence and by collateral that is not “inextricably bound” to the real property, such as appliances, machinery, or furniture.

The general protection for mortgages secured only by the debtor’s principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor’s Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy

69

Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Bankruptcy reform legislation that was passed by the Senate on September 23, 1998 would have amended the Bankruptcy Code (such amendment, the “TILA Amendment”) to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill and the conference report did not have a similar provision, and Congress adjourned from its last session without acting on the proposed legislation. However, such legislation may be reintroduced in the current session. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the depositor, and the depositor would be obligated to repurchase such Mortgage Loan as described herein.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there can be no assurance that such a defense will be successful.

Homeowners Protection Act of 1998

The Homeowners Protection Act of 1998 (“HOPA”) provides for certain disclosure and termination requirements for primary mortgage insurance (“PMI”). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when

70

the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney’s fees.

Texas Home Equity Loans

Generally, any “cash-out” refinance or other non-purchase money transaction (except for certain rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the “Texas Home Equity Laws”). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act and Similar Laws

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s Mortgage Loan, including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services or national guard. For example, California has extended legislation

71

providing protection substantially similar to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens
(“Superliens”). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of such property, which may lead to losses on the related Series of Certificates.

Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended (“CERCLA”), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action (“Cleanup Costs”) if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator,” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the

72

facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence such decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

On September 30, 1996 the President signed into law (the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more clearly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified certain activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to Certificateholders in certain circumstances. The new secured creditor amendments to

73

CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated no such evaluations were required, nor were any such evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to: the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See “The Mortgage Loan Programs—Representations and Warranties” and “Servicing of the Mortgage Loans—Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Mortgage Loans” above.

“Due-on-Sale” Clauses

The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) which purports to preempt state laws which prohibit the enforcement of “due-on-sale” clauses by providing among other matters, that “due-on-sale” clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. “Due-on-sale” clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (“OTS”), as successor to the Federal Home Loan Bank Board (“FHLBB”), which preempt state law restrictions on the enforcement of such clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn Act created a limited exemption from its general rule of enforceability for “due-on-sale” clauses in certain mortgage loans (“Window Period Loans”) which were originated by non-federal lenders and made or assumed in certain states (“Window Period States”) during the period, prior to October 15, 1982, in which that state prohibited the enforcement of “due-on-sale” clauses by constitutional provision, statute or statewide court decision (the “Window Period”). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of “due-on-sale” clauses in Window Period Loans, “due-on-sale” clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken

74

actions which restrict the enforceability of “due-on-sale” clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a “due-on-sale” clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See “Prepayment and Yield Considerations.”

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

The Depositor or other entity specified in the related Prospectus Supplement will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee.”

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

75

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

CERTAIN REGULATORY MATTERS

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the OCC, have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America is a Servicer and/or a Seller for a Series and the OCC, which has primary regulatory authority over Bank of America, were to find that any obligation of Bank of America under the related Pooling and Servicing Agreement, Underlying Servicing Agreement or other agreement or any activity of Bank of America constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the Depositor does not believe that the OCC would consider, with respect to any Series, (i) provisions relating to Bank of America acting as a Servicer under the related Pooling and Servicing Agreement or any Underlying Servicing Agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America or (iii) any other obligation of Bank of America under the related Pooling and Servicing Agreement, Underlying Servicing Agreement or other contractual agreement under which the Depositor may purchase Mortgage Loans from Bank of America, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America to rescind or amend any such agreement, distributions on Certificates of the related Series could be delayed or reduced.

76

FEDERAL INCOME TAX CONSEQUENCES

The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a “holder” or “Certificateholder” in this discussion generally mean the Beneficial Owner of a Certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more Classes of “Regular Certificates” and one Class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in its opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to “REMIC” or “REMIC Pool” herein shall be deemed to refer to each such REMIC Pool.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the

77

meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment.

Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting “loans .. . . secured by an interest in real property which is ... . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute “Government securities” within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a “defective obligation” within a two-year period thereafter. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed

78

of within 90 days of discovery). A Mortgage Loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and

79

the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a “Non-Pro Rata Certificate”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the

80

issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or

81

shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

82

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat Regular Certificates that

83

qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed-rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. A purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness

84

incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new

85

prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

Treatment of Losses

Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

86

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Holders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on

87

reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related Series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed- rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return. In addition, a Residual Holder’s taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the

88

Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under “—Taxation of REMIC Income,” the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense” and “Market Discount” below regarding the basis of Mortgage Loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

It is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations. However, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Trustee makes no representation as to the specific method that the Trustee will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as

89

original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Market Discount.    The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under “—Taxation of Regular Certificates—Market Discount.”

Premium.    Generally, if the basis of the REMIC Pool in the Mortgage Loans exceed their unpaid principal balances, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated

90

business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such

91

record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

For taxable years beginning on or after January 1, 1998, if an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Depositor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests.    The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC

92

(including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (x) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (y) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

(a)	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

(1)	the present value of any consideration given to the transferee to acquire the residual interest;

(2)	the present value of the expected future distributions on the residual interest; and

(3)	the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

(b) (1)
the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(2)	the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirement for a safe harbor transfer; and

(3)
the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

93

The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under “—Disqualified Organizations.” Unless otherwise indicated in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Certificates meet requirement (iv) above. Consequently, such transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a Series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder’s Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the

94

conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The Internal Revenue Service has issued final regulations (the “Mark to Market Regulations”) under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a Class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

95

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. A Servicer or the Master Servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit a Servicer or the Master Servicer, as applicable, to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the

96

aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10-percent shareholder” (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442 with appropriate documentation, signed under penalties of perjury, establishing an exemption from withholding. The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or IRS Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name,

97

address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If any of the foregoing forms, or any other required documentation is not provided, 30% withholding will apply. The term “Non-U.S. Person” means any person who is not a U.S. Person. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(l)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular

98

Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

The Internal Revenue Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

Reportable Transactions

Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for “reportable transactions.” Prospective investors should consult their tax advisors concerning any possible tax return disclosure obligation with respect to the Certificates.

Federal Income Tax Consequences for Certificates as to
Which No REMIC Election Is Made

General

In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not

99

designated as “Stripped Certificates,” the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder’s method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status

Cadwalader, Wickersham & Taft LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

(i)  A Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans .. . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

(ii)  A Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

(iii)  A Certificate owned by a REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

100

An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder’s investment for federal income tax purposes.

Premium and Discount

Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

Premium

The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder’s interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser” rates on the Mortgage Loans. See “—Stripped Certificates” below regarding original issue discount on Stripped Certificates.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

Market Discount

Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that

101

the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the Mortgage Loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the Internal Revenue Service’s approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder’s cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the

102

provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as “Stripped Certificates.” The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see “—Recharacterization of Servicing Fees” above), and (iii) a Class of Certificates issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate’s allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under “—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made—General,” subject to the limitation described therein.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Seller has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and

103

gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Seller that Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A), “obligation[s] . . . principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans .. . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See “—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount.     Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “ Federal Income Tax Consequences for REMIC

104

Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled

105

payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Taxation of Certain Foreign Investors

To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons (“foreign persons”) generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after
July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be

106

subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

Reportable Transactions

Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for “reportable transactions.” Prospective investors should consult their tax advisors concerning any possible tax return disclosure obligation with respect to the Certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to such employee benefit plans and arrangements. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as “ERISA Plans.” An individual retirement account established under Code Section 408 (an “IRA”) is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant’s employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, “Non-ERISA Plans”), are not considered ERISA Plans, but such Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, “Exempt Plans”) are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but such Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as “Benefit Plans.”

Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA or the Code, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

Certain Requirements Under ERISA and the Code

General

In accordance with ERISA’s general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in “Prepayment and Yield Considerations” herein.

107

Parties in Interest/Disqualified Persons

Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). The Depositor, the Master Servicer, any Servicer or the Trustee or certain affiliates thereof might be considered or might become “parties in interest” or “disqualified persons” with respect to an ERISA Plan. If so, the acquisition or holding of Certificates by or on behalf of such ERISA Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company’s separate or general accounts where assets in such accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Depositor, any Servicer, the Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the ERISA Plan.

Delegation of Fiduciary Duty

Further, if the assets included in a Trust Estate were deemed to constitute assets of an ERISA Plan, it is possible that an ERISA Plan’s investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term “plan assets.”

The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a Certificate) in such an entity.

Certain exceptions are provided in the Regulations whereby an investing ERISA Plan’s assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of all classes of equity interests are held by “benefit plan investors,” which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include “plan assets” by reason of benefit plan investments in such entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Applicability to Non-ERISA Plans

Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to “disqualified persons,” prohibited transactions, delegation of fiduciary

108

duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans. However, the administrative exemptions discussed below are not applicable to Non-ERISA Plans.

Administrative Exemptions

Individual Administrative Exemptions.

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative prohibited transaction exemptions (each, an “Underwriter’s Exemption”) which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter’s Exemption might be applicable to a Series of Certificates, the applicable Prospectus Supplement will refer to such possibility.

Among the conditions that must be satisfied for an Underwriter’s Exemption to apply are the following:

(1)  The acquisition of Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s length transaction with an unrelated party.

(2)  The Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”).

(3)  The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter.

(4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith.

(5)  The ERISA Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Trust Estate must also meet the following requirements:

(i)  the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

(ii)  certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the ERISA Plan’s acquisition of the Certificates; and

(iii)  certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Certificates.

109

If the conditions to an Underwriter’s Exemption are met, whether or not an ERISA Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by ERISA Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Moreover, an Underwriter’s Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the ERISA Plan’s investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

An Underwriter’s Exemption does not apply to ERISA Plans sponsored by the Depositor, the underwriter specified in the applicable Prospectus Supplement, the Master Servicer, the Trustee, any Servicer, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the “Restricted Group”).

PTE 83-1

Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts (“PTE 83-1”) permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan’s assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA or the Code.

The term “mortgage pool pass-through certificate” is defined in PTE 83-1 as “a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor.” It appears that, for purposes of PTE 83-1, the term “mortgage pool pass-through certificate” would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (d) Certificates which are subordinated to other

110

Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

PTE 83-1 sets forth “general conditions” and “specific conditions” to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Non-ERISA Plans and Exempt Plans

Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. Therefore, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of such investment under the Code or other applicable law.

Unrelated Business Taxable Income—Residual Certificates

The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Benefit Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511 through 515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.” In addition, prior to the transfer of a Residual Certificate, the Trustee or the Depositor may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that such transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a Benefit Plan or any other employee benefit plan or arrangement consult with their counsel regarding the consequences under ERISA, the Code or other applicable law of their acquisition and ownership of Certificates.

111

The sale of Certificates to a Benefit Plan or any other employee benefit plan or arrangement is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

112

LEGAL INVESTMENT

If so specified in the related Prospectus Supplement, certain Classes of Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only Classes of Certificates offered pursuant to this Prospectus and the related Prospectus Supplement which will qualify as “mortgage related securities” will be those that (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those Classes of Certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information) certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA. The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703 which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities

113

(unless the credit union complies with the requirements of 12 C.F.R § 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivative Activities” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the Certificates, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain Classes of the Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

114

PLAN OF DISTRIBUTION

The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

1.  By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable Prospectus Supplement;

2.  By placements by the Depositor with investors through dealers;

3.  By direct placements by the Depositor with investors; and

4.  By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor.

If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Depositor, and, if specified in the applicable Prospectus Supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates of such Series.

Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the

115

underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser’s offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

USE OF PROCEEDS

The net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans represented by the Certificates of such Series.

LEGAL MATTERS

Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATING

It is a condition to the issuance of the Certificates of any Series offered pursuant to this Prospectus and a Prospectus Supplement that they be rated in one of the four highest categories by at least one Rating Agency.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

116

REPORTS TO CERTIFICATEHOLDERS

The Trustee will prepare and forward to the Certificateholders of each Series statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable Prospectus Supplement for such Series. No information contained in such reports will have been examined or reported upon by an independent public accountant. See “The Pooling and Servicing Agreement—Reports to Certificateholders.” In addition, each Servicer for each Series will furnish to the Trustee an annual statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Underlying Servicing Agreement and/or other similar agreements. See “Servicing of the Mortgage Loans—Evidence as to Compliance.” Copies of the statements provided to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Depositor to “incorporate by reference” information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Depositor files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus Supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Certificates offered hereby.

As a recipient of this Prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Depositor at 201 North Tryon Street, Charlotte, North Carolina 28255, Attention: Senior Vice President, telephone number (704) 387-8239.

117

WHERE YOU CAN FIND MORE INFORMATION

The Depositor filed a registration statement relating to the Certificates with the Securities and Exchange Commission (“SEC” or the “Commission”). This Prospectus is part of the registration statement, but the registration statement includes additional information.

Copies of the registration statement and any other materials the Depositor files with the Commission may be read and copied at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information concerning the operation of the Commission’s Public Reference Room may be obtained by calling the Commission at (800)SEC-0330. The Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this Prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Banc of America Mortgage Securities, Inc., 201 North Tryon Street, Charlotte, North Carolina 28255, Attention: Senior Vice President, telephone number (704) 387-8239.

118

INDEX OF SIGNIFICANT DEFINITIONS

PROSPECTUS

1
100% LTV Program	27
1986 Act	80
1998 Policy Statement	114
A
Accelerated Processing Programs	25
Accretion Directed Certificates	36
Accrual Certificates	33
Actuarial Mortgage Loan	17
Additional Collateral	21
Advances	50
All-Ready Home	26
ALTA	25
Asset Conservation Act	73
B
Balloon Loans	20
Balloon Period	20
Bank of America	21
Bankruptcy Code	68
Bankruptcy Loss	35
Bankruptcy Loss Amount	35
Beneficial Owner	30
Benefit Plans	107
Book-Entry Certificates	9
Buy-Down Fund	20
Buy-Down Loans	20
C
Cash Flow Agreement	15
Cede	30
CERCLA	72
Certificate Account	47
Certificateholders	29
Certificates	6
Class	7
Cleanup Costs	72
Closing Date	28
Code	9
Commission	118
Companion Certificates	36
Component	36
Component Certificates	36
cooperatives	16
Counterparty	15
Credit Scores	25
Cut-Off Date	8

D
Deferred Interest	19
Definitive Certificates	29
Department	108
Depositor	21
Depository	47
Disqualified Organization	92
Distribution Date	8
DTC	9
DTC Participants	30
Due Date	18
Due-on-sale	74
E
EDGAR	118
electing large partnership	92
Eligible Custodial Account	47
Eligible Investments	49
ERISA	107
ERISA Plans	107
Escrow Account	51
Excess Bankruptcy Losses	35
Excess Fraud Losses	35
Excess Special Hazard Losses	35
Exempt Plans	107
F
FDIC	47
FFIEC	114
FHLBB	74
FHLMC	45
Fitch	109
Fixed Rate Certificates	39
Fixed Retained Yield	33
Floating Rate Certificates	39
FNMA	45
Foreclosure Profits	33
foreign persons	106
Fraud Loss	35
Fraud Loss Amount	35
G
Garn Act	74

119

Graduated Pay Mortgage Loans	19
Growing Equity Mortgage Loans	19
H
HOPA	70
I
Indirect DTC Participants	30
Insolvency Laws	14
Interest Only Certificates	39
Inverse Floating Rate Certificates	39
IRA	107
L
Limited or Reduced Documentation Guidelines	22
Liquidation Proceeds	48
Loan-to-Value Ratio	23
Lockout Certificates	36
M
Mark to Market Regulations	95
Master Servicer	6
Master Servicer Custodial Account	48
Master Servicing Fee	33
MERS	59
Moody’s	109
Mortgage Interest Rate	33
Mortgage Loans	16
Mortgage Notes	16
Mortgage Score	25
Mortgaged Properties	16
Mortgages	16
N
NCUA	113
Net 5 Loans	19
Net Mortgage Interest Rate	33
No Ratio Loan Program	27
Non-ERISA Plans	107
Non-Pro Rata Certificate	80
Non-SMMEA Certificate	113
Non-U.S. Person	98
Note Margin	18
Notional Amount Certificates	36
O
OCC	113
OID Regulations	80
original issue discount	80

Other Advances	50
OTS	74
P
PAC Certificates	37
PAC I Certificates	37
PAC II Certificates	37
Partial Liquidation Proceeds	32
Pass-Through Certificates	37
Pass-Through Entity	92
Pass-Through Rate	7
Paying Agent	50
PCBs	72
Percentage Interest	32
Periodic Advances	9
Planned Amortization Certificates	37
Pledged Asset Mortgage Loans	21
PMI	70
Pool Distribution Amount	32
Pooling and Servicing Agreement	28
Prepayment Assumption	81
Principal Only Certificates	39
Product Guides	24
PTE 83-1	110
R
Rate Reduction Refinance	26
Rating Agency	10
Ratio Strip Certificates	37
RCRA	73
Record Date	8
Regular Certificateholder	80
Regular Certificates	77
Regulations	108
Relief Act	71
REMIC	77
REMIC Certificates	77
REMIC Pool	77
REMIC Regulations	77
Remittance Date	48
Removed Mortgage Loan	59
Reserve Fund	40
Residual Certificates	77
Residual Holders	87
Restricted Group	110
Rules	30
S
S&P	109
Sale Agreement	58

120

Scheduled Amortization Certificates	37
Scheduled Principal Balance	59
SEC	118
Securities Act	109
Seller	16
Senior Certificates	38
Sequential Pay Certificates	38
Series	6
Servicer	6
Servicer Custodial Account	47
Servicing Fee	33
Simple Interest Mortgage Loan	17
SMMEA	113
Special Hazard Loss	35
Special Hazard Loss Amount	35
Standard Hazard Insurance Policy	54
Startup Day	78
Stated Income Program	26
Step Coupon Certificates	39
Stripped Certificateholder	104
Stripped Certificates	103
Subordinated Certificates	38
Subsidy Account	19
Subsidy Loans	19
Subsidy Payments	19
Superliens	72
Super Senior Certificates	38
Super Senior Support Certificates	38
Support Certificates	36

T
TAC Certificates	38
Targeted Amortization Certificates	38
Texas Home Equity Laws	71
Tiered Payment Mortgage Loans	19
TILA Amendment	70
Title V	75
Treasury Regulations	59
Trust	6
Trust Estate	6
Trustee	63
Trustee Fee	33
U
UCC	66
Underlying Servicing Agreement	6
Underwriter’s Exemption	109
U.S. Person	94
UST	73
V
Variable Rate Certificates	39
Voting Interests	61
W
Window Period	74
Window Period Loans	74
Window Period States	74

121

Banc of America Mortgage Securities, Inc.
Depositor

Bank of America, N.A.
Seller and Servicer

$438,108,222
(Approximate)

Banc of America Alternative
Loan Trust 2005-11

Mortgage Pass-Through
Certificates, Series 2005-11

_____________________

PROSPECTUS SUPPLEMENT

_______________________

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a Prospectus Supplement and Prospectus until ninety days following the date of this Prospectus Supplement.

Banc of America Securities LLC

November 29, 2005

________________________________________________________________________________

                   BANC OF AMERICA MORTGAGE SECURITIES, INC.,
                                                   as Depositor,

                                          BANK OF AMERICA, N.A.,
                                                     as Servicer,

                                                            and

                                      WELLS FARGO BANK, N.A.,
                                                       as Trustee

                            POOLING AND SERVICING AGREEMENT

                                         Dated November 29, 2005

                        --------------------------------------------------------------

                       Banc of America Alternative Loan Trust 2005-11
                             Mortgage Pass-Through Certificates

                                             Series 2005-11

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................
Section 1.02  Interest Calculations.........................................

                                    ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS
             ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans...............
Section 2.03  Representations, Warranties and Covenants of the Servicer.....
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans...............................................
Section 2.05  Designation of Interests in the REMICs........................
Section 2.06  Designation of Start-up Day...................................
Section 2.07  REMIC Certificate Maturity Date...............................
Section 2.08  Execution and Delivery of Certificates........................

                                   ARTICLE III

              ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans............................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer......
Section 3.03  Fidelity Bond; Errors and Omissions Insurance.................
Section 3.04  Access to Certain Documentation...............................
Section 3.05  Maintenance of Primary Insurance Policy; Claims;
               Collections of BPP Mortgage Loan Payments....................
Section 3.06  Rights of the Depositor and the Trustee
               in Respect of the Servicer...................................
Section 3.07  Trustee to Act as Servicer....................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer
               Custodial Account; Certificate Account and Reserve Fund......
Section 3.09  Collection of Taxes, Assessments and
               Similar Items; Escrow Accounts...............................
Section 3.10  Access to Certain Documentation and Information
               Regarding the Mortgage Loans.................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial Account and Certificate Account......................................
Section 3.12  Maintenance of Hazard Insurance...............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements.....
Section 3.14  Realization upon Defaulted Mortgage Loans; REO Property.......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files...............
Section 3.16  Documents, Records and Funds in Possession of the Servicer to
               Be Held for the Trustee......................................
Section 3.17  Servicing Compensation........................................
Section 3.18  Annual Statement as to Compliance.............................
Section 3.19  Annual Independent Public Accountants’ Servicing Statement;
               Financial Statements.........................................
Section 3.20  Advances......................................................
Section 3.21  Modifications, Waivers, Amendments and Consents...............
Section 3.22  Reports to the Securities and Exchange Commission.............
Section 3.23  Buy-Down Account; Application of Buy-Down Funds...............

                                   ARTICLE IV

                      SERVICER’S CERTIFICATE

Section 4.01  Servicer’s Certificate........................................

                                  ARTICLE V

     PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions.................................................
Section 5.02  Priorities of Distributions...................................
Section 5.03  Allocation of Losses..........................................
Section 5.04  Statements to Certificateholders..............................
Section 5.05  Tax Returns and Reports to Certificateholders.................
Section 5.06  Tax Matters Person............................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee....
Section 5.08  REMIC Related Covenants.......................................
Section 5.09  Determination of LIBOR........................................
Section 5.10  Grantor Trust Administration..................................

                                 ARTICLE VI

                          THE CERTIFICATES

Section 6.01  The Certificates..............................................
Section 6.02  Registration of Transfer and Exchange of Certificates.........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 6.04  Persons Deemed Owners.........................................

                                 ARTICLE VII

              THE DEPOSITOR AND THE SERVICER

Section 7.01 Respective Liabilities of the Depositor and the Servicer.......
Section 7.02 Merger or Consolidation of the Depositor or the Servicer.......
Section 7.03 Limitation on Liability of the Depositor,
              the Servicer and Others.......................................
Section 7.04  Depositor and Servicer Not to Resign..........................
Section 7.05  Assignment or Delegation of Duties by the Servicer............

                             ARTICLE VIII

                                DEFAULT

Section 8.01  Events of Default.............................................
Section 8.02  Remedies of Trustee...........................................
Section 8.03  Directions by Certificateholders and Duties
               of Trustee During Event of Default...........................
Section 8.04  Action upon Certain Failures of the
               Servicer and upon Event of Default...........................
Section 8.05  Trustee to Act; Appointment of Successor......................
Section 8.06  Notification to Certificateholders............................

                       ARTICLE IX

                     THE TRUSTEE

Section 9.01  Duties of Trustee.............................................
Section 9.02  Certain Matters Affecting the Trustee.........................

Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 9.04  Trustee May Own Certificates..................................
Section 9.05  Eligibility Requirements for Trustee..........................
Section 9.06  Resignation and Removal of Trustee............................
Section 9.07  Successor Trustee.............................................
Section 9.08  Merger or Consolidation of Trustee............................
Section 9.09  Appointment of Co-Trustee or Separate Trustee.................
Section 9.10  Authenticating Agents.........................................
Section 9.11  Trustee’s Fees and Expenses...................................
Section 9.12  Appointment of Custodian......................................
Section 9.13  Paying Agents.................................................
Section 9.14  Limitation of Liability.......................................
Section 9.15  Trustee May Enforce Claims Without Possession
               of Certificates..............................................
Section 9.16  Suits for Enforcement.........................................
Section 9.17  Waiver of Bond Requirement....................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement.....

                      ARTICLE X

                    TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or
               Liquidation of All Mortgage Loans............................
Section 10.02 Additional Termination Requirements...........................

                   ARTICLE XI

       MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.....................................................
Section 11.02 Recordation of Agreement......................................
Section 11.03 Limitation on Rights of Certificateholders....................
Section 11.04 Governing Law.................................................
Section 11.05 Notices.......................................................
Section 11.06 Severability of Provisions....................................
Section 11.07 Certificates Nonassessable and Fully Paid.....................
Section 11.08 Access to List of Certificateholders..........................
Section 11.09 Recharacterization............................................

EXHIBITS

Exhibit A-1-CB-1   -  Form of Face of Class 1-CB-1 Certificate
Exhibit A-1-CB-2   -  Form of Face of Class 1-CB-2 Certificate
Exhibit A-1-CB-3   -  Form of Face of Class 1-CB-3 Certificate
Exhibit A-1-CB-4   -  Form of Face of Class 1-CB-4 Certificate
Exhibit A-1-CB-5   -  Form of Face of Class 1-CB-5 Certificate
Exhibit A-1-CB-6   -  Form of Face of Class 1-CB-6 Certificate
Exhibit A-1-CB-7   -  Form of Face of Class 1-CB-7 Certificate
Exhibit A-1-CB-8   -  Form of Face of Class 1-CB-8 Certificate
Exhibit A-1-CB-R  -  Form of Face of Class 1-CB-R Certificate
Exhibit A-2-CB-1   -  Form of Face of Class 2-CB-1 Certificate
Exhibit A-3-CB-1   -  Form of Face of Class 3-CB-1 Certificate
Exhibit A-CB-IO    -  Form of Face of Class CB-IO Certificate
Exhibit A-CB-PO   -  Form of Face of Class CB-PO Certificate
Exhibit A-4-A-1     -  Form of Face of Class 4-A-1 Certificate
Exhibit A-4-A-2     -  Form of Face of Class 4-A-2 Certificate
Exhibit A-4-A-3     -  Form of Face of Class 4-A-3 Certificate
Exhibit A-4-A-4     -  Form of Face of Class 4-A-4 Certificate
Exhibit A-4-A-5     -  Form of Face of Class 4-A-5 Certificate
Exhibit A-4-A-6     -  Form of Face of Class 4-A-6 Certificate

Exhibit A-4-IO     -  Form of Face of Class 4-IO Certificate
Exhibit A-4-PO    -  Form of Face of Class 4-PO Certificate
Exhibit B-1           -  Form of Face of Class B-1 Certificate
Exhibit B-2           -  Form of Face of Class B-2 Certificate
Exhibit B-3           -  Form of Face of Class B-3 Certificate
Exhibit B-4           -  Form of Face of Class B-4 Certificate
Exhibit B-5           -  Form of Face of Class B-5 Certificate
Exhibit B-6           -  Form of Face of Class B-6 Certificate
Exhibit C              -  Form of Reverse of all Certificates
Exhibit D-1          -  Mortgage Loan Schedule (Loan Group 1)
Exhibit D-2          -  Mortgage Loan Schedule (Loan Group 2)
Exhibit D-3          -  Mortgage Loan Schedule (Loan Group 3)
Exhibit D-4          -  Mortgage Loan Schedule (Loan Group 4)
Exhibit E              -  Request for Release of Documents
Exhibit F              -  Form of Certification of Establishment of Account
Exhibit G-1          -  Form of Transferor’s Certificate
Exhibit G-2A       -  Form 1 of Transferee’s Certificate
Exhibit G-2B        -  Form 2 of Transferee’s Certificate
Exhibit H             -  Form of Transferee Representation Letter for ERISA
                                   Restricted Certificates
Exhibit I               -  Form of Affidavit Regarding Transfer of Residual Certificate
Exhibit J              -  Contents of Servicing File
Exhibit K             -  Form of Special Servicing Agreement
Exhibit L             -  List of Recordation States
Exhibit M          -  Form of Initial Certification
Exhibit N           -  Form of Final Certification
Exhibit O           -  Form of Sarbanes-Oxley Certification
Exhibit P           -  Form of Trustee’s Certification
Exhibit Q          -  Yield Maintenance Agreements

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated November 29, 2005, is hereby executed by and among BANC OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"),
BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and WELLS FARGO BANK, N.A., as trustee (together with its permitted successors and assigns, the "Trustee").

                        W I T N E S S E T H   T H A T:

            In consideration of the mutual agreements herein contained, the
Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the
Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC," the "Middle-Tier REMIC" and the
"Lower-Tier REMIC," respectively, and each, a "REMIC"). The Senior Certificates
(other than the Class CB-IO, Class CB-PO and Class 1-CB-R Certificates and the
right of the Class 1-CB-1 and Class 4-A-1 Certificates to receive amounts from the applicable Reserve Fund) are referred to collectively as the "Regular
Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC.
The Class 1-CB-PO Component, Class 2-CB-PO Component and Class 3-CB-PO Component
(the "Class CB-PO Components" or the "PO Components"), the Class 1-CB-IO
Component, Class 2-CB-IO Component and Class 3-CB-IO Component (the "Class CB-IO
Components" or the "IO Components" and, collectively with the PO Components, the
"Components") shall also constitute "regular interests" in the Upper-Tier REMIC.
The Uncertificated Upper-Tier Interests shall also constitute "regular interests" in the Upper-Tier REMIC. The Uncertificated Middle-Tier Interests
shall constitute the "regular interests" in the Middle-Tier REMIC. The
Uncertificated Lower-Tier Interests shall constitute the "regular interests" in the Lower-Tier REMIC. The Class R-U Interest shall be the sole "residual interest" in the Upper-Tier REMIC. The Class R-M Interest shall be the sole
"residual interest" in the Middle-Tier REMIC. The Class R-L Interest shall be the sole "residual interest" in the Lower-Tier REMIC. The Class 1-CB-R
Certificate shall represent ownership of the Class R-U Interest, the Class R-M
Interest and the Class R-L Interest. The portion of the Trust Estate consisting of the Reserve Funds and the Yield Maintenance Agreements and the right of the
Class 1-CB-1 and Class 4-A-1 Certificates to receive amounts from the applicable
Reserve Fund shall not be assets of any REMIC created hereunder, but rather shall be assets of the Grantor Trust. The assets of the Grantor Trust, the
Certificates, the Uncertificated Middle-Tier Interests and the Uncertificated
Lower-Tier Interests will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following tables set forth characteristics of the Certificates and the Components, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

                                 Initial Class                                                  Integral
                                  Certificate                                                Multiples in
                                  Balance or                Pass-Through         Minimum         Excess of
  Classes(1)          Notional Amount              Rate                Denomination     Minimum
---------------          ------------------------     -------------------      --------------------     ---------------
Class 1-CB-1         $97,727,000.00                   (1)                          $1,000                 $1
Class 1-CB-2         $97,727,000.00                   (2)                     $1,000,000               $1

Class 1-CB-3        $36,188,000.00               5.500%              $1,000               $1
Class 1-CB-4        $26,805,000.00               5.500%              $1,000               $1
Class 1-CB-5         $7,647,000.00               5.500%               $1,000               $1
Class 1-CB-6         $9,011,000.00               5.500%               $1,000               $1
Class 1-CB-7         $1,527,000.00               5.500%               $1,000               $1
Class 1-CB-8         $1,075,000.00               5.500%               $1,000               $1
Class 1-CB-R               $100.00                  5.500%                 $100               N/A
Class 2-CB-1        $86,674,000.00              6.000%               $1,000               $1
Class 3-CB-1        $51,972,000.00              6.000%               $1,000               $1
Class CB-IO         $10,663,081.00                 (3)               $1,000,000             $1
Class CB-PO            $995,918.00                  (4)                   $25,000              $1
Class 4-A-1         $57,538,000.00                  (5)                   $1,000                $1
Class 4-A-2         $57,538,000.00                  (6)                $1,000,000            $1
Class 4-A-3         $20,911,000.00                5.750%              $1,000               $1
Class 4-A-4            $883,000.00                  5.750%              $1,000               $1
Class 4-A-5         $19,749,000.00                5.750%              $1,000               $1
Class 4-A-6          $4,068,000.00                 5.750%              $1,000               $1
Class 4-IO           $3,433,480.00                  5.500%           $1,000,000           $1
Class 4-PO           $1,409,203.00                   (7)                    $25,000             $1
Class B-1            $7,518,000.00                     (8)                    $25,000             $1
Class B-2            $3,757,000.00                     (8)                    $25,000             $1
Class B-3            $2,653,000.00                     (8)                   $25,000              $1
Class B-4            $1,326,000.00                     (8)                   $25,000              $1
Class B-5            $1,327,000.00                     (8)                   $25,000              $1
Class B-6            $1,326,290.00                     (8)                   $25,000              $1

                              Initial Component                                    Integral
                                     Balance or                                       Multiples In
                                   Component          Pass-Through     Minimum          Excess Of
Components        Notional Amount           Rate            Denomination     Minimum
-------------------      -----------------------      --------------     -------------------    --------------
Class 1-CB-PO          $957,445.00                    (9)                      N/A                N/A
Class 2-CB-PO            $17,609.00                    (9)                      N/A                N/A
Class 3-CB-PO            $20,863.00                    (9)                      N/A                N/A
Class 1-CB-IO        $6,005,282.00               5.500%                   N/A                N/A
Class 2-CB-IO        $3,283,602.00               5.500%                   N/A                N/A
Class 3-CB-IO        $1,374,195.00               5.500%                   N/A                N/A

------------
(1) During the initial Interest Accrual Period, interest will accrue on the
    Class 1-CB-1 Certificates at the rate of 4.68375% per annum. During each
    Interest Accrual Period thereafter, interest will accrue on the Class 1-CB-1
    Certificates at a per annum rate equal to (i) 0.490% plus (ii) LIBOR, subject to a minimum rate of 0.490% and a maximum rate of 5.500%.

(2) During the initial Interest Accrual Period, interest will accrue on the
    Class 1-CB-2 Certificates at the rate of 0.81625% per annum. During each
    Interest Accrual Period thereafter, interest will accrue on the Class 1-CB-2
    Certificates at a per annum rate equal to (i) 5.010% minus (ii) LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 5.010%.

(3) The Class CB-IO Certificates are Interest Only Certificates and will be deemed for purposes of distributions of interest to consist of three
    Components described in the table: the Class 1-CB-IO Component, the Class
    2-CB-IO Component and the Class 3-CB-IO Component. The Class CB-IO
    Components are not severable.

(4) The Class CB-PO Certificates are Principal Only Certificates and will be deemed for purposes of distributions of principal to consist of three
    Components as described in the table: the Class 1-CB-PO Component, the Class
    2-CB-PO Component and the Class 3-CB-PO Component. The Class CB-PO

    Components are not severable.

(5) During the initial Interest Accrual Period, interest will accrue on the
    Class 4-A-1 Certificates at the rate of 4.79000% per annum. During each
    Interest Accrual Period thereafter, interest will accrue on the Class 4-A-1
    Certificates at a per annum rate equal to (i) 0.650% plus (ii) LIBOR, subject to a minimum rate of 0.650% and a maximum rate of 5.750%.

(6) During the initial Interest Accrual Period, interest will accrue on the
    Class 4-A-2 Certificates at the rate of 0.96000% per annum. During each
    Interest Accrual Period thereafter, interest will accrue on the Class 4-A-2
    Certificates at a per annum rate equal to (i) 5.100% minus (ii) LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 5.100%.

(7) The Class 4-PO Certificates are Principal Only Certificates and will not be entitled to distributions in respect of interest.

(8) Interest will accrue on the Class B Certificates for each Distribution Date at a per annum rate equal to the weighted average (based on the Group
   Subordinate Amount for each Loan Group) of (i) with respect to Loan Group 1,
   5.500%, (ii) with respect to Loan Group 2, 6.000%, (iii) with respect to Loan
   Group 3, 6.000% and (iv) with respect to Loan Group 4, 5.750%.

(9) The Class 1-CB-PO, Class 2-CB-PO and Class 3-CB-PO Components are Principal
   Only Components and will not be entitled to distributions in respect of interest.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accretion Termination Date: The earlier to occur of (A) the
Distribution Date following the Distribution Date on which the Class Certificate
Balances of the Class 1-CB-1 and Class 1-CB-6 Certificates have been reduced to zero or (B) the Senior Credit Support Depletion Date.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class (other than the Class CB-IO Certificates), one month’s interest accrued during the related Interest Accrual Period at the applicable
Pass-Through Rate on the applicable Class Certificate Balance or Notional
Amount. For any Distribution Date and the Class CB-IO Certificates, the sum of
the Accrued Component Interest for each Class CB-IO Component.

            Accrued Component Interest: For any Distribution Date and each IO
Component, one month’s interest accrued during the related Interest Accrual
Period at the applicable Pass-Through Rate on the applicable Notional Amount.

            Adjusted Pool Amount: With respect to any Distribution Date and Loan
Group, the Cut-off Date Pool Principal Balance of the Mortgage Loans in such
Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments,
Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to
Holders of the Certificates on such Distribution Date and all prior Distribution
Dates and (ii) the principal portion of all Realized Losses (other than Debt

Service Reductions) incurred on the Mortgage Loans in such Loan Group from the
Cut-off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (Non-PO Portion): With respect to any
Distribution Date and Loan Group, the difference between the Adjusted Pool
Amount and the Adjusted Pool Amount (PO Portion).

            Adjusted Pool Amount (PO Portion): With respect to any Distribution
Date and Loan Group, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans of such Loan Group: the product of (i) the PO
Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-off
Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan
(including, without limitation, amounts received as Monthly Payments, Periodic
Advances, Principal Prepayments, Liquidation Proceeds and Substitution
Adjustment Amounts) and distributed to Holders of the Certificates of the
Related Group on such Distribution Date and all prior Distribution Dates and (y)
the principal portion of any Realized Loss (other than a Debt Service Reduction)
incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Aggregate Subordinate Percentage: As to any Distribution Date, the
aggregate Class Certificate Balance of the Class B Certificates divided by the aggregate Pool Stated Principal Balance (Non-PO Portion) for all of the Loan
Groups.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date and
Loan Group, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i)
Principal Prepayments and Liquidation Proceeds received or made on the Mortgage
Loans in such Loan Group in the month of such Distribution Date and (ii)
payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related
Due Date.

            Ancillary Income: All prepayment premiums (if any), assumption fees, late payment charges and all other ancillary income and fees with respect to the
Mortgage Loans.

            Appraised Value: With respect to any Mortgaged Property, either (i)
the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related
Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor’s obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents:  As defined in Section 9.10.

            Bank of  America:  Bank  of  America,  N.A.,  a  national  banking association, or its successor in interest.

            Book-Entry  Certificate:  Any Class of Certificates other than the
Physical Certificates.

            BPP Mortgage Loan: Any Mortgage Loan which includes a Borrowers
Protection Plan(R) addendum to the related Mortgage Note whereby Bank of America agrees to cancel (i) certain payments of principal and interest on such Mortgage
Loan for up to twelve months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of the Mortgage Loan upon the accidental death of the Mortgagor; provided that such Borrowers
Protection Plan(R) has not been terminated in accordance with its terms.

            BPP Mortgage Loan Payment: With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total Covered Amount, if any, payable by Bank of
America pursuant to Section 5 of the Mortgage Loan Purchase Agreement.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii)
a day on which banking institutions in the State of North Carolina, the State of
New York, the State of Minnesota, the state in which the servicing offices of the Servicer are located or any state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Buy-Down Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.23.

            Buy-Down Agreement: An agreement governing the application of
Buy-Down Funds with respect to a Buy-Down Mortgage Loan.

            Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor’s monthly payment during the initial years of a Buy-Down Mortgage Loan.

            Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided from Buy-Down Funds.

            Calculated Principal Distribution: As defined in Section 5.03(d).

            Certificate: Any of the Banc of America Alternative Loan Trust
2005-11 Mortgage Pass-Through Certificates, Series 2005-11 that are issued pursuant to this Agreement.

            Certificate Account: The Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered holders of Banc of America Alternative Loan Trust 2005-11
Mortgage Pass-Through Certificates, Series 2005-11." The Certificate Account
shall be deemed to consist of six sub-accounts; one for each Group, a fifth sub-account referred to herein as the Middle-Tier Certificate Sub-Account and a sixth sub-account referred to herein as the Upper-Tier Certificate Sub-Account.
Funds in the Certificate Account shall be held in trust for the Holders of the
Certificates of such Group for the uses and purposes set forth in this
Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage
Interest of such Certificate and the Class Certificate Balance of the Class of
Certificates of which such Certificate is a part.

            Certificate   Custodian:   Initially,   Wells  Fargo  Bank,  N.A.;
thereafter any other  Certificate  Custodian  acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry  Certificate,  the
Person who is the beneficial owner of a Book-Entry  Certificate.  With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate   Register:   The  register   maintained  pursuant  to
Section 6.02.

            Certificate   Registrar:   The  registrar  appointed  pursuant  to
Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Certification: As defined in Section 3.22(b).

            Class: As to the Certificates, the Class 1-CB-1, Class 1-CB-2, Class
1-CB-3, Class 1-CB-4, Class 1-CB-5, Class 1-CB-6, Class 1-CB-7, Class 1-CB-8,
Class 1-CB-R, Class 2-CB-1, Class 3-CB-1, Class CB-IO, Class CB-PO, Class 4-A-1,
Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-IO,
Class 4-PO, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6,
as the case may be.

            Class 1-CB-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the
Class Certificate Balance of the Class 1-CB-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such
Class, without regard to the operation of Section 5.03(e).

            Class 1-CB-1 Reserve Fund: The trust account created and maintained by the Trustee pursuant to Section 3.08(g) which shall be entitled the "Class
1-CB-1 Reserve Fund, Wells Fargo Bank, N.A., as Trustee, in trust for registered
Holders of the Class 1-CB-1 Certificates of the Banc of America Alternative Loan
Trust; Mortgage Pass-Through Certificates, Series 2005-11" and which must be an
Eligible Account. Amounts on deposit in the Class 1-CB-1 Reserve Fund shall not be invested. The Class 1-CB-1 Reserve Fund shall not be an asset of any REMIC formed under this Agreement.

            Class 1-CB-1 Yield Maintenance Agreement: The yield maintenance agreement between the Trustee, on behalf of the Trust, and the Counterparty, which will be primarily for the benefit of the Class 1-CB-1 Certificates, substantially in the form attached hereto as Exhibit Q. The Class 1-CB-1 Yield
Maintenance Agreement shall not be an asset of any REMIC formed under this
Agreement.

            Class 1-CB-1 Yield Maintenance Agreement Payment: For any
Distribution Date (other than the Distribution Date in December 2005) prior to and including the Distribution Date in May 2024, the amount, if any, required to be paid by the Counterparty to the Trustee under the Class 1-CB-1 Yield
Maintenance Agreement.

            Class 1-CB-1 Yield Maintenance Amount: For any Distribution Date
(other than the Distribution Date in December 2005) prior to and including the
Distribution Date in May 2024, an amount equal to the product of (a) the Class
Certificate Balance of the Class 1-CB-1 Certificates immediately prior to such
Distribution Date, (b) the excess of (i) the lesser of 9.01% and LIBOR over (ii)
5.01% and (c) one-twelfth.

            Class 1-CB-1 Yield Maintenance Amount Shortfall: For any
Distribution Date, the amount, if any, by which the Class 1-CB-1 Yield
Maintenance Amount for such Distribution Date exceeds the sum of the Class
1-CB-1 Yield Maintenance Agreement Payment for such Distribution Date and any
Excess Funds in the Class 1-CB-1 Reserve Fund.

            Class 1-CB-2 Notional Amount: As to any Distribution Date and the
Class 1-CB-2 Certificates, the Class Certificate Balance of the Class 1-CB-1
Certificates.

            Class 1-CB-3 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the
Class Certificate Balance of the Class 1-CB-3 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such
Class, without regard to the operation of Section 5.03(e).

            Class 1-CB-6 Loss Allocation Amount: With respect to any
Distribution Date after the Senior Credit Support Depletion Date, the lesser of
(a) the Class Certificate Balance of the Class 1-CB-6 Certificates with respect to such Distribution Date prior to any reduction for the Class 1-CB-6 Loss
Allocation Amount and (b) the Class 1-CB-1 Loss Amount with respect to such
Distribution Date.

            Class 1-CB-7 Loss Allocation Amount: With respect to any
Distribution Date after the Senior Credit Support Depletion Date, the lesser of
(a) the Class Certificate Balance of the Class 1-CB-7 Certificates with respect to such Distribution Date prior to any reduction for the Class 1-CB-7 Loss
Allocation Amount and (b) the Class 1-CB-3 Loss Amount with respect to such
Distribution Date.

            Class 1-CB-8 Accrual Distribution Amount: For any Distribution Date
and the Class 1-CB-8 Certificates prior to the Accretion Termination Date, an amount with respect to such Class equal to the sum of (i) the amount allocated but not currently distributable as interest to such Class pursuant to Section
5.02(a)(i) that is attributable to clause (i) of the definition of "Interest
Distribution Amount," and (ii) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (ii) of the definition of "Interest Distribution Amount."

            Class 1-CB-IO Notional Amount: As to any Distribution Date and the
Class 1-CB-IO Component, the product of (i) the aggregate Stated Principal
Balance of the Group 1 Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest
Rates of the Group 1 Premium Mortgage Loans (based on the Stated Principal
Balances of the Group 1 Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 5.500% and (b) the denominator of which is equal to 5.500%.

            Class 2-CB-IO Notional Amount: As to any Distribution Date and the
Class 2-CB-IO Component, the product of (i) the aggregate Stated Principal
Balance of the Group 2 Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest
Rates of the Group 2 Premium Mortgage Loans (based on the Stated Principal
Balances of the Group 2 Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 6.000% and (b) the denominator of which is equal to 5.500%.

            Class 3-CB-IO Notional Amount: As to any Distribution Date and the
Class 3-CB-IO Component, the product of (i) the aggregate Stated Principal
Balance of the Group 3 Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest
Rates of the Group 3 Premium Mortgage Loans (based on the Stated Principal
Balances of the Group 3 Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 6.000% and (b) the denominator of which is equal to 5.500%.

            Class 4-A-1 Reserve Fund: The trust account created and maintained by the Trustee pursuant to Section 3.08(g) which shall be entitled the "Class
4-A-1 Reserve Fund, Wells Fargo Bank, N.A., as Trustee, in trust for registered
Holders of the Class 4-A-1 Certificates of the Banc of America Alternative Loan
Trust; Mortgage Pass-Through Certificates, Series 2005-11" and which must be an
Eligible Account. Amounts on deposit in the Class 4-A-1 Reserve Fund shall not be invested. The Class 4-A-1 Reserve Fund shall not be an asset of any REMIC formed under this Agreement.

            Class 4-A-1 Yield Maintenance Agreement: The yield maintenance agreement between the Trustee, on behalf of the Trust, and the Counterparty, which will be primarily for the benefit of the Class 4-A-1 Certificates, substantially in the form attached hereto as Exhibit Q. The Class 4-A-1 Yield
Maintenance Agreement shall not be an asset of any REMIC formed under this
Agreement.

            Class 4-A-1 Yield Maintenance Agreement Payment: For any
Distribution Date (other than the Distribution Date in December 2005) prior to and including the Distribution Date in March 2021, the amount, if any, required to be paid by the Counterparty to the Trustee under the Class 4-A-1 Yield
Maintenance Agreement.

            Class 4-A-1 Yield Maintenance Amount: For any Distribution Date
(other than the Distribution Date in December 2005) prior to and including the
Distribution Date in March 2021, an amount equal to the product of (a) the Class
Certificate Balance of the Class 4-A-1 Certificates immediately prior to such
Distribution Date, (b) the excess of (i) the lesser of 8.85% and LIBOR over (ii)
5.10% and (c) one-twelfth.

            Class 4-A-1 Yield Maintenance Amount Shortfall: For any Distribution
Date, the amount, if any, by which the Class 4-A-1 Yield Maintenance Amount for such Distribution Date exceeds the sum of the Class 4-A-1 Yield Maintenance
Agreement Payment for such Distribution Date and any Excess Funds in the Class
4-A-1 Reserve Fund.

            Class 4-A-2 Notional Amount: As to any Distribution Date and the
Class 4-A-2 Certificates, the Class Certificate Balance of the Class 4-A-1
Certificates.

            Class 4-A-3 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class
Certificate Balance of the Class 4-A-3 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 4-A-4 Loss Allocation Amount: With respect to any Distribution
Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class
Certificate Balance of the Class 4-A-4 Certificates with respect to such
Distribution Date prior to any reduction for the Class 4-A-4 Loss Allocation
Amount and (b) the Class 4-A-3 Loss Amount with respect to such Distribution
Date.

            Class 4-IO Notional Amount: As to any Distribution Date and the
Class 4-IO Certificates, the product of (i) the aggregate Stated Principal
Balance of the Group 4 Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest
Rates of the Group 4 Premium Mortgage Loans (based on the Stated Principal
Balances of the Group 4 Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 5.750% and (b) the denominator of which is equal to 5.500%.

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class
B-4, Class B-5 and Class B-6 Certificates.

            Class CB-IO Component: As defined in the Preliminary Statement.

            Class CB-IO Notional Amount: As to any Distribution Date, the sum of
the Class 1-CB-IO Notional Amount, the Class 2-CB-IO Notional Amount and the
Class 3-CB-IO Notional Amount.

            Class CB-PO Component: As defined in the Preliminary Statement.

            Class Certificate Balance: With respect to any Class (other than the
Class 1-CB-2, Class CB-IO, Class 4-A-2, Class 4-IO and Class CB-PO Certificates)
and any date of determination, and subject to Section 5.03(f), the Initial Class
Certificate Balance of such Class (plus, in the case of the Class 1-CB-8
Certificates, any Class 1-CB-8 Accrual Distribution Amounts previously added thereto) minus the sum of (i) all distributions of principal made with respect thereto (including in the case of any Class of Subordinate Certificates any principal otherwise payable to such Class of Subordinate Certificates used to pay any PO Deferred Amounts) and (ii) all reductions in Class Certificate
Balance previously allocated thereto pursuant to Section 5.03(b), and (iii) in the case of the Class 1-CB-6, Class 1-CB-7 and Class 4-A-4 Certificates, any
reduction allocated thereto pursuant to Section 5.03(e), and plus the sum of (i)
all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (ii) in the case of the Class 1-CB-6, Class 1-CB-7 and
Class 4-A-4 Certificates, any increases allocated thereto pursuant to Section
5.03(e). The Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO Certificates
are Interest-Only Certificates and have no Class Certificate Balance. The Class
Certificate Balance of the Class CB-PO Certificates as of any date of determination shall equal the sum of the Component Balances of the Class CB-PO
Components.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class (other than the Class CB-IO Certificates), the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to
Section 5.02(c)) exceeds the amount of interest actually distributed on such
Class (or, in the case of the Class 1-CB-8 Certificates prior to the Accretion
Termination Date, the amount included in the Class 1-CB-8 Accrual Distribution

Amount, pursuant to clause (i) of the definition thereof, but not distributed pursuant to the proviso in Section 5.02(a)(i)) on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and
each interest-bearing Class (other than the Class CB-IO Certificates), the amount by which the aggregate Class Interest Shortfalls for such Class on prior
Distribution Dates exceeds the amount of interest actually distributed on such
Class (or, in the case of the Class 1-CB-8 Certificates prior to the Accretion
Termination Date, the amount included in the Class 1-CB-8 Accrual Distribution
Amount, pursuant to clause (ii) of the definition thereof, but not distributed pursuant to the proviso in Section 5.02(a)(i)) on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount." As to any Distribution Date and the Class CB-IO Certificates, the sum of the
Component Unpaid Interest Shortfalls for the Class CB-IO Components.

            Closing Date: November 29, 2005.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: With respect to any Distribution Date, the least of (a) the aggregate Servicing Fee for such Distribution Date (before giving effect to any reduction pursuant to Section 3.17), (b) the Prepayment
Interest Shortfall for such Distribution Date and (c) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans.

            Component: As defined in the Preliminary Statement.

            Component Balance: With respect to any PO Component and any date of determination, the Initial Component Balance of such Component minus the sum of
(i) all distributions of principal made with respect thereto and (ii) all reductions in Component Balance previously allocated thereto pursuant to Section
5.03(b). The IO Components are interest-only Components and have no Component
Balance.

            Component Interest Distribution Amount: For any Distribution Date
and each IO Component, the sum of (i) the Accrued Component Interest and (ii)
any Component Unpaid Interest Shortfall for such Component. The PO Components are principal only Components and are not entitled to distributions of interest.

            Component Interest Shortfall: For any Distribution Date and each IO
Component, the amount by which Accrued Component Interest for such Component exceeds the amount of interest actually distributed on such Component on such
Distribution Date pursuant to clause (i) of the definition of "Component
Interest Distribution Amount."

            Component Notional Amount: As of any Distribution Date, any of the
Class 1-CB-IO Notional Amount, Class 2-CB-IO Notional Amount and Class 3-CB-IO
Notional Amount.

            Component Unpaid Interest Shortfall: As to any Distribution Date and
each IO Component, the amount by which the aggregate Component Interest
Shortfalls for such Component on prior Distribution Dates exceeds the amount of interest actually distributed on such Component on such prior Distribution Dates pursuant to clause (ii) of the definition of "Component Interest Distribution
Amount."

            Co-op Shares: Shares issued by private non-profit housing
corporations.

            Corporate Trust Office: The principal corporate trust office of the

Trustee at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention. Corporate Trust Services - BOALT 2005-11, and
for certificate transfer purposes is located at Sixth Street and Marquette
Avenue, Minneapolis, Minnesota 55479, Attention. Corporate Trust Services -
BOALT 2005-11, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

            Corresponding Upper-Tier Class, Classes or Component: As to the
following Uncertificated Middle-Tier Interests, the Corresponding Upper-Tier
Class, Classes or Component, as follows:

      Uncertificated                                  Corresponding Upper-Tier
   Middle-Tier Interest                         Class, Classes or Component
-----------------------------                     -----------------------------------------------
Class 1-CB-M1 Interest                  Class 1-CB-1 and Class 1-CB-2 Certificates

Class 1-CB-M3 Inerest                   Class 1-CB-3, Class 1-CB-4, Class 1-CB-5, Class
                                                           1-CB-6, Class 1-CB-7 and Class 1-CB-8
                                                            Certificates

Class 1-CB-MUR Interest               Class 1-CB-R Certificate

Class 1-CB-MIO Interest                Class 1-CB-IO Component

Class 1-CB-MPO Interest               Class 1-CB-PO Component

Class 2-CB-M1 Interest                   Class 2-CB-1 Certificates

Class 2-CB-MIO Interest                 Class 2-CB-IO Component

Class 2-CB-MPO Interest                Class 2-CB-PO Component

Class 3-CB-M1 Interest                    Class 3-CB-1 Certificates

Class 3-CB-MIO Interest                  Class 3-CB-IO Component

Class 3-CB-MPO Interest                 Class 3-CB-PO Component

Class 4-A-M1 Interest                      Class 4-A-1 and Class 4-A-2 Certificates

Class 4-A-M3 Interest                      Class  4-A-3, Class  4-A-4, Class 4-A-5 and
                                                              Class 4-A-6 Certificates

Class 4-MIO Interest                        Class 4-IO Certificates

Class 4-MPO Interest                       Class 4-PO Certificates

Class B-M1 Interest                         Class B-1 Certificates

Class B-M2 Interest                         Class B-2 Certificates

Class B-M3 Interest                         Class B-3 Certificates

Class B-M4 Interest                         Class B-4 Certificates

Class B-M5 Interest                         Class B-5 Certificates

Class B-M6 Interest                         Class B-6 Certificates

            Counterparty: Bank of America, N.A.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the
Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-off Date: November 1, 2005.

            Cut-off Date Pool Principal Balance: For each Loan Group the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such
Loan Group which is $188,575,751.16 for Loan Group 1, $90,351,364.12 for Loan
Group 2, $54,188,333.45 for Loan Group 3 and $108,972,064.03 for Loan Group 4.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any
Determination Date, the excess of (i) the Monthly Payment due on the related Due
Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such
Due Date by the Mortgagor as established by a court of competent jurisdiction
(pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy
Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Section 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination
Date, the excess of (i) the then outstanding indebtedness under such Mortgage
Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the
Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and

(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates:  As defined in Section 6.02(c)(iii).

            Depositor:  Banc of America Mortgage Securities,  Inc., a Delaware
corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository:  The Depository  Trust  Company,  the nominee of which is Cede & Co., as the registered Holder of the Book-Entry  Certificates or any
successor   thereto   appointed  in  accordance  with  this   Agreement.   The
Depository  shall at all  times be a  "clearing  corporation"  as  defined  in
Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the
month of the related Distribution Date or, if such 16th day is not a Business
Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Group 1 Discount Mortgage Loan, Group 2
Discount Mortgage Loan, Group 3 Discount Mortgage Loan or Group 4 Discount
Mortgage Loan.

             Distribution Date: The 25th day of each month beginning in December
2005 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company)
have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of
Counsel delivered to the Trustee and to each Rating Agency, the
Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Bank of America.

            ERISA:  The Employee  Retirement  Income  Security Act of 1974, as

amended.

            ERISA Restricted Certificates: Any Class 1-CB-6, Class 1-CB-7, Class
B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificate.

            Escrow Account:  As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments,
Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Events of Default:  As defined in Section 8.01.

            Excess Funds: With respect to (A) the Class 1-CB-1 Reserve Fund and for any Distribution Date, the amount by which (a) the Class 1-CB-1 Yield
Maintenance Agreement Payments for prior Distribution Dates exceed (b) the amount actually paid from the Class 1-CB-1 Reserve Fund with respect to (i)
Class 1-CB-1 Yield Maintenance Amounts for such prior Distribution Dates and
(ii) Class 1-CB-1 Yield Maintenance Amount Shortfalls for such prior
Distribution Dates and (B) the Class 4-A-1 Reserve Fund and for any Distribution
Date, the amount by which (a) the Class 4-A-1 Yield Maintenance Agreement
Payments for prior Distribution Dates exceed (b) the amount actually paid from the Class 4-A-1 Reserve Fund with respect to (i) Class 4-A-1 Yield Maintenance
Amounts for such prior Distribution Dates and (ii) Class 4-A-1 Yield Maintenance
Amount Shortfalls for such prior Distribution Dates.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage
Loan received in the calendar month in which such Mortgage Loan became a
Liquidated Mortgage Loan, net of any amounts previously reimbursed to the
Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such
Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            Exchange Act:  The Securities Exchange Act of 1934, as amended.

            FDIC:  The  Federal   Deposit   Insurance   Corporation,   or  any
successor thereto.

            FHLMC:  The  Federal  Home  Loan  Mortgage  Corporation,   or  any
successor thereto.

            Final  Distribution  Date:  The  Distribution  Date on  which  the final  distribution  in respect of the  Certificates  will be made pursuant to
Section 10.01.

            Financial  Market  Service:  Bloomberg  Financial  Service and any
other financial  information  provider  designated by the Depositor by written notice to the Trustee.

            FIRREA:   The   Financial   Institutions   Reform,   Recovery  and
Enforcement Act of 1989, as amended.

            Fitch:  Fitch Ratings, or any successor thereto.

            FNMA:  Fannie Mae, or any successor thereto.

            Form 10-K:  As defined in Section 3.22(a).

            Fractional Interest:  As defined in Section 5.02(d).

            Grantor Trust: That portion of the Trust exclusive of the REMICs consisting of (i) the right of the Class 1-CB-1 Certificates to receive amounts from the Class 1-CB-1 Reserve Fund, (ii) the right of the Class 4-A-1
Certificates to receive amounts from the Class 4-A-1 Reserve Fund, (iii) the
Class 1-CB-1 Yield Maintenance Agreement and the Class 1-CB-1 Reserve Fund and
(iv) the Class 4-A-1 Yield Maintenance Agreement and the Class 4-A-1 Reserve
Fund.

            Group:  Any of Group 1, Group 2, Group 3 or Group 4.

            Group 1:  The  Group 1  Senior  Certificates,  the  Class  1-CB-IO
Component and the Class 1-CB-PO Component.

            Group 1 Discount Mortgage Loan. A Group 1 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is less than 5.500% per annum.

            Group 1  Mortgage  Loan:  Each Mortgage Loan listed on Exhibit D-1 hereto.

            Group 1 Premium Mortgage Loan: A Group 1 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is equal to or greater than
5.500% per annum.

            Group 1 Priority Amount: As to any Distribution Date, the lesser of
(i) the sum of the Class Certificate Balances of the Class 1-CB-3 and Class
1-CB-7 Certificates and (ii) the product of (a) the Non-PO Principal Amount for
Loan Group 1, (b) the Shift Percentage and (c) the Group 1 Priority Percentage.

            Group 1 Priority Percentage: As to any Distribution Date, (i) the
sum of the Class Certificate Balances of the Class 1-CB-3 and Class 1-CB-7
Certificates divided by (ii) the Pool Stated Principal Balance (Non-PO Portion)
for Loan Group 1.

            Group 1 Senior Certificates: Class 1-CB-1, Class 1-CB-2, Class
1-CB-3, Class 1-CB-4, Class 1-CB-5, Class 1-CB-6, Class 1-CB-7, Class 1-CB-8 and
Class 1-CB-R Certificates.

            Group 2:  The  Group 2  Senior  Certificates,  the  Class  2-CB-IO
Component and the Class 2-CB-PO Component.

            Group 2 Discount Mortgage Loan. A Group 2 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is less than 6.000% per annum.

            Group 2  Mortgage  Loan:  Each Mortgage Loan listed on Exhibit D-2 hereto.

            Group 2 Premium Mortgage Loan: A Group 2 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is equal to or greater than
6.000% per annum.

            Group 2 Senior Certificates:  Class 2-CB-1 Certificates.

            Group 3:  The  Group 3  Senior  Certificates,  the  Class  3-CB-IO

Component and the Class 3-CB-PO Component.

            Group 3 Discount Mortgage Loan: A Group 3 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is less than 6.000% per annum.

            Group 3  Mortgage  Loan:  Each Mortgage Loan listed on Exhibit D-3 hereto.

            Group 3 Premium Mortgage Loan: A Group 3 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is equal to or greater than
6.000% per annum.

            Group 3 Senior Certificates:  Class 3-CB-1 Certificates.

            Group 4:  The Group 4 Senior Certificates.

            Group 4 Discount Mortgage Loan: A Group 4 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is less than 5.750% per annum.

            Group 4  Mortgage  Loan:  Each Mortgage Loan listed on Exhibit D-4 hereto.

            Group 4 Premium Mortgage Loan: A Group 4 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is equal to or greater than
5.750% per annum.

            Group 4 Priority Amount: As to any Distribution Date, the lesser of
(i) the sum of the Class Certificate Balances of the Class 4-A-3 and Class 4-A-4
Certificates and (ii) the product of (a) the Non-PO Principal Amount for Loan
Group 4, (b) the Shift Percentage and (c) the Group 4 Priority Percentage.

            Group 4 Priority Percentage: As to any Distribution Date, (i) the
sum of the Class Certificate Balances of the Class 4-A-3 and Class 4-A-4
Certificates divided by (ii) the Pool Stated Principal Balance (Non-PO Portion)
for Loan Group 4.

            Group 4 Senior Certificates: Class 4-A-1, Class 4-A-2, Class 4-A-3,
Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-IO and Class 4-PO Certificates.

            Group Subordinate Amount: With respect to any Distribution Date and any Loan Group, the excess of the Pool Stated Principal Balance (Non-PO Portion)
for such Loan Group over the aggregate Class Certificate Balance of the Senior
Certificates (but not the Class 4-PO Certificates) of the Related Group
immediately prior to such date.

            Holder:  A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Initial Class Certificate Balance: As to each Class of Certificates
(other than the Class 1-CB-2, Class CB-IO, Class 4-A-2, Class 4-IO and Class
CB-PO Certificates), the Class Certificate Balance set forth in the Preliminary
Statement. The Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO

Certificates are Interest-Only Certificates and have no Initial Class
Certificate Balance. The Initial Class Certificate Balance of the Class CB-PO
Certificates is the sum of the Initial Component Balances for the Class 1-CB-PO,
Class 2-CB-PO and Class 3-PO Components.

            Initial Component Balance: As to each PO Component, the Component
Balance set forth in the Preliminary Statement. The IO Components are interest-only Components and have no Initial Component Balance.

            Initial Component Notional Amount: As to each IO Component, the
Component Notional Amount set forth in the Preliminary Statement.

            Initial Notional Amount: For the Class CB-IO Certificates, the sum
of the Initial Component Notional Amounts for the Class 1-CB-IO, Class 2-CB-IO
and Class 3-CB-IO Components. For the Class 1-CB-2 Certificates, the Notional
Amount set forth in the Preliminary Statement. For the Class 4-A-2 Certificates,
the Notional Amount set forth in the Preliminary Statement. For the Class 4-IO
Certificates, the Notional Amount set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the
Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any
Insurance Policy, in each case other than any amount included in such Insurance
Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class 1-CB-1, Class 1-CB-2, Class CB-IO, Class
CB-PO, Class 4-A-1, Class 4-A-2 and Class 4-PO Certificates) and each IO
Component, the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date. As to any
Distribution Date and the Class 1-CB-1, Class 1-CB-2, Class 4-A-1 and Class
4-A-2 Certificates, the period from and including the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the 24th day of the calendar month in which such Distribution Date occurs.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class (other than the Class CB-IO Certificates), the sum of (i)
the Accrued Certificate Interest, subject to reduction pursuant to Section
5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class. For any
Distribution Date and the Class CB-IO Certificates, the sum of the Component
Interest Distribution Amounts for the Class CB-IO Components.

            Interest-Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class 1-CB-2,
Class CB-IO, Class 4-A-2, and Class 4-IO Certificates are the only Classes of
Interest-Only Certificates.

            Interest Settlement Rate: As defined in Section 5.09.

            IO Component: As defined in the Preliminary Statement.

            LIBOR: As to any Distribution Date, the arithmetic mean of the
London Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Trustee in accordance with Section 5.09.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England or the City of New
York.

            LIBOR Certificates: Any of the Class 1-CB-1, Class 1-CB-2, Class
4-A-1 or Class 4-A-2 Certificates.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the
Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such
Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted
Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a
Mortgaged Property and any other proceeds received in connection with an REO
Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan Group: Any of Loan Group 1, Loan Group 2, Loan Group 3 or Loan
Group 4.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan Group 3: The Group 3 Mortgage Loans.

            Loan Group 4: The Group 4 Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 5.02(a).

            Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account (other than amounts held in respect of the Middle-Tier Certificate Sub-Account or the Upper-Tier Certificate
Sub-Account), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            MERS: As defined in Section 2.01(b)(iii).

            Middle-Tier Certificate Sub-Account: The sub-account of the
Certificate Account designated by the Trustee pursuant to Section 3.08(f).

            Middle-Tier Distribution Amount: As defined in Section 5.02(a).

            Middle-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be deemed held in the Middle-Tier Certificate
Sub-Account.

            Monthly Covered Amount: As defined in the Mortgage Loan Purchase
Agreement.

            Monthly Form 8-K: As defined in Section 3.22(a).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt
Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan or the Monthly Covered Amount representing such scheduled monthly payment.

            Moody’s: Moody’s Investors Service, Inc., or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage
Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase
Agreement, dated November 29, 2005, between Bank of America, as seller, and the
Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage
Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1, Exhibit
D-2, Exhibit D-3 and Exhibit D-4, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value
Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-off Date;
(vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii)
the stated maturity date; (ix) the amount of the Monthly Payment as of the
Cut-off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off
Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; (xv) the Appraised Value; and (xvi) the closing date of such Mortgage Loan. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (iv) the
weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property),

the Mortgage Loans originally so held being identified in the Mortgage Loan
Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage
Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution
Date, such Mortgage Loan’s Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by (i)
the Servicing Fee Rate and (ii) the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction
(expressed as a percentage), the numerator of which is the Net Mortgage Interest
Rate as of the Cut-off Date of such Discount Mortgage Loan and the denominator of which is 5.500% for each Group 1 Discount Mortgage Loan, 6.000% for each
Group 2 Discount Mortgage Loan and Group 3 Discount Mortgage Loan and 5.750% for
each Group 4 Discount Mortgage Loan. As to any Mortgage Loan that is not a
Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date and Loan Group,
the sum of (i) the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the
Depositor pursuant to this Agreement during the calendar month preceding the month of such Distribution Date, (c) any Substitution Adjustment Amount in
connection with a Defective Mortgage Loan in such Loan Group received during the calendar month preceding the month of such Distribution Date, (d) any
Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date; and (ii) the Non-PO Recovery for such Distribution Date.

            Non-PO Recovery: As to any Distribution Date and Loan Group, the
amount of all Recoveries received with respect to such Loan Group during the calendar month preceding the month of such Distribution Date less the PO
Recovery with respect to such Loan Group for such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the
amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds
Compensating Interest for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notional Amount: With respect to: (i) the Class 1-CB-2 Certificates and any date of determination, the Class 1-CB-2 Notional Amount, (ii) the Class
1-CB-IO Component and any date of determination, the Class 1-CB-IO Notional
Amount, (iii) the Class 2-CB-IO Component and any date of determination, the
Class 2-CB-IO Notional Amount, (iv) the Class 3-CB-IO Component and any date of determination, the Class 3-CB-IO Notional Amount, (v) the Class CB-IO
Certificates and any date of determination, the Class CB-IO Notional Amount,
(vi) the Class 4-A-2 Certificates and any date of determination, the Class 4-A-2
Notional Amount and (vii) the Class 4-IO Certificates and any date of determination, the Class 4-IO Notional Amount.

            OCC: The Office of the Comptroller of the Currency.

            Offered Certificates: The Senior Certificates, Class B-1, Class B-2
and Class B-3 Certificates.

            Officer’s Certificate: A certificate signed by the Chairman of the
Board, Vice Chairman of the Board, President or a Vice President and by the
Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries, or any other duly authorized officer of the Depositor or the
Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the
Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as three separate REMICs or compliance with the REMIC Provisions must be an opinion of
Independent counsel.

            Original Fractional Interest: With respect to each of the following
Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

            Class B-1                       2.36%
            Class B-2                       1.51%
            Class B-3                       0.91%
            Class B-4                       0.60%
            Class B-5                       0.30%
            Class B-6                       0.00%

            Original Subordinate Certificate Balance: $17,907,290.00.

            OTS:  The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Section 2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates
(other than the Class CB-IO Certificates) and each IO Component, the per annum rate set forth or described in the Preliminary Statement.

            Paying Agent:  As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate (or the initial notional amount for a Class 1-CB-2, Class CB-IO, Class 4-A-2 or Class 4-IO
Certificate) by the Initial Class Certificate Balance or Initial Notional
Amount, as applicable, of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the
Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable
Advance if advanced.

            Permitted Investments: One or more of the following:

                (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of
            FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted
            Investments hereunder;

                (ii) repurchase agreements on obligations specified in clause
            (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United
            States or any state thereof rated not lower than "P-1" by Moody’s and "F-1" by Fitch;

                (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days)
            denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the
            United States or any state thereof, rated not lower than "P-1" by
            Moody’s and "F-1" by Fitch;

                (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the
            United States or any state thereof which is rated not lower than
            "P-1" by Moody’s and "F-1" by Fitch;

                (v) investments in money market funds (including funds of the
            Trustee or its affiliates, or funds for which an affiliate of the
            Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated "Aaa" by Moody’s and
            "AAA" by Fitch (if rated by Fitch) or otherwise approved in writing by each Rating Agency; and

                (vi) other obligations or securities that are acceptable to each
            Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as three separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers’ cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person with respect to whom the income on the
Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person, and (vi) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of the Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-CB-R, Class B-4, Class B-5 and
Class B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            PO Component: As defined in the Preliminary Statement.

            PO Deferred Amount: As to any Distribution Date and each PO
Component, the sum of the amounts by which the Component Balance of such PO
Component will be reduced on such Distribution Date or has been reduced on prior
Distribution Dates as a result of Section 5.03(b) less the sum of (a) the PO
Recoveries with respect to the Related Loan Group for prior Distribution Dates and (b) the amounts distributed to such PO Component pursuant to Section
5.02(a)(iii) on prior Distribution Dates. As to any Distribution Date and the
Class 4-PO Certificates, the sum of the amounts by which the Class Certificate
Balance of such Class 4-PO Certificates will be reduced on such Distribution
Date or has been reduced on prior Distribution Dates as a result of Section
5.03(b) less the sum of (a) the PO Recoveries with respect to Loan Group 4 for prior Distribution Dates and (b) the amounts distributed to such Class 4-PO
Certificates pursuant to Section 5.02(a)(iii) on prior Distribution Dates.

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the
Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a
Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date and Loan Group, the
sum of the applicable PO Percentage of (a) the principal portion of each Monthly
Payment due on each Mortgage Loan in such Loan Group on the related Due Date,

(b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage
Loan in such Loan Group that was repurchased by the Depositor pursuant to this
Agreement during the calendar month preceding the month of such Distribution
Date, (c) any Substitution Adjustment Amount in connection with any Defective
Mortgage Loan in such Loan Group received during the calendar month preceding the month of such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet
Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan
Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds
(excluding Excess Proceeds) allocable to principal received with respect to such
Mortgage Loan during the calendar month preceding the month of such Distribution
Date with respect to such Mortgage Loan and (f) all Principal Prepayments received on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            PO Recovery: As to any Distribution Date and Loan Group, the lesser of (a) (i) in the case of Group 1, Group 2 and Group 3, the PO Deferred Amount for the PO Component of the Related Group for such Distribution Date and (ii) in the case of Group 4, the PO Deferred Amount for the Class 4-PO Certificates for
such Distribution Date and (b) an amount equal to the sum as to each Mortgage
Loan in such Loan Group as to which there has been a Recovery received during the calendar month preceding the month of such Distribution Date, of the product of (x) the PO Percentage with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan.

            Pool Distribution Amount: As to any Distribution Date and Loan
Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the
Servicing Fee) and the principal portion of any Monthly Payment on a Mortgage
Loan in such Loan Group due on the Due Date in the month in which such
Distribution Date occurs and which is received prior to the related
Determination Date (or in the case of any Monthly Covered Amount, the related
Remittance Date) and (B) all Periodic Advances and payments of Compensating
Interest made by the Servicer in respect of such Loan Group and Distribution
Date deposited to the Servicer Custodial Account pursuant to Section
3.08(b)(vii); (ii) all Liquidation Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the
Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal
Prepayments (other than Total Covered Amounts) received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i)
during such period and all Total Covered Amounts received and deposited in the
Servicer Custodial Account by the related Remittance Date; (iv) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections
3.08(b)(iv), (v) and (ix) in respect of such Distribution Date and such Loan
Group; (vi) any Reimbursement Amount required to be included pursuant to Section
5.02(a); and (vii) any Non-PO Recovery with respect to such Distribution Date over (b) any (i) amounts permitted to be withdrawn from the Servicer Custodial
Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) in respect of such Loan Group and (ii) amounts permitted to be withdrawn from the
Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b) in respect of such Loan Group.

            Pool Stated Principal Balance: As to any Distribution Date and Loan
Group, the aggregate Stated Principal Balance of all Mortgage Loans in such Loan
Group that were Outstanding Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Pool Stated Principal Balance (Non-PO Portion): As to any
Distribution Date and Loan Group, the sum for each Mortgage Loan in such Loan
Group of the product of (a) the Non-PO Percentage of such Mortgage Loan and (b)
the Stated Principal Balance of such Mortgage Loan that was an Outstanding
Mortgage Loan immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Premium Mortgage Loan: Any Group 1 Premium Mortgage Loan, Group 2
Premium Mortgage Loan, Group 3 Premium Mortgage Loan or Group 4 Premium Mortgage
Loan.

            Prepayment Interest Shortfall: As to any Distribution Date and each
Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month’s interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class CB-PO and Class 4-PO Certificates are the only Classes of Principal Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including the principal portion of any
Total Covered Amount.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class B-4, Class B-5 and Class B-6
Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Class B
Certificates that is not a Restricted Class, the portion of the Subordinate
Principal Distribution Amounts allocable to such Class, equal to the product of the Subordinate Principal Distribution Amounts for the Class B Certificates, for
such Distribution Date and a fraction, the numerator of which is the related
Class Certificate Balance thereof and the denominator of which is the aggregate
Class Certificate Balance of the Class B Certificates that are not Restricted
Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rate Determination Date: As to any Class of LIBOR Certificates and
each Distribution Date (other than the initial Distribution Date), the second
LIBOR Business Day prior to the beginning of the applicable Interest Accrual
Period for such Class and such Distribution Date.

            Rating Agency: Each of Fitch and Moody’s. If either such
organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable
Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the
Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related
Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient
Valuation. With respect to each Mortgage Loan that has become the subject of a
Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a
Business Day, the preceding Business Day) preceding the month of the related
Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such
Mortgage Loan being determined to be a Liquidated Mortgage Loan.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Reimbursement Amount: As defined in Section 2.04.

            Related Group: For Loan Group 1, Group 1; for Loan Group 2, Group 2;
for Loan Group 3, Group 3; for Loan Group 4, Group 4.

            Related Loan Group: For Group 1, Loan Group 1; for Group 2, Loan
Group 2; for Group 3, Loan Group 3; for Group 4, Loan Group 4.

            Relief Act: The Servicemembers Civil Relief Act, as it may be
amended from time to time.

            Relief Act Reduction: With respect to any Distribution Date, for any
Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date"
of the Regular Certificates and the Components as that term is defined in
Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern
time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the
Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this
Agreement in respect of such Mortgage Loan.

            Reserve Fund: Either of the Class 1-CB-1 Reserve Fund or the Class
4-A-1 Reserve Fund.

            Residual Certificate: The Class 1-CB-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior
Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            Seller: Bank of America, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan
Purchase Agreement.

            Senior Certificates: The Class 1-CB-1, Class 1-CB-2, Class 1-CB-3,
Class 1-CB-4, Class 1-CB-5, Class 1-CB-6, Class 1-CB-7, Class 1-CB-8, Class
1-CB-R, Class 2-CB-1, Class 3-CB-1, Class CB-IO, Class CB-PO, Class 4-A-1, Class
4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-IO and Class
4-PO Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date and Loan
Group, the percentage, carried six places rounded up, obtained by dividing (i)
the aggregate Class Certificate Balance of the Senior Certificates of the
Related Group immediately prior to such Distribution Date by (ii) the Pool
Stated Principal Balance (Non-PO Portion) of such Loan Group immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date and Loan
Group during the five years beginning on the first Distribution Date, 100%. The
Senior Prepayment Percentage for any Loan Group for any Distribution Date
occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Loan Group plus 70% of the
Subordinate Percentage for such Loan Group for such Distribution Date; for any
Distribution Date in the second year thereafter, the Senior Percentage for such
Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such
Distribution Date; for any Distribution Date in the third year thereafter, the
Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and
for any Distribution Date in the fifth or later years thereafter, the Senior
Percentage for such Loan Group for such Distribution Date, unless on any of the foregoing Distribution Dates the Total Senior Percentage exceeds the initial
Total Senior Percentage, in which case the Senior Prepayment Percentage for each
Loan Group for such Distribution Date will once again equal 100%.
Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Loan Group will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date
and Loan Group, the sum of (i) the Senior Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i)(a) through
(d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the Senior Prepayment Percentage for such Loan Group of
(1) the applicable Non-PO Percentage of the amounts described in clauses (i)(e)
and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO
Principal Amount" for such Distribution Date and Loan Group.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage for any Loan Group applies, (i)
the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage
Loan for which the Mortgagor has filed for bankruptcy after the Closing Date)
delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate
Certificates, is not equal to or greater than 50% or (ii) cumulative Realized
Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Class Certificate
Balance set forth below:

               Distribution Date                      Percentage of Original
                  Occurring                        Subordinate Certificate Balance
            ---------------------                  -------------------------------------------
            December 2010 through                              30%
              November  2011
            December 2011 through                              35%
              November  2012
            December 2012 through                              40%
              November  2013
            December 2013 through                              45%
              November  2014
            December 2014 and                                     50%
              thereafter

            Servicer: Bank of America, a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m.,
Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or
Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer Custodial Account Reinvestment Income: For each
Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Servicer
Custodial Account.

            Servicer’s Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any
REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Compensation: With respect to each Distribution Date, the sum of (i) the aggregate Servicing Fee for such Distribution Date subject to reduction as provided in Section 3.17, (ii) any Ancillary Income, (iii) Excess
Proceeds for the preceding month and (iv) the Servicer Custodial Account
Reinvestment Income for such Distribution Date.

            Servicing Fee: With respect to each Mortgage Loan and Distribution
Date, the amount of the fee payable to the Servicer, which shall, for such
Distribution Date, be equal to one-twelfth of the product of the Servicing Fee
Rate with respect to such Mortgage Loan and the Stated Principal Balance of such
Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer’s right to receive the
Servicing Fee is limited to, and payable solely from, the interest portion
(including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly
Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.250% per annum.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the
Servicer, as such list may from time to time be amended.

            Servicing Transfer Costs: All reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the
Trustee to service the Mortgage Loans properly and effectively.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

             Distribution Date Occurring In                 Shift Percentage
            -----------------------------------------                -----------------------
            December 2005 through                                          0%
              November  2010
            December 2010 through                                         30%
              November  2011
            December 2011 through                                         40%
              November  2012
            December 2012 through                                         60%
              November  2013
            December 2013 through                                         80%
              November  2014
            December 2014 and thereafter                              100%

            Similar Law: As defined in Section 6.02(e).

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient
Valuation.

            Subordinate Balance Ratio: As of any date of determination, the ratio among the principal balances of the Class 1-LS Interest, Class 2-LS
Interest, Class 3-LS Interest and Class 4-LS Interest equal to the ratio among the Group Subordinate Amounts of Loan Group 1, Loan Group 2, Loan Group 3 and
Loan Group 4.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date and Loan Group,
100% minus the Senior Percentage for such Loan Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and
Loan Group, 100% minus the Senior Prepayment Percentage for such Loan Group for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any
Distribution Date and Loan Group, an amount equal to the sum of (i) the
Subordinate Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i)(a) through (d) of the definition of
"Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the
Subordinate Prepayment Percentage of (1) the applicable Non-PO Percentage of the amounts described in clauses (i)(e) and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution
Date and Loan Group.

            Subservicer: Any Person with which the Servicer has entered into a
Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing)
between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a
Defective Mortgage Loan which must, on the date of such substitution (i) have a
Stated Principal Balance, after deduction of the principal portion of the
Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage
Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective
Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v)
comply with each Mortgage Loan representation and warranty set forth in this
Agreement relating to the Defective Mortgage Loan. More than one Substitute
Mortgage Loan may be substituted for a Defective Mortgage Loan if such
Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation
ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Telerate page 3750: As defined in Section 5.09.

            Total Covered Amount: As defined in the Mortgage Loan Purchase
Agreement.

            Total Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate
Class Certificate Balance of the Senior Certificates (but not the Class CB-PO
and Class 4-PO Certificates) immediately prior to such Distribution Date by the aggregate Pool Stated Principal Balance (Non-PO Portion) of all Loan Groups for
such Distribution Date.

            Treasury Regulations: The final and temporary regulations
promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account, the
Certificate Account or the Reserve Funds, in accordance with this Agreement, REO
Property, the Primary Insurance Policies, any other Required Insurance Policy,

the right to receive any BPP Mortgage Loan Payment, the right to receive amounts, if any, payable on behalf of any Mortgagor from the Buy-Down Account relating to any Buy-Down Mortgage Loan and the Trustee’s rights under the Yield
Maintenance Agreements. The Buy-Down Account shall not be part of the Trust
Estate.

            Trustee: Wells Fargo Bank, N.A., and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated
Principal Balance of the Mortgage Loans in the Related Loan Group immediately following the Due Date in the month preceding the month in which such
Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0045% per annum.

            Uncertificated Lower-Tier Interest: A regular interest in the
Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class 1-L Interest, Class 1-LS Interest, Class 1-LPO Interest, Class 1-LWIO
Interest, Class 2-L Interest, Class 2-LS Interest, Class 2-LPO Interest, Class
2-LWIO Interest, Class 3-L Interest, Class 3-LS Interest, Class 3-LPO Interest,
Class 3-LWIO Interest, Class 4-L Interest, Class 4-LS Interest, Class 4-LPO
Interest and Class 4-LWIO Interest are Uncertificated Lower-Tier Interests.

            Uncertificated Middle-Tier Interest: A regular interest in the
Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class 1-CB-M1 Interest, Class 1-CB-M3 Interest, Class 1-CB-MUR Interest,
Class 1-CB-MIO Interest, Class 1-CB-MPO Interest, Class 2-CB-M1 Interest, Class
2-CB-MIO Interest, Class 2-CB-MPO Interest, Class 3-CB-M1 Interest, Class
3-CB-MIO Interest, Class 3-CB-MPO Interest, Class 4-A-M1 Interest, Class 4-A-M3
Interest, Class 4-MIO Interest, Class 4-MPO Interest, Class B-M1 Interest, Class
B-M2 Interest, Class B-M3 Interest, Class B-M4 Interest, Class B-M5 Interest and
Class B-M6 Interest are Uncertificated Middle-Tier Interests.

            Underwriting Guidelines: The underwriting guidelines of Bank of
America.

            Upper-Tier Certificate Sub-Account: The sub-account of the
Certificate Account designated by the Trustee pursuant to Section 3.08(f).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Middle-Tier Interests and such amounts as shall from time to time be deemed to be held in the Upper-Tier
Certificate Sub-Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury
Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury
Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-CB-2 Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Class CB-IO Certificates, (c) 1% of all Voting Rights shall be allocated to the Holders of the Class 4-A-2 Certificates, (d) 1% of all
Voting Rights shall be allocated to the Holders of the Class 4-IO Certificates,
(e) 1% of all Voting Rights shall be allocated to the Holder of the Residual
Certificate and (f) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate
Balances of their respective Certificates on such date.

            Yield Maintenance Agreement: Either of the Class 1-CB-1 Yield
Maintenance Agreement or the Class 4-A-1 Yield Maintenance Agreement.

            Yield Maintenance Agreement Payment: Either of the Class 1-CB-1
Yield Maintenance Agreement Payment or the Class 4-A-1 Yield Maintenance
Agreement Payment.

            Yield Maintenance Amount: Either of the Class 1-CB-1 Yield
Maintenance Amount or the Class 4-A-1 Yield Maintenance Amount.

            Yield Maintenance Amount Shortfall: Either of the Class 1-CB-1 Yield
Maintenance Amount Shortfall or the Class 4-A-1 Yield Maintenance Amount
Shortfall.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                                    ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor,
concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. In addition, the Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, the Depositor’s rights to receive any
BPP Mortgage Loan Payment. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership
Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act
effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices
Act effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act,
effective January 1, 2005.

            (b) In connection with such transfer and assignment, the Depositor shall deliver or cause to be delivered to the Trustee, for the benefit of the
Certificateholders, the following documents or instruments with respect to each
Mortgage Loan so assigned:

        (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of Wells Fargo Bank,
    N.A., as trustee for the holders of the Banc of America Alternative Loan
    Trust 2005-11 Mortgage Pass-Through Certificates, Series 2005-11, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that
    Mortgage Note);

        (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

        (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Wells Fargo Bank, N.A., as trustee for the holders of the Banc of America Alternative Loan Trust 2005-11 Mortgage
    Pass-Through Certificates, Series 2005-11" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage
    (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related
    Mortgage has been recorded in the name of Mortgage Electronic Registration
    Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the
    Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

        (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

        (v) any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto, (B) a title search showing no lien
    (other than standard exceptions of the type described in Section 2.04
    (viii)) on the Mortgaged Property senior to the lien of the Mortgage or (C)
    an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

        (vi) the original of any guarantee executed in connection with the
    Mortgage Note;

        (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated
    thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such
    Mortgage Loan or by the applicable title insurance company,

    closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

        (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

        (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                (A) The stock certificate;

                (B) The stock power executed in blank;

                (C) The executed proprietary lease;

                (D) The executed recognition agreement;

                (E) The executed assignment of recognition agreement, if any;

                (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                (G) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the
Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D)
the lender’s title policy, if any, (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if any, has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such
Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the
Officer’s Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the

Servicer to the Trustee or the Custodian on the Trustee’s behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the
Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall
(except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor’s expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an
Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee’s interest in the related Mortgage Loan against the claim of any subsequent transferee of such
Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of
Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date. Set forth on
Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The
Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee’s behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section
3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans.
Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage
Files, and that it will hold such other assets as are included in the Trust
Estate, in trust for the exclusive use and benefit of all present and future
Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause the Custodian to deliver to the Depositor, the Trustee and the Servicer a certification in the form of Exhibit M hereto (the "Initial
Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession, and shall deliver to the Depositor, the Trustee and the
Servicer a certification in the form of Exhibit N hereto (the ("Final
Certification") to the effect that, as to each Mortgage Loan listed in the

Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b).

            If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the
Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee’s or the Custodian’s review of the
Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan
Schedule based solely upon the review of items (i) and (xi) in the definition of
Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b)
purchase such Mortgage Loan from the Trustee at the Repurchase Price for such
Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage
Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the
Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the
Determination Date for such month. Monthly Payments due with respect to any such
Substitute Mortgage Loan in the month of substitution shall not be part of the
Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly
Payment due for such month on any Defective Mortgage Loan for which the
Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage
Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute
Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required
Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the

Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor’s direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee’s interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more
Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount
(if any) by which the aggregate principal balance of all such Substitute
Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such
Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such
Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the
Servicer Custodial Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer’s possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or opinion of counsel has been provided in lieu of a title policy for any Mortgage Loan, the
Trustee shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan and shall not be deemed to have certified that the content of the title search or opinion of counsel is sufficient to meet the requirements of Section 2.01(b)(v).

            The Trustee is hereby directed to execute and deliver, on behalf of the Trust, the Yield Maintenance Agreements.

            Section 2.03 Representations, Warranties and Covenants of the
Servicer. The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

        (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United
    States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith;
    the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the
    Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or creditors of national banks and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

        (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

        (iii) The consummation of the transactions contemplated by this
    Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

        (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

        (v) The Servicer has fully furnished, and shall continue to fully furnish for so long as it is servicing the Group 1, Group 2 and Group 3
    Mortgage Loans hereunder, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the related Mortgagor credit files to Equifax, Experian and Trans Union Credit
    Information Company on a monthly basis.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to
the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing
Date:

        (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

        (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

        (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

        (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the
    Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

        (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing
    Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.
    If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the
    Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

        (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

        (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the
    Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

        (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the
    Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property
    consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
    Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

        (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A)
    bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

        (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

        (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the
    Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

        (xii) To the best of the Depositor’s knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable
    "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

        (xiii) (A) The Mortgage Loan is covered by an ALTA lender’s title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, (B) a title search has been done showing no lien (other than the exceptions contained in (viii)(A) and (B) above) on the related Mortgaged Property senior to the lien of the Mortgage or (C) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received. For each Mortgage Loan covered by a title insurance policy (x) the Depositor is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and (y) no claims have been made under such lender’s title insurance policy, and the
    Depositor has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

        (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

        (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics’ or similar liens or claims filed for work, labor or material
    (and no rights are outstanding that under law could give rise to such lien)
    affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

        (xvi) All improvements which were considered in determining the
    Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

        (xvii) The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and
    Urban Development pursuant to sections 203 and 211 of the National Housing
    Act.

        (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The
    Mortgage Loans are 10- to 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related
    Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

        (xix) There is no proceeding pending or, to the Depositor’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property.
    The Mortgaged Property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

        (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (B)
    otherwise by judicial foreclosure. To the best of the Depositor’s knowledge, following the date of origination of the Mortgage Loan, the Mortgaged
    Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

        (xxi) Other than any Borrowers Protection Plan(R) addendum to the
    Mortgage Note of a BPP Mortgage Loan, the Mortgage Note and Mortgage are on
    forms acceptable to FNMA or FHLMC.

        (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged
    Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

        (xxiii) Each appraisal of the related Mortgaged Property, is in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

        (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

        (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage
    Loan has a shared appreciation or other contingent interest feature and no
    Mortgage Loan is a Buy-Down Mortgage Loan.

        (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

        (xxvii) Each Primary Insurance Policy to which any Mortgage Loan is subject will be issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the
    Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value
    Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage
    Interest Rate for the Mortgage Loan does not include any such insurance premium.

        (xxviii) To the best of the Depositor’s knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
    (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

        (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

        (xxx) All payments required to be made prior to the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-off Date.

        (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

        (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans.
    The Mortgage Loans were not assigned or pledged by the Depositor and the
    Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

        (xxxiii) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

        (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

        (xxxv) If the Mortgage Loan is secured by a long-term residential lease,
    (1) the lessor under the lease holds a fee simple interest in the land; (2)
    the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4)
    the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

        (xxxvi) No more than 0.69%, 0.29%, 0.20% and 0.53% (by Cut-off Date
    Principal Balance) of the Group 1, Group 2, Group 3 and Group 4 Mortgage
    Loans, respectively, are secured by long-term residential leases.

        (xxxvii) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op
    Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

        (xxxviii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

        (xxxix) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

        (xl) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related
    Mortgage Note is no longer in existence.

        (xli) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination.

        (xlii) No Group 1, Group 2 or Group 3 Mortgage Loan is subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as
    amended.

        (xliii) No Group 1, Group 2 or Group 3 Mortgage Loan is a "high cost home," "covered" (excluding home loans defined as "covered home loans"
    pursuant to clause (1) of the definition of that term in the New Jersey Home
    Ownership Security Act of 2002), "high risk home" or "predatory" loan as defined under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

        (xliv) None of the proceeds of any Group 1, Group 2 or Group 3 Mortgage
    Loan were used to finance single-premium credit life insurance policies.

        (xlv) No Group 1, Group 2 or Group 3 Mortgage Loan provides for the payment of a prepayment premium.

        (xlvi) No Group 1, Group 2 or Group 3 Mortgage Loan originated on or after August 1, 2004 requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

        (xlvii) As of the date of origination, no Group 1, Group 2 or Group 3
    Mortgage Loan had a principal balance in excess of FHLMC’s dollar amount limits for conforming one- to four-family mortgage loans.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged
Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged
Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage
Files to the Trustee or the Custodian and shall inure to the benefit of the
Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach (in the case of the representations and warranties set forth in clauses
(i) through (xli) of this Section 2.04) materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties
(any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within
90 days of its discovery or its receipt of notice of any such breach, the
Depositor shall cure such breach in all material respects or shall either (i)
repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. In addition to the foregoing, if a breach of the representation set forth in clause (vi) of this Section 2.04 occurs as a result of a violation of an applicable predatory or abusive lending law, the Depositor shall reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount").
The Repurchase Price of any repurchase described in this paragraph, the
Substitution Adjustment Amount, if any, and any Reimbursement Amount shall be deposited in the Servicer Custodial Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the
Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged
Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to
Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor
hereby designates the Classes of Senior Certificates (other than the Class
CB-IO, Class CB-PO and Class 1-CB-R Certificates), the Classes of Class B
Certificates and each Component as "regular interests" and the Class R-U
Interest as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The
Depositor hereby further designates (i) the Uncertificated Middle-Tier Interests as classes of "regular interests" and the Class R-M Interest as the single class of "residual interest" in the Middle-Tier REMIC and (ii) the Uncertificated
Lower-Tier Interests as classes of "regular interests" and the Class R-L
Interest as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC, Middle-Tier
REMIC and Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC,
Middle-Tier REMIC and Lower-Tier REMIC is November 25, 2035.

            Section 2.08 Execution and Delivery of Certificates. The Trustee (i)
acknowledges the issuance of and hereby declares that it holds the
Uncertificated Lower-Tier Interests on behalf of the Middle-Tier REMIC and the
Certificateholders and that it holds the Uncertificated Middle-Tier Interests on behalf of the Upper-Tier REMIC and the Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the
Mortgage Loans, Uncertificated Lower-Tier Interests and Uncertificated
Middle-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Middle-Tier
Interests and the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

                                           ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the
Mortgage Loans, all in accordance with the terms of this Agreement, Customary
Servicing Procedures, applicable law and the terms of the Mortgage Notes and
Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the
Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage
Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any
Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the
Certificateholders or any of them, any and all instruments or agreements of satisfaction, cancellation, default, assumption, modification, discharge, partial or full release, and all other comparable instruments and agreements, with respect to the Mortgage Loans it services, and with respect to the related
Mortgaged Properties held for the benefit of the Certificateholders. To the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence, the Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.
Alternatively, upon the request of the Servicer, the Trustee shall execute and deliver to the Servicer any additional powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this
Agreement.

            In accordance with the standards of the preceding paragraph, the
Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged
Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the
Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11.
The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the
Certificateholders, be added to the Stated Principal Balances of the related
Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the
Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of
Servicer. (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related
Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder.
Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the
Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this
Agreement without diminution of such obligation or liability by virtue of such
Subservicing Agreements or arrangements or by virtue of indemnification from the
Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing
Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the
Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the
Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee’s or successor Servicer’s option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The
Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer’s personnel, any employees of outside firms that provide data processing services for the
Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers’ & Servicers’ Guide,
as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation. The Servicer shall provide to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Insurance Policy; Claims;
Collections of BPP Mortgage Loan Payments. (a) With respect to each Mortgage
Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value
Ratio as may be required by law, the Servicer shall, without any cost to the
Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80%
or such other Loan-to-Value Ratio as may be required by law. If such Primary

Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA or FHLMC, the Servicer shall notify the
Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary
Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable
Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section
3.13, the Servicer shall promptly notify the insurer under the related Primary
Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance
Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the
Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage
Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            (b) The Servicer shall take all actions necessary to collect, on behalf of the Trust, any BPP Mortgage Loan Payments required to be made to the
Trust pursuant to the Mortgage Loan Purchase Agreement.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of
the Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the
Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07.

The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the
Trustee shall not be (a) liable for losses of the Servicer pursuant to Section
3.12 or any acts or omissions of the predecessor Servicer hereunder, (b)
obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Sections 7.02 and 8.05. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing
Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the
Subservicing Agreement had been assigned to the assuming party except that the
Servicer shall not be relieved of any liability or obligations under any such
Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of such predecessor Servicer, deliver to the assuming party all documents and records relating to each Subservicing
Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Servicer (or the Trust if the predecessor Servicer is unable to fulfill its obligations hereunder) for all
Servicing Transfer Costs.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer
Custodial Account; Certificate Account and Reserve Fund. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this
Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage
Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the
Cut-off Date. In the event of any such arrangement, the Servicer shall make
Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage,

Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial
Account. The Servicer shall deposit or cause to be deposited into the Servicer
Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date)
and the following amounts required to be deposited hereunder with respect to the
Mortgage Loans it services:

        (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

        (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

        (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than
    Insurance Proceeds to be (1) applied to the restoration or repair of the
    Mortgaged Property, (2) released to the Mortgagor in accordance with
    Customary Servicing Procedures or (3) required to be deposited to an Escrow
    Account pursuant to Section 3.09(a), and other than any Excess Proceeds and
    (B) any Insurance Proceeds released from an Escrow Account pursuant to
    Section 3.09(b)(iv);

        (iv) any amount required to be deposited by the Servicer pursuant to
    Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

        (v) any amounts required to be deposited by the Servicer pursuant to
    Section 3.14;

        (vi) all Repurchase Prices, all Substitution Adjustment Amounts and all
    Reimbursement Amounts, to the extent received by the Servicer;

        (vii) Periodic Advances made by the Servicer pursuant to Section 3.20 and any Compensating Interest;

        (viii) any Recoveries;

        (ix) any Buy-Down Funds required to be deposited pursuant to Section
    3.23; and

        (x) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial
Account by the Servicer shall be exclusive it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer
Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others; provided that such commingling of funds shall not be permitted at any time during which Fitch’s senior long-term unsecured debt rating of Bank of
America is below "A." Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer
Custodial Account that have been identified by it as being attributable to the
Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section
3.11.

            (c) The Trustee shall establish and maintain, on behalf of the
Certificateholders, the Certificate Account, which shall be deemed to consist of eight sub-accounts. The Trustee shall, promptly upon receipt, deposit in the
Certificate Account and retain therein the following:

        (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

        (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the
    Certificate Account; and

        (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the
Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer’s Certificate to the
Trustee which describes the amounts deposited in error in the Certificate
Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate
Account at the direction of the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the
Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer, in the case of the Servicer Custodial Account, or the
Trustee, in the case of the Certificate Account, in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such
Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such
Remittance Date) and (ii) in the case of the Certificate Account, the Business
Day next preceding the Distribution Date (except that if such Permitted
Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date)
and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Servicer Custodial Account Reinvestment
Income shall be for the benefit of the Servicer as part of its Servicing
Compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein.
The amount of any losses realized in the Servicer Custodial Account or the
Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer
Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the
Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            (f) The Trustee shall designate each of the Middle-Tier Certificate
Sub-Account and the Upper-Tier Certificate Sub-Account as a sub-account of the
Certificate Account. On each Distribution Date (other than the Final
Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Trustee shall, from funds available on deposit in the Certificate Account, be deemed to deposit into the Middle-Tier Certificate Sub-Account, the Lower-Tier Distribution
Amount. The Trustee shall then immediately, from funds available in the
Middle-Tier Certificate Sub-Account, be deemed to deposit into the Upper-Tier
Certificate Sub-Account, the Middle-Tier Distribution Amount.

            (g) (i) The Trustee shall establish and maintain the Class 1-CB-1
Reserve Fund and the Class 4-A-1 Reserve Fund, held in trust for the benefit of the Holders of the Class 1-CB-1 and Class 4-A-1 Certificates, respectively, and
Banc of America Securities LLC. The Trustee shall deposit in the applicable
Reserve Fund on the date received by it, the related Yield Maintenance Agreement
Payment, if any, received from the Counterparty for the related Distribution
Date. Funds on deposit in the Reserve Funds shall remain uninvested. On each
Distribution Date, the Trustee shall withdraw from the applicable Reserve Fund the related Yield Maintenance Agreement Payment, if any, received in respect of such Distribution Date and any Excess Funds in such Reserve Fund and shall distribute such amounts to the Class 1-CB-1 or Class 4-A-1 Certificates, as the
case may be, in an amount up to the sum of the applicable Yield Maintenance
Amount for such Distribution Date and any applicable Yield Maintenance Amount
Shortfalls for prior Distribution Dates. Any amounts remaining in the Class
1-CB-1 Reserve Fund or the Class 4-A-1 Reserve Fund on the date on which the
Class Certificate Balance of the Class 1-CB-1 Certificates or Class 4-A-1
Certificates is reduced to zero (after payment of the related Yield Maintenance
Amount for such date and the amount of any related Yield Maintenance Amount
Shortfalls from previous Distribution Dates not yet paid) shall be distributed by the Trustee to Banc of America Securities LLC.

        (ii) The Trustee shall account for the Reserve Funds and the Yield
    Maintenance Agreements and the rights with respect thereto as assets of the
    Grantor Trust and not as assets of any REMIC created pursuant to this
    Agreement. The beneficial owner of the Yield Maintenance Agreements and the
    Reserve Funds is Banc of America Securities LLC.

        (iii) Any amounts in the applicable Reserve Fund paid by the Trustee pursuant to this Section 3.08(g) to the Class 1-CB-1 or Class 4-A-1
    Certificates shall be accounted for by the Trustee as amounts paid to the
    Class 1-CB-1 or Class 4-A-1 Certificates, respectively, from the Grantor
    Trust. In addition, the Trustee shall account for the rights of the Class
    1-CB-1 and Class 4-A-1 Certificates to receive amounts from the applicable
    Reserve Fund as rights in limited recourse interest rate cap contracts written by Banc of America Securities LLC in favor of the Class 1-CB-1 and
    Class 4-A-1 Certificates.

            (h) For federal tax return and information reporting purposes, the right of the Holders of the Class 1-CB-1 and Class 4-A-1 Certificates to receive payments under the applicable Yield Maintenance Agreement shall be assigned a value of zero as of the Closing Date.

            Section 3.09 Collection of Taxes, Assessments and Similar Items;
Escrow Accounts. (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow
Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "Bank of America, N.A., in trust for registered holders of Banc of America Alternative Loan Trust 2005-11
Mortgage Pass-Through Certificates, Series 2005-11 and various Mortgagors." The
Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or
FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all
Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or
PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the
Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii)
to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the
Mortgagor), (viii) to the extent permitted under the terms of the related
Mortgage Note and applicable law, to pay late fees with respect to any Monthly
Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the
Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of
Primary Insurance Policy premiums and fire and hazard insurance coverage. The
Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the
Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the
Servicer, will be recoverable by the Servicer out of Insurance Proceeds,
Liquidation Proceeds or otherwise.
            Section 3.10 Access to Certain Documentation and Information
Regarding the Mortgage Loans. The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial
Account and Certificate Account. (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

        (i) to pay to the Servicer (to the extent not previously retained), the
    Servicing Compensation to which it is entitled pursuant to Section 3.17;

        (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) (including amounts received in respect of BPP Mortgage Loan Payments for such Mortgage Loan) in respect of which any such Advance was made;

        (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii)
    being limited to amounts received on the Mortgage Loans in the same Loan
    Group as the Mortgage Loan(s) in respect of which such Nonrecoverable
    Advance was made;

        (iv) to reimburse the Servicer for Insured Expenses from the related
    Insurance Proceeds;

        (v) to pay to the purchaser, with respect to each Mortgage Loan or REO
    Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

        (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

        (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

        (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

        (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). The Servicer shall keep and maintain such separate accounting for each Loan Group. Prior to making any withdrawal from the Servicer Custodial
Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an
Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and
identifying the related Mortgage Loan(s) and their respective portions of such
Nonrecoverable Advance.

            (b) The Trustee shall be deemed to withdraw funds from the applicable Certificate Account sub-accounts for distributions to
Certificateholders in the manner specified in this Agreement. In addition, the
Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

        (i) to pay to itself the Trustee Fee;

        (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account and any other amounts due to the Trustee (other than the Trustee Fee) under this
    Agreement for the related Distribution Date;

        (iii) to withdraw and return to the Servicer any amount deposited in the
    Certificate Account and not required to be deposited therein; and

        (iv) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 10.01.

            (c) On each Distribution Date, funds on deposit in the Certificate
Account and deemed to be on deposit in the Upper-Tier Certificate Sub-Account shall be used to make payments on the Regular Certificates, the Class CB-IO
Certificates, the Class CB-PO Certificates and the Class 1-CB-R Certificate (in
respect of the R-U Interest) as provided in Sections 5.01 and 5.02. The
Certificate Account shall be cleared and terminated upon termination of this
Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the
Mortgagor or loss payee of any coinsurance clause under the policy. If the
Mortgaged Property is in an area identified in the Federal Register by the
Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies
(other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the
Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section
3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO
Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related
Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption
Agreements. (a) Except as otherwise provided in this Section 3.13, when any
Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the
Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any
Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy.
Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related
Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement)
by the applicable Required Insurance Policies. The Servicer, subject to Section
3.13(b), is also authorized with the prior approval of the insurers under any
Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged

Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage or if an instrument of release is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and execute the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the
Servicer in accordance with its underwriting standards as then in effect.
Together with each such substitution, assumption or other agreement or instrument, the Servicer shall execute an Officer’s Certificate signed by a
Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the Officer’s Certificate described in the previous sentence and the original of such substitution or assumption agreement, which in the case of the original shall be added to the related
Mortgage File and shall, for all purposes, be considered a part of such Mortgage
File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional Servicing Compensation.

            Section 3.14 Realization upon Defaulted Mortgage Loans; REO
Property. Subject to Section 3.21, the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged
Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B
Certificates or a holder of a class of securities representing interests in the
Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency’s acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the
Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the
Certificateholders, or its nominee, on behalf of the Certificateholders. The
Trustee’s name shall be placed on the title to such REO Property solely as the
Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the
Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the
Certificateholders for the period prior to the sale of such REO Property. The
Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the
Trustee to comply with the reporting requirements of the REMIC Provisions;
provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO
Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by
Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged
Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A)
the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on any of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or
cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at the Servicer’s expense)
or the Servicer shall have applied for, prior to the expiration of the REO
Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such
Mortgaged Property (subject to any conditions contained in such Opinion of
Counsel) for the applicable period. Notwithstanding any other provision of this
Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section
860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.
The Servicer shall identify to the Trustee any Mortgaged Property relating to a
Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged
Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed
Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans
(solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:
first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed
Periodic Advances and to reimburse the Servicer Custodial Account for any
Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage
Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed)
on the Mortgage Loan or related REO Property, at the Mortgage Interest Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess
Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional Servicing Compensation pursuant to
Section 3.17.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files. Upon
the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the
Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven
Business Days release the related Mortgage File to the Servicer. The Trustee shall deliver to the Servicer the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any
Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the
Custodian) of a Request for Release signed by a Servicing Officer, release the
Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial
Account, in which case the Servicer shall deliver to the Trustee or the
Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            Upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer shall give an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the
Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the
Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the
Servicer to Be Held for the Trustee. The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the
Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any
Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.
The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial
Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the
Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this
Agreement.

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial
Account an amount equal to the Servicing Fee for such Distribution Date;
provided, however, that the aggregate Servicing Fee for the Servicer shall be reduced (but not below zero) by an amount equal to the Compensating Interest.

            Any additional Servicing Compensation shall be retained by the
Servicer to the extent not required to be deposited in the Servicer Custodial
Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Section 3.18 Annual Statement as to Compliance. Commencing in the
calendar year following the date of this Agreement, the Servicer shall deliver to the Trustee and each Rating Agency on or before the 10th day (or if not a
Business Day, the immediately preceding Business Day) preceding the latest day in each year on which an annual report on Form 10-K may be timely filed with the
Securities and Exchange Commission (without regard to any extension), an
Officer’s Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision, and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants’ Servicing
Statement; Financial Statements. Commencing in the calendar year following the date of this Agreement, the Servicer shall, at its own expense, on or before the
10th day (or if not a Business Day, the immediately preceding Business Day)
preceding the latest day in each year on which an annual report on Form 10-K may be timely filed with the Securities and Exchange Commission (without regard to any extension), cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish (i)
a statement to the Trustee to the effect that such firm has, with respect to the
Servicer’s overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage
Bankers, stating such firm’s conclusions relating thereto or (ii) commencing with calendar year 2007, a report in accordance with Rule 1-02(a)(3) and Rule
2-02(g) of Regulation S-X under the 1933 Act and the Exchange Act that attests to, and reports on an assessment made by the Servicer of its compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB, as required by
Rules 13a-18 and 15d-18 under the Exchange Act, and Item 1122(b) of Regulation
AB.

            Section 3.20 Advances. The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the
Advance and/or (b) make an appropriate entry in its records relating to the
Servicer Custodial Account that any portion of the Amount Held for Future
Distribution with respect to a Loan Group in the Servicer Custodial Account has
been used by the Servicer in discharge of its obligation to make any such
Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next
Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the
Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make
Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such
Mortgage Loan. The Servicer shall inform the Trustee of the amount of the
Periodic Advance to be made by the Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer
Advance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a

Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents. (a)
Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

        (i) forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan;

        (ii) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

        (iii) in the Servicer’s judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

        (iv) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in the case of clauses (ii) through (iv) above, (A) such Mortgage Loan is 90 days or more past due or (B) the Servicer delivers to the Trustee an
Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of any of the Upper-Tier REMIC, the
Middle-Tier REMIC or the Lower-Tier REMIC. Notwithstanding the foregoing, no
Opinion of Counsel need be delivered if the purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a partial Principal
Prepayment; provided that the Mortgage Loan is fully amortized by its original maturity date. Subject to Customary Servicing Procedures, the Servicer may
permit a forbearance for a Mortgage Loan which in the Servicer’s judgment is subject to imminent default.

            (c) The Servicer may, as a condition to granting any request by a
Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer’s discretion pursuant to the Mortgage
Loan and is permitted by the terms of this Agreement, require that such
Mortgagor pay to the Servicer, as additional Servicing Compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the
Servicer, which amount shall be retained by the Servicer as additional Servicing
Compensation.

            (d) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days)
following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and

(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission. (a)
The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying its reporting requirements under the
Exchange Act. Without limiting the generality of the foregoing, the Trustee shall prepare on behalf of the Trust any monthly Current Reports on Form 8-K
(each, a "Monthly Form 8-K") and Annual Reports on Form 10-K (each, a "Form
10-K") customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign (other than any Form 10-K) and file (via the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System) such forms on behalf of the Trust. The Servicer shall sign any Form 10-K.

            (b) Each Monthly Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the monthly statement to
Certificateholders delivered pursuant to Section 5.04(b) (each, a "Distribution
Date Statement") for such Distribution Date as an exhibit thereto. Prior to
March 30th of each year (or such earlier date as may be required by the Exchange
Act and the rules and regulations of the Securities and Exchange Commission)
commencing in the calendar year following the date of this Agreement, the
Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations. Such Form
10-K shall include as exhibits the Servicer’s annual statement of compliance described under Section 3.18 and the accountant’s report described under Section
3.19, in each case, to the extent they have been timely delivered to the
Trustee. If they are not so timely delivered, the Trustee shall file an amended
Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form
10-K shall also include a certification in the form attached hereto as Exhibit O
(the "Certification"), which shall be signed by a senior officer of the Servicer in charge of the servicing function. The Servicer shall deliver the
Certification to the Trustee three (3) Business Days prior to the latest date on which the Form 10-K may be timely filed. The Trustee, the Depositor and the
Servicer shall reasonably cooperate to enable the Securities and Exchange
Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.22, to be conducted or allocated in a different manner.

            (c) Prior to the latest date on which the Form 10-K may be timely filed each year, the Trustee shall sign and deliver to the Servicer a certification (in the form attached hereto as Exhibit P) for the benefit of the
Servicer and its officers, directors and Affiliates (provided, however, that the
Trustee shall not undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K). In addition, the Trustee shall indemnify and hold harmless the Servicer and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the
Trustee pursuant to this Section 3.22(c), any breach of the Trustee’s obligations under this Section 3.22(c) or the Trustee’s negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicer and its officers, directors and affiliates, then the Trustee agrees that it shall contribute to the amount paid or payable by the Servicer, its officers, directors or affiliates as a result of the losses, claims, damages or liabilities of the Servicer, its officers, directors or affiliates in such proportion as is appropriate to reflect the relative fault of the Servicer and its officers, directors and affiliates on the one hand and the Trustee on the other in connection with a breach of the Trustee’s obligations under this
Section 3.22(c) or the Trustee’s negligence, bad faith or willful misconduct in connection therewith. The Servicer hereby acknowledges and agrees that the
Depositor and the Trustee are relying on the Servicer’s performance of its obligations under Sections 3.18 and 3.19 in order to perform their respective obligations under this Section 3.22.

            (d) Upon any filing with the Securities and Exchange Commission, the
Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (e) The obligations set forth in paragraphs (a) through (d) of this
Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K or 10-K. On or prior to January 30, 2006, unless otherwise requested by the Depositor, the Trustee shall prepare, execute and file with the Securities and Exchange Commission a Form 15 Suspension
Notification with respect to the Trust. At any time after the filing of a Form
15 Suspension Notification, if the Depositor or the Certificate Registrar
determines that the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, it shall promptly notify the Trustee and the Trustee shall recommence preparing and filing reports on Form 8-K and
10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs (a) through (d) of this Section.

            Section 3.23 Buy-Down Account; Application of Buy-Down Funds. In
addition to the Servicer Custodial Account, if any of the Mortgage Loans are
Buy-Down Mortgage Loans, the Servicer shall establish and maintain a Buy-Down
Account, which is not part of the Trust Estate, and shall deposit therein all
Buy-Down Funds not later than the Business Day following the day of receipt and posting by the Servicer. The Servicer shall keep and maintain a separate account for each Buy-Down Mortgage Loan for the purpose of accounting for deposits to and withdrawals from the Buy-Down Account. The Servicer shall invest the funds in the Buy-Down Account in investments which are Permitted Investments. All income and gain realized from any such investment, to the extent not required by the applicable Buy-Down Agreements to be applied to pay interest on the related
Buy-Down Mortgage Loans, shall be for the benefit of the Servicer. The amount of any losses incurred in respect of such investments shall be deposited in the
Buy-Down Account by the Servicer out of its own funds immediately as realized.

            With respect to each Buy-Down Mortgage Loan, on the Business Day next following receipt of the Mortgagor’s required monthly payment under the related Buy-Down Agreement, the Servicer shall withdraw from the Buy-Down
Account and deposit in immediately available funds in the Servicer Custodial
Account an amount which, when added to such Mortgagor’s payment, will equal the full monthly payment due under the related Mortgage Note.

            Upon termination of a Buy-Down Agreement, no further Buy-Down Funds relating thereto shall be deposited into the Servicer Custodial Account, and the
Servicer may withdraw the related Buy-Down Funds which remain in the Buy-Down
Account and distribute such funds as provided by such Buy-Down Agreement.

                                         ARTICLE IV

                             SERVICER’S CERTIFICATE

            Section 4.01 Servicer’s Certificate. Each month, not later than
12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer’s Certificate (in substance and format mutually acceptable to the Servicer and the Trustee)
certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The
Trustee may conclusively rely upon the information contained in a Servicer’s
Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                            ARTICLE V

      PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer’s Certificate, the Trustee shall distribute or be deemed to distribute, as applicable, out of the Certificate Account, the
Middle-Tier Certificate Sub-Account or the Upper-Tier Certificate Sub-Account,
as applicable (to the extent funds are available therein), to each
Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such
Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than the Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder’s Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the
Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions. (a) On each Distribution
Date, based solely on the information contained in the Servicer’s Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amount payable to the Trustee pursuant to Section
3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution
Amount for each Loan Group, in an amount as specified in written notice received by the Trustee from the Servicer no later than the Business Day following the related Determination Date, and shall apply such funds, first to the payment to itself of the amount payable with respect to such Loan Group pursuant to Section
3.11(b)(i) and then to distributions on the Certificates, paying Group 1 solely from the Pool Distribution Amount for Loan Group 1, paying Group 2 solely from the Pool Distribution Amount for Loan Group 2, paying Group 3 solely from the
Pool Distribution Amount for Loan Group 3, paying Group 4 solely from the Pool
Distribution Amount for Loan Group 4 and paying the Class B Certificates from the remaining combined Pool Distribution Amounts from all the Loan Groups, in the following order of priority and to the extent of such funds:

        (i) concurrently, to each Class of Senior Certificates and IO Component of such Group, if any, pro rata, an amount allocable to interest equal to the Interest Distribution Amount or Component Interest Distribution Amount
    for such Class or Component and any shortfall being allocated among such

    Classes or Component in proportion to the amount of the Interest
    Distribution Amount, Component Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided, however, that until the Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class 1-CB-8 Certificates will instead be distributed in reduction of the Class Certificate Balances of the
    Classes of Certificates specified in Section 5.02(b)(i);

        (ii) concurrently, (a) to the Senior Certificates of such Group (but not the Class 4-PO Certificates) and (b) in the case of Group 1, Group 2 and
    Group 3, to the PO Component of such Group, and in the case of Group 4, the
    Class 4-PO Certificates, pro rata, based on their respective Senior
    Principal Distribution Amount and PO Principal Amount, (A) to the Senior
    Certificates (but not the Class 4-PO Certificates) of such Group, in an aggregate amount up to the Senior Principal Distribution Amount for such
    Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) in the case of Group 1, Group 2 and Group 3, to the PO Component of such Group, and in the case of Group 4, to the Class
    4-PO Certificates, in an aggregate amount up to the PO Principal Amount for such Group;

        (iii) in the case of Group 1, Group 2 and Group 3, to the PO Component of such Group, and in the case of Group 4, to the Class 4-PO Certificates, any PO Deferred Amount (after giving effect to the distribution to such PO
    Component or Class 4-PO Certificates of the PO Recovery for the Related Loan
    Group), up to the Subordinate Principal Distribution Amounts for such
    Distribution Date from amounts otherwise distributable to the Class B
    Certificates, first to the Class B-6 Certificates pursuant to clause (iv)(L)
    below, second to the Class B-5 Certificates pursuant to clause (iv)(J)
    below, third to the Class B-4 Certificates pursuant to clause (iv)(H) below, fourth to the Class B-3 Certificates pursuant to clause (iv)(F) below, fifth to the Class B-2 Certificates pursuant to clause (iv)(D) below and, finally, to the Class B-1 Certificates pursuant to clause (iv)(B) below;

        (iv) to each Class of Class B Certificates, subject to paragraph (d)
    below, in the following order of priority:

                (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class
            4-PO Certificates and PO Components pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class
            4-PO Certificates and PO Components pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class
            4-PO Certificates and PO Components pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class
            4-PO Certificates and PO Components pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class
            4-PO Certificates and PO Components pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class
            4-PO Certificates and PO Components pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

        (v) to the Holder of the Class 1-CB-R Certificate, any amounts remaining in the Upper-Tier Certificate Sub-Account and the Middle-Tier Certificate
    Sub-Account and any remaining Pool Distribution Amounts.

            No Class of Certificates or Component will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" or clause (ii) of the definition of
"Component Interest Distribution Amount" after its Class Certificate Balance or
Notional Amount has been reduced to zero.

            For any Group and on any Distribution Date, amounts distributed in respect of the PO Deferred Amounts (including the distribution of the PO
Recoveries) will not reduce the Class Certificate Balance of the 4-PO
Certificates or the Component Balance of the applicable PO Component.

            All distributions in respect of the Interest Distribution Amount for a Class or the Component Interest Distribution Amount for an IO Component will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," or "Component Interest

Distribution Amount," as applicable, and second with respect to the amount payable pursuant to clause (ii) of such definitions.

            On each Distribution Date, the Trustee shall distribute any
Reimbursement Amount sequentially to the Classes of Certificates then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement
Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group.

            On each Distribution Date, the Trustee shall distribute any PO
Recovery for Loan Group 1, Loan Group 2 or Loan Group 3 to the Holders of the
Class CB-PO Certificates. On each Distribution Date, the Trustee shall distribute any PO Recovery for Loan Group 4 to the Class 4-PO Certificates.

            In the event that on any Distribution Date, the Subordinate
Principal Distribution Amounts for the Loan Groups is insufficient to reduce the
PO Deferred Amounts of Class 4-PO Certificates and the PO Components to zero, the amount that is available shall be distributed among such Class and
Components pro rata based on the PO Deferred Amounts.

        (vi) Distributions on the Uncertificated Lower-Tier Interests. On each
    Distribution Date, interest shall be distributed in respect of the
    Uncertificated Lower-Tier Interests (other than the Class 1-LPO Interest,
    Class 2-LPO Interest, Class 3-LPO Interest and Class 4-LPO Interest) at the
    pass-through rate thereon, as described in the next to last paragraph of this Section 5.02(a)(vi). All distributions of principal shall be made first to the Class 1-LPO Interest, Class 2-LPO Interest, Class 3-LPO Interest and
    Class 4-LPO Interest, so as to keep the principal balances thereof at all times equal to the Component Balances or Class Certificate Balance, as the
    case may be, of the Class 1-CB-PO Component, the Class 2-CB-PO Component,
    the Class 3-CB-PO Component and the Class 4-PO Certificates, respectively;
    second, to the Class 1-LS Interest, the Class 2-LS Interest, the Class 3-LS
    Interest and the Class 4-LS Interest, so as to keep the principal balances thereof (computed to eight decimal places) equal to 0.100% of the Group
    Subordinate Amount for Loan Group 1, Loan Group 2, Loan Group 3 and Loan
    Group 4, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of principal shall be distributed to the Class 1-LS Interest, Class 2-LS Interest, Class 3-LS
    Interest and Class 4-LS Interest, such that the Subordinate Balance Ratio is maintained), and third, any remaining principal to the Class 1-L Interest,
    Class 2-L Interest, Class 3-L Interest and Class 4-L Interest. Any
    distributions of principal made to the Uncertificated Lower-Tier Interests pursuant to this paragraph shall be made from the Group 1 Mortgage Loans to the Uncertificated Lower-Tier Interests beginning with the numeral "1," from the Group 2 Mortgage Loans to the Uncertificated Lower-Tier Interests
    beginning with the numeral "2," from the Group 3 Mortgage Loans to the
    Uncertificated Lower-Tier Interests beginning with the numeral "3" and from the Group 4 Mortgage Loans to the Uncertificated Lower-Tier Interests
    beginning with the numeral "4."

            Realized Losses shall be applied after all distributions have been made on each Distribution Date first, to the Class 1-LPO Interest, Class 2-LPO
Interest, Class 3-LPO Interest and Class 4-LPO Interest, so as to keep their principal balances equal to the Component Balances or Class Certificate Balance,
as the case may be, of the Class 1-CB-PO Component, the Class 2-CB-PO Component,
the Class 3-CB-PO Component and the Class 4-PO Certificates, respectively;
second, to the Class 1-LS Interest, Class 2-LS Interest, Class 3-LS Interest and
Class 4-LS Interest, so as to keep the principal balances thereof (computed to eight decimal places) equal to 0.100% of the Group Subordinate Amount for Loan

Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of principal shall be distributed to the Class 1-LS Interest, Class 2-LS
Interest, Class 3-LS Interest and Class 4-LS Interest such that the Subordinate
Balance Ratio is maintained); and third, the remaining Realized Losses shall be allocated to the Class 1-L Interest, Class 2-L Interest, Class 3-L Interest and
Class 4-L Interest. Any Realized Losses allocated to the Uncertificated
Lower-Tier Interests pursuant to this paragraph shall be (a) from Realized
Losses allocated to Loan Group 1 in the case of Uncertificated Lower-Tier
Interests beginning with the numeral "1," (b) from Realized Losses allocated to
Loan Group 2 in the case of Uncertificated Lower-Tier Interests beginning with the numeral "2," (c) from Realized Losses allocated to Loan Group 3 in the case of Uncertificated Lower-Tier Interests beginning with the numeral "3" and (d)
from Realized Losses allocated to Loan Group 4 in the case of Uncertificated
Lower-Tier Interests beginning with the numeral "4."

            As of any date, the aggregate principal balance of the Class 1-L
Interest and the Class 1-LS Interest shall equal the aggregate Pool Stated
Principal Balance (Non-PO Portion) of Loan Group 1. As of any date, the aggregate principal balance of the Class 2-L Interest and the Class 2-LS
Interest shall equal the aggregate Pool Stated Principal Balance (Non-PO
Portion) of Loan Group 2. As of any date, the aggregate principal balance of the
Class 3-L Interest and the Class 3-LS Interest shall equal the aggregate Pool
Stated Principal Balance (Non-PO Portion) of Loan Group 3. As of any date, the aggregate principal balance of the Class 4-L Interest and the Class 4-LS
Interest shall equal the aggregate Pool Stated Principal Balance (Non-PO
Portion) of Loan Group 4. As of any date, (i) the principal balance of the Class
1-LPO Interest will be equal to the Component Balance of the Class 1-CB-PO
Component, (ii) the principal balance of the Class 2-LPO Interest will be equal to the Component Balance of the Class 2-CB-PO Component, (iii) the principal balance of the Class 3-LPO Interest will be equal to the Component Balance of the Class 3-CB-PO Component and (iv) the principal balance of the Class 4-LPO
Interest will be equal to the Class Certificate Balance of the Class 4-PO
Certificates. As of any date, (i) the notional amount of the Class 1-LWIO
Interest will be equal to the Class 1-CB-IO Notional Amount, (ii) the notional amount of the Class 2-LWIO Interest will be equal to the Class 2-CB-IO Notional
Amount, (iii) the notional amount of the Class 3-LWIO Interest will be equal to the Class 3-CB-IO Notional Amount and (iv) the notional amount of the Class
4-LWIO Interest will be equal to the Class 4-IO Notional Amount.

            The pass-through rate with respect to the Class 1-L Interest and the
Class 1-LS Interest shall be 5.500% per annum. The pass-through rate with respect to the Class 2-L Interest and the Class 2-LS Interest shall be 6.000%
per annum. The pass-through rate with respect to the Class 3-L Interest and the
Class 3-LS Interest shall be 6.000% per annum. The pass-through rate with respect to the Class 4-L Interest and the Class 4-LS Interest shall be 5.750%
per annum. The pass-through rate with respect to the Class 1-LWIO Interest,
Class 2-LWIO Interest, Class 3-LWIO Interest and Class 4-LWIO Interest shall be the same as the Pass-Through Rate for the Class 1-CB-IO Component, Class 2-CB-IO
Component, Class 3-CB-IO Component and Class 4-IO Certificates, respectively, as each such rate is described in the Preliminary Statement. The Class 1-LPO
Interest, Class 2-LPO Interest, Class 3-LPO Interest and Class 4-LPO Interest
are principal-only interests and are not entitled to distributions of interest.

            Any Non-Supported Interest Shortfalls and Relief Act Reductions will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.
Amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

        (vii) Distributions on the Uncertificated Middle-Tier Interests. On each
    Distribution Date, each Uncertificated Middle-Tier Interest (other than the
    Class 1-CB-MIO Interest, Class 2-CB-MIO Interest, Class 3-CB-MIO Interest
    and Class 4-MIO Interest) shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes or Component, as provided herein. On each Distribution Date, each Uncertificated Middle-Tier Interest
    (other than the Class 1-CB-MIO Interest, Class 2-CB-MIO Interest, Class
    3-CB-MIO Interest and Class 4-MIO Interest) shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and
    Unpaid Interest Shortfalls, as the case may be, in respect of its
    Corresponding Upper-Tier Class, Classes or Component, in each case to the extent actually distributed thereon. Such amounts distributed to the
    Uncertificated Middle-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Middle-Tier Distribution Amount."

            As of any date, the principal balance or notional amount of each
Uncertificated Middle-Tier Interest equals the aggregate of the Class
Certificate Balances or Notional Amounts of the respective Corresponding
Upper-Tier Class, Classes or Component or, in the case of the Class 1-CB-M1
Interest or the Class 4-A-M1 Interest, the Class Certificate Balance of the
Class 1-CB-1 Certificates or the Class 4-A-1 Certificates, respectively. The initial principal balance or notional amount of each Uncertificated Middle-Tier
Interest equals the aggregate of the Initial Class Certificate Balances or
Initial Notional Amounts of the respective Corresponding Upper-Tier Class,
Classes or Component or, in the case of the Class 1-CB-M1 Interest or the Class
4-A-M1 Interest, the Initial Class Certificate Balance of the Class 1-CB-1
Certificates or the Class 4-A-1 Certificates, respectively.

            The pass-through rate with respect to the Class 1-CB-M1 Interest,
Class 1-CB-M3 Interest and Class 1-CB-MUR Interest shall be 5.500% per annum.
The pass-through rate with respect to the Class 2-CB-M1 Interest shall be 6.000%
per annum. The pass-through rate with respect to the Class 3-CB-M1 Interest shall be 6.000% per annum. The pass-through rate with respect to the Class
4-A-M1 Interest and Class 4-A-M3 Interest shall be 5.750% per annum. The pass-through rate with respect to the Class B-M1 Interest, Class B-M2 Interest,
Class B-M3 Interest, Class B-M4 Interest, Class B-M5 Interest and Class B-M6
Interest shall be the weighted average of the Class 1-LS Interest, Class 2-LS
Interest, Class 3-LS Interest and Class 4-LS Interest. The pass-through rate with respect to the Class 1-CB-MIO Interest shall be a per annum rate equal to the Pass-Through Rate of the Class 1-CB-IO Component. The pass-through rate with respect to the Class 2-CB-MIO Interest shall be a per annum rate equal to the
Pass-Through Rate of the Class 2-CB-IO Component. The pass-through rate with respect to the Class 3-CB-MIO Interest shall be a per annum rate equal to the
Pass-Through Rate of the Class 3-CB-IO Component. The pass-through rate with respect to the Class 4-MIO Interest shall be a per annum rate equal to the
Pass-Through Rate of the Class 4-IO Certificates. The Class 1-CB-MPO Interest,
Class 2-CB-MPO Interest, Class 3-CB-MPO Interest and Class 4-MPO Interest are
principal-only interests and are not entitled to distributions of interest.

            (b) (i) With respect to the Group 1 Senior Certificates:

            I. On each Distribution Date occurring prior to the Accretion
        Termination Date, the Class 1-CB-8 Accrual Distribution Amount will be allocated, sequentially, as follows:

            first, concurrently, to the Class 1-CB-1 and Class 1-CB-6
        Certificates, pro rata, until their Class Certificate Balances have been reduced to zero; and

            second, to the Class 1-CB-8 Certificates, until their Class
        Certificate Balance has been reduced to zero.

            II. On each Distribution Date prior to the Senior Credit Support
        Depletion Date, the amount distributable to the Group 1 Senior
        Certificates pursuant to Section 5.02(a)(ii)(A) for such Distribution
        Date, will be distributed, sequentially, as follows:

            First, to the Class 1-CB-R Certificate, until its Class
         Certificate Balance has been reduced to zero;

            Second, concurrently, to the Class 1-CB-3 and Class 1-CB-7
         Certificates, pro rata, up to the Group 1 Priority Amount for such
         Distribution Date, until their Class Certificates Balances have been reduced to zero;

            Third, $1,000, sequentially, as follows:

                (a) concurrently, to the Class 1-CB-1 and Class 1-CB-6
          Certificates, pro rata, until their Class Certificate Balances have been reduced to zero; and

                (b) to the Class 1-CB-8 Certificates, until their Class
         Certificate Balance has been reduced to zero;

            Fourth, $213,602.40, sequentially, to the Class 1-CB-4 and Class
        1-CB-5 Certificates, in that order, until their Class Certificate
        Balances have been reduced to zero;

            Fifth, concurrently, to the Class 1-CB-1 and Class 1-CB-6
        Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

            Sixth, to the Class 1-CB-8 Certificates, until their Class
        Certificate Balance has been reduced to zero;

            Seventh, sequentially, to the Class 1-CB-4 and Class 1-CB-5
        Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

            Eighth, concurrently, to the Class 1-CB-3 and Class 1-CB-7
        Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

        (ii) With respect to the Group 2 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support
      Depletion Date, the amount distributable to the Group 2 Senior
      Certificates pursuant to Section 5.02(a)(ii)(A) for such Distribution
      Date, will be distributed to the Class 2-CB-1 Certificates until their
      Class Certificate Balance has been reduced to zero.

        (iii) With respect to the Group 3 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support
      Depletion Date, the amount distributable to the Group 3 Senior
      Certificates pursuant to Section 5.02(a)(ii)(A) for such Distribution
      Date, will be distributed to the Class 3-CB-1 Certificates until their
      Class Certificate Balance has been reduced to zero.

        (iv) With respect to the Group 4 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support
      Depletion Date, the amount distributable to the Group 4 Senior
      Certificates pursuant to Section 5.02(a)(ii)(A) for such Distribution
      Date, will be distributed, sequentially, as follows:

            First, concurrently, to the Class 4-A-3 and Class 4-A-4
         Certificates, pro rata, up to the Group 4 Priority Amount for such
         Distribution Date, until their Class Certificate Balances have been reduced to zero;

            Second, $1,000, to the Class 4-A-1 Certificates, until their Class
         Certificate Balance has been reduced to zero;

            Third, $122,443.80, to the Class 4-A-5 Certificates, until their
         Class Certificate Balance has been reduced to zero;

            Fourth, sequentially, to the Class 4-A-1 and Class 4-A-5
         Certificates, in that order, until their Class Certificate Balances have been reduced to zero;

            Fifth, to the Class 4-A-6 Certificates, until their Class
         Certificate Balance has been reduced to zero; and

            Sixth, concurrently, to the Class 4-A-3 and Class 4-A-4
        Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support
Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Senior Certificates of the Related Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class
Certificate Balances thereof are reduced to zero.

            The Class 1-CB-2, Class CB-IO, Class 4-A-2 and Class 4-IO
Certificates are Interest-Only Certificates and are not entitled to distributions in respect of principal.

            Notwithstanding the foregoing, on each Distribution Date prior to the Senior Credit Support Depletion Date, but on or after the date on which the aggregate Class Certificate Balance of the Senior Certificates of a Group (not
including the Class 4-PO Certificates) has been reduced to zero, amounts otherwise distributable as principal payments from the Related Loan Group on the
Class B Certificates will be paid as principal to the remaining Classes of
Senior Certificates (but not the Class 4-PO Certificates and applicable PO
Component) together with the Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Groups in (i), (ii), (iii) and
(iv) above, provided that on such Distribution Date (a) the Aggregate
Subordinate Percentage for such Distribution Date is less than twice the initial
Aggregate Subordinate Percentage or (b) the outstanding principal balance of the
Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate
Balance of the Class B Certificates, is equal to or greater than 50%. If the
Senior Certificates of two or more Groups (not including the Class 4-PO
Certificates) remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate class balance of the Senior Certificates of each such Group. In addition, if on any Distribution Date, after giving effect to the second preceding sentence, the aggregate Class Certificate Balance of the Senior
Certificates of a Group (but not the Class 4-PO Certificates) is greater than the Adjusted Pool Amount (Non-PO Portion) of the Related Loan Group (any such
Group, the "Undercollateralized Group" and any such excess, the
"Undercollateralized Amount"), all amounts otherwise distributable as principal on the Class B Certificates pursuant to 5.02(a)(iv)(L), (J), (H), (F), (D) and
(B), in that order, will be paid as principal to the Senior Certificates (but not the Class 4-PO Certificates) of the Undercollateralized Group together with the Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group above under (i), (ii), (iii) or (iv) until the aggregate Class Certificate Balance of the Senior Certificates (but not the
Class 4-PO Certificates) of the Undercollateralized Group equals the Adjusted
Pool Amount (Non-PO Portion) of the Related Loan Group. If two or more Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate class balance of the Senior Certificates (but not the Class 4-PO Certificates) of each such Group exceeds the Pool Principal Balance (Non-PO Portion) of the related Loan Group.
Also, the amount of any Class Unpaid Interest Shortfalls and Component Unpaid
Interest Shortfalls with respect to the Undercollateralized Group (including any
Class Unpaid Interest Shortfalls and Component Unpaid Interest Shortfalls for
such Distribution Date) will be paid to the Undercollateralized Group and the IO
Component of such Group pursuant to clause 5.02(a)(i) prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Class B Certificates pursuant to 5.02(a)(iv)(L), (J), (H), (F), (D) and
(B), in that order. Such amount will be paid to the Senior Certificates and IO
Components, when applicable, of such Undercollateralized Group up to their
Interest Distribution Amounts and Component Interest Distribution Amounts for
such Distribution Date.

            The PO Deferred Amounts for the Class 4-PO Certificates and PO
Components will be paid from amounts otherwise distributable as principal on the
Class B Certificates before any payments are made pursuant to the preceding paragraph.

            (c) On each Distribution Date, Accrued Certificate Interest for each
Class of Senior Certificates and Class B Certificates and Accrued Component
Interest for the Class 1-CB-IO Component, Class 2-CB-IO Component and Class
3-CB-IO Component for such Distribution Date shall be reduced by such Class’ or
Component’s pro rata share, based on such Class’ Interest Distribution Amount or such Component’s Component Interest Distribution Amount, as applicable, for such
Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) on and after the
Senior Credit Support Depletion Date, any other Realized Loss on the Mortgage
Loans in the Related Loan Group allocable to interest and (C) Relief Act
Reductions incurred on the Mortgage Loans during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section
5.02(a)(iv), if with respect to any Class of Class B Certificates on any
Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Class B
Certificates, as the case may be, which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Pool Stated Principal
Balance (Non-PO Portion) for all Loan Groups (for each Class, the "Fractional
Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of Class B Certificates junior to such Class (the "Restricted Classes") and the Class Certificate
Balances of the Restricted Classes of Class B Certificates will not be used in determining the Pro Rata Share for the Class B Certificates that are not
Restricted Classes. If the aggregate Class Certificate Balances of the Class B

Certificates that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Class B Certificates that are Restricted Classes in order of their respective numerical Class designations (beginning with the Class of Class
B Certificates that is a Restricted Class then outstanding with the lowest numerical Class designation).

            (e) Any amounts distributed to the Class 1-CB-1 and Class 4-A-1
Certificates from the applicable Reserve Fund shall be deemed to be a distribution to such Certificates from the Grantor Trust as payments on a notional principal contract in the nature of a cap contract written by Banc of
America Securities LLC.

            Section 5.03 Allocation of Losses. (a) On or prior to each
Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient
Valuation or a Debt Service Reduction, (2) of the amount of such loss or
Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group.
Based on such information, the Trustee shall determine the total amount of
Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the
Certificates by a reduction in the Class Certificate Balances of the designated
Classes pursuant to the operation of Section 5.03(b).

            (b) The Component Balance of the PO Component of Group 1, Group 2
and Group 3 shall be reduced on each Distribution Date by the amount, if any, by which the Component Balance of such PO Component (after giving effect to the amount to be distributed as a distribution of principal on such Distribution
Date) exceeds the Adjusted Pool Amount (PO Portion) for the Related Loan Group
for such Distribution Date.

            The Class Certificate Balance of the Class 4-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which such Class
Certificate Balance (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) exceeds the Adjusted Pool
Amount (PO Portion) for Loan Group 4 for such Distribution Date.

            The Class Certificate Balance of the Class of Class B Certificates
then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (but not the Class CB-PO, and Class 4-PO Certificates)
and Class B Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of the PO Deferred Amounts on such Distribution Date) equals the sum of the Adjusted Pool Amounts (Non-PO
Portion) for all Loan Groups for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class
Certificate Balances of the Senior Certificates (but not the Class 4-PO
Certificates) of each Group in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior
Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the Adjusted
Pool Amount (Non-PO Portion) for the Related Loan Group for such Distribution
Date.

            Any such reduction or increase shall be allocated among the Senior
Certificates of such Group, based on the Class Certificate Balances immediately prior to such Distribution Date until the Class Certificate Balances thereof have been reduced to zero or, in the case of the Class 1-CB-8 Certificates, the
Initial Class Certificate Balance, if lower, until the Class Certificate Balance thereof has been reduced to zero.

            (c) Any reduction or increase in the Class Certificate Balance of a
Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage
Interests.

            (d) The calculation of the amount to be distributed as principal to any Class of Class B Certificates with respect to a Distribution Date (the
"Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Class B Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Class B Certificates is
greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the Classes of Class B Certificates then outstanding (beginning with the Class of Class B Certificates then outstanding with the lowest numerical designation) until the respective Class Certificate
Balance of each such Class is reduced to zero and then to the Senior
Certificates (but not the Class 4-PO Certificates) of such Group, pro rata, on the basis of their respective Class Certificate Balances.

            (e) After the Senior Credit Support Depletion Date, on any
Distribution Date on which the Class 1-CB-6 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-CB-6 Certificates will be reduced by the Class 1-CB-6 Loss Allocation Amount and, notwithstanding
Section 5.03(b), the Class Certificate Balance of the Class 1-CB-1 Certificates
will not be reduced by the Class 1-CB-6 Loss Allocation Amount. Notwithstanding
the foregoing, on any Distribution Date in which the Class 1-CB-1 Loss Amount exceeds the Class Certificate Balance of the Class 1-CB-6 Certificates prior to any reduction for the Class 1-CB-6 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 1-CB-1
Certificates. After the Senior Credit Support Depletion Date, on any
Distribution Date on which the Class 1-CB-7 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-CB-7 Certificates will be reduced by the Class 1-CB-7 Loss Allocation Amount and, notwithstanding
Section 5.03(b), the Class Certificate Balance of the Class 1-CB-3 Certificates
will not be reduced by the Class 1-CB-7 Loss Allocation Amount. Notwithstanding
the foregoing, on any Distribution Date in which the Class 1-CB-3 Loss Amount exceeds the Class Certificate Balance of the Class 1-CB-7 Certificates prior to any reduction for the Class 1-CB-7 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 1-CB-3
Certificates. After the Senior Credit Support Depletion Date, on any
Distribution Date on which the Class 4-A-4 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 4-A-4 Certificates will be reduced by the Class 4-A-4 Loss Allocation Amount and, notwithstanding Section
5.03(b), the Class Certificate Balance of the Class 4-A-3 Certificates will not be reduced by the Class 4-A-4 Loss Allocation Amount. Notwithstanding the
foregoing, on any Distribution Date in which the Class 4-A-3 Loss Amount exceeds the Class Certificate Balance of the Class 4-A-4 Certificates prior to any reduction for the Class 4-A-4 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 4-A-3
Certificates.

            Any increase in the Class Certificate Balances allocated to the
Class 1-CB-1, Class 1-CB-3 and Class 4-A-3 Certificates pursuant to Section
5.03(b) will instead increase the Class Certificate Balances of the Class
1-CB-6, Class 1-CB-7 and Class 4-A-4 Certificates, respectively.

            (f) Notwithstanding any other provision of this Section 5.03, no
Class Certificate Balance of a Class will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class
Certificate Balance (plus, in the case of the Class 1-CB-8 Certificates, any
Class 1-CB-8 Accrual Distribution Amounts previously added thereto) less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates (excluding in the case of any Class of Class B
Certificates any principal otherwise payable to such Class of Class B
Certificates but used to pay any PO Deferred Amount).

            (g) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated
Lower-Tier Interest as described in Section 5.02(a) and to each Uncertificated
Middle-Tier Interest in an amount equal to the Realized Losses allocated to such
Uncertificated Middle-Tier Interest’s Corresponding Upper-Tier Class, Classes or
Component.

            Section 5.04 Statements to Certificateholders. (a) Prior to the
Distribution Date in each month, based upon the information provided to the
Trustee on the Servicer’s Certificates delivered to the Trustee pursuant to
Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

        (i) for each Loan Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and
    Liquidation Proceeds included therein;

        (ii) for each Loan Group, the amount allocable to interest, the Class
    1-CB-8 Accrual Distribution Amount, any Class Unpaid Interest Shortfall or
    Component Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall or Component Unpaid Interest
    Shortfall after giving effect to such distribution;

        (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

        (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

        (v) for each Loan Group, the Pool Stated Principal Balance for the following Distribution Date;

        (vi) for each Loan Group, the Senior Percentage and the Subordinate
    Percentage for the following Distribution Date;

        (vii) the amount of the Servicing Fee paid to or retained by the
    Servicer with respect to each Loan Group and such Distribution Date;

        (viii) the Pass-Through Rate for each such Class of Certificates (or
    Component) with respect to such Distribution Date;

        (ix) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of
    Periodic Advances outstanding as of the close of business on such
    Distribution Date;

        (x) for each Loan Group, the number and aggregate principal amounts of
    Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

        (xi) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and
    Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

        (xii) for each Loan Group, the total number and principal balance of any
    REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

        (xiii) for each Group, the Senior Prepayment Percentage and the
    Subordinate Prepayment Percentage for the following Distribution Date;

        (xiv) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month and for each Group, any PO
    Deferred Amounts for such Distribution Date;

        (xv) the Class 1-CB-2 Notional Amount, Class 1-CB-IO Notional Amount,
    Class 2-CB-IO Notional Amount, Class 3-CB-IO Notional Amount, Class 4-A-2
    Notional Amount and Class 4-IO Notional Amount for such Distribution Date;

        (xvi) the Yield Maintenance Agreement Payments received from the
    Counterparty and Yield Maintenance Amounts and Yield Maintenance Amount
    Shortfalls paid to the Class 1-CB-1 and Class 4-A-1 Certificates; and

        (xvii) for each Loan Group the amount of total Recoveries, the PO
    Recovery and the Non-PO Recovery.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer’s Certificate, shall make available to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i) and
(ii) of Section 5.04(a), the amounts shall be expressed as a dollar amount per
Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the
Depositor, the information contained in the statement described in Section
5.04(a) for such Distribution Date.

            The Trustee will make the monthly statement to Certificateholders
(and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Trustee’s Internet website. The Trustee’s
Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such
Person, a statement containing the information set forth in clauses (i), (ii)
and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.
Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the
Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury
Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury
Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC
Provisions including, but not limited to, (i) information to be reported to the
Holders of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual
Certificate by the Trustee), (ii) information to be provided to the Holders of
Certificates with respect to amounts which should be included as interest and original issue discount in such Holders’ gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each
REMIC’s assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code;
provided, however, that in setting forth the percentage of such assets of each
REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor’s initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC
Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders. (a) For
federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby.
Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury
Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws,

regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2005, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury
Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner"
under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the
Class 1-CB-R Certificate is hereby designated as the Tax Matters Person for each of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC. By its
acceptance of the Class 1-CB-R Certificate, each such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax
Matters Person for the Upper-Tier REMIC, the Middle-Tier REMIC and the
Lower-Tier REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the
Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee’s services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the
Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC, the Middle-Tier
REMIC and the Lower-Tier REMIC as REMICs and avoid the imposition of tax on any
REMIC created hereunder. In particular:

            (a) The Trustee shall not create, or permit the creation of, any
"interests" in any REMIC created hereunder within the meaning of Code Section
860D(a)(2) other than the interests represented by the Regular Certificates, the
Components, the Residual Certificate, the Uncertificated Middle-Tier Interests
and the Uncertificated Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to any REMIC created hereunder after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of a REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of any REMIC created hereunder any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02 or
2.04), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier
REMIC and will not disqualify any REMIC created hereunder from treatment as a
REMIC; and, provided, further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

            Section 5.09 Determination of LIBOR. On each Rate Determination Date for a Class of LIBOR Certificates, the Trustee shall determine LIBOR for the applicable Distribution Date on the basis of the British Bankers’ Association
("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate
Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Moneyline Telerate Service.

            If on any Rate Determination Date for a Class of LIBOR Certificates,
the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous Rate
Determination Date for such Class of LIBOR Certificates or (y) the Reserve
Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the
Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the
Trustee are quoting, on the relevant Rate Determination Date, to the principal
London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date for a Class of LIBOR Certificates,
the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable
Distribution Date will be LIBOR as determined on the previous Rate Determination
Date for such Class of LIBOR Certificates, or, in the case of the first Rate
Determination Date, 4.19375%, with respect to the Class 1-CB-1 and Class 1-CB-2
Certificates and 4.14000%, with respect to the Class 4-A-1 and Class 4-A-2
Certificates.

            The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the rates of interest applicable to each of the LIBOR
Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or
Holders of LIBOR Certificates who place a telephone call to the Trustee at (301)
815-6600 and make a request therefor.

            Section 5.10 Grantor Trust Administration. The Trustee shall treat the portions of the Trust Estate consisting of the Reserve Funds and the Yield
Maintenance Agreements and rights with respect thereto as a "grantor trust"
under the Code, and the provisions hereof shall be interpreted consistently with this treatment. The Trustee shall furnish or cause to be furnished (i) to the
Holders of the Class 1-CB-1 and Class 4-A-1 Certificates and (ii) to Banc of
America Securities LLC, and shall file or cause to be filed with the Internal
Revenue Service together with Form 1041 or such other form as may be applicable, their allocable shares of income and expenses with respect to the property held by the Grantor Trust (including Yield Maintenance Amounts and Yield Maintenance
Amount Shortfalls, in the case of the Class 1-CB-1 and Class 4-A-1 Certificates, and Yield Maintenance Agreement Payments, in the case of Banc of America
Securities LLC), at the time or times and in the manner required by the Code.

                                       ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates
and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-CB-1, A-1-CB-2, A-1-CB-3, A-1-CB-4, A-1-CB-5, A-1-CB-6,
A-1-CB-7, A-1-CB-8, A-1-CB-R, A-2-CB-1, A-3-CB-1, A-CB-IO, A-CB-PO, A-4-A-1,
A-4-A-2, A-4-A-3, A-4-A-4, A-4-A-5, A-4-A-6, A-4-IO, A-4-PO, B-1, B-2, B-3, B-4,
B-5, B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be authenticated and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Classes of Certificates shall be available to investors in the minimum denominations of initial Certificate
Balance or Initial Notional Amount and the integral multiples in excess thereof set forth in the Preliminary Statement. The Senior Certificates (other than the
Class 1-CB-R Certificate) and the Class B-1, Class B-2, and Class B-3
Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository’s instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such
Certificates or did not hold such offices or positions at the date of such
Certificate. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate
Register in which, subject to such reasonable regulations as it may prescribe,

the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate
Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the
Book-Entry Certificates shall at all times remain registered in the name of the
Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the
Depository shall maintain book-entry records with respect to the Certificate
Owners and with respect to ownership and transfers of such Book-Entry
Certificates; (C) ownership and transfers of registration of the Book-Entry
Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E)
the Trustee shall deal with the Depository as the representative of the
Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository
Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate
Owners.

        (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the
    Depository Participant or brokerage firm representing such Certificate
    Owner. Each Depository Participant shall only transfer Book-Entry
    Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

        (iii) If the Depository advises the Trustee in writing that the
    Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Trustee or the Depositor is unable to locate a qualified successor, the Trustee shall notify all Certificate
    Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive
    Certificates") to such Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the
    Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the
    Depository for registration, the Trustee shall issue the Definitive
    Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The
    Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive
    Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as
    Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the
Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of
Counsel shall not be an expense of the Trustee or the Depositor and (ii) the
Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit
G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the
Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the
Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the
Trustee and the Servicer to the effect that the purchase or holding of such
ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or Similar Law and will not subject the Trustee, the
Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a
Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an
Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or
Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the
Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect
Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such
Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in the Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in the Residual
Certificate are expressly subject to the following provisions:

        (i) Each Person holding or acquiring any Ownership Interest in the
    Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a
    Permitted Transferee.

        (ii) No Person shall acquire an Ownership Interest in the Residual
    Certificate unless such Ownership Interest is a pro rata undivided interest.

        (iii) In connection with any proposed transfer of any Ownership Interest in the Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
    Exhibit I hereto from the proposed transferee.

        (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted
    Transferee, no transfer of any Ownership Interest in the Residual
    Certificate to such proposed transferee shall be effected.

        (v) No Ownership Interest in the Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such
    Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

        (vi) Any attempted or purported transfer of any Ownership Interest in the Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of the Residual
    Certificate, then the prior Holder of such Residual Certificate that is a
    Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of the
    Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of the Residual Certificate that was in fact not a Permitted
    Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the
    Trustee shall be distributed and delivered by the Trustee to the prior
    Holder of such Residual Certificate that is a Permitted Transferee.

        (vii) If any Person other than a Permitted Transferee acquires any
    Ownership Interest in the Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal
    Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6)
    of the Code, information needed to compute the tax imposed under Section
    860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause (vii) shall be reimbursable by the Trust.

        (viii) No Ownership Interest in the Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved].

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the
Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the
Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage
Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a
Certificate for registration of transfer, the Depositor, the Servicer, the
Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the
Certificate Registrar or any agent of the Servicer, the Trustee or the
Certificate Registrar shall be affected by notice to the contrary.

                                  ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the
Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the
Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the
Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer
and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this
Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the
Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the
Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the
provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or, in the case of the Servicer, pursuant to Section 7.05. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the
Trustee. No such resignation by the Servicer shall become effective until the
Trustee or a successor Servicer shall have assumed the Servicer’s responsibilities and obligations in accordance with Section 8.05 hereof.

            Section 7.05 Assignment or Delegation of Duties by the Servicer. The
Servicer shall have the right to assign its rights and delegate its duties and obligations hereunder; provided, however, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the
Servicer hereunder from and after the date of such agreement; and (ii) each applicable Rating Agency’s rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency. In no case, however, shall any permitted assignment and delegation relieve the Servicer of any liability to the
Trustee or the Depositor under this Agreement, incurred by it prior to the time that the conditions contained in clauses (i) and (ii) above are met.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events
("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer
Custodial Account in the amount and manner provided herein so as to enable the
Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the
Depositor and the Trustee by the Holders of Certificates evidencing Voting
Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the
Servicer, or for the winding up or liquidation of the Servicer’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case (other than the Event of Default described in clause (e) hereof), so long as an Event of Default shall not have been remedied by the Servicer, the Trustee may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all
Certificates affected thereby shall, by notice then given in writing to the
Servicer (and to the Depositor), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause
(e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof (other than the Servicer’s right to recovery of the aggregate Servicing Fees due prior to the date of termination and other expenses and amounts advanced pursuant to the terms of this Agreement, which rights the Servicer will retain under all circumstances) and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the
Advance which the Servicer failed to make. On or after the receipt by the
Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the
Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the
Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to each Rating Agency. All costs and expenses (including attorneys’
fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as
Servicer pursuant to this Section 8.01 shall be paid by the predecessor
Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the
Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any
Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any
Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee
During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each
Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this
Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the
Certificateholders, unless such Certificateholders shall have offered to the
Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; and, provided, further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an
Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon
Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor. (a) Within 90
days after the time the Servicer receives a notice of termination pursuant to
Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07.
Notwithstanding the foregoing (i) the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances, (ii) the Trustee in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii)
under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the
Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given.
Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this
Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above.
The Trustee and such successor shall take such action, consistent with this
Agreement, as shall be necessary to effectuate any such succession. All
Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor
Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate.

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i)
a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any
termination or appointment of a successor to the Servicer pursuant to this

Article VIII, the Trustee shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to each Rating Agency.

                                     ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of
Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

        (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this
    Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the
    Servicer and which on their face, do not contradict the requirements of this
    Agreement;

        (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the
    Trustee was grossly negligent in ascertaining the pertinent facts;

        (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

        (iv) The Trustee shall not be charged with knowledge of any default
    (other than a default in payment to the Trustee) specified in clauses (a)
    and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
    (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the
    Depositor or any Certificateholder; and

        (v) Except to the extent provided in Section 8.05, no provision in this
    Agreement shall require the Trustee to expend or risk its own funds
    (including, without limitation, the making of any Advance as successor
    Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee. Except as
otherwise provided in Section 9.01:

        (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

        (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the
    Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs;

        (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this
    Agreement;

        (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the
    Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of
    Certificates of any Class evidencing, as to such Class, Percentage
    Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

        (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans.
The recitals contained herein and in the Certificates (other than the execution of, and the authentication of the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any
Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).
The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the
Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder
(other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property;
the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the
Depositor or the Servicer with any warranty or representation made under this
Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor
Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor
Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s review of the
Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same rights it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee
hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any
State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and at least
"A2" by Moody’s or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates.
The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section
9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at
any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all
Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use its best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the
Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use its best efforts to appoint a mutually acceptable successor
Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this
Agreement. All costs associated with the appointment of a successor Trustee shall be paid by the predecessor Trustee to the Person that incurred them.
Without limiting the predecessor Trustee’s obligation, if the predecessor
Trustee fails to pay such costs, such costs shall be reimbursed by the Trust;
provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses incurred in complying with this Section 9.07 shall be reimbursed by the Trust to the Person that incurred them.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee.
Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged
Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust
Estate, or any part thereof, and, subject to the other provision of this Section
9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Initially, the
Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the
Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an
Authenticating Agent. Each Authenticating Agent must be acceptable to the
Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation or banking association into which any Authenticating
Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any
time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor
Authenticating Agent, shall give written notice of such appointment to the
Servicer and shall mail notice of such appointment to all Certificateholders.
Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent.

            Section 9.11 Trustee’s Fees and Expenses. The Trustee, as
compensation for its activities hereunder, shall be entitled to receive on each
Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (a)
incurred in connection with any claim or legal action relating to (i) this
Agreement, (ii) the Certificates, or (iii) the performance of any of the
Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee’s duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any ERISA Restricted
Certificate or the Residual Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s gross negligence, bad faith or willful misconduct, the Trust shall reimburse the
Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii);
provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the
Servicer, appoint one or more Custodians to hold all or a portion of the
Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article
IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more
Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the
Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the
Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this
Agreement to a distribution by the Trustee or the furnishing of a statement to
Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent.
Each Paying Agent shall provide to the Trustee such information concerning the
Certificate Account as the Trustee shall request from time to time. Each Paying
Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United
States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any
Paying Agent, shall continue to be the Paying Agent, provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the
Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the
Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the
Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of
Certificates. All rights of action and claims under this Agreement or the
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the
Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal
Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                      ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or
Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee
created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all
Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage
Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below), (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Certificates and Component Unpaid Interest Shortfall for any
Component as well as one month’s interest at the related Mortgage Interest Rate on the unpaid principal balance of each Mortgage Loan (including any Mortgage
Loan as to which REO Property has been acquired) and (iii) any Reimbursement
Amount owed to the Trust pursuant to Section 2.04 or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage
Loan remaining in the Trust Estate or the disposition of all REO Property.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the
United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all of the Mortgage Loans is conditioned upon (A) the aggregate Stated Principal Balance of the Mortgage
Loans as of such Final Distribution Date being less than 10% of the aggregate
Cut-off Date Pool Principal Balance and (B) the sum of clauses (a)(i) and (ii)
of the second preceding paragraph being less than or equal to the aggregate fair market value of the Mortgage Loans (other than any Mortgage Loan as to which REO
Property has been acquired) and the REO Properties; provided, however, that this clause (B) shall not apply to any purchase by the Depositor if, at the time of the purchase, the Depositor is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the OTS. Fair
market value for purposes of this paragraph and the second preceding paragraph will be determined by the Depositor as of the close of business on the third
Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this
Article X. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the
Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date
(which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust)
or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final
Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the
Trustee therein designated, (2) the amount of any such final payment and (3)
that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the office or agency of the Trustee therein specified. If the
Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the
Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph. Not less than five (5) Business Days prior to the Final Distribution Date, the Trustee shall notify the Depositor of the amount of any unpaid Reimbursement Amount owed to the Trust and the
Depositor shall deposit such amount in the Certificate Account not later than the Business Day preceding the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the Final Distribution Date and in proportion to their respective Percentage Interests, with respect to
Certificateholders of the same Class, an amount equal to (I) as to each Class of
Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the applicable PO
Deferred Amount with respect to the PO Components, and (II) as to the Class
1-CB-R Certificate, the amounts, if any, which remain on deposit (or are deemed to remain on deposit) in the Upper-Tier Certificate Sub-Account, the Middle-Tier
Certificate Sub-Account and the Certificate Account, respectively (other than the amounts retained to meet claims) after application pursuant to clause (I)
above. An amount shall be distributed in respect of interest and principal to the Uncertificated Lower-Tier Interests and the Uncertificated Middle-Tier
Interests in the same manner as principal and interest are distributed to the
Uncertificated Lower-Tier Interests and the Uncertificated Middle-Tier
Interests, respectively, as provided in Section 5.02.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the
Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders of such Group to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their
Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the applicable
Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their
Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements. (a) If the
Depositor exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the
Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as three separate REMICs at any time that any Certificates are outstanding:

        (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

        (ii) the notice given by the Depositor or the Trustee pursuant to
    Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax returns of the Upper-Tier
    REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC.

            (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                               ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC as REMICs
at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such
Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account (and deemed deposits into the Upper-Tier Certificate
Sub-Account), provided, that (a) such change shall not, as evidenced by an
Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the
Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates
or the Class B-5 Certificates, as evidenced by a letter from each Rating Agency rating such Certificates to such effect, and (v) to reduce the percentage of the aggregate Cut-off Date Pool Principal Balance at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with
Section 10.01, provided that such reduction is considered necessary by the
Depositor, as evidenced by an Officer’s Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by the Depositor as sale for accounting purposes, and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the
Depositor, the Servicer and the Trustee, with the consent of the Holders of
Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates;
provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel to the effect that such amendment would not subject any of the Upper-Tier REMIC, the Middle-Tier REMIC or the
Lower-Tier REMIC to any tax or cause any of the Upper-Tier REMIC, the
Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.
Notwithstanding any other provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received such Opinion of Counsel.

            Promptly after the execution of any such amendment or consent the
Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting
Rights, but only upon direction of the Trustee accompanied by an Opinion of
Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every

Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE
CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES
OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Banc of
America Mortgage Securities, Inc., 201 North Tryon Street, Charlotte, North
Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in
the case of the Servicer, Bank of America, N.A., 475 Crosspoint Parkway,
Getzville, New York 14068-9000, Attention: Servicing Manager, with a copy to:
Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina 28255,
Attention: General Counsel and Chief Financial Officer, (c) in the case of the
Trustee, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046,
Attention: BOALT, Series 2005-11, and for overnight delivery purposes, Wells
Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: BOALT, Series 2005-11, with a copy to Wells Fargo Bank, N.A., Sixth
Street and Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: BOALT,
Series 2005-11, (d) in the case of Moody’s, Moody’s Investors Service, Inc., 99
Church Street, New York, New York 10007, Attention: Residential Mortgage
Monitoring Group and (e) in the case of Fitch, Fitch Ratings, One State Street
Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance
Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate
Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the
Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the
intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate
Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the
Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee,

and such application states that the applicants desire to communicate with other
Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business
Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the
Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants’ request, the Trustee shall promptly request from the
Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate
Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the
Depositor’s right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                       BANC OF AMERICA MORTGAGE SECURITIES,
                                          INC.,
                                          as Depositor

                                       By:____________________________________
                                          Name:  Judy Lowman
                                          Title:  Vice President

                                       BANK OF AMERICA, N.A.,
                                          as Servicer

                                       By:____________________________________
                                          Name:  Stephen A. Cummings
                                          Title:  Senior Vice President

                                       WELLS FARGO BANK, N.A.,
                                          as Trustee

                                       By:____________________________________
                                          Name:  Peter A. Gobell
                                          Title:  Vice President

STATE OF MARYLAND         )
                                                      )  ss.:
COUNTY OF BALTIMORE     )

            On the 29th day of November, 2005, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells
Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                                                                                _____________________
                                                                                                        Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA      )
                                                                )  ss.:
COUNTY OF MECKLENBURG         )

            On the 29th day of November, 2005, before me, a notary public in and for the State of North Carolina, personally appeared Judy Lowman, known to me who, being by me duly sworn, did depose and say that she is a Vice President of
Banc of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.

                                                                                                _____________________
                                                                                                        Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA      )
                                                                )  ss.:
COUNTY OF                                         )

            On the 29th day of November, 2005, before me, a notary public in and for the State of North Carolina, personally appeared Stephen A. Cummings, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice
President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such association.

                                                                                                _____________________
                                                                                                        Notary Public

[Notarial Seal]

My commission expires ____________.

                                                  EXHIBIT A-1-CB-1

                     [FORM OF FACE OF CLASS 1-CB-1 CERTIFICATE]

                BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                      Class 1-CB-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS
BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE
INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G
AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND
CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11 Mortgage
                                         Pass-Through Certificates, Series 2005-11
                                                                  Class 1-CB-1

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       November 1, 2005

First Distribution Date:      December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $97,727,000.00

Pass-Through Rate:            Floating

CUSIP No.:                           05948K U4 9

ISIN No.:                              US05948KU499

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                  * * *

                                                   EXHIBIT A-1-CB-2

                       [FORM OF FACE OF CLASS 1-CB-2 CERTIFICATE]

                BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                         Class 1-CB-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT
SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                            Mortgage Pass-Through Certificates, Series 2005-11
                                                        Class 1-CB-2

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       November 1, 2005

First Distribution Date:      December 27, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):              $

Initial Notional

Amount of this Class:         $97,727,000.00

Pass-Through Rate:            Inverse Floating

CUSIP No.:                           05948K U5 6

ISIN No.:                              US05948KU564

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this
Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage
Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and Servicing
Agreement"), among the Depositor, Bank of America, N.A., as servicer (the
"Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 1-CB-2 Certificate is not entitled to any distributions with respect to principal.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                 * * *

                                                    EXHIBIT A-1-CB-3

                         [FORM OF FACE OF CLASS 1-CB-3 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                            Mortgage Pass-Through Certificates, Series 2005-11
                                                            Class 1-CB-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                          Mortgage Pass-Through Certificates, Series 2005-11
                                                         Class 1-CB-3

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                         November 1, 2005

First Distribution Date:        December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):               $

Initial Class Certificate
Balance of this Class:          $36,188,000.00

Pass-Through Rate:             5.500%

CUSIP No.:                             05948K U6 4

ISIN No.:                                US05948U648

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                   * * *

                                                     EXHIBIT A-1-CB-4

                           [FORM OF FACE OF CLASS 1-CB-4 CERTIFICATE]

                   BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                             Mortgage Pass-Through Certificates, Series 2005-11
                                                          Class 1-CB-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                         Class 1-CB-4

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                            November 1, 2005

First Distribution Date:           December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                  $

Initial Class Certificate
Balance of this Class:             $26,805,000.00

Pass-Through Rate:               5.500%

CUSIP No.:                              05948K U7 2

ISIN No.:                                  US05948KU721

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                * * *

                                                  EXHIBIT A-1-CB-5

                       [FORM OF FACE OF CLASS 1-CB-5 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                        Class 1-CB-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                          Mortgage Pass-Through Certificates, Series 2005-11

                                                           Class 1-CB-5

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                          Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                                November 1, 2005

First Distribution Date:               December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                       $

Initial Class Certificate
Balance of this Class:                  $7,647,000.00

Pass-Through Rate:                     5.500%

CUSIP No.:                                    05948K U8 0

ISIN No.:                                        US05948KU804

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                    * * *

                                                   EXHIBIT A-1-CB-6

                       [FORM OF FACE OF CLASS 1-CB-6 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                          Mortgage Pass-Through Certificates, Series 2005-11
                                                        Class 1-CB-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF
REALIZED LOSSES ALLOCATED TO THE CLASS 1-CB-1 CERTIFICATES WILL BE BORNE BY THE
CLASS 1-CB-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST

THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                            Mortgage Pass-Through Certificates, Series 2005-11
                                                         Class 1-CB-6

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                       Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                            November 1, 2005

First Distribution Date:           December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $9,011,000.00

Pass-Through Rate:                 5.500%

CUSIP No.:                                 05948K U9 8

ISIN No.:                                    US05948KU986

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                             * * *

                                                  EXHIBIT A-1-CB-7

                         [FORM OF FACE OF CLASS 1-CB-7 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                        Class 1-CB-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF
REALIZED LOSSES ALLOCATED TO THE CLASS 1-CB-3 CERTIFICATES WILL BE BORNE BY THE
CLASS 1-CB-7 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST

THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                            Mortgage Pass-Through Certificates, Series 2005-11
                                                           Class 1-CB-7

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                       Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                           November 1, 2005

First Distribution Date:          December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $1,527,000.00

Pass-Through Rate:                 5.500%

CUSIP No.:                                 05948K V2 2

ISIN No.:                                    US05948KV224

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                  * * *

                                                  EXHIBIT A-1-CB-8

                          [FORM OF FACE OF CLASS 1-CB-8 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                            Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 1-CB-8

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE
CERTIFICATE BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE BECAUSE SUCH UNPAID
INTEREST IS ADDED TO THE CERTIFICATE BALANCE OF THIS CERTIFICATE AND BECAUSE
REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN, THE
OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MORE OR LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                          Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 1-CB-8

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                            November 1, 2005

First Distribution Date:           December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:               $1,075,000.00

Pass-Through Rate:                  5.500%

CUSIP No.:                                  05948K V3 0

ISIN No.:                                      US05948KV307

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                 * * *

                                                     EXHIBIT A-1-CB-R

                          [FORM OF FACE OF CLASS 1-CB-R CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                        Class 1-CB-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS
ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-CB-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR
TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF
OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER
RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY
ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF
SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN
THE PURPORTED TRANSFEREE.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                          Class 1-CB-R

evidencing a 100% Percentage Interest in the distributions allocable to the
Certificate of the above-referenced Class with respect to a Trust consisting primarily of four loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                    Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                           November 1, 2005

First Distribution Date:          December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                  $

Initial Class Certificate
Balance of this Class:             $100.00

Pass-Through Rate:               5.500%

CUSIP No.:                              05948K V4 8

ISIN No.:                                  US05948KV489

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage
Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the
Certificate Account will be made only upon presentment and surrender of this
Class 1-CB-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-CB-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class

1-CB-R Certificate are expressly subject to the following provisions: (i) each
Person holding or acquiring this Class 1-CB-R Certificate shall be a Permitted
Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-CB-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-CB-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a
Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v)
this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual
Certificate in connection with the conduct of a trade or business within the
United States and furnishes the transferor and the Trustee with an effective
Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-CB-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-CB-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section
860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                              * * *

                                                       EXHIBIT A-2-CB-1

                           [FORM OF FACE OF CLASS 2-CB-1 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                           Class 2-CB-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                          Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 2-CB-1

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                     Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                           November 1, 2005

First Distribution Date:          December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                  $

Initial Class Certificate
Balance of this Class:             $86,674,000.00

Pass-Through Rate:                6.000%

CUSIP No.:                               05948K V5 5

ISIN No.:                                  US05948KV554

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                              * * *

                                                          EXHIBIT A-3-CB-1

                          [FORM OF FACE OF CLASS 3-CB-1 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                              Class 3-CB-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                          Mortgage Pass-Through Certificates, Series 2005-11
                                                          Class 3-CB-1

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                      Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                           November 1, 2005

First Distribution Date:          December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                  $

Initial Class Certificate
Balance of this Class:             $51,972,000.00

Pass-Through Rate:               6.000%

CUSIP No.:                              05948K V6 3

ISIN No.:                                  US05948KV638

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                              * * *

                                                       EXHIBIT A-CB-IO

                        [FORM OF FACE OF CLASS CB-IO CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                           Class CB-IO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE
IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE")..

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT
SET FORTH BELOW.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                        Class CB-IO

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                  Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                            November 1, 2005

First Distribution Date:           December 27, 2005

Initial Notional Amount
of this Certificate
("Denomination"):                    $

Initial Notional

Amount of this Class:              $10,663,081.00

CUSIP No.:                                 05948K V7 1

ISIN No.:                                    US05948KV711

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this
Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage
Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and Servicing
Agreement"), among the Depositor, Bank of America, N.A., as servicer (the
"Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      For purposes of determining accrued interest, the Class CB-IO Certificates will be deemed to consist of three Components which are not severable: the Class
1-CB-IO Component, the Class 2-CB-IO Component and the Class 3-CB-IO Component.
Interest will accrue on each Component on its Component Notional Amount as of any Distribution Date at a per annum rate equal to 5.500%.

      This Class CB-IO Certificate is not entitled to any distributions with respect to principal.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                              * * *

                                                  EXHIBIT A-CB-PO

                         [FORM OF FACE OF CLASS CB-PO CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                          Class CB-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE
IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                            Mortgage Pass-Through Certificates, Series 2005-11
                                                        Class CB-PO

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                       Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                                November 1, 2005

First Distribution Date:               December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                       $

Initial Class Certificate
Balance of this Class:                  $995,918.00

CUSIP No.:                                     05948K V8 9

ISIN No.:                                         US05948KV893

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      For the purposes of determining distributions in reduction of Class
Certificate Balance, the Class CB-PO Certificates will be deemed to consist of three components which are not severable (each, a "Component").

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class CB-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                   * * *

                                                  EXHIBIT A-4-A-1

                         [FORM OF FACE OF CLASS 4-A-1 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                            Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 4-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS
BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE
INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G
AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND
CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                          Mortgage Pass-Through Certificates, Series 2005-11
                                                           Class 4-A-1

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                         Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                                 November 1, 2005

First Distribution Date:                December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                         $

Initial Class Certificate
Balance of this Class:                    $57,538,000.00

Pass-Through Rate:                      Floating

CUSIP No.:                                      05948K V9 7

ISIN No.:                                         US05948KV976

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                              * * *

                                                   EXHIBIT A-4-A-2

                       [FORM OF FACE OF CLASS 4-A-2 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                      Class 4-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT
SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                            Mortgage Pass-Through Certificates, Series 2005-11
                                                        Class 4-A-2

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                                November 1, 2005

First Distribution Date:                December 27, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):                       $

Initial Notional

Amount of this Class:                 $57,538,000.00

Pass-Through Rate:                    Inverse Floating

CUSIP No.:                                   05948K W2 1

ISIN No.:                                       US05948KW214

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this
Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage
Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and Servicing
Agreement"), among the Depositor, Bank of America, N.A., as servicer (the
"Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 4-A-2 Certificate is not entitled to any distributions with respect to principal.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                   * * *

                                                  EXHIBIT A-4-A-3

                           [FORM OF FACE OF CLASS 4-A-3 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                      Class 4-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 4-A-3

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                                November 1, 2005

First Distribution Date:               December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                       $

Initial Class Certificate
Balance of this Class:                  $20,911,000.00

Pass-Through Rate:                     5.750%

CUSIP No.:                                    05948K W3 9

ISIN No.:                                        US05948KW396

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                              * * *

                                                EXHIBIT A-4-A-4

                  [FORM OF FACE OF CLASS 4-A-4 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                    Class 4-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF
REALIZED LOSSES ALLOCATED TO THE CLASS 4-A-3 CERTIFICATES WILL BE BORNE BY THE
CLASS 4-A-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 4-A-4

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

               Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                                November 1, 2005

First Distribution Date:               December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                       $

Initial Class Certificate
Balance of this Class:                  $883,000.00

Pass-Through Rate:                    5.750%

CUSIP No.:                                   05948K W4 7

ISIN No.:                                       US05948KW479

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                              * * *

                                                     EXHIBIT A-4-A-5

                            [FORM OF FACE OF CLASS 4-A-5 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 4-A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                            Class 4-A-5

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                     Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                                November 1, 2005

First Distribution Date:               December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                        $

Initial Class Certificate
Balance of this Class:                  $19,749,000.00

Pass-Through Rate:                     5.750%

CUSIP No.:                                    05948K W5 4

ISIN No.:                                        US05948KW545

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                              * * *

                                                  EXHIBIT A-4-A-6

                         [FORM OF FACE OF CLASS 4-A-6 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 4-A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 4-A-6

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                                November 1, 2005

First Distribution Date:               December 27, 2005

Initial Certificate
Balance of this
Certificate

("Denomination"):                       $

Initial Class Certificate
Balance of this Class:                  $4,068,000.00

Pass-Through Rate:                    5.750%

CUSIP No.:                                   05948K W6 2

ISIN No.:                                       US05948KW628

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                              * * *

                                                     EXHIBIT A-4-IO

                        [FORM OF FACE OF CLASS 4-IO CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 4-IO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE")..

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT
SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                            Class 4-IO

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                                November 1, 2005

First Distribution Date:               December 27, 2005

Initial Notional Amount
of this Certificate
("Denomination"):                       $

Initial Notional

Amount of this Class:                  $3,433,480.00

Pass-Through Rate:                     5.500%

CUSIP No.:                                     05948K W7 0

ISIN No.:                                         US05948KW701

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this
Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage
Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and Servicing
Agreement"), among the Depositor, Bank of America, N.A., as servicer (the
"Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 4-IO Certificate is not entitled to any distributions with respect to principal.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                              * * *

                                                     EXHIBIT A-4-PO

                        [FORM OF FACE OF CLASS 4-PO CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                       Class 4-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                            Class 4-PO

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                                November 1, 2005

First Distribution Date:                December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                         $

Initial Class Certificate
Balance of this Class:                   $1,409,203.00

CUSIP No.:                                     05948K W8 8

ISIN No.:                                         US05948KW883

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class 4-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                * * *

                                                           EXHIBIT B-1

                               [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                            Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON

SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                              Class B-1

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                       Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                             November 1, 2005

First Distribution Date:             December 27, 2005

Initial Certificate
Balance of this
Certificate

("Denomination"):                     $

Initial Class Certificate
Balance of this Class:                 $7,518,000.00

Pass-Through Rate:                   Variable

CUSIP No.:                                   05948K W9 6

ISIN No.:                                      US05948KW966

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                        * * *

                                                       EXHIBIT B-2

                             [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                            Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE

REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                         Mortgage Pass-Through Certificates, Series 2005-11
                                                           Class B-2

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                     Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                           November 1, 2005

First Distribution Date:          December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:             $3,757,000.00

Pass-Through Rate:                Variable

CUSIP No.:                                05948K X2 0

ISIN No.:                                   US05948KX204

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                * * *

                                                      EXHIBIT B-3

                         [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                        Mortgage Pass-Through Certificates, Series 2005-11
                                                        Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE

REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                          Mortgage Pass-Through Certificates, Series 2005-11
                                                               Class B-3

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                 Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                             November 1, 2005

First Distribution Date:            December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:               $2,653,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                                 05948K X3 8

ISIN No.:                                    US05948KX386

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                * * *

                                                     EXHIBIT B-4

                         [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                          Mortgage Pass-Through Certificates, Series 2005-11
                                                        Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF

THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                            Class B-4

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                 Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                             November 1, 2005

First Distribution Date:            December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                      $

Initial Class Certificate
Balance of this Class:                $1,326,000.00

Pass-Through Rate:                   Variable

CUSIP No.:                                   05948K X4 6

ISIN No.:                                       US05948KX469

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel
(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sellers, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                * * *

                                                           EXHIBIT B-5

                               [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                            Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED
IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF

THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                                Class B-5

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                 Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                             November 1, 2005

First Distribution Date:            December 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $1,327,000.00

Pass-Through Rate:                 Variable

CUSIP No.:                                 05948K X5 3

ISIN No.:                                     US05948KX535

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel
(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sellers, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                      * * *

                                                         EXHIBIT B-6

                            [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                            Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF

THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                 BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                           Mortgage Pass-Through Certificates, Series 2005-11
                                                            Class B-6

evidencing an interest in a Trust consisting primarily of four loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                 Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                             November 1, 2005

First Distribution Date:            December 27, 2005

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $1,326,290.00

Pass-Through Rate:                 Variable

CUSIP No.:                                05948K X6 1

ISIN No.:                                    US05948KX618

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated November 29, 2005 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer
(the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and
Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of

1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel
(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sellers, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                                * * *

                                                            EXHIBIT C

                            [FORM OF REVERSE OF ALL CERTIFICATES]

                BANC OF AMERICA ALTERNATIVE LOAN TRUST 2005-11
                                   Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Banc of America Alternative Loan Trust 2005-11 Mortgage
Pass-Through Certificates, of the Series specified on the face hereof
(collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing
Agreement or, except as expressly provided in the Pooling and Servicing
Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing
Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and
Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution
Date.

      On each Distribution Date, the Trustee shall distribute out of the
Certificate Account to each Certificateholder of record on the related Record
Date (other than respecting the final distribution) (a) by check mailed to such
Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate, by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder’s Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by
Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the
Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the
Pooling and Servicing Agreement. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the
Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate
Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and
any agent of the Depositor, the Servicer, the Certificate Registrar or the
Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the aggregate Stated Principal Balance is less than 10% of the aggregate Cut-Off Date Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining
Mortgage Loans and all property acquired in respect of such Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement.
The 10% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the
Pooling and Servicing Agreement. In the event that no such optional repurchase occurs, the obligations and responsibilities created by the Pooling and
Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of
21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing
Agreement shall have the meaning assigned in the Pooling and Servicing
Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                                             WELLS FARGO BANK, N.A.,
                                                             as Trustee

                                                            By____________________________________
                                                                  Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the Pooling and Servicing
Agreement referenced herein.

                                                            WELLS FARGO BANK, N.A.,
                                                             as Trustee

                                                            By____________________________________
                                                                  Authorized Signatory

                                                ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to __________________

      This information is provided by , the assignee named above, or , as its agent.

                                                      EXHIBIT D-1

                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE

                                               Intentionally Omitted

                                                   EXHIBIT D-2

                       LOAN GROUP 2 MORTGAGE LOAN SCHEDULE

                                             Intentionally Omitted

                                                   EXHIBIT D-3

                       LOAN GROUP 3 MORTGAGE LOAN SCHEDULE

                                              Intentionally Omitted

                                                   EXHIBIT D-4

                       LOAN GROUP 4 MORTGAGE LOAN SCHEDULE

                                              Intentionally Omitted

                                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                                     [date]

To:   Wells Fargo Bank, N.A.
      1015 10th Avenue, S.E.
      Minneapolis, Minnesota 55414-0031
      Attn:  Inventory Control (BoALT 2005-11)

      Re:    The Pooling and Servicing Agreement dated November 29, 2005, among
                Banc of America Mortgage Securities, Inc., as Depositor, Bank of
               America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____  1.    Mortgage Paid in Full

____  2.    Foreclosure

____  3.    Substitution

____  4.    Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________

                                    By:_______________________________________
                                         (authorized signer of Bank of
                                          America, N.A.)
                                    Issuer:___________________________________
                                    Address::_________________________________
                                             _________________________________
                                    Date::____________________________________

Custodian
Wells Fargo Bank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

_______________________________________  _________________
Signature   Date

Documents returned to Custodian:

_______________________________________  _________________
Custodian   Date

                                                    EXHIBIT F

              FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                                     [Date]

      [_______________] hereby certifies that it has established a [__________]
Account pursuant to Section [________] of the Pooling and Servicing Agreement,
dated November 29, 2005, among Banc of America Mortgage Securities, Inc., as
Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as
Trustee.

                              [____________________],

                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________

                                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE

                    FOR TRANSFERS OF PRIVATE CERTIFICATES

                                                        [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoALT 2005-11

      Re:    Banc of America Alternative Loan Trust 2005-11, Mortgage
                Pass-Through Certificates, Series 2005-11, Class ___, having an initial aggregate Certificate Balance as of November 29, 2005 of
                $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated November 29, 2005, among Banc of America Mortgage Securities,
Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank,
N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Trustee, that:

            1. The Transferor is the lawful owner of the Transferred
      Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a)
      offered, transferred, pledged, sold or otherwise disposed of any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the
      Transferred Certificates under the Securities Act of 1933, as amended (the
      "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred
      Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferor)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                                        [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoALT 2005-11

      Re:   Banc of America Alternative Loan Trust 2005-11, Mortgage
               Pass-Through Certificates, Series 2005-11, Class ___, having an initial aggregate Certificate Balance as of November 29, 2005 of
               $[_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated November 29, 2005, among Banc of America
Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and
Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified
      Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
      under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
      Transferred Certificates for its own account or for the account of another
      Qualified Institutional Buyer, and understands that such Transferred
      Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
      Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the
      Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the
      Nominee Acknowledgment below.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferor)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    __________________________________________
                                    (Nominee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                         ANNEX 1 TO EXHIBIT G-2A

      QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [__________________] (the
"Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis
$______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year
(such amount being calculated in accordance with Rule 144A) and (ii) the
Transferee satisfies the criteria in the category marked below.

      ___   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
                Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
                Code of 1986.

      ___   Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the
                District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least
                $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
                Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least
                $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
                Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
                Section 15 of the Securities Exchange Act of 1934, as amended.

      ___   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
                territory or the District of Columbia.

      ___   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
                1974.

      ___   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
                (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

--------
(1) Transferee must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Transferee is a dealer, and, in that case,
Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.
For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction.
However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____   Will the Transferee be purchasing the Transferred

            Yes   No     Certificates only for the Transferee’s own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee’s purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                    __________________________________________
                                    Print Name of Transferee

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    Date:_____________________________________

                                             ANNEX 2 TO EXHIBIT G-2A

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                  [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [_________________] (the
"Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A ("Rule 144A") under the Securities Act of 1933, as amended, because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of
Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____  The Transferee owned and/or invested on a discretionary basis
                  $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with
                   Rule 144A).

      ____  The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the
                   Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____   Will the Transferee be purchasing the Transferred
            Yes   No         Certificates only for the Transferee’s own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    __________________________________________
                                    Print Name of Transferee

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    IF AN ADVISER:

                                    __________________________________________
                                    Print Name of Transferee

                                    By:_______________________________________
                                    Date:_____________________________________

                                                EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                                          [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoALT 2005-11

      Re:   Banc of America Alternative Loan Trust 2005-11, Mortgage
               Pass-Through Certificates, Series 2005-11, Class ___, having an initial aggregate Certificate Principal Balance as of November 29,
               2005 of $________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[_______________________] (the "Transferor") to [____________________________]
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated November 29, 2005, among Banc of
America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as
Servicer, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the
Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as
Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing
Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a
Private Certificate between or among the Depositor, the Sellers, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
      AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE
      WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A
      TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT
      AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING
      AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON
      BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN
      INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
      SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF
      1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW
      ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A
      "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF
      ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE
      MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A
      REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE,
      STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN
      OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT
      IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS
      CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS
      DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
      ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES
      AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT
      PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR
      AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE
      SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND
      LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT
      HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60
      APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
      TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR
      HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT
      CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE
      MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT
      SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN
      ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH
      PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE
      DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION
      LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE
      PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO
      IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
      AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION
      OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO
      RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through
(e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred
Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a)
the Depositor, (b) the Transferred Certificates and distributions thereon, (c)
nature, performance and servicing of the Mortgage Loans., (d) the Pooling and
Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred
Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the
Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgment below.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    Date:_____________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    __________________________________________
                                    (Nominee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                                      EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                      FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoALT 2005-11

      Re:   Banc of America Alternative Loan Trust 2005-11, Mortgage
               Pass-Through Certificates, Series 2005-11, Class ___, having an initial aggregate Certificate Principal Balance as of November 29,
               2005 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[_______________________] (the "Transferor") to [________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated November 29, 2005, among Banc of America
Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and
Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as
Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal
Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a
"Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE
95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account’s reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE
95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    Date:_____________________________________

                                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                                Banc of America Alternative Loan Trust 2005-11
                                        Mortgage Pass-Through Certificates,
                                                             Series 2005-11

STATE OF               )
                           ) ss:
COUNTY OF            )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class 1-CB-R Certificate (the
"Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated November 29, 2005, (the "Agreement"), relating to the above-referenced
Series, by and among Banc of America Mortgage Securities, Inc., as depositor
(the "Depositor"), Bank of America, N.A., as servicer, and Wells Fargo Bank,
N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the
Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not
Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted
Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership"
under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another
Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the
Agreement and understands the legal consequences of the acquisition of the
Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the
Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted
Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual
Certificate.

      9. The taxpayer identification number of the Transferee’s nominee is
______________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a
"noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

      13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections
1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

      14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the
Transferee is not acting on behalf of such a plan or arrangement.

                                    * * *

      IN WITNESS  WHEREOF,  the  Transferee  has caused this  instrument to be executed on its behalf,  pursuant to authority of its Board of  Directors,  by its duly authorized officer this _____ day of ________________, ____.

                                    __________________________________________
                                    Print Name of Transferee

                                    By:_______________________________________
                                          Name:
                                          Title:

      Personally appeared before me the above-named __________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and
acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of ____________,____

                                    ____________________________________
                                                           NOTARY PUBLIC

                                    My Commission expires the ___ day of
                                    ____________, ____

                                                  ATTACHMENT A

                                                                  to

   AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                                1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

|_|   The  consideration  paid  to the  Transferee  to  acquire  the  Residual
      Certificate  equals or exceeds  the excess of (a) the  present  value of the  anticipated  tax  liabilities  over  (b) the  present  value of the anticipated  savings associated with holding such Residual  Certificate, in each case  calculated in accordance  with U.S.  Treasury  Regulations
      Sections 1.860E-1(c)(7)  and  (8),  computing  present  values  using  a discount  rate  equal  to the  short-term  Federal  rate  prescribed  by
      Section 1274(d)  of the  Code  and the  compounding  period  used by the
      Transferee.

                                       OR

|_|   The transfer of the Residual Certificate complies with U.S. Treasury
      Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i)   the Transferee is an "eligible corporation," as defined in U.S.
            Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

      (ii)  at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury
             Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
             (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv)  the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee)
             that it has determined in good faith; and

      (v)   in the event of any transfer of the Residual Certificate by the
             Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee’s purchase of the Residual Certificate.

                                    EXHIBIT J

                     CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6.    Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9.    Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10.   Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12.   If applicable, termite report, structural engineer’s report, water potability and septic certification.

13.   Sales Contract, if applicable.

14.   The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the
       Agreement.

15.   Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                                    EXHIBIT K
                       FORM OF SPECIAL SERVICING AGREEMENT

      This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer")
and ___________________ (the "Loss Mitigation Advisor").

                                PRELIMINARY STATEMENT

      _________________ (the "Purchaser") is the holder of the entire interest in Banc of America Alternative Loan Trust 2005-11; Mortgage Pass-Through
Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class
B Certificates were issued pursuant to a Pooling and Servicing Agreement dated
___________________among Banc of America Mortgage Securities, Inc., as depositor
(the "Depositor"), the Servicer, and Wells Fargo Bank, N.A., as Trustee.

      The Purchaser has requested the Servicer to engage the Loss Mitigation
Advisor, at the Purchaser’s expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The
Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                           ARTICLE I

                                        DEFINITIONS

      Section 1.01. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee’s sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

      Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage
Loan.

      Loss Mitigation Advisor: ______________.

      Purchaser: _______________________, or the holder of record of the Class B

Certificates.

      Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

      Section 1.02. Definitions Incorporated by Reference.

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                            ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01. Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and
Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation
Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each
      Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such
      Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor’s choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the
      Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage
      Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any
      Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the
      Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor’s questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer
      (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the
      Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the
      Servicer’s recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the
      Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

      (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage
Loan identified in a report under subsection 2.01 (a)(i), (a)(ii), (a)(iii) or
(a)(iv) which has been given to the Loss Mitigation Advisor; provided that the
Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

      (c) In addition to the foregoing, the Servicer shall provide to the Loss
Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

      (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

      Section 2.02. Loss Mitigation Advisor’s Recommendations With Respect to
Defaulted Loans.

      (a) All parties to this Agreement acknowledge that the Loss Mitigation
Advisor’s advice is made in the form of recommendations, and that the Loss
Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor’s recommendation, accept or reject it, in the Servicer’s sole discretion, subject to the standards of the
Servicer to protect the interest of the Certificateholders set forth in the
Pooling and Servicing Agreement.

      (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation
Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

      (c) Within two (2) business days of receipt of a notice of a proposed
Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss
Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor’s recommendation may take the form of concurring with the proposed Short Payoff, recommending against such
Short Payoff, with a justification provided, or proposing a counteroffer.

      (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor’s recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

      Section 2.03. Termination.

      (a) With respect to all Mortgage Loans included in a trust fund, the
Servicer’s obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B
Certificates have been reduced to zero.

      (b) The Loss Mitigation Advisor’s responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor
shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

      (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.

                                            ARTICLE III

                            MISCELLANEOUS PROVISIONS

      Section 3.01. Amendment.

      This Agreement may be amended from time to time by the Servicer and the
Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss
Mitigation Advisor.

      Section 3.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 3.03. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 3.04. Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

      (a) in the case of the Servicer,

            Bank of America, N.A.
            201 North Tryon Street
            Charlotte, North Carolina  28225
            Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

      (b) in the case of the Loss Mitigation Advisor,

           _________________________________

      (c) in the case of the Purchaser:

           _________________________________

      Section 3.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this
Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 3.06. Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

      Section 3.07. Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 3.08. Confidentiality.

      The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation
Advisor except to the extent required by law, regulation or court order.

      The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer.
The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this
Agreement and at any time thereafter, without the prior written consent of the
Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this
Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

      Section 3.09. Independent Contractor.

      In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation
Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State
Unemployment or Insurance Laws or Workmen’s Compensation Laws, or otherwise. The
Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss
Mitigation Advisor in the performance of this Agreement. The Loss Mitigation
Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

            IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor
have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          Bank of America, N.A.

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                          Loss Mitigation Advisor

                                          ________________________

                                          By:________________________________
                                          Name:
                                          Title:

                  PURCHASER’S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor’s recommendation, as described in Section 2.02(a) hereof and confirming to the
Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between
Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii)
Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing
Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.

                                       Purchaser

                                       By:________________________________

                                       Name:______________________________

                                       Title:_______________________________

                                             EXHIBIT L

                       LIST OF RECORDATION STATES

                                              Florida

                                             Maryland

                                             EXHIBIT M

            FORM OF INITIAL CERTIFICATION OF THE TRUSTEE

                                         November 29, 2005

Bank of America, N.A.
Secondary Marketing
201 North Tryon Street, 5th Floor
Charlotte, North Carolina  28225
NC1-022-05-10
Attn:  Jerald Jubulis

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: BOAALT 2005-11

      Re:   Banc of America Mortgage Securities, Inc. Banc of America
              Alternative Loan Trust 2005-11 Mortgage Pass-Through Certificates,
              Series 2005-11, issued pursuant to a Pooling and Servicing
              Agreement, dated November 29, 2005, among Banc of America Mortgage
              Securities, Inc., as Depositor, Bank of America, N.A., as Servicer,
              and Wells Fargo Bank, N.A.., as Trustee

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the
undersigned, as Trustee, hereby certifies that, except as specified in any list of exceptions attached hereto, either (i) it has received the original Mortgage
Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule or (ii) if such original Mortgage Note has been lost, a copy of such original
Mortgage Note, together with a lost note affidavit.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and
Servicing Agreement in connection with this Initial Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage
Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK, N.A.,
                                      as Trustee

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                             EXHIBIT N

                 FORM OF FINAL CERTIFICATION OF THE TRUSTEE

                               [______________ __, _____]

Bank of America, N.A.
Secondary Marketing
201 North Tryon Street, 5th Floor
Charlotte, North Carolina  28225
NC1-022-05-10
Attn:  Jerald Jubulis

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: BOAALT 2005-11

      Re:   Banc of America Mortgage Securities, Inc. Banc of America
              Alternative Loan Trust 2005-11 Mortgage Pass-Through Certificates,
              Series 2005-11, issued pursuant to a Pooling and Servicing
              Agreement, dated November 29, 2005, among Banc of America Mortgage
              Securities, Inc., as Depositor, Bank of America, N.A., as Servicer,
              and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the
undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and
Servicing Agreement.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and
Servicing Agreement in connection with this Final Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage
Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK, N.A.,
                                      as Trustee

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                             EXHIBIT O

                             Form of Sarbanes-Oxley Certification

                     Banc of America Alternative Loan Trust 2005-11
                                Mortgage Pass-Through Certificates,
                                          Series 2005-11

      I,  [________],   a  [_____________]  of  Bank  of  America,  N.A.  (the
"Servicer"), certify that:

1.    I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K’s containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the Banc of America
      Alternative Loan Trust 2005-11 Trust (the "Trust");

2.    Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.    Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and
      Servicing Agreement, dated November 29, 2005, among Banc of America
      Mortgage Securities, Inc., as depositor, Bank of America, N.A., as servicer, and Wells Fargo Bank, N.A., as trustee, for inclusion in these reports is included in these reports;

4.    I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Agreement;

5.    The reports disclose all significant deficiencies relating to the
      Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant after conducting a review in compliance with the Uniform Single Attestation Program for
      Mortgage Bankers or similar procedure as set forth in the Agreement that is included in these reports; and

6.    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Wells
      Fargo Bank, N.A.

                                       By:_________________________________
                                          Name:
                                          Title:

                                             EXHIBIT P

     Form of Certification to be Provided by the Trustee to the Servicer

                Banc of America Alternative Loan Trust 2005-11
                       Mortgage Pass-Through Certificates,
                                          Series 2005-11

      The Trustee hereby certifies to the Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10-K for the calendar year
[___] and the Monthly Form 8-K’s containing the Distribution Date Statements filed in respect of periods included in the year covered by such annual report;

      2. Based on my knowledge, the distribution information in the Distribution
Date Statements contained in the Monthly Form 8-K’s included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

      3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and
Servicing Agreement, dated November 29, 2005, among Banc of America Mortgage
Securities, Inc., as depositor, Bank of America, N.A., as servicer, and Wells
Fargo Bank, N.A., as trustee, for inclusion in these reports is included in these reports.

                                       WELLS FARGO BANK, N.A.
                                          as Trustee

                                       By:_____________________________________
                                          Name:
                                          Title:

                                         EXHIBIT Q

                          Yield Maintenance Agreements

BANK OF AMERICA, N.A.

TO:               Banc of America Alternative Loan Trust 2005-11

                     C/o Wells Fargo Bank, N.A., as Trustee

                     Wells Fargo Bank, N.A. as Trustee on behalf of Banc of
                     America Alternative Loan Trust 2005-11
                     9062 Old Annapolis Road
                    Columbia, MD 21046

ATTN:       Chris Regnier
TEL:            410-884-2000
FAX:          410-715-2380

CC:              Eric Daouphars
                    214 N Tryon St
                    Charlotte, NC 28255
                    212-583-8199

FROM:        Bank of America, National Association
                     233 South Wacker Drive, 28th Floor
                    Chicago, Illinois 60606
                    Attention: Suzanne Buchta

This Confirmation supercedes and replaces any and all Confirmations previously sent to you in respect of this Transaction.

DATE:       8th November 2005 (Revised November 29, 2005)

Our Reference Numbers:         4359187, 4359188
Internal Tracking Numbers:     13467949, 13467953

Dear Sir/Madam,

      The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between Banc of America Alternative
Loan Trust 2005-11 and Bank of America, N.A., a national banking association organized under the laws of the United States of America (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").
This letter agreement constitutes a "Confirmation" as referred to in the ISDA
Master Agreement specified in paragraph 1 below. In this Confirmation, "Party A"
means Bank of America, N.A., and "Party B" means Banc of America Alternative
Loan Trust 2005-11.

      The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the
"Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

      Other capitalized terms used herein (but not otherwise defined) shall have the meaning specified in that certain Pooling and Servicing Agreement, to be dated November 29, 2005 (the "Pooling and Servicing Agreement"), among Banc of
America Mortgage Securities, Inc., Bank of America, National Association, as
servicer, and Wells Fargo Bank, N.A., as trustee.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purposes of this Transaction, this
Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if
the parties had executed an agreement in such form (but without any Schedule except for the elections noted below) on the Trade Date of the Transaction (such agreement, the "Form Master Agreement"). In the event of any inconsistency between the provisions of the Form Master Agreement and this Confirmation, this
Confirmation will prevail for the purpose of this Transaction.

      Subject to Section 14 of this Agreement, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

      (a) Non-Reliance. Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

      (b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this
Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

      (c) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:                                        As per the attached Schedule A

      Trade Date:                                                   08 November 2005

      Effective Date:                                              25 November 2005

      Termination Date:                                        25 May 2024

      Fixed Amount:

      Fixed Rate Payer:                                         Party B

      Fixed Rate Payer Payment Date:               30 November 2005

      Fixed Amount:

      Floating Amount:

      Floating Rate Payer:                                   Party A

      Strike Rate:                                                  5.01000 per cent

      Ceiling Rate:                                                   9.01000 per cent

      Floating Rate Payer Payment Dates:          Early Payments shall be
                                                                               applicable - 2 Business Days
                                                                               prior to each Floating Rate
                                                                               Payer Period End Date.

      Floating Rate Payer Period End Dates:      The 25th of each Month,
                                                                               commencing on 25 December 2005
                                                                               and ending on the Termination
                                                                               Date. No Adjustment.

      Floating Amount:                                          The product of (a) the
                                                                               Notional Amount, (b) 30/360
                                                                               and (c) the Settlement Spread
                                                                               which shall be calculated in
                                                                               accordance with the following
                                                                               formula:

                                                                               If USD-LIBOR-BBA is
                                                                               greater than the Strike
                                                                               Rate for the applicable
                                                                               Calculation Period, then
                                                                               Settlement Spread =
                                                                               (USD-LIBOR-BBA -
                                                                               applicable Strike Rate)
                                                                               provided, however, that
                                                                               if USD-LIBOR-BBA for any
                                                                               Calculation Period is
                                                                               greater than the Ceiling
                                                                               Rate then the
                                                                               USD-LIBOR-BBA for such
                                                                               Calculation Period shall
                                                                               be deemed to be the
                                                                               Ceiling Rate.

                                                                               If 1 Month USD-LIBOR-BBA
                                                                               is less than or equal to
                                                                               the Strike Rate for the
                                                                               applicable Calculation
                                                                               Period, then Settlement
                                                                               Spread = Zero.

                                                                               The Calculation Agent
                                                                               shall notify the
                                                                               Floating Rate Payer of
                                                                               the Floating Amount as
                                                                               soon as practicable
                                                                               after making its
                                                                               determinations.

      Floating Rate for initial Calculation            TO BE SET
      Period:

      Floating Rate Option:                                   USD-LIBOR-BBA

      Designated Maturity:                                   1 Month

      Spread:                                                             None

      Floating Rate Day Count Fraction:             30/360

      Averaging:                                                      Inapplicable

      Reset Dates:                                                   First day of each Calculation
                                                                               Period

      Business Days:                                              New York

      Calculation Agent:                                        Party A

3. Form Master Agreement.

      (a) "Specified Entity" means, in relation to Party A, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not
Applicable.

      (b) "Specified Entity" means, in relation to Party B, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not
Applicable.

      (c) "Specified Transaction" will have the meaning specified in Section 14 of the Form Master Agreement.

      (d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the
Form Master Agreement will not apply to Party A or to Party B.

      (e) The "Automatic Early Termination" provision of Section 6(a) of the
Form Master Agreement will not apply to Party A or to Party B.

      (f) The Form Master Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New
York General Obligations Law).

      (g) The phrase "Termination Currency" means United States Dollars.

      (h) For the purpose of Section 6(e) of the Form Master Agreement, Market
Quotation and Second Method will apply.

4. Recording of Conversations.

      Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this
Transaction whether by one or other or both of the parties or their agents, and that any such recordings may be submitted in evidence in any Proceedings relating to the Form Master Agreement and/or this Transaction.

5. Credit Support Document.

      In relation to Party A: Not Applicable.
      In relation to Party B: Not Applicable.

6. Credit Support Provider.

      In relation to Party A: Not Applicable.
      In relation to Party B: Not Applicable.

7. Account Details.

      Account for payments to Party A:

                      USD

      NAME:   BANK OF AMERICA NA
      CITY:   NEW YORK
      ABA #:  026009593
      ATTN:   BOFAUS3N
      NAME:   BANK OF AMERICA NA
      CITY:   CHARLOTTE
      ACCT:   6550219386
      ATTN:   RATE DERIVATIVE SETTLEMENTS
      ATTN:   BOFAUS6SGDS

Account for payments to Party B:

      NAME:   Wells Fargo Bank, N.A.
      CITY:   San Francisco, CA
      ABA #:  121-000-248
      ACCT:   3970771416
      FOR CREDIT TO:  SAS CLEARING
      FFC:    BOALT 2005-11 Reserve 1-CB-1
              Account #17210101

8. Offices.

     The Office of Party A for this Transaction is:    Charlotte, North Carolina
                                                                                        Please send notices to
                                                                                        fax no. (+1) 866 218 8487

     The Office of Party B for this Transaction is:     Wells Fargo Bank, N.A. as
                                                                                         Trustee on behalf of Banc
                                                                                        of America Alternative Loan
                                                                                         Trust 2005-11 9062 Old
                                                                                         Annapolis Road Columbia, MD
                                                                                         21045 Attn: Corporate Trust
                                                                                         Services BOALT 2005-11

9. Additional Provisions.

      (a) Fully-Paid Transactions. Notwithstanding the terms of Sections 5 and 6 of the Form Master Agreement, if at any time and so long as one of the parties to the Form Master Agreement ("X") shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of the Form Master Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless the other party ("Y") is required pursuant to appropriate proceedings to return to X or otherwise returns to X (upon demand of X, or otherwise) any portion of any such payment or delivery: (i) the occurrence of an event described in Section 5(a)(i) of the
Form Master Agreement with respect to X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party; and
(ii) Y shall be entitled to designate an Early Termination Date (a) pursuant to
Section 10 below and/or (b) pursuant to Section 6 of the Form Master Agreement only as a result of the occurrence of a Termination Event set forth in (i)
either Section 5(b)(i) or 5(b)(ii) or 5(b)(v) of the Form Master Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of the Form Master
Agreement with respect to Y as the Burdened Party.

      (b) Downgrade of Party A. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall (A) within 5

Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer (at its own cost)
Party A’s rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Condition (as defined below). Unless such a transfer by Party A has occurred within 20 Business Days after the occurrence of a Ratings Event, Party B shall demand that Party A post Eligible Collateral (as designated in the approved Credit Support Annex), to secure Party B’s exposure or potential exposure to Party A, and such Eligible Collateral shall be provided in accordance with a Credit Support Annex to be attached hereto and made a part hereof within 10 Business Days of Party B’s demand therefor. The Eligible
Collateral to be posted and the Credit Support Annex to be executed and delivered shall be subject to the Rating Agency Condition. Valuation and posting of Eligible Collateral shall be made as of each Payment Date, unless Party A or
Bank of America Corporation are no longer reporting financial information publicly, then such valuation and posting must occur weekly. Notwithstanding the addition of the Credit Support Annex and the posting of Eligible Collateral,
Party A shall continue to use reasonable efforts to transfer its rights and obligations hereunder to an acceptable third party; provided, however, that
Party A’s obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings
Event is continuing with respect to Party A. For the purpose hereof, a "Ratings
Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be at least AA- and A-1 by
Standard & Poor’s Ratings Service ("S&P") and at least Aa3 and P-1 by Moody’s
Investors Service, Inc. ("Moody’s") and at least AA- and F1 by Fitch Ratings
("Fitch"), to the extent such obligations are rated by S&P, Moody’s and Fitch.
"Rating Agency Condition" means, with respect to any action taken or to be taken, a condition that is satisfied when S&P, Moody’s and Fitch have confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates. The failure by Party A to post Eligible
Collateral in accordance herewith or to transfer its rights and obligations hereunder shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

10. Additional Termination Event.

           It shall be an Additional Termination Event if any amendment and/or supplement to any document that pertains to the Form Master Agreement and/or this Transaction is made without the prior written consent of Party A (such consent not to be unreasonably withheld), if such amendment and/or supplement would: (i) adversely affect any of Party A’s rights or obligations hereunder and/or under the Form Master Agreement; or (ii) modify the obligations of, or impair the ability of, Party B to fully perform any of Party B’s obligations hereunder and/or under the Form Master Agreement. In connection with such
Additional Termination Event, Party B shall be the sole Affected Party.

11. Waiver of Right to Trial by Jury.

      EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY
WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS
TRANSACTION.

12. Eligible Contract Participant.

      Each party represents to the other party that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as
amended.

13. Notice by Facsimile Transmission.

      Section 12(a) of the Form Master Agreement is hereby amended by deleting the parenthetical "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)."

14. Representations.

      Wells Fargo Bank, N.A., acting on behalf of Party B, as trustee, represents that: (a) it is duly organized and validly existing as a national banking association under the laws of the jurisdiction of its organization/formation; (b) it has been directed pursuant to the Pooling
Agreement to enter into this Transaction (including the Form Master Agreement)
and to perform its obligations hereunder (and thereunder); (c) the Transaction and the performance of its obligations hereunder (and under the Form Master
Agreement) do not violate any material obligation of such Party; (d) each of the
Pooling and Servicing Agreement and the other transaction documents related thereto (the "Transaction Documents") to which it is a party has been duly authorized, executed and delivered by it; (e) assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Pooling and Servicing Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws or legal principles affecting creditors’
rights generally; (f) the Pooling and Servicing Agreement and the other
Transaction Documents to which Party B is a party are in full force and effect on the date hereof and there have been no amendments or waivers or modifications of any of the terms thereof since the original execution and delivery of the
Pooling and Servicing Agreement and the other Transaction Documents to which
Party B is a party, except such as may have been delivered to Party A and to
Party B; (g) to its knowledge, no event of default (or event which would, with the passage of time or the giving of notice, or both, constitute an event of default) has occurred under any of the Transaction Documents to which Party B is a party; and (h) the person executing this Confirmation is duly authorized to execute and deliver it on behalf of Party B.

15. Multibranch Party.

      For purpose of Section 10(c) of the Form Master Agreement: (a) Party A is
a Multibranch Party, and may act through its Charlotte, North Carolina, Chicago,
Illinois, San Francisco, California, New York, New York, Boston, Massachusetts
or London, England Office or such other Office as may be agreed to by the parties in connection with a Transaction; and (b) Party B is not a Multibranch
Party.

16. Other Provisions.

      (a) Addresses for notices. As set forth on page 1 hereof and, with respect to Party A, the fax no. set forth on the signature page to this letter agreement.

      (b) For the purpose of Section 13(c) of the Form Master Agreement: (i)
Party A appoints as its Process Agent, not applicable; and (ii) Party B appoints as its Process Agent, not applicable.

      (c) Section 12(a)(ii) of the Form Master Agreement is deleted in its entirety.

      (d) Party A may assign its rights and obligations hereunder to any entity so long as the Rating Agency Confirmation is satisfied.

      (e) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify
Party B in accordance with the Act.

      (f) It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust formed under the Pooling and Servicing Agreement is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended solely for the purpose of binding only Banc of America
Alternative Loan Trust 2005-11, and (iii) under no circumstances shall Wells
Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it on behalf of Banc of America Alternative Loan Trust 2005-11 under this Confirmation. Notwithstanding the foregoing (or anything to the contrary herein), Wells Fargo Bank, N.A. shall be liable for its own fraud, negligence, willful misconduct and/or bad faith.

      (g) The Events of Default specified under Sections 5(a)(ii) - 5(a)(vi) of the Form Master Agreement will not apply to either Party A or Party B.

      (h) With respect to Party B only, the provisions of Section 5(a)(vii)
clause 2 of the Form Master Agreement will not be applicable as an Event of
Default.

      (i) Without affecting the provisions of the Form Master Agreement requiring the calculation of certain net payment amounts, as a result of an
Event of Default or Additional Termination Event or otherwise, all payments under the Form Master Agreement will be made without setoff.

      (j) Party A agrees that it will not, prior to the date that is one year and one day from the Trade Date, acquiesce in, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of
Party B. Nothing herein (nor in the Form Master Agreement) shall prevent Party A from participating in any such proceeding once commenced.

      (k) Section 9(b) of the Form Master Agreement is hereby amended by adding the following at the end of such Section: ", and unless the Rating Agency
Condition is satisfied, unless such amendment clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error."

      (l) Before any amendment and/or supplement is made to any document that pertains to the Form Master Agreement and/or any Transaction thereunder, Party B must first obtain the prior written consent of Party A (such consent not to be unreasonably withheld) if such amendment and/or supplement would: (a) adversely affect any of Party A’s rights or obligations under the Form Master Agreement;
or (b) modify the obligations of, or impact the ability of, Party B to fully perform any of Party B’s obligations under the Form Master Agreement.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning within three (3) Business Days via telecopier an executed copy of this Confirmation to the attention of Global FX and Derivative
Operations (fax no.(+1) 866 255 1444). Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours sincerely,

Bank of America, N.A.

By:        _________________________________________
           Name:
           Title:

Confirmed as of the date above:

Banc of America Alternative Loan Trust 2005-11

By: Wells Fargo Bank, N.A. acting as Trustee on behalf of Banc of America
Alternative Loan Trust 2005-11

By:        __________________________________________
           Name:
           Title

                                   SCHEDULE A

                     Our Reference Numbers: 4359187, 4359188

Notional Amount (USD)    Start Date         End Date
---------------------------------   -------------        -------------
        97,727,000.00                11/25/2005      12/25/2005
        96,882,368.00                12/25/2005        1/25/2006
        95,935,397.00                  1/25/2006        2/25/2006
        94,887,413.00                   2/25/2006       3/25/2006
        93,739,932.00                   3/25/2006       4/25/2006
        92,494,659.00                   4/25/2006       5/25/2006
        91,153,481.00                   5/25/2006       6/25/2006
        89,718,466.00                   6/25/2006       7/25/2006
        88,191,859.00                   7/25/2006       8/25/2006
        86,576,078.00                   8/25/2006       9/25/2006
        84,873,707.00                   9/25/2006     10/25/2006
        83,087,492.00                 10/25/2006     11/25/2006
        81,324,503.00                 11/25/2006     12/25/2006
        79,585,375.00                 12/25/2006       1/25/2007
        77,869,824.00                   1/25/2007       2/25/2007
        76,177,573.00                   2/25/2007       3/25/2007
        74,508,345.00                   3/25/2007       4/25/2007
        72,861,866.00                   4/25/2007       5/25/2007
        71,237,868.00                   5/25/2007       6/25/2007
        69,636,084.00                   6/25/2007       7/25/2007
        68,056,250.00                   7/25/2007       8/25/2007
        66,498,107.00                   8/25/2007       9/25/2007
        64,961,397.00                   9/25/2007     10/25/2007
        63,445,867.00                 10/25/2007     11/25/2007
        61,951,264.00                 11/25/2007     12/25/2007
        60,477,342.00                 12/25/2007       1/25/2008
        59,023,853.00                   1/25/2008       2/25/2008
        57,590,557.00                   2/25/2008       3/25/2008
        56,177,214.00                   3/25/2008       4/25/2008
        54,783,586.00                   4/25/2008       5/25/2008
        53,409,440.00                   5/25/2008       6/25/2008
        52,054,545.00                   6/25/2008       7/25/2008
        50,718,671.00                   7/25/2008       8/25/2008
        49,401,594.00                   8/25/2008       9/25/2008
        48,103,089.00                   9/25/2008     10/25/2008
        46,822,937.00                 10/25/2008     11/25/2008
        45,560,920.00                 11/25/2008     12/25/2008
        44,316,821.00                 12/25/2008       1/25/2009
        43,090,429.00                   1/25/2009       2/25/2009
        41,881,532.00                   2/25/2009       3/25/2009
        40,689,923.00                   3/25/2009       4/25/2009
        39,515,396.00                   4/25/2009       5/25/2009
        38,357,749.00                   5/25/2009       6/25/2009
        37,216,780.00                   6/25/2009       7/25/2009
        36,092,291.00                   7/25/2009       8/25/2009
        34,984,087.00                   8/25/2009       9/25/2009
        33,891,973.00                   9/25/2009     10/25/2009
        32,815,758.00                 10/25/2009     11/25/2009
        31,755,253.00                 11/25/2009     12/25/2009
        30,710,272.00                 12/25/2009       1/25/2010
        29,680,628.00                   1/25/2010       2/25/2010
        28,666,141.00                   2/25/2010       3/25/2010
        27,666,628.00                   3/25/2010       4/25/2010
        26,681,913.00                   4/25/2010       5/25/2010
        25,711,819.00                   5/25/2010       6/25/2010

        24,756,171.00                   6/25/2010        7/25/2010
        23,814,798.00                   7/25/2010        8/25/2010
        22,887,530.00                   8/25/2010        9/25/2010
        21,974,198.00                   9/25/2010      10/25/2010
        21,074,637.00                 10/25/2010      11/25/2010
        20,188,682.00                 11/25/2010      12/25/2010
        19,472,986.00                 12/25/2010        1/25/2011
        18,770,006.00                   1/25/2011        2/25/2011
        18,079,585.00                   2/25/2011        3/25/2011
        17,401,569.00                   3/25/2011        4/25/2011
        16,735,805.00                   4/25/2011        5/25/2011
        16,082,141.00                   5/25/2011        6/25/2011
        15,440,429.00                   6/25/2011        7/25/2011
        14,810,521.00                   7/25/2011        8/25/2011
        14,192,270.00                   8/25/2011        9/25/2011
        13,585,534.00                   9/25/2011      10/25/2011
        12,990,170.00                 10/25/2011      11/25/2011
        12,406,037.00                 11/25/2011      12/25/2011
        11,883,165.00                 12/25/2011        1/25/2012
        11,370,808.00                   1/25/2012        2/25/2012
        10,868,832.00                   2/25/2012        3/25/2012
        10,377,105.00                   3/25/2012        4/25/2012
         9,895,499.00                    4/25/2012        5/25/2012
         9,423,883.00                    5/25/2012        6/25/2012
         8,962,132.00                    6/25/2012        7/25/2012
         8,510,121.00                    7/25/2012        8/25/2012
         8,067,725.00                    8/25/2012        9/25/2012
         7,634,821.00                    9/25/2012      10/25/2012
         7,211,290.00                  10/25/2012      11/25/2012
         6,797,012.00                  11/25/2012      12/25/2012
         6,486,698.00                  12/25/2012        1/25/2013
         6,184,195.00                    1/25/2013        2/25/2013
         5,889,398.00                    2/25/2013        3/25/2013
         5,602,203.00                    3/25/2013        4/25/2013
         5,322,510.00                    4/25/2013        5/25/2013
         5,050,216.00                    5/25/2013        6/25/2013
         4,785,222.00                    6/25/2013        7/25/2013
         4,527,431.00                    7/25/2013        8/25/2013
         4,276,744.00                    8/25/2013        9/25/2013
         4,033,067.00                    9/25/2013      10/25/2013
         3,796,304.00                  10/25/2013      11/25/2013
         3,566,363.00                  11/25/2013      12/25/2013
         3,429,991.00                  12/25/2013        1/25/2014
         3,298,686.00                    1/25/2014        2/25/2014
         3,172,377.00                    2/25/2014        3/25/2014
         3,050,997.00                    3/25/2014        4/25/2014
         2,934,475.00                    4/25/2014        5/25/2014
         2,822,744.00                    5/25/2014        6/25/2014
         2,715,738.00                    6/25/2014        7/25/2014
         2,613,390.00                    7/25/2014        8/25/2014
         2,515,636.00                    8/25/2014        9/25/2014
         2,422,411.00                    9/25/2014      10/25/2014
         2,333,652.00                  10/25/2014      11/25/2014
         2,249,296.00                  11/25/2014      12/25/2014
         2,240,969.00                  12/25/2014        1/25/2015
         2,232,608.00                    1/25/2015        2/25/2015
         2,224,213.00                    2/25/2015        3/25/2015
         2,215,784.00                    3/25/2015        4/25/2015
         2,207,320.00                    4/25/2015        5/25/2015
         2,198,821.00                    5/25/2015        6/25/2015
         2,190,288.00                    6/25/2015        7/25/2015

         2,181,720.00                   7/25/2015        8/25/2015
         2,173,117.00                   8/25/2015        9/25/2015
         2,164,479.00                   9/25/2015      10/25/2015
         2,155,805.00                 10/25/2015      11/25/2015
         2,147,096.00                 11/25/2015      12/25/2015
         2,138,351.00                 12/25/2015        1/25/2016
         2,129,570.00                   1/25/2016        2/25/2016
         2,120,753.00                   2/25/2016        3/25/2016
         2,111,900.00                   3/25/2016        4/25/2016
         2,103,011.00                   4/25/2016        5/25/2016
         2,094,085.00                   5/25/2016        6/25/2016
         2,085,122.00                   6/25/2016        7/25/2016
         2,076,123.00                   7/25/2016        8/25/2016
         2,067,086.00                   8/25/2016        9/25/2016
         2,058,013.00                   9/25/2016      10/25/2016
         2,048,902.00                 10/25/2016      11/25/2016
         2,039,753.00                 11/25/2016      12/25/2016
         2,030,567.00                 12/25/2016        1/25/2017
         2,021,343.00                   1/25/2017        2/25/2017
         2,012,080.00                   2/25/2017        3/25/2017
         2,002,780.00                   3/25/2017        4/25/2017
         1,993,441.00                   4/25/2017        5/25/2017
         1,984,063.00                   5/25/2017        6/25/2017
         1,974,647.00                   6/25/2017        7/25/2017
         1,965,192.00                   7/25/2017        8/25/2017
         1,955,698.00                   8/25/2017        9/25/2017
         1,946,164.00                   9/25/2017      10/25/2017
         1,936,591.00                 10/25/2017      11/25/2017
         1,926,978.00                 11/25/2017      12/25/2017
         1,917,326.00                 12/25/2017        1/25/2018
         1,907,633.00                   1/25/2018        2/25/2018
         1,897,900.00                   2/25/2018        3/25/2018
         1,888,127.00                   3/25/2018        4/25/2018
         1,878,313.00                   4/25/2018        5/25/2018
         1,868,458.00                   5/25/2018        6/25/2018
         1,858,563.00                   6/25/2018        7/25/2018
         1,848,626.00                   7/25/2018        8/25/2018
         1,838,648.00                   8/25/2018        9/25/2018
         1,828,629.00                   9/25/2018      10/25/2018
         1,818,568.00                 10/25/2018      11/25/2018
         1,808,465.00                 11/25/2018      12/25/2018
         1,798,319.00                 12/25/2018        1/25/2019
         1,788,132.00                   1/25/2019        2/25/2019
         1,777,902.00                   2/25/2019        3/25/2019
         1,767,629.00                   3/25/2019        4/25/2019
         1,757,314.00                   4/25/2019        5/25/2019
         1,746,955.00                   5/25/2019        6/25/2019
         1,736,553.00                   6/25/2019        7/25/2019
         1,726,108.00                   7/25/2019        8/25/2019
         1,715,619.00                   8/25/2019        9/25/2019
         1,705,087.00                   9/25/2019      10/25/2019
         1,694,510.00                 10/25/2019      11/25/2019
         1,683,889.00                 11/25/2019      12/25/2019
         1,673,223.00                 12/25/2019        1/25/2020
         1,662,513.00                   1/25/2020        2/25/2020
         1,651,758.00                   2/25/2020        3/25/2020
         1,640,958.00                   3/25/2020        4/25/2020
         1,630,112.00                   4/25/2020        5/25/2020
         1,619,221.00                   5/25/2020        6/25/2020
         1,608,284.00                   6/25/2020        7/25/2020
         1,597,302.00                   7/25/2020        8/25/2020

         1,586,273.00                   8/25/2020         9/25/2020
         1,575,198.00                   9/25/2020       10/25/2020
         1,564,077.00                 10/25/2020       11/25/2020
         1,552,908.00                 11/25/2020       12/25/2020
         1,541,693.00                 12/25/2020         1/25/2021
         1,530,431.00                   1/25/2021         2/25/2021
         1,519,121.00                   2/25/2021         3/25/2021
         1,507,763.00                   3/25/2021         4/25/2021
         1,496,358.00                   4/25/2021         5/25/2021
         1,484,904.00                   5/25/2021         6/25/2021
         1,473,403.00                   6/25/2021         7/25/2021
         1,461,853.00                   7/25/2021         8/25/2021
         1,450,254.00                   8/25/2021         9/25/2021
         1,438,606.00                   9/25/2021       10/25/2021
         1,426,909.00                 10/25/2021       11/25/2021
         1,415,162.00                 11/25/2021       12/25/2021
         1,403,366.00                 12/25/2021         1/25/2022
         1,391,521.00                   1/25/2022         2/25/2022
         1,379,625.00                   2/25/2022         3/25/2022
         1,367,678.00                   3/25/2022         4/25/2022
         1,355,682.00                   4/25/2022         5/25/2022
         1,343,634.00                   5/25/2022         6/25/2022
         1,331,535.00                   6/25/2022         7/25/2022
         1,319,386.00                   7/25/2022         8/25/2022
         1,307,184.00                   8/25/2022         9/25/2022
         1,268,985.00                   9/25/2022       10/25/2022
         1,198,540.00                 10/25/2022       11/25/2022
         1,128,830.00                 11/25/2022       12/25/2022
         1,059,844.00                 12/25/2022         1/25/2023
           991,573.00                    1/25/2023         2/25/2023
           924,006.00                    2/25/2023         3/25/2023
           857,135.00                    3/25/2023         4/25/2023
           790,949.00                    4/25/2023         5/25/2023
           725,439.00                    5/25/2023         6/25/2023
           660,596.00                    6/25/2023         7/25/2023
           596,410.00                    7/25/2023         8/25/2023
           532,873.00                    8/25/2023         9/25/2023
           469,975.00                    9/25/2023       10/25/2023
           407,707.00                  10/25/2023       11/25/2023
           346,061.00                  11/25/2023       12/25/2023
           285,028.00                  12/25/2023         1/25/2024
           224,599.00                    1/25/2024         2/25/2024
           164,766.00                    2/25/2024         3/25/2024
           105,521.00                    3/25/2024         4/25/2024
            46,854.00                     4/25/2024         5/25/2024

BANK OF AMERICA, N.A.

TO:         Banc of America Alternative Loan Trust 2005-11
                 C/o Wells Fargo Bank, N.A., as Trustee

                 Wells Fargo Bank, N.A. as Trustee on behalf of Banc of
                 America Alternative Loan Trust 2005-11
                 9062 Old Annapolis Road
                 Columbia, MD 21046

ATTN:       Chris Regnier
TEL:           410-884-2000
FAX:          410-715-2380

CC:             Eric Daouphars
                    214 N Tryon St
                   Charlotte, NC 28255
                    212-583-8199

FROM:       Bank of America, National Association
                    233 South Wacker Drive, 28th Floor
                    Chicago, Illinois 60606
                    Attention: Suzanne Buchta

 This Confirmation supercedes and replaces any and all Confirmations previously sent to you in respect of this Transaction.

DATE:       November 18, 2005 (Revised November 29, 2005)

Our Reference Numbers:                       4369457, 4369456
Internal Tracking Numbers:                  13473524, 13473522

Dear Sir/Madam,

      The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between Banc of America Alternative
Loan Trust 2005-11 and Bank of America, N.A., a national banking association organized under the laws of the United States of America (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").
This letter agreement constitutes a "Confirmation" as referred to in the ISDA
Master Agreement specified in paragraph 1 below. In this Confirmation, "Party A"
means Bank of America, N.A., and "Party B" means Banc of America Alternative
Loan Trust 2005-11.

      The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the
"Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

      Other capitalized terms used herein (but not otherwise defined) shall have the meaning specified in that certain Pooling and Servicing Agreement, to be dated November 29, 2005 (the "Pooling and Servicing Agreement"), among Banc of
America Mortgage Securities, Inc., Bank of America, National Association, as
servicer, and Wells Fargo Bank, N.A., as trustee.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purposes of this Transaction, this
Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if

the parties had executed an agreement in such form (but without any Schedule except for the elections noted below) on the Trade Date of the Transaction (such agreement, the "Form Master Agreement"). In the event of any inconsistency between the provisions of the Form Master Agreement and this Confirmation, this
Confirmation will prevail for the purpose of this Transaction.

      Subject to Section 14 of this Agreement, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

      (a) Non-Reliance. Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

      (b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this
Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

      (c) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:                    As per the attached Schedule A

      Trade Date:                               17 November 2005

      Effective Date:                          25 November 2005

      Termination Date:                     25 March 2021

      Fixed Amount:

      Fixed Rate Payer:                       Party B

      Fixed Rate Payer Payment        30 November 2005
      Date:

      Fixed Amount:

      Floating Amount:

      Floating Rate Payer:                 Party A

      Strike Rate:                                 5.10000 per cent

      Ceiling Rate:                               8.85000 per cent

      Floating Rate Payer                  Early Payments shall be applicable - 2

      Payment Dates:                       Business Days prior to each Floating
                                                         Rate Payer Period End Date.

      Floating Rate Payer                 The 25th of each Month, commencing on 25
      Period End Dates:                     December 2005 and ending on the
                                                          Termination Date. No Adjustment.

      Floating Amount:                     The product of (a) the Notional Amount,
                                                           (b) 30/360 and (c) the Settlement Spread
                                                           which shall be calculated in accordance
                                                           with the following formula:

                                            If USD-LIBOR-BBA is greater than the Strike
                                            Rate for the applicable Calculation Period,
                                            then Settlement Spread = (USD-LIBOR-BBA -
                                            applicable Strike Rate) provided, however, that
                                            if USD-LIBOR-BBA for any Calculation Period is
                                            greater than the Ceiling Rate then the
                                            USD-LIBOR-BBA for such Calculation Period shall
                                            be deemed to be the Ceiling Rate.

                                            If 1 Month USD-LIBOR-BBA is less than or equal
                                            to the Strike Rate for the applicable
                                            Calculation Period, then Settlement Spread =
                                            Zero.

                                             The Calculation Agent shall notify the Floating
                                             Rate Payer of the Floating Amount as soon as
                                             practicable after making its determinations.

      Floating Rate for initial       TO BE SET
      Calculation Period:

      Floating Rate Option:                 USD-LIBOR-BBA

      Designated Maturity:                  1 Month

      Spread:                                          None

      Floating Rate Day Count            30/360
      Fraction:

      Averaging:                             Inapplicable

      Reset Dates:                                   First day of each Calculation Period

      Business Days:                              New York

      Calculation Agent:                        Party A

3. Form Master Agreement.

      (a) "Specified Entity" means, in relation to Party A, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not
Applicable.

      (b) "Specified Entity" means, in relation to Party B, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not
Applicable.

      (c) "Specified Transaction" will have the meaning specified in Section 14 of the Form Master Agreement.

      (d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the
Form Master Agreement will not apply to Party A or to Party B.

      (e) The "Automatic Early Termination" provision of Section 6(a) of the
Form Master Agreement will not apply to Party A or to Party B.

      (f) The Form Master Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New
York General Obligations Law).

      (g) The phrase "Termination Currency" means United States Dollars.

      (h) For the purpose of Section 6(e) of the Form Master Agreement, Market
Quotation and Second Method will apply.

4. Recording of Conversations.

      Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this
Transaction whether by one or other or both of the parties or their agents, and that any such recordings may be submitted in evidence in any Proceedings relating to the Form Master Agreement and/or this Transaction.

5. Credit Support Document.

      In relation to Party A:    Not Applicable.
      In relation to Party B:    Not Applicable.

6. Credit Support Provider.

      In relation to Party A:    Not Applicable.
      In relation to Party B:    Not Applicable.

7. Account Details.

          Account for payments to Party A:
                                    USD
          NAME:       BANK OF AMERICA NA
          CITY:          NEW YORK
          ABA #:       026009593
          ATTN:        BOFAUS3N
          NAME:       BANK OF AMERICA NA
          CITY:           CHARLOTTE
          ACCT:         6550219386
          ATTN:         RATE DERIVATIVE SETTLEMENTS
          ATTN:         BOFAUS6SGDS

      Account for payments to Party B:

         NAME:          Wells Fargo Bank, N.A.
         CITY:              San Francisco, CA
         ABA #:          121-000-248
         ACCT:           3970771416
         FOR CREDIT TO:  SAS CLEARING
         FFC:        BOALT 2005-11 Reserve 4-A-1
                                          Account #17210102

8.    Offices.

      The Office of Party A for this Transaction is:       Charlotte, North Carolina
                                                                                            Please send notices to
                                                                                            fax no. (+1) 866 218 8487

      The Office of Party B for this Transaction is:        Wells Fargo Bank, N.A. as
                                                                                            Trustee on behalf of Banc
                                                                                            of America Alternative
                                                                                            Loan Trust 2005-11
                                                                                            9062 Old Annapolis Road
                                                                                            Columbia, MD 21045
                                                                                            Attn: Corporate Trust
                                                                                                  Services
                                                                                            BOALT 2005-11

9. Additional Provisions.

      (a) Fully-Paid Transactions. Notwithstanding the terms of Sections 5 and 6 of the Form Master Agreement, if at any time and so long as one of the parties to the Form Master Agreement ("X") shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of the Form Master Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless the other party ("Y") is required pursuant to appropriate proceedings to return to X or otherwise returns to X (upon demand of X, or otherwise) any portion of any such payment or delivery: (i) the occurrence of an event described in Section 5(a)(i) of the
Form Master Agreement with respect to X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party; and
(ii) Y shall be entitled to designate an Early Termination Date (a) pursuant to
Section 10 below and/or (b) pursuant to Section 6 of the Form Master Agreement only as a result of the occurrence of a Termination Event set forth in (i)
either Section 5(b)(i) or 5(b)(ii) or 5(b)(v) of the Form Master Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of the Form Master
Agreement with respect to Y as the Burdened Party.

      (b) Downgrade of Party A. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall (A) within 5
Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer (at its own cost)
Party A’s rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Condition (as defined below). Unless such a transfer by Party A has occurred within 20 Business Days after the occurrence of a Ratings Event, Party B shall demand that Party A post Eligible Collateral (as designated in the approved Credit Support Annex), to secure Party B’s exposure or potential exposure to Party A, and such Eligible Collateral shall be provided in accordance with a Credit Support Annex to be attached hereto and made a part hereof within 10 Business Days of Party B’s demand therefor. The Eligible
Collateral to be posted and the Credit Support Annex to be executed and delivered shall be subject to the Rating Agency Condition. Valuation and posting of Eligible Collateral shall be made as of each Payment Date, unless Party A or
Bank of America Corporation are no longer reporting financial information publicly, then such valuation and posting must occur weekly. Notwithstanding the addition of the Credit Support Annex and the posting of Eligible Collateral,
Party A shall continue to use reasonable efforts to transfer its rights and obligations hereunder to an acceptable third party; provided, however, that
Party A’s obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings
Event is continuing with respect to Party A. For the purpose hereof, a "Ratings
Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be at least AA- and A-1 by
Standard & Poor’s Ratings Service ("S&P") and at least Aa3 and P-1 by Moody’s

Investors Service, Inc. ("Moody’s") and at least AA- and F1 by Fitch Ratings
("Fitch"), to the extent such obligations are rated by S&P, Moody’s and Fitch.
"Rating Agency Condition" means, with respect to any action taken or to be taken, a condition that is satisfied when S&P, Moody’s and Fitch have confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates. The failure by Party A to post Eligible
Collateral in accordance herewith or to transfer its rights and obligations hereunder shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

10. Additional Termination Event.

      It shall be an Additional Termination Event if any amendment and/or supplement to any document that pertains to the Form Master Agreement and/or this Transaction is made without the prior written consent of Party A (such consent not to be unreasonably withheld), if such amendment and/or supplement would: (i) adversely affect any of Party A’s rights or obligations hereunder and/or under the Form Master Agreement; or (ii) modify the obligations of, or impair the ability of, Party B to fully perform any of Party B’s obligations hereunder and/or under the Form Master Agreement. In connection with such
Additional Termination Event, Party B shall be the sole Affected Party.

11. Waiver of Right to Trial by Jury.

      EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY
WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS
TRANSACTION.

12. Eligible Contract Participant.

      Each party represents to the other party that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as
amended.

13. Notice by Facsimile Transmission.

      Section 12(a) of the Form Master Agreement is hereby amended by deleting the parenthetical "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)."

14.   Representations.

      Wells Fargo Bank, N.A., acting on behalf of Party B, as trustee, represents that: (a) it is duly organized and validly existing as a national banking association under the laws of the jurisdiction of its organization/formation; (b) it has been directed pursuant to the Pooling
Agreement to enter into this Transaction (including the Form Master Agreement)
and to perform its obligations hereunder (and thereunder); (c) the Transaction and the performance of its obligations hereunder (and under the Form Master
Agreement) do not violate any material obligation of such Party; (d) each of the
Pooling and Servicing Agreement and the other transaction documents related thereto (the "Transaction Documents") to which it is a party has been duly authorized, executed and delivered by it; (e) assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Pooling and Servicing Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws or legal principles affecting creditors’
rights generally; (f) the Pooling and Servicing Agreement and the other

Transaction Documents to which Party B is a party are in full force and effect on the date hereof and there have been no amendments or waivers or modifications of any of the terms thereof since the original execution and delivery of the
Pooling and Servicing Agreement and the other Transaction Documents to which
Party B is a party, except such as may have been delivered to Party A and to
Party B; (g) to its knowledge, no event of default (or event which would, with the passage of time or the giving of notice, or both, constitute an event of default) has occurred under any of the Transaction Documents to which Party B is a party; and (h) the person executing this Confirmation is duly authorized to execute and deliver it on behalf of Party B.

15. Multibranch Party.

      For purpose of Section 10(c) of the Form Master Agreement: (a) Party A is
a Multibranch Party, and may act through its Charlotte, North Carolina, Chicago,
Illinois, San Francisco, California, New York, New York, Boston, Massachusetts
or London, England Office or such other Office as may be agreed to by the parties in connection with a Transaction; and (b) Party B is not a Multibranch
Party.

16. Other Provisions.

      (a) Addresses for notices. As set forth on page 1 hereof and, with respect to Party A, the fax no. set forth on the signature page to this letter agreement.

      (b) For the purpose of Section 13(c) of the Form Master Agreement: (i)
Party A appoints as its Process Agent, not applicable; and (ii) Party B appoints as its Process Agent, not applicable.

      (c) Section 12(a)(ii) of the Form Master Agreement is deleted in its entirety.

      (d) Party A may assign its rights and obligations hereunder to any entity so long as the Rating Agency Confirmation is satisfied.

      (e) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify
Party B in accordance with the Act.

      (f) It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust formed under the Pooling and Servicing Agreement is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended solely for the purpose of binding only Banc of America
Alternative Loan Trust 2005-11, and (iii) under no circumstances shall Wells
Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it on behalf of Banc of America Alternative Loan Trust 2005-11 under this Confirmation. Notwithstanding the foregoing (or anything to the contrary herein), Wells Fargo Bank, N.A. shall be liable for its own fraud, negligence, willful misconduct and/or bad faith.

      (g) The Events of Default specified under Sections 5(a)(ii) - 5(a)(vi) of the Form Master Agreement will not apply to either Party A or Party B.

      (h) With respect to Party B only, the provisions of Section 5(a)(vii)
clause 2 of the Form Master Agreement will not be applicable as an Event of
Default.

      (i) Without affecting the provisions of the Form Master Agreement requiring the calculation of certain net payment amounts, as a result of an
Event of Default or Additional Termination Event or otherwise, all payments under the Form Master Agreement will be made without setoff.

      (j) Party A agrees that it will not, prior to the date that is one year and one day from the Trade Date, acquiesce in, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of
Party B. Nothing herein (nor in the Form Master Agreement) shall prevent Party A from participating in any such proceeding once commenced.

      (k) Section 9(b) of the Form Master Agreement is hereby amended by adding the following at the end of such Section: ", and unless the Rating Agency
Condition is satisfied, unless such amendment clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error."

      (l) Before any amendment and/or supplement is made to any document that pertains to the Form Master Agreement and/or any Transaction thereunder, Party B must first obtain the prior written consent of Party A (such consent not to be unreasonably withheld) if such amendment and/or supplement would: (a) adversely affect any of Party A’s rights or obligations under the Form Master Agreement;
or (b) modify the obligations of, or impact the ability of, Party B to fully perform any of Party B’s obligations under the Form Master Agreement.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning within three (3) Business Days via telecopier an executed copy of this Confirmation to the attention of Global FX and Derivative
Operations (fax no.(+1) 866 255 1444). Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours sincerely,

Bank of America, N.A.

By:   _________________________________________
      Name:
      Title:

Confirmed as of the date above:

Banc of America Alternative Loan Trust 2005-11

By: Wells Fargo Bank, N.A. acting as Trustee on behalf of Banc of America
Alternative Loan Trust 2005-11

By:   __________________________________________
      Name:
      Title

                                   SCHEDULE A

                     Our Reference Numbers: 4369456, 4369457

      Notional Amount
           (USD)            Start Date      End Date
      ---------------          ----------          ---------
        57,538,000.00    25-Nov-05      25-Dec-05
        57,058,157.00    28-Dec-05       28-Jan-06
        56,519,559.00    25-Jan-06        25-Feb-06
        55,922,911.00    27-Feb-06       27-Mar-06
        55,269,017.00    27-Mar-06      27-Apr-06
        54,558,781.00    25-Apr-06      25-May-06
        53,793,205.00    25-May-06     25-Jun-06
        52,973,384.00    26-Jun-06       26-Jul-06
        52,100,511.00    25-Jul-06        25-Aug-06
        51,175,868.00    25-Aug-06     25-Sep-06
        50,200,826.00    25-Sep-06      25-Oct-06
        49,176,844.00    25-Oct-06      25-Nov-06
        48,162,593.00    27-Nov-06     27-Dec-06
        47,160,997.00    27-Dec-06      27-Jan-07
        46,171,921.00    25-Jan-07       25-Feb-07
        45,195,228.00    26-Feb-07       26-Mar-07
        44,230,784.00    26-Mar-07      26-Apr-07
        43,278,458.00    25-Apr-07      25-May-07
        42,338,117.00    25-May-07     25-Jun-07
        41,409,633.00    25-Jun-07       25-Jul-07
        40,492,877.00    25-Jul-07        25-Aug-07
        39,587,722.00    28-Aug-07     28-Sep-07
        38,694,043.00    25-Sep-07      25-Oct-07
        37,811,716.00    25-Oct-07      25-Nov-07
        36,940,617.00    26-Nov-07     26-Dec-07
        36,080,625.00    27-Dec-07      27-Jan-08
        35,231,620.00    25-Jan-08       25-Feb-08
        34,393,483.00    25-Feb-08      25-Mar-08
        33,566,097.00    25-Mar-08      25-Apr-08
        32,749,344.00    25-Apr-08      25-May-08
        31,943,110.00    27-May-08     27-Jun-08
        31,147,282.00    25-Jun-08       25-Jul-08
        30,361,745.00    25-Jul-08        25-Aug-08
        29,586,390.00    26-Aug-08     26-Sep-08
        28,821,104.00    25-Sep-08      25-Oct-08
        28,065,781.00    27-Oct-08      27-Nov-08
        27,320,311.00    25-Nov-08     25-Dec-08
        26,584,588.00    29-Dec-08     29-Jan-09
        25,858,506.00    26-Jan-09      26-Feb-09
        25,141,962.00    25-Feb-09     25-Mar-09
        24,434,850.00    25-Mar-09     25-Apr-09
        23,737,070.00    27-Apr-09     27-May-09
        23,048,521.00    26-May-09    26-Jun-09
        22,369,101.00    25-Jun-09      25-Jul-09
        21,698,713.00    27-Jul-09       27-Aug-09
        21,037,258.00    25-Aug-09    25-Sep-09
        20,384,640.00    25-Sep-09     25-Oct-09
        19,740,763.00    26-Oct-09     26-Nov-09
        19,105,531.00    25-Nov-09    25-Dec-09
        18,478,852.00    29-Dec-09    29-Jan-10
        17,860,633.00    25-Jan-10     25-Feb-10
        17,250,782.00    25-Feb-10    25-Mar-10
        16,649,207.00    25-Mar-10    25-Apr-10
        16,055,821.00    26-Apr-10    26-May-10

        15,470,532.00    25-May-10     25-Jun-10
        14,893,255.00    25-Jun-10       25-Jul-10
        14,323,902.00    26-Jul-10        26-Aug-10
        13,762,386.00    25-Aug-10     25-Sep-10
        13,208,624.00    27-Sep-10      27-Oct-10
        12,662,530.00    25-Oct-10      25-Nov-10
        12,124,023.00    25-Nov-10     25-Dec-10
        11,686,363.00    29-Dec-10      29-Jan-11
        11,255,813.00    25-Jan-11       25-Feb-11
        10,832,293.00    25-Feb-11      25-Mar-11
        10,415,724.00    25-Mar-11      25-Apr-11
        10,006,028.00    26-Apr-11      26-May-11
         9,603,128.00    25-May-11      25-Jun-11
         9,206,948.00    27-Jun-11        27-Jul-11
         8,817,412.00    25-Jul-11         25-Aug-11
         8,434,446.00    25-Aug-11      25-Sep-11
         8,057,976.00    26-Sep-11       26-Oct-11
         7,687,929.00    25-Oct-11       25-Nov-11
         7,324,233.00    25-Nov-11     25-Dec-11
         6,996,789.00    28-Dec-11      28-Jan-12
         6,675,311.00    25-Jan-12       25-Feb-12
         6,359,730.00    27-Feb-12      27-Mar-12
         6,049,979.00    26-Mar-12      26-Apr-12
         5,745,991.00    25-Apr-12      25-May-12
         5,447,698.00    25-May-12     25-Jun-12
         5,155,037.00    25-Jun-12       25-Jul-12
         4,867,941.00    25-Jul-12        25-Aug-12
         4,586,346.00    28-Aug-12     28-Sep-12
         4,310,190.00    25-Sep-12       25-Oct-12
         4,039,409.00    25-Oct-12       25-Nov-12
         3,773,941.00    26-Nov-12      26-Dec-12
         3,570,655.00    27-Dec-12      27-Jan-13
         3,371,892.00    25-Jan-13       25-Feb-13
         3,177,597.00    25-Feb-13      25-Mar-13
         2,987,714.00    25-Mar-13      25-Apr-13
         2,802,192.00    25-Apr-13      25-May-13
         2,620,977.00    28-May-13     28-Jun-13
         2,444,016.00    25-Jun-13       25-Jul-13
         2,271,258.00    25-Jul-13        25-Aug-13
         2,102,652.00    27-Aug-13     27-Sep-13
         1,938,147.00    25-Sep-13      25-Oct-13
         1,777,693.00    25-Oct-13      25-Nov-13
         1,621,241.00    25-Nov-13     25-Dec-13
         1,521,263.00    27-Dec-13      27-Jan-14
         1,424,315.00    27-Jan-14       27-Feb-14
         1,330,356.00    25-Feb-14      25-Mar-14
         1,239,351.00    25-Mar-14     25-Apr-14
         1,151,263.00    25-Apr-14      25-May-14
         1,066,054.00    27-May-14     27-Jun-14
           983,690.00    25-Jun-14        25-Jul-14
           904,133.00    25-Jul-14         25-Aug-14
           827,350.00    26-Aug-14      26-Sep-14
           753,306.00    25-Sep-14       25-Oct-14
           681,965.00    27-Oct-14       27-Nov-14
           613,294.00    25-Nov-14      25-Dec-14
           594,298.00    29-Dec-14      29-Jan-15
           576,882.00    26-Jan-15       26-Feb-15
           561,030.00    25-Feb-15       25-Mar-15
           546,724.00    25-Mar-15       25-Apr-15
           533,948.00    27-Apr-15       27-May-15
           522,683.00    26-May-15      26-Jun-15

           512,915.00    25-Jun-15       25-Jul-15
           504,626.00    27-Jul-15        27-Aug-15
           497,800.00    25-Aug-15     25-Sep-15
           492,420.00    25-Sep-15       25-Oct-15
           488,471.00    26-Oct-15       26-Nov-15
           485,938.00    25-Nov-15      25-Dec-15
           484,803.00    29-Dec-15       29-Jan-16
           483,803.00    25-Jan-16        25-Feb-16
           482,803.00    25-Feb-16       25-Mar-16
           481,803.00    29-Mar-16       29-Apr-16
           480,803.00    25-Apr-16       25-May-16
           479,803.00    25-May-16      25-Jun-16
           478,803.00    27-Jun-16        27-Jul-16
           477,803.00    25-Jul-16          25-Aug-16
           476,803.00    25-Aug-16       25-Sep-16
           475,803.00    26-Sep-16        26-Oct-16
           474,803.00    25-Oct-16        25-Nov-16
           473,803.00    25-Nov-16       25-Dec-16
           472,803.00    28-Dec-16       28-Jan-17
           471,803.00    25-Jan-17        25-Feb-17
           470,803.00    27-Feb-17       27-Mar-17
           469,803.00    27-Mar-17       27-Apr-17
           468,803.00    25-Apr-17       25-May-17
           467,803.00    25-May-17      25-Jun-17
           466,803.00    26-Jun-17        26-Jul-17
           465,803.00    25-Jul-17         25-Aug-17
           464,803.00    25-Aug-17      25-Sep-17
           463,803.00    25-Sep-17       25-Oct-17
           462,803.00    25-Oct-17       25-Nov-17
           461,803.00    27-Nov-17      27-Dec-17
           460,803.00    27-Dec-17       27-Jan-18
           459,803.00    25-Jan-18        25-Feb-18
           458,803.00    26-Feb-18        26-Mar-18
           457,803.00    26-Mar-18       26-Apr-18
           456,803.00    25-Apr-18       25-May-18
           455,803.00    25-May-18      25-Jun-18
           454,803.00    25-Jun-18        25-Jul-18
           453,803.00    25-Jul-18         25-Aug-18
           452,803.00    28-Aug-18      28-Sep-18
           451,803.00    25-Sep-18        25-Oct-18
           450,803.00    25-Oct-18        25-Nov-18
           449,803.00    26-Nov-18       26-Dec-18
           448,803.00    27-Dec-18        27-Jan-19
           447,803.00    25-Jan-19         25-Feb-19
           446,803.00    25-Feb-19        25-Mar-19
           445,803.00    25-Mar-19        25-Apr-19
           444,803.00    25-Apr-19        25-May-19
           443,803.00    28-May-19       28-Jun-19
           442,803.00    25-Jun-19         25-Jul-19
           441,803.00    25-Jul-19          25-Aug-19
           440,803.00    27-Aug-19       27-Sep-19
           439,803.00    25-Sep-19        25-Oct-19
           438,803.00    25-Oct-19        25-Nov-19
           437,803.00    25-Nov-19       25-Dec-19
           436,803.00    27-Dec-19        27-Jan-20
           435,803.00    27-Jan-20         27-Feb-20
           434,803.00    25-Feb-20        25-Mar-20
           433,803.00    25-Mar-20       25-Apr-20
           432,803.00    27-Apr-20       27-May-20
           431,803.00    26-May-20     26-Jun-20
           430,803.00    25-Jun-20       25-Jul-20

           429,803.00    27-Jul-20        27-Aug-20
           373,121.00    25-Aug-20     25-Sep-20
           311,768.00    25-Sep-20      25-Oct-20
           251,146.00    26-Oct-20      26-Nov-20
           191,248.00    25-Nov-20     25-Dec-20
           132,064.00    29-Dec-20      29-Jan-21
            73,588.00    25-Jan-21        25-Feb-21
            15,810.00    25-Feb-21        25-Mar-21

                                                      Pursuant to Rule 424(b)(5)
                                                          File No. 333-132249-11

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 27, 2006)

                             [BANK OF AMERICA LOGO]

                    Banc of America Mortgage Securities, Inc.
                                    Depositor

                      Bank of America, National Association
                              Sponsor and Servicer

                  Banc of America Alternative Loan Trust 2006-9
                                 Issuing Entity

                                  $332,758,443
                                  (Approximate)

                Mortgage Pass-Through Certificates, Series 2006-9
       Principal and interest payable monthly, commencing in January 2007

-------------------------------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-25 of this prospectus supplement.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The offered certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
---------------------------------------------------------------------------------------------------------

The Issuing Entity will Issue -

      o     Two groups consisting of ten classes of senior certificates.

      o     Six classes of subordinate certificates all of which are
            subordinated to, and provide credit enhancement for, the senior certificates. Each class of subordinate certificates is also subordinated to those classes of subordinate certificates, if any, higher in order of payment priority.

The classes of offered certificates are listed and their sizes and basic payment characteristics are described under the heading "Offered Certificates" in the table beginning on page S-6 of this prospectus supplement.

The Assets of the Issuing Entity will Include -

      o     Two loan groups of fully amortizing, fixed interest rate, one- to four-family, residential first mortgage loans, substantially all of which have original terms to stated maturity of approximately 20 to
            30 years.

Credit Enhancement will Consist of -

      o     Subordination of the subordinate certificates to the senior certificates for the distributions of principal and interest and the allocation of losses.

      o     Shifting interest in prepayments through the allocation, subject to certain exceptions, of most principal collections to the senior non-PO certificates for the first five years and a lesser, but still disproportionately large, allocation of these collections to the senior non-PO certificates during the following four years.

      o     In the case of a class of super senior certificates or a super senior component, the subordination of the related super senior support component for losses if the subordinate certificates are no longer outstanding.

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The offered certificates are expected to be delivered on or about
December 28, 2006. Total proceeds to the depositor for the offered certificates will be approximately 101.275% of the initial class balance of the offered certificates, plus accrued interest, if applicable, before deducting expenses payable by the depositor.

                         Banc of America Securities LLC

                                December 27, 2006

Important Notice About Information
  Presented in this Prospectus

     The Rate of Principal Payments on the
       Mortgage Loans Will Affect the Yield on the Offered Certificates.............S-25
     Delinquencies and Losses on the
       Mortgage Loans Will Adversely Affect Your Yield......................................S-27
     Mortgage Loans Paying Interest Only
       During the First Ten or Fifteen
       Years May Have a Higher Risk of Default or Rates of Prepayment............S-27
     Alternative Underwriting Standards May Increase Risk of Loss.................S-28
     The Rate of Default on Mortgage
       Loans that Are Secured by Investor
       Properties May be Higher than on Other Mortgage Loans........................S-28
     There Are Risks Relating to
       Mortgaged Properties Subject to Second Lien Mortgage Loans..............S-29
     Credit Scores May Not Accurately Predict the Likelihood of Default........S-29
     Subordination of Super Senior
       Support Components and Subordinate

     Decrement and Sensitivity Tables
       Are Based Upon Assumptions and Models...............................................S-30
     Geographic Concentration May
       Increase Risk of Loss Due to
       Adverse Economic Conditions or Natural Disasters.................................S-31
     Residential Real Estate Values
       May Fluctuate and Adversely Affect Your Investment...........................S-31
     Tax Consequences of Residual Certificate...................................................S-32
     United States Military Operations

     Compensation and Payment of Expenses

     Restrictions on Transfer of the Class A-4 and

     Yield Considerations with Respect to

                                  S-2

                                      S-3

                  Important Notice About Information Presented
                in this Prospectus Supplement and the Prospectus

      The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices, and describes the specific terms of your certificates.

      Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the locations of these captions.

      The Index of Prospectus Supplement Definitions beginning on page S-76 of this prospectus supplement and the Index of Prospectus Definitions beginning on page 147 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

      Banc of America Mortgage Securities, Inc.’s principal offices are located at 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina
28255. Its phone number is (704) 387-8239.

         --------------------------------------------------------------

      This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material
(including tables) under the headings "Risk Factors" and "Prepayment and Yield
Considerations" and in the appendices. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as
"expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.
These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                             European Economic Area

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date"), it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it

                                      S-4

may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

            (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
      Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any offered certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

      The underwriter has represented and agreed that:

            (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
      Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the
      Trust; and

            (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

                       Notice to United Kingdom Investors

      The distribution of this prospectus supplement and the accompanying prospectus, if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the
United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d)
("high net worth companies, unincorporated associations, etc.") or 19
(Investment Professionals) of the Financial Services and Markets Act 2000
(Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not Relevant
Persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation
Scheme.

                                      S-5

                         THE SERIES 2006-9 CERTIFICATES

                                       Initial Class
                                        Balance or        Pass-
Class or                         Component     Through
Component                   Balance(1)        Rate                      Principal Types(2)                    Interest Types(2)
------------------------       -------------           -------              ----------------------------------     ------------------------------------

Offered Certificates....

Class 1-CB-1............    $161,687,623      6.000%         Super Senior, Pass-Through                      Fixed Rate
Class 1-CB-R............                 $100      6.250%           Senior, Sequential Pay                              Fixed Rate
Class CB-IO.............                      (5)     6.250%          Senior, Notional Amount                    Fixed Rate, Interest Only
Class 2-NC-1............     $30,772,877      6.000%         Super Senior, Pass-Through                      Fixed Rate
Class NC-IO.............                      (5)     6.250%         Senior, Notional Amount                     Fixed Rate, Interest Only
Class A-1...............                        (6)           (6)          Super Senior, Component                           Fixed Rate
Class A-2...............                        (7)           (7)          Super Senior, Component                           Floating Rate
Class A-3...............                        (8)           (8)     Senior, Notional Amount, Component   Inverse Floating Rate, Interest Only
Class A-4...............                        (9)           (9)      Super Senior Support, Component               Fixed Rate
Class 30-PO.............                    (10)          (10)            Senior, Component                               Principal Only
Class B-1...............          $8,580,000       6.250%               Subordinated                                        Fixed Rate
Class B-2...............          $2,860,000       6.250%               Subordinated                                        Fixed Rate
Class B-3...............          $2,187,000       6.250%               Subordinated                                        Fixed Rate
Components

Class 1-A-1.............      $27,733,877      6.000%        Super Senior, Pass-Through                      Fixed Rate
Class 2-A-1.............       $5,266,123       6.000%        Super Senior, Pass-Through                      Fixed Rate
Class 1-A-2.............     $63,140,500           (11)          Super Senior, Pass-Through                      Floating Rate
Class 2-A-2.............     $12,013,000           (11)          Super Senior, Pass-Through                      Floating Rate
Class 1-A-3.............                    (12)          (13)             Notional Amount                      Inverse Floating Rate, Interest Only
Class 2-A-3.............                    (12)          (13)             Notional Amount                      Inverse Floating Rate, Interest Only

                                                                                                                                                                   Initial
                                                                                                                                                                 Rating of
                                                                                                                             Certificates(4)
Class or                        Minimum           Incremental       Certificate     Final Scheduled           ----------------------
Component               Denomination    Denomination         Form        Distribution Date(3)     Fitch   Moody’s
------------------------    -------------------   -------------------    --------------   ---------------------------     -------   -------------

Offered Certificates

Class 1-CB-1............            $1,000                    $1          Book-Entry      January 25, 2037         AAA     Aaa
Class 1-CB-R............              $100                 N/A          Definitive         January 25, 2037         AAA     None
Class CB-IO.............     $1,000,000                    $1          Book-Entry      January 25, 2037         AAA      Aaa
Class 2-NC-1............            $1,000                    $1          Book-Entry      January 25, 2037         AAA      Aaa
Class NC-IO.............     $1,000,000                    $1          Book-Entry      January 25, 2037         AAA      Aaa
Class A-1...............              $1,000                    $1           Book-Entry      January 25, 2037        AAA      Aaa
Class A-2...............              $1,000                    $1           Book-Entry      January 25, 2037        AAA      Aaa
Class A-3...............       $1,000,000                    $1           Book-Entry      January 25, 2037        AAA      Aaa
Class A-4...............              $1,000                    $1           Book-Entry      January 25, 2037        AAA      Aa1
Class 30-PO.............          $25,000                    $1           Book-Entry      January 25, 2037        AAA      Aaa
Class B-1...............             $25,000                    $1           Book-Entry      January 25, 2037         AA        None
Class B-2...............             $25,000                    $1           Book-Entry      January 25, 2037          A          None
Class B-3...............             $25,000                    $1           Book-Entry      January 25, 2037         BBB      None
Components

Class 1-A-1.............             N/A                    N/A              N/A                       N/A                        N/A      N/A
Class 2-A-1.............             N/A                    N/A              N/A                       N/A                        N/A      N/A
Class 1-A-2.............             N/A                    N/A              N/A                       N/A                        N/A      N/A
Class 2-A-2.............             N/A                    N/A              N/A                       N/A                        N/A      N/A
Class 1-A-3.............             N/A                    N/A              N/A                       N/A                        N/A      N/A
Class 2-A-3.............             N/A                    N/A              N/A                       N/A                        N/A      N/A

                                      S-6

                                       Initial Class
                                        Balance or        Pass-
Class or                         Component     Through
Component                   Balance(1)        Rate                      Principal Types(2)                                 Interest Types(2)
------------------------       -------------           -------              ----------------------------------                ------------------------------------
Class 1-A-4.............     $13,714,000      6.250%      Super Senior Support, Pass-Through               Fixed Rate
Class 2-A-4.............       $2,609,000      6.250%      Super Senior Support, Pass-Through               Fixed Rate
Class 1-30-PO...........     $1,928,877        (14)                           Ratio Strip                                         Principal Only
Class 2-30-PO...........        $265,466        (14)                           Ratio Strip                                         Principal Only

Non-Offered Certificates

Class B-4...............       $1,514,000       6.250%                   Subordinated                                             Fixed Rate
Class B-5...............       $1,178,000       6.250%                   Subordinated                                             Fixed Rate
Class B-6...............       $1,009,912       6.250%                   Subordinated                                             Fixed Rate

                                                                                                                                                                   Initial
                                                                                                                                                                 Rating of
                                                                                                                             Certificates(4)
Class or                        Minimum           Incremental       Certificate     Final Scheduled           ----------------------
Component               Denomination    Denomination         Form        Distribution Date(3)     Fitch   Moody’s
------------------------    -------------------   -------------------    --------------   ---------------------------     -------   -------------

Class 1-A-4.............        N/A                      N/A                    N/A               N/A                             N/A      N/A
Class 2-A-4.............        N/A                      N/A                    N/A               N/A                             N/A      N/A
Class 1-30-PO...........      N/A                      N/A                    N/A               N/A                             N/A      N/A
Class 2-30-PO...........      N/A                      N/A                    N/A               N/A                             N/A      N/A

Non-Offered Certificates

Class B-4...............         N/A                       N/A                    N/A               N/A                             BB        None
Class B-5...............         N/A                       N/A                    N/A               N/A                             B           None
Class B-6...............         N/A                       N/A                    N/A               N/A                             None    None

---------

(1)   Approximate. The initial class balance of the offered certificates may vary by a total of plus or minus 5%.

(2)   See "Description of the Certificates -- Categories of Classes of
       Certificates" in the prospectus for a description of these principal and interest types and see "Description of the Certificates -- Priority of
       Distributions" and "-- Allocation of Losses" in this prospectus supplement for a description of the effects of subordination.

(3)   The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the related loan group or the mortgage pool, as the case may be. The actual final payment on your offered certificates could occur earlier or later than the final scheduled distribution date.

(4)   The offered certificates will not be issued unless they receive at least the ratings set forth in this table. See "Certificate Ratings" in this prospectus supplement.

(5)   The Class CB-IO and Class NC-IO Certificates are interest only certificates, have no class balances and will bear interest on their notional amounts (initially approximately $16,553,726 and $4,429,341, respectively) as described in this prospectus supplement under
       "Description of the Certificates -- Interest."

(6)   The Class A-1 Certificates will be deemed for purposes of distributions of principal and interest to consist of two components: the Class 1-A-1 and
       Class 2-A-1 Components. The components of a class are not severable. The initial class balance of the Class A-1 Certificates will be approximately
       $33,000,000.

(7)   The Class A-2 Certificates will be deemed for purposes of distributions of principal and interest to consist of two components: the Class 1-A-2 and
       Class 2-A-2 Components. The components of a class are not severable. The initial class balance of the Class A-2 Certificates will be approximately
       $75,153,500.

(8)   The Class A-3 Certificates are interest only certificates and will be deemed for purposes of distributions of interest to consist of two components: the Class 1-A-3 and Class 2-A-3 Components. The components of a class are not severable. The initial notional amount of the Class A-3
       Certificates will be approximately $75,153,500.

(9)   The Class A-4 Certificates will be deemed for purposes of distributions of principal and interest to consist of two components: the Class 1-A-4 and
       Class 2-A-4 Components. The components of a class are not severable. The initial class balance of the Class A-4 Certificates will be approximately
       $16,323,000.

(10)  The Class 30-PO Certificates are principal only certificates and will be deemed for purposes of distributions of principal to consist of two components: the Class 1-30-PO and Class 2-30-PO Components. The components of a class are not severable. The initial class balance of the Class 30-PO
        Certificates will be approximately $2,194,343.

                                      S-7

(11)  During the initial interest accrual period, interest will accrue on the
        Class 1-A-2 and Class 2-A-2 Components at the rate of 5.720% per annum.
        During each interest accrual period after the initial, interest will accrue on the Class 1-A-2 and Class 2-A-2 Components at a per annum rate equal to (i) 0.400% plus (ii) one-month LIBOR, determined monthly as set forth under "Description of the Certificates -- LIBOR" in this prospectus supplement, subject to a minimum rate of 0.400% and a maximum rate of
        7.000%.

(12)  The Class 1-A-3 and Class 2-A-3 Components are interest only components, have no principal balance and will bear interest on their notional amounts
        (initially approximately $63,140,500 and $12,013,000, respectively) as described in this prospectus supplement under "Description of the
        Certificates -- Interest."

(13)  During the initial interest accrual period, interest will accrue on the
        Class 1-A-3 and Class 2-A-3 Components at the rate of 1.280% per annum.
        During each interest accrual period after the initial, interest will accrue on the Class 1-A-3 and Class 2-A-3 Components at a per annum rate equal to (i) 6.600% minus (ii) one-month LIBOR, determined monthly as set forth under "Description of the Certificates -- LIBOR" in this prospectus supplement, subject to a minimum rate of 0.000% and a maximum rate of
        6.600%. See "Description of the Certificates -- Interest" in this prospectus supplement.

(14)  The Class 1-30-PO and Class 2-30-PO Components are principal only components and will not be entitled to distributions of interest.

                                      S-8

SUMMARY OF TERMS
---------------------------------

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

Title of Series:   Banc of America Alternative Loan               Closing Date:            On or about December 28, 2006
                            Trust 2006-9, Mortgage                                                                      December 1, 2006
                            Pass-Through Certificates,                             Cut-off Date:
                            Series 2006-9

                                                                                                       Distribution Date:     The 25th day of each month (or, if
Sponsor:           Bank of America, National                                                                   not a business day, the next
                           Association                                                                                           business day) beginning January
                                                                                                                                            25, 2007

Depositor:         Banc of America Mortgage
                            Securities, Inc.

                                                                                                       Determination Date:  The sixteenth day of each month in
Servicer:             Bank of America, National                                                                  which a distribution date occurs
                            Association                                                                                           (or, if not a business day, the
                                                                                                                                             immediately preceding business
Issuing Entity:   Banc of America Alternative Loan                                                   day).
                             Trust 2006-9

Trustee:               Wells Fargo Bank, N.A.                                Record Date:              The last business day of the month
                                                                                                                                             preceding the month in which a
Counterparty:     Bank of America, National                                                                 distribution date occurs.
                              Association

         --------------------------------------------------------------------------------------------------------------------------

The Transaction Parties

      The sponsor originated and currently services the mortgage loans. On the closing date the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement, to be dated the closing date, among the depositor, the servicer and the trustee. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

                                      S-9

      The transfers of the mortgage loans from the sponsor to the depositor to the issuing entity in exchange for the certificates is illustrated below:

                 -----------------
                     Sponsor
                 -----------------
                       |        ^                                 Offered                  -----------------
                       |        |                                 Certificates             Underwriter
                       |        |                        |  ------------------------>     -----------------
    Mortgage  |       |                        |  ------------------------             |       ^
     Loans       |        |                        |    |                                          |       |
                       |        |  Cash             |    | Cash                                |       | Cash
                       |        |                        |    |                    Offered         |       |
                      v       |                        |    |                 Certificates     |       |
                -----------------      -------- |   |                                           |       |
                  Depositor       <-------  |   |                                           |       |
                -----------------                                                                 |       |
                       |       ^                                                                      v       |
    Mortgage |        |                                                                     -------------
     Loans       |        |  All Certificates                                        Investors
                       |        |                                                                    -------------
                      v       |
                -----------------
                   Issuing
                   Entity
                -----------------

The Certificates

      A summary chart of the initial class balances, initial component balances, initial notional amounts, principal types, pass-through rates, interest types, denominations, certificate forms, final scheduled distribution dates and ratings of the certificates is set forth in the table beginning on page S-6.

                                      S-10

      The certificates represent all of the beneficial ownership interest in the trust.

                                                                                                Classifications of Classes of Certificates

Offered Certificates:                                                            1-CB-1, 1-CB-R, CB-IO, 2-NC-1, NC-IO,
                                                                                               A-1, A-2, A-3, A-4, 30-PO, B-1, B-2 and
                                                                                               B-3
Non-Offered Certificates:                                                   B-4, B-5 and B-6
Senior Certificates:                                                              1-CB-1, 1-CB-R, CB-IO, 2-NC-1, NC-IO,
                                                                                               A-1, A-2, A-3, A-4 and 30-PO
Senior Non-PO Certificates:                                               1-CB-1, 1-CB-R, CB-IO, 2-NC-1, NC-IO,
                                                                                               A-1, A-2, A-3 and A-4
Senior Non-PO Components:                                            1-A-1, 1-A-2, 1-A-3, 1-A-4, 2-A-1,
                                                                                                2-A-2, 2-A-3 and 2-A-4
Subordinate Certificates:                                                    B-1, B-2, B-3, B-4, B-5 and B-6
Group 1 Certificates and Components:                             Classes: 1-CB-1, 1-CB-R and CB-IO
                                                                                                Components: 1-A-1, 1-A-2, 1-A-3, 1-A-4
                                                                                               and 1-30-PO
Group 1 Senior Non-PO Certificates                                 Classes: 1-CB-1, 1-CB-R and CB-IO
and Components:                                                                Components: 1-A-1, 1-A-2, 1-A-3 and
                                                                                                1-A-4
Group 2 Certificates and Components:                             Classes: 2-NC-1 and NC-IO
                                                                                                Components: 2-A-1, 2-A-2, 2-A-3, 2-A-4
                                                                                                and 2-30-PO
Group 2 Senior Non-PO Certificates                                 Classes: 2-NC-1 and NC-IO
and Components:                                                                Components: 2-A-1, 2-A-2, 2-A-3 and
                                                                                                2-A-4
Component Certificates:                             A-1, A-2, A-3, A-4 and 30-PO
Components:                                                                        1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-30-PO,
                                                                                                2-A-1, 2-A-2, 2-A-3, 2-A-4 and 2-30-PO
Class A-1 Components:                                                      1-A-1 and 2-A-1
Class A-2 Components:                                                      1-A-2 and 2-A-2
Class A-3 Components:                                                      1-A-3 and 2-A-3
Class A-4 Components:                                                      1-A-4 and 2-A-4
Class 30-PO Components:                                                  1-30-PO and 2-30-PO
Floating Rate Certificates:                                                   A-2
Inverse Floating Rate Certificates:                                     A-3
Interest Only Certificates:                                                   CB-IO, NC-IO and A-3
PO Components:                                                                  1-30-PO and 2-30-PO
Principal Only Certificates:                                                 30-PO
Residual Certificate:                                                             1-CB-R
Super Senior Certificates:                                                    1-CB-1, 2-NC-1, A-1, A-2
Super Senior Components:                                                  1-A-1, 2-A-1, 1-A-2 and 2-A-2
Super Senior Support Components:                                  1-A-4 and 2-A-4

      The senior certificates are divided into two groups. Other than as to certain cross-collateralization payments described under "Description of the
Certificates -- Cross-Collateralization" and the payment of any PO deferred amounts described under "-- Allocation of Losses," the senior certificates and components whose class or component designations begin with "1" or "CB"
correspond to loan group 1 and the senior certificates and components whose class or component designations begin with "2" or "NC" correspond to loan group
2. The subordinate certificates correspond to both loan groups.

                                      S-11

      The total principal balance of the mortgage loans in a loan group is represented by the senior certificates and components indicated in the preceding paragraph and a portion of each class of subordinate certificates. The principal only components will each represent a portion of the principal balance of the discount mortgage loans in the related loan group. Discount mortgage loans are mortgage loans with net mortgage interest rates as of the cut-off date lower than 6.250%. Because each principal only component represents an interest solely in the discount mortgage loans in the related loan group, referred to as the PO portion, only principal payments, including prepayments of principal, and realized losses on the discount mortgage loans in the related loan group will affect the principal only components. The portion of the total principal balance of the mortgage loans in loan group 1 or loan group 2 not represented by the principal only component of such group is the non-PO portion and is represented by the senior certificates and other components of such group, referred to as the senior non-PO certificates and components of such group, and a portion of the subordinate certificates.

      The subordinate certificates are subordinated to the senior certificates for distributions of principal and interest and for allocations of losses on the mortgage loans in both loan groups and each class of subordinate certificates is subordinated to those classes of subordinate certificates higher in order of payment priority for distributions of principal and interest and for allocations of losses on the mortgage loans in both loan groups.

      Only the senior, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement.

      The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. Information provided about the non-offered certificates is included in this prospectus supplement only to aid your understanding of the offered certificates.

Mortgage Pool

      The mortgage pool will consist of a pool (the "Mortgage Pool") of fully-amortizing mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties. The following table shows the loan group names and the related mortgage loans:

              Loan Group                        Related Mortgage Loans
              ----------                        ----------------------
             Loan Group 1                       Group 1 Mortgage Loans
             Loan Group 2                       Group 2 Mortgage Loans

      The tables below indicate the original terms of the mortgage loans next to the row heading "Original Term," any seasoning of the mortgage loans next to the row headings "Remaining Terms to Stated Maturity" and "Number of Months Since
Origination" and the latest maturing mortgage loan next to the row heading
"Latest Maturity Date." The "Loan-to-Value Ratio" of a mortgage loan at origination shown in the tables below is the percentage equal to (i) the principal balance of the mortgage loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the originator at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. The "Credit Scores" shown in the tables below are statistical credit scores obtained by the sponsor in connection with the loan application to help assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax
(Beacon) and TransUnion (Empirica).

      The mortgage pool also includes mortgage loans that (i) have a Borrowers
Protection Plan(R) addendum to the related mortgage note ("BPP Mortgage Loans")
whereby the sponsor agrees to cancel

                                      S-12

(a) certain payments of principal and interest on the mortgage loan for up to twelve months upon the disability or involuntary unemployment of the mortgagor or (b) the outstanding principal balance of the mortgage loan upon the accidental death of the mortgagor; provided that the plan has not been terminated in accordance with its terms, (ii) require only payments of interest for a term specified in the related mortgage note ("Interest Only Mortgage
Loans"), or (iii) are secured by leases on real property meeting the requirements of the prospectus and the pooling agreement. All of the mortgage loans were originated by the sponsor under either the sponsor’s general underwriting standards or "Alternative A" underwriting standards. See "The
Mortgage Loan Programs -- Mortgage Loan Underwriting -- Bank of America General
Underwriting Standards" and "-- Bank of America Alternative Underwriting
Standards" in the prospectus.

      The servicing fees for the mortgage loans are payable out of the interest payments on the mortgage loans, prior to any payments to the trustee or distributions to certificateholders. The servicing fees accrue on the mortgage loans at the servicing fee rate set forth in the tables below. In addition to the servicing fees, the servicer will be entitled to retain as additional servicing compensation (i) any late payment fees, assumption fees and other similar charges, (ii) net income from investment of funds in the servicer custodial account and (iii) any profits from the liquidation of mortgage loans.
See "The Pooling Agreement -- Compensation and Payment of Expenses of the
Servicer and the Trustee" in this prospectus supplement for more information about fees and expenses of the servicer and the trustee.

      The depositor expects the mortgage loans to have the following approximate characteristics:

                                      S-13

           Selected Group 1 Mortgage Loan Data as of December 1, 2006

                                                                                                        Range or Total                  Weighted Average
                                                                                                        --------------------                  --------------------------

Number of Group 1 Mortgage Loans                                                  1,938                                        --
Aggregate Unpaid Principal Balance                                           $282,768,190.72                             --
Unpaid Principal Balance                                                    $15,176.19 to $719,380.09              $145,907.22(1)
Mortgage Interest Rates                                                             5.500% to 8.125%                      6.831%
Servicing Fee Rate                                                                                 0.2500%                                  --
Trustee Fee Rate                                                                                    0.0075%                                  --
Administrative Fee Rate                                                                        0.2575%                                 --
Remaining Terms to Stated Maturity                                        238 to 360 months                    358 months
Original Term                                                                                240 to 360 months                     359 months
Number of Months Since Origination                                          1 to 22 months                           3 months
Original Loan-to-Value Ratio                                                      14.08% to 103.00%                      76.13%
Credit Scores                                                                                        604 to 834                                  714
Latest Maturity Date                                                                     December 1, 2036                           --
Number of Interest Only Mortgage Loans                                               27                                       --
Aggregate Unpaid Principal Balance of Interest
   Only Mortgage Loans                                                                       $6,168,775.00                           --
Unpaid Principal Balance of Interest Only Mortgage
   Loans                                                                                        $54,400.00 to $417,000.00          $228,473.15(1)
Number of Buy-Down Mortgage Loans                                                     0                                        --
Aggregate Unpaid Principal Balance of Buy-Down
   Mortgage Loans                                                                                    $0.00                                       --
Unpaid Principal Balance of Buy-Down Mortgage Loans                 $0.00                                       --
Number of BPP Mortgage Loans                                                             146                                        --
Aggregate Unpaid Principal Balance of BPP Mortgage
   Loans                                                                                               $24,351,602.54                               --
Unpaid Principal Balance of BPP Mortgage Loans          $36,345.79 to $415,862.93                 $166,791.80(1)
Number of Mortgage Loans underwritten using
   "Alternative A" underwriting standards                                                     496                                 --
Aggregate Unpaid Principal Balance of Mortgage
   Loans underwritten using "Alternative A"
   underwriting standards                                                                      $95,995,925.57                           --
Unpaid Principal Balance of Mortgage Loans
   underwritten using "Alternative A" underwriting
   standards                                                                                   $22,509.09 to $573,218.59                 $193,540.17(1)
Number of Mortgage Loans secured by leases on real
   property                                                                                                           18                                     --
Aggregate Unpaid Principal Balance of Mortgage
   Loans secured by leases on real property                                        $1,437,576.93                            --
Unpaid Principal Balance of Mortgage Loans secured
   by leases on real property                                                      $30,749.35 to $174,096.14                $79,865.38(1)
Geographic Concentration of Mortgaged Properties in
Excess of 5.00% of the Aggregate Unpaid Principal Balance
       Florida..................................                                                                         17.63%
       California..............................                                                                        11.14%
       Texas....................................                                                                           9.56%
       North Carolina....................                                                                           5.82%
       Georgia.................................                                                                          5.34%
Maximum Single Five-Digit Zip Code Concentration                                     0.28%

---------

(1) The balance shown is the average unpaid principal balance.

                                      S-14

           Selected Group 2 Mortgage Loan Data as of December 1, 2006

                                                                                                        Range or Total                  Weighted Average
                                                                                                        --------------------                  --------------------------

Number of Group 2 Mortgage Loans                                                    77                                           --
Aggregate Unpaid Principal Balance                                        $53,692,165.40                                  --
Unpaid Principal Balance                                                $419,672.35 to $2,078,119.65            $697,300.85(1)
Mortgage Interest Rate                                                              5.750% to 8.125%                      6.992%
Servicing Fee Rate                                                                              0.2500%                                     --
Trustee Fee Rate                                                                                 0.0075%                                     --
Administrative Fee Rate                                                                     0.2575%                                    --
Remaining Terms to Stated Maturity                                     357 to 360 months                    359 months
Original Term                                                                                   360 months                                   --
Number of Months Since Origination                                        1 to 17 months                      3 months
Original Loan-to-Value Ratio                                                   30.67% to 90.00%                      71.59%
Credit Scores                                                                                     622 to 805                               704
Latest Maturity Date                                                                 December 1, 2036                          --
Number of Interest Only Mortgage Loans                                         1                                          --
Aggregate Unpaid Principal Balance of Interest
   Only Mortgage Loans                                                                  $800,000.00                              --
Unpaid Principal Balance of Interest Only Mortgage
   Loans                                                                                               $800,000.00                             --
Number of Buy-Down Mortgage Loans                                                    0                                  --
Aggregate Unpaid Principal Balance of Buy-Down
   Mortgage Loans                                                                                    $0.00                                --
Unpaid Principal Balance of Buy-Down Mortgage Loans                $0.00                                --
Number of BPP Mortgage Loans                                                               8                                  --
Aggregate Unpaid Principal Balance of BPP Mortgage
   Loans                                                                                              $3,826,040.98                          --
Unpaid Principal Balance of BPP Mortgage Loans          $419,672.35 to $583,032.01       $478,255.12(1)
Number of Mortgage Loans underwritten using
   "Alternative A" underwriting standards                                               66                                --
Aggregate Unpaid Principal Balance of Mortgage
   Loans underwritten using "Alternative A"
   underwriting standards                                                              $45,260,507.19                          --
Unpaid Principal Balance of Mortgage Loans
   underwritten using "Alternative A" underwriting
   standards                                                                             $419,672.35 to $1,998,191.96            $685,765.26(1)
Number of Mortgage Loans secured by leases on real
   property                                                                                                         1                                 --
Aggregate Unpaid Principal Balance of Mortgage
   Loans secured by leases on real property                                   $459,594.14                            --
Unpaid Principal Balance of Mortgage Loans secured
   by leases on real property                                                              $459,594.14                            --
Geographic Concentration of Mortgaged Properties in
Excess of 5.00% of the Aggregate Unpaid Principal
   Balance
       California.............................                                                                  36.55%
       Florida................................                                                                   14.89%
       Missouri...............................                                                                  8.71%
       New York...............................                                                                5.77%
Maximum Single Five-Digit Zip Code Concentration                            4.75%

---------

(1) The balance shown is the average unpaid principal balance.

                                      S-15

          Selected Aggregate Mortgage Loan Data as of December 1, 2006

                                                                                                        Range or Total                  Weighted Average
                                                                                                        --------------------                  --------------------------

Number of Mortgage Loans                                                                  2,015                                       --
Aggregate Unpaid Principal Balance                                          $336,460,356.12                              --
Unpaid Principal Balance                                                      $15,176.19 to $2,078,119.65             $166,977.84(1)
Mortgage Interest Rate                                                                 5.500% to 8.125%                      6.857%
Servicing Fee Rate                                                                                 0.250%                                    --
Trustee Fee Rate                                                                                    0.0075%                                  --
Administrative Fee Rate                                                                       0.2575%                                  --
Remaining Terms to Stated Maturity                                       238 to 360 months                    358 months
Original Term                                                                               240 to 360 months                    359 months
Number of Months Since Origination                                        1 to 22 months                           3 months
Original Loan-to-Value Ratio                                                     14.08% to 103.00%                      75.41%
Credit Scores                                                                                     604 to 834                                  712
Latest Maturity Date                                                                  December 1, 2036                             --
Number of Interest Only Mortgage Loans                                           28                                          --
Aggregate Unpaid Principal Balance of Interest
   Only Mortgage Loans                                                                 $6,968,775.00                                 --
Unpaid Principal Balance of Interest Only Mortgage
   Loans                                                                                    $54,400.00 to $800,000.00             $248,884.82(1)
Number of Buy-Down Mortgage Loans                                                  0                                          --
Aggregate Unpaid Principal Balance of Buy-Down
   Mortgage Loans                                                                                   $0.00                                       --
Unpaid Principal Balance of Buy-Down Mortgage Loans               $0.00                                        --
Number of BPP Mortgage Loans                                                           154                                         --
Aggregate Unpaid Principal Balance of BPP Mortgage
   Loans                                                                                                  $28,177,643.52                           --
Unpaid Principal Balance of BPP Mortgage Loans          $36,345.79 to $583,032.01              $182,971.71(1)
Number of Mortgage Loans underwritten using
   "Alternative A" underwriting standards                                                  562                                  --
Aggregate Unpaid Principal Balance of Mortgage
   Loans underwritten using "Alternative A"

   underwriting standards                                                                    $141,256,432.76                         --
Unpaid Principal Balance of Mortgage Loans
   underwritten using "Alternative A" underwriting
   standards                                                                                    $22,509.09 to $1,998,191.96        $251,345.97(1)
Number of Mortgage Loans secured by leases on real
   property                                                                                                              19                                --
Aggregate Unpaid Principal Balance of Mortgage
   Loans secured by leases on real property                                           $1,897,171.07                       --
Unpaid Principal Balance of Mortgage Loans secured

   by leases on real property                                                           $30,749.35 to $459,594.14          $99,851.11(1)
Geographic Concentration of Mortgaged Properties in
Excess of 5.00% of the Aggregate Unpaid Principal
   Balance
       Florida................................                                                                           17.20%
       California.............................                                                                         15.20%
       Texas..................................                                                                             8.43%
       North Carolina.........................                                                                      5.13%
Maximum Single Five-Digit Zip Code Concentration                                     0.76%

---------

(1) The balance shown is the average unpaid principal balance.

                                      S-16

      The characteristics of the loan groups may change because:

      o     Before the closing date, the depositor may remove mortgage loans from a loan group. The depositor also may substitute new mortgage loans for mortgage loans in a loan group prior to the closing date.

      o     After the certificates are issued, mortgage loans in a loan group may be removed from the trust because of repurchases by the depositor for breaches of representations or failure to deliver required documents. Under certain circumstances and generally only during the two-year period following the closing date, the depositor may instead make substitutions for these mortgage loans.

      See "The Pooling Agreement -- Repurchases of Mortgage Loans" in the
prospectus for a discussion of the circumstances under which the depositor is required to repurchase or substitute for mortgage loans. These removals and/or substitutions may result in changes in the loan group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

      Additional information on the mortgage pool and each loan group is set forth in the tables in Appendix A to this prospectus supplement and information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the trust’s monthly distribution reports on Form 10-D.
See "Reports to Certificateholders" in this prospectus supplement.

Optional Termination

      At its option, the depositor may, subject to certain conditions, purchase all remaining mortgage loans in the trust on any distribution date on which the aggregate stated principal balance of the mortgage loans is less than 10% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date.

      See "The Pooling Agreement -- Termination; Optional Purchase of Mortgage
Loans" in the prospectus.

      If the depositor exercises its right to repurchase all of the mortgage loans, the certificates outstanding at that time will be retired earlier than would otherwise be the case.

      See "Prepayment and Yield Considerations" in this prospectus supplement.

Priority of Distributions

      Distributions on each group of senior certificates and components (except to the extent of cross-collateralization payments and PO deferred amounts) and on the subordinate certificates will be made on each distribution date from the collections on the mortgage loans in the related loan group, in the case of the senior certificates and components, or both loan groups, in the case of the subordinate certificates, less certain expenses (such as servicing fees, reimbursements for advances made by the servicer and payment of other expenses and indemnities described in this prospectus supplement) in the following order of priority:

                                      S-17

      ------------------------------------------------------------------------------------
            first, to the trustee to pay trustee fees relating to the
                                   loan group;
      ------------------------------------------------------------------------------------
                                                   |
                                                   |
                                                  V
      ------------------------------------------------------------------------------------
            second, to the senior certificates and components of the
          related group entitled to receive interest, to pay interest;
      ------------------------------------------------------------------------------------
                                                   |
                                                   |
                                                  V
      ------------------------------------------------------------------------------------
             third, to the senior certificates and components of the
               related group entitled to receive principal, to pay
                                   principal;
      -------------------------------------------------------------------------------------
                                                   |
                                                   |
                                                  V
      --------------------------------------------------------------------------------------
             fourth, to the principal only component of the related
            group, if any, to pay any applicable PO deferred amounts,
           but only from amounts that would otherwise be distributable on such distribution date as principal of the subordinate
                                  certificates;
      --------------------------------------------------------------------------------------
                                                   |
                                                   |
                                                  V
      ---------------------------------------------------------------------------------------
            fifth, from the collections for both loan groups, to each
           class of subordinate certificates, subject to any payments described under "Descriptions of the Certificates -- Cross
            Collateralization," first to pay interest and then to pay
              principal sequentially to the classes of subordinate
           certificates, in numerical order, beginning with the Class
                              B-1 Certificates; and
      ----------------------------------------------------------------------------------------
                                                  |
                                                  |
                                                 V
      ----------------------------------------------------------------------------------------
              sixth, to the Class 1-CB-R Certificate, any remaining
                                    amounts.
      -----------------------------------------------------------------------------------------

      The source of the distributions to certificateholders is more fully described under "Description of the Certificates -- Pool Distribution Amount" in
this prospectus supplement. The amount of interest and principal distributions on each class of certificates is more fully described under "Description of the
Certificates -- Interest" and "-- Principal" in this prospectus supplement.

Interest Distributions

      The amount of interest that will accrue on each interest-bearing class of certificates or, in the case of the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates, each applicable component, during each interest accrual period equals:

      o     one-twelfth of the pass-through rate for that class or component (as described in the table beginning on page S-6 of this prospectus supplement) multiplied by the class balance, component balance or notional amount of the certificate or component on the distribution date, minus

      o     the class’ or component’s share of certain interest shortfalls arising from the timing of prepayments on the mortgage loans and interest limitations applicable to certain military or

                                      S-18

            similar personnel and the class’ or component’s share of interest losses, as described under "The Pooling Agreement -- Compensating
            Interest" and "Description of the Certificates -- Interest" in this prospectus supplement.

      The Class 30-PO Certificates are principal only certificates and are not entitled to distributions of interest.

      See "Description of the Certificates -- Distributions" and "-- Interest"
in this prospectus supplement.

Principal Distributions

      Principal received or advanced on the mortgage loans generally will be allocated between the applicable senior certificates and the subordinate certificates as described below under "-- Credit Support -- Shifting Interest in
Prepayments."

      On each distribution date on which the subordinate certificates are outstanding, the portion of principal received or advanced on the mortgage loans in each loan group allocated to the related senior non-PO certificates and components will be distributed among the senior non-PO certificates and components of the group as described in "Description of the Certificates --
Principal -- Senior Principal Distribution Amount" in this prospectus supplement. However, if the subordinate certificates are no longer outstanding, each class and component of a group that are senior non-PO certificates and components will generally receive principal pro rata according to its class balance or component balance. The Class 30-PO Certificates will generally receive principal as described in "Description of the Certificates --
Principal-- PO Principal Distribution Amount" in this prospectus supplement.

      The Class CB-IO, Class NC-IO and Class A-3 Certificates are interest only certificates and are not entitled to distributions of principal.

      See "Description of the Certificates -- Priority of Distributions" and "--
Principal" in this prospectus supplement.

                                      S-19

Credit Support

      Credit support for the offered certificates is provided by subordination as follows:

                  Subordination of Subordinate Certificates(1)

         -------------------------------------------------------------------
         Priority of    |           Senior                           |       ^
           Payment    |    (Credit Support 5.15%)     |        |
         ----------------|------------------------------------ |        |
                  |            |           Class B-1                     |        |
                  |            |    (Credit Support 2.60%)    |        |
                  |            | ----------------------------------- |       |
                  |            |           Class B-2                     |       |
                  |            |    (Credit Support 1.75%)    |       |
                  |            | ----------------------------------- |       |
                  |            |           Class B-3                     |       |
                  |            |    (Credit Support 1.10%)    |       |
                  |            | ----------------------------------- |       |
                  |            |           Class B-4                     |       |
                  |            |    (Credit Support 0.65%)    |       |
                  |            | ----------------------------------- |       |
                  |            |           Class B-5                     |       |
                  |            |    (Credit Support 0.30%)    |
                 v           | ----------------------------------- |------------------------
                               |           Class B-6                    |   Order of
                               |    (Credit Support 0.00%)    | Loss Allocation
         ------------------------------------------------------------------------------

---------

(1)   The credit support percentages set forth in this chart show the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.

      See "Description of the Certificates -- Priority of Distributions" and "--
Allocation of Losses" in this prospectus supplement.

      Under certain circumstances, certain principal payments on the mortgage loans in a loan group otherwise distributable to the subordinate certificates may be allocated to the unrelated group of senior non-PO certificates and components as discussed in "Description of the Certificates --
Cross-Collateralization" in this prospectus supplement.

      After the subordinate certificates are no longer outstanding, any principal losses allocated to a class of super senior certificates or a super senior component will be borne by the related super senior support component, for so long as the related super senior support component has a component balance greater than zero.

      Shifting Interest in Prepayments

      Additional credit enhancement is provided by the allocation, subject to certain exceptions, of the applicable non-PO percentage of principal prepayments and certain liquidation proceeds on the mortgage loans in a loan group to the senior non-PO certificates and components of the related group during the first five years after the closing date. In addition, a reduced, but still disproportionately large, allocation of these principal collections to those senior certificates and components will occur during the sixth through ninth years following the closing date. This disproportionate allocation of the applicable non-PO percentage of prepayments and certain liquidation proceeds on the mortgage loans in a loan group will accelerate the amortization of the senior non-PO certificates and components of the related group relative to the amortization of the subordinate certificates. As a result, it is more likely that the credit support

                                      S-20

percentage for the senior certificates and components of a group will be maintained and may be increased during the first nine years.

      See "Description of the Certificates -- Principal" in this prospectus supplement.

Prepayment and Yield Considerations

      The yield to maturity on your offered certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the mortgage loans in the related loan group or loan groups. As a result, your yield may fluctuate significantly.

      o     In general, if you purchased your offered certificates at a premium or if you purchased an interest only certificate (which has no class balance) and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than
             anticipated.

      o     Conversely, if you purchased your offered certificates at a discount or if you purchased a principal only certificate and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

      Because each principal only component represents only the right to receive a portion of the principal received with respect to the discount mortgage loans in the related loan group, the yield to maturity on the Class 30-PO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the discount mortgage loans in both loan groups.

      Because the interest accrued on each distribution date on the Class CB-IO and Class NC-IO Certificates will be based on the aggregate stated principal balances of the premium mortgage loans in the related loan group multiplied by a fraction, the numerator of which is equal to the weighted average of the net mortgage interest rates of the premium mortgage loans in the related loan group minus 6.250% and the denominator of which is equal to 6.250%, the yield to maturity on the interest only certificates will be extremely sensitive to the rate and timing of principal payments on the premium mortgage loans in the applicable loan group, particularly the premium mortgage loans with higher mortgage interest rates. The mortgage loans in each loan group that are not discount mortgage loans are premium mortgage loans.

      Because a super senior support component will bear principal losses allocated to the related class of super senior certificates and super senior components, as well as its own share of principal losses, once the subordinate certificates are no longer outstanding, the yield to maturity of the Class A-4
Certificates comprised of the super senior support components will be more sensitive to the amount and timing of losses on the mortgage loans in both loan groups than the classes of super senior certificates and classes comprised of super senior components. See "Description of the Certificates -- Allocation of
Losses" in this prospectus supplement.

      The yield to maturity on the floating rate certificates will be sensitive to changes in the rate of one-month LIBOR. The yield to maturity on the inverse floating rate certificates will be extremely sensitive to changes in the rate of one-month LIBOR. In the case of the inverse floating rate certificates, increases in one-month LIBOR may result in a lower yield than you expected or a negative yield. In particular, if you are purchasing the inverse floating rate certificates, which are also interest only certificates, you should consider the risk that high constant rates of one-month LIBOR combined with high constant prepayment rates on the related mortgage loans may result in the failure to recover your initial investment.

      The yield to maturity of the Class B-1, Class B-2 and Class B-3
Certificates will be increasingly sensitive to the amounts and timing of losses on the mortgage loans due to the fact that, once the total class balance of the more junior classes of subordinate certificates has been reduced to zero, all losses will

                                      S-21

be allocated to the Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the class balance of each class has been reduced to zero.

      Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the offered certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your offered certificates.

      See "Prepayment and Yield Considerations" in this prospectus supplement and in the prospectus.

                                      S-22

                                   Weighted Average Life (in years)(1)

                                                                                                          PPC(2)
                                                       ------------------------------------------------------------------
Class                                              0%          50%            100%          150%           200%
------------------------------------------------------------------------------------------------------------
Class 1-CB-1...........................   19.75         8.36              4.64             3.04            2.18
Class 1-CB-R..........................     0.08         0.08              0.08             0.08           0.08
Class CB-IO............................   20.03         8.68              4.97            3.36            2.50
Class 2-NC-1...........................  19.90          8.39              4.65            3.04           2.18
Class NC-IO............................  20.10          8.69              4.97            3.36           2.50
Class A-1.................................  19.77         8.37              4.65            3.04           2.18
Class A-2.................................  19.77         8.37              4.65            3.04           2.18
Class A-3.................................  19.77         8.37              4.65            3.04           2.18
Class A-4.................................  19.77         8.37              4.65            3.04           2.18
Class 30-PO.............................  19.19         8.47              4.89            3.32           2.48
Class B-1.................................   19.75      13.23             10.46            9.07           8.23
Class B-2.................................   19.79      13.23             10.46            9.07           8.23
Class B-3.................................   19.79      13.23             10.46            9.07           8.23

---------

(1)   Determined as described under "Prepayment and Yield Considerations" in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of offered certificates are likely to differ from those shown, perhaps significantly.

(2)   "PPC" is an abbreviation for prepayment curve. The prepayment curve is described under "Prepayment and Yield Considerations -- Weighted Average
       Lives of the Offered Certificates" in this prospectus supplement.

Federal Income Tax Consequences

      The issuing entity of your certificates is a New York common law trust.
For federal income tax purposes, elections will be made to treat this trust as multiple "real estate mortgage investment conduits" or "REMICs" in a tiered structure.

      o     The certificates (other than the Class A-1, Class A-2, Class A-3,
             Class A-4, Class 30-PO and Class 1-CB-R Certificates) and each component will constitute "regular interests" in a REMIC and will be treated as debt instruments for federal income tax purposes.

      o     The Class 1-CB-R Certificate will constitute the sole "residual interest" in each REMIC.

      Interest on the certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

      The interest only and principal only certificates will, and certain other classes may, be issued with original issue discount for federal income tax purposes. If you hold a certificate of one of these classes, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of when you receive the cash related to the original issue discount.

      The holder of the Class 1-CB-R Certificate will be required to report as ordinary income or loss the net income or the net loss of each REMIC and will be required to fund tax liabilities relating to any of this net income although no cash distributions are expected to be made to the Class 1-CB-R Certificate other than the distribution of its class balance and interest on that balance.

      See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                      S-23

Legal Investment

      Prospective purchasers, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal, tax, financial and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

      o     The senior certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the
             Secondary Mortgage Market Enhancement Act of 1984, as amended, or
             "SMMEA," so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

      o     The Class B-2 and Class B-3 Certificates will not constitute
             "mortgage related securities" under SMMEA.

      See "Legal Investment" in the prospectus.

ERISA Considerations

      If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, or "ERISA,"
the Internal Revenue Code of 1986, as amended, or the "Code," or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or a similar law.

      Subject to the considerations and conditions described under "ERISA
Considerations" in this prospectus supplement, it is expected that the offered senior certificates (other than the Class 1-CB-R and Class A-4 Certificates) may be purchased by benefit plans. The Class 1-CB-R Certificate may not be acquired by benefit plans and the Class A-4 Certificates and the offered subordinate certificates may not be acquired by benefit plans except under certain conditions.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Affiliations

      Bank of America, National Association, which is the sponsor and the originator and servicer of the mortgage loans, is the direct parent of the depositor and is an affiliate of the underwriter. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

                                      S-24

RISK FACTORS
------------

      o     The risk factors discussed below and under the heading "Risk
              Factors" in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

      o     The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

      o     The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

      o     You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such offered certificates.

The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on
 the Offered Certificates

      Because principal payments on the mortgage loans in a loan group will be distributed currently on the senior certificates and components in the related group and the subordinate certificates, the rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i)
the rate and timing of payments of principal on the applicable mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on the applicable mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time without penalty. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment"
includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

      The rate of principal payments on the mortgage loans will be affected by the following:

      o     the amortization schedules of the mortgage loans;

      o     the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

      o     liquidations of the properties that secure defaulted mortgage loans;

      o     repurchases of mortgage loans by the depositor as a result of defective documentation or breaches of representations or
             warranties;

      o     the exercise of due-on-sale clauses by the servicer in connection with transfers of mortgaged properties;

      o     the optional repurchase of all the mortgage loans by the depositor to effect a termination of the trust when the aggregate stated
             principal balance of the mortgage loans is less than 10% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date; and

                                      S-25

      o     general and targeted solicitations for refinancing by mortgage originators (including the sponsor).

      The rate of principal payments on the mortgage loans will depend greatly on the level of mortgage interest rates:

      o     If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to increase.

      o     Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to decrease.

      If you are purchasing offered certificates at a discount, or if you are purchasing principal only certificates, you should consider the risk that if principal payments on the mortgage loans in the related loan group or loan groups, or, in the case of the Class 30-PO Certificates, the discount mortgage loans, occur at a rate slower than you expected, your yield will be lower than you expected. See "Prepayment and Yield Considerations--Yield on the Class 30-PO
Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the principal only certificates. See
Appendix D for a table demonstrating the particular sensitivity of the principal only certificates to the rate of prepayments on the discount mortgage.

      If you are purchasing offered certificates at a premium, or if you are purchasing interest only certificates (which have no class balance), you should consider the risk that if principal payments on the mortgage loans in the related loan group or loan groups or, in the case of the Class CB-IO and Class
NC-IO Certificates, the premium mortgage loans in the related loan group, occur at a rate faster than you expected, your yield may be lower than you expected.
If you are purchasing Class CB-IO or Class NC-IO Certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans in the related loan group could result in your failure to recover your initial investment. See "Prepayment and Yield Considerations -- Yield on
the Inverse Floating Rate Certificates" and "-- Yield on the Class CB-IO and
Class NC-IO Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class A-3, Class CB-IO and Class NC-IO Certificates. See Appendix D for tables demonstrating the particular sensitivities of the Class CB-IO, Class NC-IO and Class A-3
Certificates to the rate of prepayments on the applicable mortgage loans in the related loan group or loan groups.

      If you are purchasing the inverse floating rate certificates (i.e., the
Class A-3 Certificates), you should also consider the risk that a high rate of one-month LIBOR may result in a lower actual yield than you expected or a negative yield. Because the inverse floating rate certificates are also interest only certificates, the yield on the inverse floating rate certificates will also be highly sensitive to the rate of principal payment on the mortgage loans in either loan group. In particular, if you are purchasing the inverse floating rate certificates, which are also interest only certificates, you should consider the risk that high constant rates of one-month LIBOR or high constant prepayment rates on the mortgage loans in either loan group may result in the failure to recover your initial investment. See "Prepayment and Yield
Considerations -- Yield on the Inverse Floating Rate Certificates" in this prospectus supplement for a more detailed description of the risks associated with the purchase of the inverse floating rate certificates, and Appendix D for a table demonstrating the particular sensitivity of the inverse floating rate certificates to the rate of prepayments on the mortgage loans in either loan group and to the rate of one-month LIBOR.

      You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing offered certificates.

                                      S-26

      As described in this prospectus supplement under "Description of the
Certificates -- Principal," the senior prepayment percentage for a loan group of the applicable non-PO percentage of principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of senior non-PO certificates and components of the related group that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionately high percentage) of those principal prepayments being distributed to the senior non-PO certificates and components of that group and none (or a disproportionately low percentage) of those principal prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

      The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

      Delinquencies on the mortgage loans in a loan group that are not advanced by or on behalf of the servicer (because the servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the senior certificates of the related group, the component certificates and the subordinate certificates. The servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the mortgage loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the subordinate certificates (in reverse order of payment priority), and then by the senior certificates and components of the group.

      Net interest shortfalls will adversely affect the yields on the offered certificates. In addition, the non-PO percentage of the principal portion of realized losses generally will be borne by the subordinate certificates, as described in this prospectus supplement under "Description of the Certificates
-- Allocation of Losses." As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the applicable mortgage loans in the related loan group or loan groups.

Mortgage Loans Paying Interest Only During the First Ten or Fifteen Years May
 Have a Higher Risk of Default or Rates of Prepayment

      Certain of the mortgage loans have an initial interest only period of up to fifteen years after the date of origination. During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

      After the initial interest only period, payments on a mortgage loan with an interest only period will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default or prepayment under the related mortgage loan. In underwriting mortgage loans with interest only periods, the sponsor generally

                                      S-27

does not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period.
These losses will be allocated to the certificates.

      The performance of mortgage loans with an interest only period may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

Alternative Underwriting Standards May Increase Risk of Loss

      The following chart lists the expected approximate percentage of mortgage loans in each loan group and the mortgage pool (in each case, by aggregate stated principal balance as of the cut-off date) originated using the sponsor’s
"Alternative A" underwriting standards:

       Loan Group 1   Loan Group 2  Mortgage Pool
       ------------------   ------------------  --------------------
          33.95%                  84.30%           41.98%

      See "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Bank of
America Alternative Underwriting Standards" in the prospectus. These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the sponsor. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the sponsor’s general underwriting standards.

The Rate of Default on Mortgage Loans that Are Secured by Investor Properties
 May be Higher than on Other Mortgage Loans

      The following chart lists the expected approximate percentage of mortgage loans in each loan group and the mortgage pool (in each case, by aggregate stated principal balance as of the cut-off date) secured by investor properties:

       Loan Group 1   Loan Group 2  Mortgage Pool
       ------------------   ------------------  --------------------
          32.97%                10.86%               29.44%

      An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

                                      S-28

There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage
 Loans

      At the time of origination of certain of the mortgage loans, a lender other than the sponsor may have originated a second lien mortgage loan. Mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor’s debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors.
You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Credit Scores May Not Accurately Predict the Likelihood of Default

      The sponsor generally uses credit scores as part of its underwriting process. The tables in Appendix A show credit scores for the mortgagors obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. Neither the depositor nor the sponsor makes any representations or warranties as to any borrower’s current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Subordination of Super Senior Support Components and Subordinate Certificates
 Increases Risk of Loss

      Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

      o     The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinated to the rights of the senior certificates and each class of subordinate certificates higher in order of payment priority. For example, the
              Class B-2 Certificates will not receive principal or interest on a distribution date until the senior certificates and Class B-1
              Certificates have received the amounts to which they are entitled on that distribution date.

      o     The non-PO percentage of losses that are realized on the mortgage loans will be allocated to the subordinate certificates beginning with the Class B-6 Certificates then to the Class B-5 Certificates and so on, in reverse order of payment priority, until the outstanding class balances of the subordinate certificates have been reduced to zero.

      o     The principal only components will be entitled to reimbursement for certain losses allocated to them from amounts otherwise
              distributable as principal on the subordinate certificates in reverse order of payment priority regardless of the loan group from which such payments are received.

      Certificateholders of the Class A-4 Certificates which are comprised of super senior support components should consider the risk that after the subordinate certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans in a loan group that are allocated to the class of

                                      S-29

super senior certificates or super senior components of the related group will be borne by the related super senior support component, rather than such class of super senior certificates or super senior components, for so long as the related super senior support component has a component balance greater than zero.

      For a more detailed description of the subordination feature of the subordinate certificates, see "Description of the Certificates -- Allocation of
Losses" and "-- Cross-Collateralization" in this prospectus supplement.

Subordinate Certificates Provide Subordination for Both Groups

      Because the subordinate certificates provide credit support for both groups, the outstanding class balances of the subordinate certificates could be reduced to zero as a result of a disproportionate amount of principal losses on the mortgage loans in one loan group. Therefore, losses on the mortgage loans in one loan group will reduce the subordination provided by the subordinate certificates to the other group of senior certificates and components and increase the likelihood that losses may be allocated to the other group of senior certificates and components. See "Description of the Certificates --
Allocation of Losses" in this prospectus supplement.

      Under certain circumstances, principal otherwise payable to the subordinate certificates will be paid to the senior non-PO certificates and components as described under "Description of the Certificates --
Cross-Collateralization" in this prospectus supplement.

High Balance Loans May Increase Risk of Loss on Certificates

      Mortgage loans with large balances relative to the class balances of the classes of subordinate certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the class balance of one or more of such classes. In the event such mortgage loans are discount mortgage loans, a realized loss may have a similar impact on the Class
30-PO Certificates.

      In addition, any realized loss that reduces the class balances of the subordinate certificates decreases the subordination provided to the senior certificates and increases the risk that the senior non-PO certificates will have to bear realized losses in the future and the Class 30-PO Certificates will not be reimbursed for principal losses.

      The current principal balances of the mortgage loans and the percentages they represent of the mortgage pool and each loan group are specified in
Appendix A.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models

      The decrement tables set forth in Appendix B and the sensitivity tables set forth in Appendix D have been prepared on the basis of the modeling assumptions described under "Prepayment and Yield Considerations -- Assumptions
Relating to Tables." There will likely be discrepancies between the characteristics of the actual mortgage loans included in each loan group and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amounts)
outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in a loan group have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance or notional amount of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables.

                                      S-30

      The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust.
It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of SDA and PPC and the loss severity percentages shown in the Appendices are for illustrative purposes only. For a description of SDA and PPC, see "Prepayment and Yield
Considerations" in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables in
Appendix B. Further, because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity of the Class CB-IO, Class NC-IO, Class
A-3, Class 30-PO, Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D.

Geographic Concentration May Increase Risk of Loss Due to Adverse Economic
 Conditions or Natural Disasters

      At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, certain states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations. The following chart lists the states with expected concentrations of mortgaged properties in excess of 10% in any loan group and in the mortgage pool (in each case, by aggregate stated principal balance as of the cut-off date):

 Loan Group 1        Loan Group 2        Mortgage Pool
 ------------------        ------------------        ---------------------
   Florida                   California                   Florida
  California               Florida                        California

      Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely affect the yield to maturity of the offered certificates.

Residential Real Estate Values May Fluctuate and Adversely Affect Your
 Investment

      There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the tables in Appendix A might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the

                                      S-31

mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor’s prior securitizations involving the depositor.

      In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Tax Consequences of Residual Certificate

      o     The Class 1-CB-R Certificate will be the sole "residual interest" in each REMIC for federal income tax purposes.

      o     The holder of the Class 1-CB-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made on the Class 1-CB-R
              Certificate other than the distribution of its class balance and interest on that balance.

      o     Under current law, the holder of the Class 1-CB-R Certificate must account separately for its interest in each REMIC, and may not offset income from one REMIC with deductions from another REMIC.

      o     Treasury regulations require a seller of the Class 1-CB-R
              Certificate either to pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

      o     Due to its tax consequences, the Class 1-CB-R Certificate will be subject to restrictions on transfer that affect its liquidity. In addition, the Class 1-CB-R Certificate may not be acquired by benefit plans.

      See "Description of the Certificates -- Restrictions on Transfer of the
Class 1-CB-R Certificate," "Prepayment and Yield Considerations -- Yield on the
Class 1-CB-R Certificate," "ERISA Considerations" and "Federal Income Tax
Consequences" in this prospectus supplement.

United States Military Operations May Increase Risk of Relief Act Shortfalls

      As a result of military operations in Afghanistan and Iraq, the United
States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the mortgage loans in the trust, which will be borne by all interest-bearing classes of certificates and components as described herein. Neither the sponsor nor the depositor has taken any action to determine whether any of the mortgage loans would be affected by these interest rate limitations. See "Description of the
Certificates -- Interest" in this prospectus supplement

                                      S-32

and "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief
Act and Similar Laws" in the prospectus.

                                      S-33

THE MORTGAGE POOL
---------------------------------

      The descriptions of the Mortgage Loans and the Mortgaged Properties below and in Appendix A are based upon the expected characteristics of the Mortgage
Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off
Date. Prior to the Closing Date, Mortgage Loans may be removed from the loan groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the loan groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below and in Appendix A to percentages of the Mortgage Loans in a loan group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in the loan group as of the Cut-off Date and references below to percentages of all Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in both loan groups as of the Cut-off Date.

      The Mortgage Pool has been divided into two loan groups as described under
"Summary of Terms -- Mortgage Pool." Each Mortgage Loan in the Mortgage Pool
will be fully amortized by its maturity.

      The Mortgage Loans were selected by the Sponsor, with advice from Banc of
America Securities LLC (the "Underwriter") as to the characteristics of the
Mortgage Loans in each loan group that will optimize marketability of the
Certificates, from the Sponsor’s portfolio of first lien, closed-end, fixed-rate mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the credit support percentages listed under "Summary of
Terms -- Credit Support."

      The Mortgage Loans in loan group 1 will have maximum Stated Principal
Balances at origination no greater than the amounts set forth below:

Mortgage Loans     Contiguous United States     Alaska and Hawaii
----------------------     -----------------------------------     -------------------------

One-Family                              $417,000                            $625,500

Two-Family                             $533,850                             $800,775

Three-Family                           $645,300                             $967,950

Four-Family                             $801,950                          $1,202,925

      The Mortgage Pool consists of Mortgage Loans originated by the Sponsor.
For a description of the underwriting standards generally applicable to the
Mortgage Loans, see "The Mortgage Loan Programs -- Mortgage Loan Underwriting --
Bank of America General Underwriting Standards" and "-- Bank of America
Alternative Underwriting Standards" in the prospectus. The Mortgage Loans will be sold by the Sponsor to the Depositor on the Closing Date by a mortgage loan purchase agreement between the Sponsor and the Depositor (the "Mortgage Loan
Purchase Agreement"). The representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement will provide the basis for the Depositor’s representations and warranties made in the Pooling Agreement regarding to the
Mortgage Loans. See "The Mortgage Loan Programs -- Representations and
Warranties" in the prospectus. In addition, the Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the Sponsor for the failure by the Sponsor to deliver the Mortgage Loan documentation required to be delivered to the Trustee or a custodian under the Pooling Agreement.

                                      S-34

      As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage
Loan has been more than 30 days delinquent more than twice during the preceding twelve months. As of the Cut-off Date, none of the Mortgage Loans were Buy-Down
Loans subject to Buy-Down Funds.

      As of the Cut-off Date, no Mortgage Loan had a Loan-to-Value Ratio of more than 103.00%. For more information on the Loan-to-Value Ratios of the Mortgage
Loans, see the Original Loan-to-Value Ratios tables in Appendix A. Subject to minor exceptions permitted in the Sponsor’s discretion, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% generally will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac. No primary mortgage insurance coverage will be required for any Mortgage Loan after the date on which the related Loan-to-Value
Ratio is less than 80%. You should note, however, that a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by the policy if the mortgagor obtains an appraisal after origination indicating the Loan-to-Value Ratio at the time of that appraisal is less than 80%.

THE SPONSOR
---------------------

      The Sponsor, Bank of America, National Association ("Bank of America"), is
an indirect wholly-owned subsidiary of Bank of America Corporation.

      See "The Sponsor," "The Mortgage Loan Programs," "Servicing of the
Mortgage Loans" and "The Pooling Agreement" in the prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the Mortgage Loans and its material roles and duties in this securitization.

STATIC POOL INFORMATION
-------------------------------------------

      Information concerning the Sponsor’s prior residential mortgage loan securitizations involving both fixed-rate first lien mortgage loans underwritten in accordance with the Sponsor’s general underwriting standards described in the prospectus under "The Mortgage Loan Programs -- Mortgage Loan Underwriting --
Bank of America General Underwriting Standards" and first lien mortgage loans underwritten in accordance with the Sponsor’s alternative underwriting standards described in the prospectus under "The Mortgage Loan Programs -- Mortgage Loan
Underwriting -- Bank of America Alternative Underwriting Standards," and, in
each case, issued by the Depositor or the Depositor’s predecessor is available on the internet at http://www.bofa.com/boams. Although those securitizations involve the most comparable type of mortgage loans to the type of Mortgage Loans contained in the Mortgage Pool, the Sponsor also maintains on that website, for the information of investors, statistical data concerning the Sponsor’s prior residential mortgage loan securitizations involving either fixed-rate first lien mortgage loans or adjustable-rate first lien mortgage loans underwritten in accordance with the Sponsor’s general underwriting standards issued by the
Depositor or the Depositor’s predecessor.

      Without charge or registration, investors can view on this website the following information for each of those securitizations:

      o     summary initial pool information; and

      o     delinquency, cumulative loss, and prepayment information as of each distribution date for the five years preceding the date of first use of this prospectus supplement.

                                      S-35

      In the event any changes or updates are made to the information available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor. The
Depositor’s address is 214 North Tryon Street, Mail Code NC1-027-22-02,
Charlotte, North Carolina 28255. Its telephone number is 704-387-8239.

      The static pool data available on the Sponsor’s website relating to any of the Sponsor’s mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor’s registration statement.

      This static pool data may have been influenced in the past by factors beyond the Sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

THE DEPOSITOR
------------------------

      The Depositor was incorporated in the State of Delaware on November 26,
2002 under the name "BA Residential Securities, Inc." and filed a Certificate of
Amendment of Certificate of Incorporation changing its name to "Banc of America
Mortgage Securities, Inc." on December 4, 2002. The Depositor is a direct, wholly-owned subsidiary of the Sponsor. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities. The Depositor will have limited obligations and rights under the Pooling Agreement after the Closing Date, including, but not limited to, repurchasing or substituting Mortgage Loans due to breaches of representations and warranties or, in the circumstances described in the prospectus under "The Pooling Agreement -- Termination; Optional Purchase of
Mortgage Loans," repurchasing all of the Mortgage Loans.

      The Depositor maintains its principal executive office at 214 North Tryon
Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255. Its telephone number is 704-387-8239.

THE ISSUING ENTITY
-------------------------------

      The Issuing Entity will be a New York common law trust (the "Trust"), formed on the Closing Date pursuant to the Pooling Agreement. The Mortgage Loans will be deposited by the Depositor into the Trust under the Pooling Agreement as described in the prospectus under "The Pooling Agreement -- Assignment of
Mortgage Loans." The Trust will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Trust will be December
31 of each year.

      The Trust will be administered by the Trustee pursuant to the terms of the
Pooling Agreement as described under "The Pooling Agreement -- The Trustee" in the prospectus. The Trustee, on behalf of the Trust, is only permitted to take the actions specifically provided in the Pooling Agreement. Under the Pooling
Agreement, the Trustee on behalf of the Trust will not have the power to issue additional certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity.

      The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of the
Sponsor or the Depositor, the transfer of the Mortgage Loans to the Trust may be challenged. See "Risk Factors -- Special Powers of the FDIC in the Event of

                                      S-36

Insolvency of the Sponsor Could Delay or Reduce Distributions on the
Certificates" and "-- Insolvency of the Depositor May Delay or Reduce
Collections on Mortgage Loans" in the prospectus.

THE TRUSTEE
--------------------

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as
Trustee and custodian under the Pooling Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo &
Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December
31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the
United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Servicer, the
Counterparty and the Underwriter may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains its principal corporate trust offices located at 9062 Old Annapolis
Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479 (together, the "Corporate Trust Office"). The
Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located.

      In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

      Wells Fargo Bank has provided corporate trust services since 1934. As of
June 30, 2006, Wells Fargo Bank acts as trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30,
2006, Wells Fargo Bank was acting as trustee on more than 1,230 series of residential mortgage-backed securities with an aggregate principal balance of approximately $282,142,062,265.

      Under the terms of the Pooling Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.
The Trustee does not independently verify the information received from the
Servicer that it uses for these calculations nor does it monitor access to and activity in the Servicer Custodial Account, compliance with covenants in the
Pooling Agreement or the basis for the addition, substitution or removal of
Mortgage Loans from the Mortgage Pool. As securities administrator, the Trustee is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30,
1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

      Wells Fargo Bank will also act as custodian of the Mortgage Files pursuant to the Pooling Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Certificateholders. Wells Fargo Bank maintains each

                                      S-37

Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine,
California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank
maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

      Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      See "The Pooling Agreement -- The Trustee" in the prospectus for more information about the Trustee and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Pooling
Agreement.

THE SERVICER
---------------------

      All of the Mortgage Loans will be serviced by the Sponsor, as "Servicer,"
in accordance with the terms of the Pooling Agreement. The Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling
Agreement as if the Servicer alone were servicing the Mortgage Loans. See "The
Sponsor," "Servicing of the Mortgage Loans -- The Servicers," "-- Servicing
Experience and Procedures of Bank of America" and "The Pooling Agreement" in the
prospectus for more information about the Servicer, the Servicer’s experience, its servicing procedures and its obligations under the Pooling Agreement.

THE POOLING AGREEMENT
----------------------------------------

General

      The Certificates will be issued on the Closing Date pursuant to the pooling and servicing agreement, dated the Closing Date (the "Pooling
Agreement"), among the Depositor, the Servicer and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Certificates and the Pooling Agreement beyond the summaries below of certain provisions specific to this transaction. See "Description of the Certificates,"
"The Pooling Agreement" and "Servicing of the Mortgage Loans" in the prospectus.

Compensating Interest

      When a mortgagor prepays its mortgage loan in part or in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt.

                                      S-38

      In the Pooling Agreement, the aggregate Servicing Fee payable to the
Servicer for any month will be reduced (but not below zero) by an amount equal to the lesser of (i) the Prepayment Interest Shortfall for the related
Distribution Date and (ii) one-twelfth of 0.25% of the aggregate Stated
Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of the related Distribution Date (this amount, "Compensating
Interest").

      The "Prepayment Interest Shortfall" for a Distribution Date is equal to the difference between (x) 30 days’ interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on the Mortgage Loans minus (y) the amount of interest actually paid by the related mortgagors on the amount of the prepayments during the preceding month.

      Any Prepayment Interest Shortfalls in excess of the amount of the
Compensating Interest for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of these Prepayment Interest Shortfalls. See "Description of the
Certificates -- Interest" in this prospectus supplement.

Compensation and Payment of Expenses of the Servicer and the Trustee

      The fees payable each month from interest payments received on each
Mortgage Loan in each loan group are called the Administrative Fees. The
"Administrative Fees" consist of (a) a servicing fee payable to the Servicer in respect of its servicing activities (the "Servicing Fee") and (b) a fee paid to the Trustee for its services (the "Trustee Fee"). The Administrative Fees will accrue on the Stated Principal Balance of each Mortgage Loan as of the Due Date in the month preceding the month of the related Distribution Date at a rate (the
"Administrative Fee Rate") equal to the sum of the Servicing Fee Rate and the
Trustee Fee Rate. The "Trustee Fee Rate" and the "Servicing Fee Rate" for each
Mortgage Loan will be a per annum rate set forth in the table below:

           Servicing Fee Rate                    Trustee Fee Rate
           -------------------------                    ----------------------
                0.2500%                                          0.0075%

      In the event the Trustee succeeds to the role of Servicer, it will be entitled to the same Servicing Fee as the predecessor servicer and if the
Trustee appoints a successor servicer under the Pooling Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. In addition to the Servicing Fee, the Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges, (ii) net income from investment of funds in the Servicer Custodial Account and (iii) any Foreclosure Profits
from the liquidation of Mortgage Loans.

      Any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust.

      The Servicing Fee for the Mortgage Loans will be retained by the Servicer out of the interest payments on the Mortgage Loans, prior to any payments to the trustee or distributions to Certificateholders. The Trustee Fee will be paid from the Pool Distribution Amount (as described under "Description of the
Certificates -- Pool Distribution Amount") for each loan group to the Trustee for its services relating to that loan group prior to any distributions to
Certificateholders.

      The Servicer is generally obligated to pay expenses incurred by it in connection with its responsibilities under the Pooling Agreement. Those amounts, including the fees of any subservicer hired by the Servicer, will be paid by the
Servicer out of its own funds, without reimbursement. The Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by

                                      S-39

it, as described under "Servicing of the Mortgage Loans -- Periodic Advances and
Servicing Advances" in the prospectus.

      The amount of the Servicer’s Servicing Fee will be reduced by payments of
Compensating Interest for prepaid Mortgage Loans, as described above under "--
Compensating Interest."

      The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement. In addition to the Trustee Fee, the Trustee is also entitled to all investment income earned on amounts on deposit in the Certificate Account.

      The Depositor, the Servicer and the Trustee are entitled to indemnification and reimbursement of certain expenses from the Trust under the
Pooling Agreement as discussed in the prospectus under the headings "The
Depositor," "Servicing of the Mortgage Loans -- The Servicers" and "The Pooling
Agreement -- The Trustee."

Voting Rights

      Voting Rights for certain actions specified in the Pooling Agreement will be allocated as follows:

      o     96% of all Voting Rights will be allocated among the holders of the
             Senior Certificates (other than the Class CB-IO, Class NC-IO, Class
             A-3 and Class 1-CB-R Certificates) and Subordinate Certificates
             based on the outstanding balances of their Certificates.

      o     1% of all Voting Rights will be allocated to the holders of the
             Class CB-IO Certificates.

      o     1% of all Voting Rights will be allocated to the holders of the
              Class NC-IO Certificates.

      o     1% of all Voting Rights will be allocated to the holders of the
              Class A-3 Certificates.

      o     1% of all Voting Rights will be allocated to the holder of the Class
             1-CB-R Certificate.

      The Voting Rights allocated to each class will be allocated among the
Certificates of that class based on their Percentage Interests.

DESCRIPTION OF THE CERTIFICATES
------------------------------------------------------

      The Certificates will consist of (i) the thirteen classes of Offered
Certificates listed in the table beginning on page S-6 of this prospectus supplement and (ii) the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement.

      The Class A-1 Certificates are divided into two Components for purposes of distributing principal and interest: the Class 1-A-1 Component and the Class
2-A-1 Component. The Components are not severable.

      The Class A-2 Certificates are divided into two Components for purposes of distributing principal and interest: the Class 1-A-2 Component and the Class
2-A-2 Component. The Components are not severable.

      The Class A-3 Certificates are divided into two Interest Only Components for purposes of distributing interest: the Class 1-A-3 Component and the Class
2-A-3 Component. The Components are not severable.

                                      S-40

      The Class A-4 Certificates are divided into two Components for purposes of distributing principal and interest: the Class 1-A-4 Component and the Class
2-A-4 Component. The Components are not severable.

      The Class 30-PO Certificates are divided into two Principal Only
Components for purposes of distributing principal: the Class 1-30-PO Component and the Class 2-30-PO Component. The Components are not severable.

      The Senior Certificates and Components are divided into two groups and each group will in the aggregate evidence an initial beneficial ownership interest of approximately 94.85% in the related loan group. The Subordinate
Certificates in the aggregate represent the remaining initial beneficial ownership interest in each loan group. The Class 30-PO Certificates are
Principal Only Certificates and are not entitled to distributions in respect of interest. The Class CB-IO, Class NC-IO and Class A-3 Certificates are Interest
Only Certificates and are not entitled to distributions in respect of principal.

      The Offered Certificates will be issuable in the forms and denominations set forth in the table beginning on page S-6 of this prospectus supplement. The
Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than the minimum denominations in the table.

Distributions

      Distributions on the Certificates will be made by the Trustee on each
Distribution Date to the persons in whose names the Certificates are registered on the Record Date.

      Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities.
However, the final distribution on a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of
the Trustee in Minnesota. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under
"Description of the Certificates -- Book-Entry Form" in the prospectus.

Pool Distribution Amount

      The "Pool Distribution Amount" for each loan group and each Distribution
Date will be the sum of the following:

                  (i) all scheduled installments of interest (net of the related
            Servicing Fee) and principal due on the Mortgage Loans in the loan group on the Due Date in the month in which the Distribution Date occurs and received prior to the related Determination Date, together with any Advances (as described under "Servicing of the
            Mortgage Loans -- Periodic Advances and Servicing Advances" in the
            prospectus) and payments of Compensating Interest made by the
            Servicer allocable to the Mortgage Loans in the loan group;

                  (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies relating to the Mortgage
            Loans in the loan group, to the extent these proceeds are not applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage
            Loans in the loan group, by

                                      S-41

            foreclosure or otherwise (collectively, "Liquidation Proceeds"), during the calendar month preceding the month of the Distribution
            Date;

                  (iii) all partial or full prepayments received on the Mortgage
            Loans in the loan group during the calendar month preceding the month of the Distribution Date;

                  (iv) amounts received for the Distribution Date as the
            Substitution Adjustment Amount or Purchase Price (each as described under "The Pooling Agreement -- Repurchases of Mortgage Loans" in
            the prospectus) for any Deleted Mortgage Loan in the loan group or amounts received in connection with the optional termination of the
            Trust as of the Distribution Date;

                  (v) any amount required to be deposited by the Servicer in connection with any losses on investments of funds in the Servicer
            Custodial Account and net income received in connection with REO
            Property;

                  (vi) any amounts received from the Depositor representing a reimbursement to the Trust for all costs or damages incurred by the
            Trust as a result of the violation of Depositor’s representation that all Mortgage Loans complied with all applicable predatory or abusive lending laws; and

                  (vii) any Recoveries (as described below under "-- Allocation of Losses") received during the calendar month preceding the month of the Distribution Date;

      minus the sum of the amounts which the Servicer or the Trustee are permitted to withdraw from the Servicer Custodial Account or Certificate Account as described under "Servicing of the Mortgage Loans -- Payments on Mortgage
Loans; Certificate and Custodial Accounts" in the prospectus, including, among other things:

                  (i) amounts payable to the Servicer representing servicing compensation (to the extent not previously retained);

                  (ii) reimbursements to the Servicer for Advances (as described under "Servicing of the Mortgage Loans -- Periodic Advances and
            Servicing Advances" in the prospectus);

                  (iii) reimbursements to the Servicer for the amount of any expenses incurred in connection with the liquidation of Mortgage
            Loans;

                  (iv) reimbursements to the Servicer for expenses covered by insurance policies from proceeds of those policies;

                  (v) amounts to the Depositor, the Servicer or the Trustee
            representing any indemnification payments or reimbursable expenses payable as described in the prospectus under "The Depositor,"
            "Servicing of the Mortgage Loans -- The Servicers" and "The Pooling
            Agreement -- The Trustee";

                  (vi) amounts payable to the Depositor or the Servicer
            representing collections received after the date of repurchase or purchase of any Mortgage Loan or REO Property repurchased by the
            Depositor or purchased by the Servicer; and

                  (vii) any amounts deposited in error.

                                      S-42

Priority of Distributions

      As more fully described below under "-- Interest" and "-- Principal,"
distributions will be made on each Distribution Date from the Pool Distribution
Amounts in the following order of priority (the "Pool Distribution Amount
Allocation"):

            (a) for each group of Senior Certificates and Components from the applicable Pool Distribution Amount for the related loan group, as follows:

                  (i) to the Trustee, to pay for its services with respect to the related loan group for such Distribution Date;

                  (ii) to the Senior Certificates and Components of the related group based on their respective Interest Distribution Amounts as described below under "-- Interest," to pay interest;

                  (iii) with respect to each group pro rata (1) to the
            applicable PO Component based on the applicable PO Principal Amount, and (2) to the Senior Non-PO Certificates and Components based on the applicable Senior Principal Distribution Amount, as described below under "-- Principal," to pay principal; and

                  (iv) with respect to each group, to the applicable PO
            Component to pay any applicable PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution
            Date as principal to the Subordinate Certificates; and

            (b) from the Pool Distribution Amounts for both loan groups, to each class of Subordinate Certificates, subject to any payments described below under "-- Cross Collateralization," first to pay interest and then to pay principal sequentially first to the Class B-1 Certificates and then to the remaining classes of Subordinate Certificates in numerical order.

      The Class 1-CB-R Certificate will be entitled to any remaining amounts in each REMIC, subject to the limitations set forth below under "-- Interest" and
"-- Principal."

Interest

      The pass-through rate for each interest-bearing class of Offered
Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4
Certificates) and each interest-bearing Component for each Distribution Date is set forth or described in the table beginning on page S-6 of this prospectus supplement.

      On each Distribution Date, to the extent funds are available, each class of interest-bearing Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) and each interest-bearing Component will be entitled to receive interest (as to each class or Component, the "Interest Distribution
Amount") for the related Interest Accrual Period. The Interest Distribution
Amount for any class of Certificates or Component will be equal to the sum of
(i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance, Component Balance or notional amount and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on each prior Distribution Date and not subsequently distributed.

      The Class 30-PO Certificates are Principal Only Certificates and will not bear interest.

      The interest entitlement described in clause (i) of the Interest
Distribution Amount for each class of interest-bearing Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates)

                                      S-43

and each interest-bearing Component will be reduced by the amount of Net
Interest Shortfalls for each Distribution Date. For any Distribution Date, the
"Net Interest Shortfall" is equal to the sum of (i) the shortfall in interest received relating to any Mortgage Loan as a result of a Relief Act Reduction and
(ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any
Distribution Date will be allocated pro rata among all classes of interest-bearing Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) and each interest-bearing Component, based on the amount of interest accrued on each such class of Certificates or Component on the Distribution Date before taking into account any reduction in the amount of interest accrued resulting from Net Interest Shortfalls. A "Relief Act
Reduction" is a reduction in the amount of the monthly interest payment on a
Mortgage Loan due to the Servicemembers Civil Relief Act or similar state legislation. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers
Civil Relief Act and Similar Laws" in the prospectus. For a Distribution Date, the "Non-Supported Interest Shortfall" is the amount by which the aggregate of
Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of the Distribution Date exceeds the Compensating Interest paid by the Servicer for that Distribution Date.

      By virtue of the priority of distributions, the interest portion of
Realized Losses on the Mortgage Loans in a loan group will be allocated first to the Subordinate Certificates in reverse order of payment priority and then to the related Senior Certificates and Components because these losses will reduce the applicable Pool Distribution Amount, which is paid first to the Senior
Certificates and Components of the related group and then to the classes of
Subordinate Certificates in order of payment priority. After the Senior Credit
Support Depletion Date (as described below under "-- Principal"), the interest-bearing Senior Certificates and Components of a group will bear the interest portion of any Realized Losses on the Mortgage Loans in the related loan group pro rata based on the interest entitlement described in clause (i) of the applicable Interest Distribution Amount. For a description of Realized
Losses, see "-- Allocation of Losses" below.

      Accrued interest to be distributed on any Distribution Date will be calculated for each class of interest-bearing Certificates or each interest-bearing Component on the basis of the related Class Balance, Component
Balance or notional amount for the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve
30-day months.

      If on a particular Distribution Date, the applicable Pool Distribution
Amount or, in the case of the Subordinate Certificates, the Pool Distribution
Amounts, applied in the order described above under "-- Priority of
Distributions" is not sufficient to make a full distribution of the Interest
Distribution Amount for each interest-bearing class or Component, interest will be distributed on each interest-bearing class or Component of equal priority pro rata based on the Interest Distribution Amount these classes and Components would otherwise have been entitled to receive in the absence of the shortfall.
Any unpaid amount of interest entitlement described in clause (i) (reduced by
Net Interest Shortfalls) will be carried forward and added to the Interest
Distribution Amount of that class or Component on the next Distribution Date. A shortfall could occur, for example, if Realized Losses (as described below under
"-- Allocation of Losses") on the Mortgage Loans were exceptionally high or were concentrated in a particular month. These unpaid interest amounts will not bear interest.

      Under certain circumstances, amounts otherwise distributable as principal on the Subordinate Certificates (in reverse order of payment priority) will be distributed to pay the unpaid interest amounts for a group of interest-bearing
Senior Certificates and Components. See "--Cross-Collateralization" in this prospectus supplement.

      Interest will accrue on each class of interest-bearing Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) and each interest-bearing Component (other than the Class A-2 and Class A-3 Components)
during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Regular Interest Accrual
Period"). The initial

                                      S-44

Regular Interest Accrual Period will be deemed to have commenced on December 1,
2006. Interest which accrues on each class of interest-bearing Certificates and each interest-bearing Component during a Regular Interest Accrual Period will be calculated on the assumption that distributions in reduction of the Class
Balances, Component Balance or notional amount of each such class of
Certificates or each such Component, as the case may be, on the Distribution
Date in that Regular Interest Accrual Period are made on the first day of the
Regular Interest Accrual Period. Interest will accrue on each Class A-2 and
Class A-3 Component during each one-month period commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each, a
"LIBOR Based Interest Accrual Period" and, together with a Regular Interest
Accrual Period, an "Interest Accrual Period"). The initial LIBOR Based Interest
Accrual Period will be deemed to commence on December 25, 2006.

      The "Class CB-IO Notional Amount" with respect to each Distribution Date and the Class CB-IO Certificates will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 1 Premium Mortgage Loans
as of the due date in the month preceding the month of the Distribution Date and
(ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 1 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the
due date in the month preceding the month of the Distribution Date) minus 6.250%
and (b) the denominator of which is equal to 6.250%. The Class CB-IO Notional
Amount with respect to the first Distribution Date will be approximately
$16,553,726.

      The "Class NC-IO Notional Amount" with respect to each Distribution Date and the Class NC-IO Certificates will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 2 Premium Mortgage Loans
as of the due date in the month preceding the month of the Distribution Date and
(ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the
due date in the month preceding the month of the Distribution Date) minus 6.250%
and (b) the denominator of which is equal to 6.250%. The Class NC-IO Notional
Amount with respect to the first Distribution Date will be approximately
$4,429,341.

      The "Class 1-A-3 Notional Amount" with respect to each Distribution Date and the Class 1-A-3 Component will be equal to the Component Balance of the
Class 1-A-2 Component. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the
Component Balance of the Class 1-A-2 Component will result in a proportional reduction in the Class 1-A-3 Notional Amount. See "-- Principal" and "--
Allocation of Losses" in this Prospectus Supplement. The Class 1-A-3 Notional
Amount with respect to the first Distribution Date will be approximately
$63,140,500.

      The "Class 2-A-3 Notional Amount" with respect to each Distribution Date and the Class 2-A-3 Component will be equal to the Component Balance of the
Class 2-A-2 Component. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the
Component Balance of the Class 2-A-2 Component will result in a proportional reduction in the Class 2-A-3 Notional Amount. See "-- Principal" and "--
Allocation of Losses" in this Prospectus Supplement. The Class 2-A-3 Notional
Amount with respect to the first Distribution Date will be approximately
$12,013,000.

      The notional amount of the Class A-3 Certificates is equal to the sum of the Class 1-A-3 Notional Amount and the Class 2-A-3 Notional Amount.

      The "Class Balance" of a class of Certificates (other than the Class A-1,
Class A-2, Class A-4 and Class 30-PO Certificates) at any time will equal its initial Class Balance set forth in the table beginning

                                      S-45

on page S-6 of this prospectus supplement less (i) all distributions of principal made to that class and (ii) losses allocated to that class as described under "--Allocation of Losses" below.

      The "Component Balance" of a Component at any time will equal its initial
Component Balance set forth in the table beginning on page S-6 of this prospectus supplement less (i) all distributions of principal made on the
Component and (ii) losses allocated to the Component as described under "--
Allocation of Losses" below. The Class Balance of the Class A-1, Class A-2,
Class A-4 or Class 30-PO Certificates will equal the sum of the Component
Balances of the applicable Components.

      The "Net Mortgage Interest Rate" of a Mortgage Loan is the excess of the mortgage interest rate payable by the related borrower over the applicable
Administrative Fee Rate.

LIBOR

      The Floating Rate Components and the Inverse Floating Rate Components will bear interest at their respective pass-through rates, which are each based on one-month LIBOR determined by the Trustee as described below. The Trustee will determine one-month LIBOR and the respective pass-through rates for the Floating
Rate Components and the Inverse Floating Rate Components for each Interest
Accrual Period (after the first Interest Accrual Period) on the second business day (in both New York and London) prior to the day on which such Interest
Accrual Period commences (each, a "LIBOR Determination Date").

      On each LIBOR Determination Date, the Trustee will determine one-month
LIBOR for the succeeding Interest Accrual Period on the basis of the British
Bankers’ Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on that LIBOR Determination Date. These Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being, in the view of these banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. These Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used in this prospectus supplement, "Telerate page 3750" means the display designated as page
3750 on the Reuters Telerate Service.

      If on any LIBOR Determination Date the Trustee is unable to determine one-month LIBOR on the basis of the method set forth in the preceding paragraph, one-month LIBOR for the next Interest Accrual Period will be the higher of (i)
one-month LIBOR as determined on the previous LIBOR Determination Date or (ii)
the Reserve Interest Rate.

      The "Reserve Interest Rate" will be the per annum rate that the Trustee determines to be either (a) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on the relevant
LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee cannot determine an arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Trustee are quoting on the relevant
LIBOR Determination Date to leading European banks.

      If on any LIBOR Determination Date the Trustee is required, but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, one-month LIBOR for the next Interest Accrual Period will be one-month LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date for which the Trustee is required to determine one-month LIBOR, 5.32%.

                                      S-46

      The establishment of one-month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Floating Rate Components and the Inverse Floating Rate Components for the
related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each of these rates of interest may be obtained by telephoning the Trustee at (301) 815-6600.

Principal

      On each Distribution Date, Certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under "-- Priority of Distributions" above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of the class pro rata in accordance with their respective Percentage
Interests. The Class CB-IO, Class NC-IO and Class A-3 Certificates are Interest
Only Certificates and are not entitled to distributions of principal.

      All payments and other amounts received in respect of principal of the
Mortgage Loans in a loan group will be allocated between (i) the Senior Non-PO
Certificates and Components of the related group and the Subordinate
Certificates and (ii) the PO Component of the related group, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

      The "Non-PO Percentage" with respect to any group 1 Mortgage Loan with a
Net Mortgage Interest Rate as of the Cut-off Date less than 6.250% (each such
Mortgage Loan, a "Group 1 Discount Mortgage Loan" ) will be equal to the Net
Mortgage Interest Rate as of the Cut-off Date divided by 6.250%. The Non-PO
Percentage with respect to any group 1 Mortgage Loan with a Net Mortgage
Interest Rate as of the Cut-off Date greater than or equal to 6.250% (each such
Mortgage Loan, a "Group 1 Premium Mortgage Loan" ) will be 100%.

      The "Non-PO Percentage" with respect to any group 2 Mortgage Loan with a
Net Mortgage Interest Rate as of the Cut-off Date less than 6.250% (each such
Mortgage Loan, a "Group 2 Discount Mortgage Loan" and, collectively with the
Group 1 Discount Mortgage Loans, the "Discount Mortgage Loans") will be equal to the Net Mortgage Interest Rate as of the Cut-off Date divided by 6.250%. The
Non-PO Percentage with respect to any group 2 Mortgage Loan with a Net Mortgage
Interest Rate as of the Cut-off Date greater than or equal to 6.250% (each such
Mortgage Loan, a "Group 2 Premium Mortgage Loan" and, collectively with the
Group 1 Premium Mortgage Loans, the "Premium Mortgage Loans") will be 100%.

      The "PO Percentage" with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO
Percentage with respect to any Premium Mortgage Loan will be 0%.

      Non-PO Principal Amount

      On each Distribution Date, the Non-PO Principal Amount for a loan group will be distributed (i) as principal of the Senior Non-PO Certificates and
Components of the related group in an amount up to the Senior Principal
Distribution Amount for the loan group and (ii) as principal of the Subordinate
Certificates in an amount up to the Subordinate Principal Distribution Amount for the loan group.

      The "Non-PO Principal Amount" for a Distribution Date and a loan group will equal the sum of the applicable Non-PO Percentage of:

            (a) all monthly payments of principal due on each Mortgage Loan in the loan group on the Due Date in the month of that Distribution Date;

                                      S-47

            (b) the principal portion of the Purchase Price (as described under
      "The Pooling Agreement -- Repurchases of Mortgage Loans" in the prospectus and net of unreimbursed Advances) of each Mortgage Loan in the loan group that was repurchased by the Depositor pursuant to the Pooling Agreement received during the calendar month preceding the month of that
      Distribution Date;

            (c) any Substitution Adjustment Amount (net of unreimbursed
      Advances) in connection with a Deleted Mortgage Loan in the loan group received during the calendar month preceding the month of that
      Distribution Date as described under "The Pooling Agreement -- Repurchases of Mortgage Loans" in the prospectus;

            (d) any Liquidation Proceeds (net of unreimbursed liquidation expenses and unreimbursed Advances, if any) related to recoveries of principal of Mortgage Loans in the loan group that are not yet Liquidated
      Mortgage Loans (as described below under "-- Allocation of Losses")
      received during the calendar month preceding the month of that
      Distribution Date;

            (e) for each Mortgage Loan in the loan group that became a
      Liquidated Mortgage Loan (as described below under "-- Allocation of
      Losses") during the calendar month preceding the month of that
      Distribution Date, the amount of the Liquidation Proceeds (other than any
      Foreclosure Profits and net of unreimbursed liquidation expenses and unreimbursed Advances, if any) related to principal received with respect to that Mortgage Loan; and

            (f) all partial and full principal prepayments on the Mortgage Loans in the loan group by mortgagors received during the calendar month preceding the month of that Distribution Date.

      The amounts described in clauses (a) through (d) are referred to as
"Scheduled Principal Payments." The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

      Senior Principal Distribution Amount

      For the Senior Non-PO Certificates of group 1:

      On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 1 for that Distribution Date and (b) the product of (1) the Pool Distribution Amount for loan group 1 remaining after payment of funds due to the Trustee and distributions of interest on the group 1 Certificates and Components and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for loan group 1 and the denominator of which is the sum of the PO Principal Amount for loan group 1 and the Senior Principal Distribution Amount for loan group 1, as principal, sequentially, as follows:

      first, to the Class 1-CB-R Certificate, until its Class Balance has been reduced to zero; and

      second, concurrently, to the Class 1-CB-1 Certificates and the Class
1-A-1, Class 1-A-2 and Class 1-A-4 Components, pro rata, until their Class
Balance and Component Balances have been reduced to zero.

      For the Senior Non-PO Certificates of group 2:

      On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 2 for that Distribution Date and (b) the product of (1) the Pool Distribution Amount for loan group 2 remaining after payment of funds due to the Trustee and distributions of interest on the group 2 Certificates and Components and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for loan group 2 and the denominator of which is the

                                      S-48

sum of the PO Principal Amount for loan group 2 and the Senior Principal
Distribution Amount for loan group 2, as principal, concurrently, to the Class
2-NC-1 Certificates and the Class 2-A-1, Class 2-A-2 and Class 2-A-4 Components,
pro rata, until their Class Balance and Component Balances have been reduced to zero.

      The preceding distribution priorities for a group will not apply on any
Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the
Senior Non-PO Certificates and Components of a group will be distributed, concurrently, as principal to the classes and Components of Senior Non-PO
Certificates and Components of that group pro rata.

      The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Balance of the Subordinate Certificates has been reduced to zero.

      The "Senior Principal Distribution Amount" for a loan group for any
Distribution Date will equal the sum of:

            (a) the Senior Percentage for that loan group of the applicable
      Non-PO Percentage of the Scheduled Principal Payments for that
      Distribution Date; and

            (b) the Senior Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for
      that Distribution Date.

      The "Pool Principal Balance" for a loan group for any Distribution Date equals the sum of the Stated Principal Balances of the Mortgage Loans in that loan group outstanding on the Due Date in the month preceding the month of that
Distribution Date.

      The "Pool Principal Balance (Non-PO Portion)" for a loan group for any
Distribution Date equals the sum of the product, for each Mortgage Loan in that loan group, of the Non-PO Percentage of each Mortgage Loan multiplied by its
Stated Principal Balance on the Due Date in the month preceding the month of that Distribution Date.

      The "Senior Percentage" for a loan group for any Distribution Date will equal (i) the sum of the Class Balances and Component Balances of the Senior
Non-PO Certificates and Components of the related group, divided by (ii) the
Pool Principal Balance (Non-PO Portion) of the loan group.

      The "Subordinate Percentage" for a loan group for any Distribution Date will equal 100% minus the Senior Percentage for that loan group and that
Distribution Date.

                                      S-49

      As of the Cut-off Date, the approximate Senior Percentage and Subordinate
Percentage for each loan group are expected to be as follows:

      Loan Group       Senior Percentage      Subordinate Percentage
      ----------------       ------------------------      --------------------------------
            1                         94.8144%                         5.1856%
            2                        94.8234%                          5.1766%

      The "Senior Prepayment Percentage" for a loan group for any Distribution
Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In                                Senior Prepayment Percentage
------------------------------------------------  -------------------------------------------------

January 2007 through December 2011..............  100%
January 2012 through December 2012..............  the applicable Senior Percentage, plus 70% of the applicable Subordinate Percentage;
January 2013 through December 2013..............  the applicable Senior Percentage, plus 60% of the applicable Subordinate Percentage;
January 2014 through December 2014..............  the applicable Senior Percentage, plus 40% of the applicable Subordinate Percentage;
January 2015 through December 2015..............  the applicable Senior Percentage, plus 20% of the applicable Subordinate Percentage; and
January 2016 and thereafter...............................  the applicable Senior Percentage.

      If, however, on any Distribution Date the percentage equal to (x) the sum of the Class Balances and Component Balances of the Senior Non-PO Certificates
and Components of both groups divided by (y) the sum of the Pool Principal
Balance (Non-PO Portion) for both loan groups (this percentage, the "Total
Senior Percentage") exceeds the Total Senior Percentage calculated on the
Closing Date, then the Senior Prepayment Percentage for each loan group for that
Distribution Date will equal 100%.

      In addition, no decrease in the Senior Prepayment Percentages for the loan groups will occur if the following occurs as of any Distribution Date as to which any such decrease applied with respect to the Mortgage Loans in the aggregate: (i) the outstanding principal balance of all Mortgage Loans
(including, for this purpose, any Mortgage Loans in foreclosure, any REO
Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the sum of the Class Balances of the
Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative
Realized Losses (as described under "-- Allocation of Losses") on the Mortgage
Loans exceed the percentages of the sum of the Class Balances of the Subordinate
Certificates on the Closing Date (the "Original Subordinate Principal Balance")
indicated below:

                                                                          Percentage of Original Subordinate
Distribution Date Occurring In                                  Principal Balance
-----------------------------------------                    -----------------------------------------------
January 2012 through December 2012.......                     30%
January 2013 through December 2013.......                     35%
January 2014 through December 2014.......                     40%
January 2015 through December 2015.......                     45%
January 2016 and thereafter..............                               50%

      This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Non-PO Certificates and Components of a group while, in the absence of Realized Losses (as described under "-- Allocation of Losses") on the
Mortgage Loans in the related loan group, increasing the relative interest in the Pool Principal Balance evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the

                                      S-50

Senior Certificates and Components of a group is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

      The "Subordinate Prepayment Percentage" for a loan group as of any
Distribution Date will equal 100% minus the Senior Prepayment Percentage for the loan group for that date.

      The "Total Subordinate Percentage" as of any date will equal 100% minus the Total Senior Percentage for that date.

      If a distribution of full and partial prepayments and other amounts on a
Distribution Date in accordance with the applicable Senior Prepayment
Percentage, as described above, would reduce the outstanding Class Balance of a class or Component Balance of a Component below zero, the distribution to that class or Component of the applicable Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the Class Balance of that class or the Component Balance of that
Component to zero.

      PO Principal Distribution Amount

      On each Distribution Date, distributions of principal to the PO Component of the related group will be made in an amount with respect to each group (the
"PO Principal Distribution Amount") equal to the lesser of:

            (a) the applicable PO Principal Amount for the related loan group for such Distribution Date; and

            (b) the product of (1) the Pool Distribution Amount for the related loan group remaining after distribution of funds due to the Trustee and interest on the Senior Certificates and Components of the related group, and (2) a fraction, the numerator of which is the PO Principal Amount for the loan group and the denominator of which is the sum of the PO Principal
      Amount for the loan group and the Senior Principal Distribution Amount for the loan group.

      The "PO Principal Amount" for any Distribution Date and any loan group will equal the sum of the applicable PO Percentage of:

            (a) all monthly payments of principal due on each Discount Mortgage
      Loan in the loan group on the related Due Date;

            (b) the principal portion of the Purchase Price (net of unreimbursed
      Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) of each Discount Mortgage
      Loan in the loan group that was repurchased by the Depositor pursuant to the Pooling Agreement during the calendar month preceding the month of such Distribution Date;

            (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) in connection with a Deleted Mortgage
      Loan in the loan group that was a Discount Mortgage Loan received during the calendar month preceding the month of such Distribution Date;

            (d) any Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances, if any) allocable to recoveries of principal of
      Discount Mortgage Loans in the loan group that are not yet Liquidated
      Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

            (e) with respect to each Discount Mortgage Loan in the loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount

                                      S-51

      of Liquidation Proceeds (other than any Foreclosure Profits and net of unreimbursed expenses and unreimbursed Advances, if any) allocable to principal received with respect to that Discount Mortgage Loan; and

            (f) all partial and full principal prepayments by mortgagors on
      Discount Mortgage Loans in the loan group received during the calendar month preceding that Distribution Date.

      Subordinate Principal Distribution Amount

      The "Subordinate Principal Distribution Amount" for a loan group for any
Distribution Date will equal the sum of:

            (a) the Subordinate Percentage for that loan group of the applicable
      Non-PO Percentage of the Scheduled Principal Payments for that
      Distribution Date; and

            (b) the Subordinate Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for
      that Distribution Date.

      On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share
(calculated based on the Class Balances of all the Subordinate Certificates that are entitled to receive a principal distribution) of the Subordinate Principal
Distribution Amounts, to the extent of the remaining Pool Distribution Amounts from both loan groups. For each class of Subordinate Certificates, if on any
Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes junior to that class will be entitled to receive a principal distribution.

      Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially in order of payment priority, beginning with the Class B-1
Certificates, until each class has received its pro rata share for the
Distribution Date. However, the PO Deferred Amounts will be paid to the PO
Components from amounts otherwise distributable as principal to the Subordinate
Certificates, beginning with the amounts otherwise distributable as principal to the class of Subordinate Certificates lowest in order of payment priority.

      The "Fractional Interest" for any Distribution Date and each class of
Subordinate Certificates will equal (i) the sum of the Class Balances of all classes of Subordinate Certificates lower in order of payment priority, divided by (ii) the sum of the Pool Principal Balances (Non-PO Portion) for each loan group for the Distribution Date.

      The approximate Fractional Interests for the Subordinate Certificates on
the Closing Date are expected to be as follows:

Class B-1.........................................        2.62%
Class B-2.........................................        1.76%
Class B-3.........................................        1.11%
Class B-4.........................................        0.65%
Class B-5.........................................        0.30%
Class B-6.........................................        0.00%

      Residual Certificate

      The Class 1-CB-R Certificate will remain outstanding for so long as the
Trust exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and

                                      S-52

principal as described above, on each Distribution Date, the holder of the Class
1-CB-R Certificate will be entitled to receive any Pool Distribution Amount for a loan group remaining after the payment of (i) interest and principal on the
Senior Certificates and Components of the related group, (ii) PO Deferred
Amounts on the PO Components and (iii) interest and principal on the Subordinate
Certificates, as described above. It is not anticipated that there will be any significant amounts remaining to distribute on the Class 1-CB-R Certificate.

Cross-Collateralization

      On each Distribution Date before the Senior Credit Support Depletion Date but on or after the date on which the Class Balances and Component Balances of the Senior Non-PO Certificates and Components of a group have been reduced to zero, amounts otherwise distributable as principal payments for the related loan group on the Subordinate Certificates will be distributed as principal to the remaining classes and Components of Senior Non-PO Certificates and Components
together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable group above under
"--Principal--Senior Principal Distribution Amount," provided that on that
Distribution Date either:

            (a) the Total Subordinate Percentage for that Distribution Date is less than twice the initial Total Subordinate Percentage; or

            (b) the outstanding principal balance of all Mortgage Loans
      (including, for this purpose, any Mortgage Loans in foreclosure, any REO
      Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period) as a percentage of the sum of the
      Class Balances of the Subordinate Certificates is greater than or equal to
      50%.

      In addition, if on any Distribution Date the sum of the Class Balances and
Component Balances of the Senior Non-PO Certificates and Components of a group
(after giving effect to distributions to be made on that Distribution Date) is greater than the Adjusted Pool Amount (Non-PO Portion) (as described below under
"-- Allocation of Losses") of the related loan group (any such group, the
"Undercollateralized Group" and any such excess, the "Undercollateralized
Amount"), all amounts otherwise distributable as principal on the Subordinate
Certificates, in reverse order of payment priority will be paid as principal to the Senior Non-PO Certificates and Components of the Undercollateralized Group
together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth above under "--Principal--Senior Principal
Distribution Amount," until the sum of the Class Balances and Component Balances of the Senior Non-PO Certificates and Components of the Undercollateralized
Group equals the Adjusted Pool Amount (Non-PO Portion) of the related loan group.

      Also, the amount of any unpaid interest shortfall amounts for the
Certificates of the Undercollateralized Group (including any interest shortfall amount for that Distribution Date) will be paid to the Undercollateralized
Group, including the Components of such group, in the manner described in clause
(a)(ii) in the definition of "Pool Distribution Amount Allocation" prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of payment priority.

      The PO Deferred Amounts for the PO Components will be paid from amounts otherwise distributable as principal on the Subordinate Certificates before any payments are made pursuant to the preceding paragraphs.

                                      S-53

Allocation of Losses

      On each Distribution Date, the applicable PO Percentage of any Realized
Loss on a Discount Mortgage Loan in a loan group will be allocated to the applicable PO Component until its Component Balance is reduced to zero. This allocation will be effected on each Distribution Date by reducing the Component
Balance of the applicable PO Component, if and to the extent that the Component
Balance (after taking into account the amount of all distributions to be made to the related group on that Distribution Date) exceeds the related Adjusted Pool
Amount (PO Portion) for the related loan group for that Distribution Date. The amount of any Realized Loss allocated to a PO Component will be treated as a "PO
Deferred Amount." To the extent funds are available on that Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amounts, the PO Deferred Amounts for
the PO Component of a group will be paid on that PO Component prior to distributions of principal on the Subordinate Certificates. Payments of the PO
Deferred Amounts will be made from the principal payable to the Subordinate
Certificates beginning with the principal payable to the class of Subordinate
Certificates lowest in order of payment priority. Any distribution in respect of unpaid PO Deferred Amounts for a PO Component will not further reduce the
Component Balance of that PO Component. The PO Deferred Amounts will not bear interest. The Class Balance of the class of Subordinate Certificates then outstanding lowest in order of payment priority will be reduced by the amount of any payments in respect of PO Deferred Amounts for the PO Components. Any excess of these PO Deferred Amounts over the Class Balance of that class will be allocated to the next most subordinate class of Subordinate Certificates to reduce its Class Balance and so on, as necessary.

      On each Distribution Date, the applicable Non-PO Percentage of any
Realized Loss will be allocated first to the Subordinate Certificates, in reverse order of payment priority (beginning with the class of Subordinate
Certificates then outstanding lowest in order of payment priority), in each case until the Class Balance of each class of Subordinate Certificates has been reduced to zero, and then to the Senior Non-PO Certificates and Components of the related group pro rata based on their Class Balances and Component Balances.

      This allocation of Realized Losses will be accomplished on each
Distribution Date by reducing the Class Balance of the class of Subordinate
Certificates then outstanding lowest in order of payment priority if and to the extent that the sum of the Class Balances of all classes of Senior Non-PO
Certificates and Subordinate Certificates (after taking into account the amount of all distributions to be made on the Distribution Date) exceeds the sum of the
Adjusted Pool Amounts (Non-PO Portion) for the Distribution Date.

      In the event that on any Distribution Date after giving effect to the allocation of Realized Losses, the amount which is available for the distribution of principal to a class of Subordinate Certificates is greater than the Class Balance of such class, such excess instead will be distributed first to the other classes of Subordinate Certificates in order of payment priority and then to the Senior Non-PO Certificates, pro rata based on their Class
Balances.

      After the Senior Credit Support Depletion Date, on each Distribution Date, the sum of the Class Balances and Component Balances of all classes of Senior
Non-PO Certificates and Components of a group then outstanding will be reduced if and to the extent that sum (after taking into account the amount of all distributions to be made on the Distribution Date) exceeds the Adjusted Pool
Amount (Non-PO Portion) for the related loan group for the Distribution Date.
The amount of the reduction will be allocated among the Senior Non-PO
Certificates and Components of the applicable group pro rata based on their
Class Balances or Component Balances.

                                      S-54

      After the Senior Credit Support Depletion Date, the Component Balance of a
Super Senior Support Component will be reduced not only by the principal portion of Realized Losses allocated to that Component as provided in the preceding paragraph, but also by the portion allocated to the related class of Super
Senior Certificates and Super Senior Components indicated in the following table.

      The related classes of Super Senior Certificates and Components and Super
Senior Support Components are as follows:

Super Senior Classes             Super Senior Components           Super Senior Support Components
----------------------------             -----------------------------------          -----------------------------------------------
       1-CB-1                                         1-A-1 and 1-A-2                                     1-A-4
       2-NC-1                                         2-A-1 and 2-A-2                                    2-A-4

      Realized Losses that reduce the Component Balance of the Class 1-A-2
Component will reduce the Class 1-A-3 Notional Amount and Realized Losses that reduce the Component Balance of the Class 2-A-2 Component will reduce the Class
2-A-3 Notional Amount.

      In the event an amount is received relating to a Mortgage Loan in a loan group as to which a Realized Loss had previously been allocated to a class of
Certificates (a "Recovery"), it will be distributed to the related PO Component in an amount equal to the applicable PO Percentage of that Recovery provided that the sum of Recoveries distributed to any PO Component on any Distribution
Date will not exceed the related PO Deferred Amount. The remaining portion of any Recovery will be distributed to the Senior Non-PO Certificates and
Components of the related group and the then-outstanding Subordinate
Certificates in the same manner as Liquidation Proceeds are distributed.

      In general, a "Realized Loss" means, (a) for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the Mortgage Loan and (b) a Bankruptcy Loss.

      "Bankruptcy Losses" are losses that are incurred as a result of Debt
Service Reductions or Deficient Valuations. As used in this prospectus supplement, a "Deficient Valuation" occurs when a bankruptcy court establishes the value of a Mortgaged Property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to the value established by the court, and the holder of the affected Mortgage Loan would become an unsecured creditor to the extent the then-outstanding principal balance of the Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available for the Mortgage Loan and (i) the Mortgage Loan is not in default or (ii) scheduled
Monthly Payments are being advanced by the Servicer without giving effect to any
Debt Service Reduction.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the
Servicer has determined that all recoverable Liquidation Proceeds have been received.

      With respect to any Distribution Date, the "Adjusted Pool Amount" for a
loan group will equal the aggregate unpaid principal balance of the Mortgage
Loans in the loan group as of the Cut-off Date minus the sum of (i) all principal amounts received relating to the Mortgage Loans in the loan group
(including amounts received as Advances, as described under "Servicing of the
Mortgage Loans -- Periodic Advances and Servicing Advances" in the prospectus, principal prepayments and Liquidation Proceeds relating to principal) and distributed on the Certificates on that Distribution Date and all prior
Distribution

                                      S-55

Dates and (ii) the principal portion of all Realized Losses (other than Debt
Service Reductions) incurred on the Mortgage Loans in the loan group from the
Cut-off Date through the end of the month preceding the Distribution Date.

      With respect to any Distribution Date, the "Adjusted Pool Amount (PO
Portion)" for a loan group will equal the sum as to each Mortgage Loan outstanding in the loan group as of the Cut-off Date of the product of (A) the
PO Percentage for the Mortgage Loan and (B) the principal balance of the
Mortgage Loan as of the Cut-off Date less the sum of (i) all principal amounts received relating to the Mortgage Loan (including amounts received as Advances, as described under "Servicing of the Mortgage Loans -- Periodic Advances and
Servicing Advances" in the prospectus, principal prepayments and Liquidation
Proceeds relating to principal) and distributed on the Certificates on that
Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on the Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which that Distribution Date occurs.

      With respect to any Distribution Date, the "Adjusted Pool Amount (Non-PO
Portion)" for a loan group will equal the difference between the Adjusted Pool
Amount for the loan group and the Adjusted Pool Amount (PO Portion) for the loan group.
Restrictions on Transfer of the Class 1-CB-R Certificate

      The Class 1-CB-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing these restrictions.

      The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain
Pass-Through Entities (as defined in the prospectus) that have Disqualified
Organizations as beneficial owners. No tax will be imposed on a Pass-Through
Entity (other than an "electing large partnership" (as defined in the prospectus)) because of the Class 1-CB-R Certificate to the extent the
Pass-Through Entity has received an affidavit from each owner of the
Pass-Through Entity that it is not a Disqualified Organization or a nominee for a Disqualified Organization.

      The Pooling Agreement will provide that no legal or beneficial interest in the Class 1-CB-R Certificate may be transferred to or registered in the name of any person unless:

      o     the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, the transferee is not a Disqualified
             Organization and is not purchasing the Class 1-CB-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman); and

      o     the transferor states in writing to the Trustee that it has no actual knowledge that the affidavit is false.

      Further, the affidavit will require the transferee to affirm that it (a)
historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities relating to the
Class 1-CB-R Certificate in excess of cash flows generated by the Class 1-CB-R
Certificate, (c) intends to pay taxes associated with holding the Class 1-CB-R
Certificate as these taxes become due and (d) will not transfer the Class 1-CB-R
Certificate to any person or entity that does not provide a similar affidavit.
The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee stated in the preceding sentence were false.

                                      S-56

      Treasury regulations applicable to REMICs (the "REMIC Regulations")
disregard certain transfers of residual certificates, and if applicable to a purported transfer of the Class 1-CB-R Certificate, the transferor would continue to be treated as the owner of the Class 1-CB-R Certificate and therefore would continue to be subject to tax on its allocable portion of the net income of each REMIC. Under the REMIC Regulations, a transfer of a
"noneconomic residual interest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the noneconomic residual interest is, in fact, not transferred to a foreign permanent establishment or fixed base of the transferee or any other person. The Pooling Agreement will require the transferee of a Class 1-CB-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

      In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

            (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

                  (i) the present value of any consideration given to the
            transferee to acquire the interest;

                  (ii) the present value of the expected future distributions on the interest; and

                  (iii) the present value of the anticipated tax savings
            associated with holding the interest as the applicable REMIC generates losses; or

            (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

                                      S-57

                  (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C"
            corporation and would meet the requirements for a safe harbor transfer; and

                  (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      For purposes of the computations in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      The Pooling Agreement will not require that transfers of the Class 1-CB-R
Certificate meet the fourth requirement above, and therefore transfers may not meet the safe harbor. The holder of the Class 1-CB-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

      In addition, the Class 1-CB-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

      o     that person holds the Class 1-CB-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal
             Revenue Service Form W-8ECI; or

      o     the transferee delivers to both the transferor and the Trustee an opinion of a nationally-recognized tax counsel to the effect that the proposed transfer is in accordance with the requirements of the
             Code and the related Treasury regulations and that the proposed transfer of the Class 1-CB-R Certificate will not be disregarded for federal income tax purposes.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, the District of Columbia or any state, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

      Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing this information.

      See "Federal Income Tax Consequences -- Federal Income Tax Consequences
for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related
Restrictions on Transfer of Residual Certificates" in the prospectus.

      The Class 1-CB-R Certificate may not be purchased by or transferred to any
Plan or any person acting on behalf of or investing the assets of a Plan.

                                      S-58

      See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Restrictions on Transfer of the Class A-4 and Subordinate Certificates

      Under current law the purchase and holding of the Class A-4 and
Subordinate Certificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA, Section 4975 of the Code or Similar
Law. Transfers of the Class A-4 or Subordinate Certificates will not be made unless the transferee delivers to the Trustee either:

            (a) a representation letter, in form and substance satisfactory to the Trustee, stating that:

                  (1) it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase; or

                  (2) if it is an insurance company, that the source of funds used to purchase the Class A-4 or Subordinate Certificates is an
            "insurance company general account" (as such term is defined in
            Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE
            95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), that there is no Plan with respect to which the amount of such general account’s reserves and liabilities for the contract(s) held by or on behalf of such
            Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and that all Plans that have an interest in such general account are Plans to which PTE 95-60 applies; or

            (b) an opinion of counsel, in form and substance satisfactory to the
      Trustee and the Servicer, to the effect that the purchase or holding of the Class A-4 or Subordinate Certificates by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and
      will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement.

      The Class A-4 and Subordinate Certificates will contain a legend describing these restrictions on transfer. Any transferee of a Class A-4 or
Subordinate Certificate that does not comply with either clause (a) or clause
(b) above will be deemed to have made the representation described in clause (a)
above.

      The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                      S-59

PREPAYMENT AND YIELD CONSIDERATIONS
------------------------------------------------------------------

      Delinquencies on the Mortgage Loans in a loan group or loan groups which are not advanced by or on behalf of the Servicer (because the Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related group, the
Component Certificates and the Subordinate Certificates. See "Servicing of the
Mortgage Loans -- Periodic Advances and Servicing Advances" in the prospectus.
Because of the priority of distributions, shortfalls resulting from delinquencies that are not advanced will be borne first by the Subordinate
Certificates (in reverse order of payment priority), and then by the Senior
Certificates and Components of the group.

      Net Interest Shortfalls will adversely affect the yields on the Offered
Certificates. In addition, losses generally will be borne by the Subordinate
Certificates, as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses." As a result, the yields on the
Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans in the related loan group or loan groups.

      The effective yields to investors (other than investors in the Class A-2 and Class A-3 Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 25th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the
Mortgage Loans (without any additional distribution of interest or earnings to cover the delay).

      Because principal payments on the Mortgage Loans in a loan group will be distributed currently on the Senior Non-PO Certificates and Components in the
related group, the related PO Component, and the Subordinate Certificates, the rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered
Certificates entitled to interest payments, and the yield to maturity of Offered
Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related loan group or loan groups. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled Due Date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Prepayment and Yield Considerations" in the prospectus.

      The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

      o     In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the
             Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

      o     Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the

                                      S-60

earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an
Offered Certificate purchased at a discount, particularly a Principal Only
Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related loan group or loan groups, or the Discount Mortgage Loans in the case of the Class
30-PO Certificates, will have a negative effect on the yield to maturity of the
Offered Certificate. You should also consider the risk, in the case of an
Offered Certificate purchased at a premium or in the case of the Interest Only
Certificates (which have no Class Balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage
Loans in the related loan group or loan groups, or the Premium Mortgage Loans in the related loan group in the case of the Class CB-IO and Class NC-IO
Certificates, particularly those Premium Mortgage Loans with higher mortgage interest rates, will have a negative effect on the yield to maturity of the
Offered Certificates. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered
Certificates.

      Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the
Pooling Agreement, including any optional termination of the Trust by the
Depositor. See "The Pooling Agreement -- Termination; Optional Purchase of
Mortgage Loans" in the prospectus for a description of the Depositor’s option to repurchase the Mortgage Loans when the aggregate Stated Principal Balance of the
Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the
Mortgage Loans as of the Cut-off Date. The Depositor may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties relating to such Mortgage Loans.
Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

      All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing the
Mortgage Loan. To the extent that the Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, the Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law.
However, the Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage
Loans, which in turn would affect the weighted average lives of the related classes of Offered Certificates.

      As described in this prospectus supplement under "Description of the
Certificates -- Principal," the Senior Prepayment Percentage for a group of the applicable Non-PO Percentage of principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of Senior Non-PO Certificates and Components of the group that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Senior
Non-PO Certificates and Components of that group and none (or less than their pro rata share) of those principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

                                      S-61

      Investors in the Class A-2 Certificates should also understand that if one-month LIBOR is greater than or equal to 6.600% per annum, the pass-through rates of the Class A-2 Components will remain at their maximum rate of 7.000%
per annum.

      Investors in the Class A-3 Certificates should understand that if one-month LIBOR is greater than or equal to 6.600% per annum, the Class A-3
Components will accrue interest at the minimum rate of 0.000% per annum. See "--
Yield on the Inverse Floating Rate Certificates" below.

      Investors in the Floating Rate and Inverse Floating Rate Certificates
should understand that the timing of changes in one-month LIBOR may affect the actual yields to such investors even if the average rate of one-month LIBOR is consistent with such investors’ expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Floating Rate or Inverse Floating Rate
Certificate.

Assumptions Relating to Tables

      The decrement tables set forth in Appendix B have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

            (a) each loan group consists of the hypothetical mortgage loans presented in Appendix C;

            (b) the initial Class Balances, Component Balances, notional amounts and pass-through rates for the Offered Certificates and Components are as set forth or described in the table beginning on page S-6 of this prospectus supplement;

            (c) there are no Net Interest Shortfalls, delinquencies or Realized
      Losses on the Mortgage Loans;

            (d) scheduled payments of principal and interest on the Mortgage
      Loans are received on the applicable Due Date beginning on January 1,
      2007;

            (e) prepayments are received, together with a full 30 days of interest, on the last day of each month beginning in December 2006;

            (f) the Mortgage Loans prepay at the indicated percentages of the
      PPC;

            (g) the Depositor does not exercise its option to purchase the
      Mortgage Loans and related property;

            (h) no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

            (i) the Certificates are issued on the Closing Date;

            (j) cash payments on the Certificates are received on the 25th day of each month beginning in January 2007 in accordance with the priorities and amounts described in this prospectus supplement under "Description of the Certificates";

            (k) for each loan group, the Administrative Fee Rate is 0.2575% per annum; and

            (l) the one-month LIBOR used to determine the pass-through rates of the Floating Rate Certificates and the Inverse Floating Rate Certificates
      remains constant at 5.32%.

      Although the characteristics of the mortgage loans for the decrement tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the

                                      S-62

Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the decrement tables.

Weighted Average Lives of the Offered Certificates

      Weighted average life of a class of Offered Certificates (other than the
Interest Only Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its Class Balance is distributed to investors. With respect to the
Class A-3 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of the Class Balance of the Class A-2
Certificates is distributed to investors. With respect to the Class CB-IO and
Class NC-IO Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until the date on which the sum of the Stated Principal Balances of the Premium
Mortgage Loans in the related loan group have been reduced to zero. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related loan group or loan groups, is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term
"prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the Offered
Certificates. The interaction of these factors may have different effects on each class of Offered Certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by these factors at various constant percentages of PPC, see the decrement tables set forth in Appendix B.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Prepayment Curve ("PPC"), which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. A 100%
PPC for each loan group assumes a prepayment rate of 6.00% CPR in the first month of the life of the mortgage loans and an increase of approximately
1.0909090909% CPR in each month thereafter until 18.00% CPR is reached in the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% PPC for each loan group assumes a constant prepayment rate of 18.00% CPR each month. "Constant Prepayment Rate" or
"CPR" represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. Neither PPC nor CPR purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The
Depositor is not aware of any existing statistics that provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

      The decrement tables set forth in Appendix B have been prepared on the basis of the Modeling Assumptions described above under "-- Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each loan group and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of initial Class Balances
(or initial notional amount, in the case of the Interest Only Certificates)
outstanding set forth in the decrement tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a loan group have characteristics that differ from those assumed in preparing the decrement tables, the Class Balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by the decrement tables.

                                      S-63

      Furthermore, the weighted average life information contained in the decrement tables is not necessarily indicative of the weighted average lives of the Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

      It is not likely that (i) all of the Mortgage Loans in a loan group will have the interest rates or remaining terms to maturity assumed or (ii) the
Mortgage Loans in a loan group will prepay at the indicated percentage of PPC until maturity. In addition, the diverse remaining terms to maturity of the
Mortgage Loans in a loan group (which include many recently originated Mortgage
Loans) could produce slower or faster reductions of the Class Balances or notional amount than indicated in the decrement tables at the various percentages of PPC specified.

      Based upon the Modeling Assumptions, the decrement tables in Appendix B indicate the projected weighted average life of each class of the Offered
Certificates and set forth the percentages of the initial Class Balance or notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of PPC.

Yield on the Inverse Floating Rate Certificates

      The significance of the effects of prepayment on the applicable Mortgage
Loans and changes in one-month LIBOR on the Class A-3 Certificates is illustrated in the applicable table in Appendix D, which shows the pretax yields
(on a corporate bond equivalent basis) to the holders of the Class A-3
Certificates under different constant percentages of PPC and rates of one-month
LIBOR. The yield of the Class A-3 Certificates set forth in the applicable table in Appendix D were calculated using the Modeling Assumptions (other than assumption (l) after the initial Interest Accrual Period) and the additional assumptions that (i) on the first LIBOR Determination Date and on each LIBOR
Determination Date thereafter, one-month LIBOR will be as indicated in the applicable table in Appendix D, (ii) the Class A-3 Certificates are purchased on the Closing Date at an assumed purchase price equal to 3.953125% of their initial notional amount, plus accrued interest from December 25, 2006 to (but not including) the Closing Date and (iii) the initial notional amount for the
Class A-3 Certificates applicable to the Distribution Date in January 2007 will be approximately $75,153,500.

      As indicated in the applicable table in Appendix D, the yield to investors in the Inverse Floating Rate Certificates will be extremely sensitive to changes in the rate of one-month LIBOR. Increases in one-month LIBOR may have a negative effect on the yield to investors in Inverse Floating Rate Certificates. In addition, investors in the Inverse Floating Rate Certificates which are also
Interest Only Certificates, should consider the risk that a rapid rate of repayment on the Mortgage Loans in either loan group or a high level of one-month LIBOR could result in a failure of such investors to fully recover their initial investment.

      It is not likely that the Mortgage Loans in both groups will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans in both groups will prepay at any of the rates shown in the applicable table in Appendix D or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of an Inverse Floating Rate Certificate and there can be no assurance that your pre-tax yield on the Inverse Floating Rate Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

      Changes in one-month LIBOR may not correlate with changes in prevailing mortgage interest rates. Each investor must make its own decision as to the appropriate interest rate assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

                                      S-64

      The yields set forth in the applicable table in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Inverse Floating Rate Certificates would cause that discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Inverse Floating Rate Certificates, plus accrued interest from December 25, 2006 to (but not including) the Closing Date indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Inverse Floating Rate Certificates and consequently does not purport to reflect the return on any investment in the
Inverse Floating Rate Certificates when such reinvestment rates are considered.

Yield on the Class CB-IO and Class NC-IO Certificates

      The Class CB-IO and Class NC-IO Certificates are Interest Only
Certificates and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

      The significance of the effects of prepayments on the applicable Mortgage
Loans is illustrated in the applicable tables in Appendix D, which show the pre-tax yields (on a corporate bond equivalent basis) to the holders of Class
CB-IO and Class NC-IO Certificates under different constant percentages of PPC.
The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class CB-IO and Class NC-IO Certificates are purchased on the Closing Date at assumed purchase prices equal to 16.00% and
16.00%, respectively, of their initial notional amounts, plus accrued interest from December 1, 2006 to (but not including) the Closing Date and that the initial notional amounts for the Class CB-IO and Class NC-IO Certificates applicable to the Distribution Date in January 2007 will be approximately
$16,553,726 and $4,429,341, respectively.

      The interest accrued on each Distribution Date on the Class CB-IO and
Class NC-IO Certificates is based on the aggregate of the Stated Principal
Balances of the Premium Mortgage Loans in the related loan group multiplied by a fraction, the numerator of which is equal to the weighted average of the Net
Mortgage Interest Rates of the Premium Mortgage Loans in the related loan group minus 6.250%, and the denominator of which is equal to 6.250%, the yield to maturity on the Class CB-IO and Class NC-IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments)
on such Premium Mortgage Loans in the related loan group.

      The Premium Mortgage Loans in a loan group will have higher Mortgage
Interest Rates than the other Mortgage Loans in the loan group. In general, mortgage loans with higher mortgage interest rates may tend to experience faster rates of prepayment in respect of principal than mortgage loans with lower mortgage interest rates in response to changes in market interest rates. As a result, the Premium Mortgage Loans in a loan group may prepay at a faster rate than the other Mortgage Loans in the loan group, resulting in a lower yield on the Class CB-IO and Class NC-IO Certificates than would be the case if the
Premium Mortgage Loans in a loan group prepaid at the same rate as the other
Mortgage Loans in the loan group. An investor in the Class CB-IO or Class NC-IO
Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.

      It is not likely that the applicable Mortgage Loans in each loan group will prepay at a constant rate until maturity, that all of the applicable
Mortgage Loans in each loan group will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the applicable
Mortgage Loans in each loan group will prepay at any of the rates shown in the applicable tables in Appendix D or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class CB-IO or Class NC-IO Certificate and your pre-tax yield on the Class CB-IO and Class NC-IO Certificates will likely not correspond to any of the pre-tax yields shown

                                      S-65

in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a
Class CB-IO or Class NC-IO Certificate.

      The yields set forth in the applicable tables in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class CB-IO and Class NC-IO
Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class CB-IO and Class
NC-IO Certificates indicated above plus accrued interest from December 1, 2006 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class CB-IO and Class
NC-IO Certificates and consequently does not purport to reflect the return on any investment in the Class CB-IO and Class NC-IO Certificates when such reinvestment rates are considered.

Yield on the Class 30-PO Certificates

      The Class 30-PO Certificates are Principal Only Certificates and, as such, will not be entitled to receive distributions of interest in respect of the
Mortgage Loans. As a result, the Class 30-PO Certificates will be offered at a substantial discount to their original Class Balance.

      The significance of the effects of prepayments on the Class 30-PO
Certificates is illustrated in the applicable table in Appendix D which show the pre-tax yields (on a corporate bond equivalent basis) to the holders of Class
30-PO Certificates under different constant percentages of PPC. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class 30-PO Certificates are purchased on the Closing Date at assumed purchase prices equal to 73.00%, of their initial Class Balance.

      As indicated in the applicable table in Appendix D, because the Class
30-PO Certificates represent the right to receive only a portion of the principal received with respect to the Discount Mortgage Loans in both loan groups, the yield to maturity on the Class 30-PO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments)
on the Discount Mortgage Loans.

      It is not likely that the Discount Mortgage Loans in each loan group will prepay at a constant rate until maturity, that all of the Discount Mortgage
Loans in each loan group will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage
Loans in each loan group will prepay at any of the rates shown in the applicable table in Appendix D or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by holders of the Class 30-PO Certificates and there can be no assurance that your pre-tax yield on your Class 30-PO Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 30-PO Certificate.

      The yields set forth in the applicable table in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 30-PO Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase prices of the Class 30-PO Certificates indicated above and (ii)
converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class 30-PO Certificates and consequently does not purport to reflect the return on any investment in the Class 30-PO Certificates when such reinvestment rates are considered.

                                      S-66

Yield on the Class 1-CB-R Certificate

      The after-tax rate of return to the holder of the Class 1-CB-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid relating to that Certificate. If you hold the Class 1-CB-R Certificate, you may have tax liabilities during the early years of each REMIC’s term that substantially exceed any distributions payable to you during that period. In addition, the present value of the tax liabilities relating to your Class 1-CB-R
Certificate may substantially exceed the present value of expected distributions on your Class 1-CB-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 1-CB-R
Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class
1-CB-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced on the Mortgage Loans.

      If you own the Class 1-CB-R Certificate, you are encouraged to consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 1-CB-R Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield on the Subordinate Certificates

      The weighted average life of, and the yield to maturity on, the
Subordinate Certificates, in descending order of their payment priority, will be progressively more sensitive to the rate and timing of defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. The
Non-PO Percentage of Realized Losses on the Mortgage Loans will be allocated to reduce the Class Balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under "Description of the Certificates
-- Allocation of Losses"), without the receipt of cash equal to the reduction.
In addition, shortfalls in cash available for distributions on the Subordinate
Certificates will result in a reduction in the Class Balance of the class of
Subordinate Certificates then outstanding lowest in order of payment priority if and to the extent that the sum of the Class Balances of all classes of Senior
Non-PO Certificates and Subordinate Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the aggregate Adjusted Pool Amount (Non-PO Portion). As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate
Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Non-PO Certificates, Net Interest
Shortfalls, other cash shortfalls in the Pool Distribution Amounts, distribution of funds to holders of the Class 30-PO Certificates available for distribution of funds to the Subordinate Certificates to the extent of reimbursement for PO
Deferred Amounts and distribution of funds to the Senior Non-PO Certificates as a result of cross-collateralization otherwise available for distribution on the
Subordinate Certificates. See "Description of the Certificates -- Allocation of
Losses" in this prospectus supplement.

      If on any Distribution Date, the Fractional Interest for any class of
Subordinate Certificates is less than its original Fractional Interest, principal distributions on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates higher in order of payment priority, thereby accelerating the amortization thereof relative to that of the classes junior to that class and reducing the weighted average lives of the classes of Subordinate Certificates receiving such distributions.
Accelerating the amortization of the classes of Subordinate Certificates higher in order of payment

                                      S-67

priority relative to the other classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

      Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each subsequent month until the 30th month. Beginning in the 30th month and in each subsequent month through the 60th month of the life of the mortgage loans,
100% SDA assumes a constant default rate of 0.60% per annum each month.
Beginning in the 61st month and in each subsequent month through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the applicable tables in Appendix D, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the applicable tables in Appendix D, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

      The applicable tables in Appendix D indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The applicable tables in Appendix D are based upon, among other things, the Modeling Assumptions
(other than the assumption that the Mortgage Loans experience no defaults) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month at the percentages of SDA set forth in the applicable tables.

      In addition, it was assumed that (i) Realized Losses on liquidations of
25% or 50% of the outstanding principal balance of the Liquidated Mortgage
Loans, as indicated in the applicable tables in Appendix D (referred to as a
"Loss Severity Percentage"), will occur at the time of liquidation and (ii) the
Class B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 100.00% and 90.625%, in each case, of their initial Class Balance plus accrued interest from December 1, 2006 to (but not including) the Closing Date.

      It is highly unlikely that the Mortgage Loans of a loan group will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized
Losses will be incurred according to one particular pattern. The assumed percentages of SDA and PPC and the Loss Severity Percentages shown in Appendix D are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the
Mortgage Loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the
Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D.

      The pre-tax yields to maturity appearing in the applicable tables in
Appendix D were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and
Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the sum of the assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above plus, in each case, accrued interest from December 1, 2006 to (but not including) the Closing Date.
In all cases, monthly rates were then converted to the corporate bond

                                      S-68

equivalent rates shown in the applicable tables in Appendix D. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently,
these yields do not purport to reflect the total return on any investment in the
Class B-2 and Class B-3 Certificates when reinvestment rates are considered.

      You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure fully to recover your investments.

USE OF PROCEEDS
---------------------------

      The Depositor will apply the net proceeds of the sale of the Offered
Certificates to the purchase of the Mortgage Loans from the Sponsor.

FEDERAL INCOME TAX CONSEQUENCES
-----------------------------------------------------------

      Elections will be made to treat the Trust as two separate "real estate mortgage investment conduits" (the "upper-tier REMIC" and the "lower-tier REMIC"
and each, a "REMIC") for federal income tax purposes under the Internal Revenue
Code of 1986, as amended (the "Code").

      o     The Certificates (other than the Class A-1, Class A-2, Class A-3,
             Class A-4, Class 30-PO and Class 1-CB-R Certificates) and each
             Component will be designated as "regular interests" in the upper-tier REMIC. All the Certificates (other than the Class 1-CB-R
             Certificate) are "Regular Certificates" for purposes of the following discussion.

      o     The Class 1-CB-R Certificate will be designated as the sole
             "residual interest" in each of the REMICs.

      See "Federal Income Tax Consequences -- Federal Income Tax Consequences
for REMIC Certificates" in the prospectus.

      In the opinion of Cadwalader, Wickersham & Taft LLP, the following discussion, together with the discussion under "Federal Income Tax Consequences"
in the prospectus, describes the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

Regular Certificates

      The Regular Certificates generally will be treated as debt instruments issued by the upper-tier REMIC for federal income tax purposes. Income on the
Regular Certificates must be reported under an accrual method of accounting.

      Although not free from doubt, the Class A-1, Class A-2, Class A-3, Class
A-4 and Class 30-PO Certificates should be each treated in the aggregate as one debt instrument having the cash flows equal to the cash flows of the related
Components. The Interest Only Certificates and Principal Only Certificates will, and the other classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences -- Federal
Income Tax Consequences for REMIC Certificates -- Taxation of

                                      S-69

Regular Certificates -- Original Issue Discount" in the prospectus. Certain other classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of
Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder’s purchase price and the distributions remaining to be made on the Certificate at the time of acquisition by the Certificateholder. A holder of any class of Certificates issued at a premium is encouraged to consult its tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences
-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular
Certificates -- Premium" in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage
Loans at a rate equal to 100% PPC. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

      The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

      o     the Regular Certificates will be treated as assets described in
             Section 7701(a)(19)(C) of the Code;

      o     the Regular Certificates will be treated as "real estate assets"
             within the meaning of Section 856(c)(5)(B) of the Code; and

      o     interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

      See "Federal Income Tax Consequences -- Federal Income Tax Consequences
for REMIC Certificates -- Status of REMIC Certificates" in the prospectus.

Residual Certificate

      If you hold the Class 1-CB-R Certificate, you must include the taxable income or loss of each REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-CB-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset this income from any REMIC. You also generally must account separately for your interest in each REMIC and you may not offset income from one REMIC with losses from another REMIC.

      You should consider carefully the tax consequences of any investment in the Class 1-CB-R Certificate discussed in the prospectus and you are encouraged to consult your tax advisors regarding those consequences. See "Federal Income
Tax Consequences" in the prospectus. Specifically, you are encouraged to consult your tax advisors regarding whether, at the time of acquisition, the Class
1-CB-R Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income Tax Consequences --
Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual
Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates --
Noneconomic Residual Interests," "-- Foreign Investors" and "-- Mark to Market
Regulations" in the prospectus. Additionally, for information regarding
Prohibited Transactions, see "Federal Income Tax Consequences -- Federal Income
Tax Consequences for REMIC Certificates -- Taxes That May Be Imposed on the
REMIC Pool -- Prohibited Transactions" in the prospectus.

                                      S-70

Backup Withholding and Reporting Requirements

      Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding at a rate of 28% (increasing to 31% after 2010) on interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the
Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences --
Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding" in
the prospectus.

      The Trustee will be required to report annually to the IRS and to each
Certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record of the
Offered Certificates (other than the Class 1-CB-R Certificate) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on the
Offered Certificates from Participants rather than from the Trustee. The
Trustee, however, will respond to requests for necessary information to enable
Participants and certain other persons to complete their reports. See "Federal
Income Tax Consequences -- Federal Income Tax Consequences for REMIC
Certificates -- Reporting Requirements" in the prospectus.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

ERISA CONSIDERATIONS
-------------------------------------

      A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the
Code or Similar Law. See "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor has extended to the Underwriter an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

      For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations --
Administrative Exemptions -- Individual Administrative Exemptions" in the
prospectus.

      The Exemption may cover the acquisition and holding of the Senior
Certificates (other than the 1-CB-R and Class A-4 Certificates) by the Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

                                      S-71

      Because (i) the Subordinate Certificates are subordinated to the Senior
Certificates and because some of the Mortgage Loans have Loan-to-Value Ratios in excess of 100% and (ii) after the Subordinate Certificates are no longer outstanding, the Class 1-A-4 Component is subordinated to the Class 1-CB-1
Certificates and the Class 1-A-1 and Class 1-A-2 Components with respect to principal losses and because some of the Group 1 Mortgage Loans have
Loan-to-Value Ratios in excess of 100%, none of the Class A-4 Certificates or the Subordinate Certificates may be transferred unless the transferee has delivered (i) a representation letter to the Trustee stating that either the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or, subject to the conditions described in this prospectus supplement, the source of funds used to purchase the Class
A-4 and Subordinate Certificates is an "insurance company general account" or
(ii) an opinion of counsel and such other documentation as described in this prospectus supplement under "Description of the Certificates -- Restrictions on
Transfer of the Class A-4 Certificates and Subordinate Certificates." Any
transferee of a Class A-4 or Subordinate Certificate that does not comply with either clause (i) or clause (ii) of the preceding sentence will be deemed to have made one of the representations described in clause (i) of the preceding sentence.

      Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of
PTE 83-1 described under "ERISA Considerations" in the prospectus and the
Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the
Plan’s investment portfolio.

      The Class 1-CB-R Certificate may not be purchased by or transferred to a
Plan or a person acting on behalf of or investing assets of a Plan. See
"Description of the Certificates -- Restrictions on Transfer of the Class 1-CB-R
Certificate" in this prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS
-----------------------------------------------------

      The Trustee will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Pool and certain other information, as set forth in the Pooling Agreement, required under Item 1121 of Regulation AB
(17 CFR 229.1121) as described under "The Pooling Agreement -- Reports to
Certificateholders" in the prospectus. In addition, the Trustee and the Servicer will furnish to the Depositor and the Trustee the compliance statements, assessments and attestation reports in accordance with Item 1122 and 1123 of
Regulation AB (17 CFR 229.1122 and 229.1123) detailed under "Servicing of the
Mortgage Loans -- Evidence as to Compliance" in the prospectus.

      Copies of these statements and reports will be filed on Forms 10-D and
10-K with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

      The Trustee will make the statement described in the prospectus under "The
Pooling Agreement -- Reports to Certificateholders" available each month to
Certificateholders and the other parties to the Pooling Agreement via the
Trustee’s internet website. The Trustee will also make the Periodic Reports described in the prospectus under "Where You Can Find More Information" relating to the Issuing Entity available through its website promptly after they are filed with the SEC (which may not be the same day).

                                      S-72

The Trustee’s internet website will initially be located at "www.ctslink.com."
Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                                      S-73

METHOD OF DISTRIBUTION
-----------------------------------------

      Subject to the terms and conditions of the underwriting agreement among the Depositor, the Underwriter and the Sponsor, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the
Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 101.275% of the aggregate initial Class Balance of those Certificates, before deducting expenses estimated at approximately $389,182 payable by the Depositor.

      Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters and the difference between the purchase price for the
Offered Certificates paid to the Depositor and the proceeds from the sale of the
Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

      The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

      The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The Underwriter is an affiliate of the Depositor, the Sponsor, the
Servicer and the Counterparty, and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

LEGAL MATTERS
-------------------------

      The legality of, and certain federal income tax matters related to the
Offered Certificates, will be passed upon for the Depositor and Underwriter by
Cadwalader, Wickersham & Taft LLP, New York, New York.

CERTIFICATE RATINGS
----------------------------------

      At their issuance, each class of Offered Certificates is required to receive from Moody’s Investors Service, Inc. ("Moody’s") and Fitch Ratings
("Fitch") at least the rating set forth in the table beginning on page S-6 of this prospectus supplement.

      Moody’s and Fitch’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the
Offered Certificates. Moody’s and Fitch’s ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the
Mortgage Loans.

                                      S-74

      Moody’s and Fitch’s ratings do not address the possibility that, because the Interest Only Certificates are extremely sensitive to principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment. Moody’s and Fitch’s ratings on the Principal Only Certificates only address the return of the principal balance of those Certificates and do not address the possibility that a slower than anticipated rate of prepayments may adversely affect the yield to investors. Fitch’s rating on the Class 1-CB-R
Certificate does not address the likelihood of a return to investors other than to the extent of its Class Balance and interest at its pass-through rate.

      The Depositor has not requested a rating of any class of Offered
Certificates by any rating agency other than Moody’s and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned. The rating assigned by any other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Moody’s and Fitch.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      In addition, the rating agencies that assign the initial ratings to the
Offered Certificates will monitor those ratings for so long as the Offered
Certificates remain outstanding.

                                      S-75

INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS
---------------------------------------------------------------------------

Adjusted Pool Amount..................................................................S-55
Adjusted Pool Amount (Non-PO Portion)..................................S-56
Adjusted Pool Amount (PO Portion)...........................................S-56
Administrative Fee Rate.................................................................S-39
Administrative Fees........................................................................S-39
Bank of America..............................................................................S-35
Bankruptcy Losses.........................................................................S-55
BBA...................................................................................................S-46
BPP Mortgage Loans.....................................................................S-12
Class 1-A-3 Notional Amount.......................................................S-45
Class 2-A-3 Notional Amount.......................................................S-45
Class Balance...................................................................................S-45
Class CB-IO Notional Amount......................................................S-45
Class NC-IO Notional Amount.....................................................S-45
Closing Date......................................................................................S-9
Code.................................................................................................S-69
Compensating Interest..................................................................S-39
Component Balance......................................................................S-46
Constant Prepayment Rate..........................................................S-63
Corporate Trust Office.................................................................S-37
CPR..................................................................................................S-63
Credit Scores..................................................................................S-12
Cut-off Date.....................................................................................S-9
Debt Service Reduction...............................................................S-55
Deficient Valuation.......................................................................S-55
Depositor.........................................................................................S-9
Determination Date.........................................................................S-9
Discount Mortgage Loans..........................................................S-47
Distribution Date............................................................................S-9
ERISA.............................................................................................S-71
Exemption.......................................................................................S-71
Fitch................................................................................................S-74
Fractional Interest.........................................................................S-52
FSMA...............................................................................................S-5
Group 1 Discount Mortgage Loan.............................................S-47
Group 1 Premium Mortgage Loan..............................................S-47
Group 2 Discount Mortgage Loan.............................................S-47
Group 2 Premium Mortgage Loan..............................................S-47
Interest Accrual Period................................................................S-45
Interest Distribution Amount.....................................................S-43
Interest Only Mortgage Loans...................................................S-13
Interest Settlement Rate...............................................................S-46
Issuing Entity..................................................................................S-9
LIBOR Based Interest Accrual Period.......................................S-45
LIBOR Determination Date..........................................................S-46
Liquidated Mortgage Loan.........................................................S-55
Liquidation Proceeds...................................................................S-42
Loan-to-Value Ratio.....................................................................S-12
Loss Severity Percentage............................................................S-68
Modeling Assumptions..............................................................S-62
Moody’s........................................................................................S-74

                                      S-76

Mortgage Loan Purchase Agreement.......................................S-34
Mortgage Loans...........................................................................S-12
Mortgage Pool..............................................................................S-12
Net Interest Shortfall....................................................................S-44
Net Mortgage Interest Rate........................................................S-46
Non-PO Percentage......................................................................S-47
Non-PO Principal Amount...........................................................S-47
Non-Supported Interest Shortfall...............................................S-44
Original Subordinate Principal Balance.....................................S-50
Plan..................................................................................................S-71
PO Deferred Amount....................................................................S-54
PO Percentage...............................................................................S-47
PO Principal Amount....................................................................S-51
PO Principal Distribution Amount..............................................S-51
Pool Distribution Amount............................................................S-41
Pool Distribution Amount Allocation........................................S-43
Pool Principal Balance...................................................................S-49
Pool Principal Balance (Non-PO Portion)...................................S-49
Pooling Agreement........................................................................S-38
PPC...................................................................................................S-63
Premium Mortgage Loans.............................................................S-47
Prepayment Interest Shortfall.......................................................S-39
Realized Loss...................................................................................S-55
Record Date.......................................................................................S-9
Recovery..........................................................................................S-55
Regular Certificates.........................................................................S-69
Regular Interest Accrual Period....................................................S-44
Relevant Implementation Date........................................................S-4
Relevant Member State....................................................................S-4
Relevant Persons..............................................................................S-5
Relief Act Reduction......................................................................S-44
REMIC..............................................................................................S-69
REMIC Regulations........................................................................S-57
Reserve Interest Rate.....................................................................S-46
Scheduled Principal Payments......................................................S-48
SDA..................................................................................................S-68
Senior Credit Support Depletion Date.........................................S-49
Senior Percentage...........................................................................S-49
Senior Prepayment Percentage.....................................................S-50
Senior Principal Distribution Amount.........................................S-49
Servicer..............................................................................................S-9
Servicing Fee...................................................................................S-39
Servicing Fee Rate..........................................................................S-39
Similar Law.......................................................................................S-71
Sponsor.............................................................................................S-9
Subordinate Percentage................................................................S-49
Subordinate Prepayment Percentage..........................................S-51
Subordinate Principal Distribution Amount...............................S-52
Telerate page 3750..........................................................................S-46
Total Senior Percentage................................................................S-50
Total Subordinate Percentage......................................................S-51
Trust.................................................................................................S-36
Trustee...............................................................................................S-9
Trustee Fee......................................................................................S-39
Trustee Fee Rate.............................................................................S-39
U.S. Person......................................................................................S-58

                                      S-77

Undercollateralized Amount.........................................................S-53
Undercollateralized Group.............................................................S-53
Underwriter......................................................................................S-34
Unscheduled Principal Payments................................................S-48
Wells Fargo Bank...........................................................................S-37

                                      S-78

                         Appendix A - Mortgage Loan Data

Group 1 Mortgage Loan Data

      The following tables set forth certain characteristics of the group 1
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                                                                                         All Group 1                Group 1 Discount               Group 1 Premium
                                                                                  Mortgage Loans                Mortgage Loans               Mortgage Loans
                                                                                  -----------------------             ------------------------              -----------------------

Number of Mortgage Loans.............................               1,938                                      534                                      1,404
Aggregate Stated Principal Balance(1)...........        $282,768,191                         $84,176,287                        $198,591,903
Range of Original Terms to Stated Maturity..   240 to 360 months            240 to 360 months              240 to 360 months
Range of Stated Principal Balances(1).............   $15,176 to $719,380          $26,526 to $573,219            $15,176 to $719,380
Average Stated Principal Balance(1)...............            $145,907                              $157,633                             $141,447
Latest Stated Maturity Date.............................      December 1, 2036              December 1, 2036              December 1, 2036
Range of Mortgage Interest Rates..................        5.500% to 8.125%             5.500% to 6.500%              6.625% to 8.125%
Weighted Average Mortgage Interest Rate(1)...             6.831%                               6.364%                               7.028%
Range of Remaining Terms to Stated
   Maturity..............................................................       238 to 360 months             238 to 360 months             238 to 360 months
Weighted Average Remaining Term to Stated
   Maturity(1)..........................................................            358 months                        357 months                     358 months
Range of Original Loan-to-Value Ratios............          14.08% to 103.00%         15.07% to 101.89%             14.08% to 103.00%
Weighted Average Original Loan-to-Value
   Ratio(1).................................................................                 76.13%                              75.72%                              76.31%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in
   Excess of 5% of the Aggregate Stated
   Principal Balance(1)
          Florida............................................................                17.63%                               14.06%                              19.15%
          California.......................................................                11.14%                               13.60%                              10.10%
          Texas.............................................................                   9.56%                               12.44%                                8.34%
          North Carolina.............................................                   5.82%                                  8.53%                                 *
          Georgia.........................................................                   5.34%                                  6.52%                                 *

---------

(1)   Approximate.

*     Less than 5% of the aggregate Stated Principal Balance.

                      Occupancy of Mortgaged Properties(1)

                                                                                                  Aggregate Stated              % of Group 1 Cut-off
                                                      Number of Group 1      Principal Balance as of         Date Pool Principal
Occupancy                                      Mortgage Loans          Cut-off Date                                Balance
-----------------------------------------    ----------------------     -------------------------------        -------------------------------

Primary Residence .....................               1,018                      $173,408,868.39                          61.33%
Investor Property .......................                 824                          93,239,543.76                          32.97
Second Home ..............................                  96                          16,119,778.57                             5.70
-----------------------------------------    ----------------------     -------------------------------        -------------------------------
         Total: ...................................               1,938                     $282,768,190.72                        100.00%
========================   =============    ==================       ==================

--------------------

(1)   Based solely on representations of the mortgagor at the time of origination of the related group 1 Mortgage Loan.

                                      A-1

                                 Property Types

                                                                                                        Aggregate Stated          % of Group 1 Cut-off
                                                                Number of Group 1   Principal Balance as of      Date Pool Principal
Property Type                                        Mortgage Loans          Cut-off Date                           Balance
----------------------------------------------    ------------------------   ------------------------------      -----------------------------

Single Family Residence .................               1,317                    $184,099,043.75                          65.11%
PUD - Detached ................................                 179                        31,963,184.97                           11.30
Condominium - Low .........................                 165                        20,895,930.78                             7.39
2-Family .............................................                    98                        14,531,514.36                            5.14
4-Family .............................................                    28                          6,488,726.80                            2.29
PUD -- Attached ..............................                    45                          5,710,669.14                             2.02
Condominium -- High ......................                    31                          5,482,858.34                             1.94
Townhouse ......................................                    33                           4,839,446.09                             1.71
3-Family .............................................                   17                           4,750,212.80                              1.68
Condotel ...........................................                    25                           4,006,603.69                             1.42
---------------------------------------------     -------------------------  ------------------------------      -----------------------------
         Total: ........................................               1,938                         $282,768,190.72                      100.00%
==========================    ==============   =================      =================

                             Mortgage Loan Purposes

                                                                                                             Aggregate Stated           % of Group 1 Cut-off
                                                                 Number of Group 1      Principal Balance as of       Date Pool Principal
Purpose                                                  Mortgage Loans                     Cut-off Date                           Balance
----------------------------------------------    -------------------------      --------------------------------    -----------------------------

Purchase .............................................                   1,193                      $168,028,141.35                          59.42%
Refinance -- Cashout(1) ...................                      560                           85,323,779.48                          30.17
Refinance -- Rate/Term(2) ................                      185                          29,416,269.89                          10.40
----------------------------------------------    -------------------------      --------------------------------    -----------------------------
         Total: ..........................................                   1,938                      $282,768,190.72                       100.00%
==========================    ===============     ==================     =================

--------------------

(1)   "Refinance -- Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2)   "Refinance -- Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

                               Documentation Type

                                                                                                                              Aggregate Stated             % of Group 1 Cut-off
                                                                                Number of Group 1        Principal Balance as of          Date Pool Principal
Documentation Type                                             Mortgage Loans              Cut-off Date                              Balance
--------------------------------------------------------    --------------------------        --------------------------------      -----------------------------

Standard ...........................................................                797                                   $115,322,993.21                      40.78%
Accelerated -- Stated ......................................                441                                       86,751,462.42                      30.68
Accelerated -- PaperSaver(R)/Threshold ....                402                                        39,505,965.76                     13.97
Desktop Underwriter(R)/Loan Prospector(R)             154                                       18,477,645.79                       6.53
Accelerated -- Stated Income/Stated Asset                  50                                         7,901,395.78                       2.79
Accelerated -- No Ratio ..................................                  43                                         7,753,082.98                       2.74
Accelerated -- Reduced ..................................                  32                                         3,944,905.92                       1.40
Accelerated -- Rapid ........................................                 10                                          1,663,394.61                       0.59
Accelerated -- All Ready Home .....................                   9                                          1,447,344.25                       0.51
---------------------------------------------------------   --------------------------        --------------------------------     ------------------------------
         Total .........................................................              1,938                                   $282,768,190.72                  100.00%
=================================   ===============      ===================    =================

                                      A-2

            Geographical Distribution of the Mortgaged Properties(1)

                                                                                                        Aggregate Stated          % of Group 1 Cut-off
                                                                Number of Group 1   Principal Balance as of      Date Pool Principal
Geographical Area                                 Mortgage Loans          Cut-off Date                           Balance
----------------------------------------------    ------------------------   ------------------------------      -----------------------------

Alabama ..................................                             3                              $263,680.83                            0.09%
Arizona ...................................                           44                              7,191,402.67                           2.54
Arkansas ................................                           21                              2,107,642.87                           0.75
California ................................                         143                            31,507,916.83                         11.14
Colorado .................................                           18                              2,997,502.60                           1.06
Connecticut ............................                           16                              2,578,678.46                           0.91
District of Columbia ...............                            9                              2,225,088.77                           0.79
Florida .....................................                        315                             49,862,100.58                          17.63
Georgia .....................................                       114                              5,093,253.96                            5.34
Hawaii ......................................                            9                             1,482,619.00                             0.52
Idaho ........................................                         18                              1,917,929.11                             0.68
Illinois .......................................                        61                            11,086,537.68                             3.92
Indiana ......................................                       10                                 696,828.62                             0.25
Iowa ..........................................                        11                              1,074,212.15                             0.38
Kansas ......................................                       27                               2,611,785.52                            0.92
Kentucky ...................................                       4                                   410,341.74                            0.15
Louisiana ...................................                       3                                   220,226.78                            0.08
Maine ..........................................                    11                                2,004,019.10                            0.71
Maryland ....................................                    62                                9,577,083.37                            3.39
Massachusetts ...........................                   18                               4,368,669.17                             1.54
Michigan ....................................                    17                                2,376,386.61                             0.84
Minnesota ..................................                    15                                2,511,804.53                             0.89
Mississippi ................................                       1                                  119,896.68                              0.04
Missouri ....................................                     64                                7,692,672.75                              2.72
Montana .....................................                      1                                   109,418.56                              0.04
Nebraska .....................................                     5                                   458,255.87                               0.16
Nevada ........................................                   17                                2,807,390.86                               0.99
New Hampshire ..........................                     3                                   446,621.16                               0.16
New Jersey .................................                    33                                7,700,496.56                              2.72
New Mexico ...............................                    19                                2,222,901.84                               0.79
New York ...................................                    54                                 9,727,544.11                              3.44
North Carolina ..........................                  143                              16,458,231.36                              5.82
North Dakota .............................                      1                                   139,642.48                              0.05
Ohio .............................................                   15                                1,598,446.49                               0.57
Oklahoma ...................................                    40                                4,015,464.25                               1.42
Oregon ........................................                    21                                3,753,129.91                              1.33
Pennsylvania ..............................                   51                                6,993,692.52                              2.47
Rhode Island ..............................                     5                                    795,603.63                              0.28
South Carolina ...........................                   78                                 9,982,294.59                              3.53
Tennessee ..................................                   39                                 4,128,827.35                              1.46
Texas ...........................................                 241                               27,038,398.74                              9.56
Utah ............................................                   10                                  1,323,084.64                              0.47
Vermont ......................................                     7                                  1,099,998.19                              0.39
Virginia .......................................                   68                                  8,558,859.34                               3.03
Washington ...............................                  45                                  7,608,424.79                               2.69
West Virginia ............................                     2                                     175,781.43                               0.06
Wisconsin ................................                    26                                  3,647,401.67                               1.29
----------------------------------------     -----------------------------   -----------------------------   ---------------------------------
         Total: ..................................            1,938                             $282,768,190.72                           100.00%
=======================    =================   ================   ===================

--------------------

(1)   As of the Cut-off Date, no more than approximately 0.28% of the group 1
        Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                                      A-3

                   Current Mortgage Loan Principal Balances(1)

                                                                                                                                  Aggregate Stated          % of Group 1 Cut-off
                                                                                 Number of Group 1       Principal Balance as of      Date Pool Principal
Current Mortgage Loan Principal Balances       Mortgage Loans                     Cut-off Date                           Balance
--------------------------------------------------------       ------------------------        ------------------------------      -----------------------------

$0.01 to $50,000.00 ...........................                                    147                               $5,535,084.95                         1.96%
$50,000.01 to $100,000.00 ................                                    556                               43,142,958.33                       15.26
$100,000.01 to $150,000.00 ...............                                   547                               67,349,504.21                       23.82
$150,000.01 to $200,000.00 ...............                                   276                               48,183,391.07                       17.04
$200,000.01 to $250,000.00 ...............                                   167                               37,776,816.47                       13.36
$250,000.01 to $300,000.00 ...............                                     98                               26,925,882.59                         9.52
$300,000.01 to $350,000.00 ...............                                     63                               20,276,023.42                         7.17
$350,000.01 to $400,000.00 ...............                                    57                                21,439,320.83                         7.58
$400,000.01 to $450,000.00 ...............                                    19                                  7,937,182.41                         2.81
$450,000.01 to $500,000.00 ...............                                      5                                  2,399,815.83                         0.85
$500,000.01 to $550,000.00 ...............                                      1                                      509,611.93                        0.18
$550,000.01 to $600,000.00 ...............                                      1                                      573,218.59                        0.20
$700,000.01 to $750,000.00 ...............                                      1                                      719,380.09                        0.25
--------------------------------------------------------       ---------------------------    ------------------------------      -----------------------------
         Total: .........................................                                1,938                             $282,768,190.72                 100.00%
================================       ===============     =================       ================

--------------------

(1)   As of the Cut-off Date, the average outstanding principal balance of the group 1 Mortgage Loans is expected to be approximately $145,907.22.

                        Original Debt-to-Income Ratios(1)

                                                                                                             Aggregate Stated            % of Group 1 Cut-off
                                                               Number of Group 1         Principal Balance as of      Date Pool Principal
Original Debt-to-Income Ratios          Mortgage Loans                     Cut-off Date                        Balance
------------------------------------------       --------------------------        ------------------------------      -----------------------------

Not Calculated ...........................                      13                                   $2,190,303.12                          0.77%
0.01% to 10.00% ..........................                    52                                      4,771,546.52                         1.69
10.01% to 20.00% .........................                 175                                    20,949,244.09                         7.41
20.01% to 30.00% .........................                 347                                    47,806,367.98                       16.91
30.01% to 40.00% .........................                 648                                    97,317,154.54                       34.42
40.01% to 50.00% .........................                 464                                    75,419,513.87                       26.67
50.01% to 60.00% .........................                 216                                    31,329,145.57                       11.08
60.01% to 70.00% .........................                   22                                      2,902,538.25                         1.03
70.01% to 80.00% .........................                     1                                           82,376.78                         0.03
------------------------------------------       --------------------------        ------------------------------      -----------------------------
         Total: ..........................                         1,938                                $282,768,190.72                    100.00%
========================       ===============        =================     =================

--------------------

(1)   As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the group 1 Mortgage Loans (other than the group 1 Mortgage
        Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 36.60%.

                                      A-4

                        Original Loan-to-Value Ratios(1)

                                                                                                                      Aggregate Stated          % of Group 1 Cut-off
                                                                       Number of Group 1        Principal Balance as of      Date Pool Principal
Original Loan-to-Value Ratios                   Mortgage Loans                     Cut-off Date                           Balance
------------------------------------------------       --------------------------       ------------------------------      -----------------------------
10.01% to 15.00% .........................                              3                                      $206,924.49                          0.07%
15.01% to 20.00% .........................                              8                                       605,110.57                           0.21
20.01% to 25.00% .........................                              4                                       192,570.82                           0.07
25.01% to 30.00% .........................                            11                                    1,166,416.24                           0.41
30.01% to 35.00% .........................                            15                                    1,666,955.65                           0.59
35.01% to 40.00% .........................                            25                                    3,618,298.05                           1.28
40.01% to 45.00% .........................                           32                                     3,547,886.74                           1.25
45.01% to 50.00% .........................                           41                                     6,462,674.31                           2.29
50.01% to 55.00% .........................                           46                                     7,158,800.28                           2.53
55.01% to 60.00% .........................                           47                                     8,480,756.48                           3.00
60.01% to 65.00% .........................                           52                                     8,623,985.95                           3.05
65.01% to 70.00% .........................                         123                                   18,026,373.79                           6.37
70.01% to 75.00% .........................                        163                                    27,030,271.97                           9.56
75.01% to 80.00% .........................                        965                                  143,149,046.39                         50.62
80.01% to 85.00% .........................                          52                                      7,197,624.48                           2.55
85.01% to 90.00% .........................                        228                                    28,790,831.66                         10.18
90.01% to 95.00% .........................                        111                                    15,352,282.68                           5.43
95.01% to 100.00% ........................                          6                                          970,675.67                          0.34
100.01% to 103.00% .......................                         6                                          520,704.50                          0.18
------------------------------------------------       --------------------------       ------------------------------      -----------------------------
         Total ...........................                               1,938                                  $282,768,190.72                  100.00%
===========================        ===============       =================      ================

--------------------

(1)   As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the group 1 Mortgage Loans is expected to be approximately
        76.13%.

                           Mortgage Interest Rates(1)

                                                                                                                Aggregate Stated            % of Group 1 Cut-off
                                                                    Number of Group 1      Principal Balance as of         Date Pool Principal
Mortgage Interest Rates                          Mortgage Loans               Cut-off Date                       Balance
------------------------------------------            -------------------------      ------------------------------         ----------------------------

5.251% to 5.500% .........................                          1                                $139,612.98                                  0.05%
5.501% to 5.750% .........................                         4                                   400,506.56                                  0.14
5.751% to 6.000% .........................                       46                                7,128,281.43                                  2.52
6.001% to 6.250% .........................                     103                              15,411,263.30                                  5.45
6.251% to 6.500% .........................                     380                               61,096,623.15                               21.61
6.501% to 6.750% .........................                     402                               59,237,438.52                               20.95
6.751% to 7.000% .........................                     457                               67,687,759.41                               23.94
7.001% to 7.250% .........................                     242                               32,802,427.43                               11.60
7.251% to 7.500% .........................                     184                               22,134,736.75                                 7.83
7.501% to 7.750% .........................                       61                                 9,161,285.66                                 3.24
7.751% to 8.000% .........................                       57                                 7,272,449.16                                 2.57
8.001% to 8.250% .........................                         1                                    295,806.37                                 0.10
------------------------------------------            -------------------------      ------------------------------         ----------------------------
         Total ...........................                             1,938                            $282,768,190.72                          100.00%
========================           ==============        =================         ================

--------------------

(1)   As of the Cut-off Date, the weighted average mortgage interest rate of the group 1 Mortgage Loans is expected to be approximately 6.831% per annum.

                                      A-5

                      Number of Months Since Origination(1)

                                                                                                                        Aggregate Stated              % of Group 1 Cut-off
                                                                       Number of Group 1          Principal Balance as of           Date Pool Principal
Months Since Origination                         Mortgage Loans                      Cut-off Date                                Balance
-----------------------------------------                -------------------------           ------------------------------           -----------------------------

1 to 2 months ............................                   1,090                   $159,280,690.54                              56.33%
3 to 4 months ............................                     818                      116,874,935.28                              41.33
5 to 6 months ............................                         3                             518,138.85                                0.18
9 to 10 months ...........................                    3                             768,468.46                                0.27
11 to 12 months ..........................                       5                          1,130,609.25                                0.40
13 to 14 months ..........................                       5                          1,110,140.42                                0.39
15 to 16 months ..........................                       7                          1,805,341.73                                0.64
17 to 18 months ..........................                       4                             787,339.43                                0.28
19 to 20 months ..........................                       2                             377,818.28                                0.13
21 to 22 months ..........................                       1                             114,708.48                                0.04
-----------------------------------------        -------------------------           ------------------------------           -----------------------------
         Total: ..........................                         1,938                   $282,768,190.72                            100.00%
=======================                 ==============            =================           ================

--------------------

(1)   As of the Cut-off Date, the weighted average number of months since origination of the group 1 Mortgage Loans is expected to be approximately
        2.61 months.

                               Remaining Terms(1)

                                                                                                                 Aggregate Stated              % of Group 1 Cut-off
                                                               Number of Group 1          Principal Balance as of           Date Pool Principal
Remaining Terms                                Mortgage Loans                      Cut-off Date                            Balance
------------------------------------------       -------------------------           -------------------------------         ------------------------------

221 to 240 months ........................                      5                                     $695,060.34                                 0.25%
281 to 300 months ........................                    17                                    2,323,172.64                                 0.82
341 to 360 months ........................               1,916                                279,749,957.74                               98.93
------------------------------------------       -------------------------           -------------------------------         ------------------------------
         Total: ..........................                          1,938                              $282,768,190.72                            100.00%
========================       ==============            =================           =================

--------------------

(1)   As of the Cut-off Date, the weighted average remaining term to stated
        maturity of the group 1 Mortgage Loans is expected to be approximately 358 months.

                           Credit Scores of Mortgagors

                                                                                                        Aggregate Stated            % of Group 1 Cut-off
                                                          Number of Group 1        Principal Balance as of        Date Pool Principal
Credit Scores                                  Mortgage Loans                     Cut-off Date                             Balance
-------------------------------------        --------------------------        ------------------------------       -----------------------------

801 to 850 ...............................                     63                                    $7,446,836.21                           2.63%
751 to 800 ...............................                   489                                    69,617,844.17                         24.62
701 to 750 ...............................                   556                                    77,293,616.53                         27.33
651 to 700 ...............................                   641                                    99,367,083.80                         35.14
601 to 650 ...............................                   180                                    27,188,822.39                           9.62
Not Scored ..............................                     9                                      1,853,987.62                           0.66
-------------------------------------        --------------------------        ------------------------------       -----------------------------
         Total: ..........................                   1,938                                   $282,768,190.72                   100.00%
=====================        ===============        =================        ================

                                      A-6

Group 2 Mortgage Loan Data

      The following tables set forth certain characteristics of the group 2
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                                                                                                 All Group 2                         Group 2 Discount             Group 2 Premium
                                                                                             Mortgage Loans                    Mortgage Loans              Mortgage Loans
                                                                                             -----------------------                   -----------------------             -----------------------

Number of Mortgage Loans.....................                                   77                                              11                                         66
Aggregate Stated Principal Balance(1)........                    $53,692,165                                 $10,423,481                       $43,268,684
Range of Original Terms to Stated Maturity...               360 months                                360 months                        360 months
Range of Stated Principal Balances(1)........              $419,672 to $2,078,120           $439,483 to $2,078,120       $419,672 to $1,498,770
Average Stated Principal Balance(1)..........                            $697,301                                   $947,589                           $655,586
Latest Stated Maturity Date..................                          December 1, 2036                    November 1, 2036             December 1, 2036
Range of Mortgage Interest Rates.............                    5.750% to 8.125%                   5.750% to 6.500%             6.625% to 8.125%
Weighted Average Mortgage Interest Rate(1)...                  6.992%                                        6.348%                              7.147%
Range of Remaining Terms to Stated
   Maturity..................................                                           357 to 360 months                     357 to 359 months          357 to 360 months
Weighted Average Remaining Term to Stated
   Maturity(1)...............................                                                  359 months                             359 months                      359 months
Range of Original Loan-to-Value Ratios.......                      30.67% to 90.00%                  44.46% to 80.00%           30.67% to 90.00%
Weighted Average Original Loan-to-Value
   Ratio(1)..................................                                                          71.59%                                     67.72%                                 72.52%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in
   Excess of 5% of the Aggregate Stated
   Principal Balance(1)
          California.........................                                                                36.55%                                 44.27%                                 34.69%
          Florida............................                                                                  14.89%                                 19.17%                                13.86%
          Missouri...........................                                                                  8.71%                                 19.94%                                 6.00%
          New York...........................                                                                 5.77%                                   5.18%                                5.91%
          New Jersey.........................                                                                    *                                       6.59%                                     *

---------

(1)   Approximate.

*     Less than 5% of the aggregate Stated Principal Balance.

                      Occupancy of Mortgaged Properties(1)

                                                                                                       Aggregate Stated                  % of Group 2 Cut-off
                                                             Number of Group 2        Principal Balance as              Date Pool Principal
Occupancy                                         Mortgage Loans               of Cut-off Date                              Balance
-----------------------------------------      ------------------------          ---------------------------             ------------------------------

Primary Residence ......................                   61                                   $43,286,397.81                          80.62%
Investor Property ........................                  10                                       5,828,620.80                          10.86
Second Home ..............................                    6                                        4,577,146.79                           8.52
-----------------------------------------      -----------------                    --------------------------              ------------------------------
         Total: ....................................                  77                                   $53,692,165.40                        100.00%

--------------------

(1)   Based solely on representations of the mortgagor at the time of origination of the related group 2 Mortgage Loan.

                                      A-7

                                 Property Types

                                                                                                                  Aggregate Stated              % of Group 2 Cut-off
                                                                    Number of Group 2             Principal Balance as           Date Pool Principal
Property Type                                            Mortgage Loans                of Cut-off Date                            Balance
-----------------------------------------------      -------------------------            ----------------------------        ------------------------------

Single Family Residence ..................                   58                                   $41,717,326.47                          77.70%
PUD - Detached ................................                     6                                       4,312,648.70                            8.03
Condominium -- High ......................                     6                                        3,467,064.12                           6.46
2-Family .............................................                     4                                        2,593,882.23                           4.83
Condominium -- Low .......................                     3                                        1,601,243.88                           2.98
----------------------------------------------        -------------------------           ----------------------------         ------------------------------
         Total: ..........................................                  77                                    $53,692,165.40                       100.00%
==========================         ==============           ================            ================

                                          Mortgage Loan Purposes

                                                                                                           Aggregate Stated             % of Group 2 Cut-off
                                                             Number of Group 2           Principal Balance as           Date Pool Principal
Purpose                                               Mortgage Loans                of Cut-off Date                          Balance
-----------------------------------------       --------------------------         ---------------------------          -----------------------------

Purchase ......................................                  20                                    $14,564,868.74                          27.13%
Refinance -- Cashout (1) ...........                  41                                      27,316,520.02                          50.88
Refinance -- Rate/Term (2) ........                  16                                     11,810,776.64                           22.00
-----------------------------------------       --------------------------         ---------------------------          -----------------------------
         Total: ...................................                  77                                    $53,692,165.40                       100.00%
=======================        ==============           ===============           ================

--------------------

(1)   "Refinance -- Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2)   "Refinance -- Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

                               Documentation Type

                                                                                                                                      Aggregate Stated             % of Group 2 Cut-off
                                                                                        Number of Group 2           Principal Balance as            Date Pool Principal
Documentation Type                                                      Mortgage Loans               of Cut-off Date                         Balance
-----------------------------------------------------------          -------------------------           ---------------------------         -----------------------------

Accelerated -- Stated .......................................                           66                                $45,260,507.19                             84.30%
Standard .............................................................                            5                                    5,010,168.99                               9.33
Accelerated -- Stated Income/Stated Asset..                           6                                    3,421,489.22                               6.37
-----------------------------------------------------------             -----------------------           ---------------------------         -----------------------------
         Total: ..........................................................                         77                                 $53,692,165.40                          100.00%
=================================              =============            ===============          ================

                                      A-8

            Geographical Distribution of the Mortgaged Properties(1)

                                                                                                                      Aggregate Stated             % of Group 2 Cut-off
                                                                         Number of Group 2           Principal Balance as         Date Pool Principal
Geographical Area                                         Mortgage Loans                of Cut-off Date                       Balance
-----------------------------------------                   -----------------------              --------------------------         -----------------------------

Arizona ..................................                                                3                              $1,875,600.59                       3.49%
Arkansas .................................                                              1                                  571,553.78                        1.06
California ...............................                                              29                             19,624,298.85                      36.55
Florida ..................................                                                10                               7,996,767.98                     14.89
Illinois .................................                                                   3                               1,743,079.76                       3.25
Maryland .................................                                             2                                   953,576.71                       1.78
Massachusetts ............................                                        3                                1,821,867.86                       3.39
Michigan .................................                                              1                                  892,285.88                       1.66
Missouri .................................                                               5                               4,674,768.96                       8.71
Nebraska .................................                                              1                                  629,532.44                       1.17
Nevada ...................................                                               1                                  487,698.52                       0.91
New Jersey ...............................                                            3                                2,645,771.43                       4.93
New York .................................                                             5                                3,098,533.33                      5.77
North Carolina ...........................                                           1                                  800,000.00                      1.49
Oregon ...................................                                               1                                   878,442.90                     1.64
Pennsylvania .............................                                           1                                  749,385.23                      1.40
Rhode Island .............................                                           1                                  528,587.32                      0.98
South Carolina ...........................                                          1                                  799,327.89                      1.49
Texas ....................................                                                 2                               1,341,362.99                      2.50
Utah .....................................                                                  1                                 549,621.49                      1.02
Virginia .................................                                                 1                                 524,558.93                      0.98
Washington ...............................                                           1                                 505,542.56                     0.94
-----------------------------------------                   -----------------------              --------------------------         -----------------------------
         Total: ..........................                                                 77                          $53,692,165.40                 100.00%
========================                  =============              ==============           ================

--------------------

(1)   As of the Cut-off Date, no more than approximately 4.75% of the group 2
       Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                   Current Mortgage Loan Principal Balances(1)

                                                                                                                               Aggregate Stated             % of Group 2 Cut-off
                                                                                    Number of Group 2         Principal Balance as          Date Pool Principal
Current Mortgage Loan Principal Balances        Mortgage Loans                of Cut-off Date                       Balance
---------------------------------------------------------        ---------------------------       --------------------------          -----------------------------

$400,000.01 to $450,000.00 ...............                                    10                  $4,371,777.25                           8.14%
$450,000.01 to $500,000.00 ...............                                    11                   5,265,715.08                            9.81
$500,000.01 to $550,000.00 ...............                                    16                   8,389,479.92                          15.63
$550,000.01 to $600,000.00 ...............                                      5                   2,914,773.92                            5.43
$600,000.01 to $650,000.00 ...............                                      5                   3,190,551.63                            5.94
$650,000.01 to $700,000.00 ...............                                      6                   4,134,516.13                            7.70
$700,000.01 to $750,000.00 ...............                                      2                   1,468,171.98                            2.73
$750,000.01 to $800,000.00 ...............                                      3                   2,386,228.66                            4.44
$800,000.01 to $850,000.00 ...............                                      3                   2,457,016.75                            4.58
$850,000.01 to $900,000.00 ...............                                      5                   4,398,871.93                            8.19
$900,000.01 to $950,000.00 ...............                                      2                   1,849,430.19                            3.44
$950,000.01 to $1,00,000.00 ..............                                      2                   1,998,190.16                            3.72
$1,000,000.01 to $1,5000,000.00 ..........                                   5                   6,791,130.19                          12.65
$1,500,000.01 to $2,000,000.00 ...........                                    1                   1,998,191.96                            3.72
$2,000,000.01 to $2,500,000.00 ...........                                    1                   2,078,119.65                            3.87
---------------------------------------------------------        ---------------------------       --------------------------          -----------------------------
         Total: ..........................                                                   77                $53,692,165.40                       100.00%
================================          ===============       ===============          =================

--------------------

(1)   As of the Cut-off Date, the average outstanding principal balance of the group 2 Mortgage Loans is expected to be approximately $697,300.85.

                                      A-9

                        Original Debt-to-Income Ratios(1)

                                                                                                              Aggregate Stated                % of Group 2 Cut-off
                                                                Number of Group 2              Principal Balance as             Date Pool Principal
Original Debt-to-Income Ratios         Mortgage Loans                  of Cut-off Date                              Balance
-----------------------------------------        --------------------------          ------------------------------          -----------------------------

0.01% to 10.00% ..........................                   1                                           $524,558.93                                    0.98%
10.01% to 20.00% ........................                   5                                          4,426,152.95                                    8.24
20.01% to 30.00% ........................                  15                                         9,514,729.39                                  17.72
30.01% to 40.00% ........................                  39                                       26,542,794.54                                  49.44
40.01% to 50.00% ........................                  17                                       12,683,929.59                                  23.62
-----------------------------------------        --------------------------          ------------------------------          -----------------------------
         Total: ..........................                           77                                      $53,692,165.40                                100.00%
========================       ==============            =================          ================

--------------------

(1)   As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the group 2 Mortgage Loans (other than the group 2 Mortgage
       Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 34.08%.

                        Original Loan-to-Value Ratios(1)

                                                                                                               Aggregate Stated           % of Group 2 Cut-off
                                                                     Number of Group 2        Principal Balance as        Date Pool Principal
Original Loan-to-Value Ratios                Mortgage Loans                 of Cut-off Date                     Balance
-------------------------------------------           --------------------------       ---------------------------        -----------------------------

30.01% to 35.00% .........................                           1                     $459,594.14                         0.86%
40.01% to 45.00% .........................                           3                    1,736,733.24                         3.23
45.01% to 50.00% .........................                           1                    1,998,191.96                         3.72
50.01% to 55.00% .........................                           2                    1,748,621.60                         3.26
55.01% to 60.00% .........................                           2                    1,784,522.75                         3.32
60.01% to 65.00% .........................                           5                    2,914,518.61                         5.43
65.01% to 70.00% .........................                         11                    7,852,552.73                       14.63
70.01% to 75.00% .........................                         18                  13,571,710.31                       25.28
75.01% to 80.00% .........................                         32                  20,611,506.27                       38.39
85.01% to 90.00% .........................                           2                    1,014,213.79                         1.89
-------------------------------------------           --------------------------       ---------------------------        -----------------------------
         Total: ..........................                                    77                $53,692,165.40                    100.00%
========================             ==============         ===============         ================

--------------------

(1)   As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the group 2 Mortgage Loans is expected to be approximately
        71.59%.

                           Mortgage Interest Rates(1)

                                                                                                                   Aggregate Stated            % of Group 2 Cut-off
                                                                   Number of Group 2              Principal Balance as         Date Pool Principal
Mortgage Interest Rates                         Mortgage Loans                      of Cut-off Date                     Balance
-------------------------------------------          -------------------------              --------------------------        ----------------------------

5.501% to 5.750% .........................                       1                                            $1,495,232.76                    2.78%
6.001% to 6.250% .........................                       2                      1,513,562.49                    2.82
6.251% to 6.500% .........................                       8                      7,414,686.23                   13.81
6.501% to 6.750% .........................                      12                     8,588,877.87                   16.00
6.751% to 7.000% .........................                      22                   13,622,794.73                   25.37
7.001% to 7.250% .........................                      15                     9,103,520.01                   16.96
7.251% to 7.500% .........................                       6                      3,897,090.83                    7.26
7.501% to 7.750% .........................                       7                      4,464,822.56                    8.32
7.751% to 8.000% .........................                       3                      2,692,166.65                    5.01
8.001% to 8.250% .........................                       1                         899,411.27                    1.68
-------------------------------------------          -------------------------      --------------------------        ----------------------------
         Total: ..........................                               77                   $53,692,165.40                100.00%
=========================         ==============              ===============         ===============

--------------------

(1)   As of the Cut-off Date, the weighted average mortgage interest rate of the group 2 Mortgage Loans is expected to be approximately 6.992% per annum.

                                      A-10

                      Number of Months Since Origination(1)

                                                                                                                  Aggregate Stated            % of Group 2 Cut-off
                                                                   Number of Group 2            Principal Balance as         Date Pool Principal
Months Since Origination                        Mortgage Loans                 of Cut-off Date                     Balance
-----------------------------------------            -------------------------             --------------------------        ----------------------------

1 to 2 months ............................                             55                                $38,796,113.23                        72.26%
3 to 4 months ............................                             20                                  12,898,619.64                        24.02
11 to 12 months ..........................                             1                                       502,199.77                          0.94
17 to 18 months ..........................                             1                                    1,495,232.76                          2.78
-----------------------------------------            -------------------------             --------------------------        ----------------------------
         Total: ..........................                                    77                               $53,692,165.40                     100.00%
========================           ==============             ===============        ================

--------------------

(1)   As of the Cut-off Date, the weighted average number of months since origination of the group 2 Mortgage Loans is expected to be approximately
        2.79 months.

                               Remaining Terms(1)

                                                                                                                 Aggregate Stated            % of Group 2 Cut-off
                                                                   Number of Group 2          Principal Balance as           Date Pool Principal
Remaining Terms                                     Mortgage Loans                 of Cut-off Date                     Balance
-------------------------------------------          -------------------------          -----------------------------        ------------------------------
341 to 360 months ........................                          77                               $53,692,165.40                       100.00%
-------------------------------------------          -------------------------          -----------------------------        ------------------------------
         Total: ..........................                                    77                                $53,692,165.40                       100.00%
========================           ==============           ================         =================

--------------------

(1)   As of the Cut-off Date, the weighted average remaining term to stated
        maturity of the group 2 Mortgage Loans is expected to be approximately 359 months.

                           Credit Scores of Mortgagors

                                                                                                                Aggregate Stated            % of Group 2 Cut-off
                                                                   Number of Group 2          Principal Balance as         Date Pool Principal
Credit Scores                                             Mortgage Loans                 of Cut-off Date                     Balance
-------------------------------------------          -------------------------          ---------------------------        ----------------------------

801 to 850 ...............................                                     1                              $1,998,191.96                          3.72%
751 to 800 ...............................                                   13                                9,189,111.14                        17.11
701 to 750 ...............................                                   18                              11,303,743.76                        21.05
651 to 700 ...............................                                   36                              25,404,549.04                        47.32
601 to 650 ...............................                                     8                                5,346,903.47                         9.96
Not Scored ...............................                                   1                                  449,666.03                          0.84
-----------------------------------------             -------------------------          ---------------------------        ----------------------------
         Total: ..........................                                       77                           $53,692,165.40                      100.00%
=======================              ==============           ===============         ===============

                                      A-11

Aggregate Mortgage Loan Data

      The following tables set forth certain characteristics of all the Mortgage
Loans in all loan groups as of the Cut-off Date and certain characteristics of the Discount Loans and Premium Mortgage Loans in the aggregate in loan group 1 and loan group 2. The balances and percentages may not be exact due to rounding.

                                                                                                                                             All Discount                                     All Premium
                                                                                              All                                        Mortgage Loans                            Mortgage Loans
                                                                                  Mortgage Loans                       in Loan Groups 1 and 2               in Loan Groups 1 and 2
                                                                                  -----------------------                      -------------------------------               -------------------------------

Number of Mortgage Loans.....................                         2,015                                               545                                                   1,470
Aggregate Stated Principal Balance(1)........            $336,460,356                                    $94,599,769                                       $241,860,587
Range of Original Terms to Stated Maturity...     240 to 360 months                         240 to 360 months                           240 to 360 months
Range of Stated Principal Balances(1)........     $15,176 to $2,078,120                        $26,526 to $2,078,120                    $15,176 to $1,498,770
Average Stated Principal Balance(1)..........                   $166,978                                          $173,578                                           $164,531
Latest Stated Maturity Date..................               December 1, 2036                              December 1, 2036                             December 1, 2036
Range of Mortgage Interest Rates.............          5.500% to 8.125%                              5.500% to 6.500%                           6.625% to 8.125%
Weighted Average Mortgage Interest Rate(1)...           6.857%                                              6.363%                                               7.050%
Range of Remaining Terms to Stated
   Maturity..................................                                    238 to 360 months                             238 to 360 months                    238 to 360 months
Weighted Average Remaining Term to Stated
   Maturity(1)...............................                                             358 months                                    357 months                                 358 months
Range of Original Loan-to-Value Ratios.......            14.08% to 103.00%                            15.07% to 101.89%                     14.08% to 103.00%
Weighted Average Original Loan-to-Value
   Ratio(1)..................................                                                 75.41%                                                 74.84%                                             75.63%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in
   Excess of 5% of the Aggregate Stated
   Principal Balance(1)
          Florida............................                                                    17.20%                                                  14.63%                                           18.20%
          California.........................                                                   15.20%                                                  16.98%                                          14.50%
          Texas..............................                                                      8.43%                                                   11.07%                                            7.41%
          North Carolina.....................                                               5.13%                                                     7.59%                                              *
          Georgia............................                                                       *                                                          5.80%                                               *

---------

(1)   Approximate.

*     Less than 5% of the aggregate Stated Principal Balance.

                      Occupancy of Mortgaged Properties(1)

                                                                                                 Aggregate Stated                 % of Aggregate
                                                                 Number of           Principal Balance as               Cut-off Date Pool
Occupancy                                       Mortgage Loans          of Cut-off Date                    Principal Balance
-----------------------------------------     ----------------------      ----------------------------        ----------------------------

Primary Residence ......................              1,079                        $216,695,266.20                         64.40%
Investor Property .......................                 834                            99,068,164.56                         29.44
Second Home ..............................                102                            20,696,925.36                           6.15
-----------------------------------------     ----------------------      ----------------------------        ----------------------------
         Total: ..........................                       2,015                        $336,460,356.12                       100.00%
=======================      ============        ================        ===============

-----------------

(1)   Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                      A-12

                                 Property Types

                                                                                                             Aggregate Stated            % of Aggregate
                                                                        Number of                 Principal Balance as         Cut-off Date Pool
Property Type                                         Mortgage Loans              of Cut-off Date               Principal Balance
-------------------------------------------       --------------------------         --------------------------          ------------------------

Single Family Residence .............                    1,375                     $225,816,370.22                   67.12%
PUD-Detached .............................                       185                     36,275,833.67                     0.78
Condominium -- Low ...................                       168                                22,497,174.66                      6.69
2-Family .........................................                       102                                17,125,396.59                     5.09
Condominium -- High ..................                         37                                  8,949,922.46                     2.66
4-Family .........................................                         28                                  6,488,726.80                     1.93
PUD-Attached ..............................                        45                                   5,710,669.14                     1.70
Townhouse ...................................                        33                                   4,839,446.09                     1.44
3-Family .........................................                        17                                    4,750,212.80                     1.41
Condotel .......................................                         25                                   4,006,603.69                     1.19
-------------------------------------------       --------------------------         --------------------------          ------------------------
         Total: .....................................                   2,015                             $336,460,356.12                 100.00%
=========================      ===============         ==============            =============

                             Mortgage Loan Purposes

                                                                                                                 Aggregate Stated               % of Aggregate
                                                                            Number of                Principal Balance as             Cut-off Date Pool
Purpose                                                         Mortgage Loans             of Cut-off Date                   Principal Balance
---------------------------------------------            ----------------------          --------------------------              -----------------------

Purchase ...........................................                      1,213                         $182,593,010.09                         54.27%
Refinance -- Cashout(1) ..................                        601                           112,640,299.50                          33.48
Refinance -- Rate/Term(2) ................                       201                            41,227,046.53                          12.25
----------------------------------------------           ----------------------          --------------------------             ------------------------
         Total: ..........................                                    2,015                        $336,460,356.12                        100.00%
========================                ============            ==============              ==============

-----------------

(1)   "Refinance -- Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2)   "Refinance -- Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

                               Documentation Type

                                                                                                                                   Aggregate Stated               % of Aggregate
                                                                                             Number of                 Principal Balance as             Cut-off Date Pool
Documentation Type                                                     Mortgage Loans             of Cut-off Date                   Principal Balance
-----------------------------------------------------------            ----------------------         ---------------------------              -----------------------

Accelerated -- Stated .........................................                        507                         $132,011,969.61                           39.24%
Standard ..............................................................                        802                           120,333,162.20                           35.76
Accelerated --  PaperSaver(R)/Threshold ......                        402                             39,505,965.76                           11.74
Desktop Underwriter(R)/Loan Prospector(R)                        154                             18,477,645.79                            5.49
Accelerated -- Stated Income/Stated Asset..                          56                              11,322,885.00                            3.37
Accelerated -- No Ratio ....................................                          43                                7,753,082.98                            2.30
Accelerated -- Reduced ...................................                           32                                3,944,905.92                            1.17
Accelerated -- Rapid ........................................                           10                                 1,663,394.61                            0.49
Accelerated -- All Ready Home ......................                            9                                 1,447,344.25                            0.43
-----------------------------------------------------------            ----------------------         ---------------------------              -----------------------
         Total: .........................................................                      2,015                           $336,460,356.12                        100.00%
=================================              ============          ===============               =============

                                      A-13

            Geographical Distribution of the Mortgaged Properties(1)

                                                                                                             Aggregate Stated            % of Aggregate
                                                                        Number of                Principal Balance as          Cut-off Date Pool
Geographical Area                                   Mortgage Loans           of Cut-off Date                 Principal Balance
-----------------------------------------              -----------------------        ---------------------------         ------------------------

Alabama .......................................                            3                               $263,680.83                   0.08%
Arizona ........................................                          47                              9,067,003.26                    2.69
Arkansas .....................................                          22                              2,679,196.65                    0.80
California .....................................                        172                            51,132,215.68                  15.20
Colorado .....................................                           18                             2,997,502.60                    0.89
Connecticut .................................                         16                              2,578,678.46                    0.77
District of Columbia ...................                           9                              2,225,088.77                    0.66
Florida ..................................                                325                           57,858,868.56                   17.20
Georgia ..................................                              114                            15,093,253.96                    4.49
Hawaii ...................................                                   9                             1,482,619.00                    0.44
Idaho ....................................                                 18                              1,917,929.11                    0.57
Illinois .................................                                  64                            12,829,617.44                    3.81
Indiana ..................................                                10                                 696,828.62                    0.21
Iowa .....................................                                  11                              1,074,212.15                    0.32
Kansas ...................................                               27                              2,611,785.52                    0.78
Kentucky .................................                               4                                 410,341.74                    0.12
Louisiana ................................                                3                                 220,226.78                    0.07
Maine ....................................                                11                              2,004,019.10                    0.60
Maryland .................................                             64                            10,530,660.08                    3.13
Massachusetts ............................                        21                              6,190,537.03                    1.84
Michigan .................................                             18                              3,268,672.49                    0.97
Minnesota ................................                            15                              2,511,804.53                    0.75
Mississippi ..............................                              1                                 119,896.68                    0.04
Missouri .................................                              69                            12,367,441.71                    3.68
Montana ..................................                              1                                  109,418.56                    0.03
Nebraska .................................                               6                               1,087,788.31                   0.32
Nevada ...................................                              18                               3,295,089.38                   0.98
New Hampshire ............................                        3                                   446,621.16                   0.13
New Jersey ...............................                           36                             10,346,267.99                    3.08
New Mexico ...............................                         19                               2,222,901.84                    0.66
New York .................................                            59                            12,826,077.44                     3.81
North Carolina ...........................                       144                             17,258,231.36                    5.13
North Dakota .............................                           1                                  139,642.48                    0.04
Ohio .....................................                                15                               1,598,446.49                    0.48
Oklahoma .................................                           40                               4,015,464.25                    1.19
Oregon ...................................                              22                               4,631,572.81                    1.38
Pennsylvania .............................                         52                               7,743,077.75                    2.30
Rhode Island .............................                           6                                1,324,190.95                    0.39
South Carolina ...........................                        79                              10,781,622.48                    3.20
Tennessee ................................                          39                                4,128,827.35                    1.23
Texas ....................................                             243                              28,379,761.73                    8.43
Utah .....................................                                11                                1,872,706.13                    0.56
Vermont ..................................                              7                                 1,099,998.19                    0.33
Virginia .................................                              69                                 9,083,418.27                    2.70
Washington ...............................                       46                                 8,113,967.35                    2.41
West Virginia ............................                          2                                    175,781.43                    0.05
Wisconsin ................................                         26                                 3,647,401.67                    1.08
-----------------------------------------              -----------------------       ----------------------------         ------------------------
         Total: ..........................                          2,015                           $336,460,356.12                        100.00%
=======================               =============       ================          =============

-----------------

(1)   As of the Cut-off Date, no more than approximately 0.76% of the Mortgage
        Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                                      A-14

                   Current Mortgage Loan Principal Balances(1)

                                                                                                                               Aggregate Stated           % of Aggregate
                                                                                       Number of                    Principal Balance as        Cut-off Date Pool
Current Mortgage Loan Principal Balances       Mortgage Loans                  of Cut-off Date           Principal Balance
--------------------------------------------------------        -----------------------            ---------------------------       ------------------------

$0.01 to $50,000.00 ......................                           147                 $5,535,084.95                1.65%
$50,000.01 to $100,000.00 ................                      556                 43,142,958.33              12.82
$100,000.01 to $150,000.00 ...............                     547                 67,349,504.21              20.02
$150,000.01 to $200,000.00 ...............                     276                 48,183,391.07              14.32
$200,000.01 to $250,000.00 ...............                                    167                  37,776,816.47              11.23
$250,000.01 to $300,000.00 ...............                      98                  26,925,882.59                8.00
$300,000.01 to $350,000.00 ...............                      63                  20,276,023.42                6.03
$350,000.01 to $400,000.00 ...............                      57                  21,439,320.83                6.37
$400,000.01 to $450,000.00 ...............                      29                  12,308,959.66                3.66
$450,000.01 to $500,000.00 ...............                      16                    7,665,530.91                2.28
$500,000.01 to $550,000.00 ...............                      17                    8,899,091.85                2.64
$550,000.01 to $600,000.00 ...............                        6                    3,487,992.51                1.04
$600,000.01 to $650,000.00 ...............                        5                    3,190,551.63                0.95
$650,000.01 to $700,000.00 ...............                        6                    4,134,516.13                1.23
$700,000.01 to $750,000.00 ...............                        3                    2,187,552.07                0.65
$750,000.01 to $800,000.00 ...............                        3                    2,386,228.66                0.71
$800,000.01 to $850,000.00 ...............                        3                    2,457,016.75                0.73
$850,000.01 to $900,000.00 ...............                        5                    4,398,871.93                1.31
$900,000.01 to $950,000.00 ...............                        2                    1,849,430.19                0.55
$950,000.01 to $1,000,000.00 .............                       2                    1,998,190.16                0.59
$1,000,000.01 to $1,500,000.00 ...........                      5                    6,791,130.19                2.02
$1,500,000.01 to $2,000,000.00 ...........                      1                    1,998,191.96                0.59
$2,000,000.01 to $2,500,000.00 ...........                      1                    2,078,119.65                0.62
--------------------------------------------------------        ------------------------           ---------------------------       ------------------------
         Total: ..........................                        2,015               $336,460,356.12           100.00%
================================        ==============           ===============        =============

-----------------

(1)   As of the Cut-off Date, the average outstanding principal balance of the
        Mortgage Loans is expected to be approximately $166,977.84

                        Original Debt-to-Income Ratios(1)

                                                                                                     Aggregate Stated          % of Aggregate
                                                                      Number of           Principal Balance as        Cut-off Date Pool
Original Debt-to-Income Ratios        Mortgage Loans             of Cut-off Date           Principal Balance
-----------------------------------------         ----------------------     ----------------------------      -------------------------

Not Calculated .............................                    13                            $2,190,303.12                       0.65%
0.01% to 10.00% ..........................                    53                              5,296,105.45                       1.57
10.01% to 20.00% .........................                 180                            25,375,397.04                       7.54
20.01% to 30.00% .........................                 362                            57,321,097.37                     17.04
30.01% to 40.00% .........................                 687                          123,859,949.08                     36.81
40.01% to 50.00% .........................                481                             88,103,443.46                     26.19
50.01% to 60.00% .........................                216                             31,329,145.57                       9.31
60.01% to 70.00% .........................                  22                              2,902,538.25                        0.86
70.01% to 80.00% .........................                    1                                   82,376.78                        0.02
------------------------------------------        ----------------------     ----------------------------      -------------------------
         Total: ..........................                        2,015                        $336,460,356.12                   100.00%
========================        ============       ===============        ==============

-----------------

(1)   As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Mortgage Loans (other than the Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately
        36.19%

                                      A-15

                        Original Loan-to-Value Ratios(1)

                                                                                                             Aggregate Stated                 % of Aggregate
                                                                     Number of                    Principal Balance as              Cut-off Date Pool
Original Loan-to-Value Ratios             Mortgage Loans                  of Cut-off Date                 Principal Balance
-------------------------------------------        ------------------------           -----------------------------          -----------------------

10.01% to 15.00% .........................                        3                    $206,924.49                    0.06%
15.01% to 20.00% .........................                        8                      605,110.57                    0.18
20.01% to 25.00% .........................                        4                                      192,570.82                    0.06
25.01% to 30.00% .........................                      11                   1,166,416.24                    0.35
30.01% to 35.00% .........................                      16                   2,126,549.79                    0.63
35.01% to 40.00% .........................                      25                   3,618,298.05                    1.08
40.01% to 45.00% .........................                      35                   5,284,619.98                    1.57
45.01% to 50.00% .........................                      42                   8,460,866.27                    2.51
50.01% to 55.00% .........................                      48                   8,907,421.88                    2.65
55.01% to 60.00% .........................                      49                  10,265,279.23                   3.05
60.01% to 65.00% .........................                      57                  11,538,504.56                   3.43
65.01% to 70.00% .........................                    134                                  25,878,926.52                   7.69
70.01% to 75.00% .........................                    181                  40,601,982.28                 12.07
75.01% to 80.00% .........................                    997                                163,760,552.66                 48.67
80.01% to 85.00% .........................                      52                   7,197,624.48                    2.14
85.01% to 90.00% .........................                    230                  29,805,045.45                   8.86
90.01% to 95.00% .........................                    111                  15,352,282.68                   4.56
95.01% to 100.00% ........................                       6                      970,675.67                    0.29
100.01% to 103.00% .......................                      6                      520,704.50                    0.15
-------------------------------------------        ------------------------           -----------------------------          -----------------------
         Total: ..........................                            2,015                             $336,460,356.12                          100.00%
========================          =============            ================           =============

-----------------

(1)   As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 75.41%.

                           Mortgage Interest Rates(1)

                                                                                                       Aggregate Stated          % of Aggregate
                                                                     Number of             Principal Balance as        Cut-off Date Pool
Mortgage Interest Rates                    Mortgage Loans           of Cut-off Date              Principal Balance
-------------------------------------------      -----------------------       ---------------------------       -----------------------

5.251% to 5.500% .........................                   1                                 $139,612.98                       0.04%
5.501% to 5.750% .........................                   5                                1,895,739.32                       0.56
5.751% to 6.000% .........................                 46                                7,128,281.43                       2.12
6.001% to 6.250% .........................               105                              16,924,825.79                       5.03
6.251% to 6.500% .........................               388                              68,511,309.38                     20.36
6.501% to 6.750% .........................               414                              67,826,316.39                     20.16
6.751% to 7.000% .........................               479                              81,310,554.14                     24.17
7.001% to 7.250% .........................               257                              41,905,947.44                     12.45
7.251% to 7.500% .........................               190                              26,031,827.58                       7.74
7.501% to 7.750% .........................                 68                              13,626,108.22                       4.05
7.751% to 8.000% .........................                 60                                9,964,615.81                       2.96
8.001% to 8.250% .........................                   2                                1,195,217.64                       0.36
-------------------------------------------        ----------------------       ---------------------------       ----------------------
         Total: ..........................                       2,015                          $336,460,356.12                  100.00%
========================         ============         ===============     =============

-----------------

(1)   As of the Cut-off Date, the weighted average mortgage interest rate of the
        Mortgage Loans is expected to be approximately 6.857% per annum.

                                      A-16

                      Number of Months Since Origination(1)

                                                                                                        Aggregate Stated               % of Aggregate
                                                                   Number of                  Principal Balance as          Cut-off Date Pool
Months Since Origination                 Mortgage Loans              of Cut-off Date               Principal Balance
-----------------------------------------        -----------------------           ----------------------------       ------------------------

1 to 2 months ............................                    1,145                          $198,076,803.77                          58.87%
3 to 4 months ............................                       838                            129,773,554.92                          38.57
5 to 6 months ............................                          3                                    518,138.85                            0.15
9 to 10 months ...........................                         3                                    768,468.46                            0.23
11 to 12 months ..........................                        6                                 1,632,809.02                            0.49
13 to 14 months ..........................                        5                                 1,110,140.42                            0.33
15 to 16 months ..........................                        7                                 1,805,341.73                            0.54
17 to 18 months ..........................                        5                                 2,282,572.19                            0.68
19 to 20 months ..........................                        2                                    377,818.28                            0.11
21 to 22 months ..........................                        1                                    114,708.48                            0.03
-----------------------------------------        -----------------------           ----------------------------       ------------------------
         Total: ..........................                         2,015                            $336,460,356.12                       100.00%
=======================         =============           ================        =============

-----------------

(1)   As of the Cut-off Date, the weighted average number of months since origination of the Mortgage Loans is expected to be approximately 2.64 months.

                               Remaining Terms(1)

                                                                                                     Aggregate Stated               % of Aggregate
                                                                   Number of              Principal Balance as           Cut-off Date Pool
Remaining Terms                               Mortgage Loans           of Cut-off Date                 Principal Balance
------------------------------------------     -----------------------        -----------------------------        ------------------------

221 to 240 months ........................                     5                              $695,060.34                             0.21%
281 to 300 months ........................                   17                             2,323,172.64                             0.69
341 to 360 months ........................              1,993                         333,442,123.14                           99.10
------------------------------------------     -----------------------        -----------------------------        ------------------------
         Total: .....................................             2,015                        $336,460,356.12                         100.00%
========================     =============   ==================          =============

-----------------

(1)   As of the Cut-off Date, the weighted average remaining term to stated
        maturity of the Mortgage Loans is expected to be approximately 358 months.

                           Credit Scores of Mortgagors

                                                                                                        Aggregate Stated           % of Aggregate
                                                                Number of                     Principal Balance as       Cut-off Date Pool
Credit Scores                                      Mortgage Loans                 of Cut-off Date           Principal Balance
-----------------------------------------       ----------------------            ---------------------------       ------------------------

801 to 850 ...............................                          64                              $9,445,028.17                           2.81%
751 to 800 ...............................                        502                              78,806,955.31                         23.42
701 to 750 ...............................                        574                              88,597,360.29                         26.33
651 to 700 ...............................                        677                            124,771,632.84                         37.08
601 to 650 ...............................                        188                              32,535,725.86                           9.67
Not Scored ...............................                        10                               2,303,653.65                            0.68
-----------------------------------------       ----------------------            ---------------------------       ------------------------
         Total: ................................                   2,015                         $336,460,356.12                       100.00%
=======================       =============            ===============        =============

                                      A-17

                                      Appendix B - Decrement Tables

      The following tables have been prepared based on the assumptions described in this prospectus supplement under "Prepayment and Yield Considerations" and should be read in conjunction with that section.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of PPC Set Forth Below:

                                                   Class 1-CB-1
-----------------------------------------------------------------------------------------
Distribution Date                    0%         50%      100%      150%     200%
-----------------------------------------------------------------------------------------
Initial Percentage...........         100        100          100        100        100
December 25, 2007............        99          92            85          78          71
December 25, 2008............        98          82            68          55          43
December 25, 2009............        97          74            54          38          25
December 25, 2010............        95          66            43          26          14
December 25, 2011............        94          58            34          17            7
December 25, 2012............        93          52            27          12            3
December 25, 2013............        91          46            21            8            1
December 25, 2014............        89          41            17            5         *
December 25, 2015............        87          37            13            3         *
December 25, 2016............        86          33            11            2         *
December 25, 2017............        83          29              8            2         *
December 25, 2018............        81          26              7            1         *
December 25, 2019............        79          23              5            1         *
December 25, 2020............        76          20              4            1         *
December 25, 2021............        73          17              3          *           *
December 25, 2022............        70          15              3          *           *
December 25, 2023............        67          13              2          *           *
December 25, 2024............        64          11              2          *           *
December 25, 2025............        60          10              1          *           *
December 25, 2026............        56            8              1          *           *
December 25, 2027............        52            7              1          *           *
December 25, 2028............        48            6              1          *           *
December 25, 2029............        43            5           *             *           *
December 25, 2030............        38            4           *             *           *
December 25, 2031............        32            3           *             *           *
December 25, 2032............        27            2           *             *           *
December 25, 2033............        21            2           *             *           *
December 25, 2034............        14            1           *             *           *
December 25, 2035............          7          *            *              *           *
December 25, 2036............          0            0              0            0            0
Weighted Average
Life (in years)(1)...........        19.75      8.36         4.64        3.04       2.18

---------

(1)   The weighted average life of a class of Certificates is determined by (i)
        multiplying the amount of each distribution in reduction of the Class
        Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
        (iii) dividing the sum by the initial Class Balance of that class.

*     Less than 0.5%, but greater than zero.

                                      B-1

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of PPC Set Forth Below:

                                                Class 1-CB-R
-------------------------------------------------------------------------------------
Distribution Date                 0%       50%      100%     150%     200%
-------------------------------------------------------------------------------------
Initial Percentage..........      100        100         100        100        100
December 25, 2007...........       0            0             0            0            0
December 25, 2008...........       0            0             0            0            0
December 25, 2009...........       0            0             0            0            0
December 25, 2010...........       0            0             0            0            0
December 25, 2011...........       0            0             0            0            0
December 25, 2012...........       0            0             0            0            0
December 25, 2013...........       0            0             0            0            0
December 25, 2014...........       0            0             0            0            0
December 25, 2015...........       0            0             0            0            0
December 25, 2016...........       0            0             0            0            0
December 25, 2017...........       0            0             0            0            0
December 25, 2018...........       0            0             0            0            0
December 25, 2019...........       0            0             0            0            0
December 25, 2020...........       0            0             0            0            0
December 25, 2021...........       0            0             0            0            0
December 25, 2022...........       0            0             0            0            0
December 25, 2023...........       0            0             0            0            0
December 25, 2024...........       0            0             0            0            0
December 25, 2025...........       0            0             0            0            0
December 25, 2026...........       0            0             0            0            0
December 25, 2027...........       0            0             0            0            0
December 25, 2028...........       0            0             0            0            0
December 25, 2029...........       0            0             0            0            0
December 25, 2030...........       0            0             0            0            0
December 25, 2031...........       0            0             0            0            0
December 25, 2032...........       0            0             0            0            0
December 25, 2033...........       0            0             0            0            0
December 25, 2034...........       0            0             0            0            0
December 25, 2035...........       0            0             0            0            0
December 25, 2036...........       0            0             0            0            0
Weighted Average
Life (in years)(1)..........      0.08       0.08         0.08       0.08       0.08

---------

(1)   The weighted average life of a class of Certificates is determined by (i)
        multiplying the amount of each distribution in reduction of the Class
        Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
        (iii) dividing the sum by the initial Class Balance of that class.

                                      B-2

               Percentage of Initial Class Balance(1) Outstanding
              at the Respective Percentages of PPC Set Forth Below:

                                                             Class CB-IO                                                   Class 2-NC-1
                                      ---------------------------------------------------   -------------------------------------------------
Distribution Date           0%      50%     100%     150%     200%      0%      50%     100%     150%     200%
-----------------------          -----      -----       ------      -------     -------      -----     ------     -------     -------    -------

Initial Percentage ......     100      100        100         100        100         100       100        100        100       100
December 25, 2007 ...       99        93          86           79          73           99         92          85          78         71
December 25, 2008 ...       98        83          70           57          46           98         82          68          55         43
December 25, 2009 ...       97        75          57           41          29           97         74          54          38         25
December 25, 2010 ...       96        67          46           30          18           95         66          43          26         14
December 25, 2011 ...       94        61          37           22          12           94         58          34          17           7
December 25, 2012 ...       93        54          30           15            7           93         52          27          12           3
December 25, 2013 ...       92        49          24           11            5           91         46          21            8           1
December 25, 2014 ...       90        43          19             8            3           90         41          17            5        *
December 25, 2015 ...       88        39          16             6            2           88         37          13            3        *
December 25, 2016 ...       87        35          13             4            1           86         33          11            2        *
December 25, 2017 ...       85        31          10             3            1           84         29            9            2        *
December 25, 2018 ...       82        27            8             2         *              82        26             7            1        *
December 25, 2019 ...       80        24            6             1         *              79        23             5            1        *
December 25, 2020 ...       77        21            5             1         *              77        20             4            1        *
December 25, 2021 ...       75        19            4             1         *              74        18             3         *          *
December 25, 2022 ...       72        16            3             1         *              71        15             3         *          *
December 25, 2023 ...       69        14            2          *            *              68        13             2         *          *
December 25, 2024 ...       65        12            2          *            *              65        12             2         *          *
December 25, 2025 ...       62        11            2          *            *              61        10             1         *          *
December 25, 2026 ...       58          9            1          *            *              57          8             1         *          *
December 25, 2027 ...       54          8            1          *            *              53          7             1         *          *
December 25, 2028 ...       49          6            1          *            *              49          6             1         *          *
December 25, 2029 ...       44          5          *           *             *              44          5          *           *          *
December 25, 2030 ...       39          4          *           *             *              39          4          *           *          *
December 25, 2031 ...       34          3          *           *             *              33          3          *           *          *
December 25, 2032 ...       28          2          *           *             *              27          2          *           *          *
December 25, 2033 ...       21          2          *           *             *              21          2          *           *          *
December 25, 2034 ...       15          1          *           *             *              14          1          *           *          *
December 25, 2035 ...        7         *            *           *             *                7        *           *           *          *
December 25, 2036 ...        0           0            0             0            0              0          0            0            0           0
Weighted Average Life
(in years)(2) .......         20.03     8.68        4.97       3.36        2.50      19.90     8.39       4.65       3.04       2.18

---------

(1)   With respect to the Class CB-IO Certificates, percentages are expressed as percentages of initial notional amount.

(2)   The weighted average life of a class of Certificates is determined by (i)
        multiplying the amount of each distribution in reduction of the Class
        Balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance or notional amount of that class.

*     Less than 0.5%, but greater than zero.

                                      B-3

               Percentage of Initial Class Balance(1) Outstanding
              at the Respective Percentages of PPC Set Forth Below:

                                                Class NC-IO
--------------------------------------------------------------------------------------
Distribution Date                  0%       50%      100%     150%     200%
--------------------------------------------------------------------------------------
Initial Percentage..........        100        100       100        100        100
December 25, 2007...........       99          93         86          79          73
December 25, 2008...........       98          83         70          57          46
December 25, 2009...........       97          75         57          41          29
December 25, 2010...........       96          67         46          30          18
December 25, 2011...........       94          61         37          22          12
December 25, 2012...........       93          54         30          15            7
December 25, 2013...........       92          49         24          11            5
December 25, 2014...........       90          43         19            8            3
December 25, 2015...........       88          39         16            6            2
December 25, 2016...........       87          35         13            4            1
December 25, 2017...........       85          31         10            3            1
December 25, 2018...........       82          27           8            2        *
December 25, 2019...........       80          24           6            1        *
December 25, 2020...........       78          21           5            1        *
December 25, 2021...........       75          19           4            1        *
December 25, 2022...........       72          16           3            1        *
December 25, 2023...........       69          14           3        *            *
December 25, 2024...........       66          12           2        *            *
December 25, 2025...........       62          11           2        *            *
December 25, 2026...........       58           9            1        *            *
December 25, 2027...........       54           8            1        *            *
December 25, 2028...........       50           6            1        *            *
December 25, 2029...........       45           5         *          *            *
December 25, 2030...........       40           4         *          *            *
December 25, 2031...........       34           3         *          *            *
December 25, 2032...........       28           2         *          *            *
December 25, 2033...........       22           2         *          *            *
December 25, 2034...........       15           1         *          *            *
December 25, 2035...........         7        *           *          *            *
December 25, 2036...........         0           0            0            0            0
Weighted Average
Life (in years)(2)..........      20.10       8.69      4.97       3.36        2.50

---------

(1)   With respect to the Class NC-IO Certificates, percentages are expressed as percentages of initial notional amount.

(2)   The weighted average life of a class of Certificates is determined by (i)
        multiplying the amount of each distribution in reduction of the Class
        Balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance or notional amount of that class.

*     Less than 0.5%, but greater than zero.

                                      B-4

               Percentage of Initial Class Balance(1) Outstanding
              at the Respective Percentages of PPC Set Forth Below:

                                  Class A-1, Class A-2, Class A-3 and  Class A-4
----------------------------------------------------------------------------------------
Distribution Date                     0%       50%      100%     150%     200%
----------------------------------------------------------------------------------------
Initial Percentage..............       100        100        100         100         100
December 25, 2007...............      99          92          85           78           71
December 25, 2008...............      98          82          68           55           43
December 25, 2009...............      97          74          54           38           25
December 25, 2010...............      95          66          43           26           14
December 25, 2011...............      94          58          34           17             7
December 25, 2012...............      93          52          27           12             3
December 25, 2013...............      91          46          21             8             1
December 25, 2014...............      89          41          17             5        *
December 25, 2015...............      88          37          13             3        *
December 25, 2016...............      86          33          11             2        *
December 25, 2017...............      84          29            8             2        *
December 25, 2018...............      81          26            7             1        *
December 25, 2019...............      79          23            5             1        *
December 25, 2020...............      76          20            4             1        *
December 25, 2021...............      74          17            3         *            *
December 25, 2022...............      71          15            3         *            *
December 25, 2023...............      67          13            2         *            *
December 25, 2024...............      64          11            2         *            *
December 25, 2025...............      60          10            1         *            *
December 25, 2026...............      56            8            1         *            *
December 25, 2027...............      52            7            1         *            *
December 25, 2028...............      48            6            1         *            *
December 25, 2029...............      43            5         *           *            *
December 25, 2030...............      38            4         *           *            *
December 25, 2031...............      33            3         *           *            *
December 25, 2032...............      27            2         *           *            *
December 25, 2033...............      21            2         *           *            *
December 25, 2034...............      14            1         *           *            *
December 25, 2035...............        7        *            *            *            *
December 25, 2036...............        0            0            0             0             0
Weighted Average
Life (in years)(2)..............      19.77       8.37       4.65       3.04         2.18

---------

(1)   With respect to the Class A-3 Certificates, percentages are expressed as percentages of initial notional amount.

(2)   The weighted average life of a class of Certificates is determined by (i)
        multiplying the amount of each distribution in reduction of the Class
        Balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance or notional amount of that class.

*     Less than 0.5%, but greater than zero.

                                      B-5

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of PPC Set Forth Below:

                                                   Class 30-PO
-------------------------------------------------------------------------------------
Distribution Date                 0%       50%      100%     150%     200%
-------------------------------------------------------------------------------------
Initial Percentage...........      100       100        100         100        100
December 25, 2007............     99         92          86           79          72
December 25, 2008............     97         83          69           57          46
December 25, 2009............     96         74          56           41          29
December 25, 2010............     95         67          45           29          18
December 25, 2011............     93         60          36           21          11
December 25, 2012............     91         53          29           15            7
December 25, 2013............     90         48          24           11            5
December 25, 2014............     88         42          19             8            3
December 25, 2015............     86         38          15             6            2
December 25, 2016............     84         33          12             4            1
December 25, 2017............     81         30          10             3            1
December 25, 2018............     79         26            8             2        *
December 25, 2019............     76         23            6             1        *
December 25, 2020............     74         20            5             1        *
December 25, 2021............     71         18            4             1        *
December 25, 2022............     68         15            3        *             *
December 25, 2023............     64         13            2        *             *
December 25, 2024............     61         11            2        *             *
December 25, 2025............     57         10            1        *             *
December 25, 2026............     53           8            1        *             *
December 25, 2027............     49           7            1        *             *
December 25, 2028............     45           6            1        *             *
December 25, 2029............     40           5         *           *             *
December 25, 2030............     35           4         *           *             *
December 25, 2031............     30           3         *           *             *
December 25, 2032............     25           2         *           *             *
December 25, 2033............     19           2         *           *             *
December 25, 2034............     13           1         *           *             *
December 25, 2035............       6        *            *           *             *
December 25, 2036............       0           0            0             0            0
Weighted Average
Life (in years)(1)...........     19.19      8.47      4.89         3.32       2.48

---------

(1)   The weighted average life of a class of Certificates is determined by (i)
        multiplying the amount of each distribution in reduction of the Class
        Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
        (iii) dividing the sum by the initial Class Balance of that class.

*     Less than 0.5%, but greater than zero.

                                      B-6

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of PPC Set Forth Below:

                                                                     Class B-1                                      Class B-2 and Class B-3
                                        ------------------------------------------------    --------------------------------------------------
  Distribution Date         0%      50%     100%     150%     200%       0%      50%     100%     150%     200%
-------------------------       -----      -----       -----        -----        -----      -----        -----       -----        -----        -----

Initial Percentage ..        100       100        100        100         100       100         100        100       100         100
December 25, 2007 ...       99         99          99          99           99         99           99          99         99           99
December 25, 2008 ...       98         98          98          98           98         98           98          98         98           98
December 25, 2009 ...       97         97          97          97           97         97           97          97         97           97
December 25, 2010 ...       95         95          95          95           95         95           95          95         95           95
December 25, 2011 ...       94         94          94          94           94         94           94          94         94           94
December 25, 2012 ...       92         90          87          84           81         93           90          87         84           81
December 25, 2013 ...       91         85          79          73           67         91           85          79         73           67
December 25, 2014 ...       89         79          69          60           50         89           79          69         60           50
December 25, 2015 ...       87         72          58          45           35         88           72          58         45           35
December 25, 2016 ...       86         64          46          32           22         86           64          46         32           22
December 25, 2017 ...       83         57          37          23           13         84           57          37         23           13
December 25, 2018 ...       81         50          30          16             8         81           50          30         16             8
December 25, 2019 ...       79         44          24          12             5         79           44          24         12             5
December 25, 2020 ...       76         39          19            8             3         76           39          19           8             3
December 25, 2021 ...       73         34          15            6             2         74           34          15           6             2
December 25, 2022 ...       71         30          12            4             1         71           30          12           4             1
December 25, 2023 ...       67         26            9            3             1         67           26            9           3             1
December 25, 2024 ...       64         22            7            2        *             64           22            7           2        *
December 25, 2025 ...       60         19            5            1        *             60           19            5           1        *
December 25, 2026 ...       56         16            4            1        *             57           16            4           1        *
December 25, 2027 ...       52         14            3            1        *             52           14            3           1        *
December 25, 2028 ...       48         12            2        *            *             48           12            2        *          *
December 25, 2029 ...       43           9            2        *            *             43             9            2        *          *
December 25, 2030 ...       38           8            1        *            *             38             8            1        *          *
December 25, 2031 ...       33           6            1        *            *             33             6            1        *          *
December 25, 2032 ...       27           4            1        *            *             27             4            1        *          *
December 25, 2033 ...       21           3        *            *            *             21             3        *           *          *
December 25, 2034 ...       14           2        *            *            *             14             2        *           *          *
December 25, 2035 ...         7           1        *            *            *               7             1        *           *          *
December 25, 2036 ...         0           0            0            0             0           0             0            0           0             0
Weighted Average Life
(in years)(1) .......          19.75    13.23    10.46       9.07        8.23    19.79       13.23    10.46      9.07         8.23

---------

(1)   The weighted average life of a class of Certificates is determined by (i)
        multiplying the amount of each distribution in reduction of the Class
        Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
        (iii) dividing the sum by the initial Class Balance of that class.

*     Less than 0.5%, but greater than zero.

                                      B-7

                    Appendix C - Hypothetical Mortgage Loans

                                                                                                              Original
                               Unpaid            Mortgage       Remaining                            Interest
                              Principal           Interest               Term             Age          Only Term
                              Balance ($)       Rate (%)          (Months)    (Months)      (Months)
                              -------------        -------------------   ----------        ----------         ----------
Loan Group 1      215,836.86       6.2500000000        238                  2                     0
                              266,355.76       6.5000000000        239                  1                     0
                                96,930.71       6.8750000000        239                  1                     0
                              115,937.01       7.2500000000        238                  2                     0
                              321,208.69       5.8750000000        299                  1                     0
                               94,504.04        6.1250000000        299                  1                     0
                               78,321.11        6.2500000000        299                  1                     0
                             423,786.30        6.5000000000        298                  2                     0
                               94,102.20        6.6250000000        298                  2                     0
                             166,376.34        6.7500000000        298                  2                     0
                             192,071.39        6.8750000000        299                  1                     0
                             497,163.36        7.0000000000        298                  2                     0
                             239,417.36        7.1250000000        298                  2                     0
                             178,199.00        7.2500000000        298                  2                     0
                               38,022.85        7.5000000000        298                  2                     0
                             139,612.98        5.5000000000        358                  2                     0
                               90,530.55        5.6250000000        358                  2                     0
                             309,976.01        5.7500000000        359                  1                     0
                         2,055,471.36         5.8750000000        358                  2                     0
                         4,751,601.38         6.0000000000        359                  1                     0
                         4,850,262.43         6.1250000000        359                  1                     0
                       10,172,338.86         6.2500000000        359                  1                     0
                       21,125,710.56         6.3750000000        359                  1                     0
                       37,639,535.53         6.5000000000        359                  1                     0
                       25,705,148.44         6.6250000000        359                  1                     0
                       32,342,491.54         6.7500000000        359                  1                     0
                       40,651,646.68         6.8750000000        359                  1                     0
                       25,393,277.27         7.0000000000        358                  2                     0
                       15,921,196.48         7.1250000000        359                  1                     0
                       15,750,427.58         7.2500000000        359                  1                     0
                       11,250,054.78         7.3750000000        359                  1                     0
                       10,038,459.12         7.5000000000        359                  1                     0
                         4,108,780.81         7.6250000000        359                  1                     0
                         4,134,004.85         7.7500000000        359                  1                     0
                         5,419,321.42         7.8750000000        359                  1                     0
                         1,435,527.74         8.0000000000        359                  1                     0
                            295,806.37         8.1250000000        359                  1                     0
                         1,641,235.00         6.5000000000        359                  1                 120
                            518,920.00         6.6250000000        359                  1                 120
                            410,400.00         6.7500000000        359                  1                 120
                            647,950.00         6.8750000000        359                  1                 120
                            208,720.00         7.0000000000        358                  2                 120
                            597,250.00         7.2500000000        359                  1                 120
                            676,200.00         7.3750000000        360                  0                 120
                            132,000.00         7.5000000000        359                  1                 120
                            722,500.00         7.6250000000        359                  1                 120
                            196,000.00         7.7500000000        360                  0                 120
                            417,600.00         8.0000000000        358                  2                 120

Loan Group 2 1,495,232.76         5.7500000000        357                  3                     0
                         1,513,562.49         6.2500000000        359                  1                     0
                            649,397.97         6.3750000000        359                  1                     0
                         6,765,288.26         6.5000000000        359                  1                     0
                         3,563,347.54         6.6250000000        358                  2                     0

                                      C-1

                                                                                                               Original
                               Unpaid            Mortgage       Remaining                            Interest
                              Principal           Interest               Term             Age          Only Term
                              Balance ($)       Rate (%)          (Months)    (Months)      (Months)
                              -------------        -------------------   ----------        ----------         ----------
                            4,225,530.33      6.7500000000         359                  1                   0
                            8,948,504.15      6.8750000000         359                  1                   0
                            4,674,290.58      7.0000000000         359                  1                   0
                            5,127,396.38      7.1250000000         359                  1                   0
                            3,976,123.63      7.2500000000         358                  2                   0
                               786,900.77      7.3750000000         359                  1                   0
                            3,110,190.06      7.5000000000         359                  1                   0
                            1,331,035.93      7.6250000000         359                  1                   0
                            3,133,786.63      7.7500000000         359                  1                   0
                            1,492,971.83      7.8750000000         359                  1                   0
                            1,199,194.82      8.0000000000         359                  1                   0
                               899,411.27      8.1250000000         359                  1                   0
                               800,000.00      6.6250000000         359                  1               180

                                      C-2

           Appendix D - Sensitivity and Aggregate Realized Loss Tables

The following tables have been prepared based on the assumptions described in this prospectus supplement under "Prepayment and Yield Considerations" and should be read in conjunction with that section.

           Sensitivity of Pre-Tax Yields to Maturity of the Class A-3
                   Certificates to Changes in One-Month LIBOR

                                                                 Percentage of PPC
                                          ---------------------------------------------------------------
One-Month LIBOR          0%            50%         100%          150%        200%
--------------------------        -----            -----           -----             -----           ----
0.00000%..............          209.19%  196.07%    182.34%    167.91%    152.62%
2.32000%..............          125.90      114.18        101.84         88.72          74.60
3.82000%..............            77.50        66.57          54.95         42.40          28.40
5.32000%..............            33.10        22.91          11.89         (0.57)        (16.92)
6.32000%..............              3.40        (6.00)        (16.21)      (28.00)        (52.19)
6.60000% and above....     **           **              **            **              **

--------------------

**    Pre-tax yield to maturity is less than (99.99)%

          Sensitivity of Pre-Tax Yields to Maturity of the Class CB-IO
                           Certificates to Prepayments

                                                                    Percentage of PPC
                                             ---------------------------------------------------------------
                                                    0%          50%         100%      150%        200%
                                                    --               ---            ----           ----          ----
Class CB-IO Certificates    39.83%    30.10%     19.92%     9.21%     (2.13)%

          Sensitivity of Pre-Tax Yields to Maturity of the Class NC-IO
                           Certificates to Prepayments

                                                                  Percentage of PPC
                                             ---------------------------------------------------------------
                                                    0%          50%         100%       150%      200%
                                                     --             ---             ----            ----         ----
Class NC-IO Certificates     39.84%    30.11%     19.93%     9.21%     (2.12)%

          Sensitivity of Pre-Tax Yields to Maturity of the Class 30-PO
                           Certificates to Prepayments

                                                                    Percentage of PPC
                                             ---------------------------------------------------------------
                                                     0%        50%        100%       150%         200%
                                                      --           ---            ----          ----               ----
Class 30-PO Certificates       1.70%     4.20%      7.48%    11.07%       14.88%

                                       D-1

           Sensitivity of Pre-Tax Yields to Maturity of the Class B-2
                 Certificates to Prepayments and Realized Losses

                                                  Loss                 Percentage of PPC
                                              Severity       -----------------------------------------------------
Percentage of SDA         Percentage      0%        50%        100%       150%     200%
--------------------------------------------------------------------------------------------------------
0%                                            0%            6.29%     6.28%     6.27%     6.27%    6.26%
75%...........................             25%            6.30        6.28         6.27         6.27        6.26
75%...........................             50%            6.30        6.28         6.27         6.27        6.26
100%..........................            25%            6.30        6.28         6.27         6.27        6.26
100%..........................            50%            5.59        6.28         6.27         6.27        6.26
150%..........................            25%            6.30        6.28         6.27         6.27        6.26
150%..........................            50%        (20.98)       5.19         6.27         6.27        6.26
200%..........................            25%           5.78         6.28         6.27         6.27        6.26
200%..........................            50%        (35.71)      (4.18)        6.15         6.27        6.26

           Sensitivity of Pre-Tax Yields to Maturity of the Class B-3
                 Certificates to Prepayments and Realized Losses

                                                 Loss                 Percentage of PPC
                                              Severity       -----------------------------------------------------
Percentage of SDA         Percentage      0%        50%        100%       150%     200%
--------------------------------------------------------------------------------------------------------
0%                                                0%        7.26%    7.50%    7.67%      7.80%   7.89%
75%...........................                 25%        7.12       7.52        7.67          7.80       7.89
75%...........................                 50%        4.08       7.49        7.68          7.80       7.89
100%..........................                25%        7.10       7.52        7.68          7.80       7.89
100%..........................                50%     (19.80)     5.45        7.69          7.80       7.89
150%..........................                25%        4.32       7.51        7.68          7.80       7.89
150%..........................                50%     (39.75)   (26.16)      3.97         7.80       7.89
200%..........................                25%     (18.87)     5.67        7.69          7.80       7.90
200%..........................                50%     (54.06)   (43.24)  (24.79)        5.21        7.90

                                       D-2

      The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off
Date.

                                        Aggregate Realized Losses

                                                  Loss                 Percentage of PPC
                                              Severity       -----------------------------------------------------
Percentage of SDA         Percentage      0%        50%        100%       150%     200%
--------------------------------------------------------------------------------------------------------
75%...........................               25%          0.73%    0.48%     0.33%       0.23%    0.17%
75%..........................                50%          1.45        0.96        0.66           0.47        0.34
100%..........................              25%          0.97        0.64        0.44           0.31        0.22
100%..........................              50%          1.93        1.28        0.88           0.62        0.45
150%..........................              25%          1.44        0.95        0.66           0.47        0.33
150%..........................              50%          2.87        1.90        1.31           0.93        0.67
200%..........................              25%          1.90        1.26        0.87           0.62        0.44
200%..........................              50%          3.79        2.51        1.74           1.23        0.89

                                      D-3

                    Banc of America Mortgage Securities, Inc.
                                    Depositor

                      Bank of America, National Association
                                     Sponsor

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                       ----------------------------------

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 11 of this prospectus.

Except as otherwise described in the applicable prospectus supplement, neither the certificates of any series nor the related underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The certificates of each series will represent interests in the related issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

Each Issuing Entity--

o     will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

o     will own a pool or pools of fixed or adjustable interest rate mortgage loans, each of which is secured by a first lien on a one- to four-family residential property.

Each Pool of Mortgage Loans--

o     will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

o     will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

o     will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

Each Series of Certificates--

o     will represent interests in the related issuing entity;

o     may provide credit support by "subordinating" certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes;

o     may be entitled to the benefit of one or more of the other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement; and

o     will be paid only from the assets of the related issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                       ----------------------------------

                The date of this prospectus is December 27, 2006.

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     Limited Source of Payments - No Recourse to Depositor, Sponsor,

     The Ratings of Your Certificates May Be Lowered or Withdrawn
         Which May Adversely Affect the Liquidity or Market Value of

     Timing of Prepayments on the Mortgage Loans May Result in Interest
         Shortfalls on the Certificates....................................................................................................16
     Exercise of Rights Under Special Servicing Agreements May Be
         Adverse to Other Certificateholders.......................................................................................16
     Special Powers of the FDIC in the Event of Insolvency of the
         Sponsor Could Delay or Reduce Distributions on the
         Certificates...................................................................................................................................17
     Insolvency of the Depositor May Delay or Reduce Collections
         on Mortgage Loans....................................................................................................................18
     Book-Entry System for Certain Classes of Certificates May
         Decrease Liquidity and Delay Payment...................................................................................18
     Cash Flow Agreements and External Credit Enhancements are
         Subject to Third Party Risk........................................................................................................19
     Amounts Received from an Auction and a Related Swap Agreement
         May Be Insufficient to Assure Completion of the Auction.................................................19
     Servicing Transfer Following Event of Default May Result in

                                        2

     Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted
         Mortgage Loans.........................................................................................................................79
     Insurance Policies..........................................................................................................................81
     Fixed Retained Yield, Servicing Compensation and

     Anti-Deficiency Legislation, the Bankruptcy Code and

                                        3

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

     Exchangeable Certificates Representing Proportionate Interests in
         Two or More Exchangeable REMIC Certificates...................................................................134
     Exchangeable Certificates Representing Disproportionate Interests

                                        4

                  Important Notice About Information Presented
                in this Prospectus and the Prospectus Supplement

      Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

      o     the principal balances and/or interest rates of each class;

      o     the timing and priority of interest and principal payments;

      o     statistical and other information about the mortgage loans;

      o     information about credit enhancement, if any, for each class;

      o     the ratings for each class; and

      o     the method for selling the certificates.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information.
The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the dates stated on their respective covers.

      Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents in the accompanying prospectus supplement provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Prospectus Definitions"
beginning on page 147 in this prospectus.

                               -------------------

                                        5

SUMMARY OF PROSPECTUS

      o     This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a series of certificates, please read this entire document and the accompanying prospectus supplement carefully.

      o     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuing Entity

      Each series of certificates will be issued by a separate common law trust.
Each trust will be established and each series of certificates will be issued under a separate pooling and servicing agreement among the depositor, one or more servicers and/or a master servicer and the trustee specified in the applicable prospectus supplement.

Sponsor

      Bank of America, National Association will be the sponsor of each series of certificates. The mortgage loans will either be originated by the sponsor or purchased by the sponsor from various entities that either originated the mortgage loans to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. The sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

      Banc of America Mortgage Securities, Inc. will serve as the depositor for each series of certificates. The depositor will acquire the mortgage loans from the sponsor, and will transfer them to each trust. The depositor is a direct, wholly-owned subsidiary of the sponsor. It is not expected that the depositor will have any business operations other than offering certificates and related activities.

Servicer(s)

      The sponsor or one or more entities affiliated or unaffiliated with the depositor and named in the applicable prospectus supplement will service the mortgage loans in each trust. Each servicer will perform certain servicing functions relating to the mortgage loans serviced by it in accordance with the related pooling and servicing agreement or underlying servicing agreement.

Master Servicer

      To the extent specified in the related prospectus supplement, if there is more than one servicer of the mortgage loans for a series, a master servicer, affiliated or unaffiliated with the depositor, may be appointed by the depositor to supervise the servicers.

Trustee

      A trustee for each trust will be named in the applicable prospectus supplement. The trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services on behalf of the trust for a series. To the extent specified in the related prospectus supplement, a securities administrator may perform certain of the duties of the trustee.

                                        6

THE MORTGAGE LOANS

      Each trust will own the related mortgage loans (other than the fixed retained yield, which is the portion of the mortgage interest rate, if any, not contained in the trust).

      The mortgage loans in each trust estate:

      o     will be fixed or adjustable interest rate mortgage loans secured by first liens on some or all of the following types of property, to the extent set forth in the applicable prospectus supplement: (i)
              one-family attached or detached residences, (ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, including condominium hotels, (vi) units within planned unit developments, (vii) long-term leases on any of the foregoing types of property, and (viii) shares issued by private non-profit housing corporations, known as cooperatives, and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in cooperative buildings;

      o     will have been acquired by the depositor from the sponsor;

      o     will have been originated or acquired by the sponsor; and

      o     will have been underwritten to the standards specified in this prospectus or in the applicable prospectus supplement.

      See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing
Compensation and Payment of Expenses" for a description of fixed retained yield.
See "The Trust Estates" for a description of mortgage loans secured by leases and "Certain Legal Aspects of the Mortgage Loans--Condominiums,"
"--Cooperatives" and "--Leaseholds" for a description of mortgage loans secured by condominium units, shares issued by cooperatives and leaseholds. See "The
Mortgage Loan Programs--Mortgage Loan Underwriting" for a description of the underwriting standards of the Sponsor and "The Sponsor" for a description of the
Sponsor.

      You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans included in a particular trust estate.

DISTRIBUTIONS ON THE CERTIFICATES

      Each series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to receive distributions from collections on the related mortgage loans and, to the extent specified in the related prospectus supplement, from any credit enhancements or cash flow agreements described in this prospectus.

Interest Distributions

      For each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates (net of servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement), will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement. See "Description of the
Certificates--Distributions to Certificateholders--Distributions of Interest."

      Interest will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on its outstanding class balance or notional amount.

Principal Distributions

      For a series of certificates, principal payments (including prepayments)
on the related mortgage loans will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Principal distributions will be allocated among

                                        7

the classes of certificates of a series in the manner specified in the applicable prospectus supplement. See "Description of the
Certificates--Distributions to Certificateholders--Distributions of Principal."

Distribution Dates

      Distributions on the certificates will be made on the dates specified in the applicable prospectus supplement. The cut-off date for each series will be the date specified in the applicable prospectus supplement.

Record Dates

      Distributions will be made on each distribution date to certificateholders of record at the close of business on the last business day of the month preceding the month in which the distribution date occurs (unless a different date is specified in the applicable prospectus supplement).

CREDIT ENHANCEMENT

Subordination

      A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

      Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their monthly principal and interest distributions and to protect them from losses. This protection may be effected by:

      o     the preferential right of the senior certificateholders to receive, prior to any distribution being made to the related subordinate certificates on each distribution date, current distributions of principal and interest due them on each distribution date out of the funds available for distributions for that date;

      o     the right of the senior certificateholders to receive future distributions on the mortgage loans that would otherwise have been payable to the subordinate certificateholders;

      o     the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans; and

      o     any other method specified in the related prospectus supplement.

Other Types of Credit Enhancement

      If specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may, in addition to or in lieu of subordination, be entitled to the benefits of one or more of the following types of credit enhancement:

      o     limited guarantee
      o     financial guaranty insurance policy
      o     surety bond
      o     letter of credit
      o     mortgage pool insurance policy
      o     reserve fund
      o     cross collateralization
      o     overcollateralization
      o     excess interest

      See "Description of the Certificates--Other Credit Enhancement." In
addition, if specified in the applicable prospectus supplement, amounts received under any cash flow agreement described under "Description of the
Certificates--Cash Flow Agreements" may also be used to provide credit enhancement for one or more classes of certificates.

PERIODIC ADVANCES ON DELINQUENT PAYMENTS

      In the event that a principal or interest payment on a mortgage loan is delinquent, the servicer of the mortgage loan will be obligated

                                        8

to make cash advances to the servicer custodial account if the servicer determines that it will be able to recover those amounts from future payments and collections on the mortgage loan. A servicer who makes principal or interest advances will be reimbursed for those advances as described in this prospectus.
If the servicer fails to make a required principal or interest advance, the master servicer or trustee will be required to make the advance from its own funds unless the trustee or master servicer, as the case may be, determines that it will not be able to recover those amounts from future payments and collections on the mortgage loan.

      See "Servicing of the Mortgage Loans--Periodic Advances and Servicing
Advances."

FORMS OF CERTIFICATES

      The certificates will be issued either:

      o     in book-entry form through the facilities of DTC; or

      o     in fully-registered, certificated form.

      If you own book-entry certificates, you will not receive a physical certificate representing your ownership interest in the book-entry certificates, except under extraordinary circumstances which are discussed in "Description of the Certificates--Book-Entry Form." Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations, including Clearstream and Euroclear. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights relating to your book-entry certificates may generally only be exercised through DTC and its participating organizations, including Clearstream and Euroclear.

      See "Description of the Certificates--Book-Entry Form."

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS

      If specified in the prospectus supplement for a series, the depositor or another party (which may be a certificateholder) specified in the applicable prospectus supplement may purchase all or a part of the mortgage loans in the related trust and any property acquired in connection with those mortgage loans.
Any purchase must be made in the manner and at the price specified under "The
Pooling Agreement--Termination; Optional Purchase of Mortgage Loans."

      If an election is made to treat the related trust estate (or one or more segregated pools of assets in the trust estate) as one or more "real estate mortgage investment conduits," any optional purchase will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

      Exercise of the right of purchase will cause the early retirement of some or all of the certificates of that series.

      See "Prepayment and Yield Considerations."

ERISA LIMITATIONS

      If you are a fiduciary of any employee benefit plan or another type of retirement plan or arrangement subject to the ERISA, the Internal Revenue Code or similar law, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

      Certain classes of certificates may not be transferred unless the trustee is furnished with a letter of representation or an opinion of counsel to the effect that the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code and will not subject the trustee, the depositor, any

                                        9

servicers or the master servicer to additional obligations.

      See "ERISA Considerations."

TAX STATUS

      The treatment of the certificates for federal income tax purposes will depend on:

      o     whether one or more REMIC elections are made for a series of certificates;

      o     if one or more REMIC elections are made, whether the certificates are regular interests or residual interests; and

      o     whether the certificates are interests in a trust fund treated as a grantor trust.

      If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

      If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

      See "Federal Income Tax Consequences."

LEGAL INVESTMENT

      The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent the certificates constitute legal investments for you.

      See "Legal Investment" in this prospectus and "Summary of Terms--Legal
Investment" in the applicable prospectus supplement.

RATING

      Certificates of any series will not be offered by this prospectus and a prospectus supplement unless each offered class is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

      o     A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

      o     Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

                                       10

RISK FACTORS

      Investors should consider, among other things, the following description of the material risks associated with the purchase of certificates as well as the specific risks discussed in the applicable prospectus supplement under "Risk
Factors."

Limited Source of Payments - No Recourse to Depositor, Sponsor, Servicer or
Trustee

      Except for any related insurance policies and any reserve fund or other external credit enhancement described in the applicable prospectus supplement:

      o     mortgage loans included in the related trust estate will be the sole source of payments on the certificates of a series;

      o     the certificates of any series will not represent an interest in or obligation of the depositor, the sponsor, the servicer, the trustee or any of their affiliates, except for the depositor’s limited obligations relating to certain breaches of its representations and warranties and limited obligations of the servicer with respect to its servicing obligations; and

      o     neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or any other entity.

      Consequently, in the event that payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the sponsor, the servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

Limited Liquidity

      The liquidity of your certificates may be limited. You should consider that:

      o     a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

      o     the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in the certificates of that series, but no underwriter will be obligated to do so; and

      o     unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

      As a result, you may not be able to sell your certificates, or you may not be able to sell your certificates at a price sufficient to produce your desired return on investment.

      The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk (such as certificates that receive only payments of principal or interest or subordinate certificates), or that have been structured to meet the investment requirements of limited categories of investors.

                                       11

Certificates May Not Be Appropriate For Individual Investors

      If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of certificates, the certificates of a series may not be an appropriate investment for you. This may be the case because, among other things:

      o     if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

      o     the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates. Because of this, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

      o     you may not be able to reinvest amounts distributed relating to principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

      o     a secondary market for the certificates may not develop or provide you with liquidity of investment; and

      o     you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

      If you are an individual investor considering the purchase of a certificate of a series, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

Credit Enhancement is Limited in Amount and Coverage

      Credit enhancement for a series of certificates may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans.
Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of certificates of the same series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a mortgage pool insurance policy; a reserve fund; cross collateralization; overcollateralization; or
excess interest. See "Description of the Certificates--Distributions to
Certificateholders" and "--Other Credit Enhancement."

      Regardless of the form of credit enhancement provided:

      o     the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

      o     may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

      If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, they will be borne by the holders of the related certificates (or certain classes).

                                       12

      None of the depositor, the sponsor, the servicer, the trustee or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

      See "Description of the Certificates--Distributions to Certificateholders"
and "--Other Credit Enhancement."

The Ratings of Your Certificates May Be Lowered or Withdrawn Which May Adversely
Affect the Liquidity or Market Value of Your Certificates

      It is a condition to the issuance of the certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

Real Estate Market Conditions Affect Mortgage Loan Performance

      An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagors’ financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

      If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans contained in a particular trust estate and any secondary financing on the related mortgaged properties to become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor’s prior securitizations involving the depositor and the depositor’s predecessor.

      If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trusts
Estates--Mortgage Loans" and "The Mortgage Loan Programs--Mortgage Loan
Underwriting."

Geographic Concentration May Increase Risk of Loss

      The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without a concentration in a particular region.
Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing

                                       13

markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.
Mortgage loans in these areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "Servicing of the Mortgage Loans--Insurance Policies," no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies, as described under "Servicing of the Mortgage Loans--Insurance Policies."

      See "The Mortgage Pool" in the related prospectus supplement for further information regarding the geographic concentration of the mortgage loans underlying the certificates of any series. See also "The Mortgage Loan
Programs--Mortgage Loan Underwriting."

General Economic Conditions May Increase Risk of Loss

      Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties)
may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans. If these losses are not covered by the applicable credit enhancement, holders of certificates of the series evidencing interests in the related trust estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Collateral Securing Cooperative Loans May Diminish in Value

      If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Leaseholds May Be Subject to Default Risk on the Underlying Lease

      If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any

                                       14

leasehold mortgages underlying a series of certificates will contain provisions protective of the mortgagee as described under "The Trust Estates -- Mortgage
Loans," such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

Yield is Sensitive to Rate of Principal Prepayment

      The yield on the certificates of each series will depend in part on the rate of principal payment on the mortgage loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Your yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

      o     the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest, such as interest only certificates, or primarily or exclusively to payments of principal, such as principal only certificates, will be extremely sensitive to the rate of prepayments on the related mortgage loans;
              and

      o     the yield on certain other classes of certificates, such as companion certificates, may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

      The rate of prepayments on mortgage loans is influenced by a number of factors, including:

      o     prevailing mortgage market interest rates;

      o     local and national economic conditions;

      o     homeowner mobility; and

      o     the ability of the borrower to obtain refinancing.

      If you are purchasing certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip certificates, the related mortgage loans, occur at a rate slower than you expected, your yield will be lower than you expected. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of any class of principal only certificates to the rate of prepayments.

      If you are purchasing certificates at a premium, or are purchasing an interest only certificate, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest only certificates entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including, in the case of interest only certificates that are extremely sensitive to

                                       15

principal prepayments, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

      If you are purchasing any inverse floating rate certificates, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of those certificates to the rate of prepayments on the mortgage loans and changes in the applicable index.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on
the Certificates

      When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer’s or the master servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under
"Description of the Certificates -- Interest." No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Exercise of Rights Under Special Servicing Agreements May Be Adverse to Other
Certificateholders

      The pooling agreement for a series will permit a servicer to enter into a special servicing agreement with an unaffiliated holder of a class of subordinate certificates or a class of securities backed by a class of subordinate certificates, pursuant to which the holder may instruct the servicer to commence or delay foreclosure proceedings with respect to delinquent mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

                                       16

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay
or Reduce Distributions on the Certificates

      The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC.
If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

      o     require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

      o     request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

      o     if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

      If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

      By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any "contract" of the sponsor upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor.
Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation"
condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

      If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the

                                       17

date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation.
The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

      If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

      Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor’s creditors, in addition to the depositor’s stockholders in connection the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches of representations and warranties about the mortgage loans.

      If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and
Delay Payment

      Because transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect
DTC participants:

      o     your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book-entry certificates, may be limited due to the lack of a physical certificate;

      o     you may experience delays in your receipt of payments on book-entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for
              DTC, rather than directly to you; and

                                       18

      o     you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

      See "Description of the Certificates--Book-Entry Form."

Cash Flow Agreements and External Credit Enhancements are Subject to Third Party
Risk

      The assets of a trust may, if specified in the related prospectus supplement, include cash flow agreements, such as swap, cap, floor or similar agreements, which will require the counterparty to the trust (or the trustee acting on behalf of the trust) to make payments to the trust under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under one or these agreements, the ability of the trust to make payments on the certificates will be subject to the credit risk of the counterparty.

      In addition, the ratings assigned to the certificates of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the certificates of the series. A reduction in the ratings assigned to the certificates of a series is likely to affect adversely the liquidity and market value of the certificates.

Amounts Received from an Auction and a Related Swap Agreement May Be
Insufficient to Assure Completion of the Auction

      If specified in the prospectus supplement for a series, one or more classes of certificates may be subject to a mandatory auction. If you hold a class of certificates subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction your certificate will be transferred to successful auction bidders, thereby ending your investment in that certificate. If the class balance of your class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction certificates. Auction bidders will be permitted to bid for all or a portion of a class of auction certificates. If the counterparty under the swap agreement defaults on its obligations, no bids for all or a portion of a class of auction certificates will be accepted unless the amount of the bids are equal to the class balance of a class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or the pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class of auction certificates or portion of a class are accepted or there are no bids for the class or portion of the class, all or a portion of the certificates of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your certificates after the distribution date for the auction.

      See "Description of the Certificates -- Mandatory Auction of the Auction
Certificates" in this prospectus.

                                       19

Servicing Transfer Following Event of Default May Result in Payment Delays or
Losses

      Following the occurrence of an event of default under a pooling agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related certificates.

Consumer Protection Laws May Limit Remedies

      There are various federal, state and local laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

      o     regulate interest rates and other charges;

      o     require certain disclosures;

      o     require licensing of mortgage loan originators;

      o     require lenders to provide credit counseling and/or make affirmative determinations regarding the borrower’s ability to repay the mortgage loan;

      o     prohibit discriminatory or predatory lending practices;

      o     limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

      o     regulate the use of consumer credit information; and

      o     regulate debt collection practices.

      Violation of certain provisions of these laws, policies and principles:

      o     may limit a servicer’s ability to collect all or part of the principal of or interest on the mortgage loans;

      o     may entitle the borrower to a refund of amounts previously paid; and

      o     could subject a servicer to damages and administrative sanctions.

      The depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal, state and local laws and regulations. In addition, the sponsor will be required to pay to the depositor, and the depositor will be required to pay to the applicable trust, any costs or damages incurred by the related trust as a result of a violation of these laws or regulations. See "The Mortgage Loan Programs--Representations and
Warranties."

                                       20

THE TRUST ESTATES

General

      The assets underlying each series of Certificates (each, a "Trust Estate")
will consist primarily of mortgage loans (the "Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable prospectus supplement: (i) one-family attached or detached residences, (ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, including those where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space ("Condominium Hotels"), (vi)
units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and (viii) stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as
"Cooperatives," and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such
Cooperatives’ buildings. In addition, a Trust Estate will also include (i)
amounts held from time to time in the related Certificate Account, (ii) the
Depositor’s interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, including the
Depositor’s right to receive any payments from Mortgage Loans with Borrowers
Protection Plan(R) addendum (a debt-cancellation contract between the borrower and Bank of America, National Association), (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee’s sale or deed in lieu of foreclosure or trustee’s sale, (iv) if applicable, and to the extent set forth in the applicable prospectus supplement, any reserve fund or funds, and (v) if applicable, and to the extent set forth in the applicable prospectus supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement, any cash flow agreement or any interest subsidy agreement described in this prospectus. See "The
Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America General
Underwriting Standards" for more information about Mortgage Loans with a
Borrowers Protection Plan(R) addendum. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained
Yield, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield,
Servicing Compensation and Payment of Expenses."

Mortgage Loans

      The Mortgage Loans will have been acquired by the Depositor from the
Sponsor. The Mortgage Loans will have been either (i) originated by the Sponsor or (ii) purchased by the Sponsor from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated
10% or more of the Mortgage Loans in a Trust Estate, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the originator’s form of organization and, to the extent material, a description of the originator’s origination program and how long it has been engaged in originating mortgage loans of the same type. Each Mortgage Loan will have been underwritten either to the standards set forth in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement. See
"The Mortgage Loan Programs--Mortgage Loan Underwriting."

      Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged
Property located in any of the 50 states or the District of Columbia.

                                       21

      If specified in the applicable prospectus supplement, the Mortgage Loans may be secured by leases on real property under circumstances that the Sponsor determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located thereon. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area where the Mortgaged Property is located, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a
Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii)
assignment of the lease without the lessor’s consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee’s name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, the default,
(ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

      The prospectus supplement for a series will contain information, as of the
Cut-off Date or another specified date, to the extent known to the Depositor, detailing the following information about the Mortgage Loans in the Trust
Estate: (i) occupancy, (ii) property type; (iii) purpose; (iv) documentation type; (v) geographic distribution; (vi) current principal balance; (vii)
original Loan-to-Value Ratio; (viii) current Mortgage Interest Rate; (ix)
remaining term to maturity; and (x) Credit Scores. If the Mortgage Loans include adjustable-rate loans, the prospectus supplement will also set forth the following additional information: (i) Gross Margin; (ii) rate ceiling; and (iii)
first adjustment date.

      A Mortgage Loan will generally provide for level monthly installments
(other than Interest Only Mortgage Loans and, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable interest rate specified in the related Mortgage Note (the "Mortgage Interest
Rate") times the unpaid principal balance, with the remainder of the payment applied to principal (an "Actuarial Mortgage Loan"). No adjustment is made if payment on an Actuarial Mortgage Loan is made earlier or later than the Due
Date, although the mortgagor may be subject to a late payment charge. If specified in the applicable prospectus supplement, some Mortgage Loans may provide for payments that are allocated to principal and interest according to the daily simple interest method (each, a "Simple Interest Mortgage Loan"). A
Simple Interest Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments
(except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated
Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Therefore, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled Due
Date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. The next scheduled payment, however, will result in an allocation of a greater amount to interest if the payment is made on its scheduled Due Date. Conversely, if a borrower pays a fixed monthly installment after its scheduled Due Date, the portion of the payment allocable to interest for the period since the

                                       22

preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. Therefore, if the borrower consistently makes scheduled payments after the scheduled Due Date, the Mortgage Loan will amortize more slowly than scheduled.
If a Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

      The information about the Mortgage Loans and Mortgaged Properties described in the preceding three paragraphs may be presented in the prospectus supplement for a series as ranges in which the actual characteristics of the
Mortgage Loans and Mortgaged Properties are expected to fall. In that case, information about the final characteristics of the Mortgage Loans and Mortgaged
Properties will be available in a Current Report on Form 8-K which will be filed with the Securities and Exchange Commission ("SEC") within four business days following the initial issuance of the related series.

      The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a "Due Date") but may, if specified in the applicable prospectus supplement, have payments due on a different day of each month and will be of one of the following types of mortgage loans:

                  a. Fixed-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, fully-amortizing
            Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than
            40 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of these Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the Pooling Agreement will require the Depositor or another party identified in the applicable prospectus supplement to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible
            Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

                  b. Adjustable-Rate Loans. If specified in the applicable
            prospectus supplement, a Trust Estate may contain adjustable-rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related Mortgage
            Interest Rate which generally adjusts initially either one, three or six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage
            Note (the "Gross Margin") and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the
            adjustable-rate Mortgage Loans in the related Trust Estate. The index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada,
            Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers). The applicable prospectus supplement will also indicate any periodic or lifetime limitations on the adjustment of any Mortgage Interest Rate.

                                       23

      If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates generally on the first, second or third Adjustment Date after origination of those Mortgage Loans at the option of the mortgagor. If specified in the applicable prospectus supplement, the Depositor or another party specified in the applicable prospectus supplement will generally be required to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the
Trust Estate.

      If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate Mortgage Loans with original terms to maturity of not more than 30 years and flexible payment options ("Option ARM Mortgage Loans").
The initial required monthly payment is fully amortizing based on the initial
Mortgage Interest Rate (which may be a rate that is less than the sum of the applicable index at origination and the Gross Margin specified in the related
Mortgage). After an introductory period of either one or three months, the borrower may select from up to three payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iii) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year’s minimum payment amount.
In addition, the minimum payment is subject to an automatic adjustment every five years or if the outstanding principal balance of the mortgage loan exceeds
115% of the original principal balance (110% for Mortgaged Properties located in
New York), in each case without regard to the 7.5% limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current Mortgage Interest Rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the 7.5% limitation, in which case the monthly payment is adjusted by 7.5%. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment ("Deferred Interest") will be added to the principal balance of the
Mortgage Loan. This is called "negative amortization" and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The index for an Option ARM Mortgage Loan will be determined monthly or at other less frequent intervals specified in the applicable prospectus supplement.

                  c. Interest Only Mortgage Loans. If specified in the
            applicable prospectus supplement, a Trust Estate may contain
            "Interest Only Mortgage Loans" which are (i) Mortgage Loans having an original term to maturity of not more than 40 years with a
            Mortgage Interest Rate which adjusts initially either one, three or six months, or one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Gross Margin and index, and providing for monthly payments of interest only prior to the date of the initial Mortgage Interest Rate adjustment and monthly payments of principal and interest after the adjustment sufficient to
            fully-amortize the Mortgage Loans over their remaining terms to maturity or (ii) fixed-rate, fully-amortizing Mortgage Loans having an original term to maturity of not more than 40 years providing for monthly payments of interest only prior to a date specified in the
            Mortgage Note and monthly payments of principal and interest after such date sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity.

                                       24

                  d. Graduated Payment Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, graduated-payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Interest Rate on the Mortgage Loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating these graduated payment features may include (i) "Graduated Pay Mortgage
            Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of these Mortgage Loans, (ii)
            "Tiered Payment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for that month, these excess amounts are paid from a subsidy account
            (usually funded by a home builder or family member) established at closing and (iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

                  e. Subsidy Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on these Mortgage Loans with the present value of the resulting difference in payment
            ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

      Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination of these programs. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related
Mortgage Notes. Generally, under a graduated program, the subsidized rate for a
Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the
Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points)
below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to these Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

      Generally, employers may terminate subsidy programs in the event of (i)
the mortgagor’s death, retirement, resignation or termination of employment,
(ii) the full prepayment of the Subsidy Loan by the

                                       25

mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged
Property as a result of which the mortgagee is entitled to accelerate the
Subsidy Loan under the "due-on-sale" clause contained in the Mortgage, or (iv)
the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of that Subsidy Loan, the employer may request that the mortgagor refinance its Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance its Subsidy Loan. In the event the mortgagor refinances its Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations." In the
event a subsidy agreement is terminated, the amount remaining in the Subsidy
Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor’s reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by the Sponsor or other originator in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See
"The Mortgage Loan Programs--Mortgage Loan Underwriting."

                  f. Buy-Down Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") under which the monthly payments made by the mortgagor during the early years of the
            Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis)
            and, if specified in the applicable prospectus supplement, placed in a custodial account (the "Buy-Down Fund") by the related Servicer.
            If the mortgagor on a Buy-Down Loan prepays the Mortgage Loan in its entirety, or defaults on the Mortgage Loan and the related Servicer liquidates the related Mortgaged Property, during the period when the mortgagor is not obligated, by virtue of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the unpaid principal balance of the Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund for the Buy-Down Loan, and these amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid relating to the
            Buy-Down Loan by any insurer, guarantor or other person under a credit enhancement arrangement described in the applicable prospectus supplement.

                  g. Balloon Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity ("Balloon Loans") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon
            Period"). The borrower of a Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield
            Considerations" herein.

      If specified in the applicable prospectus supplement, certain Mortgage
Loans originated by the Sponsor may include a BPP addendum to the related
Mortgage Note whereby the Sponsor agrees to cancel (i) certain payments of principal and interest on the Mortgage Loan for up to twelve months upon the disability or involuntary unemployment of the mortgagor or (ii) the outstanding principal balance of the Mortgage Loan upon the accidental death of the mortgagor; provided that the BPP has not been terminated in accordance with its terms. See "The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of
America General Underwriting Standards" for more information about BPP. In each case, the Sponsor will be required to pay these cancelled amounts to the applicable Trust.

                                       26

THE SPONSOR

      Bank of America, National Association ("Bank of America") will serve as the sponsor (the "Sponsor") of each series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of
America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

      Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

      The Depositor’s securitization program principally is used to fund Bank of
America’s consumer real estate business unit’s self-originated portfolio of fully amortizing mortgage loans secured by first liens on one- to four-family residential properties. The Depositor’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of
America currently does not rely on securitization as a material funding source, the Depositor’s securitization program is a material funding source for Bank of
America’s portfolio of consumer real estate mortgage loans similar to the
Mortgage Loans.

      The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in Trusts formed by the
Depositor, which were originated by Bank of America during the periods indicated:

                                                                             Twelve-Months Ended December 31,         Nine Months Ended
                                                                      -----------------------------------------------------------     ---------------------------
                                                                         2001        2002         2003         2004         2005     September 30, 2006

Number                                                        504,048    522,891    792,496    454,683    394,942         272,076
Aggregate Principal Balance
(in Billions)                                                      $76.5      $88.0       $131.1       $87.5        $86.8              $61.8

      Bank of America serves as the Sponsor and, if specified in the applicable prospectus supplement, the Servicer in the Depositor’s securitization program, in addition to owning all of the Depositor’s equity. Banc of America Securities
LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of
America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See "Method of
Distribution" in the applicable prospectus supplement.

      Bank of America’s headquarters and its executive offices are located at
101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

      See "The Mortgage Loan Programs," "Servicing of the Mortgage Loans" and
"The Pooling Agreement" for more information about the Sponsor’s solicitation and underwriting criteria used to originate mortgage loans similar to the
Mortgage Loans and its material roles and duties in each securitization.

                                       27

THE DEPOSITOR

      Banc of America Mortgage Securities, Inc. (the "Depositor") was
incorporated in the State of Delaware on November 26, 2002 under the name "BA
Residential Securities, Inc." and filed a Certificate of Amendment of
Certificate of Incorporation changing its name to "Banc of America Mortgage
Securities, Inc." on December 4, 2002. The Depositor is a wholly-owned subsidiary of the Sponsor. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

      The Depositor will have limited obligations and rights under each Pooling
Agreement after the Closing Date for any series, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties, and repurchasing in the circumstances described under "The Pooling
Agreement--Termination; Optional Purchase of Mortgage Loans," all or a portion of the Mortgage Loans.

      The Depositor will maintain its principal executive office at 214 North
Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255,
Attention: Senior Vice President, telephone number (704) 387 8239.

      The Depositor and any director, officer, employee or agent of the
Depositor shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling Agreement or by reason of reckless disregard of its obligations and duties under the Pooling
Agreement.

THE MORTGAGE LOAN PROGRAMS

Mortgage Loan Underwriting

      The Depositor will purchase the Mortgage Loans from Bank of America, as the Sponsor. The Mortgage Loans will have been either (i) originated by Bank of
America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America’s general underwriting standards set forth below under "-- Bank of America General Underwriting Standards," (ii) Bank of
America’s alternative underwriting standards set forth below under "--Bank of
America Alternative Underwriting Standards" or (iii) to the extent the Mortgage
Loans were originated by an entity other than Bank of America the underwriting standards set forth in the applicable prospectus supplement, if material.

General

      The underwriting standards used by mortgage loan originators are intended to evaluate the mortgagor’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America’s underwriting standards, will be

                                       28

described in the applicable prospectus supplement. The following paragraphs describe Bank of America’s underwriting standards.

Bank of America General Underwriting Standards

      Origination Channels

      Bank of America originates mortgage loans (i) directly to consumers; (ii)
indirectly through brokers; and (iii) through other loan originators. Bank of
America’s direct-to-consumer originations include mortgage loans made to:

      o     customers applying for a mortgage at one of Bank of America’s banking center locations;

      o     customers applying for a Bank of America mortgage via telephone;

      o     customers applying for a mortgage utilizing Bank of America’s internet site; and

      o     customers applying for a mortgage with one of Bank of America’s retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

      Bank of America also originates loans indirectly through its wholesale channel where:

      o     the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

      o     applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

      The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

      The Application and Use of Credit Scoring

      Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor’s credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant’s Credit Score. "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. A Credit
Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. If the credit bureaus cannot generate a Credit Score due to

                                       29

insufficient information about an applicant, Bank of America will consider proof of an applicant’s alternative credit history, such as a history of consistent rent and utility payments.

      In addition to a Credit Score, Bank of America may obtain a Custom
Mortgage Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit
Score. The "Custom Mortgage Score" was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant’s residence at the time of application. Bank of America may evaluate a prospective borrower’s creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or
(iii) a combination of a Credit Score and a Custom Mortgage Score.

      Underwriting Evaluation by Automated Underwriting Decision Engine or
Manual Underwriter

      Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of
America’s Product and Policy Guides (the "Product Guides"). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants’ repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

      Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as Fannie Mae’s Desktop Underwriter(R) or Freddie
Mac’s Loan Prospector(R) decision engines. If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

      Desktop Underwriter(R) is an automated underwriting system developed by
Fannie Mae for conventional conforming loans. Desktop Underwriter(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file.
Bank of America utilizes Fannie Mae’s Custom Desktop Underwriter(R) which allows
Bank of America’s conditions and policies to display on a customized findings report specific to it.

      Loan Prospector(R) is an automated underwriting system developed by
Freddie Mac for conventional conforming loans. Loan Prospector(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

      Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the Loan-to-Value Ratio is calculated. The "Loan-to-Value Ratio" is the

                                       30

percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the Loan-to-Value Ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant’s credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant’s debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of
America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually. A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

      As part of the underwriting evaluation, the applicant’s "Debt-to-Income
Ratio" is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. Bank of America’s
Debt-to-Income Ratio guidelines are based on the loan instrument, loan term,
Credit Score, Loan-to-Value Ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

      For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America’s behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America’s. In the event these standards differ materially from those set forth in this prospectus, the related prospectus supplement will describe the applicable standards.
Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

      Certain of the mortgage loans may be purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by
Bank of America to accept the delivery of a certain dollar amount of

                                       31

mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America. In the event these standards differ materially from those set forth in this prospectus, the related prospectus supplement will describe such standards.

      Loans with Secondary Financing

      First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan. First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage. The secondary financing may or may not be provided by Bank of America.
The Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The "Total Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The "Combined Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a Loan-to-Value Ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with
Loan-to-Value Ratios exceeding 80%.

      Documentation

      In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

      Under Bank of America’s standard documentation process (the "Standard
Documentation Process") the following verifications are required: a salaried applicant’s income is verified by either having the applicant provide copies of the previous year’s federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant’s employer. A verification of employment form asks the employer to report the applicant’s length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii)
determining electronically that these funds are on deposit with Bank of America,
(iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant’s financial institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

      If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least four references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

                                       32

      In order to qualify for Bank of America’s general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in "--Bank of America Alternative Underwriting Standards"
below. While the applicants under Bank of America’s general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant’s credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various
"Accelerated Processing Programs" such as: (i) Rapid; (ii) PaperSaver(R) (also known as Threshold); (iii) Stated Income, Stated Asset; (iv) All-Ready Home; (v)
Mortgage Rewards; (vi) No Ratio or (vii) Stated Income.

      Under Bank of America’s "Rapid" documentation program, only the most recent pay stub (if salaried) or first two pages of the most recent tax return
(if self-employed) of an applicant is required for income verification and only the most recent bank statement of an applicant is required for asset verification on purchase transactions if the applicant meets the Total
Loan-to-Value Ratio and Credit Score requirements for that program.

      Under Bank of America’s "PaperSaver(R)" documentation program, verification of the applicant’s stated income and stated assets is not requested
(with the exception of self-employed applicants who are required to sign the IRS form 4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratios and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver(R) documentation. The PaperSaver(R)
documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

      Under Bank of America’s "Stated Income, Stated Asset" documentation program, which is only available through the wholesale channel, income or asset verifications are not requested from applicants if they meet the Total
Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America’s quality assurance audit.

      Bank of America may originate new mortgage loans under its "All-Ready
Home" mortgage refinance program or its "Mortgage Rewards" refinance program.
Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than twelve months). In addition, Bank of America typically requires only a drive-by appraisal rather than an interior inspection appraisal. Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score).
Mortgage Loans initially included in the Trust Estate for a particular series may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for the All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in a particular Trust Estate, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan. See "Prepayment and Yield
Considerations--Weighed Average Life of Certificates."

                                       33

      For a description of the No Ratio and Stated Income programs, see "--Bank of America Alternative Underwriting Standards" below.

      In addition, mortgage applications evaluated by Desktop Underwriter(R) or
Loan Prospector(R) follow the Standard Documentation Process unless the applicant’s credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

      Collateral Valuation

      Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value, (iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America. An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property. These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

      In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

      Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a "hold harmless" letter to the lender.
Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value.
Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

      Certain states have "anti-deficiency" laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and

                                       34

Other Limitations on Lenders" in this prospectus. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

      Flood Determinations and Hazard Insurance

      Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval. This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

      Mortgage Insurance and Title

      Mortgage loans originated with Loan-to-Value Ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage
(ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See "Certain Legal Aspects of the Mortgage
Loans--Environmental Considerations" in this prospectus.

      Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

      Borrowers Protection Plan(R)

      Bank of America’s Borrowers Protection Plan(R) ("BPP") is a
debt-cancellation contract between the borrower and Bank of America. This optional plan can cancel a borrower’s monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident.
While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the applicable Trust any amounts cancelled due to BPP on a Mortgage Loan.

      The following three protection options are available in a BPP contract:
(i) disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

                                       35

      The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage
(i.e., any two of the borrowers named in the mortgage note).

      BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued and the monthly
BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower’s choice regarding BPP is not considered when evaluating the loan request. The borrower must select the BPP plan prior to loan closing.

Bank of America Alternative Underwriting Standards

      In addition to the general underwriting standards described above under
"--Bank of America General Underwriting Standards," Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

      Bank of America’s "Stated Income Program" provides applicants the ability to request that income stated on the loan application not be verified. The
Debt-to-Income Ratio calculation used by the underwriter to evaluate the applicant’s capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant’s date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

      Bank of America’s "No Ratio Loan Program" provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt-to-Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

      Bank of America’s "100% LTV Program" provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV
Program also permits Loan-to-Value Ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property).
Under this program, Bank of America uses the Standard Documentation Process.

      Bank of America’s "97% LTV Program" provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant’s own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV
Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only.

                                       36

This program is available on purchase and rate or term refinance transactions.
Under this program, Bank of America uses the Standard Documentation Process.

      Bank of America’s "Condominium Hotel Loan Program" provides applicants the ability to purchase a unit in a Condominium Hotel. The Condominium Hotel Loan
Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium Hotel
Loan Program is only available if the primary borrower has a minimum Credit
Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the
Standard Documentation Process.

      Bank of America’s "Non-Resident Alien Loan Program" provides financing to non-resident aliens to purchase or refinance second home properties within the
United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin. Under this program, Bank of America uses the Standard Documentation Process.

      Bank of America’s "80/20 Program" provides applicants with an 80%
Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20%
Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of
America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender. Under this program, Bank of America uses the Standard Documentation Process.

Representations and Warranties

      In connection with the transfer of the Mortgage Loans related to any series by the Depositor to the applicable Trust, the Depositor will generally make certain representations and warranties regarding the Mortgage Loans. If so indicated in the applicable prospectus supplement, the Depositor may, rather than itself making representations and warranties, cause the representations and warranties made by an originator to the Sponsor in connection with the purchase of Mortgage Loans by the Sponsor to be assigned to the Trust Estate. In these cases, these representations and warranties may have been made as of a date prior to the date of execution of the Pooling Agreement. The representations and warranties made or assigned to the Trust (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage
Loans, or each Mortgage Loan, as the case may be: (i) the schedule of Mortgage
Loans is correct in all material respects at the date or dates on which the information is furnished as specified in the schedule; (ii) immediately prior to the transfer and assignment contemplated by the Pooling Agreement, the Depositor is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same; (iii) to the knowledge of the representing party, no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense; (iv) either (a) the Mortgage Loan is covered by a title insurance policy, (b) a title search has been done showing no lien, subject to certain limited exceptions, senior to the first lien of the
Mortgage or (c) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where title insurance policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdictions in lieu of title insurance is instead received; (v) subject to certain limited exceptions, the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property; (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the
Mortgage Loan or the use for which the premises were intended; (vii) all payments required to be made up to the Due Date immediately preceding the
Cut-off Date for the

                                       37

Mortgage Loan under the terms of the related Mortgage Note have been made and, except to the extent specified in the applicable prospectus supplement, no
Mortgage Loan had more than one delinquency in the 12 months preceding the
Cut-off Date; and (viii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with.

      No representations or warranties will be made by the Depositor or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on the Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from the
Mortgaged Property. See "Certain Legal Aspects of the Mortgage
Loans--Environmental Considerations."

      See "The Pooling Agreement--Assignment of Mortgage Loans" for a
description of the limited remedies available in connection with breaches of the foregoing representations and warranties. In addition to those remedies, in the case of a breach of the representation that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Depositor (or other party making this representation)
will be required to pay any costs or damages incurred by the Trust as a result of the violation of these laws.

DESCRIPTION OF THE CERTIFICATES

General

      A separate common law trust (each, a "Trust") will serve as the "Issuing
Entity" and issue each series of certificates (the "Certificates"). Each series of Certificates will include one or more classes (each, a "Class"). Any Class of
Certificates may consist of two or more non-severable Components, each of which may exhibit any of the principal or interest payment characteristics described in this prospectus for a Class of Certificates. A series may include one or more
Classes of Certificates entitled, to the extent of funds available, to (i)
principal and interest distributions from the related Mortgage Loans, (ii)
principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) other distributions as are described in the applicable prospectus supplement.

      Each series of Certificates will be issued on the date specified in the applicable prospectus supplement (the "Closing Date") pursuant to a pooling and servicing agreement (the "Pooling Agreement") among the Depositor, the
Servicer(s) (or, if applicable, the Master Servicer), the Trustee (and, if applicable, a securities administrator) named in the applicable prospectus supplement. An illustrative form of Pooling Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries describe material provisions common to the Certificates and to each Pooling Agreement. The summaries are subject to, and are qualified by reference to, the further material provisions of the Pooling Agreement for each specific series of Certificates, as described in the applicable prospectus supplement.

      Beginning with the month following the month in which the Cut-off Date occurs for a series of Certificates, distributions to the holders of
Certificates (the "Certificateholders") (other than the final distribution in retirement of the Certificates) will be made on the Distribution Date to the persons in whose names the Certificates are registered at the close of business on the dated specified in the related prospectus supplement (the "Record Date")
(which in the case of Book-Entry Certificates will be Cede & Co. as nominee for
DTC) by check mailed to the address of the person in the certificate register, except

                                       38

that, for any Certificateholder, distributions will be made by wire transfer in immediately available funds, provided that the Trustee or the Paying Agent acting on behalf of the Trustee shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related
Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for that purpose, as specified in the final distribution notice to Certificateholders.

      Each series of Certificates will represent ownership interests in the related Trust Estate. One or more elections may be made to treat the Trust
Estate (or one or more segregated pools of assets of the Trust Estate) for a series of Certificates as one or more "real estate mortgage investment conduits"
(each, a "REMIC"). If a REMIC election is made, the related series will consist of one or more Classes of Certificates that will represent "regular interests"
within the meaning of Code Section 860G(a)(1) (these Class or Classes collectively referred to as the "Regular Certificates") and one Class of
Certificates that will be designated as the "residual interest" within the meaning of Code Section 860G(a)(2) (the "Residual Certificate") representing the right to receive distributions as specified in the prospectus supplement for that series. See "Federal Income Tax Consequences."

      The Depositor may sell certain Classes of the Certificates of a series, including one or more Classes of Subordinate Certificates, in privately negotiated transactions exempt from registration under the Securities Act of
1933, as amended (the "Securities Act"). Alternatively, if specified in a prospectus supplement relating to those Subordinate Certificates, the Depositor may offer one or more Classes of the Subordinate Certificates of a series by means of this prospectus and that prospectus supplement.

Definitive Form

      Certificates of a series that are issued in fully-registered, certificated form are referred to as "Definitive Certificates." Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates. The Definitive Certificates of a series offered by this prospectus and by means of the applicable prospectus supplements will be transferable and exchangeable at the office or agency maintained by the
Trustee or other entity for that purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of
Definitive Certificates, but the Trustee or another entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

      In the event that an election or multiple elections are made to treat the
Trust Estate (or one or more segregated pools of assets of the Trust Estate) as one or more REMICs, the Residual Certificate will be issued as a Definitive
Certificate. No legal or beneficial interest in all or any portion of any
"residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) of a disqualified organization and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest.
Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See "Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

                                       39

Book-Entry Form

      Persons acquiring beneficial ownership interests ("Beneficial Owners") in the Certificates issued in book-entry form (the "Book-Entry Certificates") will hold their Certificates through DTC in the United States, or Clearstream or
Euroclear (in Europe) if they are participants of those systems (the
"Participants"), or indirectly through organizations which are participants in those systems (the "Indirect Participants"). Each Class of the Book-Entry
Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or "Certificateholder" of those Certificates, as those terms are used in this prospectus and the applicable prospectus supplement for a series.
No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a
Definitive Certificate representing that person’s interest in the Book-Entry
Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references to actions taken by Certificateholders or holders shall, in the case of the
Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry
Certificates, refer to distributions, notices, reports and statements to DTC or
Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.
Clearstream and Euroclear will hold omnibus positions on behalf of their
Participants through customers’ securities accounts in Clearstream’s and
Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’
names on the books of DTC. Citibank will act as depositary for Clearstream and
JPMorgan Chase Bank, National Association will act as depositary for Euroclear
(in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold beneficial interest in the
Book-Entry Certificates in minimum denominations of $1,000.

      The Beneficial Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner’s account for that purpose. In turn, the Financial
Intermediary’s ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on
the records of Clearstream or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and
Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry
Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

      Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificateholders who are not Participants may transfer

                                       40

ownership of Book-Entry Certificates only through Participants and Indirect
Participants by instructing Participants and Indirect Participants to transfer
Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants
will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

      Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant
Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant
will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "--Certain U.S. Federal Income Tax
Documentation Requirements" below and "Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors" and "--Backup Withholding."

      Transfers between Participants will occur in accordance with the Rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time).
The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant
Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.
Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a
"clearing agency" registered pursuant to Section 17A of the Securities Exchange
Act of 1934, as amended. DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

      Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche
Boerse Clearing.

                                       41

      Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates
Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

      Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

      The Euroclear System was created in 1968 to hold securities for its
Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.
Euroclear plc establishes policy for Euroclear on behalf of Euroclear
Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear
Participants.

      Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each
DTC Participant will be responsible for disbursing these distributions to the
Beneficial Owners of the Book-Entry Certificates that it represents and to each
Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the
Book-Entry Certificates that it represents.

                                       42

      Under a book-entry format, Beneficial Owners of the Book-Entry
Certificates may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in
accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Certain Foreign Investors" and"--Backup Withholding."
Because DTC can only act on behalf of DTC Participants, the ability of a
Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Certificates, may be limited due to the lack of physical certificates for their Book-Entry Certificates. In addition, issuance of the
Book-Entry Certificates in book-entry form may reduce the liquidity of the
Book-Entry Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      DTC has advised the Depositor that, unless and until Definitive
Certificates are issued, DTC will take any action the holders of the Book-Entry
Certificates are permitted to take under the Pooling Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry
Certificates are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Certificates.
Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to beneficial owners of the
Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is
unable to locate a qualified successor or (b) in the case of Certificates of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of those Definitive Certificates as
Certificateholders under the Pooling Agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      In the event of the insolvency of DTC, a DTC Participant or an Indirect
DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of the Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities
Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the
Book-Entry Certificates may be impaired.

                                       43

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream or Euroclear purchaser. When
Book-Entry Certificates are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC
Participant’s account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear
Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the
Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or
Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry
Certificates were credited to their accounts. However, interest on the
Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant’s or
Euroclear Participant’s particular cost of funds.

                                       44

      Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Book-Entry
Certificates to the respective European Depositary for the benefit of
Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC
Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant’s account against payment. Payment will include interest accrued on the Book-Entry
Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream
Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase
Book-Entry Certificates from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
      Euroclear accounts) in accordance with the clearing system’s customary procedures;

            (b) borrowing the Book-Entry Certificates in the U.S. from a DTC
      Participant no later than one day prior to settlement, which would give the Book-Entry Certificates sufficient time to be reflected in their
      Clearstream or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
      Participant or Euroclear Participant.

      Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial
Owner of Book-Entry Certificates that is not a U.S. Person within the meaning of
Section 7701(a)(30) of the Code (a "Non-U.S. Holder") holding a Book-Entry
Certificate through Clearstream, Euroclear or DTC may be subject to U.S.
withholding tax unless it provides certain documentation to the Trustee, a
Paying Agent or any other entity required to withhold tax (any of the foregoing, a "U.S. Withholding Agent") establishing an exemption from withholding. A
Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

                                       45

            (i) from a Non-U.S. Holder that is classified as a corporation for
      U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form
      W-8BEN (or any successor form);

            (ii) from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder’s income from the Book-Entry Certificates is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

            (iii) from a Non-U.S. Holder that is classified as a partnership for
      U.S. federal income tax purposes, a duly completed and executed IRS Form
      W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that those partnerships consult their tax advisors regarding these certification rules;

            (iv) from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the
      Beneficial Owner of Book-Entry Certificates):

                  (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "Qualified Intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                        (1) stating the name, permanent residence address and
                  employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified
                  Intermediary is created, incorporated or governed,

                        (2) certifying that the Qualified Intermediary has
                  provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury
                  regulations,

                        (3) certifying that, with respect to accounts it
                  identifies on its withholding statement, the qualified
                  intermediary is not acting for its own account but is acting as a qualified intermediary, and

                        (4) providing any other information, certifications, or
                  statements that may be required by the IRS Form W-8IMY or
                  accompanying instructions in addition to, or in lieu of, the information and certifications described in Section
                  1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                  regulations; or

                  (b) if the intermediary is not a Qualified Intermediary, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                        (1) stating the name and permanent residence address of
                  the non-Qualified Intermediary and the country under the laws of which the non-Qualified Intermediary is created,
                  incorporated or governed,

                        (2) certifying that the non-Qualified Intermediary is
                  not acting for its own account,

                        (3) certifying that the non-Qualified Intermediary has
                  provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9

                                       46

                  required to substantiate exemptions from withholding on behalf of the non-Qualified Intermediary’s beneficial owners, and

                        (4) providing any other information, certifications or
                  statements that may be required by the IRS Form W-8IMY or
                  accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                  Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                  regulations; or

            (v) from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Book-Entry Certificates, either an IRS Form W-8BEN or W-8IMY; any
      Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. Persons, holding
Book-Entry Certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

            (a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S.
      Holder;

            (b) provides a duly completed and executed IRS Form W-9, if the
      Holder is a U.S. Person; or

            (c) can be treated as a "exempt recipient" within the meaning of
      Section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
Non-U.S. Holders. Those holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry
Certificates.

Distributions to Certificateholders

      General. Distributions on the Certificates will be made on a day specified in the applicable prospectus supplement (or if that day is not a business day, the first business day following that day) of each month, commencing with the month stated in the applicable prospectus supplement (each, a "Distribution
Date"). The "Determination Date" for each Distribution Date will be the day of the month specified in the applicable prospectus supplement in which the
Distribution Date occurs or, if that day is not a business day, the immediately preceding business day. The "Cut-off Date" for a series of Certificates will be the date specified in the applicable prospectus supplement. All payments of principal and interest due after the Cut-off Date will be part of the Trust
Estate. On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate’s Percentage Interest of the portion of the Pool Distribution Amount allocated to its Class. Generally, the undivided percentage interest (the "Percentage Interest") represented by any Certificate of a Class in distributions to the Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of the
Certificate by the aggregate Class Balance (or notional amount) of the Class.
The Percentage Interest

                                       47

for a Certificate of a Class that receives distributions pursuant to request or random lot or that is an Exchangeable REMIC Certificate or an Exchangeable
Certificate is equal to the percentage obtained by dividing the current principal balance (or notional amount) of the Certificate by the current Class
Balance (or notional amount) of the Class of which the Certificate is a part.

      In general, the funds available for distribution to Certificateholders of a series of Certificates with respect to each Distribution Date for the series
(the "Pool Distribution Amount") will be the sum of:

            (a) all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation
      Proceeds, if any) and interest on or related to the Mortgage Loans received by the related Servicer after the Cut-off Date (except for amounts due on or prior to the Cut-off Date), or received by the related
      Servicer on or prior to the Cut-off Date but due after the Cut-off Date, in either case received on or prior to the business day preceding the
      Determination Date in the month in which the Distribution Date occurs, other than amounts required to be held for distribution on future
      Distribution Dates, plus all Periodic Advances and amounts received from the Sponsor in connection with amounts cancelled due to BPP on a Mortgage
      Loan;

      minus

            (b) permitted withdrawals from the Servicer Custodial Account,
      Master Servicer Custodial Account or Certificate Account by the Servicer,
      Master Servicer or the Trustee, as applicable, as described under
      "Servicing of the Mortgage Loans -- Payments on the Mortgage Loans,"
      including, among other things, reimbursements for Advances, liquidation expenses, expenses for which the Servicer, Master Servicer or Trustee, as applicable, are entitled to be reimbursed and amounts to which the
      Depositor, the Servicer, the Master Servicer and the Trustee are entitled as indemnification and any other amounts described in the applicable prospectus supplement.

      The applicable prospectus supplement for a series will describe any material variation in the calculation of the Pool Distribution Amount for that series.

      "Foreclosure Profits" with respect to a Distribution Date and a liquidated
Mortgage Loan will be the excess of the amount by which net Liquidation Proceeds on the liquidated Mortgage Loan exceed its unpaid principal balance plus accrued interest on that balance at the Mortgage Interest Rate.

      Distributions of Interest. For each series of Certificates, interest on the related Mortgage Loans at the weighted average of their applicable Net
Mortgage Interest Rates, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each Class of Certificates. The "Net Mortgage Interest Rate"
for each Mortgage Loan in a given period will equal the Mortgage Interest Rate for that Mortgage Loan in that period, less the portion of the Mortgage Interest
Rate, if any, not contained in the Trust Estate (the "Fixed Retained Yield"), and less amounts payable to the Servicer for servicing the Mortgage Loan (the
"Servicing Fee"), the fee payable to the Master Servicer, if any (the "Master
Servicing Fee"), the fee payable to the Trustee, if any (the "Trustee Fee") and any related fees and expenses specified in the applicable prospectus supplement.
See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing
Compensation and Payment of Expenses" for a description of Fixed Retained Yield.

      Interest will accrue on the Class Balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the pass-through rate for each Class (which may be a fixed rate or an adjustable rate) indicated in the applicable prospectus supplement (each, a "Pass-Through
Rate") from the date and for the periods specified in the prospectus supplement.
To the extent the Pool Distribution Amount is sufficient, interest accrued during each specified period on each Class of Certificates entitled

                                       48

to interest (other than Accrual Certificates, as discussed below) will be distributable on the Distribution Dates specified in the applicable prospectus supplement until the Class Balance (or notional amount) of that Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions of principal will generally be calculated based on the notional amount of that Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions of principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

      With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the Class
Balance of that Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in the applicable prospectus supplement and, prior to that time, or in the absence of those circumstances, the Class Balance of that Class will increase on each
Distribution Date by the amount of interest that accrued on that Class during the preceding interest accrual period but that was not required to be distributed to that Class on that Distribution Date. In subsequent accrual periods, a Class of Accrual Certificates will accrue interest on its increased
Class Balance. For a description of Accrual Certificates, see "-- Categories of
Classes of Certificates."

      Distributions of Principal. The "Class Balance" at any time of any Class of Certificates (other than any Class of Exchangeable REMIC Certificates or
Exchangeable Certificates) entitled to distributions of principal will generally be the initial Class Balance of the Class specified in the applicable prospectus supplement or, in the case of a Class of Exchangeable REMIC Certificates or
Exchangeable Certificates entitled to distributions of principal, the portion then represented by the outstanding Certificates of such Class of the maximum initial Class Balance specified in the applicable prospectus supplement, reduced by all distributions reported to the holders of the Certificates of that Class as allocable to principal and any losses on the related Mortgage Loans allocated to that Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on those Accrual
Certificates and (ii) in the case of a series of Certificates representing interests in a Trust Estate containing certain types of adjustable-rate Mortgage
Loans, increased by any Deferred Interest allocable to that Class. The Class
Balance of a Class of Certificates generally represents the maximum specified dollar amount (exclusive of any interest that may accrue on that Class to which the Certificateholder is entitled from the cash flow on the related Mortgage
Loans at that time) and will decline to the extent of distributions in reduction of the Class Balance of, and allocations of losses to, that Class. Certificates with no Class Balance will not receive distributions in respect of principal.
The applicable prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which that amount will be allocated among the Classes of Certificates entitled to distributions of principal.

Subordination

      If provided in the applicable prospectus supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled Due Dates and are not accompanied by amounts representing scheduled interest due after the months of those payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in the applicable prospectus supplement. This type of allocation of principal prepayments or other unscheduled receipts or recoveries relating to principal to this Class or these
Classes of Senior Certificates will have the effect of accelerating the amortization of these Senior Certificates while increasing the interests evidenced by the Subordinate Certificates in the Trust Estate. Increasing the
interests of the Subordinate

                                       49

Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

      If specified in the applicable prospectus supplement, the rights of the holders of the Subordinate Certificates of a series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to the rights of the holders of the Senior Certificates of the same series. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

      The protection afforded to the holders of Senior Certificates of a series of Certificates for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of these holders to receive, prior to any distribution being made to the related
Subordinate Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution
Date out of the funds available for distribution on that date in the related
Certificate Account, (ii) by the right of these holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinate Certificates and/or (iii) by the prior allocation to the Subordinate Certificates of all or a portion of losses realized on the related Mortgage Loans.

      Losses realized on liquidated Mortgage Loans (other than, if specified in the applicable prospectus supplement, Excess Special Hazard Losses, Excess Fraud
Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinate Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which these holders are entitled before any corresponding reduction is made in respect of the Senior Certificate.

      A "Special Hazard Loss" is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described below under "Servicing of the Mortgage
Loans--Insurance Policies." A "Fraud Loss" is a loss on a liquidated Mortgage
Loan due to fraud in the origination of that Mortgage Loan. A "Bankruptcy Loss"
is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable prospectus supplement (the
"Special Hazard Loss Amount"), if any, are "Excess Special Hazard Losses." Fraud
Losses in excess of the amount specified in the applicable prospectus supplement
(the "Fraud Loss Amount"), if any, are "Excess Fraud Losses." Bankruptcy Losses
in excess of the amount specified in the applicable prospectus supplement (the
"Bankruptcy Loss Amount"), if any, are "Excess Bankruptcy Losses." Any Excess
Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses for a
series will be allocated on a pro rata basis among the related Classes of Senior and Subordinate Certificates. An allocation of a loss on a "pro rata" basis among two or more Classes of Certificates means an allocation on a pro rata basis to each of those Classes of Certificates on the basis of their then-outstanding Class Balances in the case of the principal portion of a loss or based on accrued interest in the case of an interest portion of a loss.

      Since the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy
Loss Amount, if any, for a series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinate Certificates of the series are initially entitled (the amount of principal payments being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special
Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinate
Certificates of that series will bear the risk of Special Hazard Losses,

                                       50

Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

      Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of
Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of
Senior Certificates could occur if losses realized on the Mortgage Loans in a
Trust Estate were exceptionally high and were concentrated in a particular month.

      The holders of Subordinate Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same series.

Other Credit Enhancement

      In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any series of Certificates only in one or more of the methods described below. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the
limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of
Certificates will be filed with the SEC as an exhibit to a Current Report on
Form 8-K.

      Limited Guarantee. If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Mortgage Loans included in a
Trust Estate, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Mortgage Loans or principal payment rate on the Mortgage Loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the
Mortgage Loans or Certificates specified in the applicable prospectus supplement.

      Financial Guaranty Insurance Policy or Surety Bond. If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more
Classes of Certificates of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

                                       51

      Letter of Credit. If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Mortgage Loans or of one or more Classes of
Certificates. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

      Pool Insurance Policy. If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Estate. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under "Servicing of the Mortgage
Loans--Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage
Loans," the Servicer or the Master Servicer, as the case may be, generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

      As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage
Interest Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted
Mortgage Loan plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

      Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any from the related hazard insurance policy or

                                       52

applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a)
restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation
Proceeds or insurance proceeds.

      A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the Mortgage Loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

      The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master
Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

      Special Hazard Insurance Policy. Any insurance policy covering Special
Hazard Losses obtained for a Trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from Special
Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling Agreement and will be subject to reduction as described in the related Pooling Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the
Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

      In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged
Property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Interest Rate to the date of claim settlement and certain expenses incurred by the related Servicer or Master Servicer, as the case may be, with respect to the related Mortgaged Property.

      If the Mortgaged Property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the Mortgaged Property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the

                                       53

sale of the Mortgaged Property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted
Mortgage Loan secured by the related Mortgaged Property. The payment described under (ii) above will render presentation of a claim relating to a Mortgage Loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to
Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

      Mortgagor Bankruptcy Bond. If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

      Reserve Fund. If specified in the applicable prospectus supplement, credit enhancement with respect to a series of Certificates may be provided by the establishment of one or more reserve funds for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii)
by the deposit from time to time of certain amounts received on or in respect of the related Mortgage Loans, as specified in the applicable prospectus supplement.

      If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each
Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Mortgage Loan.
Following each Distribution Date amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Certificates.

      If specified in the prospectus supplement, any reinvestment income or other gain from investments in Eligible Investments (as described below under
"--Payments on Mortgage Loans; Certificate and Custodial Accounts") will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the Trust Estate.

      Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

                                       54

      Cross Collateralization. If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of Certificates.
In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from
Mortgage Loan payments that would otherwise be distributed to Subordinate
Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the Mortgage Loans in which that Class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

      Overcollateralization. If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or a group of Mortgage Loans, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or group of Mortgage Loans, over the
Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

      Excess Interest. If specified in the related prospectus supplement, the
Mortgage Loans in a Trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

      If specified in the applicable prospectus supplement, amounts received by the Trustee under any Cash Flow Agreement described below under "--Cash Flow
Agreements" may also be used to provide credit enhancement for one or more
Classes of Certificates.

Cash Flow Agreements

      If specified in the prospectus supplement, the Trust Estate may include cash flow agreements consisting only of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more
Classes of Certificates (each, a "Cash Flow Agreement"). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose whether the significance percentage is less than 10%, at least 10% but less than 20%, or more than 20%, calculated in accordance with Item 1115 of
Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than
20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow

                                       55

Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of
Certificates will be filed with the SEC as an exhibit to a Current Report on
Form 8-K.

      Guaranteed Investment Contracts. If specified in the related prospectus supplement, the Trustee on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

      Yield Maintenance Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of
Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations.
Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI,
MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more
Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the Interest Accrual Period for the related Class or Classes of Certificates and will be paid to the Class or
Classes of Certificates as specified in the related prospectus supplement.

      Swap Agreements. If specified in the related prospectus supplement, the
Trustee on behalf of the Trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the
Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the Trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime
Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

      If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more swap agreements to cover any shortfalls on one or more Classes of Certificates in the event those Certificates are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding Class
Balance of the applicable Class or Classes of Certificates plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding Class Balance or Class Balances of the applicable Class or Classes of Certificates plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s). See "Risk
Factors -- Amounts Received from the Auction and the Swap Agreement May Be
Insufficient to Assure Completion of the Auction" and "-- Mandatory Auction of
Certificates" in this prospectus.

                                       56

Categories of Classes of Certificates

      The Certificates of any series may be comprised of one or more Classes.
The Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the Classes which comprise that series by reference to the following categories or another category specified in the prospectus supplement.

                                 PRINCIPAL TYPES

Categories of Classes ....................  Definitions

Accretion Directed
   Certificates ...........................  A Class of Certificates that receives principal payments from
                                            amounts that would otherwise be
                                            distributed as interest on specified
                                            Accrual Certificates. These
                                            principal payments may be in lieu of
                                            or in addition to principal payments
                                            from principal receipts on the
                                            Mortgage Loans for the related
                                            series.

Companion Certificates (also
   sometimes referred to as
   "Support Certificates") ...............  A Class of Certificates that is entitled to receive principal
                                            payments on any Distribution Date
                                            only if scheduled payments have been
                                            made on specified Planned
                                            Amortization Certificates, Targeted
                                            Amortization Certificates and/or
                                            Scheduled Amortization Certificates.

Component Certificates ...................  A Class of Certificates consisting of two or more specified components
                                            (each, a "Component"), as described
                                            in the applicable prospectus
                                            supplement. The Components of a
                                            Class of Component Certificates may
                                            have different principal and/or
                                            interest payment characteristics but
                                            together constitute a single class
                                            and do not represent severable
                                            interests. Each Component of a Class
                                            of Component Certificates may be
                                            identified as falling into one or
                                            more of the categories in this
                                            chart.

Exchangeable Certificates ................  A Class of Certificates that may be exchanged for proportionate
                                            interests in one or more specified
                                            Classes of Exchangeable REMIC
                                            Certificates in the same series, as
                                            described in the applicable
                                            prospectus supplement. Each Class of
                                            Exchangeable Certificates may be
                                            identified as falling into one or
                                            more of the categories in this
                                            chart.

Exchangeable REMIC Certificates ..........  A Class of Certificates that may be exchanged for proportionate
                                            interests in one or more specified
                                            Classes of Exchangeable Certificates
                                            in the same series, as described in
                                            the applicable prospectus
                                            supplement. Each Class of
                                            Exchangeable REMIC Certificates may
                                            be identified as falling into one or
                                            more of the categories in this
                                            chart.

Lockout Certificates .....................  A Class of Senior Certificates that is designed not to participate in or
                                            to participate to a limited extent
                                            in (i.e., to be "locked out"

                                       57

                                            of), for a specified period, the
                                            receipt of (1) principal prepayments
                                            on the Mortgage Loans that are
                                            allocated disproportionately to the
                                            Classes of Senior Certificates of
                                            its series as a group pursuant to a
                                            "shifting interest" structure and/or
                                            (2) scheduled principal payments on
                                            the Mortgage Loans that are
                                            allocated to the senior Classes as a
                                            group. A Class of Lockout
                                            Certificates will typically not be
                                            entitled to receive, or will be
                                            entitled to receive only a
                                            restricted portion of, distributions
                                            of principal prepayments and/or
                                            scheduled principal prepayments, as
                                            applicable, for a period of several
                                            years, during which time all or a
                                            portion of the principal payments
                                            that it would otherwise be entitled
                                            to receive in the absence of a
                                            "lockout" structure will be
                                            distributed in reduction of the
                                            Class Balances of other Senior
                                            Certificates. Lockout Certificates
                                            are designed to minimize weighted
                                            average life volatility during the
                                            lockout period.

Notional Amount
   Certificates...........................  A Class of Certificates having no
                                            Class Balance and bearing interest
                                            on a notional amount. The notional
                                            amount is a hypothetical balance
                                            used for calculating interest
                                            distributions.

Pass-Through Certificates ................  A Class of Senior Certificates that is entitled to receive a specified
                                            percentage of the principal payments
                                            that are distributable to the Senior
                                            Certificates or applicable group of
                                            Senior Certificates (other than any
                                            Ratio Strip Certificates) in the
                                            aggregate on a Distribution Date and
                                            that is not designated as a Class of
                                            Sequential Pay Certificates.

Planned Amortization
   Certificates (also sometimes
   referred to as "PAC
   Certificates") .........................  A Class of Certificates that is designed to receive principal
                                            payments (or has a notional amount
                                            that is based on the Class
                                            Balance(s) of one or more Classes of
                                            Certificates that are designed to
                                            receive principal payments) using a
                                            predetermined principal balance
                                            schedule derived by assuming two
                                            constant prepayment rates for the
                                            underlying Mortgage Loans. These two
                                            rates are the endpoints for the
                                            "structuring range" for a Class of
                                            Planned Amortization Certificates.
                                            The Classes of Planned Amortization
                                            Certificates in any series may be
                                            subdivided into different categories
                                            (e.g., Planned Amortization I
                                            Certificates or PAC I Certificates,
                                            Planned Amortization II Certificates
                                            or PAC II Certificates and so forth)
                                            derived using different structuring
                                            ranges and/or payment priorities. A
                                            Class of PAC Certificates is
                                            designed to provide protection
                                            against prepayments occurring at a
                                            constant rate within the structuring
                                            range.

Ratio Strip Certificates .................  A Class of Certificates that is entitled to receive a constant
                                            proportion, or "ratio strip," of the
                                            principal payments on the underlying
                                            Mortgage Loans.

                                       58

Scheduled Amortization
   Certificates ...........................  A Class of Certificates that is designed to receive principal
                                            payments (or has a notional amount
                                            that is based on the Class
                                            Balance(s) of one or more Classes of
                                            Certificates that are designed to
                                            receive principal payments) using a
                                            predetermined principal balance
                                            schedule but is not designated as a
                                            Class of Planned Amortization
                                            Certificates or Targeted
                                            Amortization Certificates. The
                                            schedule is derived by assuming
                                            either two constant prepayment rates
                                            or a single constant prepayment rate
                                            for the underlying Mortgage Loans.
                                            In the former case, the two rates
                                            are the endpoints for the
                                            "structuring range" for a Class of
                                            Scheduled Amortization Certificates
                                            and the range generally is narrower
                                            than that for a Class of Planned
                                            Amortization Certificates.
                                            Typically, the Companion
                                            Certificates for the applicable
                                            series of Certificates generally
                                            will represent a smaller percentage
                                            of a Class of Scheduled Amortization
                                            Certificates than the Companion
                                            Certificates generally would
                                            represent in relation to a Class of
                                            Planned Amortization Certificates or
                                            Targeted Amortization Certificates.
                                            A Class of Scheduled Amortization
                                            Certificates is generally less
                                            sensitive to prepayments than a
                                            Class of Companion Certificates, but
                                            more sensitive than a Class of
                                            Planned Amortization Certificates or
                                            Targeted Amortization Certificates.

Senior Certificates ......................  A Class of Certificates that is entitled to receive payments of
                                            principal and interest on each
                                            Distribution Date prior to the
                                            Classes of Subordinate Certificates.

Sequential Pay Certificates ..............  Classes of Certificates that are entitled to receive principal
                                            payments in a prescribed sequence,
                                            that do not have predetermined
                                            principal balance schedules and
                                            that, in most cases, are entitled to
                                            receive payments of principal
                                            continuously from the first
                                            Distribution Date on which they
                                            receive principal until they are
                                            retired. A Class of Sequential Pay
                                            Certificates may receive principal
                                            payments concurrently with one or
                                            more other Classes of Sequential Pay
                                            Certificates.

Subordinate Certificates .................  A Class of Certificates that is entitled to receive payments of
                                            principal and interest on each
                                            Distribution Date only after the
                                            Senior Certificates and Classes of
                                            Subordinate Certificates with higher
                                            priority of distributions have
                                            received their full principal and
                                            interest entitlements.

Super Senior Certificates ................  A Class of Senior Certificates that will not bear its share of certain
                                            losses after the Classes of
                                            Subordinate Certificates are no
                                            longer outstanding for so long as
                                            one or more specified Classes of
                                            Senior Certificates are outstanding.

Super Senior Support
   Certificates ...........................  A Class of Senior Certificates that bears certain losses allocated to
                                            one or more Classes of Super Senior
                                            Certificates.

                                       59

Targeted Amortization
   Certificates (also sometimes
   referred to as "TAC
   Certificates") .........................  A Class of Certificates that is designed to receive principal
                                            payments (or has a notional amount
                                            that is based on the Class
                                            Balance(s) of one or more Classes of
                                            Certificates that are designed to
                                            receive principal payments) using a
                                            predetermined principal balance
                                            schedule derived by assuming a
                                            single constant prepayment rate for
                                            the underlying Mortgage Loans. A
                                            Class of TAC Certificates is
                                            designed to provide some protection
                                            against prepayments at a rate
                                            exceeding the assumed constant
                                            prepayment rate used to derive that
                                            Class’s principal balance schedule.

                                 INTEREST TYPES

Categories of Class ......................  Definitions

Accrual Certificates .....................  A Class of Certificates that accretes the amount of accrued
                                            interest otherwise distributable on
                                            that Class, which amount will be
                                            added as principal to the Class
                                            Balance of that Class on each
                                            applicable Distribution Date. This
                                            accretion may continue until some
                                            specified event has occurred or
                                            until the Class of Accrual
                                            Certificates is retired.

Fixed Rate Certificates ..................  A Class of Certificates with an interest rate that is fixed
                                            throughout the life of the Class.

Floating Rate Certificates ...............  A Class of Certificates with an interest rate (or an effective rate
                                            as a result of a yield maintenance
                                            agreement) that resets periodically
                                            based upon a designated index and
                                            that varies directly with changes in
                                            that index.

Interest Only Certificates ...............  A Class of Certificates that is entitled to receive some or all of
                                            the interest payments made on the
                                            Mortgage Loans and little or no
                                            principal. Interest Only
                                            Certificates have either a nominal
                                            Class Balance or a notional amount.
                                            A nominal Class Balance represents
                                            actual principal that will be paid
                                            on the Class. It is referred to as
                                            nominal since it is extremely small
                                            compared to other Classes. A
                                            notional amount is the amount used
                                            as a reference to calculate the
                                            amount of interest due on a Class of
                                            Interest Only Certificates that is
                                            not entitled to any distributions in
                                            respect of principal.

Inverse Floating Rate
   Certificates ...........................  A Class of Certificates with an interest rate that resets
                                            periodically based upon a designated
                                            index and that varies inversely with
                                            changes in that index and with
                                            changes in the interest rate payable
                                            on the related Class of Floating
                                            Rate Certificates.

                                       60

Principal Only Certificates ..............  A Class of Certificates that does not bear interest and is entitled to
                                            receive only distributions of
                                            principal.

Step Coupon Certificates .................  A Class of Certificates with a fixed interest rate that is reduced to a
                                            lower fixed rate after a specified
                                            period of time. The difference
                                            between the initial interest rate
                                            and the lower interest rate will be
                                            supported by a reserve fund
                                            established on the Closing Date.

Variable Rate Certificates ...............  A Class of Certificates with an interest rate that resets
                                            periodically and is calculated by
                                            reference to the rate or rates of
                                            interest applicable to the Mortgage
                                            Loans.

Mandatory Auction of Certificates

      If specified in the prospectus supplement for a series, one or more
Classes of Certificates ("Auction Certificates") may be subject to a mandatory auction. Prior to a Distribution Date specified in the applicable prospectus supplement (the "Auction Distribution Date"), the Trustee or another party specified in the prospectus supplement, in its capacity as auction administrator
(the "Auction Administrator"), will solicit bids for the purchase of each Class of Auction Certificates then outstanding from third-party investors.

      On the Auction Distribution Date, the Auction Certificates will be transferred to third-party investors, and upon this transfer the holders of each class of Auction Certificates will be entitled to receive an amount (the "Par
Price") equal to the related Class Balance, plus, if applicable, accrued interest on that Class Balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date).

      The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a Class of Auction Certificates in the auction. If all or a portion of a Class of Auction Certificates is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or portion of the Par Price) of the unsold Certificates. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Trust to the counterparty to the swap agreement and will not be available for distribution to
Certificateholders.

      If the counterparty defaults on its obligations under the swap agreement, no Certificates of a Class of Auction Certificates will be transferred to third parties unless bids equal to or higher than the applicable Par Price (or pro rata portion in the case of a bid for less than all of a Class) are received. In addition, if the counterparty defaults and third-party investors bid an amount equal to or higher than the pro rata portion of the Par Price for some, but not all, of a Class of Auction Certificates, only a portion of the Certificates of such Class will be transferred to the successful bidders on the Auction
Distribution Date. If only a portion of a Class is transferred, each holder of such Class will transfer only a pro rata portion of its Certificates on the
Auction Distribution Date.

      See "Risk Factors -- Amounts Received from the Auction and the Swap
Agreement May Be Insufficient to Assure Completion of the Auction" in this prospectus.

Exchangeable REMIC Certificates and Exchangeable Certificates

      General. If specified in a prospectus supplement for a series, certain
Classes of Certificates may be Exchangeable REMIC Certificates or Exchangeable
Certificates. In any of these series, the holders of one or more of the Classes of Exchangeable REMIC Certificates will be entitled, after notice and payment

                                       61

to the Trustee of an administrative fee, to exchange all or a portion of those
Classes of Exchangeable REMIC Certificates for proportionate interests in one or more specified Classes of Exchangeable Certificates in the same series and vice versa.

      If a series includes Exchangeable REMIC Certificates and Exchangeable
Certificates, all of these Classes of Exchangeable REMIC Certificates and
Exchangeable Certificates will be listed in the related prospectus supplement.
The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "Related" to each other, and each related grouping of Exchangeable REMIC Certificates and Exchangeable
Certificates will be referred to as a "Combination," with the Classes of
Exchangeable REMIC Certificates in the Combination referred to as a "REMIC
Combination" and the Classes of Exchangeable Certificates in the Combination
referred to as an "Exchangeable Combination." At any time after their initial issuance, any Class of Exchangeable REMIC Certificates may be exchanged for the
Related Class or Classes of Exchangeable Certificates. In some cases, multiple
Classes of Exchangeable REMIC Certificates may be exchanged for one or more
Classes of Related Exchangeable Certificates.

      The descriptions in the related prospectus supplement of the Certificates of a series that includes Exchangeable REMIC Certificates and Exchangeable
Certificates, including descriptions of principal and interest distributions, registration and denominations of Certificates, credit enhancement, prepayment and yield considerations, tax and legal investment considerations and ERISA considerations, also will apply to each Class of Exchangeable REMIC Certificates and Exchangeable Certificates. The related prospectus supplement will separately describe the prepayment and yield considerations applicable to, and the risks of investment in, each Class of Exchangeable REMIC Certificates and Exchangeable
Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each Class of Exchangeable REMIC Certificates and Exchangeable Certificates.

      Exchanges. If a holder of Exchangeable REMIC Certificates elects to exchange its Exchangeable REMIC Certificates for Related Exchangeable
Certificates, then:

      o     the aggregate principal balance of the Related Exchangeable
              Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged (for purposes of an exchange, Interest Only Certificates will have a principal balance of zero);

      o     the aggregate amount of principal or interest payable on each
              Distribution Date with respect to the Related Exchangeable
              Certificates received in the exchange will equal the aggregate amount of principal or interest payable on each Distribution Date with respect to the Exchangeable REMIC Certificates so exchanged;
              and

      o     the Class or Classes of Exchangeable REMIC Certificates and
              Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      Different types of combinations may exist. Any individual series of
Certificates may have multiple types of Combinations. Some examples of
Combinations of Exchangeable REMIC Certificates and Exchangeable Certificates
that differ in their interest characteristics include:

      o     Floating Rate Certificates and Inverse Floating Rate Certificates
             that are Exchangeable REMIC Certificates may be exchangeable, together, for Related Fixed Rate Certificates. In such a
             Combination, the Floating Rate Certificates and Inverse Floating
             Rate Certificates would produce, in the aggregate, an annual interest amount equal to that generated by the Related Fixed Rate
             Certificates. In addition, the aggregate Class Balance of a Class of
             Floating Rate

                                       62

            Certificates and a Class of Inverse Floating Rate Certificates would equal the aggregate Class Balance of the Related Fixed Rate
            Certificates.

      o     Interest Only Certificates and Principal Only Certificates that are
             Exchangeable REMIC Certificates may be exchangeable, together, for
             Related Exchangeable Certificates that are entitled to both principal and interest payments. In such a Combination, the Class
             Balance of the Class of Related Exchangeable Certificates would be equal to the Class Balance of the Class of Principal Only
             Certificates, and the interest rate on the Class of Related
             Exchangeable Certificates, when applied to the Class Balance of this
             Related Class, would generate interest equal to the annual interest amount of the Interest Only Certificates.

      o     Two Classes of Fixed Rate Certificates that are Exchangeable REMIC
             Certificates with different interest rates may be exchangeable, together, for a single Class of Related Exchangeable Certificates with a fixed interest rate. In such a Combination, the Class Balance of the single Class of Related Exchangeable Certificates would be equal to the aggregate Class Balance of the two Classes of
             Exchangeable REMIC Certificates, and the single Class of Related
             Exchangeable Certificates would have a fixed interest rate that, when applied to the aggregate Class Balance of the two Classes of
             Exchangeable REMIC Certificates, would generate interest equal to the aggregate annual interest amount of the two Classes of
             Exchangeable REMIC Certificates.

      In some series, a Certificateholder may be able to exchange its
Exchangeable REMIC Certificates for other Related Exchangeable Certificates that have different principal payment characteristics. Some examples of Combinations that differ in the principal payment characteristics include:

      o     A Class of Exchangeable REMIC Certificates that is a Class of
             Accrual Certificates, and a second Class of Exchangeable REMIC
             Certificates that is a Class of Accretion Directed Certificates and receives all of the interest accrued on the Class of Accrual
             Certificates for so long as the Accrual Certificates are accreting, may be exchangeable, together, for a single Class of Related
             Exchangeable Certificates that receives payments of interest continuously from the first Distribution Date on which it receives interest until it is retired.

      o     A Class of Exchangeable REMIC Certificates that is a Class of PAC,
             Scheduled Amortization or TAC Certificates, and a Class of
             Exchangeable REMIC Certificates that is a Class of Companion
             Certificates, may be exchangeable, together, for a Class of Related
             Exchangeable Certificates that receives principal payments without regard to the amortization schedule for the Class of PAC, Scheduled
             Amortization or TAC Certificates from the first Distribution Date on which it receives principal until it is retired.

      The holder of the Class or Classes of Exchangeable Certificates in any of
the example Combinations described above may also exchange its Exchangeable
Certificates for the Related Exchangeable REMIC Certificates and this process may occur repeatedly in each direction.

      A number of factors may limit the ability of a holder of Exchangeable
REMIC Certificates or Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the Class or Classes of Exchangeable REMIC Certificates or Exchangeable
Certificates necessary to make the exchange in the necessary proportions. If a
Certificateholder does not own the necessary Classes of Exchangeable REMIC
Certificates or Exchangeable Certificates or does not own the necessary Classes of Exchangeable REMIC Certificates or Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired Classes of Exchangeable REMIC Certificates or Exchangeable Certificates, as the case may
be. The Certificateholder desiring to make the exchange may not be able to purchase the necessary Class of Exchangeable REMIC Certificates or Exchangeable
Certificates from the then-current owner at a reasonable price, or the necessary

                                       63

proportion of the needed Class of Exchangeable REMIC Certificates or
Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that Class of Exchangeable REMIC
Certificates or Exchangeable Certificates.

      Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable REMIC Certificates and
Exchangeable Certificates. A Certificateholder will be required to provide notice to the Trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include, among other things, the outstanding principal balance or notional amount of the
Exchangeable REMIC Certificates or Exchangeable Certificates to be exchanged and the Related Exchangeable REMIC Certificates or Exchangeable Certificates to be
received, and the proposed exchange date. When the Trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the
Exchangeable REMIC Certificates or Exchangeable Certificates and payment of the administrative fee. A Certificateholder’s notice to the Trustee will become irrevocable on the second day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable REMIC Certificates or
Exchangeable Certificates that are Book-Entry Certificates will be subject to
DTC’s Rules.

      If the related prospectus supplement describes exchange proportions for a
Combination of Classes of Exchangeable REMIC Certificates and Exchangeable
Certificates, these proportions will be based on the original, rather than the outstanding, principal balances or notional amounts of these Classes.

      Distributions on an Exchangeable REMIC Certificate or Exchangeable
Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the applicable
Certificateholder of record as of the applicable Record Date.

PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates

      Any Class of Certificates of a series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes in the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rates of the underlying Mortgage Loans).

      The prospectus supplement for each series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage
Interest Rates for the Mortgage Loans underlying the series as of the Cut-off
Date. If the Trust Estate includes adjustable-rate Mortgage Loans or Interest
Only Mortgage Loans or includes Mortgage Loans with different Net Mortgage
Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The prospectus supplement for a series will also specify the initial Pass-Through Rate for each
Class of Certificates of the series and will specify whether each Pass-Through
Rate is fixed or is variable.

      The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the level of the index specified in the applicable prospectus supplement on which Mortgage Interest Rate adjustments are based, subject to any applicable periodic or lifetime caps or floors on the related
Mortgage Interest Rate. In addition, the Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan may change if a different index is substituted for an index which is no longer available in accordance with the terms of the related Mortgage Note. The weighted average Net Mortgage Interest Rate for any series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate

                                       64

Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of those Mortgage Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

Scheduled Delays in Distributions

      At the date of initial issuance of the Certificates of each series offered by this prospectus and the applicable prospectus supplement, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for that Class from the Cut-off Date for the series to, but not including, the date of issuance. The effective yield to
Certificateholders will be below the yield otherwise produced by the applicable
Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the Distribution Date of the month in which the Due Date occurs (or until another Distribution Date specified in the applicable prospectus supplement).

Effect of Principal Prepayments

      When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation Proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Pooling Agreement and/or Underlying Servicing Agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable Servicer or the Master Servicer will be obligated, on or before each
Distribution Date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the Distribution Date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the Servicer’s or the Master Servicer’s, as applicable, servicing compensation for the
Distribution Date specified in the applicable prospectus supplement. No comparable interest shortfall coverage will be provided by the Servicer or the
Master Servicer with respect to liquidations of any Mortgage Loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of Subordinate Certificateholders or any other credit support arrangements.

      A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information relating to yield on those Certificates will be included in the applicable prospectus supplement.

Weighted Average Life of Certificates

      The Mortgage Loans may be prepaid in full or in part at any time. The
Mortgage Loans generally will not provide for a prepayment penalty but may so provide if indicated in the related prospectus supplement. Fixed-rate Mortgage
Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related
Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the
Mortgage Loans.

      Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of
Certificates may describe one or more prepayment

                                       65

standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original total Class Balance of each
Class that would be outstanding on specified Distribution Dates for the series and the projected yields to maturity on certain Classes, in each case based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

      There is no assurance that prepayment of the Mortgage Loans underlying a series of Certificates will conform to any level of the prepayment standard or model specified in the applicable prospectus supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors’ housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors’ net equity in the properties securing the mortgage loans, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage
Loans underlying a series of Certificates, the prepayment rates of the Mortgage
Loans are likely to be higher than if prevailing rates remain at or above the rates on the Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage
Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those Mortgage Interest Rates. However, because many different factors affect prepayment behavior, as described above, prepayments may not rise or fall in direct relation to changes in mortgage interest rates.
It should be noted that Certificates of a series may evidence an interest in a
Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of those Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying
Servicing Agreements may require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted
Mortgage Loans. See "Servicing of the Mortgage Loans--Enforcement of
"Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain
Legal Aspects of the Mortgage Loans--"Due-On-Sale" Clauses" for a description of certain provisions of each Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

      At the request of a borrower, a Servicer, including the Sponsor, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by it by accepting a prepayment in full and permitting a new mortgage loan secured by a mortgage on the same property. Upon refinancing, the new mortgage loan will not be included in the Trust Estate. Any refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer, including the Sponsor, may, from time to time, implement programs designed to encourage refinancing through it, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. See
"The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America General
Underwriting Standards" for a description of the Sponsor’s mortgage refinance programs. A Servicer may also encourage refinancing of defaulted Mortgage Loans, or may encourage the assumption of defaulted Mortgage Loans by creditworthy borrowers.

                                       66

      Provided that a borrower has been current in his or her mortgage loan payment obligations in the previous twelve months, the Sponsor may agree to refinance a mortgage loan in order to reduce the borrower’s mortgage interest rate or change the term of the mortgage loan through a reduced documentation refinancing. In addition, in the case of certain borrowers who have indicated an interest in refinancing or who have requested payoff information, the Sponsor may refinance the existing mortgage loan through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, with minimal new borrower credit or property underwriting standards or cost to the borrower.
Any refinancing of this type will have the same effect as a prepayment in full of the related mortgage loan. See "The Mortgage Loan Programs--Mortgage Loan
Underwriting--Bank of America General Underwriting Standards." The streamlined procedures, minimal borrower cost and minimal underwriting standards associated with the Sponsor’s refinancing programs may result in an increase in the number of mortgage loans eligible for refinancing and a narrowing of the mortgage interest rate differential that may otherwise need to exist before a refinancing is practical and economical for the borrower. These factors, together with generally increased borrower sophistication regarding the benefits of refinancing, may also result in a significant increase in the rate of prepayments on the Mortgage Loans.

      The Depositor will be obligated, under the circumstances specified in "The
Pooling Agreement--Assignment of Mortgage Loans," to repurchase certain of the
Mortgage Loans. In addition, the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer to purchase any Mortgage
Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any purchase or repurchase under these circumstances will be deposited in the related Servicer Custodial Account and the purchase or repurchase will have the same effect as a prepayment in full of the related
Mortgage Loan. See "The Pooling Agreement--Assignment of Mortgage Loans." In
addition, if specified in the applicable prospectus supplement, the Depositor or another person identified in the prospectus supplement will have the option to purchase all or a portion (generally an identified group of Mortgage Loans) of the Mortgage Loans in any Trust under the limited conditions specified under
"The Pooling Agreement -- Termination; Optional Purchase of Mortgage Loans." For
any series of Certificates for which one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as one or more REMICs, these purchases or repurchases may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A).

SERVICING OF THE MORTGAGE LOANS

      The servicing of the Mortgage Loans in the Trust underlying a series of
Certificates will be performed by one or more Servicers, which may include the
Sponsor or its affiliates. If there is more than one Servicer of the Mortgage
Loans related to a series, a master servicer, which may be the Sponsor or an affiliate (the "Master Servicer"), may be engaged to supervise some or all of the Servicers. The applicable prospectus supplement will identify (i) any Master
Servicer, (ii) each Servicer affiliated with the Sponsor, (iii) each Servicer that services 10% or more of the Mortgage Loans and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the performance of the related Mortgage Loans or Certificates are materially dependent.

      The following is a summary of the material servicing provisions of the
Pooling Agreements. A form of Pooling Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Pooling
Agreement for each series will be filed with the SEC following the date of initial issuance of the related Certificates.

                                       67

The Master Servicer

      The Master Servicer generally will be responsible under each applicable
Pooling Agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the
Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage
Loans, (iii) preparation of periodic reports to the Trustee regarding the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under "--The Servicers" and (v) making
Periodic Advances of delinquent payments of principal and interest on the
Mortgage Loans to the limited extent described below under the heading
"--Periodic Advances and Servicing Advances," if those amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable prospectus supplement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for a series to cover its fees as Master Servicer or will be paid in another manner specified in the applicable prospectus supplement. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any Pooling Agreement. The Master
Servicer will remain primarily liable for the contractor’s performance in accordance with the applicable prospectus supplement. The Master Servicer may be released from its obligations in certain circumstances. See "--The Servicers."

The Servicers

      With respect to any series, one or more Servicers (each, a "Servicer")
specified in the applicable prospectus supplement, including the Sponsor, will provide certain customary servicing functions for the Mortgage Loans pursuant to the related Pooling Agreement or separate underlying servicing agreements (each, an "Underlying Servicing Agreement") with the Depositor or an affiliate of the
Depositor. These Servicers may be the originators of the Mortgage Loans or affiliates of the applicable originators or third parties identified in the applicable prospectus supplement. The rights of the Depositor or affiliate of the Depositor under the applicable Underlying Servicing Agreements relating to the Mortgage Loans included in the Trust Estate for a series will be assigned
(directly or indirectly) to the Trustee for the benefit of Certificateholders of that series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage
Loans serviced by them.

      Each Servicer generally will be approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans.

      The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies, from proceeds of liquidation of those Mortgage Loans or otherwise. Each Servicer also will provide necessary accounting and reporting services to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee for the Mortgage Loans included in the Trust Estate for a series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by it. The obligations of a Servicer may be performed through subservicers or vendors, provided that the Servicer remains primarily liable for the servicing of the Mortgage Loans in the applicable Trust. In the event a
Servicer appoints a subservicer that meets the thresholds provided in Item
1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of
Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of

                                       68

Certificates, the Depositor will report such appointment on Form 8-K for so long as the related Issuing Entity is subject to the reporting requirements of the
Securities Exchange Act of 1934, as amended.

      The Trustee, or if so provided in the applicable Pooling Agreement, the
Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the applicable
Pooling Agreement or Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master
Servicer, the Trustee or the Master Servicer, as the case may be, will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. Neither the Master Servicer’s nor the
Trustee’s obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement or termination of the Servicer under the applicable Pooling Agreement will, however, require the Master Servicer or the
Trustee, as applicable, to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of the Mortgage Loan.

      The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.

      The Pooling Agreement will provide that a Servicer may not resign from its obligations and duties under the Pooling Agreement for each series, except upon its determination that its duties under the Pooling Agreement are no longer permissible under applicable law. No resignation will become effective until the
Trustee for a series or a successor servicer or Master Servicer has assumed the
Servicer’s obligations and duties under the Pooling Agreement. If a Servicer resigns for the foregoing reason and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling Agreement, it may appoint another institution to so act as described under "The Pooling Agreement --
Rights Upon Event of Default" below.

      The Pooling Agreement will provide that no Servicer nor any director, officer, employee or agent of any Servicer will be under any liability to the
Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling
Agreement, or for errors in judgment; provided, however, that no Servicer nor any director, officer, employee or agent of any Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Pooling
Agreement. Each Servicer and any director, officer, employee or agent of each
Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or Underlying Servicing Agreement or the Certificates,
other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of it duties under the Pooling Agreement or Underlying Servicing Agreement or by
reason of reckless disregard of obligations and duties under the Pooling
Agreement or Underlying Servicing Agreement. In addition, the Pooling Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling Agreement and that in its opinion may involve it in any expense or liability. A Servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders. In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed out of the Servicer Custodial Account, and any loss to the Trust arising from this right of reimbursement will be allocated first to the Subordinate

                                       69

Certificate of a series before being allocated to the related Senior
Certificates, or if the series does not contain Subordinate Certificates, pro rata among the various Classes of Certificates or in another manner specified in the applicable prospectus supplement.

      Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the
Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the Servicer will be the successor of the Servicer under the terms of the Pooling Agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie
Mae or Freddie Mac.

      The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling Agreement for each series; provided that, if the Servicer desires to be released from its obligations under the
Pooling Agreement, (i) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac,
(ii) the purchaser is satisfactory to the Trustee for the series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling Agreement from and after the date of the agreement, and (iii) each applicable Rating Agency’s rating of any
Certificates for the series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the Certificates would not be placed on credit review status by any Rating Agency. The Servicer will be released from its obligations under the Pooling Agreement upon the assignment and delegation of its duties and obligations, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

      In the event that there is a Master Servicer for a series, the provisions described above will apply to the Master Servicer and substantially similar provisions will apply to each Servicer under the Underlying Servicing
Agreements.

Servicing Experience and Procedures of Bank of America

General

      Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America’s portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

                                                                           As of                          As of                             As of                             As of
First Lien Mortgage Loans             December 31, 2003     December 31, 2004       December 31, 2005      September 30, 2006
                                                             ------------------------     -------------------------      -------------------------     --------------------------

By Number                                              2,215,425                        2,258,581                         2,227,378                      2,262,083
By Aggregate Unpaid Principal
Balance (in Billions)                                   $246.5                              $273.1                              $296.8                          $323.3

      Within this portfolio, as of September 30, 2006, are 149,130 mortgage loans with an unpaid principal balance of approximately $42.4 billion related to securities issued through the Depositor’s securitization program.

                                       70

      Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration,
Ginnie Mae, Fannie Mae and Freddie Mac. In addition to servicing loans for mortgages securitized by the Depositor, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

      Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America’s different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

      Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

      Bank of America’s servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

      Bank of America may perform any of its obligations under the Pooling
Agreement through one or more third-party vendors, affiliates or subsidiaries.
Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

Delinquencies, Losses, Bankruptcies and Recoveries

      Bank of America monitors Mortgage Loans for a variety of situations that present the risk of delinquency or loss to a Trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the
Mortgaged Property, where there has been damage to the Mortgaged Property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of
America’s policies and procedures to respond to each of these situations.

      Property Damage. When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to recover insurance funds on behalf of the applicable Trust as described below under "-- Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans."

      More specifically, Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii)
flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America’s servicing system which reports Bank of America employees actively monitor.

                                       71

      Collections and Loss Mitigation. Account status is monitored and efforts are made to prevent a Mortgage Loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s).
All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

      Initial phone contact is pursued by Bank of America’s collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer’s location. Each caller in the collection department attempts to: (i)
obtain the reason for default; (ii) obtain information related to the mortgagor’s current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of
America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

      Bank of America grants a grace period of fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a Mortgage Loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a Mortgage Loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by
May 31.

      Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

      Direct mail contact efforts occur during the various stages of delinquency. Generally a courtesy notice is sent to customers after the Due Date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of
America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency, Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current)
within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a "breach letter," that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv)
during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

      In recognition of the fact that Mortgage Loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property

                                       72

occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of
America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

      Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit’s own contact efforts. Delinquent Mortgage
Loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent Mortgage Loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

      During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower’s inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a Mortgage Loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances
(including, but not limited to, the outstanding unpaid principal balance of the
Mortgage Loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

      Bankruptcy. When a mortgagor files for bankruptcy, Bank of America’s options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system’s bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America’s bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

      The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

      Foreclosure. Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America’s collections department approves a foreclosure, it places a stop on the Mortgage Loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the

                                       73

value of the Mortgaged Property; (d) obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure Mortgage Loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

      Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor’s processing of loans in the foreclosure process.

Payments on Mortgage Loans; Certificate and Custodial Accounts

      The Trustee for each series will establish and maintain a separate trust account in the name of the Trustee (the "Certificate Account"). Each Certificate
Account must be maintained with a depository institution either (i) whose long-term debt obligations (or, in the case of an institution which is part of a holding company structure, the long-term debt obligations of the parent holding company) are, at the time of any deposit, rated in at least one of the two highest rating categories by the Rating Agency or Rating Agencies rating the
Certificates of the series, or (ii) that is otherwise acceptable to the Rating
Agency or Rating Agencies rating the Certificates of the series and, if one or more REMIC elections have been made, that would not cause each REMIC to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the
Certificate Account at any time exceeds the limit of insurance coverage established by the FDIC, the excess will be subject to loss in the event of the failure of the depository institution. This insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinate Certificates of a series will bear this loss up to the amount of principal payments on the related Mortgage Loans to which those holders are entitled.

      Pursuant to the applicable Pooling Agreement or the Underlying Servicing
Agreements, if any, for a series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial
Account") into which the Servicer will be required to deposit on a daily basis amounts received relating to the Mortgage Loans serviced by the Servicer included in the Trust Estate for a series, as more fully described below. Each
Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating
Agencies (an acceptable account, an "Eligible Custodial Account") and other than in the case of a Servicer Custodial Account established by the Sponsor as
Servicer, will generally be limited to funds held relating to a particular series. A Servicer Custodial Account established by the Sponsor as Servicer will serve as a unitary Servicer Custodial Account both for the particular series and for other series of Certificates as well as other Mortgage Loans serviced by the
Sponsor; provided, however, that commingling of funds will not be permitted at any time during which the senior long-term unsecured debt rating of the Sponsor falls below certain levels established by each Rating Agency. Notwithstanding any commingling of funds, the Sponsor is required to keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to funds relating to a particular series.

      Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain investments acceptable to the
Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date. All losses from investments of funds in a Servicer Custodial Account are required to be deposited by the applicable Servicer out of its own funds to the Servicer Custodial Account immediately as realized.

           Each Servicer will be required to remit to the Trustee for deposit to the Certificate Account for each series of Certificates on the date the
Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by it due after the applicable
Cut-off Date but received on or prior thereto. Each Servicer will be required to remit to the Master Servicer for deposit in

                                       74

an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the "Master Servicer Custodial Account") or, if there is no Master
Servicer, to remit to the Trustee for deposit in the Certificate Account, the following payments and collections received or made by it relating to the
Mortgage Loans serviced by it subsequent to the applicable Cut-off Date (other than (a) payments due on or before the Cut-off Date and (b) amounts held for future distribution):

                  (i) all payments on account of principal, including
            prepayments, and interest;

                  (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired relating to the defaulted Mortgage Loan, whether through foreclosure sale or otherwise, including payments in connection with defaulted
            Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation
            Proceeds") less, to the extent permitted under the applicable
            Pooling Agreement or Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of the applicable Mortgage Loans;

                  (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the applicable Pooling Agreement or
            Underlying Servicing Agreement;

                  (iv) all Periodic Advances made by the Servicer;

                  (v) all amounts withdrawn from Buy-Down Funds or Subsidy
            Funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the applicable agreements;

                  (vi) all proceeds of any Mortgage Loans or property acquired relating to the Mortgage Loan purchased or repurchased pursuant to the Pooling Agreement or the Underlying Servicing Agreement; and

                  (vii) all other amounts required to be deposited to the
            Certificate Account pursuant to the applicable Pooling Agreement or the Underlying Servicing Agreement.

      Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the
Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited.

      Each Servicer is also permitted, from time to time, to make withdrawals from the applicable Servicer Custodial Account for the following purposes, to the extent permitted in the applicable Pooling Agreement or Underlying Servicing
Agreement:

            (i) to pay to itself, to the extent not previously retained, the servicing compensation to which it is entitled;

            (ii) to reimburse itself for Advances, to the extent of amounts received on the Mortgage Loan(s) relating to which the Advances were made
      (including any amounts received from the Sponsor in connection with amounts cancelled due to BPP on a Mortgage Loan);

                                       75

            (iii) to reimburse itself for any Nonrecoverable Advance previously made, to the extent of amounts received on the Mortgage Loans in the same loan group as the Mortgage Loan(s) relating to which the Nonrecoverable
      Advances were made;

            (iv) to reimburse itself for expenses covered by insurance policies from proceeds of those policies;

            (v) to pay itself or the Depositor any indemnification payments described under "The Depositor" and "--The Servicers";

            (vi) to pay to the Depositor, itself or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by it or the Master
      Servicer all amounts received after the date of repurchase or purchase;

            (vii) to withdraw from the Servicer Custodial Account any amount deposited in that account that was not required to be deposited therein;
      and

            (viii) to clear and terminate the Servicer Custodial Account.

      If there is a Master Servicer for a series of Certificates, the Master
Servicer will be permitted by the Pooling Agreement to make withdrawals from the
Master Servicer Custodial Account to the extent described above for a Servicer, to the extent permitted in the applicable Pooling Agreement. The Master Servicer or Trustee will be required to deposit in the Certificate Account any Periodic
Advances made by the Master Servicer or Trustee, as applicable, in the event of a Servicer default not later than the Distribution Date on which the Periodic
Advances are required to be distributed. All other amounts deposited in the
Master Servicer Custodial Account (other than Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable Pooling
Agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the
Certificate Account not later than the applicable Distribution Date. On each
Distribution Date, the Trustee will withdraw from the Certificate Account and remit to Certificateholders all amounts constituting the Pool Distribution
Amount for that Distribution Date.

      If a Servicer, the Master Servicer or the Trustee deposits in the
Certificate Account for a series any amount not required to be deposited, the
Trustee may at any time withdraw the amount from the Certificate Account for itself or for remittance to the applicable Servicer or the Master Servicer, as applicable. Funds on deposit in the Certificate Account may be invested in
Eligible Investments maturing in general not later than the business day preceding the next Distribution Date (except that if the Eligible Investment is an obligation of the institution that maintains the Certificate Account, then the Eligible Investment may mature not later than the next Distribution Date).
In the event that one or more elections has been made to treat the Trust Estate
(or one or more segregated pools of assets therein) with respect to a series as one or more REMICs, no Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that the sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on
"prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause any REMIC to fail to qualify as a REMIC while any Certificates of the series are outstanding.
All income and gain realized from any investment of funds in the Certificate
Account will generally be for the account of the Trustee as additional compensation and all losses from investments of funds in the Certificate Account will be deposited by the Trustee out of its own funds to the Certificate Account immediately as realized.

                                       76

      The Trustee is permitted, from time to time, to make withdrawals from the
Certificate Account for the following purposes, to the extent permitted in the applicable Pooling Agreement:

                  (i) to pay itself the applicable Trustee Fee and to pay to the owner thereof any Fixed Retained Yield;

                  (ii) to reimburse itself for certain expenses and to pay
            itself any amounts representing indemnification, each as described under "The Pooling Agreement -- The Trustee";

                  (iii) to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all of this interest or income to be withdrawn not later than the next
            Distribution Date);

                  (iv) to withdraw from the Certificate Account any amount
            deposited in that account that was not required to be deposited therein; and

                  (v) to clear and terminate the Certificate Account.

      The Trustee will be authorized to appoint a paying agent (the "Paying
Agent") to make distributions, as agent for the Trustee, to Certificateholders of a series. If the Paying Agent for a series is not the Trustee for that series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on that Distribution Date.

      The Trustee will cause any Paying Agent to execute and deliver to the
Trustee an instrument in which the Paying Agent agrees with the Trustee that the
Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of
Certificateholders until the amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling Agreement.

Periodic Advances and Servicing Advances

      Generally each Servicer will be required to make (i) an advance prior to each Distribution Date of an amount equal to the payment of principal and interest on each Mortgage Loan (net of the related Servicing Fee) which was due on the related Due Date on the Mortgage Loans and which was delinquent on the related Determination Date (a "Periodic Advance") and (ii) other advances of cash ("Servicing Advances" and, collectively with Periodic Advances, "Advances")
to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys’ fees, in either case unless the Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse it for those amounts.

      Advances by each Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for that Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to the
Mortgage Loan unless the Servicer determines, based on its estimation of the value of the Mortgaged Property in relation to the sum of the unpaid principal balance of the related Mortgage Loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the

                                       77

Mortgage Loan or otherwise. An "REO Property" is a Mortgaged Property that has been acquired by a Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure.

      The failure of a Servicer to make any required Periodic Advances or
Servicing Advances under an Underlying Servicing Agreement or a Pooling
Agreement constitutes a default for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer or the Trustee will be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Servicing Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged
Property. In the case of Certificates of any series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under the endorsement to the extent the mortgagor fails to make his or her payment and the Master Servicer or Trustee fails to make a required advance.

      Any Periodic Advances made by the Servicers, the Master Servicer or
Trustee must be deposited into the applicable Servicer Custodial Account or the
Certificate Account and will be due no later than the business day before the
Distribution Date to which the delinquent payment relates. Advances by the
Servicers, the Master Servicer or Trustee will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Servicing Advances, future payments on, the Mortgage Loans for which the amounts were advanced. If an
Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be
unrecoverable, the Servicer, the Master Servicer or the Trustee will be entitled to reimbursement from funds in the applicable Servicer Custodial Account or the
Certificate Account prior to the distribution of payments to the
Certificateholders to the extent provided in the Underlying Servicing Agreement or Pooling Agreement.

      Any Periodic Advances made by a Servicer, the Master Servicer or the
Trustee relating to Mortgage Loans included in the Trust Estate for any series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of the series.
However, none of the Master Servicer, the Trustee or any Servicer will insure or guarantee the Certificates of any series or the Mortgage Loans included in the
Trust Estate for any Certificates.

Collection and Other Servicing Procedures

      Each Servicer will be required by the related Underlying Servicing
Agreement or Pooling Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable
Underlying Servicing Agreement or the Pooling Agreement and any applicable agreement governing any form of credit enhancement, to follow the collection procedures as it follows for mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment premiums, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or any longer period to which the Master
Servicer and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

      Under each Underlying Servicing Agreement or the Pooling Agreement, each
Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each account, an "Escrow Account") in which it will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to make timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay

                                       78

interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate the Escrow Account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain tax and insurance amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise.
Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related series of
Certificates, covering loss occasioned by the failure to escrow amounts.

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans

      With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or Pooling Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under the "due-on-sale" clause contained in the Mortgage Note or Mortgage, if any, unless (i) it is not exercisable under applicable law, (ii) the exercise would result in loss of insurance coverage relating to the Mortgage Loan or
(iii) the person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the
Mortgage Note and Mortgage related thereto and the consent of the related mortgagee is not otherwise required as a condition to such transfer. In any case where such nonenforcement is permitted by the Underlying Servicing Agreement or
Pooling Agreement, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the
Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor also remains liable under the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the
Mortgage Interest Rate relating to the Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the person to whom the Mortgaged
Property has been or is about to be conveyed, under which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the Mortgage Note.

      Each Underlying Servicing Agreement and Pooling Agreement with respect to a series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the
Mortgage Loans included in the Trust Estate for the series and to take reasonable steps as are necessary to permit recovery under the insurance policies relating to defaulted Mortgage Loans, or losses on the Mortgaged
Property securing the Mortgage Loans.

      Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each
Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the
Servicer’s judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any assumption, the Mortgage Interest Rate and the payment terms of the related
Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, if any, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the
Trust Estate rather than foreclose on those Mortgage Loans; provided that no modification shall forgive principal owing under a Mortgage Loan or permanently reduce the interest rate on a Mortgage Loan. Further, a

                                       79

Servicer may encourage the refinancing of defaulted Mortgage Loans, including
Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

      In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i)
that the foreclosure or restoration will increase the proceeds to
Certificateholders of the series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that its expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy relating to the Mortgage Loan. In the event that a
Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the applicable Servicer
Custodial Account an amount equal to all costs and expenses incurred by it.

      No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage
Loans--Environmental Considerations." If a Servicer does not foreclose on a
Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the
Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if the Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to the Mortgaged Property, and thereafter the Mortgaged Property is determined to be so contaminated or affected.

      The Servicer may foreclose against property securing a defaulted Mortgage
Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see
"Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the
Bankruptcy Code and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement or
Pooling Agreement to seek deficiency judgments. In lieu of foreclosure, each
Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling the Mortgaged Property.

      With respect to a Trust Estate (or any segregated pool of assets within a
Trust Estate) as to which one or more REMIC elections has been made, if the
Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by the Mortgaged
Property, the Trustee or Master Servicer will be required to dispose of the property prior to the close of the third calendar year following the year the
Trust Estate acquired the property (or any shorter period as is provided in the applicable Underlying Servicing Agreement or Pooling Agreement) unless the
Trustee (a) receives an opinion of counsel to the effect that the holding of the
Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section
860F(a)(1) or cause any REMIC to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the
Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section
860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged
Property by a party acting as a dealer in property or the receipt of rental income based on the profits of the lessee of the property. See "Federal Income
Tax Consequences."

                                       80

Insurance Policies

      Each Servicer will generally be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying each Mortgage Loan against loss by fire, with extended coverage (a
"Standard Hazard Insurance Policy"). A Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of the Mortgage Loan; provided, however, that the amount may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard
Hazard Insurance Policy in an amount that is at least equal to the lesser of
100% of the insurable value of the improvements which are a part of the property plus liability insurance and, if applicable, flood insurance as described below.
Any amounts collected under any of these insurance policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate
Account by the applicable Servicer.

      The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

      In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management
Agency as having special flood hazards (and flood insurance has been made available) each Underlying Servicing Agreement or the Pooling Agreement, as
applicable, will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the
Federal Insurance Administration and the requirements of Fannie Mae or Freddie
Mac with a generally acceptable insurance carrier.

      Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard
Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each
Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required Standard Hazard Insurance
Policy or flood insurance, had it been maintained.

      Any losses incurred relating to Mortgage Loans due to uninsured risks
(including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

                                       81

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

      Fixed Retained Yield for any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust
Estate and is retained by the Depositor or the Sponsor. The prospectus supplement for a series will describe the Fixed Retained Yield, if any, relating to the Mortgage Loans of the series. Any Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of
Mortgage Loans for a series. If the Sponsor or the Depositor retains Fixed
Retained Yield, the Sponsor, if it is the Servicer, may deduct the Fixed
Retained Yield from mortgagor payments as received and retain or remit the Fixed
Retained Yield to the Depositor, as the case may be. Otherwise, the Servicer will deposit the Fixed Retained Yield in the Master Servicer Custodial Account
or Certificate Account and the Master Servicer or the Trustee will withdraw and remit the Fixed Retained Yield to the owner thereof. Notwithstanding the foregoing, with respect to any payment of interest received relating to a
Mortgage Loan (whether paid by the mortgagor or received as Liquidation
Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the Mortgage Loan, the owner of the Fixed
Retained Yield for the Mortgage Loan will bear a ratable share of the interest shortfall.

      For each series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by it until termination of the applicable Underlying Servicing Agreement or the Pooling Agreement. A
Servicer, at its election, will pay itself the Servicing Fee for a series relating to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of the payment in the Servicer
Custodial Account for the series or (b) withdrawing the Servicing Fee from the
Servicer Custodial Account after the entire interest payment has been deposited.
A Servicer may also pay itself out of the Liquidation Proceeds or other recoveries of a Mortgage Loan, or withdraw from the Servicer Custodial Account.
The Servicing Fee or the range of Servicing Fees relating to the Mortgage Loans underlying the Certificates of a series will be set forth in an expense table in the applicable prospectus supplement. Additional servicing compensation in the form of prepayment premiums, assumption fees, late payment charges, Foreclosure
Profits or otherwise will be retained by the Servicers.

      Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by it underlying a series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums.
The Servicer will be entitled, in certain circumstances, to reimbursement from the Servicer Custodial Account of Periodic Advances, of Servicing Advances made by it to pay taxes, insurance premiums and similar items with respect to any
Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of the related
Mortgaged Property) and of certain losses against which it is indemnified by the
Trust Estate as described above under "-- The Servicers."

      As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that those fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related
Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

                                       82

Evidence as to Compliance

      Each Servicer and Master Servicer will deliver annually to the Trustee or
Master Servicer, as applicable, on or before the date specified in the applicable Pooling Agreement or Underlying Servicing Agreement, an officer’s certificate stating that (i) a review of the Servicer’s or Master Servicer’s activities during the preceding calendar year and of performance under the applicable Pooling Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the Servicer or Master Servicer has fulfilled all its obligations under the applicable Pooling Agreement or Underlying
Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and other assets comprising a Trust will deliver annually to the Depositor and the Trustee, a report (an
"Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122)
and that contains the following:

      o     a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
             Regulation AB to assess compliance with the applicable servicing criteria;

      o     the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      o     a statement that a registered public accounting firm has issued an
             Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

      Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

THE POOLING AGREEMENT

Assignment of Mortgage Loans

      In connection with the transfer and assignment of the Mortgage Loans to the Trust, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each
Mortgage Loan (collectively, the "Mortgage File"):

      o     the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Sponsor certifying that the related original
             Mortgage Note has been lost;

                                       83

      o     the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the
             Trustee as soon as the same is available to the Depositor);

      o     except as described below, an assignment in recordable form of the
             Mortgage (or a copy, if the assignment has been submitted for recording); and

      o     if applicable, any riders or modifications to the Mortgage Note and
             Mortgage.

      Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded except in states where recordation is required by any Rating Agency rating the Certificates of a series to obtain the initial ratings on the
Certificates set forth in the applicable prospectus supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Trustee, recording is not required to protect the Trustee’s interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the
Depositor or the Sponsor, or (ii) in the case of any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS")
or its designee. If a Mortgage has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the applicable Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The
Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing.

      Unless another entity is named as custodian in the applicable prospectus supplement, the Trustee will act as custodian of the Mortgage Files pursuant to the Pooling Agreement. In that capacity, the Trustee will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Certificateholders.

      If no separate custodian is initially designated, the Trustee may be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of the documents described above. Any custodian so appointed will keep and review the documents as the Trustee’s agent under a custodial agreement.

Repurchases of Mortgage Loans

      If any portion of the Mortgage File is not delivered to the Trustee or if a Mortgage Loan does not conform to the representations made by the Depositor in the Pooling Agreement, as described under "The Mortgage Loan Programs --
Representations and Warranties," and the Depositor does not cure this omission or defect within 90 days, the Depositor will be required on the Distribution
Date in the month following the expiration of the 90-day period either (i) to repurchase the related Mortgage Loan (or any property acquired relating to the
Mortgage Loan) at a price (the "Purchase Price") equal to 100% of the unpaid principal balance of the Mortgage Loan plus accrued and unpaid interest on its principal balance at its Mortgage Interest Rate or (ii) to substitute an
Eligible Substitute Mortgage Loan; provided however, that substitution generally is only allowed within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a "Deleted Mortgage Loan." Generally, unless a representation is breached in a material respect, the Depositor is not required to repurchase, cure or substitute for the affected Mortgage Loan. In the case of the breach of the representation made by the Depositor that a Mortgage Loan at the time of its origination complied

                                       84

with any applicable federal, state or local predatory or abusive lending laws, the Depositor will be required to pay any costs or damages incurred by the Trust as a result of the violation of those laws.

      An "Eligible Substitute Mortgage Loan" generally will:

      o     have a principal balance, after deduction of all monthly payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted
             Mortgage Loan;

      o     have a Net Mortgage Interest Rate equal to that of the Deleted
             Mortgage Loan;

      o     have a Loan-to-Value Ratio not higher than that of the Deleted
             Mortgage Loan;

      o     if an adjustable-rate Mortgage Loan, have a Gross Margin equal to that of the Deleted Mortgage Loan;

      o     if an adjustable-rate Mortgage Loan, have a periodic cap and rate ceiling equal to that of the Deleted Mortgage Loan;

      o     if an adjustable-rate Mortgage Loan, have the same index and frequency of mortgage interest rate adjustment as the Deleted
             Mortgage Loan;

      o     have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

      o     comply with all of the representations and warranties in the Pooling
             Agreement as of the date of substitution.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of that Mortgage Loan at that Due Date, as specified in the amortization schedule (before any adjustment to that amortization schedule due to any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received, to the payment of principal due on that Due Date and to any reduction of the principal balance due to a bankruptcy proceeding but without taking into account any delinquency in payment by the related mortgagor.

      In connection with any substitution of a Deleted Mortgage Loan, the
Depositor will be required to deposit the amount of any shortfall to the
Servicer Custodial Account (any shortfall, a "Substitution Adjustment Amount");

      This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or a material breach of any of the representations made by the Depositor in the Pooling Agreement.

Special Servicing Agreements

      The Pooling Agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Subordinate
Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to a special servicing agreement, this holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. In the event that there is a Master Servicer for a series, the Pooling Agreement will permit the Master
Servicer to enter

                                       85

into an agreement with those holders which will allow the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying
Servicing Agreements, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

Reports to Certificateholders

      The Trustee will prepare and include with each distribution to
Certificateholders of record of each series a statement setting forth, among other things, the following information, if applicable:

                  (i) the amount of the distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds and the amount of the distribution allocable to interest on the related
            Mortgage Loans;

                  (ii) if the distribution to Certificateholders is less than the full amount that would be distributable if there were sufficient funds available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

                  (iii) the Class Balance of each Class of Certificates after giving effect to the distribution of principal on the Distribution
            Date;

                  (iv) the amount of servicing compensation with respect to the related Trust Estate and any other customary information as is required to enable Certificateholders to prepare their tax returns;

                  (v) the amount by which the Servicing Fee or Master Servicing
            Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

                  (vi) the amount of Periodic Advances included in the
            distribution on the Distribution Date and the aggregate amount of
            Periodic Advances outstanding as of the close of business on the
            Distribution Date;

                  (vii) the amount of Servicing Advances made since the previous
            Distribution Date, the aggregate amount of Servicing Advances outstanding as of the close of business on the Distribution Date and the amount of Servicing Advances reimbursed since the previous
            Distribution Date;

                  (viii) to each holder of a Certificate entitled to the
            benefits of payments under any form of credit enhancement:

                        (a) the amounts so distributed under the form of credit
                  enhancement on the applicable Distribution Date; and

                        (b) the amount of coverage remaining under the form of
                  credit enhancement, after giving effect to any payments
                  thereunder and other amounts charged thereto on the
                  Distribution Date;

                  (ix) any payments made or accrued relating to credit
            enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments;

                  (x) the Pass-Through Rate (if any) for each Class of
            Certificates;

                                       86

                  (xi) for any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal
            Balance of the Mortgage Loan as of the close of business on the
            Determination Date preceding the Distribution Date and the date of acquisition thereof;

                  (xii) the total number and principal balance of any REO
            Properties (and market value, if available) as of the close of business on the Determination Date preceding the Distribution Date;

                  (xiii) the aggregate amount of Realized Losses incurred during the preceding calendar month;

                  (xiv) any expenses or indemnification amounts paid by the
            related Trust Estate, the specific purpose of each payment and the parties to whom these payments are made;

                  (xv) the number and total principal balance of the Mortgage
            Loans, the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans and cumulative prepayment amounts;

                  (xvi) any material modifications, extensions or waivers to
            Mortgage Loan terms, fees, penalties or payments since the previous
            Distribution Date or cumulatively since the Closing Date;

                  (xvii) unless such information is set forth in the Form 10-D relating to such Distribution Date and provided the Trustee is reasonably able to include such information on the statement, any material breaches of representations and warranties relating to the
            Mortgage Loans or material breaches of transaction covenants;

                  (xviii) the number and aggregate principal balance of any
            Mortgage Loans repurchased by the Depositor from the related Trust
            Estate since the previous Distribution Date;

                  (xix) the number and aggregate principal amounts of Mortgage
            Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy), (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and
            (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date; and

                  (xx) whether any exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates have taken place since the preceding
            Distribution Date and, if applicable, the class designations, Class
            Balances or notional amounts, Pass-Through Rates, and any interest and/or principal paid, including any shortfalls allocated, with respect to any Classes of Certificates that were received by
            Certificateholders as a result of such exchange.

      In addition, the Trustee will include in the statement any information specific to the Classes of Certificates offered by the applicable prospectus supplement and, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during the calendar year the information as required by the
Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as one or more REMICs, the Trustee will be required to prepare and sign the federal and applicable state and local income tax returns of each REMIC. See "Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Administrative Matters."

                                       87

List of Certificateholders

      The Pooling Agreement for each series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of the series to any group of three or more Certificateholders who advise the
Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling Agreement or under the
Certificates.

Events of Default

      Events of Default under the Pooling Agreement for each series include (i)
any failure by the Master Servicer or, if a Servicer has executed the Pooling
Agreement, that Servicer, to deposit amounts in the Master Servicer Custodial
Account or Servicer Custodial Account, as applicable, in the amount and manner provided in the Pooling Agreement so as to enable the Trustee to distribute to
Certificateholders any payment required to be made under the terms of the
Certificates of a series and the Pooling Agreement (other than Periodic
Advances) which continues unremedied for a period of five days; (ii) any failure by the Master Servicer or a Servicer that has executed the Pooling Agreement duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement which continues unremedied for 30 days after the giving of written notice of the failure to the Master Servicer or Servicer by the Trustee, or to the Master Servicer or the Servicer and the Trustee by the
holders of Certificates of the series having voting rights allocated to the
Certificates ("Voting Rights") aggregating not less than 25% of the Voting
Rights allocated to all Certificates for the series; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master Servicer or a Servicer that has executed the Pooling Agreement indicating its insolvency, reorganization or inability to pay its obligations; and (iv) the failure of the Master Servicer or a Servicer to remit any Periodic Advance required to be remitted by it which failure continues unremedied at 3:00 p.m. on the related Distribution Date.

Rights Upon Event of Default

      So long as an Event of Default remains unremedied under the Pooling
Agreement for a series, the Trustee for the series may, or at the direction of
Certificateholders of the series evidencing not less than 51% of the Voting
Rights of all Certificates of the series affected by the Event of Default, will terminate all of the rights and obligations of the Master Servicer or a Servicer executing the Pooling Agreement, under the Pooling Agreement and in and to the
Mortgage Loans (other than the Master Servicer’s or the Servicer’s right to recovery of the aggregate Servicing Fees or Master Servicing Fees, as applicable, due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling Agreement, which rights the Master
Servicer or the Servicer will retain under all circumstances), whereupon the
Trustee will succeed to all the responsibilities, duties and liabilities of the
Master Servicer or the Servicer under the Pooling Agreement and will be entitled to monthly compensation not to exceed the aggregate fees together with the other compensation to which the Master Servicer or the Servicer is entitled under the
Pooling Agreement. In the event that the Trustee is unwilling or unable so to act, it may select or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master
Servicer or the Servicer, under the provisions of the Pooling Agreement;
provided however, that the appointment not adversely affect the rating then assigned to any Class of Certificates and that until a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or the Servicer under the Pooling Agreement, unless prohibited by law, the Trustee will continue as the successor to the
Master Servicer or the Servicer as described above. The Trustee or the successor
Master Servicer or Servicer will be entitled to be reimbursed from the predecessor Master Servicer or Servicer (or the Trust if the predecessor Master
Servicer or Servicer is

                                       88

unable to fulfill its obligations under the Pooling Agreement) for all costs associated with the transfer of servicing.

      During the continuance of any Event of Default under the Pooling Agreement for a series, the Trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates aggregating not less than 25% of the Voting Rights of each Class of Certificates affected by the Event of Default may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of these trusts or powers unless the applicable Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee. Also, the Trustee may decline to follow any of these directions if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

      No Certificateholder of a series, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Pooling Agreement for a series to institute any proceeding with respect to the Pooling Agreement, unless
(i) the holder previously has given to the Trustee for the series written notice of default and (ii) the holders of Certificates evidencing not less than 25% of the Voting Interests for each Class of Certificates affected for the series have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any proceeding.

Amendment

      Each Pooling Agreement may be amended by the Depositor, the Servicer(s)
(or the Master Servicer, if applicable) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision in the Pooling Agreement that may be inconsistent with any other provision of the Pooling Agreement or the related prospectus supplement, (iii) if one or more REMIC elections has been made, to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as one or more REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the
Trust Estate pursuant to the Code that would be a claim against the Trust
Estate, provided that the Trustee has received an opinion of counsel to the effect that the action is necessary or desirable to maintain qualification as one or more REMICs or to avoid or minimize the risk of the imposition of any tax and the action will not, as evidenced by the opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that the change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that the change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to that effect, (v) to reduce the percentage of the unpaid principal balance of the
Mortgage Loans as of the Cut off Date at which the Depositor or other party specified in the applicable prospectus supplement will have the option to purchase all the remaining Mortgage Loans as set forth under "--Termination;
Optional Purchase of Mortgage Loans," provided that the reduction is considered necessary by the Depositor, as evidenced by an Officer’s Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Sponsor or to the Trust by the Depositor as sale for accounting purposes, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions of the Pooling Agreement, provided that the amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related series

                                       89

provided that the action will not be considered to adversely affect in any material respect the interests of the Certificateholders and no opinion of counsel will be required if each Rating Agency rating the Certificates states in writing that the action will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates. The Pooling Agreement may also be amended by the Depositor, the Servicer(s) (or the Master Servicer, if
applicable) and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any
Certificate, without the consent of the holder of the Certificate or (ii) reduce the aforesaid percentage of Certificates of any Class, the holders of which are required to consent to the amendment, without the consent of the holders of all
Certificates of the affected Class then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any amendment if it would subject the
Trust Estate (or any segregated pool of assets therein) to tax or, if one or more REMIC elections has been made, cause each REMIC to fail to qualify as a
REMIC.

Termination; Optional Purchase of Mortgage Loans

      The obligations created by the Pooling Agreement for a series of
Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan in the Trust Estate and the disposition of all property acquired upon foreclosure of any Mortgage Loan. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in the Pooling Agreement. For each series of Certificates, the
Trustee will give written notice of termination of the Pooling Agreement to each
Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the
Depositor and specified in the notice of termination. The termination of the
Trust is required to be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of any REMIC.

      In addition, the Depositor or another party specified in the applicable prospectus supplement (which may be a Certificateholder) will have the option to purchase all remaining Mortgage Loans and other assets in the Trust Estate (or one or more groups of Mortgage Loans and other assets, if specified in the applicable prospectus supplement) when the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date on which the purchase proceeds are to be distributed is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date or a lower percentage specified in the applicable prospectus supplement. This percentage may be reduced by amending to the Pooling Agreement, without Certificateholder consent, if the reduction is considered necessary by the Depositor, as evidenced by an officer’s certificate delivered to the Trustee, to preserve the treatment of the transfer of the
Mortgage Loans to the Depositor by the Sponsor or to the Trust by the Depositor
as a sale for accounting purposes. The purchase price will generally be equal to the sum of (a) the unpaid principal balances of the Mortgage Loans in the applicable loan group or groups and (b) the fair market value of any related REO
Properties held by the Trust together with the amount of any unpaid interest shortfalls on the related Certificates and one month’s interest on the unpaid principal balance of each related Mortgage Loan. However, for so long as the
Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision ("OTS", the Depositor may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO
Properties to be purchased is greater than or equal to the purchase price described in the preceding sentence.

      Distributions in respect of an optional purchase described above will be paid to Certificateholders (or in the case of the optional purchase of one or more, but less than all, groups of Mortgage Loans, to

                                       90

Certificateholders entitled to distributions from that group or groups) in order of their priority of distribution as described in the applicable prospectus supplement. The proceeds from an optional purchase may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the fair market value of the REO Property and this fair market value is less than the unpaid principal balance of the related Mortgage Loan.

The Trustee

      The trustee under each Pooling Agreement (the "Trustee") will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or any of its affiliates.

      The Trustee generally will be responsible under each Pooling Agreement for providing general administrative services for the Trust Estate for any series, including, among other things, (i) establishing and maintaining the Certificate
Account; (ii) calculation of the amounts payable to Certificateholders on each
Distribution Date; (iii) making distributions to Certificateholders; (iv)
preparation of federal and applicable state and local tax and information returns; (v) preparation of reports, if any, required under the Securities
Exchange Act of 1934, as amended; (vi) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vii)
making Periodic Advances on the Mortgage Loans to the limited extent described under "Servicing of the Mortgage Loans--Periodic Advances and Servicing
Advances," if those amounts are not advanced by a Servicer or the Master
Servicer.

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification by the Trust Estate and held harmless against any loss, liability or expense (including reasonable attorney’s fees)
(a) incurred in connection with any claim or legal action relating to (i) the
Pooling Agreement, (ii) the Certificates, or (iii) the performance of any of the
Trustee’s duties under the Pooling Agreement, unless the loss, liability or expense was incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee’s duties under the Pooling
Agreement, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the applicable Servicer or Master Servicer and (c) arising out of the transfer of any Certificate not in compliance with
ERISA.

      The Trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as Trustee under the Pooling Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the Trustee’s gross negligence, bad faith or willful misconduct, the Trustee shall be entitled to reimbursement from the Trust Estate for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling Agreement to the extent permitted by Treasury regulations Section 1.860G-1(b)(3)(ii), which allows reimbursement for "unanticipated expenses."

      The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the
Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling Agreement, is incapable of acting or if the
Trustee becomes insolvent. Upon becoming aware of these circumstances, the
Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 50% of the Voting
Rights in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Rights in the Trust Estate necessary to effect this

                                       91

removal have been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee. The Trustee, and any successor trustee, must be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee, either an institution (i) the long term unsecured debt obligations meet certain minimum ratings of the applicable Rating Agencies or
(ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any Class of Certificates.

      Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related
Trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the security for the
Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

      The Mortgage Loans will be secured by either first mortgages, first deeds of trust or similar security devices creating a first lien, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of the trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.
The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Condominiums

      Certain of the Mortgage Loans may be loans secured by condominium units.
The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession

                                       92

of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperatives

      Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the
Cooperative’s apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

      The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

      See Risk Factors--Collateral Securing Cooperative Loans May Diminish in
Value" in this prospectus.

Foreclosure

      Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

                                       93

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.
Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if a deficiency action is permitted by law. See "--Anti-Deficiency
Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Foreclosure on Shares of Cooperatives

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the
Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

                                       94

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default.
The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the
Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

      Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the
"UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Leaseholds

      Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these consideration is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

                                       95

      In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.
Rights of Redemption

      In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders

      Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a Cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      A Servicer generally will not be required under the Pooling Agreement or applicable Underlying Servicing Agreement to pursue deficiency judgments on the
Mortgage Loans even if permitted by law.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy
Code, 11 U.S.C. Sections 101 et seq. (the

                                       96

"Bankruptcy Code"), and state laws affording relief to debtors (together with the Bankruptcy Code (the "Insolvency Laws") may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences of the delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

      A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan.
Alternatively, a homeowner may file for relief under Chapter 13 of the
Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter
13 is often referred to as the "wage earner chapter" or "consumer chapter"
because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

      The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor’s principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender’s security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter
11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

      A reorganization plan under Chapter 11 and a rehabilitation plan under
Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default relating to a mortgage loan on its residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition under the
Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, the term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

      Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor’s principal

                                       97

residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

      The general protection for mortgages secured only by the debtor’s principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor’s Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of these loans can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

      State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the
Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and
related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act,
the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct

                                       98

from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that this defense will be successful.

Homeowners Protection Act of 1998

      The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI").
The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. These termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to
80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. The disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney’s fees.

Texas Home Equity Loans

      Generally, any "cash-out" refinance or other non-purchase money transaction (except for certain rate or term refinance loans and certain other narrow exceptions) secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the
Constitution of Texas and its implementing statutes and regulations (the "Texas
Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged
Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the
Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of these loans. If a court were to find that any requirement of the Texas Home
Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be void, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on these Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act and Similar Laws

      Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of his or her Mortgage Loan, including a borrower who is a member of the National
Guard or is in reserve status at the time of the origination of the Mortgage
Loan and is later called to active duty, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive this interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon application of the lender. It is possible that the Relief Act could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain

                                       99

of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related series.
Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status. Thus, in the event that an affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief
Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in these states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection substantially similar to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

      A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water;
generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls. Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of Cleanup Costs. Generally all subsequent liens on these properties are subordinated to these environmental liens and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of Certificates.

      Under the federal Comprehensive Environmental Response Compensation and
Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. These Cleanup Costs may be substantial.
CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

      The law is unclear as to whether and under what precise circumstances
Cleanup Costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under
CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender

                                       100

or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.
Excluded from CERCLA’s definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "CERCLA
Secured-Creditor Exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

      The Resource Conservation and Recovery Act, as amended ("RCRA"), contains an exemption similar to the CERCLA Secured-Creditor Exemption (the "RCRA
Secured-Creditor Exemption")for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its RCRA Secured-Creditor
Exemption and be held liable under RCRA as a UST owner or operator if the lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the RCRA Secured-Creditor
Exemption may be deemed to be unavailable.

      A decision in May 1990 of the United States Court of Appeals for the
Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed
CERCLA’s Secured-Creditor Exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA;
rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the
Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

      Court decisions have taken varying views of the scope of the CERCLA
Secured-Creditor Exemption and the RCRA Secured-Creditor Exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

      On September 30, 1996 the President signed into law (the Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the
"Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The
Asset Conservation Act more clearly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the CERCLA Secured-Creditor Exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the RCRA Secured-Creditor Exemption, similar to the statutory protections under
CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory

                                       101

provisions, the scope of the additional protections offered by the Asset
Conservation Act is not fully defined. It also is important to note that the
Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

      If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to
Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the
CERCLA Secured-Creditor Exemption.

      Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated these evaluations were not required, nor are these evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to: the environmental condition of a Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from a Mortgaged Property; the impact on
Certificateholders of any environmental condition or presence of any substance on or near a Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property. See "The
Mortgage Loan Programs--Representations and Warranties" and "Servicing of the
Mortgage Loans--Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted
Mortgage Loans" above.

"Due-on-Sale" Clauses

      The forms of note, mortgage and deed of trust relating to Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective
October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions
Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that
"due-on-sale" clauses in certain loans (which loans may include the Mortgage
Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS, as successor to the Federal Home
Loan Bank Board, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National
Credit Union Administration, respectively.

      The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window
Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October
15, 1982, in which that state prohibited the enforcement of "due-on-sale"
clauses by

                                       102

constitutional provision, statute or statewide court decision (the "Window
Period"). Though neither the Garn Act nor the OTS regulations actually names the
Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California,
Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington.
Under the Garn Act, unless a Window Period State took action by October 15,
1985, the end of the Window Period, to further regulate enforcement of
"due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States
(Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among these states.

      By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the property (provided that the lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi)
a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder.
Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and
Yield Considerations."

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the
Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April
1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

      The Depositor or other entity specified in the related prospectus supplement will represent and warrant in the Pooling Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The
Pooling Agreement--Assignment of Mortgage Loans."

                                       103

Enforceability of Certain Provisions

      Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the
Servicer as additional servicing compensation.

      Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion represents the opinion of Cadwalader, Wickersham
& Taft LLP as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations
(the "REMIC Regulations") promulgated by the U.S. Department of the Treasury.
Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

      If a series of Certificates includes Exchangeable Certificates, each Class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each Class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code. The tax treatment of
Exchangeable Certificates is discussed under "--Federal Income Tax Consequences for Exchangeable Certificates" below.

                                       104

      For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield on the Mortgage Loans of a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "holder" or
"Certificateholder" in this discussion generally mean the Beneficial Owner of a
Certificate.

Federal Income Tax Consequences for REMIC Certificates

General

      With respect to a particular series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets in the
Trust Estate as one or more REMICs within the meaning of Code Section 860D. A
Trust Estate or a portion of a Trust Estate as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion,
Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of
"Regular Certificates" and one Class of "Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. For each series of REMIC Certificates, Cadwalader,
Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in its opinion, assuming (i) the making of an appropriate election, (ii)
compliance with the Pooling Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular
Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether one or more REMIC elections for the related Trust Estate will be made, in which event references to "REMIC" or
"REMIC Pool" in this prospectus shall be deemed to refer to each REMIC Pool.

Status of REMIC Certificates

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the
REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual
Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC
Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the
Mortgage Loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for such treatment.

      Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . .
residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related

                                       105

Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section
851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section
582(c)(1).

Qualification as a REMIC

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor under which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations"
or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another
REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC
Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i)
in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery). A
Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC’s initial assets) may be used to provide a

                                       106

source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the reserve fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the property is acquired with an extension that may be granted by the Internal
Revenue Service.

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the
Startup Day and that is designated as a residual interest. An interest in a
REMIC Pool may be treated as a regular interest even if payments of principal on the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.
Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that corporation. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

      In general, interest, Original Issue Discount, and market discount on a
Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "Regular Certificateholder"), and

                                       107

principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular
Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting they otherwise use.

Original Issue Discount

      Compound Interest Certificates will be, and other classes of Regular
Certificates may be, issued with "Original Issue Discount" within the meaning of
Code Section 1273(a). Holders of any Class of Regular Certificates having
Original Issue Discount generally must include Original Issue Discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and
1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular
Certificates. To the extent these issues are not addressed in the OID
Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue
Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the this discussion and the appropriate method for reporting interest and Original Issue Discount for the Regular Certificates.

      Each Regular Certificate (except to the extent described below for a
Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the Original Issue Discount includible in a Regular Certificateholder’s income. The total amount of Original
Issue Discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of the Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that
Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular
Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular
Certificate always includes the original principal amount of the Regular
Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular
Certificate, it is possible that no interest on any Class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest on the
Regular

                                       108

Certificates as qualified stated interest. Distributions of interest on a
Compound Interest Certificate, or on other Regular Certificates for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of these Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular
Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

      Under a de minimis rule, Original Issue Discount on a Regular Certificate will be considered to be zero if the Original Issue Discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular
Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption")
and the anticipated reinvestment rate, if any, relating to the Regular
Certificates. The Prepayment Assumption for a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis Original Issue Discount pro rata as principal payments are received, and this income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular
Certificateholders may elect to accrue all de minimis Original Issue Discount as well as market discount and market premium, under the constant yield method. See
"--Election to Treat All Interest Under the Constant Yield Method."

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the Original
Issue Discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Certificate, a calculation will be made of the Original
Issue Discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of Original Issue
Discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Certificate, the Original Issue Discount
accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the
Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the
Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of Original
Issue Discount for the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate’s stated redemption price at maturity that were made on the Regular
Certificate in prior periods. The Original Issue Discount

                                       109

accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of
Original Issue Discount for each day in the period. If an initial accrual period is shorter than a full accrual period, the daily portions of Original Issue
Discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of Original Issue
Discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the Mortgage Loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans for a series of Regular
Certificates can result in both a change in the priority of principal payments for certain Classes of Regular Certificates and either an increase or decrease in the daily portions of Original Issue Discount for the Regular Certificates.

      In the case of a Non-Pro Rata Certificate, it is anticipated that the
Trustee will determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment
Assumption. In general, the Original Issue Discount accruing on each Non-Pro
Rata Certificate in a full accrual period would be its allocable share of the
Original Issue Discount for the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of this unpaid principal balance), (a) the remaining unaccrued Original Issue
Discount allocable to the Certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of Original Issue Discount allocable to each remaining Certificate of the Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the Class and the adjusted issue price of the Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of Original Issue Discount determined based on the Prepayment Assumption for the Class as a whole.
Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the Original Issue
Discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method."

Variable Rate Regular Certificates

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single
"objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35.
A

                                       110

rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A
Class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class like this may be considered to bear "contingent interest" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the OID Regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate
(plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for
Original Issue Discount reporting purposes.

      The amount of Original Issue Discount for a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount," with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat this interest as qualified stated interest, except for variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat
Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded"
interest to create more than de minimis Original Issue Discount. The yield on these Regular Certificates for purposes of accruing Original Issue Discount will be a hypothetical fixed-rate based on the fixed rates, in the case of fixed rate
Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate
Mortgage Loans, the applicable index used to compute

                                       111

interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual
Pass-Through Rate on these Regular Certificates.

Market Discount

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of Original Issue
Discount, "market discount" is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having Original Issue Discount, is exceeded by the adjusted issue price of the
Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in
Treasury regulations and should take into account the Prepayment Assumption. The
Conference Committee Report to the 1986 Act provides that until such regulations are issued, this market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with Original Issue Discount, in the ratio of Original Issue Discount accrued for the relevant period to the sum of the Original Issue Discount accrued for the period plus the remaining Original Issue Discount as of the end of the period. A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. A purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the
Regular Certificate for such year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest
Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

      By analogy to the OID Regulations, market discount on a Regular
Certificate will be considered to be zero if the market discount is less than
0.25% of the remaining stated redemption price at maturity of the Regular
Certificate multiplied by the weighted average maturity of the Regular
Certificate (determined as described above in the third paragraph under
"--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis Original Issue Discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure
92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

                                       112

Premium

      A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds the Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize this premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal
Revenue Service. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular
Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular
Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to this election, (i) "interest" includes stated interest, Original Issue
Discount, de minimis Original Issue Discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue
Service. Investors should consult their own tax advisors regarding the advisability of making this election.

Treatment of Losses

      Regular Certificateholders will be required to report income on Regular
Certificates using the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that these amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that Original Issue Discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with

                                       113

the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any of their Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any of their
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, these non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of the Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The
Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The
Internal Revenue Service could also assert that losses on the Regular
Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing Original Issue Discount. This may have the effect of creating
"negative" Original Issue Discount which would be deductible only against future positive Original Issue Discount or otherwise upon termination of the Class.
Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued Original Issue Discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular
Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Sale or Exchange of Regular Certificates

      If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the
Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any
Original Issue Discount or market discount previously included in the seller’s gross income for the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

      Except as described above relating to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its

                                       114

yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

Taxation of REMIC Income

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC
Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool’s gross income includes interest, Original Issue Discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the
Mortgage Loans, plus income from amortization of issue premium, if any, on the
Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and Original Issue Discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related series outstanding.

      The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and Original Issue Discount or market discount income or amortization of premium on the Mortgage Loans, on the one hand, and the timing of deductions for interest (including Original Issue Discount) or income from amortization of issue premium on the Regular Certificates on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and
(ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon these distributions on those Regular Certificates on account of any unaccrued Original Issue Discount relating to those Regular
Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such
Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing
Classes of Regular Certificates are made.

                                       115

Taxable income may also be greater in earlier years than in later years because interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding
Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed- rate Mortgage Loans, interest income with respect to any given
Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of this mismatching or unrelated deductions against which to offset this income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of this mismatching of income and deductions described in this paragraph may have a significant adverse effect upon a Residual Holder’s after-tax rate of return. In addition, a Residual Holder’s taxable income during certain periods may exceed the income reflected by the Residual Holder for these periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual
Certificates.

Basis and Losses

      The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual
Certificate as of the close of the quarter (or time of disposition of the
Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. This basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely for a Residual Holder as to whom such loss was disallowed and may be used by this Residual Holder only to offset any income generated by the same REMIC Pool.

      A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.
However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price for this type of residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that this period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the
Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is

                                       116

required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

      Further, to the extent that the initial adjusted basis of a Residual
Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC
Regulations currently in effect do not provide for this outcome. See
"--Treatment of Certain Items of REMIC Income and Expense" and "--Market
Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and
"--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

      It is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations. However, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Trustee makes no representation as to the specific method that it will use for reporting income for the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to
Residual Holders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool’s
deductions for Original Issue Discount and income from amortization of issue premium will be determined in the same manner as Original Issue Discount income on Regular Certificates as described above under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

      Market Discount. The REMIC Pool will have market discount income on the
Mortgage Loans if, in general, the basis of the REMIC Pool in the Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the
Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that this basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of this market discount would be recognized currently as an item of ordinary income in a manner similar to Original Issue Discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular
Certificates--Market Discount."

      Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceed their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool’s basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a
Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27,
1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage
Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium on these Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however,

                                       117

the Internal Revenue Service may argue that this premium should be allocated in a different manner, such as allocating this premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

      A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual
Certificate over the daily accruals for this quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual
Certificate (if it were a debt instrument) on the Startup Day under Code Section
1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made on the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

      The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of such
Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S.
Persons (as defined below under "--Tax-Related Restrictions on Transfer of
Residual Certificates--Foreign Investors"), and the portion of that taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain
Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S.
Persons.

      There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions for the Residual
Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment
Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the

                                       118

transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a Residual Certificate would in no event be liable for the tax for a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue
Service if the Disqualified Organization promptly disposes of the Residual
Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income on a Residual Certificate during a taxable year and a
Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on the Pass-Through Entity equal to the product of
(i) the amount of excess inclusions that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by such Disqualified
Organization, and (ii) the highest marginal federal corporate income tax rate.
This tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for this tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder’s taxpayer identification number and, during the period the person is the record holder of the Residual
Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an Electing Large Partnership holds a Residual Certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an Electing Large Partnership.

      For these purposes, (i) "Disqualified Organization" means the United
States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through
Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "Electing Large Partnership"
means any partnership having more than 100 members during the preceding tax year
(other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a
Pass-Through Entity.

      The Pooling Agreement for a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate and is not a Disqualified
Organization and is not purchasing such Residual Certificate on behalf of a
Disqualified Organization (i.e., as a broker, nominee or middleman

                                       119

thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the
Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each
Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the
Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Sponsor or the Trustee may charge a fee for computing and providing such information.

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (x) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (y) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC
Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii)
the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

            (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

                        (1) the present value of any consideration given to the
                  transferee to acquire the residual interest;

                        (2) the present value of the expected future
                  distributions on the residual interest; and

                        (3) the present value of the anticipated tax savings
                  associated with holding the residual interest as the REMIC generates losses; or

                                       120

         (b)(1)   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

                        (2) the transferee must agree in writing that any
                  subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirement for a safe harbor transfer; and

                        (3) the facts and circumstances known to the transferor
                  on or before the date of the transfer must not reasonably
                  indicate that the taxes associated with ownership of the
                  residual interest will not be paid by the transferee.

      For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      The Pooling Agreement for each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements
(i) through (iii) above as part of the affidavit described above under
"--Disqualified Organizations." The Pooling Agreement will not require that transfers of the Residual Certificates meet requirement (iv) above.
Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a Foreign Person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S.
Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the
United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such
U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                       121

Sale or Exchange of a Residual Certificate

      Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of such
Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that
Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC
Pool may be treated as a sale or exchange of a Residual Holder’s Residual
Certificate, in which case, if the Residual Holder has an adjusted basis in its
Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual Certificate as a capital asset under Code Section
1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

      In addition, under temporary Treasury Regulations, effective generally for partnership interests first acquired on or after August 1, 2006, a U.S.
partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S.
partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusion income allocable to non-U.S. Persons through certain other pass-through entities.

      Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a
Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section
582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

      The Internal Revenue Service has issued final regulations (the "Mark to
Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

                                       122

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a Class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the
Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

Contributions to the REMIC Pool After the Startup Day

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in
Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction

                                       123

rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual
Holders within the 90-day period.

Administrative Matters

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for a REMIC Pool’s income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.
The Trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. A Servicer or the Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit a Servicer or the Master Servicer, as applicable, to act as tax matters person in its capacity as agent of the Residual Holders, the Residual
Holder chosen by the Residual Holders or such other person specified pursuant to
Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

      An investor who is an individual, estate, or trust will be subject to limitation on certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC
Pool, these deductions may include deductions under Code Section 212 for the
Servicing Fee and all administrative and other expenses relating to the REMIC
Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary
Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of
Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. All of these expenses generally will be allocable to the Residual Certificates. In general, the allocable portion will be determined based on the ratio that a
REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates for a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently

                                       124

with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

      Interest, including Original Issue Discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation
(described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section
1441 or 1442 with appropriate documentation, signed under penalties of perjury, establishing an exemption from withholding. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or
IRS Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS
Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and
W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If any of the foregoing forms, or any other required documentation is not provided, 30% withholding will apply. The term
"intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

Residual Certificates

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the
Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets in the Trust Estate (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section
163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Holder will not be entitled to any exemption from the
30% withholding tax (or lower treaty rate) to the extent of that portion of
REMIC taxable income that constitutes an "excess inclusion." See "--Taxation

                                       125

of Residual Certificates--Limitations on Offset or Exemption of REMIC Income."
If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by these non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply.
Instead, the amounts paid to these non-U.S. Persons will be subject to United
States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, these amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have Original Issue Discount. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions,
Original Issue Discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a
non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section
1.6049-4(c)(l)(ii). Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the IRS or allowed as a credit against the
Regular Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required.
Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

Reporting Requirements

      Reports of accrued interest, Original Issue Discount and information necessary to compute the accrual of market discount will be made annually to the
Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of
Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue
Service Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request such information from the nominee.

      The Internal Revenue Service’s Form 1066 has an accompanying Schedule Q,
Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net
Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses
(see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore,

                                       126

under such regulations, information must be furnished quarterly to Residual
Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the
REMIC Pool’s assets meeting the qualified asset tests described above under
"Status of REMIC Certificates."

Federal Income Tax Consequences for Certificates as to Which No REMIC Election
Is Made

General

      In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a series of Certificates as a
REMIC, the Trust Estate will be classified as a grantor trust under subpart E,
Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section
7701(i). Where there is no Fixed Retained Yield on the Mortgage Loans underlying the Certificates of a series, and where the Certificates are not designated as
"Stripped Certificates," the holder of each Certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the
Mortgage Loans, subject to the discussion below under "--Recharacterization of
Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the mortgage interest rate on such Mortgage Loans,
Original Issue Discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such
Certificateholder’s method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that these amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the Servicing Fee and all such administrative and other expenses of the
Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year.
These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates relating to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability.
Moreover, where there is Fixed Retained Yield on the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees,"
respectively.

Tax Status

      Cadwalader, Wickersham & Taft LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

                                       127

                  (i) A Certificate owned by a "domestic building and loan
            association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

                  (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

                  (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section
            860G(a)(3)(A) to the extent that the assets of the related Trust
            Estate consist of "qualified mortgages" within the meaning of Code
            Section 860G(a)(3).

      An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is correct. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder’s investment for federal income tax purposes.

Premium and Discount

      Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

Premium

      The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

Original Issue Discount

      The Original Issue Discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder’s interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of Original Issue Discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such Original Issue Discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped
Certificates" below regarding Original Issue Discount on Stripped Certificates.

                                       128

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income.
Generally no prepayment assumption will be assumed for purposes of this accrual.
However, Code Section 1272 provides for a reduction in the amount of Original
Issue Discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued Original Issue
Discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of Mortgage Loans, no Original Issue Discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by the holder.

Market Discount

      Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally no prepayment assumption will be assumed for purposes of this accrual.

Recharacterization of Servicing Fees

      If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of any excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal
Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these amounts is not greater than the value of the services provided.

      Accordingly, if the Internal Revenue Service’s approach is upheld, a
Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the
Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the Original Issue Discount rules of the
Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the grantor trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the
Servicer, or as including this portion as a second class of equitable interest.
Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization

                                       129

should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

      Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the
Certificateholder’s cost for the Certificate, increased by the amount of any income previously reported relating to the Certificate and decreased by the amount of any losses previously reported for the Certificate and the amount of any distributions received on the Certificate. Except as provided above relating to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held more than one year.
The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion,
Certificates that are subject to those rules will be referred to as "Stripped
Certificates." The Certificates will be subject to those rules if (i) the
Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the
Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans
(see "--Recharacterization of Servicing Fees" above), and (iii) a Class of
Certificates issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the
Mortgage Loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" for its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" relating to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate’s allocable share of the servicing fees paid to a Servicer, to the extent that these fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of
Servicing Fees." Although not free from doubt, for purposes of reporting to

                                       130

Stripped Certificateholders, the servicing fees will be allocated to the
Stripped Certificates in proportion to the respective entitlements to distributions of each Class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under
"Federal Income Tax Consequences for Certificates as to Which No REMIC Election
Is Made--General," subject to the limitation described in that section.

      Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an Original Issue Discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a
Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating Original Issue
Discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. Although it is possible that computations with respect to
Stripped Certificates could be made in one of the ways described below under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations,"
the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for Original Issue Discount purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling
Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any Original Issue Discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with Original Issue
Discount or market discount (as described below), at a de minimis Original Issue
Discount, or, presumably, at a premium. This treatment indicates that the interest component of this type of Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of this type of Stripped Certificate will be required to account for any discount as market discount rather than Original
Issue Discount if either (i) the initial discount with respect to the Stripped
Certificate was treated as zero under the de minimis rule, or (ii) no more than
100 basis points in excess of reasonable servicing is stripped off the related
Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in this computation.

Status of Stripped Certificates

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of
Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . .. . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including Original Issue Discount)
income attributable to

                                       131

Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section
856(c)(3)(B), provided that in each case the Mortgage Loans and interest on the
Mortgage Loans qualify for such treatment. The application of these Code provisions to Buy-Down Loans is uncertain. See "--Tax Status" above.

Taxation of Stripped Certificates

      Original Issue Discount. Except as described above under "--General," each
Stripped Certificate will be considered to have been issued at an Original Issue
Discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the Original Issue Discount sections of the Code made by the 1986
Act, the amount of Original Issue Discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the
Stripped Certificate to the Stripped Certificateholder, presumably under the
Prepayment Assumption, other than qualified stated interest.

      If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of
Original Issue Discount will be either accelerated or decelerated and the amount of such Original Issue Discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder’s Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments)
that the holder will not recover a portion of its adjusted basis in the Stripped
Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the
Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped
Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder’s adjusted basis in such Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were
Original Issue

                                       132

Discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is unclear whether for federal income tax purposes these Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the
Stripped Certificate’s pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the
Stripped Certificate’s pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the
Stripped Certificate’s pro rata share of payments of principal and/or interest to be made on the Mortgage Loan. Alternatively, the holder of one or more
Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the
Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage
Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.
Regulations regarding Original Issue Discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether Original Issue Discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

      The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, information (prepared on the basis described above) as is necessary to enable Certificateholders to prepare their federal income tax returns. Such information will include the amount of Original Issue Discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the
Trustee may not be equal to the proper amount of Original Issue Discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, this reporting will be based upon a representative initial offering price of each Class of Stripped Certificates.
The Trustee will also file Original Issue Discount information with the Internal
Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a
Certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income
Tax Consequences for REMIC Certificates--Backup Withholding."

                                       133

Taxation of Certain Foreign Investors

      To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or Original Issue Discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("Foreign
Persons") generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty.
Accrued Original Issue Discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or Original Issue Discount paid by the Trustee or other withholding agent to a Foreign Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates."

Reportable Transactions

      Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible tax return disclosure obligation with respect to the Certificates.

Federal Income Tax Consequences for Exchangeable Certificates

Tax Status

      The Exchangeable Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C). Original Issue Discount and interest accruing on Exchangeable Certificates should be considered to represent
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Exchangeable
Certificates will be "qualified mortgages" under Code Section 860G(a)(3) for a
REMIC. Prospective investors should consult their own tax advisors regarding the proper treatment of Exchangeable Certificates in respect of the above discussion.

Exchangeable Certificates Representing Proportionate Interests in Two or More
Exchangeable REMIC Certificates

      The related prospectus supplement for a series will specify whether an
Exchangeable Certificate represents beneficial ownership of a proportionate interest in two or more Exchangeable REMIC Certificates corresponding to that
Exchangeable Certificate. Each beneficial owner of such an Exchangeable
Certificate should account for its ownership interest in each Exchangeable REMIC
Certificate underlying that Exchangeable Certificate as described under
"--Federal Income Tax Consequences for REMIC Certificates." The beneficial owner must allocate its basis among the underlying Exchangeable REMIC Certificates in accordance with their relative fair market values as of the time of acquisition.
Similarly, on the sale of such Exchangeable Certificate, the beneficial owner must allocate the amount received on the sale among the underlying Exchangeable
REMIC Certificates in accordance with their relative fair market values as of the time of sale.

                                       134

Exchangeable Certificates Representing Disproportionate Interests in
Exchangeable REMIC Certificates

      The related prospectus supplement for a series will specify whether an
Exchangeable Certificate represents beneficial ownership of a disproportionate interest in one or more Exchangeable REMIC Certificates corresponding to that
Exchangeable Certificate. The beneficial owner of such an Exchangeable
Certificate will be treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons"
to the extent of its share of interest payments on such Exchangeable REMIC
Certificate. Under Code Section 1286, each beneficial owner of an Exchangeable
Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and having Original Issue
Discount equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Original Issue Discount."

      Each beneficial owner of such an Exchangeable Certificate should calculate
Original Issue Discount and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a method analogous to that described with respect to a Regular Certificate under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Original Issue Discount." A beneficial owner should determine its yield to maturity based on the purchase price for the Exchangeable
Certificate and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. It is not clear whether the prepayment assumption a beneficial owner should use to calculate Original Issue Discount would be one determined at the time the Exchangeable Certificate is acquired or would be the original prepayment assumption with respect to the underlying Exchangeable REMIC
Certificate.

      While the matter is not free from doubt, if a beneficial owner acquires a combination of Exchangeable Certificates in separate transactions which in the aggregate represent a single Exchangeable REMIC Certificate, it appears that the owner should account for each such Exchangeable Certificate separately, even if it exchanges the Exchangeable Certificates for the underlying Exchangeable REMIC
Certificate. However, if a beneficial owner acquires such a combination in a single transaction, it is possible that the beneficial owner’s interests should be aggregated, with the beneficial owner treated as owning the underlying
Exchangeable REMIC Certificate (regardless of whether it has exchanged the
Exchangeable Certificates for the underlying Exchangeable REMIC Certificate).
Accounting separately for the Exchangeable Certificates may lead to significantly different accruals of interest and Original Issue Discount than would be the case if the owner aggregated such interests. Prospective investors should consult their own tax advisors as to the proper treatment of an
Exchangeable Certificate in either of these circumstances.

Sales, Exchanges and Other Dispositions of Exchangeable Certificates

      If a beneficial owner exchanges one or more underlying Exchangeable REMIC
Certificates for one or more Exchangeable Certificates in the manner described under "Description of the Certificates--Exchangeable REMIC Certificates and
Exchangeable Certificates" in this prospectus, the exchange will not be taxable.
Likewise, if a beneficial owner exchanges one or more Exchangeable Certificates for the corresponding Exchangeable REMIC Certificate or Exchangeable REMIC
Certificates, the exchange will not be taxable.

                                       135

      Upon the sale, exchange or other disposition of an Exchangeable
Certificate other than an exchange described in the preceding paragraph, a beneficial owner generally will recognize gain or loss equal to the difference between the amount realized and the beneficial owner’s adjusted basis or bases in the Exchangeable REMIC Certificate or Exchangeable REMIC Certificates
underlying the Exchangeable Certificate. The adjusted basis of each such
Exchangeable REMIC Certificates will be determined as described above under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Sale or Exchange of Regular Certificates."

ERISA CONSIDERATIONS

General

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to those employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements. For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as "ERISA Plans." An individual retirement account established under Code Section 408 (an "IRA") is an ERISA
Plan if the IRA is endorsed by or contributed to by the IRA participant’s employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, "Non-ERISA
Plans"), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in
Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of
ERISA) (collectively, "Exempt Plans") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly,
Exempt Plans also are not considered ERISA Plans, but these Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as "Benefit Plans."

      Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to its purchase under the requirements of ERISA or the Code, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to such series of Certificates.

Certain Requirements Under ERISA and the Code

General

      In accordance with ERISA’s general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the
ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield
Considerations."

                                       136

Parties in Interest/Disqualified Persons

      Other provisions of ERISA (and corresponding provisions of the Code)
prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Master Servicer, any Servicer or the
Trustee or certain of their affiliates might be considered or might become
"parties in interest" or "disqualified persons" with respect to an ERISA Plan.
If so, the acquisition or holding of Certificates by or on behalf of the ERISA
Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

      Special caution should be exercised before the assets of an ERISA Plan
(including assets that may be held in an insurance company’s separate or general accounts where assets in such accounts may be deemed plan assets for purposes of
ERISA) are used to purchase a Certificate if, with respect to these assets, the
Depositor, any Servicer, the Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.

Delegation of Fiduciary Duty

      Further, if the assets included in a Trust Estate were deemed to constitute assets of an ERISA Plan, it is possible that an ERISA Plan’s investment in the Certificates might be deemed to constitute a delegation, under
ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the
Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

      The U.S. Department of Labor (the "DOL") has issued regulations (the "DOL
Regulations") concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust
Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in the entity.

      Certain exceptions are provided in the DOL Regulations whereby an investing ERISA Plan’s assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether these exceptions may be met, because of the factual nature of certain of the rules set forth in the DOL Regulations. For example, one of the exceptions in the DOL Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any
entity whose assets include "plan assets" by reason of benefit plan investments in such entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

                                       137

Applicability to Non-ERISA Plans

      Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons,"
prohibited transactions, delegation of fiduciary duty and plan assets applies to
Non-ERISA Plans as well as ERISA Plans.

Administrative Exemptions

Individual Administrative Exemptions.

      Several underwriters of mortgage-backed securities have applied for and obtained individual administrative prohibited transaction exemptions (each, an
"Underwriter’s Exemption") which are in some respects broader than Prohibited
Transaction Class Exemption 83-1 (described below). These exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter’s
Exemption might be applicable to a series of Certificates, the applicable prospectus supplement will refer to such possibility.

      Among the conditions that must be satisfied for an Underwriter’s Exemption to apply are the following:

                  (1) The acquisition of Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s length transaction with an unrelated party.

                  (2) The Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of Standard & Poor’s, a division of The McGraw-Hill Companies ("S&P"), Moody’s Investors
            Service, Inc. ("Moody’s") or Fitch Ratings ("Fitch").

                  (3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an
            underwriter.

                  (4) The sum of all payments made to and retained by the
            underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for the person’s services under the Pooling
            Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

                  (5) The ERISA Plan investing in the Certificates is an
            "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

      The Trust Estate must also meet the following requirements:

                  (i) the assets of the Trust Estate must consist solely of
            assets of the type that have been included in other investment pools in the marketplace;

                                       138

                  (ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P,
            Moody’s, or Fitch for at least one year prior to the ERISA Plan’s acquisition of the Certificates; and

                  (iii) certificates evidencing interests in such other
            investment pools must have been purchased by investors other than
            ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Certificates.

      If the conditions to an Underwriter’s Exemption are met, whether or not an
ERISA Plan’s assets would be deemed to include an ownership interest in the
Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the
Certificates by ERISA Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

      Moreover, an Underwriter’s Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an
ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a
Trust Estate in which the fiduciary (or its affiliate) is an obligor on the
Mortgage Loans held in the Trust Estate provided that, among other requirements:
(i) in the case of an acquisition in connection with the initial issuance of
Certificates, at least fifty percent of each class of Certificates in which
ERISA Plans have invested is acquired by persons independent of the Restricted
Group (as defined below) and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group;
(ii) the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust
Estate; (iii) the ERISA Plan’s investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      An Underwriter’s Exemption does not apply to ERISA Plans sponsored by the
Depositor, the underwriter specified in the applicable prospectus supplement, the Master Servicer, the Trustee, any Servicer, any insurer with respect to the
Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust
Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of any of these parties (the "Restricted Group").

PTE 83-1

      Prohibited Transaction Class Exemption 83-1 for Certain Transactions
Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan’s assets would be deemed to include an ownership interest in the mortgages in the mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA or the Code.

      The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust
Estate.

                                       139

      However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other Classes of Certificates of such series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any of these types of Certificates.

      PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.
The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool.
It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the DOL did not have under its consideration interests in pools of the exact nature as some of the Certificates described in this prospectus.

Non-ERISA Plans and Exempt Plans

      Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and
Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. Therefore, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of such investment under the Code or other applicable law.

Unrelated Business Taxable Income--Residual Certificates

      The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to
"unrelated business taxable income" as described in Code Sections 511 through
515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a
"Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under "Federal Income Tax Consequences--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations." In addition, prior to the transfer of a Residual Certificate, the Trustee may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that the transfer will not subject the Trustee, the Depositor, the Master Servicer or any
Servicer to additional obligations imposed by ERISA or the Code.

                                       140

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a Benefit Plan or any other employee benefit plan or arrangement consult with their counsel regarding the consequences under ERISA, the Code or other applicable law of their acquisition and ownership of Certificates.

      The sale of Certificates to a Benefit Plan or any other employee benefit plan or arrangement is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

LEGAL INVESTMENT

      If specified in the related prospectus supplement, certain Classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only Classes of Certificates offered pursuant to this prospectus and the related prospectus supplement which will qualify as "mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA
Certificates constitute legal investments for them.

      Those Classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds)
created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
ss. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to

                                       141

authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning
"safety and soundness" and retention of credit information) certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703 which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R
ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA’s "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift
Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment
Securities, and Derivative Activities" and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any
Certificates.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" of the Federal Financial Institutions
Examination Council, which has been adopted by the Board of Governors of the
Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and
the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.
This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities
(including mortgage pass-through securities and mortgage-derivative products)
used for investment purposes.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the
Certificates, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain Classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                       142

PLAN OF DISTRIBUTION

      The Certificates are being offered by this prospectus and the applicable prospectus supplement in series through one or more of the methods described below. The applicable prospectus supplement for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of each Class of Certificates of the series, or the method by which the price is to be determined, and the net proceeds to the
Depositor from the sale of the Certificates.

      The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of Certificates may be made through a combination of two or more of these methods:

            1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable prospectus supplement;

            2. By placements by the Depositor with investors through dealers;

            3. By direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the
      Certificates; and

            4. By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the
      Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities.

      If underwriters are used in a sale of any Certificates, those Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, for the offer and sale of a particular series of Certificates will be set forth on the cover of the prospectus supplement applicable to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any
Class of Certificates will be obligated to purchase all the Certificates of the
Class if any are purchased. The Depositor, and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

      The prospectus supplement relating to any series of Certificates offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates of the series.

      Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with

                                       143

reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

      If specified in the prospectus supplement relating to a series of
Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement.
This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the
Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser’s offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an
"underwriter" within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these
Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

USE OF PROCEEDS

      The Depositor will apply the net proceeds of the sale of each series of
Certificates to the purchase of the Mortgage Loans represented by the
Certificates of the series from the Sponsor.

LEGAL MATTERS

      The legality of, and certain federal income tax matters related to the
Certificates of a series, will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, New York, New York.

RATING

      It is a condition to the issuance of the Certificates of any series offered pursuant to this prospectus and a prospectus supplement that they be rated in one of the four highest categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency").

      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

REPORTS TO CERTIFICATEHOLDERS

      The Trustee will prepare and forward to the Certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described under "The Pooling
Agreement--Reports to Certificateholders." Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov"
under the name of the Trust as an exhibit to the Trust’s monthly distribution reports on Form 10-D for each series of Certificates for so long as the Trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as

                                       144

amended. In addition, each party to the servicing function for a series of
Certificates (generally the Trustee and the Servicer (and any Master Servicer))
will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under
"Servicing of the Mortgage Loans--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the Trust as an exhibit to the Trust’s annual statement on Form 10-K for each series of
Certificates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future monthly distribution reports on Form 10-D and any current reports on Form 8-K filed by or on behalf of the Issuing Entity until the termination of the offering of the related series of Certificates offered hereby.

      As a recipient of this prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents
(unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Depositor at 214 North Tryon Street, Mail Code
NC1-027-22-02, Charlotte, North Carolina 28255, Attention: Senior Vice
President, telephone number (704) 387 8239.

WHERE YOU CAN FIND MORE INFORMATION

      The Depositor filed a registration statement relating to the Certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      Copies of the registration statement and any other materials the Depositor files with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports
(collectively, "Periodic Reports") may be read and copied at the SEC’s Public
Reference Room at 100 F Street NE, Washington, D.C. 20549. Information
concerning the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. The SEC also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. The Depositor has filed the registration statement, including all exhibits, and will file Periodic Reports through the EDGAR system and therefore these materials should be available by logging onto the SEC’s Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Banc of America Mortgage Securities, Inc. at 214 North Tryon Street,
Mail Code NC1-027-22-02, Charlotte, North Carolina 28255, Attention: Senior Vice
President, telephone number (704) 387 8239.

                                       145

      Copies of filed Periodic Reports relating to an Issuing Entity will also be available on the applicable Trustee’s website promptly after they are filed through the EDGAR system (which many not be the same day) as described under
"Reports to Certificateholders" in the related prospectus supplement.

                                       146

INDEX OF PROSPECTUS DEFINITIONS

1

100% LTV Program..............................................................36
1986 Act..............................................................................107

8

80/20 Program......................................................................37

9

97% LTV Program...............................................................36

A

Accelerated Processing Programs...................................33
Accretion Directed Certificates........................................57
Accrual Certificates...........................................................60
Actuarial Mortgage Loan.................................................22
Advances............................................................................77
All-Ready Home................................................................33
ALTA..................................................................................35
Assessment of Compliance..............................................83
Asset Conservation Act.................................................101
Attestation Report.............................................................83
Auction Administrator......................................................61
Auction Certificates...........................................................61
Auction Distribution Date................................................61

B

Balloon Loans....................................................................26
Balloon Period...................................................................26
Bank of America................................................................27
Bankruptcy Code..............................................................97
Bankruptcy Loss...............................................................50
Bankruptcy Loss Amount...............................................50
Beneficial Owners.............................................................40
Benefit Plans....................................................................136
Book-Entry Certificates...................................................40
BPP.....................................................................................35
Buy-Down Fund...............................................................26
Buy-Down Loans.............................................................26

C

Cash Flow Agreement.....................................................55
CERCLA..........................................................................100
CERCLA Secured-Creditor Exemption........................101
Certificate Account.........................................................74
Certificateholders............................................................38
Certificates........................................................................38
Class..................................................................................38
Class Balance...................................................................49
Cleanup Costs................................................................100
Closing Date.....................................................................38
Code................................................................................104
Combination.....................................................................62
Combined Loan-to-Value Ratio.....................................32
Companion Certificates...................................................57
Component.......................................................................57
Component Certificates..................................................57
Condominium Hotel Loan Program...............................37
Condominium Hotels.......................................................21
Cooperatives....................................................................21
Credit Scores....................................................................29
Custom Mortgage Score.................................................30
Cut-off Date......................................................................47

D

Debt-to-Income Ratio......................................................31
Deferred Interest..............................................................24
Definitive Certificates......................................................39
Deleted Mortgage Loan..................................................84
Depositor...........................................................................28
Determination Date..........................................................47
Disqualified Organization..............................................119
Distribution Date..............................................................47
DOL..................................................................................137
DOL Regulations............................................................137
Due Date...........................................................................23

E

Electing Large Partnership.............................................119
Eligible Custodial Account..............................................74
Eligible Investments.........................................................74
Eligible Substitute Mortgage Loan................................85
ERISA...............................................................................136
ERISA Plans....................................................................136
Escrow Account...............................................................78
Euroclear Operator...........................................................42
European Depositaries....................................................40
Excess Bankruptcy Losses.............................................50
Excess Fraud Losses.......................................................50
Excess Special Hazard Losses.......................................50
Exchangeable Certificates...............................................57
Exchangeable Combination............................................62

                                       147

Exchangeable REMIC Certificates................................57
Exempt Plans..................................................................136

F

Financial Intermediary....................................................40
Fitch................................................................................138
Fixed Rate Certificates....................................................60
Fixed Retained Yield........................................................48
Floating Rate Certificates................................................60
Foreclosure Profits...........................................................48
Foreign Persons.............................................................134
Fraud Loss........................................................................50
Fraud Loss Amount........................................................50

G

Garn Act...........................................................................102
Graduated Pay Mortgage Loans.....................................25
Gross Margin.....................................................................23
Growing Equity Mortgage Loans...................................25

H

HOPA..................................................................................99

I

Indirect Participants..........................................................40
Insolvency Laws...............................................................97
Interest Only Certificates.................................................60
Interest Only Mortgage Loans.......................................24
Inverse Floating Rate Certificates..................................60
IRA....................................................................................136
Issuing Entity....................................................................38

L

Liquidation Proceeds........................................................75
Loan-to-Value Ratio..........................................................30
Lockout Certificates..........................................................57

M

Mark to Market Regulations..........................................122
Master Servicer..................................................................67
Master Servicer Custodial Account...............................75
Master Servicing Fee........................................................48
MERS..................................................................................84
Moody’s...........................................................................138
Mortgage File.....................................................................83
Mortgage Interest Rate.....................................................22
Mortgage Loans.................................................................21
Mortgage Notes.................................................................21
Mortgage Rewards.............................................................33
Mortgaged Properties........................................................21
Mortgages...........................................................................21

N

NCUA................................................................................142
Net Mortgage Interest Rate..............................................48
No Ratio Loan Program.....................................................36
Non-ERISA Plans.............................................................136
Non-Pro Rata Certificate..................................................108
Non-Resident Alien Loan Program..................................37
Non-SMMEA Certificates...............................................141
Non-U.S. Holder.................................................................45
Notional Amount Certificates..........................................58

O

OCC......................................................................................27
OID Regulations...............................................................108
Option ARM Mortgage Loans........................................24
Original Issue Discount..................................................108
OTS......................................................................................90

P

PAC Certificates................................................................58
PaperSaver(R)....................................................................33
Par Price..............................................................................61
Participants........................................................................40
Pass-Through Certificates...............................................58
Pass-Through Entity......................................................119
Pass-Through Rate..........................................................48
Paying Agent....................................................................77
Percentage Interest..........................................................47
Periodic Advance.............................................................77
Periodic Reports.............................................................145
Planned Amortization Certificates.................................58
PMI.....................................................................................99
Pool Distribution Amount...............................................48
Pooling Agreement...........................................................38
Prepayment Assumption...............................................109
Principal Only Certificates...............................................61
Product Guides.................................................................30
PTE 83-1...........................................................................139
Purchase Price..................................................................84

Q

Qualified Intermediary......................................................46

                                       148

R

Rapid...................................................................................33
Rating Agency................................................................144
Ratio Strip Certificates......................................................58
RCRA.................................................................................101
RCRA Secured Creditor Exemption...............................101
Record Date........................................................................38
Regular Certificateholder................................................107
Regular Certificates...........................................................39
Related.................................................................................62
Relevant Depositary..........................................................40
Relief Act.............................................................................99
REMIC.................................................................................39
REMIC Certificates..........................................................105
REMIC Combination.........................................................62
REMIC Pool......................................................................105
REMIC Regulations.........................................................104
REO Property......................................................................78
Residual Certificate............................................................39
Residual Holders..............................................................115
Restricted Group..............................................................139
Rules....................................................................................40

S

S&P....................................................................................138
Scheduled Amortization Certificates..............................59
SEC......................................................................................23
Securities Act....................................................................39
Senior Certificates.............................................................59
Sequential Pay Certificates..............................................59
Servicer...............................................................................68
Servicer Custodial Account.............................................74
Servicing Advances..........................................................77
Servicing Fee......................................................................48
Simple Interest Mortgage Loan.......................................22
SMMEA............................................................................141
Special Hazard Loss..........................................................50
Special Hazard Loss Amount...........................................50
Sponsor...............................................................................27
Standard Documentation Process...................................32
Standard Hazard Insurance Policy...................................81
Startup Day........................................................................106
Stated Income Program......................................................36
Stated Income, Stated Asset.............................................33
Stated Principal Balance.....................................................85
Step Coupon Certificates...................................................61
Stripped Certificateholder................................................132
Stripped Certificates.........................................................130
Subordinate Certificates....................................................59
Subsidy Account...............................................................25
Subsidy Loans....................................................................25
Subsidy Payments..............................................................25
Substitution Adjustment Amount...................................85
Super Senior Certificates...................................................59
Super Senior Support Certificates....................................59
Superliens..........................................................................100
Support Certificates...........................................................57

T

TAC Certificates................................................................60
Targeted Amortization Certificates.................................60
Texas Home Equity Laws..................................................99
Tiered Payment Mortgage Loans....................................25
Title V.................................................................................103
Total Loan-to-Value Ratio................................................32
Trust....................................................................................38
Trust Estate........................................................................21
Trustee................................................................................91
Trustee Fee.........................................................................48

U

U.S. Person........................................................................121
U.S. Withholding Agent...................................................45
UCC......................................................................................95
Underlying Servicing Agreement....................................68
Underwriter’s Exemption.................................................138
UST.....................................................................................101

V

Variable Rate Certificates..................................................61
Voting Rights.....................................................................88

W

Window Period................................................................103
Window Period Loans....................................................102
Window Period States....................................................102

                                       149

                             [BANK OF AMERICA LOGO]

                    Banc of America Mortgage Securities, Inc.
                                    Depositor

                      Bank of America, National Association
                              Sponsor and Servicer

                  Banc of America Alternative Loan Trust 2006-9
                                 Issuing Entity

                                  $332,758,443
                                  (Approximate)

                              Mortgage Pass-Through
                           Certificates, Series 2006-9

         ----------------------------------------------------------------------------------------------------

                              PROSPECTUS SUPPLEMENT

         -------------------------------------------------------------------------------------------------------

      The offered certificates are not being offered in any state where the offer is not permitted.

      The depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

      Upon request, dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, upon request, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                         Banc of America Securities LLC

                                December 27, 2006

================================================================================

                   BANC OF AMERICA MORTGAGE SECURITIES, INC.,
                                  as Depositor,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                  as Servicer,

                                       and

                             WELLS FARGO BANK, N.A.,
                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated December 28, 2006

--------------------------------------------------------------------------------

                       Banc of America Alternative Loan Trust 2006-9
                       Mortgage Pass-Through Certificates

                                  Series 2006-9

================================================================================

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Interest Calculations........................................
Section 1.03  Fiscal Year..................................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations and Warranties of the Servicer...............
Section 2.04  Representations and Warranties of the Depositor as to the
                             Mortgage Loans..............................................
Section 2.05  Designation of Interests in the REMICs.......................
Section 2.06  Designation of Start-up Day..................................
Section 2.07  REMIC Certificate Maturity Date..............................
Section 2.08  Execution and Delivery of Certificates.......................

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer.....
Section 3.03  Fidelity Bond; Errors and Omissions Insurance................
Section 3.04  Access to Certain Documentation..............................
Section 3.05  Maintenance of Primary Insurance Policy; Claims;
                              Collections of BPP Mortgage Loan Payments...................
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
                              Servicer....................................................
Section 3.07  Trustee to Act as Servicer...................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
                              Account; and Certificate Account............................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
                              Escrow Accounts.............................................
Section 3.10  Access to Certain Documentation and Information Regarding
                              the Mortgage Loans..........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial Account and Certificate Account.....................................
Section 3.12  Maintenance of Hazard Insurance..............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.16  Documents, Records and Funds in Possession of the
                              Servicer to Be Held for the Trustee.........................
Section 3.17  Servicing Compensation.......................................
Section 3.18  Annual Statement as to Compliance............................
Section 3.19  Assessments of Servicing Compliance; Registered Public
                              Accounting Firm Attestation Reports.........................
Section 3.20  Advances.....................................................
Section 3.21  Modifications, Waivers, Amendments and Consents..............
Section 3.22  Reports to the Securities and Exchange Commission............

                                   ARTICLE IV

                             SERVICER’S CERTIFICATE

Section 4.01  Servicer’s Certificate.......................................

                                    ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions................................................
Section 5.02  Priorities of Distributions..................................
Section 5.03  Allocation of Losses.........................................
Section 5.04  Statements to Certificateholders.............................
Section 5.05  Tax Returns and Reports to Certificateholders................
Section 5.06  Tax Matters Person...........................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee...
Section 5.08  REMIC Related Covenants......................................
Section 5.09  Determination of LIBOR.......................................

                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates.............................................
Section 6.02  Registration of Transfer and Exchange of Certificates........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 6.04  Persons Deemed Owners........................................

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01 Respective Liabilities of the Depositor and the Servicer......
Section 7.02 Merger or Consolidation of the Depositor or the Servicer......
Section 7.03 Limitation on Liability of the Depositor, the Servicer
                          and Others..................................................
Section 7.04  Depositor and Servicer Not to Resign.........................
Section 7.05  Assignment or Delegation of Duties by the Servicer...........

                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default............................................
Section 8.02  Remedies of Trustee..........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
                           During Event of Default.....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
                           Event of Default............................................
Section 8.05  Trustee to Act; Appointment of Successor.....................
Section 8.06  Notification to Certificateholders...........................

                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee............................................
Section 9.02  Certain Matters Affecting the Trustee........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans........

Section 9.04  Trustee May Own Certificates.................................
Section 9.05  Eligibility Requirements for Trustee.........................
Section 9.06  Resignation and Removal of Trustee...........................
Section 9.07  Successor Trustee............................................
Section 9.08  Merger or Consolidation of Trustee...........................
Section 9.09  Appointment of Co-Trustee or Separate Trustee................
Section 9.10  Authenticating Agents........................................
Section 9.11  Trustee’s Fees and Expenses..................................
Section 9.12  Appointment of Custodian.....................................
Section 9.13  Paying Agents................................................
Section 9.14  Limitation of Liability......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
                            Certificates................................................
Section 9.16  Suits for Enforcement........................................
Section 9.17  Waiver of Bond Requirement...................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement....

                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans.......................................
Section 10.02 Additional Termination Requirements..........................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement.....................................
Section 11.03 Limitation on Rights of Certificateholders...................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Certificates Nonassessable and Fully Paid....................
Section 11.08 Access to List of Certificateholders.........................
Section 11.09 Recharacterization...........................................
Section 11.10 Insolvency...................................................
Section 11.11 Regulation AB Compliance; Intent of Parties;
                             Reasonableness..............................................

EXHIBITS

Exhibit A-1-CB-1 -  Form of Face of Class 1-CB-1 Certificate
Exhibit A-1-CB-R -  Form of Face of Class 1-CB-R Certificate
Exhibit A-CB-IO  -  Form of Face of Class CB-IO Certificate
Exhibit A-2-NC-1 -  Form of Face of Class 2-NC-1 Certificate
Exhibit A-NC-IO  -  Form of Face of Class NC-IO Certificate
Exhibit A-A-1    -  Form of Face of Class A-1 Certificate
Exhibit A-A-2    -  Form of Face of Class A-2 Certificate
Exhibit A-A-3    -  Form of Face of Class A-3 Certificate
Exhibit A-A-4    -  Form of Face of Class A-4 Certificate
Exhibit A-30-PO  -  Form of Face of Class 30-PO Certificate
Exhibit B-1      -  Form of Face of Class B-1 Certificate
Exhibit B-2      -  Form of Face of Class B-2 Certificate
Exhibit B-3      -  Form of Face of Class B-3 Certificate
Exhibit B-4      -  Form of Face of Class B-4 Certificate
Exhibit B-5      -  Form of Face of Class B-5 Certificate
Exhibit B-6      -  Form of Face of Class B-6 Certificate

Exhibit G-1      -  Form of Transferor’s Certificate........................................G-1-1
Exhibit G-2A     -  Form 1 of Transferee’s Certificate...............................G-2A-1
Exhibit G-2B     -  Form 2 of Transferee’s Certificate................................G-2B-1
Exhibit H        -  Form of Transferee Representation Letter for ERISA
                     Restricted Certificates...................................................................H-1
Exhibit I        -  Form of Affidavit Regarding Transfer of Residual

Exhibit R-1      -  Additional Form 10-D Information .................................R-1-1
Exhibit R-2      -  Additional Form 10-K Information .................................R-2-1
Exhibit R-3      -  Form 8-K Information ........................................................R-3-1

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated December 28, 2006, is hereby executed by and among BANC OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"),
BANK OF AMERICA, NATIONAL ASSOCIATION, as servicer (together with its permitted successors and assigns, the "Servicer"), and WELLS FARGO BANK, N.A., as trustee
(together with its permitted successors and assigns, the "Trustee").

                          W  I  T  N  E  S  S  E  T  H   T  H  A  T:

            In consideration of the mutual agreements herein contained, the
Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the
Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and "Lower-Tier REMIC,"
respectively, and each, a "REMIC"). The Certificates (other than the Class A-1,
Class A-2, Class A-3, Class A-4, Class 30-PO and Class 1-CB-R Certificates) are
referred to collectively as the "Regular Certificates" and shall constitute
"regular interests" in the Upper-Tier REMIC. The Class 1-30-PO Component and
Class 2-30-PO Component (the "PO Components"), the Class 1-A-1 Component, Class
2-A-1 Component, Class 1-A-2 Component, Class 2-A-2 Component, Class 1-A-3
Component, Class 2-A-3 Component, Class 1-A-4 Component and Class 2-A-4
Component (the "Senior Non-PO Components" and, collectively with the PO
Components, the "Components") shall also constitute "regular interests" in the
Upper-Tier REMIC. The Uncertificated Lower-Tier Interests shall constitute the
"regular interests" in the Lower-Tier REMIC. The Class R-L Interest shall constitute the "residual interest" in the Lower-Tier REMIC. The Class R-U
Interest shall constitute the "residual interest" in the Upper-Tier REMIC. The
Class 1-CB-R Certificate shall represent ownership of the Class R-L Interest and the Class R-U Interest. The Certificates and the Uncertificated Lower-Tier
Interests will represent the entire beneficial ownership interest in the Trust.
The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following tables set forth characteristics of the Certificates and the Components, together with the minimum Denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

                                    Initial Class                                                                           Integral
                                    Certificate                                                                           Multiples in
                                   Balance or           Pass-Through           Minimum             Excess of
    Classes           Notional Amount             Rate                 Denomination        Minimum
---------------          ----------------------      -------------------       -------------------      ------------------
Class 1-CB-1        $161,687,623.00              6.000%                    $1,000                    $1
Class 1-CB-R                     $100.00              6.250%                       $100                    N/A
Class CB-IO           $16,553,726.00              6.250%             $1,000,000                    $1
Class 2-NC-1         $30,772,877.00              6.000%                    $1,000                     $1
Class NC-IO            $4,429,341.00              6.250%             $1,000,000                     $1
Class A-1              $33,000,000.00                 (1)                         $1,000                     $1
Class A-2              $75,153,500.00                 (2)                         $1,000                     $1
Class A-3              $75,153,500.00                 (3)                  $1,000,000                     $1
Class A-4              $16,323,000.00                 (4)                         $1,000                     $1
Class 30-PO            $2,194,343.00                 (5)                       $25,000                     $1
Class B-1                $8,580,000.00               6.250%                  $25,000                     $1
Class B-2                $2,860,000.00               6.250%                  $25,000                     $1

Class B-3                $2,187,000.00               6.250%                 $25,000                      $1
Class B-4                $1,514,000.00               6.250%                 $25,000                      $1
Class B-5                $1,178,000.00               6.250%                 $25,000                      $1
Class B-6                $1,009,912.00               6.250%                 $25,000                      $1

                                        Initial
                                   Component                                                                             Integral
                                  Balance or                                                                            Multiples in
                                   Component            Pass-Through           Minimum             Excess of
    Classes           Notional Amount             Rate                 Denomination        Minimum
---------------          ----------------------      -------------------       -------------------      ------------------
Class 1-A-1           $27,733,877.00              6.000%                       N/A                       N/A
Class 2-A-1             $5,266,123.00              6.000%                       N/A                       N/A
Class 1-A-2           $63,140,500.00                 (6)                            N/A                       N/A
Class 2-A-2           $12,013,000.00                 (6)                            N/A                       N/A
Class 1-A-3           $63,140,500.00                 (7)                            N/A                       N/A
Class 2-A-3           $12,013,000.00                 (7)                            N/A                       N/A
Class 1-A-4           $13,714,000.00              6.250%                       N/A                       N/A
Class 2-A-4            $2,609,000.00               6.250%                       N/A                       N/A
Class 1-30-PO          $1,928,877.00                (8)                            N/A                       N/A
Class 2-30-PO            $265,466.00                 (8)                            N/A                       N/A

-----------

(1)   The Class A-1 Certificates will be deemed for purposes of distributions of principal and interest to consist of two Components described in the table: the Class 1-A-1 and Class 2-A-1 Components. These Components are
        not severable.

(2)   The Class A-2 Certificates will be deemed for purposes of distributions of principal and interest to consist of two Components described in the table: the Class 1-A-2 and Class 2-A-2 Components. These Components are
        not severable.

(3)   The Class A-3 Certificates are Interest Only Certificates and will be deemed for purposes of distributions of interest to consist of two
        Components described in the table: the Class 1-A-3 and Class 2-A-3
        Components. These Components are not severable.

(4)   The Class A-4 Certificates will be deemed for purposes of distributions of principal and interest to consist of two Components described in the table: the Class 1-A-4 and Class 2-A-4 Components. These Components are
        not severable.

(5)   The Class 30-PO Certificates are Principal Only Certificates and will be deemed for purposes of distributions of principal to consist of two
        Components described in the table: the Class 1-30-PO and Class 2-30-PO
        Components. These Components are not severable.

(6)   During the initial Interest Accrual Period, interest will accrue on the
        Class 1-A-2 and Class 2-A-2 Components at the rate of 5.720% per annum.
        During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-2 and Class 2-A-2 Components at a per annum rate equal to
        (i) 0.400% plus (ii) LIBOR, subject to a minimum rate of 0.400% and a maximum rate of 7.000%.

(7)   During the initial Interest Accrual Period, interest will accrue on the
        Class 1-A-3 and Class 2-A-3 Components at the rate of 1.280% per annum.
        During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-3 and Class 2-A-3 Components at a per annum rate equal to
        (i) 6.600% minus (ii) LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 6.600%.

(8)   The Class 1-30-PO and 2-30-PO Components are Principal Only Components and
        will not be entitled to distributions of interest.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            10-K Filing Deadline: As defined in Section 3.22(c).

            1933 Act: The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class (other than the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates), one month’s interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate on the applicable Class
Certificate Balance or Notional Amount. For any Distribution Date and the Class
A-1 Certificates, the sum of the Accrued Component Interest for the Class 1-A-1
Component and the Class 2-A-1 Component. For any Distribution Date and the Class
A-2 Certificates, the sum of the Accrued Component Interest for the Class 1-A-2
Component and the Class 2-A-2 Component. For any Distribution Date and the Class
A-3 Certificates, the sum of the Accrued Component Interest for the Class 1-A-3
Component and the Class 2-A-3 Component. For any Distribution Date and the Class
A-4 Certificates, the sum of the Accrued Component Interest for the Class 1-A-4
Component and the Class 2-A-4 Component.

            Accrued Component Interest: For any Distribution Date and each
Senior Non-PO Component, one month’s interest accrued during the related
Interest Accrual Period at the applicable Pass-Through Rate on the applicable
Component Balance or Notional Amount.

            Additional Form 10-D Information: As defined in Section 3.22(b).

            Additional Form 10-K Information: As defined in Section 3.22(c).

            Additional Servicer: As defined in Section 3.02(e)

            Adjusted Pool Amount: With respect to any Distribution Date and Loan
Group, the Cut-off Date Pool Principal Balance of the Mortgage Loans in such
Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments,
Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to
Holders of the Certificates on such Distribution Date and all prior Distribution
Dates and (ii) the principal portion of all Realized Losses (other than Debt
Service Reductions) incurred on the Mortgage Loans in such Loan Group from the
Cut-off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (Non-PO Portion): With respect to any
Distribution Date and Loan Group, the difference between the Adjusted Pool
Amount for such Loan Group and the Adjusted Pool Amount (PO Portion) for such
Loan Group.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution
Date and Loan Group, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans of such Loan Group: the product of (i) the PO
Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-off
Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan
(including, without limitation, amounts received as Monthly Payments, Periodic
Advances, Principal Prepayments, Liquidation Proceeds and Substitution

Adjustment Amounts) and distributed to Holders of the Certificates of the
Related Group on such Distribution Date and all prior Distribution Dates and (y)
the principal portion of any Realized Loss (other than a Debt Service Reduction)
incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Aggregate Subordinate Percentage: As to any Distribution Date, the
aggregate Class Certificate Balance of the Subordinate Certificates divided by the aggregate Pool Stated Principal Balance (Non-PO Portion) for both of the
Loan Groups.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date and
Loan Group, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i)
Principal Prepayments and Liquidation Proceeds received or made on the Mortgage
Loans in such Loan Group in the month of such Distribution Date and (ii)
payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related
Due Date.

            Ancillary Income: All prepayment premiums (if any), assumption fees, late payment charges and all other ancillary income and fees with respect to the
Mortgage Loans.

            Appraised Value: With respect to any Mortgaged Property, either (i)
the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and
(b) the sales price for such property, except that, in the case of Mortgage
Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined either in an appraisal obtained at the time of refinancing or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program), or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor’s obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents: As defined in Section 9.10.

            Bank of America: Bank of America, National Association, a national banking association, or its successor in interest.

            BBA: As defined in Section 5.09.

            Book-Entry Certificate: Any Class of Certificates other than the
Physical Certificates.

            BPP Mortgage Loan: Any Mortgage Loan which includes a Borrowers
Protection Plan(R) addendum to the related Mortgage Note whereby Bank of America agrees to cancel (i) certain payments of principal and interest on such Mortgage

Loan for up to twelve months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of the Mortgage Loan upon the accidental death of the Mortgagor; provided that such Borrowers
Protection Plan(R) has not been terminated in accordance with its terms.

            BPP Mortgage Loan Payment: With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total Covered Amount, if any, payable by Bank of
America pursuant to Section 5 of the Mortgage Loan Purchase Agreement.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii)
a day on which banking institutions in the State of North Carolina, the State of
New York, the State of Minnesota, each state in which the servicing offices of the Servicer are located or each state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Calculated Principal Distribution: As defined in Section 5.03(d).

            Certificate: Any of the Banc of America Alternative Loan Trust
2006-9 Mortgage Pass-Through Certificates, Series 2006-9 that are issued pursuant to this Agreement.

            Certificate Account: The Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered holders of Banc of America Alternative Loan Trust 2006-9
Mortgage Pass-Through Certificates, Series 2006-9." The Certificate Account
shall be deemed to consist of three sub-accounts; one for each Group and a third sub-account referred to herein as the Upper-Tier Certificate Sub-Account. Funds in the Certificate Account shall be held in trust for the Holders of the
Certificates of such Group for the uses and purposes set forth in this
Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage
Interest of such Certificate and the Class Certificate Balance of the Class of
Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the
Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section
6.02.

            Certificate Registrar: The registrar appointed pursuant to Section
6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Certification: As defined in Section 3.22(c).

            Class: As to the Certificates, the Class 1-CB-1, Class 1-CB-R, Class
CB-IO, Class 2-NC-1, Class NC-IO, Class A-1, Class A-2, Class A-3, Class A-4,
Class 30-PO, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class
B-6, as the case may be.

            Class 1-A-1 Component Loss Amount: With respect to any Distribution
Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Component Balance of the Class 1-A-1 Component would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such
Component, without regard to the operation of Section 5.03(e).

            Class 1-A-2 Component Loss Amount: With respect to any Distribution
Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Component Balance of the Class 1-A-2 Component would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such
Component, without regard to the operation of Section 5.03(e).

            Class 1-A-3 Notional Amount: As to any Distribution Date and the
Class 1-A-3 Component, the Component Balance of the Class 1-A-2 Component.

            Class 1-A-4 Component Loss Allocation Amount: With respect to any
Distribution Date after the Senior Credit Support Depletion Date, the lesser of
(a) the Component Balance of the Class 1-A-4 Component with respect to such
Distribution Date prior to any reduction for the Class 1-A-4 Component Loss
Allocation Amount and (b) the sum of the Class 1-CB-1 Loss Amount, Class 1-A-1
Component Loss Amount and Class 1-A-2 Component Loss Amount with respect to such
Distribution Date.

            Class 1-CB-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the
Class Certificate Balance of the Class 1-CB-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such
Class, without regard to the operation of Section 5.03(e).

            Class 2-A-1 Component Loss Amount: With respect to any Distribution
Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Component Balance of the Class 2-A-1 Component would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such
Component, without regard to the operation of Section 5.03(e).

            Class 2-A-2 Component Loss Amount: With respect to any Distribution
Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Component Balance of the Class 2-A-2 Component would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such
Component, without regard to the operation of Section 5.03(e).

            Class 2-A-3 Notional Amount: As to any Distribution Date and the
Class 2-A-3 Component, the Component Balance of the Class 2-A-2 Component.

            Class 2-A-4 Component Loss Allocation Amount: With respect to any
Distribution Date after the Senior Credit Support Depletion Date, the lesser of
(a) the Component Balance of the Class 2-A-4 Component with respect to such
Distribution Date prior to any reduction for the Class 2-A-4 Component Loss
Allocation Amount and (b) the sum of the Class 2-NC-1 Loss Amount, Class 2-A-1
Component Loss Amount and Class 2-A-2 Component Loss Amount with respect to such

Distribution Date.

            Class 2-NC-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the
Class Certificate Balance of the Class 2-NC-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such
Class, without regard to the operation of Section 5.03(e).

            Class A-3 Notional Amount: As to any Distribution Date, the sum of
the Class 1-A-3 Notional Amount and the Class 2-A-3 Notional Amount.

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class
B-4, Class B-5 and Class B-6 Certificates.

            Class CB-IO Notional Amount: As to any Distribution Date and the
Class CB-IO Certificates, the product of (i) the aggregate Stated Principal
Balance of the Group 1 Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest
Rates of the Group 1 Premium Mortgage Loans (based on the Stated Principal
Balances of the Group 1 Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 6.250% and (b) the denominator of which is equal to 6.250%.

            Class Certificate Balance: With respect to any Class (other than the
Class CB-IO, Class NC-IO, Class A-1, Class A-2, Class A-3, Class A-4 and Class
30-PO Certificates) and any date of determination, and subject to Section
5.03(f), the Initial Class Certificate Balance of such Class minus (A) the sum of (i) all distributions of principal made with respect thereto (including in the case of any Class of Subordinate Certificates any principal otherwise payable to such Class of Subordinate Certificates used to pay any PO Deferred
Amounts), (ii) all reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) plus (B) all increases in Class Certificate
Balance previously allocated thereto pursuant to Section 5.03(b). The Class
CB-IO, Class NC-IO and Class A-3 Certificates are Interest Only Certificates and
have no Class Certificate Balance. The Class Certificate Balance of the Class
A-1 Certificates as of any date of determination shall equal the sum of the
Component Balances of the Class 1-A-1 Component and the Class 2-A-1 Component.
The Class Certificate Balance of the Class A-2 Certificates as of any date of determination shall equal the sum of the Component Balances of the Class 1-A-2
Component and the Class 2-A-2 Component. The Class Certificate Balance of the
Class A-4 Certificates as of any date of determination shall equal the sum of the Component Balances of the Class 1-A-4 Component and the Class 2-A-4
Component. The Class Certificate Balance of the Class 30-PO Certificates as of
any date of determination shall equal the sum of the Component Balances of the
Class 1-30-PO Component and the Class 2-30-PO Component.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class (other than the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates), the amount by which Accrued Certificate Interest for such
Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause
(i) of the definition of "Interest Distribution Amount."

            Class NC-IO Notional Amount: As to any Distribution Date and the
Class NC-IO Certificates, the product of (i) the aggregate Stated Principal
Balance of the Group 2 Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest
Rates of the Group 2 Premium Mortgage Loans (based on the Stated Principal
Balances of the Group 2 Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 6.250% and (b) the denominator of which is equal to 6.250%.

            Class Unpaid Interest Shortfall: As to any Distribution Date and
each interest-bearing Class (other than the Class A-1, Class A-2, Class A-3 and
Class A-4 Certificates), the amount by which the aggregate Class Interest
Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount." As to any Distribution Date and the Class A-1 Certificates, the sum of the
Component Unpaid Interest Shortfalls for the Class 1-A-1 Component and the Class
2-A-1 Component. As to any Distribution Date and the Class A-2 Certificates, the
sum of the Component Unpaid Interest Shortfalls for the Class 1-A-2 Component
and the Class 2-A-2 Component. As to any Distribution Date and the Class A-3
Certificates, the sum of the Component Unpaid Interest Shortfalls for the Class
1-A-3 Component and the Class 2-A-3 Component. As to any Distribution Date and
the Class A-4 Certificates, the sum of the Component Unpaid Interest Shortfalls
for the Class 1-A-4 Component and the Class 2-A-4 Component.

            Closing Date: December 28, 2006.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: With respect to any Distribution Date, the least of (a) the aggregate Servicing Fee for such Distribution Date (before giving effect to any reduction pursuant to Section 3.17), (b) the Prepayment
Interest Shortfall for such Distribution Date and (c) one-twelfth of 0.25% of the Pool Stated Principal Balances of the Loan Groups. To the extent that the aggregate Prepayment Interest Shortfall for a Distribution Date exceeds
Compensating Interest, the Compensating Interest for such Distribution Date shall be allocated between the Loan Groups in proportion to the respective
Prepayment Interest Shortfalls relating to such Loan Groups.

            Component: As defined in the Preliminary Statement.

            Component Balance: With respect to any Component (other than the
Class 1-A-3 Component and Class 2-A-3 Component) and any date of determination, the Initial Component Balance of such Component minus (A) the sum of (i) all distributions of principal made with respect thereto, (ii) all reductions in
Component Balance previously allocated thereto pursuant to Section 5.03(b) and
(iii) in the case of the Class 1-A-4 Component and Class 2-A-4 Component, any
reduction allocated thereto pursuant to Section 5.03(e) plus (B) the sum of (i)
all increases in Component Balance previously allocated thereto pursuant to
Section 5.03(b) and (ii) in the case of the Class 1-A-4 Component and Class
2-A-4 Component, any increases allocated thereto pursuant to Section 5.03(e).
The Class 1-A-3 Component and Class 2-A-3 Component are interest-only Components and have no Component Balance.

            Component Interest Distribution Amount: For any Distribution Date
and each Senior Non-PO Component, the sum of (i) the Accrued Component Interest
and (ii) any Component Unpaid Interest Shortfall for such Component. The PO
Components are principal only Components and are not entitled to distributions of interest.

            Component Interest Shortfall: For any Distribution Date and each
Senior Non-PO Component, the amount by which Accrued Component Interest for such
Component exceeds the amount of interest actually distributed on such Component on such Distribution Date pursuant to clause (i) of the definition of "Component
Interest Distribution Amount."

            Component Notional Amount: As of any Distribution Date, either of the Class 1-A-3 Notional Amount or Class 2-A-3 Notional Amount.

            Component Unpaid Interest Shortfall: As to any Distribution Date and
each Senior Non-PO Component, the amount by which the aggregate Component
Interest Shortfalls for such Component on prior Distribution Dates exceeds the amount of interest actually distributed on such Component on such prior
Distribution Dates pursuant to clause (ii) of the definition of "Component
Interest Distribution Amount."

            Co-op Shares: Shares issued by private non-profit housing
corporations.

            Corporate Trust Office: The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: Corporate Trust Services - BOALT 2006-9, and for
certificate transfer purposes is located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BOALT
2006-9, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

            Corresponding Upper-Tier Class, Classes or Component: As to the
following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier
Class, Classes or Component, as follows:

         Uncertificated                  Corresponding Upper-Tier
      Lower Tier Interest             Class, Classes or Component
-------------------------------       -------------------------------------------

Class 1-CB-L1 Interest            Class 1-CB-1 Certificates

Class 1-CB-LUR Interest         Class 1-CB-R Certificate

Class CB-LIO Interest             Class CB-IO Certificate

Class 1-A-L1 Interest              Class 1-A-1 Component

Class 1-A-L2 Interest              Class 1-A-2 and Class 1-A-3 Components

Class 1-A-L4 Interest              Class 1-A-4 Component

Class 1-30-LPO Interest          Class 1-30-PO Component

Class 2-NC-L1 Interest            Class 2-NC-1 Certificates

Class NC-LIO Interest            Class NC-IO Certificates

Class 2-A-L1 Interest             Class 2-A-1 Component

Class 2-A-L2 Interest             Class 2-A-2 and Class 2-A-3 Components

Class 2-A-L4 Interest             Class 2-A-4 Component

Class 2-30-LPO Interest         Class 2-30-PO Component

Class B-L1 Interest                  Class B-1 Certificates

Class B-L2 Interest                  Class B-2 Certificates

Class B-L3 Interest                  Class B-3 Certificates

Class B-L4 Interest                  Class B-4 Certificates

Class B-L5 Interest                  Class B-5 Certificates

Class B-L6 Interest                  Class B-6 Certificates

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the
Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-off Date: December 1, 2006.

            Cut-off Date Pool Principal Balance: For each Loan Group, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such
Loan Group, which is $282,768,190.72 for Loan Group 1 and $53,692,165.40 for
Loan Group 2.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any
Determination Date, the excess of (i) the Monthly Payment due on the related Due
Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such
Due Date by the Mortgagor as established by a court of competent jurisdiction
(pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy
Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Section 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination
Date, the excess of (i) the then outstanding indebtedness under such Mortgage
Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the
Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Denomination: The amount, if any, specified on the face of each
Certificate (other than an Interest Only Certificate) representing the principal portion of the Initial Class Certificate Balance evidenced by such Certificate.
As to any Interest Only Certificate of a Class, the amount specified on the face of such Certificate representing the portion of the Initial Notional Amount of such Class evidenced by such Certificate.

            Depositor: Banc of America Mortgage Securities, Inc., a Delaware
corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is
Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the
month of the related Distribution Date or, if such 16th day is not a Business
Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Group 1 Discount Mortgage Loan or Group
2 Discount Mortgage Loan.

            Distribution Date: The 25th day of each month beginning in January
2007 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company)
have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of
Counsel delivered to the Trustee and to each Rating Agency, the
Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Bank of America.

            ERISA: The Employee Retirement Income Security Act of 1974, as
amended.

            ERISA Restricted Certificates: Any Class A-4, Class B-1, Class B-2,
Class B-3, Class B-4, Class B-5 or Class B-6 Certificate.

            Escrow Account: As defined in Section 3.09(a).

            Escrow Payments: The amounts constituting taxes, assessments,
Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Events of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage
Loan received in the calendar month in which such Mortgage Loan became a
Liquidated Mortgage Loan, net of any amounts previously reimbursed to the
Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such
Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement
Act of 1989, as amended.

            Fitch: Fitch Ratings, or any successor thereto.

            Form 8-K: As defined in Section 3.22(a).

            Form 8-K Information: As defined in Section 3.22(d).

            Form 10-D: As defined in Section 3.22(a).

            Form 10-K: As defined in Section 3.22(a).

            Fractional Interest: As defined in Section 5.02(d).

            Group: Either of Group 1 or Group 2.

            Group 1: The Group 1 Senior Certificates, the Class 1-A-1 Component,
the Class 1-A-2 Component, the Class 1-A-3 Component, the Class 1-A-4 Component
and the Class 1-30-PO Component.

            Group 1 Discount Mortgage Loan: A Group 1 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date less than 6.250% per annum.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on the Mortgage
Loan Schedule as a Group 1 Mortgage Loan.

            Group 1 Premium Mortgage Loan: A Group 1 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date equal to or greater than 6.250%
per annum.

            Group 1 Senior Certificates: Class 1-CB-1, Class 1-CB-R and Class
CB-IO Certificates.

            Group 2: The Group 2 Senior Certificates, the Class 2-A-1 Component,
the Class 2-A-2 Component, the Class 2-A-3 Component, the Class 2-A-4 Component
and the Class 2-30-PO Component.

            Group 2 Discount Mortgage Loan: A Group 2 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date less than 6.250% per annum.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on the Mortgage
Loan Schedule as a Group 2 Mortgage Loan.

            Group 2 Premium Mortgage Loan: A Group 2 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date equal to or greater than 6.250%
per annum.

            Group 2 Senior Certificates: Class 2-NC-1 and Class NC-IO
Certificates.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Initial Class Certificate Balance: As to each Class of Certificates
(other than the Class CB-IO, Class NC-IO, Class A-1, Class A-2, Class A-3, Class
A-4 and Class 30-PO Certificates), the Class Certificate Balance set forth in the Preliminary Statement. The Class CB-IO, Class NC-IO and Class A-3
Certificates are Interest Only Certificates and have no Initial Class
Certificate Balance. The Initial Class Certificate Balance of the Class A-1
Certificates is the sum of the Initial Component Balances for the Class 1-A-1
and Class 2-A-1 Components. The Initial Class Certificate Balance of the Class
A-2 Certificates is the sum of the Initial Component Balances for the Class
1-A-2 and Class 2-A-2 Components. The Initial Class Certificate Balance of the

Class A-4 Certificates is the sum of the Initial Component Balances for the
Class 1-A-4 and Class 2-A-4 Components. The Initial Class Certificate Balance of
the Class 30-PO Certificates is the sum of the Initial Component Balances for
the Class 1-30-PO and Class 2-30-PO Components.

            Initial Component Balance: As to each Component (other than the
Class 1-A-3 and Class 2-A-3 Components), the Component Balance set forth in the
Preliminary Statement. The Class 1-A-3 and Class 2-A-3 Components are
interest-only Components and have no Initial Component Balance.

            Initial Component Notional Amount: As to each of the Class 1-A-3 and
Class 2-A-3 Components, the Component Notional Amount set forth in the
Preliminary Statement.

            Initial Notional Amount: For the Class A-3 Certificates, the sum of
the Initial Component Notional Amounts for the Class 1-A-3 and Class 2-A-3
Components. For the Class CB-IO and Class NC-IO Certificates, the respective
Notional Amounts set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the
Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any
Insurance Policy, in each case other than any amount included in such Insurance
Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each interest-bearing Class of Certificates (other than the Class A-1, Class A-2,
Class A-3 and Class A-4 Certificates) and each Senior Non-PO Component (other than the Class 1-A-2, Class 2-A-2, Class 1-A-3 and Class 2-A-3 Components), the
period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date. As to any Distribution Date and the Class 1-A-2, Class 2-A-2, Class 1-A-3 and Class 2-A-3 Components, the period from and including the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the 24th day of the calendar month in which such Distribution Date occurs.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class (other than the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates), the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest
Shortfall for such Class. For any Distribution Date and the Class A-1
Certificates, the sum of the Component Interest Distribution Amounts for the
Class 1-A-1 Component and the Class 2-A-1 Component. For any Distribution Date
and the Class A-2 Certificates, the sum of the Component Interest Distribution
Amounts for the Class 1-A-2 Component and the Class 2-A-2 Component. For any
Distribution Date and the Class A-3 Certificates, the sum of the Component
Interest Distribution Amounts for the Class 1-A-3 Component and the Class 2-A-3
Component. For any Distribution Date and the Class A-4 Certificates, the sum of
the Component Interest Distribution Amounts for the Class 1-A-4 Component and
the Class 2-A-4 Component.

            Interest Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class CB-IO,
Class NC-IO and Class A-3 Certificates are the only Classes of Interest Only

Certificates.

            LIBOR: As to any Distribution Date, the arithmetic mean of the
London Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Trustee in accordance with Section 5.09.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New
York.

            LIBOR Certificates: Any of the Class A-2 and Class A-3 Certificates.

            LIBOR Components: Any of the Class 1-A-2, Class 2-A-2, Class 1-A-3
and Class 2-A-3 Components.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the
Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such
Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted
Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a
Mortgaged Property and any other proceeds received in connection with an REO
Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan Group: Either of Loan Group 1 or Loan Group 2.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 5.02(a).

            Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account (other than amounts held in respect of the Upper-Tier Certificate Sub-Account), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Covered Amount: As defined in the Mortgage Loan Purchase
Agreement.

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt
Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan or the Monthly Covered Amount representing such scheduled monthly payment.

            Moody’s: Moody’s Investors Service, Inc., or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage
Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase
Agreement, dated December 28, 2006, between Bank of America, as seller, and the
Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage
Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number;
(ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii)
the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the
Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the
Cut-off Date; (vii) the date on which the first Monthly Payment was due on the
Mortgage Loan, and, if such date is not the Due Date currently in effect, such
Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly
Payment as of the Cut-off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the
Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage
Loan; (xiv) a code indicating the documentation style; (xv) the Appraised Value;
(xvi) the closing date of such Mortgage Loan and (xvii) the Loan Group of such
Mortgage Loan. With respect to the Mortgage Loans in the aggregate, the Mortgage
Loan Schedule shall set forth the following information, as of the Cut-off Date:
(i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage
Interest Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan
Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage
Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution
Date, such Mortgage Loan’s Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by (i)
the Servicing Fee Rate and (ii) the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction
(expressed as a percentage), the numerator of which is the Net Mortgage Interest
Rate as of the Cut-off Date of such Discount Mortgage Loan and the denominator of which is 6.250% for each Group 1 Discount Mortgage Loan and 6.250% for each
Group 2 Discount Mortgage Loan. As to any Mortgage Loan that is not a Discount
Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date and Loan Group,
the sum of (i) the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the
Depositor pursuant to this Agreement during the calendar month preceding the month of such Distribution Date, (c) any Substitution Adjustment Amount in
connection with a Defective Mortgage Loan in such Loan Group received during the calendar month preceding the month of such Distribution Date, (d) any
Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date; and (ii) the Non-PO Recovery for such Distribution Date.

            Non-PO Recovery: As to any Distribution Date and Loan Group, the
amount of all Recoveries received with respect to such Loan Group during the calendar month preceding the month of such Distribution Date less the PO
Recovery with respect to such Loan Group for such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the
amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds
Compensating Interest for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notional Amount: With respect to: (i) the Class CB-IO Certificates and any date of determination, the Class CB-IO Notional Amount, (ii) the Class
NC-IO Certificates and any date of determination, the Class NC-IO Notional
Amount, (iii) the Class A-3 Certificates and any date of determination, the
Class A-3 Notional Amount, (iv) the Class 1-A-3 Component and any date of determination, the Class 1-A-3 Notional Amount and (v) the Class 2-A-3 Component
and any date of determination, the Class 2-A-3 Notional Amount.

            OCC: The Office of the Comptroller of the Currency.

            Offered Certificates: The Senior, Class B-1, Class B-2 and Class B-3
Certificates.

            Officer’s Certificate: A certificate signed by the Chairman of the
Board, Vice Chairman of the Board, President or a Vice President and by the
Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries, or any other duly authorized officer of the Depositor or the
Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the
Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as two separate REMICs or compliance with the REMIC Provisions must be an opinion of
Independent counsel.

            Original Fractional Interest: With respect to each of the following
Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

            Class B-1                       2.60%

            Class B-2                       1.75%

            Class B-3                       1.10%

            Class B-4                       0.65%

            Class B-5                       0.30%

            Class B-6                       0.00%

            Original Subordinate Class Certificate Balance: $17,328,912.00.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Section 2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates
(other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) and
each Senior Non-PO Component, the per annum rate set forth or described in the
Preliminary Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate (or the initial notional amount for a Class CB-IO, Class NC-IO or Class A-3 Certificate) by the
Initial Class Certificate Balance or Initial Notional Amount, as applicable, of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the
Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable
Advance if advanced.

            Permitted Investments: One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

                  (ii) repurchase agreements on obligations specified in clause
            (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United
            States or any state thereof rated not lower than "P-1" by Moody’s and "F-1" by Fitch;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days)
            denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the
            United States or any state thereof, rated not lower than "P-1" by
            Moody’s and "F-1" by Fitch;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the
            United States or any state thereof which is rated not lower than
            "P-1" by Moody’s and "F-1" by Fitch;

                  (v) investments in money market funds (including funds of the
            Trustee or its affiliates, or funds for which an affiliate of the
            Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated "Aaa" by Moody’s and
            "AAA" by Fitch (if rated by Fitch) or otherwise approved in writing by each Rating Agency; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the
            Trust Estate as two separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers’ cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person with respect to whom the income on the
Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person, and (vi) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of the Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-CB-R, Class B-4, Class B-5 and
Class B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            PO Component: As defined in the Preliminary Statement.

            PO Deferred Amount: As to any Distribution Date and each PO
Component, the sum of the amounts by which the Component Balance of such PO
Component will be reduced on such Distribution Date or has been reduced on prior
Distribution Dates as a result of Section 5.03(b) less the sum of (a) the PO
Recoveries with respect to the Related Loan Group for prior Distribution Dates and (b) the amounts distributed to such PO Component pursuant to Section
5.02(a)(iii) on prior Distribution Dates.

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the
Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a
Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date and Loan Group, the
sum of the applicable PO Percentage of (a) the principal portion of each Monthly
Payment due on each Mortgage Loan in such Loan Group on the related Due Date,
(b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage
Loan in such Loan Group that was repurchased by the Depositor pursuant to this
Agreement during the calendar month preceding the month of such Distribution
Date, (c) any Substitution Adjustment Amount in connection with any Defective
Mortgage Loan in such Loan Group received during the calendar month preceding the month of such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet
Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan
Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds
(excluding Excess Proceeds) allocable to principal received with respect to such
Mortgage Loan during the calendar month preceding the month of such Distribution
Date with respect to such Mortgage Loan and (f) all Principal Prepayments received on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            PO Recovery: As to any Distribution Date and Loan Group, the lesser of (a) the PO Deferred Amount for the PO Component of the Related Group for such
Distribution Date and (b) an amount equal to the sum as to each Mortgage Loan in such Loan Group as to which there has been a Recovery received during the calendar month preceding the month of such Distribution Date, of the product of
(x) the PO Percentage with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan.

            Pool Distribution Amount: As to any Distribution Date and Loan
Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the
Servicing Fee) and the principal portion of any Monthly Payment on a Mortgage
Loan in such Loan Group due on the Due Date in the month in which such
Distribution Date occurs and which is received prior to the related
Determination Date (or in the case of any Monthly Covered Amount, the related
Remittance Date) and (B) all Periodic Advances and payments of Compensating
Interest made by the Servicer in respect of such Loan Group and Distribution
Date deposited to the Servicer Custodial Account pursuant to Section
3.08(b)(vii); (ii) all Liquidation Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the
Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal
Prepayments (other than Total Covered Amounts) received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i)
during such period and all Total Covered Amounts received and deposited in the
Servicer Custodial Account by the related Remittance Date; (iv) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections
3.08(b)(iv) and (v) in respect of such Distribution Date and such Loan Group;
(vi) any Reimbursement Amount required to be included pursuant to Section
5.02(a); and (vii) any Non-PO Recovery with respect to such Distribution Date over (b) any (i) amounts permitted to be withdrawn from the Servicer Custodial
Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) in respect of such Loan Group and (ii) amounts permitted to be withdrawn from the
Certificate Account pursuant to clause (ii) of Section 3.11(b) in respect of such Loan Group.

            Pool Stated Principal Balance: As to any Distribution Date and Loan
Group, the aggregate Stated Principal Balance of all Mortgage Loans in such Loan
Group as of the Due Date in the month preceding the month in which such
Distribution Date occurs.

            Pool Stated Principal Balance (Non-PO Portion): As to any
Distribution Date and Loan Group, the sum for each Mortgage Loan in such Loan
Group of the product of (a) the Non-PO Percentage of such Mortgage Loan and (b)
the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

            Premium Mortgage Loan: Any Group 1 Premium Mortgage Loan or Group 2
Premium Mortgage Loan.

            Prepayment Interest Shortfall: As to any Distribution Date and each
Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month’s interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to Fannie Mae or Freddie Mac.

            Principal Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class 30-PO
Certificates are the only Class of Principal Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including the principal portion of any
Total Covered Amount.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class B-4, Class B-5 and Class B-6
Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of
Subordinate Certificates that is not a Restricted Class, the portion of the
Subordinate Principal Distribution Amounts allocable to such Class, equal to the product of the Subordinate Principal Distribution Amounts for the Subordinate
Certificates, for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of Fannie Mae or Freddie Mac.

            Rate Determination Date: As to any of the LIBOR Components and each
Distribution Date (other than the initial Distribution Date), the second LIBOR
Business Day prior to the beginning of the applicable Interest Accrual Period for such Component and such Distribution Date.

            Rating Agency: Each of Fitch and Moody’s. If either such
organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable
Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the
Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related
Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient
Valuation. With respect to each Mortgage Loan that has become the subject of a
Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a
Business Day, the preceding Business Day) preceding the month in which the related Distribution Date occurs.

            Recovery: As to any Distribution Date and Loan Group, the sum of all
amounts received during the calendar month preceding the month of such
Distribution Date on each Mortgage Loan in such Loan Group subsequent to such
Mortgage Loan being determined to be a Liquidated Mortgage Loan.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release
(Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506
(Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

            Reimbursement Amount: As defined in Section 2.04.

            Related Group: For Loan Group 1, Group 1 and for Loan Group 2, Group
2.

            Related Loan Group: For Group 1, Loan Group 1 and for Group 2, Loan
Group 2.

            Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same
Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee or the Servicer, the term "Relevant Servicing Criteria"
may refer to a portion of the Relevant Servicing Criteria applicable to the
Servicer or the Trustee.

            Relief Act: The Servicemembers Civil Relief Act, as it may be
amended from time to time.

            Relief Act Reduction: With respect to any Distribution Date, for any
Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date"
of the Regular Certificates and the Components as that term is defined in
Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern
time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Reportable Event: As defined in Section 3.22(d).

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the
Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this
Agreement in respect of such Mortgage Loan.

            Residual Certificate: The Class 1-CB-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior
Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            S&P: Standard & Poor’s, a division of The McGraw-Hill Companies,
Inc., or any successor thereto.

            Seller: Bank of America, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan

Purchase Agreement.

            Senior Certificates: The Class 1-CB-1, Class 1-CB-R, Class CB-IO,
Class 2-NC-1, Class NC-IO, Class A-1, Class A-2, Class A-3, Class A-4 and Class
30-PO Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Non-PO Certificates: The Class 1-CB-1, Class 1-CB-R, Class
CB-IO, Class 2-NC-1, Class NC-IO, Class A-1, Class A-2, Class A-3 and Class A-4
Certificates.

            Senior Non-PO Components: As defined in the Preliminary Statement.

            Senior Percentage: With respect to any Distribution Date and Loan
Group, the percentage, carried six places rounded up, obtained by dividing (i)
the sum of the Class Certificate Balances of the Senior Non-PO Certificates and
the Component Balances of the Senior Non-PO Components of the Related Group
immediately prior to such Distribution Date by (ii) the Pool Stated Principal
Balance (Non-PO Portion) of such Loan Group.

            Senior Prepayment Percentage: For any Distribution Date and Loan
Group during the five years beginning on the first Distribution Date, 100%. The
Senior Prepayment Percentage for each Loan Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Loan Group plus 70% of the
Subordinate Percentage for such Loan Group for such Distribution Date; for any
Distribution Date in the second year thereafter, the Senior Percentage for such
Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such
Distribution Date; for any Distribution Date in the third year thereafter, the
Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and
for any Distribution Date in the fifth or later years thereafter, the Senior
Percentage for such Loan Group for such Distribution Date, unless on any of the foregoing Distribution Dates the Total Senior Percentage exceeds the initial
Total Senior Percentage, in which case the Senior Prepayment Percentage for each
Loan Group for such Distribution Date will once again equal 100%.
Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for such Loan Group will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date
and Loan Group, the sum of (i) the Senior Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i)(a) through
(d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the Senior Prepayment Percentage for such Loan Group of
(1) the applicable Non-PO Percentage of the amounts described in clauses (i)(e)
and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO
Principal Amount" for such Distribution Date and Loan Group.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage for a Loan Group applies, (i)
the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage
Loan for which the Mortgagor has filed for bankruptcy after the Closing Date)
delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate
Certificates, is not equal to or greater than 50% or (ii) cumulative Realized
Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Class Certificate
Balance set forth below:

                                                               Percentage of Original
                Distribution Date                    Subordinate Class
                    Occurring                            Certificate Balance
           --------------------------------         -------------------------------
            January 2012 through                           30%
              December 2012

            January 2013 through                           35%
              December 2013

            January 2014 through                           40%
              December 2014

            January 2015 through                           45%
              December 2015

            January 2016 and                                   50%
              thereafter

            Servicer: Bank of America, a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m.,
Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or
Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer Custodial Account Reinvestment Income: For each
Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Servicer
Custodial Account.

            Servicer’s Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any
REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Compensation: With respect to each Distribution Date, the sum of (i) the aggregate Servicing Fee for such Distribution Date subject to reduction as provided in Section 3.17, (ii) any Ancillary Income, (iii) Excess
Proceeds for the preceding month and (iv) the Servicer Custodial Account
Reinvestment Income for such Distribution Date.

            Servicing Criteria: The "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time, which as of the Closing Date are listed on Exhibit Q hereto.

            Servicing Fee: With respect to each Mortgage Loan and Distribution

Date, the amount of the fee payable to the Servicer, which shall, for such
Distribution Date, be equal to one-twelfth of the product of the Servicing Fee
Rate with respect to such Mortgage Loan and the Stated Principal Balance of such
Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer’s right to receive the
Servicing Fee is limited to, and payable solely from, the interest portion
(including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly
Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.250% per annum.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Function Participant: Any affiliate, third party vendor or
Subservicer engaged by the Servicer or the Trustee that is participating in the servicing function with respect to the Mortgage Loans, within the meaning of
Item 1122 of Regulation AB.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the
Servicer, as such list may from time to time be amended.

            Servicing Transfer Costs: All reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the
Trustee to service the Mortgage Loans properly and effectively.

            Similar Law: As defined in Section 6.02(e).

            Sponsor: Bank of America, National Association.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the specified Due Date or, if not specified, as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal
Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related
Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date and Loan Group,
100% minus the Senior Percentage for such Loan Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and
Loan Group, 100% minus the Senior Prepayment Percentage for such Loan Group for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any

Distribution Date and Loan Group, an amount equal to the sum of (i) the
Subordinate Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i)(a) through (d) of the definition of
"Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the
Subordinate Prepayment Percentage of (1) the applicable Non-PO Percentage of the amounts described in clauses (i)(e) and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution
Date and Loan Group.

            Subservicer: Any Person with which the Servicer has entered into a
Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing)
between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a
Defective Mortgage Loan which must, on the date of such substitution (i) have a
Stated Principal Balance, after deduction of the principal portion of the
Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage
Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective
Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v)
comply with each Mortgage Loan representation and warranty set forth in this
Agreement relating to the Defective Mortgage Loan. More than one Substitute
Mortgage Loan may be substituted for a Defective Mortgage Loan if such
Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation
ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Telerate Page 3750: As defined in Section 5.09.

            Total Covered Amount: As defined in the Mortgage Loan Purchase
Agreement.

            Total Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate
Class Certificate Balance of the Senior Non-PO Certificates immediately prior to such Distribution Date by the aggregate Pool Stated Principal Balance (Non-PO
Portion) of both Loan Groups for such Distribution Date.

            Treasury Regulations: The final and temporary regulations
promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the
Certificate Account, in accordance with this Agreement, REO Property, the
Primary Insurance Policies, any other Required Insurance Policy and the right to receive any BPP Mortgage Loan Payment.

            Trustee: Wells Fargo Bank, N.A., and any successors-in-interest and,

if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated
Principal Balance of the Mortgage Loans in the Related Loan Group as of the Due
Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0075% per annum.

            Uncertificated Lower-Tier Interest: A regular interest in the
Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class 1-CB-L1 Interest, Class 1-CB-LUR Interest, Class CB-LIO Interest,
Class 1-A-L1 Interest, Class 1-A-L2 Interest, Class 1-A-L4 Interest, Class
1-30-LPO Interest, Class 2-NC-L1 Interest, Class NC-LIO Interest, Class 2-A-L1
Interest, Class 2-A-L2 Interest, Class 2-A-L4 Interest, Class 2-30-LPO Interest,
Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4
Interest, Class B-L5 Interest and Class B-L6 Interest are Uncertificated
Lower-Tier Interests.

            Underwriting Guidelines: The underwriting guidelines of Bank of
America.

            Upper-Tier Certificate Sub-Account: The sub-account of the
Certificate Account designated by the Trustee pursuant to Section 3.08(f).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be deemed to be held in the Upper-Tier
Certificate Sub-Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury
Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury
Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Class CB-IO Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Class NC-IO Certificates, (c) 1% of all Voting Rights shall be allocated to the Holders of the Class A-3 Certificates, (d) 1% of all Voting
Rights shall be allocated to the Holder of the Residual Certificate and (e) the
remaining Voting Rights shall be allocated among Holders of the remaining
Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

            Section 1.03 Fiscal Year. The fiscal year of the Trust will be the calendar year.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor,
concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. In addition, the Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, the Depositor’s rights to receive any
BPP Mortgage Loan Payment. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership
Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act
effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices
Act effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act,
effective January 1, 2005.

            (b) In connection with such transfer and assignment, the Depositor shall deliver or cause to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of Wells Fargo Bank,
      N.A., as trustee for the holders of the Banc of America Alternative Loan
      Trust 2006-9 Mortgage Pass-Through Certificates, Series 2006-9, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that
      Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Wells Fargo Bank, N.A., as trustee for the holders of the Banc of America Alternative Loan Trust 2006-9 Mortgage
      Pass-Through Certificates, Series 2006-9" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of

      Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates);
      provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and
      provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its
      designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto, (B) a title search showing no lien (other than standard exceptions of the type described in Section 2.04
      (viii)) on the Mortgaged Property senior to the lien of the Mortgage or
      (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

            (vi) the original of any guarantee executed in connection with the
      Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for
            recordation).

provided, however, that on the Closing Date, with respect to item (iii), the
Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D)
the lender’s title policy, if any, (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if any, has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such
Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the
Officer’s Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the
Servicer to the Trustee or the Custodian on the Trustee’s behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the
Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall
(except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor’s expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an
Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee’s interest in the related Mortgage Loan against the claim of any subsequent transferee of such
Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of
Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date. Set forth on
Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The
Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee’s behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section
3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans.
Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage
Files, and that it will hold such other assets as are included in the Trust
Estate, in trust for the exclusive use and benefit of all present and future
Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause the Custodian to deliver to the Depositor, the Trustee and the Servicer a certification in the form of Exhibit M hereto (the "Initial
Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession, and shall deliver to the Depositor, the Trustee and the
Servicer a certification in the form of Exhibit N hereto (the "Final
Certification") to the effect that, as to each Mortgage Loan listed in the
Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b).

            If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the
Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee’s or the Custodian’s review of the
Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan
Schedule based solely upon the review of items (i) and (xi) in the definition of
Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b)
purchase such Mortgage Loan from the Trustee at the Repurchase Price for such
Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage
Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the
Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the
Determination Date for such month. Monthly Payments due with respect to any such
Substitute Mortgage Loan in the month of substitution shall not be part of the
Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly
Payment due for such month on any Defective Mortgage Loan for which the
Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage
Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute
Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required
Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the
Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor’s direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee’s interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more
Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount
(if any) by which the aggregate principal balance of all such Substitute
Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such
Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such
Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the
Servicer Custodial Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer’s possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or opinion of counsel has been provided in lieu of a title policy for any Mortgage Loan, the
Trustee shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan and shall not be deemed to have certified that the content of such title search or opinion of counsel is sufficient to meet the requirements of Section 2.01(b)(v).

            Section 2.03 Representations and Warranties of the Servicer. The
Servicer hereby makes the following representations and warranties to the
Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the
      United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this
      Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized.
      This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or creditors of national banks and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the
      Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this
      Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this
      Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            (v) The Servicer has fully furnished, and shall continue to fully furnish for so long as it is servicing the Mortgage Loans hereunder, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the related Mortgagor credit files to Equifax, Experian and Trans Union Credit Information
      Company on a monthly basis.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders. Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the representations or warranties set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the other parties.

            Section 2.04 Representations and Warranties of the Depositor as to
the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing
Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the
      Primary Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan
      Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the
      Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary
      Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage
      Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal
      Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
      Administration is in effect which policy conforms to the requirements of
      Fannie Mae or Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the
      Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged
      Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged
      Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the
      Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage
      have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the
      Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.
      All costs, fees and expenses incurred in making or closing the Mortgage
      Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor’s knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii) (A) The Mortgage Loan is covered by an ALTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above)
      the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, (B) a title search has been done showing no lien (other than the exceptions contained in (viii)(A) and (B) above) on the related Mortgaged Property senior to the lien of the Mortgage or (C) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received. For each Mortgage Loan covered by a title insurance policy (x) the Depositor is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and (y) no claims have been made under such lender’s title insurance policy, and the
      Depositor has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

            (xiv) There is no default, breach, violation or event of
      acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach,

      violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related
      Mortgage.

            (xvi) All improvements which were considered in determining the
      Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged
      Property.

            (xvii) The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of
      Housing and Urban Development pursuant to sections 203 and 211 of the
      National Housing Act.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed.
      The Mortgage Loans are 20 to 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor’s knowledge, threatened for the total or partial condemnation of the
      Mortgaged Property. The Mortgaged Property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the
      Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor’s knowledge, following the date of origination of the Mortgage Loan, the
      Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

            (xxi) Other than any Borrowers Protection Plan(R) addendum to the
      Mortgage Note of a BPP Mortgage Loan, the Mortgage Note and Mortgage are
      on forms acceptable to Fannie Mae or Freddie Mac.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged
      Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) Each appraisal of the related Mortgaged Property, is in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the
      Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no
      Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buy-down" feature.

            (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Primary Insurance Policy to which any Mortgage Loan is subject will be issued by an insurer acceptable to Fannie Mae or Freddie
      Mac, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by
      Fannie Mae. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such
      Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor’s knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix) The Assignment of Mortgage (except with respect to any
      Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-off Date.

            (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment
      contemplated herein, the Depositor was the sole owner and holder of the
      Mortgage Loans. The Mortgage Loans were not assigned or pledged by the
      Depositor and the Depositor had good and marketable title thereto, and the
      Depositor had full right to transfer and sell the Mortgage Loans to the
      Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the
      Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the
      Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b)
      allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the
      Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the
      Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) No more than 0.51% and 0.86% (by Cut-off Date Principal
      Balance) of the Group 1 and Group 2 Mortgage Loans, respectively, are secured by long-term residential leases.

            (xxxvii) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxviii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxix) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            (xl) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            (xli) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination.

            (xlii) No Mortgage Loan is a High Cost Loan or Covered Loan, as
      applicable (as such terms are defined in the then-current S&P’s LEVELS(R)
      Glossary which is now Version 5.7, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            (xliii) No Mortgage Loan is subject to the provisions of the Home
      Ownership and Equity Protection Act of 1994, as amended.

            (xliv) No Group 1 Mortgage Loan is a "high cost home," "covered,"
      "high risk home" or "predatory" loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

            (xlv) With respect to each Group 1 Mortgage Loan, no borrower obtained a prepaid single-premium credit life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Mortgage Loan.

            (xlvi) No Group 1 Mortgage Loan provides for the payment of a prepayment premium.

            (xlvii) No Group 1 Mortgage Loan originated on or after August 1,
      2004 requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

            (xlviii) As of the date of origination, no Group 1 Mortgage Loan had a principal balance in excess of Freddie Mac’s dollar amount limits for conforming one- to four-family mortgage loans.

            (xlix) With respect to each Group 1 Mortgage Loan, the borrower was offered mortgage loan products for which the borrower qualified.

            (l) The methodology used in underwriting the extension of credit for each Group 1 Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had the reasonable ability to make timely payments on the
      Mortgage Loan.

            (li) No borrower under a Group 1 Mortgage Loan was charged "points and fees" in an amount greater than (a) $1,000 or (b) 5% of the Cut-off
      Date Principal Balance of such Mortgage Loan, whichever is greater. For purposes of this representation, "points and fees" (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies;
      state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount.

            (lii) All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group 1 Mortgage
      Loan, have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged
Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged
Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage
Files to the Trustee or the Custodian and shall inure to the benefit of the
Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by any of the Depositor, the Servicer, the Trustee or
the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach (in the case of the representations and warranties set forth in clauses
(i) through (xlii) of this Section 2.04) materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties
(any Custodian being so obligated under a custodial agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within
90 days of its discovery or its receipt of notice of any such breach, the
Depositor shall cure such breach in all material respects or shall either (i)
repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. In addition to the foregoing, if a breach of the representation set forth in clause (vi) or (xlii) of this Section 2.04 occurs as a result of a violation of an applicable predatory or abusive lending law, the
Depositor shall reimburse the Trust for all costs or damages incurred by the
Trust as a result of the violation of such law (such amount, the "Reimbursement
Amount"). The Repurchase Price of any repurchase described in this paragraph, the Substitution Adjustment Amount, if any, and any Reimbursement Amount shall be deposited in the Servicer Custodial Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged
Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to
Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor
hereby designates the Classes of Senior Certificates (other than the Class A-1,
Class A-2, Class A-3, Class A-4, Class 30-PO and Class 1-CB-R Certificates), the
Classes of Subordinate Certificates and each Component as "regular interests"
and the Class R-U Interest as the single class of "residual interest" in the
Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates the Class 1-CB-L1
Interest, Class 1-CB-LUR Interest, Class CB-LIO Interest, Class 1-A-L1 Interest,
Class 1-A-L2 Interest, Class 1-A-L4 Interest, Class 1-30-LPO Interest, Class
2-NC-L1 Interest, Class NC-LIO Interest, Class 2-A-L1 Interest, Class 2-A-L2
Interest, Class 2-A-L4 Interest, Class 2-30-LPO Interest, Class B-L1 Interest,
Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5
Interest and Class B-L6 Interest as classes of "regular interests" and the Class
R-L Interest as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC and Lower-Tier
REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and
Lower-Tier REMIC is January 25, 2037.

            Section 2.08 Execution and Delivery of Certificates. The Trustee (i)
acknowledges the issuance of and hereby declares that it holds the
Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and the
Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Uncertificated Lower-Tier
Interests, together with all other assets included in the definition of "Trust
Estate," receipt of which is hereby acknowledged, Certificates in authorized
Denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the
Mortgage Loans, all in accordance with the terms of this Agreement, Customary
Servicing Procedures, applicable law and the terms of the Mortgage Notes and
Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the
Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage
Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any
Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the
Certificateholders or any of them, any and all instruments or agreements of satisfaction, cancellation, default, assumption, modification, discharge, partial or full release, and all other comparable instruments and agreements, with respect to the Mortgage Loans it services, and with respect to the related
Mortgaged Properties held for the benefit of the Certificateholders. To the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence, the Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.
Alternatively, upon the request of the Servicer, the Trustee shall execute and deliver to the Servicer any additional powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this
Agreement.

            In accordance with the standards of the preceding paragraph, the
Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged
Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the
Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11.
The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the
Certificateholders, be added to the Stated Principal Balances of the related
Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the
Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of
Servicer. (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related
Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder.

Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the
Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this
Agreement without diminution of such obligation or liability by virtue of such
Subservicing Agreements or arrangements or by virtue of indemnification from the
Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing
Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the
Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the
Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee’s or successor Servicer’s option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            (e) Notwithstanding the foregoing, to the extent the Servicer engages any affiliate or third party vendor, including any Subservicer, in connection with the performance of any of its duties under this Agreement, the
Servicer shall immediately notify the Depositor in writing of such engagement.
To the extent the Depositor notifies the Servicer and the Trustee that it has determined that any such affiliate, third party vendor or Subservicer is a
Servicing Function Participant, the Servicer shall cause such Servicing Function
Participant to prepare a separate assessment and attestation report, as contemplated by Section 3.19 of this Agreement and deliver such report to the
Trustee as set forth in Section 3.22 of this Agreement. In addition, to the extent the Depositor notifies the Servicer and the Trustee that it has determined that any such Servicing Function Participant would be a "servicer"
within the meaning of Item 1101 of Regulation AB and meets the criteria in Item
1108(a)(2)(i), (ii) or (iii) of Regulation AB (an "Additional Servicer"), the
Servicer shall cause such Additional Servicer to prepare a separate compliance statement as contemplated by Section 3.18 of this Agreement and deliver such statement to the Trustee as set forth in Section 3.22 of this Agreement. In addition, if the Depositor determines any such Servicing Function Participant would be a "servicer" within the meaning of Item 1101 of Regulation AB, the
Servicer shall cause such Servicing Function Participant to provide the
Depositor and the Trustee the information required by Section 1108(b) and
1108(c) of Regulation AB within two Business Days following such engagement. To the extent the Servicer terminates any such Servicing Function Participant that the Depositor has determined is a "servicer" within the meaning of Item 1101 of
Regulation AB, the Servicer shall provide the Depositor and the Trustee the information required to enable the Trustee to accurately and timely report such event under Item 6.02 of Form 8-K (if the Trust’s Exchange Act reporting requirements have not been suspended pursuant to Section 15(d) of the Exchange
Act as set forth in 3.22(g)).

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The
Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer’s personnel, any employees of outside firms that provide data processing services for the
Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie
Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac
Sellers’ & Servicers’ Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of Fannie Mae or
Freddie Mac.

            Section 3.04 Access to Certain Documentation. The Servicer shall provide to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Insurance Policy; Claims;
Collections of BPP Mortgage Loan Payments. (a) With respect to each Mortgage
Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value
Ratio as may be required by law that was originated with a Primary Insurance
Policy, the Servicer shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance
Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with Fannie Mae requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the
Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other
Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify the
Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary
Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable
Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section
3.13, the Servicer shall promptly notify the insurer under the related Primary
Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance
Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the
Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage
Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            (b) The Servicer shall take all actions necessary to collect, on behalf of the Trust, any BPP Mortgage Loan Payments required to be made to the
Trust pursuant to the Mortgage Loan Purchase Agreement.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of
the Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the
Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07.
The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the
Trustee shall not be (a) liable for losses of the Servicer pursuant to Section
3.12 or any acts or omissions of the predecessor Servicer hereunder, (b)
obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Sections 7.02 and 8.05. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing
Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the
Subservicing Agreement had been assigned to the assuming party except that the
Servicer shall not be relieved of any liability or obligations under any such
Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of such predecessor Servicer, deliver to the assuming party all documents and records relating to each Subservicing
Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Servicer (or the Trust if the predecessor Servicer is unable to fulfill its obligations hereunder) for all
Servicing Transfer Costs.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer
Custodial Account; and Certificate Account. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a
Mortgage Loan it services and (ii) extend the due dates for payments due on a
Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the
Cut-off Date. In the event of any such arrangement, the Servicer shall make
Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage,
Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial
Account. The Servicer shall deposit or cause to be deposited into the Servicer
Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date)
and the following amounts required to be deposited hereunder with respect to the
Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with
      Customary Servicing Procedures or (3) required to be deposited to an
      Escrow Account pursuant to Section 3.09(a), and other than any Excess
      Proceeds and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14;

            (vi) all Repurchase Prices, all Substitution Adjustment Amounts and
      all Reimbursement Amounts, to the extent received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any Compensating Interest;

            (viii) any Recoveries; and

            (ix) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial
Account by the Servicer shall be exclusive it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer
Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others; provided that such commingling of funds shall not be permitted at any time during which Fitch’s senior long-term unsecured debt rating of Bank of
America is below "A." Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer
Custodial Account that have been identified by it as being attributable to the
Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section
3.11.

            (c) The Trustee shall establish and maintain, on behalf of the
Certificateholders, the Certificate Account, which shall be deemed to consist of three sub-accounts. The Trustee shall, promptly upon receipt, deposit in the
Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the
      Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the
Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer’s Certificate to the
Trustee which describes the amounts deposited in error in the Certificate
Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate
Account at the direction of the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the
Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer, in the case of the Servicer Custodial Account, or the
Trustee, in the case of the Certificate Account, in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such
Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such
Remittance Date) and (ii) in the case of the Certificate Account, the Business
Day next preceding the Distribution Date (except that if such Permitted
Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date)
and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Servicer Custodial Account Reinvestment
Income shall be for the benefit of the Servicer as part of its Servicing
Compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein.
The amount of any losses realized in the Servicer Custodial Account or the
Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer
Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the
Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            (f) The Trustee shall designate the Upper-Tier Certificate
Sub-Account as a sub-account of the Certificate Account. On each Distribution
Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the
Depositor), the Trustee shall, from funds available on deposit in the
Certificate Account, be deemed to deposit into the Upper-Tier Certificate
Sub-Account, the Lower-Tier Distribution Amount.

            Section 3.09 Collection of Taxes, Assessments and Similar Items;
Escrow Accounts. (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow
Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "Bank of America, National
Association, in trust for registered holders of Banc of America Alternative Loan
Trust 2006-9 Mortgage Pass-Through Certificates, Series 2006-9 and various
Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the
Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the
Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related
Mortgaged Property and (iii) all amounts representing proceeds of any Primary
Insurance Policy. Nothing herein shall require the Servicer to compel a
Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or
PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the
Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii)
to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the
Mortgagor), (viii) to the extent permitted under the terms of the related
Mortgage Note and applicable law, to pay late fees with respect to any Monthly
Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the
Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of

Primary Insurance Policy premiums and fire and hazard insurance coverage. The
Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the
Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the
Servicer, will be recoverable by the Servicer out of Insurance Proceeds,
Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information
Regarding the Mortgage Loans. The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial
Account and Certificate Account. (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the Servicing Compensation to which it is entitled pursuant to Section
      3.17;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) (including amounts received in respect of BPP Mortgage Loan Payments for such Mortgage Loan) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii)
      being limited to amounts received on the Mortgage Loans in the same Loan
      Group as the Mortgage Loan(s) in respect of which such Nonrecoverable
      Advance was made;

            (iv) to reimburse the Servicer for Insured Expenses from the related
      Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or
      REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial
      Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). The Servicer shall keep and maintain such separate accounting for each Loan Group. Prior to making any withdrawal from the Servicer Custodial
Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an
Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and
identifying the related Mortgage Loan(s) and their respective portions of such
Nonrecoverable Advance. The Servicer shall notify the Depositor and the Trustee of the amount, purpose and party paid pursuant to clause (vi) above.

            (b) The Trustee shall be deemed to withdraw funds from the applicable Certificate Account sub-accounts for distributions to
Certificateholders in the manner specified in this Agreement. In addition, the
Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account and any other amounts (other than the Trustee Fee) due to it under this Agreement for the related Distribution Date;

            (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 10.01.

            The Trustee shall notify the Depositor and the Servicer of the amount and purpose of any payments made pursuant to clause (ii) above (other than any earnings or investment income with respect to funds in the Certificate
Account).

            (c) On each Distribution Date, funds on deposit in the Certificate
Account and deemed to be on deposit in the Upper-Tier Certificate Sub-Account shall be used to make payments on the Regular Certificates, the Class A-1
Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class
A-4 Certificates, the Class 30-PO Certificates and the Class 1-CB-R Certificate
(in respect of the Class R-U Interest) as provided in Sections 5.01 and 5.02.
The Certificate Account shall be cleared and terminated upon termination of this
Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the
Mortgagor or loss payee of any coinsurance clause under the policy. If the
Mortgaged Property is in an area identified in the Federal Register by the
Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of
Fannie Mae or Freddie Mac. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related
Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures)
shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with Fannie Mae requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related
Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption
Agreements. (a) Except as otherwise provided in this Section 3.13, when any
Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the
Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any
Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy.
Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related
Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement)
by the applicable Required Insurance Policies. The Servicer, subject to Section
3.13(b), is also authorized with the prior approval of the insurers under any
Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged
Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage or if an instrument of release is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and execute the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the
Servicer in accordance with its underwriting standards as then in effect.
Together with each such substitution, assumption or other agreement or instrument, the Servicer shall execute an Officer’s Certificate signed by a
Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the Officer’s Certificate described in the previous sentence and the original of such substitution or assumption agreement, which in the case of the original shall be added to the related
Mortgage File and shall, for all purposes, be considered a part of such Mortgage
File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional Servicing Compensation.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO
Property. Subject to Section 3.21, the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged
Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Subordinate
Certificates or a holder of a class of securities representing interests in the
Subordinate Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency’s acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the
Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the
Certificateholders, or its nominee, on behalf of the Certificateholders. The
Trustee’s name shall be placed on the title to such REO Property solely as the
Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the
Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the
Certificateholders for the period prior to the sale of such REO Property. The
Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the
Trustee to comply with the reporting requirements of the REMIC Provisions;
provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO
Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by
Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged
Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A)
the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any

Certificates are outstanding, or (B) the Trustee (at the Servicer’s expense) or the Servicer shall have applied for, prior to the expiration of the REO
Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such
Mortgaged Property (subject to any conditions contained in such Opinion of
Counsel) for the applicable period. Notwithstanding any other provision of this
Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject either REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section
860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.
The Servicer shall identify to the Trustee any Mortgaged Property relating to a
Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged
Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed
Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans
(solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:
first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed
Periodic Advances and to reimburse the Servicer Custodial Account for any
Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage
Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed)
on the Mortgage Loan or related REO Property, at the Mortgage Interest Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess
Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional Servicing Compensation pursuant to
Section 3.17.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files. Upon
the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the
Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven
Business Days release the related Mortgage File to the Servicer. The Trustee shall deliver to the Servicer the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any
Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the
Custodian) of a Request for Release signed by a Servicing Officer, release the
Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial
Account, in which case the Servicer shall deliver to the Trustee or the
Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            Upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer shall give an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the
Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the
Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the
Servicer to Be Held for the Trustee. The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the
Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any
Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.
The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial
Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the
Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this
Agreement.

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial
Account an amount equal to the Servicing Fee for such Distribution Date;
provided, however, that the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans shall be reduced (but not below zero) by an amount equal to the Compensating Interest.

            Any additional Servicing Compensation shall be retained by the
Servicer to the extent not required to be deposited in the Servicer Custodial
Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Section 3.18 Annual Statement as to Compliance. The Trustee and the
Servicer shall deliver, and the Servicer shall cause each Additional Servicer engaged by it to deliver, in electronic form to the Depositor, the Trustee and each Rating Agency on or before March 5 of each year or if such day is not a
Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), followed by a hard copy within 10 calendar days, commencing in March 2007, a certificate in the form required by Item 1123 of
Regulation AB, to the effect that (i) an authorized officer of the Trustee, the
Servicer or the Additional Servicer, as the case may be, has reviewed (or a review has been made under his or her supervision of) such party’s activities under this Agreement or such other applicable agreement in the case of an
Additional Servicer, during the prior calendar year or portion thereof and (ii)
to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout the prior calendar year or portion thereof or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such certificate, the Depositor shall review such certificate and, if applicable, consult with the Servicer and the Trustee as to the nature of any failure to fulfill any obligation under the Agreement, or such other applicable agreement in the case of an Additional Servicer, in any material respect.

            Section 3.19 Assessments of Servicing Compliance; Registered Public
Accounting Firm Attestation Reports. (a) Each of the Servicer and the Trustee,
at its own expense, shall furnish, and shall cause any Servicing Function
Participant engaged by it to furnish, at such party’s expense, to the Trustee and the Depositor in electronic form, not later than March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), followed by a hard copy within 10 calendar days, commencing in March 2007, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the
Servicing Criteria applicable to it, (B) a statement that such party used the
Servicing Criteria to assess compliance with the Servicing Criteria applicable to it, (C) such party’s assessment of compliance with the Servicing Criteria applicable to it as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.22, including, if there has been any material instance of noncompliance with the Servicing Criteria applicable to it, an identification of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Servicing Criteria applicable to such party as of and for such period.

            Each such assessment of compliance report shall be addressed to the
Depositor and the Servicer and signed by an authorized officer of the applicable party, and shall address each of the Relevant Servicing Criteria set forth on
Exhibit Q hereto, or as set forth in the notification furnished to the Depositor and the Trustee pursuant to Section 3.19(c). The Servicer and the Trustee hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit Q hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing
Criterion has multiple components, each party’s assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Servicer or the Trustee as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it
(or any Servicing Function Participant engaged or utilized by the Servicer or the Trustee, as applicable).

            (b) Each of the Servicer and the Trustee, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it, at such party’s expense, to cause, not later than March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period), commencing in March 2007, a registered public accounting firm (which may also render other services to the Servicer, the Trustee, or such other Servicing
Function Participants, as the case may be) and that is a member of the American
Institute of Certified Public Accountants to furnish electronically a report to the Depositor (with a hard copy to follow within 10 calendar days), to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Servicing Criteria applicable to it, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, it is expressing an opinion as to whether such party’s assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. If requested by the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor’s registration statement on Form S-3 relating to the Offered Certificates and the Form 10-K for the Trust.

            Promptly after receipt of each such accountants’ attestation report, the Depositor shall review the report and, if applicable, consult with the
Servicer or the Trustee if such report (i) states that a party’s assessment of compliance was not fairly stated in any material respect or (ii) is unable to state an overall opinion.

            (c) No later than 30 days following the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, (i) the Servicer shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant and (ii) the
Trustee shall forward to the Depositor the name of each Servicing Function

Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function
Participant, in each case to the extent of any change from the prior year’s notice, if any.

            (d) Beginning with fiscal year 2008 and thereafter, none of the
Servicer, the Trustee or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of any such assessments or attestation reports until April 15 unless such party has received written notice from the Depositor that a Form 10-K is required to be filed in respect of the Trust for the preceding fiscal year.

            Section 3.20 Advances. The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the
Advance and/or (b) make an appropriate entry in its records relating to the
Servicer Custodial Account that any portion of the Amount Held for Future
Distribution with respect to a Loan Group in the Servicer Custodial Account has
been used by the Servicer in discharge of its obligation to make any such
Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next
Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the
Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make
Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such
Mortgage Loan. The Servicer shall inform the Trustee of the amount of the
Periodic Advance to be made by the Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer
Advance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a
Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents.
(a)Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan;

            (ii) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (iii) in the Servicer’s judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iv) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in the case of clauses (ii) through (iv) above, (A) such Mortgage Loan is 90 days or more past due or (B) the Servicer delivers to the Trustee an
Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of either of the Upper-Tier REMIC or the Lower-Tier REMIC. Notwithstanding the foregoing, no Opinion of Counsel need be delivered if the purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a partial Principal Prepayment; provided that the Mortgage Loan is fully amortized by its original maturity date. Subject to
Customary Servicing Procedures, the Servicer may permit a forbearance for a
Mortgage Loan which in the Servicer’s judgment is subject to imminent default.

            (c) The Servicer may, as a condition to granting any request by a
Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer’s discretion pursuant to the Mortgage
Loan and is permitted by the terms of this Agreement, require that such
Mortgagor pay to the Servicer, as additional Servicing Compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the
Servicer, which amount shall be retained by the Servicer as additional Servicing
Compensation.

            (d) The Servicer shall notify the Depositor and the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage
File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business
Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission. (a)
The Trustee and the Servicer shall reasonably cooperate with the Depositor to enable the Depositor to satisfy its reporting requirements under the Exchange
Act and the parties hereto shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Depositor to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this
Section 3.22, to be conducted or allocated in a different manner. Without limiting the generality of the foregoing, the Trustee shall prepare on behalf of the Depositor any Current Reports on Form 8-K (each, a "Form 8-K"), Distribution
Reports on Form 10-D (each, a "Form 10-D") and Annual Reports on Form 10-K
(each, a "Form 10-K") as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, the Servicer shall sign such forms (other than Form 8-Ks) or the Depositor shall sign such
Form 8-Ks, the Trustee shall file (via the Securities and Exchange Commission’s
Electronic Data Gathering and Retrieval System) such forms on behalf of the
Depositor. Notwithstanding the foregoing, the Depositor shall file the Form 8-Ks in connection with the issuance of the Certificates.

            (b) Each Form 10-D shall be filed by the Trustee within 15 days after each Distribution Date and will include a copy of the monthly statement to

Certificateholders delivered pursuant to Section 5.04(b) (each, a "Distribution
Date Statement") for such Distribution Date as an exhibit thereto. In addition, the Trustee shall include under Item 1 of each Form 10-D any information required by Item 1121 of Regulation AB to the extent relevant that is not included on the Distribution Date Statement. Any information in addition to the
Distribution Date Statement and any other information required by Item 1121 of
Regulation AB ("Additional Form 10-D Information") shall be determined by the party preparing such information as set forth on Exhibit R-1 hereto and the
Trustee shall compile such information pursuant to the following paragraph. The
Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Information, except to the extent of its obligations as set forth in the next paragraph.

            As set forth on Exhibit R-1 hereto, within 5 calendar days after the related Distribution Date, certain parties hereto shall be required to provide to the Depositor and the Trustee, to the extent known by such parties, in
EDGAR-compatible format, or in such other form as otherwise agreed upon by the
Trustee and such party, (i) any Additional Form 10-D Information, if applicable and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Information (other than with respect to Additional Form 10-D Information provided by the Trustee).
The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D
Information on Form 10-D pursuant to this paragraph, including converting any such information to an EDGAR-compatible format.

            After preparing the Form 10-D, the Trustee shall forward
electronically a draft copy of the Form 10-D to the Depositor and the Servicer for review. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, the Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to immediately follow) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 3.22(e). Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. Promptly (but no later than one Business Day) after filing with the Securities and Exchange Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. The
Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            (c) On or before 90 days after the end of each fiscal year of the
Trust (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission) (the "10-K Filing
Deadline") commencing in 2007, the Trustee shall file a Form 10-K, in form and substance as required by applicable law or applicable Securities and Exchange
Commission staff interpretations. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the
Trustee within the applicable time frames set forth in this Agreement: (i) an annual compliance statement for the Trustee, the Servicer and each Additional

Servicer, as described under Section 3.18, (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for the Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.19, and
(B) if the Servicer’s, the Trustee’s or each Servicing Function Participant’s report on assessment of compliance with Servicing Criteria described under
Section 3.19 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be,
(iii)(A) the registered public accounting firm attestation report for the
Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.19, and (B) if any registered public accounting firm attestation report described under Section 3.19 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, and (iv) a Certification as described in this
Section 3.22(c). Any information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Information") shall be prepared by the party responsible for preparing such information as set forth on Exhibit R-2 hereto and the Trustee shall compile such information pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Information, except to the extent of its obligations as set forth in the next paragraph.

            As set forth on Exhibit R-2 hereto, no later than March 1st of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, certain parties to this Agreement shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and such party, (i) any Additional Form 10-K Information, if applicable and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K
Information (other than with respect to Additional Form 10-K Information provided by the Trustee). The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Information on Form 10-K pursuant to this paragraph, including converting any such information to an EDGAR-compatible format.

            After preparing the Form 10-K, the Trustee shall forward
electronically a draft copy of the Form 10-K to the Depositor and the Servicer for review. No later than the close of business on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Servicer in charge of the servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K, together with a signed copy of the certification (the
"Certification") attached hereto as Exhibit O and required to be included with each Form 10-K pursuant to the Sarbanes-Oxley Act of 2002, as amended (with an original executed hard copy of each to follow by overnight mail) to the Trustee.
If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section
3.22(e). Form 10-K requires the registrant to indicate (by checking "yes" or
"no") that it "(1) has filed all reports required to be filed by Section 13 or
15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than March 15th with respect to the filing of a report on Form
10-K, if the answer to either question should be "no." The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any such report. Promptly (but no later than one Business Day) after filing with the Securities and Exchange Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K. The parties to this
Agreement acknowledge that the performance by the Trustee of its duties under this Section 3.22(c) relating to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing
Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.22, Section 3.18 and Section
3.19. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, the Trustee shall provide to the Servicer, on or before March
5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period), followed by a hard copy within 10 days, commencing in March 2007, and otherwise within a reasonable period of time upon request, a certification in the form attached hereto as Exhibit P. In the event the Trustee is terminated or resigns pursuant to the terms of this Agreement, such Trustee shall provide a certification in the form attached hereto as
Exhibit P with respect to the period of time it was subject to this Agreement.
In addition, the Trustee shall indemnify and hold harmless the Depositor, the
Servicer and the Sponsor and their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in (i) the assessment of compliance with the Servicing Criteria pursuant to Section 3.19 provided by Trustee or any
Servicing Function Participant appointed by the Trustee and (ii) the certification provided by the Trustee pursuant to this Section 3.22(c), any breach of the obligations under Sections 3.19 and 3.22(c) of the Trustee or any
Servicing Function Participant appointed by the Trustee or the Trustee’s or such
Servicing Function Participant’s negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Servicer and the Sponsor and their officers, directors and affiliates, then the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor, the Servicer and the
Sponsor, any of their officers, directors or affiliates as a result of the losses, claims, damages or liabilities of the Depositor, the Servicer or the
Sponsor, any of their officers, directors or affiliates in such proportion as is appropriate to reflect the relative fault of the Depositor, the Servicer and the
Sponsor and each of their officers, directors and affiliates on the one hand and the Trustee on the other in connection with a breach of the Trustee’s obligations under this Section 3.22(c) or the Trustee’s negligence, bad faith or willful misconduct in connection therewith.

            (d) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the
Depositor shall file the initial Form 8-Ks in connection with the issuance of the Certificates. Any information related to a Reportable Event or that is otherwise required to be included on Form 8-K (such information, "Form 8-K
Information") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit R-3 hereto and compiled by the Trustee pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Information or any Form 8-K, except to the extent of its obligations as set forth in the next paragraph.

            As set forth on Exhibit R-3 hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 noon on the second Business Day after the occurrence of a Reportable Event certain parties to this Agreement shall be required to provide to the Depositor and the
Trustee, to the extent known by such applicable parties, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and such party, (i) any Form 8-K Information, if applicable and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Information (other than with respect to
Additional Form 8-K Information provided by the Trustee). The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the
Trustee in connection with including any Form 8-K Information on Form 8-K pursuant to this paragraph, including converting any such information to an
EDGAR-compatible format.

            After preparing the Form 8-K, the Trustee shall forward
electronically a draft copy of the Form 8-K to the Depositor for review, verification and execution by the Depositor. No later than 12:00 noon on the fourth Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form
8-K (with an original executed hard copy to follow by overnight mail) to the
Trustee. Promptly (but no later than one Business Day) after filing with the
Securities and Exchange Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by
it. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section
3.22(e). The Depositor acknowledges that the performance by the Trustee of its duties under this Section 3.22(d) related to the timely preparation and filing of Form 8-K is contingent upon the parties to this Agreement and any other
Person obligated to provide Form 8-K Information as set forth on Exhibit R-3 hereto, observing all applicable deadlines in the performance of their duties under this Section 3.22(d). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Servicing
Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (e) In the event that the Trustee is unable to timely file with the
Securities and Exchange Commission all or any required portion of any Form 8-K,
Form 10-D or Form 10-K required to be filed by this Agreement because required information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will immediately notify the Depositor and the Servicer. In the case of Form 10-D and
Form 10-K, the Depositor, Servicer and Trustee will cooperate to prepare and file a Form 12b-25 pursuant to Rule 12b-25 of the Exchange Act. In the case of
Form 8-K, the Trustee will, upon receipt of all information required to be included on Form 8-K, and upon approval and direction of the Depositor, include such disclosure in the filing of such Form 8-K or include such disclosure on the next Form 10-D. Within 5 calendar days following the original due date of the
Form 10-D, the Trustee shall prepare and file the related Form 10-D. Within 15 calendar days following the original due date of the Form 10-K, the Trustee shall prepare and file the related Form 10-K. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the party to this
Agreement deciding that an amendment to such Form 8-K, Form 10-D or Form 10-K is required will notify the Depositor, the Trustee and the Servicer and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form
10-K/A. Any Form 12b-25 or any amendment to Form 10-D or Form 10-K shall be signed by a senior officer of the Servicer in charge of the servicing function.

Any amendment to Form 8-K or any Form 15 (as described in Section 3.22(g)) shall be signed by an officer of the Depositor. The Depositor and Servicer acknowledge that the performance by the Trustee of its duties under this Section 3.22(e)
related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Servicer and the
Depositor performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (other than the Trustee or any Servicing
Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Form 8-K, Form 10-D or
Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (f) Upon any filing with the Securities and Exchange Commission, the
Trustee shall promptly deliver or otherwise make available to the Depositor a copy of any such executed report, statement or information.

            (g) The obligations set forth in paragraphs (a) through (f) of this
Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K, 10-D or 10-K. Unless otherwise instructed by the Depositor, on or prior to January 30th of the first year in which the
Trustee is permitted to do so under Section 15(d) of the Exchange Act and other applicable law and regulations, the Trustee shall prepare and file with the
Securities and Exchange Commission a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-D and 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs (a) through (f) of this Section.

            (h) The Depositor, the Trustee and the Servicer shall notify the
Depositor and the Trustee of any proceedings of the type described in Item 1117 of Regulation AB, together with a description thereof, within five Business Days of any such party’s knowledge thereof. In addition, the Depositor, the Trustee and the Servicer shall notify the Depositor and the Trustee of any affiliations or relationships that develop following the Closing Date between the Depositor, the Trustee or the Servicer and any of parties listed in Item 1119 of Regulation
AB, together with a description thereof, within five Business Days of any such party’s knowledge thereof.

                                   ARTICLE IV

                             SERVICER’S CERTIFICATE

            Section 4.01 Servicer’s Certificate. Each month, not later than
12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer’s Certificate (in substance and format mutually acceptable to the Servicer and the Trustee)
certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The
Trustee may conclusively rely upon the information contained in a Servicer’s
Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                        ARTICLE V

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer’s Certificate, the Trustee shall distribute or be deemed to distribute, as applicable, out of the Certificate Account or the
Upper-Tier Certificate Sub-Account, as applicable (to the extent funds are available therein), to each Certificateholder of record on the related Record
Date (other than as provided in Section 10.01 respecting the final distribution)
(a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than the
Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such
Certificateholder’s Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in
Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the
Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions. (a) On each Distribution
Date, based solely on the information contained in the Servicer’s Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amount payable to the Trustee pursuant to Section
3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution
Amount for each Loan Group, in an amount as specified in written notice received by the Trustee from the Servicer no later than the Business Day following the related Determination Date, and shall apply such funds (or be deemed to apply such funds, as applicable), first to the payment to itself of the amount payable with respect to such Loan Group pursuant to Section 3.11(b)(i) and then to distributions on the Certificates, paying Group 1 solely from the Pool
Distribution Amount for Loan Group 1 and paying Group 2 solely from the Pool
Distribution Amount for Loan Group 2 and paying the Subordinate Certificates from the remaining combined Pool Distribution Amounts from both Loan Groups, in the following order of priority and to the extent of such funds:

            (i) concurrently, to each Class of Senior Certificates and Senior
      Non-PO Components of such Group, pro rata, an amount allocable to interest equal to the Interest Distribution Amount or Component Interest
      Distribution Amount for such Class or Component and any shortfall being allocated among such Classes and Components in proportion to the amount of the Interest Distribution Amount or Component Interest Distribution Amount
      that would have been distributed in the absence of such shortfall;

            (ii) (x) concurrently, (a) to the Senior Non-PO Certificates and
      Senior Non-PO Components of such Group and (b) to the PO Component of such
      Group, pro rata, based on their respective Senior Principal Distribution
      Amount and PO Principal Amount, (A) to the Senior Non-PO Certificates and
      Senior Non-PO Components of such Group, in an aggregate amount up to the
      Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes and Components in accordance with Section
      5.02(b) and (B) to the PO Component of such Group, in an aggregate amount up to the PO Principal Amount for such Group;

            (iii) to the PO Component of such Group, any PO Deferred Amount
      (after giving effect to the distribution to such PO Component of the PO
      Recovery for the Related Loan Group), up to the Subordinate Principal
      Distribution Amounts for such Distribution Date from amounts otherwise distributable to the Subordinate Certificates, first to the Class B-6
      Certificates pursuant to clause (iv)(L) below, second to the Class B-5
      Certificates pursuant to clause (iv)(J) below, third to the Class B-4
      Certificates pursuant to clause (iv)(H) below, fourth to the Class B-3
      Certificates pursuant to clause (iv)(F) below, fifth to the Class B-2
      Certificates pursuant to clause (iv)(D) below and, finally, to the Class
      B-1 Certificates pursuant to clause (iv)(B) below;

            (iv) to each Class of Subordinate Certificates, subject to paragraph
      (d) below, in the following order of priority:

                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the PO
            Components pursuant to clause (iii) above until the Class
            Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the PO
            Components pursuant to clause (iii) above until the Class
            Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the PO
            Components pursuant to clause (iii) above until the Class
            Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the PO
            Components pursuant to clause (iii) above until the Class
            Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to

            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the PO
            Components pursuant to clause (iii) above until the Class
            Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the PO
            Components pursuant to clause (iii) above until the Class
            Certificate Balance thereof has been reduced to zero; and

            (v) to the Holder of the Class 1-CB-R Certificate, any amounts remaining in the Upper-Tier Certificate Sub-Account and any remaining Pool
      Distribution Amounts.

            No Class of Certificates or Component will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" or clause (ii) of the definition of
"Component Interest Distribution Amount" after its Class Certificate Balance,
Component Balance or Notional Amount has been reduced to zero.

            On any Distribution Date, amounts distributed in respect of the PO
Deferred Amounts (including the distribution of the PO Recoveries) will not reduce the Component Balance of the applicable PO Component.

            All distributions in respect of the Interest Distribution Amount for a Class or the Component Interest Distribution Amount for a Senior Non-PO
Component will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," or "Component
Interest Distribution Amount," as applicable, and second with respect to the amount payable pursuant to clause (ii) of such definitions.

            On each Distribution Date, the Trustee shall distribute any
      Reimbursement Amount sequentially to the Classes of Certificates then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any
      Reimbursement Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group.

            On each Distribution Date, the Trustee shall distribute any PO
Recovery to the Holders of the Class 30-PO Certificates.

            In the event that on any Distribution Date, the Subordinate
Principal Distribution Amounts for the Loan Groups are insufficient to reduce the PO Deferred Amounts of the PO Components to zero, the amount that is available shall be distributed among such Components pro rata based on the PO
Deferred Amounts.

            (vi) Distributions on the Uncertificated Lower-Tier Interests. On
      each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class CB-LIO Interest and Class NC-LIO Interest) shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class,
      Classes or Component, as provided herein. On each Distribution Date, each
      Uncertificated Lower-Tier Interest (other than the Class 1-30-LPO Interest and Class 2-30-LPO Interest) shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid
      Interest Shortfalls, as the case may be, in respect of its Corresponding
      Upper-Tier Class, Classes or Component, in each case to the extent actually distributed thereon. Such amounts distributed to the
      Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            (vii) As of any date, the principal balance or notional amount of each Uncertificated Lower-Tier Interest equals the aggregate of the Class
      Certificate Balances or Notional Amounts of the respective Corresponding
      Upper-Tier Class, Classes or Component or, in the case of the Class 1-A-L2
      Interest, the Class Certificate Balance of the Class 1-A-2 Component, and
      in the case of the Class 2-A-L2 Interest, the Class Certificate Balance of
      the 2-A-2 Component. The initial principal balance or notional amount of each Uncertificated Lower-Tier Interest equals the aggregate of the
      Initial Class Certificate Balances or Initial Notional Amounts of the
      respective Corresponding Upper-Tier Class, Classes or Component or, in the
      case of the Class 1-A-L2 Interest, the Initial Class Certificate Balance
      of the Class 1-A-2 Component, and in the case of the Class 2-A-L2
      Interest, the Initial Class Certificate Balance of the Class 2-A-2
      Component.

            The pass-through rate with respect to the Class 1-CB-L1 Interest,
Class 2-NC-L1 Interest, Class 1-A-L1 Interest and Class 2-A-L1 Interest shall be
6.000% per annum. The pass-through rate with respect to the Class 1-CB-LUR
Interest, Class CB-LIO Interest, Class 1-A-L4 Interest, Class NC-LIO Interest,
Class 2-A-L4 Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3
Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.250% per annum. The pass-through rate with respect to the Class 1-A-L2
Interest and Class 2-A-L2 Interest shall be 7.000% per annum. The Class 1-30-LPO
Interest and Class 2-30-LPO Interest are principal-only interests and are not entitled to distributions of interest.

            Any Non-Supported Interest Shortfalls and Relief Act Reductions will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) (i) With respect to the Group 1 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support
      Depletion Date, the amount distributable to the Group 1 Senior
      Certificates pursuant to Section 5.02(a)(ii)(A) for such Distribution
      Date, will be distributed, sequentially, as follows:

            first, to the Class 1-CB-R Certificate, until its Class Certificate
      Balance has been reduced to zero;

            second, concurrently, to the Class 1-CB-1 Certificates and the Class
      1-A-1, Class 1-A-2 and Class 1-A-4 Components, pro rata, until their Class
      Certificate Balance and Component Balances have been reduced to zero.

            (ii)  With respect to the Group 2 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support
Depletion Date, the amount distributable to the Group 2 Senior Certificates pursuant to Section 5.02(a)(ii)(A) for such Distribution Date, will be distributed concurrently to the Class 2-NC-1 Certificates and the Class 2-A-1,
Class 2-A-2 and Class 2-A-4 Components, pro rata, until their Class Certificate
Balance and Component Balances have been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support
Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Senior Non-PO Certificates and Senior
Non-PO Components of each Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate
Balances or Component Balances, until the Class Certificate Balances or
Component Balances thereof are reduced to zero.

            The Class CB-IO, Class NC-IO and Class A-3 Certificates are Interest
Only Certificates and are not entitled to distributions in respect of principal.

            (iii) Notwithstanding the foregoing, on each Distribution Date prior to the Senior Credit Support Depletion Date, but on or after the date on which the Class Certificate Balances of the Senior Non-PO Certificates and
      the Component Balances of the Senior Non-PO Components of a Group has been reduced to zero, amounts otherwise distributable as principal payments from the Related Loan Group on the Subordinate Certificates will be paid as principal to the remaining Classes and Components of Senior Non-PO
      Certificates and Senior Non-PO Components together with the applicable
      Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group in (i) or (ii) above, provided that on such
      Distribution Date (a) the Aggregate Subordinate Percentage for such
      Distribution Date is less than twice the initial Aggregate Subordinate
      Percentage or (b) the outstanding principal balance of the Mortgage Loans
      (including, for this purpose, any Mortgage Loans in foreclosure, any REO
      Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate
      Class Certificate Balance of the Subordinate Certificates, is equal to or greater than 50%. In addition, if on any Distribution Date, after giving effect to the second preceding sentence, the Class Certificate Balances and Component Balances of the Senior Non-PO Certificates and Senior Non-PO
      Components of a Group is greater than the Adjusted Pool Amount (Non-PO
      Portion) of the Related Loan Group (any such Group, the
      "Undercollateralized Group" and any such excess, the "Undercollateralized
      Amount"), all amounts otherwise distributable as principal on the
      Subordinate Certificates pursuant to Section 5.02(a)(iv)(L), (J), (H),
      (F), (D) and (B), in that order, will be paid as principal to the Senior
      Non-PO Certificates and Senior Non-PO Components of the
      Undercollateralized Group together with the applicable Senior Principal
      Distribution Amount in accordance with the priorities set forth for the applicable Group above under (i), (ii) or (iii) until the Class
      Certificate Balances and Component Balances of the Senior Non-PO
      Certificates and Senior Non-PO Components of the Undercollateralized Group
      equals the Adjusted Pool Amount (Non-PO Portion) of the Related Loan
      Group. Also, the amount of any Class Unpaid Interest Shortfalls and
      Component Unpaid Interest Shortfalls with respect to the
      Undercollateralized Group (including any Class Unpaid Interest Shortfalls and Component Unpaid Interest Shortfalls for such Distribution Date) will be paid to the Undercollateralized Group pursuant to Section 5.02(a)(i)
      prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates pursuant to Section 5.02(a)(iv) (L), (J), (H), (F), (D) and (B), in that order. Such amount will be paid to the Senior Non-PO Certificates and
      Senior Non-PO Components of such Undercollateralized Group up to their
      Interest Distribution Amounts or Component Interest Distribution Amounts
      for such Distribution Date.

            The PO Deferred Amounts for the PO Components will be paid from amounts otherwise distributable as principal on the Subordinate Certificates before any payments are made pursuant to the preceding paragraph.

            (c) On each Distribution Date, Accrued Certificate Interest for each
Class of Senior Certificates (other than the Class A-1, Class A-2, Class A-3 and
Class A-4 Certificates) and each Class of Subordinate Certificates and Accrued
Component Interest for each Senior Non-PO Component for such Distribution Date shall be reduced by such Class’ or Component’s pro rata share, based on such
Class’ Interest Distribution Amount or such Component’s Component Interest
Distribution Amount, as applicable, for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported
Interest Shortfalls, (B) on and after the Senior Credit Support Depletion Date, any other Realized Loss on the Mortgage Loans in the Related Loan Group
allocable to interest and (C) Relief Act Reductions incurred on the Mortgage
Loans during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section
5.02(a)(iv), if with respect to any Class of Subordinate Certificates on any
Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate
Certificates, as the case may be, lower in order of payment priority than such
Class, divided by (ii) the aggregate Pool Stated Principal Balance (Non-PO
Portion) for all Loan Groups (for each Class, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of Subordinate Certificates junior to such
Class (the "Restricted Classes") and the Class Certificate Balances of the
Restricted Classes of Subordinate Certificates will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted
Classes. If the aggregate Class Certificate Balance of the Subordinate
Certificates that are not Restricted Classes is reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Subordinate Certificates that are Restricted Classes in order of their payment priority (beginning with the Class of Subordinate Certificates that is a
Restricted Class then outstanding highest in order of payment priority).

            Section 5.03 Allocation of Losses. (a) On or prior to each
Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient
Valuation or a Debt Service Reduction, (2) of the amount of such loss or
Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group.
Based on such information, the Trustee shall determine the total amount of
Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the
Certificates by a reduction in the Class Certificate Balances of the designated
Classes pursuant to Section 5.03(b) below.

            (b) The Component Balance of the PO Component, if any, of each Group shall be reduced on each Distribution Date by the amount, if any, by which the
Component Balance of such PO Component (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for the Related Loan Group for such
Distribution Date.

            The Class Certificate Balance of the Class of Subordinate
Certificates then outstanding lowest in order of payment priority shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding
Classes of Senior Non-PO Certificates and Subordinate Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of the PO Deferred Amounts on such Distribution Date) equals the sum of the Adjusted Pool Amounts (Non-PO Portion) for each Loan Group for such
Distribution Date.

            After the Senior Credit Support Depletion Date, the Class
Certificate Balances and Component Balances of the Senior Non-PO Certificates
and Senior Non-PO Components of each Group in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the sum of the Class Certificate Balances and Component Balances of all Classes
of Senior Non-PO Certificates and Senior Non-PO Components with a Class
Certificate Balance or Component Balance greater than zero of such Group (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the Adjusted Pool Amount (Non-PO Portion) for the
Related Loan Group for such Distribution Date.

            Any such reduction or increase shall be allocated among the Senior
Non-PO Certificates and Senior Non-PO Components of such Group, based on the
Class Certificate Balances and Component Balances immediately prior to such
Distribution Date.

            (c) Any reduction or increase in the Class Certificate Balance of a
Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage
Interests.

            (d) The calculation of the amount to be distributed as principal to any Class of Subordinate Certificates with respect to a Distribution Date (the
"Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Subordinate Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinate Certificates is
greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the Classes of Subordinate Certificates then outstanding (beginning with the Class of Subordinate Certificates then outstanding highest in order of payment priority) until the respective Class
Certificate Balance of each such Class is reduced to zero and then to the Senior
Non-PO Certificates and Senior Non-PO Components of such Group, pro rata, on the basis of their respective Class Certificate Balances and Component Balances.

            (e) After the Senior Credit Support Depletion Date, on any
Distribution Date on which the Class 1-A-4 Component Loss Allocation Amount is greater than zero, the Component Balance of the Class 1-A-4 Component will be reduced by the Class 1-A-4 Component Loss Allocation Amount and, notwithstanding
Section 5.03(b), the Class Certificate Balance of the Class 1-CB-1 Certificates
and Component Balances of the Class 1-A-1 and Class 1-A-2 Components will not be reduced by the Class 1-A-4 Component Loss Allocation Amount. Notwithstanding the
foregoing, on any Distribution Date in which the sum of the Class 1-CB-1 Loss
Amount, Class 1-A-1 Component Loss Amount and Class 1-A-2 Component Loss Amount
exceeds the Component Balance of the Class 1-A-4 Component prior to any reduction for the Class 1-A-4 Component Loss Allocation Amount, such excess will be distributed pro rata, in reduction of the Class Certificate Balance of the
Class 1-CB-1 Certificates and the Component Balances of the Class 1-A-1 and
Class 1-A-2 Components. After the Senior Credit Support Depletion Date, on any
Distribution Date on which the Class 2-A-4 Component Loss Allocation Amount is greater than zero, the Component Balance of the Class 2-A-4 Component will be reduced by the Class 2-A-4 Component Loss Allocation Amount and, notwithstanding
Section 5.03(b), the Class Certificate Balance of the Class 2-NC-1 Certificates
and Component Balances of the Class 2-A-1 and Class 2-A-2 Components will not be reduced by the Class 2-A-4 Component Loss Allocation Amount. Notwithstanding the
foregoing, on any Distribution Date in which the sum of the Class 2-NC-1 Loss

Amount, Class 2-A-1 Component Loss Amount and Class 2-A-2 Component Loss Amount
exceeds the Component Balance of the Class 2-A-4 Component prior to any reduction for the Class 2-A-4 Component Loss Allocation Amount, such excess will be distributed pro rata, in reduction of the Class Certificate Balance of the
Class 2-NC-1 Certificates and the Component Balances of the Class 2-A-1 and
Class 2-A-2 Components.

            Any increase in Class Certificate Balance allocated to the Class
1-CB-1 Certificates and the Component Balances of the Class 1-A-1 and Class
1-A-2 Components pursuant to Section 5.03(b) will instead increase the Component
Balance of the Class 1-A-4 Component; and any increase in Class Certificate
Balance allocated to the Class 2-NC-1 Certificates and the Component Balances of
the Class 2-A-1 and Class 2-A-2 Components pursuant to Section 5.03(b) will instead increase the Component Balance of the Class 2-A-4 Component.

            (f) Notwithstanding any other provision of this Section 5.03, no
Class Certificate Balance of a Class or Component Balance of a Component will be increased on any Distribution Date such that the Class Certificate Balance of such Class or Component Balance of such Component exceeds its Initial Class
Certificate Balance or Initial Component Balance less all distributions of principal previously distributed in respect of such Class or Component on prior
Distribution Dates (excluding in the case of any Class of Subordinate
Certificates any principal otherwise payable to such Class of Subordinate
Certificates but used to pay any PO Deferred Amount).

            (g) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated
Lower-Tier Interest in an amount equal to the Realized Losses allocated to such
Uncertificated Lower-Tier Interest’s Corresponding Upper Tier Class, Classes or
Component.

            Section 5.04 Statements to Certificateholders. (a) Prior to the
Distribution Date in each month, based upon the information provided to the
Trustee on the Servicer’s Certificates delivered to the Trustee pursuant to
Section 4.01 and with respect to subsections (xx) and (xxi) below, after consultation with the Depositor, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) the date of such Distribution Date and the Determination Date for such Distribution Date;

            (ii) for each Class, the applicable Record Date and Interest Accrual
      Period;

            (iii) for each Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and
      Liquidation Proceeds included therein;

            (iv) for each Group, the amount allocable to interest, any Class
      Unpaid Interest Shortfall or Component Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall or
      Component Unpaid Interest Shortfall after giving effect to such distribution;

            (v) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (vi) the Class Certificate Balance and Component Balance of each
      Class of Certificates and each Component prior to and after giving effect to the distribution of principal on such Distribution Date;

            (vii) for each Loan Group, the Pool Stated Principal Balance for such Distribution Date;

            (viii) for each Loan Group, the Senior Percentage and the
      Subordinate Percentage for such Distribution Date and the Total Senior
      Percentage and Aggregate Subordinate Percentage for such Distribution
      Date;

            (ix) the amount of the Servicing Fee paid to or retained by the
      Servicer with respect to each Loan Group and such Distribution Date;

            (x) the Pass-Through Rate for each such Class of Certificates (or
      Component) with respect to such Distribution Date;

            (xi) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date, the aggregate amount of
      Periodic Advances outstanding as of the close of business on such
      Distribution Date and the amount of Periodic Advances reimbursed since the previous Distribution Date;

            (xii) for each Loan Group, the number and aggregate Stated Principal
      Balance of the Mortgage Loans, the ranges of Mortgage Interest Rates for the Mortgage Loans, separated by 0.25%, the weighted average remaining term to maturity of the Mortgage Loans and the cumulative amount of
      Principal Prepayments, each as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xiii) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or in bankruptcy) in 30-day increments until foreclosure or other disposition, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xiv) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xv) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xvi) for each Group, the Senior Prepayment Percentage and the
      Subordinate Prepayment Percentage for such Distribution Date;

            (xvii) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month and for each Group, any PO
      Deferred Amounts for such Distribution Date;

            (xviii) the Class CB-IO Notional Amount, Class NC-IO Notional
      Amount, Class A-3 Notional Amount, Class 1-A-3 Notional Amount and Class
      2-A-3 Notional Amount;

            (xix) any expenses or indemnification amounts paid by the Trust, the specific purpose of each payment and the parties to whom such payments were made;

            (xx) for each Loan Group, the amount of total Recoveries, the PO
      Recovery and the Non-PO Recovery;

            (xxi) any material modifications, extensions or waivers to Mortgage
      Loan terms, fees, penalties or payments since the previous Distribution
      Date;

            (xxii) unless such information is set forth in the Form 10-D relating to such Distribution Date and provided the Trustee is reasonably able to include such information on the statement, any material breaches of representations and warranties relating to the Mortgage Loans and any material breach of covenants hereunder;

            (xxiii) the number and aggregate principal balance of any Mortgage
      Loans repurchased by the Depositor from the Trust since the previous
      Distribution Date; and

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer’s Certificate, shall make available to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (iii) and
(iv) of Section 5.04(a), the amounts shall be expressed as a dollar amount per
Certificate with a $1,000 Denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the
Depositor, the information contained in the statement described in Section
5.04(a) for such Distribution Date.

            The Trustee will make the monthly statement to Certificateholders
(and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Trustee’s Internet website, initially located at "www.ctslink.com". The Trustee will also make available copies of the periodic reports the Trustee prepares and files with the Securities and Exchange
Commission, including distribution reports on Form 10-D, annual reports on Form
10-K, current reports on Form 8-K and amendments to these reports available through this website promptly (but no later than one Business Day) after they are filed with the Securities and Exchange Commission. Assistance in using this website can be obtained by calling the Trustee’s customer service desk at (301)
815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the
Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such
Person, a statement containing the information set forth in clauses (iii), (iv)
and (ix) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.
Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the
Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury
Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury
Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC
Provisions including, but not limited to, (i) information to be reported to the
Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual
Certificate by the Trustee), (ii) information to be provided to the Holders of
Certificates with respect to amounts which should be included as interest and original issue discount in such Holders’ gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each
REMIC’s assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code;
provided, however, that in setting forth the percentage of such assets of each
REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor’s initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC
Provisions) made from time to time.

            For all purposes of this Agreement, with respect to any Mortgage
Loan, delinquencies shall be determined and reported based on the so-called
"MBA" methodology for determining delinquencies on mortgage loans similar to the
Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days delinquent with respect to such
Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date.

            Section 5.05 Tax Returns and Reports to Certificateholders. (a) For
federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby.
Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury
Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2006, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury
Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner"
under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the
Class 1-CB-R Certificate is hereby designated as the Tax Matters Person for each of the Upper-Tier REMIC and the Lower-Tier REMIC. By its acceptance of the Class
1-CB-R Certificate, each such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier
REMIC and the Lower-Tier REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the
Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee’s services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the
Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC and the
Lower-Tier REMIC as REMICs and avoid the imposition of tax on either REMIC created hereunder. In particular:

            (a) The Trustee shall not create, or permit the creation of, any
"interests" in either REMIC created hereunder within the meaning of Code Section
860D(a)(2) other than the interests represented by the Regular Certificates, the
Components, the Residual Certificate and the Uncertificated Lower-Tier
Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to either REMIC created hereunder after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of a REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of either REMIC created hereunder any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02 or
2.04), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC and will not disqualify either REMIC created hereunder from treatment as a REMIC; and, provided, further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the
Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

            Section 5.09 Determination of LIBOR. On each Rate Determination Date for a LIBOR Component, the Trustee shall determine LIBOR for the applicable
Distribution Date on the basis of the British Bankers’ Association ("BBA")
"Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on
Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date.
As used herein, "Telerate page 3750" means the display designated as page 3750 on the Reuters Telerate Service.

            If on any Rate Determination Date for a LIBOR Component, the Trustee
is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous Rate
Determination Date for such LIBOR Component or (y) the Reserve Interest Rate.
The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month
U.S. Dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the
Trustee are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date for a LIBOR Component, the Trustee
is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable Distribution Date will be LIBOR as determined on the previous Rate Determination Date for such
LIBOR Component, or, in the case of the first Rate Determination Date, 5.32%.

            The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the rates of interest applicable to each of the LIBOR
Components in the absence of manifest error, will be final and binding. After a
Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the
LIBOR Components for the related Distribution Date to Beneficial Owners or
Holders of LIBOR Certificates who place a telephone call to the Trustee at (301)
815-6600 and make a request therefor.

                                                ARTICLE VI

                                            THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates
and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-CB-1, A-1-CB-R, A-CB-IO, A-2-NC-1, A-NC-IO, A-A-1, A-A-2, A-A-2,
A-A-4, A-30-PO, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse of all Certificates)
and shall, on original issue, be executed by the Trustee and shall be authenticated and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The
Classes of Certificates shall be available to investors in the minimum
Denominations of initial Certificate Balance or initial notional amount and the integral multiples in excess thereof as set forth in the Preliminary Statement.
The Senior Certificates (other than the Class 1-CB-R Certificate) and the Class
B-1, Class B-2, and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository’s instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such
Certificates or did not hold such offices or positions at the date of such
Certificate. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate
Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate
Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the
Book-Entry Certificates shall at all times remain registered in the name of the
Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the
Depository shall maintain book-entry records with respect to the Certificate

Owners and with respect to ownership and transfers of such Book-Entry
Certificates; (C) ownership and transfers of registration of the Book-Entry
Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E)
the Trustee shall deal with the Depository as the representative of the
Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository
Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate
Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the
      Depository Participant or brokerage firm representing such Certificate
      Owner. Each Depository Participant shall only transfer Book-Entry
      Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

            (iii) If the Depository advises the Trustee in writing that the
      Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Trustee or the Depositor is unable to locate a qualified successor, the Trustee shall notify all Certificate
      Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive
      Certificates") to such Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the
      Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the
      Depository for registration, the Trustee shall issue the Definitive
      Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The
      Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive
      Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as
      Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the
Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of
Counsel shall not be an expense of the Trustee or the Depositor and (ii) the
Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit
G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)

shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the
Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the
Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the
Trustee and the Servicer to the effect that the purchase or holding of such
ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or Similar Law and will not subject the Trustee, the
Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a
Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an
Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or
Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the
Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect
Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such
Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in the Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in the Residual
Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in the
      Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a
      Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in the Residual
      Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership
      Interest in the Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the
      Trustee has actual knowledge that the proposed transferee is not a
      Permitted Transferee, no transfer of any Ownership Interest in the
      Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in the Residual Certificate may be
      purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds the Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service
      Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in the Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of the Residual
      Certificate, then the prior Holder of the Residual Certificate that is a
      Permitted Transferee shall, upon discovery that the registration of transfer of the Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of the Residual Certificate. The
      Trustee shall be under no liability to any Person for any registration of transfer of the Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on the Residual
      Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of the Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on the Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of the Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any
      Ownership Interest in the Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal
      Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in the Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the
Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the
Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage
Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a
Certificate for registration of transfer, the Depositor, the Servicer, the
Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the
Certificate Registrar or any agent of the Servicer, the Trustee or the
Certificate Registrar shall be affected by notice to the contrary.

                                  ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the
Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the
Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the
Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that
(a) the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (b) the
Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two
Business Days prior to the effective date thereof and shall provide the
Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer
and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this
Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the
Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the
Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the
provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or, in the case of the Servicer, pursuant to Section 7.05. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the
Trustee. No such resignation by the Servicer shall become effective until the
Trustee or a successor Servicer shall have assumed the Servicer’s responsibilities and obligations in accordance with Section 8.05 hereof.

            Section 7.05 Assignment or Delegation of Duties by the Servicer. The
Servicer shall have the right to assign its rights and delegate its duties and obligations hereunder; provided, however, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer hereunder from and after the date of such agreement;
and (ii) each applicable Rating Agency’s rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency. In no case, however, shall any permitted assignment and delegation relieve the Servicer of any liability to the
Trustee or the Depositor under this Agreement, incurred by it prior to the time that the conditions contained in clauses (i) and (ii) above are met.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events
("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer
Custodial Account in the amount and manner provided herein so as to enable the
Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the
Depositor and the Trustee by the Holders of Certificates evidencing Voting
Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt,

marshalling of assets and liabilities or similar proceedings against the
Servicer, or for the winding up or liquidation of the Servicer’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case (other than the Event of Default described in clause (e) hereof), so long as an Event of Default shall not have been remedied by the Servicer, the Trustee may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all
Certificates affected thereby shall, by notice then given in writing to the
Servicer (and to the Depositor), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause
(e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof (other than the Servicer’s right to recovery of the aggregate Servicing Fees due prior to the date of termination and other expenses and amounts advanced pursuant to the terms of this Agreement, which rights the Servicer will retain under all circumstances) and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the
Advance which the Servicer failed to make. On or after the receipt by the
Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the
Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the
Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to each Rating Agency. All costs and expenses (including attorneys’
fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as
Servicer pursuant to this Section 8.01 shall be paid by the predecessor
Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the
Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any
Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any
Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee
During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each
Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this
Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the
Certificateholders, unless such Certificateholders shall have offered to the
Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; and, provided, further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an
Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon
Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor. (a) Within 90
days after the time the Servicer receives a notice of termination pursuant to
Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07.
Notwithstanding the foregoing (i) the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances, (ii) the Trustee in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii)
under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the
Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given.
Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this
Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above.
The Trustee and such successor shall take such action, consistent with this
Agreement, as shall be necessary to effectuate any such succession. All
Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor
Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate.

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i)
a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            (d) The predecessor Servicer and successor Servicer shall notify the
Depositor and Trustee of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

            Section 8.06 Notification to Certificateholders. Upon any
termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of
Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a
      Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of
      Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default
      (other than a default in payment to the Trustee) specified in clauses (a)
      and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
      (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the
      Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds
      (including, without limitation, the making of any Advance as successor
      Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee. Except as
otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s
      Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
      nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by
      Holders of Certificates of any Class evidencing, as to such Class,
      Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans.
The recitals contained herein and in the Certificates (other than the execution of, and the authentication of the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any
Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).
The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the
Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder
(other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property;
the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the
Depositor or the Servicer with any warranty or representation made under this
Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor
Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor
Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s review of the
Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same rights it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee

hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any
State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and at least
"A2" by Moody’s or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates.
The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section
9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at
any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all
Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use its best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the
Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use its best efforts to appoint a mutually acceptable successor
Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this
Agreement (other than pursuant to Section 3.19 hereunder). All costs associated with the appointment of a successor Trustee shall be paid to the Person that incurred them by the predecessor Trustee. Without limiting the predecessor
Trustee’s obligation, if the predecessor Trustee fails to pay such costs, such costs shall be reimbursed by the Trust; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of
Section 9.06, all reasonable expenses incurred in complying with this Section
9.07 shall be reimbursed by the Trust to the Person that incurred them.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            The predecessor Trustee and successor Trustee shall notify the
Depositor of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such appointment.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the
Trustee and such surviving Person shall notify the Depositor of any such merger, conversion or consolidation and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee.
Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged
Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust

Estate, or any part thereof, and, subject to the other provision of this Section
9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Initially, the
Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the
Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an
Authenticating Agent. Each Authenticating Agent must be acceptable to the
Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation or banking association into which any Authenticating
Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any
time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor
Authenticating Agent, shall give written notice of such appointment to the
Servicer and shall mail notice of such appointment to all Certificateholders.
Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent.

            Section 9.11 Trustee’s Fees and Expenses. The Trustee, as
compensation for its activities hereunder, shall be entitled to receive on each
Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (a)
incurred in connection with any claim or legal action relating to (i) this
Agreement, (ii) the Certificates, or (iii) the performance of any of the
Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee’s duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any ERISA Restricted
Certificate or Residual Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s gross negligence, bad faith or willful misconduct, the Trust shall reimburse the
Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii);
provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the
Servicer, appoint one or more Custodians to hold all or a portion of the
Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article

IX, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Notwithstanding the foregoing, to the extent the Trustee appoints one or more Custodians with respect to more than 5% of the aggregate Pool Stated
Principal Balance, the Trustee shall cause such Custodian to prepare a separate assessment and attestation report, as contemplated by Section 3.19 of this
Agreement and deliver such report to the Trustee as set forth in Section 3.22 of this Agreement.

            Section 9.13 Paying Agents. The Trustee may appoint one or more
Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the
Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the
Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this
Agreement to a distribution by the Trustee or the furnishing of a statement to
Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent.
Each Paying Agent shall provide to the Trustee such information concerning the
Certificate Account as the Trustee shall request from time to time. Each Paying
Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United
States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any
Paying Agent, shall continue to be the Paying Agent, provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the
Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the
Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the
Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of
Certificates. All rights of action and claims under this Agreement or the
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the
Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal
Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or
Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee
created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all
Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage
Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below), (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Certificates and Component Unpaid Interest Shortfall for any

Component as well as one month’s interest at the related Mortgage Interest Rate on the unpaid principal balance of each Mortgage Loan (including any Mortgage
Loan as to which REO Property has been acquired) and (iii) any Reimbursement
Amount owed to the Trust pursuant to Section 2.04 or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage
Loan remaining in the Trust Estate or the disposition of all REO Property.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the
United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all of the Mortgage Loans is conditioned upon (A) the aggregate Stated Principal Balance of the Mortgage
Loans as of such Final Distribution Date being less than 10% of the aggregate
Cut-off Date Pool Principal Balance and (B) the sum of clauses (a)(i) and (ii)
of the second preceding paragraph being less than or equal to the aggregate fair market value of the Mortgage Loans (other than any Mortgage Loan as to which REO
Property has been acquired) and the REO Properties; provided, however, that this clause (B) shall not apply to any purchase by the Depositor if, at the time of the purchase, the Depositor is no longer subject to regulation by the OCC, the
FDIC, the Federal Reserve or the OTS. Fair market value for purposes of this paragraph and the second preceding paragraph will be determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this Article X. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage
Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date
(which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust)
or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final
Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the
Trustee therein designated, (2) the amount of any such final payment and (3)
that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the office or agency of the Trustee therein specified. If the
Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the
Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph. Not less than five (5) Business Days prior to the Final Distribution Date, the Trustee shall notify the Depositor of the amount of any unpaid Reimbursement Amount owed to the Trust and the
Depositor shall deposit such amount in the Certificate Account not later than the Business Day preceding the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the Final Distribution Date and in proportion to their respective Percentage Interests, with respect to
Certificateholders of the same Class, an amount equal to (I) as to each Class of
Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the applicable PO
Deferred Amount with respect to the PO Components, and (II) as to the Class
1-CB-R Certificate, the amounts, if any, which remain on deposit (or are deemed to remain on deposit) in the Upper-Tier Certificate Sub-Account and the
Certificate Account, respectively (other than the amounts retained to meet claims) after application pursuant to clause (I) above. An amount shall be distributed in respect of interest and principal to the Uncertificated
Lower-Tier Interests in the same manner as principal and interest are distributed to the Uncertificated Lower-Tier Interests as provided in Section
5.02.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the
Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders of such Group to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their
Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the applicable
Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their
Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements. (a) If the
Depositor exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the
Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

            (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier
      REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax returns of the Upper-Tier REMIC and the
      Lower-Tier REMIC.

            (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                                ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all times that any
Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on each REMIC pursuant to the Code that would be a claim against the
Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Account
(and deemed deposits into the Upper-Tier Certificate Sub-Account), provided, that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b)
such change shall not adversely affect the then-current rating of the Senior,
Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates, as
evidenced by a letter from each Rating Agency rating such Certificates to such effect, (v) to reduce the percentage of the aggregate Cut-off Date Pool
Principal Balance at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an
Officer’s Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by
the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this
Agreement, provided that such action shall not, as evidenced by an Opinion of
Counsel, adversely affect in any material respect the interests of any
Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no
Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the
Depositor, the Servicer and the Trustee, with the consent of the Holders of
Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates;
provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel to the effect that such amendment would not subject either of the Upper-Tier REMIC or the Lower-Tier REMIC to any
tax or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC. Notwithstanding any other provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall have first received such Opinion of Counsel.

            Promptly after the execution of any such amendment or consent the
Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting
Rights, but only upon direction of the Trustee accompanied by an Opinion of
Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other

Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE
CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES
OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Banc of
America Mortgage Securities, Inc., 214 North Tryon Street, Charlotte, North
Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in
the case of the Servicer, Bank of America, National Association, 475 Crosspoint
Parkway, Getzville, New York 14068-9000, Attention: Servicing Manager, with a copy to: Bank of America, National Association, 101 South Tryon Street,
Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial
Officer, (c) in the case of the Trustee, Wells Fargo Bank, N.A., P.O. Box 98,
Columbia, Maryland 21046, Attention: BOALT, Series 2006-9, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: BOALT, Series 2006-9, with a copy to Wells Fargo
Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479,
Attention: BOALT, Series 2006-9, (d) in the case of Moody’s, Moody’s Investors
Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Residential Mortgage Monitoring Group and (e) in the case of Fitch, Fitch
Ratings, One State Street Plaza, New York, New York 10004, Attention:
Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such
Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the
intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate
Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the
Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other
Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business
Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the
Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants’ request, the Trustee shall promptly request from the
Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate
Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the
Depositor’s right, title and interest in and to the Mortgage Loans.

            Section 11.10 Insolvency. The Servicer, Depositor and Trustee shall each notify the Depositor and the Trustee of any of the events enumerated in
Item 1.03 of Form 8-K with respect to any of the Servicer, Depositor or Trustee at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 1.03 of Form 8-K not later than the effective date of any such event.

            Section 11.11 Regulation AB Compliance; Intent of Parties;
Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Securities and Exchange Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the
Servicer and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Trustee, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                               BANC OF AMERICA MORTGAGE
                                                 SECURITIES, INC.,
                                                 as Depositor

                                               By:   /s/ Judy Lowman
                                                     --------------------------------------
                                                                     Na me:  Judy Lowman
                                                     Title: Senior Vice President

                                                               BANK OF AMERICA, NATIONAL
                                                               ASSOCIATION,
                                                               as Servicer

                                                               By:   /s/ Stephen A. Cummings
                                                                    --------------------------------------
                                                                    Name:  Stephen A. Cummings
                                                                    Title: Senior Vice President

                                                               WELLS FARGO BANK, N.A.,
                                                                    as Trustee

                                                               By:   /s/ Darron C. Woodus
                                                                     --------------------------------------
                                                                     Name:  Darron C. Woodus
                                                                     Title: Assistant Vice President

STATE OF MARYLAND   )
                                                )  ss.:
CITY OF BALTIMORE       )

            On the 28th day of December, 2006, before me, a notary public in and for the State of Maryland, personally appeared Darron C. Woodus, known to me who, being by me duly sworn, did depose and say that he is an Assistant Vice
President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                                                         ---------------------------------------
                                                                                       Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA      )
                                                               )  ss.:
COUNTY OF MECKLENBURG        )

            On the 28th day of December, 2006, before me, a notary public in and for the State of North Carolina, personally appeared Judy Lowman, known to me who, being by me duly sworn, did depose and say that she is a Senior Vice
President of Banc of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.

                                                                              ---------------------------------------
                                                                                      Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA      )
                                                               )  ss.:
COUNTY OF                                       )

            On the 28th day of December, 2006, before me, a notary public in and for the State of North Carolina, personally appeared Stephen A. Cummings, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice
President of Bank of America, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                                                                ---------------------------------------
                                                                                                 Notary Public

[Notarial Seal]

My commission expires ____________.

                                EXHIBIT A-1-CB-1

                   [FORM OF FACE OF CLASS 1-CB-1 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                  Class 1-CB-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                  Class 1-CB-1

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                            December 1, 2006

First Distribution Date:           January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $161,687,623.00

Pass-Through Rate:                6.000%

CUSIP No.:                                059494 AA 2

ISIN No.:                                   US059494AA23

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                EXHIBIT A-1-CB-R

                   [FORM OF FACE OF CLASS 1-CB-R CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                  Class 1-CB-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

THIS CLASS 1-CB-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR
TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF
OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER
RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY
ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF
SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN
THE PURPORTED TRANSFEREE.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                  Class 1-CB-R

evidencing a 100% Percentage Interest in the distributions allocable to the
Certificate of the above-referenced Class with respect to a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                              December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:              $100.00

Pass-Through Rate:                6.250%

CUSIP No.:                                059494 AB 0

ISIN No.:                                    US059494AB06

        THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage
Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Any distribution of the proceeds of any remaining assets of the
Certificate Account will be made only upon presentment and surrender of this
Class 1-CB-R Certificate at the Corporate Trust Office.

        Each Person who has or who acquires this Class 1-CB-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class

1-CB-R Certificate are expressly subject to the following provisions: (i) each
Person holding or acquiring this Class 1-CB-R Certificate shall be a Permitted
Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-CB-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-CB-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a
Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v)
this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual
Certificate in connection with the conduct of a trade or business within the
United States and furnishes the transferor and the Trustee with an effective
Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-CB-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-CB-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section
860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-CB-IO

                    [FORM OF FACE OF CLASS CB-IO CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                   Class CB-IO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT
SET FORTH BELOW.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                   Class CB-IO

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                             December 1, 2006

First Distribution Date:            January 25, 2007

Initial Notional Amount
of this Certificate
("Denomination"):                    $

Initial Notional
Amount of this Class:              $16,553,726.00

Pass-Through Rate:                 6.250%

CUSIP No.:                                059494 AC 8

ISIN No.:                                    US059494AC88

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this
Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage
Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Bank of America, National Association, as
servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the
"Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        This Class CB-IO Certificate is not entitled to any distributions with respect to principal.

        This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                EXHIBIT A-2-NC-1

                   [FORM OF FACE OF CLASS 2-NC-1 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                  Class 2-NC-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                  Class 2-NC-1

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                             December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:              $30,772,877.00

Pass-Through Rate:                 6.000%

CUSIP No.:                                059494 AD 6

ISIN No.:                                    US059494AD61

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-NC-IO

                    [FORM OF FACE OF CLASS NC-IO CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                   Class NC-IO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT
SET FORTH BELOW.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                   Class NC-IO

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                             December 1, 2006

First Distribution Date:            January 25, 2007

Initial Notional Amount
of this Certificate
("Denomination"):                   $

Initial Notional
Amount of this Class:              $4,429,341.00

Pass-Through Rate:                  6.250%

CUSIP No.:                                 059494 AE 4

ISIN No.:                                     US059494AE45

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this
Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage
Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Bank of America, National Association, as
servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the
"Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        This Class NC-IO Certificate is not entitled to any distributions with respect to principal.

        This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT A-A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE
IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class A-1

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                              December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:               $33,000,000.00

CUSIP No.:                                 059494 AF 1

ISIN No.:                                     US059494AF10

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        For the purposes of determining distributions in reduction of Class
Certificate Balance, the Class A-1 Certificates will be deemed to consist of two components which are not severable: the Class 1-A-1 Component and the Class
2-A-1 Component (each, a "Component"). Interest will accrue on each Component on its Component Balance as of any Distribution Date at a per annum rate equal to
6.000%.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT A-A-2

                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE
REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
"CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class A-2

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                             December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $75,153,500.00

CUSIP No.:                                059494 AG 9

ISIN No.:                                    US059494AG92

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        For the purposes of determining distributions in reduction of Class
Certificate Balance, the Class A-2 Certificates will be deemed to consist of two components which are not severable: the Class 1-A-2 Component and the Class
2-A-2 Component (each, a "Component").

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        The Pass-Through Rate applicable to each Component with respect to each
Distribution Date shall be determined as provided in the Pooling and Servicing
Agreement.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT A-A-3

                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE
IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT
SET FORTH BELOW.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class A-3

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                              December 1, 2006

First Distribution Date:            January 25, 2007

Initial Notional Amount
of this Certificate
("Denomination"):                    $

Initial Notional
Amount of this Class:              $75,153,500.00

CUSIP No.:                                 059494 AH 7

ISIN No.:                                     US059494AH75

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this
Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage
Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Bank of America, National Association, as
servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the
"Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        For purposes of determining accrued interest, the Class A-3 Certificates will be deemed to consist of two Components which are not severable: the Class
1-A-3 Component and the Class 2-A-3 Component (each, a "Component").

        This Class A-3 Certificate is not entitled to any distributions with respect to principal.

        This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        The Pass-Through Rate applicable to each Component with respect to each
Distribution Date shall be determined as provided in the Pooling and Servicing
Agreement.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT A-A-4

                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE
IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF
REALIZED LOSSES ALLOCATED TO THE CLASS 1-CB-1 AND CLASS 2-NC-1 CERTIFICATES AND
COMPONENTS OF THE CLASS A-1, CLASS A-2 AND CLASS A-3 CERTIFICATES WILL BE BORNE
BY THE APPLICABLE COMPONENTS OF THE CLASS A-4 CERTIFICATES AS DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND

SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class A-4

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                             December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:              $16,323,000.00

CUSIP No.:                                059494 AJ 3

ISIN No.:                                    US059494AJ32

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        For the purposes of determining distributions in reduction of Class
Certificate Balance, the Class A-4 Certificates will be deemed to consist of two components which are not severable: the Class 1-A-4 Component and the Class
2-A-4 Component (each, a "Component"). Interest will accrue on each Component on its Component Balance as of any Distribution Date at a per annum rate equal to
6.250%.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-30-PO

                    [FORM OF FACE OF CLASS 30-PO CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                   Class 30-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE
IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                   Class 30-PO

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                             December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $2,194,343.00

CUSIP No.:                                059494 AK 0

ISIN No.:                                   US059494AK05

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        For the purposes of determining distributions in reduction of Class
Certificate Balance, the Class 30-PO Certificates will be deemed to consist of two components which are not severable: the Class 1-30-PO Component and the
Class 2-30-PO Component (each, a "Component").

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This Class 30-PO Certificate represents the right to receive principal only.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON

SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-1

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                              December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:              $8,580,000.00

Pass-Through Rate:                 6.250%

CUSIP No.:                                059494 AL 8

ISIN No.:                                   US059494AL87

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE

REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-2

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                             December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:              $2,860,000.00

Pass-Through Rate:                 6.250%

CUSIP No.:                                059494 AM 6

ISIN No.:                                    US059494AM60

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES,
THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE

REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-3

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                              December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:               $2,187,000.00

Pass-Through Rate:                 6.250%

CUSIP No.:                                 059494 AN 4

ISIN No.:                                    US059494AN44

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES,
THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3
CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF

THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-4

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                              December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:               $1,514,000.00

Pass-Through Rate:                  6.250%

CUSIP No.:                                 059494 AZ 7

ISIN No.:                                     US059494AZ73

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel

(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Seller, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES,
THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3
CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING

AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-5

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                             December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                    $

Initial Class Certificate
Balance of this Class:              $1,178,000.00

Pass-Through Rate:                 6.250%

CUSIP No.:                                 059494 BA 1

ISIN No.:                                    US059494BA14

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel

(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Seller, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES,
THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3
CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON
BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH
PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH
TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE
TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND
SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST
THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE
REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON
SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL
REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING

AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                Mortgage Pass-Through Certificates, Series 2006-9
                                    Class B-6

evidencing an interest in a Trust consisting primarily of two loan groups (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                             December 1, 2006

First Distribution Date:            January 25, 2007

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $1,009,912.00

Pass-Through Rate:                 6.250%

CUSIP No.:                                059494 BB 9

ISIN No.:                                    US059494BB96

        THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated December 28, 2006 (the "Pooling and
Servicing Agreement"), among the Depositor, Bank of America, National
Association, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and
Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel

(which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the
1933 Act and such laws, which Opinion of Counsel shall not be an expense of the
Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Seller, their affiliates or both. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                  BANC OF AMERICA ALTERNATIVE LOAN TRUST 2006-9
                       Mortgage Pass-Through Certificates

        This Certificate is one of a duly authorized issue of Certificates designated as Banc of America Alternative Loan Trust 2006-9 Mortgage
Pass-Through Certificates, of the Series specified on the face hereof
(collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing
Agreement or, except as expressly provided in the Pooling and Servicing
Agreement, subject to any liability under the Pooling and Servicing Agreement.

        This Certificate does not purport to summarize the Pooling and Servicing
Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and
Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution
Date.

        On each Distribution Date, the Trustee shall distribute out of the
Certificate Account to each Certificateholder of record on the related Record
Date (other than respecting the final distribution) (a) by check mailed to such
Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate, by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder’s Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by
Section 10.01 of the Pooling and Servicing Agreement.

        The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the
Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the
Pooling and Servicing Agreement. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this
Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the
Trustee and the Certificate Registrar duly executed by the Holder hereof or such
Holder’s attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Servicer, the Certificate Registrar and the Trustee
and any agent of the Depositor, the Servicer, the Certificate Registrar or the
Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

        On any Distribution Date on which the aggregate Stated Principal Balance is less than 10% of the aggregate Cut-off Date Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining
Mortgage Loans and all property acquired in respect of such Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement.
The 10% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the
Pooling and Servicing Agreement. In the event that no such optional repurchase occurs, the obligations and responsibilities created by the Pooling and
Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of
21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

        Any term used herein that is defined in the Pooling and Servicing
Agreement shall have the meaning assigned in the Pooling and Servicing
Agreement, and nothing herein shall be deemed inconsistent with that meaning.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                                                                   WELLS FARGO BANK, N.A.,
                                                                                        as Trustee

                                                                                   By
                                                                                        -------------------------------------
                                                                                           Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

        This is one of the Certificates referred to in the Pooling and Servicing
Agreement referenced herein.

                                                                                   WELLS FARGO BANK, N.A.,
                                                                                        as Trustee

                                                                                    By
                                                                                         -------------------------------------
                                                                                            Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                     ___________________________________________
                                     Signature by or on behalf of assignor

                             DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to __________________
_____________________

      This information is provided by ________, the assignee named above, or , as its agent.

                                    EXHIBIT D

                 ADDRESSES FOR REQUESTING MORTGAGE LOAN SCHEDULE

For the Depositor:

Banc of America Mortgage Securities, Inc.
214 North Tryon Street
Charlotte, North Carolina  28255
NC1-027-14-01
Attn: Secondary Marketing, BoALT 2006-9

For the Trustee:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: BOAALT 2006-9

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]

To:   Wells Fargo Bank, N.A.
         1015 10th Avenue, S.E.
         Minneapolis, Minnesota 55414-0031
         Attn: Inventory Control (BoALT 2006-9)

      Re:   The Pooling and Servicing Agreement dated December 28, 2006, among
               Banc of America Mortgage Securities, Inc., as Depositor, Bank of
               America, National Association, as Servicer, and Wells Fargo Bank,
               N.A., as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____  1.   Mortgage Paid in Full

____  2.   Foreclosure

____  3.   Substitution

____  4.   Other Liquidation

____  5.   Nonliquidation                           Reason:___________________

                                         By:
                                            ------------------------------------------------
                                                (authorized signer of Bank of
                                                 America, National Association)

                                         Issuer:
                                                          ----------------------------------
                                         Address:
                                                          ----------------------------------
                                         Date:
                                                          ----------------------------------

Custodian

Wells Fargo Bank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

-----------------------------------    ----------------
Signature                                    Date

Documents returned to Custodian:

----------------------------------- ----------------
Custodian                                Date

                                   EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                     [Date]

      [_______________] hereby certifies that it has established a [__________]
Account pursuant to Section [________] of the Pooling and Servicing Agreement,
dated December 28, 2006, among Banc of America Mortgage Securities, Inc., as
Depositor, Bank of America, National Association, as Servicer, and Wells Fargo
Bank, N.A., as Trustee.

                                                                         [_________________],

                                                                         By:
                                                                                     -----------------------------------------
                                                                          Name:
                                                                                     -----------------------------------------
                                                                          Title:
                                                                                     -----------------------------------------

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services - BoALT 2006-9

      Re:   Banc of America Alternative Loan Trust 2006-9, Mortgage Pass-Through
              Certificates, Series 2006-9, Class ___, having an initial aggregate
              Certificate Balance as of December 28, 2006 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated December 28, 2006, among Banc of America Mortgage Securities,
Inc., as Depositor, Bank of America, National Association, as Servicer, and
Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred
      Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a)
      offered, transferred, pledged, sold or otherwise disposed of any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the
      Transferred Certificates under the Securities Act of 1933, as amended (the
      "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred
      Certificates pursuant to the 1933 Act or any state securities laws.

                                                                          Very truly yours,

                                                                           --------------------------------------------
                                                                           (Transferor)

                                                                           By:
                                                                                      -----------------------------------------
                                                                           Name:
                                                                                      -----------------------------------------
                                                                           Title:
                                                                                      -----------------------------------------

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services - BoALT 2006-9

      Re:   Banc of America Alternative Loan Trust 2006-9, Mortgage Pass-Through
              Certificates, Series 2006-9, Class ___, having an initial aggregate
              Certificate Balance as of December 28, 2006 of $[_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated December 28, 2006, among Banc of America
Mortgage Securities, Inc., as Depositor, Bank of America, National Association,
as Servicer, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified
      Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
      under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
      Transferred Certificates for its own account or for the account of another
      Qualified Institutional Buyer, and understands that such Transferred
      Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
      Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the
      Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the
      Nominee Acknowledgment below.

                                                                          Very truly yours,

                                                                          --------------------------------------------
                                                                          (Transferor)

                                                                          By:
                                                                                      -----------------------------------------
                                                                           Name:
                                                                                      -----------------------------------------
                                                                           Title:
                                                                                      -----------------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                                                              --------------------------------------------
                                                                              (Nominee)

                                                                              By:
                                                                                          -----------------------------------------
                                                                              Name:
                                                                                          -----------------------------------------
                                                                              Title:
                                                                                          -----------------------------------------

                                                                                             ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [__________________] (the
"Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis
$______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year
(such amount being calculated in accordance with Rule 144A) and (ii) the
Transferee satisfies the criteria in the category marked below.

        ___    Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
                   Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
                   Revenue Code of 1986.

        ___    Bank. The Transferee (a) is a national bank or a banking
                   institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is
                   substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

        ___    Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

(1) Transferee must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Transferee is a dealer, and, in that case,
Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

        ___    Broker-dealer. The Transferee is a dealer registered pursuant to
                   Section 15 of the Securities Exchange Act of 1934, as amended.

        ___    Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
                   territory or the District of Columbia.

        ___    State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

        ___    ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
                   of 1974.

        ___    Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

        ___    Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
                   subsection (a)(1) of Rule 144A pursuant to which it qualifies.
                   Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.
For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction.
However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ____    ____     Will the Transferee be purchasing the Transferred
            Yes     No       Certificates only for the Transferee’s own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee’s purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                                                       --------------------------------------------
                                                                       Print Name of Transferee

                                                                       By:
                                                                                  -----------------------------------------
                                                                       Name:
                                                                                  -----------------------------------------
                                                                       Title:
                                                                                  -----------------------------------------

                                                         ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [_________________] (the
"Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A ("Rule 144A") under the Securities Act of 1933, as amended, because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of
Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

        ____   The Transferee owned and/or invested on a discretionary basis
                    $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in
                    accordance with Rule 144A).

        ____   The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

        ____    ____       Will the Transferee be purchasing the Transferred
          Yes      No         Certificates only for the Transferee’s own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                                                  --------------------------------------------
                                                                  Print Name of Transferee

                                                                  By:
                                                                             -----------------------------------------
                                                                  Name:
                                                                             -----------------------------------------
                                                                  Title:
                                                                             -----------------------------------------

                                                                   IF AN ADVISER:

                                                                   ---------------------------------------------------
                                                                   Print Name of Transferee

                                                                   By:
                                                                             -------------------------------------------
                                                                   Date:
                                                                            ---------------------------------------------

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services - BoALT 2006-9

      Re:   Banc of America Alternative Loan Trust 2006-9, Mortgage Pass-Through
               Certificates, Series 2006-9, Class ___, having an initial aggregate
               Certificate Principal Balance as of December 28, 2006 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated
December 28, 2006, among Banc of America Mortgage Securities, Inc., as
Depositor, Bank of America, National Association, as Servicer, and Wells Fargo
Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the
Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as
Exhibit G-1 and a certificate from such Certificateholder’s prospective transferee substantially in the form attached to the Pooling and Servicing
Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a
Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
      AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE
      WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A
      TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT
      AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING
      AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON
      BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN
      INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
      SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF
      1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW
      ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A
      "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF
      ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE
      MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A
      REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE,
      STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN
      OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT
      IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS
      CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS
      DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
      ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT’S RESERVES
      AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT
      PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR
      AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE
      SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND
      LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT
      HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60
      APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
      TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR
      HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT
      CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE
      MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT
      SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN
      ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH
      PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE
      DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION
      LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE
      PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO
      IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING
      AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION
      OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO
      RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through
(e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred
Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a)
the Depositor, (b) the Transferred Certificates and distributions thereon, (c)
nature, performance and servicing of the Mortgage Loans., (d) the Pooling and
Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred
Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the
Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgment below.

                                                                                       Very truly yours,

                                                                                       -------------------------------------------------
                                                                                       Transferee

                                                                                       By:
                                                                                                  -----------------------------------------
                                                                                       Name:
                                                                                                  -----------------------------------------
                                                                                       Title:
                                                                                                  -----------------------------------------
                                                                                       Date:
                                                                                                  ------------------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                             -------------------------------------------------
                                            (Nominee)

                                            By:
                                                       -----------------------------------------
                                            Name:
                                                       -----------------------------------------
                                            Title:
                                                       -----------------------------------------

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                        FOR ERISA RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services - BoALT 2006-9

      Re:   Banc of America Alternative Loan Trust 2006-9, Mortgage Pass-Through
               Certificates, Series 2006-9, Class ___, having an initial aggregate
               Certificate Principal Balance as of December 28, 2006 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by
[_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated
December 28, 2006, among Banc of America Mortgage Securities, Inc., as
Depositor, Bank of America, National Association, as Servicer, and Wells Fargo
Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as
Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal
Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a
"Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE
95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account’s reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE
95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

      Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                            Very truly yours,

                                                --------------------------------------------
                                                (Transferee)

                                                By:
                                                                                    -----------------------------------------
                                                Name:
                                                                                    -----------------------------------------
                                                                        Title:
                                                                                    -----------------------------------------

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                  Banc of America Alternative Loan Trust 2006-9
                       Mortgage Pass-Through Certificates,
                                  Series 2006-9

STATE OF                   )
                                      ) ss:
COUNTY OF               )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class 1-CB-R Certificate (the
"Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated December 28, 2006, (the "Agreement"), relating to the above-referenced
Series, by and among Banc of America Mortgage Securities, Inc., as depositor
(the "Depositor"), Bank of America, National Association, as servicer, and Wells
Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the
Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the
Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not
Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted
Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership"
under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another
Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the
Agreement and understands the legal consequences of the acquisition of the

Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the
Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted
Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual
Certificate.

      9. The taxpayer identification number of the Transferee’s nominee is
___________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a
"noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

      13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections
1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

      14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the
Transferee is not acting on behalf of such a plan or arrangement.

                                      * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.

                                             -----------------------------------------------
                                             Print Name of Transferee

                                             By:
                                                  --------------------------------------------
                                             Name:
                                             Title:

      Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and
acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of _______________________,
____

                                                    ----------------------------------------
                                                                NOTARY PUBLIC

                                                    My Commission expires the ____ day of
                                                    ______________, ____

                                  ATTACHMENT A

                                       to

      AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE
                OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

|_|     The consideration paid to the Transferee to acquire the Residual
        Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations
        Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section
        1274(d) of the Code and the compounding period used by the Transferee.

                                       OR

|_|     The transfer of the Residual Certificate complies with U.S. Treasury
        Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

        (i)    the Transferee is an "eligible corporation," as defined in U.S.
               Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United
               States;

        (ii)   at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the
               Transferee had gross assets for financial reporting purposes
               (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section
               1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

        (iii)  the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury
               Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii)
               and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury
               Regulations;

        (iv)   the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and
               investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

        (v)    in the event of any transfer of the Residual Certificate by the
               Transferee, the Transferee will require its transferee to
               complete a representation in the form of this Attachment A as a condition of such transferee’s purchase of the Residual
               Certificate.

                                    EXHIBIT J

                         CONTENTS OF THE SERVICING FILE

1.      Copies of Mortgage Loans Documents.

2.      Residential loan application.

3.      Mortgage Loan closing statement.

4.      Verification of employment and income, if required.

5.      Verification of acceptable evidence of source and amount of downpayment.

6.      Credit report on Mortgagor, in a form acceptable to either Fannie Mae or
        Freddie Mac.

7.      Residential appraisal report.

8.      Photograph of the Mortgaged Property.

9.      Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10.     Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.     Copies of all required disclosure statements.

12.     If applicable, termite report, structural engineer’s report, water potability and septic certification.

13.     Sales Contract, if applicable.

14.     The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15.     Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K

                       FORM OF SPECIAL SERVICING AGREEMENT

      This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, National Association
(the "Servicer") and ___________________ (the "Loss Mitigation Advisor").

                              PRELIMINARY STATEMENT

      _________________ (the "Purchaser") is the holder of the entire interest in Banc of America Alternative Loan Trust 2006-9; Mortgage Pass-Through
Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class
B Certificates were issued pursuant to a Pooling and Servicing Agreement dated
___________________among Banc of America Mortgage Securities, Inc., as depositor
(the "Depositor"), the Servicer, and Wells Fargo Bank, N.A., as Trustee.

      The Purchaser has requested the Servicer to engage the Loss Mitigation
Advisor, at the Purchaser’s expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

               In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The
Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee’s sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

      Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage
Loan.

      Loss Mitigation Advisor: ______________.

      Purchaser: _______________________, or the holder of record of the Class B
Certificates.

      Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

      Section 1.02. Definitions Incorporated by Reference.

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01. Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and
Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation
Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each
      Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such
      Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor’s choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the
      Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage
      Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any
      Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the
      Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor’s questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer
      (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the
      Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the
      Servicer’s recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the
      Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

      (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage
Loan identified in a report under subsection 2.01 (a)(i), (a)(ii), (a)(iii) or
(a)(iv) which has been given to the Loss Mitigation Advisor; provided that the
Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

      (c) In addition to the foregoing, the Servicer shall provide to the Loss
Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

      (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

      Section 2.02. Loss Mitigation Advisor’s Recommendations With Respect to
Defaulted Loans.

      (a) All parties to this Agreement acknowledge that the Loss Mitigation
Advisor’s advice is made in the form of recommendations, and that the Loss
Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor’s recommendation, accept or reject it, in the Servicer’s sole discretion, subject to the standards of the
Servicer to protect the interest of the Certificateholders set forth in the
Pooling and Servicing Agreement.

      (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation
Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

      (c) Within two (2) business days of receipt of a notice of a proposed
Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss
Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor’s recommendation may take the form of concurring with the proposed Short Payoff, recommending against such
Short Payoff, with a justification provided, or proposing a counteroffer.

      (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor’s recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

      Section 2.03. Termination.

      (a) With respect to all Mortgage Loans included in a trust fund, the
Servicer’s obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B
Certificates have been reduced to zero.

      (b) The Loss Mitigation Advisor’s responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor
shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

      (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

      Section 3.01. Amendment.

      This Agreement may be amended from time to time by the Servicer and the
Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss
Mitigation Advisor.

      Section 3.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 3.03. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 3.04. Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

      (a) in the case of the Servicer,

            Bank of America, National Association
            101 South Tryon Street
            Charlotte, North Carolina 28255
            Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

      (b) in the case of the Loss Mitigation Advisor,

             -----------------------

      (c) in the case of the Purchaser:

             -----------------------

      Section 3.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this
Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 3.06. Successors and Assigns.
      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

      Section 3.07. Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 3.08. Confidentiality.

      The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation
Advisor except to the extent required by law, regulation or court order.

      The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer.
The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this
Agreement and at any time thereafter, without the prior written consent of the
Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this
Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

      Section 3.09. Independent Contractor.

      In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation
Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State
Unemployment or Insurance Laws or Workmen’s Compensation Laws, or otherwise. The
Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss
Mitigation Advisor in the performance of this Agreement. The Loss Mitigation
Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

      IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Bank of America, National Association

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       Loss Mitigation Advisor

                                       ____________________

                                       By:_________________________________
                                       Name:
                                       Title:

                    PURCHASER’S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor’s recommendation, as described in Section 2.02(a) hereof and confirming to the
Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between
Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii)
Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing
Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.

                                       Purchaser

                                       By:________________________________

                                       Name:______________________________

                                       Title:_______________________________

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                     Florida

                                    Maryland

                                    EXHIBIT M

                  FORM OF INITIAL CERTIFICATION OF THE TRUSTEE

                                December 28, 2006

Banc of America Mortgage Securities, Inc.
Secondary Marketing
214 North Tryon Street
Charlotte, North Carolina  28255
NC1-027-14-01
Attn: Jerald Jubulis

Bank of America, National Association
Secondary Marketing
214 North Tryon Street
Charlotte, North Carolina  28255
NC1-027-14-01
Attn: Jerald Jubulis

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: BOAALT 2006-9

      Re:   Banc of America Mortgage Securities, Inc. Banc of America
               Alternative Loan Trust 2006-9 Mortgage Pass-Through Certificates,
               Series 2006-9, issued pursuant to a Pooling and Servicing Agreement, dated December 28, 2006, among Banc of America Mortgage Securities,
               Inc., as Depositor, Bank of America, National Association, as
               Servicer, and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the
undersigned, as Trustee, hereby certifies that, except as specified in any list of exceptions attached hereto, either (i) it has received the original Mortgage
Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule or (ii) if such original Mortgage Note has been lost, a copy of such original
Mortgage Note, together with a lost note affidavit.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and
Servicing Agreement in connection with this Initial Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage
Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                                        WELLS FARGO BANK, N.A.,
                                                            as Trustee

                                                        By:
                                                                   ---------------------------------
                                                        Name:
                                                                   ---------------------------------
                                                        Title:
                                                                   ---------------------------------

                                    EXHIBIT N

                   FORM OF FINAL CERTIFICATION OF THE TRUSTEE

                              [__________ __, ____]

Banc of America Mortgage Securities, Inc.
Secondary Marketing
214 North Tryon Street
Charlotte, North Carolina  28255
NC1-027-14-01
Attn: Jerald Jubulis

Bank of America, National Association
Secondary Marketing
214 North Tryon Street
Charlotte, North Carolina  28255
NC1-027-14-01
Attn: Jerald Jubulis

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: BOAALT 2006-9

      Re:   Banc of America Mortgage Securities, Inc. Banc of America
               Alternative Loan Trust 2006-9 Mortgage Pass-Through Certificates,
               Series 2006-9, issued pursuant to a Pooling and Servicing Agreement, dated December 28, 2006, among Banc of America Mortgage Securities,
               Inc., as Depositor, Bank of America, National Association, as
               Servicer, and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the
undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and
Servicing Agreement.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and
Servicing Agreement in connection with this Final Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage
Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                                        WELLS FARGO BANK, N.A.,
                                                          as Trustee

                                                        By:
                                                                   ---------------------------------
                                                        Name:
                                                                   ---------------------------------
                                                        Title:
                                                                   ---------------------------------

                                    EXHIBIT O

                      Form of Sarbanes-Oxley Certification

                  Banc of America Alternative Loan Trust 2006-9
                       Mortgage Pass-Through Certificates,
                                  Series 2006-9

      I, [________], a [_____________] of Bank of America, National Association
(the "Servicer"), certify that:

1.    I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on
      Form 10-K of the Banc of America Alternative Loan Trust 2006-9 (the
      "Exchange Act Periodic Reports");

2.    Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.    Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.    I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under
      Item 1123 of Regulation AB, and except as disclosed in the Exchange Act
      Periodic Reports, the Servicer has fulfilled its obligations under the pooling and servicing agreement, dated December 28, 2006, among Banc of
      America Mortgage Securities, Inc., as depositor, Wells Fargo Bank, N.A., as trustee, and the Servicer; and

5.    All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item
      1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Wells Fargo
Bank, N.A.

[_________], 20

                                                        By:
                                                            ------------------------------------
                                                        Name:
                                                                    ------------------------------------
                                                        Title:
                                                                    ------------------------------------

                                    EXHIBIT P

       Form of Certification to be Provided by the Trustee to the Servicer

                  Banc of America Alternative Loan Trust 2006-9
                       Mortgage Pass-Through Certificates,
                                  Series 2006-9

      Re:   Banc of America Alternative Loan Trust 2006-9 (the "Trust"),
               Mortgage Pass-Through Certificates, Series 2006-9, issued pursuant to a Pooling and Servicing Agreement dated December 28, 2006 (the
               "Pooling Agreement"), among Banc of America Mortgage Securities,
               Inc., as Depositor, Bank of America, National Association, as
               Servicer, and Wells Fargo Bank, N.A., as Trustee

            The Trustee hereby certifies to the Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10 K for the fiscal year
[___] (the "Annual Report"), and all reports on Form 10 D required to be filed in respect of period covered by the Annual Report (collectively with the Annual
Report, the "Reports"), of the Trust;

      2. To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the
Annual Report;

      3. To my knowledge, the distribution information required to be provided by the Trustee under the Pooling Agreement for inclusion in the Reports is included in the Reports;

      4. I am responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Trustee required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the
Pooling Agreement in all material respects; and

      5. The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the
Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act
Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report.
Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

                                                        WELLS FARGO BANK, N.A.,
                                                          as Trustee

                                                        By:
                                                                   ---------------------------------
                                                        Name:
                                                                   ---------------------------------
                                                        Title:
                                                                   ---------------------------------

                                    EXHIBIT Q

         Servicing Criteria to be Addressed in Assessment of Compliance

                                                  SERVICING CRITERIA                                           APPLICABLE SERVICING
                                                                                                                                                      CRITERIA
---------------------------------------------------------------------------------------------------------------------------------------
     Reference                                     Criteria                                                                           Servicer    Trustee
---------------------------------------------------------------------------------------------------------------------------------------

                                                General Servicing Considerations

1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance         X           X
                             or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)       If any material servicing activities are outsourced to third                         X           X
                             parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in                               X
                             effect on the party participating in the servicing
                             function throughout the reporting period in the amount of
                             coverage required by and otherwise in accordance with the
                             terms of the transaction agreements.

                                            Cash Collection and Administration

1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate             X           X
                             custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to        X           X
                             an investor are made only by authorized personnel.

1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash                 X
                             flows or distributions, and any interest or other fees
                             charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)      The related accounts for the transaction, such as cash reserve              X           X
                             accounts or accounts established as a form of
                             overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)       Each custodial account is maintained at a federally insured                    X           X
                             depository institution as set forth in the transaction agreements.
                             For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                             13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent unauthorized            X           X
                             access.

1122(d)(2)(vii)     Reconciliations are prepared on a monthly basis for all                              X           X
                             asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                             These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                                 Investor Remittances and Reporting

1122(d)(3)(i)        Reports to investors, including those to be filed with the                            X
                             Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                             investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the
                             Servicer.

1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in accordance                     X
                             with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are posted within two business                      X
                             days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)      Amounts remitted to investors per the investor reports agree with                     X
                             cancelled checks, or other form of payment, or custodial bank statements.

                                              Pool Asset Administration

1122(d)(4)(i)        Collateral or security on mortgage loans is maintained as required                        X           X
                             by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)       Mortgage loan and related documents are safeguarded as required by                 X           X
                             the transaction agreements

1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are                               X
                             made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)      Payments on mortgage loans, including any payoffs, made in                                 X
                             accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)       The Servicer’s records regarding the mortgage loans agree                                      X
                              with the Servicer’s records with respect to an obligor’s
                              unpaid principal balance.

1122(d)(4)(vi)      Changes with respect to the terms or status of an obligor’s                                     X
                             mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)     Loss mitigation or recovery actions (e.g., forbearance                                               X
                              plans, modifications and deeds in lieu of foreclosure,
                              foreclosures and repossessions, as applicable) are
                              initiated, conducted and concluded in accordance with the
                              timeframes or other requirements established by the
                              transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts are maintained during the                          X
                              period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates of return for                                                      X
                              mortgage loans with variable rates are computed based on
                              the related mortgage loan documents.

1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow                             X
                              accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                              interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                              and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or                                                 X
                              insurance payments) are made on or before the related
                              penalty or expiration dates, as indicated on the
                              appropriate bills or notices for such payments, provided
                              that such support has been received by the servicer at
                              least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in connection with any payment                                   X
                              to be made on behalf of an obligor are paid from the
                              Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted                                         X
                              within two business days to the obligor’s records
                              maintained by the Servicer, or such other number of days
                              specified in the transaction agreements.

1122(d)(4)(xiv)     Delinquencies, charge-offs and uncollectible accounts are                                    X           X
                              recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)      Any external enhancement or other support, identified in Item                               X           X
                              1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                              EXHIBIT R-1

                    ADDITIONAL FORM 10-D INFORMATION

           Item on Form 10-D                                      Party Responsible
---------------------------------------------------------------------------------------------------------
   Item 1: Distribution and Pool                                 Depositor
       Performance Information                                   Servicer
                                                                                     Trustee

  Any information required by Item
    1121 of Regulation AB which is
   not included on the Distribution
            Date Statement

     Item 2: Legal Proceedings                 (i) All parties to the Agreement (as
                                                                   to themselves), (ii) the Trustee and
   per Item 1117 of Regulation AB        Servicer as to the Trust and (iii) the
                                                                   Depositor as to the Sponsor or any
                                                                  Regulation AB Item 1100(d)(1) party

 Item 3: Sale of Securities and Use                     Depositor
             of Proceeds

    Item 4: Defaults Upon Senior                          Trustee
              Securities

 Item 5: Submission of Matters to a                    Trustee
       Vote of Security Holders

  Item 6: Significant Obligors of                          N/A
             Pool Assets

  Item 7: Significant Enhancement                       Depositor
         Provider Information                                    Trustee

     Item 8: Other Information               Any party to the Agreement responsible
                                                                       for disclosure items on Form 8-K

          Item 9: Exhibits                                            Depositor
                                                                                  Trustee

                                   EXHIBIT R-2

                        ADDITIONAL FORM 10-K INFORMATION

          Item on Form 10-K                              Party Responsible
------------------------------------------------------------------------------------------------------
   Item 9B: Other Information           Any party to the Agreement responsible
                                                                      for disclosure items on Form 8-K

  Item 15: Exhibits, Financial                                       Trustee
        Statement Schedules                                        Depositor

        Additional Item:                           (i) All parties to the Agreement (as to
                                                                     themselves), (ii) the Trustee and
   Disclosure per Item 1117 of                   Servicer as to the Trust, (iii) the
           Regulation AB                          Depositor as to the Sponsor or any
                                                                 Regulation AB Item 1100(d)(1) party

        Additional Item:                               (i) All parties to the Agreement as to
   Disclosure per Item 1119 of             themselves and (ii) the Depositor as to
           Regulation AB                                                     the Sponsor

        Additional Item:                                                           N/A
 Disclosure per Item 1112(b) of
           Regulation AB

        Additional Item:                                                   Depositor
Disclosure per Items 1114(b) and                              Trustee
     1115(b) of Regulation AB

                                   EXHIBIT R-3

                              FORM 8-K INFORMATION

          Item on Form 8-K                                        Party Responsible
---------------------------------------------------------------------------------------------------------
Item 1.01- Entry into a Material          The party to this Agreement entering into
       Definitive Agreement                          such material definitive agreement

   Item 1.02- Termination of a                 The party to this Agreement requesting
   Material Definitive Agreement              termination of a material definitive
                                                                                         agreement

    Item 1.03- Bankruptcy or                                         Depositor
           Receivership

  Item 2.04- Triggering Events                                    Servicer
    that Accelerate or Increase a
Direct Financial Obligation or                                    Trustee
    an Obligation under an
   Off-Balance Sheet Arrangement

Item 3.03- Material Modification                                Trustee
   to Rights of Security Holders

    Item 5.03- Amendments of                                      Depositor
   Articles of Incorporation or                                     Servicer
   Bylaws; Change of Fiscal Year                               Trustee

Item 6.01- ABS Informational and                             Depositor
      Computational Material

Item 6.02- Change of Servicer or                                Servicer
            Trustee                                                              Trustee

   Item 6.03- Change in Credit                                     Depositor
  Enhancement or External Support                           Trustee

  Item 6.04- Failure to Make a                                     Trustee
       Required Distribution

    Item 6.05- Securities Act                                         Depositor
        Updating Disclosure

    Item 7.01- Regulation FD                                        Depositor
            Disclosure

            Item 8.01                                                             Depositor

            Item 9.01                                                             Depositor

THIS FILING IS CONTINUED